EXHIBIT 4


                         MORGAN STANLEY CAPITAL I INC.,
                                  as Depositor,


                     WELLS FARGO BANK, NATIONAL ASSOCIATION,
                           as General Master Servicer,


                          MIDLAND LOAN SERVICES, INC.,
                          as General Special Servicer,


                                    NCB, FSB,
                             as NCB Master Servicer,

                       NATIONAL CONSUMER COOPERATIVE BANK,
                           as Co-op Special Servicer,

                       LASALLE BANK NATIONAL ASSOCIATION,
               as Trustee, Paying Agent and Certificate Registrar

                                       and

                              ABN AMRO BANK, N.V.,
                                as Fiscal Agent.

                         POOLING AND SERVICING AGREEMENT

                          Dated as of February 1, 2005


                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2005-IQ9

                                TABLE OF CONTENTS

                                    ARTICLE I

                                   DEFINITIONS

Section 1.1   Definitions..................................................
Section 1.2   Calculations Respecting Mortgage Loans.......................
Section 1.3   Calculations Respecting Accrued Interest.....................
Section 1.4   Interpretation...............................................
Section 1.5   ARD Loan.....................................................

                                   ARTICLE II

                              DECLARATION OF TRUST;
                            ISSUANCES OF CERTIFICATES

Section 2.1   Conveyance of Mortgage Loans.................................
Section 2.2   Acceptance by Trustee........................................
Section 2.3   Repurchase of Mortgage Loans for Material Document
               Defects and Material Breaches of Representations and
               Warranties..................................................
Section 2.4   Representations and Warranties...............................
Section 2.5   Conveyance of Interests......................................

                                   ARTICLE III

                                THE CERTIFICATES

Section 3.1   The Certificates.............................................
Section 3.2   Registration.................................................
Section 3.3   Transfer and Exchange of Certificates........................
Section 3.4   Mutilated, Destroyed, Lost or Stolen Certificates............
Section 3.5   Persons Deemed Owners........................................
Section 3.6   Access to List of Certificateholders' Names and Addresses....
Section 3.7   Book-Entry Certificates......................................
Section 3.8   Notices to Clearing Agency...................................
Section 3.9   Definitive Certificates......................................

                                   ARTICLE IV

                                    ADVANCES

Section 4.1   P&I Advances by the Master Servicers.........................
Section 4.2   Servicing Advances...........................................
Section 4.3   Advances by the Trustee and the Fiscal Agent.................
Section 4.4   Evidence of Nonrecoverability................................
Section 4.5   Interest on Advances; Calculation of Outstanding Advances
               with Respect to a Mortgage Loan.............................
Section 4.6   Reimbursement of Advances and Advance Interest...............
Section 4.7   Fiscal Agent Termination Event...............................
Section 4.8   Procedure Upon Termination Event.............................
Section 4.9   Merger or Consolidation of Fiscal Agent......................
Section 4.10  Limitation on Liability of the Fiscal Agent and Others.......
Section 4.11  Indemnification of Fiscal Agent..............................

                                    ARTICLE V

                           ADMINISTRATION OF THE TRUST

Section 5.1   Collections..................................................
Section 5.2   Application of Funds in the Certificate Accounts and
               Interest Reserve Accounts...................................
Section 5.3   Distribution Account, Excess Interest Sub-account and
               Reserve Account.............................................
Section 5.4   Paying Agent Reports.........................................
Section 5.5   Paying Agent Tax Reports.....................................

                                   ARTICLE VI

                                  DISTRIBUTIONS

Section 6.1   Distributions Generally......................................
Section 6.2   REMIC I......................................................
Section 6.3   REMIC II.....................................................
Section 6.4   Reserved.....................................................
Section 6.5   REMIC III....................................................
Section 6.6   Allocation of Realized Losses, Expense Losses and
               Shortfalls Due to Nonrecoverability.........................
Section 6.7   Net Aggregate Prepayment Interest Shortfalls.................
Section 6.8   Adjustment of Servicing Fees.................................
Section 6.9   Appraisal Reductions.........................................
Section 6.10  Compliance with Withholding Requirements.....................
Section 6.11  Prepayment Premiums and Yield Maintenance Charges............

                                   ARTICLE VII

            CERTAIN MATTERS CONCERNING THE TRUSTEE, THE FISCAL AGENT
                              AND THE PAYING AGENT

Section 7.1   Duties of the Trustee, the Fiscal Agent and the Paying
               Agent.......................................................
Section 7.2   Certain Matters Affecting the Trustee, the Fiscal Agent
               and the Paying Agent........................................
Section 7.3   The Trustee, the Fiscal Agent and the Paying Agent Not
               Liable for Certificates or Interests or Mortgage Loans......
Section 7.4   The Trustee, the Fiscal Agent and the Paying Agent May
               Own Certificates............................................
Section 7.5   Eligibility Requirements for the Trustee, the Fiscal
               Agent and the Paying Agent..................................
Section 7.6   Resignation and Removal of the Trustee, the Fiscal Agent
               or the Paying Agent.........................................
Section 7.7   Successor Trustee, Fiscal Agent or Paying Agent..............
Section 7.8   Merger or Consolidation of Trustee, Fiscal Agent or
               Paying Agent................................................
Section 7.9   Appointment of Co-Trustee, Separate Trustee, Agents or
               Custodian...................................................
Section 7.10  Authenticating Agents........................................
Section 7.11  Indemnification of Trustee, Fiscal Agent and the Paying
               Agent.......................................................
Section 7.12  Fees and Expenses of Trustee, the Fiscal Agent and the
               Paying Agent................................................
Section 7.13  Collection of Moneys.........................................
Section 7.14  Trustee to Act; Appointment of Successor.....................
Section 7.15  Notification to Holders......................................
Section 7.16  Representations and Warranties of the Trustee, the Fiscal
               Agent and the Paying Agent..................................
Section 7.17  Fidelity Bond and Errors and Omissions Insurance Policy
               Maintained by the Trustee, the Fiscal Agent and the
               Paying Agent................................................

                                  ARTICLE VIII

                 ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

Section 8.1   Servicing Standard; Servicing Duties.........................
Section 8.2   Fidelity Bond and Errors and Omissions Insurance Policy
               Maintained by the Master Servicers..........................
Section 8.3   Master Servicers' General Power and Duties...................
Section 8.4   Primary Servicing and Sub-Servicing..........................
Section 8.5   Servicers May Own Certificates...............................
Section 8.6   Maintenance of Hazard Insurance, Other Insurance and Taxes...
Section 8.7   Enforcement of Due-On-Sale Clauses; Assumption
               Agreements; Due-On-Encumbrance Clause.......................
Section 8.8   Trustee to Cooperate; Release of Trustee Mortgage Files......
Section 8.9   Documents, Records and Funds in Possession of the Master
               Servicers to Be Held for the Trustee for the Benefit of
               the Certificateholders......................................
Section 8.10  Servicing Compensation.......................................
Section 8.11  Master Servicer Reports; Account Statements..................
Section 8.12  Annual Statement as to Compliance............................
Section 8.13  Annual Independent Public Accountants' Servicing Report......
Section 8.14  Operating Statement Analysis Reports Regarding the
               Mortgaged Properties........................................
Section 8.15  Other Available Information and Certain Rights of the
               Master Servicer.............................................
Section 8.16  Rule 144A Information........................................
Section 8.17  Inspections..................................................
Section 8.18  Modifications, Waivers, Amendments, Extensions and
               Consents....................................................
Section 8.19  Specially Serviced Mortgage Loans............................
Section 8.20  Representations, Warranties and Covenants of the Master
               Servicers...................................................
Section 8.21  Merger or Consolidation......................................
Section 8.22  Resignation of the Master Servicer...........................
Section 8.23  Assignment or Delegation of Duties by the Master Servicer....
Section 8.24  Limitation on Liability of the Master Servicers and Others...
Section 8.25  Indemnification; Third-Party Claims..........................
Section 8.26  1934 Act Reporting...........................................
Section 8.27  Compliance with REMIC Provisions.............................
Section 8.28  Termination..................................................
Section 8.29  Procedure Upon Termination...................................

                                   ARTICLE IX

    ADMINISTRATION AND SERVICING OF SPECIALLY SERVICED MORTGAGE LOANS BY THE
                                SPECIAL SERVICERS

Section 9.1   Duties of the Special Servicers..............................
Section 9.2   Fidelity Bond and Errors and Omissions Insurance Policy
               of the Special Servicers....................................
Section 9.3   Sub-Servicers................................................
Section 9.4   Special Servicers' General Powers and Duties.................
Section 9.5   "Due-On-Sale" Clauses; Assignment and Assumption
               Agreements; Modifications of Specially Serviced Mortgage
               Loans; Due-On-Encumbrance Clauses...........................
Section 9.6   Release of Mortgage Files....................................
Section 9.7   Documents, Records and Funds in Possession of the Special
               Servicers to Be Held for the Trustee........................
Section 9.8   Representations, Warranties and Covenants of the Special
               Servicers...................................................
Section 9.9   Standard Hazard, Flood and Comprehensive General
               Liability Insurance Policies................................
Section 9.10  Presentment of Claims and Collection of Proceeds.............
Section 9.11  Compensation to the Special Servicer.........................
Section 9.12  Realization Upon Defaulted Mortgage Loans....................
Section 9.13  Foreclosure..................................................
Section 9.14  Operation of REO Property....................................
Section 9.15  Sale of REO Property.........................................
Section 9.16  Realization on Collateral Security...........................
Section 9.17  Reserved.....................................................
Section 9.18  Annual Officer's Certificate as to Compliance................
Section 9.19  Annual Independent Accountants' Servicing Report.............
Section 9.20  Merger or Consolidation......................................
Section 9.21  Resignation of the Special Servicer..........................
Section 9.22  Assignment or Delegation of Duties by the Special
               Servicers...................................................
Section 9.23  Limitation on Liability of the Special Servicers and
               Others......................................................
Section 9.24  Indemnification; Third-Party Claims..........................
Section 9.25  Reserved.....................................................
Section 9.26  Special Servicers May Own Certificates.......................
Section 9.27  Tax Reporting................................................
Section 9.28  Application of Funds Received................................
Section 9.29  Compliance with REMIC Provisions.............................
Section 9.30  Termination..................................................
Section 9.31  Procedure Upon Termination...................................
Section 9.32  Certain Special Servicer Reports.............................
Section 9.33  Special Servicers to Cooperate with the Master Servicers and Paying Agent............................................
Section 9.34  Reserved.....................................................
Section 9.35  Reserved.....................................................
Section 9.36  Sale of Defaulted Mortgage Loans.............................
Section 9.37  Operating Adviser; Elections.................................
Section 9.38  Limitation on Liability of Operating Adviser.................
Section 9.39  Rights of Operating Adviser..................................

                                    ARTICLE X

                      PURCHASE AND TERMINATION OF THE TRUST

Section 10.1  Termination of Trust Upon Repurchase or Liquidation of
               All Mortgage Loans..........................................
Section 10.2  Procedure Upon Termination of Trust..........................
Section 10.3  Additional Trust Termination Requirements....................

                                   ARTICLE XI

                          RIGHTS OF CERTIFICATEHOLDERS

Section 11.1  Limitation on Rights of Holders..............................
Section 11.2  Access to List of Holders....................................
Section 11.3  Acts of Holders of Certificates..............................

                                   ARTICLE XII

                     REMIC AND GRANTOR TRUST ADMINISTRATION

Section 12.1  REMIC Administration.........................................
Section 12.2  Prohibited Transactions and Activities.......................
Section 12.3  Modifications of Mortgage Loans..............................
Section 12.4  Liability with Respect to Certain Taxes and Loss of REMIC
               Status......................................................
Section 12.5  Grantor Trust Administration.................................

                                  ARTICLE XIII

                            MISCELLANEOUS PROVISIONS

Section 13.1  Binding Nature of Agreement..................................
Section 13.2  Entire Agreement.............................................
Section 13.3  Amendment....................................................
Section 13.4  GOVERNING LAW................................................
Section 13.5  Notices......................................................
Section 13.6  Severability of Provisions...................................
Section 13.7  Indulgences; No Waivers......................................
Section 13.8  Headings Not to Affect Interpretation........................
Section 13.9  Benefits of Agreement........................................
Section 13.10 Special Notices to the Rating Agencies.......................
Section 13.11 Counterparts.................................................
Section 13.12 Intention of Parties.........................................
Section 13.13 Recordation of Agreement.....................................
Section 13.14 Rating Agency Monitoring Fees................................

                             EXHIBITS AND SCHEDULES
                             ----------------------

EXHIBIT A-1       Form of Class A-1 Certificate
EXHIBIT A-2       Form of Class A-2 Certificate
EXHIBIT A-3       Form of Class A-3 Certificate
EXHIBIT A-4       Form of Class A-4 Certificate
EXHIBIT A-5       Form of Class A-AB Certificate
EXHIBIT A-6       Form of Class A-5 Certificate
EXHIBIT A-7       Form of Class A-1A Certificate
EXHIBIT A-8       Form of Class A-J Certificate
EXHIBIT A-9       Form of Class B Certificate
EXHIBIT A-10      Form of Class C Certificate
EXHIBIT A-11      Form of Class D Certificate
EXHIBIT A-12      Form of Class E Certificate
EXHIBIT A-13      Form of Class F Certificate
EXHIBIT A-14      Form of Class G Certificate
EXHIBIT A-15      Form of Class H Certificate
EXHIBIT A-16      Form of Class J Certificate
EXHIBIT A-17      Form of Class K Certificate
EXHIBIT A-18      Form of Class L Certificate
EXHIBIT A-19      Form of Class M Certificate
EXHIBIT A-20      Form of Class N Certificate
EXHIBIT A-21      Form of Class O Certificate
EXHIBIT A-22      Form of Class P Certificate
EXHIBIT A-23      Form of Class EI Certificate
EXHIBIT A-24      Form of Class R-I Certificate
EXHIBIT A-25      Form of Class R-II Certificate
EXHIBIT A-26      Form of Class R-III Certificate
EXHIBIT A-27      Form of Class X-1 Certificate
EXHIBIT A-28      Form of Class X-2 Certificate
EXHIBIT A-29      Form of Class X-Y Certificate
EXHIBIT B-1       Form of Initial Certification of Trustee (Section 2.2)
EXHIBIT B-2       Form of Final Certification of Trustee (Section 2.2)
EXHIBIT C         Form of Request for Release
EXHIBIT D-1       Form of Transferor Certificate for Transfers to Definitive
                  Privately Offered Certificates (Section 3.3(c))
EXHIBIT D-2A      Form I of Transferee Certificate for Transfers of
                  Definitive Privately Offered Certificates (Section 3.3(c))
EXHIBIT D-2B      Form II of Transferee Certificate for Transfers of
                  Definitive Privately Offered Certificates (Section 3.3(c))
EXHIBIT D-3A      Form I of Transferee Certificate for Transfers of Interests
                  in Book-Entry Privately Offered Certificates
                  (Section 3.3(c))
EXHIBIT D-3B      Form II of Transferee Certificate for Transfers of
                  Interests in Book-Entry Privately Offered Certificates
                  (Section 3.3(c))
EXHIBIT E-1       Form of Transfer Affidavit and Agreement for Transfers of
                  REMIC Residual Certificates (Section 3.3(e))
EXHIBIT E-2       Form of Transferor Certificate for Transfers of REMIC
                  Residual Certificates (Section 3.3(e))
EXHIBIT F         Form of Transferor Certificate for Transfers of Regulation
                  S Certificates
EXHIBIT G         Reserved
EXHIBIT H         Form of Exchange Certification
EXHIBIT I         Form of EUROCLEAR or Clearstream Certificate
                  (Section 3.7(d))
EXHIBIT J         List of Loans to Which Excess Servicing Fees Are Paid
EXHIBIT K-1       Form of Mortgage Loan Purchase Agreement I (MSMC)
EXHIBIT K-2       Form of Mortgage Loan Purchase Agreement II (IXIS)
EXHIBIT K-3       Form of Mortgage Loan Purchase Agreement III (Principal)
EXHIBIT K-4       Form of Mortgage Loan Purchase Agreement IV (MM)
EXHIBIT K-5       Form of Mortgage Loan Purchase Agreement V (NCB, FSB)
EXHIBIT K-6       Form of Mortgage Loan Purchase Agreement VI (WAMU)
EXHIBIT K-7       Form of Mortgage Loan Purchase Agreement VII (UCMFI)
EXHIBIT K-8       Form of Mortgage Loan Purchase Agreement VIII (TIAA)
EXHIBIT L         Reserved
EXHIBIT M         Form of Monthly Certificateholders Report (Section 5.4(a))
EXHIBIT N         Reserved
EXHIBIT O         Reserved
EXHIBIT P         Reserved
EXHIBIT Q         Reserved
EXHIBIT R         Reserved
EXHIBIT S-1A      Form of Power of Attorney to General Master Servicer
                  (Section 8.3(c))
EXHIBIT S-1B      Form of Power of Attorney to NCB Master Servicer (Section
                  8.3(c))
EXHIBIT S-2A      Form of Power of Attorney to General Special Servicer
                  (Section 9.4(a))
EXHIBIT S-2B      Form of Power of Attorney to Co-op Special Servicer
                  (Section 9.4(a))
EXHIBIT T         Reserved
EXHIBIT U         Form of Assignment and Assumption Submission to Special
                  Servicer (Section 8.7(a))
EXHIBIT V         Form of Additional Lien, Monetary Encumbrance and Mezzanine
                  Financing Submission Package to the Special Servicer
                  (Section 8.7(h))
EXHIBIT W         Reserved
EXHIBIT X         Reserved
EXHIBIT Y         Investor Certification (Section 5.4(a))
EXHIBIT Z         Form of Notice and Certification regarding Defeasance of
                  Mortgage Loan (Section 8.3(h))
EXHIBIT AA        Form of Performance Certification (Section 8.26(b))

SCHEDULE I        MSMC Loan Schedule
SCHEDULE II       IXIS Loan Schedule
SCHEDULE III      Principal Loan Schedule
SCHEDULE IV       MM Loan Schedule
SCHEDULE V        NCB, FSB Loan Schedule
SCHEDULE VI       WAMU Loan Schedule
SCHEDULE VII      UCMFI Loan Schedule
SCHEDULE VIII     TIAA Loan Schedule
SCHEDULE IX List of Escrow Accounts Not Currently Eligible Accounts (Section 8.3(e))
SCHEDULE X        Certain Escrow Accounts for Which a Report Under
                  Section 5.1(g) is Required
SCHEDULE XI       List of Mortgagors that are Third-Party Beneficiaries Under
                  Section 2.3(a)
SCHEDULE XII      Reserved
SCHEDULE XIII     Earn-Out Reserves
SCHEDULE XIV List of Mortgage Loans for which a Scheduled Payment is Due After the End of a Collection Period
SCHEDULE XV List of Mortgage Loans that Permit Voluntary Principal Prepayment Without Payment of a Full Month's Interest
SCHEDULE XVI Rates Used in Determination of Class X Pass-Through Rates ("Class X-1 Strip Rate" and "Class X-2 Strip Rate")
SCHEDULE XVII     Class A-AB Planned Principal Balance

            THIS POOLING AND SERVICING AGREEMENT is dated as of February 1, 2005 (this "Agreement") among MORGAN STANLEY CAPITAL I INC., a Delaware corporation, as depositor (the "Depositor"), WELLS FARGO BANK, NATIONAL ASSOCIATION, as a master servicer (the "General Master Servicer"), MIDLAND LOAN SERVICES, INC., as a special servicer (the "General Special Servicer"), NCB, FSB, as a master servicer (the "NCB Master Servicer"), NATIONAL CONSUMER COOPERATIVE BANK, as a special servicer (the "Co-op Special Servicer"), LaSalle Bank National Association, as trustee of the Trust, as paying agent and as certificate registrar (the "Trustee," "Paying Agent" and "Certificate Registrar"), and ABN AMRO Bank, N.V., as a fiscal agent pursuant to Article IV hereof (the "Fiscal Agent").

                              PRELIMINARY STATEMENT

            On the Closing Date, the Depositor will acquire the Mortgage Loans from Morgan Stanley Mortgage Capital Inc., as seller ("MSMC"), IXIS Real Estate Capital, Inc., as seller ("IXIS"), Principal Commercial Funding, LLC, as seller ("Principal"), Massachusetts Mutual Life Insurance Company, as seller ("MM"), NCB, FSB, as seller ("NCB, FSB"), Washington Mutual Bank, FA, as seller ("WaMu"), Union Central Mortgage Funding, Inc., as seller ("UCMFI"), and Teachers Insurance and Annuity Association of America ("TIAA"), as seller, and will be the owner of the Mortgage Loans and the other property being conveyed by it to the Trustee for inclusion in the Trust which is hereby created. On the Closing Date, the Depositor will acquire (i) the REMIC I Regular Interests and the Class R-I Certificates as consideration for its transfer to the Trust of the Mortgage Loans (other than any Excess Interest payable thereon) and the other property constituting REMIC I; (ii) the REMIC II Regular Interests and the Class R-II Certificates as consideration for its transfer of the REMIC I Regular Interests to the Trust; (iii) the REMIC III Certificates as consideration for its transfer of the REMIC II Regular Interests to the Trust; and (iv) the Class EI Certificates as consideration for its transfer of the Excess Interest to the Trust. The Depositor has duly authorized the execution and delivery of this Agreement to provide for the foregoing and the issuance of (A) the REMIC I Regular Interests and the Class R-I Certificates representing in the aggregate the entire beneficial ownership of REMIC I, (B) the REMIC II Regular Interests and the Class R-II Certificates representing in the aggregate the entire beneficial ownership of REMIC II, (C) the REMIC III Certificates representing in the aggregate the entire beneficial ownership of REMIC III and (D) the Class EI Certificates representing in the aggregate the entire beneficial ownership of the Class EI Grantor Trust.

            Excess Interest received on the Mortgage Loans shall be held in the Class EI Grantor Trust for the benefit of the Class EI Certificates. All covenants and agreements made by the Depositor and the Trustee herein with respect to the Mortgage Loans and the other property constituting the Trust are for the benefit of the Holders of the REMIC I Regular Interests, the REMIC II Regular Interests, the Residual Certificates, the REMIC III Regular Certificates, the Class EI Certificates and the Residual Certificates. The parties hereto are entering into this Agreement, and the Trustee is accepting the trusts created hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

            The Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-5, Class A-1A, Class A-J, Class B, Class C and Class D Certificates will be offered for sale pursuant to the prospectus (the "Prospectus") dated February 7, 2005, as supplemented by the preliminary prospectus supplement dated February 7, 2005 (together with the Prospectus, the "Preliminary Prospectus Supplement"), and as further supplemented by the final prospectus supplement dated February 15, 2005 (together with the Prospectus, the "Final Prospectus Supplement") and the Class X-1, Class X-2, Class X-Y, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P and Class EI Certificates will be offered for sale pursuant to a Private Placement Memorandum dated February 15, 2005.

                                     REMIC I

            Each REMIC I Regular Interest (a "Corresponding REMIC I Regular Interest") will relate to a specific Mortgage Loan. Each Corresponding REMIC I Regular Interest (other than the Group X-Y REMIC I Regular Interests) will have a pass-through rate equal to the REMIC I Net Mortgage Rate of the related Mortgage Loan, an initial principal amount (the initial "Certificate Balance") equal to the Scheduled Principal Balance as of the Cut-Off Date (as herein defined) of the Mortgage Loan to which the Corresponding REMIC I Regular Interest relates, and a latest possible maturity date set to the Final Rated Distribution Date (as defined herein). Each Group X-Y REMIC I Regular Interest will relate to a specific Specially Designated Co-op Loan. Each Group X-Y REMIC I Regular Interest will have a Pass-Through Rate equal to the Class X-Y Strip Rate, an initial notional amount equal to the Scheduled Principal Balance as of the Cut-Off Date of the Specially Designated Co-op Loan to which such Group X-Y REMIC I Regular Interest relates, and a latest possible maturity date set to the Final Rated Distribution Date. Excess Interest shall not be included as an asset of REMIC I. The Class R-I Certificates will be designated as the sole Class of residual interests in REMIC I and will have no Certificate Balance and no Pass-Through Rate, but will be entitled to receive the proceeds of any assets remaining in REMIC I after all Classes of REMIC I Regular Interests have been paid in full.

                                    REMIC II

            The REMIC II Regular Interests have the pass-through rates and Certificate Balances or Notional Amount set forth in the definition thereof. The Class R-II Certificates will be designated as the sole Class of residual interests in REMIC II and will have no Certificate Balance and no Pass-Through Rate, but will be entitled to receive the proceeds of any assets remaining in REMIC II after all Classes of REMIC II Regular Interests have been paid in full.

            The following table sets forth the Class or Component designation, the corresponding REMIC II Regular Interest (the "Corresponding REMIC II Regular Interest"), the Corresponding Components of the Class X-1 or Class X-2 Certificates and the Original Class REMIC II Certificate Balance for each Class of Principal Balance Certificates (the "Corresponding Certificates").

                                                    Original      Corresponding
                 Original Class                     REMIC II      Components of
                   Certificate    Corresponding    Certificate    Class X-1 or
                   Balance or       REMIC II       Balance or       Class X-2
Corresponding       Notional         Regular        Notional      Certificates
Certificates        Balance       Interests (1)      Balance           (1)
--------------------------------------------------------------------------------
Class A-1         $62,100,000         A-1-1        $9,583,000         A-1-1
                                      A-1-2       $25,995,000         A-1-2
                                      A-1-3       $26,522,000         A-1-3
Class A-2        $112,600,000         A-2-1        $2,778,000         A-2-1
                                      A-2-2       $29,135,000         A-2-2
                                      A-2-3       $28,097,000         A-2-3
                                      A-2-4       $27,410,000         A-2-4
                                      A-2-5       $25,180,000         A-2-5
Class A-3        $194,700,000         A-3-1        $1,456,000         A-3-1
                                      A-3-2       $26,813,000         A-3-2
                                      A-3-3      $112,303,000         A-3-3
                                      A-3-4       $16,249,000         A-3-4
                                      A-3-5       $28,318,000         A-3-5
                                      A-3-6        $9,561,000         A-3-6
Class A-4         $94,400,000         A-4-1       $12,517,000         A-4-1
                                      A-4-2       $81,883,000         A-4-2
Class A-AB        $43,800,000        A-AB-1        $7,274,000        A-AB-1
                                     A-AB-2        $8,578,000        A-AB-2
                                     A-AB-3        $9,083,000        A-AB-3
                                     A-AB-4       $18,865,000        A-AB-4
Class A-5        $446,242,000         A-5-1       $21,892,000         A-5-1
                                      A-5-2      $424,350,000         A-5-2
Class A-1A       $271,561,000        A-1A-1        $3,421,000        A-1A-1
                                     A-1A-2        $6,331,000        A-1A-2
                                     A-1A-3        $7,018,000        A-1A-3
                                     A-1A-4        $6,849,000        A-1A-4
                                     A-1A-5        $6,655,000        A-1A-5
                                     A-1A-6        $6,492,000        A-1A-6
                                     A-1A-7        $6,314,000        A-1A-7
                                     A-1A-8        $6,166,000        A-1A-8
                                     A-1A-9        $5,995,000        A-1A-9
                                     A-1A-10       $5,856,000        A-1A-10
                                     A-1A-11       $5,696,000        A-1A-11
                                     A-1A-12       $5,566,000        A-1A-12
                                     A-1A-13      $11,234,000        A-1A-13
                                     A-1A-14     $187,968,000        A-1A-14
Class A-J        $130,199,000          A-J       $130,199,000          A-J
Class X-Y        $168,257,608          X-Y       $168,257,608          N/A
Class B           $32,550,000          B-1         $2,447,000          B-1
                                       B-2         $9,753,000          B-2
                                       B-3        $20,350,000          B-3
Class C           $11,488,000          C-1         $3,472,000          C-1
                                       C-2         $8,016,000          C-2
Class D           $26,806,000          D-1         $7,933,000          D-1
                                       D-2        $11,455,000          D-2
                                       D-3         $7,418,000          D-3
Class E           $15,317,000          E-1        $10,550,000          E-1
                                       E-2         $4,767,000          E-2
Class F           $15,318,000          F-1        $12,673,000          F-1
                                       F-2         $2,645,000          F-2
Class G           $11,488,000          G-1        $10,469,000          G-1
                                       G-2         $1,019,000          G-2
Class H           $17,232,000          H-1        $13,496,000          H-1
                                       H-2         $3,736,000          H-1
Class J            $5,744,000          J-1         $4,509,000          J-1
                                       J-2         $1,235,000          J-2
Class K            $7,659,000           K          $7,659,000           K
Class L            $5,744,000          L-1         $2,642,000          L-1
                                       L-2         $3,102,000          L-2
Class M            $5,744,000           M          $5,744,000           M
Class N            $3,830,000           N          $3,830,000           N
Class O            $5,744,000           O          $5,744,000           O
Class P           $11,488,420           P         $11,488,420           P
------------

(1) The REMIC II Regular Interests and the Components of the Class X-1 and Class X-2 Certificates that correspond to any particular Class of Principal Balance Certificates also correspond to each other and, accordingly, constitute the "Corresponding REMIC II Regular Interest" and the "Corresponding Components," respectively, with respect to each other.


                                    REMIC III

            The following sets forth the Class designation, Pass-Through Rate, initial Aggregate Certificate Balance (or initial Notional Amount) and Final Scheduled Distribution Date for each Class of REMIC III Certificates comprising the interests in REMIC III created hereunder; and the Class EI Certificates comprising the beneficial ownership interest in the Class EI Grantor Trust.

                         Approximate      Initial Aggregate
                           Initial           Certificate       Final Scheduled
  REMIC III Regular   Pass-Through Rate        Balance        Distribution Date
Interest Designation         (a)         or Notional Amount          (b)
--------------------------------------------------------------------------------
Class A-1                   3.99%            $62,100,000      December 15, 2009
Class A-2                   4.30%           $112,600,000      February 15, 2010
Class A-3                   4.54%           $194,700,000        July 15, 2012
Class A-4                   4.66%            $94,400,000       August 15, 2013
Class A-AB                  4.51%            $43,800,000       March 15, 2014
Class A-5                   4.70%           $446,242,000      December 15, 2014
Class A-1A                  4.66%           $271,561,000      January 15, 2015
Class A-J                   4.77%           $130,199,000       March 15, 2015
Class X-1                   0.06%         $1,531,754,420      October 15, 2029
Class X-2                   0.84%         $1,491,944,000      February 15, 2012
Class X-Y                   0.14%           $168,257,608      December 15, 2024
Class B                     4.86%            $32,550,000      January 15, 2017
Class C                     4.91%            $11,488,000       March 15, 2017
Class D                     5.00%            $26,806,000        July 15, 2017
Class E                     5.11%            $15,317,000      October 15, 2017
Class F                     5.34%            $15,318,000      February 15, 2018
Class G                     5.51%            $11,488,000        July 15, 2018
Class H                     5.44%            $17,232,000        June 15, 2019
Class J                     4.61%             $5,744,000       August 15, 2019
Class K                     4.61%             $7,659,000      October 15, 2019
Class L                     4.61%             $5,744,000      November 15, 2019
Class M                     4.61%             $5,744,000        May 15, 2020
Class N                     4.61%             $3,830,000        June 15, 2020
Class O                     4.61%             $5,744,000        May 15, 2021
Class P                     4.61%            $11,488,420      October 15, 2029
Class R-III (c)              N/A                 N/A                 N/A
------------

(a) On each Distribution Date after the initial Distribution Date, the Pass-Through Rate for each Class of Certificates will be determined as described herein under the definition of "Pass-Through Rate."

(b) The Final Scheduled Distribution Date for each Class of Certificates assigned a rating is the Distribution Date on which such Class is expected to be paid in full, assuming that timely payments (and no prepayments) will be made on the Mortgage Loans in accordance with their terms (except that each ARD Loan will be prepaid in full on its Anticipated Repayment
      Date) in the case of the REMIC III Regular Interests.

(c) The Class R-III Certificates will be entitled to receive the proceeds of any remaining assets in REMIC III after the principal amounts of all Classes of Certificates that are REMIC III Regular Certificates have been reduced to zero and any Realized Losses previously allocated thereto (and any interest thereon) have been reimbursed.

            Each Class EI Certificate will be entitled to Excess Interest (which will not be a part of any REMIC Pool). The parties intend that (i) the portion of the Trust representing the Excess Interest and the Excess Interest Sub-account shall be treated as a grantor trust under subpart E of Part 1 of subchapter J of Chapter 1 of Subtitle A of the Code and (ii) the Class EI Certificates shall represent undivided beneficial interests in the portion of the Trust consisting of the entitlement to receive Excess Interest (the "Class EI Grantor Trust").

            As of the Cut-Off Date, the Mortgage Loans had an Aggregate Principal Balance of $1,531,754,421.

            As provided herein, with respect to the Trust, the Paying Agent on behalf of the Trustee will make an election for the segregated pool of assets described in the first paragraph of Section 12.1(a) hereof (including the Mortgage Loans (other than the Excess Interest payable with respect to such Mortgage Loans)) to be treated for federal income tax purposes as a real estate mortgage investment conduit ("REMIC I"). The REMIC I Regular Interests will be designated as the "regular interests" in REMIC I and the Class R-I Certificates will be designated as the sole Class of "residual interests" in REMIC I for purposes of the REMIC Provisions.

            As provided herein, with respect to the Trust, the Paying Agent on behalf of the Trustee will make an election for the segregated pool of assets described in the second paragraph of Section 12.1(a) hereof consisting of the REMIC I Regular Interests to be treated for federal income tax purposes as a real estate mortgage investment conduit ("REMIC II"). The REMIC II Regular Interests will be designated as the "regular interests" in REMIC II and the Class R-II Certificates will be designated as the sole Class of "residual interests" in REMIC II for purposes of the REMIC Provisions.

            As provided herein, with respect to the Trust, the Paying Agent on behalf of the Trustee will make an election for the segregated pool of assets described in the third paragraph of Section 12.1(a) hereof consisting of the REMIC II Regular Interests to be treated for federal income tax purposes as a real estate mortgage investment conduit ("REMIC III"). The REMIC III Regular Certificates will be designated as the "regular interests" in REMIC III and the Class R-III Certificates (together with the REMIC III Regular Certificates, the "REMIC III Certificates") will be designated as the sole Class of "residual interests" in REMIC III for purposes of the REMIC Provisions.


                                    ARTICLE I

                                   DEFINITIONS

            Section 1.1.  Definitions

            Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

            "Accountant" means a Person engaged in the practice of accounting who is Independent.

            "Accrued Certificate Interest" means, with respect to each Distribution Date and any Class of Interests or Principal Balance Certificates, interest accrued during the Interest Accrual Period relating to such Distribution Date on the Aggregate Certificate Balance of such Class or Interest as of the close of business on the immediately preceding Distribution Date at the respective rates per annum set forth in the definition of the applicable Pass-Through Rate for each such Class. Accrued Certificate Interest on the Class X-1 and Class X-2 Certificates for each Distribution Date will equal the Accrued Component Interest for the related Interest Accrual Period for all of their respective Components for such Distribution Date. Accrued Certificate Interest on the Class X-Y Certificates for each Distribution Date will equal the Class X-Y Interest Amount.

            "Accrued Component Interest" With respect to each Component of the Class X-1 and Class X-2 Certificates for any Distribution Date, one month's interest at the Class X-1 Strip Rate or Class X-2 Strip Rate applicable to such Component for such Distribution Date, accrued on the Component Notional Amount of such Component outstanding immediately prior to such Distribution Date. Accrued Component Interest shall be calculated on a 30/360 basis and, with respect to any Component and any Distribution Date, shall be deemed to accrue during the calendar month preceding the month in which such Distribution Date occurs.

            "Acquisition Date" means the date upon which, under the Code (and in particular the REMIC Provisions and Section 856(e) of the Code), the Trust or a REMIC Pool is deemed to have acquired a Mortgaged Property (or an interest therein, in the case of each Mortgaged Property securing any Loan Group).

            "Additional Trust Expense" means any of the following items: (i) Special Servicing Fees, Work-Out Fees and Liquidation Fees (to the extent not collected from the related Mortgagor), (ii) Advance Interest that cannot be paid from Late Fees and default interest in accordance with Section 4.6(c); (iii) amounts paid to indemnify the Master Servicers, the Special Servicers, any Primary Servicer, the Certificate Registrar, the Trustee, the Paying Agent, the Fiscal Agent (or any other Person) pursuant to the terms of this Agreement; (iv) to the extent not otherwise paid, any federal, state, or local taxes imposed on the Trust or its assets and paid from amounts on deposit in the Certificate Accounts or Distribution Account, (v) the amount of any Advance plus interest due thereon and Unliquidated Advances that are not recovered from the proceeds of a Mortgage Loan or Loan Group upon a Final Recovery Determination and (vi) to the extent not included in the calculation of a Realized Loss and not covered by indemnification by one of the parties hereto or otherwise, any other unanticipated cost, liability, or expense (or portion thereof) of the Trust (including costs of collecting such amounts or other Additional Trust Expenses) which the Trust has not recovered, and in the judgment of the Master Servicer (or the Special Servicer, in the case of a Specially Serviced Mortgage Loan) will not, recover from the related Mortgagor or Mortgaged Property or otherwise, including a Modification Loss described in clause (ii) of the definition thereof. Notwithstanding anything in this Agreement to the contrary, "Additional Trust Expenses" shall not include allocable overhead of a Master Servicer, a Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar or the Fiscal Agent such as costs for office space, office equipment, supplies and related expenses, employee salaries and related expenses, and similar internal costs and expenses, except to the extent specifically allowed in this Agreement.

            "Adjusted Mortgage Rate" means, with respect to any Mortgage Loan that accrues interest on the basis of a 360-day year consisting of twelve 30-day months ("30/360 basis"), and with respect to any Distribution Date, the Mortgage Rate thereof minus the Administrative Cost Rate. For any Mortgage Loan that accrue(s) interest on a basis other than that of a 30/360 basis and with respect to any Distribution Date, the rate that, when applied to the Principal Balance of the related Mortgage Loan (on the day prior to the Due Date preceding such Distribution Date) on a 30/360 basis for the related loan accrual period, yields the amount of interest actually due on such Mortgage Loan on the Due Date preceding such Distribution Date (less the Administrative Cost Rate for such Mortgage Loan); provided that for purposes of this definition, (i) the Adjusted Mortgage Rate for the loan accrual period relating to the Due Dates in both January and February in any year that is not a leap year and in February in any year that is a leap year, shall be determined net of any amounts transferred to the Interest Reserve Accounts and (ii) the Adjusted Mortgage Rate for the loan accrual period relating to the Due Date in March (commencing in March 2006) shall be determined taking into account the addition of any amounts withdrawn from the Interest Reserve Accounts, provided, further, that if the Maturity Date on any Mortgage Loan in January or February or if there is a Principal Prepayment on any Mortgage Loan in January or February, then the Adjusted Mortgage Rate shall be determined taking into account the addition of any amounts withdrawn from the Interest Reserve Account for such month.

            "Administrative Cost Rate" means the sum of the Master Servicing Fee Rate, the Primary Servicing Fee Rate, the Excess Servicing Fee Rate and the Trustee Fee Rate.

            "Advance" means either a P&I Advance or a Servicing Advance.

            "Advance Interest" means interest payable to a Master Servicer, a Special Servicer, the Trustee or the Fiscal Agent on outstanding Advances (other than Unliquidated Advances) pursuant to Section 4.5 of this Agreement.

            "Advance Rate" means a per annum rate equal to the Prime Rate as published in the "Money Rates" section of The Wall Street Journal from time to time or, if no longer so published, such other publication as determined by the Trustee in its reasonable discretion.

            "Advance Report Date" means the third Business Day prior to each Distribution Date.

            "Adverse Grantor Trust Event" shall mean any action taken by a Person or the failure of a Person to take any action that, under the Grantor Trust Provisions, if taken or not taken, as the case may be, could endanger the status of the Class EI Grantor Trust as a grantor trust under the Grantor Trust Provisions or result in the imposition of a tax upon the Class EI Grantor Trust or its assets or transactions.

            "Adverse REMIC Event" means any action that, under the REMIC Provisions, if taken or not taken, as the case may be, would either (i) endanger the status of any REMIC Pool as a REMIC or (ii) subject to Section 9.14(e), result in the imposition of a tax upon the income of any REMIC Pool or any of their respective assets or transactions, including (without limitation) the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on prohibited contributions set forth in Section 860G(d) of the Code.

            "Affiliate" means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

            "Aggregate Certificate Balance" means the aggregate of the Certificate Balances of the Principal Balance Certificates, the REMIC I Regular Interests (other than the Group X-Y REMIC I Regular Interests), or the REMIC II Regular Interests (other than REMIC II Regular Interest X-Y), as the case may be, at any date of determination. With respect to a Class of Principal Balance Certificates, REMIC I Regular Interests (other than the Group X-Y REMIC I Regular Interests) or REMIC II Regular Interests (other than REMIC II Regular Interest X-Y), Aggregate Certificate Balance shall mean the aggregate of the Certificate Balances of all Certificates or Interests, as the case may be, of that Class at any date of determination.

            "Aggregate Principal Balance" means, at the time of any determination and as the context may require, the aggregate of the Scheduled Principal Balances for all Mortgage Loans.

            "Agreement" means this Pooling and Servicing Agreement and all amendments and supplements hereto.

            "Anticipated Repayment Date" means, with respect to the ARD Loans, the date on which a substantial principal payment on an ARD Loan is anticipated to be made, as set forth in the related Mortgage Note.

            "Appraisal" means an appraisal by an Independent state certified MAI appraiser having at least five years' experience in appraising property of the same type as, and in the same geographic area as, the Mortgaged Property being appraised, which appraisal complies with the Uniform Standards of Professional Appraisal Practices and states the "market value" of the subject property as defined in 12 C.F.R. ss. 225.62.

            "Appraisal Event" means, with respect to any Mortgage Loan, not later than the earliest of (i) the date 120 days after the occurrence of any delinquency in payment with respect to such Mortgage Loan if such delinquency remains uncured, (ii) the date 30 days after receipt of notice that the related Mortgagor has filed a bankruptcy petition or the related Mortgagor has become the subject of involuntary bankruptcy proceedings or the related Mortgagor has consented to the filing of a bankruptcy proceeding against it or a receiver is appointed in respect of the related Mortgaged Property, provided such petition or appointment is still in effect, (iii) the date that is 30 days following the date the related Mortgaged Property becomes an REO Property and (iv) the effective date of any modification to a Money Term of such Mortgage Loan, other than an extension of the date that a Balloon Payment is due for a period of less than six months from the original due date of such Balloon Payment.

            "Appraisal Reduction" means, with respect to any Required Appraisal Loan with respect to which an Appraisal or internal valuation is performed pursuant to Section 6.9, an amount equal to the excess of (A) the sum, as of the first Determination Date that is at least 15 days after the date on which the Appraisal or internal valuation is obtained or performed, of (i) the Scheduled Principal Balance of such Mortgage Loan (or, in the case of an REO Property, the related REO Mortgage Loan) less the undrawn principal amount of any letter of credit or debt service reserve, if applicable, that is then securing such Mortgage Loan, (ii) to the extent not previously advanced by the Master Servicer, the Trustee or the Fiscal Agent, all accrued and unpaid interest on such Mortgage Loan (or, in the case of an REO Property, the related REO Mortgage
Loan), at a per annum rate equal to the Mortgage Rate, (iii) all unreimbursed Advances (including Unliquidated Advances) and interest on Advances (other than Unliquidated Advances) at the Advance Rate with respect to such Mortgage Loan (or, in the case of an REO Property, the related REO Mortgage Loan) and (iv) to the extent funds on deposit in any applicable Escrow Accounts are not sufficient therefor, and to the extent not previously advanced by the applicable Master Servicer, the applicable Special Servicer, the Trustee or the Fiscal Agent, all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents and other amounts which were required to be deposited in any Escrow Account (but were not deposited) in respect of such Mortgaged Property or REO Property, as the case may be, over (B) 90% of the Appraised Value (net of any prior mortgage liens) of such Mortgaged Property or REO Property as determined by such Appraisal or internal valuation, as the case may be, plus the full amount of any escrows held by or on behalf of the Trustee as security for the Mortgage Loan (less the estimated amount of the obligations anticipated to be payable in the next twelve months to which such escrows relate). With respect to each Mortgage Loan that is cross-collateralized with any other Mortgage Loan, the value of each Mortgaged Property that is security for each Mortgage Loan in such cross-collateralized group, as well as the outstanding amounts under each such Mortgage Loan shall be taken into account when calculating such Appraisal Reduction. Each Appraisal or internal valuation for a Required Appraisal Loan shall be updated annually, for so long as an Appraisal Reduction exists, from the date of such Appraisal or internal valuation. In addition, the Operating Adviser may at any time request the applicable Special Servicer to obtain (at the Operating Adviser's expense) an updated Appraisal, with a corresponding adjustment to the amount of the Appraisal Reduction. The Appraisal Reduction for each Required Appraisal Loan will be recalculated based on subsequent Appraisals, internal valuations or updates. Any Appraisal Reduction for any Mortgage Loan shall be reduced to reflect any Realized Principal Losses on the Required Appraisal Loan. Each Appraisal Reduction will be reduced to zero as of the date the related Mortgage Loan is brought current under the then current terms of the Mortgage Loan for at least three consecutive months, and no Appraisal Reduction will exist as to any Mortgage Loan after it has been paid in full, liquidated, repurchased or otherwise disposed of.

            "Appraised Value" means (i) with respect to any Mortgaged Property (other than the Mortgaged Property securing a Co-op Mortgage Loan), the appraised value thereof determined by an Appraisal of the Mortgaged Property securing such Mortgage Loan made by an Independent appraiser selected by the General Master Servicer, the NCB Master Servicer or the General Special Servicer, as applicable or, in the case of an internal valuation performed by the General Special Servicer pursuant to Section 6.9, the value of the Mortgaged Property determined by such internal valuation and (ii) with respect to each Mortgaged Property securing a Co-op Mortgage Loan, the appraised value thereof determined by an Appraisal of the Mortgaged Property securing such Co-op Mortgage Loan made by an Independent appraiser selected by the NCB Master Servicer or the Co-op Special Servicer, as applicable, or in the case of an internal valuation performed by the Co-op Special Servicer pursuant to Section 6.9, the value of the Mortgaged Property determined by such internal valuation, each determined as if such property were operated as a cooperatively owned multifamily residential building (rather than a multifamily rental apartment building).

            "ARD Loan" means the Mortgage Loans designated on the Mortgage Loan Schedule as Mortgage Loan No. 7 and Mortgage Loan No. 8, collectively.

            "Assignment of Leases" means, with respect to any Mortgage Loan, any assignment of leases, rents and profits or equivalent instrument, whether contained in the related Mortgage or executed separately, assigning to the holder or holders of such Mortgage all of the related Mortgagor's interest in the leases, rents and profits derived from the ownership, operation, leasing or disposition of all or a portion of the related Mortgaged Property as security for repayment of such Mortgage Loan.

            "Assignment of Mortgage" means an assignment of the Mortgage, notice of transfer or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the transfer of the Mortgage to the Trustee, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering the Mortgage Loans secured by Mortgaged Properties located in the same jurisdiction, if permitted by law.

            "Assumed Scheduled Payment" means: (i) with respect to any Balloon Mortgage Loan for its Maturity Date (provided that such Mortgage Loan has not been paid in full, and no Final Recovery Determination or other sale or liquidation has occurred in respect thereof, on or before the end of the Collection Period in which such Maturity Date occurs) and for any subsequent Due Date therefor as of which such Mortgage Loan remains outstanding and part of the Trust, if no Scheduled Payment (other than the related delinquent Balloon Payment) is due for such Due Date, the scheduled monthly payment of principal and/or interest deemed to be due in respect thereof on such Due Date equal to the Scheduled Payment that would have been due in respect of such Mortgage Loan on such Due Date, if it had been required to continue to accrue interest in accordance with its terms, and to pay principal in accordance with the amortization schedule in effect immediately prior to, and without regard to the occurrence of, its most recent Maturity Date (as such may have been extended in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the applicable Master Servicer or the applicable Special Servicer pursuant to the terms hereof), and (ii) with respect to any REO Mortgage Loan for any Due Date therefor as of which the related REO Property remains part of the Trust, the scheduled monthly payment of principal and interest deemed to be due in respect thereof on such Due Date equal to the Scheduled Payment (or, in the case of a Balloon Mortgage Loan described in the preceding clause of this definition, the Assumed Scheduled Payment) that was due in respect of the related Mortgage Loan on the last Due Date prior to its becoming an REO Mortgage Loan.

            "Authenticating Agent" means any authenticating agent serving in such capacity pursuant to Section 7.10.

            "Authorized Officer" means any Person that may execute an Officer's Certificate on behalf of the Depositor.

            "Available Advance Reimbursement Amount" has the meaning set forth in Section 4.6(a) hereof.

            "Available Distribution Amount" means, with respect to any Distribution Date and the Mortgage Loans, an amount equal to the aggregate of the following amounts (a) all amounts on deposit in the Distribution Account as of the commencement of business on such Distribution Date that represent payments and other collections on or in respect of the Mortgage Loans and any REO Properties that were (x) received by a Master Servicer or a Special Servicer through the end of the related Collection Period (other than any portion thereof that constituted a portion of the Available Distribution Amount for a prior Distribution Date as described in clause (a)(y) below) or (y) remitted by the applicable Master Servicer on the related Master Servicer Remittance Date pursuant to Section 5.1(h), exclusive of (i) any such amounts that were deposited in the Distribution Account in error, (ii) amounts that are payable or reimbursable to any Person other than the Certificateholders (including amounts payable to the Master Servicers in respect of unpaid Master Servicing Fees, the Primary Servicers in respect of unpaid Primary Servicing Fees, the Special Servicers in respect of unpaid Special Servicer Compensation, the Trustee in respect of unpaid Trustee Fees or to the parties entitled thereto in respect of the unpaid Excess Servicing Fees), (iii) amounts that constitute Prepayment Premiums or Yield Maintenance Charges, (iv) if such Distribution Date occurs during January, other than in a leap year, or February of any year, the Interest Reserve Amounts with respect to Interest Reserve Loans deposited in the Interest Reserve Accounts and (v) Scheduled Payments collected but due on a Due Date subsequent to the related Collection Period (other than any portion thereof described in clause (a)(y) above) and (b) if and to the extent not already among the amounts described in clause (a), (i) the aggregate amount of any P&I Advances made by a Master Servicer, the Trustee or the Fiscal Agent for such Distribution Date pursuant to Section 4.1 and/or Section 4.3, (ii) the aggregate amount of any Compensating Interest payments made by the Master Servicers for such Distribution Date pursuant to the terms hereof, and (iii) if a Distribution Date occurs in March of any year, commencing March 2005 or if a Maturity Date or Principal Prepayment falls on a January or February of any year, the aggregate of the Interest Reserve Amounts then held on deposit in the Interest Reserve Accounts in respect of the related Interest Reserve Loan or Interest Reserve Loans.

            "Balloon Mortgage Loan" means a Mortgage Loan that provides for Scheduled Payments based on an amortization schedule that is significantly longer than its term to maturity and that is expected to have a remaining principal balance equal to or greater than 5% of its original principal balance as of its stated maturity date, unless prepaid prior thereto.

            "Balloon Payment" means, with respect to any Balloon Mortgage Loan, the Scheduled Payment payable on the Maturity Date of such Mortgage Loan.

            "Bankruptcy Loss" means a loss arising from a proceeding under the United States Bankruptcy Code or any other similar state law or other proceeding with respect to the Mortgagor of, or Mortgaged Property under, a Mortgage Loan, including, without limitation, any Deficient Valuation Amount or losses, if any, resulting from any Debt Service Reduction Amount for the month in which the related Remittance Date occurs.

            "Base Interest Fraction" means, with respect to any Principal Prepayment of any Mortgage Loan that provides for payment of a Prepayment Premium or Yield Maintenance Charge, and with respect to any Class of Certificates, a fraction (A) whose numerator is the greater of (x) zero and (y) the difference between (i) the Pass-Through Rate on that Class of Certificates and (ii) the Discount Rate used in calculating the Prepayment Premium or Yield Maintenance Charge with respect to the Principal Prepayment (or the current Discount Rate if not used in such calculation) and (B) whose denominator is the difference between (i) the Mortgage Rate on the related Mortgage Loan and (ii) the Discount Rate used in calculating the Prepayment Premium or Yield Maintenance Charge with respect to that Principal Prepayment (or the current Discount Rate if not used in such calculation), provided, however, that under no circumstances will the Base Interest Fraction be greater than one. If the Discount Rate referred to above is greater than the Mortgage Rate on the related Mortgage Loan, then the Base Interest Fraction will equal zero.

            "Book-Entry Certificates" means certificates evidencing a beneficial interest in a Class of Certificates, ownership and transfer of which shall be made through book entries as described in Section 3.7; provided that after the occurrence of a condition whereupon book-entry registration and transfer are no longer authorized and Definitive Certificates are to be issued to the Certificate Owners, such certificates shall no longer be "Book-Entry Certificates."

            "Business Day" means any day other than (i) a Saturday or a Sunday,
(ii) a legal holiday in New York, New York, Seattle, Washington and Cincinnati, Ohio (but only with respect to matters related to the performance of obligations delegated to Union Central Mortgage Funding, Inc. as Primary Servicer under the related Primary Servicing Agreement), Des Moines, Iowa (but only with respect to matters related to the performance of obligations delegated to Principal Global Investors, LLC as Primary Servicer under the related Primary Servicing Agreement), Dallas, Texas (but, in each case, only with respect to matters related to the performance of obligations by Washington Mutual Bank, FA, as Primary Servicer under the related Primary Servicing Agreement), and Springfield, Massachusetts (but only with respect to matters related to the performance of obligations delegated to Babson Capital Management LLC as Primary Servicer under the related Primary Servicing Agreement), or the principal cities in which the Special Servicers, the Trustee, the Fiscal Agent, the Paying Agent or the Master Servicers conduct servicing or trust operations, or (iii) a day on which banking institutions or savings associations in Pittsburgh, Pennsylvania, Chicago, Illinois, Columbia, Maryland, Minneapolis, Minnesota, New York, New York, San Francisco, California, Hillsboro, Ohio or Washington, D.C. are authorized or obligated by law or executive order to be closed. Upon the request of any party to this Agreement or the Operating Adviser, the Trustee, the Fiscal Agent, the Paying Agent, each Master Servicer, each Special Servicer and each Primary Servicer shall provide such party a list of the legal holidays observed by such entity; provided that each Primary Servicer shall be required to provide the Operating Adviser on or before the first day of January of each calendar year with a list of each day that will not be a "Business Day" in the jurisdiction of such Primary Servicer during such calendar year.

            "Cash Liquidation" means, as to any Defaulted Mortgage Loan other than a Mortgage Loan with respect to which the related Mortgaged Property became REO Property, the sale of such Defaulted Mortgage Loan. Each Master Servicer shall maintain records in accordance with the Servicing Standard (and, in the case of Specially Serviced Mortgage Loans, based on the written reports with respect to such Cash Liquidation delivered by the applicable Special Servicer to the applicable Master Servicer), of each Cash Liquidation.

            "Category 1 Requests" has the meaning set forth in the Primary Servicing Agreements for the Principal Loans, the WaMu Loans and the MM Loans and, with respect to the Principal Loans, shall also include "Deemed Category 1 Requests" as defined in the related Primary Servicing Agreement.

            "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. ss. 9601, et seq.).

            "Certificate Account" means one or more separate accounts established and maintained by each Master Servicer (or any Sub-Servicer or Primary Servicer on behalf of the applicable Master Servicer) pursuant to
Section 5.1(a), each of which shall be an Eligible Account.

            "Certificate Balance" means, with respect to any Certificate (other than the Class X Certificates, the Class EI Certificates and the Residual Certificates) or Interest (other than the Group X-Y REMIC I Regular Interests and the REMIC II Regular Interest X-Y) as of any Distribution Date, the maximum specified dollar amount of principal to which the Holder thereof is then entitled hereunder, such amount being equal to the initial principal amount set forth on the face of such Certificate (in the case of a Certificate), or as ascribed thereto in the Preliminary Statement hereto (in the case of an Interest), minus (A)(i) the amount of all principal distributions previously made with respect to such Certificate pursuant to Section 6.5(a) or deemed to have been made with respect to such Interest pursuant to Section 6.2(a) or
Section 6.3(a), as the case may be and (ii) all Realized Losses allocated or deemed to have been allocated to such Interest or Certificate pursuant to
Section 6.6, plus (B) an amount equal to the amounts identified in clause (I)(C) of the definition of Principal Distribution Amount, such increases to be allocated to the Principal Balance Certificates or Interests in sequential order (i.e., to the most senior Class first), in each case up to the amount of Realized Losses previously allocated thereto and not otherwise reimbursed hereunder.

            "Certificate Owner" means, with respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Book-Entry Certificate, as may be reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency).

            "Certificate Register" has the meaning provided in Section 3.2.

            "Certificate Registrar" means the registrar appointed pursuant to
Section 3.2 and initially shall be the Paying Agent.

            "Certificateholders" has the meaning provided in the definition of "Holder."

            "Certificates" means, collectively, the REMIC III Certificates, the Class EI Certificates, the Class R-I Certificates, the Class R-II Certificates and the Class R-III Certificates.

            "Certification Parties" has the meaning set forth in Section
8.26(b).

            "Certifying Person" has the meaning set forth in Section 8.26(b).

            "Class" means, with respect to the REMIC I Regular Interests, REMIC II Regular Interests, REMIC III Certificates and Class EI Certificates, any class of such Certificates or Interests.

            "Class A Certificates" means the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-AB Certificates, Class A-5 Certificates and Class A-1A Certificates, collectively.

            "Class A-1 Certificates," "Class A-2 Certificates," "Class A-3 Certificates," "Class A-4 Certificates," "Class A-AB Certificates," "Class A-5 Certificates," "Class A-1A Certificates," "Class A-J Certificates," "Class X-1 Certificates," "Class X-2 Certificates," "Class X-Y Certificates," "Class B Certificates," "Class C Certificates," "Class D Certificates," "Class E Certificates," "Class F Certificates," "Class G Certificates," "Class H Certificates," "Class J Certificates," "Class K Certificates," "Class L Certificates," "Class M Certificates," "Class N Certificates," "Class O Certificates," "Class P Certificates," "Class EI Certificates," "Class R-I Certificates," "Class R-II Certificates," or "Class R-III Certificates" mean the Certificates designated as "Class A-1," "Class A-2," "Class A-3," "Class A-4," "Class A-AB," "Class A-5," "Class A-1A," "Class A-J," "Class X-1," "Class X-2," "Class X-Y," "Class B," "Class C," "Class D," "Class E," "Class F," "Class G," "Class H," "Class J," "Class K," "Class L," "Class M," "Class N," "Class O," "Class EI," "Class R-I," "Class R-II" and "Class R-III," respectively, on the face thereof, in substantially the form attached hereto as Exhibits A-1 through A-29.

            "Class A-1-1 Component" means a component of the beneficial interest in REMIC III evidenced by the Class A-1 Certificates, which component represents a Component Notional Amount equal to the Certificate Balance of the REMIC II Regular Interest A-1-1.

            "Class A-1-2 Component" means a component of the beneficial interest in REMIC III evidenced by the Class A-1 Certificates, which component represents a Component Notional Amount equal to the Certificate Balance of the REMIC II Regular Interest A-1-2.

            "Class A-1-3 Component" means a component of the beneficial interest in REMIC III evidenced by the Class A-1 Certificates, which component represents a Component Notional Amount equal to the Certificate Balance of the REMIC II Regular Interest A-1-3.

            "Class A-2-1 Component" means a component of the beneficial interest in REMIC III evidenced by the Class A-2 Certificates, which component represents a Component Notional Amount equal to the Certificate Balance of the REMIC II Regular Interest A-2-1.

            "Class A-2-2 Component" means a component of the beneficial interest in REMIC III evidenced by the Class A-2 Certificates, which component represents a Component Notional Amount equal to the Certificate Balance of the REMIC II Regular Interest A-2-2.

            "Class A-2-3 Component" means a component of the beneficial interest in REMIC III evidenced by the Class A-2 Certificates, which component represents a Component Notional Amount equal to the Certificate Balance of the REMIC II Regular Interest A-2-3.

            "Class A-2-4 Component" means a component of the beneficial interest in REMIC III evidenced by the Class A-2 Certificates, which component represents a Component Notional Amount equal to the Certificate Balance of the REMIC II Regular Interest A-2-4.

            "Class A-2-5 Component" means a component of the beneficial interest in REMIC III evidenced by the Class A-2 Certificates, which component represents a Component Notional Amount equal to the Certificate Balance of the REMIC II Regular Interest A-2-5.

            "Class A-3-1 Component" means a component of the beneficial interest in REMIC III evidenced by the Class A-3 Certificates, which component represents a Component Notional Amount equal to the Certificate Balance of the REMIC II Regular Interest A-3-1.

            "Class A-3-2 Component" means a component of the beneficial interest in REMIC III evidenced by the Class A-3 Certificates, which component represents a Component Notional Amount equal to the Certificate Balance of the REMIC II Regular Interest A-3-2.

            "Class A-3-3 Component" means a component of the beneficial interest in REMIC III evidenced by the Class A-3 Certificates, which component represents a Component Notional Amount equal to the Certificate Balance of the REMIC II Regular Interest A-3-3.

            "Class A-3-4 Component" means a component of the beneficial interest in REMIC III evidenced by the Class A-3 Certificates, which component represents a Component Notional Amount equal to the Certificate Balance of the REMIC II Regular Interest A-3-4.

            "Class A-3-5 Component" means a component of the beneficial interest in REMIC III evidenced by the Class A-3 Certificates, which component represents a Component Notional Amount equal to the Certificate Balance of the REMIC II Regular Interest A-3-5.

            "Class A-3-6 Component" means a component of the beneficial interest in REMIC III evidenced by the Class A-3 Certificates, which component represents a Component Notional Amount equal to the Certificate Balance of the REMIC II Regular Interest A-3-6.

            "Class A-4-1 Component" means a component of the beneficial interest in REMIC III evidenced by the Class A-4 Certificates, which component represents a Component Notional Amount equal to the Certificate Balance of the REMIC II Regular Interest A-4-1.

            "Class A-4-2 Component" means a component of the beneficial interest in REMIC III evidenced by the Class A-4 Certificates, which component represents a Component Notional Amount equal to the Certificate Balance of the REMIC II Regular Interest A-4-2.

            "Class A-AB-1 Component" means a component of the beneficial interest in REMIC III evidenced by the Class A-AB Certificates, which component represents a Component Notional Amount equal to the Certificate Balance of the REMIC II Regular Interest A-AB-1.

            "Class A-AB-2 Component" means a component of the beneficial interest in REMIC III evidenced by the Class A-AB Certificates, which component represents a Component Notional Amount equal to the Certificate Balance of the REMIC II Regular Interest A-AB-2."

            "Class A-AB-3 Component" means a component of the beneficial interest in REMIC III evidenced by the Class A-AB Certificates, which component represents a Component Notional Amount equal to the Certificate Balance of the REMIC II Regular Interest A-AB-3."

            "Class A-AB-4 Component" means a component of the beneficial interest in REMIC III evidenced by the Class A-AB Certificates, which component represents a Component Notional Amount equal to the Certificate Balance of the REMIC II Regular Interest A-AB-4."

            "Class A-5-1 Component" means a component of the beneficial interest in REMIC III evidenced by the Class A-5 Certificates, which component represents a Component Notional Amount equal to the Certificate Balance of the REMIC II Regular Interest A-5-1.

            "Class A-5-2 Component" means a component of the beneficial interest in REMIC III evidenced by the Class A-5 Certificates, which component represents a Component Notional Amount equal to the Certificate Balance of the REMIC II Regular Interest A-5-2.

            "Class A-1A-1 Component" means a component of the beneficial interest in REMIC III evidenced by the Class A-1A Certificates, which component represents a Component Notional Amount equal to the Certificate Balance of the REMIC II Regular Interest A-1A-1.

            "Class A-1A-2 Component" means a component of the beneficial interest in REMIC III evidenced by the Class A-1A Certificates, which component represents a Component Notional Amount equal to the Certificate Balance of the REMIC II Regular Interest A-1A-2.

            "Class A-1A-3 Component" means a component of the beneficial interest in REMIC III evidenced by the Class A-1A Certificates, which component represents a Component Notional Amount equal to the Certificate Balance of the REMIC II Regular Interest A-1A-3.

            "Class A-1A-4 Component" means a component of the beneficial interest in REMIC III evidenced by the Class A-1A Certificates, which component represents a Component Notional Amount equal to the Certificate Balance of the REMIC II Regular Interest A-1A-4.

            "Class A-1A-5 Component" means a component of the beneficial interest in REMIC III evidenced by the Class A-1A Certificates, which component represents a Component Notional Amount equal to the Certificate Balance of the REMIC II Regular Interest A-1A-5.

            "Class A-1A-6 Component" means a component of the beneficial interest in REMIC III evidenced by the Class A-1A Certificates, which component represents a Component Notional Amount equal to the Certificate Balance of the REMIC II Regular Interest A-1A-6.

            "Class A-1A-7 Component" means a component of the beneficial interest in REMIC III evidenced by the Class A-1A Certificates, which component represents a Component Notional Amount equal to the Certificate Balance of the REMIC II Regular Interest A-1A-7.

            "Class A-1A-8 Component" means a component of the beneficial interest in REMIC III evidenced by the Class A-1A Certificates, which component represents a Component Notional Amount equal to the Certificate Balance of the REMIC II Regular Interest A-1A-8.

            "Class A-1A-9 Component" means a component of the beneficial interest in REMIC III evidenced by the Class A-1A Certificates, which component represents a Component Notional Amount equal to the Certificate Balance of the REMIC II Regular Interest A-1A-9.

            "Class A-1A-10 Component" means a component of the beneficial interest in REMIC III evidenced by the Class A-1A Certificates, which component represents a Component Notional Amount equal to the Certificate Balance of the REMIC II Regular Interest A-1A-10.

            "Class A-1A-11 Component" means a component of the beneficial interest in REMIC III evidenced by the Class A-1A Certificates, which component represents a Component Notional Amount equal to the Certificate Balance of the REMIC II Regular Interest A-1A-11.

            "Class A-1A-12 Component" means a component of the beneficial interest in REMIC III evidenced by the Class A-1A Certificates, which component represents a Component Notional Amount equal to the Certificate Balance of the REMIC II Regular Interest A-1A-12.

            "Class A-1A-13 Component" means a component of the beneficial interest in REMIC III evidenced by the Class A-1A Certificates, which component represents a Component Notional Amount equal to the Certificate Balance of the REMIC II Regular Interest A-1A-13.

            "Class A-1A-14 Component" means a component of the beneficial interest in REMIC III evidenced by the Class A-1A Certificates, which component represents a Component Notional Amount equal to the Certificate Balance of the REMIC II Regular Interest A-1A-14.

            "Class A-J Component" means a component of the beneficial interest in REMIC III evidenced by the Class A-J Certificates, which component represents a Component Notional Amount equal to the Certificate Balance of the REMIC II Regular Interest A-J.

            "Class B-1 Component" means a component of the beneficial interest in REMIC III evidenced by the Class B Certificates, which component represents a Component Notional Amount equal to the Certificate Balance of the REMIC II Regular Interest B-1.

            "Class B-2 Component" means a component of the beneficial interest in REMIC III evidenced by the Class B Certificates, which component represents a Component Notional Amount equal to the Certificate Balance of the REMIC II Regular Interest B-2.

            "Class B-3 Component" means a component of the beneficial interest in REMIC III evidenced by the Class B Certificates, which component represents a Component Notional Amount equal to the Certificate Balance of the REMIC II Regular Interest B-3.

            "Class C-1 Component" means a component of the beneficial interest in REMIC III evidenced by the Class C Certificates, which component represents a Component Notional Amount equal to the Certificate Balance of the REMIC II Regular Interest C-1.

            "Class C-2 Component" means a component of the beneficial interest in REMIC III evidenced by the Class C Certificates, which component represents a Component Notional Amount equal to the Certificate Balance of the REMIC II Regular Interest C-2.

            "Class D-1 Component" means a component of the beneficial interest in REMIC III evidenced by the Class D Certificates, which component represents a Component Notional Amount equal to the Certificate Balance of the REMIC II Regular Interest D-1.

            "Class D-2 Component" means a component of the beneficial interest in REMIC III evidenced by the Class D Certificates, which component represents a Component Notional Amount equal to the Certificate Balance of the REMIC II Regular Interest D-2.

            "Class D-3 Component" means a component of the beneficial interest in REMIC III evidenced by the Class D Certificates, which component represents a Component Notional Amount equal to the Certificate Balance of the REMIC II Regular Interest D-3.

            "Class E-1 Component" means a component of the beneficial interest in REMIC III evidenced by the Class E Certificates, which component represents a Component Notional Amount equal to the Certificate Balance of the REMIC II Regular Interest E-1.

            "Class E-2 Component" means a component of the beneficial interest in REMIC III evidenced by the Class E Certificates, which component represents a Component Notional Amount equal to the Certificate Balance of the REMIC II Regular Interest E-2.

            "Class EI Grantor Trust" means that portion of the Trust consisting of Excess Interest and the Excess Interest Sub-account.

            "Class F-1 Component" means a component of the beneficial interest in REMIC III evidenced by the Class F Certificates, which component represents a Component Notional Amount equal to the Certificate Balance of the REMIC II Regular Interest F-1.

            "Class F-2 Component" means a component of the beneficial interest in REMIC III evidenced by the Class F Certificates, which component represents a Component Notional Amount equal to the Certificate Balance of the REMIC II Regular Interest F-2.

            "Class G-1 Component" means a component of the beneficial interest in REMIC III evidenced by the Class G Certificates, which component represents a Component Notional Amount equal to the Certificate Balance of the REMIC II Regular Interest G-1.

            "Class G-2 Component" means a component of the beneficial interest in REMIC III evidenced by the Class G Certificates, which component represents a Component Notional Amount equal to the Certificate Balance of the REMIC II Regular Interest G-2.

            "Class H-1 Component" means a component of the beneficial interest in REMIC III evidenced by the Class H Certificates, which component represents a Component Notional Amount equal to the Certificate Balance of the REMIC II Regular Interest H-1.

            "Class H-2 Component" means a component of the beneficial interest in REMIC III evidenced by the Class H Certificates, which component represents a Component Notional Amount equal to the Certificate Balance of the REMIC II Regular Interest H-2.

            "Class J-1 Component" means a component of the beneficial interest in REMIC III evidenced by the Class J Certificates, which component represents a Component Notional Amount equal to the Certificate Balance of the REMIC II Regular Interest J-1.

            "Class J-2 Component" means a component of the beneficial interest in REMIC III evidenced by the Class J Certificates, which component represents a Component Notional Amount equal to the Certificate Balance of the REMIC II Regular Interest J-2.

            "Class K Component" means a component of the beneficial interest in REMIC III evidenced by the Class K Certificates, which component represents a Component Notional Amount equal to the Certificate Balance of the REMIC II Regular Interest K.

            "Class L-1 Component" means a component of the beneficial interest in REMIC III evidenced by the Class L Certificates, which component represents a Component Notional Amount equal to the Certificate Balance of the REMIC II Regular Interest L-1.

            "Class L-2 Component" means a component of the beneficial interest in REMIC III evidenced by the Class L Certificates, which component represents a Component Notional Amount equal to the Certificate Balance of the REMIC II Regular Interest L-2.

            "Class M Component" means a component of the beneficial interest in REMIC III evidenced by the Class M Certificates, which component represents a Component Notional Amount equal to the Certificate Balance of the REMIC II Regular Interest M.

            "Class N Component" means a component of the beneficial interest in REMIC III evidenced by the Class N Certificates, which component represents a Component Notional Amount equal to the Certificate Balance of the REMIC II Regular Interest N.

            "Class O Component" means a component of the beneficial interest in REMIC III evidenced by the Class O Certificates, which component represents a Component Notional Amount equal to the Certificate Balance of the REMIC II Regular Interest O.

            "Class P Component" means a component of the beneficial interest in REMIC III evidenced by the Class P Certificates, which component represents a Component Notional Amount equal to the Certificate Balance of the REMIC II Regular Interest P.

            "Class X Certificates" means the Class X-1 Certificates, the Class X-2 Certificates and the Class X-Y Certificates, collectively.

            "Class X-1 Notional Amount" means, with respect to the Class X-1 Certificates and any date of determination, the aggregate of the outstanding Certificate Balances of the Principal Balance Certificates.

            "Class X-1 Strip Rate" means, with respect to any Class of Components (other than Components that are also Class X-2 Components) for any Distribution Date, a rate per annum equal to (i) the Weighted Average REMIC I Net Mortgage Rate for such Distribution Date, minus (ii) the Pass-Through Rate for the Corresponding Certificates. In the case of any Class of Components that are also Class X-2 Components, (i) for any Distribution Date occurring on or before the related Class X-2 Component Crossover Date, a rate per annum equal to, (x) the Weighted Average REMIC I Net Mortgage Rate for such Distribution Date, minus (y) the greater of (1) the rate per annum corresponding to such Distribution Date as set forth in Schedule XVI attached hereto and (2) the Pass Through Rate for the Class of Corresponding Certificates, and (ii) for any Distribution Date occurring after the related Class X-2 Component Crossover Date, a rate per annum equal to (x) the Weighted Average REMIC I Net Mortgage Rate for such Distribution Date, minus (y) the Pass-Through Rate for the Corresponding Certificates (provided that in no event shall any Class X-1 Strip Rate be less than zero).

            "Class X-2 Component Crossover Date" means, (i) with respect to the Class A-1-2 Component and the Class A-1A-2 Component, the Distribution Date in Febuary 2006, (ii) with respect to the Class A-1-3 Component, Class A-2-1 Component and Class A-1A-3 Component, the Distribution Date occurring in August 2006, (iii) with respect to the Class A-2-2 Component, Class A-1A-4 Component, Class J-1 Component and Class L-1 Component, the Distribution Date occurring in February 2007, (iv) with respect to the Class A-2-3 Component, the Class A-1A-5 Component, Class H-1 Component, Class J-2 Component and Class L-2 Component, the Distribution Date occurring in August 2007, (v) with respect to the Class A-2-4 Component, Class A-1A-6 Component, Class G-1 Component and Class H-2 Component, the Distribution Date occurring in February 2008, (vi) with respect to the Class A-2-5 Component, Class A-3-1 Component, Class A-1A-7 Component, Class F-1 Component and Class G-2 Component, the Distribution Date occurring in August 2008, (vii) with respect to the Class A-3-2 Component, Class A-1A-8 Component, Class E-1 Component and the Class F-2 Component, the Distribution Date occurring in February 2009, (viii), with respect to the Class A-3-3 Component, Class A-1A-9 Component, Class D-1 Component and Class E-2 Component, the Distribution Date occurring in August 2009, (ix) with respect to the Class A-3-4 Component, Class A-1A-10 Component, Class A-AB-1 Component and Class D-2 Component, the Distribution Date occurring in February 2010, (x) with respect to the Class A-3-5 Component, Class A-AB-2 Component, Class A-1A-11 Component, Class C-1 Component and Class D-3 Component, the Distribution Date occurring in August 2010, (xi) with respect to the Class A-3-6 Component, Class A-AB-3 Component, Class A-1A-12 Component, Class B-1 Component and Class C-2 Component, the Distribution Date occurring in February 2011, (xii) with respect to the Class A-4-4 Component, Class A-AB-4 Component, Class A-1A-13 Component and Class B-2 Component, the Distribution Date occurring in August 2011 and (xiii) with respect to the Class A-5-2 Component, Class A-1A-14 Component and Class B-3 Component, the Distribution Date occurring in February 2012.

            "Class X-2 Components" means each of the Class A-1-1 Component, Class A-1-2 Component, Class A-1-3 Component, Class A-2-1 Component, Class A-2-2 Component, Class A-2-3 Component, Class A-2-4 Component, Class A-2-5 Component, Class A-3-1 Component, Class A-3-2 Component, Class A-3-3 Component, Class A-3-4 Component, Class A-3-5 Component, Class A-3-6 Component, Class A-4-1 Component, Class A-4-2 Component, Class A-AB-1 Component, Class A-AB-2 Component, Class A-AB-3 Component, Class A-AB-4 Component, Class A-5-1 Component, Class A-5-2 Component, Class A-1A-1 Component, Class A-1A-2 Component, Class A-1A-3 Component, Class A-1A-4 Component, Class A-1A-5 Component, Class A-1A-6 Component, Class A-1A-7 Component, Class A-1A-8 Component, Class A-1A-9 Component, Class A-1A-10, Class A-1A-11 Component, Class A-1A-12 Component, Class A-1A-13 Component, Class A-1A-14 Component, Class A-J Component, Class B-1 Component, Class B-2 Component, Class B-3 Component, Class C-1 Component, Class C-2 Component, Class D-1 Component, Class D-2 Component, Class D-3 Component, Class E-1 Component, Class E-2 Component, Class F-1 Component, Class F-2 Component, Class G-1 Component, Class G-2 Component, Class H-1 Component, Class H-2 Component, Class J-1 Component, Class J-2 Component, Class K Component, Class L-1 Component and Class L-2 Component.

            "Class X-2 Notional Amount" means as of any date of determination, the sum of the then Component Notional Amounts of the Class X-2 Components excluding the Class X-2 Components for which the Class X-2 Crossover Date has been previously passed.

            "Class X-2 Strip Rate" means, with respect to each of the Class X-2 Components for any Distribution Date, a rate per annum equal to (i) for any Distribution Date occurring on or before the related Class X-2 Component Crossover Date, the excess, if any, of (x) the lesser of (i) the rate per annum corresponding to such Distribution Date as set forth in Schedule XVI attached hereto and (ii) the Weighted Average REMIC I Net Mortgage Rate for such Distribution Date over (y) the Pass Through Rate for the Class of Corresponding Certificates (provided that, in no event shall any Class X-2 Strip Rate be less than zero), and (ii) for any Distribution Date occurring after the related Class X-2 Component Crossover Date, 0% per annum.

            "Class X-Y Interest Amount" means, with respect to any Distribution Date and the related Interest Accrual Period, interest accrued on the Class X-Y Notional Amount during the related Interest Accrual Period at a rate equal to one twelfth of a per annum rate equal to the Weighted Average Class X-Y Strip Rate.

            "Class X-Y Notional Amount" means, with respect to any Distribution Date, the aggregate of the Principal Balances of the Specially Designated Co-op Mortgage Loans (or any successor REO Mortgage Loans), reduced by any Advances of principal on such Specially Designated Co-op Mortgage Loans (or any successor REO Mortgage Loans) and losses on those Specially Designated Co-op Mortgage Loans previously allocated to the Certificateholders.

            "Class X-Y Strip Rate" means, with respect to any Specially Designated Co-op Mortgage Loan (and any successor REO Mortgage Loan with respect thereto), for any Distribution Date, a rate per annum equal to either: (1) if such Mortgage Loan accrues interest on a 30/360 basis, 0.15%; and (2) if such Mortgage Loan accrues interest on a basis other than that of a 30/360 basis, the product of (a) 0.15%, multiplied by (b) a fraction, the numerator of which is the number of days in the Interest Accrual Period that corresponds to such Distribution Date, and the denominator of which 30.

            "Clearing Agency" means an organization registered as a "clearing agency" pursuant to Section 17A of the 1934 Act, which initially shall be the Depository.

            "Clearstream" means Clearstream Banking Luxembourg, societe anonyme.

            "Closing Date" means on or about February 24, 2005.

            "CMSA" means the Commercial Mortgage Securities Association.

            "CMSA Bond Level File" means a report substantially in the form of, and containing the information called for in, the downloadable form of the "Bond Level File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Bond Level File" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Trustee, as applicable.

            "CMSA Collateral Summary File" means a report substantially in the form of, and containing the information called for in, the downloadable form of the "Collateral Summary File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Collateral Summary File" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Trustee, as applicable.

            "CMSA Comparative Financial Status Report" means a report substantially in the form of, and containing the information called for in, the downloadable form of the "Comparative Financial Status Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Comparative Financial Status Report" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable.

            "CMSA Delinquent Loan Status Report" means a report substantially in the form of, and containing the information called for in, the downloadable form of the "Delinquent Loan Status Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Delinquent Loan Status Report" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable.

            "CMSA Financial File" means a report substantially in the form of, and containing the information called for in, the downloadable form of the "Financial File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Financial File" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable.

            "CMSA Historical Liquidation Report" means a report substantially in the form of, and containing the information called for in, the downloadable form of the "Historical Liquidation Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Historical Liquidation Report" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable.

            "CMSA Historical Loan Modification and Corrected Mortgage Loan Report" means a report substantially in the form of, and containing the information called for in, the downloadable form of the "Historical Loan Modification and Corrected Mortgage Loan Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Historical Loan Modification and Corrected Mortgage Loan Report" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable.

            "CMSA Loan Level Reserve/LOC Report" means a report substantially in the form of, and containing the information called for in, the downloadable form of the "Loan Level Reserve/LOC Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Loan Level Reserve/LOC Report" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable.

            "CMSA Loan Periodic Update File" means a monthly report substantially in the form of, and containing the information called for in, the downloadable form of the "Loan Periodic Update File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Loan Periodic Update File" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable.

            "CMSA Loan Setup File" means a report substantially in the form of, and containing the information called for in, the downloadable form of the "Loan Setup File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Loan Setup File" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable.

            "CMSA NOI Adjustment Worksheet" means a report substantially in the form of, and containing the information called for in, the downloadable form of the "NOI Adjustment Worksheet" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "NOI Adjustment Work" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable.

            "CMSA Operating Statement Analysis Report" means a report substantially in the form of, and containing the information called for in, the downloadable form of the "Operating Statement Analysis Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Operating Statement Analysis Report" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable.

            "CMSA Property File" means a report substantially in the form of, and containing the information called for in, the downloadable form of the "Property File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Property File" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable.

            "CMSA Reconciliation of Funds" means a report substantially in the form of, and containing the information called for in, the downloadable form of the "Reconciliation of Funds" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Reconciliation of Funds" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable.

            "CMSA REO Status Report" means a report substantially in the form of, and containing the information called for in, the downloadable form of the "REO Status Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "REO Status Report" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable.

            "CMSA Reports" means the Restricted Servicer Reports and the Unrestricted Servicer Reports, collectively, as the forms thereof are modified, expanded or otherwise changed from time to time by the CMSA. With respect to new reports created and approved by the CMSA, such new reports will be used in this transaction (provided, however, that insofar as any such new report requires the presentation of information in addition to that called for by the current CMSA reports, such new report is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable) and the Depositor shall direct the Trustee as to whether such reports will be Restricted Servicer Reports or Unrestricted Servicer Reports. The Trustee shall provide the Master Servicer and Special Servicer with a copy of such direction within two Business Days after its receipt. In the case of each Mortgaged Property securing a Co-op Mortgage Loan, the respective files and reports comprising the CMSA Reports shall present the Projected Net Cash Flow for such Mortgaged Property and the Debt Service Coverage Ratio for such Co-op Mortgage Loan, as such terms apply to residential cooperative properties, if and to the extent that such file or report requires preparation and/or submission of data concerning net cash flow or debt service coverage.

            "CMSA Servicer Watch List" means a report substantially in the form of, and containing the information called for in, the downloadable form of "Servicer Watch List" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Servicer Watch List" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable; provided, however, that, notwithstanding the foregoing, the NCB Master Servicer shall not be required to include a Co-op Mortgage Loan on the Servicer Watch List on account of the Debt Service Coverage Ratio of such Co-op Mortgage Loan, unless such Debt Service Coverage Ratio shall fall below 0.90x (for purposes of the calculation of the Debt Service Coverage Ratio of a Co-op Mortgage Loan for this definition only, the Projected Net Cash Flow of the related Mortgaged Property shall be adjusted to reflect the actual expenses incurred by the Mortgagor).

            "CMSA Special Servicer Loan File" means a report substantially in the form of, and containing the information called for in, the downloadable form of the "Special Servicer Loan File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Special Servicer Loan File" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Special Servicer, as applicable.

            "CMSA Website" means the CMSA's website located at "www.cmbs.org" or such other primary website as the CMSA may establish for dissemination of its report forms.

            "Code" means the Internal Revenue Code of 1986, as amended, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form and proposed regulations thereunder, to the extent that, by reason of their proposed effective date, such proposed regulations would apply to the Trust.

            "Collection Period" means, with respect to any Distribution Date, the period beginning on the day after the Determination Date in the month preceding the month of such Distribution Date (or in the case of the first Distribution Date, the Cut-Off Date) and ending on the Determination Date in the month in which the Distribution Date occurs.

            "Commission" means the Securities and Exchange Commission.

            "Compensating Interest" means, with respect to any Distribution Date and each Master Servicer, an amount equal to the excess of (A) Prepayment Interest Shortfalls incurred in respect of the Mortgage Loans serviced by such Master Servicer (but not including any Specially Serviced Mortgage Loan) resulting from (x) voluntary Principal Prepayments on such Mortgage Loans or (y) to the extent that such Master Servicer did not apply the proceeds thereof in accordance with the terms of the related Mortgage Loan documents, involuntary Principal Prepayments, during the related Collection Period, over (B) the aggregate of the Prepayment Interest Excesses received in respect of the Mortgage Loans serviced by such Master Servicer (but not including any Specially Serviced Mortgage Loan) resulting from Principal Prepayments on such Mortgage Loan during the same related Collection Period, but in any event with respect to Compensating Interest to be paid by each Master Servicer hereunder, not more than the portion of the aggregate Master Servicing Fee of such Master Servicer accrued at a rate per annum equal to 2 basis points for the related Distribution Date calculated in respect of such Master Servicer's Mortgage Loans (including REO Mortgage Loans).

            "Component" means each of the Class A-1-1 Component, Class A-1-2 Component, Class A-1-3 Component, Class A-2-1 Component, Class A-2-2 Component, Class A-2-3 Component, Class A-2-4 Component, Class A-2-5 Component, Class A-3-1 Component, Class A-3-2 Component, Class A-3-3 Component, Class A-3-4 Component, Class A-3-5 Component, Class A-3-6 Component, Class A-4-1 Component, Class A-4-2 Component, Class A-AB-1 Component, Class A-AB-2 Component, Class A-AB-3 Component, Class A-AB-4 Component, Class A-5-1 Component, Class A-5-2 Component, Class A-1A-1 Component, Class A-1A-2 Component, Class A-1A-3 Component, Class A-1A-4 Component, Class A-1A-5 Component, Class A-1A-6 Component, Class A-1A-7 Component, Class A-1A-8 Component, Class A-1A-9 Component, Class A-1A-10, Class A-1A-11 Component, Class A-1A-12 Component, Class A-1A-13 Component, Class A-1A-14 Component, Class A-J Component, Class B-1 Component, Class B-2 Component, Class B-3 Component, Class C-1 Component, Class C-2 Component, Class D-1 Component, Class D-2 Component, Class D-3 Component, Class E-1 Component, Class E-2 Component, Class F-1 Component, Class F-2 Component, Class G-1 Component, Class G-2 Component, Class H-1 Component, Class H-2 Component, Class J-1 Component, Class J-2 Component, Class K Component, Class L-1 Component, Class L-2 Component, Class M Component, Class N Component, Class O Component and Class P Component.

            "Component Notional Amount" means with respect to each Component and any date of determination, an amount equal to the then Certificate Balance of its Corresponding REMIC II Regular Interest.

            "Condemnation Proceeds" means any awards resulting from the full or partial condemnation or any eminent domain proceeding or any conveyance in lieu or in anticipation thereof with respect to a Mortgaged Property by or to any governmental, quasi-governmental authority or private entity with condemnation powers (other than amounts to be applied to the restoration, preservation or repair of such Mortgaged Property or released to the related Mortgagor in accordance with the terms of the Mortgage Loan).

            "Controlling Class" means the most subordinate Class of REMIC III Regular Certificates outstanding at any time of determination; provided that, if the aggregate Certificate Balance of such Class is less than 25% of the initial Certificate Balance of such Class as of the Closing Date, the Controlling Class shall be the next most subordinate Class of REMIC III Regular Certificates outstanding. As of the Closing Date, the Controlling Class will be the Class O Certificates.

            "Controlling Person" means, with respect to any Person, any other Person who "controls" such Person within the meaning of the 1933 Act.

            "Co-op Mortgage Loan" means any Mortgage Loan that, as of the date it is first included in the Trust, is secured by a Mortgage that encumbers a residential cooperative property, as identified on Schedule IV hereto.

            "Co-op Special Servicer" means National Consumer Cooperative Bank, or any successor Special Servicer as herein provided, including without limitation any successor Special Servicer appointed pursuant to Section 9.39 hereof.

            "Co-op Trust Assets" means the Co-op Mortgage Loans, any REO Properties acquired by the Trust with respect to the Co-op Mortgage Loans and any and all other related assets of the Trust.

            "Corporate Trust Office" means, with respect to the presentment and surrender of Certificates for the final distribution thereon or the presentment and surrender of Certificates for any other purpose, the principal corporate trust office of the Certificate Registrar. The principal corporate trust office of the Trustee is presently located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attention: Global Securitization Trust Services Group--Morgan Stanley Capital I Inc., Series 2005-IQ9, or at such other address as the Trustee or Certificate Registrar may designate from time to time by notice to the Certificateholders, the Depositor, the Master Servicers and the Special Servicers.

            "Corresponding Certificate" means the class of Certificates as set forth in the Preliminary Statement with respect to any Corresponding Component or any Corresponding REMIC II Regular Interest.

            "Corresponding Component" means the Component as set forth in the Preliminary Statement with respect to any Corresponding Certificate or any Corresponding REMIC II Regular Interest.

            "Corresponding REMIC I Regular Interest" means, with respect to each Mortgage Loan, the REMIC I Regular Interest or Interests having an initial Certificate Balance (in the case of the Group PB REMIC Regular Interests) or initial Notional Amount (in the case of the Group X-Y REMIC I Regular Interests), equal to the Principal Balance of such Mortgage Loan outstanding as of the Cut-Off Date, after taking into account all principal and interest payments made or due prior to the Cut-Off Date.

            "Corresponding REMIC II Regular Interest" means the REMIC II Regular Interest as defined in the Preliminary Statement with respect to any Class of Corresponding Certificates or any Corresponding Component.

            "Cross-Collateralized   Loan"  has  the   meaning   set  forth  in
Section 2.3(a) hereof.

            "Custodian" means the Trustee or any Person who is appointed by the Trustee at any time as custodian pursuant to Section 7.9 and who is unaffiliated with the Depositor and each Seller and satisfies the eligibility requirements of the Trustee as set forth in Section 7.5.

            "Customer" means a broker, dealer, bank, other financial institution or other Person for whom the Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

            "Cut-Off Date" means the end of business on February 1, 2005. The Cut-Off Date for any Mortgage Loan that has a Due Date on a date other than the first day of each month shall be the end of business on February 1, 2005 and Scheduled Payments due in February 2005 with respect to Mortgage Loans not having Due Dates on the first of each month have been deemed received on February 1, 2005, not the actual day on which such Scheduled Payments were due.

            "Debt Service Coverage Ratio" means either, (a) with respect to any Mortgage Loan (other than a Co-op Mortgage Loan), as of any date of determination, the ratio of (1) the annual, year-end net cash flow of the related Mortgaged Property or Mortgaged Properties, determined as provided in the NOI Adjustment Worksheet based on the most recent annual, year-end operating statements provided by the Mortgagor (or if no annual, year-end operating statements have been provided, based on such information provided by the Mortgagor, including without limitation rent rolls and other unaudited financial information, as the applicable Master Servicer shall determine in accordance with the Servicing Standard) to (2) the annualized amount of debt service payable on that Mortgage Loan or, in the case of Mortgage Loan Nos. 2-4, 9, 13, 25, 28, 30, 31, 37, 41, 45, 75 and 91, where periodic payments are interest-only for a certain amount of time after origination after which date the Mortgage Loan amortizes principal for the remaining term of the Mortgage Loan, the annualized amount of debt service that will be payable under the Mortgage Loan after the beginning of the amortization term of the Mortgage Loan, or (b) with respect to any Co-op Mortgage Loan, as of any date of determination, the ratio of (1) the Projected Net Cash Flow for the related Mortgaged Property on an annualized basis to (2) the annualized amount of debt service payable on that Co-op Mortgage Loan.

            "Debt Service Reduction Amount" means, with respect to a Due Date and the related Determination Date, the amount of the reduction of the Scheduled Payment which a Mortgagor is obligated to pay on such Due Date with respect to a Mortgage Loan as a result of any proceeding under bankruptcy law or any similar proceeding (other than a Deficient Valuation Amount); provided, however, that in the case of an amount that is deferred, but not forgiven, such reduction shall include only the net present value (calculated at the related Mortgage Rate) of the reduction.

            "Defaulted Mortgage Loan" means a Mortgage Loan that is in default under the terms of the applicable Mortgage Loan documentation and for which any applicable grace period has expired.

            "Defeasance Collateral" means, with respect to any Defeasance Loan, "government securities" as defined in Section 2(a)(16) of the Investment Company Act of 1940 required to be pledged in lieu of prepayment pursuant to the terms thereof.

            "Defeasance Loan" means any Mortgage Loan which requires or permits the related Mortgagor (or permits the holder of such Mortgage Loan to require the related Mortgagor) to pledge Defeasance Collateral to such holder in lieu of prepayment.

            "Deficient Valuation" means, with respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property relating to such Mortgage Loan in an amount less than the then outstanding indebtedness under such Mortgage Loan, which valuation results from a proceeding initiated under the United States Bankruptcy Code, as amended from time to time, and that reduces the amount the Mortgagor is required to pay under such Mortgage Loan.

            "Deficient Valuation Amount" means with respect to each Mortgage Loan, the amount by which the total amount due with respect to such Mortgage Loan (excluding interest not yet accrued), including the Principal Balance of such Mortgage Loan plus any accrued and unpaid interest thereon and any other amounts recoverable from the Mortgagor with respect thereto pursuant to the terms thereof, is reduced in connection with a Deficient Valuation.

            "Definitive Certificates" means Certificates of any Class issued in definitive, fully registered, certificated form without interest coupons.

            "Deleted Mortgage Loan" means a Mortgage Loan which is repurchased from the Trust pursuant to the terms hereof or as to which one or more Qualifying Substitute Mortgage Loans are substituted.

            "Depositor" means Morgan Stanley Capital I Inc., a Delaware corporation, and its successors in interest.

            "Depository" has the meaning set forth in Section 3.7(a).

            "Depository Agreement" means the Blanket Letter of Representations dated the Closing Date between the Depositor and the Depository.

            "Determination Date" means (a), with respect to any Distribution Date and any of the Mortgage Loans other than the NCB, FSB Loans and the MM Loans, the earlier of (i) the 10th day of the month in which such Distribution Date occurs or, if such day is not a Business Day, the immediately preceding Business Day, and (ii) the 5th Business Day prior to the related Distribution Date, commencing March 8, 2005, (b) with respect to any Distribution Date and any of the NCB, FSB Loans, the earlier of (i) the 11th day of the month in which such Distribution Date occurs or, if such day is not a Business Day, the immediately preceding Business Day and (ii) the 4th Business Day prior to the related Distribution Date, commencing March 9, 2005 or (c) with respect to any Distribution Date and any of the MM Loans, the 5th Business Day prior to the related Distribution Date, commencing March 8, 2005.

            "Directly Operate" means, with respect to any REO Property, the furnishing or rendering of services to the tenants thereof, the management of such REO Property, the holding of such REO Property primarily for sale to customers (other than a sale of an REO Property pursuant to and in accordance with Section 9.15) or the performance of any construction work thereon, in each case other than through an Independent Contractor; provided, however, that the Trustee (or the applicable Special Servicer on behalf of the Trustee) shall not be considered to Directly Operate an REO Property solely because the Trustee (or the applicable Special Servicer on behalf of the Trustee) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs, tenant improvements or capital expenditures with respect to such REO Property (including, without limitation, construction activity to effect repairs or in connection with leasing activity) or undertakes any ministerial action incidental thereto.

            "Discount Rate" means the rate which, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually. The "Treasury Rate," unless otherwise set forth in the Mortgage Loan documents, is the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15--Selected Interest Rates under the heading "U.S. government securities/Treasury constant maturities" for the week ending prior to the date of the relevant principal prepayment, of U.S. Treasury constant maturities with a maturity date (one longer and one shorter) most nearly approximating the maturity date (or the Anticipated Repayment Date, if applicable) of the Mortgage Loan prepaid. If Release H.15 is no longer published, the applicable Master Servicer will select a comparable publication to determine the Treasury Rate.

            "Disqualified Organization" means any of (i) the United States, any State or any political subdivision thereof, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by any such governmental unit), (ii) a foreign government, international organization or any agency or instrumentality of either of the foregoing, (iii) an organization (except certain farmers' cooperatives described in Section 521 of the Code) which is exempt from tax imposed by Chapter 1 of the Code (unless such organization is subject to the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381 of the Code, and (v) any other Person so designated by the Master Servicer based upon an Opinion of Counsel that the holding of an ownership interest in a Residual Certificate by such Person may cause any of the REMIC Pools, or any Person having an Ownership Interest in any Class of Certificates, other than such Person, to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the transfer of an ownership interest in a Residual Certificate to such Person. The terms "United States," "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

            "Distributable Certificate Interest" means, with respect to any Distribution Date and any Class of Certificates (other than the Class EI Certificates and the Residual Certificates) or Interests, the sum of (A) Accrued Certificate Interest in respect of such Class or Interest, reduced (to not less than zero) by (i) any Net Aggregate Prepayment Interest Shortfalls for such Class of Certificates or Interests, allocated on such Distribution Date to such Class or Interest pursuant to Section 6.7, and (ii) Realized Losses allocated on such Distribution Date to reduce the Distributable Certificate Interest payable to such Class or Interest pursuant to Section 6.6, plus (B) the Unpaid Interest, plus (C) if the Aggregate Certificate Balance is reduced because of a diversion of principal in accordance with Section 5.2(a)(II)(iv), and there is a subsequent recovery of amounts as described in Section 6.6(c)(i), then interest at the applicable Pass-Through Rate that would have accrued and been distributable with respect to the amount by which the Aggregate Certificate Balance was so reduced, which interest shall accrue from the date that the related Realized Loss is allocated through the end of the Interest Accrual Period related to the Distribution Date on which such amounts are subsequently recovered.

            "Distribution Account" means the Distribution Account maintained by the Paying Agent on behalf of the Trustee, in accordance with the provisions of
Section 5.3, which account shall be an Eligible Account.

            "Distribution Date" means the 15th day of each month or, if such day is not a Business Day, the next succeeding Business Day, commencing March 15, 2004.

            "Due Date" means, with respect to a Mortgage Loan, the date on which a Scheduled Payment is first due without the application of grace periods.

            "Eligible Account" means an account (or accounts) that is any of the following: (i) maintained with a depository institution or trust company whose
(A) commercial paper, short-term unsecured debt obligations or other short-term deposits are rated at least "F1" by Fitch and "A-1" by S&P, if the deposits are to be held in the account for 30 days or less, or (B) long term unsecured debt obligations are rated at least "AA" (or with respect to an account held by WaMu, as a Primary Servicer or by Wachovia Bank, N.A., "A") by Fitch and "AA-" (or "A" (without regard to any plus or minus), if the short-term unsecured debt obligations are rated at least "A-1") by S&P, if the deposits are to be held in the account more than 30 days, (ii) a segregated trust account or accounts maintained in the trust department of the Trustee, the Paying Agent or other financial institution having a combined capital and surplus of at least $50,000,000 and subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the Code of Federal Regulations Section 9.10(b), (iii) an account or accounts of a depository institution acceptable to the Rating Agencies, as evidenced by Rating Agency Confirmation with respect to the use of any such account as a Certificate Account or the Distribution Account or in the case of Escrow Accounts with respect to NCB, FSB Loans, any account maintained with NCB, FSB (provided that NCB, FSB has a combined capital and surplus of at least $40,000,000) or (iv) an account or accounts maintained with PNC Bank, National Association ("PNC") so long as PNC's long-term unsecured debt rating shall be at least "A" from Fitch and "A" (without regard to any plus or minus), if the short-term unsecured debt obligations are rated at least "A-1" from S&P (if the deposits are to be held in the account for more than 30 days) or PNC's short-term deposit or short-term unsecured debt rating shall be at least "F1" from Fitch and "A-1" from S&P (if the deposits are to be held in the account for 30 days or less). Notwithstanding anything in the foregoing to the contrary, an account shall not fail to be an Eligible Account solely because it is maintained with Wells Fargo Bank, National Association, a wholly owned subsidiary of Wells Fargo & Co., provided that such subsidiary's or its parent's (A) commercial paper, short-term unsecured debt obligations or other short-term deposits are at least "P-1" in the case of Moody's and "A-1" in the case of S&P, if the deposits are to be held in the account for 30 days or less, or (B) long-term unsecured debt obligations are rated at least "Aa3" in the case of Moody's and AA-" (or "A" (without regard to any plus or minus), if the short-term unsecured debt obligations are rated at least "A-1") in the case of S&P, if the deposits are to be held in the account for more than 30 days.

            "Eligible Investments" means any one or more of the following financial assets or other property:

            (i) direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America, FNMA, FHLMC or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America; provided that any obligation of FNMA or FHLMC, other than an unsecured senior debt obligation of FNMA or FHLMC, shall be an Eligible Investment only if Rating Agency Confirmation is obtained with respect to such investment;

            (ii) demand or time deposits in, unsecured certificates of deposit of, money market deposit accounts of, or bankers' acceptances issued by, any depository institution or trust company (including the Trustee, the Master Servicers, the Special Servicers, the Paying Agent or any Affiliate of a Master Servicer, a Special Servicer, the Paying Agent or the Trustee, acting in its commercial capacity) incorporated or organized under the laws of the United States of America or any State thereof and subject to supervision and examination by federal or state banking authorities, so long as the commercial paper or other short-term debt obligations of such depository institution or trust company are rated "F-1" by Fitch and "A-1" (without regard to any plus or minus) by S&P or the long-term unsecured debt obligations of such depository institution or trust company have been assigned a rating by each Rating Agency at least equal "AA" by Fitch and "AA-" by S&P or its equivalent or, in each case, if not rated by a Rating Agency, then such Rating Agency has issued a Rating Agency Confirmation;

            (iii) repurchase agreements or obligations with respect to any security described in clause (i) above where such security has a remaining maturity of one year or less and where such repurchase obligation has been entered into with a depository institution or trust company (acting as principal) described in clause (ii) above and where such repurchase obligation will mature prior to the Business Day preceding the next date upon which, as described in this Agreement, such amounts are required to be withdrawn from a Certificate Account and which meets the minimum rating requirement for such entity described above (or for which Rating Agency Confirmation is obtained with respect to such ratings);

            (iv) debt obligations (other than stripped bonds or stripped coupons) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof, which securities are rated "AA" or its equivalent by each Rating Agency, unless otherwise specified in writing by the Rating Agency; provided that securities issued by any particular corporation will not be Eligible Investments to the extent that investment therein will cause the then-outstanding principal amount of securities issued by such corporation and held in a Certificate Account to exceed 5% of the sum of the aggregate Certificate Principal Balance of the Principal Balance Certificates and the aggregate principal amount of all Eligible Investments in the Certificate Account;

            (v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) rated "F-1+" by Fitch and "A-1" (without regard to any plus or minus) by S&P (or for which Rating Agency Confirmation is obtained with respect to such ratings);

            (vi) units of investment funds (including money market funds) that are rated in the highest long-term category by Fitch and "AAAm" by S&P (or if not rated by any such Rating Agency, then such Rating Agency has issued a Rating Agency Confirmation);

            (vii) guaranteed reinvestment agreements maturing within 365 days or less issued by any bank, insurance company or other corporation whose long-term unsecured debt rating is not less than "AA" (or its equivalent) by Fitch and S&P, or for which Rating Agency Confirmation is obtained with respect to such ratings; provided that, with respect to S&P, such agreements state that funds may be withdrawn at par without penalty;

            (viii) any money market funds (including those managed or advised by the Paying Agent or its Affiliates) that maintain a constant asset value and that are rated "AAA" (or its equivalent) by Fitch (if so rated by Fitch) and "AAAm" or "AAAm-G" (or its equivalent) by S&P, and any other demand, money-market or time deposit, or any other obligation, security or investment, with respect to which Rating Agency Confirmation has been obtained; and

            (ix) such other investments bearing interest or sold at a discount, earning a return "in the nature of interest" within the meaning of Treasury Regulation Section 1.860G-2(g)(1)(i) (as evidenced by an Opinion of Counsel delivered to the Trustee and the Paying Agent by the applicable Master Servicer or Special Servicer at the applicable Master Servicer's or Special Servicer's expense), as are acceptable to the Rating Agencies (as evidenced by Rating Agency Confirmation) and treated as "permitted investments" that are "cash flow investments" under Section 860G(a)(5) of the Code;

provided (A) such investment is held for a temporary period pursuant to Section 1.860G-2(g)(i) of the Treasury Regulations, (B) such investment is payable by the obligor in U.S. dollars, and (C) that no such instrument shall be an Eligible Investment (1) if such instrument evidences either (a) a right to receive only interest payments or only principal payments with respect to the obligations underlying such instrument or (b) a right to receive both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations, or (2) if it may be redeemed at a price below the purchase price or (3) if it is not treated as a "permitted investment" that is a "cash flow investment" under Section 860G(a)(5) of the Code; and provided, further, that any such instrument shall have a maturity date no later than the date such instrument is required to be used to satisfy the obligations under this Agreement, and, in any event, shall not have a maturity in excess of one year; any such instrument must have a predetermined fixed dollar of principal due at maturity that cannot vary or change; if rated, the obligation must not have an "r" highlighter affixed to its rating; interest on any variable rate instrument shall be tied to a single interest rate index plus a single fixed spread (if any) and move proportionally with that index; and provided, further, that no amount beneficially owned by any REMIC Pool (including any amounts collected by the Master Servicers but not yet deposited in the Certificate Accounts) may be invested in investments treated as equity interests for Federal income tax purposes. No Eligible Investments shall be purchased at a price in excess of par. For the purpose of this definition, units of investment funds (including money market funds) shall be deemed to mature daily.

            "Environmental Insurance Policy" shall mean, with respect to any Mortgage Loan or the related Mortgaged Property or REO Property, any insurance policy covering pollution conditions and/or other environmental conditions that is maintained from time to time in respect of such Mortgage Loan, Mortgaged Property or REO Property, as the case may be, for the benefit of, among others, the Trustee on behalf of the Certificateholders.

            "Environmental Laws" means any and all federal, state and local statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions, now or hereafter in effect, relating to health or the environment or to emissions, discharges or releases of chemical substances, including, without limitation, any and all pollutants, contaminants, petroleum or petroleum products, asbestos or asbestos-containing materials, polychlorinated biphenyls, urea-formaldehyde insulation, radon, industrial, toxic or hazardous substances or wastes, into the environment, including, without limitation, ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, labeling, registration, treatment, storage, disposal, transport or handling of any of the foregoing substances or wastes or the clean-up or other remediation thereof.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

            "Escrow Account" means an account established by or on behalf of the Master Servicer pursuant to Section 8.3(e).

            "Escrow Amount" means any amount payable with respect to a Mortgage Loan for taxes, assessments, water rates, Standard Hazard Insurance Policy premiums, ground lease payments, reserves for capital improvements, deferred maintenance, repairs, tenant improvements, leasing commissions, rental achievements, environmental matters and other reserves or comparable items.

            "Euroclear" means the Euroclear system.

            "Event of Default" has the meaning set forth in Section 8.28(b).

            "Excess Interest" means, with respect to an ARD Loan if such ARD Loan is not prepaid in full on or before its Anticipated Repayment Date, the excess, if any of (i) interest accrued at the rate of interest applicable to such Mortgage Loan after such Anticipated Repayment Date (plus any interest on such interest as may be provided for under the Mortgage Loan documents) over
(ii) interest accrued at the rate of interest applicable to such Mortgage Loan before such Anticipated Repayment Date. Excess Interest on an ARD Loan is an asset of the Trust, but shall not be an asset of any REMIC Pool formed hereunder.

            "Excess Interest Sub-account" means an administrative account deemed to be a sub-account of the Distribution Account, in accordance with the provisions of Section 5.3. The Excess Interest Sub-account shall not be an asset of any REMIC Pool formed hereunder.

            "Excess Liquidation Proceeds" means, with respect to any Mortgage Loan, the excess of (i) Liquidation Proceeds of a Mortgage Loan or related REO Property, over (ii) the amount that would have been received if a Principal Prepayment in full had been made with respect to such Mortgage Loan on the date such proceeds were received plus accrued and unpaid interest with respect to such Mortgage Loan and all expenses (including Additional Trust Expenses and Unliquidated Advances) with respect to such Mortgage Loan.

            "Excess Servicing Fee" means, with respect to the Mortgage Loans for which an "excess servicing fee rate" is designated on the Mortgage Loan Schedule, the monthly fee payable to the parties set forth on Exhibit J hereto or their successors and assigns, as holders of excess servicing rights, which fee shall accrue on the Scheduled Principal Balance of each such Mortgage Loan immediately prior to the Due Date occurring in each month at the per annum rate (determined in the same manner as the applicable Mortgage Rate for such Mortgage Loan is determined for such month) specified on the Mortgage Loan Schedule (the "Excess Servicing Fee Rate"). Each holder of a right to receive Excess Servicing Fees is entitled to Excess Servicing Fees only with respect to the Mortgage Loans as indicated on Exhibit J hereto.

            "Exchange Certification" means an Exchange Certification substantially in the form set forth in Exhibit H hereto executed by a holder of an interest in a Regulation S Global Certificate or a Rule 144A IAI Global Certificate, as applicable.

            "Expense Loss" means a loss realized upon payment by the Trust of an Additional Trust Expense.

            "Extension" has the meaning set forth in Section 9.15(a).

            "FDIC" means the Federal Deposit Insurance Corporation or any successor thereto.

            "FHLMC" means the Federal Home Loan Mortgage Corporation, or any successor thereto.

            "Final Certification" has the meaning set forth in Section 2.2.

            "Final Prospectus Supplement" has the meaning set forth in the Preliminary Statement hereto.

            "Final Rated Distribution Date" means, with respect to each rated Class of Certificates, the Distribution Date in July 2056.

            "Final Recovery Determination" means a determination with respect to: (i) any Mortgage Loan other than a Specially Serviced Mortgage Loan, by the applicable Master Servicer in consultation with the applicable Special Servicer and (ii) with respect to any Specially Serviced Mortgage Loan (including a Mortgage Loan that became an REO Property) by the applicable Special Servicer, in each case, in its good faith discretion, consistent with the Servicing Standard, that all Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds, Purchase Proceeds and other payments or recoveries which the applicable Master Servicer or the applicable Special Servicer, as the case may be, expects to be finally recoverable on such Mortgage Loan, without regard to any obligation of such Master Servicer, the Trustee or the Fiscal Agent, as the case may be, to make payments from its own funds pursuant to Article IV hereof, have been recovered. With respect to each Mortgage Loan that is cross-collateralized by Mortgaged Properties securing other Mortgage Loans, all of the Mortgaged Properties and other security must be considered in connection with any such Final Recovery Determination. The applicable Special Servicer shall be required to provide the applicable Master Servicer with prompt written notice of any Final Recovery Determination with respect to any Specially Serviced Mortgage Loan or REO Mortgage Loan upon making such determination. The applicable Master Servicer shall promptly notify the Trustee and the Paying Agent of such determination and the Paying Agent shall deliver a copy of such notice to each Rating Agency.

            "Final Scheduled Distribution Date" means, for each Class of rated Certificates, the Distribution Date on which such Class would be paid in full if payments were made on the Mortgage Loans in accordance with their terms, except that the ARD Loan is assumed to be repaid on its Anticipated Repayment Date.

            "Fiscal Agent" means ABN AMRO Bank, N.V., a foreign banking organization organized under the laws of the Netherlands and its permitted successors and assigns.

            "Fiscal Agent Termination Event" has the meaning set forth in
Section 4.7 hereof.

            "Fitch" means Fitch Ratings, Inc. or its successor in interest.

            "FNMA" means the Federal National Mortgage Association, or any successor thereto.

            "General Master Servicer" means Wells Fargo Bank, National Association and its permitted successors or assigns.

            "General Special Servicer" means means Midland Loan Services, Inc., or any successor General Special Servicer as herein provided, including without limitation any successor General Special Servicer appointed pursuant to Section 9.39.

            "Global Certificate" means any Rule 144A IAI Global Certificate, Regulation S Temporary Global Certificate or Regulation S Permanent Global Certificate.

            "Grantor Trust Provisions" shall mean those provisions of the Code relating to grantor trusts, which appear in subpart E, Part I of subchapter J, and related provisions, and proposed, temporary and final Treasury regulations, including Treasury Regulations Section 301.7701-4(c)(2), and any published rulings, notice and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

            "Group PB REMIC I Regular Interests" means, collectively, all of the REMIC I Regular Interests other than the Group X-Y REMIC I Regular Interests, which are the REMIC I Regular Interests with principal balances.

            "Group X-Y REMIC I Regular Interests" means, collectively, the REMIC I Regular Interests, which represent interests in the Class X-Y Strip Rates with respect to the Specially Designated Co-op Mortgage Loans, which are the REMIC I Regular Interests without principal balances (but have notional amounts for purposes of accruing interest).

            "Holder" means the Person in whose name a Certificate is registered on the Certificate Register.

            "IAI Definitive Certificate" means, with respect to any Class of Certificates sold to Institutional Accredited Investors who are not Qualified Institutional Buyers, a Certificate in definitive, fully registered certificated form without interest coupons.

            "Independent" means, when used with respect to any Accountants, a Person who is "independent" within the meaning of Rule 2-01(B) of the Commission's Regulation S-X. Independent means, when used with respect to any other Person, a Person who (A) is in fact independent of another specified Person and any Affiliate of such other Person, (B) does not have any material direct or indirect financial interest in such other Person or any Affiliate of such other Person, (C) is not connected with such other Person or any Affiliate of such other Person as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions and (D) is not a member of the immediate family of a Person defined in clause (B) or (C) above.

            "Independent Contractor" means, either (i) with respect to any Mortgage Loan (A) that is not a Specially Serviced Mortgage Loan, any Person designated by the applicable Master Servicer (other than any Master Servicer, but which may be an Affiliate of such Master Servicer), or (B) that is a Specially Serviced Mortgage Loan, any Person designated by the applicable Special Servicer that would be an "independent contractor" with respect to a REMIC Pool within the meaning of Section 856(d)(3) of the Code if such REMIC Pool were a real estate investment trust (except that the ownership test set forth in such Section shall be considered to be met by any Person that owns, directly or indirectly, 35% or more of the Aggregate Certificate Balance or Notional Amount, as the case may be, of any Class of the Certificates (other than the Residual Certificates), a Percentage Interest of 35% or more in the Residual Certificates or such other interest in any Class of the Certificates or of the applicable REMIC Pool as is set forth in an Opinion of Counsel, which shall be at no expense to the Trustee or the Trust) so long as such REMIC Pool does not receive or derive any income from such Person and provided that the relationship between such Person and such REMIC is at arm's length, all within the meaning of Treasury Regulations Section 1.856-4(b)(5), or (ii) any other Person (including a Master Servicer or a Special Servicer) upon receipt by the Trustee of an Opinion of Counsel, which shall be at the expense of the Person delivering such opinion to the Trustee, to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a) of the Code), or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property.

            "Initial Certification" has the meaning set forth in Section 2.2.

            "Initial Deposit" means the amount of all collections made on the Mortgage Loans from the Cut-Off Date to and excluding the Closing Date.

            "Initial LTV Co-op Basis" shall mean, with respect to any Co-op Mortgage Loan, the related loan-to-value ratio specified under the heading "Cut-Off Date LTV" in Appendix II to the Final Prospectus Supplement.

            "Inspection Report" means a report substantially in the form of, and containing the information called for in, the downloadable form of the "Property Inspection Form" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Property Inspection Form" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable.

            "Institutional Accredited Investor" means an institutional accredited investor qualifying pursuant to Rule 501(a)(1), (2), (3) or (7) of Regulation D of the 1933 Act.

            "Insurance Policies" means, collectively, any Standard Hazard Insurance Policy, flood insurance policy, title insurance policy, terrorism insurance policy or Environmental Insurance Policy relating to the Mortgage Loans or the Mortgaged Properties in effect as of the Closing Date or thereafter during the term of this Agreement.

            "Insurance Proceeds" means amounts paid by the insurer under any Insurance Policy (other than amounts required to be paid over to the Mortgagor (or used to restore the related Mortgaged Property) pursuant to law, the related Mortgage Loan or the Servicing Standard).

            "Insured Environmental Event" has the meaning set forth in Section 9.1(f).

            "Interest" means a REMIC I Regular Interest or a REMIC II Regular Interest, as applicable.

            "Interest Accrual Period" means, for any Distribution Date, with respect to all Classes of Certificates and Interests (other than the Residual Certificates), the period beginning on the first day of the month preceding the month in which such Distribution Date occurs and ending on the last day of the month preceding the month in which such Distribution Date occurs.

            "Interest Reserve Account" means that Interest Reserve Account maintained by the Master Servicer pursuant to Section 5.1(a), which account shall be an Eligible Account.

            "Interest Reserve Amount" has the meaning set forth in Section
5.1(d).

            "Interest Reserve Loans" shall mean the Mortgage Loans which bear interest other than on the basis of a 360-day year consisting of twelve 30-day months.

            "Interested Person" means, as of any date of determination, the Master Servicers, the Special Servicers, the Depositor, the holder of any related Junior Indebtedness (with respect to any particular Mortgage Loan), a holder of 50% or more of the Controlling Class, the Operating Adviser, any Independent Contractor engaged by a Master Servicer or a Special Servicer pursuant to this Agreement, or any Person actually known to a Responsible Officer of the Trustee to be an Affiliate of any of them.

            "IXIS" has the meaning assigned in the Preliminary Statement hereto.

            "IXIS Loans" means, collectively, those Mortgage Loans sold to the Depositor pursuant to the Mortgage Loan Purchase Agreement II and shown on
Schedule II hereto.

            "IXIS Sub-Servicer" means Laureate Capital LLC, L.J. Melody & Company of Texas, LP, Holiday Fenoglio Fowler, L.P. and Northmarq Capital, Inc., each in its capacity as sub-servicer of the IXIS Loans pursuant to each IXIS Sub-Servicing Agreement.

            "IXIS Sub-Servicing Agreement" means each agreement between Laureate Capital LLC, L.J. Melody & Company of Texas, LP, Holiday Fenoglio Fowler, L.P. and Northmarq Capital, Inc., respectively, and the Master Servicer, each dated as of February 1, 2005, under which such IXIS Sub-Servicers service the IXIS Mortgage Loans set forth on the schedule attached thereto.

            "Junior Indebtedness" means any indebtedness of any Mortgagor that is secured by a lien that is junior in right of payment to the lien of the Mortgage securing the related Mortgage Note.

            "Late Collections" means, with respect to any Mortgage Loan, all amounts received during any Collection Period, whether as late payments or as Liquidation Proceeds, Insurance Proceeds, Condemnation Proceeds, Purchase Proceeds or otherwise, that represent payments or collections of Scheduled Payments due but delinquent for a previous Collection Period and not previously recovered.

            "Late Fees" means a fee payable to the applicable Master Servicer or the applicable Special Servicer, as the case may be, to the extent actually collected from the Mortgagor as provided in the related Mortgage Loan, if applicable, in connection with a late payment made by such Mortgagor.

            "Liquidation Expenses" means reasonable and direct expenses incurred by the applicable Special Servicer on behalf of the Trust in connection with the enforcement and liquidation of any Specially Serviced Mortgage Loan or REO Property acquired in respect thereof including, without limitation, reasonable legal fees and expenses, appraisal fees, committee or referee fees, property manager fees, and, if applicable, brokerage commissions and conveyance taxes for such Specially Serviced Mortgage Loan. All Liquidation Expenses relating to enforcement and disposition of the Specially Serviced Mortgage Loan shall be (i) paid out of income from the related REO Property, to the extent available, (ii) paid out of related proceeds from liquidation or (iii) advanced by the applicable Master Servicer or Special Servicer, subject to Section 4.4 and
Section 4.6(d) hereof, as a Servicing Advance.

            "Liquidation Fee" means a fee equal to the product of (x) 1.00% (with respect to a Specially Serviced Mortgage Loan with a principal balance of less than $20,000,000) or 0.75% (with respect to a Specially Serviced Mortgage Loan with a principal balance of $20,000,000 or more) and (y) the Liquidation Proceeds received in connection with full or partial liquidation of a Specially Serviced Mortgage Loan or related REO Property and any Condemnation Proceeds or Insurance Proceeds received by the Trust; provided, however, that in the case of a final disposition consisting of the repurchase of a Mortgage Loan or REO Property by a Seller pursuant to Section 2.3, such fee will only be paid by such Seller and due to a Special Servicer if repurchased after the date that is 180 days or more after the applicable Seller receives notice of the breach or defect causing the repurchase.

            "Liquidation Proceeds" means (i) with respect to the sale or liquidation of a Mortgage Loan or related REO Property (other than pursuant to Section 2.3), the proceeds of such sale or liquidation net of Liquidation Expenses (to the extent not otherwise paid pursuant to Section 4.6(c)) and (ii) with respect to the repurchase of a Mortgage Loan or an REO Mortgage Loan pursuant to Section 2.3, the Purchase Price of such Mortgage Loan or REO Mortgage Loan (or such allocable portion) at the time of such repurchase.

            "Liquidation Realized Loss" means, with respect to each Mortgage Loan or REO Property, as the case may be, as to which a Cash Liquidation or REO Disposition has occurred, an amount equal to the sum, without duplication, of
(A) the Principal Balance of the Mortgage Loan (or deemed Principal Balance, in the case of an REO Mortgage Loan) as of the date of the Cash Liquidation or REO Disposition (adjusted in accordance with Section 6.6(c)(i)), plus (B) unpaid interest and interest accrued thereon at the applicable Mortgage Rate (including interest accrued and unpaid on the portion of the Principal Balance added in accordance with Section 6.6(c)(i), which interest shall accrue from the date of the reduction in the Principal Balance resulting from the allocation of a Realized Loss incurred pursuant to Section 6.6(b)(i)), plus (C) any expenses (including Additional Trust Expenses) incurred in connection with such Mortgage Loan that are payable or reimbursable to any Person, other than amounts previously treated as Expense Losses or included in the definition of Liquidation Expenses minus the sum of (i) REO Income allocated as recoveries of principal or interest on the related Mortgage Loan, and (ii) with respect to any Mortgage Loan, Liquidation Proceeds, Late Collections and all other amounts received from the related Mortgagor and received during the Collection Period in which such Cash Liquidation or REO Disposition occurred. REO Income and Liquidation Proceeds shall be applied in accordance with Section 1.2(b) hereof.

            "Loan Group" means either Loan Group 1 or Loan Group 2, as the case may be.

            "Loan Group 1" means all of the Mortgage Loans that are Loan Group 1 Mortgage Loans and any successor REO Mortgage Loans with respect thereto.

            "Loan Group 1 Mortgage Loan" means any Mortgage Loan identified on the Mortgage Loan Schedule as belonging to Loan Group 1.

            "Loan Group 1 Principal Distribution Amount" means, for any Distribution Date, that portion, if any, of the Principal Distribution Amount attributable to Mortgage Loans included in Loan Group 1.

            "Loan Group Principal Distribution Amount" means the Loan Group 1 Principal Distribution Amount or the Loan Group 2 Principal Distribution Amount, as applicable.

            "Loan Group 2" means all of the Mortgage Loans that are Loan Group 2 Mortgage Loans and any successor REO Mortgage Loans with respect thereto.

            "Loan Group 2 Mortgage Loan" means any Mortgage Loan identified on the Mortgage Loan Schedule as belonging to Loan Group 2.

            "Loan Group 2 Principal Distribution Amount" means, for any Distribution Date, that portion, if any, of the Principal Distribution Amount attributable to Mortgage Loans included in Loan Group 2.

            "Loan-to-Value Ratio" means, as of any date with respect to a Mortgage Loan, the fraction, expressed as a percentage, the numerator of which is the Principal Balance of such Mortgage Loan at the date of determination and the denominator of which is the Appraised Value of the Mortgaged Property as shown on the most recent Appraisal or valuation of the Mortgaged Property which is available as of such date.

            "Lock-Box Account" has the meaning set forth in Section 8.3(g).

            "Lock-Box Agreement" means, with respect to any Mortgage Loan, any lock box agreement relating to such Mortgage Loan among the related Mortgagor, a depositary institution and the Master Servicer (or a Primary Servicer or Sub Servicer on its behalf) pursuant to which a Lock-Box Account is created.

            "Losses" has the meaning set forth in Section 12.4.

            "MAI" means Member of the Appraisal Institute.

            "Master Servicer" means: (a) with respect to any Mortgage Loan (other than an NCB, FSB Loan), any REO Property acquired by the Trust with respect to a Mortgage Loan (other than an NCB, FSB Loan) and any matters relating to the foregoing, the General Master Servicer; and (b) with respect to any NCB, FSB Loan, any REO Property acquired by the Trust with respect to an NCB, FSB Loan and any matters relating to the foregoing, the NCB Master Servicer.

            "Master Servicer Consent Matter" has the meaning set forth in
Section 8.3(a).

            "Master Servicer Remittance Date" means, for each Distribution Date, the Business Day immediately preceding such Distribution Date.

            "Master Servicing Fee" means for each calendar month, as to each Mortgage Loan, an amount equal to the Master Servicing Fee Rate applicable to such month (determined in the same manner (other than the rate of accrual) as the applicable Mortgage Rate is determined for such Mortgage Loan for such month) multiplied by the Scheduled Principal Balance of such Mortgage Loan immediately before the Due Date occurring in such month, subject to reduction in respect of Compensating Interest, as set forth in Section 8.10(c). For the further avoidance of doubt, Master Servicing Fees are in addition to Primary Servicing Fees.

            "Master Servicing Fee Rate" means, with respect to each Mortgage Loan, the rate per annum specified as such on the Mortgage Loan Schedule.

            "Material Breach" has the meaning set forth in Section 2.3(a).

            "Material Document Defect" has the meaning set forth in Section 2.3(a).

            "Maturity Date" means, with respect to any Mortgage Loan as of any date of determination, the date on which the last payment of principal is due and payable under the related Mortgage Loan, after taking into account all Principal Prepayments received and any Deficient Valuation, Debt Service Reduction Amount or modification of the Mortgage Loan occurring prior to such date of determination, but without giving effect to (i) any acceleration of the principal of such Mortgage Loan or (ii) any grace period permitted by the related Mortgage Loan.

            "MM" has the meaning assigned in the Preliminary Statement hereto.

            "MM Loans" means, collectively, those Mortgage Loans sold to the Depositor pursuant to the Mortgage Loan Purchase Agreement VIII and shown on
Schedule VIII hereto.

            "Modification Fee" means a fee, if any, (i) collected from a Mortgagor by the applicable Master Servicer in connection with a modification of a Mortgage Loan other than a Specially Serviced Mortgage Loan or (ii) collected by the applicable Special Servicer in connection with the modification of a Specially Serviced Mortgage Loan.

            "Modification Loss" means, with respect to each Mortgage Loan (i) a decrease in the Principal Balance of such Mortgage Loan, as a result of a modification thereof in accordance with the terms hereof, (ii) any expenses connected with such modification, to the extent (x) reimbursable to the Trustee, the applicable Special Servicer or the applicable Master Servicer and (y) not recovered from the Mortgagor or (iii) in the case of a modification of such Mortgage Loan that reduces the Mortgage Rate thereof, the excess, on each Due Date, of the amount of interest that would have accrued at a rate equal to the original Mortgage Rate, over interest that actually accrued on such Mortgage Loan during the preceding Collection Period.

            "Money Term" means, with respect to any Mortgage Loan, the Maturity Date, Mortgage Rate, Principal Balance, amortization term or payment frequency thereof, or the amount of the scheduled payment thereof, or any provision thereof requiring the payment of a prepayment premium, yield maintenance payment or percentage premium in connection with a principal prepayment (and shall not include late fees or default interest provisions).

            "Monthly Additional Report on Recoveries and Reimbursements" means with respect to each Collection Period, a report prepared by the applicable Master Servicer, in a format reasonably acceptable to the applicable Special Servicer, the Paying Agent, the Trustee and the Certificate Registrar, that identifies the following with respect to such Collection Period, in all cases both on a loan-by-loan basis and in the aggregate:

            (a) the amount of any Advance (and accrued and unpaid Advance Interest thereon) that became a Workout-Delayed Reimbursement Amount during such Collection Period;

            (b) (i) the amount of any Workout-Delayed Reimbursement Amount that was reimbursed to the applicable Master Servicer, the applicable Special Servicer, the Trustee or the Fiscal Agent during such Collection Period,
      (ii) the extent to which any reimbursement of a Workout-Delayed Reimbursement Amount made during such Collection Period was made from amounts in the Certificate Account allocable to principal during the Collection Period as contemplated by subsection (iii) of Section 5.2(a)(II), (iii) the extent to which any reimbursement of a Workout-Delayed Reimbursement Amount made during such Collection Period was made from amounts in the Certificate Account allocable to principal on the remainder of the Mortgage Loans during such Collection Period as contemplated by subsection (iii) of Section 5.2(a)(II) and (iv) the amount of any related Unliquidated Advances;

            (c) the amount of any Unliquidated Advances recovered from the related Mortgagor or otherwise from the proceeds of the related Mortgage Loan or REO Property on behalf of the Trust during the current Collection Period;

            (d) (i) the amount of any Unliquidated Advance that became a Nonrecoverable Advance in the current Collection Period, and (ii) the amount of any Workout-Delayed Reimbursement Amount that arose in a prior Collection Period, was not reimbursed to the applicable Master Servicer, the applicable Special Servicer, the Trustee or the Fiscal Agent in the current or a prior Collection Period (and therefore had not become an Unliquidated Advance) but which became a Nonrecoverable Advance in the current Collection Period;

            (e) the amount of any Advance (and accrued and unpaid Advance Interest thereon), other than an amount described in clause (d) above, that became a Nonrecoverable Advance during such Collection Period;

            (f) (i) the amount of any Nonrecoverable Advance (and accrued and unpaid Advance Interest thereon) that was reimbursed to the applicable Master Servicer, the applicable Special Servicer, the Trustee or the Fiscal Agent during the current Collection Period, and (ii) the extent (if any) to which any reimbursement of a Nonrecoverable Advance (and accrued and unpaid Advance Interest thereon) was made from amounts allocable to principal during such Collection Period as contemplated by subsection (iv) of Section 5.2(a)(II);

            (g) (i) the amount of any Advance reimbursed to the applicable Master Servicer, the applicable Special Servicer, the Trustee or the Fiscal Agent as a Nonrecoverable Advance in a prior Collection Period but recovered from the related Mortgagor or otherwise from the proceeds of the related Mortgage Loan or REO Property on behalf of the Trust during the current Collection Period (notwithstanding that it was previously determined to constitute a Nonrecoverable Advance) and (ii) the extent to which any such amount is an amount described by clause (I)(C) of the definition of Principal Distribution Amount; and

            (h) a reconciliation of Advance Interest accrued on any Workout-Delayed Reimbursement Amount or any Nonrecoverable Advance, any Late Fees and default interest collected during the related Collection Period and the amount of Late Fees and default interest that were applied to pay such Advance Interest.

            The preparation of each Monthly Additional Report on Recoveries and Reimbursements shall constitute a responsibility of the applicable Master Servicer and shall not constitute a responsibility of any other party. Each Loan Periodic Update File prepared by the applicable Master Servicer shall be accompanied by a Monthly Additional Report on Recoveries and Reimbursements. Notwithstanding anything in this Agreement that suggests otherwise, the applicable Master Servicer shall not be required to deliver a Monthly Additional Report on Recoveries and Reimbursements (and no Loan Periodic Update File need be accompanied by any such report) with respect to any Collection Period for which all of the entries in the report would be "zero" or "not applicable."

            "Monthly Certificateholders Report" means a report provided pursuant to Section 5.4 by the Paying Agent monthly as of the related Determination Date generally in the form and substance of Exhibit M, which sets forth, to the extent applicable: (i) the amount, if any, of such distributions to the holders of each Class of Principal Balance Certificates applied to reduce the respective Certificate Balances thereof; (ii) the amount of such distribution to holders of each Class of Certificates allocable to (A) interest accrued at the respective Pass-Through Rates, less any Net Aggregate Prepayment Interest Shortfalls and
(B) Prepayment Premiums or Yield Maintenance Charges; (iii) the number of outstanding Mortgage Loans and the aggregate Principal Balance and Scheduled Principal Balance of the Mortgage Loans at the close of business on such Determination Date; (iv) the number and aggregate Scheduled Principal Balance of Mortgage Loans (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 or more days, (D) as to which foreclosure proceedings have been commenced, or (E) as to which bankruptcy proceedings have been commenced; (v) with respect to any REO Property included in the Trust, the Principal Balance of the related Mortgage Loan as of the date of acquisition of the REO Property and the Scheduled Principal Balance thereof; (vi) as of the related Determination Date (A) as to any REO Property sold during the related Collection Period, the date of the related determination by the applicable Special Servicer that it has recovered all payments which it expects to be finally recoverable and the amount of the proceeds of such sale deposited into the Certificate Account, and (B) the aggregate amount of other revenues collected by the Special Servicer with respect to each REO Property during the related Collection Period and credited to the Certificate Account, in each case identifying such REO Property by the loan number of the related Mortgage Loan; (vii) the Aggregate Certificate Balance or Notional Amount, as the case may be, of each Class of Certificates before and after giving effect to the distribution made on such Distribution Date; (viii) the aggregate amount of Principal Prepayments made during the related Collection Period; (ix) the Pass-Through Rate applicable to each Class of Certificates for such Distribution Date; (x) the aggregate amount of the Master Servicing Fee, the Primary Servicing Fee, the Special Servicing Fee and the Excess Servicing Fees; (xi) the amount of Unpaid Interest, Realized Losses or Expense Losses, if any, incurred with respect to the Mortgage Loans, including a breakout by type of such Realized Losses or Expense Losses; (xii) the aggregate amount of Servicing Advances and P&I Advances outstanding separately stated that have been made by the applicable Master Servicer, the applicable Special Servicer, the Trustee and the Fiscal Agent; and (xiii) the amount of any Appraisal Reductions effected during the related Collection Period on a loan-by-loan basis and the total Appraisal Reductions in effect as of such Distribution Date. In the case of information furnished pursuant to subclauses
(i), (ii) and (vii) above, the amounts shall be expressed in the aggregate and as a dollar amount per $1,000 of original principal amount of the Certificates for all Certificates of each applicable Class.

            "Moody's" means Moody's Investors Service, Inc. or its successor in interest.

            "Mortgage" means the mortgage, deed of trust or other instrument securing a Mortgage Note.

            "Mortgage File" means the mortgage documents listed below:

            (i) the original Mortgage Note bearing all intervening endorsements, endorsed in blank or endorsed "Pay to the order of LaSalle Bank National Association, as Trustee for Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2005-IQ9, without recourse, representation or warranty" or if the original Mortgage Note is not included therein, then a lost note affidavit and indemnity with a copy of the Mortgage Note attached thereto;

            (ii) the original Mortgage, with evidence of recording thereon, and, if the Mortgage was executed pursuant to a power of attorney, a certified true copy of the power of attorney certified by the public recorder's office, with evidence of recording thereon (if recording is customary in the jurisdiction in which such power of attorney was executed) or certified by a title insurance company or escrow company to be a true copy thereof; provided that if such original Mortgage cannot be delivered with evidence of recording thereon on or prior to the 90th day following the Closing Date because of a delay caused by the public recording office where such original Mortgage has been delivered for recordation or because such original Mortgage has been lost, the Depositor shall deliver or cause to be delivered to the Trustee a true and correct copy of such Mortgage, together with (A) in the case of a delay caused by the public recording office, an Officer's Certificate of the applicable Seller stating that such original Mortgage has been sent to the appropriate public recording official for recordation or (B) in the case of an original Mortgage that has been lost after recordation, a certification by the appropriate county recording office where such Mortgage is recorded that such copy is a true and complete copy of the original recorded Mortgage;

            (iii) the originals of all agreements modifying a Money Term or other material modification, consolidation and extension agreements, if any, with, if applicable, evidence of recording thereon (which are reflected in the Mortgage Loan Schedule), or if such original modification, consolidation and extension agreements have been delivered to the appropriate recording office for recordation and either have not yet been returned on or prior to the 90th day following the Closing Date with evidence of recordation thereon or have been lost after recordation, true copies of such modifications, consolidations and extensions certified by the applicable Seller together with (A) in the case of a delay caused by the public recording office, an Officer's Certificate of the applicable Seller stating that such original modification, consolidation or extension agreement has been dispatched or sent to the appropriate public recording official for recordation or (B) in the case of an original modification, consolidation or extension agreement that has been lost after recordation, a certification by the appropriate county recording office where such document is recorded that such copy is a true and complete copy of the original recorded modification, consolidation or extension agreement, and the originals of all assumption agreements, if any;

            (iv) an original Assignment of Mortgage for each Mortgage Loan, in form and substance acceptable for recording, signed by the holder of record in blank or in favor of "LaSalle Bank National Association, as Trustee for Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2005-IQ9";

            (v) originals of all intervening assignments of Mortgage, if any, with evidence of recording thereon or, if such original assignments of Mortgage have been delivered to the appropriate recorder's office for recordation, certified true copies of such assignments of Mortgage certified by the applicable Seller, or in the case of an original blanket intervening assignment of Mortgage retained by the applicable Seller, a copy thereof certified by the applicable Seller or, if any original intervening assignment of Mortgage has not yet been returned on or prior to the 90th day following the Closing Date from the applicable recording office or has been lost, a true and correct copy thereof, together with
      (A) in the case of a delay caused by the public recording office, an Officer's Certificate of the applicable Seller stating that such original intervening assignment of Mortgage has been sent to the appropriate public recording official for recordation or (B) in the case of an original intervening assignment of Mortgage that has been lost after recordation, a certification by the appropriate county recording office where such assignment is recorded that such copy is a true and complete copy of the original recorded intervening assignment of Mortgage;

            (vi) if the related Assignment of Leases is separate from the Mortgage, the original of such Assignment of Leases with evidence of recording thereon or certified by a title insurance company or escrow company to be a true copy thereof; provided that or, if such Assignment of Leases has not been returned on or prior to the 90th day following the Closing Date because of a delay caused by the applicable public recording office where such Assignment of Leases has been delivered for recordation or because such original Assignment of Leases has been lost, the Seller shall deliver or cause to be delivered to the Trustee a true and correct copy of such Assignment of Leases submitted for recording, together with,
      (A) in the case of a delay caused by the public recording office, an Officer's Certificate (as defined below) of the Seller stating that such Assignment of Leases has been sent to the appropriate public recording official for recordation or (B) in the case of an original Assignment of Leases that has been lost after recordation, a certification by the appropriate county recording office where such Assignment of Leases is recorded that such copy is a true and complete copy of the original recorded Assignment of Leases, in each case together with an original assignment of such Assignment of Leases, in recordable form, signed by the holder of record in favor of "LaSalle Bank National Association, as Trustee for Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2005-IQ9," which assignment may be effected in the related Assignment of Mortgage);

            (vii) the original or a copy of each guaranty, if any, constituting additional security for the repayment of such Mortgage Loan;

            (viii) the original Title Insurance Policy, or in the event such original Title Insurance Policy has not been issued, a binder, actual "marked-up" title commitment, pro forma policy, or an agreement to provide any of the foregoing pursuant to binding escrow instructions executed by the title company or its authorized agent with one of the foregoing attached thereto and, in each case, with the original Title Insurance Policy to follow within 180 days of the Closing Date, or a copy of any of the foregoing certified by the title company with the original Title Insurance Policy to follow within 180 days of the Closing Date, or a preliminary title report with the original Title Insurance Policy to follow within 180 days of the Closing Date;

            (ix) (A) Copies of UCC financing statements (together with all assignments thereof) filed in connection with a Mortgage Loan and (B) UCC-2 or UCC-3 financing statements assigning such UCC financing statements to the Trustee executed and delivered in connection with the Mortgage Loan;

            (x) copies of the related ground lease(s), if any, related to any Mortgage Loan where the Mortgagor is the lessee under such ground lease and there is a lien in favor of the mortgagee in such lease;

            (xi) copies of any loan agreements, lock-box agreements and intercreditor agreements, if any, related to any Mortgage Loan;

            (xii) either (A) the original of each letter of credit, if any, constituting additional collateral for such Mortgage Loan (other than letters of credit representing tenant security deposits which have been collaterally assigned to the lender), which shall be assigned and delivered to the Trustee on behalf of the Trust, and applied, drawn, reduced or released in accordance with documents evidencing or securing the applicable Mortgage Loan, this Agreement and the applicable Primary Servicing Agreement or, (B) the original of each letter of credit, if any, constituting additional collateral for such Mortgage Loan (other than letters of credit representing tenant security deposits which have been collaterally assigned to the lender), which shall be held by the applicable Primary Servicer (or the applicable Master Servicer) on behalf of the Trustee and applied, drawn, reduced or released in accordance with documents evidencing or securing the applicable Mortgage Loan, this Agreement and the applicable Primary Servicing Agreement (it being understood that each Seller has agreed (a) that the proceeds of such letter of credit belong to the Trust, (b) to notify, on or before the Closing Date, the bank issuing the letter of credit that the letter of credit and the proceeds thereof belong to the Trust, and to use reasonable efforts to obtain within 30 days (but in any event to obtain within 90 days) following the Closing Date, an acknowledgement thereof by the bank (with a copy of such acknowledgement to be sent to the Trustee) and (c) to indemnify the Trust for any liabilities, charges, costs, fees or other expenses accruing from the failure of the Seller to assign the letter of credit hereunder). In the case of clause (B) above, each Primary Servicer (and the General Master Servicer) acknowledges that any letter of credit held by it shall be held in its capacity as agent of the Trust, and if a Primary Servicer or a Master Servicer, as applicable, sells its rights to service the applicable Mortgage Loan, the applicable Primary Servicer or a Master Servicer, as applicable, will assign the applicable letter of credit to the Trust or at the direction of the General Special Servicer to such party as such Special Servicer may instruct, in each case, at the expense of the Primary Servicer or a Master Servicer, as applicable. The Primary Servicer (or the applicable Master Servicer) shall indemnify the Trust for any loss caused by the ineffectiveness of such assignment;

            (xiii) the original or a copy of the environmental indemnity agreement, if any, related to any Mortgage Loan;

            (xiv) copies of third-party management agreements, if any, for all hotels and for such other Mortgaged Properties securing Mortgage Loans with a Cut-Off Date Principal Balance equal to or greater than $20,000,000;

            (xv) the original of any Environmental Insurance Policy or (i) if the original is held by the related borrower, a copy thereof, or (ii) the binder for such Environmental Insurance Policy;

            (xvi) a copy of any affidavit and indemnification agreement in favor of the lender; and

            with respect to hospitality properties, a copy of any franchise agreement, franchise comfort letter and applicable assignment or transfer documents.

            "Mortgage Loan" means a Mortgage Note secured by a Mortgage, and all amendments and modifications thereof, identified on the Mortgage Loan Schedule, as amended from time to time, and conveyed, transferred, sold, assigned to or deposited with the Trustee pursuant to Section 2.1 or Section 2.3, and Mortgage Loan shall also include any Defeasance Loan, any REO Mortgage Loan, unless the context requires otherwise.

            "Mortgage Loan Purchase Agreement" means Mortgage Loan Purchase Agreement I, Mortgage Loan Purchase Agreement II, Mortgage Loan Purchase Agreement III, Mortgage Loan Purchase Agreement IV, Mortgage Loan Purchase Agreement V, Mortgage Loan Purchase Agreement VI, Mortgage Loan Purchase Agreement VII and Mortgage Loan Purchase Agreement VIII, as the case may be.

            "Mortgage Loan Purchase Agreement I" means that certain Mortgage Loan Purchase Agreement between MSMC and the Depositor dated as of February 1, 2005 with respect to the MSMC Loans, a form of which is attached hereto as Exhibit K-1.

            "Mortgage Loan Purchase Agreement II" means that certain Mortgage Loan Purchase Agreement between IXIS and the Depositor dated as of February 1, 2005 with respect to the IXIS Loans, a form of which is attached hereto as Exhibit K-2.

            "Mortgage Loan Purchase Agreement III" means that certain Mortgage Loan Purchase Agreement between Principal and the Depositor dated as of February 1, 2005 with respect to the Principal Loans, a form of which is attached hereto as Exhibit K-3.

            "Mortgage Loan Purchase Agreement IV" means that certain Mortgage Loan Purchase Agreement between MM and the Depositor dated as of February 1, 2005 with respect to the MM Loans, a form of which is attached hereto as Exhibit K-4.

            "Mortgage Loan Purchase Agreement V" means that certain Mortgage Loan Purchase Agreement between NCB, FSB and the Depositor dated as of February 1, 2005 with respect to the NCB, FSB Loans, a form of which is attached hereto as Exhibit K-5.

            "Mortgage Loan Purchase Agreement VI" means that certain Mortgage Loan Purchase Agreement between WaMu and the Depositor dated as of February 1, 2005 with respect to the WaMu Loans, a form of which is attached hereto as Exhibit K-6.

            "Mortgage Loan Purchase Agreement VII" means that certain Mortgage Loan Purchase Agreement between UCMFI and the Depositor dated as of February 1, 2005 with respect to the UCMFI Loans, a form of which is attached hereto as Exhibit K-7.

            "Mortgage Loan Purchase Agreement VIII" means that certain Mortgage Loan Purchase Agreement between TIAA and the Depositor dated as of February 1, 2005 with respect to the TIAA Loans, a form of which is attached hereto as Exhibit K-8.

            "Mortgage Loan Schedule" or "Loan Schedule" means collectively the schedule attached hereto as Schedule I, which identifies each MSMC Loan, the schedule attached hereto as Schedule II, which identifies each IXIS Loan, the schedule attached hereto as Schedule III, which identifies each Principal Loan, the schedule attached hereto as Schedule IV, which identifies each MM Loan, the schedule attached hereto as Schedule V, which identifies each NCB, FSB Loan, the schedule attached hereto as Schedule VI, which identifies each WaMu Loan, the schedule attached hereto as Schedule VII, which identifies each UCMFI Loan and the schedule attached hereto as Schedule VIII, which identifies each TIAA Loan, as such schedules may be amended from time to time pursuant to Section 2.3.

            "Mortgage Note" means the note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan.

            "Mortgage Pool" means all of the Mortgage Loans and any successor REO Mortgage Loans, collectively.

            "Mortgage Rate" means, for a given Mortgage Loan, the per annum rate at which interest accrues on such Mortgage Loan.

            "Mortgaged Property" means the real property, together with improvements thereto, securing the indebtedness of the Mortgagor under the related Mortgage Loan.

            "Mortgagee" means, with respect to any Mortgage as of any date of determination, the mortgagee named therein as of such date.

            "Mortgagor" means the obligor on a Mortgage Note.

            "MSMC" has the meaning assigned in the Preliminary Statement hereto.

            "MSMC Loans" means, collectively, those Mortgage Loans sold to the Depositor pursuant to the Mortgage Loan Purchase Agreement I and shown on
Schedule I hereto.

            "NCB, FSB Subordinate Debt Conditions" means, with respect to a Borrower encumbering a Mortgaged Property relating to a Co-op Mortgage Loan with a subordinate mortgage, the following conditions: (i) each of the loans, or the sole loan, to be secured by each such subordinate mortgage is made by NCB, FSB or any Affiliate thereof (ii) each such subordinate mortgage is expressly subject and subordinate to the lien of the Mortgage encumbering the Mortgaged Property in question, (iii) each such subordinate mortgage is expressly made in compliance with the underwriting standards which NCB, FSB customarily employs in connection with making subordinate mortgages for its own mortgage loan portfolio, (iv) as of the date of the closing of the subordinate mortgage loan in question, the New Loan-to-Value Ratio (as defined below) does not exceed 40%,
(v) NCB, FSB or any Affiliate thereof that originates the subordinate mortgage loan, executes and delivers to the Trustee for inclusion in the Mortgage File a subordination agreement with respect to such subordinate mortgage in substantially the form of Exhibit T hereto (provided that the Trustee shall have no responsibility for determining the sufficiency or validity thereof), (vi) if the subordinate mortgage loan will not be a fully amortizing loan, the stated maturity date of the subordinate mortgage loan shall be no earlier than the maturity date of the related Co-op Mortgage Loan, (vii) the subordinate mortgage loan shall have interest payable on a current basis, with no deferral, (viii) the subordinate mortgage loan is made principally for the purpose of funding capital expenditures, major repairs or reserves at or with respect to the Mortgaged Property in question and (ix) the aggregate amount of subordinate debt encumbering the Mortgaged Property in question does not exceed $7,500,000. For purposes of this definition, and notwithstanding anything herein to the contrary: "Mortgage Debt" shall mean the sum of (x) the aggregate outstanding principal balance of all loans secured by one or more mortgages then encumbering the Mortgaged Property in question (including the related Co-op Mortgage Loan and any then existing subordinate mortgage loans) and (y) the principal amount of the proposed new subordinate mortgage loan; "New Loan-to-Value Ratio" shall mean, as of any date for any Co-op Mortgage Loan, the fraction, expressed as a percentage, the numerator of which is the Mortgage Debt for the related Mortgaged Property on such date, and the denominator of which is the Appraised Value of the related Mortgaged Property; and "Appraised Value" shall be based on an MAI appraisal of the applicable Mortgaged Property made, in conformance with NCB, FSB's customary underwriting requirements, not more than one year prior to the origination date of the related Co-op Mortgage Loan and reviewed by the NCB Master Servicer.

            "NCB Master Servicer" means NCB, FSB and its permitted successors or assigns.

            "NCB Master Servicer's Website" has the meaning set forth in Section
8.14 hereof.

            "NCB, FSB Trust Assets" means the NCB, FSB Loans, any REO Properties acquired by the Trust with respect to the NCB, FSB Loans and any and all other related assets of the Trust.

            "NCB, FSB" has the meaning assigned in the Preliminary Statement hereto.

            "NCB, FSB Loans" means, collectively, those Mortgage Loans sold to the Depositor pursuant to the Mortgage Loan Purchase Agreement VI and shown on
Schedule VI hereto.

            "Net Aggregate Prepayment Interest Shortfall" means, for any Distribution Date and each Master Servicer, the excess of all Prepayment Interest Shortfalls incurred in respect of all (or, where specified, a portion) of the Mortgage Loans serviced by such Master Servicer (including Specially Serviced Mortgage Loans) during any Collection Period over the sum of (A) the Compensating Interest to be paid by such Master Servicer (or any Primary Servicer or Sub-Servicer, if applicable according to the related Primary Servicing Agreement or Sub-Servicing Agreement) on such Distribution Date and
(B) the aggregate Prepayment Interest Excesses during such Collection Period for such Master Servicer's Mortgage Loans (including Specially Serviced Mortgage Loans). Prepayment Interest Shortfalls and Prepayment Interest Excesses will be separately accounted for by each of the Master Servicers.

            "New Lease" means any lease of any REO Property entered into on behalf of the Trust, including any lease renewed or extended on behalf of the Trust if the Trust has the right to renegotiate the terms of such lease.

            "1940 Act" means the Investment Company Act of 1940, as amended.

            "1933 Act" means the Securities Act of 1933, as amended.

            "1934 Act" means the Securities Exchange Act of 1934, as amended.

            "Non-Investment Grade Certificates" means each Class of Certificates other than a Residual Certificate or a Class EI Certificate that, at the time of determination, is not rated in one of the four highest generic rating categories by at least one of Fitch, S&P or Moody's.

            "Non-Registered Certificate" means unless and until registered under the Securities Act, any Class X, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class EI or Residual Certificate.

            "Nondisqualification Opinion" means a written Opinion of Counsel to the effect that a contemplated action will neither cause any REMIC Pool to fail to qualify as a REMIC at any time that any Certificates are outstanding nor cause a "prohibited transaction," "prohibited contribution" or any other tax (other than a tax on "net income from foreclosure property" permitted to be incurred under this Agreement) to be imposed on any REMIC Pool or the Trust.

            "Noneconomic Residual Interest" means a residual interest that is a "noneconomic residual interest" within the meaning of Treasury Regulations
Section 1.860E-1(c).

            "Nonrecoverable Advance" means the portion of any Advance (including interest accrued thereon at the Advance Rate) or Unliquidated Advance (not including interest thereon) previously made (or, in the case of an Unliquidated Advance, not reimbursed to the Trust) or proposed to be made by a Master Servicer, a Special Servicer, the Trustee or the Fiscal Agent that, in its respective sole discretion, exercised in good faith and, with respect to such Master Servicer and such Special Servicer, in accordance with the Servicing Standard, will not be or, in the case of a current delinquency, would not be, ultimately recoverable, from Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds or Purchase Proceeds (or from any other collections) with respect to the related Mortgage Loan or REO Property, as evidenced by an Officer's Certificate delivered pursuant to Section 4.4. With respect to each Mortgage Loan that is cross-collateralized by Mortgaged Properties securing other Mortgage Loans, all of such Mortgaged Properties and other security must be considered in connection with any determination of whether an Advance or Unliquidated Advance is a Nonrecoverable Advance. Such Officer's Certificate shall be delivered to the Trustee (upon which the Trustee may conclusively rely) or to the Depositor (if the Trustee or the Fiscal Agent is delivering such Officer's Certificate) and (in either case) to the applicable Special Servicer and the Paying Agent in the time periods as specified in Section 4.4 and shall include the information and reports set forth in Section 4.4. Absent bad faith, the applicable Master Servicer's determination as to the nonrecoverability of any Advance shall be conclusive and binding on the Certificateholders and may, in all cases, be relied on by the Trustee and the Fiscal Agent; provided, however, that the applicable Special Servicer may, at its option, make a determination in accordance with the Servicing Standard that any P&I Advance or Servicing Advance, if made, would be a Nonrecoverable Advance and shall deliver to the Master Servicer and the Trustee notice of such determination. Absent bad faith, such determination by the applicable Special Servicer shall be conclusive and binding on the Certificateholders, the Master Servicers, the Trustee and the Fiscal Agent. In making any nonrecoverability determination as described above, the relevant party shall be entitled (i) to consider (among other things) the obligations of the Mortgagor under the terms of the Mortgage Loan as it may have been modified, (ii) to consider (among other things) the related Mortgaged Properties in their "as is" then-current conditions and occupancies and such party's assumptions (consistent with the Servicing Standard in the case of the applicable Master Servicer or the applicable Special Servicer) regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, (iii) to estimate and consider, consistent with the Servicing Standard in the case of the applicable Master Servicer or the applicable Special Servicer (among other things), future expenses and (iv) to estimate and consider, consistent with the Servicing Standard in the case of the applicable Master Servicer or the applicable Special Servicer (among other things), the timing of recovery to such party. In addition, the relevant party may, consistent with the Servicing Standard in the case of the applicable Master Servicer or the applicable Special Servicer, update or change its nonrecoverability determinations at any time in accordance with the terms hereof and may, consistent with the Servicing Standard in the case of the applicable Master Servicer or the applicable Special Servicer, obtain from the applicable Special Servicer any analysis, appraisals or other information in the possession of such Special Servicer for such purposes.

            "Notional Amount" means, as of any date of determination: (i) with respect to all of the Class X-1 Certificates as a Class, the Class X-1 Notional Amount as of such date of determination; (ii) with respect to any Class X-1 Certificate, the product of the Percentage Interest evidenced by such Certificate and the Class X-1 Notional Amount as of such date of determination;
(iii) with respect to all of the Class X-Y Certificates as a Class, the Class X-Y Notional Amount as of such date of determination; (iv) with respect to any Class X-Y Certificate, the product of the Percentage Interest evidenced by such Certificate and the Class X-Y Notional Amount; (v) with respect to all of the Class X-2 Certificates as a Class, the Class X-2 Notional Amount as of such date of determination; (vi) with respect to any Class X-2 Certificate, the product of the Percentage Interest evidenced by such Certificate and the Class X-2 Notional Amount of such date of determination; (vii) with respect to any Group X-Y REMIC I Regular Interest, the Principal Balance of the related Specially Designated Co-op Mortgage Loan (or any successor REO Mortgage Loan), reduced by any Advances of principal made with respect to such Specially Designated Co-op Mortgage Loan and losses thereon previously allocated to Certificateholders; and
(viii) with respect to the REMIC II Regular Interest X-Y, the Class X-Y Notional Amount, which is equal to the aggregate of the Notional Amounts with respect to all Group X-Y REMIC I Regular Interests.

            "Officer's Certificate" means (v) in the case of the Depositor, a certificate signed by one or more of the Chairman of the Board, any Vice Chairman, the President, or any Senior Vice President, Vice President or Assistant Vice President, and by one or more of the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Depositor, or (w) in the case of the applicable Master Servicer(s) and the applicable Special Servicer(s), any of the officers referred to above or an employee thereof designated as a Servicing Officer or Special Servicing Officer pursuant to this Agreement, (x) in the case of the Trustee or the Fiscal Agent, a certificate signed by a Responsible Officer, (y) in the case of a Seller, a certificate signed by one or more of the Chairman of the Board, any Vice Chairman, any Managing Director or Director, the President, or any Executive Vice President; Senior Vice President, Second Vice President, Vice President or Assistant Vice President, any Treasurer, any Assistant Treasurer or any Secretary or Assistant Secretary or any other authorized signatory and (z) in the case of the Paying Agent, a certificate signed by a Responsible Officer, each with specific responsibilities for the matters contemplated by this Agreement.

            "Operating Adviser" shall have the meaning specified in Section 9.37(a).

            "Opinion of Counsel" means a written opinion of counsel addressed to the applicable Master Servicer (and/or any Primary Servicer acting on behalf of such Master Servicer), the applicable Special Servicer, or the Trustee and the Paying Agent, as applicable, reasonably acceptable in form and substance to such Master Servicer (and/or any Primary Servicer acting on behalf of such Master Servicer), such Special Servicer, or the Trustee and the Paying Agent, as applicable, and who is not in-house counsel to the party required to deliver such opinion but who, in the good faith judgment of such Master Servicer (and/or any Primary Servicer acting on behalf of such Master Servicer), the applicable Special Servicer, or the Trustee and the Paying Agent, as applicable, is Independent outside counsel knowledgeable of the issues occurring in the practice of securitization with respect to any such opinion of counsel concerning the taxation, or status as a REMIC for tax purposes, of any REMIC Pool or status as a "grantor trust" under the Grantor Trust Provisions of the Class EI Grantor Trust.

            "Option" shall have the meaning specified in Section 9.36(a).

            "Option Holder" shall have the meaning specified in Section 9.36(a).

            "Option Purchase Price" shall have the meaning specified in Section 9.36(b).

            "Ownership Interest" means, as to any Certificate, any ownership or security interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

            "OTS" shall mean the Office of Thrift Supervision or any successor thereto.

            "P&I Advance" shall mean, (i) with respect to any Mortgage Loan or Specially Serviced Mortgage Loan as to which all or a portion of the Scheduled Payment (net of the related Master Servicing Fees, Excess Servicing Fees, Primary Servicing Fees and other servicing fees payable from such Scheduled Payment), other than a Balloon Payment or any default interest, due during the related Collection Period was not received by the applicable Master Servicer as of the related Determination Date (subject to Section 5.1(h)), the portion of such Scheduled Payment not received; (ii) with respect to any Balloon Mortgage Loan (including any REO Mortgage Loan which provided for a Balloon Payment) as to which a Balloon Payment was due or deemed due during or prior to the related Collection Period but was delinquent, in whole or in part, as of the related Determination Date, an amount equal to the excess, if any, of the Assumed Scheduled Payment (net of the related Master Servicing Fee, Excess Servicing Fees, Primary Servicing Fees and other master or primary servicing fees payable from such Assumed Scheduled Payment) for such Balloon Mortgage Loan for the related Collection Period, over any Late Collections received in respect of such Balloon Payment during such Collection Period; and (iii) with respect to each REO Property, an amount equal to the excess, if any, of the Assumed Scheduled Payment for the REO Mortgage Loan related to such REO Property during the related Collection Period, over remittances of REO Income to the applicable Master Servicer by the applicable Special Servicer, reduced by any amounts required to be paid as taxes on such REO Income (including taxes imposed pursuant to Section 860G(c) of the Code); provided, however, that the Scheduled Payment or Assumed Scheduled Payment for any Mortgage Loan or REO Mortgage Loan which has been modified shall be calculated based on its terms as modified and provided, further, that the interest portion amount of any P&I Advance with respect to a Mortgage Loan as to which there has been an Appraisal Reduction shall be an amount equal to the product of (i) the amount with respect to interest required to be advanced without giving effect to this proviso and (ii) a fraction, the numerator of which is the Scheduled Principal Balance of such Mortgage Loan as of the immediately preceding Determination Date less any Appraisal Reduction applicable to such Mortgage Loan and the denominator of which is the Scheduled Principal Balance of such Mortgage Loan as of such Determination Date.

            "P&I Advance Amount" means the amount of the P&I Advance computed for any Distribution Date.

            "Participant" means a broker, dealer, bank, other financial institution or other Person for whom the Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

            "Pass-Through Rate" or "Pass-Through Rates" means with respect to any Class of REMIC I Regular Interests, REMIC II Regular Interests or REMIC III Regular Certificates, for the first Distribution Date, the rate set forth in the Preliminary Statement hereto. For any Distribution Date occurring thereafter, the Pass-Through Rates for (i)(A) the Group PB REMIC I Regular Interests shall equal their respective REMIC I Net Mortgage Rates and (B) the Group X-Y REMIC I Regular Interests, their respective Class X-Y Strip Rates on the related Mortgage Loan for such Distribution Date, (ii)(A) the REMIC II Regular Interests (other than REMIC II Regular Interest X-Y) shall equal the Weighted Average REMIC I Net Mortgage Rate and (B) the REMIC II Regular Interest X-Y shall equal the Weighted Average Class X-Y Strip Rate for such Distribution Date, (iii) the Class A-1, Class A-2, Class A-3 , Class A-4, Class A-AB, Class A-5, Class A-1A, Class B, Class C and Class D Certificates shall equal the fixed rate corresponding to such Class set forth in the Preliminary Statement hereto, (iv) the Class E Certificates shall equal a per annum rate equal to the lesser of 5.11% and the Weighted Average REMIC I Net Mortgage Rate for such Distribution Date, (v) the Class F Certificates shall equal a per annum rate equal to the lesser of 5.34% and the Weighted Average REMIC I Net Mortgage Rate for such Distribution Date, (vi) the Class G Certificates shall equal a per annum rate equal to the lesser of 5.51% and the Weighted Average REMIC I Net Mortgage Rate for such Distribution Date, (vii) the Class H Certificates shall equal a per annum rate equal to the Weighted Average REMIC I Net Mortgage Rate less 0.08% for such Distribution Date (viii) the Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates shall equal the lesser of (A) 4.61% and (B) the Weighted Average REMIC I Net Mortgage Rate for such Distribution Date, (ix) the Class X-1 Certificates shall equal the per annum rate equal to the weighted average of Class X-1 Strip Rates for the Components for such Distribution Date (weighted on the basis of the respective Component Notional Amounts of such Components outstanding immediately prior to such Distribution Date),(x) the Class X-2 Certificates shall equal the per annum rate equal to the weighted average of the Class X-2 Strip Rates for the respective Class X-2 Components for such Distribution Date (weighted on the basis of the respective Component Notional Amounts of such Components outstanding immediately prior to such Distribution Date) and (xi) the Class X-Y Certificates shall equal the Weighted Average Class X-Y Strip Rate.

            "Paying Agent" means LaSalle Bank National Association and any successor or assign, as provided herein.

            "Paying Agent's Website" has the meaning set forth in Section 5.4(a) hereof.

            "Percentage Interest" means, with respect to each Class of Certificates other than the Residual Certificates, the fraction of such Class evidenced by such Certificate, expressed as a percentage (carried to four decimal places and rounded, if necessary), the numerator of which is the Certificate Balance or Notional Amount, as applicable, represented by such Certificate determined as of the Closing Date (as stated on the face of such Certificate) and the denominator of which is the Aggregate Certificate Balance or Notional Amount, as applicable, of all of the Certificates of such Class determined as of the Closing Date. With respect to each Residual Certificate, the percentage interest in distributions (if any) to be made with respect to the relevant Class, as stated on the face of such Certificate.

            "Performing Party" has the meaning set forth in Section 8.26(b).

            "Permitted Transferee" means any Transferee other than (i) a Disqualified Organization or (ii) a United States Tax Person with respect to whom income from a Residual Certificate is attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such Person or any other United States Tax Person.

            "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

            "Phase I Environmental Report" means a report by an Independent Person who regularly conducts environmental site assessments in accordance with then current standards imposed by institutional commercial mortgage lenders and who has a reasonable amount of experience conducting such assessments.

            "Placement Agent" means Morgan Stanley & Co. Incorporated or its successor in interest.

            "Plan" has the meaning set forth in Section 3.3(d).

            "Planned Principal Balance" means for any Distribution Date, the balance shown for such Distribution Date on Schedule XVII.

            "Post Closing Request" has the meaning set forth in the applicable Primary Servicing Agreements with respect to the Principal Loans.

            "Preliminary Prospectus Supplement" has the meaning set forth in the Preliminary Statement hereto.

            "Prepayment Interest Excess" means for any Distribution Date and the related Collection Period, during which a full or partial Principal Prepayment of a Mortgage Loan (including any payment of an unscheduled Balloon Payment other than in connection with the foreclosure or liquidation of a Mortgage Loan) is made on or after the Due Date for such Mortgage Loan through and including the last day of the Collection Period (or, with respect to those Mortgage Loans listed on Schedule XV, through and including the first Business Day prior to the Master Servicer Remittance Date), the amount of interest that accrues on the amount of such Principal Prepayment or Balloon Payment from such Due Date to the date such payment was made, plus (if made) any payment by the related Mortgagor of interest that would have accrued to the next succeeding Due Date (net of the amount of any Master Servicing Fee, the Primary Servicing Fees, the Excess Servicing Fees, the Special Servicing Fee and the Trustee Fee in each case, to the extent payable out of such collection of interest), to the extent collected.

            "Prepayment Interest Shortfall" means, with respect to any Distribution Date, a shortfall in the collection of a full month's interest on any Mortgage Loan, by reason of a full or partial Principal Prepayment (including any payment of an unscheduled Balloon Payment other than in connection with the foreclosure or liquidation of a Mortgage Loan) made during any Collection Period prior to the Due Date for such Mortgage Loan in such Collection Period (including any shortfall resulting from a payment during the grace period relating to such Due Date). The amount of any Prepayment Interest Shortfall shall equal the excess of (A) the aggregate amount of interest which would have accrued at the REMIC I Net Mortgage Rate on the Scheduled Principal Balance of such Mortgage Loan for the 30 days ending on such Due Date if such Principal Prepayment or Balloon Payment had not been made (net of the Master Servicing Fee, the Primary Servicing Fees, the Excess Servicing Fees, the Special Servicing Fee and the Trustee Fee), plus, with respect to each Specially Designated Co-op Mortgage Loan, the related Class X-Y Strip Rate over (B) the aggregate interest that did so accrue at the REMIC I Net Mortgage Rate plus, with respect to each Specially Designated Co-op Mortgage Loan, the related Class X-Y Strip Rate, through the date such payment was made.

            "Prepayment Premium" means, with respect to any Mortgage Loan for any Distribution Date, the prepayment premiums or percentage premiums, if any, received during a related Collection Period in connection with Principal Prepayments on such Mortgage Loan.

            "Primary Collateral" means the portion of the Mortgaged Property securing the Repurchased Loan or Cross-Collateralized Loan, as applicable, that is encumbered by a first mortgage lien.

            "Primary Servicers" means any of Union Central Mortgage Funding, Inc., Principal Global Investors, LLC, Washington Mutual Bank, FA and Babson Capital Management LLC and each of their respective permitted successors and assigns.

            "Primary Servicing Agreement" means, with respect to each Primary Servicer, the agreement between such Primary Servicer and the General Master Servicer, dated as of February 1, 2005, under which such Primary Servicer services the Mortgage Loans set forth on the schedule attached thereto.

            "Primary Servicing Fee" means, for each calendar month, as to each Mortgage Loan for which a Primary Servicing Fee is payable pursuant to this Agreement, the Primary Servicing Fee Rate multiplied by the Scheduled Principal Balance of such Mortgage Loan immediately before the Due Date occurring in such month, but prorated for the number of days during the calendar month for such Mortgage Loan for which interest actually accrues on such Mortgage Loan and payable only from collections on such Mortgage Loan.

            "Primary Servicing Fee Rate" means, the rate per annum at which the monthly Primary Servicing Fee payable to the applicable Primary Servicer (or the applicable Master Servicer, as applicable) accrues, which rate is the per annum rate specified on the Mortgage Loan Schedule, as more specifically described, in the case of the Primary Servicers, in the applicable Primary Servicing Agreement (determined in the same manner (other than the rate of accrual) as the applicable Mortgage Rate is determined for such Mortgage Loan for such month).

            "Principal" has the meaning assigned in the Preliminary Statement hereto.

            "Principal Balance" means, with respect to any Mortgage Loan or any REO Mortgage Loan, for purposes of performing calculations with respect to any Distribution Date, the principal balance of such Mortgage Loan or the related REO Mortgage Loan outstanding as of the Cut-Off Date after taking into account all principal and interest payments made or due prior to the Cut-Off Date (assuming, for any Mortgage Loan with a Cut-Off Date in February 2005 that is not February 1, 2005, that principal and interest payments for such month were paid on February 1, 2005), reduced (to not less than zero) by (i) any payments or other collections of amounts allocable to principal on such Mortgage Loan or any related REO Mortgage Loan that have been collected or received during any preceding Collection Period, other than any Scheduled Payments due in any subsequent Collection Period, and (ii) any Realized Principal Loss incurred in respect of such Mortgage Loan or related REO Mortgage Loan, in each case, during any related and preceding Collection Period.

            "Principal Balance Certificates" means, collectively, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB Class A-5, Class A-1A, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates.

            "Principal Distribution Amount" means, on any Distribution Date, the amount equal to the excess, if any, of (I) the sum of:

            (A) the aggregate (without duplication) of the following amounts received with respect to the Mortgage Loans: (i) the principal portion of all Scheduled Payments (other than the principal portion of Balloon Payments) and any Assumed Scheduled Payments, in each case, to the extent received or advanced, as the case may be, in respect of the Mortgage Loans and any REO Mortgage Loans for their respective Due Dates occurring during the related Collection Period; and (ii) all payments (including Principal Prepayments and the principal portion of Balloon Payments) and any other collections (including Liquidation Proceeds (other than the portion thereof, if any, constituting Excess Liquidation Proceeds), Condemnation Proceeds, Insurance Proceeds, Purchase Proceeds and REO Income) received on or in respect of the Mortgage Loans during the related Collection Period that were identified and applied by the Master Servicer as recoveries of principal thereof;

            (B) the aggregate amount of any collections received on or in respect of the Mortgage Loans that represents a delinquent amount as to which an Advance had been made, which Advance or interest thereon was previously reimbursed during the Collection Period for a prior Distribution Date as part of a Workout-Delayed Reimbursement Amount for which a deduction was made under clause (II)(A) below with respect to such Distribution Date (with respect to each such Mortgage Loan, allocated first to the Loan Group Principal Distribution Amount related to the Loan Group that does not include such Mortgage Loan, and then to the Loan Group Principal Distribution Amount related to the Loan Group that includes such Mortgage Loan); and

            (C) the aggregate amount of any collections identified and applied by the applicable Master Servicer as recoveries of principal and received on or in respect of the Mortgage Loans during the related Collection Period that, in each case, represents a recovery of an amount previously determined (in a Collection Period for a prior Distribution Date) to have been a Nonrecoverable Advance and any interest thereon and for which a deduction was made under clause (II)(B) below with respect to a prior Distribution Date (with respect to each such Mortgage Loan, allocated first to the Loan Group Principal Distribution Amount related to the Loan Group that does not include such Mortgage Loan, and then to the Loan Group Principal Distribution Amount related to the Loan Group that includes such Mortgage Loan), and which are applied pursuant to Section 6.6(c)(i); over

            (II) the sum of (with respect to each such Mortgage Loan, allocated first to the Loan Group Principal Distribution Amount applicable to such Mortgage Loan, and then to the other Loan Group Principal Distribution Amount):

            (A) the aggregate amount of Workout-Delayed Reimbursement Amounts (and Advance Interest thereon) that was reimbursed or paid during the related Collection Period to one or more of the applicable Master Servicer, the applicable Special Servicer, the Trustee and the Fiscal Agent from principal collections on the Mortgage Loans pursuant to subsection (iii) of Section 5.2(a)(II); and

            (B) the aggregate amount of Nonrecoverable Advances (and Advance Interest thereon) that was reimbursed or paid during the related Collection Period to one or more of the Master Servicer, the applicable Special Servicer, the Trustee and the Fiscal Agent during the related Collection Period from principal collections on the Mortgage Loans pursuant to subsection (iv) of Section 5.2(a)(II).

            "Principal Loans" means, collectively, those Mortgage Loans sold to the Depositor pursuant to Mortgage Loan Purchase Agreement IV and shown on
Schedule IV hereto.

            "Principal Prepayment" means any voluntary or involuntary payment or collection of principal on a Mortgage Loan which is received or recovered in advance of its scheduled Due Date and applied to reduce the Principal Balance of the Mortgage Loan in advance of its scheduled Due Date, including, without limitation, all proceeds, to the extent allocable to principal, received from the payment of cash in connection with a substitution shortfall pursuant to
Section 2.3; provided that the pledge by a Mortgagor of Defeasance Collateral with respect to a Defeasance Loan shall not be deemed to be a Principal Prepayment.

            "Private Placement Memorandum" means the Private Placement Memorandum dated February 15, 2005, pursuant to which the Class X-1, Class X-2, Class X-Y, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates will be offered for sale.

            "Projected Net Cash Flow" shall mean, with respect to any Mortgaged Property that is a residential cooperative property, projected net operating income at such Mortgaged Property, as set forth in the Appraisal obtained with respect to such Mortgaged Property in connection with the origination of the related Mortgage Loan (or an updated Appraisal, if required hereunder), assuming such Mortgaged Property was operated as a rental property with rents set at prevailing market rates taking into account the presence of existing rent controlled or rent stabilized occupants, reduced by underwritten capital expenditures, property operating expenses, a market rate vacancy assumption and projected reserves.

            "Prospectus" has the meaning set forth in the Preliminary Statement hereto.

            "PTCE" has the meaning set forth in Section 3.3(d).

            "Purchase Price" means, with respect to (i) the repurchase, pursuant to Article II of this Agreement, by the applicable Seller of a Mortgage Loan sold by such Seller, (ii) the determination of fair value of an REO Mortgage Loan with respect to a liquidation by the Special Servicer pursuant to Section
9.15 or (iii) the determination of fair value of a Mortgage Loan in connection with a purchase by the Option Holder pursuant to Section 9.36 under the circumstances described therein, a price equal to the sum of (A) 100% of the unpaid Principal Balance of such Mortgage Loan (or deemed Principal Balance, in the case of an REO Mortgage Loan), plus (B) accrued but unpaid interest thereon calculated at the Mortgage Rate to, but not including, the Due Date in the Collection Period in which such purchase or liquidation occurs, plus (C) the amount of any expenses related to such Mortgage Loan or the related REO Property (including any Servicing Advances and Advance Interest (which have not been paid by the Mortgagor or out of Late Fees or default interest paid by the related Mortgagor on the related Mortgage Loan) and all unpaid Special Servicing Fees and Liquidation Fees paid or payable with respect to the Mortgage Loan) that are reimbursable or payable to the applicable Master Servicer, the applicable Special Servicer, the Paying Agent, the Trustee or the Fiscal Agent, plus (D) if such Mortgage Loan or REO Mortgage Loan is being repurchased or substituted for by a Seller pursuant to the related Mortgage Loan Purchase Agreement, all expenses reasonably incurred or to be incurred by the Primary Servicer, the applicable Master Servicer, the applicable Special Servicer, the Depositor, the Paying Agent, the Trustee or the Fiscal Agent in respect of the Material Breach or Material Document Defect giving rise to the repurchase or substitution obligation (and that are not otherwise included in (C) above).

            "Purchase Proceeds" means any cash amounts received by the applicable Master Servicer in connection with: (i) the repurchase of a Mortgage Loan or an REO Mortgage Loan by a Seller pursuant to Section 2.3, (ii) the purchase by the Option Holder of a Mortgage Loan pursuant to Section 9.36 or
(iii) the purchase of the Mortgage Loans and REO Properties by the Depositor, the applicable Master Servicer, the applicable Special Servicer or the holders of the Class R-I Certificates pursuant to Section 10.1(b).

            "Qualified Bidder" means as used in section 8.29(c), a Person qualified to act as successor Master Servicer hereunder pursuant to Section 8.22(b) (including the requirement set forth in Section 8.22(b) that Rating Agency Confirmation shall have been obtained from each Rating Agency with respect to such Person).

            "Qualified Institutional Buyer" means a qualified institutional buyer qualifying pursuant to Rule 144A.

            "Qualified Insurer" means, (i) with respect to any Mortgage Loan, an insurance company duly qualified as such under the laws of the state in which the related Mortgaged Property is located, duly authorized and licensed in such state to transact the applicable insurance business and to write the insurance, but in no event rated lower than "A" by Fitch, or if not so rated by Fitch, then Fitch has issued a Rating Agency Confirmation, and "A" by S&P, or if not so rated by S&P, then S&P has issued a Rating Agency Confirmation, and (ii) with respect to the Servicer Errors and Omissions Insurance Policy or Servicer Fidelity Bond an insurance company that has a claim paying ability no lower than "A" by S&P if rated by S&P, or if not so rated by S&P, then A:IX by A. M. Best or S&P has issued a Rating Agency Confirmation, "A" by Fitch (or if such company is not rated by Fitch, is rated at least A:IX by A.M. Best's Key Rating Guide) and, in the case of S&P, an insurance financial strength rating of "A" or better or (iii) in either case, a company not satisfying clause (i) or (ii) but with respect to which Rating Agency Confirmation is obtained from Fitch and S&P. "Qualified Insurer" shall also mean any entity that satisfies all of the criteria, other than the ratings criteria, set forth in one of the foregoing clauses and whose obligations under the related insurance policy are guaranteed or backed by an entity that satisfies the ratings criteria set forth in such clause (construed as if such entity were an insurance company referred to therein).

            "Qualifying Substitute Mortgage Loan" means, in the case of a Mortgage Loan substituted for a Deleted Mortgage Loan, a Mortgage Loan which, on the date of substitution, (i) has an outstanding principal balance, after deduction of the principal portion of the Scheduled Payment due in the month of substitution, not in excess of the Principal Balance of the Deleted Mortgage Loan; provided, however, that, to the extent that the principal balance of such Mortgage Loan is less than the Principal Balance of the Deleted Mortgage Loan, then such differential in principal amount, together with interest thereon at the Mortgage Rate on the related Mortgage Loan from the date as to which interest was last paid through the last day of the month in which such substitution occurs, shall be paid by the party effecting such substitution to the applicable Master Servicer for deposit into the applicable Certificate Account, and shall be treated as a Principal Prepayment hereunder; (ii) is accruing interest at a rate of interest at least equal to that of the Deleted Mortgage Loan; (iii) has a remaining term to stated maturity not greater than, and not more than two years less than, that of the Deleted Mortgage Loan; (iv) has an original Loan-to-Value Ratio not higher than that of the Deleted Mortgage Loan and a current Loan-to-Value Ratio (equal to the outstanding principal balance on the date of substitution divided by its current Appraised Value) not higher than the current Loan-to-Value Ratio of the Deleted Mortgage Loan and has a current Debt Service Coverage Ratio equal to or greater than the current Debt Service Coverage Ratio of the Deleted Mortgage Loan; (v) will comply with all of the representations and warranties relating to Mortgage Loans set forth herein, as of the date of substitution; (vi) has a Phase I Environmental Report relating to the related Mortgaged Property in the related Mortgage File and such Phase I Environmental Report does not, in the good faith reasonable judgment of the applicable Special Servicer, exercised in a manner consistent with the Servicing Standard, raise material issues that have not been adequately addressed; (vii) has an engineering report relating to the related Mortgaged Property in its Mortgage Files and such engineering report does not, in the good faith reasonable judgment of the Special Servicer, exercised in a manner consistent with the Servicing Standard, raise material issues that have not been adequately addressed; (viii) is secured by a residential cooperative property if the Mortgage Loan substituted for a Deleted Mortgage Loan is a Co-op Mortgage Loan; and (ix) as to which the Trustee and the Paying Agent have received an Opinion of Counsel, at the related Seller's expense, that such Mortgage Loan is a "qualified replacement mortgage" within the meaning of Section 860G(a)(4) of the Code; provided that no Mortgage Loan may have a Maturity Date after the date three years prior to the Final Rated Distribution Date, and provided, further, that no such Mortgage Loan shall be substituted for a Deleted Mortgage Loan unless Rating Agency Confirmation is obtained, and provided, further, that no such Mortgage Loan shall be substituted for a Deleted Mortgage Loan unless the Operating Adviser shall have approved of such substitution (provided, however, that such approval of the Operating Adviser may not be unreasonably withheld). In the event that either one mortgage loan is substituted for more than one Deleted Mortgage Loan or more than one mortgage loan is substituted for one or more Deleted Mortgage Loans, then (A) the Principal Balance referred to in clause (i) above shall be determined on the basis of aggregate Principal Balances and (B) the rates referred to in clause (i) above and the remaining term to stated maturity referred to in clause (ii) above shall be determined on a weighted average basis; provided, however, that no individual interest rate, minus the Administrative Cost Rate, shall be lower than the highest Pass-Through Rate of any Class of Principal Balance Certificates then outstanding having a fixed rate. Whenever a Qualifying Substitute Mortgage Loan is substituted for a Deleted Mortgage Loan pursuant to this Agreement, the party effecting such substitution shall certify that such Mortgage Loan meets all of the requirements of this definition and shall send such certification to the Paying Agent, which shall deliver a copy of such certification to the Master Servicers, the Special Servicers, the Trustee and the Operating Adviser promptly, and in any event within five Business Days following the Paying Agent's receipt of such certification.

            "Rating Agencies" means Fitch and S&P.

            "Rating Agency Confirmation" means, with respect to any matter, confirmation in writing by each Rating Agency (or such Rating Agency as is specified herein) that a proposed action, failure to act, or other event specified herein will not in and of itself result in the withdrawal, downgrade, or qualification, as applicable, of the then-current rating assigned by such Rating Agency to any Class of Certificates then rated by such Rating Agency.

            "Realized Interest Loss" means, with respect to each Mortgage Loan
(i) in the case of a Liquidation Realized Loss, the portion of any Liquidation Realized Loss that exceeds the Realized Principal Loss on the related Mortgage Loan, (ii) in the case of a Bankruptcy Loss, the portion of such Realized Loss attributable to accrued interest on the related Mortgage Loan, (iii) in the case of an Expense Loss, an Expense Loss resulting in any period from the payment of the Special Servicing Fee and any Expense Losses set forth in the last sentence of the definition of "Realized Principal Loss" or (iv) in the case of a Modification Loss, a Modification Loss described in clause (iii) of the definition thereof.

            "Realized Loss" means a Liquidation Realized Loss, a Modification Loss, a Bankruptcy Loss or an Expense Loss with respect to a Mortgage Loan. Realized Losses on a Mortgage Loan are allocated first to the Principal Balance of, and then to interest on such Mortgage Loan.

            "Realized Principal Loss" means, with respect to each Mortgage Loan,
(i) in the case of a Liquidation Realized Loss, the amount of such Realized Loss, to the extent that it does not exceed the Principal Balance of the Mortgage Loan (or deemed Principal Balance, in the case of REO Property), (ii) in the case of a Modification Loss, the amount of such Modification Loss described in clause (i) of the definition thereof, (iii) in the case of a Bankruptcy Loss, the portion of such Realized Loss attributable to the reduction in the Principal Balance of the related Mortgage Loan, (iv) in the case of an Expense Loss, the portion thereof not treated as a Realized Interest Loss and
(v) the amounts in respect thereof that are withdrawn from the Certificate Account pursuant to Section 6.6(b)(i). Notwithstanding clause (iv) of the preceding sentence, to the extent that Expense Losses (exclusive of Expense Losses resulting from payment of the Special Servicing Fee) exceed amounts with respect to a Mortgage Loan that were identified as allocable to principal, such excess shall be treated as a Realized Interest Loss.

            "Record Date" means, for each Distribution Date and each Class of Certificates, the close of business on the last Business Day of the month immediately preceding the month in which such Distribution Date occurs.

            "Recoveries" means, as of any Distribution Date, any amounts recovered with respect to a Mortgage Loan or REO Property following the period in which a Final Recovery Determination occurs plus other amounts defined as "Recoveries" herein.

            "Regulation S" means Regulation S under the 1933 Act.

            "Regulation S Certificate" means a written certification substantially in the form set forth in Exhibit F hereto certifying that a beneficial owner of an interest in a Regulation S Temporary Global Certificate is not a U.S. Person (as defined in Regulation S).

            "Regulation S Global Certificates" means the Regulation S Permanent Global Certificates together with the Regulation S Temporary Global Certificates.

            "Regulation S Permanent Global Certificate" means any single permanent global Certificate, in definitive, fully registered form without interest coupons received in exchange for a Regulation S Temporary Global Certificate.

            "Regulation S Temporary Global Certificate" means, with respect to any Class of Certificates offered and sold outside of the United States in reliance on Regulation S, a single temporary global Certificate, in definitive, fully registered form without interest coupons.

            "Rehabilitated Mortgage Loan" means any Specially Serviced Mortgage Loan with respect to which (i) three consecutive Scheduled Payments have been made (in the case of any such Mortgage Loan that was modified, based on the modified terms), or a complete defeasance shall have occurred, (ii) no other Servicing Transfer Event has occurred and is continuing (or with respect to determining whether a Required Appraisal Loan is a Rehabilitated Mortgage Loan for applying Appraisal Reductions, no other Appraisal Event has occurred and is continuing) and (iii) one of the following statements is true with respect to any cost incurred as a result of the occurrence of the Servicing Transfer Event:
(a) the cost has been reimbursed to the Trust, (b) the Mortgagor's obligation to pay the cost has been forgiven, (c) the Mortgagor has agreed in writing to reimburse such costs or (d) the cost represents an amount that has been the subject of an Advance made with respect to the Mortgage Loan following default, the mortgage loan has been worked out under terms that do not provide for the repayment of such Advance in full upon the execution of the workout arrangement but the Mortgagor is nonetheless obligated under the terms of the workout arrangement to reimburse such Advance in the future.

            "Release Date" means the date 40 days after the later of (i) the commencement of the offering of the Certificates and (ii) the Closing Date.

            "REMIC" means a real estate mortgage investment conduit within the meaning of Section 860D of the Code.

            "REMIC I" means the segregated pool of assets consisting of the Mortgage Loans (other than any Excess Interest payable thereon), such amounts related thereto as shall from time to time be held in the Certificate Accounts, the Interest Reserve Accounts, the Reserve Accounts and the Distribution Account (other than the portion thereof constituting the Excess Interest Sub-account or funds held with respect to REMIC II or REMIC III), the related Insurance Policies and any related REO Properties, for which a REMIC election has been made pursuant to Section 12.1(a) hereof. Excess Interest on the Mortgage Loans and the Excess Interest Sub-account shall constitute assets of the Trust but shall not be a part of any REMIC Pool formed hereunder.

            "REMIC I Interests" means, collectively, the REMIC I Regular Interests and the Class R-I Certificates.

            "REMIC I Net Mortgage Rate" means, with respect to any Distribution Date and any REMIC I Regular Interest, a rate per annum equal to the Adjusted Mortgage Rate for the related Mortgage Loan for such Distribution Date (based on the Mortgage Rate thereof (without taking into account any increase therein after the Anticipated Repayment Date in respect of an ARD Loan or any default interest rate), as of the Cut-Off Date and without regard to any modification, waiver or amendment of the terms thereof following the Cut-Off Date) minus, with respect to each Specially Designated Co-op Mortgage Loan, the Class X-Y Strip Rate.

            "REMIC I Regular Interests" means, collectively, the uncertificated interests designated as "regular interests" in REMIC I, which shall consist of, with respect to (i) each Mortgage Loan (other than a Specially Designated Co-op Mortgage Loan), an interest having an initial Certificate Balance equal to the Cut-Off Date Scheduled Principal Balance of such Mortgage Loan, and which has a Pass-Through Rate equal to the REMIC I Net Mortgage Rate of such Mortgage Loan and (ii) with respect to each Specially Designated Co-op Mortgage Loan, one interest having an initial Certificate Balance equal to the Cut-Off Date Scheduled Principal Balance of such Specially Designated Co-op Mortgage Loan, and which has a Pass-Through Rate equal to the REMIC I Net Mortgage Rate of such Specially Designated Co-op Mortgage Loan and one interest having an initial Notional Amount equal to the Cut-Off Date Scheduled Principal Balance of such Specially Designated Co-op Mortgage Loan, and which has a Pass-Through Rate equal to the Class X-Y Strip Rate of such Specially Designated Co-op Mortgage Loan.

            "REMIC II" means the segregated pool of assets consisting of the REMIC I Regular Interests and related amounts in the Distribution Account for which a REMIC election has been made pursuant to Section 12.1(a) hereof.

            "REMIC II Interests" means, collectively, the REMIC II Regular Interests and the Class R-II Certificates.

            "REMIC II Regular Interest A-1-1" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest A-1-2" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest A-1-3" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest A-2-1" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest A-2-2" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest A-2-3" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest A-2-4" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest A-2-5" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest A-3-1" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest A-3-2" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest A-3-3" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest A-3-4" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest A-3-5" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest A-3-6" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest A-4-1" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest A-4-2" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest A-AB-1" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of interest having an initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest A-AB-2" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest A-AB-3" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest A-AB-4" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest A-5-1" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest A-5-2" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest A-1A-1" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest A-1A-2" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest A-1A-3" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest A-1A-4" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest A-1A-5" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest A-1A-6" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest A-1A-7" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest A-1A-8" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest A-1A-9" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest A-1A-10" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest A-1A-11" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest A-1A-12" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest A-1A-13" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest A-1A-14" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest A-J" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest B-1" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest B-2" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest B-3" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest C-1" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest C-2" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest D-1" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest D-2" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest D-3" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest E-1" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest E-2" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest F-1" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest F-2" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest G-1" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

             "REMIC II Regular Interest G-2" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

             "REMIC II Regular Interest H-1" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest H-2" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest J-1" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest J-2" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest K" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest L-1" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest L-2" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

             "REMIC II Regular Interest M" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest N" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest O" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest P" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest X-Y" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial notional amount equal to the initial Class X-Y Notional Amount, and which has a Pass-Through Rate equal to the Weighted Average Class X-Y Strip Rate.

            "REMIC II Regular Interests" means, collectively, the REMIC II Regular Interest A-1-1, REMIC II Regular Interest A-1-2, REMIC II Regular Interest A-1-3, REMIC II Regular Interest A-2-1, REMIC II Regular Interest A-2-2, REMIC II Regular Interest A-2-3, REMIC II Regular Interest A-2-4, REMIC II Regular Interest A-2-5, REMIC II Regular Interest A-3-1, REMIC II Regular Interest A-3-2, REMIC II Regular Interest A-3-3, REMIC II Regular Interest A-3-4, REMIC II Regular Interest A-3-5, REMIC II Regular Interest A-3-6, REMIC II Regular Interest A-4-1, REMIC II Regular Interest A-4-2, REMIC II Regular Interest A-AB-1, REMIC II Regular Interest A-AB-2, REMIC II Regular Interest A-AB-3, REMIC II Regular Interest A-5-1, REMIC II Regular Interest A-5-2, REMIC II Regular Interest A-1A-1, REMIC II Regular Interest A-1A-2, REMIC II Regular Interest A-1A-3, REMIC II Regular Interest A-1A-4, REMIC II Regular Interest A-1A-5, REMIC II Regular Interest A-1A-6, REMIC II Regular Interest A-1A-7, REMIC II Regular Interest A-1A-8, REMIC II Regular Interest A-1A-9, REMIC II Regular Interest A-1A-10, REMIC II Regular Interest A-1A-11, REMIC II Regular Interest A-1A-12, REMIC II Regular Interest A-1A-13, REMIC II Regular Interest A-1A-14, REMIC II Regular Interest A-J, REMIC II Regular Interest B-1, REMIC II Regular Interest B-2, REMIC II Regular Interest B-3, REMIC II Regular Interest C-1, REMIC II Regular Interest C-2, REMIC II Regular Interest D-1, REMIC II Regular Interest D-2, REMIC II Regular Interest D-3, REMIC II Regular Interest E-1, REMIC II Regular Interest E-2, REMIC II Regular Interest F-1, REMIC II Regular Interest F-2, REMIC II Regular Interest G-1, REMIC II Regular Interest G-2, REMIC II Regular Interest H-1, REMIC II Regular Interest H-2, REMIC II Regular Interest J-1, REMIC II Regular Interest J-2, REMIC II Regular Interest K, REMIC II Regular Interest L-1, REMIC II Regular Interest L-2, REMIC II Regular Interest M, REMIC II Regular Interest N, REMIC II Regular Interest O, REMIC II Regular Interest P and REMIC II Regular Interest X-Y.

            "REMIC III" means the segregated pool of assets consisting of the REMIC II Regular Interests and related amounts in the Distribution Account for which a REMIC election has been made pursuant to Section 12.1(a) hereof.

            "REMIC III Certificates" has the meaning set forth in the final paragraph of the Preliminary Statement hereto.

            "REMIC III Regular Certificates" means, collectively, the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-AB Certificates, Class A-5 Certificates, Class A-1A Certificates, Class A-J Certificates, Class X-1 Certificates, Class X-2 Certificates, Class X-Y Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates, Class N Certificates, Class O Certificates and Class P Certificates.

            "REMIC Pool" means each of the three segregated pools of assets designated as a REMIC pursuant to Section 12.1(b) hereof.

            "REMIC Provisions" means the provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and final, temporary and proposed regulations and rulings promulgated thereunder, as the foregoing may be in effect from time to time and taking account, as appropriate, of any proposed legislation or regulations which, as proposed, would have an effective date prior to enactment or promulgation thereof.

            "Rent Loss Policy" means a policy of insurance generally insuring against loss of income or rent resulting from hazards or acts of God.

            "Rents from Real Property" means, with respect to any REO Property, income of the character described in Section 856(d) of the Code.

            "REO Account" shall have the meaning set forth in Section 9.14(a) hereof.

            "REO Disposition" means the receipt by the Master Servicer or the Special Servicer of Liquidation Proceeds and other payments and recoveries (including proceeds of a final sale) from the sale or other disposition of REO Property.

            "REO Income" means, with respect to any REO Property, except as set forth below, all income received in connection with such REO Property during such period less any operating expenses, utilities, real estate taxes, management fees, insurance premiums, expenses for maintenance and repairs and any other capital expenses directly related to such REO Property paid during such period.

            "REO Mortgage Loan" means a Mortgage Loan, as to which the related Mortgaged Property is an REO Property or a Mortgaged Property acquired under an Other Pooling and Servicing Agreement.

            "REO Property" means a Mortgaged Property (or the Trust's interest therein, if the Mortgaged Property securing a Loan Group has been acquired by the Trust) acquired by the Trust through foreclosure, deed-in-lieu of foreclosure, abandonment or reclamation from bankruptcy in connection with a Defaulted Mortgage Loan or otherwise treated as foreclosure property under the REMIC Provisions.

            "Report Date" means the close of business on the third Business Day before the related Distribution Date.

            "Repurchased Loan" has the meaning set forth in Section 2.3(a) hereof.

            "Request for Release" means a request for release of certain documents relating to the Mortgage Loans, a form of which is attached hereto as Exhibit C.

            "Required Appraisal Loan" means any Mortgage Loan as to which an Appraisal Event has occurred. A Mortgage Loan will cease to be a Required Appraisal Loan at such time as it is a Rehabilitated Mortgage Loan.

            "Reserve Account" shall mean the Reserve Account maintained by the Paying Agent in accordance with the provisions of Section 5.3, which shall be an Eligible Account, which may be a sub-account of the Distribution Account.

            "Residual Certificates" means, with respect to REMIC I, the Class R-I Certificates; with respect to REMIC II, the Class R-II Certificates; and with respect to REMIC III, the Class R-III Certificates.

            "Responsible Officer" means, when used with respect to the initial Trustee or the Fiscal Agent, any officer assigned to the Global Securitization Trust Services Group, or with respect to the Paying Agent, any officer assigned to the Corporate Trust Services Group, each with specific responsibilities for the matters contemplated by this Agreement and when used with respect to any successor Trustee, Fiscal Agent or Paying Agent, any Vice President, Assistant Vice President, corporate trust officer or any assistant corporate trust officer or Persons performing similar roles on behalf of the Trustee, Fiscal Agent or Paying Agent.

            "Restricted Servicer Reports" means, collectively, to the extent not filed with the Commission, the CMSA Servicer Watch List, the CMSA Operating Statement Analysis Report, the CMSA NOI Adjustment Worksheet, CMSA Financial File and the CMSA Comparative Financial Status Report.

            "Reverse Sequential Order" means sequentially to the Class P, Class O, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C, Class B, Class A-J and finally to the Class X-1, Class X-2, Class X-Y, Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-5 and Class A-1A Certificates on a pro rata basis, as described herein.

            "Rule 144A" means Rule 144A under the 1933 Act.

            "Rule 144A IAI Global Certificate" means, with respect to any Class of Certificates offered and sold in reliance on Rule 144A or to certain Institutional Accredited Investors, a single, permanent global Certificate, in definitive, fully registered form without interest coupons.

            "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. or its successor in interest.

            "Sarbanes-Oxley Certification" has the meaning set forth in Section 8.26(b).

            "Scheduled Payment" means each scheduled payment of principal of, and/or interest on, a Mortgage Loan required to be paid on its Due Date by the Mortgagor in accordance with the terms of the related Mortgage Note (excluding all amounts of principal and interest which were due on or before the Cut-Off Date, whenever received, and taking account of any modifications thereof and the effects of any Debt Service Reduction Amounts and Deficient Valuation Amounts).

            "Scheduled Principal Balance" means, with respect to any Mortgage Loan or any REO Mortgage Loan, for purposes of performing calculations with respect to any Distribution Date, the Principal Balance thereof minus the aggregate amount of any P&I Advances of principal previously made with respect to such Mortgage Loan or such REO Mortgage Loan.

            "Seller" means MSMC, IXIS, Principal, MM, NCB, FSB, WaMu, UCMFI or TIAA or MM, as the case may be.

            "Servicer Errors and Omissions Insurance Policy" or "Errors and Omissions Insurance Policy" means an errors and omissions insurance policy maintained by each Master Servicer, each Special Servicer, the Trustee, the Fiscal Agent or the Paying Agent, as the case may be, in accordance with Section 8.2, Section 9.2 and Section 7.17, respectively.

            "Servicer Fidelity Bond" or "Fidelity Bond" means a bond or insurance policy under which the insurer agrees to indemnify each Master Servicer, each Special Servicer, the Trustee, the Fiscal Agent or the Paying Agent, as the case may be, (subject to standard exclusions) for all losses (less any deductible) sustained as a result of any theft, embezzlement, fraud or other dishonest act on the part of a Master Servicer's, a Special Servicer's, the Trustee's, the Fiscal Agent's or the Paying Agent's, as the case may be, officers or employees and is maintained in accordance with Section 8.2, Section
9.2 and Section 7.17, respectively.

            "Servicer Mortgage File" means (i) with respect to all Mortgage Loans other than the MSMC Loans, copies of the mortgage documents listed in the definition of Mortgage File relating to a Mortgage Loan, and (ii) with respect to the MSMC Loans, copies of the mortgage documents listed in the definition of Mortgage File relating to a Mortgage Loan and, to the extent required to be (and actually) delivered to the General Master Servicer by the applicable Seller pursuant to the applicable Mortgage Loan Purchase Agreement, copies of the following items: the Mortgage Note, any Mortgage, the Assignment of Leases and the Assignment of Mortgage, any guaranty/indemnity agreement, any loan agreement, any insurance policies or certificates (as applicable), any property inspection reports, any financial statements on the property, any escrow analysis, any tax bills, any Appraisal, any environmental report, any engineering report, any asset summary, financial information on the Mortgagor/sponsor and any guarantors, any letters of credit, any intercreditor agreement and any Environmental Insurance Policies.

            "Servicing Advance" means any cost or expense of the Master Servicers, the Special Servicers, the Trustee or the Fiscal Agent, as the case may be, designated as a Servicing Advance pursuant to this Agreement and any other costs and expenses incurred by or for such Master Servicer, such Special Servicer, the Trustee or the Fiscal Agent, as the case may be, to protect and preserve the security for such Mortgage Loan.

            "Servicing Officer" means, any officer or employee of the Master Servicers involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and specimen signature appear on a list of servicing officers or employees furnished to the Trustee by each Master Servicer and signed by an officer of each Master Servicer, as such list may from time to time be amended.

            "Servicing Standard" means, with respect to each Master Servicer, each Primary Servicer and each Special Servicer the higher of the following standards of care:

            (i) the same general manner in which and with the same care, skill, prudence and diligence with which the applicable Master Servicer, any applicable Primary Servicer or the applicable Special Servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, giving due consideration to customary and usual standards of practice of prudent institutional commercial mortgage loan servicers servicing mortgage loans which are similar to the Mortgage Loans and to the maximization of the net present value of the Mortgage Loans; or

            (ii) the care, skill, prudence and diligence the applicable Master Servicer, any applicable Primary Servicer or the applicable Special Servicer, as the case may be, uses for loans which it owns and which are similar to the Mortgage Loans, giving due consideration to the maximization of the net present value of the Mortgage Loans;

but without regard to: (I) any other relationship that the applicable Master Servicer, the applicable Special Servicer, any applicable Primary Servicer, any applicable Sub-Servicer, the Depositor or the Trustee, or any Affiliate of any of them may have with the related Mortgagor or any Affiliate of the Mortgagor, the Depositor or Seller; (II) the ownership of any Certificate by the applicable Master Servicer, any applicable Primary Servicer, any applicable Sub-Servicer, the applicable Special Servicer or any Affiliate of any of them; (III) the applicable Master Servicer's, the applicable Special Servicer's, the Trustee's or the Fiscal Agent's obligation to make P&I Advances and Servicing Advances as specified herein or to incur servicing expenses (subject to the terms of this Agreement regarding the making or collection of Nonrecoverable Advances); (IV) the applicable Master Servicer's, any applicable Primary Servicer's, any applicable Sub-Servicer's or the applicable Special Servicer's right to receive compensation for its services hereunder or with respect to any particular transaction; (V) the ownership or servicing or management for others by the applicable Master Servicer, any applicable Primary Servicer, any applicable Sub-Servicer or the applicable Special Servicer of any other mortgage loans or property; (VI) any obligation of the applicable Master Servicer or the applicable Special Servicer or an Affiliate thereof to pay any indemnity with respect to any repurchase obligation; (VII) any option to purchase any Mortgage Loan it may have; (VIII) the ownership of any indebtedness of any Mortgagor or Affiliate of any Mortgagor by the applicable Master Servicer, any applicable Primary Servicer, any applicable Sub-Servicer or the applicable Special Servicer or any Affiliate of any of them; or (IX) any obligation of any Seller to repurchase any Mortgage Loan pursuant to any Mortgage Loan Purchase Agreement.

            "Servicing Transfer Event" means the occurrence of any of the following events: (i) any Mortgage Loan as to which a Balloon Payment is past due, and the applicable Master Servicer has determined, in its good faith reasonable judgment in accordance with the Servicing Standard, that payment is unlikely to be made on or before the 90th day succeeding the date the Balloon Payment was due (unless (A) the Mortgagor makes all monthly payments that would have become due if such Mortgage Loan had not matured, based on the amortization term of such Mortgage Loan, (B) the Mortgagor has received a commitment for refinancing that is acceptable to the Operating Adviser prior to the end of such 90 day period, and (C) such refinancing is obtained on or before the 150th day succeeding the date the Balloon Payment was due), or any other payment is more than 60 days past due or has not been made on or before the second Due Date following the Due Date such payment was due; (ii) any Mortgage Loan as to which, to the applicable Master Servicer's knowledge, the Mortgagor has consented to the appointment of a receiver or conservator in any insolvency or similar proceeding of, or relating to, such Mortgagor or to all or substantially all of its property, or the Mortgagor has become the subject of a decree or order issued under a bankruptcy, insolvency or similar law and such decree or order shall have remained undischarged, undismissed or unstayed for a period of 30 days; (iii) any Mortgage Loan as to which the Master Servicer shall have received notice of the foreclosure or proposed foreclosure of any other lien on the Mortgaged Property; (iv) any Mortgage Loan as to which the applicable Master Servicer has knowledge of a default (other than a failure by the related Mortgagor to pay principal or interest) which in the good faith reasonable judgment of such Master Servicer materially and adversely affects the interests of the Certificateholders and which has occurred and remains unremedied for the applicable grace period specified in such Mortgage Loan (or, if no grace period is specified, 60 days); (v) any Mortgage Loan as to which the Mortgagor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors or voluntarily suspends payment of its obligations; and (vi) any Mortgage Loan as to which, in the good faith reasonable judgment of the Master Servicer, (a) a payment default is imminent or is likely to occur within 60 days and such default, in the judgment of such Master Servicer, is reasonably likely to materially and adversely affect the interests of the Certificateholders or (b) any other default is imminent or is likely to occur within 60 days and such default, in the judgment of such Master Servicer, is reasonably likely to materially and adversely affect the interests of the Certificateholders.

            "Single-Purpose Entity" means a Person, other than an individual, whose organizational documents provide substantially to the effect that it is formed or organized solely for the purpose of owning and collecting payments from Defeasance Collateral for the benefit of the Trust and which (i) does not engage in any business unrelated thereto and the financing thereof; (ii) does not have any assets other than those related to its interest in Defeasance Collateral; (iii) maintains its own books, records and accounts, in each case which are separate and apart from the books, records and accounts of any other Person; (iv) conducts business in its own name and uses separate stationery, invoices and checks; (v) does not guarantee or assume the debts or obligations of any other Person; (vi) does not commingle its assets or funds with those of any other Person; (vii) transacts business with Affiliates on an arm's length basis pursuant to written agreements; and (viii) holds itself out as being a legal entity, separate and apart from any other Person, and otherwise complies with the single-purpose requirements established by the Rating Agencies. The entity's organizational documents also provide that any dissolution and winding up or insolvency filing for such entity requires the unanimous consent of all partners or members, as applicable, and that such documents may not be amended with respect to the Single-Purpose Entity requirements.

            "Sole Certificateholder" means any Certificateholder (or Certificateholders provided they act in unanimity) holding 100% of the then outstanding Class X-1, Class X-2, Class X-Y, Class J, Class K, Class L, Class M, Class N, Class O, Class P and Class EI Certificates or an assignment of the voting rights thereof; provided, however, that the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-5, Class A-1A, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates have been reduced to zero.

            "Special Servicer" means: (a) with respect to any Mortgage Loan (other than a Co-op Mortgage Loan), any REO Property acquired by the Trust with respect to a Mortgage Loan (other than a Co-op Mortgage Loan) and any matters relating to the foregoing, the General Special Servicer and (b) with respect to any Co-op Mortgage Loan, any REO Property acquired by the Trust with respect to a Co-op Mortgage Loan and any matters relating to the foregoing, the Co-op Special Servicer.

            "Special Servicer Compensation" means, with respect to any applicable period, the sum of the Special Servicing Fees, the Liquidation Fees and Work-Out Fees and any other amounts to be paid to a Special Servicer pursuant to the terms of this Agreement.

            "Special Servicer Remittance Date" means the Business Day preceding each Determination Date.

            "Special Servicing Fee" means, for each calendar month, as to each Mortgage Loan that is a Specially Serviced Mortgage Loan (including REO Mortgage Loans), the fraction or portion of the Special Servicing Fee Rate applicable to such month (determined using the same interest accrual methodology that is applied with respect to the Mortgage Rate for such Mortgage Loan for such month) multiplied by the Scheduled Principal Balance of such Specially Serviced Mortgage Loan immediately before the Due Date occurring in such month.

            "Special Servicing Fee Rate" means 0.25% per annum (with respect to each Specially Serviced Mortgage Loan with a principal balance of less than $20,000,000) or 0.15% per annum (with respect to each Specially Serviced Mortgage Loan with a principal balance of $20,000,000 or more).

            "Special Servicing Officer" means any officer or employee of the applicable Special Servicer involved in, or responsible for, the administration and servicing of the Specially Serviced Mortgage Loans whose name and specimen signature appear on a list of servicing officers or employees furnished to the Trustee, the Paying Agent and the applicable Master Servicer by such Special Servicer signed by an officer of such Special Servicer, as such list may from time to time be amended.

            "Specially Designated Co-op Mortgage Loan" means, any Co-op Mortgage Loan or any successor REO Mortgage Loan.

            "Specially Serviced Mortgage Loan" means, as of any date of determination, any Mortgage Loan with respect to which the applicable Master Servicer has notified the applicable Special Servicer, the Operating Adviser and the Trustee that a Servicing Transfer Event has occurred (which notice shall be effective upon receipt) and such Special Servicer has received all information, documents and records relating to such Mortgage Loan, as reasonably requested by such Special Servicer to enable it to assume its duties with respect to such Mortgage Loan. A Specially Serviced Mortgage Loan shall cease to be a Specially Serviced Mortgage Loan from and after the date on which the applicable Special Servicer notifies the applicable Master Servicer, the Operating Adviser, the Paying Agent and the Trustee, in accordance with Section 8.1(b), that such Mortgage Loan, with respect to such Servicing Transfer Event, has become a Rehabilitated Mortgage Loan, unless and until such Master Servicer notifies such Special Servicer, the Paying Agent and the Trustee, in accordance with Section 8.1(b) that another Servicing Transfer Event with respect to such Mortgage Loan, exists or occurs.

            "Standard Hazard Insurance Policy" means a fire and casualty extended coverage insurance policy in such amount and with such coverage as required by this Agreement.

            "Sub-Servicer" has the meaning set forth in Section 8.4.

            "Sub-Servicing Agreement" means the IXIS Sub-Servicing Agreement and/or TIAA Sub-Servicing Agreement.

            "Subordinate Certificates" means, collectively, the Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates.

            "Successful Bidder" has the meaning set forth in Section 8.29(d).

            "Tax Matters Person" means the Person designated as the "tax matters person" of the related REMIC Pool pursuant to Treasury Regulations Section 1.860F-4(d) and Temporary Treasury Regulations Section 301.6231(a)(7)-1T.

            "Termination Price" has the meaning set forth in Section 10.1(b) herein.

            "30/360 basis" means any Mortgage Loan that accrues interest on the basis of a 360-day year consisting of twelve 30-day months.

            "TIAA" has the meaning assigned in the Preliminary Statement hereto.

            "TIAA Loans" means, collectively, those Mortgage Loans sold to the Depositor pursuant to the Mortgage Loan Purchase Agreement VII and shown on
Schedule VII hereto.

            "TIAA Sub-Servicer" means Heitman Financial Services, LLC, GMAC Commerical Mortgage, Inc., Dwyer-Curlett, Inc., Walker & Dunlop, Inc. and Newmark Realty Capital, Inc., each in its capacity as sub-servicer of the TIAA Loans pursuant to the TIAA Sub-Servicing Agreements.

            "TIAA Sub-Servicing Agreements" means the agreement between Heitman Financial Services, LLC, GMAC Commerical Mortgage, Inc., Dwyer-Curlett, Inc., Walker & Dunlop, Inc. and Newmark Realty Capital, Inc., respectively, and the Master Servicer, each dated as of February 1, 2005, under which such person services the TIAA Mortgage Loans set forth on the schedule attached thereto.

            "Title Insurance Policy" means a title insurance policy maintained with respect to a Mortgage Loan.

            "Transfer" means any direct or indirect transfer, sale, pledge, hypothecation, or other form of assignment of any Ownership Interest in a Certificate.

            "Transferee" means any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

            "Transferor" means any Person who is disposing by Transfer any Ownership Interest in a Certificate.

            "Trust" means the trust created pursuant to this Agreement, the assets of which consist of all the assets of the REMIC I (including the related Mortgage Loans (other than Excess Interest thereon), such related amounts as shall from time to time be held in the Certificate Accounts, the Distribution Account, the Interest Reserve Accounts, the Reserve Account, the REO Accounts, the Trustee's rights under the Insurance Policies, any REO Properties and other items referred to in Section 2.1(a) hereof, in each case to the extent allocable to the related Mortgage Loan), REMIC II, REMIC III and the Class EI Grantor Trust.

            "Trustee" means LaSalle Bank National Association, as trustee, or its successor-in-interest, or if any successor trustee, or any co-trustee shall be appointed as herein provided, then "Trustee" shall also mean such successor trustee (subject to Section 7.7 hereof) and such co trustee (subject to Section
7.9 hereof), as the case may be.

            "Trustee Fee" means for each calendar month, as to each Mortgage Loan (including REO Mortgage Loans and Defeasance Loans), the portion of the Trustee Fee Rate applicable to such month (determined using the same interest accrual methodology (other than the rate of accrual) that is applied with respect to the Mortgage Rate for such Mortgage Loan for such month) multiplied by the Scheduled Principal Balance of each such Mortgage Loan immediately before the Due Date occurring in such month.

            "Trustee Fee Rate" means 0.0014% per annum.

            "Trustee Mortgage File" means the mortgage documents listed in the definition of Mortgage File hereof pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement; provided that whenever the term "Trustee Mortgage File" is used to refer to documents actually received by the Trustee or a Custodian on its behalf, such terms shall not be deemed to include such documents required to be included therein unless they are actually so received.

            "UCC" means the Uniform Commercial Code as in effect from time to time in the State of New York.

            "UCMFI" has the meaning assigned in the Preliminary Statement hereto.

            "UCMFI Loans" means, collectively, those Mortgage Loans sold to the Depositor pursuant to the Mortgage Loan Purchase Agreement III and shown on
Schedule III hereto.

            "Underwriter" means each of Morgan Stanley & Co. Incorporated, Greenwich Capital Markets, Inc. and IXIS Securities North America Inc. or their respective successors in interest.

            "United States Person" means (i) any natural person resident in the United States, (ii) any partnership or corporation organized or incorporated under the laws of the United States or any state thereof or the District of Columbia, (iii) any estate of which an executor or administrator is a United States Person (other than an estate governed by foreign law and of which at least one executor or administrator is a non-United States Person who has sole or shared investment discretion with respect to its assets), (iv) any trust of which any trustee is a United States Person (other than a trust of which at least one trustee is a non-United States Person and has sole or shared investment discretion with respect to its assets), (v) any agency or branch of a foreign entity located in the United States, (vi) any non-discretionary or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a United States Person, (vii) any discretionary or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in the United States (other than such an account held for the benefit or account of a non-United States Person), (viii) any partnership or corporation organized or incorporated under the laws of a foreign jurisdiction and formed by a United States Person principally for the purpose of investing in securities not registered under the 1933 Act (unless it is organized or incorporated, and owned, by accredited investors within the meaning of Rule 501(A) under the 1933 Act who are not natural persons, estates or trusts); provided, however, that the term "United States Person" shall not include (A) a branch or agency of a United States Person that is located and operating outside the United States for valid business purposes as a locally regulated branch or agency engaged in the banking or insurance business, (B) any employee benefit plan established and administered in accordance with the law, customary practices and documentation of a foreign country and (C) the international organizations set forth in
Section 902(o)(7) of Regulation S under the 1933 Act and any other similar international organizations, and their agencies, Affiliates and pension plans.

            "United States Tax Person" means any of (i) a citizen or resident of the United States, (ii) corporation or partnership (except to the extent provided in applicable Treasury Regulations) created or organized in or under the laws of the United States or any State thereof or the District of Columbia, including any entity treated as such a corporation or partnership for federal income tax purposes, (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more United States Tax Persons has the authority to control all substantial decisions of such trust (or to the extent provided in applicable Treasury Regulations, a trust in existence on August 20, 1996, which is eligible to be treated as a United States Tax Person).

            "Unliquidated Advance" means any Advance previously made by a party hereto that has been previously reimbursed to the Person that made the Advance by the Trust as part of a Workout-Delayed Reimbursement Amount pursuant to subsection (iii) of Section 5.2(a)(II), but that has not been recovered from the Mortgagor or otherwise from collections on or the proceeds of the Mortgage Loan or REO Property in respect of which the Advance was made.

            "Unpaid Interest" means, on any Distribution Date with respect to any Class of Interests or Certificates (other than the Residual Certificates and the Class EI Certificates), the portion of Distributable Certificate Interest for such Class remaining unpaid as of the close of business on the preceding Distribution Date, plus one month's interest thereon at the applicable Pass-Through Rate.

            "Unrestricted Servicer Reports" means, collectively, the CMSA Delinquent Loan Status Report, CMSA Historical Loan Modification and Corrected Mortgage Loan Report, CMSA Historical Liquidation Report, CMSA REO Status Report and, if and to the extent filed with the Commission, such reports and files as would, but for such filing, constitute Restricted Master Servicer Reports.

            "WaMu" has the meaning assigned in the Preliminary Statement hereto.

            "WaMu Loans" means, collectively, those Mortgage Loans sold to the Depositor pursuant to the Mortgage Loan Purchase Agreement V and shown on
Schedule V hereto.

            "Weighted Average Class X-Y Strip Rate" means, with respect to any Distribution Date, the weighted average of the Class X-Y Strip Rates for each of the Group X-Y REMIC I Regular Interests, weighted on the basis of their respective Notional Amounts as of the close of business on the preceding Distribution Date.

            "Weighted Average REMIC I Net Mortgage Rate" means, with respect to any Distribution Date, the weighted average of the REMIC I Net Mortgage Rates for the REMIC I Regular Interests, weighted on the basis of their respective Certificate Balance as of the close of business on the preceding Distribution Date.

            "Workout-Delayed Reimbursement Amount" has the meaning set forth in subsection (II)(A) of Section 5.2(a).

            "Work-Out Fee" means a fee payable with respect to any Rehabilitated Mortgage Loan, equal to the product of (x) 1.00% (with respect to any Rehabilitated Mortgage Loan with a principal balance of less than $20,000,000) or 0.75% (with respect to any Rehabilitated Mortgage Loan with a principal balance of $20,000,000 or more) and (y) the amount of each collection of interest (other than default interest and Excess Interest) and principal received (including any Condemnation Proceeds received and applied as a collection of such interest and principal) on such Mortgage Loan for so long as it remains a Rehabilitated Mortgage Loan or otherwise payable as set forth in
Section 9.21(d).

            "Yield Maintenance Charges" means, with respect to any Distribution Date, the aggregate of all yield maintenance charges, if any, received during the related Collection Period in connection with Principal Prepayments.

            Section 1.2 Calculations Respecting Mortgage Loans

            (a) Calculations required to be made by the Paying Agent pursuant to this Agreement with respect to any Mortgage Loan shall be made based upon current information as to the terms of such Mortgage Loan and reports of payments received from the applicable Master Servicer on such Mortgage Loan and payments to be made to the Paying Agent as supplied to the Paying Agent by such Master Servicer. The Paying Agent shall not be required to recompute, verify or recalculate the information supplied to it by the applicable Master Servicer and may conclusively rely upon such information in making such calculations. If, however, a Responsible Officer of the Paying Agent has actual knowledge of an error in the calculations, the Paying Agent shall inform the applicable Master Servicer of such error.

            (b) Unless otherwise required by law or the applicable Mortgage Loan documents, any amounts (other than escrow and reserve deposits and reimbursements of Servicing Advances and expenses) received in respect of a Mortgage Loan as to which a default has occurred and is continuing (other than Liquidation Proceeds, Insurance Proceeds, Condemnation Proceeds, Purchase Proceeds and REO Income) shall be applied as follows: first, to overdue interest due with respect to such Mortgage Loan at the Mortgage Rate thereof, second, to current interest due with respect to such Mortgage Loan at the Mortgage Rate thereof, third, to the reduction of the Principal Balance of such Mortgage Loan to zero if such Mortgage Loan has been accelerated, and in respect of any scheduled payments of principal then due to the extent that such Mortgage Loan has not yet been accelerated, fourth, to any default interest and other amounts due on such Mortgage Loan and fifth, to Late Fees due with respect to such Mortgage Loan.

            Liquidation Proceeds, Insurance Proceeds, Condemnation Proceeds, Purchase Proceeds and REO Income shall be applied as follows: first, as a recovery of any related and unreimbursed Advances (together with interest thereon) and Unliquidated Advances (to the Trust), and if applicable, unpaid Liquidation Expenses; second, as a recovery of unpaid servicing compensation; third, as a recovery of any Additional Trust Expenses; fourth, as a recovery of any Nonrecoverable Advances and interest thereon, except with respect to any Unliquidated Advance previously reimbursed from principal pursuant to Section 5.2(a)(II)(iv); fifth, as a recovery of any remaining accrued and unpaid interest on such Mortgage Loan at the related Mortgage Rate to, but not including, the date of receipt (or, in the case of a full monthly payment from any Mortgagor, through the related Due Date); sixth, as a recovery of any remaining principal of such Mortgage Loan then due and owing, including by reason of acceleration of the Mortgage Loan following a default thereunder (or, if a Liquidation Event has occurred in respect of such Mortgage Loan, as a recovery of principal to the extent of its entire remaining unpaid Principal Balance); seventh, unless a Liquidation Event has occurred with respect to such Mortgage Loan, as a recovery of amounts to be currently applied to the payment of real estate taxes, assessments, insurance premiums (including premiums on any Environmental Insurance Policy), ground rents (if applicable) and similar items; eighth, as a recovery of any Late Fees and default interest then due and owing under such Mortgage Loan; ninth, as a recovery of any Prepayment Premium or Yield Maintenance Charge then due and owing under such Mortgage Loan; tenth, as a recovery of any assumption fees, Modification Fees and extension fees then due and owing under such Mortgage Loan; and eleventh, as a recovery of any other amounts then due and owing under such Mortgage Loan.

            (c) Notwithstanding the foregoing applications of amounts received by or on behalf of the Trust in respect of any Mortgage Loan, any amounts due and owing under the related Mortgage Note and Mortgage (including for principal and accrued and unpaid interest) shall be applied in accordance with the express provisions of the related Mortgage Loan documents.

            Section 1.3 Calculations Respecting Accrued Interest

            Accrued interest on any Certificate shall be calculated based upon a 360-day year consisting of twelve 30-day months and Pass-Through Rates shall be carried out to eight decimal places, rounded if necessary. All dollar amounts calculated hereunder shall be rounded to the nearest penny.

            Section 1.4 Interpretation

            (a) Whenever the Agreement refers to a Distribution Date and a "related" Collection Period, Interest Accrual Period, Record Date, Due Date, Report Date, Monthly Certificateholders Report, Special Servicer Remittance Date, Master Servicer Remittance Date or Determination Date, such reference shall be to the Collection Period, Interest Accrual Period, Record Date, Due Date, Report Date, Special Servicer Remittance Date, Master Servicer Remittance Date or Determination Date, as applicable, immediately preceding such Distribution Date.

            (b) As used herein and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in Section
1.1 shall have the respective meanings given to them under generally accepted accounting principles or regulatory accounting principles, as applicable.

            (c) The words "hereof," "herein" and "hereunder," and words of similar import, when used in this Agreement, shall refer to this agreement as a whole and not to any particular provision of this Agreement, and references to Sections, Schedules and Exhibits contained in this Agreement are references to Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified.

            (d) Whenever a term is defined herein, the definition ascribed to such term shall be equally applicable to both the singular and plural forms of such term and to masculine, feminine and neuter genders of such term.

            (e) This Agreement is the result of arm's-length negotiations between the parties and has been reviewed by each party hereto and its counsel. Each party agrees that any ambiguity in this Agreement shall not be interpreted against the party drafting the particular clause which is in question.

            Section 1.5 ARD Loan

            Notwithstanding any provision of this Agreement:

            (a) For the ARD Loan, the Excess Interest accruing as a result of the step-up in the Mortgage Rate upon failure of the related Mortgagor to pay the principal on the Anticipated Repayment Date as specifically provided for in the related Mortgage Note shall not be taken into account for purposes of the definitions of "Appraisal Reduction," "Assumed Scheduled Payment," "Mortgage Rate," "Purchase Price" and "Realized Loss."

            (b) Excess Interest shall constitute an asset of the Trust but not an asset of any REMIC Pool.

            (c) Neither a Master Servicer nor a Special Servicer shall take any enforcement action with respect to the payment of Excess Interest unless the taking of such action is consistent with the Servicing Standard and all other amounts due under such Mortgage Loan have been paid, and, in the good faith and reasonable judgment of such Master Servicer and such Special Servicer, as the case may be, the Liquidation Proceeds expected to be recovered in connection with such enforcement action will cover the anticipated costs of such enforcement action and, if applicable, any associated interest thereon.

            (d) Liquidation Fees shall not be deemed to be earned on Excess Interest.

            (e) With respect to the ARD Loan after its Anticipated Repayment Date, the respective Master Servicer or the respective Special Servicer, as the case may be, shall be permitted, in its discretion, to waive in accordance with
Section 8.18 and Section 9.5 hereof, all or any accrued Excess Interest if, prior to the related Maturity Date, the related Mortgagor has requested the right to prepay the Mortgage Loan in full together with all payments required by the Mortgage Loan in connection with such prepayment except for all or a portion of accrued Excess Interest, provided that the respective Master Servicer's or the respective Special Servicer's determination to waive the right to such accrued Excess Interest is in accordance with the Servicing Standard and with
Section 8.18 and Section 9.5 hereof. The respective Master Servicer or the respective Special Servicer, as the case may be, will have no liability to the Trust, the Certificateholders or any other Person so long as such determination is based on such criteria.


                                   ARTICLE II

                              DECLARATION OF TRUST;
                            ISSUANCES OF CERTIFICATES

            Section 2.1 Conveyance of Mortgage Loans

            (a) Effective as of the Closing Date, the Depositor does hereby assign in trust to the Trustee, without recourse, for the benefit of the Certificateholders all the right, title and interest of the Depositor, in, to and under (i) the Mortgage Loans identified on the Mortgage Loan Schedule, (ii) the Depositor's rights under each Mortgage Loan Purchase Agreement that are permitted to be assigned to the Trustee pursuant to Section 14 thereof, (iii) the Initial Deposit and (iv) all other assets included or to be included in REMIC I for the benefit of REMIC II and REMIC III. Such assignment includes all interest and principal received or receivable on or with respect to the Mortgage Loans and due after the Cut-Off Date. The transfer of the Mortgage Loans and the related rights and property accomplished hereby is absolute and is intended by the parties to constitute a sale. In connection with the initial sale of the Certificates by the Depositor, the purchase price to be paid includes a portion attributable to interest accruing on the Certificates from and after the Cut-Off Date.

            (b) In connection with the Depositor's assignment pursuant to
Section 2.1(a) above, the Depositor shall direct, and hereby represents and warrants that it has directed, each Seller pursuant to the applicable Mortgage Loan Purchase Agreement to deliver to and deposit with, or cause to be delivered to and deposited with, the Trustee or a Custodian appointed hereunder, on or before the Closing Date, the Mortgage Note for each Mortgage Loan so assigned, endorsed to the Trustee as specified in clause (i) of the definition of "Mortgage File." Each Seller is required, pursuant to the applicable Mortgage Loan Purchase Agreement, to deliver to the Trustee the remaining documents constituting the Mortgage File for each Mortgage Loan within the time period set forth therein. None of the Trustee, the Fiscal Agent, the Paying Agent, any Custodian, any Master Servicer or any Special Servicer shall be liable for any failure by any Seller or the Depositor to comply with the document delivery requirements of the Mortgage Loan Purchase Agreements and this Section 2.1(b).

            (c) Each Seller other than IXIS and NCB, FSB, at its own expense, for the Mortgage Loans sold to the Depositor by such Seller, and the Trustee, at the expense of IXIS and NCB, FSB, as applicable, for the IXIS Loans sold to the Depositor by IXIS and the NCB, FSB Loans sold to the Depositor by NCB, FSB, shall promptly (and in any event within 90 days following the receipt of all recording information necessary to record such document) cause to be submitted for recording or filing, as the case may be, in the appropriate public office for real property records or UCC financing statements, as appropriate, each assignment to the Trustee referred to in clauses (iv), (vi)(B) and (ix)(B) of the definition of "Mortgage File". Each such assignment shall reflect that it should be returned by the public recording office to the Trustee following recording or filing; provided that in those instances where the public recording office retains the original Assignment of Mortgage, assignment of Assignment of Leases or assignment of UCC financing statements, the Trustee, for all Mortgage Loans, other than the Principal Loans, and the Primary Servicers for the Principal Loans, shall obtain therefrom, at the expense of the applicable Seller, a certified copy of the recorded original and shall forward copies thereof to the applicable Master Servicer and the applicable Special Servicer. If any such document or instrument is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, the Trustee for all Mortgage Loans other than the Principal Loans, and the applicable Primary Servicers for the Principal Loans, shall promptly notify the applicable Seller and the applicable Seller for its respective Mortgage Loans shall promptly prepare or cause to be prepared and delivered to the Trustee a substitute therefor or cure such defect, as the case may be, and thereafter the Trustee shall upon receipt thereof from such Seller cause the same to be duly recorded or filed, as appropriate.

            The parties acknowledge the obligation of each Seller pursuant to
Section 2 of the related Mortgage Loan Purchase Agreement to deliver to the Trustee, on or before the fifth Business Day after the Closing Date, five limited powers of attorney substantially in the form attached as Exhibit C to the Primary Servicing Agreements or Exhibit 5 to the Mortgage Loan Purchase Agreements in favor of the Trustee, the applicable Master Servicer and the applicable Special Servicer to empower the Trustee, such Master Servicer and, in the event of the failure or incapacity of the Trustee and such Master Servicer, such Special Servicer, to submit for recording, at the expense of the applicable Seller, any mortgage loan documents required to be recorded as described in the preceding paragraph and any intervening assignments with evidence of recording thereon that are required to be included in the Mortgage Files (so long as original counterparts have previously been delivered to the Trustee). The Sellers agree to reasonably cooperate with the Trustee, the Master Servicer and the Special Servicer in connection with any additional powers of attorney or revisions thereto that are requested by such parties for purposes of such recordation. The Trustee and each other party hereto agrees that no such power of attorney shall be used with respect to any Mortgage Loan by or under authorization by any party hereto except that to the extent that the absence of a document described in the second preceding sentence with respect to such Mortgage Loan remains unremedied as of the earlier of (i) the date that is 180 days following the delivery of notice of such absence to the related Seller, but in no event earlier than 18 months from the Closing Date, and (ii) the date (if any) on which such Mortgage Loan becomes a Specially Serviced Mortgage Loan. The Trustee shall submit such documents for recording, at the related Seller's expense, after the periods set forth above; provided, however, the Trustee shall not submit such assignments for recording if the applicable Seller produces evidence that it has sent any such assignment for recording and certifies that it is awaiting its return from the applicable recording office.

            (d) All relevant servicing or loan documents and records in the possession of the Depositor or the Sellers that relate to the servicing of any Mortgage Loans and that are not required to be a part of a Mortgage File in accordance with the definition thereof and are reasonably necessary for the ongoing administration and/or servicing of the applicable Mortgage Loan shall be delivered to the Master Servicer or the related Primary Servicer on its behalf, on or before the date that is 75 days following the Closing Date and shall be held by such Master Servicer or the related Primary Servicer on behalf of the Trustee in trust for the benefit of the Certificateholders. To the extent delivered to the Master Servicer (for Mortgage Loans other than the IXIS Loans, the TIAA Loans, the Principal Loans, the MM Loans, the WaMu Loans and the UCMFI Loans), the IXIS Sub-Servicer, the TIAA Sub-Servicer or the related Primary Servicer (for the IXIS Loans, the TIAA Loans, the Principal Loans, the MM Loans, the WaMu Loans and the UCMFI Loans) by the related Seller, the Servicer Mortgage File will consist of (i) with respect to all Mortgage Loans other than the MSMC Loans, the documents listed in the definition of Mortgage File or (ii) with respect to the MSMC Loans, the documents listed in the definition of Mortgage File and, to the extent required to be (and actually) delivered to the applicable Seller pursuant to the applicable Mortgage Loan documents, copies of the following items: the Mortgage Note, any Mortgage, the Assignment of Leases and the Assignment of Mortgage, any guaranty/indemnity agreement, any loan agreement, the insurance policies or certificates (as applicable), the property inspection reports, any financial statements on the property, any escrow analysis, the tax bills, the Appraisal, the environmental report, the engineering report, the asset summary, financial information on the Mortgagor/sponsor and any guarantors, any letters of credit, any intercreditor agreement and any Environmental Insurance Policies; provided, however, the Seller shall not be required to deliver any draft documents, attorney-client privileged communications, internal correspondence or credit analysis. Delivery of any of the foregoing documents to the applicable Primary Servicer (or sub-servicer) shall be deemed delivery to the applicable Master Servicer and satisfy the Depositor's obligations under this Section 2.1(d). Each of the foregoing items shall be delivered in electronic form, to the extent such document is available in such form and such form is reasonably acceptable to the applicable Master Servicer. None of any Master Servicer, any Special Servicer or any Primary Servicer shall have any liability for the absence of any of the foregoing items from the Servicing Mortgage File if such item was not delivered by the related Seller.

            (e) In connection with the Depositor's assignment pursuant to
Section 2.1(a) above, the Depositor shall deliver to the Trustee and the Master Servicer on or before the Closing Date a copy of a fully executed counterpart of each Mortgage Loan Purchase Agreement, as in full force and effect on the Closing Date, which Mortgage Loan Purchase Agreements shall contain the representations and warranties made by the Sellers with respect to each related Mortgage Loan as of the Closing Date.

            (f) In connection herewith, the Depositor has acquired the MSMC Loans from MSMC, the IXIS Loans from IXIS, the Principal Loans from Principal, the MM Loans from MM, the NCB, FSB Loans from NCB, FSB, the WaMu Loans from WaMu, the UCMFI Loans from UCMFI and the TIAA Loans from TIAA. The Depositor will deliver the original Mortgage Notes (or lost note affidavits with copies of the related Mortgage Notes, as described in the definition of Mortgage File) relating to the MSMC Loans to the Trustee, endorsed as otherwise provided herein, to effect the transfer to the Trustee of such Mortgage Notes and all related deeds of trust, mortgages and other loan documents. The Depositor will deliver the original Mortgage Notes (or lost note affidavits with copies of the related Mortgage Notes, as described in the definition of Mortgage File) relating to the IXIS Loans to the Trustee, endorsed as otherwise provided herein, to effect the transfer to the Trustee of such Mortgage Notes and all related deeds of trust, mortgages and other loan documents. The Depositor will deliver the original Mortgage Notes (or lost note affidavits with copies of the related Mortgage Notes, as described in the definition of Mortgage File) relating to the Principal Loans to the Trustee, endorsed as otherwise provided herein, to effect the transfer to the Trustee of such Mortgage Notes and all related deeds of trust, mortgages and other loan documents. The Depositor will deliver the original Mortgage Notes (or lost note affidavits with copies of the related Mortgage Note, as described in the definition of Mortgage File) relating to the MM Loans to the Trustee, endorsed as otherwise provided herein, to effect the transfer to the Trustee of such Mortgage Notes and all related deeds of trust, mortgages and other loan documents. The Depositor will deliver the original Mortgage Notes (or lost note affidavits with copies of the related Mortgage Notes, as described in the definition of Mortgage File) relating to the NCB, FSB Loans to the Trustee, endorsed as otherwise provided herein, to effect the transfer to the Trustee of such Mortgage Notes and all related deeds of trust, mortgages and other loan documents. The Depositor will deliver the original Mortgage Notes (or lost note affidavits with copies of the related Mortgage Notes, as described in the definition of Mortgage File) relating to the WaMu Loans to the Trustee, endorsed as otherwise provided herein, to effect the transfer to the Trustee of such Mortgage Notes and all related deeds of trust, mortgages and other loan documents. The Depositor will deliver the original Mortgage Notes (or lost note affidavits with copies the related Mortgage Note, as described in the definition of Mortgage File) relating to the UCMFI Loans to the Trustee, endorsed as otherwise provided herein, to effect the transfer to the Trustee of such Mortgage Notes and all related deeds of trust, mortgages and other loan documents. The Depositor will deliver the original Mortgage Notes (or lost note affidavits with copies of the related Mortgage Notes, as described in the definition of Mortgage File) relating to the TIAA Loans to the Trustee, endorsed as otherwise provided herein, to effect the transfer to the Trustee of such Mortgage Notes and all related deeds of trust, mortgages and other loan documents. To avoid the unnecessary expense and administrative inconvenience associated with the execution and recording of multiple assignment documents, MSMC, IXIS, Principal, MM, NCB, FSB, WaMu, UCMFI and TIAA, as applicable, are required under the Mortgage Loan Purchase Agreements to deliver Assignments of Mortgages and assignments of Assignments of Leases and assignments of UCC financing statements in blank or naming the Trustee, on behalf of the Certificateholders, as assignee. Notwithstanding the fact that the assignments shall be in blank or name the Trustee, on behalf of the Certificateholders, as the assignee, the parties hereto acknowledge and agree that for all purposes the MSMC Loans shall be deemed to have been transferred from MSMC to the Depositor, the IXIS Loans shall be deemed to have been transferred from IXIS to the Depositor, the Principal Loans shall be deemed to have been transferred from Principal to the Depositor, the MM Loans shall be deemed to have been transferred from MM to the Depositor, the NCB, FSB Loans shall be deemed to have been transferred from NCB, FSB to the Depositor, the WaMu Loans shall be deemed to have been transferred from WaMu to the Depositor, the UCMFI Loans shall be deemed to have been transferred from UCMFI to the Depositor, and the TIAA Loans shall be deemed to have been transferred from TIAA to the Depositor, and all Mortgage Loans shall be deemed to have been transferred from the Depositor to the Trustee on behalf of the Certificateholders.

            Section 2.2 Acceptance by Trustee

            The Trustee will hold (i) the documents constituting a part of the Mortgage Files delivered to it, (ii) the REMIC I Regular Interests, (iii) the REMIC II Regular Interests and (iv) the assets of the Class EI Grantor Trust, in each case, in trust for the use and benefit of all present and future Certificateholders.

            On the Closing Date in respect of the Initial Certification, and within 90 days after the Closing Date in respect of the Final Certification, the Trustee shall examine the Mortgage Files in its possession, and shall deliver to the Depositor, the Sellers, the Master Servicers, the Special Servicers and the Operating Adviser, a certification (the "Initial Certification" and the "Final Certification," respectively, in the respective forms set forth as Exhibit B-1 and Exhibit B-2 hereto), which may be in electronic format (i) in the case of the Initial Certification, as to each Mortgage Loan listed in the Mortgage Loan Schedule, except as may be specified in the schedule of exceptions to Mortgage File delivery attached thereto, to the effect that: (A) all documents pursuant to clause (i) of the definition of Mortgage File are in its possession, (B) such documents have been reviewed by it and have not been materially mutilated, damaged, defaced, torn or otherwise physically altered, and such documents relate to such Mortgage Loan, and (C) each Mortgage Note has been endorsed as provided in clause (i) of the definition of Mortgage File, and (ii) in the case of the Final Certification, as to each Mortgage Loan listed in the Mortgage Loan Schedule, except as may be specified in the schedule of exceptions to Mortgage File delivery attached thereto, to the effect that: (A) all documents pursuant to clauses (i), (ii), (iv), (vi), (viii) and (xii) of the definition of Mortgage File required to be included in the Mortgage File (to the extent required to be delivered pursuant to this Agreement and any applicable Primary Servicing Agreement), and with respect to all documents specified in the other clauses of the definition of Mortgage File to the extent actually known by a Responsible Officer of the Trustee to be required pursuant to this Agreement (assuming that, with respect to the documents referred to in clause (xii) of the definition of Mortgage File, an original letter of credit in the possession of the Trustee is not so required, unless a Responsible Officer of the Trustee has actual knowledge to the contrary), are in its possession, (B) such documents have been reviewed by it and have not been materially mutilated, damaged, defaced, torn or otherwise physically altered, and such documents relate to such Mortgage Loan,
(C) based on its examination and only as to the Mortgage Note and Mortgage or the appraisal of the related Mortgaged Property, the street address of the Mortgaged Property set forth in the Mortgage Loan Schedule respecting such Mortgage Loan accurately reflects the information contained in the documents in the Mortgage File, and (D) each Mortgage Note has been endorsed as required by the terms of this Agreement. Notwithstanding the foregoing, the delivery of an original or a copy of a binder, pro forma policy or title commitment certified by the title company in lieu of the delivery of the actual Title Insurance Policy shall not be considered a Material Document Defect with respect to any Mortgage File. The Trustee shall deliver to the Master Servicers, the Special Servicers, the Operating Adviser and each Seller a copy of such Final Certification, which may be in electronic format.

            Within 360 days after the Cut-Off Date, the Trustee shall provide a confirmation of receipt of recorded assignments of Mortgage (as described in the definition of Mortgage File, with evidence of recording thereon) or otherwise provide evidence of such recordation to the applicable Master Servicer, the applicable Special Servicer, the Operating Adviser and each Seller, and if any recorded assignment of Mortgage has not been received by the Trustee by such time, the Trustee shall provide information in such confirmation on the status of missing assignments. The Trustee agrees to use reasonable efforts to submit for recording any unrecorded assignments of Mortgage that have been delivered to it (including effecting such recordation process through or cooperating with the applicable Seller) such recordation to be at the expense of the applicable Seller; provided, however, that the Trustee shall not submit for recording any such assignments if the applicable Seller produces evidence that it has sent any such assignment for recording and is awaiting its return from the applicable recording office. In giving the certifications required above, the Trustee shall be under no obligation or duty to inspect, review or examine any such documents, instruments, securities or other papers to determine whether they or the signatures thereon are valid, legal, genuine, enforceable, in recordable form or appropriate for their represented purposes, or that they are other than what they purport to be on their face, or to determine whether any Mortgage File should include any assumption agreement, modification agreement, consolidation agreement, extension agreement, Assignment of Lease, ground lease, UCC financing statement, guaranty, written assurance, substitution agreement, lock box agreement, intercreditor agreement, management agreement or letter of credit.

            If any exceptions are noted on a schedule of exceptions attached to the Final Certification, including exceptions resulting from the fact that the recordation and/or filing has not been completed (based solely on the absence of receipt by the Custodian (or the Trustee) of the particular documents showing evidence of the recordation and/or filing), then the Custodian on behalf of the Trustee (or the Trustee) shall continuously update such schedule of exceptions to reflect receipt of any corrected documents, additional documents or instruments or evidences of recordation and/or filing, as to each Mortgage Loan, until the earliest of the following dates: (i) the date on which all such exceptions are eliminated (any such elimination resulting from the fact that recordation and/or filing has been completed shall be based solely on receipt by the Custodian or the Trustee of the particular documents showing evidence of the recordation and/or filing), (ii) the date on which all the affected Mortgage Loans are removed from the Trust and (iii) the second anniversary of the Closing Date, and shall provide such updated schedule of exceptions (which may be in electronic format) to each of the Depositor, each Seller (as to its respective Mortgage Loans only), the applicable Master Servicer, the applicable Special Servicer, the Operating Adviser and the Paying Agent on or about the date that is 180 days after the Closing Date and then again every 90 days thereafter (until the earliest date specified above, except, with respect to clause (iii) above, the Trustee shall continue to provide such updated schedule of exceptions annually after such date). The Paying Agent shall promptly forward a copy thereof to each Certificateholder in the Controlling Class and shall deliver or make available a copy thereof to other Certificateholders pursuant to Sections 5.4(e) and 5.4(f). Promptly, and in any event within two Business Days, following any request therefor by the Depositor, the applicable Master Servicer, the applicable Special Servicer or the Operating Adviser that is made later than two years following the Closing Date, the Custodian (or the Trustee) shall deliver an updated schedule of exceptions, which may be in electronic format (to the extent the prior schedule showed exceptions), to the requesting Person and the Paying Agent, which shall make available a copy thereof pursuant to Section 5.4(e).

            The Trustee or its authorized agents shall retain possession and custody of each Trustee Mortgage File in accordance with and subject to the terms and conditions set forth herein.

            Other than with respect to any original letters of credit relating to the Principal Loans, which original letters of credit shall be held by Principal Global Investors, LLC, the Master Servicer agrees to hold all of the original letters of credit, which are part of the Mortgage File, in trust for the benefit of the Trust Fund.

            Section 2.3 Repurchase of Mortgage Loans for Material Document Defects and Material Breaches of Representations and Warranties

            (a) If any party hereto discovers that any document or documents constituting a part of a Mortgage File has not been delivered as and when required (and including the expiration of any grace or cure period), has not been properly executed, or is defective on its face or discovers or receives notice of a breach of any of the representations and warranties relating to the Mortgage Loans required to be made by a Seller regarding the characteristics of the Mortgage Loans and/or related Mortgaged Properties as set forth in the related Mortgage Loan Purchase Agreements, and in either case such defect or breach either (i) materially and adversely affects the interests of the holders of the Certificates in the related Mortgage Loan, or (ii) both (A) the document defect or breach materially and adversely affects the value of the Mortgage Loan and (B) the Mortgage Loan is a Specially Serviced Mortgage Loan or Rehabilitated Mortgage Loan (such a document defect described in the preceding clause (i) or (ii), a "Material Document Defect," and such a breach described in the preceding clause (i) or (ii), a "Material Breach") such party shall give prompt written notice to the other parties hereto and to each Rating Agency subject to the terms of the applicable Mortgage Loan Purchase Agreement. Promptly (but in any event within three Business Days) upon becoming aware of any such Material Document Defect or Material Breach, the applicable Master Servicer shall, and the applicable Special Servicer may, request that the related Seller, not later than 90 days from such Seller's receipt of the notice of such Material Document Defect or Material Breach, cure such Material Document Defect or Material Breach, as the case may be, in all material respects; provided, however, that if such Material Document Defect or Material Breach, as the case may be, cannot be corrected or cured in all material respects within such 90-day period, and such Material Document Defect or Material Breach would not cause the Mortgage Loan to be other than a "qualified mortgage" (as defined in the Code) but the related Seller is diligently attempting to effect such correction or cure, as certified by such Seller in an Officer's Certificate delivered to the Trustee, then the cure period will be extended for an additional 90 days unless, solely in the case of a Material Document Defect, (x) the Mortgage Loan is at the end of the initial 90 day period a Specially Serviced Mortgage Loan and a Servicing Transfer Event has occurred as a result of a monetary default or as described in clause (ii) or clause (v) of the definition of "Servicing Transfer Event" and
(y) the Material Document Defect was identified in a certification delivered to the Seller by the Trustee pursuant to Section 2.2 not less than 90 days prior to the delivery of the notice of such Material Document Defect. The parties acknowledge that neither delivery of a certification or schedule of exceptions to a Seller pursuant to Section 2.2 or otherwise nor possession of such certification or schedule by the Seller shall, in and of itself, constitute delivery of notice of any Material Document Defect or knowledge or awareness by the Seller of any Material Document Defect listed therein. Notwithstanding anything herein to the contrary, any breach of the representation and warranty contained under the heading "Prepayment Premiums" in Exhibit 2 to each Mortgage Loan Purchase Agreement with respect to any Mortgage Loan shall constitute a Material Breach only if such prepayment premium or yield maintenance charge is not deemed "customary" for commercial mortgage loans at the time of origination, as evidenced by (i) an opinion of tax counsel to such effect or (ii) a determination by the Internal Revenue Service that such provision is not customary. In addition, if such Mortgage Loan is modified so that it becomes a Qualified Substitute Mortgage Loan, such breach shall be deemed cured and the related Seller will not be obligated to repurchase such Mortgage Loan or otherwise remedy such breach. The related Seller is required to pay for any expenses incurred by the applicable Master Servicer or the applicable Special Servicer in connection with such modification.

            If any such Material Document Defect or Material Breach cannot be corrected or cured in all material respects within the above cure periods, the related Seller that is the subject of such Material Breach shall be obligated, not later than the last day of such permitted cure period, to (i) repurchase the affected Mortgage Loan or REO Mortgage Loan from the Trust at the applicable Purchase Price in accordance with the related Mortgage Loan Purchase Agreement, or (ii) if within the two-year period commencing on the Closing Date, at the related Seller's option, replace, without recourse, such Mortgage Loan or REO Mortgage Loan with a Qualifying Substitute Mortgage Loan. If such Material Document Defect or Material Breach would cause the Mortgage Loan to be other than a "qualified mortgage" (as defined in the Code), then notwithstanding the previous sentence, the repurchase or substitution must occur within 90 days from the earlier of the date the related Seller discovered or was notified of the breach or defect.

            As to any Qualifying Substitute Mortgage Loan or Loans, the applicable Master Servicer shall not execute any instrument effecting the substitution unless the related Seller has delivered to the Trustee for such Qualifying Substitute Mortgage Loan or Loans, the Mortgage Note, the Mortgage, the related Assignment of Mortgage, and such other documents and agreements as are required by Section 2.1, with the Mortgage Note endorsed as required by
Section 2.1 and such Master Servicer shall be entitled to rely on statements and certifications from the Trustee for this purpose. No substitution may be made in any calendar month after the Determination Date for such month. Monthly payments due with respect to Qualifying Substitute Mortgage Loans in the month of substitution shall not be part of the Trust and will be retained by the applicable Master Servicer and remitted by such Master Servicer to the related Seller on the next succeeding Distribution Date. For the month of substitution, distributions to Certificateholders will include the Scheduled Payment due on the related Deleted Mortgage Loan for such month and thereafter the related Seller shall be entitled to retain all amounts received in respect of such Deleted Mortgage Loan.

            The applicable Master Servicer shall amend or cause to be amended the Mortgage Loan Schedule to reflect the removal of such Deleted Mortgage Loan and the substitution of the Qualifying Substitute Mortgage Loan or Loans and upon such amendment such Master Servicer shall deliver or cause to be delivered such amended Mortgage Loan Schedule to the Trustee, the Paying Agent and the applicable Special Servicer. Upon such substitution, the Qualifying Substitute Mortgage Loan or Loans shall be subject to the terms of this Agreement in all respects. Upon receipt of the Trustee Mortgage File pertaining to any Qualifying Substitute Mortgage Loans, the Trustee shall release the Trustee Mortgage File relating to such Deleted Mortgage Loan to the related Seller, and the Trustee (and the Depositor, if necessary) shall execute and deliver such instruments of transfer or assignment in the form presented to it, in each case without recourse, representation or warranty, as shall be necessary to vest title (to the extent that such title was transferred to the Trustee or the Depositor) in the related Seller or its designee to any Deleted Mortgage Loan (including any property acquired in respect thereof or any insurance policy proceeds relating thereto) substituted for pursuant to this Section 2.3.

            If (i) a Mortgage Loan is to be repurchased or replaced in connection with a Material Document Defect or Material Breach as contemplated above, (ii) such Mortgage Loan is cross-collateralized and cross-defaulted with one or more other Mortgage Loans and (iii) the applicable document defect or breach does not constitute a Material Document Defect or Material Breach, as the case may be, as to such other Mortgage Loans (without regard to this paragraph), then the applicable document defect or breach (as the case may be) shall be deemed to constitute a Material Document Defect or Material Breach (as the case may be) as to each such other Mortgage Loan for purposes of the above provisions, and the related Seller shall be obligated to repurchase or replace each such other Mortgage Loan in accordance with the provisions above unless, in the case of such breach or document defect, both of the following conditions would be satisfied if the related Seller were to repurchase or replace only those Mortgage Loans as to which a Material Breach or Material Document Defect had occurred without regard to this paragraph (the "Affected Loan(s)"): (1) the debt service coverage ratio for all such other Mortgage Loans (excluding the Affected Loan(s)) for the four calendar quarters immediately preceding the repurchase or replacement (determined as provided in the definition of Debt Service Coverage Ratio, except that net cash flow for such four calendar quarters, rather than year-end, shall be used) is not less than 0.10x below the lesser of (x) the debt service coverage ratio for all such Mortgage Loans (including the Affected Loan(s)) set forth under the heading "NCF DSCR" in Appendix II to the Final Prospectus Supplement and (y) the debt service coverage ratio for all such Mortgage Loans that are cross-collateralized and cross-defaulted with one another (including the Affected Loan(s)) for the four preceding calendar quarters preceding the repurchase or replacement (determined as provided in the definition of Debt Service Coverage Ratio, except that net cash flow for such four calendar quarters, rather than year-end, shall be used), and (2) the Loan-to-Value Ratio for all such other Mortgage Loans (excluding the Affected Loan(s)) is not greater than 10% more than the greater of (x) the loan-to-value ratio for all such Mortgage Loans (including the Affected Loan(s)) set forth under the heading "Cut-Off Date LTV" in Appendix II to the Final Prospectus Supplement and (y) the Loan-to-Value Ratio for all such Mortgage Loans that are cross-collateralized and cross-defaulted with one another (including the Affected Loan(s)). The determination of the applicable Master Servicer as to whether the conditions set forth above have been satisfied shall be conclusive and binding in the absence of manifest error. The applicable Master Servicer will be entitled to cause to be delivered, or direct the related Seller to (in which case the related Seller shall) cause to be delivered to such Master Servicer: (i) an Appraisal of any or all of the related Mortgaged Properties for purposes of determining whether the condition set forth in clause
(2) above has been satisfied, in each case at the expense of the related Seller if the scope and cost of the Appraisal is approved by the related Seller (such approval not to be unreasonably withheld) and (ii) an Opinion of Counsel that not requiring the repurchase of each such other Mortgage Loan will not result in an Adverse REMIC Event.

            With respect to any Mortgage Loan that is cross-defaulted and cross-collateralized with any other Mortgage Loan conveyed hereunder, to the extent that the applicable Seller is required to repurchase or substitute for such Mortgage Loan (each, a "Repurchased Loan") in the manner prescribed above while the Trustee continues to hold any other Mortgage Loan that is cross-collateralized and cross-defaulted (each, a "Cross-Collateralized Loan") with such Repurchased Loan, the applicable Seller and the Depositor have agreed in the related Mortgage Loan Purchase Agreement to forbear from enforcing any remedies against the other's Primary Collateral but each is permitted to exercise remedies against the Primary Collateral securing its respective Mortgage Loans, including with respect to the Trustee, the Primary Collateral securing Mortgage Loans still held by the Trustee, so long as such exercise does not impair the ability of the other party to exercise its remedies against its Primary Collateral. If the exercise of remedies by one party would impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the Mortgage Loan or Mortgage Loans held by such party, then both parties have agreed to forbear from exercising such remedies until the loan documents evidencing and securing the relevant Mortgage Loans can be modified in a manner that complies with the applicable Mortgage Loan Purchase Agreement to remove the threat of impairment as a result of the exercise of remedies. Any reserve or other cash collateral or letters of credit securing the Cross-Collateralized Loans shall be allocated between such Mortgage Loans in accordance with the Mortgage Loan documents, or otherwise on a pro rata basis based upon their outstanding Principal Balances. All other terms of the Mortgage Loans shall remain in full force and effect, without any modification thereof. The Mortgagors set forth on Schedule XI hereto are intended third-party beneficiaries of the provisions set forth in this paragraph and the preceding paragraph. The provisions of this paragraph and the preceding paragraph may not be modified with respect to any Mortgage Loan without the related Mortgagor's consent.

            Upon occurrence (and after any applicable cure or grace period), any of the following document defects shall be conclusively presumed materially and adversely to affect the interests of Certificateholders in a Mortgage Loan and be a Material Document Defect: (a) the absence from the Mortgage File of the original signed Mortgage Note, unless the Mortgage File contains a signed lost note affidavit and indemnity and a copy of the Mortgage Note; (b) the absence from the Mortgage File of the original signed Mortgage, unless there is included in the Mortgage File (i) a copy of the Mortgage certified by the local authority with which the Mortgage was recorded or (ii) a true and correct copy of the Mortgage together with an Officer's Certificate; or (c) the absence from the Mortgage File of the item called for by paragraph (viii) of the definition of Mortgage File. If any of the foregoing Material Document Defects is discovered by the Custodian (or the Trustee if there is no Custodian) or any other party hereto, the Trustee (or as set forth in Section 2.3(a), the applicable Master Servicer) will take the steps described elsewhere in this section, including the giving of notices to the Rating Agencies and the parties hereto and making demand upon the related Seller for the cure of the document defect or repurchase or replacement of the related Mortgage Loan.

            (b) If the related Seller disputes that a Material Document Defect or Material Breach exists with respect to a Mortgage Loan or otherwise refuses
(i) to effect a correction or cure of such Material Document Defect or Material Breach, (ii) to repurchase the affected Mortgage Loan from the Trust or (iii) to replace such Mortgage Loan with a Qualifying Substitute Mortgage Loan, each in accordance with the related Mortgage Loan Purchase Agreement, then provided that
(x) the period of time provided for the related Seller to correct, repurchase or cure has expired and (y) the Mortgage Loan is then in default and is then a Specially Serviced Mortgage Loan, the applicable Special Servicer may, subject to the Servicing Standard, modify, work-out or foreclose, sell or otherwise liquidate (or permit the liquidation of) the Mortgage Loan pursuant to Section 9.5, Section 9.12, Section 9.15 and Section 9.36, as applicable, of this Agreement, while pursuing the repurchase claim. Each Seller acknowledges and agrees that any modification of the Mortgage Loan pursuant to such a work-out shall not constitute a defense to any repurchase claim nor shall such modification or work-out change the Purchase Price due from the related Seller for any repurchase claim. The Seller shall be notified promptly and in writing by (i) the Trustee of any notice that it receives that an Option Holder intends to exercise its Option to purchase the Mortgage Loan in accordance with and as described in Section 9.36 of this Agreement and (ii) the applicable Special Servicer of any offer that it receives to purchase the applicable REO Property, each in connection with such liquidation. Upon the receipt of such notice by the Seller, the Seller shall then have the right, subject to any repurchase obligation under this Section 2.3 with respect to such Mortgage Loan, to repurchase the related Mortgage Loan or REO Property, as applicable, from the Trust at a purchase price equal to, in the case of clause (i) of the immediately preceding sentence, the Option Purchase Price or, in the case of clause (ii) of the immediately preceding sentence, the amount of such offer. Notwithstanding anything to the contrary contained in this Agreement or in the related Mortgage Loan Purchase Agreement, the right of any Option Holder to purchase such Mortgage Loan shall be subject and subordinate to the related Seller's right to purchase such Mortgage Loan as described in the immediately preceding sentence. The related Seller shall have five Business Days from the date of its receipt of a notice of such intention to exercise such Option or such offer to notify the Trustee or applicable Special Servicer, as applicable, of its intent to so purchase the Mortgage Loan or related REO Property. The applicable Special Servicer shall be obligated to provide the related Seller with any appraisal or other third party reports relating to the Mortgaged Property within its possession to enable such Seller to evaluate the Mortgage Loan or REO Property. Any sale of the Mortgage Loan, or foreclosure upon such Mortgage Loan and sale of the REO Property, to a Person other than the related Seller shall be without
(i) recourse of any kind (either expressed or implied) by such Person against the related Seller and (ii) representation or warranty of any kind (either expressed or implied) by the related Seller to or for the benefit of such Person.

            The fact that a Material Document Defect or Material Breach is not discovered until after foreclosure (but in all instances prior to the sale of the related REO Property or Mortgage Loan) shall not prejudice any claim against the related Seller for repurchase of the REO Mortgage Loan or REO Property. In such an event, each Master Servicer or Special Servicer, as applicable, shall notify the related Seller of the discovery of the Material Document Defect or Material Breach and the related Seller shall be required to follow the procedures set forth in the related Mortgage Loan Purchase Agreement to correct or cure such Material Document Defect or Material Breach or purchase the REO Property at the Purchase Price. If the related Seller fails to correct or cure the Material Document Defect or Material Breach or purchase the REO Property, then the provisions above regarding notice of offers related to such REO Property and the related Seller's right to purchase such REO Property shall apply. If a court of competent jurisdiction issues a final order that the related Seller is or was obligated to repurchase the related Mortgage Loan or REO Mortgage Loan or the related Seller otherwise accepts liability, then, after the expiration of any applicable appeal period, but in no event later than the termination of the Trust pursuant to Section 9.30 hereof, the related Seller will be obligated to pay to the Trust the difference between any Liquidation Proceeds received upon such liquidation (including those arising from any sale to the related Seller) and the Purchase Price; provided that the prevailing party in such action shall be entitled to recover all costs, fees and expenses (including reasonable attorneys fees) related thereto; provided, further, that if the Seller is the prevailing party in such action, such costs, fees and expenses (including reasonable attorneys fees) shall be an Additional Trust Expense.

            In connection with any liquidation or sale of a Mortgage Loan or REO Property as described above, the Special Servicer will not receive a Liquidation Fee in connection with such liquidation or sale or any portion of the Work-Out Fee that accrues after the related Seller receives notice of a breach or defect until a final determination has been made, as set forth in the prior paragraph, as to whether the related Seller is or was obligated to repurchase such related Mortgage Loan or REO Property. Subject to the last two sentences of the first paragraph of Section 2.3(a), upon such determination, the Special Servicer will be entitled: (i) with respect to a determination that the related Seller is or was obligated to repurchase a Mortgage Loan, to collect a Liquidation Fee, if due in accordance with the definition thereof, based upon the full Purchase Price of the related Mortgage Loan or REO Property, with such Liquidation Fee payable by the related Seller or (ii) with respect to a determination that the related Seller is not or was not obligated to repurchase a Mortgage Loan (or the Trust decides that it will no longer pursue a claim against the Seller for repurchase), (A) to collect a Liquidation Fee based upon the Liquidation Proceeds as received upon the actual sale or liquidation of such Mortgage Loan or REO Property, and (B) collect any accrued and unpaid Work-Out Fee, based on amounts that were collected for as long as the related Mortgage Loan was a Rehabilitated Mortgage Loan, in each case with such amounts to be paid from amounts in the Certificate Account.

            In any month in which the related Seller substitutes one or more Qualifying Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the applicable Master Servicer will determine the amount (if any) by which the aggregate Principal Balance of all such Qualifying Substitute Mortgage Loans as of the date of substitution is less than the aggregate Principal Balance of all such Deleted Mortgage Loans (in each case after application of scheduled principal portion of the monthly payments received in the month of substitution). The Depositor shall cause the related Seller to deposit the amount of such shortage into the Certificate Account in the month of substitution, without any reimbursement thereof. In addition, the Depositor shall cause the related Seller to deposit into the Certificate Account, together with such shortage, if any, an amount equal to interest on the Deleted Mortgage Loans at a rate equal to the sum of the applicable Mortgage Rate from the Due Date as to which interest was last paid up to the Due Date next succeeding such substitution together with the amount of unreimbursed Servicing Advances, amounts required to be paid to the applicable Special Servicer but remaining unpaid or unreimbursed, and interest on unreimbursed Advances with respect to such Deleted Mortgage Loans at the Advance Rate. The Depositor shall cause the related Seller, in the case of the Mortgage Loans, to give notice in writing (accompanied by an Officer's Certificate as to the calculation of such shortage) to the Trustee, the Paying Agent and the applicable Master Servicer of such event which notice shall be accompanied by an Officer's Certificate as to the calculation of such shortfall.

            If the affected Mortgage Loan is to be repurchased, the applicable Master Servicer shall designate the Certificate Account as the account to which funds in the amount of the Purchase Price are to be wired. Any such purchase of a Mortgage Loan shall be on a whole loan, servicing released basis.

            (c) In connection with any repurchase of or substitution for a Mortgage Loan contemplated by this Section 2.3, the Trustee, the applicable Master Servicer and the applicable Special Servicer shall each tender to the related Seller, upon delivery to each of them of a receipt executed by such Seller, all portions of the Mortgage File and other documents pertaining to such Mortgage Loan possessed by it (including, without limitation, all documents delivered to the Trustee and such Master Servicer pursuant to the related Mortgage Loan Purchase Agreement), and each document that constitutes a part of the Mortgage File shall be endorsed or assigned to the extent necessary or appropriate to the related Seller or its designee in the same manner, and pursuant to appropriate forms of assignment, substantially similar to the manner and forms pursuant to which documents were previously assigned to the Trustee, but in any event, without recourse, representation or warranty; provided that such tender by the Trustee shall be conditioned upon its receipt from the applicable Master Servicer of a Request for Release. The applicable Master Servicer shall, and is hereby authorized and empowered by the Trustee to, prepare, execute and deliver in its own name, on behalf of the Certificateholders and the Trustee or any of them, the endorsements and assignments contemplated by this Section 2.3, and the Trustee shall execute and deliver any powers of attorney necessary to permit the applicable Master Servicer to do so. The applicable Master Servicer shall, and is also hereby authorized and empowered by the Trustee to, reconvey to the related Seller any deposits then held in the applicable Escrow Account relating to the Mortgage Loan being repurchased or substituted for. Each Master Servicer shall indemnify the Trustee for all costs, liabilities and expenses (including attorneys' fees) incurred by the Trustee in connection with any negligent or intentional misuse of any such powers of attorney by such Master Servicer.

            (d) The Mortgage Loan Purchase Agreements provide the sole remedies available to the Certificateholders, or the Trustee on behalf of the Certificateholders, respecting any Material Document Defect or Material Breach. The parties hereunder understand that (i) MSMC, as Seller under Mortgage Loan Purchase Agreement I, will be providing the remedies with respect to the MSMC Loans, (ii) IXIS, as Seller under Mortgage Loan Purchase Agreement II, will be providing remedies with respect to the IXIS Loans, (iii) Principal, as Seller under Mortgage Loan Purchase Agreement III, will be providing remedies with respect to the Principal Loans, (iv) MM, as Seller under Mortgage Loan Purchase Agreement IV, will be providing remedies with respect to the MM Loans, (v) NCB, FSB, as Seller under Mortgage Loan Purchase Agreement V, will be providing the remedies with respect to the NCB, FSB Loans, (vi) WaMu, as Seller under Mortgage Loan Purchase Agreement VI, will be providing the remedies with respect to the WaMu Loans, (vii) UCMFI, as Seller under Mortgage Loan Purchase Agreement VII, will be providing remedies with respect to the UCMFI Loans and (viii) TIAA, as Seller under Mortgage Loan Purchase Agreement VIII, will be providing the remedies with respect to the TIAA Loans.

            (e) The Trustee shall enforce the provisions of this Section 2.3. Alternatively, the Trustee may, in its sole discretion, appoint a designee to enforce such provisions (which, with the applicable Master Servicer's consent, may be such Master Servicer or which, with the applicable Special Servicer's consent, may be such Special Servicer).

            Section 2.4  Representations and Warranties

            The Depositor hereby represents and warrants to the Master Servicers, the Special Servicers, the Trustee (in its capacity as Trustee of the Trust), the Fiscal Agent and the Paying Agent as of the Closing Date that:

            (a) The Depositor is a corporation duly organized, validly existing and in good standing under the laws governing its creation and existence and has full corporate power and authority to own its property, to carry on its business as presently conducted, to enter into and perform its obligations under this Agreement, and to create the trust pursuant hereto;

            (b) The execution and delivery by the Depositor of this Agreement have been duly authorized by all necessary corporate action on the part of the Depositor; neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, (i) any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Depositor or its properties; (ii) the certificate of incorporation or bylaws of the Depositor; or
(iii) the terms of any indenture or other agreement or instrument to which the Depositor is a party or by which it is bound; neither the Depositor nor any of its Affiliates is a party to, bound by, or in breach of or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects or to the best knowledge of the Depositor may in the future materially and adversely affect (i) the ability of the Depositor to perform its obligations under this Agreement or (ii) the business, operations, financial condition, properties or assets of the Depositor;

            (c) The execution, delivery and performance by the Depositor of this Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except such as has been obtained, given, effected or taken prior to the date hereof;

            (d) This Agreement has been duly executed and delivered by the Depositor and, assuming due authorization, execution and delivery by the Trustee, constitutes a valid and binding obligation of the Depositor enforceable against it in accordance with its terms;

            (e) There are no actions, suits or proceedings pending or, to the best of the Depositor's knowledge, threatened or likely to be asserted against or affecting the Depositor, before or by any court, administrative agency, arbitrator or governmental body (A) with respect to any of the transactions contemplated by this Agreement or (B) with respect to any other matter which in the judgment of the Depositor will be determined adversely to the Depositor and will, if determined adversely to the Depositor, materially and adversely affect it or its business, assets, operations or condition, financial or otherwise, or adversely affect its ability to perform its obligations under this Agreement; and

            (f) Immediately prior to the consummation of the transactions contemplated in this Agreement, the Depositor had good title to and was the sole owner of each Mortgage Loan free and clear of any and all adverse claims, charges or security interests (including liens arising under the federal tax laws or the Employee Retirement Income Security Act of 1974, as amended).

            Section 2.5 Conveyance of Interests

            Effective as of the Closing Date, the Depositor does hereby transfer, assign, set over, deposit with and otherwise convey to the Trustee, without recourse, in trust, all the right, title and interest of the Depositor in and to (i) the assets of REMIC I in exchange for the REMIC I Interests, (ii) the assets of REMIC II in exchange for the REMIC II Interests, (iii) the assets of REMIC III in exchange for the REMIC III Certificates and (iv) the assets of the Class EI Grantor Trust in exchange for the Class EI Certificates.


                                   ARTICLE III

                                THE CERTIFICATES

            Section 3.1 The Certificates

            (a) The Certificates shall be in substantially the forms set forth in Exhibits A-1 through A-29 hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Agreement or as may in the reasonable judgment of the Trustee or the Depositor be necessary, appropriate or convenient to comply, or facilitate compliance, with applicable laws, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange on which any of the Certificates may be listed, or as may, consistently herewith, be determined by the officers executing such Certificates, as evidenced by their execution thereof.

            The Definitive Certificates shall be printed, typewritten, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which any of the Certificates may be listed, all as determined by the officers executing such Certificates, as evidenced by their execution thereof.

            (b) The Class A Certificates and the Class A-J Certificates will be issuable in denominations of $25,000 initial Certificate Balance and in any whole dollar denomination in excess thereof. The Class X, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates will be issuable in denominations of $100,000 initial Certificate Balance or initial Notional Amount (as applicable) or in any whole dollar denomination in excess thereof. The Class EI, Class R-I, Class R-II and Class R-III Certificates each will be issued in minimum Percentage Interests of 10% and integral multiples of 10% in excess thereof and together aggregating the entire 100% Percentage Interest in each such Class.

            (c) Each Certificate shall, on original issue, be executed by the Certificate Registrar and authenticated by the Authenticating Agent upon the order of the Depositor. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein, executed by an authorized officer of the Authenticating Agent by manual signature, and such certification upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication. At any time and from time to time after the execution and delivery of this Agreement, the Depositor may deliver Certificates to the Authenticating Agent for authentication and the Authenticating Agent shall authenticate and deliver such Certificates as in this Agreement provided and not otherwise. In the event that additional Certificates need to be prepared at any time subsequent to the Closing Date, the Depositor shall prepare, or cause to be prepared, deliver, or cause to be delivered, at the Depositor's expense, any such additional Certificates. With respect to the Class A, Class A-J, Class X-1, Class X-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates that are issued in book-entry form, on the Closing Date, the Authenticating Agent upon the order of the Depositor shall authenticate Book-Entry Certificates that are issued to a Clearing Agency or its nominee as provided in Section 3.7 against payment of the purchase price thereof. With respect to the Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class EI and Class X-Y Certificates that are issued in definitive form, on the Closing Date, the Authenticating Agent upon the order of the Depositor shall authenticate Definitive Certificates that are issued to the registered holder thereof against payment of the purchase price thereof.

            Section 3.2  Registration

            The Paying Agent shall be the initial Certificate Registrar in respect of the Certificates and the Certificate Registrar shall maintain books for the registration and for the transfer of Certificates (the "Certificate Register"). The Certificate Registrar may resign or be discharged or removed by the Paying Agent or the Certificateholders, and a new successor may be appointed, in accordance with the procedures and requirements set forth in Sections 7.6 and 7.7 hereof with respect to the resignation, discharge or removal of the Paying Agent and the appointment of a successor Paying Agent. The Certificate Registrar may appoint, by a written instrument delivered to the Holders and the Trustee, any trust company to act as co-registrar under such conditions as the Certificate Registrar may prescribe; provided that the Certificate Registrar shall not be relieved of any of its duties or responsibilities hereunder by reason of such appointment.

            Section 3.3  Transfer and Exchange of Certificates

            (a) A Certificate may be transferred by the Holder thereof only upon presentation and surrender of such Certificate at the Corporate Trust Office, duly endorsed or accompanied by a written instrument of transfer duly executed by such Holder or such Holder's duly authorized attorney in such form as shall be satisfactory to the Certificate Registrar. Upon the transfer of any Certificate in accordance with the preceding sentence, and subject to the restrictions set forth in the other subsections of this Section 3.3, the Certificate Registrar shall execute, and the Authenticating Agent shall authenticate and deliver to the transferee, one or more new Certificates of the same Class and evidencing, in the aggregate, the same aggregate initial Certificate Balance, initial Notional Amount or Percentage Interest, as the case may be, as the Certificate being transferred. No service charge shall be made to a Certificateholder for any registration of transfer of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any registration or transfer of Certificates. The Certificate Registrar may decline to accept any request for a registration of transfer of any Certificate during the period beginning five calendar days prior to any Distribution Date.

            (b) A Certificate may be exchanged by the Holder thereof for any number of new Certificates of the same Class, in authorized denominations, representing in the aggregate the same initial Certificate Balance, initial Notional Amount or Percentage Interest, as the case may be, as the Certificate surrendered, upon surrender of the Certificate to be exchanged at the offices of the Certificate Registrar duly endorsed or accompanied by a written instrument of exchange duly executed by such Holder or such Holder's duly authorized attorney in such form as is satisfactory to the Certificate Registrar. Certificates delivered upon any such exchange will evidence the same obligations, and will be entitled to the same rights and privileges, as the Certificates surrendered. No service charge shall be made to a Certificateholder for any exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any exchange of Certificates. Whenever any Certificates are so surrendered for exchange, the Certificate Registrar shall execute and the Authenticating Agent shall authenticate, date and deliver the Certificates which the Certificateholder making the exchange is entitled to receive.

            (c) No transfer, sale, pledge or other disposition of any Non-Registered Certificate or interest therein shall be made unless such transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws. If a transfer of any Non-Registered Certificate held as a Definitive Certificate is to be made without registration under the Securities Act (other than in connection with a transfer of such Non-Registered Certificate by the Depositor or one of its Affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives (and upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit D-1 hereto and a certificate from such Certificateholder's prospective Transferee substantially in the form attached either as Exhibit D-2A hereto or as Exhibit D-2B hereto; or (ii) an Opinion of Counsel satisfactory to the Certificate Registrar to the effect that such transfer shall be made without registration under the Securities Act, together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based (such Opinion of Counsel shall not be an expense of the Trust or of the Depositor, any Master Servicer, any Special Servicer, the Paying Agent, the Trustee or the Certificate Registrar in their respective capacities as such). If a transfer of any interest in a Non-Registered Certificate that constitutes a Book-Entry Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or a transfer of any interest in such Non-Registered Certificate by the Depositor or any of its Affiliates), then the Certificate Owner desiring to effect such transfer shall be required to obtain either (i) a certificate from such Certificate Owner's prospective Transferee substantially in the form attached as Exhibit D-3A hereto or as Exhibit D-3B hereto, or (ii) an Opinion of Counsel to the effect that such transfer may be made without registration under the Securities Act. None of the Depositor, the Fiscal Agent, the Paying Agent, the Trustee, the Master Servicers, the Special Servicers or the Certificate Registrar is obligated to register or qualify any Class of Non-Registered Certificates under the Securities Act or any other securities law or to take any action not otherwise required under this Agreement to permit the transfer of any Certificate. Any Certificateholder or Certificate Owner desiring to effect a transfer of Non-Registered Certificates or interests therein shall, and does hereby agree to, indemnify the Depositor, each Underwriter, the Trustee, the Fiscal Agent, each Master Servicer, each Special Servicer, the Paying Agent and the Certificate Registrar against any liability that may result if the transfer is not exempt from such registration or qualification or is not made in accordance with such federal and state laws.

            (d) No transfer of a Non-Investment Grade Certificate, Class EI Certificate or Residual Certificate or any interest therein shall be made (A) to any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including, without limitation, insurance company general accounts, that is subject to ERISA or Section 4975 of the Code or any applicable federal, state or local law materially similar to the foregoing provisions of ERISA or the Code (each, a "Plan"), (B) in book-entry form to an Institutional Accredited Investor who is not also a Qualified Institutional Buyer or (C) to any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with "plan assets" of a Plan, unless: (i) in the case of a Non-Investment Grade Certificate that constitutes a Book-Entry Certificate and is being sold to a Qualified Institutional Buyer, the purchase and holding of such Certificate or interest therein qualifies for the exemptive relief available under Sections I and III of U.S. Department of Labor Prohibited Transaction Class Exemption ("PTCE") 95-60; or (ii) in the case of a Non-Investment Grade Certificate held as a Definitive Certificate, the prospective Transferee provides the Certificate Registrar with a certification of facts and an Opinion of Counsel which establish to the satisfaction of the Certificate Registrar that such transfer will not constitute or result in a non-exempt prohibited transaction under
Section 406 of ERISA or Section 4975 of the Code or materially similar provisions of applicable federal, state or local law or subject the Depositor, the Trustee, the Fiscal Agent, the Paying Agent, the Master Servicers, the Special Servicers or the Certificate Registrar to any obligation in addition to those undertaken in this Agreement. Each Person who acquires any Non-Investment Grade Certificate or Residual Certificate or interest therein (unless it shall have acquired such Certificate or interest therein from the Depositor or an Affiliate thereof or, in the case of a Non-Investment Grade Certificate, unless it shall have delivered to the Certificate Registrar the certification of facts and Opinion of Counsel referred to in clause (ii) of the preceding sentence) shall be required to deliver to the Certificate Registrar (or, in the case of an interest in a Non-Investment Grade Certificate that constitutes a Book-Entry Certificate, to the Certificate Owner that is transferring such interest) a certification to the effect that: (i) it is neither a Plan nor any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with "plan assets" of a Plan; or
(ii) in the case of a Non-Investment Grade Certificate, that the purchase and holding of such Certificate or interest therein by such Person qualifies for the exemptive relief available under Sections I and III of PTCE 95-60 or another exemption from the "prohibited transactions" rules under ERISA by the U.S. Department of Labor. No transfer of a Class EI Certificate or Residual Certificate will be made to any Person that does not make the representation in clause (i) of the preceding sentence.

            (e) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Paying Agent under clause (F) below to deliver payments to a Person other than such Person and to have irrevocably authorized the Certificate Registrar under clause (G) below to negotiate the terms of any mandatory sale and to execute all instruments of Transfer and to do all other things necessary in connection with any such sale. The rights of such Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

                  (A) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and a United States Tax Person and shall promptly notify the Certificate Registrar of any change or impending change in its status as a Permitted Transferee.

                  (B) In connection with any proposed Transfer of any Ownership
            Interest in a Residual Certificate, the Certificate Registrar shall require delivery to it, and no Transfer of any Residual Certificate shall be registered until the Certificate Registrar receives, an affidavit and agreement substantially in the form attached hereto as Exhibit E-1 (a "Transfer Affidavit and Agreement") from the proposed Transferee, in form and substance satisfactory to the Certificate Registrar, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Residual Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in a Residual Certificate, it will endeavor to remain a Permitted Transferee, that it is a United States Tax Person, that it has historically paid its debts as they have come due and will continue to do so in the future, that it understands that its tax liability with respect to the Residual Certificates may exceed cash flows thereon and it intends to pay such taxes as they come due, that it will provide the Certificate Registrar with all information necessary to determine that the applicable paragraphs of Section 13 of such Transfer Affidavit and Agreement are true or that Section 13 is not applicable, that it will not cause income with respect to the Residual Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of such Person or any other United States Tax Person and that it has reviewed the provisions of this Section 3.3(e) and agrees to be bound by them.

                  (C) Notwithstanding the delivery of a Transfer Affidavit and
            Agreement by a proposed Transferee under clause (B) above, if the Certificate Registrar has actual knowledge that the proposed Transferee is not a Permitted Transferee or is not a United States Tax Person, no Transfer of an Ownership Interest in a Residual Certificate to such proposed Transferee shall be effected.

                  (D) Each Person holding or acquiring an Ownership Interest in a Residual Certificate shall agree (1) to require a Transfer Affidavit and Agreement from any prospective Transferee to whom such Person attempts to transfer its Ownership Interest in such Residual Certificate and (2) not to transfer its Ownership Interest in such Residual Certificate unless it provides to the Certificate Registrar a certificate substantially in the form attached hereto as Exhibit E-2 among other things stating that (x) it has conducted a reasonable investigation of the financial condition of the proposed Transferee and, as a result of the investigation, the Transferor determines that the proposed Transferee had historically paid its debts as they came due and found no significant evidence that the proposed Transferee will not continue to pay its debts as they come due in the future and, (y) it has no actual knowledge that such prospective Transferee is not a Permitted Transferee or is not a United States Tax Person.

                  (E) Each Person holding or acquiring an Ownership Interest in a Residual Certificate that is a "pass-through interest holder" within the meaning of temporary Treasury Regulations Section 1.67-3T(a)(2)(i)(A) or is holding an Ownership Interest in a Residual Certificate on behalf of a "pass-through interest holder," by purchasing an Ownership Interest in such Certificate, agrees to give the Certificate Registrar written notice of its status as such immediately upon holding or acquiring such Ownership Interest in a Residual Certificate.

                  (F) If any purported Transferee shall become a Holder of a
            Residual Certificate in violation of the provisions of this Section 3.3(e) or if any Holder of a Residual Certificate shall lose its status as a Permitted Transferee or a United States Tax Person, then the last preceding Holder of such Residual Certificate that was in compliance with the provisions of this Section 3.3(e) shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such Transfer of such Residual Certificate. None of the Trustee, the Fiscal Agent, the Master Servicers, the Special Servicers, the Certificate Registrar or the Paying Agent shall be under any liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by this
            Section 3.3(e) or for making any payments due on such Certificate to the Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement.

                  (G) If any purported Transferee shall become a Holder of a
            Residual Certificate in violation of the restrictions in this
            Section 3.3(e), or if any Holder of a Residual Certificate shall lose its status as a Permitted Transferee or a United States Person, and to the extent that the retroactive restoration of the rights and obligations of the prior Holder of such Residual Certificate as described in clause (F) above shall be invalid, illegal or unenforceable, then the Trustee shall have the right, without notice to the Holder or any prior Holder of such Residual Certificate, but not the obligation, to sell or cause to be sold such Residual Certificate to a purchaser selected by the Trustee on such terms as the Trustee may choose. Such noncomplying Holder shall promptly endorse and deliver such Residual Certificate in accordance with the instructions of the Certificate Registrar. Such purchaser may be the Certificate Registrar itself or any Affiliate of the Certificate Registrar. The proceeds of such sale, net of the commissions (which may include commissions payable to the Certificate Registrar or its Affiliates), expenses and taxes due, if any, will be remitted by the Certificate Registrar to such noncomplying Holder. The terms and conditions of any sale under this clause (G) shall be determined in the sole discretion of the Certificate Registrar, and the Certificate Registrar shall not be liable to any Person having an Ownership Interest in a Residual Certificate as a result of its exercise of such discretion.

The General Master Servicer, on behalf of the Paying Agent, shall make available, upon written request from the Paying Agent, to the Internal Revenue Service and those Persons specified by the REMIC Provisions, all information necessary to compute any tax imposed as a result of the Transfer of an Ownership Interest in a Residual Certificate to any Person who is not a Permitted Transferee, including the information described in Treasury Regulations Sections 1.860D-1(b)(5) and 1.860E-2(a)(5) with respect to the "excess inclusions" of such Residual Certificate. The Person holding the Ownership Interest in a Residual Certificate shall be responsible for the reasonable compensation of the General Master Servicer and the Paying Agent for providing such information. The NCB Master Servicer shall take all reasonable action to cooperate with the General Master Servicer in making such information available, as applicable.

            The provisions of this Section 3.3(e) may be modified, added to or eliminated, provided that there shall have been delivered to the Trustee, the Paying Agent, the Certificate Registrar, each Master Servicer, the Operating Adviser and the Depositor the following:

                  (A) written notification from each Rating Agency to the effect that the modification of, addition to or elimination of such provisions will not cause such Rating Agency to qualify, downgrade or withdraw its then current rating of any Class of Certificates; and

                  (B) an Opinion of Counsel, in form and substance satisfactory to the Trustee, the Certificate Registrar and the Depositor, to the effect that such modification of, addition to or elimination of such provisions will not cause any REMIC Pool to (x) cease to qualify as a REMIC or (y) be subject to an entity-level tax caused by the Transfer of any Residual Certificate to a Person which is not a Permitted Transferee, or cause a Person other than the prospective Transferee to be subject to a tax caused by the Transfer of a Residual Certificate to a Person which is not a Permitted Transferee.

            (f) None of the Master Servicers, the Special Servicers, the Trustee, the Fiscal Agent, the Paying Agent or the Certificate Registrar shall have any liability to the Trust arising from a transfer of any Certificate in reliance upon a certification, ruling or Opinion of Counsel described in this
Section 3.3; provided, however, that the Certificate Registrar shall not register the transfer of a Residual Certificate if it has actual knowledge that the proposed transferee does not meet the qualifications of a permitted Holder of a Residual Certificate as set forth in Section 3.3(e); provided, further, that the Certificate Registrar shall not register the transfer of a Noneconomic Residual Interest if it shall have received notice that the Transferor has determined, as a result of the investigation under Section 3.3(e)(D), that the proposed Transferee has not paid its debts as they came due or that it will not pay its debts as they come due in the future. The Certificate Registrar shall have no obligation or duty to monitor, determine or inquire as to compliance with any restriction on transfer or exchange of Certificates or any interest therein imposed under this Article III or under applicable law other than to require delivery of the certifications and/or opinions described in this Article III; provided, however, that the Certificate Registrar shall not register the transfer of a Residual Certificate if it has actual knowledge that the proposed transferee does not meet the qualifications of a permitted Holder of a Residual Certificate as set forth in Section 3.3(e). The Certificate Registrar shall have no liability for transfers (including without limitation transfers made through the book-entry facilities of the Depository or between or among Participants or Certificate Owners) made in violation of applicable restrictions, provided that the Certificate Registrar has satisfied its duties expressly set forth in Sections 3.3(c), 3.3(d) and 3.3(e).

            (g) All Certificates surrendered for transfer and exchange shall be physically cancelled by the Certificate Registrar, and the Certificate Registrar shall hold such cancelled Certificates in accordance with its standard procedures.

            (h) The Certificate Registrar shall provide the Master Servicers, the Special Servicers and the Depositor, upon written request, with an updated copy of the Certificate Register within a reasonable period of time following receipt of such request.

            (i) Unless and until it is exchanged in whole for the individual Certificates represented thereby, a Global Certificate representing all of the Certificates of a Class may not be transferred, except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Clearing Agency or a nominee of such successor Clearing Agency, and no such transfer to any such other Person may be registered; provided that this subsection (i) shall not prohibit any transfer of a Certificate of a Class that is issued in exchange for a Global Certificate of the same Class pursuant to Section 3.9 below. Nothing in this subsection (i) shall prohibit or render ineffective any transfer of a beneficial interest in a Global Certificate effected in accordance with the other provisions of this
Section 3.3.

            Section 3.4 Mutilated, Destroyed, Lost or Stolen Certificates

            If (A) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (B) except in the case of a mutilated Certificate so surrendered, there is delivered to the Certificate Registrar such security or indemnity as may be required by it to save it harmless, then, in the absence of notice to the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Certificate Registrar shall execute, and the Authenticating Agent shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and interest in the Trust. In connection with the issuance of any new Certificate under this Section 3.4, the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Certificate Registrar) connected therewith. Any replacement Certificate issued pursuant to this Section 3.4 shall constitute complete and indefeasible evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

            Section 3.5 Persons Deemed Owners

            Prior to presentation of a Certificate for registration of transfer, the Master Servicers, the Special Servicers, the Trustee, the Operating Adviser, the Fiscal Agent, the Paying Agent and any agents of the Master Servicers, the Special Servicers, the Paying Agent, the Trustee, the Fiscal Agent or the Operating Adviser may treat the Person in whose name any Certificate is registered as of the related Record Date as the owner of such Certificate for the purpose of receiving distributions as provided in this Agreement and for all other purposes whatsoever, and none of the Master Servicers, the Special Servicers, the Trustee, the Fiscal Agent, the Paying Agent, the Operating Adviser or any agent of the Master Servicers, the Special Servicers, the Trustee, the Fiscal Agent, the Paying Agent or the Operating Adviser shall be affected by any notice to the contrary.

            Section 3.6 Access to List of Certificateholders' Names and
Addresses

            If three or more Certificateholders, a Certificateholder holding all the Certificates of any Class of Certificates, any Master Servicer, any Special Servicer, the Paying Agent, the Trustee, the Operating Adviser or the Depositor
(A) request in writing from the Certificate Registrar a list of the names and addresses of Certificateholders and (B) in the case of a request by Certificateholders, state that such Certificateholders desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates, then the Certificate Registrar shall, within ten Business Days after the receipt of such request, afford such Certificateholders, the Master Servicers, the Special Servicers, the Depositor, the Paying Agent, the Trustee or the Operating Adviser, as applicable, access during normal business hours to a current list of the Certificateholders. The expense of providing any such information requested by such Person shall be borne by the party requesting such information and shall not be borne by the Certificate Registrar or the Trustee. Every Certificateholder, by receiving and holding a Certificate, agrees that the Certificate Registrar and the Trustee shall not be held accountable by reason of the disclosure of any such information as to the list of the Certificateholders hereunder, regardless of the source from which such information was derived.

            Section 3.7 Book-Entry Certificates

            (a) The Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-5, Class A-1A, Class A-J, Class X-1, Class X-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates, upon original issuance, each shall be issued in the form of one or more Certificates representing the Book-Entry Certificates, to be delivered to the Certificate Registrar, as custodian for The Depository Trust Company (the "Depository"), the initial Clearing Agency, by, or on behalf of, the Depositor, provided that any Non-Investment Grade Certificates sold to Institutional Accredited Investors who are not Qualified Institutional Buyers will be issued as Definitive Certificates. The Certificates shall initially be registered on the Certificate Register in the name of Cede & Co., the nominee of the Depository, as the initial Clearing Agency, and no Certificate Owner will receive a definitive certificate representing such Certificate Owner's interest in the Certificates, except as provided in Section
3.9. Unless and until Definitive Certificates have been issued to the Certificate Owners pursuant to Section 3.9:

            (i) the provisions of this Section 3.7 shall be in full force and effect with respect to each such Class;

            (ii) the Depositor, the Master Servicers, the Paying Agent, the Certificate Registrar and the Trustee may deal with the Clearing Agency for all purposes (including the making of distributions on the Certificates) as the authorized representative of the Certificate Owners;

            (iii) to the extent that the provisions of this Section 3.7 conflict with any other provisions of this Agreement, the provisions of this
      Section 3.7 shall control with respect to each such Class; and

            (iv) the rights of the Certificate Owners of each such Class shall be exercised only through the Clearing Agency and the applicable Participants and shall be limited to those established by law and agreements between such Certificate Owners and the Clearing Agency and/or the Participants. Pursuant to the Depository Agreement, unless and until Certificates are issued pursuant to Section 3.9, the initial Clearing Agency will make book-entry transfers among the Participants and receive and transmit distributions of principal and interest on the related Certificates to such Participants.

            (b) For purposes of any provision of this Agreement requiring or permitting actions with the consent of, or at the direction of, Holders of the Certificates evidencing a specified percentage of the aggregate unpaid principal amount of Certificates, such direction or consent may be given by the Clearing Agency at the direction of Certificate Owners owning Certificates evidencing the requisite percentage of principal amount of Certificates. The Clearing Agency may take conflicting actions with respect to the Certificates to the extent that such actions are taken on behalf of the Certificate Owners.

            (c) The Certificates of each Class (other than the Residual Certificates) initially sold in reliance on Rule 144A or with respect to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-5, Class A-1A, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates sold to Institutional Accredited Investors shall be represented by the Rule 144A IAI Global Certificate for such Class, which shall be deposited with the Certificate Registrar, as custodian for the Depository and registered in the name of Cede & Co. as nominee of the Depository. The Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates initially sold to Institutional Accredited Investors shall be represented by IAI Definitive Certificates for such Class. The Certificates evidenced by any Rule 144A IAI Global Certificate or IAI Definitive Certificate shall be subject to certain restrictions on transfer as set forth in Section 3.3 hereof and shall bear legend(s) regarding such restrictions described herein.

            (d) The Certificates of each Class (other than the Residual Certificates) initially sold in offshore transactions in reliance on Regulation S shall be represented by the Regulation S Temporary Global Certificate for such Class, which shall be deposited with the Certificate Registrar, as custodian for the Depository and registered in the name of Cede & Co. as nominee of the Depository. Not earlier than the Release Date, beneficial interests in any Regulation S Temporary Global Certificate shall be exchangeable for beneficial interests in the Regulation S Permanent Global Certificate for such Class. Beneficial interests in any Regulation S Temporary Global Certificate may be held only through Euroclear or Clearstream; provided, however, that such interests may be exchanged for interests in the Rule 144A IAI Global Certificate for such Class in accordance with the certification requirements described in
Section 3.7(f). The Regulation S Permanent Global Certificates shall be deposited with the Certificate Registrar, as custodian for the Depository and registered in the name of Cede & Co. as nominee of the Depository.

            On or prior to the Release Date and on or prior to any Distribution Date occurring prior to the Release Date, each Certificate Owner of a Regulation S Temporary Global Certificate that holds a beneficial interest therein on the Release Date or on any such Distribution Date, as the case may be, must deliver to Euroclear or Clearstream (as applicable) a Regulation S Certificate; provided, however, that any Certificate Owner that holds a beneficial interest in a Regulation S Temporary Global Certificate on the Release Date or on any such Distribution Date that has previously delivered a Regulation S Certificate to Euroclear or Clearstream with respect to its interest therein does not need to deliver any subsequent Regulation S Certificate (unless the certificate previously delivered is no longer true as of such subsequent date, and such Certificate Owner must promptly notify Euroclear or Clearstream, as applicable, thereof). Euroclear or Clearstream, as applicable, shall be required to promptly deliver to the Certificate Registrar a certificate substantially in the form of
Exhibit I hereto to the effect that it has received the requisite Regulation S Certificates for each such Class, and no Certificate Owner (or transferee from any such Certificate Owner) shall be entitled to receive an interest in the Regulation S Permanent Global Certificate for such Class or any payment or principal or interest with respect to its interest in such Regulation S Temporary Global Certificate prior to the Certificate Registrar receiving such certification from Euroclear or Clearstream with respect to the portion of the Regulation S Temporary Global Certificate owned by such Certificate Owner (and, with respect to an interest in the applicable Regulation S Permanent Global Certificate, prior to the Release Date). After the Release Date, distributions due with respect to any beneficial interest in a Regulation S Temporary Global Certificate shall not be made to the holders of such beneficial interests unless exchange for a beneficial interest in the related Regulation S Permanent Global Certificate is improperly withheld or refused. No interest in a Regulation S Global Certificate may be held by or transferred to a U.S. Person (as defined in Regulation S) except for exchanges for a beneficial interest in the Rule 144A IAI Global Certificate for such Class as described in Section 3.7(f).

            (e) Except in the limited circumstances described below in Section 3.9, owners of beneficial interests in Global Certificates shall not be entitled to receive physical delivery of Definitive Certificates. The Certificates are not issuable in bearer form. Upon the issuance of each Global Certificate, the Depository or its custodian shall credit, on its internal system, the respective principal amount of the individual beneficial interests represented by such Global Certificate to the accounts of Persons who have accounts with such Depository. Such accounts initially shall be designated by or on behalf of the Underwriters and Placement Agents. Ownership of beneficial interests in a Global Certificate shall be limited to Customers or Persons who hold interests directly or indirectly through Customers. Ownership of beneficial interests in the Global Certificates shall be shown on, and the transfer of that ownership shall be effected only through, records maintained by the Depository or its nominee (with respect to interests of Customers) and the records of Customers (with respect to interests of Persons other than Customers).

            So long as the Depository, or its nominee, is the registered holder of a Global Certificate, the Depository or such nominee, as the case may be, shall be considered the sole owner and holder of the Certificates represented by such Global Certificate for all purposes under this Agreement and the Certificates, including, without limitation, obtaining consents and waivers thereunder, and the Trustee, the Paying Agent and the Certificate Registrar shall not be affected by any notice to the contrary. Except under the circumstance described in Section 3.9, owners of beneficial interests in a Global Certificate will not be entitled to have any portions of such Global Certificate registered in their names, will not receive or be entitled to receive physical delivery of Definitive Certificates in certificated form and shall not be considered the owners or holders of the Global Certificate (or any Certificates represented thereby) under this Agreement or the Certificates. In addition, no Certificate Owner of an interest in a Global Certificate shall be able to transfer that interest except in accordance with the Depository's applicable procedures (in addition to those under this Agreement and, if applicable, those of Euroclear and Clearstream).

            (f) Any holder of an interest in a Regulation S Global Certificate shall have the right, upon prior written notice to the Certificate Registrar, Euroclear or Clearstream, as applicable, and the Depository, in the form of an Exchange Certification (substantially in the form of Exhibit H attached hereto), to exchange all or a portion of such interest (in authorized denominations as set forth in Section 3.1(b)) for an equivalent interest in the Rule 144A IAI Global Certificate for such Class in connection with a transfer of its interest therein to a transferee that is eligible to hold an interest in such Rule 144A IAI Global Certificate as described herein; provided, however, that no Exchange Certification shall be required if any such exchange occurs after the Release Date. Any holder of an interest in the Rule 144A IAI Global Certificate shall have the right, upon prior written notice to the Certificate Registrar, the Depository and Euroclear or Clearstream, as applicable, in the form of an Exchange Certification, to exchange all or a portion of such interest (in authorized denominations as set forth in Section 3.1(b)) for an equivalent interest in the Regulation S Global Certificate for such Class in connection with a transfer of its interest therein to a transferee that is eligible to hold an interest in such Regulation S Global Certificate as described herein; provided, however, that if such exchange occurs prior to the Release Date, the transferee shall acquire an interest in a Regulation S Temporary Global Certificate only and shall be subject to all of the restrictions associated therewith described in Section 3.7(d). Following receipt of any Exchange Certification or request for transfer, as applicable, by the Certificate
Registrar: (i) the Certificate Registrar shall endorse the schedule to any Global Certificate representing the Certificate or Certificates being exchanged to reduce the stated principal amount of such Global Certificate by the denominations of the Certificate or Certificates for which such exchange is to be made, and (ii) the Certificate Registrar shall endorse the schedule to any Global Certificate representing the Certificate or Certificates for which such exchange is to be made to increase the stated principal amount of such Global Certificate by the denominations of the Certificate or Certificates being exchanged therefor. The form of the Exchange Certification shall be available from the Certificate Registrar.

            Section 3.8 Notices to Clearing Agency

            Whenever notice or other communication to the Certificateholders is required under this Agreement, unless and until Definitive Certificates shall have been issued to the related Certificateholders pursuant to Section 3.9, the Paying Agent shall give all such notices and communications specified herein to be given to Holders of the Book-Entry Certificates to the Clearing Agency which shall give such notices and communications to the related Participants in accordance with its applicable rules, regulations and procedures.

            Section 3.9 Definitive Certificates

            (a) Definitive Certificates will be issued to the owners of beneficial interests in a Global Certificate or their nominees if (i) the Clearing Agency notifies the Depositor and the Certificate Registrar in writing that the Clearing Agency is unwilling or unable to continue as depositary for such Global Certificate and a qualifying successor depositary is not appointed by the Depositor within 90 days thereof, (ii) the Trustee has instituted or caused to be instituted or has been directed to institute any judicial proceeding in a court to enforce the rights of the Certificateholders under this Agreement and under such Global Certificate and the Trustee has been advised by counsel that in connection with such proceeding it is necessary or advisable for the Trustee or its custodian to obtain possession of such Global Certificate, or
(iii) after the occurrence of an Event of Default, Certificate Owners representing a majority in aggregate outstanding Certificate Balance of such Global Certificate advise the Clearing Agency through the Participants in writing (and the Clearing Agency so advises the Depositor, the Certificate Registrar and the Master Servicers in writing) that the continuation in global form of the Certificates being evidenced by such Global Certificate is no longer in their best interests; provided that under no circumstances will Definitive Certificates be issued to Certificate Owners of the Regulation S Temporary Global Certificate. Upon notice of the occurrence of any of the events described in the preceding sentence, the Certificate Registrar shall notify the Clearing Agency and request the Clearing Agency to notify all Certificate Owners, through the applicable Participants, of the occurrence of the event and of the availability of Definitive Certificates to such Certificate Owners requesting the same. Upon surrender to the Certificate Registrar of the Global Certificates by the Clearing Agency, accompanied by registration instructions from the Clearing Agency for registration, the Certificate Registrar shall execute, and the Authenticating Agent shall authenticate and deliver, the Definitive Certificates. None of the Depositor, the Trustee, the Paying Agent, the Certificate Registrar or the Fiscal Agent shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates, all references herein to obligations imposed upon or to be performed by the Clearing Agency shall be deemed to be imposed upon and performed by the Certificate Registrar, to the extent applicable with respect to such Definitive Certificates, and the Certificate Registrar and the Trustee and the Paying Agent shall recognize the Holders of Definitive Certificates as Certificateholders hereunder.

            (b) Distributions of principal and interest on the Definitive Certificates shall be made by the Paying Agent directly to holders of Definitive Certificates in accordance with the procedures set forth in this Agreement.


                                   ARTICLE IV

                                    ADVANCES

            P&I Advances and Servicing Advances shall be made as provided herein by the General Master Servicer (with respect to the Mortgage Loans other than NCB, FSB Loans) and the NCB Master Servicer (with respect to the NCB, FSB Loans) and, if the applicable Master Servicer does not make such Advances, by the Trustee, and, if the Trustee does not make such Advances, by the Fiscal Agent, except to the extent that the applicable Master Servicer, the Trustee or the Fiscal Agent, as applicable, determines in accordance with Section 4.4 below, that any such Advance would be a Nonrecoverable Advance.

            Section 4.1 P&I Advances by the Master Servicers

            (a) On or prior to the Advance Report Date, the applicable Master Servicer shall notify the Trustee and the Paying Agent if the P&I Advance Amount for such Distribution Date is greater than zero, and such Master Servicer shall only make a P&I Advance in respect of each Mortgage Loan of such amount on the Master Servicer Remittance Date. It is understood that the obligation of each Master Servicer to make such P&I Advances is mandatory and shall apply through any court appointed stay period or similar payment delay resulting from any insolvency of the Mortgagor or related bankruptcy, notwithstanding any other provision of this Agreement. Notwithstanding the foregoing, the applicable Master Servicer shall not be required to make such P&I Advance, if such Master Servicer determines, in accordance with Section 4.4 below, that any such P&I Advance would be a Nonrecoverable Advance and shall not make such P&I Advance if such P&I Advance, if made, would be a Nonrecoverable Advance as determined by the applicable Special Servicer in accordance with the Servicing Standard and the Special Servicer has notified the Master Servicer of such determination not later than 24 hours (and on a Business Day) prior to the date on which the Master Servicer would be required to make such P&I Advance in the absence of a recoverability determination. Such determination shall be conclusive and binding on the Trustee, the Fiscal Agent and the Certificateholders. The Master Servicers, the Trustee, and the Fiscal Agent shall not advance default interest, Balloon Payments, Prepayment Premiums.

            (b) No Special Servicer shall make P&I Advances under this Agreement. If a Master Servicer fails to make a P&I Advance that it is required to make under this Section 4.1, it shall promptly notify the Trustee and the Paying Agent of such failure.

            (c) If a Master Servicer determines that there is a P&I Advance Amount with respect to its applicable Mortgage Loans for a Distribution Date, such Master Servicer shall on the Master Servicer Remittance Date either (A) deposit in the applicable Certificate Account an amount equal to the P&I Advance Amount or (B) utilize funds in such Certificate Account being held for future distributions or withdrawals to make such Advance. Any funds being held in a Certificate Account for future distribution or withdrawal and so used shall be replaced by the applicable Master Servicer from its own funds by deposit in such Certificate Account on or before any future Master Servicer Remittance Date to the extent that funds in such Certificate Account on such Master Servicer Remittance Date shall be less than payments to the Paying Agent or other Persons required to be made on such date.

            Section 4.2 Servicing Advances

            The applicable Master Servicer and, if such Master Servicer does not, the Trustee to the extent the Trustee receives written notice from the Paying Agent that such Advance has not been made by such Master Servicer, and if the Trustee does not, the Fiscal Agent (if the Fiscal Agent has knowledge that such Advance is required to be made) shall make Servicing Advances to the extent provided in this Agreement, except to the extent that such Master Servicer, the Trustee or the Fiscal Agent, as applicable, determines in accordance with
Section 4.4 below, that any such Advance would be a Nonrecoverable Advance. If such Master Servicer, the Trustee or the Fiscal Agent, as applicable, determines that such advance would constitute a Nonrecoverable Advance, then such party shall promptly deliver notice of such determination to the applicable Special Servicer. Upon receipt of such notice, the applicable Special Servicer shall determine (with the reasonable assistance of such Master Servicer, the Trustee or the Fiscal Agent, as applicable) whether the payment of such amount is (i) necessary to preserve the related Mortgaged Property and (ii) would be in the best interest of the Certificateholders. If such Special Servicer shall determine that the payment of such amount is (i) necessary to preserve the related Mortgaged Property and (ii) would be in the best interest of the Certificateholders, then such Special Servicer shall direct such Master Servicer, Trustee or the Fiscal Agent, as applicable, in writing to make such payment and such party shall make such payment from amounts in the Certificate Account. Such determination by such Master Servicer or such Special Servicer shall be conclusive and binding on the Trustee, the Fiscal Agent and the Certificateholders. The applicable Special Servicer shall not be required to make Servicing Advances under this Agreement, but may make such Servicing Advances at its option in which event the Master Servicer shall reimburse such Special Servicer within 30 days of receipt of a statement therefor. The applicable Special Servicer shall notify the applicable Master Servicer that a Servicing Advance is required in connection with a Specially Serviced Mortgage Loan or REO Property, and such Master Servicer shall make such Servicing Advance within five Business Days of receipt of such notice. Promptly after discovering that such applicable Master Servicer has failed to make a Servicing Advance that such Master Servicer is required to make hereunder, the Paying Agent shall promptly notify the Trustee in writing of the failure by such Master Servicer to make such Servicing Advance. The applicable Master Servicer may make Servicing Advances in its own discretion if it determines that making such Servicing Advance is in the best interest of the Certificateholders, even if such Master Servicer or the applicable Special Servicer has determined, in accordance with
Section 4.4 below, that any such Advance would be a Nonrecoverable Advance.

            Section 4.3 Advances by the Trustee and the Fiscal Agent

            (a) To the extent that a Master Servicer fails to make a P&I Advance by the Master Servicer Remittance Date (other than a P&I Advance that such Master Servicer determines is a Nonrecoverable Advance), the Trustee shall make such P&I Advance to the extent the Trustee receives written notice from the Paying Agent not later than 10:00 a.m. (New York City time) on the Distribution Date that such Advance has not been made by the applicable Master Servicer on the Master Servicer Remittance Date unless the Trustee determines that such P&I Advance, if made, would be a Nonrecoverable Advance. To the extent that the Trustee fails to make a P&I Advance required to be made by the Trustee hereunder on the Distribution Date (other than a P&I Advance that the applicable Master Servicer or the Trustee determines is a Nonrecoverable Advance), the Fiscal Agent will make such P&I Advance unless the Fiscal Agent determines that any such P&I Advance, if made, would be a Nonrecoverable Advance. To the extent the Trustee or Fiscal Agent is required hereunder to make P&I Advances on the Mortgage Loans, it shall remit the amount thereof to the Paying Agent for deposit in the Distribution Account by 1:00 p.m. (New York City time) on each such Distribution Date. The Paying Agent shall notify the Trustee in writing as soon as practicable, but not later than 10:00 a.m. (New York City time) on the Distribution Date if the applicable Master Servicer has failed to make a P&I Advance.

            (b) To the extent that a Master Servicer fails to make a Servicing Advance by the date such Servicing Advance is required to be made (other than a Servicing Advance that such Master Servicer or the applicable Special Servicer determines is a Nonrecoverable Advance), and a Responsible Officer of the Trustee receives notice thereof, the Trustee shall make such Servicing Advance promptly, but in any event, not later than five Business Days after notice thereof in accordance with Section 4.2, unless the Trustee determines that such Servicing Advance, if made, would be a Nonrecoverable Advance. If the Trustee determines that such advance would constitute a Nonrecoverable Advance, then the Trustee shall deliver notice of such determination to the applicable Special Servicer. Upon receipt of such notice, the applicable Special Servicer shall determine (with the reasonable assistance of the Trustee) whether the payment of such amount is (i) necessary to preserve the related Mortgaged Property and (ii) would be in the best interest of the Certificateholders. If such Special Servicer shall determine that the payment of such amount is (i) necessary to preserve the related Mortgaged Property and (ii) would be in the best interest of the Certificateholders, then such Special Servicer shall direct the Paying Agent in writing to make such payment and the Paying Agent shall make such payment from amounts in the Distribution Account.

            (c) To the extent that the Trustee fails to make a Servicing Advance required to be made by the Trustee hereunder by the later of (i) the date such Servicing Advance is required to be made and (ii) five Business Days after the date the Trustee has received notice pursuant to subsection (b) above, that such Servicing Advance has not been made by the applicable Master Servicer (other than a Servicing Advance that such Master Servicer or the Trustee has determined to be a Nonrecoverable Advance), the Fiscal Agent shall make such Servicing Advance, unless the Fiscal Agent determines that such Servicing Advance, if made, would be a Nonrecoverable Advance. If the Fiscal Agent determines that such advance would constitute a Nonrecoverable Advance, then the Fiscal Agent shall deliver notice of such determination to the applicable Special Servicer. Upon receipt of such notice, the applicable Special Servicer shall determine (with the reasonable assistance of the Fiscal Agent) whether the payment of such amount is (i) necessary to preserve the related Mortgaged Property and (ii) would be in the best interest of the Certificateholders. If such Special Servicer shall determine that the payment of such amount is (i) necessary to preserve the related Mortgaged Property and (ii) would be in the best interest of the Certificateholders, then such Special Servicer shall direct the Paying Agent in writing to make such payment and the Paying Agent shall make such payment from amounts in the Distribution Account.

            The initial Trustee's failure to make any Advance required to be made by it hereunder shall not constitute a default by the initial Trustee hereunder if the initial Fiscal Agent makes such Advance at or before the time when the Trustee was required to make such Advance.

            Section 4.4 Evidence of Nonrecoverability

            (a) If a Master Servicer or the applicable Special Servicer determines at any time, in its sole discretion, exercised in accordance with the Servicing Standard, that any Advance previously made (or Unliquidated Advance in respect thereof) or any proposed Advance, if made, would constitute a Nonrecoverable Advance, such determination shall be evidenced by an Officer's Certificate delivered to the Trustee, the applicable Master Servicer or the applicable Special Servicer, the Paying Agent, the Operating Adviser and the Rating Agencies promptly upon making such determination, but in no event later than the Business Day following the date of such determination. Such Officer's Certificate shall set forth the reasons for such determination of nonrecoverability, together with, to the extent such information, report or document is in the applicable Master Servicer's or applicable Special Servicer's possession, any related financial information such as related income and expense statements, rent rolls (with respect to mortgaged properties other than residential cooperative properties), occupancy status, property inspections and any Appraisals performed within the last 12 months on the Mortgaged Property, and, if such reports are used by the applicable Master Servicer or the applicable Special Servicer to determine that any P&I Advance or Servicing Advance, as applicable, would be a Nonrecoverable Advance, any engineers' reports, environmental surveys, internal final valuations or other information relevant thereto which support such determination. If the Trustee or the Fiscal Agent, as applicable, determines at any time, in its sole discretion, exercised in good faith, that any portion of an Advance previously made or a portion of a proposed Advance that the Trustee or the Fiscal Agent, as applicable, is required to make pursuant to this Agreement, if made, would constitute a Nonrecoverable Advance, such determination shall be evidenced by an Officer's Certificate of a Responsible Officer of the Trustee or the Fiscal Agent, as applicable, delivered to the Depositor, the applicable Master Servicer, the applicable Special Servicer, the Paying Agent and the Operating Adviser similar to the Officer's Certificate of a Master Servicer or a Special Servicer described in the prior sentence. The Trustee and the Fiscal Agent shall not be required to make an Advance that the applicable Master Servicer or the applicable Special Servicer has previously determined to be a Nonrecoverable Advance. Notwithstanding any other provision of this Agreement, none of the Master Servicers, the Special Servicers, the Trustee or the Fiscal Agent shall be obligated to, nor shall it, make any Advance or make any payment that is designated in this Agreement to be an Advance, if it determines in its good faith business judgment and, with respect to the applicable Master Servicer or the applicable Special Servicer, in accordance with the Servicing Standard, that such Advance or such payment (including interest accrued thereon at the Advance
Rate) would be a Nonrecoverable Advance. Absent bad faith, the applicable Master Servicer's determination as to the nonrecoverability of any Advance shall be conclusive and binding on the Certificateholders and may, in all cases, be relied on by the Trustee and the Fiscal Agent; provided, however, that the applicable Special Servicer may, at its option, make a determination in accordance with the Servicing Standard that any P&I Advance or Servicing Advance, if made, would be a Nonrecoverable Advance and shall deliver to the Master Servicer and the Trustee notice of such determination. Absent bad faith, such determination by the applicable Special Servicer shall be conclusive and binding on the Certificateholders, the Master Servicers, the Trustee and the Fiscal Agent. The applicable Master Servicer shall consider Unliquidated Advances in respect of prior P&I Advances and Servicing Advances as outstanding Advances for purposes of nonrecoverability determinations as if such Unliquidated Advance were a P&I Advance or Servicing Advance, as applicable.

            Section 4.5 Interest on Advances; Calculation of Outstanding Advances with Respect to a Mortgage Loan

            Any unreimbursed Advance funded from each Master Servicer's, each Special Servicer's, the Trustee's or the Fiscal Agent's own funds shall accrue interest on a daily basis, at a per annum rate equal to the Advance Rate, from and including the date such Advance was made to but not including the date on which such Advance has been reimbursed; provided, however, that neither the Master Servicers nor any other party shall be entitled to interest accrued on the amount of any P&I Advance with respect to any Mortgage Loan for the period commencing on the date of such P&I Advance and ending on the day on which the grace period applicable to the related Mortgagor's obligation to make the related Scheduled Payment expires pursuant to the related Mortgage Loan documents. For purposes of determining whether a P&I Advance is outstanding, amounts collected with respect to a particular Mortgage Loan or a particular REO Property and treated as collections of principal or interest shall be applied first to reimburse the earliest P&I Advance and then each succeeding P&I Advance to the extent not inconsistent with Section 4.6. The applicable Master Servicer shall use efforts consistent with the Servicing Standard to collect (but shall have no further obligation to collect), with respect to the Mortgage Loans that are not Specially Serviced Mortgage Loans, Late Fees and default interest from the Mortgagor in an amount sufficient to pay Advance Interest incurred and unpaid with respect to such Mortgage Loan arising on or after the Cut-off Date. The applicable Master Servicer shall be entitled to retain Late Fees and default interest paid by any Mortgagor during a Collection Period with respect to any Mortgage Loan (other than the portion of such Late Fees and default interest that relates to the period commencing after the Servicing Transfer Event in respect of a Specially Serviced Mortgage Loan, as to which the applicable Special Servicer shall retain Late Fees and default interest with respect to such Specially Serviced Mortgage Loan, subject to the offsets set forth below) as additional servicing compensation only to the extent such Late Fees and default interest with respect to such Mortgage Loan exceed unreimbursed Advance Interest with respect to such Mortgage Loan arising on or after the Cut-off Date. The applicable Special Servicer, with respect to any Specially Serviced Mortgage Loan, shall (i) pay from any Late Fees and default interest collected from such Specially Serviced Mortgage Loan (a) any outstanding and unpaid Advance Interest payable with respect to such Specially Serviced Mortgage Loan to the applicable Master Servicer, the applicable Special Servicer, the Trustee or the Fiscal Agent, as applicable and (b) to the Trust, any losses previously incurred by the Trust with respect to such Specially Serviced Mortgage Loan (other than the related Special Servicing Fees) and (ii) retain any remaining portion of such Late Fees and default interest as additional Special Servicer Compensation.

            Section 4.6 Reimbursement of Advances and Advance Interest

            (a) Advances made with respect to each Mortgage Loan or Specially Serviced Mortgage Loan or REO Property (including Advances later determined to be Nonrecoverable Advances) and Advance Interest thereon shall be reimbursed to the extent of the amounts identified to be applied therefor in Section 5.2. The aggregate of the amounts available to repay Advances and Advance Interest thereon pursuant to Section 5.2 collected in any Collection Period with respect to Mortgage Loans or Specially Serviced Mortgage Loans or REO Property shall be an "Available Advance Reimbursement Amount."

            (b) To the extent that Advances have been made on the Mortgage Loans, any Specially Serviced Mortgage Loans or any REO Mortgage Loans, the Available Advance Reimbursement Amount with respect to any Determination Date shall be applied to reimburse (i) the Fiscal Agent for any Advances outstanding to the Fiscal Agent with respect to any of such Mortgage Loans, any of such Specially Serviced Mortgage Loans or REO Mortgage Loans, plus any Advance Interest owed to the Fiscal Agent with respect to such Advances and then (ii) the Trustee for any Advances outstanding to the Trustee with respect to any of such Mortgage Loans, any of such Specially Serviced Mortgage Loans or REO Mortgage Loans, plus any Advance Interest owed to the Trustee with respect to such Advances and then (iii) the applicable Master Servicer and applicable Special Servicer for any Advances outstanding to such Master Servicer or such Special Servicer, as the case may be, with respect to any of such Mortgage Loans, any of such Specially Serviced Mortgage Loans or REO Mortgage Loans, plus any Advance Interest owed to the applicable Master Servicer or applicable Special Servicer with respect to such Advances. To the extent that any Advance Interest payable to the applicable Master Servicer, the applicable Special Servicer, the Trustee or the Fiscal Agent with respect to a Specially Serviced Mortgage Loan or REO Mortgage Loan cannot be recovered from the related Mortgagor, the amount of such Advance Interest shall be payable to the Fiscal Agent, the Trustee, the applicable Master Servicer or the applicable Special Servicer, as the case may be, from amounts on deposit in the applicable Certificate Account (or sub-account thereof) (or, if not available from such Certificate Account, the other Certificate Account) or the Distribution Account pursuant to Section 5.2(a) or Section 5.3(b)(ii), to the extent of amounts identified to be applied thereunder. The Master Servicers', the Special Servicers', the Fiscal Agent's and the Trustee's right of reimbursement under this Agreement for Advances and interest thereon shall be prior to the rights of the Certificateholders to receive any amounts recovered with respect to such Mortgage Loans or REO Mortgage Loans.

            (c) Advance Interest arising on or after the Cut-off Date and not previously paid with respect to any Mortgage Loan will be paid to the Fiscal Agent, the Trustee, the applicable Special Servicer and/or the applicable Master Servicer (in accordance with the priorities specified in the preceding paragraph) first, from Late Fees and default interest collected with respect to such Mortgage Loan during the Collection Period, and then from Excess Liquidation Proceeds then available prior to payment from any other amounts. Late Fees and default interest will be applied on a "loan-by-loan basis" (under which Late Fees and default interest with respect to a Mortgage Loan will be offset against the Advance Interest incurred and unpaid with respect to such Mortgage Loan arising on or after the Cut-off Date).

            (d) To the extent that a Special Servicer incurs out-of-pocket expenses, in accordance with the Servicing Standard, in connection with servicing Specially Serviced Mortgage Loans, the applicable Master Servicer shall, subject to Section 4.4, reimburse such Special Servicer for such expenditures on the next succeeding Master Servicer Remittance Date, provided such Special Servicer has delivered, on or before the related Determination Date, an invoice and a report substantiating such expenses from such Special Servicer requesting such reimbursement. All such amounts paid by a Special Servicer and reimbursed by the applicable Master Servicer shall be a Servicing Advance. In the event that the applicable Master Servicer fails to reimburse such Special Servicer hereunder or the applicable Master Servicer determines that such Servicing Advance was or, if made, would be a Nonrecoverable Advance and the applicable Master Servicer does not make such payment, such Special Servicer shall notify the applicable Master Servicer and the Paying Agent in writing of such nonpayment and the amount payable to such Special Servicer and shall be entitled to receive reimbursement from the Trust as an Additional Trust Expense. The applicable Master Servicer, the Paying Agent and the Trustee shall have no obligation to verify the amount payable to such Special Servicer pursuant to this Section 4.6(d) and circumstances surrounding the notice delivered by such Special Servicer pursuant to this Section 4.6(d).

            Section 4.7 Fiscal Agent Termination Event

            "Fiscal Agent Termination Event," wherever used herein, means any one of the following events:

            (i) any failure by the Fiscal Agent to remit to the Paying Agent when due any required Advances; or

            (ii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, shall have been entered against the Fiscal Agent and such decree or order shall have remained in force undischarged or unstayed for a period of at least 60 days; or

            (iii) the Fiscal Agent shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings or relating to the Fiscal Agent or relating to all or substantially all of its property; or

            (iv) the Fiscal Agent shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing; or

            (v) the long-term unsecured debt of the Fiscal Agent is rated below "AA-" by Fitch, "Aa3" by Moody's or "AA-" by S&P (or "A+" if the Fiscal Agent's short term unsecured debt is rated at least "A-1" by S&P), unless such other rating shall be acceptable to the Rating Agencies, as evidenced by a Rating Agency Confirmation; or

            (vi) with respect to the initial Fiscal Agent, LaSalle Bank National Association resigns or is removed pursuant to Section 7.6 hereof.

            Section 4.8 Procedure Upon Termination Event

            (a) On the date specified in a written notice of termination given to the Fiscal Agent pursuant to Section 7.6(c), all authority, power and rights of the Fiscal Agent under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall terminate and a successor Fiscal Agent, if necessary, shall be appointed by the Trustee, with the consent of the Depositor; provided that the successor Fiscal Agent meets the eligibility requirements set forth in
Section 7.5. The Fiscal Agent agrees to cooperate with the Trustee in effecting the termination of the Fiscal Agent's responsibilities and rights hereunder as Fiscal Agent.

            (b) Notwithstanding the termination of its activities as Fiscal Agent, the terminated Fiscal Agent shall continue to be entitled to reimbursement to the extent provided in Section 4.6 but only to the extent such reimbursement relates to the period up to and including the date on which the Fiscal Agent's termination is effective. The Fiscal Agent shall be reimbursed for all amounts owed to it hereunder on or prior to the effective date of its termination from amounts on deposit in the Certificate Accounts.

            Section 4.9 Merger or Consolidation of Fiscal Agent

            Any Person into which the Fiscal Agent may be merged or consolidated, or any Person resulting from any merger, conversion, other change in form or consolidation to which the Fiscal Agent shall be a party, or any Person succeeding to the business of the Fiscal Agent, shall be the successor of the Fiscal Agent hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided that (i) the successor to the Fiscal Agent or resulting Person shall have a net worth of not less than $100,000,000, (ii) such successor or resulting Person shall be satisfactory to the Trustee, (iii) such successor or resulting Person shall execute and deliver to the Trustee an agreement, in form and substance satisfactory to the Trustee, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Fiscal Agent under this Agreement from and after the date of such agreement, and (iv) the successor or surviving entity meets the eligibility requirements set forth in
Section 7.5.

            Section 4.10 Limitation on Liability of the Fiscal Agent and Others

            Neither the Fiscal Agent nor any of the partners, representatives, Affiliates, members, managers, directors, officers, employees, agents or Controlling Persons of the Fiscal Agent shall be under any liability to the Certificateholders, the Depositor or the Trustee for any action taken or for refraining from the taking of any action in good faith, and using reasonable business judgment pursuant to this Agreement, or for errors in judgment; provided that this provision shall not protect the Fiscal Agent or any such Person against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in its performance of duties under this Agreement. The Fiscal Agent and any partner, representative, Affiliate, member, manager, director, officer, employee or agent of the Fiscal Agent may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Fiscal Agent shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its obligations under this Agreement. If the Fiscal Agent nonetheless appears in, prosecutes or defends such legal action, all legal expenses and costs of such action shall be expenses and costs of the Trust, and the Fiscal Agent shall be entitled to be reimbursed therefor as a Servicing Advance as provided in this Agreement. The provisions of this
Section 4.10 shall survive the resignation or removal of the Fiscal Agent and the termination of this Agreement.

            Section 4.11 Indemnification of Fiscal Agent

            The Fiscal Agent and each of its partners, representatives, Affiliates, members, managers, directors, officers, employees, agents and Controlling Persons shall be indemnified by the Trust and held harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with any legal action relating to this Agreement or the Mortgage Loans other than any loss, liability or expense incurred by reason of the Fiscal Agent's willful misfeasance, bad faith or negligence in the performance of its duties hereunder. The Depositor shall indemnify and hold harmless the Fiscal Agent, its partners, representatives, Affiliates, members, managers, directors, officers, employees, agents and Controlling Persons from and against any loss, claim, damage or liability, joint or several, and any action in respect thereof, to which the Fiscal Agent, its partners, representatives, Affiliates, members, managers, directors, officers, employees, agents and Controlling Person may become subject under the 1933 Act, insofar as such loss, claim, damage, liability or action arises out of, or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Private Placement Memorandum, Preliminary Prospectus Supplement, Final Prospectus Supplement or Prospectus or arises out of, or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made, not misleading and shall reimburse the Fiscal Agent, its partners, representatives, Affiliates, members, managers, directors, officers, employees, agents or Controlling Person for any legal and other expenses reasonably incurred by the Fiscal Agent or any such partner, representative, Affiliate, member, manager, director, officer, employee, agent or Controlling Person in investigating or defending or preparing to defend against any such loss, claim, damage, liability or action. The Fiscal Agent shall immediately notify the Depositor, the Sellers, the Paying Agent, the Special Servicers, the Master Servicers and the Trustee if a claim is made by a third party with respect to this Section 4.11 entitling the Fiscal Agent, its partners, representatives, Affiliates, members, managers, directors, officers, employees, agents or Controlling Person to indemnification hereunder, whereupon the Depositor shall assume the defense of any such claim (with counsel reasonably satisfactory to the Fiscal Agent) and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the Depositor shall not affect any rights the Fiscal Agent, its partners, representatives, Affiliates, members, managers, directors, officers, employees, agents or Controlling Person may have to indemnification under this Section 4.11, unless the Depositor's defense of such claim is materially prejudiced thereby. The indemnification provided herein shall survive the termination of this Agreement and the resignation or removal of the Fiscal Agent.


                                    ARTICLE V

                           ADMINISTRATION OF THE TRUST

            Section 5.1 Collections

            (a) On or prior to the Closing Date, each Master Servicer shall open, or cause to be opened, and shall thereafter maintain, or cause to be maintained, a separate account or accounts, which accounts must be Eligible Accounts, in the name of "Wells Fargo Bank National Association, as General Master Servicer for LaSalle Bank National Association, as Trustee for the Holders of Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2005-IQ9" and "NCB, FSB, as NCB Master Servicer for LaSalle Bank National Association, as Trustee for the Holders of Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2005-IQ9" (collectively, or individually, as the case may be the "Certificate Account"). The General Master Servicer shall maintain the Certificate Account with respect to all of the Mortgage Loans (other than the NCB, FSB Loans) and the NCB Master Servicer shall maintain the Certificate Account with respect to the NCB, FSB Loans. On or prior to the Closing Date, each Master Servicer shall open, or cause to be opened, and shall maintain, or cause to be maintained an additional separate account or accounts in the name of "Wells Fargo Bank, National Association, as General Master Servicer for LaSalle Bank National Association, as Trustee for the Holders of Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2005-IQ9" and "NCB, FSB, as NCB Master Servicer for LaSalle Bank National Association, as Trustee for the Holders of Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2005-IQ9" (collectively, or individually, as the case may be, the "Interest Reserve Account"). The General Master Servicer shall maintain the Interest Reserve Accounts with respect to non-NCB, FSB Loans and the NCB Master Servicer shall maintain the Interest Reserve Accounts with respect to the NCB, FSB Loans.

            (b) On or prior to the date a Master Servicer shall first deposit funds in a Certificate Account or an Interest Reserve Account, as the case may be, such Master Servicer shall give to the Paying Agent and the Trustee prior written notice of the name and address of the depository institution(s) at which such accounts are maintained and the account number of such accounts. The Master Servicers shall take such actions as are necessary to cause any depository institution holding a Certificate Account and an Interest Reserve Account to hold such accounts in the name of the applicable Master Servicer as provided in
Section 5.1(a), subject to such Master Servicer's (or its Primary Servicer's or its Sub-Servicer's) right to direct payments and investments and its rights of withdrawal under this Agreement.

            (c) The applicable Master Servicer shall deposit, or cause to be deposited, into its Certificate Account on the Business Day following receipt (or, in the case of an inadvertent failure to make such deposit on the Business Day following receipt, within 3 Business Days of discovery of such failure and in the case of unscheduled remittances of principal or interest, on the Business Day following identification of the proper application of such amounts), the following amounts received by it (including amounts remitted to such Master Servicer by the applicable Special Servicer from the applicable REO Account pursuant to Section 9.14 and amounts received from the Primary Servicers or Sub-Servicers), other than amounts received by it in respect of interest and principal on the Mortgage Loans due on or before the Cut-Off Date which shall be remitted to the applicable Seller (provided that such Master Servicer (I) may retain amounts otherwise payable to such Master Servicer as provided in Section 5.2(a) rather than deposit them into such Certificate Account, (II) shall, rather than deposit them in the Certificate Account, directly remit to the Primary Servicers the applicable Primary Servicing Fees payable as provided in
Section 5.2(a)(iv) (unless already retained by the applicable Primary Servicer), and (III) shall, rather than deposit them in a Certificate Account, directly remit the Excess Servicing Fees to the holders thereof as provided in Section 5.2(a)(iv) (unless already retained by the applicable holder of the excess servicing rights)):

                  (A) Principal: all payments on account of principal, including
            Principal Prepayments, the principal component of Scheduled Payments, and any Late Collections in respect thereof, on the Mortgage Loans;

                  (B) Interest: all payments on account of interest on the
            Mortgage Loans (excluding Interest Reserve Amounts to be deposited in the applicable Interest Reserve Account pursuant to Section 5.1(d) below);

                  (C) Liquidation Proceeds: all Liquidation Proceeds with
            respect to the Mortgage Loans;

                  (D) Insurance Proceeds: all Insurance Proceeds other than
            proceeds to be applied to the restoration or repair of the property subject to the related Mortgage or released to the related Mortgagor in accordance with the Servicing Standard, which proceeds shall be deposited by such Master Servicer into the applicable Escrow Account and not deposited in the Certificate Accounts;

                  (E) Condemnation Proceeds: all Condemnation Proceeds other than proceeds to be applied to the restoration or repair of the property subject to the related Mortgage or released to the related Mortgagor in accordance with the Servicing Standard, which proceeds shall be deposited by such Master Servicer into the applicable Escrow Account and not deposited in the Certificate Accounts;

                  (F) REO Income: all REO Income received from the applicable
            Special Servicer;

                  (G) Investment Losses: any amounts required to be deposited by such Master Servicer pursuant to Section 5.1(e) in connection with losses realized on Eligible Investments with respect to funds held in the Certificate Accounts and amounts required to be deposited by the applicable Special Servicer pursuant to Section 9.14(b) in connection with losses realized on Eligible Investments with respect to funds held in the REO Accounts;

                  (H) Advances: all P&I Advances unless made directly to the
            Distribution Account;

                  (I) Compensating Interest: all Compensating Interest received with respect to the Mortgage Loans; and

                  (J) Other: all other amounts, including Prepayment Premiums, required to be deposited in the Certificate Accounts pursuant to this Agreement, including, but not limited to, Purchase Proceeds of any Mortgage Loans repurchased by a Seller or the maker of a representation and warranty with respect to any Mortgage Loan or substitution shortfall amounts (as described in the ninth paragraph of Section 2.3(a)) paid by a Seller in connection with the substitution of any Qualifying Substitute Mortgage Loans, any payments or recoveries in respect of Unliquidated Advances or in respect of Nonrecoverable Advances paid from principal collections on the Mortgage Loans pursuant to Section 5.2(a)(II).

            Remittances from any REO Accounts to the applicable Master Servicer for deposit in the applicable Certificate Accounts shall be made by the applicable Special Servicer no later than the Special Servicer Remittance Date.

            (d) The applicable Master Servicer, with respect to each Distribution Date occurring in January (other than in any leap year) and February of each year, shall deposit in the applicable Interest Reserve Account in respect of each related Interest Reserve Loan, an amount equal to one day's interest at the related REMIC I Net Mortgage Rate, as applicable (without regard to the provisos in the definition of Adjusted Mortgage Rate), on the Scheduled Principal Balance of such Mortgage Loan as of the Due Date in the month in which such Distribution Date occurs, to the extent a Scheduled Payment or P&I Advance is timely made in respect thereof for such Due Date (all amounts so deposited in any consecutive January and February in respect of each Interest Reserve Loan, the "Interest Reserve Amount").

            (e) Funds in the Certificate Accounts and Interest Reserve Accounts may be invested and, if invested, shall be invested by, and at the risk of, the Master Servicer in Eligible Investments selected by such Master Servicer which shall mature, unless payable on demand, not later than the Business Day immediately preceding the next Master Servicer Remittance Date, and any such Eligible Investment shall not be sold or disposed of prior to its maturity unless payable on demand. All such Eligible Investments shall be made in the name of "LaSalle Bank National Association, as Trustee for the Holders of the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2005-IQ9." None of the Depositor, the Mortgagors, the Paying Agent or the Trustee shall be liable for any loss incurred on such Eligible Investments.

            An amount equal to all income and gain realized from any such investment shall be paid to the applicable Master Servicer as additional servicing compensation and shall be subject to its withdrawal at any time from time to time. The amount of any losses incurred in respect of any such investments shall be for the account of the applicable Master Servicer which shall deposit the amount of such loss (to the extent not offset by income from other investments) in the applicable Certificate Account or applicable Interest Reserve Account, as the case may be, out of its own funds immediately as realized. No Master Servicer shall be liable for any losses incurred in respect of any account which is not controlled by such Master Servicer or any losses with respect to a default on an Eligible Investment. If the applicable Master Servicer deposits in or transfers to any Certificate Account or any Interest Reserve Account, as the case may be, any amount not required to be deposited therein or transferred thereto, it may at any time withdraw such amount or retransfer such amount from such Certificate Account or Interest Reserve Account, as the case may be, any provision herein to the contrary notwithstanding.

            (f) Except as expressly provided otherwise in this Agreement, if any default occurs in the making of a payment due under any Eligible Investment, or if a default occurs in any other performance required under any Eligible Investment, the Paying Agent on behalf of and at the direction of the Trustee may take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings; provided, however, that if a Master Servicer shall have deposited in the applicable Certificate Account and the Interest Reserve Account an amount equal to all amounts due under any such Eligible Investment (net of anticipated income or earnings thereon that would have been payable to such Master Servicer as additional servicing compensation) such Master Servicer shall have the sole right to enforce such payment or performance.

            (g) Certain of the Mortgage Loans may provide for payment by the Mortgagor to the applicable Master Servicer of amounts to be used for payment of Escrow Amounts for the account of the Mortgagor. The applicable Master Servicer shall deal with these amounts in accordance with the Servicing Standard, the terms of the related Mortgage Loans and Section 8.3(e) hereof, and the Primary Servicers will hold any Escrow Accounts relating to the Mortgage Loans that they service in accordance with the requirements set forth in Section 8.3(e). No Master Servicer shall release any Escrow Amounts held for "earn-outs" or performance criteria listed on Schedule XIII hereof, without the prior consent of the Operating Adviser, which consent shall not be unreasonably withheld or delayed. Within 20 days following the first anniversary of the Closing Date, the applicable Master Servicer shall deliver to the Trustee, the Paying Agent and the Operating Adviser, for each Mortgage Loan set forth on Schedule X hereto, a brief statement as to the status of the work or project based on the most recent information provided by the related Mortgagor. Schedule X sets forth those Mortgage Loans as to which an upfront reserve was collected at the closing of such Mortgage Loan (and still exists) in an amount in excess of $75,000 with respect to specific immediate engineering work, completion of additional construction, environmental remediation or similar one-time projects (but not with respect to escrow accounts maintained for ongoing obligations, such as real estate taxes, insurance premiums, ongoing property maintenance, replacements and capital improvements or debt service). If the work or project is not completed in accordance with the requirements of the escrow, the applicable Master Servicer and the applicable Special Servicer (which shall itself consult with the Operating Adviser) will consult with each other as to whether there exists a material default under the underlying Mortgage Loan documents.

            (h) In the case of the Mortgage Loans set forth on Schedule XIV, as to which the Scheduled Payment is due in a calendar month on a Due Date (including any grace period) that may occur after the end of the Collection Period ending in such calendar month, subject to Section 4.4, the applicable Master Servicer shall, unless the Scheduled Payment is received before the end of the Collection Period, make a P&I Advance by deposit to the Certificate Account on the Master Servicer Remittance Date in an amount equal to the Scheduled Payment or the Assumed Scheduled Payment, as applicable, and for purposes of the definition of "Available Distribution Amount" and "Principal Distribution Amount," such Scheduled Payment or Assumed Scheduled Payment, as applicable, shall be deemed to have been received in such Collection Period.

            Section 5.2 Application of Funds in the Certificate Accounts and Interest Reserve Accounts

            (a) Subsection (I). Each Master Servicer shall, from time to time, make withdrawals from the applicable Certificate Accounts and remit them by wire transfer prior to 2:00 p.m., New York City time, on the related Master Servicer Remittance Date, in immediately available funds to the account specified in this Section or otherwise (x) to such account as each shall determine from time to time of amounts payable to the applicable Master Servicer from the applicable Certificate Account pursuant to clauses (i), (ii), (iii), (iv), (vi), (viii) and
(ix) below; (y) to the account specified in writing by the Paying Agent from time to time of amounts payable to the Paying Agent, the Trustee and the Fiscal Agent from the applicable Certificate Account pursuant to clauses (ii), (iii),
(v), (vi), (xi), (xii) and (xiii) below; and (z) to the applicable Special Servicer from time to time of amounts payable to such Special Servicer from the Certificate Account pursuant to clauses (i), (ii), (iv), (vi), (vii) and (ix) below of the following amounts, from the amounts specified for the following purposes:

            (i) Fees: Each Master Servicer shall pay (A) to itself Late Fees (in excess of amounts used to pay Advance Interest) relating to Mortgage Loans which are not Specially Serviced Mortgage Loans, 100% of any Modification Fees relating to Mortgage Loans which are not Specially Serviced Mortgage Loans (except with respect to the UCMFI Loans with respect to which the Special Servicer shall receive 50% of such fees with respect to matters requiring the consent of the Special Servicer) as provided in Section 8.18(b), 50% of any assumption fees relating to Mortgage Loans, which are not Specially Serviced Mortgage Loans (or, with respect to the UCMFI Loans, 100% of such fee in connection with (a) any assignment and assumption or substitution with respect to which the consent of the Special Servicer was not required or (b) any assignment and assumption or substitution that is "expressly permitted" pursuant to the terms of the related Mortgage Loan) as payable under Section 8.7(a) or 8.7(d), 100% of any extension fees payable under Section 8.10 or other fees payable to each such Master Servicer hereunder; provided that any such fees described in (A) hereof shall be divided between such Master Servicer and any related Primary Servicer as set forth in the applicable Primary Servicing Agreement and (B) directly to the applicable Special Servicer, 50% of any assumption fees on Mortgage Loans which are not Specially Serviced Mortgage Loans (or, with respect to the UCMFI Loans, 0% of such fees in connection with (a) any assignment and assumption or substitution with respect to which the consent of the Special Servicer was not required or
      (b) any assignment and assumption or substitution that is "expressly permitted" pursuant to the terms of the related Mortgage Loan) as provided in Sections 8.7(a) and 8.7(d), and, to the extent deposited into a Certificate Account, all assumption fees relating to Specially Serviced Mortgage Loans and, to the extent provided in Section 9.11(c), Late Fees, Modification Fees and other fees collected on Specially Serviced Mortgage Loans, in each case to the extent provided for herein from funds paid by or on behalf of the applicable Mortgagor and, to the extent provided in
      Section 9.11(c), default interest (in excess of Advance Interest arising only from that particular Specially Serviced Mortgage Loan for which the Late Fees or default interest were collected);

            (ii) Servicing Advances (including amounts later determined to be Nonrecoverable Advances): in the case of all Mortgage Loans, subject to subsection (iv) of Section 5.2(a)(II) below, to reimburse or pay to the Master Servicers, the Special Servicers, the Trustee and the Fiscal Agent, pursuant to Section 4.6, (x) prior to a Final Recovery Determination or determination in accordance with Section 4.4 that any Servicing Advance is a Nonrecoverable Advance, Servicing Advances on the related Mortgage Loan from payments made by or on behalf of the related Mortgagor of the amounts to which a Servicing Advance relates or from REO Income from the related REO Property or from Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds or Purchase Proceeds and, to the extent that a Servicing Advance has been or is being reimbursed, any related Advance Interest thereon first, from Late Fees and default interest collected during the Collection Period, and then from Excess Liquidation Proceeds then available and then from any other amounts on deposit in the applicable Certificate Account (or, if not available from such Certificate Account, the other Certificate Account); provided that Late Fees and default interest will be applied on a "loan-by-loan basis" (under which Late Fees and default interest paid with respect to each Mortgage Loan, will be offset against the Advance Interest incurred and unpaid with respect to the particular Mortgage Loan, on or after the Cut-Off Date), to the payment of Advance Interest incurred on or after the Cut-Off Date and unpaid on all Advances on such Mortgage Loan or (y) after a Final Recovery Determination or determination that any Servicing Advance on the related Mortgage Loan is a Nonrecoverable Advance, any Servicing Advances made on the related Mortgage Loan or REO Property from any funds on deposit in the applicable Certificate Account (or, if not available from such Certificate Account, the other Certificate Account) (regardless of whether such amount was recovered from the applicable Mortgage Loan or REO Property) and pay Advance Interest thereon first, from Late Fees and default interest collected during the Collection Period (applying such Late Fees and default interest on a "loan-by-loan basis" to the payment of Advance Interest incurred and unpaid on all Advances on such Mortgage Loan arising on or after the Cut-Off Date), then from Excess Liquidation Proceeds then available and then from any other amounts on deposit in the applicable Certificate Account (notwithstanding anything herein to the contrary each Master Servicer shall reimburse itself or such other party pursuant to
      Section 4.4(b));

            (iii) P&I Advances (including amounts later to be determined to be Nonrecoverable Advances): in the case of the Mortgage Loans, subject to subsection (iv) of Section 5.2(a)(II) below, to reimburse or pay to each Master Servicer, the Trustee and the Fiscal Agent, pursuant to Section 4.6, (x) if prior to a Final Recovery Determination or determination that any Advance is a Nonrecoverable Advance, any P&I Advances from Late Collections made by the Mortgagor of the amounts to which a P&I Advance relates, or REO Income from the related REO Property or from Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds or Purchase Proceeds allocable to the related Mortgage Loan and, to the extent that a P&I Advance has been or is being reimbursed, any related Advance Interest thereon, first, from Late Fees and default interest collected during the Collection Period and allocable to such Mortgage Loan, and then from Excess Liquidation Proceeds then available and then from any other amounts on deposit in the applicable Certificate Account (or, if not available from such Certificate Account, the other Certificate Account); provided that Late Fees and default interest will be applied on a "loan-by-loan basis" (under which Late Fees and default interest paid with respect to each Mortgage Loan will be offset against the Advance Interest incurred and unpaid with respect to the particular Mortgage Loan on or after the Cut-Off Date) or (y) if after a Final Recovery Determination or determination in accordance with Section 4.4 that any P&I Advance on the related Mortgage Loan is a Nonrecoverable Advance, for any Mortgage Loan, any P&I Advances made on the related Mortgage Loan or REO Property from any funds on deposit in the applicable Certificate Account (or, if not available from such Certificate Account, the other Certificate Account) (regardless of whether such amount was recovered from the applicable Mortgage Loan or REO Property) and any Advance Interest thereon, first, from Late Fees and default interest collected during the Collection Period allocable to such Mortgage Loan (applying such Late Fees and default interest on a "loan-by-loan basis," to the payment of Advance Interest incurred and unpaid on all Advances on such Mortgage Loan incurred on or after the Cut-Off Date), then from Excess Liquidation Proceeds then available and then from any other amounts on deposit in the applicable Certificate Account (or, if not available from such Certificate Account, the other Certificate Account);

            (iv) Servicing Fees and Special Servicer Compensation: to pay to itself the Master Servicing Fee, subject to reduction for any Compensating Interest, to pay to the Special Servicers the Special Servicing Fee and the Work-Out Fee and, if applicable, to pay to the Primary Servicers (or the General Master Servicer) the Primary Servicing Fees and to pay to the parties entitled thereto the Excess Servicing Fees (to the extent not previously retained by any of such parties);

            (v) Trustee Fee: to pay to the Distribution Account for withdrawal by the Trustee, the Trustee Fee;

            (vi) Expenses of Trust: to pay to the Person entitled thereto any amounts specified herein to be Additional Trust Expenses at the time set forth herein or in the definition thereof, the payment of which is not more specifically provided for in this Agreement; provided that the Depositor shall not be entitled to receive reimbursement for performing its duties under this Agreement;

            (vii) Liquidation Fees: to pay to the Special Servicers from the applicable Certificate Accounts, the amount certified by each Special Servicer equal to the Liquidation Fee, to the extent provided in Section
      9.11 hereof;

            (viii) Investment Income: to pay to itself income and gain realized on the investment of funds deposited in the applicable Certificate Accounts;

            (ix) Prepayment Interest Excesses: to pay to the Master Servicers the aggregate Prepayment Interest Excesses relating to the Mortgage Loans for which they act as Master Servicer which are not Specially Serviced Mortgage Loans, to the extent not offset by Prepayment Interest Shortfalls relating to such Mortgage Loans; and to pay to the Master Servicers the aggregate Prepayment Interest Excesses relating to the Specially Serviced Mortgage Loans for which they act as Master Servicer, which have received voluntary Principal Prepayments (not from Liquidation Proceeds or from modifications to Specially Serviced Mortgage Loans), to the extent not offset by Prepayment Interest Shortfalls relating to such Specially Serviced Mortgage Loans;

            (x) Correction of Errors: to withdraw funds deposited in the Certificate Accounts in error;

            (xi) Distribution Account: other than amounts held for payment in future periods or pursuant to clause (xii) below, to make payment on each Master Servicer Remittance Date of the remaining amounts in the applicable Certificate Accounts (excluding Excess Interest and Excess Liquidation Proceeds) into the Distribution Account (or in the case of any Excess Interest, deposit to the Excess Interest Sub-account);

            (xii) Reserve Account: to make payment on each Master Servicer Remittance Date to the Reserve Account, any Excess Liquidation Proceeds (subject to Section 4.6(c)); and

            (xiii) Clear and Terminate: to clear and terminate the Certificate Accounts pursuant to Section 8.29.

            No decision by the Master Servicer or the Trustee under either this
Section 5.2(a) or subsection (iv) of Section 5.2(a)(II), to defer the reimbursement of Advances and/or Advance Interest shall be construed as an agreement by the Master Servicer to subordinate (in respect of realizing losses), to any Class of Certificates, such party's right to such reimbursement during such period of deferral.

            Subsection (II). The provisions of this subsection II of this
Section 5.2(a) shall apply notwithstanding any contrary provision of subsection
(I) of this Section 5.2(a):

            (i) Identification of Workout-Delayed Reimbursement Amounts: If any Advance made with respect to any Mortgage Loan on or before the date on which such Mortgage Loan becomes (or, but for the requirement that the Mortgagor shall have made three consecutive scheduled payments under its modified terms, would then constitute) a Rehabilitated Mortgage Loan, together with Advance Interest accrued thereon, is not, pursuant to the operation of the provisions of Section 5.2(a)(I), reimbursed to the Person who made such Advance on or before the date, if any, on which such Mortgage Loan becomes a Rehabilitated Mortgage Loan, such Advance, together with such Advance Interest, shall constitute a "Workout-Delayed Reimbursement Amount" to the extent that such amount has not been determined to constitute a Nonrecoverable Advance. All references herein to "Workout-Delayed Reimbursement Amount" shall be construed always to mean the related Advance and any Advance Interest thereon, together with any further Advance Interest that accrues on the unreimbursed portion of such Advance from time to time in accordance with the other provisions of this Agreement. That any amount constitutes all or a portion of any Workout-Delayed Reimbursement Amount shall not in any manner limit the right of any Person hereunder to determine that such amount instead constitutes a Nonrecoverable Advance.

            (ii) General Relationship of Provisions: Subsection (iii) below (subject to the terms and conditions thereof) sets forth the terms of and conditions to the right of a Person to be reimbursed for any Workout-Delayed Reimbursement Amount to the extent that such Person is not otherwise entitled to reimbursement and payment of such Workout-Delayed Reimbursement Amount pursuant to the operation of Section 5.2(a)(I) above. Subsection (iv) below (subject to the terms and conditions thereof) authorizes the Master Servicer to abstain from reimbursing itself (or, if applicable, the Trustee or the Fiscal Agent to abstain from obtaining reimbursement) for Nonrecoverable Advances under certain circumstances at its sole option. Upon any determination that all or any portion of a Workout-Delayed Reimbursement Amount constitutes a Nonrecoverable Advance, then the reimbursement or payment of such amount (and any further Advance Interest that may accrue thereon) shall cease to be subject to the operation of subsection (iii) below, such amount (and further Advance Interest) shall be as fully payable and reimbursable to the relevant Person as would any other Nonrecoverable Advance (and Advance Interest thereon) and, as a Nonrecoverable Advance, such amount may become the subject of the applicable Master Servicer's (or, if applicable, the Trustee's or the Fiscal Agent's) exercise of its sole option authorized by subsection (iv) below.

            (iii) Reimbursements of Workout-Delayed Reimbursement Amounts: Each Master Servicer, each Special Servicer, the Trustee and the Fiscal Agent, as applicable, shall be entitled to reimbursement and payment for all Workout-Delayed Reimbursement Amounts in each Collection Period; provided, however, that the aggregate amount (for all such Persons collectively) of such reimbursements and payments in such Collection Period shall not exceed (and the reimbursement and payment shall be made from) the aggregate amounts in the Certificate Account allocable to principal for such Collection Period contemplated by clause (I)(A) of the definition of Principal Distribution Amount (but not including any such amounts that constitute Advances) and net of any Nonrecoverable Advances then outstanding and reimbursable from such amounts in the Certificate Account allocable to principal in accordance with Section 5.2(a)(II)(iv) below. As and to the extent provided in clause (II)(A) of the definition thereof, the Principal Distribution Amount for the Distribution Date related to such Collection Period shall be reduced to the extent that such payment or reimbursement of a Workout-Delayed Reimbursement Amount is made from amounts in the Certificate Account allocable to principal pursuant to the preceding sentence.

            (iv) Reimbursement of Nonrecoverable Advances; Sole Option to Abstain from Reimbursements of Certain Nonrecoverable Advances: To the extent that Section 5.2(a)(I) otherwise entitles the applicable Master Servicer, Special Servicer, Trustee or Fiscal Agent to reimbursement for any Nonrecoverable Advance (or payment of Advance Interest thereon from a source other than Late Fees and default interest on the related Mortgage
      Loan) during any Collection Period, then, notwithstanding any contrary provision of subsection (I) above, (a) to the extent that one or more such reimbursements and payments of Nonrecoverable Advances (and such Advance Interest thereon) are made, such reimbursements and payments shall be made, first, from the aggregate principal collections and recoveries on the Mortgage Loans for such Collection Period contemplated by clause
      (I)(A) of the definition of Principal Distribution Amount (but not including any such amounts that constitute Advances, and prior to any deduction for Workout-Delayed Reimbursement Amounts (and Advance Interest thereon) that were reimbursed or paid during the related Collection Period from principal collections on the Mortgage Loans, as described by clause
      (II)(A) of the definition of Principal Distribution Amount and pursuant to subsection (iii) of Section 5.2(a)(II)), and then from other collections (including interest) on the Mortgage Loans for such Collection Period, and
      (b) if and to the extent that the amount of such a Nonrecoverable Advance (and Advance Interest thereon), together with all Nonrecoverable Advances (and Advance Interest thereon) theretofore reimbursed during such Collection Period, would exceed such principal collections and recoveries on the Mortgage Loans for such Collection Period (and Advance Interest thereon), the applicable Master Servicer (and the applicable Special Servicer, the Trustee or the Fiscal Agent, as applicable, if it made the relevant Advance) is hereby authorized (but shall not be construed to have any obligation whatsoever), if it elects at its sole option, to abstain from reimbursing itself (notwithstanding that it is entitled to such reimbursement) during that Collection Period for all or a portion of such Nonrecoverable Advance (and Advance Interest thereon), provided that the aggregate amount that is the subject of the exercise of such option with respect to all Nonrecoverable Advances (and Advance Interest thereon) with respect to all Mortgage Loans for any particular Collection Period is less than or equal to such excess described above in this clause (b). If the applicable Master Servicer (or the applicable Special Servicer, the Trustee or the Fiscal Agent, as applicable) makes such an election at its sole option to defer reimbursement with respect to all or a portion of a Nonrecoverable Advance (and Advance Interest thereon), then such Nonrecoverable Advance (and Advance Interest thereon) or portion thereof shall continue to be fully reimbursable in any subsequent Collection Period to the same extent as set forth under subsection (I) above construed without regard to this subsection (II). In connection with a potential election by the applicable Master Servicer, Special Servicer, Trustee or Fiscal Agent to abstain from the reimbursement of a particular Nonrecoverable Advance or portion thereof during the Collection Period for any Distribution Date, the applicable Master Servicer (or the applicable Special Servicer, the Trustee or the Fiscal Agent, as applicable) shall further be authorized to wait for principal collections to be received before making its determination of whether to abstain from the reimbursement of a particular Nonrecoverable Advance or portion thereof until the end of the Collection Period.

            None of the Master Servicers, the Special Servicers, the Trustee or the Fiscal Agent shall have any liability whatsoever for making an election, or refraining from making an election, that is authorized under this subsection
(II)(iv). The foregoing shall not, however, be construed to limit any liability that may otherwise be imposed on such Person for any failure by such Person to comply with the conditions to making such an election under this subsection
(II)(iv) or to comply with the terms of this subsection (II)(iv) and the other provisions of this Agreement that apply once such an election, if any, has been made.

            Any election by a Master Servicer (or the applicable Special Servicer, the Trustee or the Fiscal Agent, as applicable) to abstain from reimbursing itself for any Nonrecoverable Advance (and Advance Interest thereon) or portion thereof with respect to any Collection Period shall not be construed to impose on such Master Servicer (or the applicable Special Servicer, the Trustee or the Fiscal Agent, as applicable) any obligation to make such an election (or any entitlement in favor of any Certificateholder or any other Person to such an election) with respect to any subsequent Collection Period or to constitute a waiver or limitation on the right of such Master Servicer (or the applicable Special Servicer, the Trustee or the Fiscal Agent, as applicable) to otherwise be reimbursed for such Nonrecoverable Advance (and Advance Interest thereon). Any election by a Master Servicer, a Special Servicer, the Trustee or the Fiscal Agent to abstain from reimbursing itself for any Nonrecoverable Advance or portion thereof with respect to any one or more Collection Periods shall not limit the accrual of Advance Interest on the unreimbursed portion of such Nonrecoverable Advance for the period prior to the actual reimbursement of such Nonrecoverable Advance. None of the Master Servicers, the Special Servicers, the Trustee, the Fiscal Agent or the other parties to this Agreement shall have any liability to one another or to any of the Certificateholders for any such election that such party makes as contemplated by this subsection or for any losses, damages or other adverse economic or other effects that may arise from such an election. The foregoing statements in this paragraph shall not limit the generality of the statements made in the immediately preceding paragraph. Notwithstanding the foregoing, none of the Master Servicers, the Special Servicers, the Trustee or the Fiscal Agent shall have the right to abstain from reimbursing itself for any Nonrecoverable Advance to the extent of the amount described in clause (I)(A) of the definition of Principal Distribution Amount.

            To the extent that amounts in the Certificate Account allocable to principal are not sufficient to fully reimburse any Nonrecoverable Advance (with interest thereon) in any Collection Period and a Master Servicer, a Special Servicer, the Trustee or the Fiscal Agent, as applicable, does not intend to exercise its sole option to defer the reimbursement of such amounts to a subsequent Collection Period, then, except in circumstances that are extraordinary in the sole discretion of such Person, the applicable Master Servicer, the applicable Special Servicer, the Trustee or the Fiscal Agent, as applicable, shall deliver notice of such circumstances to each Rating Agency (along with a copy to each other party) not less than 21 days prior to any reimbursement of Nonrecoverable Advances from amounts in the Certificate Account allocable to interest on the Mortgage Loans.

            (v) Reimbursement Rights of the Master Servicers, Special Servicers, Trustee and Fiscal Agent Are Senior: Nothing in this Agreement shall be deemed to create in any Certificateholder a right to prior payment of distributions over the applicable Master Servicer's, the applicable Special Servicer's, the Trustee's or the Fiscal Agent's right to reimbursement for Advances plus Advance Interest (whether those that constitute Workout-Delayed Reimbursement Amounts, those that have been the subject of the Master Servicer's election authorized in subsection (iv) or otherwise).

            (b) Scheduled Payments due in a Collection Period succeeding the Collection Period relating to such Master Servicer Remittance Date, Principal Prepayments received after the related Collection Period, or other amounts not distributable on the related Distribution Date, shall be held in the applicable Certificate Account (or sub-account thereof) and shall be distributed on the Master Servicer Remittance Date or Dates to which such succeeding Collection Period or Periods relate; provided, however, that as to (i) the Mortgage Loans set forth on Schedule XIV, for which a Scheduled Payment (including any Balloon Payment) is due in a month on a Due Date (including any grace period) that is scheduled to occur after the end of the Collection Period in such month, sums received by the applicable Master Servicer with respect to such Scheduled Payment but after the end of such Collection Period shall be applied by such Master Servicer to reimburse any related P&I Advance made pursuant to Section 5.1(h), and such Master Servicer shall remit to the Distribution Account on any Master Servicer Remittance Date for a Collection Period any such Scheduled Payments (including any Balloon Payments) received after the end of such Collection Period but no later than the first Business Day immediately preceding such Master Servicer Remittance Date on such Mortgage Loans set forth on
Schedule XIV, and (ii) the Mortgage Loans set forth on Schedule XV, for which a voluntary Principal Prepayment is permitted on any day of the month without the payment of a full month's interest, the applicable Master Servicer with respect to such Principal Prepayment shall remit to the Distribution Account on any Master Servicer Remittance Date for a Collection Period any Principal Prepayments received after the end of such Collection Period but no later than the first Business Day immediately preceding such Master Servicer Remittance Date on such Mortgage Loans set forth on Schedule XV. In connection with the deposit of any Scheduled Payments and Principal Prepayments to the Distribution Account in accordance with the immediately preceding sentence, the applicable Master Servicer shall promptly notify the Paying Agent and the Paying Agent shall, if it has already reported anticipated distributions to the Depository, use commercially reasonable efforts to cause the Depository to make the revised distribution on a timely basis on such Distribution Date. Neither the applicable Master Servicer nor the Paying Agent nor the Trustee shall be liable or held responsible for any resulting delay or failure or any claims or costs incurred in the making of such distribution to Certificateholders. For purposes of the definition of "Available Distribution Amount" and "Principal Distribution Amount," the Scheduled Payments and Principal Prepayments referred to in the preceding proviso shall be deemed to have been collected in the prior Collection Period.

            (c) On each Master Servicer Remittance Date in March of every year commencing in March 2006, each Master Servicer shall withdraw all related amounts then in the applicable Interest Reserve Accounts and deposit such amounts into the Distribution Account.

            Section 5.3 Distribution Account, Excess Interest Sub-account and Reserve Account

            (a) The Paying Agent, on behalf of the Trustee shall establish (with respect to clause (i), on or prior to the Closing Date, and with respect to clause (ii), on or prior to the date the Paying Agent determines is necessary) and maintain in its name, on behalf of the Trustee, (i) an account (the "Distribution Account"), which shall include a certain sub-account (the "Excess Interest Sub-account") to be held in trust for the benefit of the Holders until disbursed pursuant to the terms of this Agreement, titled: "LaSalle Bank National Association, as Trustee, in trust for the benefit of the Holders of Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2005-IQ9, Distribution Account" and (ii) an account (the "Reserve Account") to be held in trust for the benefit of the holders of interests in the Trust until disbursed pursuant to the terms of this Agreement, titled: "LaSalle Bank National Association, as Trustee, in trust for the benefit of the Holders of Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2005-IQ9, Reserve Account." The Distribution Account and the Reserve Account shall be Eligible Accounts. Funds in the Reserve Account shall not be invested. The Distribution Account and the Reserve Account shall be held separate and apart from and shall not be commingled with any other monies including, without limitation, other monies of the Paying Agent held under this Agreement. The Excess Interest Sub-account and the Reserve Account shall be deemed sub-accounts of the Distribution Account.

            Funds in the Distribution Account may be invested and, if invested, shall be invested by, and at the risk of, the Paying Agent in Eligible Investments selected by the Paying Agent which shall mature, unless payable on demand, not later than such time on the Distribution Date which will allow the Paying Agent to make withdrawals from the Distribution Account under Section 5.3(b), and any such Eligible Investment shall not be sold or disposed of prior to its maturity unless payable on demand. All such Eligible Investments shall be made in the name of "LaSalle Bank National Association, as Trustee in trust for the benefit of the Holders of Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2005-IQ9." None of the Depositor, the Mortgagors, the Special Servicers, the Master Servicers, the Primary Servicers, the Trustee or the Fiscal Agent shall be liable for any loss incurred on such Eligible Investments.

            An amount equal to all income and gain realized from any such investment shall be paid to the Paying Agent as additional compensation and shall be subject to its withdrawal at any time from time to time. The amount of any losses incurred in respect of any such investments shall be for the account of the Paying Agent which shall deposit the amount of such loss (to the extent not offset by income from other investments) in the Distribution Account, as the case may be, out of its own funds immediately as realized. If the Paying Agent deposits in or transfers to the Distribution Account, as the case may be, any amount not required to be deposited therein or transferred thereto, it may at any time withdraw such amount or retransfer such amount from the Distribution Account, as the case may be, notwithstanding any provision herein to the contrary.

            (b) Except as set forth in the next succeeding sentences, the Paying Agent shall deposit into the Distribution Account or the Reserve Account, as applicable, on the Business Day received, all moneys remitted by the Master Servicers pursuant to this Agreement, including P&I Advances made by the Master Servicers, the Trustee and the Fiscal Agent, other than Excess Liquidation Proceeds, into the Distribution Account and all Excess Liquidation Proceeds into the Reserve Account. The Paying Agent shall deposit amounts constituting collections of Excess Interest on the Mortgage Loans into the Excess Interest Sub-account. Subject to Section 5.1(h), on any Master Servicer Remittance Date, none of the Master Servicers shall have any duty to remit to the Distribution Account any amounts other than amounts held in the applicable Certificate Accounts and collected during the related Collection Period as provided in clauses (v) and (xi) of Section 5.2(a) and the P&I Advance Amount, and, on the Master Servicer Remittance Date occurring in March of any year, commencing in March 2005, related amounts held in the applicable Interest Reserve Accounts. The Paying Agent shall make withdrawals from the Distribution Account (including the Excess Interest Sub-account) and the Reserve Account only for the following purposes:

            (i) to withdraw amounts deposited in the Distribution Account in error and pay such amounts to the Persons entitled thereto;

            (ii) to pay any amounts payable to the Master Servicers, the Primary Servicers, the Special Servicers, the Trustee (including the Trustee's
      Fee) and the Fiscal Agent, or other expenses or other amounts permitted to be paid hereunder and not previously paid to such Persons pursuant to
      Section 5.2;

            (iii) to make distributions to the Certificateholders pursuant to Sections 6.5 and 6.11; and

            (iv) to clear and terminate the Distribution Account pursuant to
      Section 10.2.

            Section 5.4 Paying Agent Reports

            (a) On or prior to each Distribution Date, based on information provided in monthly reports prepared by the Master Servicers and the Special Servicers and delivered to the Paying Agent by such Master Servicers (no later than 2:00 p.m., New York City time on the Report Date), the Paying Agent shall make available to any interested party via its internet website initially located at "www.etrustee.net" (the "Paying Agent's Website"), (i) the Monthly Certificateholders Report (substantially in the form of Exhibit M), (ii) a report containing information regarding the Mortgage Loans as of the end of the related Collection Period, which report shall contain substantially the categories of information regarding the Mortgage Loans set forth in Appendix I to the Final Prospectus Supplement and shall be presented in tabular format substantially similar to the format utilized in such Appendix I which report may be included as part of the Monthly Certificateholders Report, (iii) the CMSA Loan Periodic Update File, CMSA Loan Setup File, CMSA Bond Level File and the CMSA Collateral Summary File, (iv) the Monthly Additional Report on Recoveries and Reimbursements, (v) a CMSA Delinquent Loan Status Report, a CMSA Historical Loan Modification and Corrected Mortgage Loan Report, a CMSA Historical Liquidation Report, a CMSA REO Status Report and an CMSA Loan Level Reserve/LOC Report, each containing substantially the information contemplated in the definition of Unrestricted Servicer Reports and (vi) as a convenience for interested parties (and not in furtherance of the distribution thereof under the securities laws), the Final Prospectus Supplement and this Agreement.

            In addition, on or prior to each Distribution Date, based on information provided in monthly reports prepared by the Master Servicers and the Special Servicers and delivered to the Paying Agent in accordance herewith, the Paying Agent shall make available via the Paying Agent's Website, on a restricted basis, the Restricted Servicer Reports (including the Property File on or prior to each Distribution Date, commencing in March 2005). The Paying Agent shall provide access to the Restricted Servicer Reports, upon request, to each Certificateholder and any prospective Certificateholder or Certificate Owner, each of the parties to this Agreement, each of the Rating Agencies, each of the Underwriters, the Operating Adviser, the Placement Agent and any Certificate Owner upon receipt (which may be in electronic form) from such Person of an Investor Certificate in the form of Exhibit Y, and any other Person upon the direction of the Depositor, any Placement Agent or any Underwriter. For assistance with the above-mentioned Paying Agent services, Certificateholders or any party hereto may initially call 301-815-6600.

            The Paying Agent makes no representations or warranties as to the accuracy or completeness of any report, document or other information made available on the Paying Agent's Website and assumes no responsibility therefor. The Paying Agent shall be entitled to conclusively rely on any information provided to it by the Master Servicers or the Special Servicers and shall have no obligation to verify such information and the Paying Agent may disclaim responsibility for any information distributed by the Paying Agent for which it is not the original source. In connection with providing access to the Paying Agent's Website, the Paying Agent, may require registration and the acceptance of a disclaimer. None of any Master Servicer, any Special Servicer, any Primary Servicer or the Paying Agent shall be liable for the dissemination of information in accordance with this Agreement; provided that this sentence shall not in any way limit the liability the Paying Agent may otherwise have in the performance of its duties hereunder.

            (b) Subject to Section 8.15, upon advance written request, if required by federal regulation, of any Certificateholder that is a savings association, bank, or insurance company, the Paying Agent shall provide (to the extent in its possession) to each such Certificateholder such reports and access to non-privileged information and documentation regarding the Mortgage Loans and the Certificates as such Certificateholder may reasonably deem necessary to comply with applicable regulations of the Office of Thrift Supervision or successor or other regulatory authorities with respect to investment in the Certificates; provided that the Paying Agent shall be entitled to be reimbursed by such Certificateholder for the Paying Agent's actual expenses incurred in providing such reports and access.

            (c) Upon written request, the Paying Agent shall send to each Person who at any time during the calendar year was a Certificateholder of record, customary information as the Paying Agent deems may be necessary or desirable for such Holders to prepare their federal income tax returns.

            (d) Reserved.

            (e) The Paying Agent shall afford the Rating Agencies, the Depositor, the Master Servicers, the Special Servicers, the Primary Servicers, the Trustee, the Fiscal Agent, the Operating Adviser, any Certificateholder, prospective Certificate Owner or any Person reasonably designated by any Placement Agent, or any Underwriter upon reasonable notice and during normal business hours, reasonable access to all relevant, non-attorney privileged records and documentation regarding the applicable Mortgage Loans, REO Property and all other relevant matters relating to this Agreement, and access to Responsible Officers of the Paying Agent.

            (f) Copies (or computer diskettes or other digital or electronic formats of such information if reasonably available in lieu of paper copies) of any and all of the foregoing items of this Section 5.4 shall be made available by the Paying Agent upon request; provided, however, that the Paying Agent shall be permitted to require payment by the requesting party (other than the Depositor, the Master Servicers, the Special Servicers, the Trustee, the Fiscal Agent, the Operating Adviser, the Placement Agent or any Underwriter or any Rating Agency) of a sum sufficient to cover the reasonable expenses actually incurred by the Paying Agent of providing access or copies (including electronic or digital copies) of any such information requested in accordance with the preceding sentence.

            (g) The Paying Agent shall make available at its Corporate Trust Office (either in physical or electronic form), during normal business hours, upon reasonable advance written notice for review by any Certificateholder, any Certificate Owner, any prospective Certificate Owner, any Placement Agent, the Underwriters, each Rating Agency, the Special Servicers and the Depositor, originals or copies of, among other things, the following items: (i) the most recent property inspection reports in the possession of the Trustee in respect of each Mortgaged Property and REO Property, (ii) the most recent Mortgaged Property/REO Property annual operating statement and rent roll (or in the case of a residential cooperative property, the most recent maintenance schedule), if any, collected or otherwise obtained by or on behalf of the Master Servicers or the Special Servicers and delivered to the Paying Agent, and (iii) any Phase I Environmental Report or engineering report prepared or appraisals performed in respect of each Mortgaged Property; provided, however, that the Paying Agent shall be permitted to require payment by the requesting party (other than either Rating Agency or the Operating Adviser) of a sum sufficient to cover the reasonable expenses actually incurred by the Paying Agent or the Trustee of providing access or copies (including electronic or digital copies) of any such information reasonably requested in accordance with the preceding sentence.

            Section 5.5 Paying Agent Tax Reports

            The Paying Agent shall perform all reporting and other tax compliance duties that are the responsibility of each REMIC Pool and the Class EI Grantor Trust under the Code, REMIC Provisions, or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority, as applicable. Consistent with this Pooling and Servicing Agreement, the Paying Agent shall provide or cause to be provided (i) to the United States Department of Treasury or other Persons (including, but not limited to, the Transferor of a Class R-I, Class R-II or Class R-III Certificate, to a Disqualified Organization or to an agent that has acquired a Class R-I, Class R-II or Class R-III Certificate on behalf of a Disqualified Organization) such information as is necessary for the application of any tax relating to the transfer of a Class R-I, Class R-II or Class R-III Certificate to any Disqualified Organization and
(ii) to the Certificateholders such information or reports as are required by the Code or REMIC Provisions. Each Master Servicer shall on a timely basis provide the Paying Agent with such information concerning the Mortgage Loans as is necessary for the preparation of the tax or information returns or receipts of each REMIC Pool and the Class EI Grantor Trust as the Paying Agent may reasonably request from time to time. Each Special Servicer is required to provide to the applicable Master Servicers all information in its possession with respect to the Specially Serviced Mortgage Loans and REO Property in order for such Master Servicers to comply with its obligations under this Section 5.5. The Paying Agent shall be entitled to conclusively rely on any such information provided to it by the Master Servicers or the Special Servicers and shall have no obligation to verify any such information.


                                   ARTICLE VI

                                  DISTRIBUTIONS

            Section 6.1 Distributions Generally

            Subject to Section 10.2(a), respecting the final distribution on the Certificates, on each Distribution Date, the Paying Agent shall (1) first, withdraw from the Distribution Account and pay to the Fiscal Agent and the Trustee any unpaid fees, expenses and other amounts then required to be paid pursuant to this Agreement, and then, to the Paying Agent, any unpaid fees, expenses and other amounts then required to be paid pursuant to this Agreement, and then at the written direction of each Master Servicer, withdraw from the Distribution Account and pay to such Master Servicers, the Primary Servicers and the Special Servicers any unpaid servicing compensation or other amounts currently required to be paid pursuant to this Agreement (to the extent not previously retained or withdrawn by the Master Servicers from the applicable Certificate Accounts), and (2) second, make distributions in the manner and amounts set forth below.

            Each distribution to Holders of Certificates shall be made by check mailed to such Holder's address as it appears on the Certificate Register of the Certificate Registrar or, upon written request to the Paying Agent on or prior to the related Record Date (or upon standing instructions given to the Paying Agent on the Closing Date prior to any Record Date, which instructions may be revoked at any time thereafter upon written notice to the Paying Agent five days prior to the related Record Date) made by a Certificateholder by wire transfer in immediately available funds to an account specified in the request of such Certificateholder; provided that (i) remittances to the Paying Agent shall be made by wire transfer of immediately available funds to the Distribution Account and the Reserve Account; and (ii) the final distribution in respect of any Certificate shall be made only upon presentation and surrender of such Certificate at such location specified by the Paying Agent in a notice delivered to Certificateholders pursuant to Section 10.2(a). If any payment required to be made on the Certificates is to be made on a day that is not a Business Day, then such payment will be made on the next succeeding Business Day without compensation for such delay. All distributions or allocations made with respect to Holders of Certificates of a Class on each Distribution Date shall be made or allocated among the outstanding Interests in such Class in proportion to their respective initial Certificate Balances or Percentage Interests for the Class X Certificates.

            Section 6.2 REMIC I

            On each Distribution Date, the Paying Agent shall be deemed to distribute to itself on behalf of the Trustee, as holder of the REMIC I Regular Interests, for the following purposes and in the following order of priority:

            (i) from the portion of the Available Distribution Amount attributable to interest collected or deemed collected on or with respect to each Mortgage Loan or related REO Property, Distributable Certificate Interest to each Corresponding REMIC I Regular Interest;

            (ii) from the portion of the Available Distribution Amount, attributable to principal collected or deemed collected on or with respect to each Mortgage Loan or related REO Property, principal to the Corresponding REMIC I Regular Interest (other than the Group X-Y REMIC I Regular Interests), until the Certificate Balance thereof is reduced to zero;

            (iii) any remaining funds with respect to each Mortgage Loan or related REO Property, to reimburse any Realized Losses previously allocated to the REMIC I Regular Interests (other than the Group X-Y REMIC I Regular Interests), plus interest on such Realized Losses at the related REMIC I Net Mortgage Rate previously allocated thereto; and

            (iv) thereafter, to the Class R-I Certificateholders, at such time as the Certificate Balance of all Classes of REMIC I Regular Interests have been reduced to zero, and Realized Losses previously allocated thereto have been reimbursed to the Holders of the REMIC I Regular Interests, any amounts remaining with respect to each Mortgage Loan or related REO Property, to the extent of the Trust's interest therein.

            Section 6.3 REMIC II

            (a) On each Distribution Date, the Paying Agent shall be deemed to distribute to itself on behalf of the Trustee, as holder of the REMIC II Regular Interests, amounts distributable to any Class of Principal Balance Certificates pursuant to Section 6.5 or Section 10.1 to its Corresponding REMIC II Regular Interest set forth in the Preliminary Statement hereto; provided that interest shall be deemed to have been distributed pro rata among two or more Corresponding REMIC II Regular Interests that correspond to a Class of Principal Balance Certificates; and provided, further, that distributions of principal:

            (i) with respect to the Class A-1 Certificates, shall be deemed to have first been distributed from REMIC II to REMIC III in respect of REMIC II Regular Interest A-1-1; second, to REMIC II Regular Interest A-1-2; and third to REMIC II Regular Interest A-1-3; in each case, until their respective Certificate Balances are reduced to zero;

            (ii) with respect to the Class A-2 Certificates, shall be deemed to have first been distributed from REMIC II to REMIC III in respect of REMIC II Regular Interest A-2-1; second, to REMIC II Regular Interest A-2-2; third to REMIC II Regular Interest A-2-3; fourth, to REMIC II Regular Interest A-2-4; and fifth, to REMIC II Regular Interest A-2-5; in each case, until their respective Certificate Balances are reduced to zero;

            (iii) with respect to the Class A-3 Certificates, shall be deemed to have first been distributed from REMIC II to REMIC III in respect of REMIC II Regular Interest A-3-1; second, to REMIC II Regular Interest A-3-2; third, to REMIC II Regular Interest A-3-3; fourth, to REMIC II Regular Interest A-3-4; fifth, to REMIC II Regular Interest A-3-5; and sixth, to REMIC II Regular Interest A-3-6; in each case, until their respective Certificate Balances are reduced to zero;

            (iv) with respect to the Class A-4 Certificates, shall be deemed to have first been distributed from REMIC II to REMIC III in respect of REMIC II Regular Interest A-4-1; and second, to REMIC II Regular Interest A-4-2; in each case, until their respective Certificate Balances are reduced to zero;

            (v) with respect to the Class A-AB Certificates, shall be deemed to have first been distributed from REMIC II to REMIC III in respect to of REMIC II Regular Interest A-AB-1; second, to REMIC II Regular Interest A-AB-2; third, to REMIC II Regular Interest A-AB-3; and fourth, to REMIC II Regular Interest A-AB-4; in each case, until their respective Certificate Balances are reduced to zero;

            (vi) with respect to the Class A-5 Certificates, shall be deemed to have first been distributed from REMIC II to REMIC III in respect of REMIC II Regular Interest A-5-1; and second, to REMIC II Regular Interest A-5-2; in each case, until their respective Certificate Balances are reduced to zero;

            (vii) with respect to the Class A-1A Certificates, shall be deemed to have first been distributed from REMIC II to REMIC III in respect of REMIC II Regular Interest A-1A-1; second, to REMIC II Regular Interest A-1A-2; third, to REMIC II Regular Interest A-1A-3; fourth, to REMIC II Regular Interest A-1A-4; fifth, to REMIC II Regular Interest A-1A-5; sixth, to REMIC II Regular Interest A-1A-6; seventh, to REMIC II Regular Interest A-1A-7; eighth, to REMIC II Regular Interest A-1A-8; ninth, to REMIC II Regular Interest A-1A-9; tenth, to REMIC II Regular Interest A-1A-10; eleventh, to REMIC II Regular Interest A-1A-11; twelfth, to REMIC II Regular Interest A-1A-12; thirteenth, to REMIC II Regular Interest A-1A-13; and fourteenth, to REMIC II Regular Interest A-1A-14; in each case, until their respective Certificate Balances are reduced to zero;

            (viii) with respect to the Class B Certificates, shall be deemed to have first been distributed from REMIC II to REMIC III in respect of REMIC II Regular Interest B-1; second, to REMIC II Regular Interest B-2; and third, to REMIC II Regular Interest B-3; in each case, until their respective Certificate Balances are reduced to zero;

            (ix) with respect to the Class C Certificates, shall be deemed to have first been distributed from REMIC II to REMIC III in respect of REMIC II Regular Interest C-1; and second, to REMIC II Regular Interest C-2; in each case, until their respective Certificate Balances are reduced to zero;

            (x) with respect to the Class D Certificates, shall be deemed to have first been distributed from REMIC II to REMIC III in respect of REMIC II Regular Interest D-1; second, to REMIC II Regular Interest D-2; and third, to REMIC II Regular Interest D-3; in each case, until their respective Certificate Balances are reduced to zero;

            (xi) with respect to the Class E Certificates, shall be deemed to have first been distributed from REMIC II to REMIC III in respect of REMIC II Regular Interest E-1; and second, to REMIC II Regular Interest E-2; in each case, until their respective Certificate Balances are reduced to zero;

            (xii) with respect to the Class F Certificates, shall be deemed to have first been distributed from REMIC II to REMIC III in respect of REMIC II Regular Interest F-1; and second, to REMIC II Regular Interest F-2; in each case, until their respective Certificate Balances are reduced to zero;

            (xiii) with respect to the Class G Certificates, shall be deemed to have first been distributed from REMIC II to REMIC III in respect of REMIC II Regular Interest G-1; and second, to REMIC II Regular Interest G-2; in each case, until their respective Certificate Balances are reduced to zero;

            (xiv) with respect to the Class H Certificates, shall be deemed to have first been distributed from REMIC II to REMIC III in respect of REMIC II Regular Interest H-1; and second, to REMIC II Regular Interest H-2; in each case, until their respective Certificate Balances are reduced to zero;

            (xv) with respect to the Class J Certificates, shall be deemed to have first been distributed from REMIC II to REMIC III in respect of REMIC II Regular Interest J-1; and second, to REMIC II Regular Interest J-2; in each case, until their respective Certificate Balances are reduced to zero; and

            (xvi) with respect to the Class L Certificates, shall be deemed to have first been distributed from REMIC II to REMIC III in respect of REMIC II Regular Interest L-1; and second, to REMIC II Regular Interest L-2; in each case, until their respective Certificate Balances are reduced to zero.

All distributions made in respect of the Class X-1 and Class X-2 Certificates on each Distribution Date pursuant to Section 6.5 or Section 10.1, and allocable to any particular Component of such Class of Certificates in accordance with the last paragraph of Section 6.5(a), shall be deemed to have first been distributed from REMIC II to REMIC III in respect of such Component's Corresponding REMIC II Regular Interest. All distributions made in respect of the Class X-Y Certificates on each Distribution Date pursuant to Section 6.5 or Section 10.1 shall be deemed distributed to REMIC II Regular Interest X-Y. All distributions of reimbursements of Realized Losses made in respect of any Class of Principal Balance Certificates on each Distribution Date pursuant to Section 6.5 shall be deemed to have first been distributed from REMIC II to REMIC III in respect of its Corresponding REMIC II Regular Interest set forth in the Preliminary Statement hereto; provided, however, that distributions of reimbursements of Realized Losses shall be made in reverse sequential order and priority as such as Realized Losses were previously allocated to a particular Component of such Class of Certificates. Any amounts remaining in the Distribution Account with respect to REMIC II on any Distribution Date after the foregoing distributions shall be distributed to the holders of the Class R-II Certificates.

            Section 6.4 Reserved

            Section 6.5 REMIC III

            (a) On each Distribution Date, the Paying Agent shall withdraw from the Distribution Account an amount equal to the Available Distribution Amount and shall distribute such amount (other than the amount attributable to Excess Liquidation Proceeds which shall be distributed in accordance with Section 6.5(b) and the amount attributable to Excess Interest which shall be distributed in accordance with Section 6.5(c)) in the following amounts and order of priority:

            (i) to the Holders of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-AB Certificates, Class A-5 Certificates, Class A-1A Certificates, Class X-1 Certificates, Class X-2 Certificates and Class X-Y Certificates, concurrently,

                  (A) to the Holders of the Class A-1 Certificates, Class A-2
            Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-AB Certificates and Class A-5 Certificates, the Distributable Certificate Interest Amount in respect of such Class for such Distribution Date (which shall be payable from amounts in the Available Distribution Amount attributable to Loan Group 1), pro rata in proportion to the Distributable Certificate Interest Amount payable in respect of each such Class;

                  (B) to the Holders of the Class A-1A Certificates, the
            Distributable Certificate Interest Amount in respect of such Class for such Distribution Date (which shall be payable from amounts in the Available Distribution Amount attributable to Loan Group 2);

                  (C) to the Holders of the Class X-1 Certificates, Class X-2
            Certificates and Class X-Y Certificates, the Distributable Certificate Interest Amount in respect of each such Class for such Distribution Date, pro rata in proportion to the Distributable Certificate Interest Amount payable in respect of each such Class;

            provided, however, that if the portion of Available Distribution Amount attributable to either Loan Group is insufficient to pay in full the total amount of interest to be distributed with respect to any of the Class A or Class X Certificates on such Distribution Date as described above, the Available Distribution Amount will be allocated among the Class A Certificates and the Class X Certificates, pro rata in proportion to the respective amounts of interest payable thereon for such Distribution Date, without regard to Loan Group;

            (ii) (A)

                         (1) first, to the Holders of the Class A-AB
                  Certificates, the Loan Group 1 Principal Distribution Amount for such Distribution Date and, after the Certificate Balance of the Class A-1A Certificates have been reduced to zero, the Loan Group 2 Principal Distribution Amount for such Distribution Date, until the aggregate Certificate Balance of the Class A-AB Certificates has been reduced to the Planned Principal Balance for such Distribution Date; the portion of the Loan Group 2 Principal Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the Holders of the Class A-1A Certificates;

                         (2) second, upon payment to the Class A-AB Certificates
                  of the above distribution, to the Holders of the Class A-1 Certificates, the Loan Group 1 Principal Distribution Amount for such Distribution Date and, after the Certificate Balance of the Class A-1A Certificates have been reduced to zero, the Loan Group 2 Principal Distribution Amount for such Distribution Date, until the aggregate Certificate Balance of the Class A-1 Certificates has been reduced to zero; the portion of the Loan Group 1 Principal Distribution Amount and Loan Group 2 Principal Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the Holders of the Class A-AB Certificates (in respect of the Planned Principal Balance) and (solely with respect to the Loan Group 2 Principal Distribution Amount) Class A-1A Certificates;

                         (3) third, upon payment in full of the aggregate
                  Certificate Balance of the Class A-1 Certificates, to the Holders of the Class A-2 Certificates, the Loan Group 1 Principal Distribution Amount for such Distribution Date and, after the Certificate Balance of the Class A-1A Certificates have been reduced to zero, the Loan Group 2 Principal Distribution Amount, until the aggregate Certificate Balance of the Class A-2 Certificates has been reduced to zero; the portion of the Loan Group 1 Principal Distribution Amount and Loan Group 2 Principal Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the Holders of the Class A-AB Certificates (in respect of the Planned Principal Balance), Class A-1 Certificates and (solely with respect to the Loan Group 2 Principal Distribution Amount) Class A-1A Certificates;

                         (4) fourth, upon payment in full of the aggregate
                  Certificate Balance of the Class A-2 Certificates, to the Holders of the Class A-3 Certificates, the Loan Group 1 Principal Distribution Amount for such Distribution Date and, after the Certificate Balance of the Class A-1A Certificates have been reduced to zero, the Loan Group 2 Principal Distribution Amount, until the aggregate Certificate Balance of the Class A-3 Certificates has been reduced to zero; the portion of the Loan Group 1 Principal Distribution Amount and Loan Group 2 Principal Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the Holders of the Class A-AB Certificates (in respect of the Planned Principal Balance), Class A-1 Certificates, Class A-2 Certificates and (solely with respect to the Loan Group 2 Principal Distribution Amount) Class A-1A Certificates;

                         (5) fifth, upon payment in full of the aggregate
                  Certificate Balance of the Class A-3 Certificates, to the Holders of the Class A-4 Certificates, the Loan Group 1 Principal Distribution Amount for such Distribution Date and, after the Certificate Balance of the Class A-1A Certificates have been reduced to zero, the Loan Group 2 Principal Distribution Amount, until the aggregate Certificate Balance of the Class A-4 Certificates has been reduced to zero; the portion of the Loan Group 1 Principal Distribution Amount and Loan Group 2 Principal Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the Holders of the Class A-AB Certificates (in respect of the Planned Principal Balance), Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates and (solely with respect to the Loan Group 2 Principal Distribution Amount) Class A-1A Certificates;

                         (6) sixth, upon payment in full of the aggregate
                  Certificate Balance of the Class A-4 Certificates, to the Holders of the Class A-AB Certificates, the Loan Group 1 Principal Distribution Amount for such Distribution Date and, after the Certificate Balance of the Class A-1A Certificates have been reduced to zero, the Loan Group 2 Principal Distribution Amount, until the aggregate Certificate Balance of the Class A-AB Certificates has been reduced to zero; the portion of the Loan Group 1 Principal Distribution Amount and Loan Group 2 Principal Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the Holders of the Class A-AB Certificates (in respect of the Planned Principal Balance), Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates and (solely with respect to the Loan Group 2 Principal Distribution Amount) Class A-1A Certificates;

                         (7) seventh, upon payment in full of the aggregate
                  Certificate Balance of the Class A-AB, to the Holders of the Class A-5 Certificates, the Loan Group 1 Principal Distribution Amount for such Distribution Date and, after the Certificate Balance of the Class A-1A Certificates have been reduced to zero, the Loan Group 2 Principal Distribution Amount, until the aggregate Certificate Balance of the Class A-5 Certificates has been reduced to zero; the portion of the Loan Group 1 Principal Distribution Amount and Loan Group 2 Principal Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the Holders of the Class A-AB Certificates, Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates and (solely with respect to the Loan Group 2 Principal Distribution Amount) Class A-1A Certificates; and

                  (B) to the Holders of the Class A-1A Certificates, the Loan
            Group 2 Principal Distribution Amount for such Distribution Date and, after the Certificate Balance of the Class A-5 Certificates have been reduced to zero, the Loan Group 1 Principal Distribution Amount for such Distribution Date, until the aggregate Certificate Balance of the Class A-1A Certificates has been reduced to zero; the portion of the Loan Group 1 Principal Distribution Amount will be reduced by any portion thereof distributed to the Holders of the Class A-AB, Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates; to the Holders of the Class A-AB Certificates, in reduction of the Certificate Balance thereof, the Principal Distribution Amount for such Distribution Date until the Certificate Balance of the Class A-AB Certificates has been reduced to the Planned Principal Balance for such Distribution Date;

            (iii) to the Holders of the Class A Certificates, Class X-1 Certificates, Class X-2 Certificates and Class X-Y Certificates, pro rata (treating principal and interest losses separately) in proportion to their respective entitlements to reimbursement described in this clause, to reimburse any Realized Losses previously allocated thereto and not previously fully reimbursed, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses,

            (iv) to the Holders of the Class A-J Certificates, Distributable Certificate Interest for such Distribution Date;

            (v) upon payment in full of the Certificate Balance of the Class A Certificates, to the Holders of the Class A-J Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any prior distributions thereof hereunder), until the Certificate Balance of the Class A-J Certificates has been reduced to zero;

            (vi) to the Holders of the Class A-J Certificates, to reimburse any Realized Losses previously allocated thereto and not previously fully reimbursed, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses;

            (vii) to the Holders of the Class B Certificates, Distributable Certificate Interest for such Distribution Date,

            (viii) upon payment in full of the Certificate Balance of the Class A-J Certificates, to the Holders of the Class B Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any prior distributions to Holders of Class A Certificates and Class A-J Certificates hereunder), until the Certificate Balance of the Class B Certificates has been reduced to zero,

            (ix) to the Holders of the Class B Certificates, to reimburse any Realized Losses previously allocated thereto and not previously fully reimbursed, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses

            (x) to the Holders of the Class C Certificates, Distributable Certificate Interest for such Distribution Date,

            (xi) upon payment in full of the Certificate Balance of the Class B Certificates, to the Holders of the Class C Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any prior distributions to Holders of Class A, Class A-J and Class B Certificates hereunder), until the Certificate Balance of the Class C Certificates has been reduced to zero,

            (xii) to the Holders of the Class C Certificates, to reimburse any Realized Losses previously allocated thereto and not previously fully reimbursed, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses,

            (xiii) to the Holders of the Class D Certificates, Distributable Certificate Interest for such Distribution Date,

            (xiv) upon payment in full of the Certificate Balance of the Class C Certificates, to the Holders of the Class D Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any prior distributions to Holders of Class A, Class A-J, Class B and Class C Certificates hereunder), until the Certificate Balance of the Class D Certificates has been reduced to zero,

            (xv) to the Holders of the Class D Certificates, to reimburse any Realized Losses previously allocated thereto and not previously fully reimbursed, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses,

            (xvi) to the Holders of the Class E Certificates, Distributable Certificate Interest for such Distribution Date

            (xvii) upon payment in full of the Certificate Balance of the Class D Certificates, to the Holders of the Class E Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any prior distributions to Holders of Class A, Class A-J, Class B, Class C and Class D Certificates hereunder), until the Certificate Balance of the Class E Certificates has been reduced to zero,

            (xviii) to the Holders of the Class E Certificates, to reimburse any Realized Losses previously allocated thereto and not previously fully reimbursed, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses,

            (xix) to the Holders of the Class F Certificates, Distributable Certificate Interest for such Distribution Date,

            (xx) upon payment in full of the Certificate Balance of the Class E Certificates, to the Holders of the Class F Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any prior distributions to Holders of Class A, Class A-J, Class B, Class C, Class D and Class E Certificates hereunder), until the Certificate Balance of the Class F Certificates has been reduced to zero,

            (xxi) to the Holders of the Class F Certificates, to reimburse any Realized Losses previously allocated thereto and not previously fully reimbursed, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses,

            (xxii) to the Holders of the Class G Certificates, Distributable Certificate Interest for such Distribution Date,

            (xxiii) upon payment in full of the Certificate Balance of the Class F Certificates, to the Holders of the Class G Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any prior distributions to Holders of Class A, Class A-J, Class B, Class C, Class D, Class E and Class F Certificates hereunder), until the Certificate Balance of the Class G Certificates has been reduced to zero,

            (xxiv) to the Holders of the Class G Certificates, to reimburse any Realized Losses previously allocated thereto and not previously fully reimbursed, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses,

            (xxv) to the Holders of the Class H Certificates, Distributable Certificate Interest for such Distribution Date,

            (xxvi) upon payment in full of the Certificate Balance of the Class G Certificates, to the Holders of the Class H Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any prior distributions to Holders of Class A, Class A-J, Class B, Class C, Class D, Class E, Class F and Class H Certificates hereunder), until the Certificate Balance of the Class H Certificates has been reduced to zero,

            (xxvii) to the Holders of the Class H Certificates, to reimburse any Realized Losses previously allocated thereto and not previously fully reimbursed, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses,

            (xxviii) to the Holders of the Class J Certificates, Distributable Certificate Interest for such Distribution Date,

            (xxix) upon payment in full of the Certificate Balance of the Class H Certificates, to the Holders of the Class J Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any prior distributions to Holders of Class A, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates hereunder), until the Certificate Balance of the Class J Certificates has been reduced to zero,

            (xxx) to the Holders of the Class J Certificates, to reimburse any Realized Losses previously allocated thereto and not previously fully reimbursed, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses,

            (xxxi) to the Holders of the Class K Certificates, Distributable Certificate Interest for such Distribution Date,

            (xxxii) upon payment in full of the Certificate Balance of the Class J Certificates, to the Holders of the Class K Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any prior distributions to Holders of Class A, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates hereunder), until the Certificate Balance of the Class K Certificates has been reduced to zero,

            (xxxiii) to the Holders of the Class K Certificates, to reimburse any Realized Losses previously allocated thereto and not previously fully reimbursed, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses,

            (xxxiv) to the Holders of the Class L Certificates, Distributable Certificate Interest for such Distribution Date,

            (xxxv) upon payment in full of the Certificate Balance of the Class K Certificates, to the Holders of the Class L Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any prior distributions to Holders of Class A, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates hereunder), until the Certificate Balance of the Class L Certificates has been reduced to zero,

            (xxxvi) to the Holders of the Class L Certificates, to reimburse any Realized Losses previously allocated thereto and not previously fully reimbursed, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses,

            (xxxvii) to the Holders of the Class M Certificates, Distributable Certificate Interest for such Distribution Date,

            (xxxviii) upon payment in full of the Certificate Balance of the Class L Certificates, to the Holders of the Class M Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any prior distributions to Holders of Class A, Class A-J,Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L Certificates hereunder), until the Certificate Balance of the Class M Certificates has been reduced to zero,

            (xxxix) to the Holders of the Class M Certificates, to reimburse any Realized Losses previously allocated thereto and not previously fully reimbursed, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses,

            (xl) to the Holders of the Class N Certificates, Distributable Certificate Interest for such Distribution Date,

            (xli) upon payment in full of the Certificate Balance of the Class M Certificates, to the Holders of the Class N Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any prior distributions to Holders of Class A, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, and Class M Certificates hereunder), until the Certificate Balance of the Class N Certificates has been reduced to zero,

            (xlii) to the Holders of the Class N Certificates, to reimburse any Realized Losses previously allocated thereto and not previously fully reimbursed, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses,

            (xliii) to the Holders of the Class O Certificates, Distributable Certificate Interest for such Distribution Date,

            (xliv) upon payment in full of the Certificate Balance of the Class N Certificates, to the Holders of the Class O Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any prior distributions to Holders of Class A, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates hereunder), until the Certificate Balance of the Class O Certificates has been reduced to zero,

            (xlv) to the Holders of the Class O Certificates, to reimburse any Realized Losses previously allocated thereto and not previously fully reimbursed, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses,

            (xlvi) to the Holders of the Class P Certificates, Distributable Certificate Interest for such Distribution Date,

            (xlvii) upon payment in full of the Certificate Balance of the Class O Certificates, to the Holders of the Class P Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any prior distributions to Holders of Class A, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates hereunder), until the Certificate Balance of the Class P Certificates has been reduced to zero,

            (xlviii) to the Holders of the Class P Certificates, to reimburse any Realized Losses previously allocated thereto and not previously fully reimbursed, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses, and

            (xlix) to the Holders of the Class R-III Certificates at such time as the Certificate Balances of all Classes of REMIC III Regular Certificates have been reduced to zero, and Realized Losses previously allocated to each Holder have been reimbursed to the Holders of the REMIC III Regular Certificates, any amounts remaining on deposit in the Distribution Account.

            Notwithstanding the foregoing, on each Distribution Date occurring on or after the earliest date, if any, upon which the Certificate Balances of all the Classes of Subordinate Certificates have been reduced to zero or the aggregate Appraisal Reduction in effect is greater than or equal to Certificate Balances of all the Classes of Subordinate Certificates, the Principal Distribution Amount will be distributed,

      o first, to the Holders of the Class A-1, Class A-2, Class A-3, Class A-4 Certificates, Class A-AB Certificates, Class A-5 Certificates and Class A-1A Certificates, pro rata, based on their respective Certificate Balances, in reduction of their respective Certificate Balances, until the Certificate Balance of each such Class is reduced to zero; and,

      o second, to the Holders of the Class A-1, Class A-2, Class A-3, Class A-4 Certificates, Class A-AB Certificates, Class A-5 Certificates and Class A-1A Certificates, pro rata, based on the respective amounts of unreimbursed Realized Losses previously allocated to each such Class, plus one month's interest on such Realized Losses at the applicable Pass-Through Rate.

            Such distribution of the Principal Distribution Amount to the Holders of the Class A-1, A-2, Class A-3, Class A-4, Class A-AB, Class A-5 Certificates and Class A-1A Certificates, respectively, shall be deemed to be made to REMIC II Regular Interests A-1-1, A-1-2 and A-1-3, REMIC II Regular Interests A-2-1, A-2-2, A-2-3, A-2-4 and A-2-5, REMIC II Regular Interests A-3-1, A-3-2, A-3-3, A-3-4, A-3-5, A-3-6, REMIC II Regular Interests A-4-1 and
A-4-2, REMIC II Regular Interests A-AB-1, A-AB-2, A-AB-3 and A-AB-4, REMIC II Regular Interests A-5-1 and A-5-2 and REMIC II Regular Interests A-1A-1, A-1A-2, A-1A-3, A-1A-4, A-1A-5, A-1A-6, A-1A-7, A-1A-8, A-1A-9, A-1A-10, A-1A-11,
A-1A-12, A-1A-13 and A-1A-14, respectively, in the same order and priority as the distributions described in Section 6.3(a).

            (b) On each Distribution Date, following the above-described distributions on the Principal Balance Certificates and the Class X-1 Certificates, Class X-2 Certificates and Class X-Y Certificates, the Paying Agent shall withdraw amounts in the Reserve Account and shall pay the Certificateholders on such Distribution Date such amounts in the following priority:

            (i) first, from amounts in the Reserve Account with respect to all Mortgage Loans, to reimburse the Holders of the Principal Balance Certificates (in order of alphabetical Class designation) for any, and to the extent of, Realized Losses previously allocated to them; and

            (ii) second, upon the reduction of the Aggregate Certificate Balance of the Principal Balance Certificates to zero, to pay any amounts remaining on deposit in such account to the Special Servicer as additional Special Servicer Compensation.

            Amounts reimbursed pursuant to Section 6.5(b)(i) shall be deemed to be applied to reimbursement of Realized Losses previously allocated to the REMIC II Regular Interests and the REMIC I Regular Interests in the reverse sequential order and priority as such Realized Losses were applied thereto.

            (c) On each Distribution Date, the Paying Agent shall withdraw from the Excess Interest Sub-account any Excess Interest on deposit therein, and the Paying Agent shall distribute such Excess Interest on such Distribution Date to the Class EI Certificates.

            Section 6.6 Allocation of Realized Losses, Expense Losses and Shortfalls Due to Nonrecoverability

            (a) REMIC I. On each Distribution Date, except as provided in subsection (b) below,

            (i) Realized Principal Losses on each Mortgage Loan realized during the related Collection Period shall reduce the Certificate Balance of the Corresponding REMIC I Regular Interest;

            (ii) Realized Interest Losses on each Mortgage Loan shall be allocated to reduce first, Distributable Certificate Interest for such Distribution Date, and then Unpaid Interest in each case owing on the Corresponding REMIC I Regular Interests (and as between the related Group X-Y REMIC I Regular Interest and Group PB REMIC I Regular Interest, pro rata, based on Distributable Certificate Interest otherwise payable thereon); and to the extent that such Realized Interest Loss exceeds such amount, shall be treated as an Expense Loss; and

            (iii) Expense Losses (not otherwise applied above) realized during the related Collection Period shall be allocated among the REMIC I Regular Interests in proportion to their Certificate Balances or Notional Amounts (and, as between the related Group X-Y REMIC I Regular Interest and Group PB REMIC I Regular Interest, in proportion to Distributable Certificate Interest or Unpaid Interest, as applicable) after making all other allocations for such Distribution Date.

            (b) In the event that a Master Servicer, a Special Servicer, the Trustee or the Fiscal Agent determines that an Advance previously made by it (whether such Advance (together with Advance Interest thereon) was in respect of principal or interest on the related Mortgage Loan or a Servicing Advance) is a Nonrecoverable Advance and such Master Servicer withdraws the amount of such Advance from the applicable Certificate Account pursuant to Section 5.2(a) hereof (which amount shall be treated as an Available Advance Reimbursement Amount pursuant to Section 4.6 or if the Master Servicer determines any Unliquidated Advance has become a Nonrecoverable Advance), the applicable Master Servicer (after consultation with the applicable Special Servicer) shall compute the Realized Loss with respect to such Mortgage Loan (and the Paying Agent shall allocate the Realized Loss) as follows:

            (i) the amount withdrawn from the Certificate Account shall be treated as Realized Principal Losses up to the amount of the aggregate amount in the Certificate Account allocable to principal for such Collection Period contemplated by clause (I)(A) of the definition of Principal Distribution Amount, and shall be allocated to the Corresponding REMIC I Regular Interest in accordance with Section 6.6(a)(i) (and to the extent that any Realized Principal Loss exceeds the Certificate Balance of the Corresponding REMIC I Regular Interest, such Realized Principal Loss shall be allocated to the other Corresponding REMIC I Regular Interests in accordance with Section 6.6(a)(iii)), and such withdrawal shall reduce the principal paid on each such REMIC I Regular Interest on which principal would otherwise be paid on such Distribution Date, in proportion to such principal payments; and

            (ii) if the amount that the applicable Master Servicer withdraws from the Certificate Account as referenced in clause (b)(i) above exceeds such amounts allocable to principal for such Collection Period, then such additional amounts shall constitute Unpaid Interest, and shall be allocated to the REMIC I Regular Interests on a pro rata basis based upon the amount of accrued and unpaid interest thereon.

            (c) At such time as a Final Recovery Determination is made with respect to any Mortgage Loan with respect to which the applicable Master Servicer previously had withdrawn amounts from the applicable Certificate Account following a determination that Advances previously made were Nonrecoverable Advances and Realized Losses were computed and allocated pursuant to clauses (a) and (b) above, and amounts are recovered:

            (i) the portion of the amount of collections recovered on the Mortgage Loan that is identified and applied by the applicable Master Servicer as recoveries of principal shall be applied first, to make payments of principal on the Corresponding REMIC I Regular Interest up to an amount equal to the Realized Principal Losses previously allocated thereto as a result of the reimbursement of Nonrecoverable Advances or Advance Interest (and the Principal Balance of the Mortgage Loan and the related Certificate Balance of the Corresponding REMIC I Regular Interest shall be correspondingly increased), and thereafter to make payments of principal to the Corresponding REMIC I Regular Interests with respect to which principal distributions were reduced pursuant to Section 6.6(b)(i) above, in proportion to the amount of such reductions; and

            (ii) the portion of the amount recovered on the Mortgage Loan that is identified and applied by the Master Servicer as recoveries of interest shall be applied to make payments of Unpaid Interest on the REMIC I Regular Interests with respect to which Unpaid Interest was allocated pursuant to Section 6.6(b)(ii).

            (d) REMIC II. On each Distribution Date, all Realized Losses and Expense Losses on the REMIC I Regular Interests for such Distribution Date (or for prior Distribution Dates, to the extent not previously allocated) shall be allocated to the REMIC II Regular Interests in the amounts and in the manner as will be allocated to the Corresponding Certificates relating thereto pursuant to
Section 6.6(f)); provided, however, that Realized Losses and Expense Losses allocated to REMIC II Regular Interests shall be allocated among the Corresponding Components sequentially in alphabetical and numerical order. Realized Interest Losses allocated to the Class X-1 and Class X-2 Certificates shall reduce the amount of interest payable on the REMIC II Regular Interest A-1-1, REMIC II Regular Interest A-1-2, REMIC II Regular Interest A-1-3, REMIC II Regular Interest A-2-1, REMIC II Regular Interest A-2-2, REMIC II Regular Interest A-2-3, REMIC II Regular Interest A-2-4, REMIC II Regular Interest A-2-5, REMIC II Regular Interest A-3-1, REMIC II Regular Interest A-3-2, REMIC II Regular Interest A-3-3, REMIC II Regular Interest A-3-4, REMIC II Regular Interest A-3-5, REMIC II Regular Interest A-3-6, REMIC II Regular Interest A-4-1, REMIC II Regular Interest A-4-2, REMIC II Regular Interest A-AB-1, REMIC II Regular Interest A-AB-2, REMIC II Regular Interest A-AB-3, REMIC II Regular Interest A-AB-4, REMIC II Regular Interest A-5-1, REMIC II Regular Interest A-5-2, REMIC II Regular Interest A-1A-1, REMIC II Regular Interest A-1A-2, REMIC II Regular Interest A-1A-3, REMIC II Regular Interest A-1A-4, REMIC II Regular Interest A-1A-5, REMIC II Regular Interest A-1A-6, REMIC II Regular Interest A-1A-7, REMIC II Regular Interest A-1A-8, REMIC II Regular Interest A-1A-9, REMIC II Regular Interest A-1A-10, REMIC II Regular Interest A-1A-11, REMIC II Regular Interest A-1A-12, REMIC II Regular Interest A-1A-13, REMIC II Regular Interest A-1A-14, REMIC II Regular Interest A-AJ, REMIC II Regular Interest B-1, REMIC II Regular Interest B-2, REMIC II Regular Interest B-3, REMIC II Regular Interest C-1, REMIC II Regular Interest C-2, REMIC II Regular Interest D-1, REMIC II Regular Interest D-2, REMIC II Regular Interest D-3, REMIC II Regular Interest E-1, REMIC II Regular Interest E-2, REMIC II Regular Interest F-1, REMIC II Regular Interest F-2, REMIC II Regular Interest G-1, REMIC II Regular Interest G-2, REMIC II Regular Interest H-1, REMIC II Regular Interest H-2, REMIC II Regular Interest J-1, REMIC II Regular Interest J-2, REMIC II Regular Interest K, REMIC II Regular Interest L-1, REMIC II Regular Interest L-2, REMIC II Regular Interest M, REMIC II Regular Interest N, REMIC II Regular Interest O and REMIC II Regular Interest P, which reduction shall be allocated pro rata based on the product of the Certificate Balance of such REMIC II Regular Interest and the sum of the Class X-1 Strip Rate and the Class X-2 Strip Rate (if any) applicable to the Class of Certificates relating to such REMIC II Regular Interest.

            (e) Reserved.

            (f) REMIC III. On each Distribution Date, all Realized Losses on the REMIC II Regular Interests for such Distribution Date (or for prior Distribution Dates, to the extent not previously allocated) shall be allocated to the REMIC III Regular Certificates in Reverse Sequential Order, with such reductions being allocated among the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-5 and Class A-1A and, in the case of interest, Class X-1, Class X-2 and Class X-Y Certificates, pro rata, in each case reducing (A) the Certificate Balance of such Class until such Certificate Balance is reduced to zero (in the case of the Class A Certificates); (B) Unpaid Interest owing to such Class to the extent thereof; and (C) Distributable Certificate Interest owing to such Class, provided that Realized Losses shall not reduce the Aggregate Certificate Balance of the REMIC III Regular Certificates below the sum of the Aggregate Certificate Balances of the REMIC II Regular Interests.

            Section 6.7 Net Aggregate Prepayment Interest Shortfalls

            On each Distribution Date, any Net Aggregate Prepayment Interest Shortfalls in the Mortgage Loans in REMIC I (other than any Specially Designated Co-op Mortgage Loan) shall be allocated among the REMIC I Regular Interests, pro rata in proportion to the Accrued Certificate Interest for each such REMIC I Regular Interest for such Distribution Date (without taking into account any Class X-Y Interest Amount) and shall reduce Distributable Certificate Interest for each such Interest. On each Distribution Date, any such Net Aggregate Prepayment Interest Shortfalls in the REMIC I Regular Interests in REMIC II shall be allocated among the REMIC II Regular Interests (other than REMIC II Regular Interest X-Y), pro rata in proportion to the Accrued Certificate Interest for each such REMIC II Regular Interest for such Distribution Date (without taking into account any Class X-Y Interest Amount) and shall reduce Distributable Certificate Interest for each such Interest. On each Distribution Date, the amount of any such Net Aggregate Prepayment Interest Shortfalls on the REMIC III Regular Certificates shall be allocated to each Class of Certificates (other than the Class X-Y Certificates), pro rata, in proportion to the amount of Accrued Certificate Interest payable to such Class of Certificates on such Distribution Date (without taking into account any Class X-Y Interest Amount), in each case reducing interest otherwise payable thereon. The amount of Net Aggregate Prepayment Interest Shortfalls allocated to a Class of Certificates pursuant to the preceding sentence shall reduce the Distributable Certificate Interest for such Class for such Distribution Date (without taking into account any Accrued Certificate Interest payable to the Holders of the Class X-Y Certificates on such Distribution Date.) On each Distribution Date, any Net Aggregate Prepayment Interest Shortfalls in respect of any Specially Designated Co-op Mortgage Loan shall be allocated among the REMIC I Regular Interests, pro rata in proportion to the Accrued Certificate Interest for each such REMIC I Regular Interest for such Distribution Date and shall reduce Distributable Certificate Interest for each such Interest. On each Distribution Date, any such Net Aggregate Prepayment Interest Shortfalls in the REMIC I Regular Interests in REMIC II shall be allocated among the REMIC II Regular Interests, pro rata in proportion to the Accrued Certificate Interest for each such REMIC II Regular Interest for such Distribution Date and shall reduce Distributable Certificate Interest for each such Interest. No portion of any Net Aggregate Prepayment Interest Shortfalls for any Distribution Date that is attributable to a Mortgage Loan that is not a Specially Designated Co-op Mortgage Loan shall be allocable to or reduce interest distributions on the Class X-Y Certificates.

            Section 6.8 Adjustment of Servicing Fees

            The Master Servicing Fee payable to each Master Servicer shall be adjusted as provided in Section 8.10(c) herein. Any amount retained by REMIC I as a result of a reduction of the Master Servicing Fee shall be treated as interest collected with respect to the prepaid Mortgage Loans with respect to which the Master Servicing Fee adjustment occurs.

            Section 6.9 Appraisal Reductions

            Not later than the date on which an Appraisal Event occurs, the applicable Special Servicer shall have obtained (A) an Appraisal of the Mortgaged Property securing the related Mortgage Loan if the Principal Balance of such Mortgage Loan exceeds $2,000,000 or (B) at the option of the applicable Special Servicer, if such Principal Balance is less than or equal to $2,000,000, either an internal valuation prepared by such Special Servicer in accordance with MAI standards (which internal valuation shall ascribe a value for any residential cooperative property based on the value of such property as if operated as a residential cooperative) or an Appraisal which in all cases shall be completed as of the date that such Mortgage Loan becomes a Required Appraisal Loan; provided that if the Special Servicer had completed or obtained an Appraisal or internal valuation within the immediately prior 12 months, such Special Servicer may rely on such Appraisal or internal valuation and shall have no duty to prepare a new Appraisal or internal valuation, unless such reliance would not be in accordance with the Servicing Standard; provided, further, that if the Special Servicer is required to obtain an Appraisal of a Mortgaged Property or prepare an internal valuation after receipt of the notice described in clause (ii) of the definition of Appraisal Event, such Appraisal or internal valuation will be obtained or prepared, as the case may be, no later than 60 days after receipt of such notice. With respect to each Mortgage Loan that is cross-collateralized with any other Mortgage Loan, the Appraisal or internal valuation need only be performed with respect to Mortgaged Properties that constitute the principal security for the individual Mortgage Loan to which an Appraisal Event occurs, and not with respect to all of the Mortgaged Properties that constitute security for the individual Mortgage Loan in the cross-collateralized group. Such Appraisal or valuation shall be conducted in accordance with the definition of "market value" as set forth in 12 C.F.R. ss.
225.62 and shall be updated at least annually from the date of such Appraisal or valuation, as applicable, to the extent such Mortgage Loan remains a Required Appraisal Loan. The cost of any such Appraisal or valuation, if not performed by the applicable Special Servicer, shall be an expense of the Trust and may be paid from REO Income or, to the extent collections from such related Mortgage Loan or Mortgaged Property does not cover the expense, such unpaid expense shall be, subject to Section 4.4 hereof, advanced by the applicable Master Servicer at the request of such Special Servicer pursuant to Section 4.6 in which event it shall be treated as a Servicing Advance. The applicable Master Servicer, based on the Appraisal or internal valuation provided to it by the applicable Special Servicer, shall calculate any Appraisal Reduction. The applicable Master Servicer shall recalculate the Appraisal Reduction for any Mortgage Loan based on the original Appraisal or updated Appraisals or internal valuations provided from time to time to it by the applicable Special Servicer and report such amount to the Trustee. The applicable Special Servicer shall provide notice of any Appraisal Event with respect to a Mortgage Loan to the applicable Master Servicer and the Operating Adviser on the day of determination of such Appraisal Event.

            Appraisal Reductions allocated to any Mortgage Loan shall be allocated to the Certificate Principal Balance of the related Classes of Principal Balance Certificates in the order of their subordination, i.e., in Reverse Sequential Order.

            Section 6.10 Compliance with Withholding Requirements

            Notwithstanding any other provision of this Agreement to the contrary, the Paying Agent on behalf of the Trustee shall comply with all federal withholding requirements with respect to payments to Certificateholders of interest, original issue discount, or other amounts that the Paying Agent reasonably believes are applicable under the Code, giving effect to all applicable exemptions from withholding as to which the recipient has furnished the applicable and effective certification or other documentation. The consent of Certificateholders shall not be required for any such withholding and any amount so withheld shall be regarded as distributed to the related Certificateholders for purposes of this Agreement. In the event the Paying Agent withholds any amount from payments made to any Certificateholder pursuant to federal withholding requirements, the Paying Agent shall indicate to such Certificateholder the amount withheld. The Trustee shall not be responsible for the Paying Agent's failure to comply with any withholding requirements.

            Section 6.11 Prepayment Premiums and Yield Maintenance Charges

            Any Prepayment Premiums or Yield Maintenance Charges collected with respect to a Mortgage Loan during any particular Collection Period will be distributed by the Paying Agent on the Classes of Certificates as follows: (i) first, the Paying Agent shall be deemed to distribute to the Trustee, as holder of the Group PB REMIC I Regular Interest to which such Mortgage Loan relates, any Prepayment Premiums collected on or with respect to such Mortgage Loan; and
(ii) second, the Paying Agent shall be deemed to distribute to the Trustee, as holder of the REMIC II Regular Interests, any Prepayment Premiums deemed distributed to the REMIC I Regular Interests, and shall be deemed to distribute such Prepayment Premiums to the REMIC II Regular Interest then entitled to distributions of principal from the Principal Distribution Amount (or, if more than one Class of REMIC II Regular Interests is then entitled to distributions of principal from the Principal Distribution Amount, such Prepayment Premiums shall be deemed distributed among such Classes pro rata in accordance with the relevant amounts of entitlements to distributions of principal).

            Following such deemed distributions, the Holders of the respective Classes of Principal Balance Certificates, other than the Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates, then entitled to distributions of principal from the Principal Distribution Amount for such Distribution Date, will be entitled to, and the Paying Agent on behalf of the Trustee will pay to such Holder(s), an amount equal to, in the case of each such Class, the product of (a) a fraction, the numerator of which is the amount distributed as principal to the Holders of that Class on that Distribution Date, and the denominator of which is the total amount distributed as principal to the Holders of all Classes of Principal Balance Certificates on that Distribution Date, (b) the Base Interest Fraction for the related Principal Prepayment and that Class of Certificates and (c) the amount of Prepayment Premiums or Yield Maintenance Charges in respect of such principal prepayment during the related Collection Period. If there is more than one such Class of Principal Balance Certificates entitled to distributions of principal on such Distribution Date, the aggregate amount described in the preceding sentence will be allocated among such Classes on a pro rata basis in accordance with the relative amounts of entitlement to such distributions of principal. Any portion of such Prepayment Premium or Yield Maintenance Charge that is not so distributed to the Holders of such Principal Balance Certificates will be distributed to the Holders of the Class X-1 and Class X-2 Certificates. On or prior to the Distribution Date in February 2008, 65% of the Prepayment Premium or Yield Maintenance Charge that is not so distributed to the Holders of such Principal Balance Certificates will be distributed to the Holders of the Class X-1 Certificates and 35% of the Prepayment Premium or Yield Maintenance Charge that is not so distributed to the Holders of such Principal Balance Certificates will be distributed to the Holders of the Class X-2 Certificates. After the Distribution Date in February 2008, any portion of such Prepayment Premium or Yield Maintenance Charge collected during the related Collection Period that is not so distributed to the Holders of such Principal Balance Certificates will be distributed to the Holders of the Class X-1 Certificates.

            Notwithstanding the foregoing, Yield Maintenance Charges collected during any Collection Period with respect to any Specially Designated Co-op Mortgage Loan will be distributed to the REMIC III Regular Certificates as follows, with allocations to be made pursuant to the following (a) and (b) on a pro rata basis: (a) the amount of such Yield Maintenance Charges that would have been payable with respect to such Specially Designated Co-op Mortgage Loan if the related mortgage interest rate was equal to the related REMIC I Net Mortgage Rate will be distributed as set forth in the paragraph above, and (b) the remaining portion of such Yield Maintenance Charges will be distributed to the Holders of the Class X-Y Certificates. In addition, notwithstanding the prior paragraph, Prepayment Premiums collected during any Collection Period with respect to any Specially Designated Co-op Mortgage Loan will be distributed as follows: (a) 50% to the Holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-5, Class A-1A, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class X-1 and Class X-2 Certificates, allocable among such classes as set forth in the paragraph above, and (b) 50% to the Holders of the Class X-Y Certificates.


                                   ARTICLE VII

            CERTAIN MATTERS CONCERNING THE TRUSTEE, THE FISCAL AGENT
                              AND THE PAYING AGENT

            Section 7.1 Duties of the Trustee, the Fiscal Agent and the Paying Agent

            (a) The Trustee, the Fiscal Agent and the Paying Agent each shall undertake to perform only those duties as are specifically set forth in this Agreement and no implied covenants or obligations shall be read into this Agreement against the Trustee, the Fiscal Agent or the Paying Agent. Any permissive right of the Trustee, the Fiscal Agent or the Paying Agent provided for in this Agreement shall not be construed as a duty of the Trustee, the Fiscal Agent or the Paying Agent. The Trustee shall exercise such of the rights and powers vested in it by this Agreement and following the occurrence and during the continuation of any Event of Default hereunder, the Trustee shall use the same degree of care and skill in its exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

            (b) The Trustee, the Fiscal Agent or the Paying Agent, as applicable, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee, the Fiscal Agent or the Paying Agent, as the case may be, which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they on their face conform to the requirements of this Agreement; provided that the Trustee, the Fiscal Agent or the Paying Agent, as the case may be, shall not be responsible for the accuracy or content of any such resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Master Servicers or any other Person to it pursuant to this Agreement. If any such instrument is found on its face not to conform to the requirements of this Agreement, the Trustee or the Paying Agent shall request the providing party to correct the instrument and if not so corrected, the Trustee shall inform the Certificateholders.

            (c) None of the Trustee, the Fiscal Agent or the Paying Agent or any of their respective partners, representatives, Affiliates, members, managers, directors, officers, employees, agents or Controlling Persons shall have any liability to the Trust or the Certificateholders arising out of or in connection with this Agreement, except for their respective negligence or willful misconduct. No provision of this Agreement shall be construed to relieve the Trustee, the Fiscal Agent, the Paying Agent or any of their respective partners, representatives, Affiliates, members, managers, directors, officers, employees, agents or Controlling Persons from liability for their own negligent action, their own negligent failure to act or their own willful misconduct or bad faith; provided that:

            (i) none of the Trustee, the Fiscal Agent, the Paying Agent or any of their respective partners, representatives, Affiliates, members, managers, directors, officers, employees, agents or Controlling Persons shall be personally liable with respect to any action taken, suffered or omitted to be taken by it in its reasonable business judgment in accordance with this Agreement or at the direction of Holders of Certificates evidencing not less than a majority of the outstanding Certificate Balance of the Certificates;

            (ii) no provision of this Agreement shall require either the Trustee, the Fiscal Agent or the Paying Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it;

            (iii) none of the Trustee, the Fiscal Agent, the Paying Agent or any of their respective partners, representatives, Affiliates, members, managers, directors, officers, employees, agents or Controlling Persons shall be responsible for any act or omission of any Master Servicer, any Special Servicer, the Depositor or any Seller, or for the acts or omissions of each other, including, without limitation, in connection with actions taken pursuant to this Agreement;

            (iv) the execution by the Trustee or the Paying Agent of any forms or plans of liquidation in connection with any REMIC Pool shall not constitute a representation by the Trustee or the Paying Agent as to the adequacy of such form or plan of liquidation;

            (v) none of the Trustee, the Fiscal Agent or the Paying Agent shall be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties as Trustee, Fiscal Agent or Paying Agent, as applicable, in accordance with this Agreement. In such event, all legal expense and costs of such action shall be expenses and costs of the Trust and the Trustee, the Fiscal Agent and the Paying Agent shall be entitled to be reimbursed therefor from the Certificate Account pursuant to Section 5.2(a)(vi); and

            (vi) none of the Trustee, the Fiscal Agent or the Paying Agent shall be charged with knowledge of any failure by any Master Servicer or any Special Servicer or by each other to comply with its obligations under this Agreement or any act, failure, or breach of any Person upon the occurrence of which the Trustee, the Fiscal Agent or the Paying Agent may be required to act, unless a Responsible Officer of the Trustee, the Fiscal Agent or the Paying Agent, as the case may be, obtains actual knowledge of such failure.

            Section 7.2 Certain Matters Affecting the Trustee, the Fiscal Agent and the Paying Agent

            (a) Except as otherwise provided in Section 7.1:

            (i) the Trustee, the Fiscal Agent and the Paying Agent each may request, and may rely and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

            (ii) the Trustee, the Fiscal Agent and the Paying Agent each may consult with counsel and the advice of such counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

            (iii) none of the Trustee, the Fiscal Agent, or the Paying Agent or any of their respective partners, representatives, Affiliates, members, managers, directors, officers, employees, agents or Controlling Persons shall be personally liable for any action taken, suffered or omitted by such Person in its reasonable business judgment and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

            (iv) the Trustee and the Paying Agent shall not be under any obligation to exercise any remedies after default as specified in this Agreement or to institute, conduct or defend any litigation hereunder or relating hereto or make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document (provided the same appears regular on its face), unless requested in writing to do so by Holders of at least 25% of the Aggregate Certificate Balance of the Certificates then outstanding, provided that, if the payment within a reasonable time to the Trustee or the Paying Agent, as applicable, of the costs, expenses or liabilities likely to be incurred by it in connection with the foregoing is, in the opinion of such Person not reasonably assured to such Person by the security afforded to it by the terms of this Agreement, such Person may require reasonable indemnity against such expense or liability or payment of such estimated expenses as a condition to proceeding. The reasonable expenses of the Trustee or the Paying Agent, as applicable, shall be paid by the Certificateholders requesting such examination;

            (v) the Trustee, the Fiscal Agent and the Paying Agent each may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys, which agents or attorneys shall have any or all of the rights, powers, duties and obligations of the Trustee, the Fiscal Agent and the Paying Agent conferred on them by such appointment; provided that each of the Trustee, the Fiscal Agent and the Paying Agent, as the case may be, shall continue to be responsible for its duties and obligations hereunder and shall not be liable for the actions or omissions of any Master Servicer, any Special Servicer, the Depositor or the actions or omissions of each other;

            (vi) none of the Trustee, the Fiscal Agent or the Paying Agent shall be required to obtain a deficiency judgment against a Mortgagor;

            (vii) none of the Trustee, the Fiscal Agent or the Paying Agent shall be required to expend its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such liability is not assured to it;

            (viii) none of the Trustee, the Fiscal Agent or the Paying Agent shall be liable for any loss on any investment of funds pursuant to this Agreement;

            (ix) unless otherwise specifically required by law, none of the Trustee, the Fiscal Agent or the Paying Agent shall be required to post any surety or bond of any kind in connection with the execution or performance of its duties hereunder; and

            (x) except as specifically provided hereunder in connection with the performance of its specific duties, none of the Trustee, the Fiscal Agent or the Paying Agent shall be responsible for any act or omission of any Master Servicer, any Special Servicer, the Depositor or of each other.

            (b) Following the Closing Date, the Trustee shall not accept any contribution of assets to the Trust not specifically contemplated by this Agreement unless the Trustee shall have received a Nondisqualification Opinion at the expense of the Person desiring to contribute such assets with respect to such contribution.

            (c) All rights of action under this Agreement or under any of the Certificates, enforceable by the Trustee, may be enforced by it without the possession of any of the Certificates, or the production thereof at the trial or any proceeding relating thereto, and any such suit, action or proceeding instituted by the Trustee shall be brought in its name for the benefit of all the Holders of such Certificates, subject to the provisions of this Agreement.

            (d) The Trustee shall timely pay, from its own funds, the amount of any and all federal, state and local taxes imposed on the Trust or its assets or transactions including, without limitation, (A) "prohibited transaction" penalty taxes as defined in Section 860F of the Code, if, when and as the same shall be due and payable, (B) any tax on contributions to a REMIC after the Closing Date imposed by Section 860G(d) of the Code and (C) any tax on "net income from foreclosure property" as defined in Section 860G(c) of the Code, but only if such taxes arise out of a breach by the Trustee of its obligations hereunder, which breach constitutes negligence or willful misconduct of the Trustee.

            (e) The Paying Agent shall timely pay, from its own funds, the amount of any and all federal, state and local taxes imposed on the Trust or its assets or transactions including, without limitation, (A) "prohibited transaction" penalty taxes as defined in Section 860F of the Code, if, when and as the same shall be due and payable, (B) any tax on contributions to a REMIC after the Closing Date imposed by Section 860G(d) of the Code and (C) any tax on "net income from foreclosure property" as defined in Section 860G(c) of the Code, but only if such taxes arise out of a breach by the Paying Agent of its obligations hereunder, which breach constitutes negligence or willful misconduct of the Paying Agent.

            (f) If, in connection with any Distribution Date, the Trustee or Paying Agent has reported to the Depository the anticipated amount of the distribution to be made to the Depository on such Distribution Date and the timing of the receipt from a Master Servicer of any Principal Prepayment or Balloon Payment requires modification of such anticipated amount of the distribution to be made to the Depository, the Trustee or Paying Agent will use commercially reasonable efforts to cause the Depository to revise the amount of the distribution on a timely basis so that such Principal Prepayments or Balloon Payments will be included in the Available Distribution Amount for such Distribution Date. None of the Trustee, the Fiscal Agent, the Paying Agent, the Master Servicers and the Special Servicers will be liable or held responsible for any resulting delay (or claims by the Depository resulting therefrom) in the making of such distribution to Certificateholders.

            Section 7.3 The Trustee, the Fiscal Agent and the Paying Agent Not Liable for Certificates or Interests or Mortgage Loans

            The Trustee, the Fiscal Agent and the Paying Agent each makes no representations as to the validity or sufficiency of this Agreement, the information contained in the Private Placement Memorandum, the Preliminary Prospectus Supplement, the Final Prospectus Supplement or Prospectus for the REMIC III Regular Certificates or Residual Certificates (other than the Certificate of Authentication on the Certificates if the Paying Agent is the Authenticating Agent) or of any Mortgage Loan, Assignment of Mortgage or related document save that (i) each of the Trustee, the Fiscal Agent and the Paying Agent represents that, assuming due execution and delivery by the other parties hereto, this Agreement has been duly authorized, executed and delivered by it and constitutes its valid and binding obligation, enforceable against it in accordance with its terms except that such enforceability may be subject to (A) applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally, and (B) general principles of equity regardless of whether such enforcement is considered in a proceeding in equity or at law and (ii) the Trustee represents that, assuming due execution and delivery by the other parties hereto, this Agreement has been duly authorized, executed and delivered by it and constitutes its valid and binding obligation, enforceable against it in accordance with its terms except that such enforceability may be subject to (A) applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally, and (B) general principles of equity regardless of whether such enforcement is considered in a proceeding in equity or at law. None of the Trustee, the Fiscal Agent or the Paying Agent shall be accountable for the use or application by the Depositor or any Master Servicer or any Special Servicer or by each other of any of the Certificates or any of the proceeds of such Certificates, or for the use or application by the Depositor or any Master Servicer or any Special Servicer or by each other of funds paid in consideration of the assignment of the Mortgage Loans to the Trust or deposited into the Distribution Account or any other fund or account maintained with respect to the Certificates or any account maintained pursuant to this Agreement or for investment of any such amounts. No recourse shall be had for any claim based on any provisions of this Agreement, the Private Placement Memorandum, the Preliminary Prospectus Supplement, the Final Prospectus Supplement, the Prospectus or the Certificates (except with respect to the Trustee, the Fiscal Agent and the Paying Agent to the extent of information furnished by the Trustee, the Fiscal Agent and the Paying Agent under the caption entitled "DESCRIPTION OF THE OFFERED CERTIFICATES--The Trustee, Fiscal Agent, Paying Agent, Certificate Registrar and Authenticating Agent" in the Preliminary Prospectus Supplement and the Final Prospectus Supplement), the Mortgage Loans or the assignment thereof against the Trustee, the Fiscal Agent or the Paying Agent in such Person's individual capacity and any such claim shall be asserted solely against the Trust or any indemnitor who shall furnish indemnity as provided herein. None of the Trustee, the Fiscal Agent or the Paying Agent shall be liable for any action or failure of any action by the Depositor or any Master Servicer or any Special Servicer or by each other hereunder. None of Trustee, the Fiscal Agent or the Paying Agent shall at any time have any responsibility or liability for or with respect to the legality, validity or enforceability of the Mortgages or the Mortgage Loans, or the perfection and priority of the Mortgages or the maintenance of any such perfection and priority, or for or with respect to the efficacy of the Trust or its ability to generate the payments to be distributed to Certificateholders under this Agreement, including, without limitation, the existence, condition and ownership of any Mortgaged Property; the existence and enforceability of any hazard insurance thereon; the validity of the assignment of the Mortgage Loans to the Trust or of any intervening assignment; the completeness of the Mortgage Loans; the performance or enforcement of the Mortgage Loans (other than if the Trustee shall assume the duties of any Master Servicer); the compliance by the Depositor, each Seller, the Mortgagor or any Master Servicer or any Special Servicer or by each other with any warranty or representation made under this Agreement or in any related document or the accuracy of any such warranty or representation made under this Agreement or in any related document prior to the receipt by a Responsible Officer of the Trustee of notice or other discovery of any non compliance therewith or any breach thereof; any investment of monies by or at the direction of any Master Servicer or any Special Servicer or any loss resulting therefrom; the failure of any Master Servicer or any Sub-Servicer or any Special Servicer to act or perform any duties required of it on behalf of the Trustee hereunder; or any action by the Trustee taken at the instruction of any Master Servicer or any Special Servicer.

            Section 7.4 The Trustee, the Fiscal Agent and the Paying Agent May Own Certificates

            Each of the Trustee, the Fiscal Agent and the Paying Agent in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not the Trustee, the Fiscal Agent or the Paying Agent, as the case may be.

            Section 7.5 Eligibility Requirements for the Trustee, the Fiscal Agent and the Paying Agent

            The Trustee hereunder shall at all times be (i) an institution insured by the FDIC, (ii) a corporation, national bank or national banking association organized and doing business under the laws of the United States of America and any state thereof, authorized to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority, and (iii) an institution whose short-term debt obligations are at all times rated not less than "A-1" (without regard to plus or minus) by S&P and whose long-term senior unsecured debt, or that of its fiscal agent, if applicable, is at all times rated not less than "AA-" by Fitch (or, if the Trustee is rated "A+" by Fitch, a short-term rating of at least "F-1+" in the case of Fitch) and "A+" by S&P, unless a Fiscal Agent is appointed that has a long-term unsecured debt rating that is at least "A+" by S&P and a short-term unsecured debt rating that is at least "A-1" by S&P, in which case such Trustee's long-term unsecured debt will be permitted to be rated not less than "A" by S&P or otherwise acceptable to the Rating Agencies as evidenced by a Rating Agency Confirmation. If such corporation, national bank or national banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then, for the purposes of this Section, the combined capital and surplus of such corporation, national bank or national banking association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with provisions of this Section, the Trustee or the Fiscal Agent shall resign immediately in the manner and with the effect specified in Section 7.6.

            The Paying Agent shall be either a bank or trust company or otherwise authorized under law to exercise corporate trust powers and shall be rated at least "A" by S&P and Fitch, unless and to the extent Rating Agency Confirmation is obtained.

            Section 7.6 Resignation and Removal of the Trustee, the Fiscal Agent or the Paying Agent

            (a) The Trustee, the Fiscal Agent or the Paying Agent may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the Master Servicers and the Rating Agencies; provided that such resignation shall not be effective until its successor shall have accepted the appointment. Upon receiving such notice of resignation, the Depositor will promptly appoint a successor trustee, fiscal agent or paying agent, as the case may be, except in the case of the initial Trustee or Fiscal Agent, in which case both shall be so replaced but may be replaced under this paragraph sequentially, by written instrument, one copy of which instrument shall be delivered to the resigning Trustee or the Fiscal Agent, one copy to the successor trustee and one copy to each of the Master Servicers, the Paying Agent and the Rating Agencies. If no successor trustee, fiscal agent or paying agent shall have been so appointed, as the case may be, and shall have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee, the Fiscal Agent or the Paying Agent, as the case may be, may petition any court of competent jurisdiction for the appointment of a successor trustee, fiscal agent or paying agent, as the case may be. It shall be a condition to the appointment of a successor trustee or fiscal agent that such entity satisfies the eligibility requirements set forth in Section 7.5.

            (b) If at any time (i) the Trustee shall cease to be eligible in accordance with the provisions of Section 7.5 and shall fail to resign after written request therefor by the Depositor, (ii) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, (iii) a tax is imposed or threatened with respect to the Trust or any REMIC Pool by any state in which the Trustee or the Trust held by the Trustee is located solely because of the location of the Trustee in such state; provided, however, that, if the Trustee agrees to indemnify the Trust for such taxes, it shall not be removed pursuant to this clause (iii), or (iv) the continuation of the Trustee as such would result in a downgrade, qualification or withdrawal of the rating by the Rating Agencies of any Class of Certificates with a rating as evidenced in writing by the Rating Agencies or (v) with respect with the initial Trustee, a Fiscal Agent Termination Event has occurred unless the Trustee has satisfied the ratings required by clause (iii) of Section 7.5, then the Depositor may remove such Trustee and appoint a successor trustee by written instrument, one copy of which instrument shall be delivered to the Trustee so removed, one copy to the successor trustee and one copy to each of the Master Servicers and the Rating Agencies. In the case of removal under clauses (i), (ii), (iii) and (iv) above, the Trustee shall bear all such costs of transfer. Such succession shall take effect after a successor trustee has been appointed and has accepted such appointment. In the case of the removal of the initial Trustee, the Depositor shall also remove the Fiscal Agent and the Paying Agent. In this case, the procedures and liability for costs of such removal shall be the same as they are stated in subsection (c) of this Section 7.6 with respect to the Fiscal Agent.

            (c) If at any time (i) the Fiscal Agent shall cease to be eligible in accordance with the provisions of Section 7.5 and shall fail to resign after written request therefor by the Depositor, or (ii) a Fiscal Agent Termination Event has occurred, then the Depositor shall send a written notice of termination to the Fiscal Agent (which notice shall specify the reason for such termination) and remove such Fiscal Agent and appoint a successor Fiscal Agent by written instrument, one copy of which instrument shall be delivered to the Fiscal Agent by written instrument, one copy of which instrument shall be delivered to the Fiscal Agent so removed, one copy to the successor fiscal agent, and one copy to each of the Trustee, the Master Servicers and the Rating Agencies. In all such cases, the Fiscal Agent shall bear all costs of transfer to a successor Fiscal Agent, such succession only to take effect after a successor Fiscal Agent has been appointed. In the case of the initial Fiscal Agent, the Depositor may, but is not required to, also remove the Trustee unless the Trustee has satisfied the ratings required by clause (iii) of Section 7.5. In this case, the procedures and liability for costs of such removal shall be the same as they are stated in subsection (b) with respect to the Trustee.

            (d) If at any time (i) the Paying Agent shall cease to be eligible in accordance with the provisions of Section 7.5 and shall fail to resign after written request therefor by the Depositor, (ii) the Paying Agent shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Paying Agent or of its property shall be appointed, or any public officer shall take charge or control of the Paying Agent or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, (iii) a tax is imposed or threatened with respect to the Trust or any REMIC Pool by any state in which the Paying Agent is located solely because of the location of the Paying Agent in such state; provided, however, that, if the Paying Agent agrees to indemnify the Trust for such taxes, it shall not be removed pursuant to this clause (iii), or (iv) the continuation of the Paying Agent as such would result in a downgrade, qualification or withdrawal, as applicable, of the rating by any Rating Agency of any Class of Certificates with a rating as evidenced in writing by any Rating Agency, then the Depositor or the Trustee shall send a written notice of termination to the Paying Agent (which notice shall specify the reason for such termination) and remove such Paying Agent and the Depositor shall appoint a successor Paying Agent by written instrument, one copy of which instrument shall be delivered to the Paying Agent so removed, one copy to the successor Paying Agent, and one copy to each of the Trustee, the Master Servicers and the Rating Agencies. In all such cases, the Paying Agent shall bear all costs of transfer to a successor Paying Agent, such succession only to take effect after a successor Paying Agent has been appointed and has accepted such appointment.

            (e) The Holders of more than 50% of the Aggregate Certificate Balance of the Certificates then outstanding may for cause upon 30 days' written notice to the Trustee, the Fiscal Agent or the Paying Agent, as the case may be, and to the Depositor remove the Trustee, the Fiscal Agent or the Paying Agent, as the case may be, by such written instrument, signed by such Holders or their attorney-in-fact duly authorized, one copy of which instrument shall be delivered to the Depositor and one copy to the Trustee, the Fiscal Agent or the Paying Agent, as the case may be, so removed; the Depositor shall thereupon use its best efforts to appoint a successor Trustee, the Fiscal Agent or the Paying Agent, as the case may be, in accordance with this Section.

            (f) Any resignation or removal of the Trustee, the Fiscal Agent or the Paying Agent, as the case may be, and appointment of a successor trustee, fiscal agent or paying agent pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor trustee, fiscal agent or paying agent, as the case may be, as provided in Section 7.7. Upon any succession of the Trustee, the Fiscal Agent or the Paying Agent under this Agreement, the predecessor Trustee, the Fiscal Agent or Paying Agent, as the case may be, shall be entitled to the payment of compensation and reimbursement agreed to under this Agreement for services rendered and expenses incurred. The Trustee, the Fiscal Agent or the Paying Agent shall not be liable for any action or omission of any successor Trustee, Fiscal Agent or Paying Agent, as the case may be.

            Section 7.7 Successor Trustee, Fiscal Agent or Paying Agent

            (a) Any successor Trustee, Fiscal Agent or Paying Agent appointed as provided in Section 7.6 shall execute, acknowledge and deliver to the Depositor and to its predecessor Trustee, Fiscal Agent or Paying Agent, as the case may be, an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee, Fiscal Agent or Paying Agent, as the case may be, shall become effective and such successor Trustee, Fiscal Agent or Paying Agent, as the case may be, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee, Fiscal Agent or Paying Agent herein, as the case may be. The predecessor Trustee, Fiscal Agent or Paying Agent shall deliver (at such predecessor's own expense) to the successor Trustee, Fiscal Agent or Paying Agent all Mortgage Files and documents and statements related to the Mortgage Files held by it hereunder, and the predecessor Trustee shall duly assign, transfer, deliver and pay over (at such predecessor's own expense) to the successor Trustee, the entire Trust, together with all instruments of transfer and assignment or other documents properly executed necessary to effect such transfer. The predecessor Trustee, Fiscal Agent or Paying Agent, as the case may be, shall also deliver all records or copies thereof maintained by the predecessor Trustee, Fiscal Agent or Paying Agent in the administration hereof as may be reasonably requested by the successor Trustee, Fiscal Agent or Paying Agent, as applicable, and shall thereupon be discharged from all duties and responsibilities under this Agreement. In addition, the Depositor and the predecessor Trustee, Fiscal Agent or Paying Agent shall execute and deliver such other instruments and do such other things as may reasonably be required to more fully and certainly vest and confirm in the successor Trustee, Fiscal Agent or Paying Agent, as the case may be, all such rights, powers, duties and obligations. Anything herein to the contrary notwithstanding, in no event shall the combined fees payable to a successor Trustee exceed the Trustee Fee.

            (b) No successor Trustee, Fiscal Agent or Paying Agent shall accept appointment as provided in this Section unless at the time of such appointment such successor Trustee, Fiscal Agent or Paying Agent, as the case may be, shall be eligible under the provisions of Section 7.5.

            (c) Upon acceptance of appointment by a successor Trustee, Fiscal Agent or Paying Agent as provided in this Section, the successor Trustee, Fiscal Agent or Paying Agent shall mail notice of the succession of such Trustee, Fiscal Agent or Paying Agent hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register and to the Rating Agencies. The expenses of such mailing shall be borne by the successor Trustee, Fiscal Agent or Paying Agent. If the successor Trustee, Fiscal Agent or Paying Agent fails to mail such notice within 10 days after acceptance of appointment by the successor Trustee, Fiscal Agent or Paying Agent, the Master Servicer shall cause such notice to be mailed at the expense of the successor Trustee, Fiscal Agent or Paying Agent, as applicable.

            Section 7.8 Merger or Consolidation of Trustee, Fiscal Agent or Paying Agent

            Any Person into which the Trustee, Fiscal Agent or Paying Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which such Trustee, Fiscal Agent or Paying Agent shall be a party, or any Persons succeeding to the business of such Trustee, Fiscal Agent or Paying Agent, shall be the successor of such Trustee, Fiscal Agent or Paying Agent, as the case may be, hereunder, as applicable, provided that such Person shall be eligible under the provisions of
Section 7.5, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

            Section 7.9 Appointment of Co-Trustee, Separate Trustee, Agents or Custodian

            (a) Notwithstanding any other provisions hereof, at any time, the Trustee, the Depositor or, in the case of the Trust, the Certificateholders evidencing more than 50% of the Aggregate Certificate Balance of the Certificates then outstanding shall each have the power from time to time to appoint one or more Persons to act either as co-trustees jointly with the Trustee or as separate trustees, or as custodians, for the purpose of holding title to, foreclosing or otherwise taking action with respect to any Mortgage Loan outside the state where the Trustee has its principal place of business where such separate trustee or co-trustee is necessary or advisable (or the Trustee is advised by any Master Servicer or any Special Servicer that such separate trustee or co-trustee is necessary or advisable) under the laws of any state in which a property securing a Mortgage Loan is located or for the purpose of otherwise conforming to any legal requirement, restriction or condition in any state in which a property securing a Mortgage Loan is located or in any state in which any portion of the Trust is located. The separate trustees, co trustees, or custodians so appointed shall be trustees or custodians for the benefit of all the Certificateholders, shall have such powers, rights and remedies as shall be specified in the instrument of appointment and shall be deemed to have accepted the provisions of this Agreement; provided that no such appointment shall, or shall be deemed to, constitute the appointee an agent of the Trustee; provided, further, that the Trustee shall be liable for the actions of any co-trustee or separate trustee appointed by it and shall have no liability for the actions of any co-trustee or separate trustee appointed by the Depositor or the Certificateholders pursuant to this paragraph.

            (b) The Trustee or the Paying Agent, as the case may be, may from time to time appoint one or more independent third-party agents to perform all or any portion of its administrative duties hereunder (i.e., collection and distribution of funds, preparation and dissemination of reports, monitoring compliance, etc.). The Trustee or the Paying Agent, as the case may be, shall supervise and oversee such agents appointed by it. The terms of any arrangement or agreement between the Trustee or the Paying Agent, as the case may be, and such agent, may be terminated, without cause and without the payment of any termination fees in the event the Trustee or the Paying Agent, as the case may be, is terminated in accordance with this Agreement. In addition, neither the Trust nor the Certificateholders shall have any liability or direct obligation to such agent. Notwithstanding the terms of any such agreement, the Trustee or the Paying Agent, as the case may be, shall remain at all times obligated and liable to the Trust and the Certificateholders for performing its duties hereunder.

            (c) Every separate trustee, co-trustee, and custodian shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

            (i) all powers, duties, obligations and rights conferred upon the Trustee in respect of the receipt, custody and payment of moneys shall be exercised solely by the Trustee;

            (ii) all other rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee, co-trustee, or custodian jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to a Master Servicer hereunder) the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations, including the holding of title to the Trust or any portion thereof in any such jurisdiction, shall be exercised and performed by such separate trustee, co-trustee, or custodian;

            (iii) no trustee or custodian hereunder shall be personally liable by reason of any act or omission of any other trustee or custodian hereunder; and

            (iv) the Trustee or, in the case of the Trust, the Certificateholders evidencing more than 50% of the Aggregate Principal Amount of the Certificates then outstanding may at any time accept the resignation of or remove any separate trustee, co-trustee or custodian, so appointed by it or them, if such resignation or removal does not violate the other terms of this Agreement.

            (d) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee, co-trustee or custodian shall refer to this Agreement and the conditions of this Article VII. Each separate trustee and co trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

            (e) Any separate trustee, co-trustee or custodian may, at any time, constitute the Trustee its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee, co-trustee or custodian shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

            (f) No separate trustee, co-trustee or custodian hereunder shall be required to meet the terms of eligibility as a successor trustee under Section
7.5 hereof and no notice to Certificateholders of the appointment of any separate trustee, co-trustee or custodian hereunder shall be required.

            (g) The Trustee agrees to instruct the co-trustees, if any, to the extent necessary to fulfill the Trustee's obligations hereunder.

            (h) The Trustee shall pay the reasonable compensation of the co-trustees, separate trustees or custodians appointed by the Trustee pursuant to this Section 7.9 to the extent, and in accordance with the standards, specified in Section 7.12 hereof.

            (i) Subject to the consent of the Depositor, which consent shall not be unreasonably withheld, the Trustee, at its sole cost and expense, may appoint at any time a successor Custodian. Until such time as the Trustee appoints a successor Custodian, the Trustee shall be the Custodian hereunder. Upon the appointment of a successor custodian, the Trustee and the Custodian shall enter into a custodial agreement.

            Section 7.10 Authenticating Agents

            (a) The Paying Agent shall serve as the initial Authenticating Agent hereunder for the purpose of executing and authenticating Certificates. Any successor Authenticating Agent must be acceptable to the Depositor and must be a corporation or national bank organized and doing business under the laws of the United States of America or of any state and having a principal office and place of business in the Borough of Manhattan in the City and State of New York, having a combined capital and surplus of at least $50,000,000, authorized under such laws to do a trust business and subject to supervision or examination by federal or state authorities.

            (b) Any Person into which the Authenticating Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Authenticating Agent shall be a party, or any Person succeeding to the corporate agency business of the Authenticating Agent, shall continue to be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

            (c) The Authenticating Agent may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee and the Depositor. The Trustee may at any time terminate the agency of the Authenticating Agent by giving written notice of termination to the Authenticating Agent and the Depositor; provided that the Trustee may not terminate the Paying Agent as Authenticating Agent unless the Paying Agent shall be removed as Paying Agent hereunder. Upon receiving a notice of resignation or upon such a termination, or in case at any time the Authenticating Agent shall cease to be eligible in accordance with the provisions of Section 7.10(a), the Trustee may appoint a successor Authenticating Agent, shall give written notice of such appointment to the Depositor and shall mail notice of such appointment to all Holders of Certificates. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent. No such Authenticating Agent shall be appointed unless eligible under the provisions of Section 7.10(a). No Authenticating Agent shall have responsibility or liability for any action taken by it as such at the direction of the Trustee.

            Section 7.11 Indemnification of Trustee, Fiscal Agent and the Paying Agent

            (a) The Trustee, the Certificate Registrar, the Paying Agent, the Fiscal Agent and each of its respective partners, representatives, Affiliates, members, managers, directors, officers, employees, agents and Controlling Persons shall be entitled to indemnification from the Trust for any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with any legal action incurred without negligence or willful misconduct on their respective part, arising out of, or in connection with this Agreement, the Mortgage Loans, the Certificates and the acceptance or administration of the trusts or duties created hereunder (including, without limitation, any unanticipated loss, liability or expense incurred in connection with any action or inaction of any Master Servicer, any Special Servicer or the Depositor or of each other such Person hereunder but only to the extent the Trustee, the Fiscal Agent, the Certificate Registrar or the Paying Agent, as the case may be, is unable to recover within a reasonable period of time such amount from such third party pursuant to this Agreement) including the costs and expenses of defending themselves against any claim in connection with the exercise or performance of any of their powers or duties hereunder and the Trustee, the Fiscal Agent, the Certificate Registrar and the Paying Agent and each of their respective partners, representatives, Affiliates, members, managers, directors, officers, employees, agents and Controlling Persons shall be entitled to indemnification from the Trust for any unanticipated loss, liability or expense incurred in connection with the provision by the Trustee, the Fiscal Agent, the Certificate Registrar and the Paying Agent of the reports required to be provided by it pursuant to this Agreement; provided that:

            (i) with respect to any such claim, the Trustee, the Fiscal Agent, the Certificate Registrar or the Paying Agent, as the case may be, shall have given the Depositor, the applicable Master Servicer, the Sellers, each other and the Holders of the Certificates written notice thereof promptly after a Responsible Officer of the Trustee, the Fiscal Agent, the Certificate Registrar or the Paying Agent, as the case may be, shall have knowledge thereof; provided, however, that failure to give such notice to the Depositor, such Master Servicer, the Sellers, each other and the Holders of Certificates shall not affect the Trustee's, Fiscal Agent's, Certificate Registrar's or Paying Agent's, as the case may be, rights to indemnification herein unless the Depositor's defense of such claim on behalf of the Trust is materially prejudiced thereby;

            (ii) while maintaining control over its own defense, the Trustee, the Fiscal Agent, the Certificate Registrar or the Paying Agent, as the case may be, shall cooperate and consult fully with the Depositor in preparing such defense; and

            (iii) notwithstanding anything to the contrary in this Section 7.11, the Trust shall not be liable for settlement of any such claim by the Trustee, the Fiscal Agent, the Certificate Registrar or the Paying Agent, as the case may be, entered into without the prior consent of the Depositor, which consent shall not be unreasonably withheld.

            (b) The provisions of this Section 7.11 shall survive any termination of this Agreement and the resignation or removal of the Trustee, the Fiscal Agent, the Certificate Registrar or the Paying Agent, as the case may be.

            (c) The Depositor shall indemnify and hold harmless the Trustee, the Fiscal Agent, the Certificate Registrar or the Paying Agent, as the case may be, their respective partners, representatives, Affiliates, members, managers, directors, officers, employees, agents and Controlling Persons from and against any loss, claim, damage or liability, joint or several, and any action in respect thereof, to which the Trustee, the Fiscal Agent, the Certificate Registrar or the Paying Agent, as the case may be, their respective partners, representatives, Affiliates, members, managers, directors, officers, employees, agents or Controlling Person may become subject under the 1933 Act, insofar as such loss, claim, damage, liability or action arises out of, or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Private Placement Memorandum, the Preliminary Prospectus Supplement, the Final Prospectus Supplement or the Prospectus, or arises out of, or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made, not misleading and shall reimburse the Trustee, the Fiscal Agent, the Certificate Registrar or the Paying Agent, as the case may be, their respective partners, representatives, Affiliates, members, managers, directors, officers, employees, agents or Controlling Person for any legal and other expenses reasonably incurred by the Trustee, the Fiscal Agent, the Certificate Registrar or the Paying Agent, as the case may be, or any such partners, representatives, Affiliates, members, managers, directors, officers, employees, agents or Controlling Person in investigating or defending or preparing to defend against any such loss, claim, damage, liability or action; provided that the Depositor shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission made in any such Private Placement Memorandum, Preliminary Prospectus Supplement, Final Prospectus Supplement or Prospectus in reliance upon and in conformity with written information concerning the Trustee, the Fiscal Agent, the Certificate Registrar or the Paying Agent, as the case may be, furnished to the Depositor by or on behalf of such Person specifically for inclusion therein. It is hereby expressly agreed that the only written information provided by the Trustee, the Fiscal Agent, the Certificate Registrar or the Paying Agent, as the case may be, for inclusion in the Preliminary Prospectus Supplement and Final Prospectus Supplement is set forth (i) in the case of the Trustee and the Paying Agent in the second, fourth and fifth sentences under the caption entitled "DESCRIPTION OF THE OFFERED CERTIFICATES--The Trustee, Fiscal Agent, Paying Agent, Certificate Registrar and Authenticating Agent--The Trustee, Paying Agent, Certificate Registrar and Authenticating Agent" and (ii) in the case of the Fiscal Agent in the seventh and eighth sentences under the caption entitled "DESCRIPTION OF THE OFFERED CERTIFICATES--The Trustee, Fiscal Agent, Paying Agent, Certificate Registrar and Authenticating Agent--The Fiscal Agent." The Trustee, the Fiscal Agent, the Certificate Registrar or the Paying Agent, as the case may be, shall immediately notify the Depositor and the Sellers if a claim is made by a third party with respect to this Section 7.11(c) entitling such Person, its partners, representatives, Affiliates, members, managers, directors, officers, employees, agents or Controlling Person to indemnification hereunder, whereupon the Depositor shall assume the defense of any such claim (with counsel reasonably satisfactory to such Person) and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the Depositor shall not affect any rights the Trustee, the Fiscal Agent, the Certificate Registrar or the Paying Agent, as the case may be, their respective partners, representatives, Affiliates, members, managers, directors, officers, employees, agents or Controlling Person may have to indemnification under this Section 7.11(c), unless the Depositor's defense of such claim is materially prejudiced thereby. The indemnification provided herein shall survive the termination of this Agreement and the resignation or removal of the Trustee, the Fiscal Agent or the Paying Agent. The Depositor shall not be indemnified by the Trust for any expenses incurred by the Depositor arising from any violation or alleged violation of the 1933 Act or 1934 Act by the Depositor.

            Section 7.12 Fees and Expenses of Trustee, the Fiscal Agent and the Paying Agent

            The Trustee shall be entitled to receive the Trustee Fee, pursuant to Section 5.3(b)(ii) (which shall not be limited by any provision of law with respect to the compensation of a trustee of an express trust), for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties respectively, hereunder of the Trustee and the Paying Agent. The Trustee, the Fiscal Agent and the Paying Agent shall also be entitled to recover from the Trust all reasonable unanticipated expenses and disbursements incurred or made by the Trustee, the Fiscal Agent and the Paying Agent in accordance with any of the provisions of this Agreement (including the reasonable compensation and the reasonable expenses and disbursements of its counsel and other Persons not regularly in its employ), not including expenses incurred in the ordinary course of performing its duties as Trustee, Fiscal Agent or Paying Agent, respectively, hereunder, and except any such expense, disbursement or advance as may arise from the negligence or bad faith of such Person or which is the responsibility of the Holders of the Certificates hereunder. The provisions of this Section 7.12 shall survive any termination of this Agreement and the resignation or removal of the Trustee, the Fiscal Agent or the Paying Agent.

            Section 7.13 Collection of Moneys

            Except as otherwise expressly provided in this Agreement, the Trustee and the Paying Agent may demand payment or delivery of, and shall receive and collect, all money and other property payable to or receivable by the Trustee or the Paying Agent, as the case may be, pursuant to this Agreement. The Trustee or the Paying Agent, as the case may be, shall hold all such money and property received by it as part of the Trust and shall distribute it as provided in this Agreement. If the Trustee or the Paying Agent, as the case may be, shall not have timely received amounts to be remitted with respect to the Mortgage Loans from the applicable Master Servicer, the Trustee or the Paying Agent, as the case may be, shall request that the applicable Master Servicer make such distribution as promptly as practicable or legally permitted. If the Trustee or the Paying Agent, as the case may be, shall subsequently receive any such amount, it may withdraw such request.

            Section 7.14 Trustee to Act; Appointment of Successor

            (a) On and after the time a Master Servicer is terminated pursuant to this Agreement in accordance with Sections 8.28 and 8.29, the Trustee shall be the successor in all respects to such Master Servicer in its capacity under this Agreement and the transactions set forth or provided for therein and shall have all the rights and powers and be subject to all the responsibilities, duties and liabilities relating thereto and arising thereafter placed on such Master Servicer by the terms and provisions of this Agreement; provided that, any failure to perform such duties or responsibilities caused by such Master Servicer's failure to provide required information shall not be considered a default by the Trustee hereunder. In addition, the Trustee shall have no liability relating to (i) the representations and warranties of such Master Servicer contained in this Agreement or (ii) any obligation incurred by such Master Servicer prior to its termination or resignation (including, without limitation, such Master Servicer's obligation to repay losses resulting from the investment of funds in any account established under this Agreement), except any ongoing obligations to the Primary Servicers arising after the termination of such Master Servicer from their servicing rights and obligations under the applicable Primary Servicing Agreement. In the Trustee's capacity as such successor, the Trustee shall have the same limitations on liability granted to such Master Servicer in this Agreement. As compensation therefor, the Trustee shall be entitled to receive all the compensation payable to such Master Servicer set forth in this Agreement, including, without limitation, the Master Servicing Fee.

            (b) Notwithstanding the above, the Trustee (A) may, if the Trustee is unwilling to so act, or (B) shall, if it is unable to so act, appoint, or petition a court of competent jurisdiction to appoint any established commercial or multifamily mortgage finance institution, servicer or special servicer or mortgage servicing institution having a net worth of not less than $15,000,000, meeting such other standards for a successor servicer as are set forth in this Agreement and with respect to which Rating Agency Confirmation is obtained, as the successor to such terminated Master Servicer hereunder in the assumption of all of the responsibilities, duties or liabilities of a servicer as the applicable Master Servicer hereunder and under the applicable Primary Servicing Agreement. Pending any such appointment, the Trustee shall act in such capacity as hereinabove provided. Any entity designated by the Trustee as successor Master Servicer may be an Affiliate of the Trustee; provided that such Affiliate must meet the standards for the Master Servicer as set forth herein. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree subject to Section 8.10. The Trustee and such successor shall take such actions, consistent with this Agreement as shall be necessary to effectuate any such succession. The terminated Master Servicer shall cooperate with the Trustee and any successor servicer in effecting the termination of such Master Servicer's responsibilities and rights under this Agreement, including, without limitation, notifying Mortgagors of the assignment of the servicing function and providing the Trustee and successor servicer all documents and records in its possession in electronic or other form reasonably requested by the successor servicer to enable the successor servicer to assume such Master Servicer's functions hereunder and the transfer to the Trustee or such successor servicer of all amounts which shall at the time be or should have been deposited by such Master Servicer in the applicable Certificate Account and any other account or fund maintained with respect to the Certificates or thereafter be received by such Master Servicer with respect to the Mortgage Loans. Neither the Trustee nor any other successor servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by (i) the failure of the terminated Master Servicer to deliver, or any delay in delivering, cash, documents or records to it, or (ii) restrictions imposed by any regulatory authority having jurisdiction over such Master Servicer. The Trustee shall be reimbursed for all of its out-of-pocket expenses incurred in connection with obtaining such successor Master Servicer by the Trust within 30 days of the Trustee's submission of an invoice with respect thereto, to the extent such expenses have not been reimbursed by the terminated Master Servicer as provided herein; such expenses paid by the Trust shall be deemed to be an Additional Trust Expense.

            (c) On and after the time a Special Servicer is terminated pursuant to this Agreement, in accordance with Section 9.30, the Trustee shall be the successor in all respects to such Special Servicer in its capacity under this Agreement and the transactions set forth or provided for therein and shall, subject to Section 9.21(d), have all the rights and powers and be subject to all the responsibilities, duties and liabilities relating thereto and arising thereafter placed on such Special Servicer by the terms and provisions of this Agreement; provided that, any failure to perform such duties or responsibilities caused by such Special Servicer's failure to provide required information shall not be considered a default by the Trustee hereunder. In addition, the Trustee shall have no liability relating to (i) the representations and warranties of such Special Servicer contained in this Agreement or (ii) any obligation incurred by such Special Servicer prior to its termination or resignation. In the Trustee's capacity as such successor, the Trustee shall have the same limitations on liability granted to such Special Servicer in this Agreement. As compensation therefor, the Trustee shall, subject to Section 9.21(d), be entitled to receive all the compensation payable to such Special Servicer set forth in this Agreement, including, without limitation the Special Servicer Compensation.

            (d) Notwithstanding the above, the Trustee may, if the Trustee shall be unwilling to so act, or shall, if it is unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established commercial or multifamily mortgage finance institution, special servicer or mortgage servicing institution having a net worth of not less than $15,000,000, and meeting such other standards for a successor Special Servicer as are set forth in Section 9.21, and with respect to which Rating Agency Confirmation is obtained, as the successor to the terminated Special Servicer hereunder in the assumption of all of the responsibilities, duties or liabilities of a Special Servicer hereunder. Pending any such appointment, the Trustee shall act in such capacity as hereinabove provided. Any entity designated by the Trustee as successor Special Servicer may be an Affiliate of the Trustee; provided that such Affiliate must meet the standards for a successor Special Servicer set forth herein. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor, subject to
Section 9.21(d), out of payments on Mortgage Loans as it and such successor shall agree; provided that no such compensation shall be in excess of that permitted to the terminated Special Servicer under this Agreement. The Trustee and such successor shall take such actions, consistent with this Agreement as shall be necessary to effectuate any such succession. The terminated Special Servicer shall cooperate with the Trustee and any successor Special Servicer in effecting the termination of such Special Servicer's responsibilities and rights under this Agreement, including, without limitation, notifying Mortgagors of Specially Serviced Mortgage Loans of the assignment of the special servicing function and providing the Trustee and successor Special Servicer all documents and records in its possession in electronic or other form reasonably requested by the successor Special Servicer to enable the successor Special Servicer to assume such Special Servicer's functions hereunder and the transfer to the Trustee or such successor Special Servicer of all amounts which shall at the time be or should have been deposited by the terminated Special Servicer in the applicable Certificate Account and any other account or fund maintained with respect to the Certificates or thereafter be received by such Special Servicer with respect to the Mortgage Loans. Neither the Trustee nor any other successor Special Servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by (i) the failure of the terminated Special Servicer to deliver, or any delay in delivering, cash, documents or records to it, or (ii) restrictions imposed by any regulatory authority having jurisdiction over such Special Servicer. The Trustee shall be reimbursed for all of its out-of-pocket expenses incurred in connection with obtaining such successor Special Servicer by the Trust within 30 days of submission of an invoice with respect thereto but only to the extent such expenses have not been reimbursed by the terminated Special Servicer as provided herein; and such expenses paid by the Trust shall be deemed to be an Additional Trust Expense.

            Section 7.15 Notification to Holders

            Upon termination of a Master Servicer, the Paying Agent or a Special Servicer, or appointment of a successor to such Master Servicer, the Paying Agent or such Special Servicer, the Trustee shall promptly mail notice thereof by first class mail to the Rating Agencies, the Operating Adviser, the Sellers and the Certificateholders at their respective addresses appearing on the Certificate Register.

            Section 7.16 Representations and Warranties of the Trustee, the Fiscal Agent and the Paying Agent

            (a) The Trustee hereby represents and warrants as of the date hereof that:

            (i) the Trustee is a national banking association, duly organized, validly existing and in good standing under the laws governing its creation and existence and has full power and authority to own its property, to carry on its business as presently conducted, and to enter into and perform its obligations under this Agreement;

            (ii) the execution and delivery by the Trustee of this Agreement have been duly authorized by all necessary action on the part of the Trustee; neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated in this Agreement, nor compliance with the provisions of this Agreement, will conflict with or result in a breach of, or constitute a default under, (i) any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Trustee or its properties that would materially and adversely affect the Trustee's ability to perform its obligations under this Agreement, (ii) the organizational documents of the Trustee, or (iii) the terms of any material agreement or instrument to which the Trustee is a party or by which it is bound; the Trustee is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or other governmental agency, which default would materially and adversely affect its performance under this Agreement;

            (iii) the execution, delivery and performance by the Trustee of this Agreement and the consummation of the transactions contemplated by this Agreement do not require the consent, approval, authorization or order of, the giving of notice to or the registration with any state, federal or other governmental authority or agency, except such as has been or will be obtained, given, effected or taken in order for the Trustee to perform its obligations under this Agreement;

            (iv) this Agreement has been duly executed and delivered by the Trustee and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and other similar laws affecting creditors' rights generally as from time to time in effect, and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and

            (v) no litigation is pending or, to the Trustee's knowledge, threatened, against the Trustee that, either in one instance or in the aggregate, would draw into question the validity of this Agreement, or which would be likely to impair materially the ability of the Trustee to perform under the terms of this Agreement.

            (b) The Fiscal Agent hereby represents and warrants as of the date hereof that:

            (i) the Fiscal Agent is a foreign banking corporation duly organized, validly existing and in good standing under the laws governing its creation and existence and has full corporate power and authority to own its property, to carry on its business as presently conducted, and to enter into and perform its obligations under this Agreement;

            (ii) the execution and delivery by the Fiscal Agent of this Agreement have been duly authorized by all necessary corporate action on the part of the Fiscal Agent; neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated in this Agreement, nor compliance with the provisions of this Agreement, will conflict with or result in a breach of, or constitute a default under, (i) any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Fiscal Agent or its properties that would materially and adversely affect the Fiscal Agent's ability to perform its obligations under this Agreement, (ii) the organizational documents of the Fiscal Agent, or (iii) the terms of any material agreement or instrument to which the Fiscal Agent is a party or by which it is bound; the Fiscal Agent is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or other governmental agency, which default would materially and adversely affect its performance under this Agreement;

            (iii) the execution, delivery and performance by the Fiscal Agent of this Agreement and the consummation of the transactions contemplated by this Agreement do not require the consent, approval, authorization or order of, the giving of notice to, or the registration with, any state, federal or other governmental authority or agency, except such as has been obtained, given, effected or taken prior to the date hereof;

            (iv) this Agreement has been duly executed and delivered by the Fiscal Agent and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid and binding obligation of the Fiscal Agent, enforceable against the Fiscal Agent in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and other similar laws affecting creditors' rights generally as from time to time in effect, and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and

            (v) no litigation is pending or, to the Fiscal Agent's knowledge, threatened, against the Fiscal Agent that, either in any one instance or in the aggregate, would draw into question the validity of this Agreement, or which would be likely to impair materially the ability of the Fiscal Agent to perform under the terms of this Agreement.

            (c) The Paying Agent hereby represents and warrants as of the date hereof that:

            (i) the Paying Agent is a national banking association, duly organized, validly existing and in good standing under the laws governing its creation and existence and has full power and authority to own its property, to carry on its business as presently conducted, and to enter into and perform its obligations under this Agreement;

            (ii) the execution and delivery by the Paying Agent of this Agreement have been duly authorized by all necessary action on the part of the Paying Agent; neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated in this Agreement, nor compliance with the provisions of this Agreement, will conflict with or result in a breach of, or constitute a default under, (i) any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Paying Agent or its properties that would materially and adversely affect the Paying Agent's ability to perform its obligations under this Agreement, (ii) the organizational documents of the Paying Agent, or (iii) the terms of any material agreement or instrument to which the Paying Agent is a party or by which it is bound; the Paying Agent is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or other governmental agency, which default would materially and adversely affect its performance under this Agreement;

            (iii) the execution, delivery and performance by the Paying Agent of this Agreement and the consummation of the transactions contemplated by this Agreement do not require the consent, approval, authorization or order of, the giving of notice to or the registration with any state, federal or other governmental authority or agency, except such as has been or will be obtained, given, effected or taken in order for the Paying Agent to perform its obligations under this Agreement;

            (iv) this Agreement has been duly executed and delivered by the Paying Agent and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid and binding obligation of the Paying Agent, enforceable against the Paying Agent in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and other similar laws affecting creditors' rights generally as from time to time in effect, and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and

            (v) there are no actions, suits or proceeding pending or, to the best of the Paying Agent's knowledge, threatened, against the Paying Agent that, either in one instance or in the aggregate, would draw into question the validity of this Agreement, or which would be likely to impair materially the ability of the Paying Agent to perform under the terms of this Agreement.

            Section 7.17 Fidelity Bond and Errors and Omissions Insurance Policy Maintained by the Trustee, the Fiscal Agent and the Paying Agent

            Each of the Trustee, the Fiscal Agent and the Paying Agent, at its own respective expense, shall maintain in effect a Fidelity Bond and a Errors and Omissions Insurance Policy. The Errors and Omissions Insurance Policy and Fidelity Bond shall be issued by a Qualified Insurer in form and in amount customary for trustees, fiscal agents or paying agents in similar transactions (unless the Trustee, the Fiscal Agent or the Paying Agent, as the case may be, self insures as provided below). In the event that any such Errors and Omissions Insurance Policy or Fidelity Bond ceases to be in effect, the Trustee, the Fiscal Agent or the Paying Agent, as the case may be, shall obtain a comparable replacement policy or bond from an insurer or issuer meeting the requirements set forth above as of the date of such replacement. So long as the long-term debt rating of the Trustee, the Fiscal Agent or the Paying Agent, as the case may be, is not less than "A" as rated by S&P and Fitch, if rated by S&P and Fitch, respectively, the Trustee, the Fiscal Agent or the Paying Agent, as the case may be, may self-insure for the Fidelity Bond and the Errors and Omissions Insurance Policy.


                                  ARTICLE VIII

                 ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

            Section 8.1 Servicing Standard; Servicing Duties

            (a) Subject to the express provisions of this Agreement, for and on behalf of the Trust and for the benefit of the Certificateholders as a whole, the Master Servicers shall service and administer the Mortgage Loans in accordance with the Servicing Standard and the terms of this Agreement. The General Master Servicer shall be the Master Servicer with respect to all the Mortgage Loans (other than the NCB, FSB Loans) and other assets in the Trust (other than the NCB, FSB Trust Assets) and, as such, shall service and administer such assets as shall be required of the Master Servicer hereunder with respect to such of the Trust assets. The NCB Master Servicer shall be the Master Servicer with respect to the NCB, FSB Trust Assets and, as such, shall service and administer the NCB, FSB Trust Assets as shall be required of such Master Servicer hereunder with respect to the NCB, FSB Trust Assets.

            In connection with such servicing and administration, each Master Servicer shall service in accordance with the Servicing Standard; provided, however, that nothing herein contained shall be construed as an express or implied guarantee by the applicable Master Servicer of the collectability of payments on the Mortgage Loans or shall be construed as impairing or adversely affecting any rights or benefits specifically provided by this Agreement to the applicable Master Servicer, including with respect to Master Servicing Fees or the right to be reimbursed for Advances.

            (b) The applicable Master Servicer, in the case of an event specified in clause (x) of this subclause (b), and the applicable Special Servicer, in the case of an event specified in clause (y) of this subclause (b), shall each send a written notice to the other and to the Trustee and the Paying Agent, the Operating Adviser and each Seller within two Business Days after becoming aware (x) that a Servicing Transfer Event has occurred with respect to a Mortgage Loan or (y) that a Mortgage Loan has become a Rehabilitated Mortgage Loan, which notice shall identify the applicable Mortgage Loan and, in the case of an event specified in clause (x) of this subclause (b) above, the Servicing Transfer Event that occurred.

            (c) With respect to each Mortgage Loan that is subject to an Environmental Insurance Policy, for as long as it is not a Specially Serviced Mortgage Loan, if any of the applicable Master Servicer, the applicable Special Servicer or the applicable Primary Servicer has actual knowledge of any event giving rise to a claim under an Environmental Insurance Policy, such Person shall notify the related Master Servicer, the related Special Servicer and the related Primary Servicer, as applicable, to such effect and such Master Servicer shall take reasonable actions as are in accordance with the Servicing Standard and the terms and conditions of such Environmental Insurance Policy to make a claim thereunder and achieve the payment of all amounts to which the Trust is entitled thereunder. Any legal fees or other out-of-pocket costs incurred in accordance with the Servicing Standard in connection with any such claim shall be paid by, and reimbursable to, the applicable Master Servicer or the applicable Special Servicer as a Servicing Advance.

            (d) In connection with any extension of the Maturity Date of a Mortgage Loan that is the subject of an Environmental Insurance Policy, the applicable Master Servicer shall give prompt written notice of such extension to the insurer under the Environmental Insurance Policy and shall execute such documents as are reasonably required by such insurer to procure an extension of such policy (if available).

            Section 8.2 Fidelity Bond and Errors and Omissions Insurance Policy Maintained by the Master Servicers

            Each Master Servicer, at its expense, shall maintain in effect a Servicer Fidelity Bond and a Servicer Errors and Omissions Insurance Policy. The Servicer Errors and Omissions Insurance Policy and Servicer Fidelity Bond shall be issued by a Qualified Insurer (unless a Master Servicer self insures as provided below) and be in form and amount consistent with the Servicing Standard. In the event that any such Servicer Errors and Omissions Insurance Policy or Servicer Fidelity Bond ceases to be in effect, the applicable Master Servicer shall obtain a comparable replacement policy or bond from an insurer or issuer meeting the requirements set forth above as of the date of such replacement. So long as the long-term rating of a Master Servicer (or its corporate parent) is not in any event less than "A" as rated by S&P and Fitch, respectively, such Master Servicer may self-insure for the Servicer Fidelity Bond and the Servicer Errors and Omissions Insurance Policy.

            Section 8.3 Master Servicers' General Power and Duties

            (a) Each Master Servicer shall service and administer the Mortgage Loans and shall, subject to Sections 8.7, 8.18, 8.19, 8.27 and 9.39 and Article XII hereof and as otherwise provided herein and by the Code, have full power and authority to do any and all things which it may deem necessary or desirable in connection with such servicing and administration in accordance with the Servicing Standard. To the extent consistent with the foregoing and subject to any express limitations and provisions set forth in this Agreement, such power and authority shall include, without limitation, the right, subject to the terms hereof, (A) to execute and deliver, on behalf of the Certificateholders and the Trustee, customary consents or waivers and other instruments and documents (including, without limitation, estoppel certificates, financing statements, continuation statements, title endorsements and reports and other documents and instruments necessary to preserve and maintain the lien on the related Mortgaged Property and related collateral), (B) to consent to assignments and assumptions or substitutions, and transfers of interest of any Mortgagor, in each case subject to and in accordance with the terms of the related Mortgage Loan and
Section 8.7, (C) to collect any Insurance Proceeds, (D) subject to Section 8.7, to consent to any subordinate financings to be secured by any related Mortgaged Property to the extent that such consent is required pursuant to the terms of the related Mortgage or which otherwise is required, and, subject to Section 8.7, to consent to any mezzanine debt to the extent such consent is required pursuant to the terms of the related Mortgage; (E) to consent to the application of any proceeds of insurance policies or condemnation awards to the restoration of the related Mortgaged Property or otherwise and to administer and monitor the application of such proceeds and awards in accordance with the terms of the Mortgage Loan as the applicable Master Servicer deems reasonable under the circumstances, (F) to execute and deliver, on behalf of the Certificateholders and the Trustee, documents relating to the management, operation, maintenance, repair, leasing and marketing of the related Mortgaged Properties, including agreements and requests by the Mortgagor with respect to modifications of the standards of operation and management of the Mortgaged Properties or the replacement of asset managers; provided, that with respect to Mortgage Loan No. 1 (125 Park Avenue), the Master Servicer shall not approve of any replacement property manager without first having obtained Rating Agency Confirmation, (G) to consent to any operation or action under a Mortgage Loan that is contemplated or permitted under a Mortgage or other documents evidencing or securing the applicable Mortgage Loan (either as a matter of right or upon satisfaction of specified conditions), (H) to obtain, release, waive or modify any term other than a Money Term of a Mortgage Loan and related documents subject to and to the extent permitted by Section 8.18, (I) to exercise all rights, powers and privileges granted or provided to the holder of the Mortgage Notes under the terms of the Mortgage, including all rights of consent or approval thereunder,
(J) to enter into lease subordination agreements, non-disturbance and attornment agreements or other leasing or rental arrangements which may be requested by the Mortgagor or the Mortgagor's tenants, (K) to join the Mortgagor in granting, modifying or releasing any easements, covenants, conditions, restrictions, equitable servitudes, or land use or zoning requirements with respect to the Mortgaged Properties to the extent such does not adversely affect the value of the related Mortgage Loan or Mortgaged Property, (L) to execute and deliver, on behalf of itself, the Trustee, the Trust or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties, and (M) cause to be held on behalf of the Trustee, in accordance with the terms of any Mortgage Loan and this Agreement, Defeasance Collateral. The foregoing clauses (A) through (M) are referred to collectively as "Master Servicer Consent Matters." In addition, each Master Servicer, consistent with the Servicing Standard, may waive any default interest and Late Fees with respect to its Mortgage Loans that are not Specially Serviced Mortgage Loans; provided that, to the extent the applicable Master Servicer waives any default interest and Late Fees, any outstanding Advance Interest with respect to the related Mortgage Loan that would otherwise have been paid out of such default interest and Late Fees shall be paid out of the additional servicing compensation payable to such Master Servicer with respect to that Mortgage Loan; and provided, further, that if no additional servicing compensation is available to offset the outstanding Advance Interest with respect to the Mortgage Loan that would otherwise be offset by the default interest and Late Fees, then the applicable Master Servicer shall not waive such default interest and Late Fees unless it is the first such waiver with respect to the subject Mortgage Loan under such circumstances.

            Notwithstanding the above, the Master Servicers shall have no power to (i) waive any Prepayment Premiums or (ii) consent to any modification of a Money Term. In addition, subject to the Servicing Standard, the Master Servicers shall not accept any prepayment of principal with respect to any Mortgage Loan on any date other than the related Due Date unless such payment is accompanied by a payment of the interest due with respect to such Mortgage Loan up to the next succeeding Due Date or unless such prepayment is required to be permitted under the related Mortgage Loan documents on a date other than the related Due Date. Nothing contained in this Agreement shall limit the ability of the Master Servicers to lend money to (to the extent not secured, in whole or in part, by any Mortgaged Property, except for a Co-op Mortgage Loan as to which the NCB, FSB Subordinate Debt Conditions have been satisfied in which case a subordinate loan may be secured by a mortgage lien on the related Mortgaged Property), accept deposits from and otherwise generally engage in any kind of business or dealings with any Mortgagor as though the Master Servicer were not a party to this Agreement or to the transactions contemplated hereby; provided, however, that this sentence shall not modify the Servicing Standard.

            (b) No Master Servicer shall be obligated to service and administer the Mortgage Loans which have become and continue to be Specially Serviced Mortgage Loans, except as specifically provided herein. Such Master Servicer shall be required to make all calculations and prepare all reports required hereunder with respect to such Specially Serviced Mortgage Loans (other than calculations and reports expressly required to be made by the applicable Special Servicer hereunder) as if no Servicing Transfer Event had occurred and shall continue to collect all Scheduled Payments, make Servicing Advances as set forth herein, make P&I Advances as set forth herein and render such incidental services with respect to such Specially Serviced Mortgage Loans, all as are specifically provided for herein, but shall have no other servicing or other duties with respect to such Specially Serviced Mortgage Loans. Each Master Servicer shall give notice within three Business Days to the applicable Special Servicer of any collections it receives from any Specially Serviced Mortgage Loans, subject to changes agreed upon from time to time by such Special Servicer and such Master Servicer. Each Special Servicer shall instruct within one Business Day after receiving such notice the applicable Master Servicer on how to apply such funds. The applicable Master Servicer within one Business Day after receiving such instructions shall apply such funds in accordance with the applicable Special Servicer's instructions. Each Mortgage Loan that becomes a Specially Serviced Mortgage Loan shall continue as such until such Mortgage Loan becomes a Rehabilitated Mortgage Loan. No Master Servicer shall be required to initiate extraordinary collection procedures or legal proceedings with respect to any Mortgage Loan or to undertake any pre-foreclosure procedures.

            (c) Concurrently with the execution of this Agreement, the Trustee shall sign the Powers of Attorney attached hereto as Exhibit S-1A and Exhibit S-1B. The Master Servicer, shall promptly notify the Trustee of the recording of any document on behalf of the Trustee under such Power-of-Attorney. From time to time until the termination of the Trust, upon receipt of additional unexecuted powers of attorney from the Master Servicers or the Special Servicers, the Trustee shall execute and return to any Master Servicer, any Special Servicer or any Primary Servicer any additional powers of attorney and other documents necessary or appropriate to enable such Master Servicer and such Special Servicer to service and administer the Mortgage Loans including, without limitation, documents relating to the management, operation, maintenance, repair, leasing or marketing of the Mortgaged Properties. Each Master Servicer shall indemnify the Trustee for any costs, liabilities and expenses (including attorneys' fees) incurred by the Trustee in connection with the intentional or negligent misuse of such power of attorney by a Master Servicer. Notwithstanding anything contained herein to the contrary, neither the Master Servicers nor the Special Servicers shall, without the Trustee's written consent: (i) initiate any action, suit or proceeding directly relating to the servicing of the Mortgage Loans solely under the Trustee's name without indicating the Master Servicer's or Special Servicer's, as applicable, representative capacity, (ii) initiate any other action, suit or proceeding not directly relating to the servicing of the Mortgage Loans (including but not limited to actions, suits or proceedings against Certificateholders, or against the Depositor or the Sellers for breaches of representations and warranties) solely under the Trustee's name, (iii) engage counsel to represent the Trustee in any action, suit or proceeding not directly related to the servicing of the Mortgage Loans (including but not limited to actions, suits or proceedings against Certificateholders, or against the Depositor or the Sellers for breaches of representations and warranties, or (iv) prepare, execute or deliver any government filings, forms, permits, registrations or other documents or take any other actions with the intent to cause, and that actually causes, the Trustee to be registered to do business in any state. The limitations of the preceding clause shall not be construed to limit any duty or obligation imposed on the Trustee under any other provision of this Agreement.

            (d) Each Master Servicer shall make efforts consistent with the Servicing Standard and the terms of this Agreement to collect all payments called for under the terms and provisions of the applicable Mortgage Loans (other than Specially Serviced Mortgage Loans or REO Properties).

            (e) Each Master Servicer (or any Primary Servicer on its behalf) shall segregate and hold all funds collected and received pursuant to any Mortgage Loan constituting Escrow Amounts separate and apart from any of its own funds and general assets and shall establish and maintain one or more segregated custodial accounts (each, an "Escrow Account") into which all Escrow Amounts shall be deposited within one Business Day after receipt. Each Escrow Account shall be an Eligible Account except with respect to Mortgage Loans identified on
Schedule IX for which Escrow Accounts shall be transferred to Eligible Accounts at the earliest date permitted under the related Mortgage Loan documents. Each Master Servicer shall also deposit into each applicable Escrow Account any amounts representing losses on Eligible Investments pursuant to the immediately succeeding paragraph and any Insurance Proceeds or Liquidation Proceeds which are required to be applied to the restoration or repair of any Mortgaged Property pursuant to the related Mortgage Loan. Each Escrow Account shall be maintained in accordance with the requirements of the related Mortgage Loan and in accordance with the Servicing Standard. Withdrawals from an Escrow Account may be made only:

            (i) to effect timely payments of items constituting Escrow Amounts for the related Mortgage Loan;

            (ii) to transfer funds to the applicable Certificate Account (or any sub-account thereof) to reimburse the applicable Master Servicer for any Advance (or the Trust for any Unliquidated Advance) relating to Escrow Amounts, but only from amounts received with respect to the related Mortgage Loan which represent late collections of Escrow Amounts thereunder;

            (iii) for application to the restoration or repair of the related Mortgaged Property in accordance with the related Mortgage Loan and the Servicing Standard;

            (iv) to clear and terminate such Escrow Account upon the termination of this Agreement or pay-off of the related Mortgage Loan;

            (v) to pay from time to time to the related Mortgagor any interest or investment income earned on funds deposited in the applicable Escrow Account if such income is required to be paid to the related Mortgagor under applicable law or by the terms of the Mortgage Loan, or otherwise to the applicable Master Servicer; and

            (vi) to remove any funds deposited in a Escrow Account that were not required to be deposited therein or to refund amounts to the Mortgagors determined to be overages.

            Subject to the immediately succeeding two sentences, (i) each Master Servicer may direct any depository institution or trust company in which the applicable Escrow Accounts are maintained to invest the funds held therein in one or more Eligible Investments; provided, however, that such funds shall be either (x) immediately available or (y) available in accordance with a schedule which will permit such Master Servicer to meet the payment obligations for which the applicable Escrow Account was established; (ii) each Master Servicer shall be entitled to all income and gain realized from any such investment of funds as additional servicing compensation; and (iii) each Master Servicer shall deposit from its own funds in the applicable Escrow Account the amount of any loss incurred in respect of any such investment of funds on or before the next Master Servicer Remittance Date. The Master Servicers shall not direct the investment of funds held in any Escrow Account and retain the income and gain realized therefrom if the terms of the related Mortgage Loan or applicable law permit the Mortgagor to be entitled to the income and gain realized from the investment of funds deposited therein, and the Master Servicers shall not be required to invest amounts on deposit in applicable Escrow Accounts in Eligible Investments or Eligible Accounts to the extent that the Master Servicers are required by either law or under the terms of any related Mortgage Loan to deposit or invest (or the Mortgagor is entitled to direct the deposit or investment of) such amounts in another type of investments or accounts. In the event a Master Servicer is not entitled to direct the investment of such funds, (1) such Master Servicer shall direct the depository institution or trust company in which such Escrow Accounts are maintained to invest the funds held therein in accordance with the Mortgagor's written investment instructions, if the terms of the related Mortgage Loan or applicable law require such Master Servicer to invest such funds in accordance with the Mortgagor's directions; and (2) in the absence of appropriate written instructions from the Mortgagor, the Master Servicers shall have no obligation to, but may be entitled to, direct the investment of such funds; provided, however, that in either event (i) such funds shall be either (y) immediately available or (z) available in accordance with a schedule which will permit the Master Servicers to meet the payment obligations for which the applicable Escrow Account was established, and (ii) the Master Servicers shall have no liability for any loss in investments of such funds that are invested pursuant to written instructions from the Mortgagor.

            (f) The relationship of each of the Master Servicers and the Special Servicers to the Trustee and the Paying Agent and to each other under this Agreement is intended by the parties to be that of an independent contractor and not of a joint venturer, partner or agent.

            (g) With respect to each Mortgage Loan, if required by the terms of the related Mortgage Loan, any Lock-Box Agreement or similar agreement, the applicable Master Servicer shall establish and maintain, in accordance with the Servicing Standard, one or more lock-box, cash management or similar accounts ("Lock-Box Accounts") to be held outside the Trust and maintained by such Master Servicer in accordance with the terms of the related Mortgage. No Lock-Box Account is required to be an Eligible Account, unless otherwise required pursuant to the related Mortgage Loan documents. The applicable Master Servicer shall apply the funds deposited in such accounts in accordance with terms of the related Mortgage Loan documents, any Lock-Box Agreement and in accordance with the Servicing Standard.

            (h) The applicable Master Servicer or any Primary Servicer on its behalf shall process all defeasances of Mortgage Loans in accordance with the terms of the Mortgage Loan documents, and shall be entitled to any fees paid relating thereto. The applicable Master Servicer shall not permit defeasance (or partial defeasance if permitted under the Mortgage Loan) of any Mortgage Loan on or before the second anniversary of the Closing Date unless such defeasance will not result in an Adverse REMIC Event and such Master Servicer has received an opinion of counsel to such effect and all items in the following sentence have been satisfied. Subsequent to the second anniversary of the Closing Date, the applicable Master Servicer, in connection with the defeasance of a Mortgage Loan shall require (to the extent it is not inconsistent with the Servicing Standard) that: (i) the defeasance collateral consists of "government securities" as defined in the 1940 Act, subject to Rating Agency approval, (ii) such Master Servicer has received evidence satisfactory to it, that the defeasance will not result in an Adverse REMIC Event, (iii) either (A) the related Mortgagor designates a Single-Purpose Entity (if the Mortgagor no longer complies) to own the Defeasance Collateral (subject to customary qualifications) or (B) such Master Servicer has established a Single-Purpose Entity to hold all Defeasance Collateral relating to the Defeasance Loans (in its corporate capacity and not as agent of or on behalf of the Trust or the Trustee), (iv) such Master Servicer has requested and received from the Mortgagor (A) an opinion of counsel that the Trustee will have a perfected, first priority security interest in such Defeasance Collateral and (B) written confirmation from a firm of independent accountants stating that payments made on such Defeasance Collateral in accordance with the terms thereof will be sufficient to pay the subject Mortgage Loan (or the defeased portion thereof in connection with a partial defeasance) in full on or before its Maturity Date (or, in the case of the ARD Loan, on or before its Anticipated Repayment Date) and to timely pay each subsequent Scheduled Payment, (v) (A) such Master Servicer shall receive a Rating Agency Confirmation if the Mortgage Loan (together with any other Mortgage Loan with which it is cross-collateralized) has a Principal Balance greater than the lesser of $20,000,000 and 5% of the Aggregate Certificate Balance (or such higher threshold as shall be published by S&P), unless such Rating Agency has waived in writing such Rating Agency Confirmation requirement or (B) if the Mortgage Loan is less than or equal to both of the amounts set forth in clause
(A), either a Notice and Certification in the form attached hereto as Exhibit Z (or such less restrictive form as shall be adopted by S&P) or a Rating Agency Confirmation is received from S&P and (vi) a Rating Agency Confirmation is received if the Mortgage Loan is one of the ten largest Mortgage Loans, by Principal Balance. Any customary and reasonable out-of-pocket expense incurred by the applicable Master Servicer pursuant to this Section 8.3(h) shall be paid by the Mortgagor of the Defeasance Loan pursuant to the related Mortgage, Mortgage Note or other pertinent document, if so allowed by the terms of such documents.

            The parties hereto acknowledge that, if a Seller shall have breached the representation set forth under the heading "Releases of Mortgaged Property" in Exhibit 2 to the Mortgage Loan Purchase Agreements, regarding the obligations of a Mortgagor to pay the costs of a tax opinion associated with the full or partial release or substitution of collateral for a Mortgage Loan because the related Mortgage Loan documents do not require the related Mortgagor to pay costs related thereto, to the extent an amount is due and not paid by the Mortgagor, then the sole obligation of the related Seller shall be to pay for such tax opinion. In addition, the parties hereto acknowledge that, if a Seller shall have breached the representation set forth under the heading "Defeasance and Assumption Costs" in Exhibit 2 to the Mortgage Loan Purchase Agreements, regarding the obligation of a Mortgagor to pay the reasonable costs and expenses associated with a defeasance or assumption of the related Mortgage Loan, because the related Mortgage Loan documents do not require the related Mortgagor to pay costs related thereto, including, but not limited to, amounts owed to one or both Rating Agencies, then the sole obligation of the related Seller shall be to pay an amount equal to such insufficiency or expense to the extent the related Mortgagor is not required to pay such amount. Promptly upon receipt of notice of such insufficiency or unpaid expenses or costs, the applicable Master Servicer shall request the related Seller to make such payment by deposit to the applicable Certificate Account. The related Seller shall have no obligation to pay for any of the foregoing costs if the applicable Mortgagor has an obligation to pay for such costs.

            In the case of a Specially Serviced Mortgage Loan, the applicable Master Servicer shall process any defeasance of such Specially Serviced Mortgage Loan in accordance with the original terms of the respective Mortgage Loan documents following a request by the applicable Special Servicer that such Master Servicer do so, which request shall be accompanied by a waiver of any condition of defeasance that an "event of default" under such Specially Serviced Mortgage Loan not have occurred or be continuing, and such Master Servicer shall be entitled to any fees paid relating to such defeasance. If such "event of default" is on account of an uncured payment default, the applicable Special Servicer will process the defeasance of such Specially Serviced Mortgage Loan, and such Special Servicer shall be entitled to any fees paid relating to such defeasance.

            (i) The applicable Master Servicer shall, as to each Mortgage Loan which is secured by the interest of the related Mortgagor under a ground lease, confirm whether or not on or prior to the date that is thirty (30) days after receipt of the related Servicer Mortgage File by such Master Servicer (or Primary Servicer, if applicable), the Seller has notified the related ground lessor of the transfer of such Mortgage Loan to the Trust pursuant to this Agreement, and informed such ground lessor that any notices of default under the related Ground Lease should thereafter be forwarded to such Master Servicer (as evidenced by delivery of a copy thereof to such Master Servicer). Such Master Servicer shall promptly notify the ground lessor if the Seller has failed to do so by the thirtieth day after the Closing Date.

            Section 8.4 Primary Servicing and Sub-Servicing

            (a) The parties hereto (A) acknowledge that the General Master Servicer has delegated certain of its obligations and assigned certain of its rights under this Agreement to each of the Primary Servicers pursuant to the respective Primary Servicing Agreements, the IXIS Sub-Servicer pursuant to the IXIS Sub-Servicing Agreement and the TIAA Sub-Servicer pursuant to the TIAA Sub-Servicing Agrement; and (B) agree: (1) in addition to those obligations specifically delegated by the General Master Servicer to the Primary Servicers under the applicable Primary Servicing Agreement, the IXIS Sub-Servicer under the IXIS Sub-Servicing Agreement and the TIAA Sub-Servicer under the TIAA Sub-Servicing Agreement, each Primary Servicer and (if so provided in the related Sub-Servicing Agreement) each Sub-Servicer shall also perform the General Master Servicer's obligations set forth in Section 2.1(d) of this Agreement as such Section relates to the Mortgage Loans serviced by it; (2) in addition to those rights specifically granted by the General Master Servicer to the Primary Servicers under the applicable Primary Servicing Agreement or any Sub-Servicer under the applicable Sub-Servicing Agreement, those rights set forth in Section 8.24 hereof accruing to the benefit of the General Master Servicer shall also accrue to the benefit of the Primary Servicers and each Sub-Servicer; (3) any indemnification or release from liability set forth in this Agreement accruing to the benefit of the General Master Servicer shall also, to the extent applicable, benefit the Primary Servicers and each Sub-Servicer; and (4) for each notice, certification, report, schedule, statement or other type of writing that a party hereto is obligated to deliver to the General Master Servicer in respect of Mortgage Loans for which a Primary Servicer or Sub-Servicer has been engaged, such party shall deliver to each of the applicable Primary Servicers or the applicable Sub-Servicer a copy of such notice, certification, report, schedule, statement or other type of writing at the time and in the same manner that any of the foregoing is required to be delivered to the General Master Servicer.

            Notwithstanding the provisions of any Primary Servicing Agreement, any Sub-Servicing Agreement or any other provisions of this Agreement, the Master Servicers shall remain obligated and liable to the Trustee, the Paying Agent, the Special Servicers and the Certificateholders for servicing and administering of the Mortgage Loans in accordance with the provisions of this Agreement to the same extent as if the applicable Master Servicer was alone servicing and administering the Mortgage Loans; provided, however, the foregoing shall not in any way limit or impair the indemnification provisions benefiting the Master Servicer in Section 8.25. The Master Servicer or applicable Primary Servicer shall supervise, administer, monitor, enforce and oversee the servicing of the applicable Mortgage Loans by any Sub-Servicer appointed by it. Other than with respect to the agreements with the Primary Servicers or the Sub-Servicers under agreements that are in effect as of the Closing Date, the terms of any arrangement or agreement between the Master Servicer or applicable Primary Servicer, on the one hand, and a Sub-Servicer, on the other, shall provide that such sub-servicing agreement or arrangement may be terminated, without cause (or, with respect to a sub-servicing agreement concerning the UCMFI Loans, with cause only, provided that "cause" will be determined in the same manner as cause is determined with respect to a Master Servicer pursuant to this Agreement) and without the payment of any termination fees, by the Trustee in the event such applicable Master Servicer or the applicable Primary Servicer is terminated in accordance with this Agreement or the applicable Primary Servicing Agreement. In addition, none of the Special Servicers, the Trustee, the Paying Agent or the Certificateholders shall have any direct obligation or liability (including, without limitation, indemnification obligations) with respect to any Sub-Servicer. The applicable Master Servicer or applicable Primary Servicer shall pay the costs of enforcement against any of its Sub-Servicers at its own expense, but shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement only to the extent that such recovery exceeds all amounts due in respect of the related Mortgage Loans or (ii) from a specific recovery of costs, expenses or attorneys fees against the party against whom such enforcement is directed. Notwithstanding the provisions of any Primary Servicing Agreement or any sub-servicing agreement, any of the provisions of this Agreement relating to agreements or arrangements between a Master Servicer, a Primary Servicer or a Sub-Servicer, or reference to actions taken through a Sub-Servicer or otherwise, the applicable Master Servicer, or applicable Primary Servicer shall remain obligated and liable to the Trustee, the Paying Agent, the applicable Special Servicer and the Certificateholders for the servicing and administering of the applicable Mortgage Loans in accordance with (and subject to the limitations contained within) the provisions of this Agreement or the applicable Primary Servicing Agreement without diminution of such obligation or liability by virtue of indemnification from a Sub-Servicer and to the same extent and under the same terms and conditions as if the applicable Master Servicer or applicable Primary Servicer alone were servicing and administering the Mortgage Loans.

            (b) Subject to the limitations of subsection (a), the Master Servicers or any Primary Servicer may appoint one or more sub-servicers (each, along with the IXIS Sub-Servicer and the TIAA Sub-Servicer, a "Sub-Servicer") to perform all or any portion of its duties hereunder for the benefit of the Trustee and the Certificateholders, provided, however, that any decision or recommendation involving the exercise of a Primary Servicer's discretion as a "lender" under any loan document with respect to a Mortgage Loan shall be exercised only by the Primary Servicer and may not be delegated to a Sub-Servicer.

            The General Master Servicer shall enter into a Primary Servicing Agreement with each Primary Servicer, the IXIS Sub-Servicering Agreement with the IXIS Sub-Servicer Agreement and the TIAA Sub-Servicing Agreement with the TIAA Sub-Servicer and shall not terminate such agreement except in accordance with the terms thereof. To the extent consistent with the rights of a Primary Servicer or a Sub-Servicer under this Agreement and the related Primary Servicing Agreement or Sub-Servicing Agreement, but not in limitation of any other rights granted to a Primary Servicer or a Sub-Servicer in this Agreement and/or in the Primary Servicing Agreement or a Sub-Servicing Agreement, such Primary Servicer or Sub-Servicer shall have all of the rights and obligations of a Sub-Servicer set forth herein.

            Notwithstanding any other provision set forth in this Agreement to the contrary, (i) each Primary Servicer's and each Sub-Servicer's rights and obligations under its respective Primary Servicing Agreement or Sub-Servicing Agreement shall expressly survive a termination of the General Master Servicer's servicing rights under this Agreement; provided that the applicable Primary Servicing Agreement or Sub-Servicing Agreement has not been terminated in accordance with its provisions, (ii) any successor General Master Servicer, including, without limitation, the Trustee (if it assumes the servicing obligations of the terminated General Master Servicer) shall be deemed to automatically assume and agree to each of the then current Primary Servicing Agreements or Sub-Servicing Agreement without further action upon becoming the successor General Master Servicer and (iii) this Agreement may not be modified in any manner which would increase the obligations or limit the rights of any Primary Servicer or any Sub-Servicer hereunder and/or under the applicable Primary Servicing Agreement or any Sub-Servicing Agreement, without the prior written consent of such Primary Servicer or the Sub-Servicer (which consent shall not be unreasonably withheld).

            If a task, right or obligation of the General Master Servicer is delegated to a Primary Servicer under a Primary Servicing Agreement, and such task, right or obligation involves or requires the consent of the General Special Servicer, then such Special Servicer shall accept the performance of such task, right or obligation by such Primary Servicer in accordance with the terms of this Agreement (including without limitation any time periods for consent or deemed consent to be observed by such Special Servicer) as if the General Master Servicer were performing it.

            Notwithstanding any provision of this Agreement, each of the parties hereto acknowledges and agrees that the Special Servicers, in such capacity, are neither a party to any Primary Servicing Agreement or Sub-Servicing Agreement, nor are they bound by any provision of any Primary Servicing Agreement or any Sub-Servicing Agreement in its capacity as Special Servicer. The Special Servicers hereby acknowledge the delegation of rights and duties hereunder by the Master Servicer pursuant to the provisions of the Primary Servicing Agreements and the Sub-Servicing Agreements.

            Section 8.5 Servicers May Own Certificates

            Any Master Servicer and any Primary Servicer and any agent of the Master Servicers or Primary Servicers in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not such Master Servicer, such Primary Servicer or such agent. Any such interest of any Master Servicer or any Primary Servicer or such agent in the Certificates shall not be taken into account when evaluating whether actions of such Master Servicer are consistent with its obligations in accordance with the Servicing Standard regardless of whether such actions may have the effect of benefiting the Class or Classes of Certificates owned by such Master Servicer.

            Section 8.6 Maintenance of Hazard Insurance, Other Insurance and
Taxes

            Subject to the limitations set forth below, each Master Servicer shall use reasonable efforts consistent with the Servicing Standard to cause the related Mortgagor to maintain for each Mortgaged Property (other than any REO Property) (A) a Standard Hazard Insurance Policy which does not provide for reduction due to depreciation in an amount that is at least equal to the lesser of (i) the full replacement cost of improvements securing such Mortgage Loan or
(ii) the outstanding Principal Balance of such Mortgage Loan but, in any event, in an amount sufficient to avoid the application of any co-insurance clause, (B) any terrorism insurance coverage for a Mortgage Loan, which the related Mortgagor is required to maintain under the related Mortgage, to the extent that such insurance is available at a commercially reasonable rate and (C) any other insurance coverage for a Mortgage Loan which the related Mortgagor is required to maintain under the related Mortgage; provided the applicable Master Servicer shall not be required to maintain earthquake insurance on any Mortgaged Property required by the related Mortgage unless such insurance was required at origination and is available at a commercially reasonable rate; provided, however, that the applicable Special Servicer shall have the right, but not the duty, to obtain, at the Trust's expense, earthquake insurance on any Mortgaged Property securing a Specially Serviced Mortgage Loan or an REO Property so long as such insurance is available at a commercially reasonable rate; provided, further, that a determination by a Master Servicer that terrorism insurance is not available at a commercially reasonable rate shall be subject to the approval of the Operating Adviser as set forth below. If the related Mortgagor does not maintain the insurance set forth in clauses (A), (B) and (C) above, then the applicable Master Servicer shall cause to be maintained such insurance with a Qualified Insurer and the payment of the cost of such insurance shall be a Servicing Advance; provided, that a determination by a Master Servicer that terrorism insurance should not be obtained on a force-placed basis shall be subject to the approval of the Operating Adviser as set forth below. Upon a Master Servicer's determination that terrorism insurance is not available at a commercially reasonable rate or that terrorism insurance should not be obtained on a force-placed basis, such Master Servicer shall notify the Operating Adviser. The Operating Adviser shall have five days after such notice to disapprove such determination. The failure of the Operating Adviser to provide notice of such disapproval in such time period shall be deemed approval. If the Operating Adviser provides such notice of disapproval within such time period, the Master Servicer shall obtain such insurance coverage and the cost of such insurance coverage shall be considered a Servicing Advance.

            Each Standard Hazard Insurance Policy maintained with respect to any Mortgaged Property that is not an REO Property shall contain, or have an accompanying endorsement that contains, a standard mortgagee clause. If, on the date of origination, the improvements on the Mortgaged Property are located in a designated special flood hazard area by the Federal Emergency Management Agency in the Federal Register, as amended from time to time (to the extent permitted under the related Mortgage Loan or as required by law), the applicable Master Servicer (with respect to any Mortgaged Property that is not an REO Property) shall cause flood insurance to be maintained. Such flood insurance shall be in an amount equal to the lesser of (i) the unpaid principal balance of the related Mortgage Loan or (ii) the maximum amount of such insurance available for the related Mortgaged Property under the national flood insurance program, if the area in which the improvements on the Mortgaged Property are located is participating in such program. Any amounts collected by the applicable Master Servicer under any such policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or property thus acquired or amounts released to the Mortgagor in accordance with the terms of the applicable Mortgage Loan) shall be deposited in the applicable Certificate Account.

            Any cost (such as insurance premiums and insurance broker fees but not internal costs and expenses of obtaining such insurance) incurred by a Master Servicer in maintaining any insurance pursuant to this Section 8.6 shall not, for the purpose of calculating monthly distributions to the Certificateholders or remittances to the Paying Agent for their benefit, be added to the Principal Balance of the Mortgage Loan, notwithstanding that the terms of the Mortgage Loan permit such cost to be added to the outstanding Principal Balance thereof. Such costs shall be paid as a Servicing Advance by such Master Servicer, subject to Section 4.4 hereof.

            Notwithstanding the above, a Master Servicer shall have no obligation beyond using its reasonable efforts consistent with the Servicing Standard to enforce such insurance requirements. Furthermore, a Master Servicer shall not be required in any event to maintain or obtain insurance coverage to the extent the Trustee as mortgagee does not have an insurable interest or beyond what is reasonably available at a commercially reasonable rate and consistent with the Servicing Standard. Each Master Servicer shall notify the Trustee in the event it makes such determination. Notwithstanding the foregoing, such determination shall be subject to the approval of the Operating Adviser with respect to terrorism insurance, as set forth in the first paragraph of this
Section 8.6. In any event, any determination of the availability of insurance at a commercially reasonable rate in connection with a Mortgage Loan need not be made more frequently than annually, but in any event, shall be made on the approximate date on (but not later than sixty (60) days thereafter) which the Master Servicer receives notice of the renewal, replacement or cancellation of coverage (as evidenced by the related insurance policy or insurance certificate). In addition, each Master Servicer shall be entitled to rely at its own expense on insurance consultants in connection with any such determination. In no event shall the Master Servicer be required to obtain any insurance coverage that would require a Servicing Advance that constitutes a Nonrecoverable Advance.

            Each Master Servicer shall conclusively be deemed to have satisfied its obligations as set forth in this Section 8.6 either (i) if such Master Servicer shall have obtained and maintained a master force placed or blanket insurance policy insuring against hazard losses on all of the applicable Mortgage Loans, it being understood and agreed that such policy may contain a deductible clause on terms substantially equivalent to those commercially available and maintained by comparable servicers consistent with the Servicing Standard, and provided that such policy is issued by a Qualified Insurer or (ii) if such Master Servicer, provided that its or its parent's long-term rating is not less than "A" by S&P and Fitch, self-insures for its obligations as set forth in the first paragraph of this Section 8.6. In the event that a Master Servicer shall cause any Mortgage Loan to be covered by such a master force placed or blanket insurance policy, the incremental cost of such insurance allocable to such Mortgage Loan (i.e., other than any minimum or standby premium payable for such policy whether or not any Mortgage Loan is then covered thereby), if not borne by the related Mortgagor, shall be paid by such Master Servicer as a Servicing Advance. If such policy contains a deductible clause, the applicable Master Servicer shall, if there shall not have been maintained on the related Mortgaged Property a policy complying with this Section 8.6 and there shall have been a loss that would have been covered by such policy, deposit in the applicable Certificate Account the amount not otherwise payable under such master force placed or blanket insurance policy because of such deductible clause to the extent that such deductible exceeds (i) the deductible under the related Mortgage Loan or (ii) if there is no deductible limitation required under the Mortgage Loan, the deductible amount with respect to insurance policies generally available on properties similar to the related Mortgaged Property which is consistent with the Servicing Standard, and deliver to the Trustee an Officer's Certificate describing the calculation of such amount. In connection with its activities as administrator and servicer of the Mortgage Loans, the applicable Master Servicer agrees to present, on its behalf and on behalf of the Trustee, claims under any such master force placed or blanket insurance policy.

            With respect to each Mortgage Loan, the applicable Master Servicer shall maintain accurate records with respect to each related Mortgaged Property reflecting the status of taxes, assessments and other similar items that are or may become a lien on the related Mortgaged Property and the status of insurance premiums payable with respect thereto. From time to time, the applicable Master Servicer (other than with respect to REO Mortgage Loans) shall, except in the case of Mortgage Loans under which Escrow Amounts are not held by the applicable Master Servicer (i) obtain all bills for the payment of such items (including renewal premiums), and (ii) effect payment of all such bills, taxes and other assessments with respect to such Mortgaged Properties prior to the applicable penalty or termination date, in each case employing for such purpose Escrow Amounts as allowed under the terms of the related Mortgage Loan. If a Mortgagor fails to make any such payment on a timely basis or collections from the Mortgagor are insufficient to pay any such item before the applicable penalty or termination date, the applicable Master Servicer in accordance with the Servicing Standard shall use its reasonable efforts to pay as a Servicing Advance the amount necessary to effect the payment of any such item prior to such penalty or termination date (or, with respect to real estate taxes, prior to the earlier of the imposition of late tax payment penalty charges or the notice of intent to create a tax lien on the Mortgaged Property), subject to
Section 4.4 hereof. No costs incurred by the Master Servicers or the Trustee, or the Fiscal Agent as the case may be, in effecting the payment of taxes and assessments on the Mortgaged Properties and related insurance premiums and ground rents shall, for the purpose of calculating distributions to Certificateholders, be added to the Principal Balance of the Mortgage Loans, notwithstanding that the terms of such Mortgage Loans permit such costs to be added to the outstanding principal balances of such Mortgage Loans.

            Section 8.7 Enforcement of Due-On-Sale Clauses; Assumption Agreements; Due-On-Encumbrance Clause

            (a) In the event a Master Servicer receives a request from a Mortgagor pursuant to the provisions of any Mortgage Loan (other than a Specially Serviced Mortgage Loan) that expressly permits, subject to any conditions set forth in the Mortgage Loan documents, the assignment of the related Mortgaged Property to, and assumption of such Mortgage Loan by, another Person, such Master Servicer (or, if applicable, a Primary Servicer) shall obtain relevant information for purposes of evaluating such request and no Special Servicer shall have an obligation to review or consent to such request. For the purpose of the foregoing sentence, the term "expressly permits" shall include outright permission to assign, permission to assign upon satisfaction of certain conditions or prohibition against assignment except upon the satisfaction of stated conditions. With respect to each Mortgage Loan that does not "expressly permit" an assignment or assumption, if such Master Servicer (or, if such Mortgage Loan is serviced by a Primary Servicer, the Primary Servicer) recommends to approve such assignment, the Master Servicer shall provide to the applicable Special Servicer and the Operating Adviser (or, with respect to a recommendation by the Primary Servicer, to the applicable Master Servicer, the Special Servicer and the Operating Adviser, simultaneously) a copy of such recommendation and the materials upon which such recommendation is based (which information shall consist of the information to be included in the Assignment and Assumption Submission to the applicable Special Servicer, in the form attached hereto as Exhibit U) and all other information related to such assignment and assumption in its possession reasonably requested by the Special Servicer and (A) the applicable Special Servicer shall have the right hereunder to grant or withhold consent to any such request for such assignment and assumption in accordance with the terms of the Mortgage Loan and this Agreement, and such Special Servicer shall not unreasonably withhold such consent and any such decision of such Special Servicer shall be in accordance with the Servicing Standard, (B) failure of the applicable Special Servicer to notify the Master Servicer in writing within ten Business Days following such Master Servicer's or the applicable Primary Servicer's delivery of the recommendation described above and the Assignment and Assumption Submission to the Special Servicer on which the recommendation is based, of its determination to grant or withhold such consent shall be deemed to constitute a grant of such consent; provided, that, if the applicable Special Servicer reasonably requests additional information from the Master Servicer on which to base its decision, the foregoing ten Business Day period in which the Special Servicer has to consent to the Assignment and Assumption Submission shall cease to run on the Business Day on which the Special Servicer makes such request and shall resume to run on the Business Day on which the Special Servicer receives such additional information, and (C) the Master Servicer or Primary Servicer shall not permit any such assignment or assumption unless it has received the written consent of the applicable Special Servicer or such consent has been deemed to have been granted as described in the preceding clause (B). The Special Servicers hereby acknowledge the delegation of rights and duties hereunder by the Master Servicers pursuant to the provisions of each Primary Servicing Agreement. If a Special Servicer withholds consent pursuant to the provisions of this Agreement, it shall provide the applicable Master Servicer or any applicable Primary Servicer with a written statement and a verbal explanation as to its reasoning and analysis within the time frame specified in (B) of the preceding sentence. Upon consent or deemed consent by such Special Servicer to such proposed assignment and assumption, the applicable Master Servicer shall process such request of the related Mortgagor and shall be authorized to enter into an assignment and assumption or substitution agreement with the Person to whom the related Mortgaged Property has been or is proposed to be conveyed, and/or release the original Mortgagor from liability under the related Mortgage Loan and substitute as obligor thereunder the Person to whom the related Mortgaged Property has been or is proposed to be conveyed; provided, however, that the applicable Master Servicer shall not enter into any such agreement to the extent that any terms thereof would result in an Adverse REMIC Event or create any lien on a Mortgaged Property that is senior to, or on parity with, the lien of the related Mortgage. In the event that the applicable Master Servicer shall require a Nondisqualification Opinion in order to process a request for a substitution, such Master Servicer shall use its reasonable efforts in accordance with the Servicing Standard to collect the related costs, expenses and fees from the Mortgagor to the extent the related Mortgage Loan documents require the related Mortgagor to pay such amounts. To the extent permitted by applicable law, the Master Servicers shall not enter into such an assumption or substitution agreement unless the credit status of the prospective new Mortgagor is in conformity to the terms of the related Mortgage Loan. In making its recommendation, the Master Servicers shall evaluate such conformity in accordance with the Servicing Standard. The Master Servicers shall not condition approval of any request for assumption of a Mortgage Loan on an increase in the interest rate of such Mortgage Loan. Each Master Servicer shall notify the Trustee, the Paying Agent, the applicable Special Servicer and the Operating Adviser of any assignment and assumption or substitution agreement executed pursuant to this Section 8.7(a). Each Master Servicer, as applicable, shall be entitled to (as additional servicing compensation) 50% of any assumption fee collected from a Mortgagor in connection with an assignment and assumption or substitution of a non-Specially Serviced Mortgage Loan (except that with respect to the UCMFI Loans, such Master Servicer shall be entitled to 100% of such fee in connection with (a) any assignment and assumption or substitution with respect to which the consent of the Special Servicer was not required or (b) any assignment and assumption or substitution that is "expressly permitted" pursuant to the terms of the related Mortgage Loan), as executed pursuant to this Section 8.7(a) and the applicable Special Servicer shall be entitled to (as additional special servicing compensation) the other 50% of such fee relating to the non-Specially Serviced Mortgage Loans (except with respect to the Mortgage Loans sold to the Trust by UCMFI, with respect to which such Special Servicer's consent was not required in connection therewith); provided that any such fees payable to a Master Servicer pursuant to this paragraph shall be divided between such Master Servicer and any related Primary Servicer as set forth in the applicable Primary Servicing Agreement.

            The General Special Servicer acknowledges that the General Master Servicer has delegated certain tasks, rights and obligations to the Primary Servicers of the UCMFI Loans, the Principal Loans, the WaMu Loans and the MM Loans and with respect to Post Closing Requests (as defined in the applicable Primary Servicing Agreements) pursuant to Section 8.4 of this Agreement. Such Primary Servicing Agreements classify certain Post Closing Requests as Category 1 Requests (as defined in the Primary Servicing Agreements), and grant the related Primary Servicers certain authority to evaluate and process such requests in accordance with this Agreement, the applicable Primary Servicing Agreement and the applicable Mortgage Loan documents.

            With respect to a Category 1 Request that involves a condition, term or provision that requires, or specifies a standard of, consent or approval of the applicable Mortgagee under the Mortgage Loan documents, the Primary Servicing Agreements for the UCMFI Loans, the Principal Loans, the WaMu Loans and the MM Loans provide for the General Master Servicer's (or, with respect to the MM Loans and the Principal Loans, the Primary Servicer's) determination of materiality of such condition, term or provision requiring approval or consent and the referral of such condition, term or provision to the General Special Servicer for consent in accordance with the terms of the applicable Primary Servicing Agreements upon a determination of materiality. The General Special Servicer hereby acknowledges such provisions. Nothing in this Agreement, however, shall grant the Primary Servicers for the UCMFI Loans, the Principal Loans, the WaMu Loans or the MM Loans greater authority, discretion or delegated rights over Post Closing Requests than are set forth in the applicable Primary Servicing Agreement.

            In addition, the General Special Servicer acknowledges that the General Master Servicer has delegated certain tasks, rights and obligations to the Primary Servicers of the UCMFI Loans, the Principal Loans, the WaMu Loans and the MM Loans with respect to enforcement of due-on-sale clauses, assumption agreements and due-on-encumbrance clauses pursuant to Section 8.4 of this Agreement. Such Primary Servicing Agreement grants the Primary Servicer certain authority to evaluate and process certain requests with respect thereto in accordance with this Agreement or the applicable Primary Servicing Agreement and the applicable Mortgage Loan documents. Such Primary Servicer is not required to obtain the consent of the General Master Servicer with respect to requests for transfers that are expressly permitted pursuant to the applicable Mortgage Loan documents. With respect to other requests specified in the related Primary Servicing Agreement that require the approval of the General Special Servicer and subject to the terms and provisions of the related Primary Servicing Agreement, the Primary Servicer may forward its recommendation directly to the Special Servicer (with a copy to the General Master Servicer) or it may forward its recommendation with respect to such request to the General Master Servicer. The General Master Servicer shall forward such recommendation to the General Special Servicer within five (5) Business Days of receipt thereof and shall inform the applicable Primary Servicer of the General Special Servicer's decision with respect to such request within one (1) Business Day after receipt of such decision from the Special Servicer or the date on which the General Special Servicer's time to respond has lapsed.

            In addition, the Special Servicer acknowledges that, pursuant to each Sub-Servicing Agreement, the Master Servicer has delegated certain tasks, rights and obligations with respect to the IXIS Loans and the TIAA Loans to the IXIS Sub-Servicer and the TIAA Sub-Servicer, respectively.

            (b) Reserved.

            (c) Neither the Master Servicers nor the Special Servicers shall have any liability, and shall be indemnified by the Trust for any liability to the Mortgagor or the proposed assignee, for any delay in responding to requests for assumption, if the same shall occur as a result of the failure of the Rating Agencies, or any of them, to respond to such request in a reasonable period of time.

            (d) If any Mortgage Loan that is not a Specially Serviced Mortgage Loan contains a provision in the nature of a "due-on-sale" clause, which by its terms (i) provides that such Mortgage Loan shall (or may at the mortgagee's option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property or ownership interest in the related Mortgagor, or (ii) provides that such Mortgage Loan may not be assumed or ownership interests in the related Mortgagor may not be transferred without the consent of the related mortgagee in connection with any such sale or other transfer, then, the applicable Master Servicer's review and determination to either (A) enforce such due-on-sale clause (unless, with respect to the MM Loans, such enforcement is not permitted pursuant to the related Mortgage Loan documents) or (B) if in the best economic interest of the Trust, waive the effect of such provision, shall be processed in the same manner as in Section 8.7(a); provided, however, that if the Principal Balance of such Mortgage Loan (together with any other Mortgage Loan with which it is cross-collateralized) at such time equals or exceeds 5% of the Aggregate Certificate Balance or exceeds $35,000,000 or is one of the then current top 10 loans (by Principal Balance) in the pool, then prior to waiving the effect of such provision, the applicable Master Servicer shall obtain Rating Agency Confirmation regarding such waiver. In connection with the request for such consent, such Master Servicer shall prepare and deliver to S&P and Fitch a memorandum outlining its analysis and recommendation in accordance with the Servicing Standard, together with copies of all relevant documentation. Each Master Servicer shall promptly forward copies of the assignment and assumption documents relating to any Mortgage Loan to the applicable Special Servicer, the Paying Agent and the Trustee, and such Master Servicer shall promptly thereafter forward such documents to the Rating Agencies. The applicable Special Servicer and the applicable Master Servicer shall each be entitled to (as additional compensation) 50% of any fee collected from a Mortgagor in connection with the granting or withholding such consent with respect to Mortgage Loans that are not Specially Serviced Mortgage Loans; provided, that with respect to the UCMFI Loans, the applicable Special Servicer shall only be entitled to 50% of such fee if such Special Servicer's consent was required in connection therewith; provided, further, that such fees that are allocated to a Master Servicer pursuant hereto shall be divided between such Master Servicer and any applicable Primary Servicer as set forth in the related Primary Servicing Agreement.

            (e) Each Master Servicer, as applicable, shall have the right to consent to any transfers of an interest in a Mortgagor of a Mortgage Loan that is not a Specially Serviced Mortgage Loan, to the extent such transfer is to a party or entity specifically named or described under the terms of the related Mortgage Loan, and the NCB Master Servicer shall be permitted to consent to any transfer of an interest in a Mortgagor under a Co-op Loan in connection with a transfer of cooperative units therein to the extent such consent is required under the terms of the related Mortgage Loan, in each case including any consent to transfer to any subsidiary or Affiliate of Mortgagor, to a Person acquiring less than a majority interest in the Mortgagor or to an entity of which the Mortgagor is the controlling beneficial owner; provided, however, that if (i) the Principal Balance of such Mortgage Loan (together with any other Mortgage Loan with which it is cross-collateralized) at such time equals or exceeds 5% of the Aggregate Certificate Balance or is one of the then current top 10 loans (by Principal Balance) in the pool (provided that such Mortgage Loan has a then current Principal Balance of $5,000,000 or more), and (ii) the transfer is of an equity interest in the Mortgagor greater than 49%, then prior to consenting, such Master Servicer shall obtain a Rating Agency Confirmation regarding such consent, the costs of which to be payable by the related Mortgagor to the extent provided for in the Mortgage Loan documents. Each Master Servicer, as applicable, shall be entitled to collect and receive from Mortgagors any customary fees in connection with such transfers of interest as additional servicing compensation to the extent such Master Servicer's collection of such fees is not expressly prohibited under the related loan documents for the Mortgage Loan.

            (f) The Trustee for the benefit of the Certificateholders shall execute any necessary instruments in the form presented to it by the applicable Master Servicer (pursuant to subsection (a) or (d)) for such assignments and assumptions agreements. Upon the closing of the transactions contemplated by such documents, the applicable Master Servicer shall cause the originals of the assignment and assumption agreement, the release (if any), or the modification or supplement to the Mortgage Loan to be delivered to the Trustee except to the extent such documents have been submitted to the recording office, in which event such Master Servicer shall promptly deliver copies of such documents to the Trustee and the applicable Special Servicer.

            (g) If any Mortgage Loan (other than a Specially Serviced Mortgage Loan or a Co-op Mortgage Loan as to which the NCB, FSB Subordinate Debt Conditions have been satisfied) which contains a provision in the nature of a "due-on-encumbrance" clause, which by its terms:

            (i) provides that such Mortgage Loan shall (or may at the mortgagee's option) become due and payable upon the creation of any additional lien or other encumbrance on the related Mortgaged Property or a lien on the ownership interest in the Mortgagor; or

            (ii) requires the consent of the Mortgagee to the creation of any such additional lien or other encumbrance on the related Mortgaged Property,

then, as long as such Mortgage Loan is included in the Trust, the applicable Master Servicer, on behalf of the Trustee as the Mortgagee of record, shall exercise (or, subject to Section 8.18, waive its right to exercise) any right it may have with respect to such Mortgage Loan (x) to accelerate the payments thereon, or (y) to withhold its consent to the creation of any such additional lien or other encumbrance, in a manner consistent with the Servicing Standard, sub-section (h) below and Section 8.18 hereof. The applicable Master Servicer shall not waive the effect of such provision without first obtaining Rating Agency Confirmation regarding such waiver and complying with the provisions of the next succeeding paragraph; provided, however, that such Rating Agency Confirmation shall only be required if the applicable Mortgage Loan (x) represents 2% or more of the Principal Balance of all of the Mortgage Loans held by the Trust or is one of the 10 largest Mortgage Loans based on Principal Balance or (y) such Mortgage Loan has a Loan-to-Value Ratio (which includes Junior Indebtedness, if any) that is greater than or equal to 85% and a Debt Service Coverage Ratio (which includes debt service on any Junior Indebtedness) that is less than 1.2x.

            (h) Without limiting the generality of the preceding paragraph, in the event that a Master Servicer receives a request for a waiver of any "due-on-encumbrance" clause under any Mortgage Loan (other than a Co-op Mortgage Loan as to which the NCB, FSB Subordinate Debt Conditions have been satisfied), the applicable Master Servicer shall obtain relevant information for purposes of evaluating such request for a waiver. If the applicable Master Servicer recommends to waive such clause, such Master Servicer shall provide to the applicable Special Servicer a copy of such recommendation and the materials upon which such recommendation is based (which information shall consist of the information to be included in the Additional Lien, Monetary Encumbrance and Mezzanine Financing Submission Package to such Special Servicer, in the form attached hereto as Exhibit V and any other information in its possession reasonably requested by such Special Servicer) and (A) the applicable Special Servicer shall have the right hereunder to grant or withhold consent to any such request in accordance with the terms of the Mortgage Loan and this Agreement, and such Special Servicer shall not unreasonably withhold such consent and any such decision of such Special Servicer shall be in accordance with the Servicing Standard, (B) failure of the applicable Special Servicer to notify the applicable Master Servicer in writing, within ten Business Days following such Master Servicer's delivery of the recommendation described above and the complete Additional Lien, Monetary Encumbrance and Mezzanine Financing Submission Package and any other information in its possession reasonably requested by such Special Servicer to such Special Servicer on which the recommendation is based, of its determination to grant or withhold such consent shall be deemed to constitute a grant of such consent and (C) the applicable Master Servicer shall not permit any such waiver unless it has received the written consent of the applicable Special Servicer or such consent has been deemed to have been granted as described in the preceding sentence. If the applicable Special Servicer withholds consent pursuant to the foregoing provisions, it shall provide the applicable Master Servicer with a written statement and a verbal explanation as to its reasoning and analysis. Upon consent or deemed consent by the applicable Special Servicer to such proposed waiver, the applicable Master Servicer shall process such request of the related Mortgagor subject to the other requirements set forth above.

            (i) The parties hereto acknowledge that, if a Seller shall have breached the representation set forth under the heading "Defeasance and Assumption Costs" in Exhibit 2 to the Mortgage Loan Purchase Agreements, regarding the obligation of a Mortgagor to pay the reasonable costs and expenses of obtaining any Rating Agency Confirmation in connection with an assumption or defeasance of the related Mortgage Loan because the related mortgage loan documents do not require the Mortgagor to pay costs related thereto, then it shall be the sole obligation of the related Seller to pay an amount equal to such insufficiency to the extent the related Mortgagor is not required to pay such amount. Promptly upon receipt of notice of such insufficiency, the applicable Master Servicer or the applicable Special Servicer, as applicable, shall request the related Seller to make such payment by deposit to the applicable Certificate Account. The applicable Master Servicer may not waive such payment by the Mortgagor (and then seek payment for such costs and expenses from the Seller) and shall use its reasonable efforts to collect such amounts from the Mortgagor to the extent the related mortgage loan documents require the related Mortgagor to pay such amounts.

            (j) Notwithstanding the foregoing, and regardless of whether a particular Co-op Mortgage Loan contains specific provisions regarding the incurrence of subordinate debt, or prohibits the incurrence of subordinate debt, or requires the consent of the Mortgagee in order to incur subordinate debt, the NCB Master Servicer may, nevertheless, in accordance with the Servicing Standard, without the need to obtain any consent hereunder (and without the need to obtain a Rating Agency Confirmation), permit the related Borrower to incur subordinate debt if the NCB, FSB Subordinate Debt Conditions have been met (as certified in writing to the Trustee and the Operating Advisor by the NCB Master Servicer no later than five Business Days prior to the making of the subject subordinate loan without right of reimbursement from the Trust) which certification shall include notice of the circumstances of the waiver, including information necessary for the Operating Advisor to determine whether the NCB, FSB Subordinate Debt Conditions have been satisfied; provided, that, subject to the related Mortgage Loan documents and applicable law, the NCB Master Servicer shall not waive any right it has, or grant any consent it is otherwise entitled to withhold, in accordance with any related "due-on-encumbrance" clause under any Mortgage Loan, pursuant to this paragraph, unless in any such case, all associated costs and expenses are covered without any expense to the Trust.

            Section 8.8 Trustee to Cooperate; Release of Trustee Mortgage Files

            Upon the payment in full of any Mortgage Loan, the complete defeasance of a Mortgage Loan, satisfaction or discharge in full of any Specially Serviced Mortgage Loan or the receipt by a Master Servicer of a notification that payment in full (or such payment, if any, in connection with the satisfaction and discharge in full of any Specially Serviced Mortgage Loan) will be escrowed in a manner customary for such purposes, and upon notification by the applicable Master Servicer in the form of a certification (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the applicable Certificate Account have been or will be so deposited) of a Servicing Officer and a request for release of the Trustee Mortgage File in the form of Exhibit C hereto the Trustee shall promptly release the related Trustee Mortgage File to the applicable Master Servicer and the Trustee shall execute and deliver to such Master Servicer the deed of reconveyance or release, satisfaction or assignment of mortgage or such instrument releasing the lien of the Mortgage, as directed by such Master Servicer together with the Mortgage Note. The provisions of the immediately preceding sentence shall not, in any manner, limit or impair the right of the Master Servicers to execute and deliver, on behalf of the Trustee, the Certificateholders or any of them, any and all instruments of satisfaction, cancellation or assignment without recourse, representation or warranty, or of partial or full release or discharge and all other comparable instruments, with respect to the Mortgage Loans, and with respect to the Mortgaged Properties held for the benefit of the Certificateholders. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Distribution Account but shall be paid by the applicable Master Servicer except to the extent that such expenses are paid by the related Mortgagor in a manner consistent with the terms of the related Mortgage and applicable law. From time to time and as shall be appropriate for the servicing of any Mortgage Loan, including for such purpose, collection under any policy of flood insurance, any Servicer Fidelity Bond or Errors and Omissions Policy, or for the purposes of effecting a partial or total release of any Mortgaged Property from the lien of the Mortgage or the making of any corrections to the Mortgage Note or the Mortgage or any of the other documents included in the Trustee Mortgage File, the Trustee shall, upon request of the applicable Master Servicer and the delivery to the Trustee of a Request for Release signed by a Servicing Officer, in the form of Exhibit C hereto, release the Trustee Mortgage File to such Master Servicer or the applicable Special Servicer, as the case may be.

            Section 8.9 Documents, Records and Funds in Possession of the Master Servicers to Be Held for the Trustee for the Benefit of the Certificateholders

            Notwithstanding any other provisions of this Agreement, each Master Servicer shall transmit to the Trustee, to the extent required by this Agreement, all documents and instruments coming into the possession of such Master Servicer from time to time and shall account fully to the Trustee and the Paying Agent for any funds received or otherwise collected thereby, including Liquidation Proceeds or Insurance Proceeds in respect of any Mortgage Loan. All Servicer Mortgage Files and funds collected or held by, or under the control of, each Master Servicer in respect of such Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds or Insurance Proceeds, including any funds on deposit in the applicable Certificate Accounts, shall be held by the applicable Master Servicer for and on behalf of the Trustee and the Certificateholders and shall be and remain the sole and exclusive property of the Trustee, subject to the applicable provisions of this Agreement. Each Master Servicer agrees that it shall not create, incur or subject any Servicer Mortgage Files or Trustee Mortgage File or any funds that are deposited in the Certificate Accounts or the applicable Escrow Accounts, or any funds that otherwise are or may become due or payable to the Trustee or the Paying Agent, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance, or assert by legal action or otherwise any claim or right of setoff against any Servicer Mortgage Files or Trustee Mortgage File or any funds collected on, or in connection with, a Mortgage Loan, except, however, that the Master Servicers shall be entitled to receive from any such funds any amounts that are properly due and payable to the Master Servicers under this Agreement.

            Section 8.10 Servicing Compensation

            (a) As compensation for its activities hereunder, each Master Servicer shall be entitled to the Master Servicing Fee and the General Master Servicer shall be entitled to the Primary Servicing Fee (except with respect to the NCB, FSB Loans), which shall be payable by the Trust from amounts held in the applicable Certificate Accounts or otherwise collected from the Mortgage Loans as provided in Section 5.2. The General Master Servicer shall be required to pay to the Primary Servicers the related Primary Servicing Fees (except with respect to the NCB, FSB Loans), which shall be payable by the Trust from amounts as provided in Section 5.1(c), unless retained by the Primary Servicers from amounts transferred to the General Master Servicer in accordance with the terms of the Primary Servicing Agreements. The Master Servicers shall be required to pay to the holders of the rights to the Excess Servicing Fees (including, if applicable, the applicable Master Servicer), the Excess Servicing Fees, which shall be payable by the Trust as provided in Section 5.1(c), unless otherwise retained by the holders of such rights. Notwithstanding anything herein to the contrary, if any of the holders of the right to receive Excess Servicing Fees resigns or is no longer a Master Servicer or Primary Servicer (to the extent that such Person was ever a Master Servicer or a Primary Servicer), as applicable, for any reason, it will continue to have the right to receive its portion of the Excess Servicing Fee, and any of the holders of the right to receive Excess Servicing Fees shall have the right to assign its portion of the Excess Servicing Fee, whether or not it is then acting as a Master Servicer or Primary Servicer hereunder. The General Master Servicer shall also be entitled to the Primary Servicing Fee (except with respect to the NCB, FSB Loans), which shall be payable by the Trust from amounts held in the applicable Certificate Account (or a sub-account thereof) or otherwise collected from the Mortgage Loans as provided in Section 5.2, provided that the Primary Servicing Fee payable to the General Master Servicer shall only be collected from the Mortgage Loans set forth on Schedule III, Schedule IV, Schedule V and Schedule VIII. There shall be no Primary Servicing Fee payable with respect to the NCB, FSB Loans.

            (b) Additional servicing compensation in the form of application fees, assumption fees, extension fees, servicing fees, default interest payable at a rate above the Mortgage Rate (net of any amount used to pay Advance Interest), Modification Fees, forbearance fees, Late Fees (net of any amount used to pay Advance Interest), other usual and customary charges and fees actually received from Mortgagors and any other fees listed in any of the Primary Servicing Agreements, all such fees subject to allocation pursuant to such Primary Servicing Agreements, shall be retained by the applicable Master Servicer, provided that the applicable Master Servicer shall be entitled to receive (i) 50% (or, with respect to the UCMFI Loans and matters that do not require the consent of the Special Servicer, 100%) of assumption fees collected on Mortgage Loans that are not Specially Serviced Mortgage Loans as provided in
Section 8.7(a), (ii) 100% of application fees, default interest (net of the default interest used to pay Advance Interest, as set forth above), forbearance fees, Late Fees (net of any amount used to pay Advance Interest) and Modification Fees on Mortgage Loans that are not Specially Serviced Mortgage Loans as provided in Section 8.18 hereof; and (iii) 100% of any modification or extension fees collected from the related Mortgagor in connection with the extension of the Maturity Date of any Mortgage Loan as provided in Section 8.18; provided, however, that the applicable Master Servicer shall not be entitled to any such fees in connection with any Specially Serviced Mortgage Loans and, such fees will be subject to the allocations set forth in the Primary Servicing Agreements. If the applicable Master Servicer collects any amount payable to the applicable Special Servicer hereunder in connection with an REO Mortgage Loan or Specially Serviced Mortgage Loan, the applicable Master Servicer shall promptly remit such amount to the applicable Special Servicer as provided in Section 5.2. The applicable Master Servicer shall be required to pay (in the manner otherwise provided herein) all applicable expenses incurred by it in connection with its servicing activities hereunder.

            (c) Notwithstanding any other provision herein, the Master Servicing Fee payable to each Master Servicer for each monthly period relating to each Determination Date shall be reduced by an amount equal to the Compensating Interest (if any) relating to Mortgage Loans serviced by such Master Servicer for such Determination Date.

            (d) Each Master Servicer, as applicable, shall also be entitled to additional servicing compensation of (i) an amount equal to the excess, if any, of the aggregate Prepayment Interest Excess relating to its respective Mortgage Loans (including any Specially Serviced Loans) for each Distribution Date over the aggregate Prepayment Interest Shortfalls for such Mortgage Loans for such Distribution Date, (ii) interest or other income earned on deposits in the applicable Certificate Account and the Distribution Account (but only to the extent of the net investment earnings, if any, with respect to each such account), and, (iii) to the extent not required to be paid to any Mortgagor under applicable law, any interest or other income earned on deposits in its respective Escrow Accounts.

            Section 8.11 Master Servicer Reports; Account Statements

            (a) For each Distribution Date, (i) each Master Servicer shall deliver to the Paying Agent on the related Report Date, the Loan Periodic Update File with respect to such Distribution Date, (ii) each Master Servicer shall report to the Paying Agent on the related Advance Report Date, the amount of any P&I Advance to be made by such Master Servicer on the related Master Servicer Remittance Date and (iii) each Master Servicer shall notify the Paying Agent as soon as reasonably possible, but no later than noon, New York City time on the Master Servicer Remittance Date, of the amount of any Principal Payments and Balloon Payments received by the Business Day immediately preceding the Master Servicer Remittance Date, which amounts were not reported pursuant to clause (i) or (ii) immediately above. Each Special Servicer is required to provide, in the form required under Section 9.32, all information relating to Specially Serviced Mortgage Loans in order for the applicable Master Servicer to satisfy its duties in this Section 8.11 not later than one Business Day prior to the date such Master Servicer is required to distribute any report. Each Master Servicer shall be entitled in good faith to rely on and shall have no liability for information provided by third parties, including the Special Servicers.

            (b) Each Master Servicer shall notify the Trustee and the Paying Agent on or before the Closing Date of the initial location of the applicable Certificate Accounts and, promptly following any change in location of any Certificate Account, the new location thereof.

            (c) Each Master Servicer shall promptly inform the applicable Special Servicer of the name, account number, location and other necessary information concerning the applicable Certificate Accounts in order to permit such Special Servicer to make deposits therein.

            (d) Reserved.

            (e) Each Master Servicer shall deliver a copy of any reports or information delivered to the Trustee or the Paying Agent pursuant to subsection
(a) or subsection (b) of this Section 8.11 to the Depositor, the applicable Special Servicer, the Operating Adviser and each Rating Agency, in each case upon request by such Person and only to the extent such reports and information are not otherwise required to be delivered to such Person under any provision of this Agreement.

            (f) Notwithstanding any provision of this Agreement to the contrary, the Master Servicers shall not have any obligation to deliver any statement, notice or report that is then made available on such Master Servicer's website or the Paying Agent's Website, provided that it has notified all parties entitled to delivery of such reports, by electronic mail or other notice provided in this Agreement, to the effect that such statements, notices or reports shall thereafter be made available on such website from time to time.

            (g) Each Master Servicer shall deliver or cause to be delivered to the Paying Agent the following CMSA Reports with respect to the Mortgage Loans serviced by such Master Servicer (and, if applicable, the related REO Properties) providing the required information as of the related Determination Date upon the following schedule: (i) a CMSA Comparative Financial Status Report not later than each Report Date, commencing in April 2005; (ii) a CMSA Operating Statement Analysis Report, the CMSA Financial File and the CMSA NOI Adjustment Worksheet in accordance with Section 8.14 of this Agreement; (iii) a CMSA Servicer Watch List in accordance with and subject to the terms of Section 8.11(h) on each Report Date, commencing in April 2005; (iv) a CMSA Loan Setup File (with respect to the initial Distribution Date only) not later than the Report Date in March 2005; (v) a CMSA Loan Periodic Update File not later than each Report Date commencing in March 2005 (a March 2005 report will be issued by the Master Servicer in the format and with the content as reasonably agreed by the Master Servicer and the Trustee) (which CMSA Loan Periodic Update File shall be accompanied by a Monthly Additional Report on Recoveries and Reimbursements);
(vi) a CMSA Property File on each Report Date, commencing in April 2005; (vii) a CMSA Delinquent Loan Status Report on each Report Date, commencing in April 2005; (viii) a CMSA Historical Loan Modification and Corrected Mortgage Loan Report not later than each Report Date, commencing in April 2005; (ix) a CMSA Historical Liquidation Report not later than each Report Date, commencing in April 2005; and (x) a CMSA REO Status Report on each Report Date, commencing in April 2005. In the case of the CMSA Property File, the CMSA Comparitive Financial Status Reports, the quarterly CMSA Operating Statement Analysis Report and quarterly CMSA Financial File, with respect to the MM Loans, the Master Servicer will only be required to deliver such reports at the level of frequency at which the related Mortgagor is required to deliver the applicable financial information to the lender (which generally is annually). The information that pertains to Specially Serviced Mortgage Loans and REO Properties reflected in such reports shall be based solely upon the reports delivered by the applicable Special Servicer to the applicable Master Servicer in writing and on a computer readable medium reasonably acceptable to the Master Servicers and such Special Servicer on the date and in the form required under Section 9.32. The Master Servicers' responsibilities under this Section 8.11(g) with respect to REO Mortgage Loans and Specially Serviced Mortgage Loans shall be subject to the satisfaction of the applicable Special Servicer's obligations under Section 9.32.

            (h) For each Distribution Date, the Master Servicers shall deliver to the Paying Agent, not later than the related Report Date, a CMSA Servicer Watch List.

            (i) If a Master Servicer delivers a notice of drawing to effect a drawing on any letter of credit or debt service reserve account under which the Trust has rights as the holder of any Mortgage Loan for purposes other than payment or reimbursement of amounts contemplated in and by a reserve or escrow agreement (other than after a default under an applicable Mortgage Loan), such Master Servicer shall, within five Business Days following its receipt of the proceeds of such drawing, deliver notice thereof to the applicable Special Servicer, the Operating Adviser and the Paying Agent, which notice shall set forth (i) the unpaid Principal Balance of such Mortgage Loan immediately before and immediately after the drawing, and (ii) a brief description of the circumstances that in such Master Servicer's good faith and reasonable judgment and in compliance with the Servicing Standard entitled such Master Servicer to make such drawing.

            Section 8.12 Annual Statement as to Compliance

            Each Master Servicer shall deliver to the Depositor, the Paying Agent and the Trustee on or before March 20 of each year, commencing in March 2006, an Officer's Certificate stating, as to the signer thereof, that (A) a review of the activities of such Master Servicer during the preceding calendar year or portion thereof and of the performance of such Master Servicer under this Agreement has been made under such officer's supervision and (B) to the best of such officer's knowledge, based on such review, such Master Servicer has fulfilled all its obligations under this Agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. Each Master Servicer shall forward a copy of each such statement to the Rating Agencies and the Operating Adviser, if any, provided that neither the Master Servicers nor the Special Servicers shall be required to deliver its Annual Performance Certification until May 15 in any given year so long as it has received written confirmation from the Depositor or the Trustee that a Report on Form 10-K is not required to be filed in respect of the Trust for the preceding calendar year. The signing officer shall have no personal liability with respect to the content of any such statement, and such Master Servicer or such Special Servicer, as the case may be, shall be deemed to have made such statement and shall assume any liability resulting therefrom.

            Section 8.13 Annual Independent Public Accountants' Servicing Report

            On or before noon (Eastern Time) on March 20 of each year, commencing in March 2006, each Master Servicer at its expense shall cause a firm of nationally recognized independent public accountants (which may also render other services to such Master Servicer) and that is a member of the American Institute of Certified Public Accountants to furnish a statement to the Trustee, the Paying Agent and the Depositor, with a copy to the Rating Agencies, to the effect that (i) it has obtained a letter of representation regarding certain matters from the management of the applicable Master Servicer, which includes an assertion that such Master Servicer has complied with certain minimum mortgage loan servicing standards (to the extent applicable to commercial and multifamily mortgage loans), identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the servicing of commercial and multifamily mortgage loans during the most recently completed calendar year and (ii) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications that may be appropriate. In rendering its report such firm may rely, as to matters relating to the direct servicing of commercial and multifamily mortgage loans by Primary Servicers or Sub-Servicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards (rendered within one year of such report) with respect to those Primary Servicers or Sub-Servicers, provided that neither the Master Servicers nor the Special Servicers will be required to cause the delivery of its Annual Accountant's Report until May 15 in any given year so long as it has received written confirmation from the Depositor or the Trustee that a Report on Form 10-K is not required to be filed in respect of the Trust for the preceding calendar year. In rendering its report such firm may rely, as to matters relating to the direct servicing of commercial and multifamily mortgage loans by Sub-Servicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards (rendered within one year of such report) with respect to those Sub-Servicers.

            Section 8.14 Operating Statement Analysis Reports Regarding the Mortgaged Properties

            Within 105 calendar days (or 90 days as to any Special Servicer), or 120 days with respect to any Co-op Mortgage Loans, after the end of each of the first three calendar quarters (in each year) for the trailing 12 months, quarterly or year-to-date information received, commencing for the quarter ending on September 30, 2005, each Master Servicer shall deliver to the Paying Agent and the Operating Adviser an Operating Statement Analysis Report and a Financial File for each Mortgaged Property in electronic format, prepared using the non normalized quarterly, year-to-date or trailing 12 month operating statements and, in the case of Mortgage Loans other than Co-op Mortgage Loans, rent rolls received from the related Mortgagor, if any. In the case of the MM Loans, however, the Master Servicer will only be required to deliver these reports at the level of frequency at which the underlying loan documents require the related Mortgagor to deliver the applicable financial information to the lender (which generally is annually). With respect to Specially Serviced Mortgage Loans, the applicable Master Servicer shall include information only to the extent provided by the applicable Special Servicer, which an Operating Statement Analysis Report and a Financial File shall be prepared by the applicable Special Servicer and delivered to the applicable Master Servicer within 90 days after the end of each of the first three quarters of each year for the trailing twelve months, quarterly or year-to-date information received and other information utilized by the applicable Special Servicer to prepare such report or files. With respect to any Mortgage Loan for which a Primary Servicer is appointed as a Special Servicer with respect to such Mortgage Loan pursuant to Section 9.39, the reports prepared by any such Special Servicer shall only include the CMSA reports and related data required by the related Primary Servicing Agreement, and such other reports as are mutually agreed to by the related Primary Servicer and the General Master Servicer. Not later than the Report Date occurring in June of each year, beginning in 2006 for year-end 2005, the applicable Master Servicer (in the case of Mortgage Loans that are not Specially Serviced Mortgage Loans and as provided by the applicable Special Servicer to the applicable Master Servicer for Specially Serviced Mortgage Loans) shall deliver to the Paying Agent and the Operating Adviser an Operating Statement Analysis Report, a Financial File and an NOI Adjustment Worksheet for each Mortgage Loan in electronic format, based on the most recently available year-end financial statements and most recently available rent rolls, in each case of Mortgage Loans other than Co-op Mortgage Loans, of each applicable Mortgagor (to the extent provided to the applicable Master Servicer or applicable Special Servicer by or on behalf of each Mortgagor). In the case of Specially Serviced Mortgaged Loans, as provided to the applicable Special Servicer by the Mortgagor, the applicable Special Servicer shall forward such information to the applicable Master Servicer on or before April 15 of each such year as provided for in Section 9.32(e) herein, containing such information and analyses for each Mortgage Loan provided for in the respective forms of Operating Statement Analysis Report, Financial File and NOI Adjustment Worksheet. Such information provided by the applicable Master Servicer shall include what would customarily be included in accordance with the Servicing Standard including, without limitation, Debt Service Coverage Ratios and income. As and to the extent reasonably requested by a Special Servicer, the applicable Master Servicer shall make inquiry of any Mortgagor with respect to such information or as regards the performance of the related Mortgaged Property in general. The Paying Agent shall provide or make available electronically at no cost to the Certificateholders or Certificate Owners, the Rating Agencies, the Operating Adviser, the Depositor, the Placement Agent and the Underwriters, the Operating Statement Analysis Reports, the Financial Files and the NOI Adjustment Worksheets described above pursuant to Section 5.4(a). Each Master Servicer shall electronically deliver the CMSA Operating Statement Analysis Report, the operating statements, rent rolls (except in the case of Co-op Mortgage Loans), property inspections and NOI Adjustment Worksheet for each Mortgage Loan to the initial Operating Adviser. The aggregated CMSA Reports for the NCB, FSB Loans shall be available on the NCB Master Servicer's Website (which shall initially be located at www.ncb.coop (the "NCB Master Servicer's Website") by the Business Day following the Distribution Date in March 2005. With respect to the NCB, FSB Loans, the related rent rolls (except in the case of Co-op Mortgage Loans), operating statements, financial statements and inspections collected with respect to the Mortgaged Properties shall be available for review by the Operating Adviser, the other parties to this Agreement, the Rating Agencies and any Certificateholder and other appropriate parties via a password protocol and execution of an agreement relating thereto on the applicable Master Servicer's website within 30 days following receipt thereof by the applicable Master Servicer. Each Master Servicer shall, upon request by any of such parties, deliver copies of such documents to such parties if such documents are not available on such Master Servicer's website at such time. Pursuant to the Mortgage Loan Purchase Agreements, the Sellers shall populate all fields or any information for their related Mortgage Loans reasonably requested by the applicable Master Servicer to complete the Property File.

            Section 8.15 Other Available Information and Certain Rights of the Master Servicer

            (a) Subject to paragraphs (b), (c) and (d) below, unless prohibited by applicable law or the loan documents, the Paying Agent shall make available at its Corporate Trust Office, during normal business hours, upon reasonable advance written notice for review by any Certificateholder, any Certificate Owner, any Seller, any Primary Servicer, the Placement Agent, any Underwriter, each Rating Agency, the Paying Agent or the Depositor, originals or copies of, among other things, the following items: (i) this Agreement and any amendments thereto, (ii) all final and released Operating Statement Analysis Reports and the Loan Periodic Update Files, (iii) all Officer's Certificates (including Officer's Certificates evidencing any determination of Nonrecoverable Advances) delivered to the Trustee and the Paying Agent since the Closing Date, (iv) all accountants' reports delivered to the Trustee and the Paying Agent since the Closing Date, (v) the most recent property Inspection Reports in the possession of the Paying Agent in respect of each Mortgaged Property, (vi) the most recent Mortgaged Property annual operating statement and, in the case of Mortgage Loans other than Co-op Mortgage Loans, rent roll, if any, collected by or on behalf of the Master Servicers or the Special Servicers, (vii) any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Master Servicers and/or the Special Servicers, and (viii) any and all Officers' Certificates (and attachments thereto) delivered to the Trustee and the Paying Agent to support a Master Servicer's determination that any Advance was not or, if made, would not be, recoverable. The Trustee and the Paying Agent will be permitted to require payment of a sum to be paid by the requesting party (other than the Rating Agencies, the Trustee, the Paying Agent, any Placement Agent or any Underwriter) sufficient to cover the reasonable costs and expenses of making such information available.

            (b) Subject to the restrictions described below, each Master Servicer shall afford the Rating Agencies, the Depositor, the Trustee, the Paying Agent, the applicable Special Servicer, the Primary Servicers, the Sellers, any Placement Agent, the Underwriters, the Operating Adviser, any Certificateholder or any Certificate Owner, upon reasonable notice and during normal business hours, reasonable access to all information referred to in
Section 8.15(a) and any additional relevant, non-attorney-client-privileged records and documentation regarding the applicable Mortgage Loans, REO Property and all accounts, insurance policies and other relevant matters relating to this Agreement (which access may occur by means of the availability of information on the applicable Master Servicers' or the Paying Agent's Website or the electronic delivery of such information to the requesting Person), in each case to the extent in its respective possession, and access to Servicing Officers of the applicable Master Servicers responsible for its obligations hereunder. Copies of information or access will be provided to Certificateholders and each Certificate Owner providing satisfactory evidence of ownership of Certificates or beneficial ownership of a Certificate, as the case may be, which may include a certification. Copies (or computer diskettes or other digital or electronic copies of such information if reasonably available in lieu of paper copies) of any and all of the foregoing items shall be made available by the applicable Master Servicers upon request; provided, however, that the applicable Master Servicers shall be permitted to require payment by the requesting party (other than the Depositor, the Trustee, the Paying Agent, the applicable Special Servicer, the Operating Adviser, any Placement Agent, any Underwriter, or any Rating Agency) of a sum sufficient to cover the reasonable expenses actually incurred by such Master Servicer of providing access or copies (including electronic or digital copies) of any such information requested in accordance with the preceding sentence.

            (c) Nothing herein shall be deemed to require either of the Master Servicers to confirm, represent or warrant the accuracy of (or to be liable or responsible for) any other Person's information or report. Notwithstanding the above, neither of the Master Servicers shall have any liability to the Depositor, the Trustee, the Fiscal Agent, the Paying Agent, the applicable Special Servicer, any Certificateholder, any Certificate Owner, the Placement Agent, any Underwriter, any Rating Agency or any other Person to whom it delivers information pursuant to this Section 8.15 or any other provision of this Agreement for federal, state or other applicable securities law violations relating to the disclosure of such information. In the event any Person brings any claims relating to or arising from the foregoing against a Master Servicer (or any partners, representatives, Affiliates, members, managers, directors, officers, employees, agents thereof), the Trust (from amounts held in any account) shall hold harmless and indemnify such Master Servicer from any loss or expense (including attorney fees) relating to or arising from such claims.

            (d) Each Master Servicer shall produce the reports required of it under this Agreement; provided, however, that the Master Servicers shall not be required to produce any ad hoc non-standard written reports not otherwise required under this Agreement with respect to such Mortgage Loans. In the event a Master Servicer elects to provide such non-standard reports, it may require the Person requesting such report (other than a Rating Agency) to pay a reasonable fee to cover the costs of the preparation thereof. Notwithstanding anything to the contrary herein, as a condition to a Master Servicer making any report or information available upon request to any Person other than the parties hereto, such Master Servicer may require that the recipient of such information acknowledge that such Master Servicer may contemporaneously provide such information to the Depositor, the Trustee, the Fiscal Agent, the Paying Agent, the applicable Special Servicer, the Primary Servicer, the Sellers, the Placement Agent, any Underwriter, any Rating Agency and/or the Certificateholders or Certificate Owners. Any transmittal of information by a Master Servicer to any Person other than the Trustee, the Paying Agent, the other Master Servicer, the Special Servicers, the Rating Agencies, the Operating Adviser or the Depositor may be accompanied by a letter from such Master Servicer containing the following provision:

            "By receiving the information set forth herein, you hereby acknowledge and agree that the United States securities laws restrict any Person who possesses material, non-public information regarding the Trust which issued Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2005-IQ9 from purchasing or selling such Certificates in circumstances where the other party to the transaction is not also in possession of such information. You also acknowledge and agree that such information is being provided to you for the purpose of, and such information may be used only in connection with, evaluation by you or another Certificateholder, Certificate Owner or prospective purchaser of such Certificates or beneficial interest therein."

            (e) Each Master Servicer may, at its discretion, make available by electronic media and bulletin board service certain information and may make available by electronic media or bulletin board service (in addition to making such information available as provided herein) any reports or information required by this Agreement that such Master Servicer is required to provide to any of the Rating Agencies, the Depositor and anyone the Depositor reasonably designates.

            (f) Each Master Servicer shall cooperate in providing the Rating Agencies with such other pertinent information relating to the Mortgage Loans as is or should be in their respective possession as the Rating Agencies may reasonably request.

            (g) Once a month, each of the Master Servicers and each of the Special Servicers shall, without charge, make a knowledgeable Servicing Officer available to answer questions from the Operating Adviser during regular business hours at such time and for such duration as the applicable Master Servicer or Special Servicer, and the Operating Adviser shall reasonably agree, regarding the performance and servicing of the Mortgage Loans and REO Properties for which such Master Servicer or such Special Servicer, as the case may be, is responsible. As a condition to such disclosure, the Operating Adviser shall execute a confidentiality agreement in form reasonably acceptable to each Master Servicer, each Special Servicer and the Operating Adviser.

            Section 8.16 Rule 144A Information

            For as long as any of the Certificates are "restricted securities" within the meaning of Rule 144A under the Securities Act, each Master Servicer agrees to provide to the Paying Agent for delivery to any Holder thereof, any Certificate Owner therein and to any prospective purchaser of the Certificates or beneficial interest therein reasonably designated by the Paying Agent upon the request of such Certificateholder, such Certificate Owner or the Paying Agent, subject to this Section 8.16 and the provisions of Section 8.15, any information prepared by such Master Servicer that is required to be provided to such holder or prospective purchaser to satisfy the condition set forth in Rule 144A(d)(4) under the Securities Act, including, without limitation, copies of the reports and information described in Sections 8.15(a) and (b).

            Any recipient of information provided pursuant to this Section 8.16 shall agree that such information shall not be disclosed or used for any purpose other than the evaluation of the Certificates by such Person and the applicable Master Servicer shall be permitted to use the letter referred to in Section 8.15(d). Unless the applicable Master Servicer chooses to deliver the information directly, the Depositor, the Placement Agent, the Underwriters or the Paying Agent shall be responsible for the physical delivery of the information requested pursuant to this Section 8.16. As a condition to a Master Servicer making any report or information available upon request to any Person other than the parties hereto, such Master Servicer may require that the recipient of such information acknowledge that such Master Servicer may contemporaneously provide such information to the Depositor, the Trustee, the Paying Agent, the Placement Agent, the Underwriters, any Rating Agency and/or the Certificateholders and Certificate Owners. The Master Servicers will be permitted to require payment of a sum to be paid by the requesting party (other than the Rating Agencies, the Trustee, the Paying Agent, the Placement Agent or the Underwriters) sufficient to cover the reasonable costs and expenses of making such information available.

            Section 8.17 Inspections

            Each Master Servicer shall, at its own expense, inspect or cause to be inspected each Mortgaged Property for which it is acting as Master Servicer, other than Mortgaged Properties related to Specially Serviced Mortgage Loans, every calendar year beginning in 2006, or every second calendar year beginning in 2007 if the Principal Balance of the related Mortgage Loan is under $2,000,000; provided that each Master Servicer shall, at the expense of the Trust, inspect or cause to be inspected each Mortgaged Property related to a Mortgage Loan for which it is acting as Master Servicer (other than a Specially Serviced Mortgage Loan, or if there has not been an inspection within the past six months) that has a Debt Service Coverage Ratio that falls below 1.0x or, with respect to Co-op Mortgage Loans, 0.90x. The foregoing sentence shall not alter the terms of the applicable Special Servicer's obligation to inspect Mortgaged Properties as set forth in Section 9.4(b) hereto. The applicable Master Servicer shall cause to be prepared an Inspection Report relating to each inspection.

            Each Master Servicer shall promptly forward the applicable Inspection Report to the Trustee, the applicable Special Servicer, the Rating Agencies, the Placement Agent, the Underwriters, the Depositor, the Paying Agent, the Operating Adviser, any Certificate Owner, any Seller and any Primary Servicer. With respect to the NCB, FSB Loans, the applicable Inspection Reports shall be available for review by the Trustee, the applicable Special Servicer and, upon request, the Rating Agencies, the Placement Agent, the Underwriters, the Depositor, the Paying Agent, the Operating Adviser, any Seller and any Primary Servicer via password protocol and execution of an agreement relating thereto on the NCB Master Servicer's Website (which shall be initially located at www.ncb.coop) by the Business Day following the Distribution Date in March 2005. The NCB Master Servicer shall, upon request by any of such parties, deliver copies of such documents to any of the foregoing parties if such documents are not available on the NCB Master Servicer's Website at such time. The applicable Special Servicer shall have the right, but no duty, to inspect or cause to be inspected (at its own expense) every calendar year any Mortgaged Property related to a Mortgage Loan that is not a Specially Serviced Mortgage Loan, provided that such Special Servicer notifies such Master Servicer prior to such inspection.

            Section 8.18 Modifications, Waivers, Amendments, Extensions and Consents

            Subject to the limitations of Sections 9.39 and 12.3 hereof, the Master Servicer shall have the following powers:

            (a) (i) The applicable Master Servicer, in accordance with the Servicing Standard, may agree to any modification, waiver, amendment or consent of or relating to any term (including, without limitation, Master Servicer Consent Matters set forth in Section 8.3(a) hereof and waiver of default interest and Late Fees as provided in Section 8.3(a)) other than a Money Term of a Mortgage Loan that is not a Specially Serviced Mortgage Loan, provided that such amendment would not result in an Adverse REMIC Event; and provided, further, that if any consent relates to a release of a letter of credit relating to any Mortgage Loan (other than letters of credit or portions thereof released upon satisfaction of conditions specified in the related agreements), then (i) the applicable Master Servicer shall notify the applicable Special Servicer of any Mortgagor's request to release such letter of credit which the applicable Master Servicer recommends to release, and (ii) if the terms of the related Mortgage Loan do not require the applicable Master Servicer to approve a release, then the applicable Special Servicer shall within five Business Days provide notice to the applicable Master Servicer on whether such Master Servicer should approve the release (and the failure of the applicable Special Servicer to give such Master Servicer such notice shall automatically be deemed to be an approval by such Special Servicer that such Master Servicer should grant such release). Notwithstanding the preceding sentence, with respect to the Mortgage Loans that are not Specially Serviced Loans, if a Master Servicer recommends to approve a modification, waiver, amendment or consent which is not a Master Servicer Consent Matter (including, without limitation, any waiver of any requirement that the Mortgagor post additional reserves or a letter of credit upon the failure of the Mortgagor to satisfy conditions specified in the Mortgage Loan documents, but excluding any waiver of default interest and Late Fees as provided in Section 8.3(a)), such Master Servicer shall provide to the applicable Special Servicer a copy of such Master Servicer's recommendation and the relevant information obtained or prepared by such Master Servicer in connection therewith and all other information in such Master Servicer's possession reasonably requested by the applicable Special Servicer, provided, that (A) the applicable Special Servicer shall have the right hereunder to grant or withhold consent to any such proposed modification, waiver, amendment or consent, and the applicable Special Servicer shall not unreasonably withhold such consent and any such decision shall be in accordance with the Servicing Standard, (B) failure of the applicable Special Servicer to notify such Master Servicer, within five Business Days following such Master Servicer's delivery of the recommendation and all required information described above, of its determination to grant or withhold such consent shall be deemed to constitute a grant of such consent and (C) such Master Servicer shall not enter into any such proposed modification, waiver, amendment or consent unless it has received the written consent of the applicable Special Servicer or such consent has been deemed to have been granted as described above. Notwithstanding anything in this Agreement to the contrary, a Master Servicer shall not be required to obtain or request the consent of the applicable Special Servicer in connection with any modification, waiver or amendment, or granting its consent to transactions, under one or more of the Mortgage Loans that in each case such Master Servicer has determined (in accordance with the Servicing Standard) is immaterial. In any event, such Master Servicer shall promptly notify the applicable Special Servicer of any material modification, waiver, amendment or consent executed by such Master Servicer pursuant to this Section 8.18(a)(i) and provide to the applicable Special Servicer a copy thereof. Notwithstanding the foregoing provisions of this Section 8.18, if the Mortgage Loan documents do not preclude imposition of a requirement to or require a Mortgagor to pay a fee for an assumption, modification, waiver, amendment or consent that would be due or partially due to the applicable Special Servicer, then the applicable Master Servicer shall not waive the portion of such fee due to the applicable Special Servicer without the applicable Special Servicer's approval.

            Notwithstanding the foregoing, the General Special Servicer acknowledges that the General Master Servicer has delegated certain tasks, rights and obligations to the Primary Servicers for the UCMFI Loans, the Principal Loans, the WaMu Loans and the MM Loans with respect to Post Closing Requests pursuant to Section 8.4 of this Agreement. The Primary Servicing Agreements for the Principal Loans each classifies certain Post Closing Requests as Category 1 Requests, in which Primary Servicers have certain authority to evaluate and process such requests in accordance with this Agreement, the applicable Primary Servicing Agreement and applicable Mortgage Loan documents.

            With respect to a Category 1 Request that involves a condition, term or provision that requires, or specifies a standard of, consent or approval of the applicable Mortgagee under the Mortgage Loan documents, each Primary Servicing Agreement for the UCMFI Loans, the Principal Loans, the WaMu Loans and the MM Loans provides for the General Master Servicer's (or, with respect to the MM Loans and the Principal Loans, the Primary Servicer's) determination of materiality of such condition, term or provision requiring approval or consent and the referral of such condition, term or provision to the General Special Servicer for consent in accordance with the terms of such Primary Servicing Agreements upon a determination of materiality. The General Special Servicer hereby acknowledges such provisions, including that "materiality" shall include the existence of an Adverse REMIC Event. Nothing in this Agreement, however, shall grant the applicable Primary Servicers greater authority, discretion or delegated rights over Post Closing Requests than are set forth in the applicable Primary Servicing Agreements.

            (ii) The applicable Master Servicer may, without the consent of the applicable Special Servicer, extend the maturity date of any Balloon Mortgage Loan that is not a Specially Serviced Mortgage Loan to a date that is not more than 90 days following the original Maturity Date, if in such Master Servicer's sole judgment exercised in good faith (and evidenced by an Officer's Certificate), a default in the payment of the Balloon Payment is reasonably foreseeable and such extension is reasonably likely to produce a greater recovery to the Holders (as a collective whole) on a net present value basis than liquidation of such Mortgage Loan and the Mortgagor has obtained an executed written commitment (subject only to satisfaction of conditions set forth therein) for refinancing of the Mortgage Loan or purchase of the related Mortgaged Property. The applicable Master Servicer shall process all such extensions and shall be entitled to (as additional servicing compensation) 100% of any extension fees collected from a Mortgagor with respect to any such extension (except with respect to the UCMFI Loans for which such extension fees allocable to the General Master Servicer will be evenly divided among the General Master Servicer, the applicable Primary Servicer and the applicable Sub-Servicer, if any).

            (b) The applicable Master Servicer may require, in its discretion (unless prohibited or otherwise provided in the Mortgage Loan documents), as a condition to granting any request by a Mortgagor for any consent, modification, waiver or amendment, that such Mortgagor pay to such Master Servicer a reasonable and customary modification fee to the extent permitted by law; provided that the collection of such fee shall not be permitted if collection of such fee would cause a "significant modification" (within the meaning of Treasury Regulations Section 1.860G-2(b) of the Mortgage Loan). The applicable Master Servicer shall be entitled to (as additional servicing compensation) 100% of any Modification Fees collected from a Mortgagor in connection with a consent, waiver, modification or amendment of a non-Specially Serviced Mortgage Loan executed or granted pursuant to this Section 8.18 (except with respect to the UCMFI Loans with respect to which the related Special Servicer shall receive 50% of such fees with respect to matters requiring the consent of the Special Servicer). The applicable Master Servicer may charge the Mortgagor for any costs and expenses (including attorneys' fees and Rating Agency Confirmation fees) incurred by such Master Servicer or the applicable Special Servicer (which amounts shall be reimbursed to the applicable Special Servicer) in connection with any request for a modification, waiver or amendment. The applicable Master Servicer agrees to use its reasonable efforts in accordance with the Servicing Standard to collect such costs, expenses and fees from the Mortgagor, provided that the failure or inability of the Mortgagor to pay any such costs and expenses shall not impair the right of the Master Servicer to cause such costs and expenses (but not including any modification fee), and interest thereon at the Advance Rate, to be paid or reimbursed by the Trust as a Servicing Advance (to the extent not paid by the Mortgagor). If the applicable Master Servicer believes that the costs and expenses (including attorneys' fees) to be incurred by such Master Servicer in connection with any request for a modification, waiver or amendment will result in a payment or reimbursement by the Trust, then such Master Servicer shall notify the Special Servicer.

            (c) Each Master Servicer shall notify the Trustee and the applicable Special Servicer of any modification, waiver or amendment of any term of any Mortgage Loan permitted by it under this Section and the date thereof, and shall deliver to the Trustee for deposit in the related Mortgage File, an original counterpart of the agreement relating to such modification, waiver or amendment, promptly following the execution thereof except to the extent (i) allowed with respect to waiver of default interest and Late Fees as provided in Section 8.3(a) and (ii) such documents have been submitted to the applicable recording office, in which event such Master Servicers shall promptly deliver copies of such documents to the Trustee. The Master Servicers shall not agree to any modification, waiver, or amendment of any Money Term of a Mortgage Loan or any term of a Specially Serviced Mortgage Loan.

            (d) If the Mortgage Loan documents relating to a Mortgage Loan provide that certain conditions must be satisfied prior to the applicable Master Servicer releasing additional collateral for the Mortgage Loan (e.g., the release, reduction or termination of reserves or letters of credit or the establishment of reserves), then such Master Servicer shall be permitted to waive any such condition without obtaining the consent of the applicable Special Servicer, provided that (1) the aggregate amount of the related release, reduction or termination is no greater than the smaller of 10% of the outstanding unpaid Principal Balance of the related Mortgage Loan or $75,000 (2) the condition to be waived is deemed to be non-material in accordance with the Servicing Standard or (3) such release, reduction or termination would not otherwise cause an Adverse REMIC Event. Notwithstanding the foregoing, without the applicable Special Servicer's consent or except as provided in the specific Mortgage Loan documents, the applicable Master Servicer shall not waive: (1) a requirement for any such additional collateral to exist, or (2) a lock box requirement.

            Section 8.19 Specially Serviced Mortgage Loans

            (a) The applicable Master Servicer shall send a written notice to the applicable Special Servicer, the Operating Adviser, Rating Agencies, the Paying Agent and the Trustee, within two Business Days after becoming aware of a Servicing Transfer Event with respect to a Mortgage Loan, which notice shall identify the related Mortgage Loan and set forth in reasonable detail the nature and relevant facts of such Servicing Transfer Event and whether such Mortgage Loan is covered by an Environmental Insurance Policy (and for purposes of stating whether such Mortgage Loan is covered by an Environmental Insurance Policy applicable the Master Servicer may rely on the Mortgage Loan Schedule) and, except for the Rating Agencies, the Paying Agent and the Trustee, shall be accompanied by a copy of the Servicer Mortgage File. The applicable Special Servicer shall not be liable for its failure to deliver the notice set forth in
Section 9.36(a) if such failure is caused by its failure to receive the written notice set forth above.

            (b) Prior to the transfer of the servicing of any Specially Serviced Mortgage Loan to the applicable Special Servicer, the applicable Master Servicer shall notify the related Mortgagor of such transfer in accordance with the Servicing Standard (the form and substance of such notice shall be reasonably satisfactory to the applicable Special Servicer).

            (c) Any calculations or reports prepared by the applicable Master Servicer to the extent they relate to Specially Serviced Mortgage Loans shall be based on information supplied to such Master Servicer in writing by the applicable Special Servicer as provided hereby. The applicable Master Servicer shall have no duty to investigate or confirm the accuracy of any information provided to it by the applicable Special Servicer and shall have no liability for the inaccuracy of any of its reports due to the inaccuracy of the information provided by such Special Servicer.

            (d) On or prior to each Distribution Date, the applicable Master Servicer shall provide to the applicable Special Servicer, in order for such Special Servicer to comply with its obligations under this Agreement, such information (and in the form and medium) as the Special Servicer may reasonably request in writing from time to time, provided that (i) the applicable Master Servicer shall not be required to produce any ad hoc reports or incur any unusual expense or effort in connection therewith and (ii) if such Master Servicer elects to provide such ad hoc reports, it may require the applicable Special Servicer to pay a reasonable fee to cover the costs of the preparation thereof.

            Section 8.20 Representations, Warranties and Covenants of the Master Servicers

            (a) The General Master Servicer hereby represents and warrants to and covenants with the Trustee and the Paying Agent, as of the date hereof:

            (i) the General Master Servicer is duly organized, validly existing and in good standing as a national banking association under the laws of the United States, and shall be and thereafter remain, in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement, except where the failure to so qualify or comply would not adversely affect the General Master Servicer's ability to perform its obligations hereunder in accordance with the terms of this Agreement;

            (ii) the General Master Servicer has the full power and authority to execute, deliver, perform, and to enter into and consummate all transactions and obligations contemplated by this Agreement. The General Master Servicer has duly and validly authorized the execution, delivery and performance of this Agreement and this Agreement has been duly executed and delivered by the General Master Servicer; and this Agreement, assuming the due authorization, execution and delivery thereof by the Depositor, the NCB Master Servicer, the Trustee, the Fiscal Agent, the Paying Agent and the Special Servicers, evidences the valid and binding obligation of the General Master Servicer enforceable against the General Master Servicer in accordance with its terms subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium, receivership and other similar laws affecting creditors' rights generally as from time to time in effect, and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

            (iii) the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, and the fulfillment of or compliance with the terms and conditions of this Agreement will not (1) result in a breach of any term or provision of its charter or by-laws or
      (2) conflict with, result in a breach, violation or acceleration of, or result in a default under, the terms of any other material agreement or instrument to which it is a party or by which it may be bound, or any law, governmental rule, regulation, or judgment, decree or order applicable to it of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects its ability to perform its obligations under this Agreement;

            (iv) no litigation is pending or, to the General Master Servicer's knowledge, threatened, against it, that would materially and adversely affect the execution, delivery or enforceability of this Agreement or its ability to service the Mortgage Loans or to perform any of its other obligations hereunder in accordance with the terms hereof;

            (v) no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by it of, or compliance by it with, this Agreement, or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization or order is required, it has obtained the same or will obtain the same prior to the time necessary to perform its obligations under this Agreement, and, except to the extent in the case of performance, that its failure to be qualified as a foreign corporation or licensed in one or more states is not necessary for the performance by it of its obligations hereunder; and

            (vi) the performance of the services by the General Master Servicer contemplated by this Agreement are in the ordinary course of business of the General Master Servicer and the General Master Servicer possesses all licenses, permits and other authorizations necessary to perform its duties hereunder.

            (b) The NCB Master Servicer hereby represents and warrants to and covenants with the Trustee and the Paying Agent, as of the date hereof:

            (i) the NCB Master Servicer is a federal savings bank duly organized, validly existing and in good standing under the laws of the United States, and the NCB Master Servicer is in compliance with the laws of each State in which any related Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement, except where the failure to so qualify or comply would not adversely affect the NCB Master Servicer's ability to perform its obligations hereunder in accordance with the terms of this Agreement;

            (ii) the NCB Master Servicer's execution and delivery of, performance under and compliance with this Agreement, will not violate the NCB Master Servicer's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument to which it is a party or by which it is bound, which default or breach, in the good faith and reasonable judgment of the NCB Master Servicer, is likely to affect materially and adversely either the ability of the NCB Master Servicer to perform its obligations under this Agreement or the financial condition of the NCB Master Servicer;

            (iii) the NCB Master Servicer has the full power and authority to enter into and consummate all transactions involving the NCB Master Servicer contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

            (iv) this Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the NCB Master Servicer, enforceable against the NCB Master Servicer in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

            (v) the NCB Master Servicer is not in violation of, and its execution and delivery of, performance under and compliance with this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the NCB Master Servicer's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the NCB Master Servicer to perform its obligations under this Agreement or the financial condition of the NCB Master Servicer;

            (vi) no consent, approval, authorization or order of any state or federal court or governmental agency or body is required for the consummation by the NCB Master Servicer of the transactions contemplated herein, except for those consents, approvals, authorizations or orders that previously have been obtained or where the lack of such consent, approval, authorization or order would not have a material adverse effect on the ability of the NCB Master Servicer to perform its obligations under this Agreement; (vii) no litigation is pending or, to the best of the NCB Master Servicer's knowledge, threatened against the NCB Master Servicer the outcome of which, in the NCB Master Servicer's good faith and reasonable judgment, could reasonably be expected to prohibit the NCB Master Servicer from entering into this Agreement or materially and adversely affect the ability of the NCB Master Servicer to perform its obligations under this Agreement; and

            (viii) the NCB Master Servicer has errors and omissions insurance as required by Section 8.2.

            (c) It is understood that the representations and warranties set forth in this Section 8.20 shall survive the execution and delivery of this Agreement.

            (d) Any cause of action against a Master Servicer arising out of the breach of any representations and warranties made in this Section shall accrue upon the giving of written notice to the applicable Master Servicer by any of the Trustee or the applicable Master Servicer. The applicable Master Servicer shall give prompt notice to the Trustee, the Depositor, the Primary Servicers and the applicable Special Servicer of the occurrence, or the failure to occur, of any event that, with notice or the passage of time or both, would cause any representation or warranty in this Section to be untrue or inaccurate in any respect.

            Section 8.21 Merger or Consolidation

            Any Person into which a Master Servicer may be merged or consolidated, or any Person resulting from any merger, conversion, other change in form or consolidation to which such Master Servicer shall be a party, or any Person succeeding to the business of such Master Servicer, shall be the successor of such Master Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however, that each Rating Agency provides a Rating Agency Confirmation. If such a succession occurs and the conditions thereto set forth in the provisions in the foregoing sentence are not met, the Trustee may terminate such Master Servicer's servicing of the Mortgage Loans pursuant hereto, such termination to be effected in the manner set forth in Sections 8.28 and 8.29.

            Section 8.22 Resignation of the Master Servicer

            (a) Except as otherwise provided in Section 8.22(b) hereof, a Master Servicer shall not resign from the obligations and duties hereby imposed on it unless it determines that such Master Servicer's duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. Any such determination permitting the resignation of such Master Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation shall become effective until a successor servicer designated by the Trustee, with the consent of the Depositor and the Paying Agent, shall have assumed such Master Servicer's responsibilities and obligations under this Agreement and Rating Agency Confirmation shall have been obtained. Notice of such resignation shall be given promptly by such Master Servicer to the Trustee and the Paying Agent.

            (b) A Master Servicer may resign from the obligations and duties imposed on it, upon 30 days notice to the Trustee and the Paying Agent, provided that (i) a successor servicer (w) is available, (x) has assets of at least $15,000,000, (y) is willing to assume the obligations, responsibilities, and covenants to be performed hereunder by such Master Servicer on substantially the same terms and conditions, and for not more than equivalent compensation to that herein provided and (z) in the case of a successor servicer to the General Master Servicer, assumes all obligations of the resigning General Master Servicer under the Primary Servicing Agreements; (ii) such Master Servicer bears all costs associated with its resignation and the transfer of servicing; and
(iii) Rating Agency Confirmation is obtained with respect to such servicing transfer, as evidenced by a letter delivered to the Trustee by each such Rating Agency.

            Section 8.23 Assignment or Delegation of Duties by the Master
Servicer

            A Master Servicer shall have the right without the prior written consent of the Trustee to (A) delegate or subcontract with or authorize or appoint anyone, or delegate certain duties to other professionals such as attorneys and appraisers, as an agent of such Master Servicer (as provided in Section 8.4) to perform and carry out any duties, covenants or obligations to be performed and carried out by such Master Servicer hereunder or (B) assign and delegate all of its duties hereunder; provided, however, that with respect to clause (B), (i) such Master Servicer gives the Depositor, the applicable Special Servicer, the Primary Servicers and the Trustee notice of such assignment and delegation; (ii) such purchaser or transferee accepting such assignment and delegation executes and delivers to the Depositor and the Trustee an agreement accepting such assignment, which contains an assumption by such Person of the rights, powers, duties, responsibilities, obligations and liabilities of such Master Servicer, with like effect as if originally named as a party to this Agreement and the Primary Servicing Agreements; (iii) the purchaser or transferee has assets in excess of $15,000,000; (iv) such assignment and delegation is the subject of a Rating Agency Confirmation from Fitch and S&P; and (v) the Depositor consents to such assignment and delegation, such consent not be unreasonably withheld. In the case of any such assignment and delegation in accordance with the requirements of subclause (B) of this Section, such Master Servicer shall be released from its obligations under this Agreement, except that such Master Servicer shall remain liable for all liabilities and obligations incurred by it as such Master Servicer hereunder prior to the satisfaction of the conditions to such assignment set forth in the preceding sentence. Notwithstanding the above, such Master Servicer may appoint the Primary Servicers and Sub-Servicers in accordance with Section 8.4 hereof.

            Section 8.24 Limitation on Liability of the Master Servicers and Others

            (a) Neither of the Master Servicers nor any of the partners, representatives, Affiliates, members, managers, directors, officers, employees or agents of the Master Servicers shall be under any liability to the holders of the Certificates, the Depositor, the Trustee, the Fiscal Agent, the Paying Agent, the Placement Agent, the Underwriters or the Special Servicers for any action taken or for refraining from the taking of any action in good faith, or using reasonable business judgment, consistent with the Servicing Standard; provided that this provision shall not protect any Master Servicer or any such Person against any breach of a representation or warranty contained herein or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in its performance of duties under the Agreement or by reason of negligent disregard of obligations and duties hereunder. The Master Servicers and any partner, representative, Affiliate, member, manager, director, officer, employee or agent of the Master Servicers may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person (including, without limitation, the applicable Special Servicer) respecting any matters arising hereunder. The Master Servicers shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans in accordance with this Agreement; provided that each Master Servicer may in its sole discretion undertake any such action which it may reasonably deem necessary or desirable in order to protect the interests of the Certificateholders and the Trustee in the Mortgage Loans (subject to the applicable Special Servicer's servicing of Specially Serviced Mortgage Loans as contemplated herein). In such event, all legal expenses and costs of such action shall be expenses and costs of the Trust, and any Master Servicer shall be entitled to be reimbursed therefor as Servicing Advances as provided by Section 5.2, subject to the provisions of
Section 4.4 hereof.

            (b) In addition, the Master Servicers shall have no liability with respect to, and shall be entitled to conclusively rely on as to the truth of the statements and the correctness of the opinions expressed in any certificates or opinions furnished to such Master Servicers and conforming to the requirements of this Agreement. Subject to the Servicing Standard, each Master Servicer shall have the right to rely on information provided to it by the applicable Special Servicer and Mortgagors, and will have no duty to investigate or verify the accuracy thereof. Neither the Master Servicers, nor any partner, representative, Affiliate, member, manager, director, officer, employee or agent, shall be personally liable for any error of judgment made in good faith by any officer, unless it shall be proved that such Master Servicer or such officer was negligent in ascertaining the pertinent facts. Neither the Master Servicers nor any partner, representative, Affiliate, member, manager, director, officer, employee or agent, shall be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Agreement.

            (c) The Master Servicers shall not be obligated to incur any liabilities, costs, charges, fees or other expenses which relate to or arise from any breach of any representation, warranty or covenant made by the Depositor, the Special Servicers, the Paying Agent, the Trustee or the Fiscal Agent in this Agreement. The Trust shall indemnify and hold harmless the Master Servicers from any and all claims, liabilities, costs, charges, fees or other expenses which relate to or arise from any such breach of representation, warranty or covenant to the extent such Master Servicer is unable to recover such amounts from the Person in breach.

            (d) Except as otherwise specifically provided herein:

            (i) a Master Servicer may rely, and shall be protected in acting or refraining from acting upon, any resolution, officer's certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, financial statement, agreement, appraisal, bond or other document (in electronic or paper format) reasonably believed or in good faith believed by it to be genuine and to have been signed or presented by the proper party or parties;

            (ii) a Master Servicer may consult with counsel, and any written advice or Opinion of Counsel shall be full and complete authorization and protection with respect to any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

            (iii) a Master Servicer shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Agreement; and

            (iv) a Master Servicer, in preparing any reports hereunder, may rely, and shall be protected in acting or refraining from acting upon any information (financial or other), statement, certificate, document, agreement, covenant, notice, request or other paper (in electronic or paper format) reasonably believed by it to be genuine and provided by any Mortgagor or manager of a Mortgaged Property.

            (e) The Master Servicers and any partner, representative, Affiliate, member, manager, director, officer, employee or agent of such Master Servicer shall be indemnified by the Trustee, the Fiscal Agent, the Paying Agent and the applicable Special Servicer, as the case may be, and held harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses that such Master Servicer may sustain arising from or as a result of the willful misfeasance, bad faith or negligence in the performance of the Trustee's, the Fiscal Agent's, the Paying Agent's or the applicable Special Servicer's duties hereunder, as the case may be, or by reason of negligent disregard of the Trustee's, the Fiscal Agent's, the applicable Special Servicer's or the Paying Agent's obligations and duties hereunder, as the case may be, (including a breach of such obligations a substantial motive of which is to obtain an economic advantage from being released from such obligations). A Master Servicer shall immediately notify the Trustee, the Fiscal Agent, the Paying Agent and the applicable Special Servicer if a claim is made by a third party with respect to this Agreement or the Mortgage Loans for which it is acting as Master Servicer entitling such Master Servicer to indemnification hereunder, whereupon the Trustee, the Fiscal Agent, the Paying Agent or the applicable Special Servicer, in each case, to the extent the claim is related to its respective willful misfeasance, bad faith, negligence or negligent disregard, shall assume the defense of any such claim (with counsel reasonably satisfactory to such Master Servicer) and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the Trustee, the Fiscal Agent, the Paying Agent and the applicable Special Servicer shall not affect any rights that such Master Servicer may have to indemnification under this Agreement or otherwise, unless the Trustee's, the Fiscal Agent's, the Paying Agent's or the applicable Special Servicer's defense of such claim is materially prejudiced thereby. Such indemnity shall survive the termination of this Agreement or the resignation or removal of such Master Servicer hereunder. Any payment hereunder made by the Trustee, the Fiscal Agent, the Paying Agent or the applicable Special Servicer pursuant to this paragraph to such Master Servicer shall be paid from the Trustee's, the Fiscal Agent's, the Paying Agent's or the applicable Special Servicer's own funds, without reimbursement from the Trust therefor except to the extent achieved through subrogation as provided in this Agreement. Any expenses incurred or indemnification payments made by the Trustee, the Fiscal Agent, the Paying Agent or the applicable Special Servicer shall be reimbursed by the party so paid, if a court of competent jurisdiction makes a final judgment that the conduct of the Trustee, the Fiscal Agent, the Paying Agent or the applicable Special Servicer, as the case may be, was not culpable of willful misfeasance, bad faith or negligence in the performance of its respective duties hereunder or of negligent disregard of its respective duties hereunder or the indemnified party is found to have acted with willful misfeasance, bad faith or negligence.

            Section 8.25 Indemnification; Third-Party Claims

            (a) Each Master Servicer and any partner, representative, Affiliate, member, manager, director, officer, employee or agent of each such Master Servicer shall be indemnified by the Trust and held harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with any legal action or claim relating to this Agreement, any Mortgage Loans, any REO Property or the Certificates or any exercise of any right under this Agreement reasonably requiring the use of counsel or the incurring of expenses other than any loss, liability or expense incurred by reason of such Master Servicer's willful misfeasance, bad faith or negligence in the performance of duties hereunder. A Master Servicer shall assume the defense of any such claim (with counsel reasonably satisfactory to such Master Servicer) and out of the Trust pay all expenses in connection therewith, including counsel fees, and out of the Trust promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim and satisfy any settlement or other disposition in respect of such claim. The indemnification provided herein shall survive the termination of this Agreement or of the Master Servicers in such capacity. The Trustee, the Paying Agent or the Master Servicers shall promptly make from the applicable Certificate Account any payments certified by the applicable Master Servicer to the Trustee and the Paying Agent as required to be made to the applicable Master Servicer pursuant to this Section 8.25.

            (b) Each Master Servicer agrees to indemnify the Trustee, the applicable Special Servicer, the Trust, the Depositor, the Paying Agent, and any partner, representative, Affiliate, member, manager, director, officer, employee, agent or Controlling Person thereof, and hold them harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses that the Trustee, the Fiscal Agent, the applicable Special Servicer, the Depositor, the Paying Agent and the Trust may sustain arising from or as a result of the willful misfeasance, bad faith or negligence in the performance of any of such Master Servicer's duties hereunder or by reason of negligent disregard of such Master Servicer's obligations and duties hereunder (including a breach of such obligations a substantial motive of which is to obtain an economic advantage from being released from such obligations), and if in any such situation such Master Servicer is replaced, the parties hereto agree that the amount of such claims, losses, penalties, fines, legal fees and related costs, judgments, and other costs, liabilities, fees and expenses shall at least equal the incremental costs, if any, of retaining a successor servicer. The Trustee, the Fiscal Agent, the applicable Special Servicer, the Paying Agent or the Depositor, as applicable, shall immediately notify the applicable Master Servicer if a claim is made by any Person with respect to this Agreement or the Mortgage Loans entitling the Trustee, the Fiscal Agent, the Depositor, the applicable Special Servicer, the Paying Agent or the Trust to indemnification under this Section 8.25(b), whereupon the applicable Master Servicer shall assume the defense of any such claim (with counsel reasonably satisfactory to the Trustee, the Fiscal Agent, the applicable Special Servicer, the Paying Agent or the Depositor, as applicable) and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the applicable Master Servicer shall not affect any rights the Trustee, the Fiscal Agent, the applicable Special Servicer, the Depositor, the Paying Agent or the Trust may have to indemnification under this Agreement or otherwise, unless the applicable Master Servicer's defense of such claim is materially prejudiced thereby. The indemnification provided herein shall survive the termination of this Agreement and the resignation or termination of the applicable Master Servicer, the applicable Special Servicer, the Fiscal Agent, the Paying Agent and the Trustee. Any expenses incurred or indemnification payments made by the applicable Master Servicer shall be reimbursed by the party so paid, if a court of competent jurisdiction makes a final, non-appealable judgment that the conduct of the applicable Master Servicer was not culpable of willful misfeasance, bad faith or negligence in the performance of its respective duties hereunder or of negligent disregard of its respective duties hereunder or the indemnified party is found to have acted with willful misfeasance, bad faith or negligence.

            (c) The Primary Servicer with respect to the Principal Loans and the Primary Servicer with respect to the MM Loans and any partner, representative, Affiliate, member, manager, director, officer, employee or agent thereof shall be indemnified by the Trust and held harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with any legal action relating to this Agreement, its Primary Servicing Agreement (but only if, and to the extent that, the General Master Servicer would have been entitled to indemnification therefor under this Agreement if it were directly servicing the Principal Loans or the MM Loans, as the case may be), any Principal Loan (solely with respect to the Primary Servicer for such Principal Loans), any MM Loan (solely with respect to the Primary Servicer for such MM Loans), any REO Property or the Certificates or any exercise of any right under this Agreement or its related Primary Servicing Agreement (limited as set forth above) reasonably requiring the use of counsel or the incurring of expenses other than any loss, liability or expense incurred by reason of such Primary Servicer's willful misfeasance, bad faith or negligence in the performance of duties thereunder. Such Primary Servicer shall assume the defense of any such claim (with counsel reasonably satisfactory to such Primary Servicer) and out of the Trust pay all expenses in connection therewith, including counsel fees, and out of the Trust promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. The indemnification provided herein shall survive the termination of this Agreement and the related Primary Servicing Agreement. The Trustee, the Paying Agent or the General Master Servicer shall promptly make from the applicable Certificate Account any payments certified by such Primary Servicer with respect to the Principal Loans or the MM Loans, as the case may be, to the Trustee and the Paying Agent as required to be made to such Primary Servicer pursuant to this
Section 8.25.

            (d) The Primary Servicer with respect to the Principal Loans and the Primary Servicer with respect to the MM Loans agrees to indemnify the Trustee, the Fiscal Agent, the General Special Servicer, the Trust, the Depositor, the Paying Agent, and any partner, representative, Affiliate, member, manager, director, officer, employee, agent or Controlling Person thereof, and hold them harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses that the Trustee, the Fiscal Agent, the General Special Servicer, the Depositor, the Paying Agent and the Trust may sustain arising from or as a result of the willful misfeasance, bad faith or negligence in the performance of such Primary Servicer's duties under this Agreement, its related Primary Servicing Agreement or by reason of negligent disregard of such Primary Servicer's obligations and duties thereunder (including a breach of such obligations a substantial motive of which is to obtain an economic advantage from being released from such obligations), and if in any such situation such Primary Servicer is replaced, the parties hereto agree that the amount of such claims, losses, penalties, fines, legal fees and related costs, judgments, and other costs, liabilities, fees and expenses shall at least equal the incremental costs, if any, of retaining a successor primary servicer. The Trustee, the Fiscal Agent, the General Special Servicer, the Paying Agent or the Depositor, as applicable, shall immediately notify such Primary Servicer if a claim is made by any Person with respect to this Agreement, the related Primary Servicing Agreement, the Principal Loans (solely with respect to the Primary Servicer for the Principal Loans) or the MM Loans (solely with respect to the Primary Servicer for the MM Loans) entitling the Trustee, the Fiscal Agent, the Depositor, the General Special Servicer, the Paying Agent or the Trust to indemnification under this Section 8.25(d), whereupon such Primary Servicer shall assume the defense of any such claim (with counsel reasonably satisfactory to the Trustee, the Fiscal Agent, the General Special Servicer, the Paying Agent or the Depositor, as applicable) and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify such Primary Servicer shall not affect any rights the Trustee, the Fiscal Agent, the applicable Special Servicer, the Depositor, the Paying Agent or the Trust may have to indemnification under this Agreement, the related Primary Servicing Agreement or otherwise, unless such Primary Servicer's defense of such claim is materially prejudiced thereby. The indemnification provided herein shall survive the termination of this Agreement and the related Primary Servicing Agreement and the resignation or termination of the applicable Master Servicer, the Fiscal Agent, the applicable Special Servicer, the Paying Agent and the Trustee. Any expenses incurred or indemnification payments made by such Primary Servicer with respect to the Principal Loans or the MM Loans, as the case may be, shall be reimbursed by the party so paid, if a court of competent jurisdiction makes a final, non-appealable judgment that the conduct of such Primary Servicer was not culpable or that such Primary Servicer did not act with willful misfeasance, bad faith or negligence.

            (e) The Master Servicers shall not have any liability to the Depositor, the Trustee, the Fiscal Agent, the Paying Agent, the Special Servicers, any Certificateholder, any Certificate Owner, any Primary Servicer, the Placement Agent, any Underwriter, any Rating Agency or any other Person to whom it delivers information pursuant to the provisions of this Agreement for federal, state or other applicable securities law violations relating to the disclosure of such information. In the event any Person brings any claims relating to or arising from the foregoing against a Master Servicer (or any partners, representatives, Affiliates, members, managers, directors, officers, employees, agents thereof), the Trust (from amounts held in any account shall hold harmless and indemnify such Master Servicer from any loss or expense (including attorney fees) relating to or arising from such claims.

            Section 8.26 1934 Act Reporting

            (a) The Master Servicers, the Special Servicers, the Paying Agent, the Trustee and the Fiscal Agent shall reasonably cooperate with the Depositor in connection with the Trust's satisfaction of its reporting requirements under the 1934 Act. Within 15 days after each Distribution Date, the Paying Agent shall prepare, execute (on behalf of the Depositor) and file on behalf of the Trust any Forms 8-K customary for similar securities as required by the 1934 Act and the rules and regulations of the Commission thereunder; provided that the Depositor shall file the initial Form 8-K in connection with the issuance of the Certificates. The Paying Agent shall file each Form 8-K with a copy of the related Monthly Certificateholders Report attached thereto. The Paying Agent shall not file any other attachments with any Form 8-K without the prior consent of the Depositor. If the Depositor directs that any other attachments are to be filed with any Form 8-K, such attachments shall be delivered to the Paying Agent in EDGAR-compatible form or as otherwise agreed upon by the Paying Agent and the Depositor, at the Depositor's expense, and any necessary conversion to EDGAR-compatible format will be at the Depositor's expense. Prior to March 30th of each year (or such earlier date as may be required by the 1934 Act and the rules and regulations of the Commission), the Paying Agent shall prepare and file a Form 10-K (which shall be executed by the Depositor), in substance as required by applicable law or applicable interpretations thereof of the staff of the Commission. Such Form 10-K shall include as exhibits each annual statement of compliance described under Sections 8.12 and 9.18 and each accountant's report described under Sections 8.13 and 9.19, in each case to the extent they have been timely delivered to the Paying Agent. If they are not so timely delivered, the Paying Agent shall file an amended Form 10-K including such documents as exhibits reasonably promptly after they are delivered to the Paying Agent. Each Form 10-K shall also include any Sarbanes-Oxley Certification required to be included therewith, as described in paragraph (b) of this Section
8.26. The Paying Agent shall not file any other attachments with any Form 10-K without the prior consent of the Depositor. The Paying Agent shall have no liability with respect to any failure to properly prepare or file such periodic reports resulting from the Paying Agent's inability or failure to obtain any information not resulting from its own negligence, bad faith or willful misconduct. Upon any filing with the Securities and Exchange Commission, the Paying Agent shall promptly deliver to the Depositor a copy of any such executed report, statement or information. Prior to January 30 of the first year in which the Paying Agent is able to do so under applicable law, the Paying Agent shall file a Form 15 relating to the automatic suspension of reporting in respect of the Trust under the 1934 Act.

            (b) The Form 10-K shall include any certification (the "Sarbanes-Oxley Certification") required to be included therewith pursuant to the Sarbanes-Oxley Act of 2002, and the rules and regulations of the Commission promulgated thereunder (including any interpretations thereof by the Commission's staff) and a copy of such Sarbanes-Oxley Certification shall be provided to the Rating Agencies. An officer of the Depositor shall sign the Sarbanes-Oxley Certification. On or before March 20th of each year with respect to which a Form 10-K is filed by the Paying Agent, as set forth above, the Master Servicers, the Special Servicers, each Primary Servicer and the Paying Agent (each, a "Performing Party") shall provide (and, in the case of each Primary Servicer, the applicable Master Servicer shall cause each related Primary Servicing Agreement to require the Primary Servicer to so provide) to the Person who signs the Sarbanes-Oxley Certification (the "Certifying Person") a certification (each, a "Performance Certification"), in the form set forth on Exhibit AA hereto or in the form set forth on Exhibit A to Exhibit AA hereto, as applicable, on which the Certifying Person, the Depositor (if the Certifying Person is an individual), and the Depositor's partner, representative, Affiliate, member, manager, director, officer, employee or agent (collectively with the Certifying Person, "Certification Parties") can rely. Notwithstanding the foregoing, nothing in this paragraph shall require any Performing Party to
(i) certify or verify the accurateness or completeness of any information provided to such Performing Party by third parties, (ii) to certify information other than to such Performing Party's knowledge and in accordance with such Performing Party's responsibilities hereunder or under any other applicable servicing agreement or (iii) with respect to completeness of information and reports, to certify anything other than that all fields of information called for in written reports prepared by such Performing Party have been completed except as they have been left blank on their face. In addition, if directed by the Depositor, such Performing Party shall provide an identical certification to Depositor's certified public accountants that such Performing Party provided to its own certified public accountants to the extent such certification relates to the performance of such Performing Party's duties pursuant to this Agreement or a modified certificate limiting the certification therein to the performance of such Performing Party's duties pursuant to this Agreement. In the event any Performing Party is terminated or resigns pursuant to the terms of this Agreement, such Performing Party shall provide a Performance Certification to the Depositor pursuant to this Section 8.26(b) with respect to the period of time such Performing Party was subject to this Agreement.

            (c) Each Performing Party shall indemnify and hold harmless each Certification Party from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses incurred by such Certification Party arising out of
(i) an actual breach by the applicable Performing Party of its obligations under this Section 8.26 or (ii) negligence, bad faith or willful misconduct on the part of the Performing Party in the performance of such obligations. A Performing Party shall have no obligation to indemnify any Certification Party for an inaccuracy in the Performance Certification of any other Performing Party. If the indemnification provided for herein is unavailable or insufficient to hold harmless any Certification Party, then the Performing Party agrees that it shall contribute to the amount paid or payable to the Certification Party as a result of the losses, claims, damages or liabilities of the Certification Party in such proportion as is appropriate to reflect the relative fault of the Certification Party on the one hand and the Performing Party on the other in connection with a breach of the Performing Party's obligations under this
Section 8.26 or the Performing Party's negligence, bad faith or willful misconduct in connection therewith; provided that in no event shall the obligations of a Performing Party pursuant to the immediately preceding sentence exceed the obligations set forth in the first sentence of this paragraph.

            (d) The Depositor and each Performing Party hereby agree to negotiate in good faith with respect to compliance with any further guidance from the Commission or its staff relating to the execution of any Form 10-K and any Sarbanes-Oxley Certification. In the event such parties agree on such matters, this Agreement shall be amended to reflect such agreement pursuant to
Section 13.3, which amendment shall not require any Opinions of Counsel, Officer's Certificates, Rating Agency Confirmations or the consent of any Certificateholder, notwithstanding anything to the contrary contained in this Agreement.

            Section 8.27 Compliance with REMIC Provisions

            The Master Servicers shall act in accordance with this Agreement and the REMIC Provisions and related provisions of the Code in order to create or maintain the status of the REMIC Pools created hereby as REMICs and the Class EI Grantor Trust created hereby as a grantor trust under the Code. The Master Servicers shall take no action or cause any REMIC Pool to take any action that could (i) endanger the status of any REMIC Pool as a REMIC under the Code or
(ii) result in the imposition of a tax upon any REMIC Pool (including, but not limited to, the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code or on prohibited contributions pursuant to Section 860G(d) of the
Code) unless the Trustee shall have received a Nondisqualification Opinion (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such status or result in the imposition of such tax. The Master Servicers shall comply with the provisions of Article XII hereof.

            Section 8.28 Termination

            (a) The obligations and responsibilities of either Master Servicer created hereby (other than the obligation of the Master Servicers to make payments to the Paying Agent as set forth in Section 8.29 and the obligations of the Master Servicers to the Trustee, the Paying Agent, the Fiscal Agent, the applicable Special Servicer and the Trust as set forth in Section 8.25) shall terminate (i) on the date which is the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining outstanding (and final distribution to the Certificateholders) or (B) the disposition of all REO Property (and final distribution to the Certificateholders), (ii) if an Event of Default with respect to such Master Servicer described in clauses 8.28(b)(iii),
(iv), (viii) or (ix) has occurred, 60 days following the date on which the Trustee or Depositor gives written notice to such Master Servicer that such Master Servicer is terminated or (iii) if an Event of Default with respect to such Master Servicer described in clauses 8.28(b)(i), (ii), (v), (vi) or (vii) has occurred, immediately upon the date on which the Trustee or the Depositor gives written notice to such Master Servicer that such Master Servicer is terminated. After any Event of Default, the Trustee (i) may elect to terminate such Master Servicer by providing such notice, and (ii) shall provide such notice if holders of Certificates representing more than 25% of the Aggregate Certificate Balance of all Certificates so direct the Trustee.

            (b) "Event of Default," wherever used herein, means, with respect to any Master Servicer, any one of the following events:

            (i) any failure by such Master Servicer, at the times required hereunder, to remit to the Paying Agent or otherwise make any payment required to be remitted by such Master Servicer under the terms of this Agreement, including any required Advances; or

            (ii) any failure by such Master Servicer to make a required deposit to the applicable Certificate Account which continues unremedied for one Business Day following the date on which such deposit was first required to be made; or

            (iii) any failure on the part of such Master Servicer duly to observe or perform in any material respect any other of the duties, covenants or agreements on the part of such Master Servicer contained in this Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to such Master Servicer by the Depositor or the Trustee; provided, however, that if such Master Servicer certifies to the Trustee and the Depositor that such Master Servicer is in good faith attempting to remedy such failure, such cure period will be extended to the extent necessary to permit the Master Servicer to cure such failure; provided, further, that such cure period may not exceed 90 days; or

            (iv) any breach of the representations and warranties contained in
      Section 8.20 hereof that materially and adversely affects the interest of any holder of any Class of Certificates and that continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to such Master Servicer by the Depositor or the Trustee, provided, however, that if such Master Servicer certifies to the Trustee and the Depositor that such Master Servicer is in good faith attempting to remedy such breach, such cure period will be extended to the extent necessary to permit such Master Servicer to cure such breach; provided, further, that such cure period may not exceed 90 days; or

            (v) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against such Master Servicer and such decree or order shall have remained in force undischarged, undismissed or unstayed for a period of 60 days; or

            (vi) such Master Servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to such Master Servicer or of or relating to all or substantially all of its property;

            (vii) such Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing;

            (viii) the Trustee shall receive written notice from Fitch to the effect that the continuation of the Master Servicer in such capacity would result in the downgrade, qualification or withdrawal of any rating then assigned by Fitch to any Class of Certificates; or

            (ix) such Master Servicer is removed from S&P's approved Master Servicer list and the ratings then assigned by S&P to any Classes of certificates are downgraded, qualified or withdrawn (including, without limitation, being placed on "negative credit watch") in connection with such removal.

            If any Master Servicer is terminated based upon an Event of Default set forth in clause (viii) or (ix) above, then such Master Servicer shall have the right to enter into a primary servicing agreement with the applicable successor Master Servicer with respect to all applicable Mortgage Loans that are not then subject to a Primary Servicing Agreement, so long as such terminated Master Servicer is on the approved list of commercial mortgage loan primary servicers maintained by S&P and has a commercial loan primary servicer rating of at least CPS3 (or the equivalent) from Fitch (or obtains a Rating Agency Confirmation from each Rating Agency as to which such terminated Master Servicer does not satisfy the applicable rating level described above).

            Section 8.29 Procedure Upon Termination

            (a) Notice of any termination pursuant to clause (i) of Section 8.28(a), specifying the Master Servicer Remittance Date upon which the final transfer by a Master Servicer to the Paying Agent shall be made, shall be given promptly in writing by such Master Servicer to the Paying Agent no later than the later of (i) five Business Days after the final payment or other liquidation of the last Mortgage Loan or (ii) the sixth day of the month of such final distribution. Upon any such termination, the duties of such Master Servicer (other than the obligation of such Master Servicer to pay to the Paying Agent the amounts remaining in the applicable Certificate Account as set forth below and the obligations of such Master Servicer to the Trustee, the Trust and the Fiscal Agent as provided herein) shall terminate and such Master Servicer shall transfer to the Paying Agent the amounts remaining in the applicable Certificate Account (and any sub-account) after making the withdrawals permitted to be made pursuant to Section 5.2 and shall thereafter terminate the applicable Certificate Account and any other account or fund maintained with respect to the Mortgage Loans.

            (b) On the date specified in a written notice of termination given to a Master Servicer pursuant to clause (ii) of Section 8.28(a), or on the date on which a written notice of termination is given to a Master Servicer pursuant to clause (iii) of Section 8.28(a) all authority, power and rights of such Master Servicer under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall terminate (except for any rights relating to unpaid servicing compensation, unreimbursed Advances or, if the terminated Master Servicer is Wells Fargo Bank, National Association or NCB, FSB, the Excess Servicing Fee with respect to its Mortgages Loans and all indemnities and exculpations set forth herein); provided that in no event shall the termination of such Master Servicer be effective until a successor servicer shall have succeeded such Master Servicer as successor servicer, subject to approval by the Rating Agencies, notified such Master Servicer of such designation and such successor servicer shall have assumed such Master Servicer's obligations and responsibilities hereunder and under the Primary Servicing Agreements, as set forth in an agreement substantially in the form hereof, with respect to the Mortgage Loans. Except as provided in the next sentence, the Trustee may not succeed a Master Servicer as servicer until and unless it has satisfied the provisions that would apply to a Person succeeding to the business of such Master Servicer pursuant to Section 8.22(b) hereof. Notwithstanding the foregoing sentence, in the event that a Master Servicer is terminated as a result of an event described in Section 8.28(b)(v), 8.28(b)(vi) or 8.28(b)(vii), the Trustee shall act as successor servicer immediately upon delivery of a notice of termination to such Master Servicer and shall use commercially reasonable efforts within 90 days of assuming the duties of such Master Servicer, either to satisfy the conditions of Section 8.22(b) hereof or to transfer the duties of such Master Servicer to a successor servicer who has satisfied such conditions. The Trustee is hereby authorized and empowered to execute and deliver, on behalf of such Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents or otherwise. The Master Servicers agree to cooperate with the Trustee, the Paying Agent and the Fiscal Agent in effecting the termination of a Master Servicer's responsibilities and rights hereunder as Master Servicer including, without limitation, notifying Mortgagors of the assignment of the servicing function and providing the Trustee all documents and records in electronic or other form reasonably requested by it to enable the successor servicer designated by the Trustee to assume such Master Servicer's functions hereunder and to effect the transfer to such successor for administration by it of all amounts which shall at the time be or should have been deposited by such Master Servicer in the Certificate Account and any other account or fund maintained or thereafter received with respect to the Mortgage Loans.

            (c) If a Master Servicer receives a written notice of termination pursuant to clause (ii) of Section 8.28(a) relating solely to an Event of Default set forth in clause (viii) or (ix) of Section 8.28(b) or an Event of Default caused by a default of a Primary Servicer under its Primary Servicing Agreement, and if such Master Servicer provides the Trustee with the appropriate "request for proposal" materials within five Business Days after receipt of such written notice of termination, then the Trustee shall promptly thereafter (using such "request for proposal" materials provided by such Master Servicer) solicit good faith bids for the rights to service the Mortgage Loans under this Agreement from at least three but no more than five Qualified Bidders or, if three Qualified Bidders cannot be located, then from as many Persons as the Trustee can determine are Qualified Bidders. At the Trustee's request, such Master Servicer shall supply the Trustee with the names of Persons from whom to solicit such bids. In no event shall the Trustee be responsible if less than three Qualified Bidders submit bids for the right to service the Mortgage Loans under this Agreement.

            (d) Each bid proposal shall require any Qualified Bidder, as a condition of its bid, to enter into this Agreement as successor Master Servicer, and to agree to be bound by the terms hereof and the terms of the Primary Servicing Agreements, not later than 30 days after termination of the applicable Master Servicer hereunder. The Trustee shall select the Qualified Bidder with the highest cash bid (or such other Qualified Bidder as the applicable Master Servicer may direct) (the "Successful Bidder") to act as successor Master Servicer hereunder. The Trustee shall direct the Successful Bidder to enter into this Agreement as successor Master Servicer pursuant to the terms hereof, and in connection therewith to deliver the amount of the Successful Bidder's cash bid to the Trustee by wire transfer of immediately available funds to an account specified by the Trustee no later than 10:00 a.m. New York City time on the date specified for the assignment and assumption of the servicing rights hereunder.

            (e) Upon the assignment and acceptance of the servicing rights hereunder to and by the Successful Bidder and receipt of such cash bid, the Trustee shall remit or cause to be remitted to the terminated Master Servicer the amount of such cash bid received from the Successful Bidder (net of all out-of-pocket expenses incurred in connection with obtaining such bid and transferring servicing) by wire transfer of immediately available funds to an account specified by the terminated Master Servicer no later than 1:00 p.m. New York City time on the date specified for the assignment and assumption of the servicing rights hereunder.

            (f) If the Successful Bidder has not entered into this Agreement as a successor Master Servicer within 30 days after the termination of a Master Servicer hereunder or no Successful Bidder was identified within such 30-day period, the Trustee shall have no further obligations under Section 8.29(c) and may act or may select another successor to act as Master Servicer hereunder in accordance with Section 8.29(b). During such 30-day period and until the acceptance of appointment by a successor servicer, the Master Servicer shall continue to service the Mortgage Loans in accordance with this Agreement.

            (g) Notwithstanding anything to the contrary in this Section 8.29, the successor master servicer must assume all of the obligations of the terminated Master Servicer under the Primary Servicing Agreements as a condition precedent to its becoming Master Servicer hereunder.


                                   ARTICLE IX

    ADMINISTRATION AND SERVICING OF SPECIALLY SERVICED MORTGAGE LOANS BY THE
                                SPECIAL SERVICERS

            Section 9.1 Duties of the Special Servicers

            (a) Subject to the express provisions of this Agreement, for and on behalf of the Certificateholders and the Trustee and, the applicable Special Servicer shall service the Specially Serviced Mortgage Loans and manage the related REO Properties in accordance with the provisions of this Agreement and the Servicing Standard.

            The General Special Servicer shall be the Special Servicer with respect to all the Mortgage Loans and other assets of the Trust other than the Co-op Trust Assets and, as such, shall service and administer such of the assets of the Trust (other than the Co-op Trust Assets) as constitute Specially Serviced Mortgage Loans and REO Properties and shall render such incidental services as are required of such Special Servicer with respect to such of the assets of the Trust (other than the Co-op Trust Assets) as constitute assets that are not Specially Serviced Mortgage Loans or REO Properties. The Co-op Special Servicer shall be the Special Servicer with respect to the Co-op Trust Assets and, as such, shall service and administer such of the Co-op Trust Assets as constitute Specially Serviced Mortgage Loans or REO Properties and shall render such incidental services as are required of such Special Servicer with respect to such of the Co-op Trust Assets as are not Specially Serviced Mortgage Loans or REO Properties.

            (b) Each Special Servicer shall cooperate with the applicable Master Servicer and provide the applicable Master Servicer with the information reasonably requested by such Master Servicer, in writing, to the extent required to allow such Master Servicer to perform its servicing obligations with respect to the Specially Serviced Mortgage Loans hereunder; provided, however, that (i) a Special Servicer shall not be required to produce any ad hoc reports or incur any unusual expense or effort in connection therewith and (ii) if a Special Servicer elects to provide such ad hoc reports requested by the applicable Master Servicer, such Special Servicer may require the applicable Master Servicer to pay a reasonable fee to cover the costs of the preparation thereof. A Special Servicer's obligations with respect to the servicing of any Specially Serviced Mortgage Loan and any related REO Properties shall terminate when such Specially Serviced Mortgage Loan has become a Rehabilitated Mortgage Loan, unless and until another Servicing Transfer Event with respect to such Rehabilitated Mortgage Loan occurs.

            (c) The applicable Special Servicer shall send a written notice to the applicable Master Servicer and the Paying Agent within two Business Days after becoming aware that a Mortgage Loan has become a Rehabilitated Mortgage Loan, which notice shall identify the applicable Mortgage Loan. Upon the receipt of such notice by the applicable Master Servicer and the Paying Agent, such Mortgage Loan shall become a Rehabilitated Mortgage Loan and will be serviced by the applicable Master Servicer.

            (d) Upon the occurrence of a Servicing Transfer Event with respect to a Mortgage Loan and upon the reasonable request of the applicable Special Servicer, the applicable Master Servicer shall mark its records for such Mortgage Loan to cause any monthly statements for amounts due on such Mortgage Loan to be sent thereafter to the applicable Special Servicer rather than the related Mortgagor. Upon receipt of any such monthly statement, the applicable Special Servicer shall, within two Business Days, advise the applicable Master Servicer of any changes to be made, and return the monthly statement to the applicable Master Servicer. The applicable Master Servicer shall thereafter promptly send the corrected monthly statement to the Mortgagor. If a Mortgage Loan becomes a Rehabilitated Mortgage Loan, the applicable Master Servicer shall send the monthly statement to the Mortgagor as it did before such Mortgage Loan became a Specially Serviced Mortgage Loan.

            (e) All amounts collected by the applicable Master Servicer with respect to a Specially Serviced Mortgage Loan (other than a Mortgage Loan that has become an REO Mortgage Loan) shall be deposited in the applicable Certificate Account. The applicable Master Servicer shall within two Business Days after receipt of any such payment, notify the applicable Special Servicer of the receipt of such payment and the amount thereof. The applicable Special Servicer shall, within two Business Days thereafter, instruct the applicable Master Servicer in writing how to apply such payment (with the application of such payments to be made in accordance with the related Mortgage Loan documents or in accordance with this Agreement, as applicable).

            (f) After the occurrence of any Servicing Transfer Event with respect to any one or more Mortgage Loans that are the subject of any Environmental Insurance Policy, (i) the applicable Special Servicer shall monitor the dates by which any claim must be made or action must be taken under such Environmental Insurance Policy to achieve the payment of all amounts thereunder to which the Trust is entitled in the event the applicable Special Servicer has actual knowledge of any event giving rise to a claim under such Environmental Insurance Policy (an "Insured Environmental Event") and (ii) if the applicable Special Servicer has actual knowledge of an Insured Environmental Event with respect to such Mortgage Loan, such Special Servicer shall take reasonable actions as are in accordance with the Servicing Standard and the terms and conditions of the related Environmental Insurance Policy to make a claim thereunder and achieve the payment of all amounts to which the Trust is entitled thereunder. Any legal fees or other out-of-pocket costs incurred in accordance with the Servicing Standard in connection with any such claim shall be paid by, and reimbursable to, the applicable Master Servicer as a Servicing Advance. All extraordinary expenses (but not ordinary and routine or anticipated expenses) incurred by the applicable Special Servicer in fulfilling its obligations under this Section 9.1 shall be paid by the Trust.

            Section 9.2 Fidelity Bond and Errors and Omissions Insurance Policy of the Special Servicers

            Each Special Servicer, at its expense, shall maintain in effect a Servicer Fidelity Bond and a Servicer Errors and Omissions Insurance Policy. The Servicer Errors and Omissions Insurance Policy and Servicer Fidelity Bond shall be issued by a Qualified Insurer (unless a Special Servicer self insures as provided below) and be in form and amount consistent with the Servicing Standard. In the event that any such Servicer Errors and Omissions Insurance Policy or Servicer Fidelity Bond ceases to be in effect, the applicable Special Servicer shall obtain a comparable replacement policy or bond from an insurer or issuer meeting the requirements set forth above as of the date of such replacement. So long as the long-term rating of a Special Servicer (or its corporate parent) is not less than two rating categories (ignoring pluses or minuses) lower than the highest rating of the Certificates, but in any event not less than "A" as rated by S&P and Fitch, such Special Servicer may self-insure for the Servicer Fidelity Bond and the Servicer Error and Omissions Insurance Policy.

            Section 9.3 Sub-Servicers

            Each Special Servicer shall have the right to use a Sub-Servicer on the same terms and conditions as those set forth in Section 8.4 for a Sub-Servicer of the applicable Master Servicer. The applicable Special Servicer shall notify the applicable Master Servicer, the Trustee and the Operating Adviser, of the appointment of any Sub-Servicer of such Special Servicer.

            Section 9.4 Special Servicers' General Powers and Duties

            (a) Subject to the other terms and provisions of this Agreement (including, but not limited to, Sections 9.39), the Special Servicer is hereby authorized and empowered when such Special Servicer believes it appropriate in accordance with the Servicing Standard, to take any and all the actions with respect to Specially Serviced Mortgage Loans which the applicable Master Servicer may perform as set forth in Section 8.3(a), including (i) to execute and deliver, on behalf of itself or the Trust, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Specially Serviced Mortgage Loans and with respect to the related REO Properties and (ii) to effectuate foreclosure or other conversion of the ownership of any REO Property securing a Mortgage Loan. The Trustee shall execute on the Closing Date the Powers of Attorney in the form of Exhibit S-2A and Exhibit S-2B hereto and shall furnish the applicable Special Servicer from time to time, upon request, with any additional powers of attorney of the Trust, empowering such Special Servicer to take such actions as it determines to be reasonably necessary to comply with its servicing, administrative and management duties hereunder, and the Trustee shall execute and deliver or cause to be executed and delivered such other documents as a Special Servicing Officer may request, that are necessary or appropriate to enable such Special Servicer to service, administer and manage the Specially Serviced Mortgage Loans and carry out its duties hereunder, in each case as such Special Servicer determines is in accordance with the Servicing Standard and the terms of this Agreement; provided that, prior to initiating any proceedings in any court of law or equity (but not defending any proceedings in any court of law or equity) or instituting any proceeding to foreclose on any Mortgaged Property in the name of the Trust in any state, such Special Servicer shall notify the Trustee in writing and not institute or initiate any such proceedings for a period of five Business Days from the date of its delivery of such notice to the Trustee, unless such Special Servicer reasonably believes that such action should be taken in less than five Business Days to preserve the property of the Trust for the benefit of Certificateholders, and the Trustee may within five Business Days of its receipt of such notice advise such Special Servicer that it has received an Opinion of Counsel (the cost of which shall be an expense of the Trust) from an attorney duly licensed to practice law in the state where the related Mortgaged Property or REO Property is located, that it is likely that the laws of the state in which said action is to be taken either prohibit such action if taken in the name of the Trust or that the Trust would be adversely affected under the "doing business" or tax laws of such state if such action is taken in its name; provided, further, that such Special Servicer shall not be liable to the extent that it relies on the advice provided in such Opinion of Counsel. Upon receipt of any such advice from the Trustee, the applicable Special Servicer shall take such action in the name of such Person or Persons, in trust for the Trust, as shall be consistent with the Opinion of Counsel obtained by the Trustee. Such Person or Persons shall acknowledge in writing that such action is being taken by the Special Servicer in the name of the Trust. In the performance of its duties hereunder, the applicable Special Servicer shall be an independent contractor and shall not, except in those instances where it is, after notice to the Trustee as provided above, taking action in the name of the Trust, be deemed to be the agent of the Trust. The applicable Special Servicer shall indemnify the Trustee for any loss, liability or reasonable expense (including attorneys' fees) incurred by the Trustee or any partner, representative, Affiliate, member, manager, director, officer, employee, agent or Controlling Person of it or its Affiliates in connection with any negligent or intentional misuse of the foregoing powers of attorney furnished to such Special Servicer by the Trustee. Such indemnification shall survive the resignation or termination of a Special Servicer hereunder, the resignation or termination of the Trustee and the termination of this Agreement. The applicable Special Servicer shall not have any responsibility or liability for any act or omission of the Trustee, the applicable Master Servicer or the Depositor that is not attributable to the failure of such Special Servicer to perform its obligations hereunder. The applicable Special Servicer may conclusively rely on any advice of counsel rendered in a Nondisqualification Opinion.

            (b) In servicing and administering the Specially Serviced Mortgage Loans and managing any related REO Properties, the applicable Special Servicer shall employ procedures consistent with the Servicing Standard. The applicable Special Servicer shall conduct, or cause to be conducted, inspections of the Mortgaged Properties relating to Specially Serviced Mortgage Loans at such times and in such manner as shall be consistent with the Servicing Standard; provided that such Special Servicer shall conduct, or cause to be conducted, inspections of the Mortgaged Properties relating to Specially Serviced Mortgage Loans at least once during each twelve-month period that ends on June 30 of any calendar year (commencing with the twelve-month period ending June 30, 2006); provided, further, that such Special Servicer shall, at the expense of the Trust, inspect or cause to be inspected each Mortgaged Property related to a Mortgage Loan that is delinquent for sixty (60) days in the payment of any amounts due under such Mortgage Loan. The applicable Special Servicer shall provide to the applicable Master Servicer and the Operating Adviser copies of the Inspection Reports relating to such inspections as soon as practicable after the completion of any inspection.

            Section 9.5 "Due-On-Sale" Clauses; Assignment and Assumption Agreements; Modifications of Specially Serviced Mortgage Loans;
Due-On-Encumbrance Clauses

            Subject to the limitations of Sections 9.39 and 12.3, each Special Servicer shall have the following duties and rights:

            (a) If any Specially Serviced Mortgage Loan contains a provision in the nature of a "due-on-sale" clause, which by its terms:

            (i) provides that such Specially Serviced Mortgage Loan shall (or may at the Mortgagee's option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property, or

            (ii) provides that such Specially Serviced Mortgage Loan may not be assumed without the consent of the related mortgagee in connection with any such sale or other transfer,

then, each Special Servicer, on behalf of the Trust, shall, after consultation with (or, if required pursuant to this Agreement, receipt of written consent of) the Operating Adviser and in accordance with the REMIC Provisions, take such actions as it deems to be in the best economic interest of the Trust in accordance with the Servicing Standard, and may waive or enforce any due-on-sale clause contained in the related Mortgage Note or Mortgage; provided, however, that if the Principal Balance of such Mortgage Loan at such time equals or exceeds 5% of the Aggregate Certificate Balance or is one of the then current top 10 loans (by Principal Balance) in the pool, then prior to waiving the effect of such provision, a Special Servicer shall obtain Rating Agency Confirmation regarding such waiver. In connection with the request for such consent, such Special Servicer shall prepare and deliver to S&P and Fitch a memorandum outlining its analysis and recommendation in accordance with the Servicing Standard, together with copies of all relevant documentation. Such Special Servicer shall also prepare and provide S&P and Fitch with such memorandum and documentation for all transfer, assumption and encumbrance consents granted for Specially Serviced Mortgage Loans below the threshold set forth above, but for which such Special Servicer's decision will be sufficient and a Rating Agency Confirmation is not required. As to any Mortgage Loan that is not a Specially Serviced Mortgage Loan and contains a provision in the nature of a "due-on-sale" clause, such Special Servicer shall have the rights and duties set forth in Section 8.7(d). The applicable Special Servicer shall be entitled to 100% of all assumption fees in connection with Specially Serviced Mortgage Loans.

            After notice to the Operating Adviser (or, if otherwise required pursuant to this Agreement, receipt of written consent of), the applicable Special Servicer is also authorized to take or enter into an assignment and assumption agreement from or with the Person to whom such property has been or is about to be conveyed, and/or to release the original Mortgagor from liability upon the Specially Serviced Mortgage Loan and substitute the new Mortgagor as obligor thereon; provided that except as otherwise permitted by Section 9.5(c), any such assignment and assumption or substitution agreement shall contain no terms that could result in an Adverse REMIC Event. To the extent permitted by law, the applicable Special Servicer shall enter into an assumption or substitution agreement that is required under the related Mortgage Loan documents (either as a matter of right or upon satisfaction of specified conditions) and shall otherwise enter into any assumption or substitution agreement only if entering into such assumption or substitution agreement is consistent with the Servicing Standard. The applicable Special Servicer shall not condition approval of any request for assumption of a Specially Serviced Mortgage Loan on an increase in the interest rate of such Specially Serviced Mortgage Loan. The applicable Special Servicer shall notify the applicable Master Servicer of any such assignment and assumption or substitution agreement and such Special Servicer shall forward to the Trustee the original of such agreement, which original shall be added by the Trustee to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof.

            (b) In connection with any assignment and assumption of a Specially Serviced Mortgage Loan, in no event shall the applicable Special Servicer consent to the creation of any lien on a Mortgaged Property that is senior to, or on a parity with, the lien of the related Mortgage. Nothing in this Section
9.5 shall constitute a waiver of the Trustee's right, as the mortgagee of record, to receive notice of any assignment and assumption of a Specially Serviced Mortgage Loan, any sale or other transfer of the related Mortgaged Property or the creation of any lien or other encumbrance with respect to such Mortgaged Property.

            (c) Subject to the Servicing Standard and Sections 9.37 and 9.39, and the rights and duties of the applicable Master Servicer under Section 8.18, the applicable Special Servicer may enter into any modification, waiver or amendment (including, without limitation, the substitution or release of collateral or the pledge of additional collateral) of the terms of any Specially Serviced Mortgage Loan, including any modification, waiver or amendment to (i) reduce the amounts owing under any Specially Serviced Mortgage Loan by forgiving principal, accrued interest and/or any Prepayment Premium and/or any other amounts due and payable with respect to such Specially Serviced Mortgage Loan (including, but not limited to, any Late Fees or default interest), (ii) reduce the amount of the Scheduled Payment on any Specially Serviced Mortgage Loan, including by way of a reduction in the related Mortgage Rate, (iii) forbear in the enforcement of any right granted under any Mortgage Note or Mortgage relating to a Specially Serviced Mortgage Loan, (iv) extend the Maturity Date of any Specially Serviced Mortgage Loan and/or (v) accept a principal prepayment on any Specially Serviced Mortgage Loan during any period during which voluntary Principal Prepayments are prohibited, provided, in the case of any such modification, waiver or amendment, that (A) the related Mortgagor is in default with respect to the Specially Serviced Mortgage Loan or, in the reasonable judgment of the applicable Special Servicer, such default is reasonably foreseeable, (B) in the reasonable judgment of the applicable Special Servicer, such modification, waiver or amendment would increase the recovery on the Specially Serviced Mortgage Loan to Certificateholders on a net present value basis (the relevant discounting of amounts that will be distributable to Certificateholders to be performed at the related Mortgage Rate) (as demonstrated in writing by the applicable Special Servicer to the Trustee and the Paying Agent), (C) such modification, waiver or amendment would not cause an Adverse REMIC Event to occur, and (D) if notice to the Operating Adviser of such modification, waiver or amendment is required pursuant to Section 9.39.

            In no event, however, shall the applicable Special Servicer (i) extend the Maturity Date of a Specially Serviced Mortgage Loan beyond a date that is two years prior to the Final Rated Distribution Date or (ii) if the Specially Serviced Mortgage Loan is secured by a ground lease, extend the Maturity Date of such Specially Serviced Mortgage Loan unless such Special Servicer gives due consideration to the remaining term of such ground lease. The applicable Special Servicer shall not extend the Maturity Date of any Specially Serviced Mortgage Loan secured by a Mortgaged Property covered by a group secured creditor impaired property environmental insurance policy for more than five years beyond such Specially Serviced Mortgage Loan's Maturity Date unless a new Phase I Environmental Report indicates that there is no environmental condition or the Mortgagor obtains, at its expense, an extension of such policy on the same terms and conditions to cover the period through five years past the extended Maturity Date, provided that, (i) if such Specially Serviced Mortgage Loan is secured by a ground lease, the applicable Special Servicer shall give due consideration to the remaining term of the ground lease and (ii) in no case shall the Maturity Date of any such Specially Serviced Mortgage Loan be extended past a date that is two years prior to the Final Rated Distribution Date. The determination of the applicable Special Servicer contemplated by clause (B) of the proviso to the first paragraph of this Section 9.5(c) shall be evidenced by an Officer's Certificate certifying the information in the proviso to the first paragraph under this subsection (c).

            (d) In the event the applicable Special Servicer intends to permit a Mortgagor to substitute collateral for all or any portion of a Mortgaged Property pursuant to Section 9.5(c) or pledge additional collateral for the Specially Serviced Mortgage Loan pursuant to Section 9.5(c), if the security interest of the Trust in such collateral can only be perfected by possession, or if such collateral requires special care or protection, then prior to agreeing to such substitution or addition of collateral, such Special Servicer shall make arrangements for such possession, care or protection, and prior to agreeing to such substitution or addition of collateral (or such arrangement for possession, care or protection) shall obtain the prior written consent of the Trustee with respect thereto (which consent shall not be unreasonably withheld, delayed or conditioned); provided, however, that the Trustee shall not be required (but has the option) to consent to any substitution or addition of collateral or to hold any such collateral which will require the Trustee to undertake any additional duties or obligations or incur any additional expense. Notwithstanding the foregoing, to the extent not inconsistent with the related Mortgage Loan documents, the applicable Special Servicer will not permit a Mortgagor to substitute collateral for any portion of the Mortgaged Property unless it shall have received a Rating Agency Confirmation in connection therewith, the costs of which to be payable by the related Mortgagor to the extent provided for in the Mortgage Loan documents. If the Mortgagor is not required to pay for the Rating Agency Confirmation, then such expense will be paid by the Trust. Promptly upon receipt of notice of such unpaid expense, regarding a Specially Serviced Mortgage Loan, the applicable Special Servicer shall request the related Seller as and to the extent required pursuant to the terms of the related Mortgage Loan Purchase Agreement to make such payment by deposit to the applicable Certificate Account. The parties hereto acknowledge that if the Trust incurs any Additional Trust Expense associated solely with the release of collateral that is not required to be paid by a Mortgagor pursuant to the related Mortgage Loan documents (and such Additional Trust Expense is not paid by the Mortgagor), including, but not limited to, rating agency fees, then the sole obligation of the related Seller shall be to pay an amount equal to such expense to the extent the related Mortgagor is not required to pay them.

            (e) The applicable Special Servicer will promptly deliver to the applicable Master Servicer, the Operating Adviser, the Trustee, the Paying Agent and the Rating Agencies, a notice, specifying any such assignments and assumptions, modifications, material waivers (except any waivers with respect to Late Fees or default interest) or amendments, such notice identifying the affected Specially Serviced Mortgage Loan. Such notice shall set forth the reasons for such waiver, modification, or amendment (including, but not limited to, information such as related income and expense statements, rent rolls, in the case of Mortgage Loans other than Co-op Mortgage Loans, occupancy status, property inspections, and an internal or external appraisal performed in accordance with MAI standards and methodologies (and, if done externally, the cost of such appraisal shall be recoverable as a Servicing Advance subject to the provisions of Section 4.4 hereof)). The applicable Special Servicer shall also deliver to the Trustee (or the Custodian), for deposit in the related Mortgage File, an original counterpart of the agreement relating to such modification, waiver or amendment promptly following the execution thereof.

            (f) No fee described in this Section shall be collected by the applicable Special Servicer from the Mortgagor (or on behalf of the Mortgagor) in conjunction with any consent or any modification, waiver or amendment of the Specially Serviced Mortgage Loan if the collection of such fee would cause such consent, modification, waiver or amendment to be a "significant modification" of the Mortgage Note within the meaning of Treasury Regulations Section 1.860G-2(b). Subject to the foregoing, the applicable Special Servicer shall use its reasonable efforts, in accordance with the Servicing Standard, to collect any modification fees and other expenses connected with a permitted modification of a Specially Serviced Mortgage Loan from the Mortgagor. The applicable Special Servicer shall be entitled to 100% of any modification fees received in connection with a Specially Serviced Mortgage Loan. The inability of the Mortgagor to pay any costs and expenses of a proposed modification shall not impair the right of the applicable Special Servicer, the applicable Master Servicer or the Trustee to be reimbursed by the Trust for such expenses (including any cost and expense associated with the Opinion of Counsel referred to in this Section).

            (g) The applicable Special Servicer shall cooperate with the applicable Master Servicer (as provided in Section 8.7) in connection with assignments and assumptions of Mortgage Loans that are not Specially Serviced Mortgage Loans (except with respect to the UCMFI Loans with respect to which such Special Servicer is not entitled to receive a percentage of the assumption fee, as set forth below), and shall be entitled to receive 50% of any assumption fee paid by the related Mortgagor in connection with an assignment and assumption executed pursuant to Section 8.7(a) and 50% of any assumption fee paid by the related Mortgagor in connection with an assignment and assumption executed pursuant to Section 8.7(d). The Special Servicer shall be entitled to 100% of any assumption fee received in connection with a Specially Serviced Mortgage Loan. Notwithstanding the foregoing, with respect to non-Specially Serviced Mortgage Loans that are UCMFI Loans, the Special Servicer shall only be entitled to 50% of any assumption fee if such Special Servicer's consent was required with respect to such assumption.

            (h) Notwithstanding anything herein to the contrary, (i) the applicable Special Servicer shall not have any right or obligation to consult with or to seek and/or obtain consent or approval from the Operating Adviser prior to acting, and provisions of this Agreement requiring such shall be of no effect, if the Operating Adviser resigns or is removed, during the period following such resignation or removal until a replacement is elected and (ii) no advice, direction or objection from or by the Operating Adviser, as contemplated by this Agreement, may (and such Special Servicer shall ignore and act without regard to any such advice, direction or objection that the applicable Special Servicer has determined, in its reasonable good faith judgment would) (A) require or cause such Special Servicer to violate applicable law, the terms of any Mortgage Loan, any provision of this Agreement or the REMIC Provisions, including such Special Servicer's obligation to act in accordance with the Servicing Standard, (B) result in an Adverse REMIC Event with respect to any REMIC Pool or the Class EI Grantor Trust not being treated as a grantor trust,
(C) expose the Trust, the Depositor, the applicable Master Servicer, the applicable Special Servicer, the Fiscal Agent, the Paying Agent or the Trustee, or any of their respective partners, representatives, Affiliates, members, managers, directors, officers, employees or agents, to any material claim, suit or liability, or (D) materially expand the scope of the applicable Special Servicer's responsibilities under this Agreement.

            (i) If any Specially Serviced Mortgage Loan which contains a provision in the nature of a "due-on-encumbrance" clause (other than with respect to a Specially Serviced Mortgage Loan that is a Co-op Mortgage Loan as to which the NCB, FSB Subordinate Debt Conditions have been satisfied), which by its terms:

            (i) provides that such Mortgage Loan shall (or may at the mortgagee's option) become due and payable upon the creation of any additional lien or other encumbrance on the related Mortgaged Property; or

            (ii) requires the consent of the mortgagee to the creation of any such additional lien or other encumbrance on the related Mortgaged Property,

then, for so long as such Mortgage Loan is included in the Trust, the applicable Special Servicer, on behalf of the Trustee as the mortgagee of record, shall exercise (or, subject to Section 9.5, waive its right to exercise) any right it may have with respect to such Mortgage Loan (x) to accelerate the payments thereon, or (y) to withhold its consent to the creation of any such additional lien or other encumbrance, in a manner consistent with the Servicing Standard. Prior to waiving the effect of such provision with respect to a Mortgage Loan, the applicable Special Servicer shall obtain Rating Agency Confirmation regarding such waiver; provided, however, that such Rating Agency Confirmation shall only be required if the applicable Mortgage Loan (x) represents 2% or more of the Principal Balance of all of the Mortgage Loans held by the Trust or is one of the 10 largest Mortgage Loans based on Principal Balance or (y) such Mortgage Loan has a Loan-to-Value Ratio (which also includes Junior Indebtedness, if any) that is greater than or equal to 85% and a Debt Service Coverage Ratio (which also includes debt service on any Junior Indebtedness) that is less than 1.2x.

            Section 9.6 Release of Mortgage Files

            (a) Upon becoming aware of the payment in full of any Specially Serviced Mortgage Loan, or the receipt by a Special Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, or the complete defeasance of a Specially Serviced Mortgage Loan, such Special Servicer will within 2 Business Days notify the applicable Master Servicer. The applicable Special Servicer shall determine, in accordance with the Servicing Standard, whether an instrument of satisfaction shall be delivered and, if such Special Servicer determines that such instrument should be delivered, such Special Servicer shall deliver written approval of such delivery to the applicable Master Servicer.

            (b) From time to time and as appropriate for the servicing or foreclosure of any Specially Serviced Mortgage Loan or the management of the related REO Property and in accordance with the Servicing Standard, the Trustee shall execute or cause to be executed such documents as shall be prepared and furnished to the Trustee by a Special Servicing Officer (in form reasonably acceptable to the Trustee) and as are necessary for such purposes. The Trustee or Custodian shall, upon request of the applicable Special Servicer and delivery to the Trustee or Custodian of a request for release signed by a Special Servicing Officer substantially in the form of Exhibit C, release the related Mortgage File to such Special Servicer. After the transfer of servicing with respect to any Specially Serviced Mortgage Loan to the applicable Special Servicer, in accordance with the Servicing Standard, the applicable Master Servicer shall notify, in writing, the Mortgagor under each Specially Serviced Mortgage Loan transferred to the applicable Special Servicer, of such transfer.

            (c) Reserved.

            (d) The applicable Special Servicer shall, with respect to any Rehabilitated Mortgage Loan, release to the applicable Master Servicer all documents and instruments in the possession of such Special Servicer related to such Rehabilitated Mortgage Loan. Prior to the transfer of servicing with respect to any Rehabilitated Mortgage Loan to the applicable Master Servicer in accordance with the Servicing Standard, the applicable Special Servicer shall notify, in writing, each Mortgagor under each Rehabilitated Mortgage Loan of such transfer.

            Section 9.7 Documents, Records and Funds in Possession of the Special Servicers to Be Held for the Trustee

            (a) Each Special Servicer shall transmit to the Trustee or Custodian such documents and instruments coming into the possession of such Special Servicer as from time to time are required by the terms hereof to be delivered to the Trustee. Any funds received by the applicable Special Servicer in respect of any Specially Serviced Mortgage Loan or any REO Property or which otherwise are collected by the applicable Special Servicer as Liquidation Proceeds, Condemnation Proceeds or Insurance Proceeds in respect of any Specially Serviced Mortgage Loan or any REO Property shall be remitted to the applicable Master Servicer within two Business Days of receipt for deposit into the applicable Certificate Account, except that if such amounts relate to REO Income, they shall be deposited in the applicable REO Account. The applicable Special Servicer shall provide access to information and documentation regarding the Specially Serviced Mortgage Loans to the Trustee, the applicable Master Servicer, the Fiscal Agent, the Paying Agent, the Operating Adviser and their respective agents and accountants at any time upon reasonable written request and during normal business hours, provided that such Special Servicer shall not be required to take any action or provide any information that such Special Servicer determines will result in any material cost or expense to which it is not entitled to reimbursement hereunder or will result in any material liability for which it is not indemnified hereunder; provided, further, that the Trustee and the Paying Agent shall be entitled to receive from the applicable Special Servicer all such information as the Trustee and the Paying Agent shall reasonably require to perform their respective duties hereunder. In fulfilling such a request, the applicable Special Servicer shall not be responsible for determining whether such information is sufficient for the Trustee's, the applicable Master Servicer's, the Fiscal Agent's, the Paying Agent's or the Operating Adviser's purposes.

            (b) Each Special Servicer hereby acknowledges that the Trust owns the Specially Serviced Mortgage Loans and all Mortgage Files representing such Specially Serviced Mortgage Loans and all funds now or hereafter held by, or under the control of, such Special Servicer that are collected by such Special Servicer in connection with the Specially Serviced Mortgage Loans (but excluding any Special Servicer Compensation and all other amounts to which such Special Servicer is entitled hereunder); and such Special Servicer agrees that all documents or instruments constituting part of the Mortgage Files, and such funds relating to the Specially Serviced Mortgage Loans which come into the possession or custody of, or which are subject to the control of, such Special Servicer, shall be held by such Special Servicer for and on behalf of the Trust.

            (c) Each Special Servicer also agrees that it shall not create, incur or subject any Specially Serviced Mortgage Loans, or any funds that are required to be deposited in any REO Account to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance, nor assert by legal action or otherwise any claim or right of setoff against any Specially Serviced Mortgage Loan or any funds, collected on, or in connection with, a Specially Serviced Mortgage Loan.

            Section 9.8 Representations, Warranties and Covenants of the Special Servicers

            (a) Midland Loan Services, Inc., in its capacity as the General Special Servicer, hereby represents and warrants to and covenants with the Trustee and the Paying Agent, as of the Closing Date:

            (i) the General Special Servicer is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware, and the General Special Servicer is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement;

            (ii) the execution and delivery of this Agreement by the General Special Servicer, and the performance and compliance with the terms of this Agreement by the General Special Servicer, will not violate the General Special Servicer's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets which default or breach in the reasonable judgment of the General Special Servicer, is likely to affect materially and adversely either the ability of the General Special Servicer to perform its obligations under this Agreement or the financial condition of the General Special Servicer;

            (iii) the General Special Servicer has the full corporate power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

            (iv) this Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the General Special Servicer, enforceable against the General Special Servicer in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

            (v) the General Special Servicer is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the General Special Servicer's reasonable judgment, is likely to affect materially and adversely either the ability of the General Special Servicer to perform its obligations under this Agreement or the financial condition of the General Special Servicer;

            (vi) no litigation is pending or, to the best of the General Special Servicer's knowledge, threatened against the General Special Servicer the outcome of which, in the General Special Servicer's reasonable judgment, could reasonably be expected to prohibit the General Special Servicer from entering into this Agreement or that, in the General Special Servicer's reasonable judgment, is likely to materially and adversely affect the ability of the General Special Servicer to perform its obligations under this Agreement;

            (vii) the General Special Servicer has errors and omissions insurance coverage which is in full force and effect and complies with the requirements of Section 9.2 hereof; and

            (viii) no consent, approval, authorization or order, registration or filing with or notice to, any governmental authority or court is required, under federal or state law, for the execution, delivery and performance of or compliance by the General Special Servicer with this Agreement, or the consummation by the General Special Servicer of any transaction contemplated hereby, other than (1) such consents, approvals, authorizations, qualifications, registrations, filings, or notices as have been obtained or made and (2) where the lack of such consent, approval, authorization, qualification, registration, filing or notice would not have a material adverse effect on the performance by the General Special Servicer under this Agreement.

            (b) The Co-op Special Servicer, hereby represents and warrants to and covenants with the Trustee and the Paying Agent as of the Closing Date:

            (i) The Co-op Special Servicer is a corporation duly organized, validly existing and in good standing under the laws of the United States, and the Co-op Special Servicer is in compliance with the laws of each State in which any related Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement.

            (ii) The Co-op Special Servicer's execution and delivery of, performance under and compliance with this Agreement will not violate the Co-op Special Servicer's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets, which default, in the good faith and reasonable judgment of the Co-op Special Servicer, is likely to affect materially and adversely either the ability of the Co-op Special Servicer to perform its obligations under this Agreement or the financial condition of the Co-op Special Servicer.

            (iii) The Co-op Special Servicer has the full power and authority to enter into and consummate all transactions involving the Co-op Special Servicer contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

            (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Co-op Special Servicer, enforceable against the Co-op Special Servicer in accordance with the terms hereof, subject to
      (A) applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

            (v) The Co-op Special Servicer is not in violation of, and its execution and delivery of, performance under and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Co-op Special Servicer's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Co-op Special Servicer to perform its obligations under this Agreement or the financial condition of the Co-op Special Servicer.

            (vi) No consent, approval, authorization or order of any state or federal court or governmental agency or body is required for the consummation by the Co-op Special Servicer of the transactions contemplated herein, except for those consents, approvals, authorizations or orders that previously have been obtained or where the lack of such consent, approval, authorization or order would not have a material adverse effect on the ability of the Co-op Special Servicer to perform its obligations under this Agreement.

            (vii) No litigation is pending or, to the best of the Co-op Special Servicer's knowledge, threatened against the Co-op Special Servicer the outcome of which, in the Co-op Special Servicer's good faith and reasonable judgment, could reasonably be expected to prohibit the Co-op Special Servicer from entering into this Agreement or materially and adversely affect the ability of the Co-op Special Servicer to perform its obligations under this Agreement.

            (viii) The Co-op Special Servicer has errors and omissions insurance as required by Section 9.2.

            (ix) As of the Closing Date, the Co-op Special Servicer is not a party to any sub-servicing agreement providing for the performance of duties of the Co-op Special Servicer by any Sub-Servicer with respect to any Co-op Mortgage Loans or related REO Properties.

            (c) It is understood that the representations and warranties set forth in this Section 9.8 shall survive the execution and delivery of this Agreement.

            (d) Any cause of action against the applicable Special Servicer arising out of the breach of any representations and warranties made in this Section shall accrue upon the giving of written notice to such Special Servicer by any of the Trustee, the applicable Master Servicer, the Paying Agent or the Fiscal Agent. A Special Servicer shall give prompt notice to the Trustee, the Paying Agent, the Fiscal Agent, the Depositor, the Operating Adviser and the applicable Master Servicer of the occurrence, or the failure to occur, of any event that, with notice, or the passage of time or both, would cause any representation or warranty in this Section to be untrue or inaccurate in any respect.

            Section 9.9 Standard Hazard, Flood and Comprehensive General Liability Insurance Policies

            (a) For all REO Property, the applicable Special Servicer shall use reasonable efforts, consistent with the Servicing Standard, to maintain with a Qualified Insurer a Standard Hazard Insurance Policy which does not provide for reduction due to depreciation in an amount which is not less than the full replacement cost of the improvements of such REO Property or in an amount not less than the unpaid Principal Balance plus all unpaid interest and the cumulative amount of Servicing Advances (plus Advance Interest) made with respect to such Mortgage Loan, whichever is less, but, in any event, in an amount sufficient to avoid the application of any co-insurance clause. If the improvements to the Mortgaged Property are in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available), the applicable Special Servicer shall maintain a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage equal to the lesser of the then outstanding Principal Balance of the Specially Serviced Mortgage Loan and unpaid Advances (plus Advance Interest) and the maximum insurance coverage required under such current guidelines. It is understood and agreed that the applicable Special Servicer has no obligation to obtain earthquake or other additional insurance on REO Property, except as required by law and, nevertheless, at its sole option and at the Trust's expense, it (if required at origination and is available at commercially reasonable rates) may obtain such earthquake insurance. The applicable Special Servicer shall use its reasonable efforts, consistent with the Servicing Standard, to obtain a comprehensive general liability insurance policy for all REO Properties. The applicable Special Servicer shall, to the extent available at commercially reasonable rates (as determined by such Special Servicer in accordance with the Servicing Standard) and to the extent consistent with the Servicing Standard, use its reasonable efforts to maintain a Rent Loss Policy covering revenues for a period of at least twelve months and a comprehensive general liability policy with coverage comparable to prudent lending requirements in an amount not less than $1,000,000 per occurrence. All applicable policies required to be maintained by the applicable Special Servicer pursuant to this Section 9.9(a) shall name the Trustee as loss payee. The costs of such insurance shall be paid by the applicable Master Servicer as a Servicing Advance pursuant to Section 4.2, subject to the provisions of Section 4.4 hereof.

            (b) Any amounts collected by the applicable Special Servicer under any insurance policies maintained pursuant to this Section 9.9 (other than amounts to be applied to the restoration or repair of the REO Property) shall be deposited into the applicable REO Account. Any cost incurred in maintaining the insurance required hereby for any REO Property shall be a Servicing Advance, subject to the provisions of Section 4.4 hereof.

            (c) Notwithstanding the above, the applicable Special Servicer shall not be required in any event to maintain or obtain insurance coverage beyond what is reasonably available at commercially reasonable rates consistent with the Servicing Standard. The applicable Special Servicer shall notify the Trustee of any such determination.

            The applicable Special Servicer shall conclusively be deemed to have satisfied its obligations as set forth in this Section 9.9 either (i) if the applicable Special Servicer shall have obtained and maintained a master force placed or blanket insurance policy insuring against hazard losses on all of the applicable REO Property serviced by it, it being understood and agreed that such policy may contain a deductible clause on terms substantially equivalent to those commercially available and maintained by comparable servicers consistent with the Servicing Standard, and provided that such policy is issued by a Qualified Insurer or (ii) if the applicable Special Servicer (or its corporate parent) self-insures for its obligations, provided that the rating of such Person's long-term debt is not less than "A" by S&P and Fitch. In the event that the applicable Special Servicer shall cause any REO Property to be covered by such a master force placed or blanket insurance policy, the incremental cost of such insurance allocable to such REO Property (i.e., other than any minimum or standby premium payable for such policy whether or not any REO Property is then covered thereby), shall be paid by the applicable Special Servicer, at its option, or by the applicable Master Servicer, as a Servicing Advance, subject to the provisions of Section 4.4 hereof. If such policy contains a deductible clause, the applicable Special Servicer shall, if there shall not have been maintained on the related REO Property a policy complying with this Section 9.9 and there shall have been a loss that would have been covered by such policy, deposit in the applicable Certificate Account the amount not otherwise payable under such master force placed or blanket insurance policy because of such deductible clause to the extent that such deductible exceeds (i) the deductible under the related Mortgage Loan or (ii) if there is no deductible limitation required under the Mortgage Loan, the deductible amount with respect to insurance policies generally available on properties similar to the related REO Property which is consistent with the Servicing Standard, and deliver to the Trustee an Officer's Certificate describing the calculation of such amount. In connection with its activities as administrator and servicer of the REO Properties, the applicable Special Servicer agrees to present, on its behalf and on behalf of the Trustee, claims under any such master force placed or blanket insurance policy.

            Section 9.10 Presentment of Claims and Collection of Proceeds

            The applicable Special Servicer will prepare and present or cause to be prepared and presented on behalf of the Trustee all claims under the Insurance Policies with respect to REO Property, and take such actions (including the negotiation, settlement, compromise or enforcement of the insured's claim) as shall be necessary to recover under such policies. Any proceeds disbursed to the applicable Special Servicer in respect of such policies shall be promptly remitted to the applicable Certificate Account, upon receipt, except for any amounts realized that are to be applied to the repair or restoration of the applicable REO Property in accordance with the Servicing Standard. Any extraordinary expenses (but not ordinary and routine or anticipated expenses) incurred by the applicable Special Servicer in fulfilling its obligations under this Section 9.10 shall be paid by the Trust.

            Section 9.11 Compensation to the Special Servicer

            (a) As compensation for its activities hereunder, the Special Servicers shall be entitled to (i) the Special Servicing Fee, (ii) the Liquidation Fee and (iii) the Work-Out Fee. Such amounts, if any, collected by the applicable Special Servicer from the related Mortgagor shall be transferred by the applicable Special Servicer to the applicable Master Servicer within one Business Day of receipt thereof, and deposited by such Master Servicer in the Certificate Account. The applicable Special Servicer shall be entitled to receive a Liquidation Fee from the proceeds received in connection with a full or partial liquidation (net of related costs and expenses of such liquidation) of a Specially Serviced Mortgage Loan or REO Property (whether arising pursuant to a sale, condemnation, casualty or otherwise). With respect to each REO Mortgage Loan that is a successor to a Mortgage Loan secured by two or more Mortgaged Properties, the reference to "REO Property" in the preceding sentence shall be construed on a property-by-property basis to refer separately to the acquired real property that is a successor to each of such Mortgaged Properties, thereby entitling the applicable Special Servicer to a Liquidation Fee from the Liquidation Proceeds received in connection with a final disposition of, and Condemnation Proceeds or Insurance Proceeds received in connection with, each such acquired property as the Liquidation Proceeds, Condemnation Proceeds or Insurance Proceeds related to that property are received.

            (b) The applicable Special Servicer shall be entitled to cause the applicable Master Servicer to withdraw from the applicable Certificate Account, the Special Servicer Compensation in respect of each Mortgage Loan, in the time and manner set forth in Section 5.2 of this Agreement. The applicable Special Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor except as expressly provided in this Agreement.

            (c) Additional Special Servicer Compensation in the form of net interest or income on any REO Account, assumption fees, extension fees, servicing fees, Modification Fees, forbearance fees, Late Fees and default interest (net of amounts used to pay Advance Interest) or other usual and customary charges and fees actually received from the Mortgagor in connection with any Specially Serviced Mortgage Loan shall be retained by the applicable Special Servicer, to the extent not required to be deposited in the applicable Certificate Account pursuant to the terms of this Agreement. The applicable Special Servicer shall also be permitted to receive 50% of any assumption fees collected with respect to Mortgage Loans which are not Specially Serviced Mortgage Loans (but only if, with respect to the Mortgage Loans sold to the Trust by UCMFI, the Special Servicer's consent was required in connection therewith), as provided in Sections 8.7(a) and 8.7(d), and, to the extent deposited into a Certificate Account, 100% of all assumption fees relating to Specially Serviced Mortgage Loans and, to the extent provided in Section 9.5(a), Late Fees, Modification Fees and other fees collected on Specially Serviced Mortgage Loans, in each case to the extent provided for herein from funds paid by the applicable Mortgagor. To the extent any component of applicable Special Servicer Compensation is in respect of amounts usually and customarily paid by Mortgagors, such Special Servicer shall use reasonable good faith efforts to collect such amounts from the related Mortgagor, and to the extent so collected, in full or in part, such Special Servicer shall not be entitled to compensation for the portion so collected therefor hereunder out of the Trust.

            Section 9.12 Realization Upon Defaulted Mortgage Loans

            (a) The applicable Special Servicer, in accordance with the Servicing Standard and subject to Sections 9.4(a), 9.36 and 9.39, shall use its reasonable efforts to foreclose upon, repossess or otherwise comparably convert the ownership of Mortgaged Properties securing such of the Specially Serviced Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments of such Mortgage Loan, the sale of such Mortgage Loan in accordance with this Agreement or the modification of such Mortgage Loan in accordance with this Agreement. In connection with such foreclosure or other conversion of ownership, the applicable Special Servicer shall follow the Servicing Standard.

            (b) The applicable Special Servicer shall not acquire any personal property relating to any Specially Serviced Mortgage Loan pursuant hereto unless either:

            (i) such personal property is incidental to real property (within the meaning of Section 856(e)(1) of the Code) so acquired by the applicable Special Servicer; or

            (ii) the applicable Special Servicer shall have received a Nondisqualification Opinion (the cost of which shall be reimbursed by the Trust) to the effect that the holding of such personal property by any REMIC Pool will not cause the imposition of a tax on such REMIC Pool under the Code or cause such REMIC Pool to fail to qualify as a REMIC.

            (c) Notwithstanding anything to the contrary in this Agreement, the applicable Special Servicer shall not, on behalf of the Trust, obtain title to a Mortgaged Property as a result of or in lieu of foreclosure or otherwise, and shall not otherwise acquire possession of, or take any other action with respect to, any Mortgaged Property, if, as a result of any such action the Trust would be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of CERCLA, or any applicable comparable federal, state or local law, or a "discharger" or "responsible party" thereunder, unless such Special Servicer has also previously determined in accordance with the Servicing Standard, based on a Phase I Environmental Report prepared by a Person (who may be an employee or Affiliate of the applicable Master Servicer or such Special Servicer) who regularly conducts environmental site assessments in accordance with the standards of FNMA in the case of multi-family mortgage loans and customary servicing practices in the case of commercial loans for environmental assessments, which report shall be delivered to the Trustee, that:

            (i) such Mortgaged Property is in compliance with applicable Environmental Laws or, if not, after consultation with an environmental expert that taking such actions as are necessary to bring the Mortgaged Property in compliance therewith is reasonably likely to produce a greater recovery on a net present value basis than not taking such actions;

            (ii) taking such actions as are necessary to bring the Mortgaged Property in compliance with applicable Environmental Laws is reasonably likely to produce a greater recovery on a net present value basis than pursuing a claim under the Environmental Insurance Policy; and

            (iii) there are no circumstances or conditions present or threatened at such Mortgaged Property relating to the use, management, disposal or release of any hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials for which investigation, testing, monitoring, removal, clean-up or remediation could be required under any federal, state or local law or regulation, or that, if any such materials are present for which such action could be required, after consultation with an environmental expert taking such actions with respect to the affected Mortgaged Property is reasonably likely to produce a greater recovery on a net present value basis than not taking such actions (after taking into account the projected costs of such actions); provided, however, that such compliance pursuant to clause (i) and (ii) above or the taking of such action pursuant to this clause (iii) shall only be required to the extent that the cost thereof is a Servicing Advance of the applicable Master Servicer pursuant to this Agreement, subject to the provisions of Section 4.4 hereof.

            (d) The cost of the Phase I Environmental Report contemplated by
Section 9.12(c) may be treated as a Liquidation Expense, or in the event the related Specially Serviced Mortgage Loan is not liquidated and a Final Recovery Determination has been made with respect to such Specially Serviced Mortgage Loan, the applicable Master Servicer shall treat such cost as a Servicing Advance subject to the provisions of Section 4.4 hereof; provided that, in the latter event, the applicable Special Servicer shall use its good faith reasonable business efforts to recover such cost from the Mortgagor.

            (e) If the applicable Special Servicer determines, pursuant to
Section 9.12(c), that taking such actions as are necessary to bring any Mortgaged Property into compliance with applicable Environmental Laws, or taking such actions with respect to the containment, removal, clean-up or remediation of hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials affecting any such Mortgaged Property, is not reasonably likely to produce a greater recovery on a net present value basis than not taking such actions (after taking into account the projected costs of such actions) or than not pursuing a claim under the Environmental Insurance Policy, then such Special Servicer shall take such action as it deems to be in the best economic interest of the Trust, including, without limitation, releasing the lien of the related Mortgage. If the applicable Special Servicer determines that a material possibility exists that Liquidation Expenses with respect to Mortgaged Property (taking into account the cost of bringing it into compliance with applicable Environmental Laws) would exceed the Principal Balance of the related Mortgage Loan, such Special Servicer shall not attempt to bring such Mortgaged Property into compliance and shall not acquire title to such Mortgaged Property unless it has received the written consent of the Trustee to such action.

            Notwithstanding any provision of this Agreement to the contrary, the applicable Special Servicer shall not foreclose on any Mortgaged Property in anticipation of pursuing a claim under the related Environmental Insurance Policy, unless the applicable Special Servicer shall have first reviewed such Environmental Insurance Policy.

            (f) The applicable Special Servicer shall have the right to determine, in accordance with the Servicing Standard, the advisability of maintaining any action with respect to any Specially Serviced Mortgage Loan, including, without limitation, any action to obtain a deficiency judgment with respect to any Specially Serviced Mortgage Loan.

            Section 9.13 Foreclosure

            In the event that the Trust obtains, through foreclosure on a Mortgage or otherwise, the right to receive title to a Mortgaged Property, the applicable Special Servicer, as its agent, shall direct the appropriate party to deliver title to the REO Property to the Trustee or its nominee.

            The applicable Special Servicer may consult with counsel to determine when an Acquisition Date shall be deemed to occur under the REMIC Provisions with respect to the Mortgaged Property, the expense of such consultation being treated as a Servicing Advance related to the foreclosure, subject to the provisions of Section 4.4 hereof. The applicable Special Servicer, on behalf of the Trust, shall sell the REO Property expeditiously, but in any event within the time period, and subject to the conditions, set forth in
Section 9.15. Subject to Section 9.15, the applicable Special Servicer shall manage, conserve, protect and operate the REO Property for the holders of beneficial interests in the Trust solely for the purpose of its prompt disposition and sale.

            Section 9.14 Operation of REO Property

            (a) Each Special Servicer shall segregate and hold all funds collected and received in connection with the operation of each REO Property separate and apart from its own funds and general assets and shall establish and maintain with respect to each REO Property one or more accounts held in trust for the benefit of the Certificateholders in the name of "LaSalle Bank National Association, as Trustee for the Holders of Morgan Stanley Capital I Inc. Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates Series 2005-IQ9" (each, an "REO Account"), which shall be an Eligible Account. Amounts in any REO Account shall be invested in Eligible Investments. The Special Servicers shall deposit all funds received with respect to an REO Property in the applicable REO Accounts within two days of receipt. The Special Servicers shall account separately for funds received or expended with respect to each REO Property. All funds in each REO Account may be invested only in Eligible Investments. The Special Servicers shall notify the Trustee and the applicable Master Servicer in writing of the location and account number of each REO Account and shall notify the Trustee prior to any subsequent change thereof.

            (b) On or before 2:00 p.m. on each Special Servicer Remittance Date, the applicable Special Servicer shall withdraw from the applicable REO Account and remit to the Master Servicer for deposit in the applicable Certificate Account, the REO Income received or collected during the Collection Period immediately preceding such Special Servicer Remittance Date on or with respect to the related REO Properties; provided, however, that (i) the applicable Special Servicer may retain in such REO Account such portion of such proceeds and collections as may be necessary to maintain in such REO Account sufficient funds for the proper operation, management and maintenance of the related REO Property, including, without limitation, the creation of reasonable reserves for repairs, replacements, and necessary capital improvements and other related expenses. The applicable Special Servicer shall notify the applicable Master Servicer of all such remittances (and the REO Properties to which the remittances relate) made into the applicable Certificate Account and (ii) the applicable Special Servicer shall be entitled to withdraw from the REO Account and pay itself as additional special servicing compensation any interest or net reinvestment income earned on funds deposited in the applicable REO Account. The amount of any losses incurred in respect of any such investments shall be for the account of the applicable Special Servicer which shall deposit the amount of such loss (to the extent not offset by income from other investments) in the applicable REO Account, out of its own funds immediately as realized. If the applicable Special Servicer deposits in any REO Account any amount not required to be deposited therein, it may at any time withdraw such amount from such REO Account, any provision herein to the contrary notwithstanding.

            (c) If the Trust acquires the Mortgaged Property, the applicable Special Servicer shall have full power and authority, in consultation with the Operating Adviser, and subject to the specific requirements and prohibitions of this Agreement, to do any and all things in connection therewith as are consistent with the Servicing Standard, subject to the REMIC Provisions, and in such manner as the applicable Special Servicer deems to be in the best interest of the Trust, and, consistent therewith, may advance from its own funds to pay for the following items (which amounts shall be reimbursed by the applicable Master Servicer or the Trust subject to Sections 4.4 in accordance with Section 4.6(d)), to the extent such amounts cannot be paid from REO Income:

            (i) all insurance premiums due and payable in respect of such REO Property;

            (ii) all real estate taxes and assessments in respect of such REO Property that could result or have resulted in the imposition of a lien thereon; and

            (iii) all costs and expenses necessary to maintain, operate, lease and sell such REO Property (other than capital expenditures).

            (d) The applicable Special Servicer may, and to the extent necessary to (i) preserve the status of the REO Property as "foreclosure property" under the REMIC Provisions or (ii) avoid the imposition of a tax on "income from nonpermitted assets" within the meaning of the REMIC Provisions, shall contract with any Independent Contractor for the operation and management of the REO Property, provided that:

            (i) the terms and conditions of any such contract shall not be inconsistent herewith;

            (ii) the terms of such contract shall be consistent with the provisions of Section 856 of the Code and Treasury Regulations Section 1.856-4(b)(5);

            (iii) only to the extent consistent with (ii) above, any such contract shall require, or shall be administered to require, that the Independent Contractor (A) pay all costs and expenses incurred in connection with the operation and management of such Mortgaged Property underlying the REO Property and (B) deposit on a daily basis all amounts payable to the Trust in accordance with the contract between the Trust and the Independent Contractor in an Eligible Account;

            (iv) none of the provisions of this Section 9.14 relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the applicable Special Servicer of any of its duties and obligations to the Trustee with respect to the operation and management of any such REO Property;

            (v) if the Independent Contractor is an Affiliate of the applicable Special Servicer, the consent of the Operating Adviser and a Nondisqualification Opinion must be obtained; and

            (vi) the applicable Special Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

            (e) The applicable Special Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for the Trust pursuant to this subsection (d) for indemnification of such Special Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification. All fees of the Independent Contractor (other than fees paid for performing services within the ordinary duties of a Special Servicer which shall be paid by such Special Servicer) shall be paid from the income derived from the REO Property. To the extent that the income from the REO Property is insufficient, such fees shall be advanced by the applicable Master Servicer as a Servicing Advance, subject to the provisions of
Section 4.4 and Section 4.6(d) hereof.

            (f) Notwithstanding any other provision of this Agreement, the Special Servicers shall not rent, lease, or otherwise earn income on behalf of the Trust or the beneficial owners thereof with respect to REO Property which might cause the REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code (without giving effect to the final sentence thereof) or result in the receipt by any REMIC of any "income from nonpermitted assets" within the meaning of Section 860F(a)(2) of the Code or any "net income from foreclosure property" which is subject to tax under the REMIC Provisions unless (i) the Trustee and the applicable Special Servicer have received an Opinion of Counsel (at the Trust's sole expense) to the effect that, under the REMIC Provisions and any relevant proposed legislation, any income generated for REMIC I by the REO Property would not result in the imposition of a tax upon REMIC I or (ii) in accordance with the Servicing Standard, the applicable Special Servicer determines the income or earnings with respect to such REO Property will offset any tax under the REMIC Provisions relating to such income or earnings and will maximize the net recovery from the REO Property to the Certificateholders. The applicable Special Servicer shall notify the Trustee, the Paying Agent and the applicable Master Servicer of any election by it to incur such tax, and such Special Servicer (i) shall hold in escrow in an Eligible Account an amount equal to the tax payable thereby from revenues collected from the related REO Property, (ii) provide the Paying Agent with all information for the Paying Agent to file the necessary tax returns in connection therewith and (iii) upon request from the Paying Agent, pay from such account to the Paying Agent the amount of the applicable tax. The Paying Agent shall file the applicable tax returns based on the information supplied by the applicable Special Servicer and pay the applicable tax from the amounts collected by such Special Servicer.

            Subject to, and without limiting the generality of the foregoing, the applicable Special Servicer, on behalf of the Trust, shall not:

            (i) permit the Trust to enter into, renew or extend any New Lease with respect to the REO Property, if the New Lease by its terms will give rise to any income that does not constitute Rents from Real Property;

            (ii) permit any amount to be received or accrued under any New Lease other than amounts that will constitute Rents from Real Property;

            (iii) authorize or permit any construction on the REO Property, other than the completion of a building or other improvement thereon, and then only if more than ten percent of the construction of such building or other improvement was completed before default on the Mortgage Loan became imminent, all within the meaning of Section 856(e)(4)(B) of the Code; or

            (iv) Directly Operate, other than through an Independent Contractor, or allow any other Person to Directly Operate, other than through an Independent Contractor, the REO Property on any date more than 90 days after the Acquisition Date; unless, in any such case, the applicable Special Servicer has requested and received an Opinion of Counsel at the Trust's sole expense to the effect that such action will not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code (without giving effect to the final sentence thereof) at any time that it is held by the applicable REMIC Pool, in which case the applicable Special Servicer may take such actions as are specified in such Opinion of Counsel.

            Section 9.15 Sale of REO Property

            (a) In the event that title to any REO Property is acquired by the Trust in respect of any Specially Serviced Mortgage Loan, the deed or certificate of sale shall be issued to the Trust, the Trustee or to its nominees. The applicable Special Servicer, after notice to the Operating Adviser, shall sell any REO Property as soon as practicable consistent with the objective of maximizing proceeds for all Certificateholders, but in no event later than the end of the third calendar year following the end of the year of its acquisition, and in any event prior to the Final Rated Distribution Date, unless (i) the Trustee, on behalf of the applicable REMIC Pool, has been granted an extension of time (an "Extension") (which extension shall be applied for at least 60 days prior to the expiration of the period specified above) by the Internal Revenue Service to sell such REO Property (a copy of which shall be delivered to the Paying Agent upon request), in which case the applicable Special Servicer shall continue to attempt to sell the REO Property for its fair market value for such period longer than the period specified above as such Extension permits or (ii) the applicable Special Servicer seeks and subsequently receives, at the expense of the Trust, a Nondisqualification Opinion, addressed to the Trustee and such Special Servicer, to the effect that the holding by the Trust of such REO Property subsequent to the period specified above after its acquisition will not result in the imposition of taxes on "prohibited transactions" of a REMIC, as defined in Section 860F(a)(2) of the Code, or cause the related REMIC Pool to fail to qualify as a REMIC at any time that any Certificates are outstanding. If the Trustee has not received an Extension or such Opinion of Counsel and the applicable Special Servicer is not able to sell such REO Property within the period specified above, or if an Extension has been granted and the applicable Special Servicer is unable to sell such REO Property within the extended time period, the applicable Special Servicer shall, after consultation with the Operating Adviser, before the end of such period or extended period, as the case may be, auction the REO Property to the highest bidder (which may be the applicable Special Servicer) in accordance with the Servicing Standard; provided, however, that if an Interested Person intends to bid on the REO Property, (i) the applicable Special Servicer (or, if such Interested Person is the applicable Special Servicer or an Affiliate of the applicable Special Servicer, the Trustee) shall promptly obtain, at the expense of the Trust, an Appraisal of such REO Property (or internal valuation in accordance with the procedures specified in Section 6.9) and (ii) the Interested Person shall not bid less than the fair market value set forth in such Appraisal. The Depositor may not purchase REO Property at a price in excess of the fair market value thereof.

            Notwithstanding the foregoing, no Interested Person shall be permitted to purchase the REO Property at a price less than an amount equal to the fair value of the REO Property, as determined by the applicable Special Servicer (or, if such Interested Person is the applicable Special Servicer or an Affiliate of the applicable Special Servicer, the Trustee). Prior to the applicable Special Servicer's or Trustee's, as applicable, determination of fair value referred to above, the fair value of an REO Property shall be deemed to be an amount equal to the Purchase Price. The applicable Special Servicer or Trustee, as applicable, shall determine the fair value of an REO Property as soon as reasonably practical after receipt of notice of an Interested Party's desire to purchase such REO Property, and such Special Servicer or Trustee, as applicable, shall promptly notify such Interested Party (and the Trustee, if applicable) of the fair value. The applicable Special Servicer or Trustee, as applicable, is required to recalculate the fair value of the REO Property if there has been a material change in circumstances or the applicable Special Servicer or Trustee, as applicable, has received new information (including the receipt of a third party bid to purchase the REO Property), either of which has a material effect on the fair value, provided that such Special Servicer or Trustee, as applicable, shall be required to recalculate the fair value of the REO Property if the time between the date of last determination of the fair value of the REO Property and the date of the purchase of the REO Property by such Interested Party has exceeded 60 days. Upon any recalculation, the applicable Special Servicer or Trustee, as applicable, shall be required to promptly notify in writing such Interested Party (and the Trustee, if applicable) of the revised fair value. In determining fair value, the applicable Special Servicer or Trustee, as applicable, shall take into account, among other factors, the results of any appraisal or updated appraisal that it or the applicable Master Servicer may have obtained in accordance with this Agreement within the prior twelve months; the physical condition of the REO Property; the state of the local economy; any other bids received with respect to the REO Property; and the Trust's obligation to dispose of any REO Property as soon as practicable consistent with the objective of maximizing proceeds for all Certificateholders, but in no event later than the three-year period (or such extended period) specified in this Section 9.15. In performing its obligations under this Section 9.15(a), each Special Servicer or the Trustee, as applicable, may, at the expense of the party desiring to purchase the REO Property, engage an appraiser or other expert in real estate matters to determine the fair value of an REO Property and may rely conclusively upon such Person's determination, which determination shall take into account the factors set forth in the preceding sentence.

            (b) Within 30 days of the sale of the REO Property, the applicable Special Servicer shall provide to the Trustee, the Paying Agent and the applicable Master Servicer a statement of accounting for such REO Property, including without limitation, (i) the Acquisition Date for the REO Property,
(ii) the date of disposition of the REO Property, (iii) the sale price and related selling and other expenses, (iv) accrued interest (including interest deemed to have accrued) on the Specially Serviced Mortgage Loan to which the REO Property related, calculated from the Acquisition Date to the disposition date,
(v) final property operating statements, and (vi) such other information as the Trustee or the Paying Agent may reasonably request in writing.

            (c) The Liquidation Proceeds from the final disposition of the REO Property shall be deposited in the applicable Certificate Account within one Business Day of receipt.

            Section 9.15 [Reserved]

            Section 9.16 Realization on Collateral Security

            In connection with the enforcement of the rights of the Trust to any property securing any Specially Serviced Mortgage Loan other than the related Mortgaged Property, the applicable Special Servicer shall consult with counsel to determine how best to enforce such rights in a manner consistent with the REMIC Provisions and shall not, based on a Nondisqualification Opinion addressed to the applicable Special Servicer and the Trustee (the cost of which shall be an expense of the Trust) take any action that could result in the failure of any REMIC Pool to qualify as a REMIC while any Certificates are outstanding, unless such action has been approved by a vote of 100% of each Class of Certificateholders (including the Class R-I, Class R-II and Class R-III Certificateholders).

            Section 9.17 Reserved

            Section 9.18 Annual Officer's Certificate as to Compliance

            Each Special Servicer shall deliver to the Paying Agent on or before noon (Eastern Time) on March 20 of each calendar year, commencing in March 2006, an Officer's Certificate stating, as to the signer thereof, that (A) a review of the servicing activities of such Special Servicer during the preceding calendar year or portion thereof and of such performance of such Special Servicer under this Agreement has been made under such officer's supervision and (B) to the best of such officer's knowledge, based on such review, such Special Servicer has fulfilled all its obligations under this Agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof; provided that the applicable Special Servicer shall not be required to cause the delivery of such Officer's Certificate until April 15 in any given year so long as it has received written confirmation from the Depositor that a Report on Form 10-K is not required to be filed in respect of the Trust for the preceding calendar year. Each Special Servicer shall deliver such Officer's Certificate to the Depositor, each Rating Agency, the Trustee and, upon request, the Operating Adviser by April 7 of each calendar year or by April 30 of each calendar year if the statement is not required to be delivered prior to April 15. Such Special Servicer shall forward a copy of each such statement to the Rating Agencies.

            Section 9.19 Annual Independent Accountants' Servicing Report

            On or before noon (Eastern Time) on March 20 of each calendar year, beginning with March 2006, each Special Servicer at its expense shall cause a nationally recognized firm of Independent public accountants (who may also render other services to such Special Servicers, as applicable) to furnish to the Paying Agent (in electronic format) a statement to the effect that (a) such firm has examined certain documents and records relating to the servicing of the Mortgage Loans under this Agreement or the servicing of mortgage loans similar to the Mortgage Loans under substantially similar agreements for the preceding calendar year and (b) the assertion by management of such Special Servicer, that it maintained an effective internal control system over the servicing of such mortgage loans is fairly stated in all material respects, based upon established criteria, which statement meets the standards applicable to accountant's reports intended for general distribution; provided that the applicable Special Servicer shall not be required to cause the delivery of such statement until April 15 in any given year so long as it has received written confirmation from the Depositor that a Report on Form 10-K is not required to be filed in respect of the Trust for the preceding calendar year. Each Special Servicer shall deliver such statement to the Depositor, each Rating Agency, the Trustee and, upon request, the Operating Adviser by April 7 of each calendar year or by April 30 of each calendar year if the statement is not required to be delivered prior to April 15.

            Section 9.20 Merger or Consolidation

            Any Person into which a Special Servicer may be merged or consolidated, or any Person resulting from any merger, conversion, other change in form or consolidation to which such Special Servicer shall be a party, or any Person succeeding to substantially all of the servicing business of such Special Servicer, shall be the successor of such Special Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however, that each of the Rating Agencies provides a Rating Agency Confirmation. If the conditions to the proviso in the foregoing sentence are not met, the Trustee may terminate such Special Servicer's servicing of the Specially Serviced Mortgage Loans pursuant hereto, such termination to be effected in the manner set forth in Section 9.31.

            Section 9.21 Resignation of the Special Servicer

            (a) Except as otherwise provided in Section 9.20 or this Section 9.21, a Special Servicer shall not resign from the obligations and duties hereby imposed on it unless it determines that such Special Servicer's duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. Any such determination permitting the resignation of a Special Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the applicable Master Servicer, the Operating Adviser and the Trustee. No such resignation shall become effective until a successor servicer designated by the Operating Adviser and the Trustee shall have (i) assumed such Special Servicer's responsibilities and obligations under this Agreement and (ii) Rating Agency Confirmation shall have been obtained. Notice of such resignation shall be given promptly by the applicable Special Servicer to the applicable Master Servicer, the Trustee and the Paying Agent.

            (b) A Special Servicer may resign from the obligations and duties hereby imposed on it, upon 30 days notice to the Trustee and the Paying Agent, provided that (i) a successor Special Servicer is (x) available, (y) reasonably acceptable to the Operating Adviser, the Depositor, and the Trustee, and (z) willing to assume the obligations, responsibilities and covenants to be performed hereunder by the applicable Special Servicer on substantially the same terms and conditions, and for not more than equivalent compensation as that herein provided, (ii) the successor Special Servicer has assets of at least $15,000,000 and (iii) Rating Agency Confirmation is obtained with respect to such resignation, as evidenced by a letter from each Rating Agency delivered to the Trustee. Any costs of such resignation and of obtaining a replacement Special Servicer shall be borne by the applicable Special Servicer and shall not be an expense of the Trust.

            (c) No such resignation under paragraph (b) above shall become effective unless and until such successor Special Servicer enters into a servicing agreement with the Trustee assuming the obligations and responsibilities of the applicable Special Servicer hereunder in form and substance reasonably satisfactory to the Trustee.

            (d) Upon any resignation or termination of a Special Servicer, it shall retain the right to receive any and all Work-Out Fees payable in respect of (i) Mortgage Loans for which it acted as Special Servicer that became Rehabilitated Mortgage Loans during the period that it acted as Special Servicer and that were still Rehabilitated Mortgage Loans at the time of such resignation or termination or (ii) any Specially Serviced Mortgage Loan for which such Special Servicer has cured the event of default under such Specially Serviced Mortgage Loan through a modification, restructuring or workout negotiated by such Special Servicer and evidenced by a signed writing, but which had not as of the time such Special Servicer was terminated, become a Rehabilitated Mortgage Loan solely because it had not been a performing loan for 90 consecutive days and which subsequently becomes a Rehabilitated Mortgage Loan as a result of the loan being a performing loan for such 90 consecutive day period (and the successor Special Servicer shall not be entitled to any portion of such Work-Out
Fees), in each case until such time (if any) as such Mortgage Loan again becomes a Specially Serviced Mortgage Loan or are no longer included in the Trust or if the related Mortgaged Property becomes an REO Property.

            Section 9.22 Assignment or Delegation of Duties by the Special Servicers

            Each Special Servicer shall have the right without the prior written consent of the Trustee to (A) delegate or subcontract with or authorize or appoint anyone, or delegate certain duties to other professionals such as attorneys and appraisers, as an agent of such Special Servicer or Sub-Servicers (as provided in Section 9.3) to perform and carry out any duties, covenants or obligations to be performed and carried out by such Special Servicer hereunder or (B) assign and delegate all of its duties hereunder to a single Person. In the case of any such assignment and delegation in accordance with the requirements of clause (A) of this Section, such Special Servicer shall not be released from its obligations under this Agreement. In the case of any such assignment and delegation in accordance with the requirements of clause (B) of this Section, the applicable Special Servicer shall be released from its obligations under this Agreement, except that such Special Servicer shall remain liable for all liabilities and obligations incurred by it as such Special Servicer hereunder prior to the satisfaction of the following conditions: (i) such Special Servicer gives the Depositor, the applicable Master Servicer, the Operating Adviser and the Trustee notice of such assignment and delegation; (ii) such purchaser or transferee accepting such assignment and delegation executes and delivers to the Depositor and the Trustee an agreement accepting such assignment, which contains an assumption by such Person of the rights, powers, duties, responsibilities, obligations and liabilities of such Special Servicer, with like effect as if originally named as a party to this Agreement; (iii) the purchaser or transferee has assets in excess of $15,000,000; (iv) such assignment and delegation is the subject of a Rating Agency Confirmation; and
(v) the Depositor consents to such assignment and delegation, such consent not be unreasonably withheld. Notwithstanding the above, a Special Servicer may appoint Sub-Servicers in accordance with Section 9.3 hereof.

            Section 9.23 Limitation on Liability of the Special Servicers and Others

            (a) Neither any Special Servicer nor any of the partners, representatives, Affiliates, members, managers, directors, officers, employees or agents of such Special Servicer shall be under any liability to the Certificateholders or the Trustee for any action taken or for refraining from the taking of any action in good faith and using reasonable business judgment, consistent with the Servicing Standard; provided that this provision shall not protect a Special Servicer or any such Person against any breach of a representation or warranty contained herein or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in its performance of duties hereunder or by reason of negligent disregard of obligations and duties hereunder. The Special Servicers and any partner, representative, Affiliate, member, manager, director, officer, employee or agent of the Special Servicers may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person (including, without limitation, the information and reports delivered by or at the direction of the applicable Master Servicer or any partner, representative, Affiliate, member, manager, director, officer, employee or agent of the applicable Master Servicer) respecting any matters arising hereunder. A Special Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Specially Serviced Mortgage Loans in accordance with this Agreement; provided that such Special Servicer may in its sole discretion undertake any such action which it may reasonably deem necessary or desirable in order to protect the interests of the Certificateholders and the Trustee in the Specially Serviced Mortgage Loans. In such event, all legal expenses and costs of such action (other than those that are connected with the routine performance by a Special Servicer of its duties hereunder) shall be expenses and costs of the Trust, and a Special Servicer shall be entitled to be reimbursed therefor as provided by Section 5.2 hereof. Notwithstanding any term in this Agreement, a Special Servicer shall not be relieved from the requirement that it act in accordance with the Servicing Standard by virtue of taking any action at the direction of the Operating Adviser and shall not be relieved from liability otherwise imposed on the Special Servicers pursuant to Section 6.3 of this Agreement.

            (b) In addition, a Special Servicer shall have no liability with respect to, and shall be entitled to conclusively rely on as to the truth of the statements and the correctness of the opinions expressed in any certificates or opinions furnished to such Special Servicer and conforming to the requirements of this Agreement. Neither of the Special Servicers, nor any partner, representative, Affiliate, member, manager, director, officer, employee or agent, shall be personally liable for any error of judgment made in good faith by any officer, unless it shall be proved that such Special Servicer or such officer was negligent in ascertaining the pertinent facts. Neither the Special Servicers, nor any partner, representative, Affiliate, member, manager, director, officer, employee or agent, shall be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Agreement. A Special Servicer shall be entitled to rely on reports and information supplied to it by the applicable Master Servicer and the related Mortgagors and shall have no duty to investigate or confirm the accuracy of any such report or information.

            (c) A Special Servicer shall not be obligated to incur any liabilities, costs, charges, fees or other expenses which relate to or arise from any breach of any representation, warranty or covenant made by the Depositor, the applicable Master Servicer, the Trustee or the Fiscal Agent in this Agreement. The Trust shall indemnify and hold harmless such Special Servicer from any and all claims, liabilities, costs, charges, fees or other expenses which relate to or arise from any such breach of representation, warranty or covenant to the extent such amounts are not recoverable from the party committing such breach.

            (d) Except as otherwise specifically provided herein:

            (i) a Special Servicer may rely, and shall be protected in acting or refraining from acting upon, any resolution, officer's certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document (in paper or electronic format) believed or in good faith believed by it to be genuine and to have been signed or presented by the proper party or parties;

            (ii) a Special Servicer may consult with counsel, and any written advice or Opinion of Counsel shall be full and complete authorization and protection with respect to any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

            (iii) a Special Servicer shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Agreement; and

            (iv) a Special Servicer, in preparing any reports hereunder, may rely, and shall be protected in acting or refraining from acting upon any information (financial or other), statement, certificate, document, agreement, covenant, notice, request or other paper (in paper or electronic format) reasonably believed or in good faith believed by it to be genuine.

            (e) Each Special Servicer and any partner, representative, Affiliate, member, manager, director, officer, employee or agent of such Special Servicer shall be indemnified by the applicable Master Servicer, the Trustee, the Paying Agent and the Fiscal Agent, as the case may be, and held harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses incurred in connection with any legal action or claim relating to the applicable Master Servicer's, the Trustee's, the Paying Agent's or the Fiscal Agent's, as the case may be, respective willful misfeasance, bad faith or negligence in the performance of its respective duties hereunder or by reason of negligent disregard by such Person of its respective duties hereunder, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of any of such Special Servicer's duties hereunder or by reason of negligent disregard of such Special Servicer's obligations and duties hereunder. Each Special Servicer shall promptly notify the applicable Master Servicer, the Trustee, the Paying Agent and the Fiscal Agent, if a claim is made by a third party entitling a Special Servicer to indemnification hereunder, whereupon the applicable Master Servicer, the Trustee, the Paying Agent or the Fiscal Agent, in each case, to the extent the claim was made in connection with its willful misfeasance, bad faith or negligence, shall assume the defense of any such claim (with counsel reasonably satisfactory to such Special Servicer). Any failure to so notify the applicable Master Servicer, the Trustee, the Paying Agent or the Fiscal Agent, shall not affect any rights a Special Servicer may have to indemnification hereunder or otherwise, unless the interest of the applicable Master Servicer, the Trustee, the Paying Agent or the Fiscal Agent is materially prejudiced thereby. The indemnification provided herein shall survive the termination of this Agreement and the termination or resignation of a Special Servicer. Such indemnity shall survive the termination of this Agreement or the resignation or removal of such Special Servicer hereunder. Any payment hereunder made by the applicable Master Servicer, the Trustee, the Paying Agent or the Fiscal Agent, as the case may be, pursuant to this paragraph to the applicable Special Servicer shall be paid from the applicable Master Servicer's, the Trustee's, the Paying Agent's or the Fiscal Agent's, as the case may be, own funds, without reimbursement from the Trust therefor, except achieved through subrogation as provided in this Agreement. Any expenses incurred or indemnification payments made by the Trustee, the Paying Agent, the Fiscal Agent or the applicable Master Servicer shall be reimbursed by the party so paid if a court of competent jurisdiction makes a final judgment that the conduct of the Trustee, the Paying Agent, the Fiscal Agent or the applicable Master Servicer, as the case may be, was not culpable of willful misfeasance, bad faith or negligence in the performance of its respective duties hereunder or of negligent disregard of its respective duties hereunder or the indemnified party is found to have acted with willful misfeasance, bad faith or negligence.

            Section 9.24 Indemnification; Third-Party Claims

            (a) Each Special Servicer and any partner, representative, Affiliate, member, manager, director, officer, employee or agent of each such Special Servicer shall be indemnified by the Trust, and held harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with any legal action or claim relating to (i) this Agreement, any Mortgage Loan, any REO Property or the Certificates or any exercise of any right under this Agreement, and (ii) any action taken by such Special Servicer in accordance with the instruction delivered in writing to such Special Servicer by the Trustee or the applicable Master Servicer pursuant to any provision of this Agreement, and such Special Servicer and each of its partners, representatives, Affiliates, members, managers, directors, officers, employees or agents shall in each case be entitled to indemnification from the Trust for any loss, liability or expense (including attorneys' fees) incurred in connection with the provision by such Special Servicer of any information included by such Special Servicer in the report required to be provided by such Special Servicer pursuant to this Agreement, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of negligent disregard of obligations and duties hereunder. The applicable Special Servicer shall assume the defense of any such claim (with counsel reasonably satisfactory to such Special Servicer) and the Trust shall pay, from amounts on deposit in the applicable Certificate Account pursuant to Section 5.2, all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. The indemnification provided herein shall survive the termination of this Agreement and the termination or resignation of such Special Servicer. Any expenses incurred or indemnification payments made by the Trust shall be reimbursed by such Special Servicer, if a court of competent jurisdiction makes a final, non-appealable judgment that such Special Servicer was found to have acted with willful misfeasance, bad faith or negligence.

            (b) Each Special Servicer agrees to indemnify the Trust, and the Trustee, the Fiscal Agent, the Depositor, the applicable Master Servicer, the Paying Agent and any partner, representative, Affiliate, member, manager, director, officer, employee, agent or Controlling Person of the Trustee, the Fiscal Agent, the Depositor and the applicable Master Servicer, and hold them harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses that the Trust or the Trustee, the Fiscal Agent, the Depositor, the Paying Agent or the applicable Master Servicer may sustain arising from or as a result of the willful misfeasance, bad faith or negligence in the performance of such Special Servicer's duties hereunder or by reason of negligent disregard of such Special Servicer's obligations and duties hereunder by such Special Servicer. The Trustee, the Fiscal Agent, the Depositor, the Paying Agent or the applicable Master Servicer shall immediately notify such Special Servicer if a claim is made by a third party with respect to this Agreement or the Specially Serviced Mortgage Loans entitling the Trust or the Trustee, the Depositor, the Fiscal Agent, the Paying Agent or the applicable Master Servicer, as the case may be, to indemnification hereunder, whereupon such Special Servicer shall assume the defense of any such claim (with counsel reasonably satisfactory to the Trustee, the Fiscal Agent, the Depositor, the Paying Agent or the applicable Master Servicer, as the case may be) and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify such Special Servicer shall not affect any rights the Trust or the Trustee, the Fiscal Agent, the Depositor, the Paying Agent or the applicable Master Servicer may have to indemnification under this Agreement or otherwise, unless Special Servicer's defense of such claim is materially prejudiced thereby. The indemnification provided herein shall survive the termination of this Agreement and the termination or resignation of such Special Servicer, the Paying Agent, the Trustee or the Fiscal Agent. Any expenses incurred or indemnification payments made by such Special Servicer shall be reimbursed by the party so paid, if a court of competent jurisdiction makes a final, non-appealable judgment that the conduct of such Special Servicer was not culpable of willful misfeasance, bad faith or negligence in the performance of its respective duties hereunder or of negligent disregard of its respective duties hereunder or the indemnified party is found to have acted with willful misfeasance, bad faith or negligence.

            (c) The initial applicable Special Servicer and the Depositor expressly agree that the only information furnished by or on behalf of the applicable Special Servicer for inclusion in the Preliminary Prospectus Supplement and the Final Prospectus Supplement is the information set forth in the paragraph under the caption "SERVICING OF THE MORTGAGE LOANS--The Master Servicers and Special Servicers--Special Servicer" of the Preliminary Prospectus Supplement and Final Prospectus Supplement.

            Section 9.25 Reserved

            Section 9.26 Special Servicers May Own Certificates

            A Special Servicer or any agent of such Special Servicer in its individual capacity or in any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if they were not a Special Servicer or such agent. Any such interest of a Special Servicer or such agent in the Certificates shall not be taken into account when evaluating whether actions of such Special Servicer are consistent with its obligations in accordance with the Servicing Standard regardless of whether such actions may have the effect of benefiting the Class or Classes of Certificates owned by such Special Servicer.

            Section 9.27 Tax Reporting

            The Special Servicers shall provide the necessary information to the Master Servicers to allow the Master Servicers to comply with the Mortgagor tax reporting requirements imposed by Sections 6050H, 6050J and 6050P of the Code with respect to any Specially Serviced Mortgage Loan. The Special Servicers shall provide to the Master Servicers copies of any such reports. The Master Servicers shall forward such reports to the Trustee and the Paying Agent.

            Section 9.28 Application of Funds Received

            It is anticipated that the Master Servicers will be collecting all payments with respect to the Mortgage Loans (other than payments with respect to REO Income). If, however, a Special Servicer should receive any payments with respect to any Mortgage Loan (other than REO Income), it shall, within two Business Days of receipt from the Mortgagor or otherwise of any amounts attributable to payments with respect to or the sale of any Mortgage Loan or any Specially Serviced Mortgage Loan, if any (but not including REO Income, which shall be deposited in the applicable REO Account as provided in Section 9.14 hereof), forward such payment (endorsed, if applicable, to the order of the applicable Master Servicer) to the applicable Master Servicer. Such Special Servicer shall notify the applicable Master Servicer of each such amount received on or before the date required for the making of such deposit or transfer, as the case may be, indicating the Mortgage Loan or Specially Serviced Mortgage Loan to which the amount is to be applied and the type of payment made by or on behalf of the related Mortgagor.

            Section 9.29 Compliance with REMIC Provisions

            The Special Servicers shall act in accordance with this Agreement and the provisions of the Code relating to REMICs in order to create or maintain the status of any REMIC Pool as a REMIC under the Code or, as appropriate, cooperate with the Trustee to adopt a plan of complete liquidation. The Special Servicers shall not take any action or cause any REMIC Pool to take any action that would (i) endanger the status of any REMIC Pool as a REMIC or the status of the Class EI Grantor Trust as a grantor trust or (ii) subject to Section 9.14(e), result in the imposition of a tax upon any REMIC Pool (including, but not limited to, the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code or on prohibited contributions pursuant to Section 860G(d) of the Code) unless the Master Servicer and the Trustee have received a Nondisqualification Opinion (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such status or result in the imposition of such tax. The Special Servicers shall comply with the provisions of Article XII hereof.

            Section 9.30 Termination

            (a) The obligations and responsibilities of the Special Servicers created hereby (other than the obligation of such Special Servicers to make payments to the applicable Master Servicer as set forth in Section 9.28 and the obligations of such Special Servicers pursuant to Sections 9.8 and 9.24 hereof) shall terminate on the date which is the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining outstanding (and final distribution to the Certificateholders) or, (B) the disposition of all REO Property in respect of any Specially Serviced Mortgage Loan (and final distribution to the Certificateholders), (ii) 60 days following the date on which the Trustee or the Operating Adviser has given written notice to Special Servicers that this Agreement is terminated pursuant to Section 9.30(b) or 9.30(c), respectively, and (iii) the effective date of any resignation of a Special Servicer effected pursuant to and in accordance with
Section 9.21 or delegation of such Special Servicer's duties pursuant to clause B of Section 9.22 (but only to the extent specifically set forth in Section 9.22).

            (b) The Trustee may terminate a Special Servicer in the event that
(i) the Special Servicer has failed to remit any amount required to be remitted to the Trustee, the applicable Master Servicer, the Fiscal Agent, the Paying Agent or the Depositor within one Business Day following the date such amount was required to have been remitted under the terms of this Agreement, (ii) such Special Servicer has failed to deposit into any account any amount required to be so deposited or remitted under the terms of this Agreement which failure continues unremedied for one Business Day following the date on which such deposit or remittance was first required to be made; (iii) such Special Servicer has failed to duly observe or perform in any material respect any of the other covenants or agreements of such Special Servicer set forth in this Agreement, and such Special Servicer has failed to remedy such failure within thirty (30) days after written notice of such failure, requiring the same to be remedied, shall have been given to such Special Servicer by the Depositor or the Trustee, provided, however, that if such Special Servicer certifies to the Trustee and the Depositor that such Special Servicer is in good faith attempting to remedy such failure, and the Certificateholders would not be affected thereby, such cure period will be extended to the extent necessary to permit such Special Servicer to cure such failure; provided, however, that such cure period may not exceed 90 days; (iv) such Special Servicer has made one or more false or misleading representations or warranties herein that materially and adversely affects the interest of any Class of Certificates and has failed to cure such breach within thirty (30) days after notice of such breach, requiring the same to be remedied, shall have been given to such Special Servicer by the Depositor or the Trustee, provided, however, that if such Special Servicer certifies to the Trustee and the Depositor that such Special Servicer is in good faith attempting to remedy such failure, such cure period may be extended to the extent necessary to permit such Special Servicer to cure such failure; provided, however, that such cure period may not exceed 90 days; (v) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against such Special Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; (vi) such Special Servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings relating to such Special Servicer or of or relating to all or substantially all of its property; (vii) such Special Servicer thereof shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing; (viii) the Trustee receives written notice from Fitch that the continuation of the Special Servicer in such capacity would result in the downgrade, qualification or withdrawal of the then current rating then assigned by Fitch to any class of certificates or (ix) such Special Servicer is removed from S&P's approved Special Servicer list and the ratings then assigned by S&P to any Classes of Certificates are downgraded, qualified or withdrawn (including, without limitation, being placed on "negative credit watch") in connection with such removal. Such termination shall be effective on the date after the date of any of the above events that the Trustee specifies in a written notice to such Special Servicer specifying the reason for such termination. The Operating Adviser shall have the right to appoint a successor if the Trustee terminates the Special Servicer.

            (c) The Operating Adviser shall have the right to direct the Trustee to terminate a Special Servicer, provided that the Operating Adviser shall appoint a successor Special Servicer who will (i) be reasonably satisfactory to the Trustee and to the Depositor, and (ii) execute and deliver to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, whereby the successor Special Servicer agrees to assume and perform punctually the duties of such terminated Special Servicer specified in this Agreement; and provided, further, that the Trustee shall have received Rating Agency Confirmation from each Rating Agency prior to the termination of such Special Servicer. A Special Servicer shall not be terminated pursuant to this subsection
(c) until a successor Special Servicer shall have been appointed. The Operating Adviser shall pay any costs and expenses incurred by the Trust in connection with the removal and appointment of a Special Servicer (unless such removal is based on any of the events or circumstances set forth in Section 9.30(b)). The Special Servicer being terminated shall execute and deliver such document acknowledging its termination as may be reasonably required by any Rating Agency.

            Section 9.31 Procedure Upon Termination

            (a) Notice of any termination pursuant to clause (i)(B) of Section 9.30(a), specifying the Distribution Date upon which the final distribution shall be made, shall be given promptly by the applicable Special Servicer to the Trustee and the Paying Agent no later than the later of (i) five Business Days after the liquidation of the last REO Property or (ii) the sixth day of the month in which the final Distribution Date will occur. Upon any such termination, the rights and duties of the applicable Special Servicer (other than the rights and duties of the applicable Special Servicer pursuant to Sections 9.8, 9.21, 9.23 and 9.24 hereof) shall terminate and the applicable Special Servicer shall transfer to the applicable Master Servicer the amounts remaining in each REO Account and shall thereafter terminate each REO Account and any other account or fund maintained with respect to the Specially Serviced Mortgage Loans.

            (b) On the date specified in a written notice of termination given to a Special Servicer pursuant to clause (ii) of Section 9.30(a), all authority, power and rights of such Special Servicer under this Agreement, whether with respect to the Specially Serviced Mortgage Loans or otherwise, shall terminate; provided that in no event shall the termination of such Special Servicer be effective until the Trustee or other successor Special Servicer shall have succeeded such Special Servicer as successor Special Servicer, notified such Special Servicer of such designation, and such successor Special Servicer shall have assumed such Special Servicer's obligations and responsibilities, as set forth in an agreement substantially in the form hereof, with respect to the Specially Serviced Mortgage Loans. The Trustee or other successor Special Servicer may not succeed such Special Servicer as Special Servicer until and unless it has satisfied the provisions that would apply to a Person succeeding to the business of a Special Servicer pursuant to Section 9.20 hereof. The Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Special Servicers, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination. Each Special Servicer agrees to cooperate with the Trustee and the Fiscal Agent in effecting the termination of a Special Servicer's responsibilities and rights hereunder as Special Servicer including, without limitation, providing the Trustee all documents and records in electronic or other form reasonably requested by it to enable the successor Special Servicer designated by the Trustee to assume such Special Servicer's functions hereunder and to effect the transfer to such successor for administration by it of all amounts which shall at the time be or should have been deposited by the applicable Special Servicer in the applicable REO Account and any other account or fund maintained or thereafter received with respect to the Specially Serviced Mortgage Loans.

            Section 9.32 Certain Special Servicer Reports

            (a) The Special Servicers, for each Specially Serviced Mortgage Loan, shall provide to the applicable Master Servicer by 2:00 p.m. (New York time) on the date that is one Business Day after the Determination Date for each month, the CMSA Special Servicer Loan File in such electronic format as is mutually acceptable to each applicable Master Servicer and each applicable Special Servicer and in CMSA format. The applicable Master Servicer may use such reports or information contained therein to prepare its reports and such Master Servicer may, at its option, forward such reports directly to the Depositor and the Rating Agencies.

            (b) The Special Servicers shall maintain accurate records, prepared by a Servicing Officer, of each Final Recovery Determination with respect to any Mortgage Loan or REO Property and the basis thereof. Each Final Recovery Determination shall be evidenced by an Officer's Certificate delivered to the Trustee, the Operating Adviser, the Paying Agent and the applicable Master Servicer no later than the tenth Business Day following such Final Recovery Determination.

            (c) The Special Servicers shall provide to the applicable Master Servicer or the Paying Agent at the reasonable request in writing of such Master Servicer or the Paying Agent, any information in its possession with respect to the Specially Serviced Mortgage Loans which the applicable Master Servicer or Paying Agent, as the case may be, shall require in order for the applicable Master Servicer or the Paying Agent to comply with its obligations under this Agreement; provided that the applicable Special Servicer shall not be required to take any action or provide any information that the applicable Special Servicer determines will result in any material cost or expense to which it is not entitled to reimbursement hereunder or will result in any material liability for which it is not indemnified hereunder. The applicable Master Servicer shall provide the applicable Special Servicer at the reasonable request of the applicable Special Servicer any information in its possession with respect to the Mortgage Loans which such Special Servicer shall require in order for such Special Servicer to comply with its obligations under this Agreement.

            (d) Not later than 20 days after each Special Servicer Remittance Date, the applicable Special Servicer shall forward to the applicable Master Servicer a statement setting forth the status of each REO Account as of the close of business on such Special Servicer Remittance Date, stating that all remittances required to be made by it as required by this Agreement to be made by such Special Servicer have been made (or, if any required distribution has not been made by such Special Servicer, specifying the nature and status thereof) and showing, for the period from the day following the preceding Special Servicer Remittance Date to such Special Servicer Remittance Date, the aggregate of deposits into and withdrawals from each REO Account for each category of deposit specified in Section 5.1 of this Agreement and each category of withdrawal specified in Section 5.2 of this Agreement.

            (e) With respect to Specially Serviced Mortgage Loans, the Special Servicers shall use reasonable efforts to obtain and, to the extent obtained, to deliver electronically to the Master Servicers (subject to Section 8.14 herein), the Paying Agent, the Rating Agencies and the Operating Adviser, on or before April 15 of each year, commencing with April 15, 2005, (i) copies of the prior year operating statements and, except with respect to the Co-op Loans, quarterly statements, if available, for each Mortgaged Property underlying a Specially Serviced Mortgage Loan or REO Property as of its fiscal year end, provided that either the related Mortgage Note or Mortgage requires the Mortgagor to provide such information, or if the related Mortgage Loan has become an REO Property,
(ii) a copy of the most recent rent roll with respect to Mortgage Loans other than Co-op Mortgage Loans, available for each Mortgaged Property, and (iii) a table, setting forth the Debt Service Coverage Ratio and occupancy with respect to each Mortgaged Property covered by the operating statements delivered above.

            (f) The Special Servicers shall deliver to the applicable Master Servicers, the Depositor, the Paying Agent and the Trustee all such other information with respect to the Specially Serviced Mortgage Loans at such times and to such extent as the applicable Master Servicers, the Trustee, the Paying Agent or the Depositor may from time to time reasonably request; provided, however, that the applicable Special Servicer shall not be required to produce any ad hoc non-standard written reports with respect to such Mortgage Loans except if any Person (other than the Paying Agent or the Trustee) requesting such report pays a reasonable fee to be determined by the applicable Special Servicer.

            (g) The applicable Special Servicer shall deliver electronically a written Inspection Report of each Specially Serviced Mortgage Loan in accordance with Section 9.4(b) to the Operating Adviser.

            (h) Notwithstanding anything to the contrary herein, as a condition to each Special Servicer making any report or information available upon request to any Person other than the parties hereto or any Operating Adviser, such Special Servicer may require that the recipient of such information acknowledge that such Special Servicer may contemporaneously provide such information to the Depositor, the Trustee, the Fiscal Agent, the Paying Agent, the Master Servicers, the Primary Servicer, the Sellers, the Placement Agent, any Underwriter, any Rating Agency and/or the Certificateholders or Certificate Owners, as applicable. Any transmittal of information by a Special Servicer to any Person other than the Trustee, the Paying Agent, the Master Servicers, any Primary Servicer, the Rating Agencies, the Operating Adviser or the Depositor may be accompanied by a letter from the applicable Special Servicer containing the following provision:

            "By receiving the information set forth herein, you hereby acknowledge and agree that the United States securities laws restrict any Person who possesses material, non-public information regarding the Trust which issued Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2005-IQ9 from purchasing or selling such Certificates in circumstances where the other party to the transaction is not also in possession of such information. You also acknowledge and agree that such information is being provided to you for the purpose of, and such information may be used only in connection with, evaluation by you or another Certificateholder, Certificate Owner or prospective purchaser of such Certificates or beneficial interest therein."

            Section 9.33 Special Servicers to Cooperate with the Master Servicers and Paying Agent

            (a) The Special Servicers shall furnish on a timely basis such reports, certifications, and information as are reasonably requested by the applicable Master Servicer, the Trustee, the Paying Agent or any Primary Servicer to enable it to perform its duties under this Agreement or any Primary Servicing Agreement, as applicable; provided that no such request shall (i) require or cause a Special Servicer to violate the Code, any provision of this Agreement, including such Special Servicer's obligation to act in accordance with the servicing standards set forth in this Agreement and to maintain the REMIC status of any REMIC Pool or (ii) expose such Special Servicer, the Trust, the Fiscal Agent, the Paying Agent or the Trustee to liability or materially expand the scope of such Special Servicer's responsibilities under this Agreement. In addition, the Special Servicers shall notify the applicable Master Servicers of all expenditures incurred by it with respect to the Specially Serviced Mortgage Loans which are required to be made by the applicable Master Servicers as Servicing Advances as provided herein, subject to the provisions of
Section 4.4 hereof. The Special Servicers shall also remit all invoices relating to Servicing Advances promptly upon receipt of such invoices.

            (b) The Special Servicers shall from time to time make reports, recommendations and analyses to the Operating Adviser with respect to the following matters, the expense of which shall not be an expense of the Trust:

            (i) whether the foreclosure of a Mortgaged Property relating to a Specially Serviced Mortgage Loan would be in the best economic interest of the Trust;

            (ii) if a Special Servicer elects to proceed with a foreclosure, whether a deficiency judgment should or should not be sought because the likely recovery will or will not be sufficient to warrant the cost, time and exposure of pursuing such judgment;

            (iii) whether the waiver or enforcement of any "due-on-sale" clause or "due-on-encumbrance" (other than with respect to a Mortgage Loan that is a Co-op Mortgage Loan as to which the NCB, FSB Subordinate Debt Conditions have been satisfied) clause contained in a Mortgage Loan or a Specially Serviced Mortgage Loan is in the best economic interest of the Trust;

            (iv) in connection with entering into an assumption agreement from or with a Person to whom a Mortgaged Property securing a Specially Serviced Mortgage Loan has been or is about to be conveyed, or to release the original Mortgagor from liability upon a Specially Serviced Mortgage Loan and substitute a new Mortgagor, and whether the credit status of the prospective new Mortgagor is in compliance with the applicable Special Servicer's regular commercial mortgage origination or servicing standard;

            (v) in connection with the foreclosure on a Specially Serviced Mortgage Loan secured by a Mortgaged Property which is not in compliance with CERCLA, or any comparable environmental law, whether it is in the best economic interest of the Trust to bring the Mortgaged Property into compliance therewith and an estimate of the cost to do so; and

            (vi) with respect to any proposed modification (which shall include any proposed release, substitution or addition of collateral), extension, waiver (except a waiver with respect to immaterial covenants, Late Fees or default interest), amendment, discounted payoff or sale of a Mortgage Loan, prepare a summary of such proposed action and an analysis of whether or not such action is reasonably likely to produce a greater recovery on a present value basis than liquidation of such Mortgage Loan; such analysis shall specify the basis on which the applicable Special Servicer made such determination, including the status of any existing material default or the grounds for concluding that a payment default is imminent.

            Section 9.34 Reserved

            Section 9.35 Reserved

            Section 9.36 Sale of Defaulted Mortgage Loans

            (a) Each Seller, as to those Mortgage Loans sold to the Depositor by such Seller only, the holder of Certificates evidencing the greatest percentage interest in the Controlling Class and the applicable Special Servicer (each in such capacity, together with any assignee, the "Option Holder") shall, in that order, have the right, at its option (the "Option"), to purchase a Mortgage Loan from the Trust at a price equal to the Option Purchase Price upon receipt of notice from the applicable Special Servicer that such Mortgage Loan has become at least 60 days delinquent as to any monthly debt service payment (or is 90 days delinquent as to its Balloon Payment). The Option is exercisable, subject to the related Seller's right (after receiving notice from the Trustee that an Option Holder intends to exercise its Option) set forth in Section 2.3 to first repurchase such Mortgage Loan, from that date until terminated pursuant to clause (e) below, and during that period the Option shall be exercisable in any month only during the period from the 10th calendar day of such month through the 25th calendar day, inclusive, of such month. The Trustee on behalf of the Trust shall be obligated to sell such Mortgage Loan upon the exercise of the Option (whether exercised by the original holder thereof or by a holder that acquired such Option by assignment), but shall have no authority to sell such Mortgage Loan other than in connection with the exercise of an Option (or in connection with a repurchase of a Mortgage Loan under Article II, an optional termination pursuant to Section 10.1 or a qualified liquidation of the REMIC Pools). Any Option Holder that exercises the Option shall be required to purchase the applicable Mortgage Loan within 4 Business Days following such exercise. If any Option Holder desires to waive its right to exercise the Option, then it shall so notify the Trustee in writing, and the Trustee shall promptly notify the next party eligible to hold the Option set forth above of its rights hereunder. Any of the other parties eligible to hold the Option set forth above may at any time notify the Trustee in writing of its desire to exercise the Option, and the Trustee shall promptly notify the current Option Holder (and the other parties eligible to hold the Option). If the Option Holder neither (i) exercises the Option nor (ii) surrenders its right to exercise the Option within 3 Business Days of its receipt of that notice, then the Option Holder's right to exercise the Option shall lapse, and the Trustee shall promptly notify the next party eligible to hold the Option (and the other parties eligible to hold the Option) of its rights thereunder.

            (b) The "Option Purchase Price" shall be an amount equal to the fair value of the related Mortgage Loan, as determined by the applicable Special Servicer upon the request of any holder of the Option. The reasonable, out-of-pocket expenses of each Special Servicer incurred in connection with any such determination of the fair value of a Mortgage Loan shall be payable and reimbursed to such Special Servicer as an expense of the Trust. Prior to the applicable Special Servicer's determination of fair value referred to above, the fair value of a Mortgage Loan shall be deemed to be an amount equal to the Purchase Price plus (i) any prepayment penalty or yield maintenance charge then payable upon the prepayment of such Mortgage Loan and (ii) the reasonable fees and expenses of the applicable Special Servicer, the applicable Master Servicer and the Trustee incurred in connection with the sale of the Mortgage Loan. The applicable Special Servicer shall determine the fair value of a Mortgage Loan on the later of (A) as soon as reasonably practical upon the Mortgage Loan becoming 60 days delinquent or upon the Balloon Payment becoming delinquent and (B) the date that is 75 days after the applicable Special Servicer's receipt of the Servicer Mortgage File relating to such Mortgage Loan, and such Special Servicer shall promptly notify the Option Holder (and the Trustee and each of the other parties set forth above that could become the Option Holder) of the Option Purchase Price. The applicable Special Servicer is required to recalculate the fair value of the Mortgage Loan if there has been a material change in circumstances or the applicable Special Servicer has received new information (including the receipt of a third party bid to purchase the Option), either of which has a material effect on the fair value, provided that such Special Servicer shall be required to recalculate the fair value of the Mortgage Loan if the time between the date of last determination of the fair value of the Mortgage Loan and the date of the exercise of the Option has exceeded 60 days. Upon any recalculation, the applicable Special Servicer shall be required to promptly notify in writing each Option Holder (and the Trustee and each of the other parties set forth above that could become the Option Holder) of the revised Option Purchase Price. Any such recalculation of the fair value of the Mortgage Loan shall be deemed to renew the Option in its original priority at the recalculated price with respect to any party as to which the Option had previously expired or been waived, unless the Option has previously been exercised by an Option Holder at a higher Option Purchase Price. In determining fair value, the applicable Special Servicer shall take into account, among other factors, the results of any Appraisal or updated Appraisal that it or the applicable Master Servicer may have obtained in accordance with this Agreement within the prior twelve months; any views on fair value expressed by Independent investors in mortgage loans comparable to the Mortgage Loan (provided that the applicable Special Servicer shall not be obligated to solicit such views); the period and amount of any delinquency on the affected Mortgage Loan; whether to the applicable Special Servicer's actual knowledge, the Mortgage Loan is in default to avoid a prepayment restriction; the physical condition of the related Mortgaged Property; the state of the local economy; the expected recoveries from the Mortgage Loan if the applicable Special Servicer were to pursue a workout or foreclosure strategy instead of the Option being exercised; and the Trust's obligation to dispose of any REO Property as soon as practicable consistent with the objective of maximizing proceeds for all Certificateholders, but in no event later than the three-year period (or such extended period) specified in Section 9.15.

            (c) Any Option relating to a Mortgage Loan shall be assignable to a third party by the Option Holder at its discretion at any time after its receipt of notice from the applicable Special Servicer that an Option is exercisable with respect to a specified Mortgage Loan, and upon such assignment such third party shall have all of the rights granted to the Option Holder hereunder in respect of the Option. Such assignment shall only be effective upon written notice (together with a copy of the executed assignment and assumption agreement) being delivered to the Trustee, the applicable Master Servicer and the applicable Special Servicer, and none of such parties shall be obligated to recognize any entity as an Option Holder absent such notice.

            (d) If the applicable Special Servicer, the holder of Certificates representing the greatest percentage interest in the Controlling Class or an Affiliate of either thereof elects to exercise the Option, the Trustee shall be required to determine whether the Option Purchase Price constitutes a fair price for the Mortgage Loan. Upon request of the applicable Special Servicer to make such a determination, the Trustee will do so within a reasonable period of time (but in no event more than 15 Business Days). In doing so, the Trustee may rely on the opinion of an Appraiser or other expert in real estate matters retained by the Trustee at the expense of the party exercising the Option. The Trustee may also rely on the most recent Appraisal of the related Mortgaged Property that was prepared in accordance with this Agreement. If the Trustee were to determine that the Option Purchase Price does not constitute a fair price, then the applicable Special Servicer shall redetermine the fair value taking into account the objections of the Trustee.

            (e) The Option shall terminate, and shall not be exercisable as set forth in clause (a) above (or if exercised, but the purchase of the related Mortgage Loan has not yet occurred, shall terminate and be of no further force or effect) if the Mortgage Loan to which it relates is no longer delinquent as set forth above because the Mortgage Loan has (i) become a Rehabilitated Mortgage Loan, (ii) been subject to a work-out arrangement, (iii) been foreclosed upon or otherwise resolved (including by a full or discounted pay-off) or (iv) been purchased by the related Seller pursuant to Section 2.3.

            (f) Unless and until an Option Holder exercises an Option, the applicable Special Servicer shall continue to service and administer the related Mortgage Loan in accordance with the Servicing Standard and this Agreement, and shall pursue such other resolution or recovery strategies, including workout or foreclosure, as is consistent with this Agreement and the Servicing Standard.

            Section 9.37 Operating Adviser; Elections

            (a) In accordance with Section 9.37(c), the Certificateholders representing more than 50% of the Certificate Balance of the Certificates of the then Controlling Class may elect the operating adviser with respect to Specially Serviced Mortgage Loans (the "Operating Adviser"). The Operating Adviser shall be elected for the purpose of receiving reports and information from the Special Servicers in respect of the Specially Serviced Mortgage Loans.

            (b) The initial Operating Adviser is Citigroup Alternative Investments LLC. The Controlling Class shall give written notice to the Trustee, the Paying Agent and the applicable Master Servicer of the appointment of any subsequent Operating Adviser (in order to receive notices hereunder). If a subsequent Operating Adviser is not so appointed, an election of an Operating Adviser also shall be held. Notice of the meeting of the Holders of the Controlling Class shall be mailed or delivered to each Holder by the Paying Agent, not less than 10 nor more than 60 days prior to the meeting. The notice shall state the place and the time of the meeting, which may be held by telephone. A majority of Certificate Balance of the Certificates of the then Controlling Class, present in person or represented by proxy, shall constitute a quorum for the nomination of an Operating Adviser. At the meeting, each Holder shall be entitled to nominate one Person to act as Operating Adviser. The Paying Agent shall cause the election of the Operating Adviser to be held as soon thereafter as is reasonably practicable.

            (c) Each Holder of the Certificates of the Controlling Class shall be entitled to vote in each election of the Operating Adviser. The voting in each election of the Operating Adviser shall be in writing mailed, telecopied, delivered or sent by courier and actually received by the Paying Agent on or prior to the date of such election. Immediately upon receipt by the Paying Agent of votes (which have not been rescinded) from the Holders of Certificates representing more than 50% of the Certificate Balance of the Certificates of the then Controlling Class which are cast for a single Person, such Person shall be, upon such Person's acceptance, the Operating Adviser. The Paying Agent shall not be required to recognize any Person as an Operating Adviser until the Operating Adviser provides the Paying Agent with written confirmation of its acceptance of such appointment, written confirmation that it will keep confidential all information received by it as Operating Adviser hereunder or otherwise with respect to the Certificates, the Trust and/or this Agreement, an address and telecopy number for the delivery of notices and other correspondence and a list of officers or employees of such Person with whom the parties to this Agreement may deal (including their names, titles, work addresses and telecopy numbers). The Paying Agent hereby recognizes Citigroup Alternative Investments LLC as the initial Operating Adviser. The Paying Agent shall promptly notify the Trustee of the identity of the Operating Adviser. The Trustee shall promptly deliver such information to the Master Servicers and the Special Servicers. The Master Servicers and the Special Servicers shall not be required to recognize any Person as an Operating Adviser until such information has been delivered by the Trustee. In the event that an Operating Adviser shall have resigned or been removed and a successor Operating Adviser shall not have been elected, there shall be no Operating Adviser.

            (d) The Operating Adviser may be removed at any time by the written vote, copies of which must be delivered to the Paying Agent, of more than 50% of the Certificate Balance of the Holders of the Certificates of the then Controlling Class.

            (e) The Paying Agent shall act as judge of each election and, absent manifest error, the determination of the results of any election by the Paying Agent shall be conclusive. Notwithstanding any other provisions of this Section 9.37, the Paying Agent may make such reasonable regulations as it may deem advisable for any election.

            (f) Notwithstanding any provision of this Section 9.37 or any other provision of this Agreement to the contrary, at any time that a Special Servicer has been elected as Operating Adviser or no Operating Adviser has been elected,
(i) such Special Servicer shall not be required to deliver notices or information to, or obtain the consent or approval of, the Operating Adviser and
(ii) to the extent any Person other than a Special Servicer is otherwise required hereunder to provide notices or information to, or obtain the consent or approval of, the Operating Adviser, such Person shall be required to provide such notices or information to, or obtain the consent or approval of, the applicable Special Servicer.

            Section 9.38 Limitation on Liability of Operating Adviser

            The Operating Adviser shall have no liability to the Trust, the Depositor, the Master Servicers, the Special Servicers, the Trustee, the Paying Agent or the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith and using reasonable business judgment pursuant to this Agreement. By its acceptance of a Certificate, each Certificateholder (and Certificate Owner) confirms its understanding that the Operating Adviser may take actions that favor the interests of one or more Classes of the Certificates over other Classes of the Certificates and that the Operating Adviser may have special relationships and interests that conflict with those of Holders of some Classes of the Certificates, and each Certificateholder (and Certificate Owner) agrees to take no action against the Operating Adviser based upon such special relationship or conflict.

            Section 9.39 Rights of Operating Adviser

            (a) Notwithstanding anything to the contrary herein, including but not limited to Article 8 hereof, the Operating Adviser will receive notice of and may advise each Special Servicer with respect to the following actions of such Special Servicer with respect to any Mortgage Loan:

            (i) any proposed modification of a Money Term of a Mortgage Loan other than an extension of the original maturity date for 2 years or less;

            (ii) with respect to notice only, any proposed sale of a Defaulted Mortgage Loan, pursuant to Section 9.36;

            (iii) any determination to bring an REO Property into compliance with Environmental Laws;

            (iv) any acceptance of substitute or additional collateral for a Mortgage Loan not expressly required under such Mortgage Loan (except with respect to a Defeasance Loan);

            (v) any waiver of a "due on-sale" or "due on-encumbrance" clause (other than with respect to a Co-op Mortgage Loan as to which the NCB, FSB Subordinate debt Conditions have been satisfied);

            (vi) any acceptance of an assumption agreement; and

            (vii) any release of collateral for a Specially Serviced Mortgage Loan (other than in accordance with the terms of or upon satisfaction of such Mortgage Loan).

            (b) In addition, notwithstanding anything to the contrary herein, including but not limited to Article 8 hereof, the Operating Adviser shall have the right to approve any of the following actions by the Special Servicer:

            (i) any actual or proposed foreclosure upon or comparable conversion (which may include acquisition of an REO Property) of the ownership of properties securing such of the Specially Serviced Mortgage Loans as come into and continue in default;

            (ii) any acceptance of a discounted payoff; and

            (iii) any release of "earn out" or performance reserves listed on
      Schedule XIII hereof, on deposit in an Escrow Account, other than where such release does not require the consent of the lender.

            In the event that the applicable Special Servicer determines that immediate action is necessary to protect the interests of the Certificateholders, the applicable Special Servicer may take any such action without waiting for the Operating Adviser's advice or approval. No advice or approval or lack of approval of the Operating Adviser may (and each Special Servicer shall ignore and act without regard to any such advice or approval or lack of approval that such Special Servicer has determined, in its reasonable, good faith judgment, would) (A) require or cause such Special Servicer to violate applicable law, the terms of any Mortgage Loan or any other Section of this Agreement, including such Special Servicer's obligation to act in accordance with the Servicing Standard, (B) result in Adverse REMIC Event with respect to any REMIC Pool, (C) endanger the status of the Class EI Grantor Trust as a grantor trust, (D) expose the Trust, the Depositor, a Master Servicer, a Special Servicer, the Trustee, the Fiscal Agent or any of their respective Affiliates, members, managers, partners, representatives, officers, directors, employees or agents, to any material claim, suit or liability, or (E) expand the scope of a Master Servicer's or Special Servicer's responsibilities under this Agreement.

            Any notices required to be delivered to the Special Servicer with respect to items (i) through (vii) of subsection (a) above and items (i) through
(iii) of subsection (b) above by any other party to this Agreement shall be simultaneously delivered to the Operating Adviser. With respect to items (v),
(vi) and (vii) of subsection (a) above, the Operating Adviser shall be subject to the same time periods for advising a Special Servicer with respect to any such matters as are afforded to a Special Servicer pursuant to Section 8.7, which periods shall be co-terminus with those of such Special Servicer. The applicable Special Servicer shall provide the Operating Adviser with its recommendations with respect to the matters set forth in both (a) and (b) above within 5 Business Days of such Special Servicer's receipt of notice thereof. In addition, the Operating Adviser may direct the Trustee to remove the applicable Special Servicer at any time upon the appointment and acceptance of such appointment by a successor to the applicable Special Servicer; provided that, prior to the effectiveness of any such appointment, the Trustee and the Paying Agent shall have received Rating Agency Confirmation from each Rating Agency. The Operating Adviser shall pay any costs and expenses incurred by the Trust in connection with the removal and appointment of an applicable Special Servicer (unless such removal is based on any of the events or circumstances set forth in Section 9.30(b)). The Trustee shall notify the Paying Agent promptly upon its receipt of the direction set forth above. Notwithstanding any other provision in this Agreement, the Operating Adviser shall have the right to appoint a sub-operating adviser with respect to any particular Mortgage Loan. Such sub-operating adviser shall have the right, subject to Rating Agency confirmation, to appoint, or serve as, the Special Servicer with respect to such Mortgage Loan. All references in this Agreement to the "Operating Adviser" and the "Special Servicer" shall refer to the sub-operating adviser or the special servicer appointed by the sub-operating adviser, as applicable; provided, however, that such Special Servicer shall not have any advancing obligations with respect to such Mortgage Loans.


                                    ARTICLE X

                      PURCHASE AND TERMINATION OF THE TRUST

            Section 10.1 Termination of Trust Upon Repurchase or Liquidation of All Mortgage Loans

            (a) The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent, to make payments to the Class R-I Certificateholders, the Class R-II Certificateholders and the REMIC III Certificateholders, as set forth in Section
10.2 and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (and final distribution to the Certificateholders) and (B) the disposition of all REO Property (and final distribution to the Certificateholders), (ii) the sale of the property held by the Trust in accordance with Section 10.1(b), (iii) the termination of the Trust pursuant to Section 10.1(c) or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d); provided that in no event shall the Trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            (b) The General Master Servicer shall give the Trustee and the Paying Agent notice of the date when the aggregate Principal Balance of the Mortgage Loans, after giving effect to distributions of principal made on the next Distribution Date, is less than or equal to 1% of the initial Aggregate Certificate Balance of the Certificates as of the Closing Date. In order to make such determination, the NCB Master Servicer shall inform the General Master Servicer (which may be through providing the General Master Servicer access to the NCB Master Servicer's website) of the Principal Balance of the Co-op Mortgage Loans on a monthly basis, or at an accelerated interval as requested by the General Master Servicer of the NCB Master Servicer. The Paying Agent shall promptly forward such notice to the Trustee, the Depositor, the Holder of a majority of the Controlling Class, the Master Servicers, the Special Servicers, NCB, FSB (if it is not then a Master Servicer) and the Holders of the Class R-I Certificates; and the Holder of a majority of the Controlling Class, the General Master Servicer, the NCB Master Servicer, the General Special Servicer, the Co-op Special Servicer and the Holders of the Class R-I Certificates, in such priority (and in the case of the Class R-I Certificateholders, a majority of the Class R-I Certificateholders), may purchase, in whole only, the Mortgage Loans and any other property, if any, remaining in the Trust, provided, that if any Holder of a majority of the Controlling Class, the Co-op Special Servicer, the General Master Servicer, the NCB Master Servicer (if not then NCB, FSB), the General Special Servicer or the Holders of the Class R-I Certificates makes such an election, then NCB, FSB will have the option, by giving written notice to the other parties hereto no later than 30 days prior to the anticipated date of purchase, to purchase all of the NCB, FSB Loans and each related REO Property remaining in the Trust, and the other party will then have the option to purchase only the remaining Mortgage Loans and each related REO Property. If any party desires to exercise such option, it will notify the Trustee who will notify any party with a prior right to exercise such option and NCB, FSB (if it is not then a Master Servicer). If any party that has been provided notice by the Trustee (excluding the Depositor) notifies the Trustee within ten Business Days after receiving notice of the proposed purchase that it wishes to purchase the assets of the Trust, then such party (or, in the event that more than one of such parties notifies the Trustee that it wishes to purchase the assets of the Trust, the party with the first right to purchase the assets of the Trust) may purchase the assets of the Trust in accordance with this Agreement. Upon the Paying Agent's receipt of the Termination Price set forth below, the Trustee shall promptly release or cause to be released to the applicable Master Servicer for the benefit of the Holder of the majority of the Class R-I Certificates, the applicable Special Servicer or the applicable Master Servicer, as the case may be, the Mortgage Files pertaining to the Mortgage Loans. The "Termination Price" shall equal 100% of the aggregate Principal Balances of the Mortgage Loans (other than Mortgage Loans as to which a Final Recovery Determination has been made) on the day of such purchase plus accrued and unpaid interest thereon (other than any accrued and unpaid interest thereon that has been the subject of an Advance) at the applicable Mortgage Rates (or Mortgage Rates less the Master Servicing Fee Rate if a Master Servicer is the purchaser), with respect to the Mortgage Loans to the Due Date for each Mortgage Loan ending in the Collection Period with respect to which such purchase occurs, plus unreimbursed Advances and interest on such unreimbursed Advances at the Advance Rate, and the fair market value of any other property remaining in REMIC I. The Trustee shall consult with the Placement Agent and the Underwriters or their respective successors, as advisers, in order for the Trustee to determine whether the fair market value of the property constituting the Trust has been offered; provided that, if the Placement Agent or any Underwriter or an Affiliate of the Placement Agent or the Underwriters is exercising its right to purchase the Trust assets, the Trustee shall consult with the Operating Adviser in order for the Trustee to determine the fair market value, provided that the Operating Adviser is not an Affiliate of the Class R-I Holder, a Special Servicer or a Master Servicer, or the Trustee (the fees and expenses of which shall be paid for by buyer of the property). As a condition to the purchase of the Trust pursuant to this Section 10.1(b), the Holder of the majority of the Class R-I Certificates, the Special Servicers or the Master Servicers, as the case may be, must deliver to the Trustee an Opinion of Counsel, which shall be at the expense of such Holders, the Special Servicers or the Master Servicers, as the case may be, stating that such termination will be a "qualified liquidation" under Section 860F(a)(4) of the Code. Such purchase shall be made in accordance with Section 10.3.

            (c) If at any time the Holders of the Class R-I Certificates own 100% of the REMIC III Certificates and the Class EI Certificates, such Holders may terminate REMIC I (which will in turn result in the termination of REMIC II and REMIC III) and the Class EI Grantor Trust upon (i) the delivery to the Trustee and the Depositor of an Opinion of Counsel (which opinion shall be at the expense of such Holders) stating that such termination will be a "qualified liquidation" of each REMIC Pool under Section 860F of the Code, and (ii) the payment of any and all costs associated with such termination. Such termination shall be made in accordance with Section 10.3.

            (d) Following the date on which the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-5, Class A-1A, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates is reduced to zero, the Sole Certificateholder shall have the right to exchange all of its Certificates (other than the Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust as contemplated by clause (iv) of Section 10.1(a) by giving written notice to all the parties hereto no later than 60 days prior to the anticipated date of exchange and upon the delivery to the Trustee and the Depositor of an Opinion of Counsel (which opinion shall be at the expense of such Sole Certificateholders) stating that such exchange will be a "qualified liquidation" of each REMIC Pool under Section 860F of the Code. In the event that the Sole Certificateholder elects to exchange all of its Certificates (other than the Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust in accordance with the preceding sentence, such Sole Certificateholder, not later than the Distribution Date on which the final distribution on the Certificates is to occur, shall deposit in the Certificate Account an amount in immediately available funds equal to all amounts due and owing to the Depositor, the General Master Servicer, the NCB Master Servicer, the General Special Servicer, the Co-op Special Servicer and the Trustee hereunder through the date of the liquidation of the Trust that may be withdrawn from the Certificate Account, or an escrow account acceptable to the respective parties hereto or that may be withdrawn from the Distribution Accounts pursuant to this Agreement but only to the extent that such amounts are not already on deposit in the Certificate Account. Upon confirmation that such final deposits have been made and following the surrender of all its Certificates (other than the Residual Certificates) on such Distribution Date, the Trustee shall, upon receipt of a Request for Release from the General Master Servicer and the NCB Master Servicer, if applicable, release or cause to be released to the Sole Certificateholder or any designee thereof, the Mortgage Files for the remaining Mortgage Loans and shall execute all assignments, endorsements and other instruments furnished to it by the Sole Certificateholder as shall be necessary to effectuate transfer of the Mortgage Loans and REO Properties remaining in the Trust, and the Trust shall be liquidated in accordance with Section 10.2. For federal income tax purposes, the Sole Certificateholder shall be deemed to have purchased the assets of REMIC I and the Class EI Grantor Trust, to the extent then outstanding, for an amount equal to the remaining Certificate Balance of its Certificates (other than the Residual Certificates), plus accrued, unpaid interest with respect thereto, and the Trustee shall credit such amounts against amounts distributed in respect of such Certificates. The remaining Mortgage Loans and REO Properties are deemed distributed to the Sole Certificateholder in liquidation of the Trust pursuant to Section 10.2.

            (e) Upon the termination of the Trust, any funds held by the Class EI Grantor Trust shall be distributed to the Class EI Certificateholders, on a pro rata basis.

            Section 10.2 Procedure Upon Termination of Trust

            (a) Notice of any termination pursuant to the provisions of Section 10.1, specifying the Distribution Date upon which the final distribution shall be made, shall be given promptly by the Trustee by first class mail to the Paying Agent, the Rating Agencies, the Class R-I, Class R-II, REMIC III and Class EI Certificateholders mailed no later than ten days prior to the date of such termination. Such notice shall specify (A) the Distribution Date upon which final distribution on the Class R-I, Class R-II, REMIC III and Class EI Certificates will be made, and upon presentation and surrender of the Class R-I, Class R-II, REMIC III and Class EI Certificates at the office or agency of the Certificate Registrar therein specified, and (B) that the Record Date otherwise applicable to such Distribution Date is not applicable, distribution being made only upon presentation and surrender of the Class R-I, Class R-II, REMIC III and Class EI Certificates at the office or agency of the Certificate Registrar therein specified. The Trustee shall give such notice to the Depositor and the Certificate Registrar at the time such notice is given to Holders of the Class R-I, Class R-II, REMIC III and Class EI Certificates. Upon any such termination, the duties of the Certificate Registrar with respect to the Class R-I, Class R-II, REMIC III and Class EI Certificates shall terminate and the Trustee shall terminate, or request the Master Servicers and the Paying Agent to terminate, the Certificate Accounts and the Distribution Account and any other account or fund maintained with respect to the Certificates, subject to the Paying Agent's obligation hereunder to hold all amounts payable to the Class R-I, Class R-II, REMIC III and Class EI Certificateholders in trust without interest pending such payment.

            (b) In the event that all of the Holders do not surrender their certificates evidencing the Class R-I, Class R-II, REMIC III and Class EI Certificates for cancellation within three months after the time specified in the above-mentioned written notice, the Certificate Registrar shall give a second written notice to the remaining Class R-I, Class R-II, REMIC III and Class EI Certificateholders to surrender their certificates evidencing the Class R-I, Class R-II, REMIC III and Class EI Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice any Class R-I, Class R-II, REMIC III and Class EI Certificates shall not have been surrendered for cancellation, the Certificate Registrar may take appropriate steps to contact the remaining Class R-I, Class R-II, REMIC III and Class EI Certificateholders concerning surrender of such certificates, and the cost thereof shall be paid out of the amounts distributable to such Holders. If within two years after the second notice any such Class R-I, Class R-II, REMIC III and Class EI Certificates shall not have been surrendered for cancellation, the Paying Agent shall, subject to applicable state law relating to escheatment, hold all amounts distributable to such Holders for the benefit of such Holders. No interest shall accrue on any amount held by the Trustee and not distributed to a Class R-I, Class R-II, REMIC III or Class EI Certificateholder due to such Certificateholder's failure to surrender its Certificate(s) for payment of the final distribution thereon in accordance with this Section. Any money held by the Paying Agent pending distribution under this
Section 10.2 after 90 days after the adoption of a plan of complete liquidation shall be deemed for tax purposes to have been distributed from the REMIC Pools and the Class EI Grantor Trust and shall be beneficially owned by the related Holder.

            Section 10.3 Additional Trust Termination Requirements

            (a) The Trust and each REMIC Pool shall be terminated in accordance with the following additional requirements, unless at the request of a Master Servicer or the Class R-I Certificateholders, as the case may be, the Trustee seeks, and the Paying Agent subsequently receives an Opinion of Counsel (at the expense of such Master Servicer or the Class R-I Certificateholders, as the case may be), addressed to the Depositor, the Trustee and the Paying Agent to the effect that the failure of the Trust to comply with the requirements of this
Section 10.3 will not (i) result in the imposition of taxes on "prohibited transactions" on any REMIC Pool under the REMIC Provisions or (ii) cause any REMIC Pool to fail to qualify as a REMIC at any time that any Certificates are outstanding:

            (i) Within 89 days prior to the time of the making of the final payment on the REMIC III and Class EI Certificates the Trustee shall prepare and (on behalf of REMIC I, REMIC II and REMIC III) shall adopt a plan of complete liquidation of each REMIC Pool, meeting the requirements of a qualified liquidation under the REMIC Provisions, which plan need not be in any special form and the date of which, in general, shall be the date of the notice specified in Section 10.2(a) and shall be specified in a statement attached to the final federal income tax return of each REMIC Pool;

            (ii) At or after the date of adoption of such a plan of complete liquidation and at or prior to the time of making of the final payment on the REMIC III and Class EI Certificates, the Trustee shall sell all of the assets of the Trust for cash at the Termination Price; provided that if the Holders of the Class R-I Certificates are purchasing the assets of the Trust, the amount to be paid by such Holders may be paid net of the amount to be paid to such Holders as final distributions on any Certificates held by such Holders;

            (iii) At the time of the making of the final payment on the Certificates, the Paying Agent shall distribute or credit, or cause to be distributed or credited, (A) to the Holders of the Class R-I Certificates all assets of REMIC I remaining after such final payment of the REMIC I Regular Interests, (B) to the Holders of the Class R-II Certificates all remaining assets of REMIC II after such final payment of the REMIC II Regular Interests and (C) to the Holders of the Class R-III Certificates all remaining assets of REMIC III (in each case other than cash retained to meet claims), and the Trust shall terminate at that time; and

            (iv) In no event may the final payment on the REMIC I Regular Interests, REMIC II Regular Interests, REMIC III Regular Certificates or the final distribution or credit to the Holders of the Residual Certificates, respectively, be made after the 89th day from the date on which the plan of complete liquidation is adopted.

            (b) By their acceptance of the Class R-I, Class R-II or R-III Certificates, respectively, the Holders thereof hereby (i) authorize the Trustee to take such action as may be necessary to adopt a plan of complete liquidation of each REMIC Pool and (ii) agree to take such other action as may be necessary to adopt a plan of complete liquidation of the Trust upon the written request of the Depositor, which authorization shall be binding upon all successor Class R-I, Class R-II and Class R-III Certificateholders, respectively.


                                   ARTICLE XI

                          RIGHTS OF CERTIFICATEHOLDERS

            The provisions of this Article XI shall apply to each of the REMIC Regular Certificateholders and Residual Certificateholders to the extent appropriate.

            Section 11.1 Limitation on Rights of Holders

            (a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or take any action or proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

            (b) Except as otherwise expressly provided herein, no Certificateholder, solely by virtue of its status as a Certificateholder, shall have any right to vote or in any manner otherwise control the Master Servicers or operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association, nor shall any Certificateholder be under any liability to any third Person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

            (c) If a Certificateholder is also a Mortgagor with respect to any Mortgage Loan, such Certificateholder shall have no right to vote with respect to any matters concerning such Mortgage Loan. In addition, if a Certificateholder is also one of the Special Servicers, such Certificateholder shall have no right to vote, in its capacity as a Certificateholder, with respect to compensation to such Special Servicer or any waiver of a default with respect to a Mortgage Loan.

            (d) No Certificateholder, solely by virtue of its status as Certificateholder, shall have any right by virtue or by availing of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement unless the Holders of Certificates evidencing not less than 50% of the Aggregate Principal Amount of the Certificates then outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the cost, expenses and liabilities to be incurred therein or thereby, and the Trustee, for sixty days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding and no direction inconsistent with such written request has been given the Trustee during such sixty-day period by such Certificateholders; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

            Section 11.2 Access to List of Holders

            (a) If the Paying Agent is not acting as Certificate Registrar, the Certificate Registrar will furnish or cause to be furnished to the Trustee and the Paying Agent, within 15 days after receipt by the Certificate Registrar of a request by the Trustee or the Paying Agent, as the case may be, in writing, a list, in such form as the Trustee or the Paying Agent, as the case may be, may reasonably require, of the names and addresses of the Certificateholders of each Class as of the most recent Record Date.

            (b) If the Depositor, the Operating Adviser, a Special Servicer, a Master Servicer, the Trustee or three or more Holders (hereinafter referred to as "applicants," with a single Person which (together with its Affiliates) is the Holder of more than one Class of Certificates being viewed as a single "applicant" for these purposes) apply in writing to the Paying Agent and such application states that the applicants desire to communicate with other Holders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such applicants propose to transmit, then the Paying Agent shall, within five Business Days after the receipt of such application, send, at such Person's expense, the written communication proffered by the applicants to all Certificateholders at their addresses as they appear in the Certificate Register.

            (c) Every Holder, by receiving and holding a Certificate, agrees with the Depositor, the Certificate Registrar, the Paying Agent, the Master Servicers, the Special Servicers and the Trustee that neither the Depositor, the Certificate Registrar, the Paying Agent, the Master Servicers, the Special Servicers nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Certificateholders hereunder, regardless of the source from which such information was derived.

            Section 11.3 Acts of Holders of Certificates

            (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Depositor and the Paying Agent. Such instrument or instruments (as the action embodies therein and evidenced thereby) are herein sometimes referred to as an "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agents shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee, the Depositor and the Paying Agent, if made in the manner provided in this Section. The Trustee agrees to promptly notify the Depositor of any such instrument or instruments received by it, and to promptly forward copies of the same.

            (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments or deeds, certifying that the individual signing such instrument or writing acknowledged to such notary public or other officer the execution thereof. Whenever such execution is by an officer of a corporation or a member of a partnership on behalf of such corporation or partnership, such certificate or affidavit shall also constitute sufficient proof of such officer's or member's authority. The fact and date of the execution of any such instrument or writing, or the authority of the individual executing the same, may also be proved in any other manner which the Trustee deems sufficient.

            (c) The ownership of Certificates (notwithstanding any notation of ownership or other writing thereon made by anyone other than the Trustee) shall be proved by the Certificate Register, and neither the Trustee nor the Depositor nor the Paying Agent shall be affected by any notice to the contrary.

            (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Certificate shall bind every future Holder of the same Certificate and the Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee, the Paying Agent or the Depositor in reliance thereon, whether or not notation of such action is made upon such Certificate.


                                   ARTICLE XII

                     REMIC AND GRANTOR TRUST ADMINISTRATION

            The provisions of this Article XII shall apply to each REMIC Pool and the Class EI Grantor Trust, as applicable.

            Section 12.1 REMIC Administration

            (a) An election will be made by the Paying Agent on behalf of the Trustee to treat the segregated pool of assets consisting of the Mortgage Loans (other than Excess Interest payable thereon), such amounts with respect thereto as shall from time to time be held in the Certificate Accounts, the Interest Reserve Accounts, the Distribution Account and the Reserve Account, the Insurance Policies and any related amounts REO Account and any related REO Properties as a REMIC ("REMIC I") under the Code. Such election will be made on Form 1066 or other appropriate federal tax or information return or any appropriate state return for the taxable year ending on the last day of the calendar year in which the REMIC I Interests are issued. For purposes of such election, the REMIC I Regular Interests shall each be designated as a separate class of "regular interests" in REMIC I and the Class R-I Certificates shall be designated as the sole class of "residual interests" in REMIC I.

            An election will be made by the Paying Agent to treat the segregated pool of assets consisting of the REMIC I Regular Interests as a REMIC ("REMIC II") under the Code. Such election will be made on Form 1066 or other appropriate federal tax or information return or any appropriate state return for the taxable year ending on the last day of the calendar year in which the REMIC II Interests are issued. For the purposes of such election, the REMIC II Regular Interests shall be designated as the "regular interests" in REMIC II and the Class R-II Certificates shall be designated as the sole class of the "residual interests" in REMIC II.

            An election will be made by the Paying Agent to treat the segregated pool of assets consisting of the REMIC II Regular Interests as a REMIC ("REMIC III") under the Code. Such election will be made on Form 1066 or other appropriate federal tax or information return or any appropriate state return for the taxable year ending on the last day of the calendar year in which the REMIC III Certificates are issued. For purposes of such election, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-5, Class A-1A, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class X-1, Class X-2 and Class X-Y Certificates, shall be designated as the "regular interests" in REMIC III and the Class R-III Certificates shall be designated as the sole class of "residual interests" in REMIC III.

            The Trustee and the Paying Agent shall not permit the creation of any "interests" (within the meaning of Section 860G of the Code) in any of the REMIC Pools other than the REMIC I Regular Interests, the REMIC II Regular Interests, the REMIC III Regular Certificates and the Residual Certificates.

            (b) The Closing Date is hereby designated as the "Startup Day" of each REMIC Pool within the meaning of Section 860G(a)(9) of the Code.

            (c) The Paying Agent shall pay all routine tax related expenses (not including any taxes, however denominated, including any additions to tax, penalties and interest) of each REMIC Pool, excluding any professional fees or extraordinary expenses related to audits or any administrative or judicial proceedings with respect to each REMIC Pool that involve the Internal Revenue Service or state tax authorities.

            (d) The Paying Agent shall cause to be prepared, signed, and timely filed with the Internal Revenue Service, on behalf of each REMIC Pool, an application for a taxpayer identification number for such REMIC Pool on Internal Revenue Service Form SS-4. The Paying Agent, upon receipt from the Internal Revenue Service of the Notice of Taxpayer Identification Number Assigned, shall promptly forward a copy of such notice to the Depositor and the Master Servicers. The Paying Agent shall prepare and file Form 8811 on behalf of each REMIC Pool and shall designate an appropriate Person to respond to inquiries by or on behalf of Certificateholders for original issue discount and related information in accordance with applicable provisions of the Code.

            (e) The Paying Agent shall prepare and file, or cause to be prepared and filed, all of each REMIC Pool's federal and state income or franchise tax and information returns as such REMIC Pool's direct representative, and the Trustee shall sign such returns; the expenses of preparing and filing such returns shall be borne by the Paying Agent, except that if additional state tax returns are required to be filed in more than three states, the Paying Agent shall be entitled, with respect to any such additional filings, to (i) be paid a reasonable fee and (ii) receive its reasonable costs and expenses, both as amounts reimbursable pursuant to Section 5.2(a)(vi) hereof. The Depositor, the Master Servicers and the Special Servicers shall provide on a timely basis to the Paying Agent or its designee such information with respect to the Trust or any REMIC Pool as is in its possession, which the Depositor or a Master Servicer and a Special Servicer has received or prepared by virtue of its role as Depositor or Master Servicer and Special Servicer hereunder and reasonably requested by the Paying Agent to enable it to perform its obligations under this subsection, and the Paying Agent shall be entitled to conclusively rely on such information in the performance of its obligations hereunder. The Depositor shall indemnify the Trust, the Trustee, the Paying Agent and the Fiscal Agent for any liability or assessment against any of them or cost or expense (including attorneys' fees) incurred by them resulting from any error resulting from bad faith, negligence, or willful malfeasance of the Depositor in providing any information for which the Depositor is responsible for preparing. Each Master Servicer and each Special Servicer shall indemnify the Trustee, the Paying Agent, the Fiscal Agent and the Depositor for any liability or assessment against the Trustee, the Fiscal Agent, the Depositor, the Paying Agent or any REMIC Pool and any expenses incurred in connection with such liability or assessment (including attorneys' fees) resulting from any error in any of such tax or information returns resulting from errors in the information provided by such Master Servicer or such Special Servicer, as the case may be, which errors were caused by the negligence, willful misconduct or bad faith of such Master Servicer or such Special Servicer, as the case may be. The Paying Agent shall indemnify the Master Servicers, the Special Servicers, the Depositor or any REMIC Pool for any expense incurred by any Master Servicer, any Special Servicer, the Depositor and any REMIC Pool resulting from any error in any of such tax or information returns resulting from errors in the preparation of such returns caused by the negligence, willful misconduct or bad faith of the Paying Agent. Each indemnified party shall immediately notify the indemnifying party or parties of the existence of a claim for indemnification under this Section 12.1(e), and provide the indemnifying party or parties, at the expense of such indemnifying party or parties, an opportunity to contest the tax or assessment or expense giving rise to such claim, provided that the failure to give such notification rights shall not affect the indemnification rights in favor of any REMIC Pool under this Section 12.1(e). Any such indemnification shall survive the resignation or termination of a Master Servicer, the Paying Agent or a Special Servicer, or the termination of this Agreement.

            (f) The Paying Agent shall perform on behalf of each REMIC Pool all reporting and other tax compliance duties that are the responsibility of such REMIC Pool under the Code, REMIC Provisions, or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority. Among its other duties, the Paying Agent shall provide (i) to the Internal Revenue Service or other Persons (including, but not limited to, the Transferor of a Residual Certificate, to a Disqualified Organization or to an agent that has acquired a Residual Certificate on behalf of a Disqualified Organization) such information as is necessary for the application of any tax relating to the transfer of a Residual Certificate to any Disqualified Organization and (ii) to the Certificateholders such information or reports as are required by the Code or REMIC Provisions.

            (g) The Paying Agent shall forward to the Depositor copies of quarterly and annual REMIC tax returns and Internal Revenue Service Form 1099 information returns and such other information within the control of the Paying Agent as the Depositor may reasonably request in writing. Moreover, the Paying Agent shall forward to each Certificateholder such forms and furnish such information within its control as are required by the Code to be furnished to them, shall prepare and file with the appropriate state authorities as may to the actual knowledge of a Responsible Officer of the Paying Agent be required by applicable law and shall prepare and disseminate to Certificateholders Internal Revenue Service Forms 1099 (or otherwise furnish information within the control of the Paying Agent) to the extent required by applicable law. The Paying Agent will make available to any Certificateholder any tax related information required to be made available to Certificateholders pursuant to the Code and any regulations thereunder.

            (h) The Holder of more than 50% of the Percentage Interests in Class R-I, Class R-II and Class R-III Certificates, respectively (or of the greatest percentage of such Class R-I, Class R-II and Class R-III Certificates if no Holder holds more than 50% thereof), shall be the applicable REMIC Pool's Tax Matters Person. The duties of the Tax Matters Person for each of the REMIC Pools are hereby delegated to the Paying Agent and each Residual Certificateholder, by acceptance of its Residual Certificate, agrees, on behalf of itself and all successor holders of such Residual Certificate, to such delegation to the Paying Agent as their agent and attorney in fact. If the Code or applicable regulations prohibits the Paying Agent from signing any applicable Internal Revenue Service, court or other administrative documents or from acting as Tax Matters Person (as an agent or otherwise), the Paying Agent shall take whatever action is necessary for the signing of such documents and designation of a Tax Matters Person, including the designation of such Residual Certificateholder. The Paying Agent shall not be required to expend or risk its own funds or otherwise incur any other financial liability in the performance of its duties hereunder or in the exercise of any of its rights or powers (except to the extent of the ordinary expenses of performing its duties under this Agreement), if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

            (i) The Trustee, the Paying Agent, the Holders of the Residual Certificates, the Master Servicers and the Special Servicers shall each exercise reasonable care, to the extent within its control, and with respect to each of the Trustee, Paying Agent, the Master Servicers and the Special Servicers, within the scope of its express duties, and shall each act in accordance with this Agreement and the REMIC Provisions in order to create and maintain the status of each REMIC Pool as a REMIC and the Class EI Grantor Trust as a grantor trust or, as appropriate, adopt a plan of complete liquidation with respect to each REMIC Pool.

            (j) The Trustee, the Paying Agent, the Master Servicers, the Special Servicers, the Fiscal Agent and the Holders of Residual Certificates shall not take any action or fail to take any action or cause any REMIC Pool to take any action or fail to take any action if any of such Persons knows or could, upon the exercise of reasonable diligence, know, that, under the REMIC Provisions such action or failure, as the case may be, could (i) endanger the status of any REMIC Pool as a REMIC or (ii) result in the imposition of a tax upon any REMIC Pool (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2)) of the Code or (iii) endanger the status of the Class EI Grantor Trust unless the Trustee and the Paying Agent have received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such status or result in the imposition of such a tax. Any action required under this section which would result in an unusual or unexpected expense shall be undertaken at the expense of the party seeking the Trustee, the Paying Agent or the Holders of the Residual Certificates to undertake such action.

            (k) In the event that any tax is imposed on the REMIC I, REMIC II or REMIC III, including, without limitation, "prohibited transactions" taxes as defined in Section 860F(a)(2) of the Code, any tax on "net income from foreclosure property" as defined in Section 860G(c) of the Code, any taxes on contributions to the REMIC I, REMIC II or REMIC III after the Startup Day pursuant to Section 860G(d) of the Code, and any other tax imposed by the Code or any applicable provisions of state or local tax laws (other than any tax permitted to be incurred by the Special Servicers pursuant to Section 9.14(e)), such tax, together with all incidental costs and expenses (including, without limitation, penalties and reasonable attorneys' fees), shall be charged to and paid by: (i) the Paying Agent, if such tax arises out of or results from a breach of any of its obligations under this Agreement, which breach constitutes negligence, willful misconduct or bad faith; (ii) a Special Servicer, if such tax arises out of or results from a breach by such Special Servicer of any of its obligations under this Agreement, which breach constitutes negligence, willful misconduct or bad faith; (iii) a Master Servicer, if such tax arises out of or results from a breach by such Master Servicer of any of its obligations under this Agreement, which breach constitutes negligence, willful misconduct or bad faith; (iv) the Fiscal Agent, if such tax arises out of or results from a breach by the Fiscal Agent of any of its obligations under this Agreement, which breach constitutes negligence, willful misconduct or bad faith; and (v) the Trust in all other instances. Any tax permitted to be incurred by the Special Servicers pursuant to Section 9.14(e) shall be charged to and paid by the Trust from the net income generated on the related REO Property. Any such amounts payable by the Trust in respect of taxes shall be paid by the Paying Agent out of amounts on deposit in the Distribution Account.

            (l) The Paying Agent and, to the extent that records are maintained by the Master Servicers or the Special Servicers in the normal course of their businesses, the Master Servicers and the Special Servicers shall, for federal income tax purposes, maintain books and records with respect to each REMIC Pool on a calendar year and on an accrual basis, and with respect to the Class EI Grantor Trust on the cash or accrual method and so as to enable reporting to Holders of Class EI Certificates based on their annual accounting period. Notwithstanding anything to the contrary contained herein, except to the extent provided otherwise in the Mortgage Loans or in the Mortgages, all amounts collected on the Mortgage Loans shall, for federal income tax purposes, be allocated first to interest due and payable on the Mortgage Loans (including interest on overdue interest, other than additional interest at a penalty rate payable following a default). The books and records must be sufficient concerning the nature and amount of each REMIC Pool's investments to show that such REMIC Pool has complied with the REMIC Provisions.

            (m) Neither the Trustee, the Paying Agent, the Master Servicers nor the Special Servicers shall enter into any arrangement by which any REMIC Pool will receive a fee or other compensation for services.

            (n) In order to enable the Paying Agent to perform its duties as set forth herein, the Depositor shall provide, or cause to be provided, to the Paying Agent within ten days after the Closing Date all information or data that the Paying Agent reasonably determines to be relevant for tax purposes on the valuations and offering prices of the Certificates, including, without limitation, the yield, prepayment assumption, issue prices and projected cash flows of the Certificates, as applicable, and the projected cash flows of the Mortgage Loans. Thereafter, the Depositor shall provide to the Paying Agent or its designee, promptly upon request therefor, any such additional information or data within the Depositor's possession or knowledge that the Paying Agent may, from time to time, reasonably request in order to enable the Paying Agent to perform its duties as set forth herein. The Paying Agent is hereby directed to use any and all such information or data provided by the Depositor in the preparation of all federal and state income or franchise tax and information returns and reports for each REMIC Pool to Certificateholders as required herein. The Depositor hereby indemnifies the Trustee, the Paying Agent, the Fiscal Agent and each REMIC Pool for any losses, liabilities, damages, claims, expenses (including attorneys' fees) or assessments against the Trustee, the Paying Agent, the Fiscal Agent and each REMIC Pool arising from any errors or miscalculations of the Paying Agent pursuant to this Section that result from any failure of the Depositor to provide, or to cause to be provided, accurate information or data to the Paying Agent (but not resulting from the methodology employed by the Paying Agent) on a timely basis and such indemnification shall survive the termination of this Agreement and the termination or resignation of the Paying Agent and the Fiscal Agent.

            The Paying Agent agrees that all such information or data so obtained by it are to be regarded as confidential information and agrees that it shall use its reasonable best efforts to retain in confidence, and shall ensure that its officers, employees and representatives retain in confidence, and shall not disclose, without the prior written consent of the Depositor, any or all of such information or data, or make any use whatsoever (other than for the purposes contemplated by this Agreement) of any such information or data without the prior written consent of the Depositor, unless such information is generally available to the public (other than as a result of a breach of this Section 12.1(n)) or is required by law or applicable regulations to be disclosed or is disclosed (i) to independent auditors and accountants, counsel and other professional advisers of the Paying Agent and its parent, or (ii) in connection with its rights and obligations under this Agreement.

            (o) At all times as may be required by the Code, each Master Servicer will to the extent within its control and the scope of its duties more specifically set forth herein, maintain substantially all of the assets of each REMIC Pool as "qualified mortgages" as defined in Section 860G(a)(3) of the Code and "permitted investments" as defined in Section 860G(a)(5) of the Code.

            (p) For the purposes of Treasury Regulations Section
1.860G-1(a)(4)(iii), the "latest possible maturity date" for each Class of REMIC I Regular Interests, each Class of REMIC II Regular Interests and each Class of REMIC III Regular Certificates is the Final Rated Distribution Date.

            Section 12.2 Prohibited Transactions and Activities

            Neither the Trustee, the Paying Agent, the Master Servicers nor the Special Servicers shall permit the sale, disposition or substitution of any of the Mortgage Loans (except in a disposition pursuant to (i) the foreclosure or default of a Mortgage Loan, (ii) the bankruptcy or insolvency of any REMIC Pool,
(iii) the termination of any REMIC Pool in a "qualified liquidation" as defined in Section 860F(a)(4) of the Code, or (iv) a substitution pursuant to Article II hereof), nor acquire any assets for the Trust, except as provided in Article II hereof, nor sell or dispose of any investments in the Certificate Accounts or Distribution Account for gain, nor accept any contributions to any REMIC Pool (other than a cash contribution during the 3-month period beginning on the Startup Day), unless it has received an Opinion of Counsel (at the expense of the Person requesting such action) to the effect that such disposition, acquisition, substitution, or acceptance will not (A) affect adversely the status of any REMIC Pool as a REMIC or of the regular interests therein, (B) affect the distribution of interest or principal on the Certificates, (C) result in the encumbrance of the assets transferred or assigned to any REMIC Pool (except pursuant to the provisions of this Agreement) or (D) cause any REMIC Pool to be subject to a tax on "prohibited transactions" or "prohibited contributions" or other tax pursuant to the REMIC Provisions.

            Section 12.3 Modifications of Mortgage Loans

            Notwithstanding anything to the contrary in this Agreement, neither the Trustee, the Paying Agent, the applicable Master Servicer nor the applicable Special Servicer shall permit any modification of a Money Term of a Mortgage Loan or a Specially Serviced Mortgage Loan that is not in default or as to which default is not reasonably foreseeable unless (i) the Trustee, the applicable Special Servicer, Paying Agent and the applicable Master Servicer have received a Nondisqualification Opinion or a ruling from the Internal Revenue Service (at the expense of the party making the request that the applicable Master Servicer or the applicable Special Servicer modify the Mortgage Loan or a Specially Serviced Mortgage Loan) to the effect that such modification would not be treated as an exchange pursuant to Section 1001 of the Code (or, if it would be so treated, would not be treated as a "significant modification" for purposes of Treasury Regulations Section 1.860G-2(b) of the Code) or (ii) such modification meets the requirements set forth in Sections 8.18 or 9.5.

            Section 12.4 Liability with Respect to Certain Taxes and Loss of REMIC Status

            In the event that any REMIC Pool fails to qualify as a REMIC, loses its status as a REMIC, or incurs state or local taxes, or tax as a result of a prohibited transaction or prohibited contribution subject to taxation under the REMIC Provisions due to the negligent performance by either the Trustee or the Paying Agent of its respective duties and obligations set forth herein, the Trustee or the Paying Agent, as the case may be, shall be liable to the REMIC Pools and the Holders of the Residual Certificates for any and all losses, claims, damages, liabilities or expenses ("Losses") resulting from such negligence and relating to the Residual Certificates; provided, however, that the Trustee, or the Paying Agent, as applicable, shall not be liable for any such Losses attributable to the action or inaction of the Master Servicers, the Special Servicers, the Trustee (with respect to the Paying Agent), the Paying Agent (with respect to the Trustee), the Depositor or the Holders of such Residual Certificates nor for any such Losses resulting from any actions or failure to act based upon reliance on an Opinion of Counsel or from misinformation provided by the Master Servicers, the Special Servicers, the Trustee (with respect to the Paying Agent), the Paying Agent (with respect to the Trustee), the Depositor or such Holders of the Residual Certificates on which the Trustee or the Paying Agent, as the case may be, has relied. The foregoing shall not be deemed to limit or restrict the rights and remedies of the Holders of the Residual Certificates now or hereafter existing at law or in equity. The Trustee or the Paying Agent shall be entitled to intervene in any litigation in connection with the foregoing and to maintain control over its defense.

            Section 12.5 Grantor Trust Administration

            The assets of the Class EI Grantor Trust, consisting of the right to any Excess Interest in respect of the ARD Loan and the Excess Interest Sub-account, shall be held by the Trustee for the benefit of the Holders of the Class EI Certificates, which Class EI Certificates, in the aggregate, will evidence 100% beneficial ownership of such assets from and after the Closing Date. It is intended that the portion of the Trust consisting of the Class EI Grantor Trust will be treated as a grantor trust for federal income tax purposes, and each of the parties to this Agreement agrees that it will not take any action that is inconsistent with establishing or maintaining such treatment. Under no circumstances may the Trustee vary the assets of the Class EI Grantor Trust so as to take advantage of variations in the market so as to improve the rate of return of Holders of the Class EI Certificates. The Trustee and the Paying Agent shall be deemed to hold and shall account for the Class EI Grantor Trust separate and apart from the assets of the REMIC I, REMIC II and REMIC III created hereunder. In furtherance of such intention, the Paying Agent shall furnish or cause to be furnished to the Class EI Certificateholders and shall file, or cause to be filed with the Internal Revenue Service, together with Form 1041 or such other form as may be applicable, information returns with respect to income relating to their shares of the income and expenses of the Class EI Grantor Trust, at the time or times and in the manner required by the Code.


                                  ARTICLE XIII

                            MISCELLANEOUS PROVISIONS

            Section 13.1 Binding Nature of Agreement

            This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

            Section 13.2 Entire Agreement

            This Agreement contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

            Section 13.3 Amendment

            (a) This Agreement may be amended from time to time by the parties hereto, without notice to or the consent of any of the Holders, (i) to cure any ambiguity, (ii) to cause the provisions herein to conform to or be consistent with or in furtherance of the statements made with respect to the Certificates, the Trust or this Agreement in the Private Placement Memorandum, the Preliminary Prospectus Supplement, the Final Prospectus Supplement or the Prospectus, or to correct or supplement any provision herein which may be inconsistent with any other provisions herein, (iii) to amend any provision hereof to the extent necessary or desirable to maintain the status of each REMIC Pool as a REMIC (or the interest represented by the Class EI Certificates as a grantor trust Certificates as a grantor trust) for the purposes of federal income tax law (or comparable provisions of state income tax law), (iv) to make any other provisions with respect to matters or questions arising under or with respect to this Agreement not inconsistent with the provisions hereof, (v) to modify, add to or eliminate the provisions of Article III relating to transfers of Residual Certificates, (vi) to amend any provision herein to the extent necessary or desirable to list the Certificates on a stock exchange, including, without limitation, the appointment of one or more sub-paying agents and the requirement that certain information be delivered to such sub-paying agents or (vii) to make any other amendment which does not adversely affect in any material respect the interests of any Certificateholder (unless such Certificateholder consents). No such amendment effected pursuant to clause (i), (ii) or (iv) of the preceding sentence shall (A) adversely affect in any material respect the interests of any Holder not consenting thereto, without the consent of 100% of the Certificateholders adversely affected thereby or (B) adversely affect the status of any REMIC Pool as a REMIC (or the Class EI Grantor Trust as a grantor trust). Prior to entering into any amendment without the consent of Holders pursuant to this paragraph, the Trustee may require an Opinion of Counsel and a Nondisqualification Opinion (in the case of clauses (i), (ii) and (iii), at the expense of the Depositor, and otherwise at the expense of the party requesting such amendment, except that if the Trustee requests such amendment, such amendment shall be at the expense of the Depositor, if the Depositor consents), to the effect that such amendment is permitted under this paragraph. Any such amendment shall be deemed not to adversely affect in any material economic respect any Holder if the Trustee receives a Rating Agency Confirmation from each Rating Agency (and any Opinion of Counsel requested by the Trustee in connection with any such amendment may rely expressly on such confirmation as the basis therefor).

            (b) This Agreement may also be amended from time to time by the agreement of the parties hereto (without the consent of the Certificateholders) and with the written confirmation of the Rating Agencies that such amendment would not cause the ratings on any Class of Certificates to be qualified, withdrawn or downgraded; provided, however, that such amendment may not effect any of the items set forth in clauses (i) through (iv) of the proviso in paragraph (c) of this Section 13.3. The Trustee may request, at its option, to receive a Nondisqualification Opinion and/or an Opinion of Counsel that such amendment will not result in an Adverse Grantor Trust Event, as applicable, and an Opinion of Counsel that any amendment pursuant to this Section 13.3(b) is permitted by this Agreement at the expense of the party requesting the amendment.

            (c) This Agreement may also be amended from time to time by the parties with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders; provided that no such amendment may (i) reduce in any manner the amount of, or delay the timing of the distributions required to be made on any Certificate without the consent of the Holder of such Certificate, (ii) reduce the aforesaid percentages of Aggregate Certificate Percentage or Certificate Balance, the Holders of which are required to consent to any such amendment without the consent of all the Holders of each Class of Certificates affected thereby, (iii) no such amendment shall eliminate or reduce a Master Servicer's, the Trustee's or the Fiscal Agent's obligation to make an Advance or alter the Servicing Standard except as may be necessary or desirable to comply with the REMIC Provisions, (iv) adversely affect the status of any REMIC Pool as a REMIC for federal income tax purposes (as evidenced by a Nondisqualification Opinion), the Class EI Grantor Trust as a grantor trust without the consent of 100% of the Certificateholders (including the Class R-I, Class R-II and Class R-III Certificateholders), (v) adversely affect in any material respect the interests of the Holders of the Certificates in a manner other than as described in the immediately preceding clause (i), without the consent of the Holders of all Certificates affected thereby, (vi) significantly change the activities of the Trust, without the consent of the Holders of Certificates representing more than 50% of all the Voting Rights or (vii) modify the provisions of this Section 13.3 without the consent of the Holders of all Certificates then outstanding; provided that no such amendment may modify Section 8.18 of this Agreement without Rating Agency Confirmation. The Trustee shall not consent to any amendment to this Agreement pursuant to this subsection (c) unless it shall have first received a Nondisqualification Opinion and/or an Opinion of Counsel that such amendment will not result in an Adverse REMIC Event or an Adverse Grantor Trust Event, as applicable, and an Opinion of Counsel that any amendment pursuant to this Section 13.3(c) is permitted by this Agreement at the expense of the party requesting the amendment.

            (d) The costs and expenses associated with any such amendment shall be borne by the Depositor in the case the Trustee is the party requesting such amendment or if pursuant to clauses (i), (ii) and (iii) of Section 13.3(a). In all other cases, the costs and expenses shall be borne by the party requesting the amendment.

            (e) Promptly after the execution of any such amendment, the Trustee shall furnish written notification of the substance of such amendment to each Holder, the Depositor and to the Rating Agencies.

            (f) It shall not be necessary for the consent of Holders under this
Section 13.3 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Holders shall be in the affirmative and in writing and shall be subject to such reasonable regulations as the Trustee may prescribe.

            (g) Notwithstanding anything to the contrary contained in this
Section 13.3, the parties hereto agree that this Agreement may not be amended in any manner that is reasonably likely to have an adverse effect on any Primary Servicer without first obtaining the written consent of such Primary Servicer.

            (h) Notwithstanding the fact that the provisions in Section 13.3(c) would otherwise apply, with respect to any amendment that significantly modifies the permitted activities of the Trustee, the Master Servicers or the Special Servicers, any Certificate beneficially owned by a Seller or any of its Affiliates shall be deemed not to be outstanding (and shall not be considered when determining the percentage of Certificateholders consenting or when calculating the total number of Certificates entitled to consent) for purposes of determining if the requisite consents of Certificateholders under this
Section 13.3 have been obtained.

            (i) Notwithstanding anything to the contrary contained in this
Section 13.3, the parties hereto agree that this Agreement may be amended pursuant to Section 8.26(d) herein without any notice to or consent of any of the Certificateholders, Opinions of Counsel, Officer's Certificates or Rating Agency Confirmation.

            Section 13.4 GOVERNING LAW

            THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            Section 13.5 Notices

            All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given when received by (A) in the case of the Depositor, Morgan Stanley Capital I Inc., 1585 Broadway, New York, New York 10036, Attention: Warren Friend, with a copy to General Counsel; (B) in the case of the Trustee, Fiscal Agent, Paying Agent and Certificate Registrar at the Corporate Trust Office; (C) in the case of the General Master Servicer, Wells Fargo Bank, National Association, 45 Fremont Street, 2nd Floor, San Francisco, California 94105, Attention: Commercial Mortgage Servicing, with a copy to Robert F. Darling, Esq., Wells Fargo Bank, National Association, 633 Folsom Street, 7th Floor, San Francisco, California 94111; (D) in the case of the General Special Servicer, Midland Loan Services, Inc., 10851 Mastin, Suite 700, Overland Park, Kansas 66210 (for deliveries) and P.O. Box 25965, Shawnee Mission, Kansas 66225-5965 (for communications by United States mail),
Attention: President, telecopy number: (913) 253-9001; (E) in the case of the NCB Master Servicer, NCB, FSB, 1725 Eye Street, N.W., Washington, D.C., 20006
Attention: Kathleen Luzik, Real Estate Master Servicing, Fax: (202) 336-7800;
(F) in the case of the Co-op Special Servicer, National Consumer Cooperative Bank, 1725 Eye Street, N.W., Washington, D.C. 20006, Attention: Kathleen Luzik, Real Estate Master Servicing, Fax: (202) 336-7800; (G) in the case of MSMC, 1585 Broadway, New York, New York 10036, Attention: Warren Friend, with a copy to General Counsel; (H) in the case of NCB, FSB, NCB, FSB, 1725 Eye Street, N.W., Washington, D.C. 20006, Attention: Steven Brookner; (I) in the case of State Farm, State Farm Life Insurance Company, One State Farm Plaza, E-7, Bloomington, Illinois 61710, Attention: David C. Graves, Vice President--Mortgages and Real Estate; (J) in the case of IXIS, IXIS Real Estate Capital, Inc., 9 West 57th Street, 36th Floor, New York, New York 10019, Attention: Albert Zakes; (K) in the case of WaMu, Washington Mutual Bank, FA, 1301 Fifth Avenue, RBB1310, Seattle, WA 98101, Attention: Richard Fisher telecopy number (206) 490-5656 with a copy to: Washington Mutual Legal Department Attention: Richard Careaga, 1201 Third Avenue, WMT 1706, Seattle, WA 98101, facsimile: (206) 377-6244; (L) in the case of Principal, Principal Global Investors, LLC, 801 Grand Avenue, Des Moines, Iowa 50392, Attention: Margie A. Custis, with a copy to Leanne S. Valentine, Esq.; (M) in the case of MM, Massachusetts Mutual Life Insurance Company, c/o Babson Capital Management LLC, 1500 Main Street, Springfield, MA 01115, Attention: Thomas Zatko, Managing Director, TS21, with a copy to Massachusetts Mutual Life Insurance Company, 1500 Main Street, Springfield, CT 01115, Attention: Vice President, Real Estate Lao, TS2; (N) in the case of UCMFI, Union Central Mortgage Funding, Inc., 312 Elm Street, Suite 1212, Cincinnati, Ohio 45202, Attention: D. Stephen Cole.; and (O) in the case of the initial Operating Adviser, The Travelers Life Insurance Company c/o Citigroup Alternative Investments LLC, 850 3rd Avenue, 12th Floor, New York, New York 10022, Attention: CMBS Unit. Any notice required or permitted to be mailed to a Holder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice.

            Section 13.6 Severability of Provisions

            If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

            Section 13.7 Indulgences; No Waivers

            Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

            Section 13.8 Headings Not to Affect Interpretation

            The headings contained in this Agreement are for convenience of reference only, and shall not be used in the interpretation hereof.

            Section 13.9 Benefits of Agreement

            Nothing in this Agreement or in the Certificates, express or implied, shall give to any Person, other than the parties to this Agreement (including any Primary Servicer to the extent applicable to such Primary Servicer) and their successors hereunder and the Holders of the Certificates, any benefit or any legal or equitable right, power, remedy or claim under this Agreement; provided, however, that the Mortgagors set forth on Schedule XI hereto are intended third-party beneficiaries of the fifth and sixth paragraphs of Section 2.3(a) and may directly enforce such rights. This Agreement may not be amended in any manner that would adversely affect the rights of any third party beneficiary without its reasonable consent. Each holder of a right to receive Excess Servicing Fees shall be a third party beneficiary to this Agreement with respect to its right to receive such Excess Servicing Fees.

            Section 13.10  Special Notices to the Rating Agencies

            (a) The Trustee (or the applicable Master Servicer in the case of clauses (vi) and (vii) below) shall give prompt notice to the Rating Agencies, the applicable Special Servicer and the Operating Adviser of the occurrence of any of the following events of which it has notice:

            (i) any amendment to this Agreement pursuant to Section 13.3 hereof;

            (ii) the Interim Certification and the Final Certification required pursuant to Section 2.2 hereof;

            (iii) notice of the repurchase of any Mortgage Loan pursuant to
      Section 2.3(a) hereof;

            (iv) any resignation of a Master Servicer, a Special Servicer, the Paying Agent, the Operating Adviser or the Trustee pursuant to this Agreement;

            (v) the appointment of any successor to a Master Servicer, the Trustee, the Fiscal Agent, the Paying Agent, the Operating Adviser or a Special Servicer pursuant to Section 7.7, 7.14 or 9.37 hereof;

            (vi) waiver of a due-on-sale clause as provided in Section 8.7;

            (vii) waiver of a prohibition on subordinate liens on the Mortgaged Properties (other than with respect to a Co-op Mortgage Loan as to which the NCB, FSB Subordinate Debt Conditions have been satisfied);

            (viii) the making of a final payment pursuant to Section 10.3 hereof;

            (ix) a Servicing Transfer Event; and

            (x) an Event of Default.

            (b) All notices to the Rating Agencies shall be in writing and sent by first class mail, telecopy or overnight courier, as follows:

            If to Fitch, to:

                  Fitch Ratings
                  One State Street Plaza
                  New York, NY  10004
                  Fax:  (212) 635-0294
                  Attention:  Commercial Mortgage Surveillance

            If to S&P, to:

                  Standard & Poor's Ratings Services
                  55 Water Street
                  New York, NY  10041
                  Fax:  (212) 438-2662
                  Attention:  Commercial Mortgage Surveillance Manager

or at such address as shall be provided in writing to the Depositor by such Rating Agency.

            (c) The Trustee, or in the case of clauses (i) and (ii), the successor trustee shall give prompt notice to the Rating Agencies of the occurrence of any of the following events:

            (i) the resignation or removal of the Trustee pursuant to Section 7.6; or

            (ii) the appointment of a successor trustee pursuant to Section 7.7; or

            (iii) the appointment of a successor Operating Adviser pursuant to
      Section 9.37.

            (d) The Master Servicers shall deliver to the Rating Agencies and the Depositor any other information as reasonably requested by the Rating Agencies and the Depositor, and the General Master Servicer shall deliver to the Primary Servicers and the General Special Servicer each of the reports required to be delivered by the General Master Servicer to the Primary Servicers and the General Special Servicer pursuant to the terms of this Agreement. The Trustee, the Paying Agent and the Special Servicers shall deliver to the Rating Agencies and the Depositor any information as reasonably requested by the Rating Agencies and Depositor, as the case may be.

            (e) Any notice or other document required to be delivered or mailed by the Depositor, the Master Servicers, the Paying Agent or the Trustee shall be given by such parties, respectively, on a best efforts basis and only as a matter of courtesy and accommodation to the Rating Agencies, unless otherwise specifically required herein, and such parties, respectively, shall have no liability for failure to deliver any such notice or document to the Rating Agencies.

            Section 13.11  Counterparts

            This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

            Section 13.12  Intention of Parties

            It is the express intent of the parties hereto that the conveyance of the Mortgage Loans and related rights and property to the Trustee, for the benefit of the Certificateholders, by the Depositor as provided in Section 2.1 be, and be construed as, an absolute sale of the Mortgage Loans and related property. It is, further, not the intention of the parties that such conveyance be deemed a pledge of the Mortgage Loans and related property by the Depositor to the Trustee to secure a debt or other obligation of the Depositor. However, in the event that, notwithstanding the intent of the parties, the Mortgage Loans or any related property is held to be the property of the Depositor, or if for any other reason this Agreement is held or deemed to create a security interest in the Mortgage Loans or any related property, then this Agreement shall be deemed to be a security agreement; and the conveyance provided for in Section
2.1 shall be deemed to be a grant by the Depositor to the Trustee, for the benefit of the Certificateholders, of a security interest in all of the Depositor's right, title, and interest, whether now owned or hereafter acquired, in and to:

            (i) All accounts, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit and investment property consisting of, arising from or relating to any of the property described in clauses
      (1)-(4) below: (1) the Mortgage Loans (including the related Mortgage Notes, Mortgages, security agreements, and title, hazard and other insurance policies) identified on the Mortgage Loan Schedule, including all Qualifying Substitute Mortgage Loans, all distributions with respect thereto payable on and after the Cut-Off Date, and the Mortgage Files; (2) the Distribution Account, the Interest Reserve Accounts, the Reserve Account, all REO Accounts, and the Certificate Accounts, including all property therein and all income from the investment of funds therein (including any accrued discount realized on liquidation of any investment purchased at a discount); (3) the REMIC I Regular Interests and the REMIC II Regular Interests; and (4) the Mortgage Loan Purchase Agreements;

            (ii) All accounts, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit, investment property, and other rights arising from or by virtue of the disposition of, or collections with respect to, or insurance proceeds payable with respect to, or claims against other Persons with respect to, all or any part of the collateral described in clause (A) above (including any accrued discount realized on liquidation of any investment purchased at a discount); and

            (iii) All cash and non-cash proceeds of the collateral described in clauses (i) and (ii) above.

            The possession by the Trustee of the Mortgage Notes, the Mortgages and such other goods, letters of credit, advices of credit, instruments, money, documents, chattel paper or certificated securities shall be deemed to be possession by the secured party or possession by a purchaser for purposes of perfecting the security interest pursuant to the Uniform Commercial Code (including, without limitation, Sections 9-115 and 9-305 thereof) as in force in the relevant jurisdiction.

            Notifications to Persons holding such property, and acknowledgments, receipts or confirmations from Persons holding such property, shall be deemed to be notifications to, or acknowledgments, receipts or confirmations from, securities intermediaries, bailees or agents of, or Persons holding for, the Trustee, as applicable, for the purpose of perfecting such security interest under applicable law.

            The Depositor and, at the Depositor's direction, the applicable Master Servicers and the Trustee, shall, to the extent consistent with this Agreement, take such reasonable actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the property described above, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement. The applicable Master Servicers shall file, at the expense of the Trust as an Additional Trust Expense all filings necessary to maintain the effectiveness of any original filings necessary under the Uniform Commercial Code as in effect in any jurisdiction to perfect the Trustee's security interest in such property, including without limitation (i) continuation statements, and (ii) such other statements as may be occasioned by any transfer of any interest of a Master Servicer or the Depositor in such property. In connection herewith, the Trustee shall have all of the rights and remedies of a secured party and creditor under the Uniform Commercial Code as in force in the relevant jurisdiction.

            Section 13.13  Recordation of Agreement

            This Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere. Such recordation, if any, shall be effected by the applicable Master Servicer at the expense of the Trust as an Additional Trust Expense, but only upon direction of the Depositor accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders of the Trust.

            Section 13.14  Rating Agency Monitoring Fees

            The parties hereto acknowledge that on the Closing Date the Sellers will pay the ongoing monitoring fees of the Rating Agencies relating to the rating of the Certificates and that no monitoring fees are payable subsequent to the Closing Date in respect of the rating of the Certificates. The Master Servicers shall not be required to pay any such fees or any fees charged for any Rating Agency Confirmation (except any confirmation required under Section 8.22,
Section 8.23 or in connection with a termination and replacement of a Master Servicer following an Event of Default of such Master Servicer).

            IN WITNESS WHEREOF, the Depositor, the General Master Servicer, the General Special Servicer, the NCB Master Servicer, the Co-op Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar and the Fiscal Agent have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                                       MORGAN STANLEY CAPITAL I INC.,
                                          as Depositor


                                       By:____________________________________
                                          Name:
                                          Title:


                                       WELLS FARGO BANK, NATIONAL
                                          ASSOCIATION,
                                          as General Master Servicer


                                       By:____________________________________
                                          Name:
                                          Title:


                                       MIDLAND LOAN SERVICES, INC.,
                                          as General Special Servicer


                                       By:____________________________________
                                          Name:
                                          Title:


                                       NCB, FSB,
                                          as NCB Master Servicer


                                       By:____________________________________
                                          Name:
                                          Title:


                                       NATIONAL CONSUMER COOPERATIVE BANK,
                                          as Co-op Special Servicer


                                       By:____________________________________
                                          Name:
                                          Title:


                                       LASALLE BANK NATIONAL ASSOCIATION,
                                          as Trustee, Paying Agent and
                                          Certificate Registrar


                                       By:____________________________________
                                          Name:
                                          Title:


                                       ABN AMRO BANK, N.V.,
                                          as Fiscal Agent


                                       By ____________________________________
                                          Name:
                                          Title:


                                       By ____________________________________
                                          Name:
                                          Title:


                                       PRINCIPAL GLOBAL INVESTORS, LLC, in its
                                          capacity as Primary Servicer solely
                                          with respect to Sections 5.1(g), 8.3,
                                          8.4, 8.7, 8.10, 8.18, 8.25(d) and 8.26
                                          of this Agreement


                                       By:____________________________________
                                          Name:
                                          Title:


                                       By:____________________________________
                                          Name:
                                          Title:

                                       MASSACHUSETTS MUTUAL LIFE INSURANCE
                                          COMPANY, in its capacity as Primary
                                          Servicer solely with respect to
                                          Sections 5.1(g), 8.25(d), 8.3, 8.4,
                                          8.7, 8.10, 8.18 and 8.26 of this
                                          Agreement

                                       By: BABSON CAPITAL MANAGEMENT LLC,
                                          its authorized agent

                                       By:____________________________________
                                          Name:
                                          Title:

STATE OF                )
                        :  ss.:
COUNTY OF               )


            On the ______ day of February in the year 2005, before me, the undersigned, personally appeared ______________________________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument, and that such individual made such appearance before the undersigned in the __________________ _________ (insert the city or other political subdivision and the state or county or other place the acknowledgment was taken).


                                       _________________________________________
                                       Signature and Office of individual
                                       taking acknowledgment

STATE OF                )
                        :  ss.:
COUNTY OF               )

            On the ______ day of February in the year 2005, before me, the undersigned, personally appeared _____________________________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument, and that such individual made such appearance before the undersigned in the __________________ _________ (insert the city or other political subdivision and the state or county or other place the acknowledgment was taken).


                                       _______________________________________
                                       Signature and Office of individual
                                       taking acknowledgment

STATE OF                )
                        :  ss.:
COUNTY OF               )

            On the ______ day of February in the year 2005, before me, the undersigned, personally appeared _____________________________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument, and that such individual made such appearance before the undersigned in the __________________ _________ (insert the city or other political subdivision and the state or county or other place the acknowledgment was taken).


                                       _______________________________________
                                       Signature and Office of individual
                                       taking acknowledgment

STATE OF                )
                        :  ss.:
COUNTY OF               )

            On the ______ day of February in the year 2005, before me, the undersigned, personally appeared _____________________________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument, and that such individual made such appearance before the undersigned in the __________________ _________ (insert the city or other political subdivision and the state or county or other place the acknowledgment was taken).


                                       _______________________________________
                                       Signature and Office of individual
                                       taking acknowledgment

STATE OF                )
                        :  ss.:
COUNTY OF               )


            On the ______ day of February in the year 2005, before me, the undersigned, personally appeared _____________________________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument, and that such individual made such appearance before the undersigned in the __________________ _________ (insert the city or other political subdivision and the state or county or other place the acknowledgment was taken).


                                       _______________________________________
                                       Signature and Office of individual
                                       taking acknowledgment

STATE OF                )
                        :  ss.:
COUNTY OF               )


            On the ______ day of February in the year 2005, before me, the undersigned, personally appeared _____________________________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument, and that such individual made such appearance before the undersigned in the __________________ _________ (insert the city or other political subdivision and the state or county or other place the acknowledgment was taken).


                                       _______________________________________
                                       Signature and Office of individual
                                       taking acknowledgment

STATE OF                )
                        :  ss.:
COUNTY OF               )


            On the ______ day of February in the year 2005, before me, the undersigned, personally appeared _____________________________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument, and that such individual made such appearance before the undersigned in the __________________ _________ (insert the city or other political subdivision and the state or county or other place the acknowledgment was taken).


                                       _______________________________________
                                       Signature and Office of individual
                                       taking acknowledgment

                                   EXHIBIT A-1

                         [FORM OF CLASS A-1 CERTIFICATE]

THIS CLASS A-1 CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE UNDERWRITERS, THE TRUSTEE, THE FISCAL AGENT, THE PAYING AGENT, THE CERTIFICATE REGISTRAR, THE GENERAL MASTER SERVICER, THE NCB MASTER SERVICER THE GENERAL SPECIAL SERVICER, THE CO-OP SPECIAL SERVICER, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH ON THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

IF THE TRANSFEREE OF THIS CERTIFICATE IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE OR HOLD THIS CERTIFICATE, SUCH PLAN OR SUCH PERSON MUST BE AN ACCREDITED INVESTOR.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS A-1 CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

                          MORGAN STANLEY CAPITAL I INC.
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2005-IQ9

INITIAL PASS-THROUGH RATE: 3.99%          GENERAL MASTER SERVICER: WELLS FARGO
                                          BANK, NATIONAL ASSOCIATION

                                          NCB MASTER SERVICER: NCB, FSB

DATE OF POOLING AND SERVICING             GENERAL SPECIAL SERVICER: MIDLAND
AGREEMENT: AS OF FEBRUARY 1, 2005         LOAN SERVICES, INC.

                                          CO-OP SPECIAL SERVICER: NATIONAL
                                          CONSUMER COOPERATIVE BANK

CUT-OFF DATE: FEBRUARY 1, 2005            PAYING AGENT: LASALLE BANK NATIONAL
                                          ASSOCIATION

CLOSING DATE: FEBRUARY 24, 2005           TRUSTEE: LASALLE BANK NATIONAL
                                          ASSOCIATION

FIRST DISTRIBUTION DATE: MARCH 15, 2005   FISCAL AGENT: ABN AMRO BANK N.V.

AGGREGATE CERTIFICATE BALANCE OF THE
CLASS A-1 CERTIFICATES AS OF THE
CLOSING DATE: $62,100,00

CERTIFICATE BALANCE OF THIS CLASS A-1
CERTIFICATE AS OF THE CLOSING DATE:
$62,100,000 (SUBJECT TO SCHEDULE OF
EXCHANGES ATTACHED)

No. A-1-1                                 CUSIP NO. 61745M2 A0

                              CLASS A-1 CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

            THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class A-1 Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Paying Agent, the Certificate Registrar, the General Master Servicer, the NCB Master Servicer, the General Special Servicer and the Co-op Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class A-1 Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2005-IQ9 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

            Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

            All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

            The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made to a Certificateholder for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

            The Trustee, the Fiscal Agent, the Paying Agent, the General Master Servicer, the NCB Master Servicer, the General Special Servicer, the Co-op Special Servicer or the Operating Adviser may treat the Person in whose name this Certificate is registered as of the related Record Date as the owner hereof for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and none of the Trustee, the Fiscal Agent, the Paying Agent, the General Master Servicer, the NCB Master Servicer, the Co-op Special Servicer, the General Special Servicer or the Operating Adviser shall be affected by notice to the contrary.

            The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent, to make payments to the Class R-I Certificateholders, Class R-II Certificateholders and the REMIC III Certificateholders, as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (and final distribution to the Certificateholders) and
(B) the disposition of all REO Property (and final distribution to the Certificateholders), (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase, in whole only, the Mortgage Loans and any other property, if any, remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

            The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                       LASALLE BANK NATIONAL ASSOCIATION,
                                          as Certificate Registrar



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

Dated: February 24, 2005

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS A-1 CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                    LASALLE BANK NATIONAL ASSOCIATION,
                                          AUTHENTICATING AGENT



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM   - as tenant in common          UNIF GIFT MIN ACT.............Custodian
                                                              (Cust)
TEN ENT   - as tenants by the entireties
                                              Under Uniform Gifts to Minors
JT TEN    - as joint tenants with
            rights of survivorship and            Act..................
            not as tenants in common                     (State)

   Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________

_______________________________________
                                            PLEASE INSERT SOCIAL SECURITY OR
_______________________________________     OTHER IDENTIFYING NUMBER OF ASSIGNEE

_______________________________________

________________________________________________________________________________
             Please print or typewrite name and address of assignee

________________________________________________________________________________
the within Certificate and does hereby or irrevocably constitute and appoint

________________________________________________________________________________
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:_________________________     _______________________________
                                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.



_______________________________________
SIGNATURE GUARANTEED
The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock
Exchange or another national securities exchange.
Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ___________________________ account number ______________ or, if mailed by check, to ______________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or
_______________________, as its agent.

                   [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                 SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                                   EXHIBIT A-2

                         [FORM OF CLASS A-2 CERTIFICATE]

THIS CLASS A-2 CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE UNDERWRITERS, THE TRUSTEE, THE FISCAL AGENT, THE PAYING AGENT, THE CERTIFICATE REGISTRAR, THE GENERAL MASTER SERVICER, THE NCB MASTER SERVICER, THE GENERAL SPECIAL SERVICER, THE CO-OP SPECIAL SERVICER, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH ON THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

IF THE TRANSFEREE OF THIS CERTIFICATE IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE OR HOLD THIS CERTIFICATE, SUCH PLAN OR SUCH PERSON MUST BE AN ACCREDITED INVESTOR.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS A-2 CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

                          MORGAN STANLEY CAPITAL I INC.
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2005-IQ9

INITIAL PASS-THROUGH RATE: 4.30%          GENERAL MASTER SERVICER: LASALLE BANK
                                          NATIONAL ASSOCIATION

                                          NCB MASTER SERVICER: NCB, FSB

DATE OF POOLING AND SERVICING             GENERAL SPECIAL SERVICER: MIDLAND
AGREEMENT: AS OF FEBRUARY 1, 2005         LOAN SERVICES, INC.

                                          CO-OP SPECIAL SERVICER: NATIONAL
                                          CONSUMER COOPERATIVE BANK

CUT-OFF DATE: FEBRUARY 1, 2005            PAYING AGENT: LASALLE BANK NATIONAL
                                          ASSOCIATION

CLOSING DATE: FEBRUARY 24, 2005           TRUSTEE: LASALLE BANK NATIONAL
                                          ASSOCIATION

FIRST DISTRIBUTION DATE: MARCH 15, 2005   FISCAL AGENT: ABN AMRO BANK N.V.

AGGREGATE CERTIFICATE BALANCE OF THE
CLASS A-2 CERTIFICATES AS OF THE
CLOSING DATE: $112,600,000

CERTIFICATE BALANCE OF THIS CLASS A-2
CERTIFICATE AS OF THE CLOSING DATE:
$112,600,000 (SUBJECT TO SCHEDULE OF
EXCHANGES ATTACHED)

No. A-2-1                                 CUSIP NO. 61745M2 B8

                              CLASS A-2 CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

            THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class A-2 Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Paying Agent, the Certificate Registrar, the General Master Servicer, the NCB Master Servicer, the General Special Servicer and the Co-op Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class A-2 Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2005-IQ9 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

            Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

            All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

            The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made to a Certificateholder for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

            The Trustee, the Fiscal Agent, the Paying Agent, the General Master Servicer, the NCB Master Servicer, the General Special Servicer, the Co-op Special Servicer or the Operating Adviser may treat the Person in whose name this Certificate is registered as of the related Record Date as the owner hereof for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and none of the Trustee, the General Master Servicer, the NCB Master Servicer, the General Special Servicer, the Co-op Special Servicer or the Operating Adviser shall be affected by notice to the contrary.

            The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent, to make payments to the Class R-I Certificateholders, Class R-II Certificateholders and the REMIC III Certificateholders, as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (and final distribution to the Certificateholders) and
(B) the disposition of all REO Property (and final distribution to the Certificateholders), (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase, in whole only, the Mortgage Loans and any other property, if any, remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

            The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                       LASALLE BANK NATIONAL ASSOCIATION,
                                          as Certificate Registrar



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

Dated: February 24, 2005

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS A-2 CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                    LASALLE BANK NATIONAL ASSOCIATION,
                                          AUTHENTICATING AGENT



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM   - as tenant in common          UNIF GIFT MIN ACT.............Custodian
                                                              (Cust)
TEN ENT   - as tenants by the entireties
                                              Under Uniform Gifts to Minors
JT TEN    - as joint tenants with
            rights of survivorship and            Act..................
            not as tenants in common                     (State)

   Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________

_______________________________________
                                            PLEASE INSERT SOCIAL SECURITY OR
_______________________________________     OTHER IDENTIFYING NUMBER OF ASSIGNEE

_______________________________________

________________________________________________________________________________
             Please print or typewrite name and address of assignee

________________________________________________________________________________
the within Certificate and does hereby or irrevocably constitute and appoint

________________________________________________________________________________
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:_________________________     _______________________________
                                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.



_______________________________________
SIGNATURE GUARANTEED
The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock
Exchange or another national securities exchange.
Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ___________________________ account number ______________ or, if mailed by check, to ______________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or
_______________________, as its agent.

                   [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                 SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                                   EXHIBIT A-3

                         [FORM OF CLASS A-3 CERTIFICATE]

THIS CLASS A-3 CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE UNDERWRITERS, THE TRUSTEE, THE FISCAL AGENT, THE PAYING AGENT, THE CERTIFICATE REGISTRAR, THE GENERAL MASTER SERVICER, THE NCB MASTER SERVICER, THE GENERAL SPECIAL SERVICER, THE CO-OP SPECIAL SERVICER, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH ON THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

IF THE TRANSFEREE OF THIS CERTIFICATE IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE OR HOLD THIS CERTIFICATE, SUCH PLAN OR SUCH PERSON MUST BE AN ACCREDITED INVESTOR.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS A-3 CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

                          MORGAN STANLEY CAPITAL I INC.
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2005-IQ9

INITIAL PASS-THROUGH RATE: 4.54%          GENERAL MASTER SERVICER: WELLS FARGO
                                          BANK, NATIONAL ASSOCIATION

                                          NCB MASTER SERVICER: NCB, FSB

DATE OF POOLING AND SERVICING             GENERAL SPECIAL SERVICER: MIDLAND
AGREEMENT: AS OF FEBRUARY 1, 2005         LOAN SERVICES, INC.

                                          CO-OP SPECIAL SERVICER: NATIONAL
                                          CONSUMER COOPERATIVE BANK

CUT-OFF DATE: FEBRUARY 1, 2005            PAYING AGENT: LASALLE BANK NATIONAL
                                          ASSOCIATION

CLOSING DATE: FEBRUARY 24, 2005           TRUSTEE: LASALLE BANK NATIONAL
                                          ASSOCIATION

FIRST DISTRIBUTION DATE: MARCH 15, 2005   FISCAL AGENT: ABN AMRO BANK N.V.

AGGREGATE CERTIFICATE BALANCE OF THE
CLASS A-3 CERTIFICATES AS OF THE
CLOSING DATE: $194,700,000

CERTIFICATE BALANCE OF THIS CLASS A-3
CERTIFICATE AS OF THE CLOSING DATE:
$194,700,000 (SUBJECT TO SCHEDULE OF
EXCHANGES ATTACHED)

No. A-3-1                                 CUSIP NO. 61745M2 C6

                              CLASS A-3 CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

            THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class A-3 Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Paying Agent, the Certificate Registrar, the General Master Servicer, the NCB Master Servicer, the General Special Servicer and the Co-op Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class A-3 Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2005-IQ9 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

            Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

            All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

            The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made to a Certificateholder for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

            The Trustee, the Fiscal Agent, the Paying Agent, the General Master Servicer, the NCB Master Servicer, the General Special Servicer, the Co-op Special Servcer or the Operating Adviser may treat the Person in whose name this Certificate is registered as of the related Record Date as the owner hereof for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and none of the Trustee, the General Master Servicer, the NCB Master Servicer, the General Special Servicer, the Co-op Special Servicer or the Operating Adviser shall be affected by notice to the contrary.

            The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent, to make payments to the Class R-I Certificateholders, Class R-II Certificateholders and the REMIC III Certificateholders, as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (and final distribution to the Certificateholders) and
(B) the disposition of all REO Property (and final distribution to the Certificateholders), (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase, in whole only, the Mortgage Loans and any other property, if any, remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

            The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                       LASALLE BANK NATIONAL ASSOCIATION,
                                          as Certificate Registrar



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

Dated: February 24, 2005

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS A-3 CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                    LASALLE BANK NATIONAL ASSOCIATION,
                                          AUTHENTICATING AGENT



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM   - as tenant in common          UNIF GIFT MIN ACT.............Custodian
                                                              (Cust)
TEN ENT   - as tenants by the entireties
                                              Under Uniform Gifts to Minors
JT TEN    - as joint tenants with
            rights of survivorship and            Act..................
            not as tenants in common                     (State)

   Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________

_______________________________________
                                            PLEASE INSERT SOCIAL SECURITY OR
_______________________________________     OTHER IDENTIFYING NUMBER OF ASSIGNEE

_______________________________________

________________________________________________________________________________
             Please print or typewrite name and address of assignee

________________________________________________________________________________
the within Certificate and does hereby or irrevocably constitute and appoint

________________________________________________________________________________
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:_________________________     _______________________________
                                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.



_______________________________________
SIGNATURE GUARANTEED
The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock
Exchange or another national securities exchange.
Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ___________________________ account number ______________ or, if mailed by check, to ______________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or
_______________________, as its agent.

                   [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                 SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                                   EXHIBIT A-4

                         [FORM OF CLASS A-4 CERTIFICATE]

THIS CLASS A-4 CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE UNDERWRITERS, THE TRUSTEE, THE FISCAL AGENT, THE PAYING AGENT, THE CERTIFICATE REGISTRAR, THE GENERAL MASTER SERVICER, THE NCB MASTER SERVICER, THE GENERAL SPECIAL SERVICER, THE CO-OP SPECIAL SERVICER, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH ON THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

IF THE TRANSFEREE OF THIS CERTIFICATE IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE OR HOLD THIS CERTIFICATE, SUCH PLAN OR SUCH PERSON MUST BE AN ACCREDITED INVESTOR.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS A-4 CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

                          MORGAN STANLEY CAPITAL I INC.
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2005-IQ9

INITIAL PASS-THROUGH RATE: 4.66%          GENERAL MASTER SERVICER: WELLS FARGO
                                          BANK, NATIONAL ASSOCIATION

                                          NCB MASTER SERVICER: NCB, FSB

DATE OF POOLING AND SERVICING             GENERAL SPECIAL SERVICER: MIDLAND
AGREEMENT: AS OF FEBRUARY 1, 2005         LOAN SERVICES, INC.

                                          CO-OP SPECIAL SERVICER: NATIONAL
                                          CONSUMER COOPERATIVE BANK

CUT-OFF DATE: FEBRUARY 1, 2005            PAYING AGENT: LASALLE BANK NATIONAL
                                          ASSOCIATION

CLOSING DATE: FEBRUARY 24, 2005           TRUSTEE: LASALLE BANK NATIONAL
                                          ASSOCIATION

FIRST DISTRIBUTION DATE: MARCH 15, 2005   FISCAL AGENT: ABN AMRO BANK N.V.

AGGREGATE CERTIFICATE BALANCE OF THE
CLASS A-4 CERTIFICATES AS OF THE
CLOSING DATE: $94,400,000

CERTIFICATE BALANCE OF THIS CLASS A-4
CERTIFICATE AS OF THE CLOSING DATE:
$94,400,000 (SUBJECT TO SCHEDULE OF
EXCHANGES ATTACHED)

No. A-4-1                                 CUSIP No.: 61745M2 D4

                              CLASS A-4 CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

            THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class A-4 Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Paying Agent, the Certificate Registrar, the General Master Servicer, the NCB Master Servicer, the General Special Servicer and the Co-op Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class A-4 Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2005-IQ9 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

            Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

            All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

            The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made to a Certificateholder for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

            The Trustee, the Fiscal Agent, the Paying Agent, the General Master Servicer, the NCB Master Servicer, the General Special Servicer, the Co-op Special Servicer or the Operating Adviser may treat the Person in whose name this Certificate is registered as of the related Record Date as the owner hereof for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and none of the Trustee, the General Master Servicer, the NCB Master Servicer, the General Special Servicer, the Co-op Special Servicer or the Operating Adviser shall be affected by notice to the contrary.

            The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent, to make payments to the Class R-I Certificateholders, Class R-II Certificateholders and the REMIC III Certificateholders, as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (and final distribution to the Certificateholders) and
(B) the disposition of all REO Property (and final distribution to the Certificateholders), (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase, in whole only, the Mortgage Loans and any other property, if any, remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

            The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                       LASALLE BANK NATIONAL ASSOCIATION,
                                          as Certificate Registrar



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

Dated: February 24, 2005

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS A-4 CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                    LASALLE BANK NATIONAL ASSOCIATION,
                                          AUTHENTICATING AGENT



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM   - as tenant in common          UNIF GIFT MIN ACT.............Custodian
                                                             (Cust)
TEN ENT   - as tenants by the entireties
                                              Under Uniform Gifts to Minors
JT TEN    - as joint tenants with
            rights of survivorship and            Act..................
            not as tenants in common                     (State)

   Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________

_______________________________________
                                            PLEASE INSERT SOCIAL SECURITY OR
_______________________________________     OTHER IDENTIFYING NUMBER OF ASSIGNEE

_______________________________________

________________________________________________________________________________
             Please print or typewrite name and address of assignee

________________________________________________________________________________
the within Certificate and does hereby or irrevocably constitute and appoint

________________________________________________________________________________
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:_________________________     _______________________________
                                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.



_______________________________________
SIGNATURE GUARANTEED
The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock
Exchange or another national securities exchange.
Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ___________________________ account number ______________ or, if mailed by check, to ______________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or
_______________________, as its agent.

                   [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                 SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                                   EXHIBIT A-5

                        [FORM OF CLASS A-AB CERTIFICATE]

THIS CLASS A-AB CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE UNDERWRITERS, THE TRUSTEE, THE FISCAL AGENT, THE PAYING AGENT, THE CERTIFICATE REGISTRAR, THE GENERAL MASTER SERVICER, THE NCB MASTER SERVICER, THE GENERAL SPECIAL SERVICER, THE CO-OP SPECIAL SERVICER, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH ON THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

IF THE TRANSFEREE OF THIS CERTIFICATE IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE OR HOLD THIS CERTIFICATE, SUCH PLAN OR SUCH PERSON MUST BE AN ACCREDITED INVESTOR.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS A-AB CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

                          MORGAN STANLEY CAPITAL I INC.
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2005-IQ9

THE PASS-THROUGH RATE: 4.51%              GENERAL MASTER SERVICER: WELLS FARGO
                                          BANK, NATIONAL ASSOCIATION

                                          NCB MASTER SERVICER: NCB, FSB

DATE OF POOLING AND SERVICING             GENERAL SPECIAL SERVICER: MIDLAND
AGREEMENT: AS OF FEBRUARY 1, 2005         LOAN SERVICES, INC.

                                          CO-OP SPECIAL SERVICER: NATIONAL
                                          CONSUMER COOPERATIVE BANK

CUT-OFF DATE: FEBRUARY 1, 2005            PAYING AGENT: LASALLE BANK NATIONAL
                                          ASSOCIATION

CLOSING DATE: FEBRUARY 24, 2005           TRUSTEE: LASALLE BANK NATIONAL
                                          ASSOCIATION

FIRST DISTRIBUTION DATE: MARCH 15, 2005   FISCAL AGENT: ABN AMRO BANK N.V.

AGGREGATE CERTIFICATE BALANCE OF THE
CLASS A-AB CERTIFICATES AS OF THE
CLOSING DATE: $43,800,000

CERTIFICATE BALANCE OF THIS CLASS A-AB
CERTIFICATE AS OF THE CLOSING DATE:
$43,800,000 (SUBJECT TO SCHEDULE OF
EXCHANGES ATTACHED)

No. A-AB-1                                CUSIP No.: 61745M2 E2

                             CLASS A-AB CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

            THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class A-AB Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Paying Agent, the Certificate Registrar, the General Master Servicer, the NCB Master Servicer, the General Special Servicer and the Co-op Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class A-AB Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2005-IQ9 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

            Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

            All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

            The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made to a Certificateholder for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

            The Trustee, the Fiscal Agent, the Paying Agent, the General Master Servicer, the NCB Master Servicer, the General Special Servicer, the Co-op Special Servicer or the Operating Adviser may treat the Person in whose name this Certificate is registered as of the related Record Date as the owner hereof for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and none of the Trustee, The General Master Servicer, the NCB Master Servicer, the General Special Servicer, the Co-op Special Servicer or the Operating Adviser shall be affected by notice to the contrary.

            The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent, to make payments to the Class R-I Certificateholders, Class R-II Certificateholders and the REMIC III Certificateholders, as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (and final distribution to the Certificateholders) and
(B) the disposition of all REO Property (and final distribution to the Certificateholders), (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase, in whole only, the Mortgage Loans and any other property, if any, remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

            The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                       LASALLE BANK NATIONAL ASSOCIATION,
                                          as Certificate Registrar



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

Dated: February 24, 2005

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS A-AB CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                    LASALLE BANK NATIONAL ASSOCIATION,
                                          AUTHENTICATING AGENT



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM   - as tenant in common          UNIF GIFT MIN ACT.............Custodian
                                                             (Cust)
TEN ENT   - as tenants by the entireties
                                              Under Uniform Gifts to Minors
JT TEN    - as joint tenants with
            rights of survivorship and            Act..................
            not as tenants in common                     (State)

   Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________

_______________________________________
                                            PLEASE INSERT SOCIAL SECURITY OR
_______________________________________     OTHER IDENTIFYING NUMBER OF ASSIGNEE

_______________________________________

________________________________________________________________________________
             Please print or typewrite name and address of assignee

________________________________________________________________________________
the within Certificate and does hereby or irrevocably constitute and appoint

________________________________________________________________________________
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:_________________________     _______________________________
                                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.



_______________________________________
SIGNATURE GUARANTEED
The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock
Exchange or another national securities exchange.
Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ___________________________ account number ______________ or, if mailed by check, to ______________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or
_______________________, as its agent.

                   [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                 SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                                   EXHIBIT A-6

                         [FORM OF CLASS A-5 CERTIFICATE]

THIS CLASS A-5 CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE UNDERWRITERS, THE TRUSTEE, THE FISCAL AGENT, THE PAYING AGENT, THE CERTIFICATE REGISTRAR, THE GENERAL MASTER SERVICER, THE NCB MASTER SERVICER, THE GENERAL SPECIAL SERVICER, THE CO-OP SPECIAL SERVICER, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH ON THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

IF THE TRANSFEREE OF THIS CERTIFICATE IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE OR HOLD THIS CERTIFICATE, SUCH PLAN OR SUCH PERSON MUST BE AN ACCREDITED INVESTOR.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS A-5 CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

                          MORGAN STANLEY CAPITAL I INC.
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2005-IQ9

THE PASS-THROUGH RATE: 4.70%              GENERAL MASTER SERVICER: WELLS FARGO
                                          BANK, NATIONAL ASSOCIATION

                                          NCB MASTER SERVICER: NCB, FSB

DATE OF POOLING AND SERVICING             GENERAL SPECIAL SERVICER: MIDLAND
AGREEMENT: AS OF FEBRUARY 1, 2005         LOAN SERVICES, INC.

                                          CO-OP SPECIAL SERVICER: NATIONAL
                                          CONSUMER COOPERATIVE BANK

CUT-OFF DATE: FEBRUARY 1, 2005            PAYING AGENT: LASALLE BANK NATIONAL
                                          ASSOCIATION

CLOSING DATE: FEBRUARY 24, 2005           TRUSTEE: LASALLE BANK NATIONAL
                                          ASSOCIATION

FIRST DISTRIBUTION DATE: MARCH 15, 2005   FISCAL AGENT: ABN AMRO BANK N.V.

AGGREGATE CERTIFICATE BALANCE OF THE
CLASS A-5 CERTIFICATES AS OF THE
CLOSING DATE: $446,242,000

CERTIFICATE BALANCE OF THIS CLASS A-5
CERTIFICATE AS OF THE CLOSING DATE:
$446,242,000 (SUBJECT TO SCHEDULE OF
EXCHANGES ATTACHED)

No. A-5-1                                 CUSIP No.: 61745M2 F9

                              CLASS A-5 CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

            THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class A-5 Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Paying Agent, the Certificate Registrar, the General Master Servicer, the NCB Master Servicer, the General Special Servicer and the Co-op Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class A-5 Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2005-IQ9 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

            Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

            All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

            The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made to a Certificateholder for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

            The Trustee, the Fiscal Agent, the Paying Agent, the General Master Servicer, the NCB Master Servicer, the General Special Servicer, the Co-op Special Servicer or the Operating Adviser may treat the Person in whose name this Certificate is registered as of the related Record Date as the owner hereof for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and none of the Trustee, the General Master Servicer, the NCB Master Servicer, the General Special Servicer, the Co-op Special Servicer or the Operating Adviser shall be affected by notice to the contrary.

            The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent, to make payments to the Class R-I Certificateholders, Class R-II Certificateholders and the REMIC III Certificateholders, as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (and final distribution to the Certificateholders) and
(B) the disposition of all REO Property (and final distribution to the Certificateholders), (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase, in whole only, the Mortgage Loans and any other property, if any, remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

            The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                       LASALLE BANK NATIONAL ASSOCIATION,
                                          as Certificate Registrar



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

Dated: February 24, 2005

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS A-5 CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                    LASALLE BANK NATIONAL ASSOCIATION,
                                          AUTHENTICATING AGENT



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM   - as tenant in common          UNIF GIFT MIN ACT.............Custodian
                                                             (Cust)
TEN ENT   - as tenants by the entireties
                                              Under Uniform Gifts to Minors
JT TEN    - as joint tenants with
            rights of survivorship and            Act..................
            not as tenants in common                     (State)

   Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________

_______________________________________
                                            PLEASE INSERT SOCIAL SECURITY OR
_______________________________________     OTHER IDENTIFYING NUMBER OF ASSIGNEE

_______________________________________

________________________________________________________________________________
             Please print or typewrite name and address of assignee

________________________________________________________________________________
the within Certificate and does hereby or irrevocably constitute and appoint

________________________________________________________________________________
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:_________________________     _______________________________
                                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.



_______________________________________
SIGNATURE GUARANTEED
The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock
Exchange or another national securities exchange.
Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ___________________________ account number ______________ or, if mailed by check, to ______________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or
_______________________, as its agent.

                   [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                 SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                                   EXHIBIT A-7

                        [FORM OF CLASS A-1A CERTIFICATE]

THIS CLASS A-1A CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE UNDERWRITERS, THE TRUSTEE, THE FISCAL AGENT, THE PAYING AGENT, THE CERTIFICATE REGISTRAR, THE GENERAL MASTER SERVICER, THE NCB MASTER SERVICER, THE GENERAL SPECIAL SERVICER, THE CO-OP SPECIAL SERVICER, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH ON THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

IF THE TRANSFEREE OF THIS CERTIFICATE IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE OR HOLD THIS CERTIFICATE, SUCH PLAN OR SUCH PERSON MUST BE AN ACCREDITED INVESTOR.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS A-1A CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

                          MORGAN STANLEY CAPITAL I INC.
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2005-IQ9

THE PASS-THROUGH RATE: 4.66%              GENERAL MASTER SERVICER: WELLS FARGO
                                          BANK, NATIONAL ASSOCIATION

                                          NCB MASTER SERVICER: NCB, FSB

DATE OF POOLING AND SERVICING             GENERAL SPECIAL SERVICER: MIDLAND
AGREEMENT: AS OF FEBRUARY 1, 2005         LOAN SERVICES, INC.

                                          CO-OP SPECIAL SERVICER: NATIONAL
                                          CONSUMER COOPERATIVE BANK

CUT-OFF DATE: FEBRUARY 1, 2005            PAYING AGENT: LASALLE BANK NATIONAL
                                          ASSOCIATION

CLOSING DATE: FEBRUARY 24, 2005           TRUSTEE: LASALLE BANK NATIONAL
                                          ASSOCIATION

FIRST DISTRIBUTION DATE: MARCH 15, 2005   FISCAL AGENT: ABN AMRO BANK N.V.

AGGREGATE CERTIFICATE BALANCE OF THE
CLASS A-1A CERTIFICATES AS OF THE
CLOSING DATE: $271,561,000

CERTIFICATE BALANCE OF THIS CLASS A-1A
CERTIFICATE AS OF THE CLOSING DATE:
$271,561,000 (SUBJECT TO SCHEDULE OF
EXCHANGES ATTACHED)

No. A-1A-1                                CUSIP No.: 61745M2 G7

                             CLASS A-1A CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

            THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class A-1A Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Paying Agent, the Certificate Registrar, the General Master Servicer, the NCB Master Servicer, the General Special Servicer and the Co-op Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class A-1A Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2005-IQ9 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

            Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

            All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

            The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made to a Certificateholder for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

            The Trustee, the Fiscal Agent, the Paying Agent, the General Master Servicer, the NCB Master Servicer, the General Special Servicer, the Co-op Special Servicer or the Operating Adviser may treat the Person in whose name this Certificate is registered as of the related Record Date as the owner hereof for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and none of the Trustee, the General Master Servicer, the NCB Master Servicer, the General Special Servicer, the Co-op Special Servicer or the Operating Adviser shall be affected by notice to the contrary.

            The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent, to make payments to the Class R-I Certificateholders, Class R-II Certificateholders and the REMIC III Certificateholders, as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (and final distribution to the Certificateholders) and
(B) the disposition of all REO Property (and final distribution to the Certificateholders), (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase, in whole only, the Mortgage Loans and any other property, if any, remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

            The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                       LASALLE BANK NATIONAL ASSOCIATION,
                                          as Certificate Registrar



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

Dated: February 24, 2005

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS A-1A CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                    LASALLE BANK NATIONAL ASSOCIATION,
                                          AUTHENTICATING AGENT



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM   - as tenant in common          UNIF GIFT MIN ACT.............Custodian
                                                             (Cust)
TEN ENT   - as tenants by the entireties
                                              Under Uniform Gifts to Minors
JT TEN    - as joint tenants with
            rights of survivorship and            Act..................
            not as tenants in common                     (State)

   Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________

_______________________________________
                                            PLEASE INSERT SOCIAL SECURITY OR
_______________________________________     OTHER IDENTIFYING NUMBER OF ASSIGNEE

_______________________________________

________________________________________________________________________________
             Please print or typewrite name and address of assignee

________________________________________________________________________________
the within Certificate and does hereby or irrevocably constitute and appoint

________________________________________________________________________________
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:_________________________     _______________________________
                                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.



_______________________________________
SIGNATURE GUARANTEED
The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock
Exchange or another national securities exchange.
Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ___________________________ account number ______________ or, if mailed by check, to ______________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or
_______________________, as its agent.

                   [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                 SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

 The following exchanges of a part of this Global Certificate have been made:

                                   EXHIBIT A-8

                         [FORM OF CLASS A-J CERTIFICATE]

THIS CLASS A-J CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE UNDERWRITERS, THE TRUSTEE, THE FISCAL AGENT, THE PAYING AGENT, THE CERTIFICATE REGISTRAR, THE GENERAL MASTER SERVICER, THE NCB MASTER SERVICER, THE GENERAL SPECIAL SERVICER, THE CO-OP SPECIAL SERVICER, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH ON THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

IF THE TRANSFEREE OF THIS CERTIFICATE IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE OR HOLD THIS CERTIFICATE, SUCH PLAN OR SUCH PERSON MUST BE AN ACCREDITED INVESTOR.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS A-J CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

                          MORGAN STANLEY CAPITAL I INC.
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2005-IQ9

THE PASS-THROUGH RATE: 4.77%              GENERAL MASTER SERVICER: WELLS FARGO
                                          BANK, NATIONAL ASSOCIATION

                                          NCB MASTER SERVICER: NCB, FSB

DATE OF POOLING AND SERVICING             GENERAL SPECIAL SERVICER: MIDLAND
AGREEMENT: AS OF FEBRUARY 1, 2005         LOAN SERVICES, INC.

                                          CO-OP SPECIAL SERVICER: NATIONAL
                                          CONSUMER COOPERATIVE BANK

CUT-OFF DATE: FEBRUARY 1, 2005            PAYING AGENT: LASALLE BANK NATIONAL
                                          ASSOCIATION

CLOSING DATE: FEBRUARY 24, 2005           TRUSTEE: LASALLE BANK NATIONAL
                                          ASSOCIATION

FIRST DISTRIBUTION DATE: MARCH 15, 2005   FISCAL AGENT: ABN AMRO BANK N.V.

AGGREGATE CERTIFICATE BALANCE OF THE
CLASS A-J CERTIFICATES AS OF THE
CLOSING DATE: $130,199,000

CERTIFICATE BALANCE OF THIS CLASS A-J
CERTIFICATE AS OF THE CLOSING DATE:
$130,199,000 (SUBJECT TO SCHEDULE OF
EXCHANGES ATTACHED)

No. A-J-1                                 CUSIP No.: 61745M2 H5

                              CLASS A-J CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

            THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class A-J Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Paying Agent, the Certificate Registrar, the General Master Servicer, the NCB Master Servicer, the General Special Servicer and the Co-op Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class A-J Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2005-IQ9 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

            Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

            All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

            The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made to a Certificateholder for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

            The Trustee, the Fiscal Agent, the Paying Agent, the General Master Servicer, the NCB Master Servicer, the General Special Servicer, the Co-op Special Servicer or the Operating Adviser may treat the Person in whose name this Certificate is registered as of the related Record Date as the owner hereof for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and none of the Trustee, the General Master Servicer, the NCB Master Servicer, the General Special Servicer, the Co-op Special Servicer or the Operating Adviser shall be affected by notice to the contrary.

            The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent, to make payments to the Class R-I Certificateholders, Class R-II Certificateholders and the REMIC III Certificateholders, as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (and final distribution to the Certificateholders) and
(B) the disposition of all REO Property (and final distribution to the Certificateholders), (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase, in whole only, the Mortgage Loans and any other property, if any, remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

            The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                       LASALLE BANK NATIONAL ASSOCIATION,
                                          as Certificate Registrar



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

Dated: February 24, 2005

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS A-J CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                    LASALLE BANK NATIONAL ASSOCIATION
                                          AUTHENTICATING AGENT



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM   - as tenant in common          UNIF GIFT MIN ACT.............Custodian
                                                             (Cust)
TEN ENT   - as tenants by the entireties
                                              Under Uniform Gifts to Minors
JT TEN    - as joint tenants with
            rights of survivorship and            Act..................
            not as tenants in common                     (State)

   Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________

_______________________________________
                                            PLEASE INSERT SOCIAL SECURITY OR
_______________________________________     OTHER IDENTIFYING NUMBER OF ASSIGNEE

_______________________________________

________________________________________________________________________________
             Please print or typewrite name and address of assignee

________________________________________________________________________________
the within Certificate and does hereby or irrevocably constitute and appoint

________________________________________________________________________________
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:_________________________     _______________________________
                                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.



_______________________________________
SIGNATURE GUARANTEED
The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock
Exchange or another national securities exchange.
Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ___________________________ account number ______________ or, if mailed by check, to ______________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or
_______________________, as its agent.

                   [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                 SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

 The following exchanges of a part of this Global Certificate have been made:

                                   EXHIBIT A-9

                          [FORM OF CLASS B CERTIFICATE]

THIS CLASS B CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE UNDERWRITERS, THE TRUSTEE, THE FISCAL AGENT, THE PAYING AGENT, THE CERTIFICATE REGISTRAR, THE GENERAL MASTER SERVICER, THE NCB MASTER SERVICER, THE GENERAL SPECIAL SERVICER, THE CO-OP SPECIAL SERVICER, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH ON THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THIS CLASS B CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

IF THE TRANSFEREE OF THIS CERTIFICATE IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE OR HOLD THIS CERTIFICATE, SUCH PLAN OR SUCH PERSON MUST BE AN ACCREDITED INVESTOR.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS B CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

                          MORGAN STANLEY CAPITAL I INC.
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2005-IQ9

THE PASS-THROUGH RATE: 4.86%              GENERAL MASTER SERVICER: WELLS FARGO
                                          BANK, NATIONAL ASSOCIATION

                                          NCB MASTER SERVICER: NCB, FSB

DATE OF POOLING AND SERVICING             GENERAL SPECIAL SERVICER: MIDLAND
AGREEMENT: AS OF FEBRUARY 1, 2005         LOAN SERVICES, INC.

                                          CO-OP SPECIAL SERVICER: NATIONAL
                                          CONSUMER COOPERATIVE BANK

CUT-OFF DATE: FEBRUARY 1, 2005            PAYING AGENT: LASALLE BANK NATONAL
                                          ASSOCIATION

CLOSING DATE: FEBRUARY 24, 2005           TRUSTEE: LASALLE BANK NATIONAL
                                          ASSOCIATION

FIRST DISTRIBUTION DATE: MARCH 15, 2005   FISCAL AGENT: ABN AMRO BANK N.V.

AGGREGATE CERTIFICATE BALANCE OF THE
CLASS B CERTIFICATES AS OF THE CLOSING
DATE: $32,550,000

CERTIFICATE BALANCE OF THIS CLASS B
CERTIFICATE AS OF THE CLOSING DATE:
$32,550,000 (SUBJECT TO SCHEDULE OF
EXCHANGES ATTACHED)

No. B-1                                   CUSIP NO. 61745M2 J1

                               CLASS B CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

            THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class B Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Paying Agent, the Certificate Registrar, the General Master Servicer, the NCB Master Servicer, the General Special Servicer and the Co-op Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class B Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2005-IQ9 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

            Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

            All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

            The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made to a Certificateholder for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

            The Trustee, the Fiscal Agent, the Paying Agent, the General Master Servicer, the NCB Master Servicer, the General Special Servicer, the Co-op Special Servicer or the Operating Adviser may treat the Person in whose name this Certificate is registered as of the related Record Date as the owner hereof for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and none of the Trustee, the Fiscal Agent, the Paying Agent, the General Master Servicer, the NCB Master Servicer, the General Special Servicer, the Co-op Special Servicer or the Operating Adviser shall be affected by notice to the contrary.

            The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent, to make payments to the Class R-I Certificateholders, Class R-II Certificateholders and the REMIC III Certificateholders, as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (and final distribution to the Certificateholders) and
(B) the disposition of all REO Property (and final distribution to the Certificateholders), (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase, in whole only, the Mortgage Loans and any other property, if any, remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

            The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                       LASALLE BANK NATIONAL ASSOCIATION,
                                          as Certificate Registrar



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

Dated: February 24, 2005

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS B CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                    LASALLE BANK NATIONAL ASSOCIATION,
                                          AUTHENTICATING AGENT



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM   - as tenant in common          UNIF GIFT MIN ACT.............Custodian
                                                             (Cust)
TEN ENT   - as tenants by the entireties
                                              Under Uniform Gifts to Minors
JT TEN    - as joint tenants with
            rights of survivorship and            Act..................
            not as tenants in common                     (State)

   Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________

_______________________________________
                                            PLEASE INSERT SOCIAL SECURITY OR
_______________________________________     OTHER IDENTIFYING NUMBER OF ASSIGNEE

_______________________________________

________________________________________________________________________________
             Please print or typewrite name and address of assignee

________________________________________________________________________________
the within Certificate and does hereby or irrevocably constitute and appoint

________________________________________________________________________________
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:_________________________     _______________________________
                                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.



_______________________________________
SIGNATURE GUARANTEED
The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock
Exchange or another national securities exchange.
Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ___________________________ account number ______________ or, if mailed by check, to ______________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or
_______________________, as its agent.

                   [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                 SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                                  EXHIBIT A-10

                          [FORM OF CLASS C CERTIFICATE]

THIS CLASS C CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE UNDERWRITERS, THE TRUSTEE, THE FISCAL AGENT, THE PAYING AGENT, THE CERTIFICATE REGISTRAR, THE GENERAL MASTER SERVICER, THE NCB MASTER SERVICER, THE GENERAL SPECIAL SERVICER, THE CO-OP SPECIAL SERVICER, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH ON THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THIS CLASS C CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

IF THE TRANSFEREE OF THIS CERTIFICATE IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE OR HOLD THIS CERTIFICATE, SUCH PLAN OR SUCH PERSON MUST BE AN ACCREDITED INVESTOR.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS C CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

                          MORGAN STANLEY CAPITAL I INC.
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2005-IQ9

THE PASS-THROUGH RATE: 4.91%              GENERAL MASTER SERVICER: WELLS FARGO
                                          BANK, NATIONAL ASSOCIATION

                                          NCB MASTER SERVICER: NCB, FSB

DATE OF POOLING AND SERVICING             GENERAL SPECIAL SERVICER: MIDLAND
AGREEMENT: AS OF FEBRUARY 1, 2005         LOAN SERVICES, INC.

                                          CO-OP SPECIAL SERVICER: NATIONAL
                                          CONSUMER COOPERATIVE BANK

CUT-OFF DATE: FEBRUARY 1, 2005            PAYING AGENT: LASALLE BANK NATIONAL
                                          ASSOCIATION

CLOSING DATE: FEBRUARY 24, 2005           TRUSTEE: LASALLE BANK NATIONAL
                                          ASSOCIATION

FIRST DISTRIBUTION DATE: MARCH 15, 2005   FISCAL AGENT: ABN AMRO BANK N.V.

AGGREGATE CERTIFICATE BALANCE OF THE
CLASS C CERTIFICATES AS OF THE CLOSING
DATE: $11,488,000

CERTIFICATE BALANCE OF THIS CLASS C
CERTIFICATE AS OF THE CLOSING DATE:
$11,488,000 (SUBJECT TO SCHEDULE OF
EXCHANGES ATTACHED)

No. C-1                                   CUSIP NO. 61745M2 K8

                               CLASS C CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

            THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class C Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Paying Agent, the Certificate Registrar, the General Master Servicer, the NCB Master Servicer, the General Special Servicer and the Co-op Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class C Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2005-IQ9 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

            Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

            All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

            The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made to a Certificateholder for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

            The Trustee, the Fiscal Agent, the Paying Agent, the General Master Servicer, the NCB Master Servicer, the General Special Servicer, the Co-op Special Servicer or the Operating Adviser may treat the Person in whose name this Certificate is registered as of the related Record Date as the owner hereof for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and none of the Trustee, the Fiscal Agent, the Paying Agent, the General Master Servicer, the NCB Master Servicer, the General Special Servicer, the Co-op Special Servicer or the Operating Adviser shall be affected by notice to the contrary.

            The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent, to make payments to the Class R-I Certificateholders, Class R-II Certificateholders and the REMIC III Certificateholders, as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (and final distribution to the Certificateholders) and
(B) the disposition of all REO Property (and final distribution to the Certificateholders), (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase, in whole only, the Mortgage Loans and any other property, if any, remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

            The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                       LASALLE BANK NATIONAL ASSOCIATION,
                                          as Certificate Registrar



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

Dated: February 24, 2005

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS C CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                    LASALLE BANK NATIONAL ASSOCIATION,
                                          AUTHENTICATING AGENT



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM   - as tenant in common          UNIF GIFT MIN ACT.............Custodian
                                                              (Cust)
TEN ENT   - as tenants by the entireties
                                              Under Uniform Gifts to Minors
JT TEN    - as joint tenants with
            rights of survivorship and            Act..................
            not as tenants in common                     (State)

   Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________

_______________________________________
                                            PLEASE INSERT SOCIAL SECURITY OR
_______________________________________     OTHER IDENTIFYING NUMBER OF ASSIGNEE

_______________________________________

________________________________________________________________________________
             Please print or typewrite name and address of assignee

________________________________________________________________________________
the within Certificate and does hereby or irrevocably constitute and appoint

________________________________________________________________________________
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:_________________________     _______________________________
                                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.



_______________________________________
SIGNATURE GUARANTEED
The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock
Exchange or another national securities exchange.
Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ___________________________ account number ______________ or, if mailed by check, to ______________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or
_______________________, as its agent.

                   [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                 SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                                  EXHIBIT A-11

                          [FORM OF CLASS D CERTIFICATE]

THIS CLASS D CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE UNDERWRITERS, THE TRUSTEE, THE FISCAL AGENT, THE PAYING AGENT, THE CERTIFICATE REGISTRAR, THE GENERAL MASTER SERVICER, THE NCB MASTER, THE GENERAL SPECIAL SERVICER, THE CO-OP SPECIAL SERVICER, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH ON THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THIS CLASS D CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

IF THE TRANSFEREE OF THIS CERTIFICATE IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE OR HOLD THIS CERTIFICATE, SUCH PLAN OR SUCH PERSON MUST BE AN ACCREDITED INVESTOR.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS D CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

                          MORGAN STANLEY CAPITAL I INC.
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2005-IQ9

THE PASS-THROUGH RATE: 5.00%              GENERAL MASTER SERVICER: WELLS FARGO
                                          BANK, NATIONAL ASSOCIATION

                                          NCB MASTER SERVICER: NCB, FSB

DATE OF POOLING AND SERVICING             GENERAL SPECIAL SERVICER: MIDLAND
AGREEMENT: AS OF FEBRUARY 1, 2005         LOAN SERVICES, INC.

                                          CO-OP SPECIAL SERVICER

CUT-OFF DATE: FEBRUARY 1, 2005            PAYING AGENT: LASALLE BANK NATIONAL
                                          ASSOCIATION

CLOSING DATE: FEBRUARY 24, 2005           TRUSTEE: LASALLE BANK NATIONAL
                                          ASSOCIATION

FIRST DISTRIBUTION DATE: MARCH 15, 2005   FISCAL AGENT: ABN AMRO BANK N.V.

AGGREGATE CERTIFICATE BALANCE OF THE
CLASS D CERTIFICATES AS OF THE CLOSING
DATE: $26,806,000

CERTIFICATE BALANCE OF THIS CLASS D
CERTIFICATE AS OF THE CLOSING DATE:
$26,806,000 (SUBJECT TO SCHEDULE OF
EXCHANGES ATTACHED)

No. D-1                                   CUSIP NO. 61745M2 L6

                               CLASS D CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

            THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class D Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Paying Agent, the Certificate Registrar, the General Master Servicer, the NCB Master Servicer, the General Special Servicer and the Co-op Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class D Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2005-IQ9 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

            Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

            All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

            The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made to a Certificateholder for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

            The Trustee, the Fiscal Agent, the Paying Agent, the General Master Servicer, the NCB Master Servicer, the General Special Servicer, the Co-op Special Servicer or the Operating Adviser may treat the Person in whose name this Certificate is registered as of the related Record Date as the owner hereof for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and none of the Trustee, the Fiscal Agent, the Paying Agent, the General Master Servicer, the NCB Master Servicer, the General Special Servicer, the Co-op Special Servicer or the Operating Adviser shall be affected by notice to the contrary.

            The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent, to make payments to the Class R-I Certificateholders, Class R-II Certificateholders and the REMIC III Certificateholders, as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (and final distribution to the Certificateholders) and
(B) the disposition of all REO Property (and final distribution to the Certificateholders), (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase, in whole only, the Mortgage Loans and any other property, if any, remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

            The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                       LASALLE BANK NATIONAL ASSOCIATION,
                                          as Certificate Registrar



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

Dated: February 24, 2005

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS D CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                    LASALLE BANK NATIONAL ASSOCIATION,
                                          AUTHENTICATING AGENT



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM   - as tenant in common          UNIF GIFT MIN ACT.............Custodian
                                                             (Cust)
TEN ENT   - as tenants by the entireties
                                              Under Uniform Gifts to Minors
JT TEN    - as joint tenants with
            rights of survivorship and            Act..................
            not as tenants in common                     (State)

   Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________

_______________________________________
                                            PLEASE INSERT SOCIAL SECURITY OR
_______________________________________     OTHER IDENTIFYING NUMBER OF ASSIGNEE

_______________________________________

________________________________________________________________________________
             Please print or typewrite name and address of assignee

________________________________________________________________________________
the within Certificate and does hereby or irrevocably constitute and appoint

________________________________________________________________________________
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:_________________________     _______________________________
                                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.



_______________________________________
SIGNATURE GUARANTEED
The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock
Exchange or another national securities exchange.
Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ___________________________ account number ______________ or, if mailed by check, to ______________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or
_______________________, as its agent.

                   [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                 SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                                  EXHIBIT A-12

                          [FORM OF CLASS E CERTIFICATE]

THIS CLASS E CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE INITIAL PURCHASER, THE TRUSTEE, THE FISCAL AGENT, THE PAYING AGENT, THE CERTIFICATE REGISTRAR, THE GENERAL MASTER SERVICER, THE NCB MASTER SERVICER, THE GENERAL SPECIAL SERVICER, THE CO-OP SPECIAL SERVICER, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

IF THE TRANSFEREE OF THIS CERTIFICATE IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE OR HOLD THIS CERTIFICATE, SUCH PLAN OR SUCH PERSON MUST BE AN ACCREDITED INVESTOR.

THIS CLASS E CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS E CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]1

------------------------

1 For Reg S Book-Entry Certificates only

2 For 144A Book-Entry Certificates only

                          MORGAN STANLEY CAPITAL I INC.
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2005-IQ9

THE PASS-THROUGH RATE ON THE CLASS E      GENERAL MASTER SERVICER: WELLS FARGO
CERTIFICATES WILL BE A PER ANNUM RATE     BANK, NATIONAL ASSOCIATION
EQUAL TO A FIXED RATE SUBJECT TO A CAP
AT THE WEIGHTED AVERAGE NET MORTGAGE
RATE.

                                          NCB MASTER SERVICER: NCB, FSB

DATE OF POOLING AND SERVICING             GENERAL SPECIAL SERVICER: MIDLAND
AGREEMENT: AS OF FEBRUARY 1, 2005         LOAN SERVICES, INC.

                                          CO-OP SPECIAL SERVICER: NATIONAL
                                          CONSUMER COOPERATIVE BANK

CUT-OFF DATE: FEBRUARY 1, 2005            PAYING AGENT: LASALLE BANK NATIONAL
                                          ASSOCIATION

CLOSING DATE: FEBRUARY 24, 2005           TRUSTEE: LASALLE BANK NATIONAL
                                          ASSOCIATION

FIRST DISTRIBUTION DATE: MARCH 15, 2005   FISCAL AGENT: ABN AMRO BANK N.V.

AGGREGATE CERTIFICATE BALANCE OF THE
CLASS E CERTIFICATES AS OF THE CLOSING
DATE: $15,317,000

CERTIFICATE BALANCE OF THIS CLASS E
CERTIFICATE AS OF THE CLOSING DATE:
$[________] (SUBJECT TO SCHEDULE OF
EXCHANGES ATTACHED)

No. E-1                                   CUSIP NO. [61745M2 M4]2 [U6176P QK 5]1

                               CLASS E CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

            THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class E Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Paying Agent, the Certificate Registrar, the General Master Servicer, the NCB Master Servicer, the General Special Servicer and the Co-op Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class E Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2005-IQ9 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

            Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

            All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

            The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made to a Certificateholder for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

            The Trustee, the Fiscal Agent, the Paying Agent, the General Master Servicer, the NCB Master Servicer, the General Special Servicer, the Co-op Special Servicer or the Operating Adviser may treat the Person in whose name this Certificate is registered as of the related Record Date as the owner hereof for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and none of the Trustee, the Fiscal Agent, the Paying Agent, the General Master Servicer, the NCB Master Servicer, the General Special Servicer, the Co-op Special Servicer or the Operating Adviser shall be affected by notice to the contrary.

            The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent, to make payments to the Class R-I Certificateholders, Class R-II Certificateholders and the REMIC III Certificateholders, as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (and final distribution to the Certificateholders) and
(B) the disposition of all REO Property (and final distribution to the Certificateholders), (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase, in whole only, the Mortgage Loans and any other property, if any, remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

            The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                       LASALLE BANK NATIONAL ASSOCIATION,
                                          as Certificate Registrar



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

Dated: February 24, 2005

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS E CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                    LASALLE BANK NATIONAL ASSOCIATION,
                                          AUTHENTICATING AGENT



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM   - as tenant in common          UNIF GIFT MIN ACT.............Custodian
                                                             (Cust)
TEN ENT   - as tenants by the entireties
                                              Under Uniform Gifts to Minors
JT TEN    - as joint tenants with
            rights of survivorship and            Act..................
            not as tenants in common                     (State)

   Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________

_______________________________________
                                            PLEASE INSERT SOCIAL SECURITY OR
_______________________________________     OTHER IDENTIFYING NUMBER OF ASSIGNEE

_______________________________________

________________________________________________________________________________
             Please print or typewrite name and address of assignee

________________________________________________________________________________
the within Certificate and does hereby or irrevocably constitute and appoint

________________________________________________________________________________
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:_________________________     _______________________________
                                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.



_______________________________________
SIGNATURE GUARANTEED
The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock
Exchange or another national securities exchange.
Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ___________________________ account number ______________ or, if mailed by check, to ______________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or
_______________________, as its agent.

                   [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                 SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                                  EXHIBIT A-13

                          [FORM OF CLASS F CERTIFICATE]

THIS CLASS F CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE INITIAL PURCHASER, THE TRUSTEE, THE FISCAL AGENT, THE PAYING AGENT, THE CERTIFICATE REGISTRAR, THE GENERAL MASTER SERVICER, THE NCB MASTER SERVICER, THE GENERAL SPECIAL SERVICER, THE CO-OP SPECIAL SERVICER, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

IF THE TRANSFEREE OF THIS CERTIFICATE IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE OR HOLD THIS CERTIFICATE, SUCH PLAN OR SUCH PERSON MUST BE AN ACCREDITED INVESTOR.

THIS CLASS F CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS F CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]1

------------------------

1 For Reg S Book-Entry Certificates only

2 For 144A Book-Entry Certificates only

                          MORGAN STANLEY CAPITAL I INC.
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2005-IQ9

THE PASS-THROUGH RATE ON THE CLASS F      GENERAL MASTER SERVICER: WELLS FARGO
CERTIFICATES WILL BE A PER ANNUM RATE     BANK, NATIONAL ASSOCIATION
EQUAL TO A FIXED RATE SUBJECT TO A CAP
AT THE WEIGHTED AVERAGE NET MORTGAGE
RATE

                                          NCB MASTER SERVICER: NCB, FSB

DATE OF POOLING AND SERVICING             GENERAL SPECIAL SERVICER: MIDLAND
AGREEMENT: AS OF FEBRUARY 1, 2005         LOAN SERVICES, INC.

                                          CO-OP SPECIAL SERVICER: NATIONAL
                                          CONSUMER COOPERATIVE BANK

CUT-OFF DATE: FEBRUARY 1, 2005            PAYING AGENT: LASALLE BANK NATIONAL
                                          ASSOCIATION

CLOSING DATE: FEBRUARY 24, 2005           TRUSTEE: LASALLE BANK NATIONAL
                                          ASSOCIATION

FIRST DISTRIBUTION DATE: MARCH 15, 2005   FISCAL AGENT: ABN AMRO BANK N.V.

AGGREGATE CERTIFICATE BALANCE OF THE
CLASS F CERTIFICATES AS OF THE CLOSING
DATE: $15,318,000

CERTIFICATE BALANCE OF THIS CLASS F
CERTIFICATE AS OF THE CLOSING DATE:
$[_______] (SUBJECT TO SCHEDULE OF
EXCHANGES ATTACHED)

No. F-1                                   CUSIP NO. [61745M2 N2]2 [U6176P QL 3]1

                               CLASS F CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

            THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class F Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Paying Agent, the Certificate Registrar, the General Master Servicer, the NCB Master Servicer, the General Special Servicer and the Co-op Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class F Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2005-IQ9 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

            Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

            All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

            The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made to a Certificateholder for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

            The Trustee, the Fiscal Agent, the Paying Agent, the General Master Servicer, the NCB Master Servicer, the General Special Servicer, the Co-op Special Servicer or the Operating Adviser may treat the Person in whose name this Certificate is registered as of the related Record Date as the owner hereof for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and none of the Trustee, the Fiscal Agent, the Paying Agent, the General Master Servicer, the NCB Master Servicer, the General Special Servicer, the Co-op Special Servicer or the Operating Adviser shall be affected by notice to the contrary.

            The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent, to make payments to the Class R-I Certificateholders, Class R-II Certificateholders and the REMIC III Certificateholders, as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (and final distribution to the Certificateholders) and
(B) the disposition of all REO Property (and final distribution to the Certificateholders), (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase, in whole only, the Mortgage Loans and any other property, if any, remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

            The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                       LASALLE BANK NATIONAL ASSOCIATION,
                                          as Certificate Registrar



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

Dated: February 24, 2005

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS F CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                    LASALLE BANK NATIONAL ASSOCIATION,
                                          AUTHENTICATING AGENT



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM   - as tenant in common          UNIF GIFT MIN ACT.............Custodian
                                                             (Cust)
TEN ENT   - as tenants by the entireties
                                              Under Uniform Gifts to Minors
JT TEN    - as joint tenants with
            rights of survivorship and            Act..................
            not as tenants in common                     (State)

   Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________

_______________________________________
                                            PLEASE INSERT SOCIAL SECURITY OR
_______________________________________     OTHER IDENTIFYING NUMBER OF ASSIGNEE

_______________________________________

________________________________________________________________________________
             Please print or typewrite name and address of assignee

________________________________________________________________________________
the within Certificate and does hereby or irrevocably constitute and appoint

________________________________________________________________________________
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:_________________________     _______________________________
                                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.



_______________________________________
SIGNATURE GUARANTEED
The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock
Exchange or another national securities exchange.
Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ___________________________ account number ______________ or, if mailed by check, to ______________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or
_______________________, as its agent.

                   [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                 SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                                  EXHIBIT A-14

                          [FORM OF CLASS G CERTIFICATE]

THIS CLASS G CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE INITIAL PURCHASER, THE TRUSTEE, THE FISCAL AGENT, THE PAYING AGENT, THE CERTIFICATE REGISTRAR, THE GENERAL MASTER SERVICER, THE NCB MASTER SERVICER, THE GENERAL SPECIAL SERVICER, THE CO-OP SPECIAL SERVICER, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

IF THE TRANSFEREE OF THIS CERTIFICATE IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE OR HOLD THIS CERTIFICATE, SUCH PLAN OR SUCH PERSON MUST BE AN ACCREDITED INVESTOR.

THIS CLASS G CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS G CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]1

------------------------

1 For Reg S Book-Entry Certificates only

2 For 144A Book-Entry Certificates only

                          MORGAN STANLEY CAPITAL I INC.
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2005-IQ9

THE PASS-THROUGH RATE ON THE CLASS G      GENERAL MASTER SERVICER: WELLS FARGO
CERTIFICATES WILL BE A PER ANNUM RATE     BANK, NATIONAL ASSOCIATION
EQUAL TO A FIXED RATE SUBJECT TO A CAP
AT THE WEIGHTED AVERAGE NET MORTGAGE
RATE.

                                          NCB MASTER SERVICER: NCB, FSB

DATE OF POOLING AND SERVICING             GENERAL SPECIAL SERVICER: MIDLAND
AGREEMENT: AS OF FEBRUARY 1, 2005         LOAN SERVICES, INC.

                                          CO-OP SPECIAL SERVICER: NATIONAL
                                          CONSUMER COOPERATIVE BANK

CUT-OFF DATE: FEBRUARY 1, 2005            PAYING AGENT: LASALLE BANK NATIONAL
                                          ASSOCIATION

CLOSING DATE: FEBRUARY 24, 2005           TRUSTEE: LASALLE BANK NATIONAL
                                          ASSOCIATION

FIRST DISTRIBUTION DATE: MARCH 15, 2005   FISCAL AGENT: ABN AMRO BANK N.V.

AGGREGATE CERTIFICATE BALANCE OF THE
CLASS G CERTIFICATES AS OF THE CLOSING
DATE: $11,488,000

CERTIFICATE BALANCE OF THIS CLASS G
CERTIFICATE AS OF THE CLOSING DATE:
$[________] (SUBJECT TO SCHEDULE OF
EXCHANGES ATTACHED)

No. G-1                                   CUSIP NO. [61745M2 P7]2 [U6176P QM 1]1

                               CLASS G CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

            THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class G Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Paying Agent, the Certificate Registrar, the General Master Servicer, the NCB Master Servicer, the General Special Servicer and the Co-op Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class G Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2005-IQ9 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

            Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

            All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

            The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made to a Certificateholder for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

            The Trustee, the Fiscal Agent, the Paying Agent, the General Master Servicer, the NCB Master Servicer, the General Special Servicer, the Co-Op Special Servicer or the Operating Adviser may treat the Person in whose name this Certificate is registered as of the related Record Date as the owner hereof for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and none of the Trustee, the Fiscal Agent, the Paying Agent, the General Master Servicer, the NCB Master Servicer, the General Special Servicer, the Co-op Special Servicer or the Operating Adviser shall be affected by notice to the contrary.

            The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent, to make payments to the Class R-I Certificateholders, Class R-II Certificateholders and the REMIC III Certificateholders, as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (and final distribution to the Certificateholders) and
(B) the disposition of all REO Property (and final distribution to the Certificateholders), (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase, in whole only, the Mortgage Loans and any other property, if any, remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

            The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                       LASALLE BANK NATIONAL ASSOCIATION,
                                          as Certificate Registrar



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

Dated: February 24, 2005

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS G CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                    LASALLE BANK NATIONAL ASSOCIATION,
                                          AUTHENTICATING AGENT



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM   - as tenant in common          UNIF GIFT MIN ACT.............Custodian
                                                             (Cust)
TEN ENT   - as tenants by the entireties
                                              Under Uniform Gifts to Minors
JT TEN    - as joint tenants with
            rights of survivorship and            Act..................
            not as tenants in common                     (State)

   Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________

_______________________________________
                                            PLEASE INSERT SOCIAL SECURITY OR
_______________________________________     OTHER IDENTIFYING NUMBER OF ASSIGNEE

_______________________________________

________________________________________________________________________________
             Please print or typewrite name and address of assignee

________________________________________________________________________________
the within Certificate and does hereby or irrevocably constitute and appoint

________________________________________________________________________________
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:_________________________     _______________________________
                                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.



_______________________________________
SIGNATURE GUARANTEED
The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock
Exchange or another national securities exchange.
Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ___________________________ account number ______________ or, if mailed by check, to ______________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or
_______________________, as its agent.

                   [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                 SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                                  EXHIBIT A-15

                          [FORM OF CLASS H CERTIFICATE]

THIS CLASS H CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE INITIAL PURCHASER, THE TRUSTEE, THE FISCAL AGENT, THE PAYING AGENT, THE CERTIFICATE REGISTRAR, THE GENERAL MASTER SERVICER, THE NCB MASTER SERVICER, THE GENERAL SPECIAL SERVICER, THE CO-OP SPECIAL SERVICER, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

IF THE TRANSFEREE OF THIS CERTIFICATE IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE OR HOLD THIS CERTIFICATE, SUCH PLAN OR SUCH PERSON MUST BE AN ACCREDITED INVESTOR.

THIS CLASS H CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS H CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]1

------------------------

1 For Reg S Book-Entry Certificates only

2 For 144A Book-Entry Certificates only

                          MORGAN STANLEY CAPITAL I INC.
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2005-IQ9

THE PASS-THROUGH RATE ON THE CLASS H      GENERAL MASTER SERVICER: WELLS FARGO
CERTIFICATES WILL BE THE WEIGHTED         BANK, NATIONAL ASSOCIATION
AVERAGE NET MORTGAGE RATE LESS 0.08%

                                          NCB MASTER SERVICER: NCB, FSB

DATE OF POOLING AND SERVICING             GENERAL SPECIAL SERVICER: MIDLAND
AGREEMENT: AS OF FEBRUARY 1, 2005         LOAN SERVICES, INC.

                                          CO-OP SPECIAL SERVICER: NATIONAL
                                          CONSUMER COOPERATIVE BANK

CUT-OFF DATE: FEBRUARY 1, 2005            PAYING AGENT: LASALLE BANK NATIONAL
                                          ASSOCIATION

CLOSING DATE: FEBRUARY 24, 2005           TRUSTEE: LASALLE BANK NATIONAL
                                          ASSOCIATION

FIRST DISTRIBUTION DATE: MARCH 15, 2005   FISCAL AGENT: ABN AMRO BANK N.V.

AGGREGATE CERTIFICATE BALANCE OF THE
CLASS H CERTIFICATES AS OF THE CLOSING
DATE: $17,232,000

CERTIFICATE BALANCE OF THIS CLASS H
CERTIFICATE AS OF THE CLOSING DATE:
$[______] (SUBJECT TO SCHEDULE OF
EXCHANGES ATTACHED)

No. H-1                                   CUSIP NO. [61745M2 Q5]2 [U6176P QN 9]1

                               CLASS H CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

            THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class H Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Paying Agent, the Certificate Registrar, the General Master Servicer, the NCB Master Servicer, the General Special Servicer and the Co-op Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class H Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2005-IQ9 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

            Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

            All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

            The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made to a Certificateholder for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

            The Trustee, the Fiscal Agent, the Paying Agent, the General Master Servicer, the NCB Master Servicer, the General Special Servicer, the Co-op Special Servicer or the Operating Adviser may treat the Person in whose name this Certificate is registered as of the related Record Date as the owner hereof for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and none of the Trustee, the Fiscal Agent, the Paying Agent, the General Master Servicer, the NCB Master Servicer, the General Special Servicer, the Co-op Special Servicer or the Operating Adviser shall be affected by notice to the contrary.

            The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent, to make payments to the Class R-I Certificateholders, Class R-II Certificateholders and the REMIC III Certificateholders, as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (and final distribution to the Certificateholders) and
(B) the disposition of all REO Property (and final distribution to the Certificateholders), (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase, in whole only, the Mortgage Loans and any other property, if any, remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

            The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                       LASALLE BANK NATIONAL ASSOCIATION,
                                          as Certificate Registrar



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

Dated: February 24, 2005

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS H CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                    LASALLE BANK NATIONAL ASSOCIATION,
                                          AUTHENTICATING AGENT



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM   - as tenant in common          UNIF GIFT MIN ACT.............Custodian
                                                             (Cust)
TEN ENT   - as tenants by the entireties
                                              Under Uniform Gifts to Minors
JT TEN    - as joint tenants with
            rights of survivorship and            Act..................
            not as tenants in common                     (State)

   Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________

_______________________________________
                                            PLEASE INSERT SOCIAL SECURITY OR
_______________________________________     OTHER IDENTIFYING NUMBER OF ASSIGNEE

________________________________________________________________________________
             Please print or typewrite name and address of assignee

________________________________________________________________________________
the within Certificate and does hereby or irrevocably constitute and appoint

________________________________________________________________________________
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:_________________________     _______________________________
                                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.



_______________________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock
Exchange or another national securities exchange.
Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ___________________________ account number ______________ or, if mailed by check, to ______________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or
_______________________, as its agent.

                   [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                 SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                                  EXHIBIT A-16

                          [FORM OF CLASS J CERTIFICATE]

THIS CLASS J CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE INITIAL PURCHASER, THE TRUSTEE, THE FISCAL AGENT, THE PAYING AGENT, THE CERTIFICATE REGISTRAR, THE GENERAL MASTER SERVICER, THE NCB MASTER SERVICER, THE GENERAL SPECIAL SERVICER, THE CO-OP SPECIAL SERVICER, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THIS CLASS J CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS J CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

NO TRANSFER OF THIS CERTIFICATE TO A RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]1

------------------------

1 For Reg S Book-Entry Certificates only

2 For 144A Book-Entry Certificates only

                          MORGAN STANLEY CAPITAL I INC.
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2005-IQ9

THE PASS-THROUGH RATE ON THE CLASS J      GENERAL MASTER SERVICER: WELLS FARGO
CERTIFICATES WILL BE THE LESSER OF (i)    BANK, NATIONAL ASSOCIATION
4.61% AND (ii) THE WEIGHTED AVERAGE NET
MORTGAGE RATE.

                                          NCB MASTER SERVICER: NCB, FSB

DATE OF POOLING AND SERVICING             GENERAL SPECIAL SERVICER: MIDLAND
AGREEMENT: AS OF FEBRUARY 1, 2005         LOAN SERVICES, INC.

                                          CO-OP SPECIAL SERVICER: NATIONAL
                                          CONSUMER COOPERATIVE BANK

CUT-OFF DATE: FEBRUARY 1, 2005            PAYING AGENT: LASALLE BANK NATIONAL
                                          ASSOCIATION

CLOSING DATE: FEBRUARY 24, 2005           TRUSTEE: LASALLE BANK NATIONAL
                                          ASSOCIATION

FIRST DISTRIBUTION DATE: MARCH 15, 2005   FISCAL AGENT: ABN AMRO BANK N.V.

AGGREGATE CERTIFICATE BALANCE OF THE
CLASS J CERTIFICATES AS OF THE CLOSING
DATE: $5,744,000

CERTIFICATE BALANCE OF THIS CLASS J
CERTIFICATE AS OF THE CLOSING DATE:
$[_______] (SUBJECT TO SCHEDULE OF
EXCHANGES ATTACHED)

No. J-1                                   CUSIP NO. [61745M2 U6]2 [U6176P QP 4]1

                               CLASS J CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

            THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class J Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Paying Agent, the Certificate Registrar, the General Master Servicer, the NCB Master Servicer, the General Special Servicer and the Co-op Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class J Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2005-IQ9 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

            Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

            All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

            The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made to a Certificateholder for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

            The Trustee, the Fiscal Agent, the Paying Agent, the General Master Servicer, the NCB Master Servicer, the General Special Servicer, the Co-Op Special Servicer or the Operating Adviser may treat the Person in whose name this Certificate is registered as of the related Record Date as the owner hereof for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and none of the Trustee, the Fiscal Agent, the Paying Agent, the General Master Servicer, the NCB Master Servicer, the General Special Servicer, the Co-op Special Servicer or the Operating Adviser shall be affected by notice to the contrary.

            The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent, to make payments to the Class R-I Certificateholders, Class R-II Certificateholders and the REMIC III Certificateholders, as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (and final distribution to the Certificateholders) and
(B) the disposition of all REO Property (and final distribution to the Certificateholders), (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase, in whole only, the Mortgage Loans and any other property, if any, remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

            The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                       LASALLE BANK NATIONAL ASSOCIATION,
                                          as Certificate Registrar



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

Dated: February 24, 2005

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS J CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                    LASALLE BANK NATIONAL ASSOCIATION,
                                          AUTHENTICATING AGENT



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM   - as tenant in common          UNIF GIFT MIN ACT.............Custodian
                                                             (Cust)
TEN ENT   - as tenants by the entireties
                                              Under Uniform Gifts to Minors
JT TEN    - as joint tenants with
            rights of survivorship and            Act..................
            not as tenants in common                     (State)

   Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________

_______________________________________
                                            PLEASE INSERT SOCIAL SECURITY OR
_______________________________________     OTHER IDENTIFYING NUMBER OF ASSIGNEE

_______________________________________

________________________________________________________________________________
             Please print or typewrite name and address of assignee

________________________________________________________________________________
the within Certificate and does hereby or irrevocably constitute and appoint

________________________________________________________________________________
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:_________________________     _______________________________
                                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.



_______________________________________
SIGNATURE GUARANTEED
The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock
Exchange or another national securities exchange.
Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ___________________________ account number ______________ or, if mailed by check, to ______________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or
_______________________, as its agent.

                   [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                 SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                                  EXHIBIT A-17

                          [FORM OF CLASS K CERTIFICATE]

THIS CLASS K CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE INITIAL PURCHASER, THE TRUSTEE, THE FISCAL AGENT, THE PAYING AGENT, THE CERTIFICATE REGISTRAR, THE GENERAL MASTER SERVICER, THE NCB MASTER SERVICER, THE GENERAL SPECIAL SERVICER, THE CO-OP SPECIAL SERVICER, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THIS CLASS K CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS K CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

NO TRANSFER OF THIS CERTIFICATE TO A RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]1

------------------------

1 For Reg S Book-Entry Certificates only

2 For 144A Book-Entry Certificates only

                          MORGAN STANLEY CAPITAL I INC.
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2005-IQ9

THE PASS-THROUGH RATE ON THE CLASS K      GENERAL MASTER SERVICER: WELLS FARGO
CERTIFICATES WILL BE THE LESSER OF (i)    BANK, NATIONAL ASSOCIATION
4.61% AND (ii) THE WEIGHTED AVERAGE NET
MORTGAGE RATE .

                                          NCB MASTER SERVICER: NCB, FSB

DATE OF POOLING AND SERVICING             GENERAL SPECIAL SERVICER: MIDLAND
AGREEMENT: AS OF FEBRUARY 1, 2005         LOAN SERVICES, INC.

                                          CO-OP SPECIAL SERVICER: NATIONAL
                                          CONSUMER COOPERATIVE BANK

CUT-OFF DATE: FEBRUARY 1, 2005            PAYING AGENT: LASALLE BANK NATIONAL
                                          ASSOCIATION

CLOSING DATE: FEBRUARY 24, 2005           TRUSTEE: LASALLE BANK NATIONAL
                                          ASSOCIATION

FIRST DISTRIBUTION DATE: MARCH 15, 2005   FISCAL AGENT: ABN AMRO BANK N.V.

AGGREGATE CERTIFICATE BALANCE OF THE
CLASS J CERTIFICATES AS OF THE CLOSING
DATE: $7,659,000

CERTIFICATE BALANCE OF THIS CLASS J
CERTIFICATE AS OF THE CLOSING DATE:
$[_______] (SUBJECT TO SCHEDULE OF
EXCHANGES ATTACHED)

No. K-1                                   CUSIP NO. [61745M2 V4]2 [U6176P QQ 2]1

                               CLASS K CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

            THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class K Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Paying Agent, the Certificate Registrar, the General Master Servicer, the NCB Master Servicer, the General Special Servicer and the Co-op Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class K Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2005-IQ9 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

            Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

            All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

            The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made to a Certificateholder for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

            The Trustee, the Fiscal Agent, the Paying Agent, the General Master Servicer, the NCB Master Servicer, the General Special Servicer, the Co-op Special Servicer or the Operating Adviser may treat the Person in whose name this Certificate is registered as of the related Record Date as the owner hereof for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and none of the Trustee, the Fiscal Agent, the Paying Agent, the General Master Servicer, the NCB Master Servicer, the General Special Servicer, the Co-op Special Servicer or the Operating Adviser shall be affected by notice to the contrary.

            The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent, to make payments to the Class R-I Certificateholders, Class R-II Certificateholders and the REMIC III Certificateholders, as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (and final distribution to the Certificateholders) and
(B) the disposition of all REO Property (and final distribution to the Certificateholders), (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase, in whole only, the Mortgage Loans and any other property, if any, remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

            The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                       LASALLE BANK NATIONAL ASSOCIATION,
                                          as Certificate Registrar



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

Dated: February 24, 2005

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS K CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                    LASALLE BANK NATIONAL ASSOCIATION,
                                          AUTHENTICATING AGENT



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM   - as tenant in common          UNIF GIFT MIN ACT.............Custodian
                                                             (Cust)
TEN ENT   - as tenants by the entireties
                                              Under Uniform Gifts to Minors
JT TEN    - as joint tenants with
            rights of survivorship and            Act..................
            not as tenants in common                     (State)

   Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________

_______________________________________
                                            PLEASE INSERT SOCIAL SECURITY OR
_______________________________________     OTHER IDENTIFYING NUMBER OF ASSIGNEE

_______________________________________

________________________________________________________________________________
             Please print or typewrite name and address of assignee

________________________________________________________________________________
the within Certificate and does hereby or irrevocably constitute and appoint

________________________________________________________________________________
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:_________________________     _______________________________
                                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.



_______________________________________
SIGNATURE GUARANTEED
The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock
Exchange or another national securities exchange.
Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ___________________________ account number ______________ or, if mailed by check, to ______________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or
_______________________, as its agent.

                   [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                 SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                                  EXHIBIT A-18

                          [FORM OF CLASS L CERTIFICATE]

THIS CLASS L CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE INITIAL PURCHASER, THE TRUSTEE, THE FISCAL AGENT, THE PAYING AGENT, THE CERTIFICATE REGISTRAR, THE GENERAL MASTER SERVICER, THE NCB MASTER SERVICER, THE GENERAL SPECIAL SERVICER, THE SPECIAL CO-OP SERVICER, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THIS CLASS L CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS L CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

NO TRANSFER OF THIS CERTIFICATE TO A RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]1

------------------------

1 For Reg S Book-Entry Certificates only

2 For 144A Book-Entry Certificates only

                          MORGAN STANLEY CAPITAL I INC.
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2005-IQ9

THE PASS-THROUGH RATE ON THE CLASS L      GENERAL MASTER SERVICER: WELLS FARGO
CERTIFICATES WILL BE THE LESSER OF (i)    BANK, NATIONAL ASSOCIATION
4.61% AND (ii) THE WEIGHTED AVERAGE NET
MORTGAGE RATE.

                                          NCB MASTER SERVICER: NCB, FSB

DATE OF POOLING AND SERVICING             GENERAL SPECIAL SERVICER: MIDLAND
AGREEMENT: AS OF FEBRUARY 1, 2005         LOAN SERVICES, INC.

                                          CO-OP SPECIAL SERVICER: NATIONAL
                                          CONSUMER COOPERATIVE BANK

CUT-OFF DATE: FEBRUARY 1, 2005            PAYING AGENT: LASALLE BANK NATIONAL
                                          ASSOCIATION

CLOSING DATE: FEBRUARY 24, 2005           TRUSTEE: LASALLE BANK NATIONAL
                                          ASSOCIATION

FIRST DISTRIBUTION DATE: MARCH 15, 2005   FISCAL AGENT: ABN AMRO BANK N.V.

AGGREGATE CERTIFICATE BALANCE OF THE
CLASS J CERTIFICATES AS OF THE CLOSING
DATE: $5,744,000

CERTIFICATE BALANCE OF THIS CLASS J
CERTIFICATE AS OF THE CLOSING DATE:
$[_______] (SUBJECT TO SCHEDULE OF
EXCHANGES ATTACHED)

No. L-1                                   CUSIP NO. [61745M2 W2]2 [U6176P QR 0]1

                               CLASS L CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

            THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class L Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Paying Agent, the Certificate Registrar, the General Master Servicer, the NCB Master Servicer, the General Special Servicer and the Co-op Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class L Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2005-IQ9 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

            Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

            All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

            The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made to a Certificateholder for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

            The Trustee, the Fiscal Agent, the Paying Agent, the General Master Servicer, the NCB Master Servicer, the General Special Servicer, the Co-op Special Servicer or the Operating Adviser may treat the Person in whose name this Certificate is registered as of the related Record Date as the owner hereof for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and none of the Trustee, the Fiscal Agent, the Paying Agent, the General Master Servicer, the NCB Master Servicer, the Genereal Special Servicer, the Co-op Special Servicer or the Operating Adviser shall be affected by notice to the contrary.

            The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent, to make payments to the Class R-I Certificateholders, Class R-II Certificateholders and the REMIC III Certificateholders, as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (and final distribution to the Certificateholders) and
(B) the disposition of all REO Property (and final distribution to the Certificateholders), (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase, in whole only, the Mortgage Loans and any other property, if any, remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

            The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                       LASALLE BANK NATIONAL ASSOCIATION,
                                          as Certificate Registrar



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

Dated: February 24, 2005

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS L CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                    LASALLE BANK NATIONAL ASSOCIATION,
                                          AUTHENTICATING AGENT



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM   - as tenant in common          UNIF GIFT MIN ACT.............Custodian
                                                             (Cust)
TEN ENT   - as tenants by the entireties
                                              Under Uniform Gifts to Minors
JT TEN    - as joint tenants with
            rights of survivorship and            Act..................
            not as tenants in common                     (State)

   Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________

_______________________________________
                                            PLEASE INSERT SOCIAL SECURITY OR
_______________________________________     OTHER IDENTIFYING NUMBER OF ASSIGNEE

_______________________________________

________________________________________________________________________________
             Please print or typewrite name and address of assignee

________________________________________________________________________________
the within Certificate and does hereby or irrevocably constitute and appoint

________________________________________________________________________________
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:_________________________     _______________________________
                                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.



_______________________________________
SIGNATURE GUARANTEED
The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock
Exchange or another national securities exchange.
Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ___________________________ account number ______________ or, if mailed by check, to ______________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or
_______________________, as its agent.

                   [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                 SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                                  EXHIBIT A-19

                          [FORM OF CLASS M CERTIFICATE]

THIS CLASS M CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE INITIAL PURCHASER, THE TRUSTEE, THE FISCAL AGENT, THE PAYING AGENT, THE CERTIFICATE REGISTRAR, THE GENERAL MASTER SERVICER, THE NCB MASTER SERVICER, THE GENERAL SPECIAL SERVICER, THE CO-OP SPECIAL SERVICER, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THIS CLASS M CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS M CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

NO TRANSFER OF THIS CERTIFICATE TO A RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]1

------------------------

1 For Reg S Book-Entry Certificates only

2 For 144A Book-Entry Certificates only

                          MORGAN STANLEY CAPITAL I INC.
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2005-IQ9

THE PASS-THROUGH RATE ON THE CLASS M      GENERAL MASTER SERVICER: WELLS FARGO
CERTIFICATES WILL BE THE LESSER OF (i)    BANK, NATIONAL ASSOCIATION
4.61% AND (ii) THE WEIGHTED AVERAGE NET
MORTGAGE RATE.

                                          NCB MASTER SERVICER: NCB, FSB

DATE OF POOLING AND SERVICING             GENERAL SPECIAL SERVICER: MIDLAND
AGREEMENT: AS OF FEBRUARY 1, 2005         LOAN SERVICES, INC.

                                          CO-OP SPECIAL SERVICER: NATIONAL
                                          CONSUMER COOPERATIVE BANK

CUT-OFF DATE: FEBRUARY 1, 2005            PAYING AGENT: LASALLE BANK NATIONAL
                                          ASSOCIATION

CLOSING DATE: FEBRUARY 24, 2005           TRUSTEE: LASALLE BANK NATIONAL
                                          ASSOCIATION

FIRST DISTRIBUTION DATE: MARCH 15, 2005   FISCAL AGENT: ABN AMRO BANK N.V.

AGGREGATE CERTIFICATE BALANCE OF THE
CLASS M CERTIFICATES AS OF THE CLOSING
DATE: $5,744,000

CERTIFICATE BALANCE OF THIS CLASS M
CERTIFICATE AS OF THE CLOSING DATE:
$[_______] (SUBJECT TO SCHEDULE OF
EXCHANGES ATTACHED)

No. M-1                                   CUSIP NO. [61745M2 X0]2 [U6176P QS 8]1

                               CLASS M CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

            THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class M Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Paying Agent, the Certificate Registrar, the General Master Servicer, NCB Master Servicer, General Special Servicer and the Co-op Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class M Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2005-IQ9 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

            Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

            All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

            The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made to a Certificateholder for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

            The Depositor, the Trustee, the Paying Agent, the General Master Servicer, the NCB Master Servicer, The General Special Servicer, the Co-op Special Servicer or the Operating Adviser may treat the Person in whose name this Certificate is registered as of the related Record Date as the owner hereof for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and none of the Trustee, the Fiscal Agent, the Paying Agent, the General Master Servicer, the NCB Master Servicer, the General Special Servicer, the Co-op Special Servicer or the Operating Adviser shall be affected by notice to the contrary.

            The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent, to make payments to the Class R-I Certificateholders, Class R-II Certificateholders and the REMIC III Certificateholders, as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (and final distribution to the Certificateholders) and
(B) the disposition of all REO Property (and final distribution to the Certificateholders), (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase, in whole only, the Mortgage Loans and any other property, if any, remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

            The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                       LASALLE BANK NATIONAL ASSOCIATION,
                                          as Certificate Registrar



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

Dated: February 24, 2005

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS M CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                    LASALLE BANK NATIONAL ASSOCIATION,
                                          AUTHENTICATING AGENT



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM   - as tenant in common          UNIF GIFT MIN ACT.............Custodian
                                                             (Cust)
TEN ENT   - as tenants by the entireties
                                              Under Uniform Gifts to Minors
JT TEN    - as joint tenants with
            rights of survivorship and            Act..................
            not as tenants in common                     (State)

   Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________

_______________________________________
                                            PLEASE INSERT SOCIAL SECURITY OR
_______________________________________     OTHER IDENTIFYING NUMBER OF ASSIGNEE

_______________________________________

________________________________________________________________________________
             Please print or typewrite name and address of assignee

________________________________________________________________________________
the within Certificate and does hereby or irrevocably constitute and appoint

________________________________________________________________________________
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:_________________________     _______________________________
                                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.



_______________________________________
SIGNATURE GUARANTEED
The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock
Exchange or another national securities exchange.
Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ___________________________ account number ______________ or, if mailed by check, to ______________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or
_______________________, as its agent.

                   [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                 SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                                  EXHIBIT A-20

                          [FORM OF CLASS N CERTIFICATE]

THIS CLASS N CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE INITIAL PURCHASER, THE TRUSTEE, THE FISCAL AGENT, THE PAYING AGENT, THE CERTIFICATE REGISTRAR, THE GENERAL MASTER SERVICER, THE NCB MASTER SERVICER, THE GENERAL SPECIAL SERVICER, THE CO-OP SPECIAL SERVICER, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THIS CLASS N CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS N CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

NO TRANSFER OF THIS CERTIFICATE TO A RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]1

------------------------

1 For Reg S Book-Entry Certificates only

2 For 144A Book-Entry Certificates only

                          MORGAN STANLEY CAPITAL I INC.
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2005-IQ9

THE PASS-THROUGH RATE ON THE CLASS N      GENERAL MASTER SERVICER: WELLS FARGO
CERTIFICATES WILL BE THE LESSER OF (i)    BANK, NATIONAL ASSOCIATION
4.61% AND (ii) THE WEIGHTED AVERAGE NET
MORTGAGE RATE.

                                          NCB MASTER SERVICER: NCB, FSB

DATE OF POOLING AND SERVICING             GENERAL SPECIAL SERVICER: MIDLAND
AGREEMENT: AS OF FEBRUARY 1, 2005         LOAN SERVICES, INC.

                                          CO-OP SPECIAL SERVICER: NATIONAL
                                          CONSUMER COOPERATIVE BANK

CUT-OFF DATE: FEBRUARY 1, 2005            PAYING AGENT: LASALLE BANK NATIONAL
                                          ASSOCIATION

CLOSING DATE: FEBRUARY 24, 2005           TRUSTEE: LASALLE BANK NATIONAL
                                          ASSOCIATION

FIRST DISTRIBUTION DATE: MARCH 15, 2005   FISCAL AGENT: ABN AMRO BANK N.V.

AGGREGATE CERTIFICATE BALANCE OF THE
CLASS N CERTIFICATES AS OF THE CLOSING
DATE: $3,830,000

CERTIFICATE BALANCE OF THIS CLASS N
CERTIFICATE AS OF THE CLOSING DATE:
$[__________] (SUBJECT TO SCHEDULE OF
EXCHANGES ATTACHED)

No. N-1                                   CUSIP NO. [61745M2 Y8]2 [U6176P QT 6]1

                               CLASS N CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

            THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class N Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Paying Agent, the Certificate Registrar, the General Master Servicer, the NCB Master Servicer, the General Special Servicer and the Co-op Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class N Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2005-IQ9 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

            Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

            All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

            The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made to a Certificateholder for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

            The Trustee, the Fiscal Agent, the Paying Agent, the General Master Servicer, the NCB Master Servicer, the General Special Servicer, the Co-op Special Servicer or the Operating Adviser may treat the Person in whose name this Certificate is registered as of the related Record Date as the owner hereof for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and none of the Trustee, the Fiscal Agent, the Paying Agent, the General Master Servicer, the NCB Master Servicer, the General Special Servicer, the Co-op Special Servicer or the Operating Adviser shall be affected by notice to the contrary.

            The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent, to make payments to the Class R-I Certificateholders, Class R-II Certificateholders and the REMIC III Certificateholders, as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (and final distribution to the Certificateholders) and
(B) the disposition of all REO Property (and final distribution to the Certificateholders), (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase, in whole only, the Mortgage Loans and any other property, if any, remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

            The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                       LASALLE BANK NATIONAL ASSOCIATION,
                                          as Certificate Registrar



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

Dated: February 24, 2005

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS N CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                    LASALLE BANK NATIONAL ASSOCIATION,
                                          AUTHENTICATING AGENT



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM   - as tenant in common          UNIF GIFT MIN ACT.............Custodian
                                                             (Cust)
TEN ENT   - as tenants by the entireties
                                              Under Uniform Gifts to Minors
JT TEN    - as joint tenants with
            rights of survivorship and            Act..................
            not as tenants in common                     (State)

   Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________

_______________________________________
                                            PLEASE INSERT SOCIAL SECURITY OR
_______________________________________     OTHER IDENTIFYING NUMBER OF ASSIGNEE

_______________________________________

________________________________________________________________________________
             Please print or typewrite name and address of assignee

________________________________________________________________________________
the within Certificate and does hereby or irrevocably constitute and appoint

________________________________________________________________________________
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:_________________________     _______________________________
                                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.



_______________________________________
SIGNATURE GUARANTEED
The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock
Exchange or another national securities exchange.
Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ___________________________ account number ______________ or, if mailed by check, to ______________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or
_______________________, as its agent.

                   [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                 SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                                  EXHIBIT A-21

                          [FORM OF CLASS O CERTIFICATE]

THIS CLASS O CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE INITIAL PURCHASER, THE TRUSTEE, THE FISCAL AGENT, THE PAYING AGENT, THE CERTIFICATE REGISTRAR, THE GENERAL MASTER SERVICER, THE NCB MASTER SERVICER, THE GENERAL SPECIAL SERVICER, THE CO-OP SPECIAL SERVICER, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THIS CLASS O CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS O CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

NO TRANSFER OF THIS CERTIFICATE TO A RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]1

------------------------

1 For Reg S Book-Entry Certificates only

2 For 144A Book-Entry Certificates only

                          MORGAN STANLEY CAPITAL I INC.
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2005-IQ9

THE PASS-THROUGH RATE ON THE CLASS O      GENERAL MASTER SERVICER: WELLS FARGO
CERTIFICATES WILL BE THE LESSER OF (i)    BANK, NATIONAL ASSOCIATION
4.61% AND (ii) THE WEIGHTED AVERAGE NET
MORTGAGE RATE.

                                          NCB MASTER SERVICER: NCB, FSB

DATE OF POOLING AND SERVICING             GENERAL SPECIAL SERVICER: MIDLAND
AGREEMENT: AS OF FEBRUARY 1, 2005         LOAN SERVICES, INC.

                                          CO-OP SPECIAL SERVICER: NATIONAL
                                          CONSUMER COOPERATIVE BANK

CUT-OFF DATE: FEBRUARY 1, 2005            PAYING AGENT: LASALLE BANK NATIONAL
                                          ASSOCIATION

CLOSING DATE: FEBRUARY 24, 2005           TRUSTEE: LASALLE BANK NATIONAL
                                          ASSOCIATION

FIRST DISTRIBUTION DATE: MARCH 15, 2005   FISCAL AGENT: ABN AMRO BANK N.V.

AGGREGATE CERTIFICATE BALANCE OF THE
CLASS O CERTIFICATES AS OF THE CLOSING
DATE: $5,744,000

CERTIFICATE BALANCE OF THIS CLASS O
CERTIFICATE AS OF THE CLOSING DATE:
$[__________] (SUBJECT TO SCHEDULE OF
EXCHANGES ATTACHED)

No. O-1                                   CUSIP NO. [61745M2 Z5]2 [U6176P QU 3]1

                               CLASS O CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

            THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class O Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Paying Agent, the Certificate Registrar, the General Master Servicer, the NCB Master Servicer, the General Special Servicer and the Co-op Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class O Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2005-IQ9 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

            Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

            All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

            The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made to a Certificateholder for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

            The Trustee, the Fiscal Agent, the Paying Agent, the General Master Servicer, the NCB Master Servicer, the General Special Servicer, the Co-op Special Servicer or the Operating Adviser may treat the Person in whose name this Certificate is registered as of the related Record Date as the owner hereof for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and none of the Trustee, the Fiscal Agent, the Paying Agent, the General Master Servicer, the NCB Master Servicer, the General Special Servicer, the Co-op Special Servicer or the Operating Adviser shall be affected by notice to the contrary.

            The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent, to make payments to the Class R-I Certificateholders, Class R-II Certificateholders and the REMIC III Certificateholders, as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (and final distribution to the Certificateholders) and
(B) the disposition of all REO Property (and final distribution to the Certificateholders), (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase, in whole only, the Mortgage Loans and any other property, if any, remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

            The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                       LASALLE BANK NATIONAL ASSOCIATION,
                                          as Certificate Registrar



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

Dated: February 24, 2005

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS O CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                    LASALLE BANK NATIONAL ASSOCIATION,
                                          AUTHENTICATING AGENT



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM   - as tenant in common          UNIF GIFT MIN ACT.............Custodian
                                                             (Cust)
TEN ENT   - as tenants by the entireties
                                              Under Uniform Gifts to Minors
JT TEN    - as joint tenants with
            rights of survivorship and            Act..................
            not as tenants in common                     (State)

   Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________

_______________________________________
                                            PLEASE INSERT SOCIAL SECURITY OR
_______________________________________     OTHER IDENTIFYING NUMBER OF ASSIGNEE

_______________________________________

________________________________________________________________________________
             Please print or typewrite name and address of assignee

________________________________________________________________________________
the within Certificate and does hereby or irrevocably constitute and appoint

________________________________________________________________________________
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:_________________________     _______________________________
                                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.



_______________________________________
SIGNATURE GUARANTEED
The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock
Exchange or another national securities exchange.
Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ___________________________ account number ______________ or, if mailed by check, to ______________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or
_______________________, as its agent.

                   [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                 SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                                  EXHIBIT A-22

                          [FORM OF CLASS P CERTIFICATE]

THIS CLASS P CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE INITIAL PURCHASER, THE TRUSTEE, THE FISCAL AGENT, THE PAYING AGENT, THE CERTIFICATE REGISTRAR, THE GENERAL MASTER SERVICER, THE NCB MASTER SERVICER, THE GENERAL SPECIAL SERVICER, THE CO-OP SPECIAL SERVICER, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THIS CLASS P CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS P CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

NO TRANSFER OF THIS CERTIFICATE TO A RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]1

------------------------

1 For Reg S Book-Entry Certificates only

2 For 144A Book-Entry Certificates only

                          MORGAN STANLEY CAPITAL I INC.
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2005-IQ9

THE PASS-THROUGH RATE ON THE CLASS P      GENERAL MASTER SERVICER: WELLS FARGO
CERTIFICATES WILL BE THE LESSER OF (i)    BANK, NATIONAL ASSOCIATION
4.61% AND (ii) THE WEIGHTED AVERAGE NET
MORTGAGE RATE.

                                          NCB MASTER SERVICER: NCB, FSB

DATE OF POOLING AND SERVICING             GENERAL SPECIAL SERVICER: MIDLAND
AGREEMENT: AS OF FEBRUARY 1, 2005         LOAN SERVICES, INC.

                                          CO-OP SPECIAL SERVICER: NATIONAL
                                          CONSUMER COOPERATIVE BANK

CUT-OFF DATE: FEBRUARY 1, 2005            PAYING AGENT: LASALLE BANK NATIONAL
                                          ASSOCIATION

CLOSING DATE: FEBRUARY 24, 2005           TRUSTEE: LASALLE BANK NATIONAL
                                          ASSOCIATION

FIRST DISTRIBUTION DATE: MARCH 15, 2005   FISCAL AGENT: ABN AMRO BANK N.V.

AGGREGATE CERTIFICATE BALANCE OF THE
CLASS P CERTIFICATES AS OF THE CLOSING
DATE: $11,488,421

CERTIFICATE BALANCE OF THIS CLASS P
CERTIFICATE AS OF THE CLOSING DATE:
$[__________] (SUBJECT TO SCHEDULE OF
EXCHANGES ATTACHED)

No. P-1                                   CUSIP NO. [61745M3 A9]2 [U6176P QV 1]1

                               CLASS P CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

            THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class P Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Paying Agent, the Certificate Registrar, the General Master Servicer, the NCB Master Servicer, the General Special Servicer and the Co-op Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class P Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2005-IQ9 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

            Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

            All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

            The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made to a Certificateholder for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

            The Trustee, the Fiscal Agent, the Paying Agent, the General Master Servicer, the NCB Master Servicer, the General Special Servicer, the Co-op Special Servicer or the Operating Adviser may treat the Person in whose name this Certificate is registered as of the related Record Date as the owner hereof for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and none of the Trustee, the Fiscal Agent, the Paying Agent, the General Master Servicer, the NCB Master Servicer, the General Special Servicer, the Co-op Special Servicer or the Operating Adviser shall be affected by notice to the contrary.

            The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent, to make payments to the Class R-I Certificateholders, Class R-II Certificateholders and the REMIC III Certificateholders, as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (and final distribution to the Certificateholders) and
(B) the disposition of all REO Property (and final distribution to the Certificateholders), (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase, in whole only, the Mortgage Loans and any other property, if any, remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

            The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                       LASALLE BANK NATIONAL ASSOCIATION,
                                          as Certificate Registrar



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

Dated: February 24, 2005

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS P CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                    LASALLE BANK NATIONAL ASSOCIATION,
                                          AUTHENTICATING AGENT



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM   - as tenant in common          UNIF GIFT MIN ACT.............Custodian
                                                             (Cust)
TEN ENT   - as tenants by the entireties
                                              Under Uniform Gifts to Minors
JT TEN    - as joint tenants with
            rights of survivorship and            Act..................
            not as tenants in common                     (State)

   Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________

_______________________________________
                                            PLEASE INSERT SOCIAL SECURITY OR
_______________________________________     OTHER IDENTIFYING NUMBER OF ASSIGNEE

_______________________________________

________________________________________________________________________________
             Please print or typewrite name and address of assignee

________________________________________________________________________________
the within Certificate and does hereby or irrevocably constitute and appoint

________________________________________________________________________________
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:_________________________     _______________________________
                                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.



_______________________________________
SIGNATURE GUARANTEED
The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock
Exchange or another national securities exchange.
Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ___________________________ account number ______________ or, if mailed by check, to ______________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or
_______________________, as its agent.

                   [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                 SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

 The following exchanges of a part of this Global Certificate have been made:

                                  EXHIBIT A-23

                         [FORM OF CLASS EI CERTIFICATE]

THIS CLASS EI CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE INITIAL PURCHASER, THE TRUSTEE, THE FISCAL AGENT, THE PAYING AGENT, THE CERTIFICATE REGISTRAR, THE PAYING AGENT, THE GENERAL MASTER SERVICER, THE NCB MASTER SERVICER, THE GENERAL SPECIAL SERVICER, THE CO-OP SPECIAL SERVICER, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO A RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

                          MORGAN STANLEY CAPITAL I INC.
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2005-IQ9

PERCENTAGE INTEREST OF THIS CLASS EI      GENERAL MASTER SERVICER: WELLS FARGO
CERTIFICATE: 100%                         BANK, NATIONAL ASSOCIATION

DATE OF POOLING AND SERVICING             NCB MASTER SERVICER: NCB, FSB
AGREEMENT: AS OF FEBRUARY 1, 2005

CUT-OFF DATE: FEBRUARY 1, 2005            GENERAL SPECIAL SERVICER: MIDLAND
                                          LOAN SERVICES, INC.

CLOSING DATE: FEBRUARY 24, 2005           CO-OP SPECIAL SERVICER: NATIONAL
                                          CONSUMER COOPERATIVE BANK

FIRST DISTRIBUTION DATE: MARCH 15, 2005

                                          PAYING AGENT: LASALLE BANK NATIONAL
                                          ASSOCIATION

                                          TRUSTEE: LASALLE BANK NATIONAL
                                          ASSOCIATION

No. EI-[__]                               FISCAL AGENT: ABN AMRO BANK N.V.

                              CLASS EI CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

            THIS CERTIFIES THAT CITIGROUP ALTERNATIVE INVESTMENTS LLC is the registered owner of the interest evidenced by this Certificate in the Class EI Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Paying Agent, the Certificate Registrar, the General Master Servicer, the NCB Master Servicer, the General Special Servicer and the Co-op Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing the Percentage Interest in the Class EI Certificates specified on the face hereof. The Certificates are designated as the Morgan Stanley Capital I Inc. Commercial Mortgage Pass-Through Certificates, Series 2005-IQ9 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            Class EI Certificate represents a beneficial ownership interest in a portion of the Trust that is treated as grantor trust for federal income tax purposes, and represents a beneficial ownership of Excess Interest in respect of Mortgage Loans having a hyper-amortization feature. Any amount of Excess Interest on deposit in the Excess Interest Sub-account for the related Collection Period will be paid to the holders of the Class EI Certificates, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

            All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

            The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made to a Certificateholder for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            The Trustee, the Fiscal Agent, the Paying Agent, the General Master Servicer, the NCB Master Servicer, the General Special Servicer, the Co-op Special Servicer or the Operating Adviser may treat the Person in whose name this Certificate is registered as of the related Record Date as the owner hereof for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and none of the Trustee, the Fiscal Agent, the Paying Agent, the General Master Servicer, the NCB Master Servicer, the General Special Servicer, the Co-op Special Servicer or the Operating Adviser shall be affected by notice to the contrary.

            The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent, to make payments to the Class R-I Certificateholders, Class R-II Certificateholders and the REMIC III Certificateholders, as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (and final distribution to the Certificateholders) and
(B) the disposition of all REO Property (and final distribution to the Certificateholders), (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase, in whole only, the Mortgage Loans and any other property, if any, remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

            The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                       LASALLE BANK NATIONAL, ASSOCIATION, as
                                          Certificate Registrar



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

Dated: February 24, 2005

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS EI CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                    LASALLE BANK NATIONAL ASSOCIATION,
                                          AUTHENTICATING AGENT



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM   - as tenant in common          UNIF GIFT MIN ACT.............Custodian
                                                             (Cust)
TEN ENT   - as tenants by the entireties
                                              Under Uniform Gifts to Minors
JT TEN    - as joint tenants with
            rights of survivorship and            Act..................
            not as tenants in common                     (State)

   Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________

_______________________________________
                                            PLEASE INSERT SOCIAL SECURITY OR
_______________________________________     OTHER IDENTIFYING NUMBER OF ASSIGNEE

_______________________________________

________________________________________________________________________________
             Please print or typewrite name and address of assignee

________________________________________________________________________________
the within Certificate and does hereby or irrevocably constitute and appoint

________________________________________________________________________________
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:_________________________     _______________________________
                                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.



_______________________________________
SIGNATURE GUARANTEED
The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock
Exchange or another national securities exchange.
Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ___________________________ account number ______________ or, if mailed by check, to ______________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or
_______________________, as its agent.

                                  EXHIBIT A-24

                         [FORM OF CLASS R-I CERTIFICATE]

THIS CLASS R-I CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE TRUSTEE, THE FISCAL AGENT, THE PAYING AGENT, THE CERTIFICATE REGISTRAR, THE PAYING AGENT, THE GENERAL MASTER SERVICER, THE NCB MASTER SERVICER, THE GENERAL SPECIAL SERVICER, THE CO-OP SPECIAL SERVICER, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS THE "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"). THIS CERTIFICATE MAY NOT BE TRANSFERRED TO A PERSON OTHER THAN A UNITED STATES TAX PERSON (AS DEFINED IN THE POOLING AND SERVICING AGREEMENT).

THIS CERTIFICATE MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED TO "DISQUALIFIED ORGANIZATIONS" WITHIN THE MEANING OF THE CODE.

NO TRANSFER OF THIS CERTIFICATE TO A RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE CODE OR APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

A SALE, TRANSFER OR OTHER DISPOSITION OF THIS CLASS R-I CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES A TRANSFER AFFIDAVIT TO THE CERTIFICATE REGISTRAR TO THE EFFECT THAT (1) SUCH TRANSFEREE AGREES TO BE BOUND BY THE TERMS OF THE POOLING AND SERVICING AGREEMENT AND ALL RESTRICTIONS SET FORTH ON THE FACE HEREOF, (2) SUCH TRANSFEREE IS NOT (A) THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING (OTHER THAN AN INSTRUMENTALITY WHICH IS A CORPORATION IF ALL OF ITS ACTIVITIES ARE SUBJECT TO TAX AND, EXCEPT FOR FHLMC, A MAJORITY OF ITS BOARD OF DIRECTORS IS NOT SELECTED BY ANY SUCH GOVERNMENTAL UNIT), (B) AN ORGANIZATION (OTHER THAN CERTAIN FARMERS' COOPERATIVES DESCRIBED IN SECTION 521 OF THE CODE) WHICH IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE (UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE ON UNRELATED BUSINESS TAXABLE INCOME), (C) A RURAL ELECTRIC OR TELEPHONE COOPERATIVE DESCRIBED IN SECTION 1381 OF THE CODE (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (A), (B) OR (C) BEING HEREINAFTER REFERRED TO AS A "DISQUALIFIED ORGANIZATION"), (D) A PERSON THAT IS NOT A "UNITED STATES TAX PERSON," (E) AN AGENT OF A DISQUALIFIED ORGANIZATION OR A NON-UNITED STATES TAX PERSON OR (F) A PERSON WITH RESPECT TO WHOM INCOME FROM THIS CLASS R-I CERTIFICATE IS ATTRIBUTABLE TO A FOREIGN PERMANENT ESTABLISHMENT OR FIXED BASE, WITHIN THE MEANING OF AN APPLICABLE INCOME TAX TREATY, OF SUCH PERSON OR ANY OTHER UNITED STATES TAX PERSON, AND (3) NO PURPOSE OF SUCH TRANSFER IS TO ENABLE THE TRANSFEROR TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OF ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CLASS R-I CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR A NON-UNITED STATES PERSON OR AN AGENT OF A DISQUALIFIED ORGANIZATION OR A NON-UNITED STATES TAX PERSON, OR TO ANY OTHER PROHIBITED TRANSFEREE AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF A CLASS R-I CERTIFICATE BY ACCEPTANCE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH.

                          MORGAN STANLEY CAPITAL I INC.
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2005-IQ9

PERCENTAGE INTEREST OF THIS CLASS R-I     GENERAL MASTER SERVICER: WELLS FARGO
CERTIFICATE: 100%                         BANK, NATIONAL ASSOCIATION

DATE OF POOLING AND SERVICING             NCB MASTER SERVICER: NCB, FSB
AGREEMENT: AS OF FEBRUARY 1, 2005

CUT-OFF DATE: FEBRUARY 1, 2005            GENERAL SPECIAL SERVICER: MIDLAND
                                          LOAN SERVICES, INC.

CLOSING DATE: FEBRUARY 24, 2005           CO-OP SPECIAL SERVICER: NATIONAL
                                          CONSUMER COOPERATIVE BANK

FIRST DISTRIBUTION DATE: MARCH 15, 2005   PAYING AGENT: LASALLE BANK NATIONAL
                                          ASSOCIATION

                                          TRUSTEE: LASALLE BANK NATIONAL
                                          ASSOCIATION

No. R-I                                   FISCAL AGENT: ABN AMRO BANK N.V.

                              CLASS R-I CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

            THIS CERTIFIES THAT MORGAN STANLEY & CO. INCORPORATED is the registered owner of the interest evidenced by this Certificate in the Class R-I Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Paying Agent, the Certificate Registrar, the General Master Servicer, the NCB Master Servicer, the General Special Servicer and the Co-op Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing the Percentage Interest in the Class R-I Certificates specified on the face hereof. The Certificates are designated as the Morgan Stanley Capital I Inc. Commercial Mortgage Pass-Through Certificates, Series 2005-IQ9 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            The Holder of this Certificate shall be entitled to receive only certain amounts set forth in the Pooling and Servicing Agreement, including as distribution upon termination of the Pooling and Servicing Agreement and the related REMIC created thereby of the amounts which remain on deposit in the Distribution Account after payment to the holders of all other Certificates of all amounts set forth in the Pooling and Servicing Agreement. Distributions on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

            Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

            All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

            The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

            The Residual Certificates will be issued in fully registered, certificated form in minimum percentage interests of 10% and in multiples of 10% in excess thereof.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made to a Certificateholder for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            The Trustee, the Fiscal Agent, the Paying Agent, the General Master Servicer, the NCB Master Servicer, the General Special Servicer, the Co-op Special Servicer or the Operating Adviser may treat the Person in whose name this Certificate is registered as of the related Record Date as the owner hereof for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and none of the Trustee, the Fiscal Agent, the Paying Agent, the General Master Servicer, the NCB Master Servicer, the General Special Servicer, the Co-op Special Servicer or the Operating Adviser shall be affected by notice to the contrary.

            The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent, to make payments to the Class R-I Certificateholders, Class R-II Certificateholders and the REMIC III Certificateholders, as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (and final distribution to the Certificateholders) and
(B) the disposition of all REO Property (and final distribution to the Certificateholders), (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase, in whole only, the Mortgage Loans and any other property, if any, remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

            The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                       LASALLE BANK NATIONAL, ASSOCIATION, as
                                          Certificate Registrar



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

Dated: February 24, 2005

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS R-I CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                    LASALLE BANK NATIONAL ASSOCIATION,
                                          AUTHENTICATING AGENT



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM   - as tenant in common          UNIF GIFT MIN ACT.............Custodian
                                                             (Cust)
TEN ENT   - as tenants by the entireties
                                              Under Uniform Gifts to Minors
JT TEN    - as joint tenants with
            rights of survivorship and            Act..................
            not as tenants in common                     (State)

   Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________

_______________________________________
                                            PLEASE INSERT SOCIAL SECURITY OR
_______________________________________     OTHER IDENTIFYING NUMBER OF ASSIGNEE

_______________________________________

________________________________________________________________________________
             Please print or typewrite name and address of assignee

________________________________________________________________________________
the within Certificate and does hereby or irrevocably constitute and appoint

________________________________________________________________________________
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:_________________________     _______________________________
                                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.



_______________________________________
SIGNATURE GUARANTEED
The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock
Exchange or another national securities exchange.
Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ___________________________ account number ______________ or, if mailed by check, to ______________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or
_______________________, as its agent.

                                  EXHIBIT A-25

                        [FORM OF CLASS R-II CERTIFICATE]

THIS CLASS R-II CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE TRUSTEE, THE FISCAL AGENT, THE PAYING AGENT, THE CERTIFICATE REGISTRAR, THE PAYING AGENT, THE GENERAL MASTER SERVICER, THE NCB MASTER SERVICER, THE GENERAL SPECIAL SERVICER, THE CO-OP SPECIAL SERVICER, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS THE "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"). THIS CERTIFICATE MAY NOT BE TRANSFERRED TO A PERSON OTHER THAN A UNITED STATES TAX PERSON (AS DEFINED IN THE POOLING AND SERVICING AGREEMENT).

THIS CERTIFICATE MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED TO "DISQUALIFIED ORGANIZATIONS" WITHIN THE MEANING OF THE CODE.

NO TRANSFER OF THIS CERTIFICATE TO A RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE CODE OR APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

A SALE, TRANSFER OR OTHER DISPOSITION OF THIS CLASS R-II CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES A TRANSFER AFFIDAVIT TO THE CERTIFICATE REGISTRAR TO THE EFFECT THAT (1) SUCH TRANSFEREE AGREES TO BE BOUND BY THE TERMS OF THE POOLING AND SERVICING AGREEMENT AND ALL RESTRICTIONS SET FORTH ON THE FACE HEREOF, (2) SUCH TRANSFEREE IS NOT (A) THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING (OTHER THAN AN INSTRUMENTALITY WHICH IS A CORPORATION IF ALL OF ITS ACTIVITIES ARE SUBJECT TO TAX AND, EXCEPT FOR FHLMC, A MAJORITY OF ITS BOARD OF DIRECTORS IS NOT SELECTED BY ANY SUCH GOVERNMENTAL UNIT), (B) AN ORGANIZATION (OTHER THAN CERTAIN FARMERS' COOPERATIVES DESCRIBED IN SECTION 521 OF THE CODE) WHICH IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE (UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE ON UNRELATED BUSINESS TAXABLE INCOME), (C) A RURAL ELECTRIC OR TELEPHONE COOPERATIVE DESCRIBED IN SECTION 1381 OF THE CODE (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (A), (B) OR (C) BEING HEREINAFTER REFERRED TO AS A "DISQUALIFIED ORGANIZATION"), (D) A PERSON THAT IS NOT A "UNITED STATES TAX PERSON," (E) AN AGENT OF A DISQUALIFIED ORGANIZATION OR A NON-UNITED STATES TAX PERSON OR (F) A PERSON WITH RESPECT TO WHOM INCOME FROM THIS CLASS R-II CERTIFICATE IS ATTRIBUTABLE TO A FOREIGN PERMANENT ESTABLISHMENT OR FIXED BASE, WITHIN THE MEANING OF AN APPLICABLE INCOME TAX TREATY, OF SUCH PERSON OR ANY OTHER UNITED STATES TAX PERSON, AND (3) NO PURPOSE OF SUCH TRANSFER IS TO ENABLE THE TRANSFEROR TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OF ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CLASS R-II CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR A NON-UNITED TAX STATES PERSON OR AN AGENT OF A DISQUALIFIED ORGANIZATION OR A NON-UNITED STATES PERSON, OR TO ANY OTHER PROHIBITED TRANSFEREE AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF A CLASS R-II CERTIFICATE BY ACCEPTANCE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH.

                          MORGAN STANLEY CAPITAL I INC.
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2005-IQ9

PERCENTAGE INTEREST OF THIS CLASS R-II    GENERAL MASTER SERVICER: WELLS FARGO
CERTIFICATE: 100%                         BANK, NATIONAL ASSOCIATION

DATE OF POOLING AND SERVICING             NCB MASTER SERVICER: NCB, FSB
AGREEMENT: AS OF FEBRUARY 1, 2005

CUT-OFF DATE: FEBRUARY 1, 2005            GENERAL SPECIAL SERVICER: MIDLAND
                                          LOAN SERVICES, INC.

CLOSING DATE: FEBRUARY 24, 2005           CO-OP SPECIAL SERVICER: NATIONAL
                                          CONSUMER COOPERATIVE BANK

FIRST DISTRIBUTION DATE: MARCH 15, 2005   PAYING AGENT: LASALLE BANK NATIONAL
                                          ASSOCIATION

                                          TRUSTEE: LASALLE BANK NATIONAL
                                          ASSOCIATION

No. R-II                                  FISCAL AGENT: ABN AMRO BANK N.V.

                             CLASS R-II CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

            THIS CERTIFIES THAT MORGAN STANLEY & CO. INCORPORATED is the registered owner of the interest evidenced by this Certificate in the Class R-II Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Paying Agent, the Certificate Registrar, the General Master Servicer, the NCB Master Servicer, the General Special Servicer and the Co-op Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing the Percentage Interest in the Class R-II Certificates specified on the face hereof. The Certificates are designated as the Morgan Stanley Capital I Inc. Commercial Mortgage Pass-Through Certificates, Series 2005-IQ9 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            The Holder of this Certificate shall be entitled to receive only certain amounts set forth in the Pooling and Servicing Agreement, including a distribution upon termination of the Pooling and Servicing Agreement and the related REMIC created thereby of the amounts which remain on deposit in the Distribution Account after payment to the holders of all other Certificates of all amounts set forth in the Pooling and Servicing Agreement. Distributions on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

            Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

            All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

            The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

            The Residual Certificates will be issued in fully registered, certificated form in minimum percentage interests of 10% and in multiples of 10% in excess thereof.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made to a Certificateholder for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            The Trustee, the Fiscal Agent, the Paying Agent, the General Master Servicer, the NCB Master Servicer, the General Special Servicer, the Co-op Special Servicer or the Operating Adviser may treat the Person in whose name this Certificate is registered as of the related Record Date as the owner hereof for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and none of the Trustee, the Fiscal Agent, the Paying Agent, the General Master Servicer, the NCB Master Servicer, the General Special Servicer, the Co-op Special Servicer or the Operating Adviser shall be affected by notice to the contrary.

            The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent, to make payments to the Class R-I Certificateholders, Class R-II Certificateholders and the REMIC III Certificateholders, as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (and final distribution to the Certificateholders) and
(B) the disposition of all REO Property (and final distribution to the Certificateholders), (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase, in whole only, the Mortgage Loans and any other property, if any, remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

            The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                       LASALLE BANK NATIONAL ASSOCIATION, as
                                          Certificate Registrar



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

Dated: February 24, 2005

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS R-II CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                    LASALLE BANK NATIONAL ASSOCIATION,
                                          AUTHENTICATING AGENT



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM   - as tenant in common          UNIF GIFT MIN ACT.............Custodian
                                                             (Cust)
TEN ENT   - as tenants by the entireties
                                              Under Uniform Gifts to Minors
JT TEN    - as joint tenants with
            rights of survivorship and            Act..................
            not as tenants in common                     (State)

   Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________

_______________________________________
                                            PLEASE INSERT SOCIAL SECURITY OR
_______________________________________     OTHER IDENTIFYING NUMBER OF ASSIGNEE

_______________________________________

________________________________________________________________________________
             Please print or typewrite name and address of assignee

________________________________________________________________________________
the within Certificate and does hereby or irrevocably constitute and appoint

________________________________________________________________________________
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:_________________________     _______________________________
                                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.



_______________________________________
SIGNATURE GUARANTEED
The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock
Exchange or another national securities exchange.
Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ___________________________ account number ______________ or, if mailed by check, to ______________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or
_______________________, as its agent.

                                  EXHIBIT A-26

                        [FORM OF CLASS R-III CERTIFICATE]

THIS CLASS R-III CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE TRUSTEE, THE FISCAL AGENT, THE PAYING AGENT, THE CERTIFICATE REGISTRAR, THE PAYING AGENT, THE GENERAL MASTER SERVICER, THE NCB MASTER SERVICER, THE GENERAL SPECIAL SERVICER, THE CO-OP SPECIAL SERVICER, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS THE "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"). THIS CERTIFICATE MAY NOT BE TRANSFERRED TO A PERSON OTHER THAN A UNITED STATES TAX PERSON (AS DEFINED IN THE POOLING AND SERVICING AGREEMENT).

THIS CERTIFICATE MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED TO "DISQUALIFIED ORGANIZATIONS" WITHIN THE MEANING OF THE CODE.

NO TRANSFER OF THIS CERTIFICATE TO A RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE CODE OR APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

A SALE, TRANSFER OR OTHER DISPOSITION OF THIS CLASS R-III CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES A TRANSFER AFFIDAVIT TO THE CERTIFICATE REGISTRAR TO THE EFFECT THAT (1) SUCH TRANSFEREE AGREES TO BE BOUND BY THE TERMS OF THE POOLING AND SERVICING AGREEMENT AND ALL RESTRICTIONS SET FORTH ON THE FACE HEREOF, (2) SUCH TRANSFEREE IS NOT (A) THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING (OTHER THAN AN INSTRUMENTALITY WHICH IS A CORPORATION IF ALL OF ITS ACTIVITIES ARE SUBJECT TO TAX AND, EXCEPT FOR FHLMC, A MAJORITY OF ITS BOARD OF DIRECTORS IS NOT SELECTED BY ANY SUCH GOVERNMENTAL UNIT), (B) AN ORGANIZATION (OTHER THAN CERTAIN FARMERS' COOPERATIVES DESCRIBED IN SECTION 521 OF THE CODE) WHICH IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE (UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE ON UNRELATED BUSINESS TAXABLE INCOME), (C) A RURAL ELECTRIC OR TELEPHONE COOPERATIVE DESCRIBED IN SECTION 1381 OF THE CODE (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (A), (B) OR (C) BEING HEREINAFTER REFERRED TO AS A "DISQUALIFIED ORGANIZATION"), (D) A PERSON THAT IS NOT A "UNITED STATES TAX PERSON," (E) AN AGENT OF A DISQUALIFIED ORGANIZATION OR A NON-UNITED STATES TAX PERSON OR (F) A PERSON WITH RESPECT TO WHOM THIS CLASS R-III CERTIFICATE IS ATTRIBUTABLE TO A FOREIGN PERMANENT ESTABLISHMENT OR FIXED BASE, WITHIN THE MEANING OF AN APPLICABLE INCOME TAX TREATY, OF SUCH PERSON OR ANY OTHER UNITED STATES TAX PERSON, AND (3) NO PURPOSE OF SUCH TRANSFER IS TO ENABLE THE TRANSFEROR TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OF ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CLASS R-III CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR A NON-UNITED STATES PERSON OR AN AGENT OF A DISQUALIFIED ORGANIZATION OR A NON-UNITED STATES TAX PERSON, OR TO ANY OTHER PROHIBITED TRANSFEREE AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF A CLASS R-III CERTIFICATE BY ACCEPTANCE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH.

                          MORGAN STANLEY CAPITAL I INC.
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2005-IQ9

PERCENTAGE INTEREST OF THIS CLASS R-III   GENERAL MASTER SERVICER: WELLS FARGO
CERTIFICATE: 100%                         BANK, NATIONAL ASSOCIATION

DATE OF POOLING AND SERVICING             NCB MASTER SERVICER: NCB, FSB
AGREEMENT: AS OF FEBRUARY 1, 2005

CUT-OFF DATE: FEBRUARY 1, 2005            GENERAL SPECIAL SERVICER: MIDLAND
                                          LOAN SERVICES, INC.

CLOSING DATE: FEBRUARY 24, 2005           CO-OP SPECIAL SERVICER: NATIONAL
                                          CONSUMER COOPERATIVE BANK

FIRST DISTRIBUTION DATE: MARCH 15, 2005   PAYING AGENT: LASALLE BANK NATIONAL
                                          ASSOCIATION

                                          TRUSTEE: LASALLE BANK NATIONAL
                                          ASSOCIATION

No. R-III                                 FISCAL AGENT: ABN AMRO BANK N.V.

                             CLASS R-III CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

            THIS CERTIFIES THAT MORGAN STANLEY & CO. INCORPORATED is the registered owner of the interest evidenced by this Certificate in the Class R-III Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Paying Agent, the Certificate Registrar, the General Master Servicer, the NCB Master Servicer, the General Special Servicer and the Co-op Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing the Percentage Interest in the Class R-III Certificates specified on the face hereof. The Certificates are designated as the Morgan Stanley Capital I Inc. Commercial Mortgage Pass-Through Certificates, Series 2005-IQ9 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            The Holder of this Certificate shall be entitled to receive only certain amounts set forth in the Pooling and Servicing Agreement, including a distribution upon termination of the Pooling and Servicing Agreement and the related REMIC created thereby of the amounts which remain on deposit in the Distribution Account after payment to the holders of all other Certificates of all amounts set forth in the Pooling and Servicing Agreement. Distributions on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

            Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

            All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

            The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

            The Residual Certificates will be issued in fully registered, certificated form in minimum percentage interests of 10% and in multiples of 10% in excess thereof.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made to a Certificateholder for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            The Trustee, the Fiscal Agent, the Paying Agent, the General Master Servicer, the NCB Master Servicer, the General Special Servicer, the Co-op Special Servicer or the Operating Adviser may treat the Person in whose name this Certificate is registered as of the related Record Date as the owner hereof for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and none of the Trustee, the Fiscal Agent, the Paying Agent, the General Master Servicer, the NCB Master Servicer, the General Special Servicer, the Co-op Special Servicer or the Operating Adviser shall be affected by notice to the contrary.

            The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent, to make payments to the Class R-I Certificateholders, Class R-II Certificateholders and the REMIC III Certificateholders, as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (and final distribution to the Certificateholders) and
(B) the disposition of all REO Property (and final distribution to the Certificateholders), (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase, in whole only, the Mortgage Loans and any other property, if any, remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

            The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                       LASALLE BANK NATIONAL ASSOCIATION, as
                                          Certificate Registrar



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

Dated: February 24, 2005

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS R-III CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                    LASALLE BANK NATIONAL ASSOCIATION,
                                          AUTHENTICATING AGENT



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM   - as tenant in common          UNIF GIFT MIN ACT.............Custodian
                                                             (Cust)
TEN ENT   - as tenants by the entireties
                                              Under Uniform Gifts to Minors
JT TEN    - as joint tenants with
            rights of survivorship and            Act..................
            not as tenants in common                     (State)

   Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________

_______________________________________
                                            PLEASE INSERT SOCIAL SECURITY OR
_______________________________________     OTHER IDENTIFYING NUMBER OF ASSIGNEE

_______________________________________

________________________________________________________________________________
             Please print or typewrite name and address of assignee

________________________________________________________________________________
the within Certificate and does hereby or irrevocably constitute and appoint

________________________________________________________________________________
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:_________________________     _______________________________
                                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.



_______________________________________
SIGNATURE GUARANTEED
The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock
Exchange or another national securities exchange.
Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ___________________________ account number ______________ or, if mailed by check, to ______________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or
_______________________, as its agent.

                                  EXHIBIT A-27

                         [FORM OF CLASS X-1 CERTIFICATE]

THIS CLASS X-1 CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE TRUSTEE, THE FISCAL AGENT, THE PAYING AGENT, THE CERTIFICATE REGISTRAR, THE PAYING AGENT, THE GENERAL MASTER SERVICER, THE NCB MASTER SERVICER, THE GENERAL SPECIAL SERVICER, THE CO-OP SPECIAL SERVICER, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

IF THE TRANSFEREE OF THIS CERTIFICATE IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE OR HOLD THIS CERTIFICATE, SUCH PLAN OR SUCH PERSON MUST BE AN ACCREDITED INVESTOR.

THE INITIAL NOTIONAL AMOUNT HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THE PORTION OF THE NOTIONAL AMOUNT OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL PAYMENTS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE MORTGAGE LOANS ALLOCABLE TO THE NOTIONAL AMOUNT OF THIS CLASS X-1 CERTIFICATE. ACCORDINGLY, THE NOTIONAL AMOUNT OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT NOTIONAL AMOUNT BY INQUIRY OF THE PAYING AGENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]1

------------------------

1 For Reg S Book-Entry Certificates only

2 For 144A Book-Entry Certificates only

                          MORGAN STANLEY CAPITAL I INC.
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2005-IQ9

INITIAL PASS-THROUGH RATE: 0.06%          GENERAL MASTER SERVICER: WELLS FARGO
                                          BANK, NATIONAL ASSOCIATION

INITIAL NOTIONAL AMOUNT OF THIS           NCB MASTER SERVICER: NCB, FSB
CLASS X-1 CERTIFICATE: $[________], AS
OF THE CLOSING DATE

DATE OF POOLING AND SERVICING             GENERAL SPECIAL SERVICER: MIDLAND
AGREEMENT: AS OF FEBRUARY 1, 2005         LOAN SERVICES, INC.

CUT-OFF DATE: FEBRUARY 1, 2005            CO-OP SPECIAL SERVICER: NATIONAL
                                          CONSUMER COOPERATIVE BANK

CLOSING DATE: FEBRUARY 24, 2005

FIRST DISTRIBUTION DATE: MARCH 15, 2005   PAYING AGENT: LASALLE BANK NATIONAL
                                          ASSOCIATION

AGGREGATE NOTIONAL AMOUNT OF THE CLASS    TRUSTEE: LASALLE BANK NATIONAL
X-1 CERTIFICATES AS OF THE CLOSING        ASSOCIATION
DATE: $1,531,754,421

                                          FISCAL AGENT: ABN AMRO BANK N.V.

No. X-1-[1][2][3][4]                      CUSIP NO. [61745M2 R3]2 [U6176P QG 4]1

                              CLASS X-1 CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

            THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class X-1 Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Paying Agent, the Certificate Registrar, the General Master Servicer, the NCB Master Servicer, the General Special Servicer and the Co-op Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Notional Amount of this Certificate specified on the face hereof by the initial aggregate Notional Amount of the Class X-1 Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2005-IQ9 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            Distributions of interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Notional Amount of this Certificate immediately prior to each Distribution Date. Interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

            Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

            All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

            The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Class X-1 Certificates will be issued in denominations of $100,000 initial Notional Amount and in any whole dollar denomination in excess thereof.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made to a Certificateholder for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

            The Trustee, the Fiscal Agent, the Paying Agent, the General Master Servicer, the NCB Master Servicer, the General Special Servicer, the Co-op Special Servicer or the Operating Adviser may treat the Person in whose name this Certificate is registered as of the related Record Date as the owner hereof for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and none of the Trustee, the Fiscal Agent, the Paying Agent, the General Master Servicer, the NCB Master Servicer, the General Special Servicer, the Co-op Special Servicer or the Operating Adviser shall be affected by notice to the contrary.

            The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent, to make payments to the Class R-I Certificateholders, Class R-II Certificateholders and the REMIC III Certificateholders, as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (and final distribution to the Certificateholders) and
(B) the disposition of all REO Property (and final distribution to the Certificateholders), (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase, in whole only, the Mortgage Loans and any other property, if any, remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

            The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                       LASALLE BANK NATIONAL ASSOCIATION, as
                                          Certificate Registrar



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

Dated: Februaryy 24, 2005

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS X-1 CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                    LASALLE BANK NATIONAL ASSOCIATION,
                                          AUTHENTICATING AGENT



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM   - as tenant in common          UNIF GIFT MIN ACT.............Custodian
                                                             (Cust)
TEN ENT   - as tenants by the entireties
                                              Under Uniform Gifts to Minors
JT TEN    - as joint tenants with
            rights of survivorship and            Act..................
            not as tenants in common                     (State)

   Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________

_______________________________________
                                            PLEASE INSERT SOCIAL SECURITY OR
_______________________________________     OTHER IDENTIFYING NUMBER OF ASSIGNEE

_______________________________________

________________________________________________________________________________
             Please print or typewrite name and address of assignee

________________________________________________________________________________
the within Certificate and does hereby or irrevocably constitute and appoint

________________________________________________________________________________
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:_________________________     _______________________________
                                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.



_______________________________________
SIGNATURE GUARANTEED
The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock
Exchange or another national securities exchange.
Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ___________________________ account number ______________ or, if mailed by check, to ______________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or
_______________________, as its agent.

                   [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                 SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                                  EXHIBIT A-28

                         [FORM OF CLASS X-2 CERTIFICATE]

THIS CLASS X-2 CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE TRUSTEE, THE FISCAL AGENT, THE PAYING AGENT, THE CERTIFICATE REGISTRAR, THE GENERAL MASTER SERVICER, THE NCB MASTER SERVICER, THE GENERAL SPECIAL SERVICER, THE CO-OP SPECIAL SERVICER, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

IF THE TRANSFEREE OF THIS CERTIFICATE IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE OR HOLD THIS CERTIFICATE, SUCH PLAN OR SUCH PERSON MUST BE AN ACCREDITED INVESTOR.

THE INITIAL NOTIONAL AMOUNT HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THE PORTION OF THE NOTIONAL AMOUNT OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL PAYMENTS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE MORTGAGE LOANS ALLOCABLE TO THE NOTIONAL AMOUNT OF THIS CLASS X-2 CERTIFICATE. ACCORDINGLY, THE NOTIONAL AMOUNT OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT NOTIONAL AMOUNT BY INQUIRY OF THE PAYING AGENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]1

------------------------

1 For Reg S Book-Entry Certificates only

2 For 144A Book-Entry Certificates only

                          MORGAN STANLEY CAPITAL I INC.
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2005-IQ9

INITIAL PASS-THROUGH RATE: 0.84%          GENERAL MASTER SERVICER: WELLS FARGO
                                          BANK, NATIONAL ASSOCIATION

                                          NCB MASTER SERVICER: NCB, FSB

INITIAL NOTIONAL AMOUNT OF THIS CLASS     GENERAL SPECIAL SERVICER: MIDLAND
X-2 CERTIFICATE: $[________], AS OF THE   LOAN SERVICES, INC.
CLOSING DATE

                                          CO-OP SPECIAL SERVICER: NATIONAL
                                          CONSUMER COOPERATIVE BANK

DATE OF POOLING AND SERVICING             PAYING AGENT: LASALLE BANK NATIONAL
AGREEMENT: AS OF FEBRUARY 1, 2005         ASSOCIATION

CUT-OFF DATE: FEBRUARY 1, 2005            TRUSTEE: LASALLE BANK NATIONAL
                                          ASSOCIATION

CLOSING DATE: FEBRUARY 24, 2005           FISCAL AGENT: ABN AMRO BANK N.V.

FIRST DISTRIBUTION DATE: MARCH 15, 2005

AGGREGATE NOTIONAL AMOUNT OF THE CLASS
X-2 CERTIFICATES AS OF THE CLOSING
DATE: $1,491,944,000

No. X-2-[1][2][3]                         CUSIP NO. [61745M2 S1]2 [U6176P QH 2]1

                              CLASS X-2 CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

            THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class X-2 Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Paying Agent, the Certificate Registrar, the General Master Servicer, the NCB Master Servicer, the General Special Servicer and the Co-op Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Notional Amount of this Certificate specified on the face hereof by the initial aggregate Notional Amount of the Class X-2 Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2005-IQ9 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            Distributions of interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Notional Amount of this Certificate immediately prior to each Distribution Date. Interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

            Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

            All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

            The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Class X-2 Certificates will be issued in denominations of $100,000 initial Notional Amount and in any whole dollar denomination in excess thereof.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made to a Certificateholder for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

            The Trustee, the Fiscal Agent, the Paying Agent, the General Master Servicer, the NCB Master Servicer, the General Special Servicer, the Co-op Special Servicer or the Operating Adviser may treat the Person in whose name this Certificate is registered as of the related Record Date as the owner hereof for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and none of the Trustee, the Fiscal Agent, the Paying Agent, the General Master Servicer, the NCB Master Servicer, the General Special Servicer, the Co-op Special Servicer or the Operating Adviser shall be affected by notice to the contrary.

            The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent, to make payments to the Class R-I Certificateholders, Class R-II Certificateholders and the REMIC III Certificateholders, as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (and final distribution to the Certificateholders) and
(B) the disposition of all REO Property (and final distribution to the Certificateholders), (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase, in whole only, the Mortgage Loans and any other property, if any, remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

            The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                       LASALLE BANK NATIONAL ASSOCIATION,
                                          as Certificate Registrar



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

Dated: February 24, 2005

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS X-2 CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                    LASALLE BANK NATIONAL ASSOCIATION,
                                          AUTHENTICATING AGENT



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM   - as tenant in common          UNIF GIFT MIN ACT.............Custodian
                                                             (Cust)
TEN ENT   - as tenants by the entireties
                                              Under Uniform Gifts to Minors
JT TEN    - as joint tenants with
            rights of survivorship and            Act..................
            not as tenants in common                     (State)

   Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________

_______________________________________
                                            PLEASE INSERT SOCIAL SECURITY OR
_______________________________________     OTHER IDENTIFYING NUMBER OF ASSIGNEE

_______________________________________

________________________________________________________________________________
             Please print or typewrite name and address of assignee

________________________________________________________________________________
the within Certificate and does hereby or irrevocably constitute and appoint

________________________________________________________________________________
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:_________________________     _______________________________
                                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.



_______________________________________
SIGNATURE GUARANTEED
The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock
Exchange or another national securities exchange.
Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ___________________________ account number ______________ or, if mailed by check, to ______________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or
_______________________, as its agent.

                   [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                 SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                                  EXHIBIT A-29

                         [FORM OF CLASS X-Y CERTIFICATE]

THIS CLASS X-Y CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE TRUSTEE, THE FISCAL AGENT, THE PAYING AGENT, THE CERTIFICATE REGISTRAR, THE PAYING AGENT, THE GENERAL MASTER SERVICER, THE NCB MASTER SERVICER, THE GENERAL SPECIAL SERVICER, THE CO-OP SPECIAL SERVICER, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

IF THE TRANSFEREE OF THIS CERTIFICATE IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE OR HOLD THIS CERTIFICATE, SUCH PLAN OR SUCH PERSON MUST BE AN ACCREDITED INVESTOR.

THE INITIAL NOTIONAL AMOUNT HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THE PORTION OF THE NOTIONAL AMOUNT OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL PAYMENTS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE MORTGAGE LOANS ALLOCABLE TO THE NOTIONAL AMOUNT OF THIS CLASS X-Y CERTIFICATE. ACCORDINGLY, THE NOTIONAL AMOUNT OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT NOTIONAL AMOUNT BY INQUIRY OF THE PAYING AGENT.

THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

                          MORGAN STANLEY CAPITAL I INC.
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2005-IQ9

INITIAL PASS-THROUGH RATE: 0.14%          GENERAL MASTER SERVICER: WELLS FARGO
                                          BANK, NATIONAL ASSOCIATION

INITIAL NOTIONAL AMOUNT OF THIS CLASS     NCB MASTER SERVICER: NCB, FSB
X-Y CERTIFICATE: $168,257,608

DATE OF POOLING AND SERVICING             GENERAL SPECIAL SERVICER: MIDLAND
AGREEMENT: AS OF FEBRUARY 1, 2005         LOAN SERVICES, INC.

CUT-OFF DATE: FEBRUARY 1, 2005            CO-OP SPECIAL SERVICER: NATIONAL
                                          CONSUMER COOPERATIVE BANK

CLOSING DATE: FEBRUARY 24, 2005

FIRST DISTRIBUTION DATE: MARCH 15, 2005   PAYING AGENT: LASALLE BANK NATIONAL
                                          ASSOCIATION

AGGREGATE NOTIONAL AMOUNT OF THE CLASS    TRUSTEE: LASALLE BANK NATIONAL
X-Y CERTIFICATES AS OF THE CLOSING        ASSOCIATION
DATE: $168,257,608

CERTIFICATE BALANCE OF THIS CLASS X-Y     FISCAL AGENT: ABN AMRO BANK N.V.
CERTIFICATE AS OF THE CLOSING DATE:
$168,257,608 (SUBJECT TO SCHEDULE OF
EXCHANGES ATTACHED)

No. X-Y-1                                CUSIP No. [61745 M2 T9]2 [U6176P QJ 8]1

                              CLASS X-Y CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                  MORGAN STANLEY DEAN WITTER CAPITAL I INC.

            THIS CERTIFIES THAT NATIONAL CONSUMER COOPERATIVE BANK is the registered owner of the interest evidenced by this Certificate in the Class X-Y Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Paying Agent, the Certificate Registrar, the General Master Servicer, the NCB Master Servicer, the General Special Servicer and the Co-op Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Notional Amount of this Certificate specified on the face hereof by the initial aggregate Notional Amount of the Class X-Y Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2005-IQ9 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            Distributions of interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Notional Amount of this Certificate immediately prior to each Distribution Date. Interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

            Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

            All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

            The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Class X-Y Certificates will be issued in denominations of $100,000 initial Notional Amount and in any whole dollar denomination in excess thereof.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made to a Certificateholder for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            The Trustee, the Fiscal Agent, the Paying Agent, the General Master Servicer, the NCB Master Servicer, the General Special Servicer, the Co-op Special Servicer or the Operating Adviser may treat the Person in whose name this Certificate is registered as of the related Record Date as the owner hereof for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and none of the Trustee, the Fiscal Agent, the Paying Agent, the General Master Servicer, the NCB Master Servicer, the General Special Servicer, the Co-op Special Servicer or the Operating Adviser shall be affected by notice to the contrary.

            The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent, to make payments to the Class R-I Certificateholders, Class R-II Certificateholders and the REMIC III Certificateholders, as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (and final distribution to the Certificateholders) and
(B) the disposition of all REO Property (and final distribution to the Certificateholders), (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase, in whole only, the Mortgage Loans and any other property, if any, remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

            The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                       LASALLE BANK NATIONAL ASSOCIATION, as
                                          Certificate Registrar



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

Dated: February 24, 2005

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS X-Y CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                    LASALLE BANK NATIONAL ASSOCIATION,
                                          AUTHENTICATING AGENT



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM   - as tenant in common          UNIF GIFT MIN ACT.............Custodian
                                                             (Cust)
TEN ENT   - as tenants by the entireties
                                              Under Uniform Gifts to Minors
JT TEN    - as joint tenants with
            rights of survivorship and            Act..................
            not as tenants in common                     (State)

   Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________

_______________________________________
                                            PLEASE INSERT SOCIAL SECURITY OR
_______________________________________     OTHER IDENTIFYING NUMBER OF ASSIGNEE

_______________________________________

________________________________________________________________________________
             Please print or typewrite name and address of assignee

________________________________________________________________________________
the within Certificate and does hereby or irrevocably constitute and appoint

________________________________________________________________________________
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:_________________________     _______________________________
                                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.



_______________________________________
SIGNATURE GUARANTEED
The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock
Exchange or another national securities exchange.
Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ___________________________ account number ______________ or, if mailed by check, to ______________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or
                  _______________________, as its agent.

                                   EXHIBIT B-1

                    FORM OF INITIAL CERTIFICATION OF TRUSTEE

                                                               February 24, 2005


Morgan Stanley Capital I Inc.
1585 Broadway
New York, NY 10036

Morgan Stanley Mortgage Capital Inc.
1585 Broadway
New York, NY 10036

IXIS Real Estate Capital Inc.
9 West 57th Street, 36th Floor
New York, New York 10019

Union Central Mortgage Funding, Inc.
312 Elm Street, Suite 2525
Cincinnati, Ohio 45202

Teachers Insurance and Annuity Association of America
730 Third Avenue
New York, New York 10018

Principal Commercial Funding, LLC
801 Grand Avenue
Des Moines, Iowa 50392

Washington Mutual Bank, FA
6011 Connection Drive
Seattle, WA 98101

NCB, FSB
1725 Eye Street, N.W.
Washington, D.C. 20006

Massachusetts Mutual Life Insurance Company
1500 Main Street, Suite 2100,
Springfield, Massachusetts 01115,

Wells Fargo Bank, National Association
45 Fremont Street, 2nd Floor
San Francisco, California 94105

National Consumer Cooperative Bank
1725 Eye Street, N.W.
Washington, D.C. 20006

Midland Loan Services, Inc.
10851 Mastin, Suite 700
Overland Park, Kansas 66210

Citigroup Alternative Investments LLC
850 Third Avenue, 12th Floor
New York, NY 10022


      Re: Pooling and Servicing Agreement ("Pooling and Servicing Agreement") relating to Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2005-IQ9
            -------------------------------------------------------------------

Ladies and Gentlemen:

            In accordance with the provisions of Section 2.2 of the Pooling and Servicing Agreement, the undersigned hereby certifies that, with respect to each Mortgage Loan listed in the Mortgage Loan Schedule and subject to the exceptions noted in the schedule of exceptions attached hereto, that: (a) all documents specified in clause (i) of the definition of "Mortgage File" are in its possession, (b) such documents have been reviewed by it and have not been materially mutilated, damaged, defaced, torn or otherwise physically altered, and such documents relate to such Mortgage Loan and (c) each Mortgage Note has been endorsed as provided in clause (i) of the definition of "Mortgage File" of the Pooling and Servicing Agreement. The Trustee makes no representations as to:
(i) the validity, legality, sufficiency, enforceability or genuineness of any such documents contained in each Mortgage File or any of the Mortgage Loans identified in the Mortgage Loan Schedule, (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan or (iii) whether any such documents contained in each Mortgage File are appropriate for their represented purposes, or are other than what they purport to be on their face.

            The Trustee acknowledges receipt of notice that the Depositor has assigned to the Trustee for the benefit of the Certificateholders all of the Depositor's right, title and interest in and to the Mortgage Loans, the REMIC I Regular Interests, the REMIC II Regular Interests, and the assets of Class EI Grantor Trust and that, in the event such assignment is not upheld as an absolute sale, that the Depositor has granted to the Trustee for the benefit of Certificateholders a security interest in such items.

            Capitalized words and phrases used herein and not otherwise defined herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement. This Certificate is subject in all respects to the terms of said Pooling and Servicing Agreement including but not limited to Section 2.2.


                                       LASALLE BANK NATIONAL ASSOCIATION,
                                          as Trustee



                                       By:____________________________________
                                          Name:
                                          Title:

                             SCHEDULE OF EXCEPTIONS

                                   EXHIBIT B-2

                     FORM OF FINAL CERTIFICATION OF TRUSTEE

                                                               February 24, 2005


Morgan Stanley Capital I Inc.
1585 Broadway
New York, NY 10036

Morgan Stanley Mortgage Capital Inc.
1585 Broadway
New York, NY 10036

IXIS Real Estate Capital Inc.
9 West 57th Street, 36th Floor
New York, New York 10019

Union Central Mortgage Funding, Inc.
312 Elm Street, Suite 2525
Cincinnati, Ohio 45202

Teachers Insurance and Annuity Association of America
730 Third Avenue
New York, New York 10018

Principal Commercial Funding, LLC
801 Grand Avenue
Des Moines, Iowa 50392

Washington Mutual Bank, FA
6011 Connection Drive
Seattle, WA 98101

NCB, FSB
1725 Eye Street, N.W.
Washington, D.C. 20006

Massachusetts Mutual Life Insurance Company
1500 Main Street, Suite 2100,
Springfield, Massachusetts 01115,

Wells Fargo Bank, National Association
45 Fremont Street, 2nd Floor
San Francisco, California 94105

National Consumer Cooperative Bank
1725 Eye Street, N.W.
Washington, D.C. 20006

Midland Loan Services, Inc.
10851 Mastin, Suite 700
Overland Park, Kansas 66210

Citigroup Alternative Investments LLC
850 Third Avenue, 12th Floor
New York, NY 10022


      Re: Pooling and Servicing Agreement ("Pooling and Servicing Agreement") relating to Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2005-IQ9
            -------------------------------------------------------------------

Ladies and Gentlemen:

            In accordance with the provisions of Section 2.2 of the Pooling and Servicing Agreement, the undersigned hereby certifies that, with respect to each Mortgage Loan listed in the Mortgage Loan Schedule and subject to the exceptions noted in the schedule of exceptions attached hereto, that: (a) all documents required to be included in the Mortgage File pursuant to clauses (i), (ii),
(iv), (vi), (viii) and (xii) of the definition of "Mortgage File" required to be in the Mortgage File, and any documents required to be included in the Mortgage File pursuant to all other clauses of the definition of "Mortgage File" (to the extent required to be delivered pursuant to the Pooling and Servicing Agreement and any applicable Primary Servicing Agreement), to the extent actually known by a Responsible Officer of the Trustee to be required pursuant to the Pooling and Servicing Agreement (assuming that, with respect to the documents referred to in clause (xii) of the definition of Mortgage File, an original letter of credit in the possession of the Trustee is not so required, unless a Responsible Officer of the Trustee has actual knowledge to the contrary), are in its possession, (b) such documents have been reviewed by it and have not been materially mutilated, damaged, defaced, torn or otherwise physically altered, and such documents relate to such Mortgage Loan, (c) based on its examination and only as to the Mortgage Note and the Mortgage or the appraisal of the related Mortgaged Property, the street address of the Mortgaged Property set forth in the Mortgage Loan Schedule accurately reflects the information contained in the documents in the Mortgage File, and (d) each Mortgage Note has been endorsed as required by the terms of the Pooling and Servicing Agreement. The Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in each Mortgage File identified in the Mortgage Loan Schedule, (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan or (iii) whether any of the documents contained in each Mortgage File are appropriate for their represented purposes, or are other than what they purport to be on their face or are in recordable form.

            The Trustee acknowledges receipt of notice that the Depositor has assigned to the Trustee for the benefit of the Certificateholders all of the Depositor's right, title and interest in and to the Mortgage Loans, the REMIC I Regular Interests, the REMIC II Regular Interests, and the assets of Class EI Grantor Trust and that, in the event such assignment is not upheld as an absolute sale, that the Depositor has granted to the Trustee for the benefit of Certificateholders a security interest in such items.

            Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement. This Certificate is qualified in all respects by the terms of said Pooling and Servicing Agreement including but not limited to Section 2.2.



                                       LASALLE BANK NATIONAL ASSOCIATION,
                                          as Trustee



                                       By:____________________________________
                                          Name:
                                          Title:

                             SCHEDULE OF EXCEPTIONS

                                    EXHIBIT C

                           FORM OF REQUEST FOR RELEASE

                                          [Date]

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603

      Re: Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2005-IQ9
            -------------------------------------------------------------------

            In connection with the administration of the Mortgage File held by or on behalf of you as trustee under a certain Pooling and Servicing Agreement, dated as of February 1, 2005 (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc., as depositor, Wells Fargo Bank, National Association, as general master servicer (the "General Master Servicer"), NCB, FSB, as NCB master servicer (the "NCB Master Servicer" and, together with the General Master Servicer, as applicable, the "Master Servicer"), Midland Loan Services, Inc., as general special servicer (the "General Special Servicer"), National Consumer Cooperative Bank, as co-op special servicer (the "Co-op Special Servicer" and, together with the General Special Servicer, as applicable, the "Special Servicer"), ABN AMRO, as fiscal agent and you as trustee, paying agent and certificate registrar (in such capacity, the "Trustee"), the undersigned as a [Master][Special] Servicer hereby requests a release of the Mortgage File (or the portion thereof specified below) held by or on behalf of you as Trustee with respect to the following described Mortgage Loan for the reason indicated below.

Property Name:
Address:
Prospectus No.:

If only particular documents in the Mortgage File are requested, please specify which:

Reason for requesting Mortgage File (or portion thereof):

______   1.       Mortgage Loan paid in full.

                  (Such [Master] [Special] Servicer hereby certifies that all amounts received in connection with ______________ the Mortgage Loan have been or will be, following such [Master] [Special] Servicer's release ______________ of the Trustee Mortgage File, credited to the Certificate Account or the Distribution Account ______________ pursuant to the Pooling and Servicing Agreement.)

______   2.       Mortgage Loan repurchased.

                  (Such [Master] [Special] Servicer hereby certifies that the Purchase Price has been credited to the Distribution Account pursuant to the Pooling and Servicing Agreement.)

______   3.       Mortgage Loan Defeased.

______   4.       Mortgage Loan substituted.

                  (Such [Master] [Special] Servicer hereby certifies that a Qualifying Substitute Mortgage Loan has been assigned and delivered to you along with the related Trustee Mortgage File pursuant to the Pooling and Servicing Agreement.)

______   5.       The Mortgage Loan is being foreclosed.

______   6.       Other.  (Describe)

            The undersigned acknowledges that the above Mortgage File (or requested portion thereof) will be held by the undersigned in accordance with the provisions of the Pooling and Servicing Agreement and will be returned to you or your designee within ten days of our receipt thereof, unless the Mortgage Loan is being foreclosed, in which case the Mortgage File (or such portion thereof) will be returned when no longer required by us for such purpose.

            Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.


                                       [Name of applicable [Master] [Special]
                                          Servicer]



                                       By:____________________________________
                                          Name:
                                          Title:

                                   EXHIBIT D-1

                       FORM OF TRANSFEROR CERTIFICATE FOR
             TRANSFERS TO DEFINITIVE PRIVATELY OFFERED CERTIFICATES

                                          [Date]

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois  60603

Attention:  Global Securitization Trust Services Group--
            Morgan Stanley Capital I Inc., as depositor, Commercial Mortgage Pass-Through Certificates, Series 2005-IQ9


      Re: Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2005-IQ9, Class [__] (the "Certificates")
            -------------------------------------------------------------------

Dear Sirs:

            This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the "Transferee") of
Class ___ Certificates [having an initial Certificate Balance or Notional Amount as of February 24, 2005 (the "Closing Date") of $__________] [evidencing a ____% Percentage Interest in the related Class] (the "Transferred Certificates"). The Transferred Certificates were issued pursuant to the Pooling and Servicing Agreement, dated as of February 1, 2005 (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc., as depositor (the "Depositor"), Wells Fargo Bank, National Association, as general master servicer, NCB, FSB, as NCB master servicer, Midland Loan Services, Inc., as general special servicer, National Consumer Cooperative Bank, as co-op special servicer, ABN AMRO Bank N.V., as fiscal agent and you as trustee, paying agent and certificate registrar. All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, that:

            1. The Transferor is the lawful owner of the Transferred Certificates with the full right to transfer such Certificates free from any and all claims and encumbrances whatsoever.

            2. Neither the Transferor nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of any Transferred Certificate, any interest in any Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Transferred Certificate, any interest in any Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in any Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation by means of general advertising or in any other manner, or (e) taken any other action, which (in the case of any of the acts described in clauses (a) through (e) hereof) would constitute a distribution of any Transferred Certificate under the Securities Act of 1933, as amended (the "Securities Act"), or would render the disposition of any Transferred Certificate a violation of
      Section 5 of the Securities Act or any state securities laws, or would require registration or qualification of any Transferred Certificate pursuant to the Securities Act or any state securities laws.


                                          Very truly yours,



                                          ____________________________________
                                          (Transferor)



                                       By:____________________________________
                                          Name: ______________________________
                                          Title: _____________________________

                                  EXHIBIT D-2A

                        FORM I OF TRANSFEREE CERTIFICATE
                           FOR TRANSFERS OF DEFINITIVE
                         PRIVATELY OFFERED CERTIFICATES

                                          [Date]

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois  60603

Attention:  Global Securitization Trust Services Group--
            Morgan Stanley Capital I Inc., as depositor, Commercial Mortgage Pass-Through Certificates, Series 2005-IQ9

      Re: Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2005-IQ9 (the "Certificates")
            ---------------------------------------------------------------

Ladies and Gentlemen:

            This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the "Transferee") of
Class ______ Certificates [having an initial Certificate Principal Balance or Notional Amount as of February 24, 2005 (the "Closing Date") of [$__________] [evidencing a ____% Percentage Interest in the related Class] (the "Transferred Certificates"). The Certificates, including the Transferred Certificates, were issued pursuant to the Pooling and Servicing Agreement, dated as of February 1, 2005 (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc., as depositor (the "Depositor"), Wells Fargo Bank, National Association, as general master servicer, NCB, FSB, as NCB master servicer, Midland Loan Services, Inc., as general special servicer, National Consumer Cooperative Bank, as co-op special servicer, ABN AMRO Bank N.V., as fiscal agent and you as trustee, paying agent and certificate registrar.. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, as Certificate Registrar, that:

            1. The Transferee is a "qualified institutional buyer" (a "Qualified Institutional Buyer") as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "Securities Act"), and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that the sale to it of the Transferred Certificates is being made in reliance on Rule 144A. The Transferee is acquiring the Transferred Certificates for its own account or for the account of a Qualified Institutional Buyer, and understands that such Transferred Certificates may be resold, pledged or transferred only (i) to a person reasonably believed to be a Qualified Institutional Buyer that purchases for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Securities Act.

            2. The Transferee has been furnished with all information regarding
      (a) the Depositor, (b) the Transferred Certificates and distributions thereon, (c) the nature, performance and servicing of the Mortgage Loans,
      (d) the Pooling and Servicing Agreement, (e) any credit enhancement mechanism associated with the Transferred Certificates and (f) all related matters that it has requested.


                                          Very truly yours,



                                          ____________________________________
                                          (Transferee)



                                       By:____________________________________
                                          Name: ______________________________
                                          Title: _____________________________

                             ANNEX 1 TO EXHIBIT D-2A
                             -----------------------

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

          [For Transferees Other Than Registered Investment Companies]

            The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and LaSalle Bank National Association, as Certificate Registrar, with respect to the commercial mortgage pass-through certificate being transferred (the "Transferred Certificate") as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

            1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificate (the "Transferee").

            2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A"), because (i) the Transferee owned and/or invested on a discretionary basis $____________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Transferee satisfies the criteria in the category marked below.

            ___ Corporation, etc. The Transferee is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

            ___ Bank. The Transferee (a) is a national bank or a banking institution organized under the laws of any State, U.S. territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Certificate in the case of a U.S. bank, and not more than 18 months preceding such date of sale for a foreign bank or equivalent institution.

            ___ Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Certificate in the case of a U.S. savings and loan association, and not more than 18 months preceding such date of sale for a foreign savings and loan association or equivalent institution.

            ___ Broker-dealer. The Transferee is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended.

            ___ Insurance Company. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, U.S. territory or the District of Columbia.

            ___ State or Local Plan. The Transferee is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

            ___ ERISA Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement income Security Act of 1974, as amended.

            ___ Investment Advisor. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940, as amended.

            ___ Other. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under subsection (a)(1) of Rule 144A pursuant to which it qualifies. Note that registered investment companies should complete Annex 2 rather than this Annex 1.)

                  ___________________________________________

                  ___________________________________________

                  ___________________________________________


            3. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee, (ii) securities that are part of an unsold allotment to or subscription by the Transferee, if the Transferee is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee did not include any of the securities referred to in this paragraph.

            4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee used the cost of such securities to the Transferee, unless the Transferee reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of the Transferee, but only if such subsidiaries are consolidated with the Transferee in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Transferee's direction. However, such securities were not included if the Transferee is a majority-owned, consolidated subsidiary of another enterprise and the Transferee is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

            5. The Transferee acknowledges that it is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificate are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

      ___   ___   Will the Transferee be purchasing the Transferred Certificate
      Yes   No    only for the Transferee's own account?

            6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

            7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's purchase of the Transferred Certificate will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such purchase, promptly after they become available.


                                          ____________________________________
                                          Print Name of Transferee



                                       By:____________________________________
                                          Name:_______________________________
                                          Title:______________________________
                                          Date:_______________________________

                             ANNEX 2 TO EXHIBIT D-2A
                             -----------------------

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

           [for Transferees that are Registered Investment Companies]

            The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and LaSalle Bank National Association, as Certificate Registrar, with respect to the mortgage pass-through certificate being transferred (the "Transferred Certificates") as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

            1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the "Transferee") or, if the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because the Transferee is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the "Adviser").

            2. The Transferee is a "qualified institutional buyer" as defined in Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, as amended, and (ii) as marked below, the Transferee alone owned and/or invested on a discretionary basis, or the Transferee's Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the cost of such securities was used, unless the Transferee or any member of the Transferee's Family of Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

            ____ The Transferee owned and/or invested on a discretionary basis $___________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

            ____ The Transferee is part of a Family of Investment Companies which owned in the aggregate $______________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

            3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

            4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, or owned by the Transferee's Family of Investment Companies, the securities referred to in this paragraph were excluded.

            5. The Transferee is familiar with Rule 144A and understands that the parties to which this certification is being made are relying and will continue to rely on the statements made herein because one or more sales to the Transferee will be in reliance on Rule 144A.

      ___   ___   Will the Transferee be purchasing the Transferred Certificates
      Yes   No    only for the Transferee's own account?

            6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

            7. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's purchase of the Transferred Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.


                                       _______________________________________
                                       Print Name of Transferee or Adviser


                                       By:____________________________________
                                          Name:
                                          Title:


                                       IF AN ADVISER:


                                       _______________________________________
                                       Print Name of Transferee

                                       Date:__________________________________

                                  EXHIBIT D-2B

                        FORM II OF TRANSFEREE CERTIFICATE
                           FOR TRANSFERS OF DEFINITIVE
                         PRIVATELY OFFERED CERTIFICATES

                                          [Date]

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois  60603

Attention:  Global Securitization Trust Services Group--
            Morgan Stanley Capital I Inc., as depositor, Commercial Mortgage Pass-Through Certificates, Series 2005-IQ9


      Re: Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2005-IQ9 (the "Certificates")
            ---------------------------------------------------------------

Ladies and Gentlemen:

            This letter is delivered to you in connection with the transfer by _____________________ (the "Transferor") to ________________________ (the
"Transferee") of Class ___ Certificates [having an initial Certificate Principal Balance as of February 24, 2005 (the "Closing Date") of $__________][evidencing a ____% Percentage Interest in the related Class] (the "Transferred Certificates"). The Certificates, including the Transferred Certificates, were issued pursuant to the Pooling and Servicing Agreement, dated as of February 1, 2005 (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc., as depositor (the "Depositor"), Wells Fargo Bank, National Association, as general master servicer, NCB, FSB, as NCB master servicer, Midland Loan Services, Inc., as general special servicer, National Consumer Cooperative Bank, as co-op special servicer, ABN AMRO Bank N.V., as fiscal agent and you, as trustee, paying agent and certificate registrar.. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, as Certificate Registrar, that:

            1. The Transferee is acquiring the Transferred Certificates for its own account for investment and not with a view to or for sale or transfer in connection with any distribution thereof, in whole or in part, in any manner which would violate the Securities Act of 1933, as amended (the "Securities Act"), or any applicable state securities laws.

            2. The Transferee understands that (a) the Class of Certificates to which the Transferred Certificates belong has not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) none of the Depositor, the Trustee or the Certificate Registrar is obligated so to register or qualify the Class of Certificates to which the Transferred Certificates belong, and
      (c) no Transferred Certificate may be resold or transferred unless it is
      (i) registered pursuant to the Securities Act and registered or qualified pursuant any applicable state securities laws or (ii) sold or transferred in transactions which are exempt from such registration and qualification and the Certificate Registrar has received either: (A) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit D-1 to the Pooling and Servicing Agreement and a certificate from such Certificateholder's prospective transferee substantially in the form attached either as Exhibit D-2A or as Exhibit D-2B to the Pooling and Servicing Agreement; or (B) an opinion of counsel satisfactory to the Certificate Registrar with respect to the availability of such exemption from registration under the Securities Act, together with copies of the written certification(s) from the transferor and/or transferee setting forth the facts surrounding the transfer upon which such opinion is based.

            3. The Transferee understands that it may not sell or otherwise transfer any Transferred Certificate except in compliance with the provisions of Section 3.3 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed.

            4. Transferee understands that each Transferred Certificate will bear the following legends:

            THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

            NO TRANSFER OF THIS CERTIFICATE TO A RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

            5. Neither the Transferee nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Transferred Certificate, any interest in any Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a pledge, disposition or other transfer of any Transferred Certificate, any interest in any Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) made any general solicitation by means of general advertising or in any other manner, or (e) taken any other action with respect to any Transferred Certificate, any interest in any Transferred Certificate or any other similar security, which (in the case of any of the acts described in clauses (a) through (e) above) would constitute a distribution of the Transferred Certificates under the Securities Act, would render the disposition of the Transferred Certificates a violation of Section 5 of the Securities Act or any state securities law or would require registration or qualification of the Transferred Certificates pursuant thereto. The Transferee will not act, nor has it authorized or will it authorize any Person to act, in any manner set forth in the foregoing sentence with respect to any Transferred Certificate, any interest in any Transferred Certificate or any other similar security.

            6. The Transferee acknowledges that it is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificate are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

            7. The Transferee is an "accredited investor" as defined in any of paragraphs (1), (2), (3) and (7) of Rule 501(a) under the Securities Act or an entity in which all of the equity owners come within such paragraphs. The Transferee has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Transferred Certificate; the Transferee has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Transferee is able to bear the economic risks of such investment and can afford a complete loss of such investment.


                                       Very truly yours,



                                       _______________________________________
                                       (Transferee)



                                       By:____________________________________
                                          Name:_______________________________
                                          Title:______________________________

                                  EXHIBIT D-3A

                        FORM I OF TRANSFEREE CERTIFICATE
                          FOR TRANSFERS OF INTERESTS IN
                    BOOK-ENTRY PRIVATELY OFFERED CERTIFICATES

                                          [Date]

[TRANSFEROR]

      Re: Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2005-IQ9, Class (the "Certificates")
            ---------------------------------------------------------------

Dear Sirs:

            This letter is delivered to you in connection with the transfer by _____________________ (the "Transferor") to ______________________ (the
"Transferee") of a Certificate (the "Transferred Certificate") having an initial principal balance or notional amount as of February 24, 2005 (the "Closing Date") of $__________. The Certificates were issued pursuant to the Pooling and Servicing Agreement, dated as of February 1, 2005 (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc., as depositor (the "Depositor"), Wells Fargo Bank, National Association, as general master servicer, NCB, FSB, as NCB master servicer, Midland Loan Services, Inc., as general special servicer, National Consumer Cooperative Bank, as co-op special servicer, LaSalle Bank National Association, as trustee, paying agent and certificate registrar and ABN AMRO Bank N.V., as fiscal agent. All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, and for the benefit of the Depositor, the Certificate Registrar and the Trustee, that:

            1. The Transferee is acquiring the Transferred Certificate for its own account for investment and not with a view to or for sale or transfer in connection with any distribution thereof, in whole or in part, in any manner which would violate the Securities Act of 1933, as amended (the "Securities Act"), or any applicable state securities laws.

            2. The Transferee understands that (a) the Certificates have not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) none of the Depositor, the Trustee or the Certificate Registrar is obligated so to register or qualify the Certificates and (c) no interest in the Certificates may be sold or transferred unless it is (i) registered pursuant to the Securities Act and registered or qualified pursuant to any applicable state securities laws or (ii) sold or transferred in transactions which are exempt from such registration and qualification and the Certificate Owner desiring to effect such transfer has received either
      (A) a certification from such Certificate Owner's prospective transferee (substantially in the form attached to the Pooling and Servicing Agreement) setting forth the facts surrounding the transfer or (B) an opinion of counsel with respect to the availability of such exemption, together with copies of the certification(s) from the transferor and/or transferee setting forth the facts surrounding the transfer upon which such opinion is based.

            3. The Transferee understands that it may not sell or otherwise transfer any portion of its interest in the Transferred Certificate except in compliance with the provisions of Section 3.3 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed.

            4. Transferee understands that the Transferred Certificate will bear legends substantially to the following effect:

            THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

            NO TRANSFER OF THIS CERTIFICATE TO A RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

            5. Neither the Transferee nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) made any general solicitation by means of general advertising or in any other manner, or (e) taken any other action, that (in the case of any of the acts described in clauses (a) through (e) above) would constitute a distribution of any Certificate under the Securities Act, would render the disposition of any Certificate a violation of Section 5 of the Securities Act or any state securities law or would require registration or qualification of any Certificate pursuant thereto. The Transferee will not act, nor has it authorized or will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to any Certificate, any interest in any Certificate or any similar security.

            6. The Transferee acknowledges that it is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificate are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

            7. The Transferee is an institutional "accredited investor" as defined in Rule 501(a) (1), (2), (3) or (7) under the Securities Act and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Certificates; the Transferee has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Transferee is able to bear the economic risks of such an investment and can afford a complete loss of such investment.


                                       Very truly yours,



                                       _______________________________________
                                       (Transferee)



                                       By:____________________________________
                                          Name:_______________________________
                                          Title:______________________________

                                  EXHIBIT D-3B

                        FORM II OF TRANSFEREE CERTIFICATE
                          FOR TRANSFERS OF INTERESTS IN
                    BOOK-ENTRY PRIVATELY OFFERED CERTIFICATES

                                          [Date]

[TRANSFEROR]

      Re: Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2005-IQ9, Class (the "Certificates")
            ---------------------------------------------------------------

Dear Sirs:

            This letter is delivered to you in connection with the transfer by _____________ ________ (the "Transferor") to ______________________ (the
"Transferee") of a Certificate (the "Transferred Certificate") having an initial principal balance or notional amount as of February 24, 2005 (the "Closing Date") of $__________. The Certificates were issued pursuant to the Pooling and Servicing Agreement, dated as of February 1, 2005 (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc., as depositor (the "Depositor"), Wells Fargo Bank, National Association, as general master servicer, NCB, FSB, as NCB master servicer, Midland Loan Services, Inc., as general special servicer, National Consumer Cooperative Bank, as co-op special servicer, LaSalle Bank National Association, as trustee, paying agent and certificate registrar and ABN AMRO Bank N.V., as fiscal agent. All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, and for the benefit of the Depositor, the Certificate Registrar and the Trustee, that:

            1. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "Securities Act"), and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that the sale to it is being made in reliance on Rule 144A. The Transferee is acquiring the Transferred Certificate for its own account or for the account of a qualified institutional buyer, and understands that such Certificate or any interest therein may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Securities Act.

            2. The Transferee understands that (a) the Class of Certificates to which the Transferred Certificate belongs have not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) none of the Depositor, the Trustee or the Certificate Registrar is obligated so to register or qualify the Certificates and (c) no interest in the Certificates may be sold or transferred unless it is (i) registered pursuant to the Securities Act and registered or qualified pursuant to any applicable state securities laws or (ii) sold or transferred in transactions which are exempt from such registration and qualification and the Certificate Owner desiring to effect such transfer has received either (A) a certification from such Certificate Owner's prospective transferee (substantially in the form attached to the Pooling and Servicing Agreement) setting forth the facts surrounding the transfer or (B) an opinion of counsel with respect to the availability of such exemption, together with copies of the certification(s) from the transferor and/or transferee setting forth the facts surrounding the transfer upon which such opinion is based.

            3. The Transferee understands that it may not sell or otherwise transfer any portion of its interest in the Transferred Certificate except in compliance with the provisions of Section 3.3 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed.

            4. Transferee understands that the Transferred Certificate will bear legends substantially to the following effect:

            THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

            NO TRANSFER OF THIS CERTIFICATE TO A RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

            5. The Transferee acknowledges that it is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificate are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.


                                       Very truly yours,



                                       _______________________________________
                                       (Transferee)



                                       By:____________________________________
                                          Name:_______________________________
                                          Title:______________________________

                             ANNEX 1 TO EXHIBIT D-3B
                             -----------------------

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

          [For Transferees Other Than Registered Investment Companies]

            The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor"), and LaSalle Bank National Association, as Certificate Registrar, with respect to the commercial mortgage pass-through certificate being transferred (the "Transferred Certificate") as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

            1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificate (the "Transferee").

            2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A"), because (i) the Transferee owned and/or invested on a discretionary basis $____________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Transferee satisfies the criteria in the category marked below.

            ___ Corporation, etc. The Transferee is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

            ___ Bank. The Transferee (a) is a national bank or a banking institution organized under the laws of any State, U.S. territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Certificate in the case of a U.S. bank, and not more than 18 months preceding such date of sale for a foreign bank or equivalent institution.

            ___ Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Certificate in the case of a U.S. savings and loan association, and not more than 18 months preceding such date of sale for a foreign savings and loan association or equivalent institution.

            ___ Broker-dealer. The Transferee is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended.

            ___ Insurance Company. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, U.S. territory or the District of Columbia.

            ___ State or Local Plan. The Transferee is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

            ___ ERISA Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement income Security Act of 1974, as amended.

            ___ Investment Advisor. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940, as amended.

            ___ Other. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under subsection (a)(1) of Rule 144A pursuant to which it qualifies. Note that registered investment companies should complete Annex 2 rather than this Annex 1.)

                  ___________________________________________

                  ___________________________________________

                  ___________________________________________

            3. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee, (ii) securities that are part of an unsold allotment to or subscription by the Transferee, if the Transferee is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee did not include any of the securities referred to in this paragraph.

            4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee used the cost of such securities to the Transferee, unless the Transferee reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of the Transferee, but only if such subsidiaries are consolidated with the Transferee in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Transferee's direction. However, such securities were not included if the Transferee is a majority-owned, consolidated subsidiary of another enterprise and the Transferee is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

            5. The Transferee acknowledges that it is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificate are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

      ___   ___   Will the Transferee be purchasing the Transferred Certificate
      Yes   No    only for the Transferee's own account?

            6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

            7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's purchase of the Transferred Certificate will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such purchase, promptly after they become available.


                                       _______________________________________
                                       Print Name of Transferee



                                       By:____________________________________
                                          Name:_______________________________
                                          Title:______________________________

                             ANNEX 2 TO EXHIBIT D-3B
                             -----------------------

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

           [For Transferees That Are Registered Investment Companies]

            The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor"), and for the benefit of the Depositor, the Certificate Registrar and the Trustee, with respect to the commercial mortgage pass-through certificate being transferred (the "Transferred Certificate") as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

            1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificate (the "Transferee") or, if the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A"), because the Transferee is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the "Adviser").

            2. The Transferee is a "qualified institutional buyer" as defined in Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, as amended, and (ii) as marked below, the Transferee alone owned and/or invested on a discretionary basis, or the Transferee's Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the cost of such securities was used, unless the Transferee or any member of the Transferee's Family of Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

            ____ The Transferee owned and/or invested on a discretionary basis $___________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

            ____ The Transferee is part of a Family of Investment Companies which owned in the aggregate $______________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

            3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

            4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, or owned by the Transferee's Family of Investment Companies, the securities referred to in this paragraph were excluded.

            5. The Transferee is familiar with Rule 144A and understands that the parties to which this certification is being made are relying and will continue to rely on the statements made herein because one or more sales to the Transferee will be in reliance on Rule 144A.

      ___   ___   Will the Transferee be purchasing the Transferred Certificate
      Yes   No    only for the Transferee's own account?

            6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

            7. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's purchase of the Transferred Certificate will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.


                                       _______________________________________
                                       Print Name of Transferee or Adviser


                                       By:___________________________________
                                          Name:
                                          Title:


                                       IF AN ADVISER:


                                       _______________________________________
                                       Print Name of Transferee

                                       Date:__________________________________

                                   EXHIBIT E-1

                    FORM OF TRANSFER AFFIDAVIT AND AGREEMENT
                  FOR TRANSFERS OF REMIC RESIDUAL CERTIFICATES



STATE OF                )
                        ss:
COUNTY OF               )

            ____________________, being first duly sworn, deposes and says that:

            1.  He/She is the ____________________ of ____________________
(the prospective transferee (the "Transferee") of Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2005-IQ9, Class [R-I] [R-II] [R-III], evidencing a ____% Percentage Interest in such Class (the "Residual Certificates")), a ________________ duly organized and validly existing under the laws of ____________________, on behalf of which he/she makes this affidavit. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement as amended and restated pursuant to which the Residual Certificates were issued (the "Pooling and Servicing Agreement").

            2. The Transferee (i) is, and as of the date of transfer will be, a "Permitted Transferee" and will endeavor to remain a "Permitted Transferee" for so long as it holds the Residual Certificates, and (ii) is acquiring the Residual Certificates for its own account or for the account of another prospective transferee from which it has received an affidavit in substantially the same form as this affidavit. A "Permitted Transferee" is any Person other than a "disqualified organization," a possession of the United States or a person with respect to whom income from the Residual Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the Transferee or any other Person. (For this purpose, a "disqualified organization" means the United States, any state or political subdivision thereof, any agency or instrumentality of any of the foregoing (other than an instrumentality, all of the activities of which are subject to tax and, except for the Federal Home Loan Mortgage Corporation, a majority of whose board of directors is not selected by any such governmental entity) or any foreign government, international organization or any agency or instrumentality of such foreign government or organization, any rural electric or telephone cooperative, or any organization (other than certain farmers' cooperatives) that is generally exempt from federal income tax unless such organization is subject to the tax on unrelated business taxable income.

            3. The Transferee is aware (i) of the tax that would be imposed on transfers of the Residual Certificates to "disqualified organizations" under the Code that applies to all transfers of the Residual Certificates; (ii) that such tax would be on the transferor or, if such transfer is through an agent (which Person includes a broker, nominee or middleman) for a non-Permitted Transferee, on the agent; (iii) that the Person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnishes to such Person an affidavit that the transferee is a Permitted Transferee and, at the time of transfer, such Person does not have actual knowledge that the affidavit is false; and (iv) that the Residual Certificates may be a "noneconomic residual interest" within the meaning of Treasury regulation Section 1.860E-1(c) and that the transferor of a "noneconomic residual interest" will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax.

            4. The Transferee is aware of the tax imposed on a "pass-through entity" holding the Residual Certificates if at any time during the taxable year of the pass-through entity a non-Permitted Transferee is the record holder of an interest in such entity. (For this purpose, a "pass-through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives.)

            5. The Transferee is aware that the Certificate Registrar will not register any transfer of the Residual Certificates by the Transferee unless the Transferee's transferee, or such transferee's agent, delivers to the Certificate Registrar, among other things, an affidavit and agreement in substantially the same form as this affidavit and agreement. The Transferee expressly agrees that it will not consummate any such transfer if it knows or believes that any representation contained in such affidavit and agreement is false.

            6. The Transferee consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that the Residual Certificate will only be owned, directly or indirectly, by a Permitted Transferee.

            7. The Transferee's taxpayer identification number is _____________.

            8. The Transferee has reviewed the provisions of Section 3.3(e) of the Pooling and Servicing Agreement, a description of which provisions is set forth in the Residual Certificates (in particular, clause (F) of Section 3.3(e) which authorizes the Paying Agent or the Trustee to deliver payments on the Residual Certificate to a Person other than the Transferee and clause (G) of
Section 3.3(e) which authorizes the Trustee to negotiate a mandatory sale of the Residual Certificates, in either case, in the event that the Transferee holds such Residual Certificates in violation of Section 3.3(e)); and the Transferee expressly agrees to be bound by and to comply with such provisions.

            9. No purpose of the Transferee relating to its purchase or any sale of the Residual Certificates is or will be to impede the assessment or collection of any tax.

            10. The Transferee hereby represents to and for the benefit of the transferor that the Transferee intends to pay any taxes associated with holding the Residual Certificates as they become due, fully understanding that it may incur tax liabilities in excess of any cash flows generated by the Residual Certificates.

            11. The Transferee will, in connection with any transfer that it makes of the Residual Certificates, deliver to the Certificate Registrar a representation letter substantially in the form of Exhibit E-2 to the Pooling and Servicing Agreement in which it will represent and warrant, among other things, that it is not transferring the Residual Certificates to impede the assessment or collection of any tax and that it has at the time of such transfer conducted a reasonable investigation of the financial condition of the proposed transferee as contemplated by Treasury regulation Section 1.860E-1(c)(4)(i) and has satisfied the requirements of such provision.

            12. The Transferee is a United States Tax Person. For this purpose, a United States Tax Person is a citizen or resident of the United States, a corporation or partnership (except to the extent provided in applicable Treasury Regulations) created or organized in or under the laws of the United States or any state thereof or the District of Columbia including any entity treated as such a corporation or partnership for federal income tax purposes, (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more United States Tax Persons has the authority to control all substantial decisions of such trust (or to the extent provided in applicable Treasury Regulations, a trust in existence on August 20, 1996, which is eligible to be treated as a United States Tax Person).

            13. The Transferee will not cause income from the Residual Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the Transferee or any other United States Tax Person.

            14.  Check the applicable paragraph:

            |_| The present value of the anticipated tax liabilities associated with holding the Residual Certificate, as applicable, does not exceed the sum of:

            (i) the present value of any consideration given to the Transferee to acquire such Residual Certificate;

            (ii) the present value of the expected future distributions on such Residual Certificate; and

            (iii) the present value of the anticipated tax savings associated with holding such Residual Certificate as the related REMIC generates losses.

For purposes of this calculation, (i) the Transferee is assumed to pay tax at the highest rate currently specified in Section 11(b) of the Code (but the tax rate in Section 55(b)(1)(B) of the Code may be used in lieu of the highest rate specified in Section 11(b) of the Code if the Transferee has been subject to the alternative minimum tax under Section 55 of the Code in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate) and (ii) present values are computed using a discount rate equal to the short-term Federal rate prescribed by Section 1274(d) of the Code for the month of the transfer and the compounding period used by the Transferee.

            |_| That the transfer of the Residual Certificate complies with U.S. Treasury Regulations Sections 1.860E-1(c)(5) and (6) and, accordingly,

            (i) the Transferee is an "eligible corporation," as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), as to which income from the Residual Certificate will only be taxed in the United States;

            (ii) at the time of the transfer, and at the close of the Transferee's two fiscal years preceding the year of the transfer, the Transferee had gross assets for financial reporting purposes (excluding any obligation of a person related to the Transferee within the meaning of U.S. Treasury Regulations Section 1.860E-1(c)(6)(ii)) in excess of $100 million and net assets in excess of $10 million;

            (iii) the Transferee will transfer the Residual Certificate only to another "eligible corporation," as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), in a transaction that satisfies the requirements of Sections 1.860E-1(c)(4)(i), (ii) and (iii) and Section 1.860E-1(c)(5) of the U.S. Treasury Regulations; and

            (iv) the Transferee determined the consideration paid to it to acquire the Residual Certificate based on reasonable market assumptions (including, but not limited to, borrowing and investment rates, prepayment and loss assumptions, expense and reinvestment assumptions, tax rates and other factors specific to the Transferee) that it has determined in good faith.

            |_|   None of the above.

            IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by its ____________________ and its corporate seal to be hereunto attached this day of ___________, ____.


                                       [NAME OF TRANSFEREE]



                                       By:____________________________________
                                          [Name of Officer]
                                          [Title of Officer]

                                   EXHIBIT E-2

                 FORM OF TRANSFEROR CERTIFICATE FOR TRANSFERS OF
                           REMIC RESIDUAL CERTIFICATES

                                          _______________, 20__

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois  60603

Attention:  Global Securitization Trust Services Group--
            Morgan Stanley Capital I Inc., as depositor, Commercial Mortgage Pass-Through Certificates, Series 2005-IQ9

      Re: Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2005-IQ9, Class (the "Certificates")
            ---------------------------------------------------------------

Dear Sirs:

            This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the "Transferee") of
[Class R-I] [Class R-II] [Class R-III] Certificates evidencing a ____% Percentage Interest in such Class (the "Residual Certificates"). The Certificates, including the Residual Certificates, were issued pursuant to the Pooling and Servicing Agreement, dated as of February 1, 2005 (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc., as depositor (the "Depositor"), Wells Fargo Bank, National Association, as general master servicer, NCB, FSB, as NCB master servicer, Midland Loan Services, Inc., as general special servicer, National Consumer Cooperative Bank, as co-op special servicer, ABN AMRO Bank N.V., as fiscal agent and you, as trustee, paying agent and certificate registrar. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, that:

            1. No purpose of the Transferor relating to the transfer of the Residual Certificates by the Transferor to the Transferee is or will be to impede the assessment or collection of any tax.

            2. The Transferor understands that the Transferee has delivered to you a Transfer Affidavit and Agreement in the form attached to the Pooling and Servicing Agreement. The Transferor does not know or believe that any representation contained therein is false.

            3. The Transferor has at the time of this transfer conducted a reasonable investigation of the financial condition of the Transferee as contemplated by Treasury regulation Section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Transferor has determined that the Transferee has historically paid its debts as they became due and has found no significant evidence to indicate that the Transferee will not continue to pay its debts as they become due in the future. The Transferor understands that the transfer of the Residual Certificates may not be respected for United States income tax purposes (and the Transferor may continue to be liable for United States income taxes associated therewith) unless the Transferor has conducted such an investigation.

            4.  The Transferor does not know and has no reason to know that
(i) any of the statements made by the Transferee under the Transfer Affidavit are false or (ii) the Transferee will not honor the restrictions on subsequent transfers by the Transferee under the Transfer Affidavit and Agreement, delivered in connection with this transfer.


                                       Very truly yours,



                                       _______________________________________
                                       (Transferor)



                                       By:____________________________________
                                          Name:_______________________________
                                          Title:______________________________

                                    EXHIBIT F

    FORM OF TRANSFEROR CERTIFICATE FOR TRANSFERS OF REGULATION S CERTIFICATES

                          Morgan Stanley Capital I Inc.
                 Commercial Mortgage Pass-Through Certificates,
                 Series 2005-IQ9, Class___ (the "Certificates")

TO:   Morgan Guaranty Trust Company
      of New York, Brussels Office
      Euroclear Operation Center
      or
      Clearstream Banking, societe anonyme

            This is to certify that as of the date hereof, and except as set forth below, the above-captioned Certificates held by you or on your behalf for our account are beneficially owned by (a) non-U.S person(s) or (b) U.S. person(s) who purchased the Certificates in transactions which did not require registration under the United States Securities Act of 1933, as amended (the "Securities Act"). As used in this paragraph, the term "U.S. person" has the meaning given to it by Regulation S under the Securities Act. To the extent that we hold an interest in any of the Certificates on behalf of person(s) other than ourselves, we have received certifications from such person(s) substantially identical to the certifications set forth herein.

            We undertake to advise you promptly by tested telex on or prior to the date on which you intend to submit your certification relating to the Certificates held by you or on your behalf for our account in accordance with your operating procedures if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certification applies as of such date.

            This certification excepts and does not relate to $__________ of such beneficial interest in the above Certificates in respect of which we are not able to certify and as to which we understand the exercise of any rights to payments thereon and the exchange for definitive Certificates or for an interest in definitive Certificates in global form cannot be made until we do so certify.

            We understand that this certification is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification to any interested party in such proceedings.

Dated: __________, 20[__]



                                       By: ___________________________________
                                          As, or as agent for, the beneficial
                                          owner(s) of the Certificates to
                                          which this certificate relates.

                                    EXHIBIT G

                                    Reserved

                                    EXHIBIT H

                         FORM OF EXCHANGE CERTIFICATION

                                          __________ __, 200_

TO:   The Depository Trust Company

      CLEARSTREAM BANK, S. A. or
      Morgan Guaranty Trust Company
      of New York, Brussels Office
      Euroclear Operation Center

      Wells Fargo Bank, National Association, as General Master Servicer

      NCB, FSB, as NCB Master Servicer

      Midland Loan Services, Inc., as General Special Servicer

      National Consumer Cooperative Bank, as Co-op Special Servicer

      LaSalle Bank National Association, as Trustee, Paying Agent and Certificate Registrar

      ABN AMRO Bank N.V., as Fiscal Agent

            This is to notify you as to the transfer of the beneficial interest in $_______________ of Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2005-IQ9, Class __(the "Certificates").

            The undersigned is the owner of a beneficial interest in the Class __ [Rule 144A-IAI Global Certificate] [Regulation S Global Certificate] and requests that on [INSERT DATE], (i) [Euroclear] [CLEARSTREAM] [DTC] debit account #__________, with respect to $__________ principal denomination of the Class __ [Rule 144A-IAI Global Certificate] [Regulation S Global Certificate] and (ii) [DTC] [Euroclear] [CLEARSTREAM] credit the beneficial interest of the below-named purchaser, account #__________, in the Class __ [Rule 144A-IAI Global Certificate] [Regulation S Global Certificate] in the same principal denomination as follows:

            Name:
            Address:
            Taxpayer ID No.:

            The undersigned hereby represents that this transfer is being made in accordance with an exemption from the provisions of Section 5 of the United States Securities Act of 1933, as amended (the "Securities Act"), which representation is based upon the reasonable belief that the purchaser is [not a U.S. Person as defined in Regulation S under the Securities Act][a "qualified institutional buyer," as defined in Rule 144A under the Securities Act, and that such purchaser has acquired the Certificates in a transaction effected in accordance with the exemption from the registration requirements of the Securities Act provided by Rule 144A and, if the purchaser has purchased the Certificates for one or more accounts for which it is acting as fiduciary or agent, each such account is a qualified institutional buyer or an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D of the 1933 Act][an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D of the 1933 Act and in accordance with any applicable securities laws of any state of the United States and, if the purchaser has purchased the Certificates for one or more accounts for which it is acting as fiduciary or agent, each such account is a qualified institutional buyer or an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D of the 1933 Act] and that the purchaser is acquiring beneficial interests in the applicable Certificate[1] for its own account or for one or more institutional accounts for which it is acting as fiduciary or agent in a minimum amount equivalent to not less than U.S.[$25,000] [$100,000] and integral multiples of U.S. $1 in excess thereof for each such account.


                                       Very truly yours,


                                       [NAME OF HOLDER OF CERTIFICATE]



                                       By:____________________________________
                                          [Name], [Chief Financial
                                          or other Executive Officer]




[1] [NOTE: INFORMATION PROVIDED ABOVE WITH RESPECT TO PURCHASER AND THE FOREGOING REPRESENTATION MUST BE PROVIDED TO THE CERTIFICATE REGISTRAR UPON ANY TRANSFER OF CERTIFICATES IF THE CERTIFICATES ARE NO LONGER HELD IN GLOBAL FORM.]

                                    EXHIBIT I

                  FORM OF EUROCLEAR OR CLEARSTREAM CERTIFICATE

                          Morgan Stanley Capital I Inc.
                 Commercial Mortgage Pass-Through Certificates,
                Series 2005-IQ9, Class _____ (the "Certificates")

TO:   LaSalle Bank National Association, as Certificate Registrar
      Attn: Global Securitization Trust Services Group--
            Morgan Stanley Capital I Inc., as depositor, Commercial Mortgage Pass-Through Certificates, Series 2005-IQ9

            This is to certify that, based solely on certifications we have received in writing, by tested telex or by electronic transmission from member organizations appearing in our records as persons being entitled to a portion of the principal amount of the Certificates set forth below (our "Member Organizations") substantially to the effect set forth in the Pooling and Servicing Agreement dated as of February 1, 2005 (the "Pooling and Servicing Agreement") among you, Morgan Stanley Capital I Inc., Wells Fargo Bank, National Association, NCB, FSB, Midland Loan Services, Inc., National Consumer Cooperative Bank, LaSalle Bank National Association, and ABN AMRO Bank N.V., U.S. $__________ principal amount of the above-captioned Certificates held by us or on our behalf are beneficially owned by (a) non-U.S. person(s) or (b) U.S. person(s) who purchased the Certificates in transactions that did not require registration under the United States Securities Act of 1933, as amended (the "Securities Act"). As used in this paragraph, the term "U.S. person" has the meaning given to it by Regulation S under the Securities Act.

            We further certify that as of the date hereof we have not received any notification from any of our Member Organizations to the effect that the statements made by such Member Organizations with respect to any interest in the Certificates identified above are no longer true and cannot be relied upon as of the date hereof.

            [On Release Date: We hereby acknowledge that no portion of the Class
__ Regulation S Temporary Global Certificate shall be exchanged for an interest in the Class __ Regulation S Permanent Global Certificate (as each such term is defined in the Pooling and Servicing Agreement) with respect to the portion thereof for which we have not received the applicable certifications from our Member Organizations.]

            [Upon any payments under the Regulation S Temporary Global
Certificate: We hereby agree to hold (and return to the Trustee upon request) any payments received by us on the Class __ Regulation S Temporary Global Certificate (as defined in the Pooling and Servicing Agreement) with respect to the portion thereof for which we have not received the applicable certifications from our Member Organizations.]

            We understand that this certification is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification to any interested party in such proceedings.

Dated:



                                       [MORGAN GUARANTY TRUST COMPANY
                                       OF NEW YORK, Brussels office,
                                       as operator of the Euroclear System]


                                       or


                                       [CLEARSTREAM BANK, S.A.]



                                       By:____________________________________

                                    EXHIBIT J

              LIST OF LOANS TO WHICH EXCESS SERVICING FEES ARE PAID


IXIS          Central Mall-Texarkana TX
IXIS          Central Mall-Lawton, OK
IXIS          Central Mall-Pt Arthur, TX
IXIS          Parkside Shops
IXIS          Brentwood Town Center
IXIS          Crown Plaza
IXIS          Montgomery Field
IXIS          Okeechobee Industrial Park
IXIS          Stone Mist Apartments
IXIS          Columbia Lakeside
IXIS          Bermuda Run
IXIS          Park Hill Medical Plaza
IXIS          Skyway Commerce Center
IXIS          Timber Ridge
IXIS          Wood Trail Apartments
IXIS          Exchange Medical Office
IXIS          Waldorf Hampton Inn
IXIS          Thunderbird Crossing
IXIS          Walgreens-Grapevine
IXIS          3965 Durango
IXIS          Cedar Ridge
IXIS          VSV Plaza
IXIS          Autumn Park
MassMutual    Westchester Apartments
MassMutual    Windermere Apartments
MassMutual    Windermere II Apartments
MassMutual    The Club At Woodchase
MassMutual    Westcreek Townhomes
MassMutual    Summer City Townhomes
MassMutual    Crescent Pointe Ltp
MassMutual    Stonelick Woods Apartments
MassMutual    Martin's Landing Apts Phase I
MassMutual    Martin's Landing Apts Phase II
MassMutual    El Patrimonio Apartments
MassMutual    Kimberly Park Apartments
MassMutual    Plum Creek Apartments
MassMutual    College Glen Apartments
MassMutual    Deerfield Apartments
MassMutual    Silver Pines Senior Apartments
MassMutual    Aspenwood Glen Apartments
MassMutual    River Park Village Apartments
MassMutual    Willow Creek Apartments
MassMutual    Sable Chase Apartments
MassMutual    Parkview Apartments
MassMutual    Autumn Ridge Apartments
MassMutual    Forest Ridge Apartments
MassMutual    Wellesley Woods Apartments
MassMutual    Culpepper Landing
MassMutual    Hillview Apartments
MassMutual    Logan Pointe Apartments
MassMutual    Mallard Cove II Apartments
MassMutual    Foxridge Apartments
MassMutual    Las Villas Apartments
MassMutual    Glenview Apartments
MassMutual    Pine Valley Apartments
MassMutual    Willow Point I Apartments
MassMutual    Willow Point II Apartments
MassMutual    Las Lomas Apartments
MassMutual    Highland Village Apartments
MassMutual    Tree Trail Apartments
MassMutual    Westgate Apartments
MassMutual    Central Court Village
MassMutual    Parker Place Apartments
MassMutual    Crestview Apartments
MassMutual    Park Grand
MassMutual    North Pointe Apartments
MassMutual    Briar Ridge
MassMutual    Westland Cove
MassMutual    Culpepper Landing II
MassMutual    Park At Clear Creek
MassMutual    Prospect Hills Apartments
MassMutual    Oak Crossing Apartments
MSMC          125 Park Avenue
MSMC          Hulen Mall
MSMC          225 West Broadway
MSMC          Spring Hill Suites Orlando
MSMC          Courtyard Marriott Greenville
MSMC          Fairfield Inn Orlando
NCB,FSB       201 E. 77 Owners Corp.
NCB,FSB       Noble Square Cooperative
NCB,FSB       Eastwyck Village Towne Houses, Inc.
NCB,FSB       Burns Street Owners Corp.
NCB,FSB       333 East 75th St. Owners Corp.
NCB,FSB       Caton Towers Owners Corp.
NCB,FSB       East First Avenue, LLC
NCB,FSB       245 East 72nd Owners Corp.
NCB,FSB       Stonegate X Apartment Owners Corp.
NCB,FSB       Newport Apartments, Inc.
NCB,FSB       Kensington Gate Owners Incorporated
NCB,FSB       Madison 79 Associates, Inc.
NCB,FSB       1523 Central Park Avenue Owners, Inc.
NCB,FSB       London Towne Houses, Inc.
NCB,FSB       Park Town Cooperative Homes No.1, Inc.
NCB,FSB       Ramapo Towers Owners Corp.
NCB,FSB       Silver Hill Station
NCB,FSB       Gothic Tenants' Corp.
NCB,FSB       Columbus W. 82 Apartments Corp.
NCB,FSB       Shoppes at Boaz
NCB,FSB       Corporate Center Three Office
NCB,FSB       114 Owner's Inc.
NCB,FSB       Bonnie Crest Owners Corp.
NCB,FSB       Brisbane House, Inc.
NCB,FSB       Keyfoods
NCB,FSB       666 Apartment Corp.
NCB,FSB       46 West 95th Street Owners Corp.
NCB,FSB       230 Park South Apartments, Inc.
NCB,FSB       Palmbrook Gardens Tenants Corp.
NCB,FSB       Glen Manor Apartments Corp.
NCB,FSB       67-35 Yellowstone Blvd. Owners Corp.
NCB,FSB       Inwood Gardens, Inc.
NCB,FSB       Netherland Gardens Owners, Inc.
NCB,FSB       Hyde Park Cooperative
NCB,FSB       75th Street Apartment, Inc.
NCB,FSB       The Mews at Roosevelt Owners Corp.
NCB,FSB       270 West End Tenants Corp.
NCB,FSB       3065 Sedgwick Owners Corporation
NCB,FSB       North Park Cooperative
NCB,FSB       61 Irving Place Corporation
NCB,FSB       160 East 27th Owners Corporation
NCB,FSB       Tova Realty Corp.
NCB,FSB       1199 Ocean Avenue Tenants Corp.
NCB,FSB       110-34 73rd Owners Corp.
NCB,FSB       Michelle Tenants Corp.
NCB,FSB       Cavanaugh Court Owners, Inc.
NCB,FSB       2620 Ocean Owners Corp.
NCB,FSB       3123 Bailey Avenue Owners, Inc.
NCB,FSB       7 Great Jones Corp.
NCB,FSB       40 E. 19th St. Corp.
NCB,FSB       Steven Lee House, Inc.
NCB,FSB       133 Beach Apt. Corp.
NCB,FSB       St. Charles Housing Corp.
NCB,FSB       440 Warburton Avenue Corporation
NCB,FSB       Trinity Arms Ltd.
NCB,FSB       444-446 East 58th Owners Corp.
NCB,FSB       323 West 83rd Owners Corp.
NCB,FSB       Howell Heritage Plaza Condominiums
NCB,FSB       Florence Court Corporation
NCB,FSB       Garden Lofts Corp.
NCB,FSB       120-10-12 85th Ave. Owners Corp.
NCB,FSB       525 West Owners Corp.
NCB,FSB       Charles St. Tenants Corp.
NCB,FSB       214 Clinton St./147 Pacific St. Owners Corp.
NCB,FSB       214 West 17 Apartment Corp.
NCB,FSB       White Oak Cooperative Housing Corp.
NCB,FSB       222 Smith Street Owners, Inc.
NCB,FSB       84-02 Beverly Apartments Corp.
NCB,FSB       29 West 74 Corp.
NCB,FSB       139 E. 66 St. Corporation
NCB,FSB       169 Spring Owners Corp.
NCB,FSB       54 W. 82nd Street Realty Corp.
NCB,FSB       656 Carroll Tenants Corp.
PCF           540 Madison Avenue
PCF           400 Madison Avenue
PCF           Elliot Corporate Center
PCF           Coram Plaza
PCF           University Plaza Office Building
PCF           Commerce Crossings Office Building
PCF           7225 West Marcia Road
PCF           901 Kaiser Road
PCF           Loch Raven Shopping Center
PCF           Mariemont Promenade
PCF           Liberty Square Medical Center
PCF           The Heidt Building
TIAA          Festival at Hyannis
TIAA          Phoenix Apartments
TIAA          Holiday Centre
TIAA          Burbank Medical Plaza Office Building
TIAA          The Cloisters Apartments I
TIAA          Monarch Business Center
UCMFI         Steptoe Industrial
UCMFI         Plaza Seville
UCMFI         Armour-Northeast Industrial I
UCMFI         Armour-Northeast Industrial II
UCMFI         East Valley Commerce Plaza
UCMFI         6th Street Industrial
UCMFI         Beach Haven Shopping Center
UCMFI         Atlantic Self-Storage
UCMFI         Sellwood Building
UCMFI         Ridge Crossing Shopping Center
UCMFI         401 N. Wickham Road
UCMFI         1515 Elizabeth Street
UCMFI         801 E. Hibiscus Boulevard
UCMFI         The Arts Office Building
UCMFI         Pittsburgh National City Bank
UCMFI         Woodside Business Park
UCMFI         Lockport Place Industrial
UCMFI         T-Bird Self Storage
UCMFI         West Thunderbird Plaza
UCMFI         Randolph Forest Office
UCMFI         Bethany Walgreens
UCMFI         Factory Builder Warehouse
UCMFI         Lakeville Professional Plaza
UCMFI         Glendale Row Retail
UCMFI         Plantation CVS
UCMFI         660 E. Jericho Turnpike
UCMFI         GLI Properties
UCMFI         Blue Ribbon Storage
UCMFI         Crawfordville Eckerd
UCMFI         Robinwood Corporate Center
UCMFI         Twin Trees Plaza
UCMFI         Hyde Park Plaza Apartments
UCMFI         Carpinteria Industrial
UCMFI         Clifford Plaza I
UCMFI         Mooresville Retail Center
UCMFI         Phoenix Plaza
UCMFI         Branchville Industrial Park
UCMFI         Hastings Tractor Supply
UCMFI         Grand Avenue Plaza
UCMFI         Pinellas Park Warehouse
UCMFI         East Valley Commerce Park
UCMFI         Family Dollar Retail Building I
UCMFI         Family Dollar Retail Building II
UCMFI         Covington Tractor Supply
UCMFI         Magic City Beverage
UCMFI         Weisser Engineering
UCMFI         Tamiami Trail Retail
UCMFI         Factory Builder Office
UCMFI         Stone Pointe Office Park
UCMFI         Battleground Eckerd
UCMFI         Chagrin Falls Retail
UCMFI         Fountains Boulevard Retail
UCMFI         Aitkins Manor Apartments
UCMFI         484 Moreland Avenue Retail Center
UCMFI         Willow Creek Medical Building
UCMFI         Boardwalk Retail Center
UCMFI         Colby Woods Retail Center
UCMFI         Rockaway Boulevard
WaMu          Country Club at La Cholla
WaMu          Centennial Medical Arts Pavilion I
WaMu          Backlick Center South I
WaMu          200-240 Carter Drive
WaMu          Abacoa Professional Center II
WaMu          Pacifica Plaza
WaMu          891 Kuhn Drive
WaMu          Minnetonka Corporate Center
WaMu          CVS Pharmacy Building
WaMu          Whipple Self-Storage (ShurgardStorage Center)
WaMu          66 York Street
WaMu          Airborne Express Distribution Center
WaMu          Walgreens
WaMu          Bally Apartments
WaMu          Metroplex Office Complex
WaMu          6 South Lake Avenue
WaMu          Northwest Industrial Center
WaMu          4900 Cherry Creek Drive South
WaMu          Woodman & Chase Center
WaMu          Cornerstone II Shopping Center

                                   EXHIBIT K-1


                        MORTGAGE LOAN PURCHASE AGREEMENT
                                  (MSMC LOANS)

            Mortgage Loan Purchase Agreement (this "Agreement"), dated as of February 1, 2005, between Morgan Stanley Mortgage Capital Inc. (the "Seller"), and Morgan Stanley Capital I Inc. (the "Purchaser").

            The Seller agrees to sell, and the Purchaser agrees to purchase, certain mortgage loans listed on Exhibit 1 hereto (the "Mortgage Loans") as described herein. The Purchaser will convey the Mortgage Loans to a trust (the "Trust") created pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of February 1, 2005, between the Purchaser, as depositor, Wells Fargo Bank, National Association, as General Master Servicer, Midland Loan Services, Inc., as General Special Servicer, NCB, FSB, as NCB Master Servicer, National Consumer Cooperative Bank, as Co-op Special Servicer, LaSalle Bank National Association, as Trustee, Paying Agent and Certificate Registrar and ABN AMRO Bank, N.V., as Fiscal Agent. In exchange for the Mortgage Loans and certain other mortgage loans (the "Other Mortgage Loans") to be purchased by the Purchaser, the Trust will issue to the Depositor pass-through certificates to be known as Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2005-IQ9 (the "Certificates"). The Certificates will be issued pursuant to the Pooling and Servicing Agreement.

            Capitalized terms used herein but not defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement.

            The Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-5, Class A-1A, Class A-J, Class B, Class C and Class D Certificates (the "Public Certificates") will be sold by the Purchaser to Morgan Stanley & Co. Incorporated, Greenwich Capital Markets, Inc. and IXIS Securities North America Inc. (collectively, the "Underwriters"), pursuant to an Underwriting Agreement, between the Purchaser and the Underwriters, dated February 15, 2005 (the "Underwriting Agreement"), and the Class X-1, Class X-2, Class X-Y, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class EI, Class R-I, Class R-II and Class R-III Certificates (collectively, the "Private Certificates") will be sold by the Purchaser to Morgan Stanley & Co. Incorporated (the "Initial Purchaser") pursuant to a Certificate Purchase Agreement, between the Purchaser and the Initial Purchaser, dated February 15 2005 (the "Certificate Purchase Agreement"). The Underwriters will offer the Public Certificates for sale publicly pursuant to a Prospectus dated February 7, 2005, as supplemented by a Prospectus Supplement dated February 15, 2005 (together, the "Prospectus Supplement"), and the Initial Purchaser will offer the Private Certificates (other than the Class R-I, Class R-II and Class R-III Certificates) for sale in transactions exempt from the registration requirements of the Securities Act of 1933 pursuant to a Private Placement Memorandum, dated as of February 15, 2005 (the "Memorandum").

            In consideration of the mutual agreements contained herein, the Seller and the Purchaser hereby agree as follows:

            Section 1. Agreement to Purchase. The Seller agrees to sell, and the Purchaser agrees to purchase, on a servicing released basis, the Mortgage Loans identified on the schedule (the "Mortgage Loan Schedule") annexed hereto as
Exhibit 1, as such schedule may be amended to reflect the actual Mortgage Loans accepted by the Purchaser pursuant to the terms hereof. The Cut-Off Date with respect to each Mortgage Loan is such Mortgage Loan's Due Date in the month of February 2005. The Mortgage Loans and the Other Mortgage Loans will have an aggregate principal balance as of the close of business on the Cut-Off Date, after giving effect to any payments due on or before such date, whether or not received, of $1,531,754,421. The sale of the Mortgage Loans shall take place on February 24, 2005 or such other date as shall be mutually acceptable to the parties hereto (the "Closing Date"). The purchase price to be paid by the Purchaser for the Mortgage Loans shall equal the amount set forth as such purchase price on Exhibit 3 hereto. The purchase price shall be paid to the Seller by wire transfer in immediately available funds on the Closing Date.

            On the Closing Date, the Purchaser will assign to the Trustee pursuant to the Pooling and Servicing Agreement all of its right, title and interest in and to the Mortgage Loans and its rights under this Agreement (to the extent set forth in Section 15), and the Trustee shall succeed to such right, title and interest in and to the Mortgage Loans and the Purchaser's rights under this Agreement (to the extent set forth in Section 15).

            Section 2. Conveyance of Mortgage Loans. Effective as of the Closing Date, subject only to receipt of the consideration referred to in Section 1 hereof and the satisfaction of the conditions specified in Sections 6 and 7 hereof, the Seller does hereby transfer, assign, set over and otherwise convey to the Purchaser, without recourse, all the right, title and interest of the Seller, with the understanding that a Servicing Rights Purchase and Sale Agreement, dated February 1, 2005, will be executed by the Seller and the Master Servicer, in and to the Mortgage Loans identified on the Mortgage Loan Schedule as of the Closing Date. The Mortgage Loan Schedule, as it may be amended from time to time on or prior to the Closing Date, shall conform to the requirements of this Agreement and the Pooling and Servicing Agreement. In connection with such transfer and assignment, the Seller shall deliver to or on behalf of the Trustee, on behalf of the Purchaser, on or prior to the Closing Date, the Mortgage Note (as described in clause (a) below) for each Mortgage Loan and on or prior to the fifth Business Day after the Closing Date, five limited powers of attorney substantially in the form attached hereto as Exhibit 5 in favor of the Trustee, the applicable Master Servicer and the applicable Special Servicer to empower the Trustee, the applicable Master Servicer and, in the event of the failure or incapacity of the Trustee and the applicable Master Servicer, the applicable Special Servicer, to submit for recording, at the expense of the Seller, any mortgage loan documents required to be recorded as described in the Pooling and Servicing Agreement and any intervening assignments with evidence of recording thereon that are required to be included in the Mortgage Files (so long as original counterparts have previously been delivered to the Trustee). The Seller agrees to reasonably cooperate with the Trustee, the applicable Master Servicer and the applicable Special Servicer in connection with any additional powers of attorney or revisions thereto that are requested by such parties for purposes of such recordation. The parties hereto agree that no such power of attorney shall be used with respect to any Mortgage Loan by or under authorization by any party hereto except to the extent that the absence of a document described in the second preceding sentence with respect to such Mortgage Loan remains unremedied as of the earlier of (i) the date that is 180 days following the delivery of notice of such absence to the Seller, but in no event earlier than 18 months from the Closing Date, and (ii) the date (if any) on which such Mortgage Loan becomes a Specially Serviced Mortgage Loan. The Trustee shall submit such documents for recording, at the Seller's expense, after the periods set forth above; provided, however, the Trustee shall not submit such assignments for recording if the Seller produces evidence that it has sent any such assignment for recording and certifies that the Seller is awaiting its return from the applicable recording office. In addition, not later than the 30th day following the Closing Date, the Seller shall deliver to or on behalf of the Trustee each of the remaining documents or instruments specified below (with such exceptions and additional time periods as are permitted by this Section) with respect to each Mortgage Loan (each, a "Mortgage File"). (The Seller acknowledges that the term "without recourse" does not modify the duties of the Seller under Section 5 hereof.)

            All Mortgage Files, or portions thereof, delivered prior to the Closing Date are to be held by or on behalf of the Trustee in escrow on behalf of the Seller at all times prior to the Closing Date. The Mortgage Files shall be released from escrow upon closing of the sale of the Mortgage Loans and payments of the purchase price therefor as contemplated hereby. The Mortgage File for each Mortgage Loan shall contain the following documents:

            (a) The original Mortgage Note bearing all intervening endorsements, endorsed in blank or endorsed "Pay to the order of LaSalle Bank National Association, as Trustee for Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2005-IQ9, without recourse, representation or warranty" or if the original Mortgage Note is not included therein, then a lost note affidavit and indemnity, with a copy of the Mortgage Note attached thereto;

            (b) The original Mortgage, with evidence of recording thereon, and, if the Mortgage was executed pursuant to a power of attorney, a certified true copy of the power of attorney certified by the public recorder's office, with evidence of recording thereon (if recording is customary in the jurisdiction in which such power of attorney was executed), or certified by a title insurance company or escrow company to be a true copy thereof; provided that if such original Mortgage cannot be delivered with evidence of recording thereon on or prior to the 90th day following the Closing Date because of a delay caused by the public recording office where such original Mortgage has been delivered for recordation or because such original Mortgage has been lost, the Seller shall deliver or cause to be delivered to the Trustee a true and correct copy of such Mortgage, together with (i) in the case of a delay caused by the public recording office, an Officer's Certificate (as defined below) of the Seller stating that such original Mortgage has been sent to the appropriate public recording official for recordation or (ii) in the case of an original Mortgage that has been lost after recordation, a certification by the appropriate county recording office where such Mortgage is recorded that such copy is a true and complete copy of the original recorded Mortgage;

            (c) The originals of all agreements modifying a Money Term or other material modification, consolidation and extension agreements, if any, with evidence of recording thereon (if applicable) or if any such original modification, consolidation or extension agreement has been delivered to the appropriate recording office for recordation and either has not yet been returned on or prior to the 90th day following the Closing Date with evidence of recordation thereon or has been lost after recordation, a true copy of such modification, consolidation or extension certified by the Seller together with
(i) in the case of a delay caused by the public recording office, an Officer's Certificate of the Seller stating that such original modification, consolidation or extension agreement has been dispatched or sent to the appropriate public recording official for recordation or (ii) in the case of an original modification, consolidation or extension agreement that has been lost after recordation, a certification by the appropriate county recording office where such document is recorded that such copy is a true and complete copy of the original recorded modification, consolidation or extension agreement, and the originals of all assumption agreements, if any;

            (d) An original Assignment of Mortgage for each Mortgage Loan, in form and substance acceptable for recording (except for recording information not yet available if the instrument being recorded has not been returned from the applicable recording office), signed by the holder of record in blank or in favor of "LaSalle Bank National Association, as Trustee for Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2005-IQ9";

            (e) Originals of all intervening assignments of Mortgage, if any, with evidence of recording thereon or, if such original assignments of Mortgage have been delivered to the appropriate recorder's office for recordation, certified true copies of such assignments of Mortgage certified by the Seller, or in the case of an original blanket intervening assignment of Mortgage retained by the Seller, a copy thereof certified by the Seller or, if any original intervening assignment of Mortgage has not yet been returned on or prior to the 90th day following the Closing Date from the applicable recording office or has been lost, a true and correct copy thereof, together with (i) in the case of a delay caused by the public recording office, an Officer's Certificate of the Seller stating that such original intervening assignment of Mortgage has been sent to the appropriate public recording official for recordation or (ii) in the case of an original intervening assignment of Mortgage that has been lost after recordation, a certification by the appropriate county recording office where such assignment is recorded that such copy is a true and complete copy of the original recorded intervening assignment of Mortgage;

            (f) If the related Assignment of Leases is separate from the Mortgage, the original of such Assignment of Leases with evidence of recording thereon or certified by a title insurance company or escrow company to be a true copy thereof; provided that if such Assignment of Leases has not been returned on or prior to the 90th day following the Closing Date because of a delay caused by the applicable public recording office where such Assignment of Leases has been delivered for recordation or because such original Assignment of Leases has been lost, the Seller shall deliver or cause to be delivered to the Trustee a true and correct copy of such Assignment of Leases submitted for recording, together with, (i) in the case of a delay caused by the public recording office, an Officer's Certificate (as defined below) of the Seller stating that such Assignment of Leases has been sent to the appropriate public recording official for recordation or (ii) in the case of an original Assignment of Leases that has been lost after recordation, a certification by the appropriate county recording office where such Assignment of Leases is recorded that such copy is a true and complete copy of the original recorded Assignment of Leases, in each case together with an original assignment of such Assignment of Leases, in recordable form (except for recording information not yet available if the instrument being recorded has not been returned from the applicable recording office), signed by the holder of record in favor of "LaSalle Bank National Association, as Trustee for Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2005-IQ9," which assignment may be effected in the related Assignment of Mortgage;

            (g) The original or a copy of each guaranty, if any, constituting additional security for the repayment of such Mortgage Loan;

            (h) The original Title Insurance Policy, or in the event such original Title Insurance Policy has not been issued, a binder, actual "marked-up" title commitment, pro forma policy, or an agreement to provide any of the foregoing pursuant to binding escrow instructions executed by the title company or its authorized agent with the original Title Insurance Policy to follow within 180 days of the Closing Date, or a copy of any of the foregoing certified by the title company with the original Title Insurance Policy to follow within 180 days of the Closing Date, or a preliminary title report with the original Title Insurance Policy to follow within 180 days of the Closing Date;

            (i) (A) Copies of UCC financing statements (together with all assignments thereof) filed in connection with a Mortgage Loan and (B) UCC-2 or UCC-3 financing statements assigning such UCC financing statements to the Trustee delivered in connection with the Mortgage Loan;

            (j) Copies of the related ground lease(s), if any, to any Mortgage Loan where the Mortgagor is the lessee under such ground lease and there is a lien in favor of the mortgagee in such lease.

            (k) Copies of any loan agreements, lock-box agreements and intercreditor agreements, if any, related to any Mortgage Loan;

            (l) Either (A) the original of each letter of credit, if any, constituting additional collateral for such Mortgage Loan (other than letters of credit representing tenant security deposits which have been collaterally assigned to the lender), which shall be assigned and delivered to the Trustee on behalf of the Trust with a copy to be held by the Primary Servicer (or the Master Servicer), and applied, drawn, reduced or released in accordance with documents evidencing or securing the applicable Mortgage Loan, the Pooling and Servicing Agreement and the Primary Servicing Agreement or (B) the original of each letter of credit, if any, constituting additional collateral for such Mortgage Loan (other than letters of credit representing tenant security deposits which have been collaterally assigned to the lender), which shall be held by the applicable Primary Servicer (or the Master Servicer) on behalf of the Trustee, with a copy to be held by the Trustee, and applied, drawn, reduced or released in accordance with documents evidencing or securing the applicable Mortgage Loan, the Pooling and Servicing Agreement and the Primary Servicing Agreement (it being understood that the Seller has agreed (a) that the proceeds of such letter of credit belong to the Trust, (b) to notify, on or before the Closing Date, the bank issuing the letter of credit that the letter of credit and the proceeds thereof belong to the Trust, and to use reasonable efforts to obtain within 30 days (but in any event to obtain within 90 days) following the Closing Date, an acknowledgement thereof by the bank (with a copy of such acknowledgement to be sent to the Trustee) and (c) to indemnify the Trust for any liabilities, charges, costs, fees or other expenses accruing from the failure of the Seller to assign the letter of credit hereunder). In the case of clause (B) above, any letter of credit held by the applicable Primary Servicer (or Master Servicer) shall be held in its capacity as agent of the Trust, and if the applicable Primary Servicer (or Master Servicer) sells its rights to service the applicable Mortgage Loan, the applicable Primary Servicer (or Master Servicer) has agreed to assign the applicable letter of credit to the Trust or at the direction of the Special Servicer to such party as the Special Servicer may instruct, in each case, at the expense of the applicable Primary Servicer (or Master Servicer). The applicable Primary Servicer (or Master Servicer) has agreed to indemnify the Trust for any loss caused by the ineffectiveness of such assignment;

            (m) The original or a copy of the environmental indemnity agreement, if any, related to any Mortgage Loan;

            (n) Copies of third-party management agreements, if any, for all hotels and for such other Mortgaged Properties securing Mortgage Loans with a Cut-Off Date principal balance equal to or greater than $20,000,000;

            (o) The original of any Environmental Insurance Policy or, if the original is held by the related Mortgagor, a copy thereof;

            (p) A copy of any affidavit and indemnification agreement in favor of the lender;

            (q) With respect to hospitality properties, a copy of any franchise agreement, franchise comfort letter and applicable assignment or transfer documents;

            "Officer's Certificate" shall mean a certificate signed by one or more of the Chairman of the Board, any Vice Chairman, the President, any Senior Vice President, any Vice President, any Assistant Vice President, any Treasurer or any Assistant Treasurer.

            The Assignment of Mortgage, intervening assignments of Mortgage and assignment of Assignment of Leases referred to in clauses (d), (e) and (f) may be in the form of a single instrument assigning the Mortgage and the Assignment of Leases to the extent permitted by applicable law. To avoid the unnecessary expense and administrative inconvenience associated with the execution and recording or filing of multiple assignments of mortgages, assignments of leases (to the extent separate from the mortgages) and assignments of UCC financing statements, the Seller shall execute, in accordance with the third succeeding paragraph, the assignments of mortgages, the assignments of leases (to the extent separate from the mortgages) and the assignments of UCC financing statements relating to the Mortgage Loans naming the Trustee on behalf of the Certificateholders as assignee. Notwithstanding the fact that such assignments of mortgages, assignments of leases (to the extent separate from the assignments of mortgages) and assignments of UCC financing statements shall name the Trustee on behalf of the Certificateholders as the assignee, the parties hereto acknowledge and agree that the Mortgage Loans shall for all purposes be deemed to have been transferred from the Seller to the Purchaser and from the Purchaser to the Trustee on behalf of the Certificateholders.

            If the Seller cannot deliver, or cause to be delivered, as to any Mortgage Loan, any of the documents and/or instruments referred to in clauses
(b), (c), (e) or (f), with evidence of recording thereon, because of a delay caused by the public recording office where such document or instrument has been delivered for recordation within such 90 day period, but the Seller delivers a photocopy thereof (to the extent available, certified by the appropriate county recorder's office to be a true and complete copy of the original thereof submitted for recording or, if such certification is not available, together with an Officer's Certificate of the Seller stating that such document has been sent to the appropriate public recording official for recordation), to the Trustee within such 90 day period, the Seller shall then deliver within 180 days after the Closing Date the recorded document (or within such longer period after the Closing Date as the Trustee may consent to, which consent shall not be withheld so long as the Seller is, as certified in writing to the Trustee no less often than monthly, in good faith attempting to obtain from the appropriate county recorder's office such original or photocopy).

            The Trustee, as assignee or transferee of the Purchaser, shall be entitled to all scheduled payments of principal due thereon after the Cut-Off Date, all other payments of principal collected after the Cut-Off Date (other than scheduled payments of principal due on or before the Cut-Off Date), and all payments of interest on the Mortgage Loans allocable to the period commencing on the Cut-Off Date. All scheduled payments of principal and interest due on or before the Cut-Off Date and collected after the Cut-Off Date shall belong to the Seller.

            Within 45 days following the Closing Date, the Seller shall deliver and the Purchaser, the Trustee or the agents of either may submit or cause to be submitted for recordation at the expense of the Seller, in the appropriate public office for real property records, each assignment referred to in clauses
(d) and (f)(ii) above (with recording information in blank if such information is not yet available). Within 15 days following the Closing Date, the Seller shall deliver and the Purchaser, the Trustee or the agents of either may submit or cause to be submitted for filing, at the expense of the Seller, in the appropriate public office for Uniform Commercial Code financing statements, the assignment referred to in clause (i) above. If any such document or instrument is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, the Seller shall prepare a substitute therefor or cure such defect, and the Seller shall, at its own expense (except in the case of a document or instrument that is lost by the Trustee), record or file, as the case may be, and deliver such document or instrument in accordance with this Section 2.

            As to each Mortgage Loan secured by a Mortgaged Property with respect to which the related Mortgagor has entered into a franchise agreement and each Mortgage Loan secured by a Mortgaged Property with respect to which a letter of credit is in place, the Seller shall provide a notice on or prior to the date that is thirty (30) days after the Closing Date to the franchisor or the issuing financial institution, as applicable, of the transfer of such Mortgage Loan to the Trust pursuant to the Pooling and Servicing Agreement, and inform such parties that any notices to the Mortgagor's lender pursuant to such franchise agreement or letter of credit should thereafter be forwarded to the Master Servicer and, with respect to each franchise agreement, provide a franchise comfort letter to the franchisor on or prior to the date that is thirty (30) days after the Closing Date. After the Closing Date, with respect to any letter of credit that has not yet been assigned to the Trust, upon the written request of the Master Servicer or the applicable Primary Servicer, the Seller will draw on such letter of credit as directed by the Master Servicer or such Primary Servicer in such notice to the extent the Seller has the right to do so.

            Documents that are in the possession of the Seller, its agents or its subcontractors that relate to the servicing of any Mortgage Loans and that are not required to be a part of the Mortgage File and are reasonably necessary for the ongoing administration and/or servicing of the applicable Mortgage Loan (the "Servicing File") shall be delivered by the Seller to or at the direction of the Master Servicer, on behalf of the Purchaser, on or prior to the 75th day after the Closing Date, in accordance with the Primary Servicing Agreement, if applicable.

            The Servicing File shall include, to the extent required to be (and actually) delivered to the Seller pursuant to the applicable Mortgage Loan documents, copies of the following items: the Mortgage Note, any Mortgage, the Assignment of Leases and the Assignment of Mortgage, any guaranty/indemnity agreement, any loan agreement, the insurance policies or certificates, as applicable, the property inspection reports, any financial statements on the property, any escrow analysis, the tax bills, the Appraisal, the environmental report, the engineering report, the asset summary, financial information on the Mortgagor/sponsor and any guarantors, any letters of credit, any intercreditor agreements and any Environmental Insurance Policies; provided, however, the Seller shall not be required to deliver any draft documents, attorney-client privileged communications, internal correspondence or credit analysis. Delivery of any of the foregoing documents to the Primary Servicer shall be deemed a delivery to the Master Servicer and satisfy Seller's obligations under this sub-paragraph. Each of the foregoing items shall be delivered by the Seller in electronic form, to the extent such document is available in such form and such form is reasonably acceptable to the Master Servicer.

            Upon the sale of the Mortgage Loans by the Seller to the Purchaser pursuant to this Agreement, the ownership of each Mortgage Note, Mortgage and the other contents of the related Mortgage File shall be vested in the Purchaser and its assigns, and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or that come into the possession of the Seller shall immediately vest in the Purchaser and its assigns, and shall be delivered promptly by the Seller to or on behalf of either the Trustee or the Master Servicer as set forth herein, subject to the requirements of the Primary Servicing Agreement. The Seller's and Purchaser's records shall reflect the transfer of each Mortgage Loan from the Seller to the Purchaser and its assigns as a sale.

            It is the express intent of the parties hereto that the conveyance of the Mortgage Loans and related property to the Purchaser by the Seller as provided in this Section 2 be, and be construed as, an absolute sale of the Mortgage Loans and related property. It is, further, not the intention of the parties that such conveyance be deemed a pledge of the Mortgage Loans and related property by the Seller to the Purchaser to secure a debt or other obligation of the Seller. However, in the event that, notwithstanding the intent of the parties, the Mortgage Loans or any related property are held to be the property of the Seller, or if for any other reason this Agreement is held or deemed to create a security interest in the Mortgage Loans or any related property, then:

            (i) this Agreement shall be deemed to be a security agreement; and

            (ii) the conveyance provided for in this Section 2 shall be deemed to be a grant by the Seller to the Purchaser of a security interest in all of the Seller's right, title, and interest, whether now owned or hereafter acquired, in and to:

                  (A) All accounts, general intangibles, chattel paper,
            instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit and investment property consisting of, arising from or relating to any of the following property: the Mortgage Loans identified on the Mortgage Loan Schedule, including the related Mortgage Notes, Mortgages, security agreements, and title, hazard and other insurance policies, all distributions with respect thereto payable after the Cut-Off Date, all substitute or replacement Mortgage Loans and all distributions with respect thereto, and the Mortgage Files;

                  (B) All accounts, general intangibles, chattel paper,
            instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit, investment property and other rights arising from or by virtue of the disposition of, or collections with respect to, or insurance proceeds payable with respect to, or claims against other Persons with respect to, all or any part of the collateral described in clause (A) above (including any accrued discount realized on liquidation of any investment purchased at a discount); and

                  (C) All cash and non-cash proceeds of the collateral described in clauses (A) and (B) above.

            The possession by the Purchaser or its designee of the Mortgage Notes, the Mortgages, and such other goods, letters of credit, advices of credit, instruments, money, documents, chattel paper or certificated securities shall be deemed to be possession by the secured party or possession by a purchaser for purposes of perfecting the security interest pursuant to the Uniform Commercial Code (including, without limitation, Sections 9-305 and 9-115 thereof) as in force in the relevant jurisdiction. Notwithstanding the foregoing, the Seller makes no representation or warranty as to the perfection of any such security interest.

            Notifications to Persons holding such property, and acknowledgments, receipts, or confirmations from persons holding such property, shall be deemed to be notifications to, or acknowledgments, receipts or confirmations from, securities intermediaries, bailees or agents of, or Persons holding for, the Purchaser or its designee, as applicable, for the purpose of perfecting such security interest under applicable law.

            The Seller shall, to the extent consistent with this Agreement, take such reasonable actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the property described above, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement. In such case, the Seller shall file all filings necessary to maintain the effectiveness of any original filings necessary under the Uniform Commercial Code as in effect in any jurisdiction to perfect such security interest in such property. In connection herewith, the Purchaser shall have all of the rights and remedies of a secured party and creditor under the Uniform Commercial Code as in force in the relevant jurisdiction.

            Notwithstanding anything to the contrary contained herein, and subject to Section 2(a), the Purchaser shall not be required to purchase any Mortgage Loan as to which any Mortgage Note (endorsed as described in clause (a) above) or lost note affidavit and indemnity required to be delivered to or on behalf of the Trustee or the Master Servicer pursuant to this Section 2 on or before the Closing Date is not so delivered, or is not properly executed or is defective on its face, and the Purchaser's acceptance of the related Mortgage Loan on the Closing Date shall in no way constitute a waiver of such omission or defect or of the Purchaser's or its successors' and assigns' rights in respect thereof pursuant to Section 5.

            Section 3. Examination of Mortgage Files and Due Diligence Review. The Seller shall (i) deliver to the Purchaser on or before the Closing Date a diskette acceptable to the Purchaser that contains such information about the Mortgage Loans as may be reasonably requested by the Purchaser, (ii) deliver to the Purchaser investor files (collectively the "Collateral Information") with respect to the assets proposed to be included in the Mortgage Pool and made available at the Purchaser's headquarters in New York, and (iii) otherwise cooperate fully with the Purchaser in its examination of the credit files, underwriting documentation and Mortgage Files for the Mortgage Loans and its due diligence review of the Mortgage Loans. The fact that the Purchaser has conducted or has failed to conduct any partial or complete examination of the credit files, underwriting documentation or Mortgage Files for the Mortgage Loans shall not affect the right of the Purchaser or the Trustee to cause the Seller to cure any Material Document Defect or Material Breach (each as defined below), or to repurchase or replace the defective Mortgage Loans pursuant to
Section 5 of this Agreement.

            On or prior to the Closing Date, the Seller shall allow representatives of any of the Purchaser, each Underwriter, the Initial Purchaser, the Trustee, the Special Servicer and each Rating Agency to examine and audit all books, records and files pertaining to the Mortgage Loans, the Seller's underwriting procedures and the Seller's ability to perform or observe all of the terms, covenants and conditions of this Agreement. Such examinations and audits shall take place at one or more offices of the Seller during normal business hours and shall not be conducted in a manner that is disruptive to the Seller's normal business operations upon reasonable prior advance notice. In the course of such examinations and audits, the Seller will make available to such representatives of any of the Purchaser, each Underwriter, the Initial Purchaser, the Trustee, the Special Servicer and each Rating Agency reasonably adequate facilities, as well as the assistance of a sufficient number of knowledgeable and responsible individuals who are familiar with the Mortgage Loans and the terms of this Agreement, and the Seller shall cooperate fully with any such examination and audit in all material respects. On or prior to the Closing Date, the Seller shall provide the Purchaser with all material information regarding the Seller's financial condition and access to knowledgeable financial or accounting officers for the purpose of answering questions with respect to the Seller's financial condition, financial statements as provided to the Purchaser or other developments affecting the Seller's ability to consummate the transactions contemplated hereby or otherwise affecting the Seller in any material respect. Within 45 days after the Closing Date, the Seller shall provide the Master Servicer or Primary Servicer, if applicable, with any additional information identified by the Master Servicer or Primary Servicer, if applicable, as necessary to complete the CMSA Property File, to the extent that such information is available.

            The Purchaser may exercise any of its rights hereunder through one or more designees or agents; provided the Purchaser has provided the Seller with prior notice of the identity of such designee or agent.

            The Purchaser shall keep confidential any information regarding the Seller and the Mortgage Loans that has been delivered into the Purchaser's possession and that is not otherwise publicly available; provided, however, that such information shall not be kept confidential (and the right to require confidentiality under any confidentiality agreement is hereby waived) to the extent such information is required to be included in the Memorandum or the Prospectus Supplement or the Purchaser is required by law or court order to disclose such information. If the Purchaser is required to disclose in the Memorandum or the Prospectus Supplement confidential information regarding the Seller as described in the preceding sentence, the Purchaser shall provide to the Seller a copy of the proposed form of such disclosure prior to making such disclosure and the Seller shall promptly, and in any event within two Business Days, notify the Purchaser of any inaccuracies therein, in which case the Purchaser shall modify such form in a manner that corrects such inaccuracies. If the Purchaser is required by law or court order to disclose confidential information regarding the Seller as described in the second preceding sentence, the Purchaser shall notify the Seller and cooperate in the Seller's efforts to obtain a protective order or other reasonable assurance that confidential treatment will be accorded such information and, if in the absence of a protective order or such assurance, the Purchaser is compelled as a matter of law to disclose such information, the Purchaser shall, prior to making such disclosure, advise and consult with the Seller and its counsel as to such disclosure and the nature and wording of such disclosure and the Purchaser shall use reasonable efforts to obtain confidential treatment therefor. Notwithstanding the foregoing, if reasonably advised by counsel that the Purchaser is required by a regulatory agency or court order to make such disclosure immediately, then the Purchaser shall be permitted to make such disclosure without prior review by the Seller.

            Section 4. Representations and Warranties of the Seller and the Purchaser.

            (a) To induce the Purchaser to enter into this Agreement, the Seller hereby makes for the benefit of the Purchaser and its assigns with respect to each Mortgage Loan as of the date hereof (or as of such other date specifically set forth in the particular representation and warranty) each of the representations and warranties set forth on Exhibit 2 hereto, except as otherwise set forth on Schedule A attached hereto, and hereby further represents and warrants to the Purchaser as of the date hereof that:

            (i) The Seller is duly organized and is validly existing as a corporation in good standing under the laws of New York. The Seller has the requisite power and authority and legal right to own the Mortgage Loans and to transfer and convey the Mortgage Loans to the Purchaser and has the requisite power and authority to execute and deliver, engage in the transactions contemplated by, and perform and observe the terms and conditions of, this Agreement.

            (ii) This Agreement has been duly and validly authorized, executed and delivered by the Seller, and assuming the due authorization, execution and delivery hereof by the Purchaser, this Agreement constitutes the valid, legal and binding agreement of the Seller, enforceable in accordance with its terms, except as such enforcement may be limited by
      (A) laws relating to bankruptcy, insolvency, reorganization, receivership or moratorium, (B) other laws relating to or affecting the rights of creditors generally, (C) general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law) or (D) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement that purport to provide indemnification from liabilities under applicable securities laws.

            (iii) No consent, approval, authorization or order of, registration or filing with, or notice to, any governmental authority or court is required, under federal or state law, for the execution, delivery and performance of or compliance by the Seller with this Agreement, or the consummation by the Seller of any transaction contemplated hereby, other than (1) such qualifications as may be required under state securities or blue sky laws, (2) the filing or recording of financing statements, instruments of assignment and other similar documents necessary in connection with the Seller's sale of the Mortgage Loans to the Purchaser,
      (3) such consents, approvals, authorizations, qualifications, registrations, filings or notices as have been obtained and (4) where the lack of such consent, approval, authorization, qualification, registration, filing or notice would not have a material adverse effect on the performance by the Seller under this Agreement.

            (iv) Neither the transfer of the Mortgage Loans to the Purchaser, nor the execution, delivery or performance of this Agreement by the Seller, conflicts or will conflict with, results or will result in a breach of, or constitutes or will constitute a default under (A) any term or provision of the Seller's articles of organization or by-laws, (B) any term or provision of any material agreement, contract, instrument or indenture to which the Seller is a party or by which it or any of its assets is bound or results in the creation or imposition of any lien, charge or encumbrance upon any of its property pursuant to the terms of any such indenture, mortgage, contract or other instrument, other than pursuant to this Agreement, or (C) after giving effect to the consents or taking of the actions contemplated in subsection (iii), any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Seller or its assets, except where in any of the instances contemplated by clauses (B) or (C) above, any conflict, breach or default, or creation or imposition of any lien, charge or encumbrance, will not have a material adverse effect on the consummation of the transactions contemplated hereby by the Seller or materially and adversely affect its ability to perform its obligations and duties hereunder or result in any material adverse change in the business, operations, financial condition, properties or assets of the Seller, or in any material impairment of the right or ability of the Seller to carry on its business substantially as now conducted.

            (v) There are no actions or proceedings against, or investigations of, the Seller pending or, to the Seller's knowledge, threatened in writing against the Seller before any court, administrative agency or other tribunal, the outcome of which could reasonably be expected to materially and adversely affect the transfer of the Mortgage Loans to the Purchaser or the execution or delivery by, or enforceability against, the Seller of this Agreement or have an effect on the financial condition of the Seller that would materially and adversely affect the ability of the Seller to perform its obligations under this Agreement.

            (vi) On the Closing Date, the sale of the Mortgage Loans pursuant to this Agreement will effect a transfer by the Seller of all of its right, title and interest in and to the Mortgage Loans to the Purchaser.

            (vii) To the Seller's knowledge, the Seller Information (as defined in that certain indemnification agreement, dated as of February 15, 2005, between the Seller, the Purchaser, the Underwriters and the Initial Purchaser (the "Indemnification Agreement")) relating to the Mortgage Loans does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (when read together with the Final Prospectus Supplement, in the case of Public Certificates, or when read together with the Memorandum, in the case of the Private Certificates). Notwithstanding anything contained herein to the contrary, this subparagraph (vii) shall run exclusively to the benefit of the Purchaser and no other party.

            To induce the Purchaser to enter into this Agreement, the Seller hereby covenants that the foregoing representations and warranties and those set forth on Exhibit 2 hereto will be true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date, provided that any representations and warranties made as of a specified date shall be true and correct in all material respects as of such specified date.

            Each of the representations, warranties and covenants made by the Seller pursuant to this Section 4(a) shall survive the sale of the Mortgage Loans and shall continue in full force and effect notwithstanding any restrictive or qualified endorsement on the Mortgage Notes.

            (b) To induce the Seller to enter into this Agreement, the Purchaser hereby represents and warrants to the Seller as of the date hereof:

            (i) The Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware with full power and authority to carry on its business as presently conducted by it.

            (ii) The Purchaser has full power and authority to acquire the Mortgage Loans, to execute and deliver this Agreement and to enter into and consummate all transactions contemplated by this Agreement. The Purchaser has duly and validly authorized the execution, delivery and performance of this Agreement and has duly and validly executed and delivered this Agreement. This Agreement, assuming due authorization, execution and delivery by the Seller, constitutes the valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

            (iii) No consent, approval, authorization or order of, registration or filing with, or notice to, any governmental authority or court is required, under federal or state law, for the execution, delivery and performance of or compliance by the Purchaser with this Agreement, or the consummation by the Purchaser of any transaction contemplated hereby that has not been obtained or made by the Purchaser.

            (iv) Neither the purchase of the Mortgage Loans nor the execution, delivery and performance of this Agreement by the Purchaser will violate the Purchaser's certificate of incorporation or by-laws or constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under, or result in a breach of, any material agreement, contract, instrument or indenture to which the Purchaser is a party or that may be applicable to the Purchaser or its assets.

            (v) The Purchaser's execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, rule, writ, injunction, order or decree of any court, or order or regulation of any federal, state or municipal government agency having jurisdiction over the Purchaser or its assets, which violation could materially and adversely affect the condition (financial or otherwise) or the operation of the Purchaser or its assets or could materially and adversely affect its ability to perform its obligations and duties hereunder.

            (vi) There are no actions or proceedings against, or investigations of, the Purchaser pending or, to the Purchaser's knowledge, threatened against the Purchaser before any court, administrative agency or other tribunal, the outcome of which could reasonably be expected to adversely affect the transfer of the Mortgage Loans, the issuance of the Certificates, the execution, delivery or enforceability of this Agreement or have an effect on the financial condition of the Purchaser that would materially and adversely affect the ability of the Purchaser to perform its obligation under this Agreement.

            (vii) The Purchaser has not dealt with any broker, investment banker, agent or other person, other than the Seller, the Underwriters, the Initial Purchaser and their respective affiliates, that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans or consummation of any of the transactions contemplated hereby.

            To induce the Seller to enter into this Agreement, the Purchaser hereby covenants that the foregoing representations and warranties will be true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date.

            Each of the representations and warranties made by the Purchaser pursuant to this Section 4(b) shall survive the purchase of the Mortgage Loans.

            Section 5. Remedies Upon Breach of Representations and Warranties Made by the Seller.

            (a) It is hereby acknowledged that the Seller shall make for the benefit of the Trustee on behalf of the holders of the Certificates, whether directly or by way of the Purchaser's assignment of its rights hereunder to the Trustee, the representations and warranties set forth on Exhibit 2 hereto (each as of the date hereof unless otherwise specified).

            (b) It is hereby further acknowledged that if any document required to be delivered to the Trustee pursuant to Section 2 is not delivered as and when required (and including the expiration of any grace or cure period), is not properly executed or is defective on its face, or if there is a breach of any of the representations and warranties required to be made by the Seller regarding the characteristics of the Mortgage Loans and/or the related Mortgaged Properties as set forth in Exhibit 2 hereto, and in either case such defect or breach, either (i) materially and adversely affects the interests of the holders of the Certificates in the related Mortgage Loan, or (ii) both (A) the document defect or breach materially and adversely affects the value of the Mortgage Loan and (B) the Mortgage Loan is a Specially Serviced Mortgage Loan or Rehabilitated Mortgage Loan (such a document defect described in the preceding clause (i) or (ii), a "Material Document Defect" and such a breach described in the preceding clause (i) or (ii) a "Material Breach"), the party discovering such Material Document Defect or Material Breach shall promptly notify, in writing, the other party; provided that any breach of the representation and warranty contained in paragraph (38) of such Exhibit 2 shall constitute a Material Breach only if such prepayment premium or yield maintenance charge is not deemed "customary" for commercial mortgage loans as evidenced by (i) an opinion of tax counsel to such effect or (ii) a determination by the Internal Revenue Service that such provision is not customary. Promptly (but in any event within three Business
Days) upon becoming aware of any such Material Document Defect or Material Breach, the Master Servicer shall, and the Special Servicer may, request that the Seller, not later than 90 days from the Seller's receipt of the notice of such Material Document Defect or Material Breach, cure such Material Document Defect or Material Breach, as the case may be, in all material respects; provided, however, that if such Material Document Defect or Material Breach, as the case may be, cannot be corrected or cured in all material respects within such 90-day period, and such Material Document Defect or Material Breach would not cause the Mortgage Loan to be other than a "qualified mortgage" (as defined in the Code), but the Seller is diligently attempting to effect such correction or cure, as certified by the Seller in an Officer's Certificate delivered to the Trustee, then the cure period will be extended for an additional 90 days unless, solely in the case of a Material Document Defect, (x) the Mortgage Loan is, at the end of the initial 90 day period, a Specially Serviced Mortgage Loan and a Servicing Transfer Event has occurred as a result of a monetary default or as described in clause (ii) or clause (v) of the definition of "Servicing Transfer Event" in the Pooling and Servicing Agreement and (y) the Material Document Defect was identified in a certification delivered to the Seller by the Trustee pursuant to Section 2.2 of the Pooling and Servicing Agreement not less than 90 days prior to the delivery of the notice of such Material Document Defect. The parties acknowledge that neither delivery of a certification or schedule of exceptions to the Seller pursuant to Section 2.2 of the Pooling and Servicing Agreement or otherwise nor possession of such certification or schedule by the Seller shall, in and of itself, constitute delivery of notice of any Material Document Defect or knowledge or awareness by the Seller of any Material Document Defect listed therein.

            The Seller hereby covenants and agrees that, if any such Material Document Defect or Material Breach cannot be corrected or cured in all material aspects within the above cure periods, the Seller shall, on or before the termination of such cure periods, either (i) repurchase the affected Mortgage Loan or REO Mortgage Loan from the Purchaser or its assignee at the Purchase Price as defined in the Pooling and Servicing Agreement, or (ii) if within the two-year period commencing on the Closing Date, at its option replace, without recourse, any Mortgage Loan or REO Mortgage Loan to which such defect relates with a Qualifying Substitute Mortgage Loan. If such Material Document Defect or Material Breach would cause the Mortgage Loan to be other than a "qualified mortgage" (as defined in the Code), then notwithstanding the previous sentence, such repurchase or substitution must occur within 90 days from the earlier of the date the Seller discovered or was notified of the breach or defect. The Seller agrees that any substitution shall be completed in accordance with the terms and conditions of the Pooling and Servicing Agreement.

            If (i) a Mortgage Loan is to be repurchased or replaced in connection with a Material Document Defect or Material Breach as contemplated above, (ii) such Mortgage Loan is cross-collateralized and cross-defaulted with one or more other Mortgage Loans in the Trust and (iii) the applicable document defect or breach does not constitute a Material Document Defect or Material Breach, as the case may be, as to such other Mortgage Loans (without regard to this paragraph), then the applicable document defect or breach (as the case may
be) shall be deemed to constitute a Material Document Defect or Material Breach, as the case may be, as to each such other Mortgage Loan for purposes of the above provisions, and the Seller shall be obligated to repurchase or replace each such other Mortgage Loan in accordance with the provisions above, unless, in the case of such breach or document defect, both of the following conditions would be satisfied if the Seller were to repurchase or replace only those Mortgage Loans as to which a Material Breach had occurred without regard to this paragraph (the "Affected Loan(s)"): (1) the debt service coverage ratio for all such other Mortgage Loans (excluding the Affected Loan(s)) for the four calendar quarters immediately preceding the repurchase or replacement (determined as provided in the definition of Debt Service Coverage Ratio in the Pooling and Servicing Agreement, except that net cash flow for such four calendar quarters, rather than year-end, shall be used) is not less than 0.10x below the lesser of
(x) the debt service coverage ratio for all such Mortgage Loans (including the Affected Loans(s)) set forth under the heading "NCF DSCR" in Appendix II to the Final Prospectus Supplement and (y) the debt service coverage ratio for all such other Mortgage Loans that are cross-collateralized and cross-defaulted with one another (including the Affected Loan(s)) for the four preceding calendar quarters prior to such repurchase or replacement (determined as provided in the definition of Debt Service Coverage Ratio in the Pooling and Servicing Agreement, except that net cash flow for such four calendar quarters, rather than year-end, shall be used), and (2) the loan-to-value ratio for all such other Mortgage Loans (excluding the Affected Loan(s)) is not greater than 10% more than the greater of (x) the loan-to-value ratio for all such Mortgage Loans (including the Affected Loan(s)) set forth under the heading "Cut-Off Date LTV" in Appendix II to the Final Prospectus Supplement and (y) the loan-to-value ratio for all such Mortgage Loans that are cross-collateralized and cross-defaulted with one another (including the Affected Loans(s)) as of the date of repurchase or replacement. The determination of the Master Servicer as to whether either of the conditions set forth above has been satisfied shall be conclusive and binding in the absence of manifest error. The Master Servicer will be entitled to cause, or direct the Seller to cause, to be delivered to the Master Servicer at the Seller's expense (i) an Appraisal of any or all of the related Mortgaged Properties for purposes of determining whether the condition set forth in clause (2) above has been satisfied, in each case at the expense of the Seller if the scope and cost of the Appraisal is approved by the Seller (such approval not to be unreasonably withheld) and (ii) an Opinion of Counsel that not requiring the repurchase of each such Cross-Collateralized Loan will not result in an Adverse REMIC Event.

            With respect to any Mortgage Loan that is cross-defaulted and/or cross-collateralized with any other Mortgage Loan conveyed hereunder, to the extent that the Seller is required to repurchase or substitute for such Mortgage Loan (each, a "Repurchased Loan") in the manner prescribed above while the Trustee (as assignee of the Purchaser) continues to hold any other Mortgage Loan that is cross-collateralized and/or cross-defaulted (each, a "Cross-Collateralized Loan") with such Repurchased Loan, the Seller and the Purchaser hereby agree to forbear from enforcing any remedies against the other's Primary Collateral but may exercise remedies against the Primary Collateral securing their respective Mortgage Loans, including with respect to the Trustee, the Primary Collateral securing the Mortgage Loans still held by the Trustee, so long as such exercise does not impair the ability of the other party to exercise its remedies against its Primary Collateral. If the exercise of remedies by one party would impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the Mortgage Loan or Mortgage Loans held by such party, then both parties shall forbear from exercising such remedies until the loan documents evidencing and securing the relevant Mortgage Loans can be modified in a manner that complies with the Pooling and Servicing Agreement to remove the threat of impairment as a result of the exercise of remedies. Any reserve or other cash collateral or letters of credit securing the Cross-Collateralized Loans shall be allocated between such Mortgage Loans in accordance with the Mortgage Loan documents, or otherwise on a pro rata basis based upon their outstanding Principal Balances. All other terms of the Mortgage Loans shall remain in full force and effect, without any modification thereof. The Mortgagors set forth on Schedule B hereto are intended third-party beneficiaries of the provisions set forth in this paragraph and the preceding paragraph. The provisions of this paragraph and the preceding paragraph may not be modified with respect to any Mortgage Loan without the related Mortgagor's consent.

            Upon occurrence (and after any applicable cure or grace period), any of the following document defects shall be conclusively presumed materially and adversely to affect the interests of Certificateholders in a Mortgage Loan and be a Material Document Defect: (i) the absence from the Mortgage File of the original signed Mortgage Note, unless the Mortgage File contains a signed lost note affidavit and indemnity and a copy of the Mortgage Note; (ii) the absence from the Mortgage File of the item called for by paragraph (b) of the definition of Mortgage File; or (iii) the absence from the Mortgage File of the item called for by paragraph (h) of the definition of Mortgage File. If any of the foregoing Material Document Defects is discovered by the Custodian (or the Trustee if there is no Custodian), the Trustee (or as set forth in Section 2.3(a) of the Pooling and Servicing Agreement, the Master Servicer) will take the steps described elsewhere in this Section, including the giving of notices to the Rating Agencies and the parties hereto and making demand upon the Seller for the cure of the Material Document Defect or repurchase or replacement of the related Mortgage Loan.

            If the Seller disputes that a Material Document Defect or Material Breach exists with respect to a Mortgage Loan or otherwise refuses (i) to effect a correction or cure of such Material Document Defect or Material Breach, (ii) to repurchase the Affected Loan from the Trust or (iii) to replace such Mortgage Loan with a Qualifying Substitute Mortgage Loan, then provided that (x) the period of time provided for the Seller to correct, repurchase or cure has expired and (y) the Mortgage Loan is then in default and is then a Specially Serviced Mortgage Loan, the applicable Special Servicer may, subject to the Servicing Standard, modify, work-out or foreclose, sell or otherwise liquidate (or permit the liquidation of) the Mortgage Loan pursuant to Section 9.5,
Section 9.12, Section 9.15 and Section 9.36, as applicable, of the Pooling and Servicing Agreement, while pursuing the repurchase claim. The Seller acknowledges and agrees that any modification of the Mortgage Loan pursuant to such a work-out shall not constitute a defense to any repurchase claim nor shall such modification or work-out change the Purchase Price due from the Seller for any repurchase claim. The Seller shall be notified promptly and in writing by
(i) the Trustee of any notice that it receives that an Option Holder intends to exercise its Option to purchase the Mortgage Loan in accordance with and as described in Section 9.36 of the Pooling and Servicing Agreement and (ii) the Special Servicer of any offer that it receives to purchase the applicable REO Property, each in connection with such liquidation. Upon the receipt of such notice by the Seller, the Seller shall then have the right, subject to any repurchase obligations under Section 2.3 of the Pooling and Servicing Agreement with respect to such Mortgage Loan, to repurchase the related Mortgage Loan or REO Property, as applicable, from the Trust at a purchase price equal to, in the case of clause (i) of the immediately preceding sentence, the Option Purchase Price or, in the case of clause (ii) of the immediately preceding sentence, the amount of such offer. Notwithstanding anything to the contrary contained in this Agreement or in the Pooling and Servicing Agreement, the right of any Option Holder to purchase such Mortgage Loan shall be subject and subordinate to the Seller's right to purchase such Mortgage Loan as described in the immediately preceding sentence. The Seller shall have five (5) Business Days from the date of its receipt of a notice of such intention to exercise such Option or such offer to notify the Trustee or Special Servicer, as applicable, of its intent to so purchase the Mortgage Loan or related REO Property. The Seller shall purchase such Mortgage Loan within four (4) Business Days from the date it sends notice of its intent to purchase the Mortgage Loan and shall purchase such REO Property on or before the date referenced in the offer received from the Special Servicer. The Special Servicer shall be obligated to provide the Seller with any appraisal or other third party reports relating to the Mortgaged Property within its possession to enable the Seller to evaluate the Mortgage Loan or REO Property. Any sale of the Mortgage Loan, or foreclosure upon such Mortgage Loan and sale of the REO Property, to a Person other than the Seller shall be without
(i) recourse of any kind (either express or implied) by such Person against the Seller and (ii) representation or warranty of any kind (either express or implied) by the Seller to or for the benefit of such Person.

            The fact that a Material Document Defect or Material Breach is not discovered until after foreclosure (but in all instances prior to the sale of the related REO Property or Mortgage Loan) shall not prejudice any claim against the Seller for repurchase of the REO Mortgage Loan or REO Property. In such an event, the Master Servicer or Special Servicer, as applicable, shall be required to notify the Seller of the discovery of the Material Document Defect or Material Breach and the Seller shall be required to follow the procedures set forth in this Agreement to correct or cure such Material Document Defect or Material Breach or purchase the REO Property at the Purchase Price. If the Seller fails to correct or cure the Material Document Defect or Material Breach or purchase the REO Property, then the provisions above regarding notice of offers related to such REO Property and the Seller's right to purchase such REO Property shall apply. If a court of competent jurisdiction issues a final order that the Seller is or was obligated to repurchase the related Mortgage Loan or REO Mortgage Loan or the Seller otherwise accepts liability, then, after the expiration of any applicable appeal period, but in no event later than the termination of the Trust pursuant to Section 9.30 of the Pooling and Servicing Agreement, the Seller will be obligated to pay to the Trust the difference between any Liquidation Proceeds received upon such liquidation (including those arising from any sale to the Seller) and the Purchase Price; provided that the prevailing party in such action shall be entitled to recover all costs, fees and expenses (including reasonable attorneys' fees) related thereto.

            In connection with any liquidation or sale of a Mortgage Loan or REO Property as described above, the Special Servicer will not receive a Liquidation Fee in connection with such liquidation or sale or any portion of the Work-Out Fee that accrues after the Seller receives notice of a Material Document Defect or Material Breach until a final determination has been made, as set forth in the prior paragraph, as to whether the Seller is or was obligated to repurchase such related Mortgage Loan or REO Property. Upon such determination, the Special Servicer will be entitled: (i) with respect to a determination that the Seller is or was obligated to repurchase, to collect a Liquidation Fee, if due in accordance with the definition thereof, based upon the full Purchase Price of the related Mortgage Loan or REO property, with such Liquidation Fee payable by the Seller or (ii) with respect to a determination that Seller is not or was not obligated to repurchase (or the Trust decides that it will no longer pursue a claim against the Seller for repurchase), (A) to collect a Liquidation Fee based upon the Liquidation Proceeds as received upon the actual sale or liquidation of such Mortgage Loan or REO Property, and (B) to collect any accrued and unpaid Work-Out Fee, based on amounts that were collected for as long as the related Mortgage Loan was a Rehabilitated Mortgage Loan, in each case with such amount to be paid from amounts in the Certificate Account.

            The obligations of the Seller set forth in this Section 5(b) to cure a Material Document Defect or a Material Breach or repurchase or replace a defective Mortgage Loan constitute the sole remedies of the Purchaser or its assignees with respect to a Material Document Defect or Material Breach in respect of an outstanding Mortgage Loan; provided, that this limitation shall not in any way limit the Purchaser's rights or remedies upon breach of any other representation or warranty or covenant by the Seller set forth in this Agreement (other than those set forth in Exhibit 2).

            Notwithstanding the foregoing, in the event that there is a breach of the representation and warranty set forth in paragraph 41 of Exhibit 2 attached hereto because the underlying loan documents do not provide for the payment by the Mortgagor of reasonable costs and expenses associated with the defeasance or assumption of a Mortgage Loan by the Mortgagor, the Seller hereby covenants and agrees to pay such reasonable costs and expenses, to the extent an amount is due and not paid by the related Mortgagor. The parties hereto acknowledge that the payment of such reasonable costs and expenses shall be the Seller's sole obligation with respect to the breaches discussed in the previous sentence. The Seller shall have no obligation to pay for any of the foregoing costs if the applicable Mortgagor has an obligation to pay for such costs.

            The Seller hereby agrees that it will pay for any expense incurred by the applicable Master Servicer or the Special Servicer, as applicable, in connection with modifying a Mortgage Loan pursuant to Section 2.3 of the Pooling and Servicing Agreement in order for such Mortgage Loan to be a "qualified substitute mortgage loan" within the meaning of the Treasury Regulations promulgated under the Code. Upon a breach of the representation and warranty set forth in paragraph 39 of Exhibit 2 attached hereto, if such Mortgage Loan is modified so that it becomes a "qualified substitute mortgage loan", such breach will be cured and the Seller will not be obligated to repurchase or otherwise remedy such breach.

            (c) The Pooling and Servicing Agreement shall provide that the Trustee (or the applicable Master Servicer or the applicable Special Servicer on its behalf) shall give written notice within three Business Days to the Seller of its discovery of any Material Document Defect or Material Breach and prompt written notice to the Seller in the event that any Mortgage Loan becomes a Specially Serviced Mortgage Loan (as defined in the Pooling and Servicing Agreement).

            (d) If the Seller repurchases any Mortgage Loan pursuant to this
Section 5, the Purchaser or its assignee, following receipt by the Trustee of the Purchase Price therefor, promptly shall deliver or cause to be delivered to the Seller all Mortgage Loan documents with respect to such Mortgage Loan, and each document that constitutes a part of the Mortgage File that was endorsed or assigned to the Trustee shall be endorsed and assigned to the Seller in the same manner such that the Seller shall be vested with legal and beneficial title to such Mortgage Loan, in each case without recourse, including any property acquired in respect of such Mortgage Loan or proceeds of any insurance policies with respect thereto.

            Section 6. Closing. The closing of the sale of the Mortgage Loans shall be held at the offices of Cadwalader, Wickersham & Taft LLP, One World Financial Center, New York, NY 10281 at 9:00 a.m., New York time, on the Closing Date.

            The obligation of the Seller and the Purchaser to close shall be subject to the satisfaction of each of the following conditions on or prior to the Closing Date:

            (a) All of the representations and warranties of the Seller and the Purchaser specified in Section 4 of this Agreement (including, without limitation, the representations and warranties set forth on Exhibit 2 to this Agreement) shall be true and correct as of the Closing Date, provided that any representations and warranties made as of a specified date shall be true and correct as of such specified date.

            (b) All Closing Documents specified in Section 7 of this Agreement, in such forms as are agreed upon and reasonably acceptable to the Seller or the Purchaser, as applicable, shall be duly executed and delivered by all signatories as required pursuant to the respective terms thereof.

            (c) The Seller shall have delivered and released to the Purchaser or its designee all documents required to be delivered to the Purchaser as of the Closing Date pursuant to Section 2 of this Agreement.

            (d) The result of the examination and audit performed by the Purchaser and its affiliates pursuant to Section 3 hereof shall be satisfactory to the Purchaser and its affiliates in their sole determination and the parties shall have agreed to the form and contents of the Seller Information (as defined in the Indemnification Agreement) to be disclosed in the Memorandum and the Prospectus Supplement.

            (e) All other terms and conditions of this Agreement required to be complied with on or before the Closing Date shall have been complied with, and the Seller and the Purchaser shall have the ability to comply with all terms and conditions and perform all duties and obligations required to be complied with or performed after the Closing Date.

            (f) The Seller shall have paid all fees and expenses payable by it to the Purchaser pursuant to Section 8 hereof.

            (g) The Certificates to be so rated shall have been assigned ratings by each Rating Agency no lower than the ratings specified for each such Class in the Memorandum and the Prospectus Supplement.

            (h) No Underwriter shall have terminated the Underwriting Agreement and the Initial Purchaser shall not have terminated the Certificate Purchase Agreement, and neither the Underwriters nor the Initial Purchaser shall have suspended, delayed or otherwise cancelled the Closing Date.

            (i) The Seller shall have received the purchase price for the Mortgage Loans pursuant to Section 1 hereof.

            Each party agrees to use its best efforts to perform its respective obligations hereunder in a manner that will enable the Purchaser to purchase the Mortgage Loans on the Closing Date.

            Section 7. Closing Documents. The Closing Documents shall consist of the following:

            (a) This Agreement duly executed by the Purchaser and the Seller.

            (b) A certificate of the Seller, executed by a duly authorized officer of the Seller and dated the Closing Date, and upon which the Purchaser and its successors and assigns may rely, to the effect that: (i) the representations and warranties of the Seller in this Agreement are true and correct in all material respects on and as of the Closing Date with the same force and effect as if made on the Closing Date, provided that any representations and warranties made as of a specified date shall be true and correct as of such specified date; and (ii) the Seller has complied with all agreements and satisfied all conditions on its part to be performed or satisfied on or prior to the Closing Date.

            (c) True, complete and correct copies of the Seller's articles of organization and by-laws.

            (d) A certificate of existence for the Seller from the Secretary of State of New York dated not earlier than 30 days prior to the Closing Date.

            (e) A certificate of the Secretary or Assistant Secretary of the Seller, dated the Closing Date, and upon which the Purchaser may rely, to the effect that each individual who, as an officer or representative of the Seller, signed this Agreement or any other document or certificate delivered on or before the Closing Date in connection with the transactions contemplated herein, was at the respective times of such signing and delivery, and is as of the Closing Date, duly elected or appointed, qualified and acting as such officer or representative, and the signatures of such persons appearing on such documents and certificates are their genuine signatures.

            (f) An opinion of counsel (which, other than as to the opinion described in paragraph (vi) below, may be in-house counsel) to the Seller, dated the Closing Date, substantially to the effect of the following (with such changes and modifications as the Purchaser may approve and subject to such counsel's reasonable qualifications):

            (i) The Seller is validly existing under New York law and has full corporate power and authority to enter into and perform its obligations under this Agreement.

            (ii) This Agreement has been duly authorized, executed and delivered by the Seller.

            (iii) No consent, approval, authorization or order of any federal court or governmental agency or body is required for the consummation by the Seller of the transactions contemplated by the terms of this Agreement except any approvals as have been obtained.

            (iv) Neither the execution, delivery or performance of this Agreement by the Seller, nor the consummation by the Seller of any of the transactions contemplated by the terms of this Agreement (A) conflicts with or results in a breach or violation of, or constitutes a default under, the organizational documents of the Seller, (B) to the knowledge of such counsel, constitutes a default under any term or provision of any material agreement, contract, instrument or indenture, to which the Seller is a party or by which it or any of its assets is bound or results in the creation or imposition of any lien, charge or encumbrance upon any of its property pursuant to the terms of any such indenture, mortgage, contract or other instrument, other than pursuant to this Agreement, or (C) conflicts with or results in a breach or violation of any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Seller or its assets, except where in any of the instances contemplated by clauses (B) or (C) above, any conflict, breach or default, or creation or imposition of any lien, charge or encumbrance, will not have a material adverse effect on the consummation of the transactions contemplated hereby by the Seller or materially and adversely affect its ability to perform its obligations and duties hereunder or result in any material adverse change in the business, operations, financial condition, properties or assets of the Seller, or in any material impairment of the right or ability of the Seller to carry on its business substantially as now conducted.

            (v) To his or her knowledge, there are no legal or governmental actions, investigations or proceedings pending to which the Seller is a party, or threatened against the Seller, (a) asserting the invalidity of this Agreement or (b) which materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement.

            (vi) This Agreement is a valid, legal and binding agreement of the Seller, enforceable against the Seller in accordance with its terms, except as such enforcement may be limited by (1) laws relating to bankruptcy, insolvency, reorganization, receivership or moratorium, (2) other laws relating to or affecting the rights of creditors generally, (3) general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law) or (4) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement that purport to provide indemnification from liabilities under applicable securities laws.

            Such opinion may express its reliance as to factual matters on, among other things specified in such opinion, the representations and warranties made by, and on certificates or other documents furnished by officers of, the parties to this Agreement.

            In rendering the opinions expressed above, such counsel may limit such opinions to matters governed by the federal laws of the United States and the corporate laws of the State of Delaware and the State of New York, as applicable.

            (g) Such other opinions of counsel as any Rating Agency may request in connection with the sale of the Mortgage Loans by the Seller to the Purchaser or the Seller's execution and delivery of, or performance under, this Agreement.

            (h) A letter from Deloitte & Touche LLP, certified public accountants, dated the date hereof, to the effect that they have performed certain specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature set forth in the Memorandum and the Prospectus Supplement agrees with the records of the Seller.

            (i) Such further certificates, opinions and documents as the Purchaser may reasonably request.

            (j) An officer's certificate of the Purchaser, dated as of the Closing Date, with the resolutions of the Purchaser authorizing the transactions described herein attached thereto, together with certified copies of the charter, by-laws and certificate of good standing of the Purchaser dated not earlier than 30 days prior to the Closing Date.

            (k) Such other certificates of the Purchaser's officers or others and such other documents to evidence fulfillment of the conditions set forth in this Agreement as the Seller or its counsel may reasonably request.

            (l) An executed Bill of Sale in the form attached hereto as Exhibit
4.

            Section 8. Costs. The Seller shall pay the Purchaser the costs and expenses as agreed upon by the Seller and the Purchaser in a separate Letter of Understanding dated February 1, 2005.

            Section 9. Notices. All communications provided for or permitted hereunder shall be in writing and shall be deemed to have been duly given if (a) personally delivered, (b) mailed by registered or certified mail, postage prepaid and received by the addressee, (c) sent by express courier delivery service and received by the addressee, or (d) transmitted by telex or facsimile transmission (or any other type of electronic transmission agreed upon by the parties) and confirmed by a writing delivered by any of the means described in
(a), (b) or (c), if (i) to the Purchaser, addressed to Morgan Stanley Capital I Inc., 1585 Broadway, New York, New York 10036, Attention: Andrew Berman, with a copy to Michelle Wilke (or such other address as may hereafter be furnished in writing by the Purchaser), or (ii) if to the Seller, addressed to the Seller at Morgan Stanley Mortgage Capital Inc., 1585 Broadway, New York, New York 10036,
Attention: Timothy Gallagher, with a copy to Michelle Wilke.

            Section 10. Severability of Provisions. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or that is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.

            Section 11. Further Assurances. The Seller and the Purchaser each agree to execute and deliver such instruments and take such actions as the other may, from time to time, reasonably request in order to effectuate the purpose and to carry out the terms of this Agreement and the Pooling and Servicing Agreement.

            Section 12. Survival. Each party hereto agrees that the representations, warranties and agreements made by it herein and in any certificate or other instrument delivered pursuant hereto shall be deemed to be relied upon by the other party, notwithstanding any investigation heretofore or hereafter made by the other party or on its behalf, and that the representations, warranties and agreements made by such other party herein or in any such certificate or other instrument shall survive the delivery of and payment for the Mortgage Loans and shall continue in full force and effect, notwithstanding any restrictive or qualified endorsement on the Mortgage Notes and notwithstanding subsequent termination of this Agreement.

            Section 13. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS, DUTIES, OBLIGATIONS AND RESPONSIBILITIES OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.

            Section 14. Benefits of Mortgage Loan Purchase Agreement. This Agreement shall inure to the benefit of and shall be binding upon the Seller, the Purchaser and their respective successors, legal representatives, and permitted assigns, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that the rights and obligations of the Purchaser pursuant to Sections 2, 4(a) (other than clause (vii)), 5, 11 and 12 hereof may be assigned to the Trustee as may be required to effect the purposes of the Pooling and Servicing Agreement and, upon such assignment, the Trustee shall succeed to the rights and obligations hereunder of the Purchaser. No owner of a Certificate issued pursuant to the Pooling and Servicing Agreement shall be deemed a successor or permitted assigns because of such ownership.

            Section 15. Miscellaneous. This Agreement may be executed in two or more counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof. The rights and obligations of the Seller under this Agreement shall not be assigned by the Seller without the prior written consent of the Purchaser, except that any person into which the Seller may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Seller is a party, or any person succeeding to the entire business of the Seller shall be the successor to the Seller hereunder.

            Section 16. Entire Agreement. This Agreement contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof (other than the Letter of Understanding, the Indemnification Agreement and the Pooling and Servicing Agreement), and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

            IN WITNESS WHEREOF, the Purchaser and the Seller have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.


                                       MORGAN STANLEY MORTGAGE CAPITAL INC.



                                       By:___________________________________
                                          Name:
                                          Title:


                                       MORGAN STANLEY CAPITAL I INC.



                                       By:___________________________________
                                          Name:
                                          Title:

                                    EXHIBIT 1

                             MORTGAGE LOAN SCHEDULE

                                    EXHIBIT 2

                    REPRESENTATIONS AND WARRANTIES REGARDING
                            INDIVIDUAL MORTGAGE LOANS

            (1) Mortgage Loan Schedule. The information set forth in the Mortgage Loan Schedule is complete, true and correct in all material respects as of the date of this Agreement and as of the Cut-Off Date.

            (2) Whole Loan; Ownership of Mortgage Loans. Each Mortgage Loan is a whole loan and not a participation interest in a mortgage loan. Immediately prior to the transfer to the Purchaser of the Mortgage Loans, the Seller had good title to, and was the sole owner of, each Mortgage Loan. The Seller has full right, power and authority to transfer and assign each of the Mortgage Loans to or at the direction of the Purchaser and has validly and effectively conveyed (or caused to be conveyed) to the Purchaser or its designee all of the Seller's legal and beneficial interest in and to the Mortgage Loans free and clear of any and all pledges, liens, charges, security interests and/or other encumbrances. The sale of the Mortgage Loans to the Purchaser or its designee does not require the Seller to obtain any governmental or regulatory approval or consent that has not been obtained. None of the Mortgage Loan documents restricts the Seller's right to transfer the Mortgage Loan to the Purchaser or to the Trustee.

            (3) Payment Record. No scheduled payment of principal and interest under any Mortgage Loan was 30 days or more past due as of the Cut-Off Date, and no Mortgage Loan was 30 days or more delinquent in the twelve-month period immediately preceding the Cut-Off Date.

            (4) Lien; Valid Assignment. The Mortgage related to and delivered in connection with each Mortgage Loan constitutes a valid and, subject to the exceptions set forth in paragraph 13 below, enforceable first priority lien upon the related Mortgaged Property, prior to all other liens and encumbrances, except for (a) the lien for current real estate taxes and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters that are of public record and/or are referred to in the related lender's title insurance policy, (c) exceptions and exclusions specifically referred to in such lender's title insurance policy, (d) other matters to which like properties are commonly subject, none of which matters referred to in clauses (b), (c) or (d), individually or in the aggregate, materially interferes with the security intended to be provided by such Mortgage, the marketability or current use or operation of the Mortgaged Property or the current ability of the Mortgaged Property to generate operating income sufficient to service the Mortgage Loan debt and (e) if such Mortgage Loan is cross-collateralized with any other Mortgage Loan, the lien of the Mortgage for such other Mortgage Loan (the foregoing items (a) through (e) being herein referred to as the "Permitted Encumbrances"). The related assignment of such Mortgage executed and delivered in favor of the Trustee is in recordable form and constitutes a legal, valid and binding assignment, sufficient to convey to the assignee named therein all of the assignor's right, title and interest in, to and under such Mortgage. Such Mortgage, together with any separate security agreements, chattel mortgages or equivalent instruments, establishes and creates a valid and, subject to the exceptions set forth in paragraph 13 below, enforceable security interest in favor of the holder thereof in all of the related Mortgagor's personal property used in, and reasonably necessary to operate, the related Mortgaged Property. In the case of a Mortgaged Property operated as a hotel or an assisted living facility, the Mortgagor's personal property includes all personal property that a prudent mortgage lender making a similar Mortgage Loan would deem reasonably necessary to operate the related Mortgaged Property as it is currently being operated. A Uniform Commercial Code financing statement has been filed and/or recorded in all places necessary to perfect a valid security interest in such personal property, to the extent a security interest may be so created therein, and such security interest is a first priority security interest, subject to any prior purchase money security interest in such personal property and any personal property leases applicable to such personal property. Notwithstanding the foregoing, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements are required in order to effect such perfection.

      (5) Assignment of Leases and Rents. The Assignment of Leases related to and delivered in connection with each Mortgage Loan establishes and creates a valid, subsisting and, subject to the exceptions set forth in paragraph 13 below, enforceable first priority lien and first priority security interest in the related Mortgagor's interest in all leases, sub-leases, licenses or other agreements pursuant to which any person is entitled to occupy, use or possess all or any portion of the real property subject to the related Mortgage, and each assignor thereunder has the full right to assign the same. The related assignment of any Assignment of Leases not included in a Mortgage has been executed and delivered in favor of the Trustee and is in recordable form and constitutes a legal, valid and binding assignment, sufficient to convey to the assignee named therein all of the assignor's right, title and interest in, to and under such Assignment of Leases.

      (6) Mortgage Status; Waivers and Modifications. No Mortgage has been satisfied, cancelled, rescinded or subordinated in whole or in part, and the related Mortgaged Property has not been released from the lien of such Mortgage, in whole or in part (except for partial reconveyances of real property that are set forth on Schedule A to Exhibit 2), nor has any instrument been executed that would effect any such satisfaction, cancellation, subordination, rescission or release, in any manner that, in each case, materially adversely affects the value of the related Mortgaged Property. None of the terms of any Mortgage Note, Mortgage or Assignment of Leases has been impaired, waived, altered or modified in any respect, except by written instruments, all of which are included in the related Mortgage File and none of the Mortgage Loans has been materially modified since December 17, 2004.

      (7) Condition of Property; Condemnation. With respect to (i) the Mortgaged Properties securing the Mortgage Loans that were the subject of an engineering report issued after the first day of the month that is 18 months prior to the Closing Date as set forth on Schedule A to this Exhibit 2, each Mortgaged Property is, to the Seller's knowledge, free and clear of any damage (or adequate reserves therefor have been established based on the engineering report) that would materially and adversely affect its value as security for the related Mortgage Loan and (ii) the Mortgaged Properties securing the Mortgage Loans that were not the subject of an engineering report 18 months prior to the Closing Date as set forth on Schedule A to this Exhibit 2, each Mortgaged Property is in good repair and condition and all building systems contained therein are in good working order (or adequate reserves therefor have been established) and each Mortgaged Property is free of structural defects, in each case, that would materially and adversely affect its value as security for the related Mortgage Loan as of the date hereof. The Seller has received no notice of the commencement of any proceeding for the condemnation of all or any material portion of any Mortgaged Property. To the Seller's knowledge (based on surveys and/or title insurance obtained in connection with the origination of the Mortgage Loans), as of the date of the origination of each Mortgage Loan, all of the material improvements on the related Mortgaged Property that were considered in determining the appraised value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of such property, except for encroachments that are insured against by the lender's Title Policy referred to herein or that do not materially and adversely affect the value or marketability of such Mortgaged Property, and no improvements on adjoining properties materially encroached upon such Mortgaged Property so as to materially and adversely affect the value or marketability of such Mortgaged Property, except those encroachments that are insured against by the Title Policy referred to herein.

      (8) Title Insurance. Each Mortgaged Property is covered by an American Land Title Association (or a comparable form as adopted in the applicable jurisdiction) lender's title insurance policy, a pro forma policy or a marked-up title insurance commitment (on which the required premium has been paid) which evidences such title insurance policy (the "Title Policy") in the original principal amount of the related Mortgage Loan after all advances of principal. Each Title Policy insures that the related Mortgage is a valid first priority lien on such Mortgaged Property, subject only to Permitted Encumbrances. Each Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no material claims have been made thereunder and no claims have been paid thereunder. No holder of the related Mortgage has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Immediately following the transfer and assignment of the related Mortgage Loan to the Trustee, such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) will inure to the benefit of the Trustee without the consent of or notice to the insurer. To the Seller's knowledge, the insurer issuing such Title Policy is qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

      (9) No Holdbacks. The proceeds of each Mortgage Loan have been fully disbursed and there is no obligation for future advances with respect thereto. With respect to each Mortgage Loan, any and all requirements as to completion of any on-site or off-site improvement that must be satisfied as a condition to disbursements of any funds escrowed for such purpose have been complied with on or before the Closing Date, or any such funds so escrowed have not been released.

      (10) Mortgage Provisions. The Mortgage Note or Mortgage for each Mortgage Loan, together with applicable state law, contains customary and enforceable provisions (subject to the exceptions set forth in paragraph 13) such as to render the rights and remedies of the holder thereof adequate for the practical realization against the related Mortgaged Property of the principal benefits of the security intended to be provided thereby.

      (11) Trustee under Deed of Trust. If any Mortgage is a deed of trust, (1) a trustee, duly qualified under applicable law to serve as such, is properly designated and serving under such Mortgage, and (2) no fees or expenses are payable to such trustee by the Seller, the Purchaser or any transferee thereof except in connection with a trustee's sale after default by the related Mortgagor or in connection with any full or partial release of the related Mortgaged Property or related security for the related Mortgage Loan.

      (12) Environmental Conditions.

            (i) With respect to the Mortgaged Properties securing the Mortgage Loans that were the subject of an environmental site assessment after the first day of the month that is 18 months prior to the Closing Date, an environmental site assessment, or an update of a previous such report, was performed with respect to each Mortgaged Property in connection with the origination or the acquisition of the related Mortgage Loan, a report of each such assessment (or the most recent assessment with respect to each Mortgaged Property) (an "Environmental Report") has been delivered to the Purchaser, and the Seller has no knowledge of any material and adverse environmental condition or circumstance affecting any Mortgaged Property that was not disclosed in such report. Each Mortgage requires the related Mortgagor to comply with all applicable federal, state and local environmental laws and regulations. Where such assessment disclosed the existence of a material and adverse environmental condition or circumstance affecting any Mortgaged Property, (i) a party not related to the Mortgagor was identified as the responsible party for such condition or circumstance or (ii) environmental insurance covering such condition was obtained or must be maintained until the condition is remediated or (iii) the related Mortgagor was required either to provide additional security that was deemed to be sufficient by the originator in light of the circumstances and/or to establish an operations and maintenance plan. In connection with the origination of each Mortgage Loan, each environmental consultant has represented in such Environmental Report or in a supplement letter that the environmental assessment of the applicable Mortgaged Property was conducted utilizing generally accepted Phase I industry standards using the American Society for Testing and Materials (ASTM) Standard Practice E 1527-00.

            (ii) With respect to the Mortgaged Properties securing the Mortgage Loans that were not the subject of an environmental site assessment meeting ASTM Standards after the first day of the month that is 18 months prior to the Closing Date as set forth on Schedule A to this Exhibit 2, (i) no Hazardous Material is present on such Mortgaged Property such that (1) the value, use or operation of such Mortgaged Property is materially and adversely affected or (2) under applicable federal, state or local law, (a) such Hazardous Material could be required to be eliminated at a cost materially and adversely affecting the value of the Mortgaged Property before such Mortgaged Property could be altered, renovated, demolished or transferred or (b) the presence of such Hazardous Material could (upon action by the appropriate governmental authorities) subject the owner of such Mortgaged Property, or the holders of a security interest therein, to liability for the cost of eliminating such Hazardous Material or the hazard created thereby at a cost materially and adversely affecting the value of the Mortgaged Property, and (ii) such Mortgaged Property is in material compliance with all applicable federal, state and local laws pertaining to Hazardous Materials or environmental hazards, any noncompliance with such laws does not have a material adverse effect on the value of such Mortgaged Property and neither Seller nor, to Seller's knowledge, the related Mortgagor or any current tenant thereon, has received any notice of violation or potential violation of any such law.

      "Hazardous Materials" means gasoline, petroleum products, explosives, radioactive materials, polychlorinated biphenyls or related or similar materials, and any other substance, material or waste as may be defined as a hazardous or toxic substance by any federal, state or local environmental law, ordinance, rule, regulation or order, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. ss.ss. 9601 et seq.), the Hazardous Materials Transportation Act as amended (42 U.S.C. ss.ss. 6901 et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. ss.ss. 6901 et seq.), the Federal Water Pollution Control Act as amended (33 U.S.C. ss.ss. 1251 et seq.), the Clean Air Act as amended (42 U.S.C. ss.ss. 1251 et seq.) and any regulations promulgated pursuant thereto.

            (13) Loan Document Status. Each Mortgage Note, Mortgage and other agreement that evidences or secures such Mortgage Loan and was executed by or on behalf of the related Mortgagor is the legal, valid and binding obligation of the maker thereof (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and there is no valid defense, counterclaim or right of offset or rescission available to the related Mortgagor with respect to such Mortgage Note, Mortgage or other agreement.

      (14) Insurance. Each Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by (a) a fire and extended perils insurance policy providing coverage against loss or damage sustained by reason of fire, lightning, windstorm, hail, explosion, riot, riot attending a strike, civil commotion, aircraft, vehicles and smoke, and, to the extent required as of the date of origination by the originator of such Mortgage Loan consistent with its normal commercial mortgage lending practices, against other risks insured against with respect to similarly situated properties in the locality of the Mortgaged Property (so-called "All Risk" coverage) in an amount not less than the lesser of the principal balance of the related Mortgage Loan and the replacement cost of the improvements located at the Mortgaged Property, and contains no provisions for a deduction for depreciation, and not less than the amount necessary to avoid the operation of any co-insurance provisions with respect to the Mortgaged Property; (b) a business interruption or rental loss insurance policy, in an amount at least equal to six months of operations of the Mortgaged Property; (c) a flood insurance policy (if any portion of buildings or other structures on the Mortgaged Property are located in an area identified by the Federal Emergency Management Agency as having special flood hazards and the Federal Emergency Management Agency requires flood insurance to be maintained); and (d) a comprehensive general liability insurance policy in amounts as are generally required by commercial mortgage lenders, for properties of similar types and in any event not less than $1 million per occurrence. Such insurance policy contains a standard mortgagee clause that names the mortgagee as an additional insured in the case of liability insurance policies and as a loss payee in the case of property insurance policies and requires prior notice to the holder of the Mortgage of termination or cancellation. No such notice has been received, including any notice of nonpayment of premiums, that has not been cured. Each Mortgage obligates the related Mortgagor to maintain all such insurance and, upon such Mortgagor's failure to do so, authorizes the holder of the Mortgage to maintain such insurance at the Mortgagor's cost and expense and to seek reimbursement therefor from such Mortgagor. Each Mortgage provides that casualty insurance proceeds will be applied (a) to the restoration or repair of the related Mortgaged Property, (b) to the restoration or repair of the related Mortgaged Property, with any excess insurance proceeds after restoration or repair being paid to the Mortgagor, or (c) to the reduction of the principal amount of the Mortgage Loan. For each Mortgaged Property located in a Zone 3 or Zone 4 seismic zone, either: (i) a seismic report which indicated a PML of less than 20% was prepared, based on a 450 or 475-year lookback with a 10% probability of exceedance in a 50-year period, in connection with the origination of the Mortgage Loan secured by such Mortgaged Property or (ii) the improvements for the Mortgaged Property are insured against earthquake damage.

      (15) Taxes and Assessments. As of the Closing Date, there are no delinquent or unpaid taxes, assessments (including assessments payable in future installments) or other outstanding charges affecting any Mortgaged Property that are or may become a lien of priority equal to or higher than the lien of the related Mortgage. For purposes of this representation and warranty, real property taxes and assessments shall not be considered delinquent or unpaid until the date on which interest or penalties would be first payable thereon.

      (16) Mortgagor Bankruptcy. No Mortgagor is, to the Seller's knowledge, a debtor in any state or federal bankruptcy or insolvency proceeding.

      (17) Leasehold Estate. Each Mortgaged Property consists of a fee simple estate in real estate or, if the related Mortgage Loan is secured in whole or in part by the interest of a Mortgagor as a lessee under a ground lease of a Mortgaged Property (a "Ground Lease"), by the related Mortgagor's interest in the Ground Lease but not by the related fee interest in such Mortgaged Property (the "Fee Interest"), and as to such Ground Leases:

            (a) Such Ground Lease or a memorandum thereof has been or will be duly recorded; such Ground Lease (or the related estoppel letter or lender protection agreement between the Seller and related lessor) does not prohibit the current use of the Mortgaged Property and does not prohibit the interest of the lessee thereunder to be encumbered by the related Mortgage; and there has been no material change in the payment terms of such Ground Lease since the origination of the related Mortgage Loan, with the exception of material changes reflected in written instruments that are a part of the related Mortgage File;

            (b) The lessee's interest in such Ground Lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related Mortgage, other than Permitted Encumbrances;

            (c) The Mortgagor's interest in such Ground Lease is assignable to the Purchaser and the Trustee as its assignee upon notice to, but without the consent of, the lessor thereunder (or, if such consent is required, it has been obtained prior to the Closing Date) and, in the event that it is so assigned, is further assignable by the Purchaser and its successors and assigns upon notice to, but without the need to obtain the consent of, such lessor or if such lessor's consent is required it cannot be unreasonably withheld;

            (d) Such Ground Lease is in full force and effect, and the Ground Lease provides that no material amendment to such Ground Lease is binding on a mortgagee unless the mortgagee has consented thereto, and the Seller has received no notice that an event of default has occurred thereunder, and, to the Seller's knowledge, there exists no condition that, but for the passage of time or the giving of notice, or both, would result in an event of default under the terms of such Ground Lease;

            (e) Such Ground Lease, or an estoppel letter or other agreement, (A) requires the lessor under such Ground Lease to give notice of any default by the lessee to the holder of the Mortgage; and (B) provides that no notice of termination given under such Ground Lease is effective against the holder of the Mortgage unless a copy of such notice has been delivered to such holder and the lessor has offered or is required to enter into a new lease with such holder on terms that do not materially vary from the economic terms of the Ground Lease.

            (f) A mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under such Ground Lease) to cure any default under such Ground Lease, which is curable after the receipt of notice of any such default, before the lessor thereunder may terminate such Ground Lease;

            (g) Such Ground Lease has an original term (including any extension options set forth therein) which extends not less than twenty years beyond the Stated Maturity Date of the related Mortgage Loan;

            (h) Under the terms of such Ground Lease and the related
      Mortgage, taken together, any related insurance proceeds or condemnation award awarded to the holder of the ground lease interest will be applied either (A) to the repair or restoration of all or part of the related Mortgaged Property, with the mortgagee or a trustee appointed by the related Mortgage having the right to hold and disburse such proceeds as the repair or restoration progresses (except in such cases where a provision entitling a third party to hold and disburse such proceeds would not be viewed as commercially unreasonable by a prudent commercial mortgage lender), or (B) to the payment of the outstanding principal balance of the Mortgage Loan together with any accrued interest thereon;

            (i) Such Ground Lease does not impose any restrictions on subletting which would be viewed as commercially unreasonable by prudent commercial mortgage lenders lending on a similar Mortgaged Property in the lending area where the Mortgaged Property is located; and such Ground Lease contains a covenant that the lessor thereunder is not permitted, in the absence of an uncured default, to disturb the possession, interest or quiet enjoyment of the lessee thereunder for any reason, or in any manner, which would materially adversely affect the security provided by the related Mortgage; and

            (j) Such Ground Lease requires the Lessor to enter into a new lease upon termination of such Ground Lease if the Ground Lease is rejected in a bankruptcy proceeding.


      (18) Escrow Deposits. All escrow deposits and payments relating to each Mortgage Loan that are, as of the Closing Date, required to be deposited or paid have been so deposited or paid.

      (19) LTV Ratio. The gross proceeds of each Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and either: (a) such Mortgage Loan is secured by an interest in real property having a fair market value (i) at the date the Mortgage Loan was originated, at least equal to 80 percent of the original principal balance of the Mortgage Loan or (ii) at the Closing Date, at least equal to 80 percent of the principal balance of the Mortgage Loan on such date; provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (x) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (y) a proportionate amount of any lien that is in parity with the Mortgage Loan (unless such other lien secures a Mortgage Loan that is cross-collateralized with such Mortgage Loan, in which event the computation described in clauses (a)(i) and (a)(ii) of this paragraph 19 shall be made on a pro rata basis in accordance with the fair market values of the Mortgaged Properties securing such cross-collateralized Mortgage Loans); or (b) substantially all the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property that served as the only security for such Mortgage Loan (other than a recourse feature or other third party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)).

      (20) Mortgage Loan Modifications. Any Mortgage Loan that was "significantly modified" prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code either (a) was modified as a result of the default under such Mortgage Loan or under circumstances that made a default reasonably foreseeable or (b) satisfies the provisions of either clause (a)(i) of paragraph 19 (substituting the date of the last such modification for the date the Mortgage Loan was originated) or clause (a)(ii) of paragraph 19, including the proviso thereto.

      (21) Advancement of Funds by the Seller. No holder of a Mortgage Loan has advanced funds or induced, solicited or knowingly received any advance of funds from a party other than the owner of the related Mortgaged Property, directly or indirectly, for the payment of any amount required by such Mortgage Loan.

      (22) No Mechanics' Liens. Each Mortgaged Property is free and clear of any and all mechanics' and materialmen's liens that are prior or equal to the lien of the related Mortgage, except, in each case, for liens insured against by the Title Policy referred to herein, and no rights are outstanding that under law could give rise to any such lien that would be prior or equal to the lien of the related Mortgage except, in each case, for liens insured against by the Title Policy referred to herein.

      (23) Compliance with Laws. Except as otherwise specifically disclosed in an exception on Schedule A attached hereto to another representation and warranty made by the seller in this Exhibit 2, at origination, each Mortgage Loan complied with all applicable federal, state and local statutes and regulations. Each Mortgage Loan complied with (or is exempt from) all applicable usury laws in effect at its date of origination.

      (24) Cross-collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any loan other than one or more other Mortgage Loans.

      (25) Releases of Mortgaged Property. Except as described in the next sentence, no Mortgage Note or Mortgage requires the mortgagee to release all or any material portion of the related Mortgaged Property that was included in the appraisal for such Mortgaged Property, and/or generates income from the lien of the related Mortgage except upon payment in full of all amounts due under the related Mortgage Loan or in connection with the defeasance provisions of the related Note and Mortgage. The Mortgages relating to those Mortgage Loans identified on Schedule A hereto require the mortgagee to grant releases of portions of the related Mortgaged Properties upon (a) the satisfaction of certain legal and underwriting requirements and/or (b) the payment of a release price and prepayment consideration in connection therewith. Except as described in the first sentence hereof and for those Mortgage Loans identified on Schedule A, no Mortgage Loan permits the full or partial release or substitution of collateral unless the mortgagee or servicer can require the Mortgagor to provide an opinion of tax counsel to the effect that such release or substitution of collateral (a) would not constitute a "significant modification" of such Mortgage Loan within the meaning of Treas. Reg. ss.1.860G-2(b)(2) and (b) would not cause such Mortgage Loan to fail to be a "qualified mortgage" within the meaning of Section 860G(a)(3)(A) of the Code. The loan documents require the related Mortgagor to bear the cost of such opinion.

      (26) No Equity Participation or Contingent Interest. No Mortgage Loan contains any equity participation by the lender or provides for negative amortization (except that the ARD Loan may provide for the accrual of interest at an increased rate after the Anticipated Repayment Date) or for any contingent or additional interest in the form of participation in the cash flow of the related Mortgaged Property.

      (27) No Material Default. To the Seller's knowledge, there exists no material default, breach, violation or event of acceleration (and no event which, with the passage of time or the giving of notice, or both, would constitute any of the foregoing) under the documents evidencing or securing the Mortgage Loan, in any such case to the extent the same materially and adversely affects the value of the Mortgage Loan and the related Mortgaged Property; provided, however, that this representation and warranty does not address or otherwise cover any default, breach, violation or event of acceleration that specifically pertains to any matter otherwise covered by any other representation and warranty made by the Seller elsewhere in this Exhibit 2 or the exceptions listed in Schedule A attached hereto.

      (28) Inspections. The Seller (or if the Seller is not the originator, the originator of the Mortgage Loan) has inspected or caused to be inspected each Mortgaged Property in connection with the origination of the related Mortgage Loan.

      (29) Local Law Compliance. Based on due diligence considered reasonable by prudent commercial mortgage lenders in the lending area where the Mortgaged Property is located, the improvements located on or forming part of each Mortgaged Property comply with applicable zoning laws and ordinances, or constitute a legal non-conforming use or structure or, if any such improvement does not so comply, such non-compliance does not materially and adversely affect the value of the related Mortgaged Property, such value as determined by the appraisal performed at origination or in connection with the sale of the related Mortgage Loan by the Seller hereunder.

      (30) Junior Liens. None of the Mortgage Loans permits the related Mortgaged Property to be encumbered by any lien (other than a Permitted Encumbrance) junior to or of equal priority with the lien of the related Mortgage without the prior written consent of the holder thereof or the satisfaction of debt service coverage or similar criteria specified therein. The Seller has no knowledge that any of the Mortgaged Properties is encumbered by any lien (other than a Permitted Encumbrance) junior to the lien of the related Mortgage.

      (31) Actions Concerning Mortgage Loans. To the knowledge of the Seller, there are no actions, suits or proceedings before any court, administrative agency or arbitrator concerning any Mortgage Loan, Mortgagor or related Mortgaged Property that might adversely affect title to the Mortgaged Property or the validity or enforceability of the related Mortgage or that might materially and adversely affect the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended.

      (32) Servicing. The servicing and collection practices used by the Seller or any prior holder or servicer of each Mortgage Loan have been in all material respects legal, proper and prudent and have met customary industry standards.

      (33) Licenses and Permits. To the Seller's knowledge, based on due diligence that it customarily performs in the origination of comparable mortgage loans, as of the date of origination of each Mortgage Loan or as of the date of the sale of the related Mortgage Loan by the Seller hereunder, the related Mortgagor was in possession of all material licenses, permits and franchises required by applicable law for the ownership and operation of the related Mortgaged Property as it was then operated.

      (34) Collateral in Trust. The Mortgage Note for each Mortgage Loan is not secured by a pledge of any collateral that has not been assigned to the Purchaser.

      (35) Due on Sale. Each Mortgage Loan contains a "due on sale" clause, which provides for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan if, without prior written consent of the holder of the Mortgage, the property subject to the Mortgage or any material portion thereof, or a controlling interest in the related Mortgagor, is transferred, sold or encumbered by a junior mortgage or deed of trust; provided, however, that certain Mortgage Loans provide a mechanism for the assumption of the loan by a third party upon the Mortgagor's satisfaction of certain conditions precedent, and upon payment of a transfer fee, if any, or transfer of interests in the Mortgagor or constituent entities of the Mortgagor to a third party or parties related to the Mortgagor upon the Mortgagor's satisfaction of certain conditions precedent.

      (36) Non-Recourse Exceptions. The Mortgage Loan documents for each Mortgage Loan provide that such Mortgage Loan constitutes either (a) the recourse obligations of at least one natural person or (b) the non-recourse obligations of the related Mortgagor, provided that at least one natural person (and the Mortgagor if the Mortgagor is not a natural person) is liable to the holder of the Mortgage Loan for damages arising in the case of fraud or willful misrepresentation by the Mortgagor, misappropriation of rents, insurance proceeds or condemnation awards and breaches of the environmental covenants in the Mortgage Loan documents.

      (37) REMIC Eligibility. Each Mortgage Loan is a "qualified mortgage" as such term is defined in Section 860G(a)(3) of the Code (without regard to Treasury Regulations Section 1.860G-2(f)(2), which treats certain defective mortgage loans as qualified mortgages). The Seller does not have knowledge of any facts or circumstances which would cause a court of competent jurisdiction to find that the Seller had "improper knowledge" (as the term is defined in Treasury Regulation 1.856-6(b)(3)) such that the related Mortgaged Property would fail to qualify as "foreclosure property" within the meaning of IRC
Section 860G(a)(8).

      (38) Prepayment Premiums. As of the applicable date of origination of each such Mortgage Loan, any prepayment premiums and yield maintenance charges payable under the terms of the Mortgage Loans, in respect of voluntary prepayments, constituted customary prepayment premiums and yield maintenance charges for commercial mortgage loans of the Seller.

      (39) Loan Provisions. No Mortgage Loan contains a provision that by its terms would automatically or at the unilateral option of the Mortgagor cause such Mortgage Loan to not be a "qualified mortgage" as such term is defined in
Section 860G(a)(3) of the Code.

      (40) Single Purpose Entity. The Mortgagor on each Mortgage Loan with a Cut-Off Date Principal Balance in excess of $10 million, was, as of the origination of the Mortgage Loan, a Single Purpose Entity. For this purpose, a "Single Purpose Entity" shall mean an entity, other than an individual, whose organizational documents provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in, and operation of, such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from any other person (other than a Mortgagor for a Mortgage Loan that is cross-collateralized and cross-defaulted with the related Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person.

      (41) Defeasance and Assumption Costs. The related Mortgage Loan Documents provide that the related borrower is responsible for the payment of all reasonable costs and expenses of the Lender incurred in connection with (i) the defeasance of such Mortgage Loan and the release of the related Mortgaged Property, and (ii) the approval of an assumption of such Mortgage Loan.

      (42) Defeasance. No Mortgage Loan provides that it can be defeased until a date that is more than two years after the Closing Date or provides that it can be defeased with any property other than government securities (as defined in Section 2(a)(16) of the Investment Company Act of 1940, as amended) or any direct non-callable security issued or guaranteed as to principal or interest by the United States.

                                   SCHEDULE A

                  EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES
             LISTED IN EXHIBIT 2 REGARDING INDIVIDUAL MORTGAGE LOANS

Representation No. 14: Insurance
--------------------------------

Loan No. 7, 225 Broadway: The "replacement cost" specified in the Mortgage Loan documents excludes the cost of excavations, foundations, underground utilities and footings.

Representation No. 17: Leasehold Estate
---------------------------------------

Loan No. 7, 225 Broadway: Certain affiliates of the Mortgagors under the Mortgage Loan (collectively, "101 WB") are the lessees under a parking lease (the "Parking Lease") with the fee owner of a parking garage which is adjacent to the premises. By virtue of a sublease between the Mortgagors and 101 WB (the "Parking Sublease"), the Mortgagors have the right to use certain parking areas within such garage. Insurance proceeds attributable to a casualty to the garage are held by lessor under the Parking Lease and lessor is obligated to use the same proceeds to restore pursuant to the Parking Lease.

Representation No. 25: Releases of Mortgaged Property
-----------------------------------------------------

Loan No. 7, 225 Broadway: The related Mortgage Loan documents permit the release of the lien of the Mortgage from three certain identified parcels at the Mortgaged Property, subject to certain conditions precedent contained in the related Mortgage Loan documents, which such conditions include, with respect to two of such parcels, payment of specified release prices.

Representation No. 30: Junior Liens
-----------------------------------

Loan Nos. 33, 26 and 56, Courtyard Marriott, Greeneville, Spring Hill Suites, Orlando and Fairfield Inn, Orlando, : In connection with a sale of the related Mortgaged Property that is permitted or approved by the lender pursuant to the related Mortgage, the related Mortgagor is permitted to incur mezzanine debt in an amount equal to 70% of the purchase price, subject to the satisfaction of certain conditions set forth in the Mortgage.

Representation No. 36: Non-Recourse Exceptions
----------------------------------------------

Loan No. 1, 125 Park Avenue: The related Mortgage Loan documents do not include a non-recourse guaranty and only the related Mortgagor is liable for the non-recourse carveouts.

Loan No. 7, 225 Broadway: Recourse guaranty is provided by American Assets, Inc. and the related Mortgagors. Rather than "misappropriation of rents, insurance proceeds or condemnation awards", the applicable recourse obligation under the Mortgage Loan provides recourse liability for the "misapplication or conversion" of rents, insurance proceeds or condemnation awards.

                                   SCHEDULE B

                           LIST OF MORTGAGORS THAT ARE
                  THIRD-PARTY BENEFICIARIES UNDER SECTION 5(b)



                                     [NONE]

                                    EXHIBIT 3

                                 PURCHASE PRICE



                 Purchase Price                   $373,763,910
                 Accrued Interest                 $  1,147,832
                                                  ------------
                 Total                            $374,911,742

                                    EXHIBIT 4

                                  BILL OF SALE

            1. Parties. The parties to this Bill of Sale are the following:

               Seller:    Morgan Stanley Mortgage Capital Inc.
               Purchaser: Morgan Stanley Capital I Inc.

            2. Sale. For value received, the Seller hereby conveys to the Purchaser, without recourse, all right, title and interest in and to the Mortgage Loans identified on Exhibit 1 (the "Mortgage Loan Schedule") to the Mortgage Loan Purchase Agreement, dated as of February 1, 2005 (the "Mortgage Loan Purchase Agreement"), between the Seller and the Purchaser and all of the following property:

            (a) All accounts, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit and investment property consisting of, arising from or relating to any of the following property: the Mortgage Loans identified on the Mortgage Loan Schedule including the related Mortgage Notes, Mortgages, security agreements, and title, hazard and other insurance policies, all distributions with respect thereto payable after the Cut-Off Date, all substitute or replacement Mortgage Loans and all distributions with respect thereto, and the Mortgage Files;

            (b) All accounts, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit, investment property, and other rights arising from or by virtue of the disposition of, or collections with respect to, or insurance proceeds payable with respect to, or claims against other Persons with respect to, all or any part of the collateral described in clause (a) above (including any accrued discount realized on liquidation of any investment purchased at a discount); and

            (c) All cash and non-cash proceeds of the collateral described in clauses (a) and (b) above.

            3. Purchase Price. The amount and other consideration set forth on
Exhibit 3 to the Mortgage Loan Purchase Agreement.

            4. Definitions. Terms used but not defined herein shall have the meanings assigned to them in the Mortgage Loan Purchase Agreement.

            IN WITNESS WHEREOF, each of the parties hereto has caused this Bill of Sale to be duly executed and delivered on this ___ day of February, 2005.

SELLER:                                MORGAN STANLEY MORTGAGE CAPITAL INC.


                                       By:___________________________________
                                          Name:
                                          Title:


PURCHASER:                             MORGAN STANLEY CAPITAL I INC.


                                       By:___________________________________
                                          Name:
                                          Title:

                                    EXHIBIT 5

                        FORM OF LIMITED POWER OF ATTORNEY

THIS DOCUMENT PREPARED BY,
AND AFTER RECORDING RETURN TO:

Wells Fargo Bank, National Association
45 Fremont Street, 2nd Floor
San Francisco, California 94105
Attention: Commercial Mortgage Servicing Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2005-IQ9

Midland Loan Services, Inc.
10851 Mastin
Building 82, Suite 700
Overland Park, Kansas 66210
Attention: President-Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2005-IQ9

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603
Attention: Global Securitization Trust Services Group--Morgan Stanley Capital I Inc., Series 2005-IQ9



                            LIMITED POWER OF ATTORNEY



            Know all persons by these presents; that the undersigned in its capacity as Seller, having an address of 1585 Broadway, New York, New York 10036, Attention: Andrew Berman (the "Seller"), being duly empowered and authorized to do so, does hereby make, constitute and appoint Wells Fargo Bank, National Association, having an address of 45 Fremont Street, 2nd Floor, San Francisco, California 94105, Attention: Commercial Mortgage Servicing Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2005-IQ9] (the "General Master Servicer"), Midland Loan Services, Inc., having an address of 10851 Mastin, Building 82, Suite 700, Overland Park, Kansas 66210,
Attention: President-Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2005-IQ9, (the "General Special Servicer") and LaSalle Bank National Association, having an address of 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attention: Global Securitization Trust Services Group--Morgan Stanley Capital I Inc., Series 2005-IQ9 (the "Trustee") as the true and lawful attorneys-in-fact for the undersigned, in its name, place and stead, and for its use and benefit:

            1. To empower the Trustee, the General Master Servicer and, in the event of the failure or incapacity of the Trustee and the General Master Servicer, General the Special Servicer, to submit for recording, at the expense of the Seller, any mortgage loan documents required to be recorded as described in the Pooling and Servicing Agreement, dated as of February 1, 2005 (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc., as Depositor, the General Master Servicer, the General Special Servicer, NCB, FSB, as NCB Master Servicer, National Consumer Cooperative Bank, as Co-op Special Servicer, the Trustee, ABN AMRO Bank, N.V., as Fiscal Agent, and LaSalle Bank National Association, as Paying Agent and Certificate Registrar with respect to the Trust and any intervening assignments with evidence of recording thereon that are required to be included in the Mortgage File (so long as original counterparts have previously been delivered to the Trustee).

            2. This power of attorney shall be limited to the above-mentioned exercise of power.

            3. This instrument is to be construed and interpreted as a limited power of attorney. The enumeration of specific items, rights, acts or powers herein is not intended to, nor does it give rise to, and it is not intended to be construed as, a general power of attorney.

            4. The rights, power of authority of said attorney herein granted shall commence and be in full force and effect on the date hereof and such rights, powers and authority shall remain in full force and effect until the termination of the Pooling and Servicing Agreement.

            Capitalized terms used herein but not defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement.

IN WITNESS WHEREOF, I have hereunto set my hand this ____ day of February 2005.


Witnessed by:                          MORGAN STANLEY MORTGAGE
                                       CAPITAL INC.



___________________________            By:________________________
Print Name:                               Name:
                                          Title:



STATE OF______________________)

COUNTY OF_____________________)

On __________________________, before me, a Notary Public in and for said county, personally appeared ________________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person acted and executed the instrument. Witness my hand and official seal.



---------------------------------------
Commission Expires:

                                   EXHIBIT K-2


                        MORTGAGE LOAN PURCHASE AGREEMENT
                                  (IXIS LOANS)

            Mortgage Loan Purchase Agreement (this "Agreement"), dated as of February 1, 2005, between IXIS Real Estate Capital, Inc. (the "Seller"), and Morgan Stanley Capital I Inc. (the "Purchaser").

            The Seller agrees to sell, and the Purchaser agrees to purchase, certain mortgage loans listed on Exhibit 1 hereto (the "Mortgage Loans") as described herein. The Purchaser will convey the Mortgage Loans to a trust (the "Trust") created pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of February 1, 2005, between the Purchaser, as depositor, Wells Fargo Bank, National Association, as General Master Servicer, Midland Loan Services, Inc., as General Special Servicer, NCB, FSB, as NCB Master Servicer, National Consumer Cooperative Bank, as Co-op Special Servicer, LaSalle Bank National Association, as Trustee, Paying Agent and Certificate Registrar and ABN AMRO Bank, N.V., as Fiscal Agent. In exchange for the Mortgage Loans and certain other mortgage loans (the "Other Mortgage Loans") to be purchased by the Purchaser, the Trust will issue to the Depositor pass-through certificates to be known as Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2005-IQ9 (the "Certificates"). The Certificates will be issued pursuant to the Pooling and Servicing Agreement.

            Capitalized terms used herein but not defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement.

            The Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-5, Class A-1A, Class A-J, Class B, Class C and Class D Certificates (the "Public Certificates") will be sold by the Purchaser to Morgan Stanley & Co. Incorporated, Greenwich Capital Markets, Inc. and IXIS Securities North America Inc. (collectively, the "Underwriters"), pursuant to an Underwriting Agreement, between the Purchaser and the Underwriters, dated February 15, 2005 (the "Underwriting Agreement"), and the Class X-1, Class X-2, Class X-Y, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class EI, Class R-I, Class R-II and Class R-III Certificates (collectively, the "Private Certificates") will be sold by the Purchaser to Morgan Stanley & Co. Incorporated (the "Initial Purchaser") pursuant to a Certificate Purchase Agreement, between the Purchaser and the Initial Purchaser, dated February 15, 2005 (the "Certificate Purchase Agreement"). The Underwriters will offer the Public Certificates for sale publicly pursuant to a Prospectus dated February 7, 2005, as supplemented by a Prospectus Supplement dated February 15, 2005 (together, the "Prospectus Supplement"), and the Initial Purchaser will offer the Private Certificates (other than the Class R-I, Class R-II and Class R-III Certificates) for sale in transactions exempt from the registration requirements of the Securities Act of 1933 pursuant to a Private Placement Memorandum, dated as of February 15, 2005 (the "Memorandum").

            In consideration of the mutual agreements contained herein, the Seller and the Purchaser hereby agree as follows:

            Section 1. Agreement to Purchase. The Seller agrees to sell, and the Purchaser agrees to purchase, on a servicing released basis, the Mortgage Loans identified on the schedule (the "Mortgage Loan Schedule") annexed hereto as
Exhibit 1, as such schedule may be amended to reflect the actual Mortgage Loans accepted by the Purchaser pursuant to the terms hereof. The Cut-Off Date with respect to each Mortgage Loan is such Mortgage Loan's Due Date in the month of February 2005. The Mortgage Loans and the Other Mortgage Loans will have an aggregate principal balance as of the close of business on the Cut-Off Date, after giving effect to any payments due on or before such date, whether or not received, of $1,531,754,421. The sale of the Mortgage Loans shall take place on February 24, 2005 or such other date as shall be mutually acceptable to the parties hereto (the "Closing Date"). The purchase price to be paid by the Purchaser for the Mortgage Loans shall equal the amount set forth as such purchase price on Exhibit 3 hereto. The purchase price shall be paid to the Seller by wire transfer in immediately available funds on the Closing Date.

            On the Closing Date, the Purchaser will assign to the Trustee pursuant to the Pooling and Servicing Agreement all of its right, title and interest in and to the Mortgage Loans and its rights under this Agreement (to the extent set forth in Section 15), and the Trustee shall succeed to such right, title and interest in and to the Mortgage Loans and the Purchaser's rights under this Agreement (to the extent set forth in Section 15).

            Section 2. Conveyance of Mortgage Loans. Effective as of the Closing Date, subject only to receipt of the consideration referred to in Section 1 hereof and the satisfaction of the conditions specified in Sections 6 and 7 hereof, the Seller does hereby transfer, assign, set over and otherwise convey to the Purchaser, without recourse, all the right, title and interest of the Seller, with the understanding that a Servicing Rights Purchase and Sale Agreement, dated February 1, 2005, will be executed by the Seller and the applicable Master Servicer, in and to the Mortgage Loans identified on the Mortgage Loan Schedule as of the Closing Date. The Mortgage Loan Schedule, as it may be amended from time to time on or prior to the Closing Date, shall conform to the requirements of this Agreement and the Pooling and Servicing Agreement. In connection with such transfer and assignment, the Seller shall deliver to or on behalf of the Trustee, on behalf of the Purchaser, on or prior to the Closing Date, the Mortgage Note (as described in clause (a) below) for each Mortgage Loan and on or prior to the fifth Business Day after the Closing Date, five limited powers of attorney substantially in the form attached hereto as Exhibit 5 in favor of the Trustee, the applicable Master Servicer and the applicable Special Servicer to empower the Trustee, the applicable Master Servicer and, in the event of the failure or incapacity of the Trustee and the applicable Master Servicer, the applicable Special Servicer, to submit for recording, at the expense of the Seller, any mortgage loan documents required to be recorded as described in the Pooling and Servicing Agreement and any intervening assignments with evidence of recording thereon that are required to be included in the Mortgage Files (so long as original counterparts have previously been delivered to the Trustee). The Seller agrees to reasonably cooperate with the Trustee, the applicable Master Servicer and the applicable Special Servicer in connection with any additional powers of attorney or revisions thereto that are requested by such parties for purposes of such recordation. The parties hereto agree that no such power of attorney shall be used with respect to any Mortgage Loan by or under authorization by any party hereto except to the extent that the absence of a document described in the second preceding sentence with respect to such Mortgage Loan remains unremedied as of the earlier of (i) the date that is 180 days following the delivery of notice of such absence to the Seller, but in no event earlier than 18 months from the Closing Date, and (ii) the date (if any) on which such Mortgage Loan becomes a Specially Serviced Mortgage Loan. The Trustee shall submit such documents for recording, at the Seller's expense, after the periods set forth above; provided, however, the Trustee shall not submit such assignments for recording if the Seller produces evidence that it has sent any such assignment for recording and certifies that the Seller is awaiting its return from the applicable recording office. In addition, not later than the 30th day following the Closing Date, the Seller shall deliver to or on behalf of the Trustee each of the remaining documents or instruments specified below (with such exceptions and additional time periods as are permitted by this Section) with respect to each Mortgage Loan (each, a "Mortgage File"). (The Seller acknowledges that the term "without recourse" does not modify the duties of the Seller under Section 5 hereof.)

            All Mortgage Files, or portions thereof, delivered prior to the Closing Date are to be held by or on behalf of the Trustee in escrow on behalf of the Seller at all times prior to the Closing Date. The Mortgage Files shall be released from escrow upon closing of the sale of the Mortgage Loans and payments of the purchase price therefor as contemplated hereby. The Mortgage File for each Mortgage Loan shall contain the following documents:

            (a) The original Mortgage Note bearing all intervening endorsements, endorsed in blank or endorsed "Pay to the order of LaSalle Bank National Association, as Trustee for Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2005-IQ9, without recourse, representation or warranty" or if the original Mortgage Note is not included therein, then a lost note affidavit and indemnity, with a copy of the Mortgage Note attached thereto;

            (b) The original Mortgage, with evidence of recording thereon, and, if the Mortgage was executed pursuant to a power of attorney, a certified true copy of the power of attorney certified by the public recorder's office, with evidence of recording thereon (if recording is customary in the jurisdiction in which such power of attorney was executed), or certified by a title insurance company or escrow company to be a true copy thereof; provided that if such original Mortgage cannot be delivered with evidence of recording thereon on or prior to the 90th day following the Closing Date because of a delay caused by the public recording office where such original Mortgage has been delivered for recordation or because such original Mortgage has been lost, the Seller shall deliver or cause to be delivered to the Trustee a true and correct copy of such Mortgage, together with (i) in the case of a delay caused by the public recording office, an Officer's Certificate (as defined below) of the Seller stating that such original Mortgage has been sent to the appropriate public recording official for recordation or (ii) in the case of an original Mortgage that has been lost after recordation, a certification by the appropriate county recording office where such Mortgage is recorded that such copy is a true and complete copy of the original recorded Mortgage;

            (c) The originals of all agreements modifying a Money Term or other material modification, consolidation and extension agreements, if any, with evidence of recording thereon (if applicable) or if any such original modification, consolidation or extension agreement has been delivered to the appropriate recording office for recordation and either has not yet been returned on or prior to the 90th day following the Closing Date with evidence of recordation thereon or has been lost after recordation, a true copy of such modification, consolidation or extension certified by the Seller together with
(i) in the case of a delay caused by the public recording office, an Officer's Certificate of the Seller stating that such original modification, consolidation or extension agreement has been dispatched or sent to the appropriate public recording official for recordation or (ii) in the case of an original modification, consolidation or extension agreement that has been lost after recordation, a certification by the appropriate county recording office where such document is recorded that such copy is a true and complete copy of the original recorded modification, consolidation or extension agreement, and the originals of all assumption agreements, if any;

            (d) An original Assignment of Mortgage for each Mortgage Loan, in form and substance acceptable for recording (except for recording information not yet available if the instrument being recorded has not been returned from the applicable recording office), signed by the holder of record in blank or in favor of "LaSalle Bank National Association, as Trustee for Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2005-IQ9";

            (e) Originals of all intervening assignments of Mortgage, if any, with evidence of recording thereon or, if such original assignments of Mortgage have been delivered to the appropriate recorder's office for recordation, certified true copies of such assignments of Mortgage certified by the Seller, or in the case of an original blanket intervening assignment of Mortgage retained by the Seller, a copy thereof certified by the Seller or, if any original intervening assignment of Mortgage has not yet been returned on or prior to the 90th day following the Closing Date from the applicable recording office or has been lost, a true and correct copy thereof, together with (i) in the case of a delay caused by the public recording office, an Officer's Certificate of the Seller stating that such original intervening assignment of Mortgage has been sent to the appropriate public recording official for recordation or (ii) in the case of an original intervening assignment of Mortgage that has been lost after recordation, a certification by the appropriate county recording office where such assignment is recorded that such copy is a true and complete copy of the original recorded intervening assignment of Mortgage;

            (f) If the related Assignment of Leases is separate from the Mortgage, the original of such Assignment of Leases with evidence of recording thereon or certified by a title insurance company or escrow company to be a true copy thereof; provided that if such Assignment of Leases has not been returned on or prior to the 90th day following the Closing Date because of a delay caused by the applicable public recording office where such Assignment of Leases has been delivered for recordation or because such original Assignment of Leases has been lost, the Seller shall deliver or cause to be delivered to the Trustee a true and correct copy of such Assignment of Leases submitted for recording, together with, (i) in the case of a delay caused by the public recording office, an Officer's Certificate (as defined below) of the Seller stating that such Assignment of Leases has been sent to the appropriate public recording official for recordation or (ii) in the case of an original Assignment of Leases that has been lost after recordation, a certification by the appropriate county recording office where such Assignment of Leases is recorded that such copy is a true and complete copy of the original recorded Assignment of Leases, in each case together with an original assignment of such Assignment of Leases, in recordable form (except for recording information not yet available if the instrument being recorded has not been returned from the applicable recording office), signed by the holder of record in favor of "LaSalle Bank National Association, as Trustee for Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2005-IQ9," which assignment may be effected in the related Assignment of Mortgage;

            (g) The original or a copy of each guaranty, if any, constituting additional security for the repayment of such Mortgage Loan;

            (h) The original Title Insurance Policy, or in the event such original Title Insurance Policy has not been issued, a binder, actual "marked-up" title commitment, pro forma policy, or an agreement to provide any of the foregoing pursuant to binding escrow instructions executed by the title company or its authorized agent with the original Title Insurance Policy to follow within 180 days of the Closing Date, or a copy of any of the foregoing certified by the title company with the original Title Insurance Policy to follow within 180 days of the Closing Date, or a preliminary title report with the original Title Insurance Policy to follow within 180 days of the Closing Date;

            (i) (A) Copies of UCC financing statements (together with all assignments thereof) filed in connection with a Mortgage Loan and (B) UCC-2 or UCC-3 financing statements assigning such UCC financing statements to the Trustee delivered in connection with the Mortgage Loan;

            (j) Copies of the related ground lease(s), if any, to any Mortgage Loan where the Mortgagor is the lessee under such ground lease and there is a lien in favor of the mortgagee in such lease.

            (k) Copies of any loan agreements, lock-box agreements and intercreditor agreements, if any, related to any Mortgage Loan;


            (l) Either (A) the original of each letter of credit, if any, constituting additional collateral for such Mortgage Loan (other than letters of credit representing tenant security deposits which have been collaterally assigned to the lender), which shall be assigned and delivered to the Trustee on behalf of the Trust with a copy to be held by the Primary Servicer (or the applicable Master Servicer), and applied, drawn, reduced or released in accordance with documents evidencing or securing the applicable Mortgage Loan, the Pooling and Servicing Agreement and the Primary Servicing Agreement or (B) the original of each letter of credit, if any, constituting additional collateral for such Mortgage Loan (other than letters of credit representing tenant security deposits which have been collaterally assigned to the lender), which shall be held by the applicable Primary Servicer (or the applicable Master Servicer) on behalf of the Trustee, with a copy to be held by the Trustee, and applied, drawn, reduced or released in accordance with documents evidencing or securing the applicable Mortgage Loan, the Pooling and Servicing Agreement and the Primary Servicing Agreement (it being understood that the Seller has agreed
(a) that the proceeds of such letter of credit belong to the Trust, (b) to notify, on or before the Closing Date, the bank issuing the letter of credit that the letter of credit and the proceeds thereof belong to the Trust, and to use reasonable efforts to obtain within 30 days (but in any event to obtain within 90 days) following the Closing Date, an acknowledgement thereof by the bank (with a copy of such acknowledgement to be sent to the Trustee) and (c) to indemnify the Trust for any liabilities, charges, costs, fees or other expenses accruing from the failure of the Seller to assign the letter of credit hereunder). In the case of clause (B) above, any letter of credit held by the applicable Primary Servicer (or applicable Master Servicer) shall be held in its capacity as agent of the Trust, and if the applicable Primary Servicer (or applicable Master Servicer) sells its rights to service the applicable Mortgage Loan, the applicable Primary Servicer (or applicable Master Servicer) has agreed to assign the applicable letter of credit to the Trust or at the direction of the applicable Special Servicer to such party as such Special Servicer may instruct, in each case, at the expense of the applicable Primary Servicer (or applicable Master Servicer). The applicable Primary Servicer (or applicable Master Servicer) has agreed to indemnify the Trust for any loss caused by the ineffectiveness of such assignment;

            (m) The original or a copy of the environmental indemnity agreement, if any, related to any Mortgage Loan;

            (n) Copies of third-party management agreements, if any, for all hotels and for such other Mortgaged Properties securing Mortgage Loans with a Cut-Off Date principal balance equal to or greater than $20,000,000;

            (o) The original of any Environmental Insurance Policy or, if the original is held by the related Mortgagor, a copy thereof;

            (p) A copy of any affidavit and indemnification agreement in favor of the lender; and (q) With respect to hospitality properties, a copy of any franchise agreement, franchise comfort letter and applicable assignment or transfer documents.

            "Officer's Certificate" shall mean a certificate signed by one or more of the Chairman of the Board, any Vice Chairman, the President, any Senior Vice President, any Vice President, any Assistant Vice President, any Treasurer or any Assistant Treasurer.

            The Assignment of Mortgage, intervening assignments of Mortgage and assignment of Assignment of Leases referred to in clauses (d), (e) and (f) may be in the form of a single instrument assigning the Mortgage and the Assignment of Leases to the extent permitted by applicable law. To avoid the unnecessary expense and administrative inconvenience associated with the execution and recording or filing of multiple assignments of mortgages, assignments of leases (to the extent separate from the mortgages) and assignments of UCC financing statements, the Seller shall execute, in accordance with the third succeeding paragraph, the assignments of mortgages, the assignments of leases (to the extent separate from the mortgages) and the assignments of UCC financing statements relating to the Mortgage Loans naming the Trustee on behalf of the Certificateholders as assignee. Notwithstanding the fact that such assignments of mortgages, assignments of leases (to the extent separate from the assignments of mortgages) and assignments of UCC financing statements shall name the Trustee on behalf of the Certificateholders as the assignee, the parties hereto acknowledge and agree that the Mortgage Loans shall for all purposes be deemed to have been transferred from the Seller to the Purchaser and from the Purchaser to the Trustee on behalf of the Certificateholders.

            If the Seller cannot deliver, or cause to be delivered, as to any Mortgage Loan, any of the documents and/or instruments referred to in clauses
(b), (c), (e) or (f), with evidence of recording thereon, because of a delay caused by the public recording office where such document or instrument has been delivered for recordation within such 90 day period, but the Seller delivers a photocopy thereof (to the extent available, certified by the appropriate county recorder's office to be a true and complete copy of the original thereof submitted for recording or, if such certification is not available, together with an Officer's Certificate of the Seller stating that such document has been sent to the appropriate public recording official for recordation), to the Trustee within such 90 day period, the Seller shall then deliver within 180 days after the Closing Date the recorded document (or within such longer period after the Closing Date as the Trustee may consent to, which consent shall not be withheld so long as the Seller is, as certified in writing to the Trustee no less often than monthly, in good faith attempting to obtain from the appropriate county recorder's office such original or photocopy).

            The Trustee, as assignee or transferee of the Purchaser, shall be entitled to all scheduled payments of principal due thereon after the Cut-Off Date, all other payments of principal collected after the Cut-Off Date (other than scheduled payments of principal due on or before the Cut-Off Date), and all payments of interest on the Mortgage Loans allocable to the period commencing on the Cut-Off Date. All scheduled payments of principal and interest due on or before the Cut-Off Date and collected after the Cut-Off Date shall belong to the Seller.

            Within 45 days following the Closing Date, the Seller shall deliver and the Purchaser, the Trustee or the agents of either may submit or cause to be submitted for recordation at the expense of the Seller, in the appropriate public office for real property records, each assignment referred to in clauses
(d) and (f)(ii) above (with recording information in blank if such information is not yet available). Within 15 days following the Closing Date, the Seller shall deliver and the Purchaser, the Trustee or the agents of either may submit or cause to be submitted for filing, at the expense of the Seller, in the appropriate public office for Uniform Commercial Code financing statements, the assignment referred to in clause (i) above. If any such document or instrument is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, the Seller shall prepare a substitute therefor or cure such defect, and the Seller shall, at its own expense (except in the case of a document or instrument that is lost by the Trustee), record or file, as the case may be, and deliver such document or instrument in accordance with this Section 2.

            As to each Mortgage Loan secured by a Mortgaged Property with respect to which the related Mortgagor has entered into a franchise agreement and each Mortgage Loan secured by a Mortgaged Property with respect to which a letter of credit is in place, the Seller shall provide a notice on or prior to the date that is thirty (30) days after the Closing Date to the franchisor or the issuing financial institution, as applicable, of the transfer of such Mortgage Loan to the Trust pursuant to the Pooling and Servicing Agreement, and inform such parties that any notices to the Mortgagor's lender pursuant to such franchise agreement or letter of credit should thereafter be forwarded to the applicable Master Servicer and, with respect to each franchise agreement, provide a franchise comfort letter to the franchisor on or prior to the date that is thirty (30) days after the Closing Date. After the Closing Date, with respect to any letter of credit that has not yet been assigned to the Trust, upon the written request of the applicable Master Servicer or the applicable Primary Servicer, the Seller will draw on such letter of credit as directed by the applicable Master Servicer or such Primary Servicer in such notice to the extent the Seller has the right to do so.

            Documents that are in the possession of the Seller, its agents or its subcontractors that relate to the servicing of any Mortgage Loans and that are not required to be a part of the Mortgage File and are reasonably necessary for the ongoing administration and/or servicing of the applicable Mortgage Loan (the "Servicing File") shall be delivered by the Seller to or at the direction of the applicable Master Servicer, on behalf of the Purchaser, on or prior to the 75th day after the Closing Date, in accordance with the Primary Servicing Agreement, if applicable.

            The Servicing File shall include, to the extent required to be (and actually) delivered to the Seller pursuant to the applicable Mortgage Loan documents, copies of the following items: the Mortgage Note, any Mortgage, the Assignment of Leases and the Assignment of Mortgage, any guaranty/indemnity agreement, any loan agreement, the insurance policies or certificates, as applicable, the property inspection reports, any financial statements on the property, any escrow analysis, the tax bills, the Appraisal, the environmental report, the engineering report, the asset summary, financial information on the Mortgagor/sponsor and any guarantors, any letters of credit, any intercreditor agreements and any Environmental Insurance Policies; provided, however, the Seller shall not be required to deliver any draft documents, attorney-client privileged communications, internal correspondence or credit analysis. Delivery of any of the foregoing documents to the Primary Servicer shall be deemed a delivery to the applicable Master Servicer and satisfy Seller's obligations under this sub-paragraph. Each of the foregoing items shall be delivered by the Seller in electronic form, to the extent such document is available in such form and such form is reasonably acceptable to the applicable Master Servicer.

            Upon the sale of the Mortgage Loans by the Seller to the Purchaser pursuant to this Agreement, the ownership of each Mortgage Note, Mortgage and the other contents of the related Mortgage File shall be vested in the Purchaser and its assigns, and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or that come into the possession of the Seller shall immediately vest in the Purchaser and its assigns, and shall be delivered promptly by the Seller to or on behalf of either the Trustee or the applicable Master Servicer as set forth herein, subject to the requirements of the Primary Servicing Agreement. The Seller's and Purchaser's records shall reflect the transfer of each Mortgage Loan from the Seller to the Purchaser and its assigns as a sale.

            It is the express intent of the parties hereto that the conveyance of the Mortgage Loans and related property to the Purchaser by the Seller as provided in this Section 2 be, and be construed as, an absolute sale of the Mortgage Loans and related property. It is, further, not the intention of the parties that such conveyance be deemed a pledge of the Mortgage Loans and related property by the Seller to the Purchaser to secure a debt or other obligation of the Seller. However, in the event that, notwithstanding the intent of the parties, the Mortgage Loans or any related property are held to be the property of the Seller, or if for any other reason this Agreement is held or deemed to create a security interest in the Mortgage Loans or any related property, then:

            (i) this Agreement shall be deemed to be a security agreement; and

            (ii) the conveyance provided for in this Section 2 shall be deemed to be a grant by the Seller to the Purchaser of a security interest in all of the Seller's right, title, and interest, whether now owned or hereafter acquired, in and to:

                  (A) All accounts, general intangibles, chattel paper,
            instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit and investment property consisting of, arising from or relating to any of the following property: the Mortgage Loans identified on the Mortgage Loan Schedule, including the related Mortgage Notes, Mortgages, security agreements, and title, hazard and other insurance policies, all distributions with respect thereto payable after the Cut-Off Date, all substitute or replacement Mortgage Loans and all distributions with respect thereto, and the Mortgage Files;

                  (B) All accounts, general intangibles, chattel paper,
            instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit, investment property and other rights arising from or by virtue of the disposition of, or collections with respect to, or insurance proceeds payable with respect to, or claims against other Persons with respect to, all or any part of the collateral described in clause (A) above (including any accrued discount realized on liquidation of any investment purchased at a discount); and

                  (C) All cash and non-cash proceeds of the collateral described in clauses (A) and (B) above.

            The possession by the Purchaser or its designee of the Mortgage Notes, the Mortgages, and such other goods, letters of credit, advices of credit, instruments, money, documents, chattel paper or certificated securities shall be deemed to be possession by the secured party or possession by a purchaser for purposes of perfecting the security interest pursuant to the Uniform Commercial Code (including, without limitation, Sections 9-305 and 9-115 thereof) as in force in the relevant jurisdiction. Notwithstanding the foregoing, the Seller makes no representation or warranty as to the perfection of any such security interest.

            Notifications to Persons holding such property, and acknowledgments, receipts, or confirmations from persons holding such property, shall be deemed to be notifications to, or acknowledgments, receipts or confirmations from, securities intermediaries, bailees or agents of, or Persons holding for, the Purchaser or its designee, as applicable, for the purpose of perfecting such security interest under applicable law.

            The Seller shall, to the extent consistent with this Agreement, take such reasonable actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the property described above, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement. In such case, the Seller shall file all filings necessary to maintain the effectiveness of any original filings necessary under the Uniform Commercial Code as in effect in any jurisdiction to perfect such security interest in such property. In connection herewith, the Purchaser shall have all of the rights and remedies of a secured party and creditor under the Uniform Commercial Code as in force in the relevant jurisdiction.

            Notwithstanding anything to the contrary contained herein, and subject to Section 2(a), the Purchaser shall not be required to purchase any Mortgage Loan as to which any Mortgage Note (endorsed as described in clause (a) above) or lost note affidavit and indemnity required to be delivered to or on behalf of the Trustee or the applicable Master Servicer pursuant to this Section 2 on or before the Closing Date is not so delivered, or is not properly executed or is defective on its face, and the Purchaser's acceptance of the related Mortgage Loan on the Closing Date shall in no way constitute a waiver of such omission or defect or of the Purchaser's or its successors' and assigns' rights in respect thereof pursuant to Section 5.

            Section 3. Examination of Mortgage Files and Due Diligence Review. The Seller shall (i) deliver to the Purchaser on or before the Closing Date a diskette acceptable to the Purchaser that contains such information about the Mortgage Loans as may be reasonably requested by the Purchaser, (ii) deliver to the Purchaser investor files (collectively the "Collateral Information") with respect to the assets proposed to be included in the Mortgage Pool and made available at the Purchaser's headquarters in New York, and (iii) otherwise cooperate fully with the Purchaser in its examination of the credit files, underwriting documentation and Mortgage Files for the Mortgage Loans and its due diligence review of the Mortgage Loans. The fact that the Purchaser has conducted or has failed to conduct any partial or complete examination of the credit files, underwriting documentation or Mortgage Files for the Mortgage Loans shall not affect the right of the Purchaser or the Trustee to cause the Seller to cure any Material Document Defect or Material Breach (each as defined below), or to repurchase or replace the defective Mortgage Loans pursuant to
Section 5 of this Agreement.

            On or prior to the Closing Date, the Seller shall allow representatives of any of the Purchaser, each Underwriter, the Initial Purchaser, the Trustee, the applicable Special Servicer and each Rating Agency to examine and audit all books, records and files pertaining to the Mortgage Loans, the Seller's underwriting procedures and the Seller's ability to perform or observe all of the terms, covenants and conditions of this Agreement. Such examinations and audits shall take place at one or more offices of the Seller during normal business hours and shall not be conducted in a manner that is disruptive to the Seller's normal business operations upon reasonable prior advance notice. In the course of such examinations and audits, the Seller will make available to such representatives of any of the Purchaser, each Underwriter, the Initial Purchaser, the Trustee, the applicable Special Servicer and each Rating Agency reasonably adequate facilities, as well as the assistance of a sufficient number of knowledgeable and responsible individuals who are familiar with the Mortgage Loans and the terms of this Agreement, and the Seller shall cooperate fully with any such examination and audit in all material respects. On or prior to the Closing Date, the Seller shall provide the Purchaser with all material information regarding the Seller's financial condition and access to knowledgeable financial or accounting officers for the purpose of answering questions with respect to the Seller's financial condition, financial statements as provided to the Purchaser or other developments affecting the Seller's ability to consummate the transactions contemplated hereby or otherwise affecting the Seller in any material respect. Within 45 days after the Closing Date, the Seller shall provide the applicable Master Servicer or Primary Servicer, if applicable, with any additional information identified by the applicable Master Servicer or Primary Servicer, if applicable, as necessary to complete the CMSA Property File, to the extent that such information is available.

            The Purchaser may exercise any of its rights hereunder through one or more designees or agents; provided the Purchaser has provided the Seller with prior notice of the identity of such designee or agent.

            The Purchaser shall keep confidential any information regarding the Seller and the Mortgage Loans that has been delivered into the Purchaser's possession and that is not otherwise publicly available; provided, however, that such information shall not be kept confidential (and the right to require confidentiality under any confidentiality agreement is hereby waived) to the extent such information is required to be included in the Memorandum or the Prospectus Supplement or the Purchaser is required by law or court order to disclose such information. If the Purchaser is required to disclose in the Memorandum or the Prospectus Supplement confidential information regarding the Seller as described in the preceding sentence, the Purchaser shall provide to the Seller a copy of the proposed form of such disclosure prior to making such disclosure and the Seller shall promptly, and in any event within two Business Days, notify the Purchaser of any inaccuracies therein, in which case the Purchaser shall modify such form in a manner that corrects such inaccuracies. If the Purchaser is required by law or court order to disclose confidential information regarding the Seller as described in the second preceding sentence, the Purchaser shall notify the Seller and cooperate in the Seller's efforts to obtain a protective order or other reasonable assurance that confidential treatment will be accorded such information and, if in the absence of a protective order or such assurance, the Purchaser is compelled as a matter of law to disclose such information, the Purchaser shall, prior to making such disclosure, advise and consult with the Seller and its counsel as to such disclosure and the nature and wording of such disclosure and the Purchaser shall use reasonable efforts to obtain confidential treatment therefor. Notwithstanding the foregoing, if reasonably advised by counsel that the Purchaser is required by a regulatory agency or court order to make such disclosure immediately, then the Purchaser shall be permitted to make such disclosure without prior review by the Seller.

Section 4. Representations and
Warranties of the Seller and the Purchaser.

            (a) To induce the Purchaser to enter into this Agreement, the Seller hereby makes for the benefit of the Purchaser and its assigns with respect to each Mortgage Loan as of the date hereof (or as of such other date specifically set forth in the particular representation and warranty) each of the representations and warranties set forth on Exhibit 2 hereto, except as otherwise set forth on Schedule A attached hereto, and hereby further represents and warrants to the Purchaser as of the date hereof that:

            (i) The Seller is duly organized and is validly existing as a corporation in good standing under the laws of New York. The Seller has the requisite power and authority and legal right to own the Mortgage Loans and to transfer and convey the Mortgage Loans to the Purchaser and has the requisite power and authority to execute and deliver, engage in the transactions contemplated by, and perform and observe the terms and conditions of, this Agreement.

            (ii) This Agreement has been duly and validly authorized, executed and delivered by the Seller, and assuming the due authorization, execution and delivery hereof by the Purchaser, this Agreement constitutes the valid, legal and binding agreement of the Seller, enforceable in accordance with its terms, except as such enforcement may be limited by
      (A) laws relating to bankruptcy, insolvency, reorganization, receivership or moratorium, (B) other laws relating to or affecting the rights of creditors generally, (C) general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law) or (D) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement that purport to provide indemnification from liabilities under applicable securities laws.

            (iii) No consent, approval, authorization or order of, registration or filing with, or notice to, any governmental authority or court is required, under federal or state law, for the execution, delivery and performance of or compliance by the Seller with this Agreement, or the consummation by the Seller of any transaction contemplated hereby, other than (1) such qualifications as may be required under state securities or blue sky laws, (2) the filing or recording of financing statements, instruments of assignment and other similar documents necessary in connection with the Seller's sale of the Mortgage Loans to the Purchaser,
      (3) such consents, approvals, authorizations, qualifications, registrations, filings or notices as have been obtained and (4) where the lack of such consent, approval, authorization, qualification, registration, filing or notice would not have a material adverse effect on the performance by the Seller under this Agreement.

            (iv) Neither the transfer of the Mortgage Loans to the Purchaser, nor the execution, delivery or performance of this Agreement by the Seller, conflicts or will conflict with, results or will result in a breach of, or constitutes or will constitute a default under (A) any term or provision of the Seller's articles of organization or by-laws, (B) any term or provision of any material agreement, contract, instrument or indenture to which the Seller is a party or by which it or any of its assets is bound or results in the creation or imposition of any lien, charge or encumbrance upon any of its property pursuant to the terms of any such indenture, mortgage, contract or other instrument, other than pursuant to this Agreement, or (C) after giving effect to the consents or taking of the actions contemplated in subsection (iii), any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Seller or its assets, except where in any of the instances contemplated by clauses (B) or (C) above, any conflict, breach or default, or creation or imposition of any lien, charge or encumbrance, will not have a material adverse effect on the consummation of the transactions contemplated hereby by the Seller or materially and adversely affect its ability to perform its obligations and duties hereunder or result in any material adverse change in the business, operations, financial condition, properties or assets of the Seller, or in any material impairment of the right or ability of the Seller to carry on its business substantially as now conducted.

            (v) There are no actions or proceedings against, or investigations of, the Seller pending or, to the Seller's knowledge, threatened in writing against the Seller before any court, administrative agency or other tribunal, the outcome of which could reasonably be expected to materially and adversely affect the transfer of the Mortgage Loans to the Purchaser or the execution or delivery by, or enforceability against, the Seller of this Agreement or have an effect on the financial condition of the Seller that would materially and adversely affect the ability of the Seller to perform its obligations under this Agreement.

            (vi) On the Closing Date, the sale of the Mortgage Loans pursuant to this Agreement will effect a transfer by the Seller of all of its right, title and interest in and to the Mortgage Loans to the Purchaser.

            (vii) To the Seller's knowledge, the Seller Information (as defined in that certain indemnification agreement, dated as of February 15, 2005, between the Seller, the Purchaser, the Underwriters and the Initial Purchaser (the "Indemnification Agreement")) relating to the Mortgage Loans does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (when read together with the Final Prospectus Supplement, in the case of Public Certificates, or when read together with the Memorandum, in the case of the Private Certificates). Notwithstanding anything contained herein to the contrary, this subparagraph (vii) shall run exclusively to the benefit of the Purchaser and no other party.

            To induce the Purchaser to enter into this Agreement, the Seller hereby covenants that the foregoing representations and warranties and those set forth on Exhibit 2 hereto will be true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date, provided that any representations and warranties made as of a specified date shall be true and correct in all material respects as of such specified date.

            Each of the representations, warranties and covenants made by the Seller pursuant to this Section 4(a) shall survive the sale of the Mortgage Loans and shall continue in full force and effect notwithstanding any restrictive or qualified endorsement on the Mortgage Notes.

            (b) To induce the Seller to enter into this Agreement, the Purchaser hereby represents and warrants to the Seller as of the date hereof:

            (i) The Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware with full power and authority to carry on its business as presently conducted by it.

            (ii) The Purchaser has full power and authority to acquire the Mortgage Loans, to execute and deliver this Agreement and to enter into and consummate all transactions contemplated by this Agreement. The Purchaser has duly and validly authorized the execution, delivery and performance of this Agreement and has duly and validly executed and delivered this Agreement. This Agreement, assuming due authorization, execution and delivery by the Seller, constitutes the valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

            (iii) No consent, approval, authorization or order of, registration or filing with, or notice to, any governmental authority or court is required, under federal or state law, for the execution, delivery and performance of or compliance by the Purchaser with this Agreement, or the consummation by the Purchaser of any transaction contemplated hereby that has not been obtained or made by the Purchaser.

            (iv) Neither the purchase of the Mortgage Loans nor the execution, delivery and performance of this Agreement by the Purchaser will violate the Purchaser's certificate of incorporation or by-laws or constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under, or result in a breach of, any material agreement, contract, instrument or indenture to which the Purchaser is a party or that may be applicable to the Purchaser or its assets.

            (v) The Purchaser's execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, rule, writ, injunction, order or decree of any court, or order or regulation of any federal, state or municipal government agency having jurisdiction over the Purchaser or its assets, which violation could materially and adversely affect the condition (financial or otherwise) or the operation of the Purchaser or its assets or could materially and adversely affect its ability to perform its obligations and duties hereunder.

            (vi) There are no actions or proceedings against, or investigations of, the Purchaser pending or, to the Purchaser's knowledge, threatened against the Purchaser before any court, administrative agency or other tribunal, the outcome of which could reasonably be expected to adversely affect the transfer of the Mortgage Loans, the issuance of the Certificates, the execution, delivery or enforceability of this Agreement or have an effect on the financial condition of the Purchaser that would materially and adversely affect the ability of the Purchaser to perform its obligation under this Agreement.

            (vii) The Purchaser has not dealt with any broker, investment banker, agent or other person, other than the Seller, the Underwriters, the Initial Purchaser and their respective affiliates, that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans or consummation of any of the transactions contemplated hereby.

            To induce the Seller to enter into this Agreement, the Purchaser hereby covenants that the foregoing representations and warranties will be true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date.

            Each of the representations and warranties made by the Purchaser pursuant to this Section 4(b) shall survive the purchase of the Mortgage Loans.

            Section 5. Remedies Upon Breach of Representations and Warranties Made by the Seller.

            (a) It is hereby acknowledged that the Seller shall make for the benefit of the Trustee on behalf of the holders of the Certificates, whether directly or by way of the Purchaser's assignment of its rights hereunder to the Trustee, the representations and warranties set forth on Exhibit 2 hereto (each as of the date hereof unless otherwise specified).

            (b) It is hereby further acknowledged that if any document required to be delivered to the Trustee pursuant to Section 2 is not delivered as and when required (and including the expiration of any grace or cure period), is not properly executed or is defective on its face, or if there is a breach of any of the representations and warranties required to be made by the Seller regarding the characteristics of the Mortgage Loans and/or the related Mortgaged Properties as set forth in Exhibit 2 hereto, and in either case such defect or breach, either (i) materially and adversely affects the interests of the holders of the Certificates in the related Mortgage Loan, or (ii) both (A) the document defect or breach materially and adversely affects the value of the Mortgage Loan and (B) the Mortgage Loan is a Specially Serviced Mortgage Loan or Rehabilitated Mortgage Loan (such a document defect described in the preceding clause (i) or (ii), a "Material Document Defect" and such a breach described in the preceding clause (i) or (ii) a "Material Breach"), the party discovering such Material Document Defect or Material Breach shall promptly notify, in writing, the other party; provided that any breach of the representation and warranty contained in paragraph (38) of such Exhibit 2 shall constitute a Material Breach only if such prepayment premium or yield maintenance charge is not deemed "customary" for commercial mortgage loans as evidenced by (i) an opinion of tax counsel to such effect or (ii) a determination by the Internal Revenue Service that such provision is not customary. Promptly (but in any event within three Business
Days) upon becoming aware of any such Material Document Defect or Material Breach, the applicable Master Servicer shall, and the applicable Special Servicer may, request that the Seller, not later than 90 days from the Seller's receipt of the notice of such Material Document Defect or Material Breach, cure such Material Document Defect or Material Breach, as the case may be, in all material respects; provided, however, that if such Material Document Defect or Material Breach, as the case may be, cannot be corrected or cured in all material respects within such 90-day period, and such Material Document Defect or Material Breach would not cause the Mortgage Loan to be other than a "qualified mortgage" (as defined in the Code), but the Seller is diligently attempting to effect such correction or cure, as certified by the Seller in an Officer's Certificate delivered to the Trustee, then the cure period will be extended for an additional 90 days unless, solely in the case of a Material Document Defect, (x) the Mortgage Loan is, at the end of the initial 90 day period, a Specially Serviced Mortgage Loan and a Servicing Transfer Event has occurred as a result of a monetary default or as described in clause (ii) or clause (v) of the definition of "Servicing Transfer Event" in the Pooling and Servicing Agreement and (y) the Material Document Defect was identified in a certification delivered to the Seller by the Trustee pursuant to Section 2.2 of the Pooling and Servicing Agreement not less than 90 days prior to the delivery of the notice of such Material Document Defect. The parties acknowledge that neither delivery of a certification or schedule of exceptions to the Seller pursuant to Section 2.2 of the Pooling and Servicing Agreement or otherwise nor possession of such certification or schedule by the Seller shall, in and of itself, constitute delivery of notice of any Material Document Defect or knowledge or awareness by the Seller of any Material Document Defect listed therein.

            The Seller hereby covenants and agrees that, if any such Material Document Defect or Material Breach cannot be corrected or cured in all material aspects within the above cure periods, the Seller shall, on or before the termination of such cure periods, either (i) repurchase the affected Mortgage Loan or REO Mortgage Loan from the Purchaser or its assignee at the Purchase Price as defined in the Pooling and Servicing Agreement, or (ii) if within the two-year period commencing on the Closing Date, at its option replace, without recourse, any Mortgage Loan or REO Mortgage Loan to which such defect relates with a Qualifying Substitute Mortgage Loan. If such Material Document Defect or Material Breach would cause the Mortgage Loan to be other than a "qualified mortgage" (as defined in the Code), then notwithstanding the previous sentence, such repurchase or substitution must occur within 90 days from the earlier of the date the Seller discovered or was notified of the breach or defect. The Seller agrees that any substitution shall be completed in accordance with the terms and conditions of the Pooling and Servicing Agreement.

            If (i) a Mortgage Loan is to be repurchased or replaced in connection with a Material Document Defect or Material Breach as contemplated above, (ii) such Mortgage Loan is cross-collateralized and cross-defaulted with one or more other Mortgage Loans in the Trust and (iii) the applicable document defect or breach does not constitute a Material Document Defect or Material Breach, as the case may be, as to such other Mortgage Loans (without regard to this paragraph), then the applicable document defect or breach (as the case may
be) shall be deemed to constitute a Material Document Defect or Material Breach, as the case may be, as to each such other Mortgage Loan for purposes of the above provisions, and the Seller shall be obligated to repurchase or replace each such other Mortgage Loan in accordance with the provisions above, unless, in the case of such breach or document defect, both of the following conditions would be satisfied if the Seller were to repurchase or replace only those Mortgage Loans as to which a Material Breach had occurred without regard to this paragraph (the "Affected Loan(s)"): (1) the debt service coverage ratio for all such other Mortgage Loans (excluding the Affected Loan(s)) for the four calendar quarters immediately preceding the repurchase or replacement (determined as provided in the definition of Debt Service Coverage Ratio in the Pooling and Servicing Agreement, except that net cash flow for such four calendar quarters, rather than year-end, shall be used) is not less than 0.10x below the lesser of
(x) the debt service coverage ratio for all such Mortgage Loans (including the Affected Loans(s)) set forth under the heading "NCF DSCR" in Appendix II to the Final Prospectus Supplement and (y) the debt service coverage ratio for all such other Mortgage Loans that are cross-collateralized and cross-defaulted with one another (including the Affected Loan(s)) for the four preceding calendar quarters prior to such repurchase or replacement (determined as provided in the definition of Debt Service Coverage Ratio in the Pooling and Servicing Agreement, except that net cash flow for such four calendar quarters, rather than year-end, shall be used), and (2) the loan-to-value ratio for all such other Mortgage Loans (excluding the Affected Loan(s)) is not greater than 10% more than the greater of (x) the loan-to-value ratio for all such Mortgage Loans (including the Affected Loan(s)) set forth under the heading "Cut-Off Date LTV" in Appendix II to the Final Prospectus Supplement and (y) the loan-to-value ratio for all such Mortgage Loans that are cross-collateralized and cross-defaulted with one another (including the Affected Loans(s)) as of the date of repurchase or replacement. The determination of the applicable Master Servicer as to whether either of the conditions set forth above has been satisfied shall be conclusive and binding in the absence of manifest error. The applicable Master Servicer will be entitled to cause, or direct the Seller to cause, to be delivered to such Master Servicer at the Seller's expense (i) an Appraisal of any or all of the related Mortgaged Properties for purposes of determining whether the condition set forth in clause (2) above has been satisfied, in each case at the expense of the Seller if the scope and cost of the Appraisal is approved by the Seller (such approval not to be unreasonably withheld) and (ii) an Opinion of Counsel that not requiring the repurchase of each such Cross-Collateralized Loan will not result in an Adverse REMIC Event.

            With respect to any Mortgage Loan that is cross-defaulted and/or cross-collateralized with any other Mortgage Loan conveyed hereunder, to the extent that the Seller is required to repurchase or substitute for such Mortgage Loan (each, a "Repurchased Loan") in the manner prescribed above while the Trustee (as assignee of the Purchaser) continues to hold any other Mortgage Loan that is cross-collateralized and/or cross-defaulted (each, a "Cross-Collateralized Loan") with such Repurchased Loan, the Seller and the Purchaser hereby agree to forbear from enforcing any remedies against the other's Primary Collateral but may exercise remedies against the Primary Collateral securing their respective Mortgage Loans, including with respect to the Trustee, the Primary Collateral securing the Mortgage Loans still held by the Trustee, so long as such exercise does not impair the ability of the other party to exercise its remedies against its Primary Collateral. If the exercise of remedies by one party would impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the Mortgage Loan or Mortgage Loans held by such party, then both parties shall forbear from exercising such remedies until the loan documents evidencing and securing the relevant Mortgage Loans can be modified in a manner that complies with the Pooling and Servicing Agreement to remove the threat of impairment as a result of the exercise of remedies. Any reserve or other cash collateral or letters of credit securing the Cross-Collateralized Loans shall be allocated between such Mortgage Loans in accordance with the Mortgage Loan documents, or otherwise on a pro rata basis based upon their outstanding Principal Balances. All other terms of the Mortgage Loans shall remain in full force and effect, without any modification thereof. The Mortgagors set forth on Schedule B hereto are intended third-party beneficiaries of the provisions set forth in this paragraph and the preceding paragraph. The provisions of this paragraph and the preceding paragraph may not be modified with respect to any Mortgage Loan without the related Mortgagor's consent.

            Upon occurrence (and after any applicable cure or grace period), any of the following document defects shall be conclusively presumed materially and adversely to affect the interests of Certificateholders in a Mortgage Loan and be a Material Document Defect: (i) the absence from the Mortgage File of the original signed Mortgage Note, unless the Mortgage File contains a signed lost note affidavit and indemnity and a copy of the Mortgage Note; (ii) the absence from the Mortgage File of the item called for by paragraph (b) of the definition of Mortgage File; or (iii) the absence from the Mortgage File of the item called for by paragraph (h) of the definition of Mortgage File. If any of the foregoing Material Document Defects is discovered by the Custodian (or the Trustee if there is no Custodian), the Trustee (or as set forth in Section 2.3(a) of the Pooling and Servicing Agreement, the applicable Master Servicer) will take the steps described elsewhere in this Section, including the giving of notices to the Rating Agencies and the parties hereto and making demand upon the Seller for the cure of the Material Document Defect or repurchase or replacement of the related Mortgage Loan.

            If the Seller disputes that a Material Document Defect or Material Breach exists with respect to a Mortgage Loan or otherwise refuses (i) to effect a correction or cure of such Material Document Defect or Material Breach, (ii) to repurchase the Affected Loan from the Trust or (iii) to replace such Mortgage Loan with a Qualifying Substitute Mortgage Loan, then provided that (x) the period of time provided for the Seller to correct, repurchase or cure has expired and (y) the Mortgage Loan is then in default and is then a Specially Serviced Mortgage Loan, the applicable Special Servicer may, subject to the Servicing Standard, modify, work-out or foreclose, sell or otherwise liquidate (or permit the liquidation of) the Mortgage Loan pursuant to Section 9.5,
Section 9.12, Section 9.15 and Section 9.36, as applicable, of the Pooling and Servicing Agreement, while pursuing the repurchase claim. The Seller acknowledges and agrees that any modification of the Mortgage Loan pursuant to such a work-out shall not constitute a defense to any repurchase claim nor shall such modification or work-out change the Purchase Price due from the Seller for any repurchase claim. The Seller shall be notified promptly and in writing by
(i) the Trustee of any notice that it receives that an Option Holder intends to exercise its Option to purchase the Mortgage Loan in accordance with and as described in Section 9.36 of the Pooling and Servicing Agreement and (ii) the applicable Special Servicer of any offer that it receives to purchase the applicable REO Property, each in connection with such liquidation. Upon the receipt of such notice by the Seller, the Seller shall then have the right, subject to any repurchase obligations under Section 2.3 of the Pooling and Servicing Agreement with respect to such Mortgage Loan, to repurchase the related Mortgage Loan or REO Property, as applicable, from the Trust at a purchase price equal to, in the case of clause (i) of the immediately preceding sentence, the Option Purchase Price or, in the case of clause (ii) of the immediately preceding sentence, the amount of such offer. Notwithstanding anything to the contrary contained in this Agreement or in the Pooling and Servicing Agreement, the right of any Option Holder to purchase such Mortgage Loan shall be subject and subordinate to the Seller's right to purchase such Mortgage Loan as described in the immediately preceding sentence. The Seller shall have five (5) Business Days from the date of its receipt of a notice of such intention to exercise such Option or such offer to notify the Trustee or applicable Special Servicer, as applicable, of its intent to so purchase the Mortgage Loan or related REO Property. The Seller shall purchase such Mortgage Loan within four (4) Business Days from the date it sends notice of its intent to purchase the Mortgage Loan and shall purchase such REO Property on or before the date referenced in the offer received from the applicable Special Servicer. The applicable Special Servicer shall be obligated to provide the Seller with any appraisal or other third party reports relating to the Mortgaged Property within its possession to enable the Seller to evaluate the Mortgage Loan or REO Property. Any sale of the Mortgage Loan, or foreclosure upon such Mortgage Loan and sale of the REO Property, to a Person other than the Seller shall be without
(i) recourse of any kind (either express or implied) by such Person against the Seller and (ii) representation or warranty of any kind (either express or implied) by the Seller to or for the benefit of such Person.

            The fact that a Material Document Defect or Material Breach is not discovered until after foreclosure (but in all instances prior to the sale of the related REO Property or Mortgage Loan) shall not prejudice any claim against the Seller for repurchase of the REO Mortgage Loan or REO Property. In such an event, the applicable Master Servicer or Special Servicer, as applicable, shall be required to notify the Seller of the discovery of the Material Document Defect or Material Breach and the Seller shall be required to follow the procedures set forth in this Agreement to correct or cure such Material Document Defect or Material Breach or purchase the REO Property at the Purchase Price. If the Seller fails to correct or cure the Material Document Defect or Material Breach or purchase the REO Property, then the provisions above regarding notice of offers related to such REO Property and the Seller's right to purchase such REO Property shall apply. If a court of competent jurisdiction issues a final order that the Seller is or was obligated to repurchase the related Mortgage Loan or REO Mortgage Loan or the Seller otherwise accepts liability, then, after the expiration of any applicable appeal period, but in no event later than the termination of the Trust pursuant to Section 9.30 of the Pooling and Servicing Agreement, the Seller will be obligated to pay to the Trust the difference between any Liquidation Proceeds received upon such liquidation (including those arising from any sale to the Seller) and the Purchase Price; provided that the prevailing party in such action shall be entitled to recover all costs, fees and expenses (including reasonable attorneys' fees) related thereto.

            In connection with any liquidation or sale of a Mortgage Loan or REO Property as described above, the applicable Special Servicer will not receive a Liquidation Fee in connection with such liquidation or sale or any portion of the Work-Out Fee that accrues after the Seller receives notice of a Material Document Defect or Material Breach until a final determination has been made, as set forth in the prior paragraph, as to whether the Seller is or was obligated to repurchase such related Mortgage Loan or REO Property. Upon such determination, the applicable Special Servicer will be entitled: (i) with respect to a determination that the Seller is or was obligated to repurchase, to collect a Liquidation Fee, if due in accordance with the definition thereof, based upon the full Purchase Price of the related Mortgage Loan or REO property, with such Liquidation Fee payable by the Seller or (ii) with respect to a determination that Seller is not or was not obligated to repurchase (or the Trust decides that it will no longer pursue a claim against the Seller for repurchase), (A) to collect a Liquidation Fee based upon the Liquidation Proceeds as received upon the actual sale or liquidation of such Mortgage Loan or REO Property, and (B) to collect any accrued and unpaid Work-Out Fee, based on amounts that were collected for as long as the related Mortgage Loan was a Rehabilitated Mortgage Loan, in each case with such amount to be paid from amounts in the Certificate Account.

            The obligations of the Seller set forth in this Section 5(b) to cure a Material Document Defect or a Material Breach or repurchase or replace a defective Mortgage Loan constitute the sole remedies of the Purchaser or its assignees with respect to a Material Document Defect or Material Breach in respect of an outstanding Mortgage Loan; provided, that this limitation shall not in any way limit the Purchaser's rights or remedies upon breach of any other representation or warranty or covenant by the Seller set forth in this Agreement (other than those set forth in Exhibit 2).

            Notwithstanding the foregoing, in the event that there is a breach of the representation and warranty set forth in paragraph 41 of Exhibit 2 attached hereto because the underlying loan documents do not provide for the payment by the Mortgagor of reasonable costs and expenses associated with the defeasance or assumption of a Mortgage Loan by the Mortgagor, the Seller hereby covenants and agrees to pay such reasonable costs and expenses, to the extent an amount is due and not paid by the related Mortgagor. The parties hereto acknowledge that the payment of such reasonable costs and expenses shall be the Seller's sole obligation with respect to the breaches discussed in the previous sentence. The Seller shall have no obligation to pay for any of the foregoing costs if the applicable Mortgagor has an obligation to pay for such costs.

            The Seller hereby agrees that it will pay for any expense incurred by the applicable Master Servicer or the applicable Special Servicer, as applicable, in connection with modifying a Mortgage Loan pursuant to Section 2.3 of the Pooling and Servicing Agreement in order for such Mortgage Loan to be a "qualified substitute mortgage loan" within the meaning of the Treasury Regulations promulgated under the Code. Upon a breach of the representation and warranty set forth in paragraph 39 of Exhibit 2 attached hereto, if such Mortgage Loan is modified so that it becomes a "qualified substitute mortgage loan", such breach will be cured and the Seller will not be obligated to repurchase or otherwise remedy such breach.

            (c) The Pooling and Servicing Agreement shall provide that the Trustee (or the applicable Master Servicer or the applicable Special Servicer on its behalf) shall give written notice within three Business Days to the Seller of its discovery of any Material Document Defect or Material Breach and prompt written notice to the Seller in the event that any Mortgage Loan becomes a Specially Serviced Mortgage Loan (as defined in the Pooling and Servicing Agreement).

            (d) If the Seller repurchases any Mortgage Loan pursuant to this
Section 5, the Purchaser or its assignee, following receipt by the Trustee of the Purchase Price therefor, promptly shall deliver or cause to be delivered to the Seller all Mortgage Loan documents with respect to such Mortgage Loan, and each document that constitutes a part of the Mortgage File that was endorsed or assigned to the Trustee shall be endorsed and assigned to the Seller in the same manner such that the Seller shall be vested with legal and beneficial title to such Mortgage Loan, in each case without recourse, including any property acquired in respect of such Mortgage Loan or proceeds of any insurance policies with respect thereto.

            Section 6. Closing. The closing of the sale of the Mortgage Loans shall be held at the offices of Cadwalader, Wickersham & Taft LLP, One World Financial Center, New York, NY 10281 at 9:00 a.m., New York time, on the Closing Date.

            The obligation of the Seller and the Purchaser to close shall be subject to the satisfaction of each of the following conditions on or prior to the Closing Date:

            (a) All of the representations and warranties of the Seller and the Purchaser specified in Section 4 of this Agreement (including, without limitation, the representations and warranties set forth on Exhibit 2 to this Agreement) shall be true and correct as of the Closing Date, provided that any representations and warranties made as of a specified date shall be true and correct as of such specified date.

            (b) All Closing Documents specified in Section 7 of this Agreement, in such forms as are agreed upon and reasonably acceptable to the Seller or the Purchaser, as applicable, shall be duly executed and delivered by all signatories as required pursuant to the respective terms thereof.

            (c) The Seller shall have delivered and released to the Purchaser or its designee all documents required to be delivered to the Purchaser as of the Closing Date pursuant to Section 2 of this Agreement.

            (d) The result of the examination and audit performed by the Purchaser and its affiliates pursuant to Section 3 hereof shall be satisfactory to the Purchaser and its affiliates in their sole determination and the parties shall have agreed to the form and contents of the Seller Information (as defined in the Indemnification Agreement) to be disclosed in the Memorandum and the Prospectus Supplement.

            (e) All other terms and conditions of this Agreement required to be complied with on or before the Closing Date shall have been complied with, and the Seller and the Purchaser shall have the ability to comply with all terms and conditions and perform all duties and obligations required to be complied with or performed after the Closing Date.

            (f) The Seller shall have paid all fees and expenses payable by it to the Purchaser pursuant to Section 8 hereof.

            (g) The Certificates to be so rated shall have been assigned ratings by each Rating Agency no lower than the ratings specified for each such Class in the Memorandum and the Prospectus Supplement.

            (h) No Underwriter shall have terminated the Underwriting Agreement and the Initial Purchaser shall not have terminated the Certificate Purchase Agreement, and neither the Underwriters nor the Initial Purchaser shall have suspended, delayed or otherwise cancelled the Closing Date.

            (i) The Seller shall have received the purchase price for the Mortgage Loans pursuant to Section 1 hereof.

            Each party agrees to use its best efforts to perform its respective obligations hereunder in a manner that will enable the Purchaser to purchase the Mortgage Loans on the Closing Date.

            Section 7. Closing Documents. The Closing Documents shall consist of the following:

            (a) This Agreement duly executed by the Purchaser and the Seller.

            (b) A certificate of the Seller, executed by a duly authorized officer of the Seller and dated the Closing Date, and upon which the Purchaser and its successors and assigns may rely, to the effect that: (i) the representations and warranties of the Seller in this Agreement are true and correct in all material respects on and as of the Closing Date with the same force and effect as if made on the Closing Date, provided that any representations and warranties made as of a specified date shall be true and correct as of such specified date; and (ii) the Seller has complied with all agreements and satisfied all conditions on its part to be performed or satisfied on or prior to the Closing Date.

            (c) True, complete and correct copies of the Seller's articles of organization and by-laws.

            (d) A certificate of existence for the Seller from the Secretary of State of New York dated not earlier than 30 days prior to the Closing Date.

            (e) A certificate of the Secretary or Assistant Secretary of the Seller, dated the Closing Date, and upon which the Purchaser may rely, to the effect that each individual who, as an officer or representative of the Seller, signed this Agreement or any other document or certificate delivered on or before the Closing Date in connection with the transactions contemplated herein, was at the respective times of such signing and delivery, and is as of the Closing Date, duly elected or appointed, qualified and acting as such officer or representative, and the signatures of such persons appearing on such documents and certificates are their genuine signatures.

            (f) An opinion of counsel (which, other than as to the opinion described in paragraph (vi) below, may be in-house counsel) to the Seller, dated the Closing Date, substantially to the effect of the following (with such changes and modifications as the Purchaser may approve and subject to such counsel's reasonable qualifications):

            (i) The Seller is validly existing under New York law and has full corporate power and authority to enter into and perform its obligations under this Agreement.

            (ii) This Agreement has been duly authorized, executed and delivered by the Seller.

            (iii) No consent, approval, authorization or order of any federal court or governmental agency or body is required for the consummation by the Seller of the transactions contemplated by the terms of this Agreement except any approvals as have been obtained.

            (iv) Neither the execution, delivery or performance of this Agreement by the Seller, nor the consummation by the Seller of any of the transactions contemplated by the terms of this Agreement (A) conflicts with or results in a breach or violation of, or constitutes a default under, the organizational documents of the Seller, (B) to the knowledge of such counsel, constitutes a default under any term or provision of any material agreement, contract, instrument or indenture, to which the Seller is a party or by which it or any of its assets is bound or results in the creation or imposition of any lien, charge or encumbrance upon any of its property pursuant to the terms of any such indenture, mortgage, contract or other instrument, other than pursuant to this Agreement, or (C) conflicts with or results in a breach or violation of any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Seller or its assets, except where in any of the instances contemplated by clauses (B) or (C) above, any conflict, breach or default, or creation or imposition of any lien, charge or encumbrance, will not have a material adverse effect on the consummation of the transactions contemplated hereby by the Seller or materially and adversely affect its ability to perform its obligations and duties hereunder or result in any material adverse change in the business, operations, financial condition, properties or assets of the Seller, or in any material impairment of the right or ability of the Seller to carry on its business substantially as now conducted.

            (v) To his or her knowledge, there are no legal or governmental actions, investigations or proceedings pending to which the Seller is a party, or threatened against the Seller, (a) asserting the invalidity of this Agreement or (b) which materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement.

            (vi) This Agreement is a valid, legal and binding agreement of the Seller, enforceable against the Seller in accordance with its terms, except as such enforcement may be limited by (1) laws relating to bankruptcy, insolvency, reorganization, receivership or moratorium, (2) other laws relating to or affecting the rights of creditors generally, (3) general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law) or (4) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement that purport to provide indemnification from liabilities under applicable securities laws.

            Such opinion may express its reliance as to factual matters on, among other things specified in such opinion, the representations and warranties made by, and on certificates or other documents furnished by officers of, the parties to this Agreement.

            In rendering the opinions expressed above, such counsel may limit such opinions to matters governed by the federal laws of the United States and the corporate laws of the State of Delaware and the State of New York, as applicable.

            (g) Such other opinions of counsel as any Rating Agency may request in connection with the sale of the Mortgage Loans by the Seller to the Purchaser or the Seller's execution and delivery of, or performance under, this Agreement.

            (h) A letter from Deloitte & Touche LLP, certified public accountants, dated the date hereof, to the effect that they have performed certain specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature set forth in the Memorandum and the Prospectus Supplement agrees with the records of the Seller.

            (i) Such further certificates, opinions and documents as the Purchaser may reasonably request.

            (j) An officer's certificate of the Purchaser, dated as of the Closing Date, with the resolutions of the Purchaser authorizing the transactions described herein attached thereto, together with certified copies of the charter, by-laws and certificate of good standing of the Purchaser dated not earlier than 30 days prior to the Closing Date.

            (k) Such other certificates of the Purchaser's officers or others and such other documents to evidence fulfillment of the conditions set forth in this Agreement as the Seller or its counsel may reasonably request.

            (l) An executed Bill of Sale in the form attached hereto as Exhibit
4.

            Section 8. Costs. The Seller shall pay the Purchaser the costs and expenses as agreed upon by the Seller and the Purchaser in a separate Letter of Understanding dated February 1, 2005.

            Section 9. [Reserved.]

            Section 10. Notices. All communications provided for or permitted hereunder shall be in writing and shall be deemed to have been duly given if (a) personally delivered, (b) mailed by registered or certified mail, postage prepaid and received by the addressee, (c) sent by express courier delivery service and received by the addressee, or (d) transmitted by telex or facsimile transmission (or any other type of electronic transmission agreed upon by the parties) and confirmed by a writing delivered by any of the means described in
(a), (b) or (c), if (i) to the Purchaser, addressed to Morgan Stanley Capital I Inc., 1585 Broadway, New York, New York 10036, Attention: Andrew Berman, with a copy to Michelle Wilke (or such other address as may hereafter be furnished in writing by the Purchaser), or (ii) if to the Seller, addressed to the Seller at IXIS Real Estate Capital, Inc., 9 West 57th Street, 36th Floor, New York, New York 10019, Attention: Albert Zakes.

            Section 11. Severability of Provisions. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or that is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.

            Section 12. Further Assurances. The Seller and the Purchaser each agree to execute and deliver such instruments and take such actions as the other may, from time to time, reasonably request in order to effectuate the purpose and to carry out the terms of this Agreement and the Pooling and Servicing Agreement.

            Section 13. Survival. Each party hereto agrees that the representations, warranties and agreements made by it herein and in any certificate or other instrument delivered pursuant hereto shall be deemed to be relied upon by the other party, notwithstanding any investigation heretofore or hereafter made by the other party or on its behalf, and that the representations, warranties and agreements made by such other party herein or in any such certificate or other instrument shall survive the delivery of and payment for the Mortgage Loans and shall continue in full force and effect, notwithstanding any restrictive or qualified endorsement on the Mortgage Notes and notwithstanding subsequent termination of this Agreement.

            Section 14. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS, DUTIES, OBLIGATIONS AND RESPONSIBILITIES OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.

            Section 15. Benefits of Mortgage Loan Purchase Agreement. This Agreement shall inure to the benefit of and shall be binding upon the Seller, the Purchaser and their respective successors, legal representatives, and permitted assigns, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that the rights and obligations of the Purchaser pursuant to Sections 2, 4(a) (other than clause (vii)), 5, 11 and 12 hereof may be assigned to the Trustee as may be required to effect the purposes of the Pooling and Servicing Agreement and, upon such assignment, the Trustee shall succeed to the rights and obligations hereunder of the Purchaser. No owner of a Certificate issued pursuant to the Pooling and Servicing Agreement shall be deemed a successor or permitted assigns because of such ownership.

            Section 16. Miscellaneous. This Agreement may be executed in two or more counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof. The rights and obligations of the Seller under this Agreement shall not be assigned by the Seller without the prior written consent of the Purchaser, except that any person into which the Seller may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Seller is a party, or any person succeeding to the entire business of the Seller shall be the successor to the Seller hereunder.

            Section 17. Entire Agreement. This Agreement contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof (other than the Letter of Understanding, the Indemnification Agreement and the Pooling and Servicing Agreement), and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

            IN WITNESS WHEREOF, the Purchaser and the Seller have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.


                                       IXIS REAL ESTATE CAPITAL, INC.



                                       By: ___________________________________
                                           Name:
                                           Title:



                                       By: ___________________________________
                                           Name:
                                           Title:


                                       MORGAN STANLEY CAPITAL I INC.



                                       By: ___________________________________
                                           Name:
                                           Title:

                                    EXHIBIT 1

                             MORTGAGE LOAN SCHEDULE

                                    EXHIBIT 2

                    REPRESENTATIONS AND WARRANTIES REGARDING
                            INDIVIDUAL MORTGAGE LOANS


      (1) Mortgage Loan Schedule. The information set forth in the Mortgage Loan
Schedule is complete, true and correct in all material respects as of the date of this Agreement and as of the Cut-Off Date.

      (2) Whole Loan; Ownership of Mortgage Loans. Each Mortgage Loan is a whole loan and not a participation interest in a mortgage loan. Immediately prior to the transfer to the Purchaser of the Mortgage Loans, the Seller had good title to, and was the sole owner of, each Mortgage Loan. The Seller has full right, power and authority to transfer and assign each of the Mortgage Loans to or at the direction of the Purchaser and has validly and effectively conveyed (or caused to be conveyed) to the Purchaser or its designee all of the Seller's legal and beneficial interest in and to the Mortgage Loans free and clear of any and all pledges, liens, charges, security interests and/or other encumbrances. The sale of the Mortgage Loans to the Purchaser or its designee does not require the Seller to obtain any governmental or regulatory approval or consent that has not been obtained. None of the Mortgage Loan documents restricts the Seller's right to transfer the Mortgage Loan to the Purchaser or to the Trustee.

      (3) Payment Record. No scheduled payment of principal and interest under any Mortgage Loan was 30 days or more past due as of the Cut-Off Date, and no Mortgage Loan was 30 days or more delinquent in the twelve-month period immediately preceding the Cut-Off Date.

      (4) Lien; Valid Assignment. The Mortgage related to and delivered in connection with each Mortgage Loan constitutes a valid and, subject to the exceptions set forth in paragraph 13 below, enforceable first priority lien upon the related Mortgaged Property, prior to all other liens and encumbrances, except for (a) the lien for current real estate taxes and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters that are of public record and/or are referred to in the related lender's title insurance policy, (c) exceptions and exclusions specifically referred to in such lender's title insurance policy, (d) other matters to which like properties are commonly subject, none of which matters referred to in clauses (b), (c) or (d), individually or in the aggregate, materially interferes with the security intended to be provided by such Mortgage, the marketability or current use or operation of the Mortgaged Property or the current ability of the Mortgaged Property to generate operating income sufficient to service the Mortgage Loan debt and (e) if such Mortgage Loan is cross-collateralized with any other Mortgage Loan, the lien of the Mortgage for such other Mortgage Loan (the foregoing items (a) through (e) being herein referred to as the "Permitted Encumbrances"). The related assignment of such Mortgage executed and delivered in favor of the Trustee is in recordable form and constitutes a legal, valid and binding assignment, sufficient to convey to the assignee named therein all of the assignor's right, title and interest in, to and under such Mortgage. Such Mortgage, together with any separate security agreements, chattel mortgages or equivalent instruments, establishes and creates a valid and, subject to the exceptions set forth in paragraph 13 below, enforceable security interest in favor of the holder thereof in all of the related Mortgagor's personal property used in, and reasonably necessary to operate, the related Mortgaged Property. In the case of a Mortgaged Property operated as a hotel or an assisted living facility, the Mortgagor's personal property includes all personal property that a prudent mortgage lender making a similar Mortgage Loan would deem reasonably necessary to operate the related Mortgaged Property as it is currently being operated. A Uniform Commercial Code financing statement has been filed and/or recorded in all places necessary to perfect a valid security interest in such personal property, to the extent a security interest may be so created therein, and such security interest is a first priority security interest, subject to any prior purchase money security interest in such personal property and any personal property leases applicable to such personal property. Notwithstanding the foregoing, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements are required in order to effect such perfection.

      (5) Assignment of Leases and Rents. The Assignment of Leases related to and delivered in connection with each Mortgage Loan establishes and creates a valid, subsisting and, subject to the exceptions set forth in paragraph 13 below, enforceable first priority lien and first priority security interest in the related Mortgagor's interest in all leases, sub-leases, licenses or other agreements pursuant to which any person is entitled to occupy, use or possess all or any portion of the real property subject to the related Mortgage, and each assignor thereunder has the full right to assign the same. The related assignment of any Assignment of Leases not included in a Mortgage has been executed and delivered in favor of the Trustee and is in recordable form and constitutes a legal, valid and binding assignment, sufficient to convey to the assignee named therein all of the assignor's right, title and interest in, to and under such Assignment of Leases.

      (6) Mortgage Status; Waivers and Modifications. No Mortgage has been satisfied, cancelled, rescinded or subordinated in whole or in part, and the related Mortgaged Property has not been released from the lien of such Mortgage, in whole or in part (except for partial reconveyances of real property that are set forth on Schedule A to Exhibit 2), nor has any instrument been executed that would effect any such satisfaction, cancellation, subordination, rescission or release, in any manner that, in each case, materially adversely affects the value of the related Mortgaged Property. None of the terms of any Mortgage Note, Mortgage or Assignment of Leases has been impaired, waived, altered or modified in any respect, except by written instruments, all of which are included in the related Mortgage File and none of the Mortgage Loans has been materially modified since December 17, 2004.

      (7) Condition of Property; Condemnation. With respect to (i) the Mortgaged Properties securing the Mortgage Loans that were the subject of an engineering report issued after the first day of the month that is 18 months prior to the Closing Date as set forth on Schedule A to this Exhibit 2, each Mortgaged Property is, to the Seller's knowledge, free and clear of any damage (or adequate reserves therefor have been established based on the engineering report) that would materially and adversely affect its value as security for the related Mortgage Loan and (ii) the Mortgaged Properties securing the Mortgage Loans that were not the subject of an engineering report 18 months prior to the Closing Date as set forth on Schedule A to this Exhibit 2, each Mortgaged Property is in good repair and condition and all building systems contained therein are in good working order (or adequate reserves therefor have been established) and each Mortgaged Property is free of structural defects, in each case, that would materially and adversely affect its value as security for the related Mortgage Loan as of the date hereof. The Seller has received no notice of the commencement of any proceeding for the condemnation of all or any material portion of any Mortgaged Property. To the Seller's knowledge (based on surveys and/or title insurance obtained in connection with the origination of the Mortgage Loans), as of the date of the origination of each Mortgage Loan, all of the material improvements on the related Mortgaged Property that were considered in determining the appraised value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of such property, except for encroachments that are insured against by the lender's Title Policy referred to herein or that do not materially and adversely affect the value or marketability of such Mortgaged Property, and no improvements on adjoining properties materially encroached upon such Mortgaged Property so as to materially and adversely affect the value or marketability of such Mortgaged Property, except those encroachments that are insured against by the Title Policy referred to herein.

      (8) Title Insurance. Each Mortgaged Property is covered by an American Land Title Association (or a comparable form as adopted in the applicable jurisdiction) lender's title insurance policy, a pro forma policy or a marked-up title insurance commitment (on which the required premium has been paid) which evidences such title insurance policy (the "Title Policy") in the original principal amount of the related Mortgage Loan after all advances of principal. Each Title Policy insures that the related Mortgage is a valid first priority lien on such Mortgaged Property, subject only to Permitted Encumbrances. Each Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no material claims have been made thereunder and no claims have been paid thereunder. No holder of the related Mortgage has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Immediately following the transfer and assignment of the related Mortgage Loan to the Trustee, such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) will inure to the benefit of the Trustee without the consent of or notice to the insurer. To the Seller's knowledge, the insurer issuing such Title Policy is qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

      (9) No Holdbacks. The proceeds of each Mortgage Loan have been fully disbursed and there is no obligation for future advances with respect thereto. With respect to each Mortgage Loan, any and all requirements as to completion of any on-site or off-site improvement that must be satisfied as a condition to disbursements of any funds escrowed for such purpose have been complied with on or before the Closing Date, or any such funds so escrowed have not been released.

      (10) Mortgage Provisions. The Mortgage Note or Mortgage for each Mortgage Loan, together with applicable state law, contains customary and enforceable provisions (subject to the exceptions set forth in paragraph 13) such as to render the rights and remedies of the holder thereof adequate for the practical realization against the related Mortgaged Property of the principal benefits of the security intended to be provided thereby.

      (11) Trustee under Deed of Trust. If any Mortgage is a deed of trust, (1) a trustee, duly qualified under applicable law to serve as such, is properly designated and serving under such Mortgage, and (2) no fees or expenses are payable to such trustee by the Seller, the Purchaser or any transferee thereof except in connection with a trustee's sale after default by the related Mortgagor or in connection with any full or partial release of the related Mortgaged Property or related security for the related Mortgage Loan.

      (12) Environmental Conditions.

            (i) With respect to the Mortgaged Properties securing the Mortgage Loans that were the subject of an environmental site assessment after the first day of the month that is 18 months prior to the Closing Date, an environmental site assessment, or an update of a previous such report, was performed with respect to each Mortgaged Property in connection with the origination or the acquisition of the related Mortgage Loan, a report of each such assessment (or the most recent assessment with respect to each Mortgaged Property) (an "Environmental Report") has been delivered to the Purchaser, and the Seller has no knowledge of any material and adverse environmental condition or circumstance affecting any Mortgaged Property that was not disclosed in such report. Each Mortgage requires the related Mortgagor to comply with all applicable federal, state and local environmental laws and regulations. Where such assessment disclosed the existence of a material and adverse environmental condition or circumstance affecting any Mortgaged Property, (i) a party not related to the Mortgagor was identified as the responsible party for such condition or circumstance or (ii) environmental insurance covering such condition was obtained or must be maintained until the condition is remediated or (iii) the related Mortgagor was required either to provide additional security that was deemed to be sufficient by the originator in light of the circumstances and/or to establish an operations and maintenance plan. In connection with the origination of each Mortgage Loan, each environmental consultant has represented in such Environmental Report or in a supplement letter that the environmental assessment of the applicable Mortgaged Property was conducted utilizing generally accepted Phase I industry standards using the American Society for Testing and Materials (ASTM) Standard Practice E 1527-00.

            (ii) With respect to the Mortgaged Properties securing the Mortgage Loans that were not the subject of an environmental site assessment meeting ASTM Standards after the first day of the month that is 18 months prior to the Closing Date as set forth on Schedule A to this Exhibit 2, (i) no Hazardous Material is present on such Mortgaged Property such that (1) the value, use or operation of such Mortgaged Property is materially and adversely affected or (2) under applicable federal, state or local law, (a) such Hazardous Material could be required to be eliminated at a cost materially and adversely affecting the value of the Mortgaged Property before such Mortgaged Property could be altered, renovated, demolished or transferred or (b) the presence of such Hazardous Material could (upon action by the appropriate governmental authorities) subject the owner of such Mortgaged Property, or the holders of a security interest therein, to liability for the cost of eliminating such Hazardous Material or the hazard created thereby at a cost materially and adversely affecting the value of the Mortgaged Property, and (ii) such Mortgaged Property is in material compliance with all applicable federal, state and local laws pertaining to Hazardous Materials or environmental hazards, any noncompliance with such laws does not have a material adverse effect on the value of such Mortgaged Property and neither Seller nor, to Seller's knowledge, the related Mortgagor or any current tenant thereon, has received any notice of violation or potential violation of any such law.

      "Hazardous Materials" means gasoline, petroleum products, explosives, radioactive materials, polychlorinated biphenyls or related or similar materials, and any other substance, material or waste as may be defined as a hazardous or toxic substance by any federal, state or local environmental law, ordinance, rule, regulation or order, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. ss.ss. 9601 et seq.), the Hazardous Materials Transportation Act as amended (42 U.S.C. ss.ss. 6901 et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. ss.ss. 6901 et seq.), the Federal Water Pollution Control Act as amended (33 U.S.C. ss.ss. 1251 et seq.), the Clean Air Act as amended (42 U.S.C. ss.ss. 1251 et seq.) and any regulations promulgated pursuant thereto.

      (13) Loan Document Status. Each Mortgage Note, Mortgage and other agreement that evidences or secures such Mortgage Loan and was executed by or on behalf of the related Mortgagor is the legal, valid and binding obligation of the maker thereof (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and there is no valid defense, counterclaim or right of offset or rescission available to the related Mortgagor with respect to such Mortgage Note, Mortgage or other agreement.

      (14) Insurance. Each Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by (a) a fire and extended perils insurance policy providing coverage against loss or damage sustained by reason of fire, lightning, windstorm, hail, explosion, riot, riot attending a strike, civil commotion, aircraft, vehicles and smoke, and, to the extent required as of the date of origination by the originator of such Mortgage Loan consistent with its normal commercial mortgage lending practices, against other risks insured against with respect to similarly situated properties in the locality of the Mortgaged Property (so-called "All Risk" coverage) in an amount not less than the lesser of the principal balance of the related Mortgage Loan and the replacement cost of the improvements located at the Mortgaged Property, and contains no provisions for a deduction for depreciation, and not less than the amount necessary to avoid the operation of any co-insurance provisions with respect to the Mortgaged Property; (b) a business interruption or rental loss insurance policy, in an amount at least equal to six months of operations of the Mortgaged Property; (c) a flood insurance policy (if any portion of buildings or other structures on the Mortgaged Property are located in an area identified by the Federal Emergency Management Agency as having special flood hazards and the Federal Emergency Management Agency requires flood insurance to be maintained); and (d) a comprehensive general liability insurance policy in amounts as are generally required by commercial mortgage lenders, for properties of similar types and in any event not less than $1 million per occurrence. Such insurance policy contains a standard mortgagee clause that names the mortgagee as an additional insured in the case of liability insurance policies and as a loss payee in the case of property insurance policies and requires prior notice to the holder of the Mortgage of termination or cancellation. No such notice has been received, including any notice of nonpayment of premiums, that has not been cured. Each Mortgage obligates the related Mortgagor to maintain all such insurance and, upon such Mortgagor's failure to do so, authorizes the holder of the Mortgage to maintain such insurance at the Mortgagor's cost and expense and to seek reimbursement therefor from such Mortgagor. Each Mortgage provides that casualty insurance proceeds will be applied (a) to the restoration or repair of the related Mortgaged Property, (b) to the restoration or repair of the related Mortgaged Property, with any excess insurance proceeds after restoration or repair being paid to the Mortgagor, or (c) to the reduction of the principal amount of the Mortgage Loan. For each Mortgaged Property located in a Zone 3 or Zone 4 seismic zone, either: (i) a seismic report which indicated a PML of less than 20% was prepared, based on a 450 or 475-year lookback with a 10% probability of exceedance in a 50-year period, in connection with the origination of the Mortgage Loan secured by such Mortgaged Property or (ii) the improvements for the Mortgaged Property are insured against earthquake damage.

      (15) Taxes and Assessments. As of the Closing Date, there are no delinquent or unpaid taxes, assessments (including assessments payable in future installments) or other outstanding charges affecting any Mortgaged Property that are or may become a lien of priority equal to or higher than the lien of the related Mortgage. For purposes of this representation and warranty, real property taxes and assessments shall not be considered delinquent or unpaid until the date on which interest or penalties would be first payable thereon.

      (16) Mortgagor Bankruptcy. No Mortgagor is, to the Seller's knowledge, a debtor in any state or federal bankruptcy or insolvency proceeding.

      (17) Leasehold Estate. Each Mortgaged Property consists of a fee simple estate in real estate or, if the related Mortgage Loan is secured in whole or in part by the interest of a Mortgagor as a lessee under a ground lease of a Mortgaged Property (a "Ground Lease"), by the related Mortgagor's interest in the Ground Lease but not by the related fee interest in such Mortgaged Property (the "Fee Interest"), and as to such Ground Leases:

            (a) Such Ground Lease or a memorandum thereof has been or will be duly recorded; such Ground Lease (or the related estoppel letter or lender protection agreement between the Seller and related lessor) does not prohibit the current use of the Mortgaged Property and does not prohibit the interest of the lessee thereunder to be encumbered by the related Mortgage; and there has been no material change in the payment terms of such Ground Lease since the origination of the related Mortgage Loan, with the exception of material changes reflected in written instruments that are a part of the related Mortgage File;

            (b) The lessee's interest in such Ground Lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related Mortgage, other than Permitted Encumbrances;

            (c) The Mortgagor's interest in such Ground Lease is assignable to the Purchaser and the Trustee as its assignee upon notice to, but without the consent of, the lessor thereunder (or, if such consent is required, it has been obtained prior to the Closing Date) and, in the event that it is so assigned, is further assignable by the Purchaser and its successors and assigns upon notice to, but without the need to obtain the consent of, such lessor or if such lessor's consent is required it cannot be unreasonably withheld;

            (d) Such Ground Lease is in full force and effect, and the Ground Lease provides that no material amendment to such Ground Lease is binding on a mortgagee unless the mortgagee has consented thereto, and the Seller has received no notice that an event of default has occurred thereunder, and, to the Seller's knowledge, there exists no condition that, but for the passage of time or the giving of notice, or both, would result in an event of default under the terms of such Ground Lease;

            (e) Such Ground Lease, or an estoppel letter or other agreement, (A) requires the lessor under such Ground Lease to give notice of any default by the lessee to the holder of the Mortgage; and (B) provides that no notice of termination given under such Ground Lease is effective against the holder of the Mortgage unless a copy of such notice has been delivered to such holder and the lessor has offered or is required to enter into a new lease with such holder on terms that do not materially vary from the economic terms of the Ground Lease.

            (f) A mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under such Ground Lease) to cure any default under such Ground Lease, which is curable after the receipt of notice of any such default, before the lessor thereunder may terminate such Ground Lease;

            (g) Such Ground Lease has an original term (including any extension options set forth therein) which extends not less than twenty years beyond the Stated Maturity Date of the related Mortgage Loan;

            (h) Under the terms of such Ground Lease and the related Mortgage, taken together, any related insurance proceeds or condemnation award awarded to the holder of the ground lease interest will be applied either
      (A) to the repair or restoration of all or part of the related Mortgaged Property, with the mortgagee or a trustee appointed by the related Mortgage having the right to hold and disburse such proceeds as the repair or restoration progresses (except in such cases where a provision entitling a third party to hold and disburse such proceeds would not be viewed as commercially unreasonable by a prudent commercial mortgage lender), or (B) to the payment of the outstanding principal balance of the Mortgage Loan together with any accrued interest thereon;

            (i) Such Ground Lease does not impose any restrictions on subletting which would be viewed as commercially unreasonable by prudent commercial mortgage lenders lending on a similar Mortgaged Property in the lending area where the Mortgaged Property is located; and such Ground Lease contains a covenant that the lessor thereunder is not permitted, in the absence of an uncured default, to disturb the possession, interest or quiet enjoyment of the lessee thereunder for any reason, or in any manner, which would materially adversely affect the security provided by the related Mortgage; and

            (j) Such Ground Lease requires the Lessor to enter into a new lease upon termination of such Ground Lease if the Ground Lease is rejected in a bankruptcy proceeding.

      (18) Escrow Deposits. All escrow deposits and payments relating to each Mortgage Loan that are, as of the Closing Date, required to be deposited or paid have been so deposited or paid.

      (19) LTV Ratio. The gross proceeds of each Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and either: (a) such Mortgage Loan is secured by an interest in real property having a fair market value (i) at the date the Mortgage Loan was originated, at least equal to 80 percent of the original principal balance of the Mortgage Loan or (ii) at the Closing Date, at least equal to 80 percent of the principal balance of the Mortgage Loan on such date; provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (x) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (y) a proportionate amount of any lien that is in parity with the Mortgage Loan (unless such other lien secures a Mortgage Loan that is cross-collateralized with such Mortgage Loan, in which event the computation described in clauses (a)(i) and (a)(ii) of this paragraph 19 shall be made on a pro rata basis in accordance with the fair market values of the Mortgaged Properties securing such cross-collateralized Mortgage Loans); or (b) substantially all the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property that served as the only security for such Mortgage Loan (other than a recourse feature or other third party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)).

      (20) Mortgage Loan Modifications. Any Mortgage Loan that was "significantly modified" prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code either (a) was modified as a result of the default under such Mortgage Loan or under circumstances that made a default reasonably foreseeable or (b) satisfies the provisions of either clause (a)(i) of paragraph 19 (substituting the date of the last such modification for the date the Mortgage Loan was originated) or clause (a)(ii) of paragraph 19, including the proviso thereto.

      (21) Advancement of Funds by the Seller. No holder of a Mortgage Loan has advanced funds or induced, solicited or knowingly received any advance of funds from a party other than the owner of the related Mortgaged Property, directly or indirectly, for the payment of any amount required by such Mortgage Loan.

      (22) No Mechanics' Liens. Each Mortgaged Property is free and clear of any and all mechanics' and materialmen's liens that are prior or equal to the lien of the related Mortgage, except, in each case, for liens insured against by the Title Policy referred to herein, and no rights are outstanding that under law could give rise to any such lien that would be prior or equal to the lien of the related Mortgage except, in each case, for liens insured against by the Title Policy referred to herein.

      (23) Compliance with Laws. Except as otherwise specifically disclosed in an exception on Schedule A attached hereto to another representation and warranty made by the seller in this Exhibit 2, at origination, each Mortgage Loan complied with all applicable federal, state and local statutes and regulations. Each Mortgage Loan complied with (or is exempt from) all applicable usury laws in effect at its date of origination.

      (24) Cross-collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any loan other than one or more other Mortgage Loans.

      (25) Releases of Mortgaged Property. Except as described in the next sentence, no Mortgage Note or Mortgage requires the mortgagee to release all or any material portion of the related Mortgaged Property that was included in the appraisal for such Mortgaged Property, and/or generates income from the lien of the related Mortgage except upon payment in full of all amounts due under the related Mortgage Loan or in connection with the defeasance provisions of the related Note and Mortgage. The Mortgages relating to those Mortgage Loans identified on Schedule A hereto require the mortgagee to grant releases of portions of the related Mortgaged Properties upon (a) the satisfaction of certain legal and underwriting requirements and/or (b) the payment of a release price and prepayment consideration in connection therewith. Except as described in the first sentence hereof and for those Mortgage Loans identified on Schedule A, no Mortgage Loan permits the full or partial release or substitution of collateral unless the mortgagee or servicer can require the Mortgagor to provide an opinion of tax counsel to the effect that such release or substitution of collateral (a) would not constitute a "significant modification" of such Mortgage Loan within the meaning of Treas. Reg. ss.1.860G-2(b)(2) and (b) would not cause such Mortgage Loan to fail to be a "qualified mortgage" within the meaning of Section 860G(a)(3)(A) of the Code. The loan documents require the related Mortgagor to bear the cost of such opinion.

      (26) No Equity Participation or Contingent Interest. No Mortgage Loan contains any equity participation by the lender or provides for negative amortization (except that the ARD Loan may provide for the accrual of interest at an increased rate after the Anticipated Repayment Date) or for any contingent or additional interest in the form of participation in the cash flow of the related Mortgaged Property.

      (27) No Material Default. To the Seller's knowledge, there exists no material default, breach, violation or event of acceleration (and no event which, with the passage of time or the giving of notice, or both, would constitute any of the foregoing) under the documents evidencing or securing the Mortgage Loan, in any such case to the extent the same materially and adversely affects the value of the Mortgage Loan and the related Mortgaged Property; provided, however, that this representation and warranty does not address or otherwise cover any default, breach, violation or event of acceleration that specifically pertains to any matter otherwise covered by any other representation and warranty made by the Seller elsewhere in this Exhibit 2 or the exceptions listed in Schedule A attached hereto.

      (28) Inspections. The Seller (or if the Seller is not the originator, the originator of the Mortgage Loan) has inspected or caused to be inspected each Mortgaged Property in connection with the origination of the related Mortgage Loan.

      (29) Local Law Compliance. Based on due diligence considered reasonable by prudent commercial mortgage lenders in the lending area where the Mortgaged Property is located, the improvements located on or forming part of each Mortgaged Property comply with applicable zoning laws and ordinances, or constitute a legal non-conforming use or structure or, if any such improvement does not so comply, such non-compliance does not materially and adversely affect the value of the related Mortgaged Property, such value as determined by the appraisal performed at origination or in connection with the sale of the related Mortgage Loan by the Seller hereunder.

      (30) Junior Liens. None of the Mortgage Loans permits the related Mortgaged Property to be encumbered by any lien (other than a Permitted Encumbrance) junior to or of equal priority with the lien of the related Mortgage without the prior written consent of the holder thereof or the satisfaction of debt service coverage or similar criteria specified therein. The Seller has no knowledge that any of the Mortgaged Properties is encumbered by any lien (other than a Permitted Encumbrance) junior to the lien of the related Mortgage.

      (31) Actions Concerning Mortgage Loans. To the knowledge of the Seller, there are no actions, suits or proceedings before any court, administrative agency or arbitrator concerning any Mortgage Loan, Mortgagor or related Mortgaged Property that might adversely affect title to the Mortgaged Property or the validity or enforceability of the related Mortgage or that might materially and adversely affect the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended.

      (32) Servicing. The servicing and collection practices used by the Seller or any prior holder or servicer of each Mortgage Loan have been in all material respects legal, proper and prudent and have met customary industry standards.

      (33) Licenses and Permits. To the Seller's knowledge, based on due diligence that it customarily performs in the origination of comparable mortgage loans, as of the date of origination of each Mortgage Loan or as of the date of the sale of the related Mortgage Loan by the Seller hereunder, the related Mortgagor was in possession of all material licenses, permits and franchises required by applicable law for the ownership and operation of the related Mortgaged Property as it was then operated.

      (34) Collateral in Trust. The Mortgage Note for each Mortgage Loan is not secured by a pledge of any collateral that has not been assigned to the Purchaser.

      (35) Due on Sale. Each Mortgage Loan contains a "due on sale" clause, which provides for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan if, without prior written consent of the holder of the Mortgage, the property subject to the Mortgage or any material portion thereof, or a controlling interest in the related Mortgagor, is transferred, sold or encumbered by a junior mortgage or deed of trust; provided, however, that certain Mortgage Loans provide a mechanism for the assumption of the loan by a third party upon the Mortgagor's satisfaction of certain conditions precedent, and upon payment of a transfer fee, if any, or transfer of interests in the Mortgagor or constituent entities of the Mortgagor to a third party or parties related to the Mortgagor upon the Mortgagor's satisfaction of certain conditions precedent.

      (36) Non-Recourse Exceptions. The Mortgage Loan documents for each Mortgage Loan provide that such Mortgage Loan constitutes either (a) the recourse obligations of at least one natural person or (b) the non-recourse obligations of the related Mortgagor, provided that at least one natural person (and the Mortgagor if the Mortgagor is not a natural person) is liable to the holder of the Mortgage Loan for damages arising in the case of fraud or willful misrepresentation by the Mortgagor, misappropriation of rents, insurance proceeds or condemnation awards and breaches of the environmental covenants in the Mortgage Loan documents.

      (37) REMIC Eligibility. Each Mortgage Loan is a "qualified mortgage" as such term is defined in Section 860G(a)(3) of the Code (without regard to Treasury Regulations Section 1.860G-2(f)(2), which treats certain defective mortgage loans as qualified mortgages). The Seller does not have knowledge of any facts or circumstances which would cause a court of competent jurisdiction to find that the Seller had "improper knowledge" (as the term is defined in Treasury Regulation 1.856-6(b)(3)) such that the related Mortgaged Property would fail to qualify as "foreclosure property" within the meaning of IRC
Section 860G(a)(8).

      (38) Prepayment Premiums. As of the applicable date of origination of each such Mortgage Loan, any prepayment premiums and yield maintenance charges payable under the terms of the Mortgage Loans, in respect of voluntary prepayments, constituted customary prepayment premiums and yield maintenance charges for commercial mortgage loans of the Seller.

      (39) Loan Provisions. No Mortgage Loan contains a provision that by its terms would automatically or at the unilateral option of the Mortgagor cause such Mortgage Loan to not be a "qualified mortgage" as such term is defined in
Section 860G(a)(3) of the Code.

      (40) Single Purpose Entity. The Mortgagor on each Mortgage Loan with a Cut-Off Date Principal Balance in excess of $10 million, was, as of the origination of the Mortgage Loan, a Single Purpose Entity. For this purpose, a "Single Purpose Entity" shall mean an entity, other than an individual, whose organizational documents provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in, and operation of, such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from any other person (other than a Mortgagor for a Mortgage Loan that is cross-collateralized and cross-defaulted with the related Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person.

      (41) Defeasance and Assumption Costs. The related Mortgage Loan Documents provide that the related borrower is responsible for the payment of all reasonable costs and expenses of the Lender incurred in connection with (i) the defeasance of such Mortgage Loan and the release of the related Mortgaged Property, and (ii) the approval of an assumption of such Mortgage Loan.

      (42) Defeasance. No Mortgage Loan provides that it can be defeased until a date that is more than two years after the Closing Date or provides that it can be defeased with any property other than government securities (as defined in Section 2(a)(16) of the Investment Company Act of 1940, as amended) or any direct non-callable security issued or guaranteed as to principal or interest by the United States.

                                   SCHEDULE A

                  EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES
             LISTED IN EXHIBIT 2 REGARDING INDIVIDUAL MORTGAGE LOANS

Representation 17(c): Leasehold Estate.
---------------------------------------

Loan No. 27, Montgomery Field Office Park: The related Ground Leases provided that, if the Mortgage Loan is foreclosed upon, the Mortgagor's rights under the Ground Leases are assignable to the mortgagee if the mortgagee is a reputable, qualified and financially responsible institution. The Ground Leases further require the consent of the City of San Diego prior to any further assignments by the mortgagee. If the proposed further assignee is a reputable, qualified and financially responsible institution, the City of San Diego has agreed to give its consent to the assignment.

Representation 17(d): Leasehold Estate.
---------------------------------------

Loan Nos. 2, 3 and 4, Central Mall: The related Ground Lease does not provide that no material amendment of such Ground Lease is binding on the mortgagee unless the mortgagee has consented thereto. However, the related Loan Agreement requires mortgagee's consent prior to the Mortgagor consenting to any modification to the Ground Lease.

Loan No. 27, Montgomery Field Office Park: The Ground Leases do not provide that the City San Diego may not enter into an amendment or modification without with prior consent of the mortgagee. However, the related Loan Agreement provides that in such circumstance the Mortgage Loan becomes fully recourse.

Representation 17(e): Leasehold Estate.
---------------------------------------

Loan Nos. 2, 3 and 4: In the event of a termination of the related Ground Lease, the lessor is not required to enter into a new lease with the mortgagee. However, the mortgagee is entitled to redeem and reinstate the Ground Lease for two years from the date of the default, provided that the mortgagee performs, acts or pays sums to undo the breach that caused the termination.

Loan No. 27, Montgomery Field Office Park: The Ground Leases state that the City of San Diego will give notice to the mortgagee upon a default by the Mortgagor. However, the Ground Leases do not provide that a notice of termination is ineffective unless a copy of such notice has been delivered to the mortgagee.

Representation 17(g): Leasehold Estate.
---------------------------------------

Loan No. 27 Montgomery Field Office Park: The initial maturity date of the Mortgage Loan is November 1, 2014. The Ground Leases will expire July 31, 2033 and July 31, 2034, respectively. The Loan Agreement provides the Mortgagor with the ability to extend the Ground Leases and thereby extend the amortization term of the Mortgage Loan, with a 12 month extension being given for each 12 month period that the Ground Leases are extended, up to a maximum extension of the amortization term of 108 months,

Representation 17(h): Leasehold Estate.
---------------------------------------

Loan Nos. 2, 3 and 4: The provisions described in this paragraph only apply if such casualty or condemnation does not exceed a minimum threshold (15% and restoration within six months).

Representation 17(j): Leasehold Estate.
---------------------------------------

Loan Nos. 2, 3 and 4: In the event of a termination of the related Ground Lease, the lessor is not required to enter into a new lease with the mortgagee. However, the mortgagee is entitled to redeem and reinstate the lease for two years from the date of the default, provided that the mortgagee performs, acts or pays sums to undo the breach that caused the termination.

Loan No. 27, Montgomery Field Office Park: The related Ground Lease does not require the lessor to enter into a new lease upon termination of such Ground Lease if such Ground Lease is rejected in a bankruptcy proceeding. However, such provision is contained in the Ground Lease estoppel.

                                   SCHEDULE B

                           LIST OF MORTGAGORS THAT ARE
                  THIRD-PARTY BENEFICIARIES UNDER SECTION 5(b)



                                     [NONE]

                                    EXHIBIT 3

                                 PURCHASE PRICE



                 Purchase Price                   $293,232,944
                 Accrued Interest                 $    919,738
                                                  ------------
                 Total                            $294,152,682

                                    EXHIBIT 4

                                  BILL OF SALE

            1. Parties. The parties to this Bill of Sale are the following:

               Seller:    IXIS Real Estate Capital, Inc.
               Purchaser: Morgan Stanley Capital I Inc.

            2. Sale. For value received, the Seller hereby conveys to the Purchaser, without recourse, all right, title and interest in and to the Mortgage Loans identified on Exhibit 1 (the "Mortgage Loan Schedule") to the Mortgage Loan Purchase Agreement, dated as of February 1, 2005 (the "Mortgage Loan Purchase Agreement"), between the Seller and the Purchaser and all of the following property:

            (a) All accounts, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit and investment property consisting of, arising from or relating to any of the following property: the Mortgage Loans identified on the Mortgage Loan Schedule including the related Mortgage Notes, Mortgages, security agreements, and title, hazard and other insurance policies, all distributions with respect thereto payable after the Cut-Off Date, all substitute or replacement Mortgage Loans and all distributions with respect thereto, and the Mortgage Files;

            (b) All accounts, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit, investment property, and other rights arising from or by virtue of the disposition of, or collections with respect to, or insurance proceeds payable with respect to, or claims against other Persons with respect to, all or any part of the collateral described in clause (a) above (including any accrued discount realized on liquidation of any investment purchased at a discount); and

            (c) All cash and non-cash proceeds of the collateral described in clauses (a) and (b) above.

            3. Purchase Price. The amount and other consideration set forth on
Exhibit 3 to the Mortgage Loan Purchase Agreement.

            4. Definitions. Terms used but not defined herein shall have the meanings assigned to them in the Mortgage Loan Purchase Agreement.

            IN WITNESS WHEREOF, each of the parties hereto has caused this Bill of Sale to be duly executed and delivered on this ___ day of February, 2005.


SELLER:                                IXIS REAL ESTATE CAPITAL, INC.



                                       By: ___________________________________
                                           Name:
                                           Title:


PURCHASER:                             MORGAN STANLEY CAPITAL I INC.



                                       By: ___________________________________
                                           Name:
                                           Title:

                                    EXHIBIT 5

                        FORM OF LIMITED POWER OF ATTORNEY

THIS DOCUMENT PREPARED BY,
AND AFTER RECORDING RETURN TO:

Wells Fargo Bank, National Association
45 Freemont Street, 2nd Floor
San Francisco, California 94105
Attention: Commercial Mortgage Servicing Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2005-IQ9

Midland Loan Services, Inc.
10851 Mastin
Building 82, Suite 700
Overland Park, Kansas 66210
Attention: President--Morgan Stanley Capital I Inc. Commercial Mortgage Pass-Through Certificates, Series 2005-IQ9

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603
Attention: Global Securitization Trust Services Group--Morgan Stanley Capital I Inc., Series 2005-IQ9

--------------------------------------------------------------------------------


                            LIMITED POWER OF ATTORNEY



            Know all persons by these presents; that the undersigned in its capacity as Seller, having an address of 9 West 57th Street, 36th Floor, New York, New York 10019, Attention: Albert Zakes (the "Seller"), being duly empowered and authorized to do so, does hereby make, constitute and appoint Wells Fargo Bank, National Association, having an address of 45 Freemont Street, 2nd Floor, San Francisco, California 94105, Attention: Commercial Mortgage Servicing Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2005-IQ9 (the "General Master Servicer"), Midland Loan Services, Inc., having an address of 10851 Mastin, Building 82, Suite 700, Overland Park, Kansas 66210, Attention: President-Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates Series 2005-IQ9, (the "General Special Servicer") and LaSalle Bank National Association, having an address of 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attention: Global Securitization Trust Services Group--Morgan Stanley Capital I Inc., Series 2005-IQ9 (the "Trustee") as the true and lawful attorneys-in-fact for the undersigned, in its name, place and stead, and for its use and benefit:

            1. To empower the Trustee, the General Master Servicer and, in the event of the failure or incapacity of the Trustee and the General Master Servicer, the General Special Servicer, to submit for recording, at the expense of the Seller, any mortgage loan documents required to be recorded as described in the Pooling and Servicing Agreement, dated as of February 1, 2005 (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc., as Depositor, the General Master Servicer, the General Special Servicer, NCB, FSB, as NCB Master Servicer, National Consumer Cooperative Bank, as Co-op Special Servicer, the Trustee, ABN AMRO Bank, N.V., as Fiscal Agent, and LaSalle Bank National Association, as Paying Agent and Certificate Registrar with respect to the Trust and any intervening assignments with evidence of recording thereon that are required to be included in the Mortgage File (so long as original counterparts have previously been delivered to the Trustee).

            2. This power of attorney shall be limited to the above-mentioned exercise of power.

            3. This instrument is to be construed and interpreted as a limited power of attorney. The enumeration of specific items, rights, acts or powers herein is not intended to, nor does it give rise to, and it is not intended to be construed as, a general power of attorney.

            4. The rights, power of authority of said attorney herein granted shall commence and be in full force and effect on the date hereof and such rights, powers and authority shall remain in full force and effect until the termination of the Pooling and Servicing Agreement.

            Capitalized terms used herein but not defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement.

IN WITNESS WHEREOF, I have hereunto set my hand this ____ day of February 2005.


Witnessed by:                          IXIS REAL ESTATE CAPITAL, INC.



___________________________            By:________________________
Print Name:                               Name:
                                          Title:



STATE OF______________________)

COUNTY OF_____________________)

On __________________________, before me, a Notary Public in and for said county, personally appeared ________________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person acted and executed the instrument. Witness my hand and official seal.



---------------------------------------
Commission Expires:

                                   EXHIBIT K-3


                        MORTGAGE LOAN PURCHASE AGREEMENT
                                 (PRINCIPAL LOANS)

            Mortgage Loan Purchase Agreement (this "Agreement"), dated as of February 1, 2005, between Principal Commercial Funding, LLC (the "Seller"), and Morgan Stanley Capital I Inc. (the "Purchaser").

            The Seller agrees to sell, and the Purchaser agrees to purchase, certain mortgage loans listed on Exhibit 1 hereto (the "Mortgage Loans") as described herein. The Purchaser will convey the Mortgage Loans to a trust (the "Trust") created pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of February 1, 2005, between the Purchaser, as depositor, Wells Fargo Bank, National Association, as General Master Servicer, Midland Loan Services, Inc., as General Special Servicer, NCB, FSB, as NCB Master Servicer, National Consumer Cooperative Bank, as Co-op Special Servicer, LaSalle Bank National Association, as Trustee, Paying Agent and Certificate Registrar and ABN AMRO Bank, N.V., as Fiscal Agent. In exchange for the Mortgage Loans and certain other mortgage loans (the "Other Mortgage Loans") to be purchased by the Purchaser, the Trust will issue to the Depositor pass-through certificates to be known as Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2005-IQ9 (the "Certificates"). The Certificates will be issued pursuant to the Pooling and Servicing Agreement.

            Capitalized terms used herein but not defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement.

            The Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-5, Class A-1A, Class A-J, Class B, Class C and Class D Certificates (the "Public Certificates") will be sold by the Purchaser to Morgan Stanley & Co. Incorporated, Greenwich Capital Markets, Inc. and IXIS Securities North America Inc. (collectively, the "Underwriters"), pursuant to an Underwriting Agreement, between the Purchaser and the Underwriters, dated February 15, 2005 (the "Underwriting Agreement"), and the Class X-1, Class X-2, Class X-Y, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class EI, Class R-I, Class R-II and Class R-III Certificates (collectively, the "Private Certificates") will be sold by the Purchaser to Morgan Stanley & Co. Incorporated (the "Initial Purchaser") pursuant to a Certificate Purchase Agreement, between the Purchaser and the Initial Purchaser, dated February 15, 2005 (the "Certificate Purchase Agreement"). The Underwriters will offer the Public Certificates for sale publicly pursuant to a Prospectus dated February 7, 2005, as supplemented by a Prospectus Supplement dated February 15, 2005 (together, the "Prospectus Supplement"), and the Initial Purchaser will offer the Private Certificates (other than the Class R-I, Class R-II and Class R-III Certificates) for sale in transactions exempt from the registration requirements of the Securities Act of 1933 pursuant to a Private Placement Memorandum, dated as of February 15, 2005 (the "Memorandum").

            In consideration of the mutual agreements contained herein, the Seller and the Purchaser hereby agree as follows:

            Section 1. Agreement to Purchase. The Seller agrees to sell, and the Purchaser agrees to purchase, on a servicing released basis, the Mortgage Loans identified on the schedule (the "Mortgage Loan Schedule") annexed hereto as
Exhibit 1, as such schedule may be amended to reflect the actual Mortgage Loans accepted by the Purchaser pursuant to the terms hereof. The Cut-Off Date with respect to each Mortgage Loan is such Mortgage Loan's Due Date in the month of February 2005. The Mortgage Loans and the Other Mortgage Loans will have an aggregate principal balance as of the close of business on the Cut-Off Date, after giving effect to any payments due on or before such date, whether or not received, of $1,531,754,421. The sale of the Mortgage Loans shall take place on February 24, 2005 or such other date as shall be mutually acceptable to the parties hereto (the "Closing Date"). The purchase price to be paid by the Purchaser for the Mortgage Loans shall equal the amount set forth as such purchase price on Exhibit 3 hereto. The purchase price shall be paid to the Seller by wire transfer in immediately available funds on the Closing Date.

            On the Closing Date, the Purchaser will assign to the Trustee pursuant to the Pooling and Servicing Agreement all of its right, title and interest in and to the Mortgage Loans and its rights under this Agreement (to the extent set forth in Section 14), and the Trustee shall succeed to such right, title and interest in and to the Mortgage Loans and the Purchaser's rights under this Agreement (to the extent set forth in Section 14).

            Section 2. Conveyance of Mortgage Loans. Effective as of the Closing Date, subject only to receipt of the consideration referred to in Section 1 hereof and the satisfaction of the conditions specified in Sections 6 and 7 hereof, the Seller does hereby transfer, assign, set over and otherwise convey to the Purchaser, without recourse, all the right, title and interest of the Seller, with the understanding that a Servicing Rights Purchase and Sale Agreement, dated February 1, 2005, will be executed by the Seller and the Master Servicer, in and to the Mortgage Loans identified on the Mortgage Loan Schedule as of the Closing Date, together with all of the Seller's right, title and interest in and to the proceeds of any related environmental insurance policies related to the Mortgage Loans. The Mortgage Loan Schedule, as it may be amended from time to time on or prior to the Closing Date, shall conform to the requirements of this Agreement and the Pooling and Servicing Agreement. In connection with such transfer and assignment, the Seller shall deliver to or on behalf of the Trustee, on behalf of the Purchaser, on or prior to the Closing Date, the Mortgage Note (as described in clause (a) below) for each Mortgage Loan and on or prior to the fifth Business Day after the Closing Date, five limited powers of attorney substantially in the form attached hereto as Exhibit 5 in favor of the Trustee, the applicable Master Servicer and the applicable Special Servicer to empower the Trustee, the applicable Master Servicer and, in the event of the failure or incapacity of the Trustee and the applicable Master Servicer, the applicable Special Servicer, to submit for recording, at the expense of the Seller, any mortgage loan documents required to be recorded as described in the Pooling and Servicing Agreement and any intervening assignments with evidence of recording thereon that are required to be included in the Mortgage Files (so long as original counterparts have previously been delivered to the Trustee). The Seller agrees to reasonably cooperate with the Trustee, the applicable Master Servicer and the applicable Special Servicer in connection with any additional powers of attorney or revisions thereto that are requested by such parties for purposes of such recordation. The parties hereto agree that no such power of attorney shall be used with respect to any Mortgage Loan by or under authorization by any party hereto except to the extent that the absence of a document described in the second preceding sentence with respect to such Mortgage Loan remains unremedied as of the earlier of (i) the date that is 180 days following the delivery of notice of such absence to the Seller, but in no event earlier than 18 months from the Closing Date, and (ii) the date (if any) on which such Mortgage Loan becomes a Specially Serviced Mortgage Loan. The Trustee shall submit such documents for recording, at the Seller's expense, after the periods set forth above; provided, however, the Trustee shall not submit such assignments for recording if the Seller produces evidence that it has sent any such assignment for recording and certifies that the Seller is awaiting its return from the applicable recording office. In addition, not later than the 30th day following the Closing Date, the Seller shall deliver to or on behalf of the Trustee each of the remaining documents or instruments specified below (with such exceptions and additional time periods as are permitted by this Section) with respect to each Mortgage Loan (each, a "Mortgage File"). (The Seller acknowledges that the term "without recourse" does not modify the duties of the Seller under Section 5 hereof.)

            All Mortgage Files, or portions thereof, delivered prior to the Closing Date are to be held by or on behalf of the Trustee in escrow on behalf of the Seller at all times prior to the Closing Date. The Mortgage Files shall be released from escrow upon closing of the sale of the Mortgage Loans and payments of the purchase price therefor as contemplated hereby. The Mortgage File for each Mortgage Loan shall contain the following documents:

            (a) The original Mortgage Note bearing all intervening endorsements, endorsed in blank or endorsed "Pay to the order of LaSalle Bank National Association, as Trustee for Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2005-IQ9, without recourse, representation or warranty" or if the original Mortgage Note is not included therein, then a lost note affidavit and indemnity, with a copy of the Mortgage Note attached thereto;

            (b) The original Mortgage, with evidence of recording thereon, and, if the Mortgage was executed pursuant to a power of attorney, a certified true copy of the power of attorney certified by the public recorder's office, with evidence of recording thereon (if recording is customary in the jurisdiction in which such power of attorney was executed), or certified by a title insurance company or escrow company to be a true copy thereof; provided that if such original Mortgage cannot be delivered with evidence of recording thereon on or prior to the 90th day following the Closing Date because of a delay caused by the public recording office where such original Mortgage has been delivered for recordation or because such original Mortgage has been lost, the Seller shall deliver or cause to be delivered to the Trustee a true and correct copy of such Mortgage, together with (i) in the case of a delay caused by the public recording office, an Officer's Certificate (as defined below) of the Seller stating that such original Mortgage has been sent to the appropriate public recording official for recordation or (ii) in the case of an original Mortgage that has been lost after recordation, a certification by the appropriate county recording office where such Mortgage is recorded that such copy is a true and complete copy of the original recorded Mortgage;

            (c) The originals of all agreements modifying a Money Term or other material modification, consolidation and extension agreements, if any, with evidence of recording thereon (if applicable) or if any such original modification, consolidation or extension agreement has been delivered to the appropriate recording office for recordation and either has not yet been returned on or prior to the 90th day following the Closing Date with evidence of recordation thereon or has been lost after recordation, a true copy of such modification, consolidation or extension certified by the Seller together with
(i) in the case of a delay caused by the public recording office, an Officer's Certificate of the Seller stating that such original modification, consolidation or extension agreement has been dispatched or sent to the appropriate public recording official for recordation or (ii) in the case of an original modification, consolidation or extension agreement that has been lost after recordation, a certification by the appropriate county recording office where such document is recorded that such copy is a true and complete copy of the original recorded modification, consolidation or extension agreement, and the originals of all assumption agreements, if any;

            (d) An original Assignment of Mortgage for each Mortgage Loan, in form and substance acceptable for recording (except for recording information not yet available if the instrument being recorded has not been returned from the applicable recording office), signed by the holder of record in blank or in favor of "LaSalle Bank National Association, as Trustee for Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2005-IQ9";

            (e) Originals of all intervening assignments of Mortgage, if any, with evidence of recording thereon or, if such original assignments of Mortgage have been delivered to the appropriate recorder's office for recordation, certified true copies of such assignments of Mortgage certified by the Seller, or in the case of an original blanket intervening assignment of Mortgage retained by the Seller, a copy thereof certified by the Seller or, if any original intervening assignment of Mortgage has not yet been returned on or prior to the 90th day following the Closing Date from the applicable recording office or has been lost, a true and correct copy thereof, together with (i) in the case of a delay caused by the public recording office, an Officer's Certificate of the Seller stating that such original intervening assignment of Mortgage has been sent to the appropriate public recording official for recordation or (ii) in the case of an original intervening assignment of Mortgage that has been lost after recordation, a certification by the appropriate county recording office where such assignment is recorded that such copy is a true and complete copy of the original recorded intervening assignment of Mortgage;

            (f) If the related Assignment of Leases is separate from the Mortgage, the original of such Assignment of Leases with evidence of recording thereon or certified by a title insurance company or escrow company to be a true copy thereof; provided that if such Assignment of Leases has not been returned on or prior to the 90th day following the Closing Date because of a delay caused by the applicable public recording office where such Assignment of Leases has been delivered for recordation or because such original Assignment of Leases has been lost, the Seller shall deliver or cause to be delivered to the Trustee a true and correct copy of such Assignment of Leases submitted for recording, together with, (i) in the case of a delay caused by the public recording office, an Officer's Certificate (as defined below) of the Seller stating that such Assignment of Leases has been sent to the appropriate public recording official for recordation or (ii) in the case of an original Assignment of Leases that has been lost after recordation, a certification by the appropriate county recording office where such Assignment of Leases is recorded that such copy is a true and complete copy of the original recorded Assignment of Leases, in each case together with an original assignment of such Assignment of Leases, in recordable form (except for recording information not yet available if the instrument being recorded has not been returned from the applicable recording office), signed by the holder of record in favor of "LaSalle Bank National Association, as Trustee for Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2005-IQ9," which assignment may be effected in the related Assignment of Mortgage;

            (g) The original or a copy of each guaranty, if any, constituting additional security for the repayment of such Mortgage Loan;

            (h) The original Title Insurance Policy, or in the event such original Title Insurance Policy has not been issued, a binder, actual "marked-up" title commitment, pro forma policy, or an agreement to provide any of the foregoing pursuant to binding escrow instructions executed by the title company or its authorized agent with the original Title Insurance Policy to follow within 180 days of the Closing Date, or a copy of any of the foregoing certified by the title company with the original Title Insurance Policy to follow within 180 days of the Closing Date, or a preliminary title report with the original Title Insurance Policy to follow within 180 days of the Closing Date;

            (i) (A) Copies of UCC financing statements (together with all assignments thereof) filed in connection with a Mortgage Loan and (B) UCC-2 or UCC-3 financing statements assigning such UCC financing statements to the Trustee delivered in connection with the Mortgage Loan;

            (j) Copies of the related ground lease(s), if any, to any Mortgage Loan where the Mortgagor is the lessee under such ground lease and there is a lien in favor of the mortgagee in such lease.

            (k) Copies of any loan agreements, lock-box agreements and intercreditor agreements, if any, related to any Mortgage Loan;

            (l) Either (A) the original of each letter of credit, if any, constituting additional collateral for such Mortgage Loan (other than letters of credit representing tenant security deposits which have been collaterally assigned to the lender), which shall be assigned and delivered to the Trustee on behalf of the Trust with a copy to be held by the Primary Servicer (or the Master Servicer), and applied, drawn, reduced or released in accordance with documents evidencing or securing the applicable Mortgage Loan, the Pooling and Servicing Agreement and the Primary Servicing Agreement or (B) the original of each letter of credit, if any, constituting additional collateral for such Mortgage Loan (other than letters of credit representing tenant security deposits which have been collaterally assigned to the lender), which shall be held by the applicable Primary Servicer (or the Master Servicer) on behalf of the Trustee, with a copy to be held by the Trustee, and applied, drawn, reduced or released in accordance with documents evidencing or securing the applicable Mortgage Loan, the Pooling and Servicing Agreement and the Primary Servicing Agreement (it being understood that the Seller has agreed (a) that the proceeds of such letter of credit belong to the Trust, (b) to notify, on or before the Closing Date, the bank issuing the letter of credit that the letter of credit and the proceeds thereof belong to the Trust, and to use reasonable efforts to obtain within 30 days (but in any event to obtain within 90 days) following the Closing Date, an acknowledgement thereof by the bank (with a copy of such acknowledgement to be sent to the Trustee) and (c) to indemnify the Trust for any liabilities, charges, costs, fees or other expenses accruing from the failure of the Seller to assign the letter of credit hereunder). In the case of clause (B) above, any letter of credit held by the applicable Primary Servicer (or Master Servicer) shall be held in its capacity as agent of the Trust, and if the applicable Primary Servicer (or Master Servicer) sells its rights to service the applicable Mortgage Loan, the applicable Primary Servicer (or Master Servicer) has agreed to assign the applicable letter of credit to the Trust or at the direction of the Special Servicer to such party as the Special Servicer may instruct, in each case, at the expense of the applicable Primary Servicer (or Master Servicer). The applicable Primary Servicer (or Master Servicer) has agreed to indemnify the Trust for any loss caused by the ineffectiveness of such assignment;

            (m) The original or a copy of the environmental indemnity agreement, if any, related to any Mortgage Loan;

            (n) Copies of third-party management agreements, if any, for all hotels and for such other Mortgaged Properties securing Mortgage Loans with a Cut-Off Date principal balance equal to or greater than $20,000,000;

            (o) The original of any Environmental Insurance Policy or, if the original is held by the related Mortgagor, a copy thereof;

            (p) A copy of any affidavit and indemnification agreement in favor of the lender; and

            (q) With respect to hospitality properties, a copy of any franchise agreement, franchise comfort letter and applicable assignment or transfer documents.

            "Officer's Certificate" shall mean a certificate signed by one or more of the Chairman of the Board, any Vice Chairman, the President, any Senior Vice President, any Vice President, any Assistant Vice President, any Treasurer or any Assistant Treasurer.

            The Assignment of Mortgage, intervening assignments of Mortgage and assignment of Assignment of Leases referred to in clauses (d), (e) and (f) may be in the form of a single instrument assigning the Mortgage and the Assignment of Leases to the extent permitted by applicable law. To avoid the unnecessary expense and administrative inconvenience associated with the execution and recording or filing of multiple assignments of mortgages, assignments of leases (to the extent separate from the mortgages) and assignments of UCC financing statements, the Seller shall execute, in accordance with the third succeeding paragraph, the assignments of mortgages, the assignments of leases (to the extent separate from the mortgages) and the assignments of UCC financing statements relating to the Mortgage Loans naming the Trustee on behalf of the Certificateholders as assignee. Notwithstanding the fact that such assignments of mortgages, assignments of leases (to the extent separate from the assignments of mortgages) and assignments of UCC financing statements shall name the Trustee on behalf of the Certificateholders as the assignee, the parties hereto acknowledge and agree that the Mortgage Loans shall for all purposes be deemed to have been transferred from the Seller to the Purchaser and from the Purchaser to the Trustee on behalf of the Certificateholders.

            If the Seller cannot deliver, or cause to be delivered, as to any Mortgage Loan, any of the documents and/or instruments referred to in clauses
(b), (c), (e) or (f), with evidence of recording thereon, because of a delay caused by the public recording office where such document or instrument has been delivered for recordation within such 90 day period, but the Seller delivers a photocopy thereof (to the extent available, certified by the appropriate county recorder's office to be a true and complete copy of the original thereof submitted for recording or, if such certification is not available, together with an Officer's Certificate of the Seller stating that such document has been sent to the appropriate public recording official for recordation), to the Trustee within such 90 day period, the Seller shall then deliver within 180 days after the Closing Date the recorded document (or within such longer period after the Closing Date as the Trustee may consent to, which consent shall not be withheld so long as the Seller is, as certified in writing to the Trustee no less often than monthly, in good faith attempting to obtain from the appropriate county recorder's office such original or photocopy).

            The Trustee, as assignee or transferee of the Purchaser, shall be entitled to all scheduled payments of principal due thereon after the Cut-Off Date, all other payments of principal collected after the Cut-Off Date (other than scheduled payments of principal due on or before the Cut-Off Date), and all payments of interest on the Mortgage Loans allocable to the period commencing on the Cut-Off Date. All scheduled payments of principal and interest due on or before the Cut-Off Date and collected after the Cut-Off Date shall belong to the Seller.

            Within 45 days following the Closing Date, the Seller shall deliver and the Purchaser, the Trustee or the agents of either may submit or cause to be submitted for recordation at the expense of the Seller, in the appropriate public office for real property records, each assignment referred to in clauses
(d) and (f)(ii) above (with recording information in blank if such information is not yet available). Within 15 days following the Closing Date, the Seller shall deliver and the Purchaser, the Trustee or the agents of either may submit or cause to be submitted for filing, at the expense of the Seller, in the appropriate public office for Uniform Commercial Code financing statements, the assignment referred to in clause (i) above. If any such document or instrument is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, the Seller shall prepare a substitute therefor or cure such defect, and the Seller shall, at its own expense (except in the case of a document or instrument that is lost by the Trustee), record or file, as the case may be, and deliver such document or instrument in accordance with this Section 2.

            As to each Mortgage Loan secured by a Mortgaged Property with respect to which the related Mortgagor has entered into a franchise agreement and each Mortgage Loan secured by a Mortgaged Property with respect to which a letter of credit is in place, the Seller shall provide a notice on or prior to the date that is thirty (30) days after the Closing Date to the franchisor or the issuing financial institution, as applicable, of the transfer of such Mortgage Loan to the Trust pursuant to the Pooling and Servicing Agreement, and inform such parties that any notices to the Mortgagor's lender pursuant to such franchise agreement or letter of credit should thereafter be forwarded to the Master Servicer and, with respect to each franchise agreement, provide a franchise comfort letter to the franchisor on or prior to the date that is thirty (30) days after the Closing Date. After the Closing Date, with respect to any letter of credit that has not yet been assigned to the Trust, upon the written request of the Master Servicer or the applicable Primary Servicer, the Seller will draw on such letter of credit as directed by the Master Servicer or such Primary Servicer in such notice to the extent the Seller has the right to do so.

            Documents that are in the possession of the Seller, its agents or its subcontractors that relate to the servicing of any Mortgage Loans and that are not required to be a part of the Mortgage File and are reasonably necessary for the ongoing administration and/or servicing of the applicable Mortgage Loan (the "Servicing File") shall be delivered by the Seller to or at the direction of the Master Servicer, on behalf of the Purchaser, on or prior to the 75th day after the Closing Date, in accordance with the Primary Servicing Agreement, if applicable.

            The Servicing File shall include, to the extent required to be (and actually) delivered to the Seller pursuant to the applicable Mortgage Loan documents, copies of the following items: the Mortgage Note, any Mortgage, the Assignment of Leases and the Assignment of Mortgage, any guaranty/indemnity agreement, any loan agreement, the insurance policies or certificates, as applicable, the property inspection reports, any financial statements on the property, any escrow analysis, the tax bills, the Appraisal, the environmental report, the engineering report, the asset summary, financial information on the Mortgagor/sponsor and any guarantors, any letters of credit, any intercreditor agreements and any Environmental Insurance Policies; provided, however, the Seller shall not be required to deliver any draft documents, attorney-client privileged communications, internal correspondence or credit analysis. Delivery of any of the foregoing documents to the Primary Servicer shall be deemed a delivery to the Master Servicer and satisfy Seller's obligations under this sub-paragraph. Each of the foregoing items shall be delivered by the Seller in electronic form, to the extent such document is available in such form and such form is reasonably acceptable to the Master Servicer.

            Upon the sale of the Mortgage Loans by the Seller to the Purchaser pursuant to this Agreement, the ownership of each Mortgage Note, Mortgage and the other contents of the related Mortgage File shall be vested in the Purchaser and its assigns, and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or that come into the possession of the Seller shall immediately vest in the Purchaser and its assigns, and shall be delivered promptly by the Seller to or on behalf of either the Trustee or the Master Servicer as set forth herein, subject to the requirements of the Primary Servicing Agreement. The Seller's and Purchaser's records shall reflect the transfer of each Mortgage Loan from the Seller to the Purchaser and its assigns as a sale.

            It is the express intent of the parties hereto that the conveyance of the Mortgage Loans and related property to the Purchaser by the Seller as provided in this Section 2 be, and be construed as, an absolute sale of the Mortgage Loans and related property. It is, further, not the intention of the parties that such conveyance be deemed a pledge of the Mortgage Loans and related property by the Seller to the Purchaser to secure a debt or other obligation of the Seller. However, in the event that, notwithstanding the intent of the parties, the Mortgage Loans or any related property are held to be the property of the Seller, or if for any other reason this Agreement is held or deemed to create a security interest in the Mortgage Loans or any related property, then:

            (i) this Agreement shall be deemed to be a security agreement; and

            (ii) the conveyance provided for in this Section 2 shall be deemed to be a grant by the Seller to the Purchaser of a security interest in all of the Seller's right, title, and interest, whether now owned or hereafter acquired, in and to:

                  (A) All accounts, general intangibles, chattel paper,
            instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit and investment property consisting of, arising from or relating to any of the following property: the Mortgage Loans identified on the Mortgage Loan Schedule, including the related Mortgage Notes, Mortgages, security agreements, and title, hazard and other insurance policies, all distributions with respect thereto payable after the Cut-Off Date, all substitute or replacement Mortgage Loans and all distributions with respect thereto, and the Mortgage Files;

                  (B) All accounts, general intangibles, chattel paper,
            instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit, investment property and other rights arising from or by virtue of the disposition of, or collections with respect to, or insurance proceeds payable with respect to, or claims against other Persons with respect to, all or any part of the collateral described in clause (A) above (including any accrued discount realized on liquidation of any investment purchased at a discount); and

                  (C) All cash and non-cash proceeds of the collateral described in clauses (A) and (B) above.

            The possession by the Purchaser or its designee of the Mortgage Notes, the Mortgages, and such other goods, letters of credit, advices of credit, instruments, money, documents, chattel paper or certificated securities shall be deemed to be possession by the secured party or possession by a purchaser for purposes of perfecting the security interest pursuant to the Uniform Commercial Code (including, without limitation, Sections 9-305 and 9-115 thereof) as in force in the relevant jurisdiction. Notwithstanding the foregoing, the Seller makes no representation or warranty as to the perfection of any such security interest.

            Notifications to Persons holding such property, and acknowledgments, receipts, or confirmations from persons holding such property, shall be deemed to be notifications to, or acknowledgments, receipts or confirmations from, securities intermediaries, bailees or agents of, or Persons holding for, the Purchaser or its designee, as applicable, for the purpose of perfecting such security interest under applicable law.

            The Seller shall, to the extent consistent with this Agreement, take such reasonable actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the property described above, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement. In such case, the Seller shall file all filings necessary to maintain the effectiveness of any original filings necessary under the Uniform Commercial Code as in effect in any jurisdiction to perfect such security interest in such property. In connection herewith, the Purchaser shall have all of the rights and remedies of a secured party and creditor under the Uniform Commercial Code as in force in the relevant jurisdiction.

            Notwithstanding anything to the contrary contained herein, and subject to Section 2(a), the Purchaser shall not be required to purchase any Mortgage Loan as to which any Mortgage Note (endorsed as described in clause (a) above) or lost note affidavit and indemnity required to be delivered to or on behalf of the Trustee or the Master Servicer pursuant to this Section 2 on or before the Closing Date is not so delivered, or is not properly executed or is defective on its face, and the Purchaser's acceptance of the related Mortgage Loan on the Closing Date shall in no way constitute a waiver of such omission or defect or of the Purchaser's or its successors' and assigns' rights in respect thereof pursuant to Section 5.

            Section 3. Examination of Mortgage Files and Due Diligence Review. The Seller shall (i) deliver to the Purchaser on or before the Closing Date a diskette acceptable to the Purchaser that contains such information about the Mortgage Loans as may be reasonably requested by the Purchaser, (ii) deliver to the Purchaser investor files (collectively the "Collateral Information") with respect to the assets proposed to be included in the Mortgage Pool and made available at the Purchaser's headquarters in New York, and (iii) otherwise cooperate fully with the Purchaser in its examination of the credit files, underwriting documentation and Mortgage Files for the Mortgage Loans and its due diligence review of the Mortgage Loans. The fact that the Purchaser has conducted or has failed to conduct any partial or complete examination of the credit files, underwriting documentation or Mortgage Files for the Mortgage Loans shall not affect the right of the Purchaser or the Trustee to cause the Seller to cure any Material Document Defect or Material Breach (each as defined below), or to repurchase or replace the defective Mortgage Loans pursuant to
Section 5 of this Agreement.

            On or prior to the Closing Date, the Seller shall allow representatives of any of the Purchaser, each Underwriter, the Initial Purchaser, the Trustee, the Special Servicer and each Rating Agency to examine and audit all books, records and files pertaining to the Mortgage Loans, the Seller's underwriting procedures and the Seller's ability to perform or observe all of the terms, covenants and conditions of this Agreement. Such examinations and audits shall take place at one or more offices of the Seller during normal business hours and shall not be conducted in a manner that is disruptive to the Seller's normal business operations upon reasonable prior advance notice. In the course of such examinations and audits, the Seller will make available to such representatives of any of the Purchaser, each Underwriter, the Initial Purchaser, the Trustee, the Special Servicer and each Rating Agency reasonably adequate facilities, as well as the assistance of a sufficient number of knowledgeable and responsible individuals who are familiar with the Mortgage Loans and the terms of this Agreement, and the Seller shall cooperate fully with any such examination and audit in all material respects. On or prior to the Closing Date, the Seller shall provide the Purchaser with all material information regarding the Seller's financial condition and access to knowledgeable financial or accounting officers for the purpose of answering questions with respect to the Seller's financial condition, financial statements as provided to the Purchaser or other developments affecting the Seller's ability to consummate the transactions contemplated hereby or otherwise affecting the Seller in any material respect. Within 45 days after the Closing Date, the Seller shall provide the Master Servicer or Primary Servicer, if applicable, with any additional information identified by the Master Servicer or Primary Servicer, if applicable, as necessary to complete the CMSA Property File, to the extent that such information is available.

            The Purchaser may exercise any of its rights hereunder through one or more designees or agents; provided the Purchaser has provided the Seller with prior notice of the identity of such designee or agent.

            The Purchaser shall keep confidential any information regarding the Seller and the Mortgage Loans that has been delivered into the Purchaser's possession and that is not otherwise publicly available; provided, however, that such information shall not be kept confidential (and the right to require confidentiality under any confidentiality agreement is hereby waived) to the extent such information is required to be included in the Memorandum or the Prospectus Supplement or the Purchaser is required by law or court order to disclose such information. If the Purchaser is required to disclose in the Memorandum or the Prospectus Supplement confidential information regarding the Seller as described in the preceding sentence, the Purchaser shall provide to the Seller a copy of the proposed form of such disclosure prior to making such disclosure and the Seller shall promptly, and in any event within two Business Days, notify the Purchaser of any inaccuracies therein, in which case the Purchaser shall modify such form in a manner that corrects such inaccuracies. If the Purchaser is required by law or court order to disclose confidential information regarding the Seller as described in the second preceding sentence, the Purchaser shall notify the Seller and cooperate in the Seller's efforts to obtain a protective order or other reasonable assurance that confidential treatment will be accorded such information and, if in the absence of a protective order or such assurance, the Purchaser is compelled as a matter of law to disclose such information, the Purchaser shall, prior to making such disclosure, advise and consult with the Seller and its counsel as to such disclosure and the nature and wording of such disclosure and the Purchaser shall use reasonable efforts to obtain confidential treatment therefor. Notwithstanding the foregoing, if reasonably advised by counsel that the Purchaser is required by a regulatory agency or court order to make such disclosure immediately, then the Purchaser shall be permitted to make such disclosure without prior review by the Seller.

            Section 4. Representations and Warranties of the Seller and the Purchaser.

            (a) To induce the Purchaser to enter into this Agreement, the Seller hereby makes for the benefit of the Purchaser and its assigns with respect to each Mortgage Loan as of the date hereof (or as of such other date specifically set forth in the particular representation and warranty) each of the representations and warranties set forth on Exhibit 2 hereto, except as otherwise set forth on Schedule A attached hereto, and hereby further represents and warrants to the Purchaser as of the date hereof that:

            (i) The Seller is duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware. The Seller has the requisite power and authority and legal right to own the Mortgage Loans and to transfer and convey the Mortgage Loans to the Purchaser and has the requisite power and authority to execute and deliver, engage in the transactions contemplated by, and perform and observe the terms and conditions of, this Agreement.

            (ii) This Agreement has been duly and validly authorized, executed and delivered by the Seller, and assuming the due authorization, execution and delivery hereof by the Purchaser, this Agreement constitutes the valid, legal and binding agreement of the Seller, enforceable in accordance with its terms, except as such enforcement may be limited by
      (A) laws relating to bankruptcy, insolvency, reorganization, receivership or moratorium, (B) other laws relating to or affecting the rights of creditors generally, (C) general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law) or (D) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement that purport to provide indemnification from liabilities under applicable securities laws.

            (iii) No consent, approval, authorization or order of, registration or filing with, or notice to, any governmental authority or court is required, under federal or state law, for the execution, delivery and performance of or compliance by the Seller with this Agreement, or the consummation by the Seller of any transaction contemplated hereby, other than (1) such qualifications as may be required under state securities or blue sky laws, (2) the filing or recording of financing statements, instruments of assignment and other similar documents necessary in connection with the Seller's sale of the Mortgage Loans to the Purchaser,
      (3) such consents, approvals, authorizations, qualifications, registrations, filings or notices as have been obtained and (4) where the lack of such consent, approval, authorization, qualification, registration, filing or notice would not have a material adverse effect on the performance by the Seller under this Agreement.

            (iv) Neither the transfer of the Mortgage Loans to the Purchaser, nor the execution, delivery or performance of this Agreement by the Seller, conflicts or will conflict with, results or will result in a breach of, or constitutes or will constitute a default under (A) any term or provision of the Seller's articles of organization, limited liability company operating agreement or by-laws, (B) any term or provision of any material agreement, contract, instrument or indenture to which the Seller is a party or by which it or any of its assets is bound or results in the creation or imposition of any lien, charge or encumbrance upon any of its property pursuant to the terms of any such indenture, mortgage, contract or other instrument, other than pursuant to this Agreement, or (C) after giving effect to the consents or taking of the actions contemplated in subsection (iii), any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Seller or its assets, except where in any of the instances contemplated by clauses (B) or (C) above, any conflict, breach or default, or creation or imposition of any lien, charge or encumbrance, will not have a material adverse effect on the consummation of the transactions contemplated hereby by the Seller or materially and adversely affect its ability to perform its obligations and duties hereunder or result in any material adverse change in the business, operations, financial condition, properties or assets of the Seller, or in any material impairment of the right or ability of the Seller to carry on its business substantially as now conducted.

            (v) There are no actions or proceedings against, or investigations of, the Seller pending or, to the Seller's knowledge, threatened in writing against the Seller before any court, administrative agency or other tribunal, the outcome of which could reasonably be expected to materially and adversely affect the transfer of the Mortgage Loans to the Purchaser or the execution or delivery by, or enforceability against, the Seller of this Agreement or have an effect on the financial condition of the Seller that would materially and adversely affect the ability of the Seller to perform its obligations under this Agreement.

            (vi) On the Closing Date, the sale of the Mortgage Loans pursuant to this Agreement will effect a transfer by the Seller of all of its right, title and interest in and to the Mortgage Loans to the Purchaser.

            (vii) To the Seller's knowledge, the Seller Information (as defined in that certain indemnification agreement, dated as of February 15, 2005, between the Seller, Principal Life Insurance Company, the Purchaser, the Underwriters and the Initial Purchaser (the "Indemnification Agreement")) relating to the Mortgage Loans does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (when read together with the Final Prospectus Supplement, in the case of Public Certificates, or when read together with the Memorandum, in the case of the Private Certificates). Notwithstanding anything contained herein to the contrary, this subparagraph (vii) shall run exclusively to the benefit of the Purchaser and no other party.

            To induce the Purchaser to enter into this Agreement, the Seller hereby covenants that the foregoing representations and warranties and those set forth on Exhibit 2 hereto will be true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date, provided that any representations and warranties made as of a specified date shall be true and correct as of such specified date.

            Each of the representations, warranties and covenants made by the Seller pursuant to this Section 4(a) shall survive the sale of the Mortgage Loans and shall continue in full force and effect notwithstanding any restrictive or qualified endorsement on the Mortgage Notes.

            (b) To induce the Seller to enter into this Agreement, the Purchaser hereby represents and warrants to the Seller as of the date hereof:

            (i) The Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware with full power and authority to carry on its business as presently conducted by it.

            (ii) The Purchaser has full power and authority to acquire the Mortgage Loans, to execute and deliver this Agreement and to enter into and consummate all transactions contemplated by this Agreement. The Purchaser has duly and validly authorized the execution, delivery and performance of this Agreement and has duly and validly executed and delivered this Agreement. This Agreement, assuming due authorization, execution and delivery by the Seller, constitutes the valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

            (iii) No consent, approval, authorization or order of, registration or filing with, or notice to, any governmental authority or court is required, under federal or state law, for the execution, delivery and performance of or compliance by the Purchaser with this Agreement, or the consummation by the Purchaser of any transaction contemplated hereby that has not been obtained or made by the Purchaser.

            (iv) Neither the purchase of the Mortgage Loans nor the execution, delivery and performance of this Agreement by the Purchaser will violate the Purchaser's certificate of incorporation or by-laws or constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under, or result in a breach of, any material agreement, contract, instrument or indenture to which the Purchaser is a party or that may be applicable to the Purchaser or its assets.

            (v) The Purchaser's execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, rule, writ, injunction, order or decree of any court, or order or regulation of any federal, state or municipal government agency having jurisdiction over the Purchaser or its assets, which violation could materially and adversely affect the condition (financial or otherwise) or the operation of the Purchaser or its assets or could materially and adversely affect its ability to perform its obligations and duties hereunder.

            (vi) There are no actions or proceedings against, or investigations of, the Purchaser pending or, to the Purchaser's knowledge, threatened against the Purchaser before any court, administrative agency or other tribunal, the outcome of which could reasonably be expected to adversely affect the transfer of the Mortgage Loans, the issuance of the Certificates, the execution, delivery or enforceability of this Agreement or have an effect on the financial condition of the Purchaser that would materially and adversely affect the ability of the Purchaser to perform its obligation under this Agreement.

            (vii) The Purchaser has not dealt with any broker, investment banker, agent or other person, other than the Seller, the Underwriters, the Initial Purchaser and their respective affiliates, that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans or consummation of any of the transactions contemplated hereby.

            To induce the Seller to enter into this Agreement, the Purchaser hereby covenants that the foregoing representations and warranties will be true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date.

            Each of the representations and warranties made by the Purchaser pursuant to this Section 4(b) shall survive the purchase of the Mortgage Loans.

            Section 5. Remedies Upon Breach of Representations and Warranties Made by the Seller.

            (a) It is hereby acknowledged that the Seller shall make for the benefit of the Trustee on behalf of the holders of the Certificates, whether directly or by way of the Purchaser's assignment of its rights hereunder to the Trustee, the representations and warranties set forth on Exhibit 2 hereto (each as of the date hereof unless otherwise specified).

            (b) It is hereby further acknowledged that if any document required to be delivered to the Trustee pursuant to Section 2 is not delivered as and when required (and including the expiration of any grace or cure period), is not properly executed or is defective on its face, or if there is a breach of any of the representations and warranties required to be made by the Seller regarding the characteristics of the Mortgage Loans and/or the related Mortgaged Properties as set forth in Exhibit 2 hereto, and in either case such defect or breach, either (i) materially and adversely affects the interests of the holders of the Certificates in the related Mortgage Loan, or (ii) both (A) the document defect or breach materially and adversely affects the value of the Mortgage Loan and (B) the Mortgage Loan is a Specially Serviced Mortgage Loan or Rehabilitated Mortgage Loan (such a document defect described in the preceding clause (i) or (ii), a "Material Document Defect" and such a breach described in the preceding clause (i) or (ii) a "Material Breach"), the party discovering such Material Document Defect or Material Breach shall promptly notify, in writing, the other party; provided that any breach of the representation and warranty contained in paragraph (38) of such Exhibit 2 shall constitute a Material Breach only if such prepayment premium or yield maintenance charge is not deemed "customary" for commercial mortgage loans as evidenced by (i) an opinion of tax counsel to such effect or (ii) a determination by the Internal Revenue Service that such provision is not customary. Promptly (but in any event within three Business
Days) upon becoming aware of any such Material Document Defect or Material Breach, the Master Servicer shall, and the Special Servicer may, request that the Seller, not later than 90 days from the Seller's receipt of the notice of such Material Document Defect or Material Breach, cure such Material Document Defect or Material Breach, as the case may be, in all material respects; provided, however, that if such Material Document Defect or Material Breach, as the case may be, cannot be corrected or cured in all material respects within such 90-day period, and such Material Document Defect or Material Breach would not cause the Mortgage Loan to be other than a "qualified mortgage" (as defined in the Code), but the Seller is diligently attempting to effect such correction or cure, as certified by the Seller in an Officer's Certificate delivered to the Trustee, then the cure period will be extended for an additional 90 days unless, solely in the case of a Material Document Defect, (x) the Mortgage Loan is, at the end of the initial 90 day period, a Specially Serviced Mortgage Loan and a Servicing Transfer Event has occurred as a result of a monetary default or as described in clause (ii) or clause (v) of the definition of "Servicing Transfer Event" in the Pooling and Servicing Agreement and (y) the Material Document Defect was identified in a certification delivered to the Seller by the Trustee pursuant to Section 2.2 of the Pooling and Servicing Agreement not less than 90 days prior to the delivery of the notice of such Material Document Defect. The parties acknowledge that neither delivery of a certification or schedule of exceptions to the Seller pursuant to Section 2.2 of the Pooling and Servicing Agreement or otherwise nor possession of such certification or schedule by the Seller shall, in and of itself, constitute delivery of notice of any Material Document Defect or knowledge or awareness by the Seller of any Material Document Defect listed therein.

            The Seller hereby covenants and agrees that, if any such Material Document Defect or Material Breach cannot be corrected or cured in all material aspects within the above cure periods, the Seller shall, on or before the termination of such cure periods, either (i) repurchase the affected Mortgage Loan or REO Mortgage Loan from the Purchaser or its assignee at the Purchase Price as defined in the Pooling and Servicing Agreement, or (ii) if within the two-year period commencing on the Closing Date, at its option replace, without recourse, any Mortgage Loan or REO Mortgage Loan to which such defect relates with a Qualifying Substitute Mortgage Loan. If such Material Document Defect or Material Breach would cause the Mortgage Loan to be other than a "qualified mortgage" (as defined in the Code), then notwithstanding the previous sentence, such repurchase or substitution must occur within 90 days from the earlier of the date the Seller discovered or was notified of the breach or defect. The Seller agrees that any substitution shall be completed in accordance with the terms and conditions of the Pooling and Servicing Agreement.

            If (i) a Mortgage Loan is to be repurchased or replaced in connection with a Material Document Defect or Material Breach as contemplated above, (ii) such Mortgage Loan is cross-collateralized and cross-defaulted with one or more other Mortgage Loans in the Trust and (iii) the applicable document defect or breach does not constitute a Material Document Defect or Material Breach, as the case may be, as to such other Mortgage Loans (without regard to this paragraph), then the applicable document defect or breach (as the case may
be) shall be deemed to constitute a Material Document Defect or Material Breach, as the case may be, as to each such other Mortgage Loan for purposes of the above provisions, and the Seller shall be obligated to repurchase or replace each such other Mortgage Loan in accordance with the provisions above, unless, in the case of such breach or document defect, both of the following conditions would be satisfied if the Seller were to repurchase or replace only those Mortgage Loans as to which a Material Breach had occurred without regard to this paragraph (the "Affected Loan(s)"): (1) the debt service coverage ratio for all such other Mortgage Loans (excluding the Affected Loan(s)) for the four calendar quarters immediately preceding the repurchase or replacement (determined as provided in the definition of Debt Service Coverage Ratio in the Pooling and Servicing Agreement, except that net cash flow for such four calendar quarters, rather than year-end, shall be used) is not less than 0.10x below the lesser of
(x) the debt service coverage ratio for all such Mortgage Loans (including the Affected Loans(s)) set forth under the heading "NCF DSCR" in Appendix II to the Final Prospectus Supplement and (y) the debt service coverage ratio for all such other Mortgage Loans that are cross-collateralized and cross-defaulted with one another (including the Affected Loan(s)) for the four preceding calendar quarters prior to such repurchase or replacement (determined as provided in the definition of Debt Service Coverage Ratio in the Pooling and Servicing Agreement, except that net cash flow for such four calendar quarters, rather than year-end, shall be used), and (2) the loan-to-value ratio for all such other Mortgage Loans (excluding the Affected Loan(s)) is not greater than 10% more than the greater of (x) the loan-to-value ratio for all such Mortgage Loans (including the Affected Loan(s)) set forth under the heading "Cut-Off Date LTV" in Appendix II to the Final Prospectus Supplement and (y) the loan-to-value ratio for all such Mortgage Loans that are cross-collateralized and cross-defaulted with one another (including the Affected Loans(s)) as of the date of repurchase or replacement. The determination of the Master Servicer as to whether either of the conditions set forth above has been satisfied shall be conclusive and binding in the absence of manifest error. The Master Servicer will be entitled to cause, or direct the Seller to cause, to be delivered to the Master Servicer at the Seller's expense (i) an Appraisal of any or all of the related Mortgaged Properties for purposes of determining whether the condition set forth in clause (2) above has been satisfied, in each case at the expense of the Seller if the scope and cost of the Appraisal is approved by the Seller (such approval not to be unreasonably withheld) and (ii) an Opinion of Counsel that not requiring the repurchase of each such Cross-Collateralized Loan will not result in an Adverse REMIC Event.

            With respect to any Mortgage Loan that is cross-defaulted and/or cross-collateralized with any other Mortgage Loan conveyed hereunder, to the extent that the Seller is required to repurchase or substitute for such Mortgage Loan (each, a "Repurchased Loan") in the manner prescribed above while the Trustee (as assignee of the Purchaser) continues to hold any other Mortgage Loan that is cross-collateralized and/or cross-defaulted (each, a "Cross-Collateralized Loan") with such Repurchased Loan, the Seller and the Purchaser hereby agree to forbear from enforcing any remedies against the other's Primary Collateral but may exercise remedies against the Primary Collateral securing their respective Mortgage Loans, including with respect to the Trustee, the Primary Collateral securing the Mortgage Loans still held by the Trustee, so long as such exercise does not impair the ability of the other party to exercise its remedies against its Primary Collateral. If the exercise of remedies by one party would impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the Mortgage Loan or Mortgage Loans held by such party, then both parties shall forbear from exercising such remedies until the loan documents evidencing and securing the relevant Mortgage Loans can be modified in a manner that complies with the Pooling and Servicing Agreement to remove the threat of impairment as a result of the exercise of remedies. Any reserve or other cash collateral or letters of credit securing the Cross-Collateralized Loans shall be allocated between such Mortgage Loans in accordance with the Mortgage Loan documents, or otherwise on a pro rata basis based upon their outstanding Principal Balances. All other terms of the Mortgage Loans shall remain in full force and effect, without any modification thereof. The Mortgagors set forth on Schedule B hereto are intended third-party beneficiaries of the provisions set forth in this paragraph and the preceding paragraph. The provisions of this paragraph and the preceding paragraph may not be modified with respect to any Mortgage Loan without the related Mortgagor's consent.

            Upon occurrence (and after any applicable cure or grace period), any of the following document defects shall be conclusively presumed materially and adversely to affect the interests of Certificateholders in a Mortgage Loan and be a Material Document Defect: (i) the absence from the Mortgage File of the original signed Mortgage Note, unless the Mortgage File contains a signed lost note affidavit and indemnity and a copy of the Mortgage Note; (ii) the absence from the Mortgage File of the item called for by paragraph (b) of the definition of Mortgage File; or (iii) the absence from the Mortgage File of the item called for by paragraph (h) of the definition of Mortgage File. If any of the foregoing Material Document Defects is discovered by the Custodian (or the Trustee if there is no Custodian), the Trustee (or as set forth in Section 2.3(a) of the Pooling and Servicing Agreement, the Master Servicer) will take the steps described elsewhere in this Section, including the giving of notices to the Rating Agencies and the parties hereto and making demand upon the Seller for the cure of the Material Document Defect or repurchase or replacement of the related Mortgage Loan.

            If the Seller disputes that a Material Document Defect or Material Breach exists with respect to a Mortgage Loan or otherwise refuses (i) to effect a correction or cure of such Material Document Defect or Material Breach, (ii) to repurchase the Affected Loan from the Trust or (iii) to replace such Mortgage Loan with a Qualifying Substitute Mortgage Loan, then provided that (x) the period of time provided for the Seller to correct, repurchase or cure has expired and (y) the Mortgage Loan is then in default and is then a Specially Serviced Mortgage Loan, the Special Servicer may, subject to the Servicing Standard, modify, work-out or foreclose, sell or otherwise liquidate (or permit the liquidation of) the Mortgage Loan pursuant to Section 9.5, Section 9.12,
Section 9.15 and Section 9.36, as applicable, of the Pooling and Servicing Agreement, while pursuing the repurchase claim. The Seller acknowledges and agrees that any modification of the Mortgage Loan pursuant to such a work-out shall not constitute a defense to any repurchase claim nor shall such modification or work-out change the Purchase Price due from the Seller for any repurchase claim. The Seller shall be notified promptly and in writing by (i) the Trustee of any notice that it receives that an Option Holder intends to exercise its Option to purchase the Mortgage Loan in accordance with and as described in Section 9.36 of the Pooling and Servicing Agreement and (ii) the Special Servicer of any offer that it receives to purchase the applicable REO Property, each in connection with such liquidation. Upon the receipt of such notice by the Seller, the Seller shall then have the right, subject to any repurchase obligations under Section 2.3 of the Pooling and Servicing Agreement with respect to such Mortgage Loan, to repurchase the related Mortgage Loan or REO Property, as applicable, from the Trust at a purchase price equal to, in the case of clause (i) of the immediately preceding sentence, the Option Purchase Price or, in the case of clause (ii) of the immediately preceding sentence, the amount of such offer. Notwithstanding anything to the contrary contained in this Agreement or in the Pooling and Servicing Agreement, the right of any Option Holder to purchase such Mortgage Loan shall be subject and subordinate to the Seller's right to purchase such Mortgage Loan as described in the immediately preceding sentence. The Seller shall have five (5) Business Days from the date of its receipt of a notice of such intention to exercise such Option or such offer to notify the Trustee or Special Servicer, as applicable, of its intent to so purchase the Mortgage Loan or related REO Property. The Seller shall purchase such Mortgage Loan within four (4) Business Days from the date it sends notice of its intent to purchase the Mortgage Loan and shall purchase such REO Property on or before the date referenced in the offer received from the Special Servicer. The Special Servicer shall be obligated to provide the Seller with any appraisal or other third party reports relating to the Mortgaged Property within its possession to enable the Seller to evaluate the Mortgage Loan or REO Property. Any sale of the Mortgage Loan, or foreclosure upon such Mortgage Loan and sale of the REO Property, to a Person other than the Seller shall be without
(i) recourse of any kind (either express or implied) by such Person against the Seller and (ii) representation or warranty of any kind (either express or implied) by the Seller to or for the benefit of such Person.

            The fact that a Material Document Defect or Material Breach is not discovered until after foreclosure (but in all instances prior to the sale of the related REO Property or Mortgage Loan) shall not prejudice any claim against the Seller for repurchase of the REO Mortgage Loan or REO Property. In such an event, the Master Servicer or Special Servicer, as applicable, shall be required to notify the Seller of the discovery of the Material Document Defect or Material Breach and the Seller shall be required to follow the procedures set forth in this Agreement to correct or cure such Material Document Defect or Material Breach or purchase the REO Property at the Purchase Price. If the Seller fails to correct or cure the Material Document Defect or Material Breach or purchase the REO Property, then the provisions above regarding notice of offers related to such REO Property and the Seller's right to purchase such REO Property shall apply. If a court of competent jurisdiction issues a final order that the Seller is or was obligated to repurchase the related Mortgage Loan or REO Mortgage Loan or the Seller otherwise accepts liability, then, after the expiration of any applicable appeal period, but in no event later than the termination of the Trust pursuant to Section 9.30 of the Pooling and Servicing Agreement, the Seller will be obligated to pay to the Trust the difference between any Liquidation Proceeds received upon such liquidation (including those arising from any sale to the Seller) and the Purchase Price; provided that the prevailing party in such action shall be entitled to recover all costs, fees and expenses (including reasonable attorneys' fees) related thereto.

            In connection with any liquidation or sale of a Mortgage Loan or REO Property as described above, the Special Servicer will not receive a Liquidation Fee in connection with such liquidation or sale or any portion of the Work-Out Fee that accrues after the Seller receives notice of a Material Document Defect or Material Breach until a final determination has been made, as set forth in the prior paragraph, as to whether the Seller is or was obligated to repurchase such related Mortgage Loan or REO Property. Upon such determination, the Special Servicer will be entitled: (i) with respect to a determination that the Seller is or was obligated to repurchase, to collect a Liquidation Fee, if due in accordance with the definition thereof, based upon the full Purchase Price of the related Mortgage Loan or REO property, with such Liquidation Fee payable by the Seller or (ii) with respect to a determination that Seller is not or was not obligated to repurchase (or the Trust decides that it will no longer pursue a claim against the Seller for repurchase), (A) to collect a Liquidation Fee based upon the Liquidation Proceeds as received upon the actual sale or liquidation of such Mortgage Loan or REO Property, and (B) to collect any accrued and unpaid Work-Out Fee, based on amounts that were collected for as long as the related Mortgage Loan was a Rehabilitated Mortgage Loan, in each case with such amount to be paid from amounts in the Certificate Account.

            The obligations of the Seller set forth in this Section 5(b) to cure a Material Document Defect or a Material Breach or repurchase or replace a defective Mortgage Loan constitute the sole remedies of the Purchaser or its assignees with respect to a Material Document Defect or Material Breach in respect of an outstanding Mortgage Loan; provided, that this limitation shall not in any way limit the Purchaser's rights or remedies upon breach of any other representation or warranty or covenant by the Seller set forth in this Agreement (other than those set forth in Exhibit 2).

            Notwithstanding the foregoing, in the event that there is a breach of the representation and warranty set forth in paragraph 41 of Exhibit 2 attached hereto because the underlying loan documents do not provide for the payment by the Mortgagor of reasonable costs and expenses associated with the defeasance or assumption of a Mortgage Loan by the Mortgagor, the Seller hereby covenants and agrees to pay such reasonable costs and expenses, to the extent an amount is due and not paid by the related Mortgagor. The parties hereto acknowledge that the payment of such reasonable costs and expenses shall be the Seller's sole obligation with respect to the breaches discussed in the previous sentence. The Seller shall have no obligation to pay for any of the foregoing costs if the applicable Mortgagor has an obligation to pay for such costs.

            The Seller hereby agrees that it will pay for any expense incurred by the applicable Master Servicer or the Special Servicer, as applicable, in connection with modifying a Mortgage Loan pursuant to Section 2.3 of the Pooling and Servicing Agreement in order for such Mortgage Loan to be a "qualified substitute mortgage loan" within the meaning of the Treasury Regulations promulgated under the Code. Upon a breach of the representation and warranty set forth in paragraph 39 of Exhibit 2 attached hereto, if such Mortgage Loan is modified so that it becomes a "qualified substitute mortgage loan", such breach will be cured and the Seller will not be obligated to repurchase or otherwise remedy such breach.

            (c) The Pooling and Servicing Agreement shall provide that the Trustee (or the applicable Master Servicer or the applicable Special Servicer on its behalf) shall give written notice within three Business Days to the Seller of its discovery of any Material Document Defect or Material Breach and prompt written notice to the Seller in the event that any Mortgage Loan becomes a Specially Serviced Mortgage Loan (as defined in the Pooling and Servicing Agreement).

            (d) If the Seller repurchases any Mortgage Loan pursuant to this
Section 5, the Purchaser or its assignee, following receipt by the Trustee of the Purchase Price therefor, promptly shall deliver or cause to be delivered to the Seller all Mortgage Loan documents with respect to such Mortgage Loan, and each document that constitutes a part of the Mortgage File that was endorsed or assigned to the Trustee shall be endorsed and assigned to the Seller in the same manner such that the Seller shall be vested with legal and beneficial title to such Mortgage Loan, in each case without recourse, including any property acquired in respect of such Mortgage Loan or proceeds of any insurance policies with respect thereto.

            Section 6. Closing. The closing of the sale of the Mortgage Loans shall be held at the offices of Cadwalader, Wickersham & Taft LLP, One World Financial Center, New York, NY 10281 at 9:00 a.m., New York time, on the Closing Date.

            The obligation of the Seller and the Purchaser to close shall be subject to the satisfaction of each of the following conditions on or prior to the Closing Date:

            (a) All of the representations and warranties of the Seller and the Purchaser specified in Section 4 of this Agreement (including, without limitation, the representations and warranties set forth on Exhibit 2 to this Agreement) shall be true and correct as of the Closing Date, provided that any representations and warranties made as of a specified date shall be true and correct as of such specified date.

            (b) All Closing Documents specified in Section 7 of this Agreement, in such forms as are agreed upon and reasonably acceptable to the Seller or the Purchaser, as applicable, shall be duly executed and delivered by all signatories as required pursuant to the respective terms thereof.

            (c) The Seller shall have delivered and released to the Purchaser or its designee all documents required to be delivered to the Purchaser as of the Closing Date pursuant to Section 2 of this Agreement.

            (d) The result of the examination and audit performed by the Purchaser and its affiliates pursuant to Section 3 hereof shall be satisfactory to the Purchaser and its affiliates in their sole determination and the parties shall have agreed to the form and contents of Seller's Information (as defined in the Indemnification Agreement) to be disclosed in the Memorandum and the Prospectus Supplement.

            (e) All other terms and conditions of this Agreement required to be complied with on or before the Closing Date shall have been complied with, and the Seller and the Purchaser shall have the ability to comply with all terms and conditions and perform all duties and obligations required to be complied with or performed after the Closing Date.

            (f) The Seller shall have paid all fees and expenses payable by it to the Purchaser pursuant to Section 8 hereof.

            (g) The Certificates to be so rated shall have been assigned ratings by each Rating Agency no lower than the ratings specified for each such Class in the Memorandum and the Prospectus Supplement.

            (h) No Underwriter shall have terminated the Underwriting Agreement and the Initial Purchaser shall not have terminated the Certificate Purchase Agreement, and neither the Underwriters nor the Initial Purchaser shall have suspended, delayed or otherwise cancelled the Closing Date.

            (i) The Seller shall have received the purchase price for the Mortgage Loans pursuant to Section 1 hereof.

            Each party agrees to use its best efforts to perform its respective obligations hereunder in a manner that will enable the Purchaser to purchase the Mortgage Loans on the Closing Date.

            Section 7. Closing Documents. The Closing Documents shall consist of the following:

            (a) This Agreement duly executed by the Purchaser and the Seller.

            (b) A certificate of the Seller, executed by a duly authorized officer of the Seller and dated the Closing Date, and upon which the Purchaser and its successors and assigns may rely, to the effect that: (i) the representations and warranties of the Seller in this Agreement are true and correct in all material respects on and as of the Closing Date with the same force and effect as if made on the Closing Date, provided that any representations and warranties made as of a specified date shall be true and correct as of such specified date; and (ii) the Seller has complied with all agreements and satisfied all conditions on its part to be performed or satisfied on or prior to the Closing Date.

            (c) True, complete and correct copies of the Seller's articles of organization, limited liability company operating agreement and by-laws.

            (d) A certificate of existence for the Seller from the Secretary of State of Delaware dated not earlier than 30 days prior to the Closing Date.

            (e) A certificate of the Secretary or Assistant Secretary of the Seller, dated the Closing Date, and upon which the Purchaser may rely, to the effect that each individual who, as an officer or representative of the Seller, signed this Agreement or any other document or certificate delivered on or before the Closing Date in connection with the transactions contemplated herein, was at the respective times of such signing and delivery, and is as of the Closing Date, duly elected or appointed, qualified and acting as such officer or representative, and the signatures of such persons appearing on such documents and certificates are their genuine signatures.

            (f) An opinion of counsel (which, other than as to the opinion described in paragraph (vi) below, may be in-house counsel) to the Seller, dated the Closing Date, substantially to the effect of the following (with such changes and modifications as the Purchaser may approve and subject to such counsel's reasonable qualifications):

            (i) The Seller is validly existing under Delaware law and has full corporate power and authority to enter into and perform its obligations under this Agreement.

            (ii) This Agreement has been duly authorized, executed and delivered by the Seller.

            (iii) No consent, approval, authorization or order of any federal court or governmental agency or body is required for the consummation by the Seller of the transactions contemplated by the terms of this Agreement except any approvals as have been obtained.

            (iv) Neither the execution, delivery or performance of this Agreement by the Seller, nor the consummation by the Seller of any of the transactions contemplated by the terms of this Agreement (A) conflicts with or results in a breach or violation of, or constitutes a default under, the organizational documents of the Seller, (B) to the knowledge of such counsel, constitutes a default under any term or provision of any material agreement, contract, instrument or indenture, to which the Seller is a party or by which it or any of its assets is bound or results in the creation or imposition of any lien, charge or encumbrance upon any of its property pursuant to the terms of any such indenture, mortgage, contract or other instrument, other than pursuant to this Agreement, or (C) conflicts with or results in a breach or violation of any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Seller or its assets, except where in any of the instances contemplated by clauses (B) or (C) above, any conflict, breach or default, or creation or imposition of any lien, charge or encumbrance, will not have a material adverse effect on the consummation of the transactions contemplated hereby by the Seller or materially and adversely affect its ability to perform its obligations and duties hereunder or result in any material adverse change in the business, operations, financial condition, properties or assets of the Seller, or in any material impairment of the right or ability of the Seller to carry on its business substantially as now conducted.

            (v) To his or her knowledge, there are no legal or governmental actions, investigations or proceedings pending to which the Seller is a party, or threatened against the Seller, (a) asserting the invalidity of this Agreement or (b) which materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement.

            (vi) This Agreement is a valid, legal and binding agreement of the Seller, enforceable against the Seller in accordance with its terms, except as such enforcement may be limited by (1) laws relating to bankruptcy, insolvency, reorganization, receivership or moratorium, (2) other laws relating to or affecting the rights of creditors generally, (3) general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law) or (4) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement that purport to provide indemnification from liabilities under applicable securities laws.

            Such opinion may express its reliance as to factual matters on, among other things specified in such opinion, the representations and warranties made by, and on certificates or other documents furnished by officers of, the parties to this Agreement.

            In rendering the opinions expressed above, such counsel may limit such opinions to matters governed by the federal laws of the United States and the corporate laws of the State of Delaware and the State of New York, as applicable.

            (g) Such other opinions of counsel as any Rating Agency may request in connection with the sale of the Mortgage Loans by the Seller to the Purchaser or the Seller's execution and delivery of, or performance under, this Agreement.

            (h) A letter from Deloitte & Touche LLP, certified public accountants, dated the date hereof, to the effect that they have performed certain specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature set forth in the Memorandum and the Prospectus Supplement agrees with the records of the Seller.

            (i) Such further certificates, opinions and documents as the Purchaser may reasonably request.

            (j) An officer's certificate of the Purchaser, dated as of the Closing Date, with the resolutions of the Purchaser authorizing the transactions described herein attached thereto, together with certified copies of the charter, by-laws and certificate of good standing of the Purchaser dated not earlier than 30 days prior to the Closing Date.

            (k) Such other certificates of the Purchaser's officers or others and such other documents to evidence fulfillment of the conditions set forth in this Agreement as the Seller or its counsel may reasonably request.

            (l) An executed Bill of Sale in the form attached hereto as Exhibit
4.

            Section 8. Costs. The Seller shall pay the Purchaser the costs and expenses as agreed upon by the Seller and the Purchaser in a separate Letter of Understanding dated February 1, 2005.

            Section 9. Notices. All communications provided for or permitted hereunder shall be in writing and shall be deemed to have been duly given if (a) personally delivered, (b) mailed by registered or certified mail, postage prepaid and received by the addressee, (c) sent by express courier delivery service and received by the addressee, or (d) transmitted by telex or facsimile transmission (or any other type of electronic transmission agreed upon by the parties) and confirmed by a writing delivered by any of the means described in
(a), (b) or (c), if (i) to the Purchaser, addressed to Morgan Stanley Dean Witter Capital I Inc., 1585 Broadway, New York, New York 10036, Attention:
Andrew Berman, with a copy to Michelle Wilke (or such other address as may hereafter be furnished in writing by the Purchaser), or (ii) if to the Seller, addressed to the Seller at Principal Commercial Funding, LLC, 801 Grand Avenue, Des Moines, Iowa 50392, Attention: Margie A. Custis, Senior Vice President/Managing Director, with a copy to Leanne S. Valentine, Esq.

            Section 10. Severability of Provisions. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or that is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.

            Section 11. Further Assurances. The Seller and the Purchaser each agree to execute and deliver such instruments and take such actions as the other may, from time to time, reasonably request in order to effectuate the purpose and to carry out the terms of this Agreement and the Pooling and Servicing Agreement.

            Section 12. Survival. Each party hereto agrees that the representations, warranties and agreements made by it herein and in any certificate or other instrument delivered pursuant hereto shall be deemed to be relied upon by the other party, notwithstanding any investigation heretofore or hereafter made by the other party or on its behalf, and that the representations, warranties and agreements made by such other party herein or in any such certificate or other instrument shall survive the delivery of and payment for the Mortgage Loans and shall continue in full force and effect, notwithstanding any restrictive or qualified endorsement on the Mortgage Notes and notwithstanding subsequent termination of this Agreement.

            Section 13. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS, DUTIES, OBLIGATIONS AND RESPONSIBILITIES OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.

            Section 14. Benefits of Mortgage Loan Purchase Agreement. This Agreement shall inure to the benefit of and shall be binding upon the Seller, the Purchaser and their respective successors, legal representatives, and permitted assigns, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that the rights and obligations of the Purchaser pursuant to Sections 2, 4(a) (other than clause (vii)), 5, 11 and 12 hereof may be assigned to the Trustee as may be required to effect the purposes of the Pooling and Servicing Agreement and, upon such assignment, the Trustee shall succeed to the rights and obligations hereunder of the Purchaser. No owner of a Certificate issued pursuant to the Pooling and Servicing Agreement shall be deemed a successor or permitted assigns because of such ownership.

            Section 15. Miscellaneous. This Agreement may be executed in two or more counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof. The rights and obligations of the Seller under this Agreement shall not be assigned by the Seller without the prior written consent of the Purchaser, except that any person into which the Seller may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Seller is a party, or any person succeeding to the entire business of the Seller shall be the successor to the Seller hereunder.

            Section 16. Entire Agreement. This Agreement contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof (other than the Letter of Understanding, the Indemnification Agreement and the Pooling and Servicing Agreement), and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

            IN WITNESS WHEREOF, the Purchaser and the Seller have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.

                                       PRINCIPAL COMMERCIAL FUNDING, LLC


                                       By:____________________________________
                                          Name:
                                          Title:


                                       By:____________________________________
                                          Name:
                                          Title:

                                       MORGAN STANLEY CAPITAL I INC.


                                       By:____________________________________
                                          Name:
                                          Title:

                                    EXHIBIT 1

                             MORTGAGE LOAN SCHEDULE

                                    EXHIBIT 2

                    REPRESENTATIONS AND WARRANTIES REGARDING
                            INDIVIDUAL MORTGAGE LOANS

            1. Mortgage Loan Schedule. The information set forth in the Mortgage Loan Schedule is complete, true and correct in all material respects as of the date of this Agreement and as of the Cut-Off Date.

            2. Whole Loan; Ownership of Mortgage Loans. Each Mortgage Loan is a whole loan and not a participation interest in a mortgage loan. Immediately prior to the transfer to the Purchaser of the Mortgage Loans, the Seller had good title to, and was the sole owner of, each Mortgage Loan. The Seller has full right, power and authority to transfer and assign each of the Mortgage Loans to or at the direction of the Purchaser and has validly and effectively conveyed (or caused to be conveyed) to the Purchaser or its designee all of the Seller's legal and beneficial interest in and to the Mortgage Loans free and clear of any and all pledges, liens, charges, security interests and/or other encumbrances. The sale of the Mortgage Loans to the Purchaser or its designee does not require the Seller to obtain any governmental or regulatory approval or consent that has not been obtained. None of the Mortgage Loan documents restricts the Seller's right to transfer the Mortgage Loan to the Purchaser or to the Trustee.

            3. Payment Record. No scheduled payment of principal and interest under any Mortgage Loan was 30 days or more past due as of the Cut-Off Date, and no Mortgage Loan was 30 days or more delinquent in the twelve-month period immediately preceding the Cut-Off Date.

            4. Lien; Valid Assignment. The Mortgage related to and delivered in connection with each Mortgage Loan constitutes a valid and, subject to the exceptions set forth in paragraph 13 below, enforceable first priority lien upon the related Mortgaged Property, prior to all other liens and encumbrances, except for (a) the lien for current real estate taxes and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters that are of public record and/or are referred to in the related lender's title insurance policy, (c) exceptions and exclusions specifically referred to in such lender's title insurance policy, (d) other matters to which like properties are commonly subject, none of which matters referred to in clauses (b), (c) or (d), individually or in the aggregate, materially interferes with the security intended to be provided by such Mortgage, the marketability or current use or operation of the Mortgaged Property or the current ability of the Mortgaged Property to generate operating income sufficient to service the Mortgage Loan debt and (e) if such Mortgage Loan is cross-collateralized with any other Mortgage Loan, the lien of the Mortgage for such other Mortgage Loan (the foregoing items (a) through (e) being herein referred to as the "Permitted Encumbrances"). The related assignment of such Mortgage executed and delivered in favor of the Trustee is in recordable form and constitutes a legal, valid and binding assignment, sufficient to convey to the assignee named therein all of the assignor's right, title and interest in, to and under such Mortgage. Such Mortgage, together with any separate security agreements, chattel mortgages or equivalent instruments, establishes and creates a valid and, subject to the exceptions set forth in paragraph 13 below, enforceable security interest in favor of the holder thereof in all of the related Mortgagor's personal property used in, and reasonably necessary to operate, the related Mortgaged Property. In the case of a Mortgaged Property operated as a hotel or an assisted living facility, the Mortgagor's personal property includes all personal property that a prudent mortgage lender making a similar Mortgage Loan would deem reasonably necessary to operate the related Mortgaged Property as it is currently being operated. A Uniform Commercial Code financing statement has been filed and/or recorded in all places necessary to perfect a valid security interest in such personal property, to the extent a security interest may be so created therein, and such security interest is a first priority security interest, subject to any prior purchase money security interest in such personal property and any personal property leases applicable to such personal property. Notwithstanding the foregoing, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements are required in order to effect such perfection.

            5. Assignment of Leases and Rents. The Assignment of Leases related to and delivered in connection with each Mortgage Loan establishes and creates a valid, subsisting and, subject to the exceptions set forth in paragraph 13 below, enforceable first priority lien and first priority security interest in the related Mortgagor's interest in all leases, sub-leases, licenses or other agreements pursuant to which any person is entitled to occupy, use or possess all or any portion of the real property subject to the related Mortgage, and each assignor thereunder has the full right to assign the same. The related assignment of any Assignment of Leases not included in a Mortgage has been executed and delivered in favor of the Trustee and is in recordable form and constitutes a legal, valid and binding assignment, sufficient to convey to the assignee named therein all of the assignor's right, title and interest in, to and under such Assignment of Leases.

            6. Mortgage Status; Waivers and Modifications. No Mortgage has been satisfied, cancelled, rescinded or subordinated in whole or in part, and the related Mortgaged Property has not been released from the lien of such Mortgage, in whole or in part (except for partial reconveyances of real property that are set forth on Schedule A to Exhibit 2), nor has any instrument been executed that would effect any such satisfaction, cancellation, subordination, rescission or release, in any manner that, in each case, materially adversely affects the value of the related Mortgaged Property. None of the terms of any Mortgage Note, Mortgage or Assignment of Leases has been impaired, waived, altered or modified in any respect, except by written instruments, all of which are included in the related Mortgage File and none of the Mortgage Loans has been materially modified since December 17, 2004.

            7. Condition of Property; Condemnation. With respect to (i) the Mortgaged Properties securing the Mortgage Loans that were the subject of an engineering report issued after the first day of the month that is 18 months prior to the Closing Date as set forth on Schedule A to this Exhibit 2, each Mortgaged Property is, to the Seller's knowledge, free and clear of any damage (or adequate reserves therefor have been established based on the engineering report) that would materially and adversely affect its value as security for the related Mortgage Loan and (ii) the Mortgaged Properties securing the Mortgage Loans that were not the subject of an engineering report 18 months prior to the Closing Date as set forth on Schedule A to this Exhibit 2, each Mortgaged Property is in good repair and condition and all building systems contained therein are in good working order (or adequate reserves therefor have been established) and each Mortgaged Property is free of structural defects, in each case, that would materially and adversely affect its value as security for the related Mortgage Loan as of the date hereof. The Seller has received no notice of the commencement of any proceeding for the condemnation of all or any material portion of any Mortgaged Property. To the Seller's knowledge (based on surveys and/or title insurance obtained in connection with the origination of the Mortgage Loans), as of the date of the origination of each Mortgage Loan, all of the material improvements on the related Mortgaged Property that were considered in determining the appraised value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of such property, except for encroachments that are insured against by the lender's Title Policy referred to herein or that do not materially and adversely affect the value or marketability of such Mortgaged Property, and no improvements on adjoining properties materially encroached upon such Mortgaged Property so as to materially and adversely affect the value or marketability of such Mortgaged Property, except those encroachments that are insured against by the Title Policy referred to herein.

            8. Title Insurance. Each Mortgaged Property is covered by an American Land Title Association (or a comparable form as adopted in the applicable jurisdiction) lender's title insurance policy, a pro forma policy or a marked-up title insurance commitment (on which the required premium has been paid) which evidences such title insurance policy (the "Title Policy") in the original principal amount of the related Mortgage Loan after all advances of principal. Each Title Policy insures that the related Mortgage is a valid first priority lien on such Mortgaged Property, subject only to Permitted Encumbrances. Each Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no material claims have been made thereunder and no claims have been paid thereunder. No holder of the related Mortgage has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Immediately following the transfer and assignment of the related Mortgage Loan to the Trustee, such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) will inure to the benefit of the Trustee without the consent of or notice to the insurer. To the Seller's knowledge, the insurer issuing such Title Policy is qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

            9. No Holdbacks. The proceeds of each Mortgage Loan have been fully disbursed and there is no obligation for future advances with respect thereto. With respect to each Mortgage Loan, any and all requirements as to completion of any on-site or off-site improvement that must be satisfied as a condition to disbursements of any funds escrowed for such purpose have been complied with on or before the Closing Date, or any such funds so escrowed have not been released.

            10. Mortgage Provisions. The Mortgage Note or Mortgage for each Mortgage Loan, together with applicable state law, contains customary and enforceable provisions (subject to the exceptions set forth in paragraph 13) such as to render the rights and remedies of the holder thereof adequate for the practical realization against the related Mortgaged Property of the principal benefits of the security intended to be provided thereby.

            11. Trustee under Deed of Trust. If any Mortgage is a deed of trust,
(1) a trustee, duly qualified under applicable law to serve as such, is properly designated and serving under such Mortgage, and (2) no fees or expenses are payable to such trustee by the Seller, the Purchaser or any transferee thereof except in connection with a trustee's sale after default by the related Mortgagor or in connection with any full or partial release of the related Mortgaged Property or related security for the related Mortgage Loan.

            12. Environmental Conditions.

            (i) With respect to the Mortgaged Properties securing the Mortgage Loans that were the subject of an environmental site assessment after the first day of the month that is 18 months prior to the Closing Date, an environmental site assessment, or an update of a previous such report, was performed with respect to each Mortgaged Property in connection with the origination or the acquisition of the related Mortgage Loan, a report of each such assessment (or the most recent assessment with respect to each Mortgaged Property) (an "Environmental Report") has been delivered to the Purchaser, and the Seller has no knowledge of any material and adverse environmental condition or circumstance affecting any Mortgaged Property that was not disclosed in such report. Each Mortgage requires the related Mortgagor to comply with all applicable federal, state and local environmental laws and regulations. Where such assessment disclosed the existence of a material and adverse environmental condition or circumstance affecting any Mortgaged Property, (i) a party not related to the Mortgagor was identified as the responsible party for such condition or circumstance or (ii) environmental insurance covering such condition was obtained or must be maintained until the condition is remediated or (iii) the related Mortgagor was required either to provide additional security that was deemed to be sufficient by the originator in light of the circumstances and/or to establish an operations and maintenance plan. In connection with the origination of each Mortgage Loan, each environmental consultant has represented in such Environmental Report or in a supplement letter that the environmental assessment of the applicable Mortgaged Property was conducted utilizing generally accepted Phase I industry standards using the American Society for Testing and Materials (ASTM) Standard Practice E 1527-00.

            (ii) With respect to the Mortgaged Properties securing the Mortgage Loans that were not the subject of an environmental site assessment meeting ASTM Standards after the first day of the month that is 18 months prior to the Closing Date as set forth on Schedule A to this Exhibit 2, (i) no Hazardous Material is present on such Mortgaged Property such that (1) the value, use or operation of such Mortgaged Property is materially and adversely affected or (2) under applicable federal, state or local law, (a) such Hazardous Material could be required to be eliminated at a cost materially and adversely affecting the value of the Mortgaged Property before such Mortgaged Property could be altered, renovated, demolished or transferred or (b) the presence of such Hazardous Material could (upon action by the appropriate governmental authorities) subject the owner of such Mortgaged Property, or the holders of a security interest therein, to liability for the cost of eliminating such Hazardous Material or the hazard created thereby at a cost materially and adversely affecting the value of the Mortgaged Property, and (ii) such Mortgaged Property is in material compliance with all applicable federal, state and local laws pertaining to Hazardous Materials or environmental hazards, any noncompliance with such laws does not have a material adverse effect on the value of such Mortgaged Property and neither Seller nor, to Seller's knowledge, the related Mortgagor or any current tenant thereon, has received any notice of violation or potential violation of any such law.

      "Hazardous Materials" means gasoline, petroleum products, explosives, radioactive materials, polychlorinated biphenyls or related or similar materials, and any other substance, material or waste as may be defined as a hazardous or toxic substance by any federal, state or local environmental law, ordinance, rule, regulation or order, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. ss.ss. 9601 et seq.), the Hazardous Materials Transportation Act as amended (42 U.S.C. ss.ss. 6901 et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. ss.ss. 6901 et seq.), the Federal Water Pollution Control Act as amended (33 U.S.C. ss.ss. 1251 et seq.), the Clean Air Act as amended (42 U.S.C. ss.ss. 1251 et seq.) and any regulations promulgated pursuant thereto.

            13. Loan Document Status. Each Mortgage Note, Mortgage and other agreement that evidences or secures such Mortgage Loan and was executed by or on behalf of the related Mortgagor is the legal, valid and binding obligation of the maker thereof (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and there is no valid defense, counterclaim or right of offset or rescission available to the related Mortgagor with respect to such Mortgage Note, Mortgage or other agreement.

            14. Insurance. Each Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by (a) a fire and extended perils insurance policy providing coverage against loss or damage sustained by reason of fire, lightning, windstorm, hail, explosion, riot, riot attending a strike, civil commotion, aircraft, vehicles and smoke, and, to the extent required as of the date of origination by the originator of such Mortgage Loan consistent with its normal commercial mortgage lending practices, against other risks insured against with respect to similarly situated properties in the locality of the Mortgaged Property (so-called "All Risk" coverage) in an amount not less than the lesser of the principal balance of the related Mortgage Loan and the replacement cost of the improvements located at the Mortgaged Property, and contains no provisions for a deduction for depreciation, and not less than the amount necessary to avoid the operation of any co-insurance provisions with respect to the Mortgaged Property; (b) a business interruption or rental loss insurance policy, in an amount at least equal to six months of operations of the Mortgaged Property; (c) a flood insurance policy (if any portion of buildings or other structures on the Mortgaged Property are located in an area identified by the Federal Emergency Management Agency as having special flood hazards and the Federal Emergency Management Agency requires flood insurance to be maintained); and (d) a comprehensive general liability insurance policy in amounts as are generally required by commercial mortgage lenders, for properties of similar types and in any event not less than $1 million per occurrence. Such insurance policy contains a standard mortgagee clause that names the mortgagee as an additional insured in the case of liability insurance policies and as a loss payee in the case of property insurance policies and requires prior notice to the holder of the Mortgage of termination or cancellation. No such notice has been received, including any notice of nonpayment of premiums, that has not been cured. Each Mortgage obligates the related Mortgagor to maintain all such insurance and, upon such Mortgagor's failure to do so, authorizes the holder of the Mortgage to maintain such insurance at the Mortgagor's cost and expense and to seek reimbursement therefor from such Mortgagor. Each Mortgage provides that casualty insurance proceeds will be applied (a) to the restoration or repair of the related Mortgaged Property, (b) to the restoration or repair of the related Mortgaged Property, with any excess insurance proceeds after restoration or repair being paid to the Mortgagor, or (c) to the reduction of the principal amount of the Mortgage Loan. For each Mortgaged Property located in a Zone 3 or Zone 4 seismic zone, either: (i) a seismic report which indicated a PML of less than 20% was prepared, based on a 450 or 475-year lookback with a 10% probability of exceedance in a 50-year period, in connection with the origination of the Mortgage Loan secured by such Mortgaged Property or (ii) the improvements for the Mortgaged Property are insured against earthquake damage.

            15. Taxes and Assessments. As of the Closing Date, there are no delinquent or unpaid taxes, assessments (including assessments payable in future installments) or other outstanding charges affecting any Mortgaged Property that are or may become a lien of priority equal to or higher than the lien of the related Mortgage. For purposes of this representation and warranty, real property taxes and assessments shall not be considered delinquent or unpaid until the date on which interest or penalties would be first payable thereon.

            16. Mortgagor Bankruptcy. No Mortgagor is, to the Seller's knowledge, a debtor in any state or federal bankruptcy or insolvency proceeding.

            17. Leasehold Estate. Each Mortgaged Property consists of a fee simple estate in real estate or, if the related Mortgage Loan is secured in whole or in part by the interest of a Mortgagor as a lessee under a ground lease of a Mortgaged Property (a "Ground Lease"), by the related Mortgagor's interest in the Ground Lease but not by the related fee interest in such Mortgaged Property (the "Fee Interest"), and as to such Ground Leases:

                  (i) Such Ground Lease or a memorandum thereof has been or will be duly recorded; such Ground Lease (or the related estoppel letter or lender protection agreement between the Seller and related lessor) does not prohibit the current use of the Mortgaged Property and does not prohibit the interest of the lessee thereunder to be encumbered by the related Mortgage; and there has been no material change in the payment terms of such Ground Lease since the origination of the related Mortgage Loan, with the exception of material changes reflected in written instruments that are a part of the related Mortgage File;

                  (ii) The lessee's interest in such Ground Lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related Mortgage, other than Permitted Encumbrances;

                  (iii) The Mortgagor's interest in such Ground Lease is assignable to the Purchaser and the Trustee as its assignee upon notice to, but without the consent of, the lessor thereunder (or, if such consent is required, it has been obtained prior to the Closing Date) and, in the event that it is so assigned, is further assignable by the Purchaser and its successors and assigns upon notice to, but without the need to obtain the consent of, such lessor or if such lessor's consent is required it cannot be unreasonably withheld;

                  (iv) Such Ground Lease is in full force and effect, and the Ground Lease provides that no material amendment to such Ground Lease is binding on a mortgagee unless the mortgagee has consented thereto, and the Seller has received no notice that an event of default has occurred thereunder, and, to the Seller's knowledge, there exists no condition that, but for the passage of time or the giving of notice, or both, would result in an event of default under the terms of such Ground Lease;

                  (v) Such Ground Lease, or an estoppel letter or other agreement, (A) requires the lessor under such Ground Lease to give notice of any default by the lessee to the holder of the Mortgage; and (B) provides that no notice of termination given under such Ground Lease is effective against the holder of the Mortgage unless a copy of such notice has been delivered to such holder and the lessor has offered or is required to enter into a new lease with such holder on terms that do not materially vary from the economic terms of the Ground Lease.

                  (vi) A mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under such Ground Lease) to cure any default under such Ground Lease, which is curable after the receipt of notice of any such default, before the lessor thereunder may terminate such Ground Lease;

                  (vii) Such Ground Lease has an original term (including any extension options set forth therein) which extends not less than twenty years beyond the Stated Maturity Date of the related Mortgage Loan;

                  (viii) Under the terms of such Ground Lease and the related Mortgage, taken together, any related insurance proceeds or condemnation award awarded to the holder of the ground lease interest will be applied either (A) to the repair or restoration of all or part of the related Mortgaged Property, with the mortgagee or a trustee appointed by the related Mortgage having the right to hold and disburse such proceeds as the repair or restoration progresses (except in such cases where a provision entitling a third party to hold and disburse such proceeds would not be viewed as commercially unreasonable by a prudent commercial mortgage lender), or (B) to the payment of the outstanding principal balance of the Mortgage Loan together with any accrued interest thereon;

                  (ix) Such Ground Lease does not impose any restrictions on subletting which would be viewed as commercially unreasonable by prudent commercial mortgage lenders lending on a similar Mortgaged Property in the lending area where the Mortgaged Property is located; and such Ground Lease contains a covenant that the lessor thereunder is not permitted, in the absence of an uncured default, to disturb the possession, interest or quiet enjoyment of the lessee thereunder for any reason, or in any manner, which would materially adversely affect the security provided by the related Mortgage; and

                  (x) Such Ground Lease requires the Lessor to enter into a new lease upon termination of such Ground Lease if the Ground Lease is rejected in a bankruptcy proceeding.

            18. Escrow Deposits. All escrow deposits and payments relating to each Mortgage Loan that are, as of the Closing Date, required to be deposited or paid have been so deposited or paid.

            19. LTV Ratio. The gross proceeds of each Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and either: (a) such Mortgage Loan is secured by an interest in real property having a fair market value (i) at the date the Mortgage Loan was originated, at least equal to 80 percent of the original principal balance of the Mortgage Loan or (ii) at the Closing Date, at least equal to 80 percent of the principal balance of the Mortgage Loan on such date; provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (x) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (y) a proportionate amount of any lien that is in parity with the Mortgage Loan (unless such other lien secures a Mortgage Loan that is cross-collateralized with such Mortgage Loan, in which event the computation described in clauses (a)(i) and (a)(ii) of this paragraph 19 shall be made on a pro rata basis in accordance with the fair market values of the Mortgaged Properties securing such cross-collateralized Mortgage Loans); or (b) substantially all the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property that served as the only security for such Mortgage Loan (other than a recourse feature or other third party credit enhancement within the meaning of Treasury Regulations
Section 1.860G-2(a)(1)(ii)).

            20. Mortgage Loan Modifications. Any Mortgage Loan that was "significantly modified" prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code either (a) was modified as a result of the default under such Mortgage Loan or under circumstances that made a default reasonably foreseeable or (b) satisfies the provisions of either clause (a)(i) of paragraph 19 (substituting the date of the last such modification for the date the Mortgage Loan was originated) or clause (a)(ii) of paragraph 19, including the proviso thereto.

            21. Advancement of Funds by the Seller. No holder of a Mortgage Loan has advanced funds or induced, solicited or knowingly received any advance of funds from a party other than the owner of the related Mortgaged Property, directly or indirectly, for the payment of any amount required by such Mortgage Loan.

            22. No Mechanics' Liens. Each Mortgaged Property is free and clear of any and all mechanics' and materialmen's liens that are prior or equal to the lien of the related Mortgage, except, in each case, for liens insured against by the Title Policy referred to herein, and no rights are outstanding that under law could give rise to any such lien that would be prior or equal to the lien of the related Mortgage except, in each case, for liens insured against by the Title Policy referred to herein.

            23. Compliance with Laws. Except as otherwise specifically disclosed in an exception on Schedule A attached hereto to another representation and warranty made by the seller in this Exhibit 2, at origination, each Mortgage Loan complied with all applicable federal, state and local statutes and regulations. Each Mortgage Loan complied with (or is exempt from) all applicable usury laws in effect at its date of origination.

            24. Cross-collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any loan other than one or more other Mortgage Loans.

            25. Releases of Mortgaged Property. Except as described in the next sentence, no Mortgage Note or Mortgage requires the mortgagee to release all or any material portion of the related Mortgaged Property that was included in the appraisal for such Mortgaged Property, and/or generates income from the lien of the related Mortgage except upon payment in full of all amounts due under the related Mortgage Loan or in connection with the defeasance provisions of the related Note and Mortgage. The Mortgages relating to those Mortgage Loans identified on Schedule A hereto require the mortgagee to grant releases of portions of the related Mortgaged Properties upon (a) the satisfaction of certain legal and underwriting requirements and/or (b) the payment of a release price and prepayment consideration in connection therewith. Except as described in the first sentence hereof and for those Mortgage Loans identified on Schedule A, no Mortgage Loan permits the full or partial release or substitution of collateral unless the mortgagee or servicer can require the Mortgagor to provide an opinion of tax counsel to the effect that such release or substitution of collateral (a) would not constitute a "significant modification" of such Mortgage Loan within the meaning of Treas. Reg. ss.1.860G-2(b)(2) and (b) would not cause such Mortgage Loan to fail to be a "qualified mortgage" within the meaning of Section 860G(a)(3)(A) of the Code. The loan documents require the related Mortgagor to bear the cost of such opinion.

            26. No Equity Participation or Contingent Interest. No Mortgage Loan contains any equity participation by the lender or provides for negative amortization (except that the ARD Loan may provide for the accrual of interest at an increased rate after the Anticipated Repayment Date) or for any contingent or additional interest in the form of participation in the cash flow of the related Mortgaged Property.

            27. No Material Default. To the Seller's knowledge, there exists no material default, breach, violation or event of acceleration (and no event which, with the passage of time or the giving of notice, or both, would constitute any of the foregoing) under the documents evidencing or securing the Mortgage Loan, in any such case to the extent the same materially and adversely affects the value of the Mortgage Loan and the related Mortgaged Property; provided, however, that this representation and warranty does not address or otherwise cover any default, breach, violation or event of acceleration that specifically pertains to any matter otherwise covered by any other representation and warranty made by the Seller elsewhere in this Exhibit 2 or the exceptions listed in Schedule A attached hereto.

            28. Inspections. The Seller (or if the Seller is not the originator, the originator of the Mortgage Loan) has inspected or caused to be inspected each Mortgaged Property in connection with the origination of the related Mortgage Loan.

            29. Local Law Compliance. Based on due diligence considered reasonable by prudent commercial mortgage lenders in the lending area where the Mortgaged Property is located, the improvements located on or forming part of each Mortgaged Property comply with applicable zoning laws and ordinances, or constitute a legal non-conforming use or structure or, if any such improvement does not so comply, such non-compliance does not materially and adversely affect the value of the related Mortgaged Property, such value as determined by the appraisal performed at origination or in connection with the sale of the related Mortgage Loan by the Seller hereunder.

            30. Junior Liens. None of the Mortgage Loans permits the related Mortgaged Property to be encumbered by any lien (other than a Permitted Encumbrance) junior to or of equal priority with the lien of the related Mortgage without the prior written consent of the holder thereof or the satisfaction of debt service coverage or similar criteria specified therein. The Seller has no knowledge that any of the Mortgaged Properties is encumbered by any lien (other than a Permitted Encumbrance) junior to the lien of the related Mortgage.

            31. Actions Concerning Mortgage Loans. To the knowledge of the Seller, there are no actions, suits or proceedings before any court, administrative agency or arbitrator concerning any Mortgage Loan, Mortgagor or related Mortgaged Property that might adversely affect title to the Mortgaged Property or the validity or enforceability of the related Mortgage or that might materially and adversely affect the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended.

            32. Servicing. The servicing and collection practices used by the Seller or any prior holder or servicer of each Mortgage Loan have been in all material respects legal, proper and prudent and have met customary industry standards.

            33. Licenses and Permits. To the Seller's knowledge, based on due diligence that it customarily performs in the origination of comparable mortgage loans, as of the date of origination of each Mortgage Loan or as of the date of the sale of the related Mortgage Loan by the Seller hereunder, the related Mortgagor was in possession of all material licenses, permits and franchises required by applicable law for the ownership and operation of the related Mortgaged Property as it was then operated.

            34. Collateral in Trust. The Mortgage Note for each Mortgage Loan is not secured by a pledge of any collateral that has not been assigned to the Purchaser.

            35. Due on Sale. Each Mortgage Loan contains a "due on sale" clause, which provides for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan if, without prior written consent of the holder of the Mortgage, the property subject to the Mortgage or any material portion thereof, or a controlling interest in the related Mortgagor, is transferred, sold or encumbered by a junior mortgage or deed of trust; provided, however, that certain Mortgage Loans provide a mechanism for the assumption of the loan by a third party upon the Mortgagor's satisfaction of certain conditions precedent, and upon payment of a transfer fee, if any, or transfer of interests in the Mortgagor or constituent entities of the Mortgagor to a third party or parties related to the Mortgagor upon the Mortgagor's satisfaction of certain conditions precedent.

            36. Non-Recourse Exceptions. The Mortgage Loan documents for each Mortgage Loan provide that such Mortgage Loan constitutes either (a) the recourse obligations of at least one natural person or (b) the non-recourse obligations of the related Mortgagor, provided that at least one natural person (and the Mortgagor if the Mortgagor is not a natural person) is liable to the holder of the Mortgage Loan for damages arising in the case of fraud or willful misrepresentation by the Mortgagor, misappropriation of rents, insurance proceeds or condemnation awards and breaches of the environmental covenants in the Mortgage Loan documents.

            37. REMIC Eligibility. Each Mortgage Loan is a "qualified mortgage" as such term is defined in Section 860G(a)(3) of the Code (without regard to Treasury Regulations Section 1.860G-2(f)(2), which treats certain defective mortgage loans as qualified mortgages). The Seller does not have knowledge of any facts or circumstances which would cause a court of competent jurisdiction to find that the Seller had "improper knowledge" (as the term is defined in Treasury Regulation 1.856-6(b)(3)) such that the related Mortgaged Property would fail to qualify as "foreclosure property" within the meaning of IRC
Section 860G(a)(8).

            38. Prepayment Premiums. As of the applicable date of origination of each such Mortgage Loan, any prepayment premiums and yield maintenance charges payable under the terms of the Mortgage Loans, in respect of voluntary prepayments, constituted customary prepayment premiums and yield maintenance charges for commercial mortgage loans of the Seller.

            39. Loan Provisions. No Mortgage Loan contains a provision that by its terms would automatically or at the unilateral option of the Mortgagor cause such Mortgage Loan to not be a "qualified mortgage" as such term is defined in
Section 860G(a)(3) of the Code.

            40. Single Purpose Entity. The Mortgagor on each Mortgage Loan with a Cut-Off Date Principal Balance in excess of $10 million, was, as of the origination of the Mortgage Loan, a Single Purpose Entity. For this purpose, a "Single Purpose Entity" shall mean an entity, other than an individual, whose organizational documents provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in, and operation of, such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from any other person (other than a Mortgagor for a Mortgage Loan that is cross-collateralized and cross-defaulted with the related Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person.

            41. Defeasance and Assumption Costs. The related Mortgage Loan Documents provide that the related borrower is responsible for the payment of all reasonable costs and expenses of the Lender incurred in connection with (i) the defeasance of such Mortgage Loan and the release of the related Mortgaged Property, and (ii) the approval of an assumption of such Mortgage Loan.

            42. Defeasance. No Mortgage Loan provides that it can be defeased until a date that is more than two years after the Closing Date or provides that it can be defeased with any property other than government securities (as defined in Section 2(a)(16) of the Investment Company Act of 1940, as amended) or any direct non-callable security issued or guaranteed as to principal or interest by the United States.

                                   SCHEDULE A

                      ARTICLE II INDIVIDUAL MORTGAGE LOANS
                   (Principal Commercial Funding, LLC - IQ9)*

---------------------------- ------------------------------ ----------------------------------------------------------------
         Rep. No.                       Loan No.                                (i) Explanation
---------------------------- ------------------------------ ----------------------------------------------------------------
7. Condition of Property            Loan No. 754183         The Mortgaged Property was constructed over a storm sewer line.
                                     (Coram Plaza)          No specific easement was granted for the storm sewer line. The
                                                            Borrower has recourse liability for any loss or damage arising from the existence of this storm sewer line.
---------------------------- ------------------------------ ----------------------------------------------------------------
14(b). Insurance                    Loan No. 754066         Loss of rents coverage was waived, as rent cannot be abated due
                                (7225 West Marcia Road)     to a casualty under the terms of the Tree of Life, Inc. lease.
---------------------------- ------------------------------ ----------------------------------------------------------------
29. Local Law Compliance            Loan No. 754195         The Mortgaged Property is legal non-conforming with respect to
                                 (400 Madison Avenue)       building height and permitted floor area ratio. The Mortgaged
                                                            Property can be rebuilt to the same size and configuration if less than 75% of the Mortgaged Property is damaged or destroyed.
---------------------------- ------------------------------ ----------------------------------------------------------------
36. Non-Recourse                    Loan No. 754183         This Mortgage Loan does not have a natural person liable for any
    Exceptions                       (Coram Plaza)          of the recourse obligations.
---------------------------- ------------------------------ ----------------------------------------------------------------

                                   SCHEDULE B

                           LIST OF MORTGAGORS THAT ARE
                  THIRD-PARTY BENEFICIARIES UNDER SECTION 5(b)



                                    [NONE]

                                    EXHIBIT 3

                                 PURCHASE PRICE


                 Purchase Price                   $248,503,399
                 Accrued Interest                 $    751,551
                                                  ------------
                 Total                            $249,254,950

                                    EXHIBIT 4

                                  BILL OF SALE


            1. Parties. The parties to this Bill of Sale are the following:

               Seller:    Principal Commercial Funding, LLC
               Purchaser: Morgan Stanley Capital I Inc.

            2. Sale. For value received, the Seller hereby conveys to the Purchaser, without recourse, all right, title and interest in and to the Mortgage Loans identified on Exhibit 1 (the "Mortgage Loan Schedule") to the Mortgage Loan Purchase Agreement, dated as of February 1, 2005 (the "Mortgage Loan Purchase Agreement"), between the Seller and the Purchaser and all of the following property:


           (a) All accounts, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit and investment property consisting of, arising from or relating to any of the following property: the Mortgage Loans identified on the Mortgage Loan Schedule including the related Mortgage Notes, Mortgages, security agreements, and title, hazard and other insurance policies, all distributions with respect thereto payable after the Cut-Off Date, all substitute or replacement Mortgage Loans and all distributions with respect thereto, and the Mortgage Files;

            (b) All accounts, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit, investment property, and other rights arising from or by virtue of the disposition of, or collections with respect to, or insurance proceeds payable with respect to, or claims against other Persons with respect to, all or any part of the collateral described in clause (a) above (including any accrued discount realized on liquidation of any investment purchased at a discount); and

            (c) All cash and non-cash proceeds of the collateral described in clauses (a) and (b) above.

            3. Purchase Price. The amount and other consideration set forth on
Exhibit 3 to the Mortgage Loan Purchase Agreement.

            4. Definitions. Terms used but not defined herein shall have the meanings assigned to them in the Mortgage Loan Purchase Agreement.

            IN WITNESS WHEREOF, each of the parties hereto has caused this Bill of Sale to be duly executed and delivered on this ___ day of February, 2005.


SELLER:                                PRINCIPAL COMMERCIAL FUNDING, LLC

                                       By:____________________________________
                                          Name:
                                          Title:


                                       By:____________________________________
                                          Name:
                                          Title:


PURCHASER:                             MORGAN STANLEY CAPITAL I INC.




                                       By:____________________________________
                                          Name:
                                          Title:

                                    EXHIBIT 5

                        FORM OF LIMITED POWER OF ATTORNEY

THIS DOCUMENT PREPARED BY,
AND AFTER RECORDING RETURN TO:


Wells Fargo Bank, National Association
45 Fremont Street, 2nd Floor
San Francisco, California 94105
Attention: Commercial Mortgage Servicing
Morgan Stanley Capital I Inc.,
Commercial Mortgage
Pass Through Certificates, Series 2005-IQ9

Midland Loan Services, Inc.
10851 Mastin
Building 82, Suite 700
Overland Park, Kansas 66210
Attention: President--Morgan Stanley Capital I Inc.,
Commercial Mortgage
Pass-Through Certificates, Series 2005-IQ9

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603
Attention: Global Securitization Trust Services Group--Morgan Stanley Capital I
           Inc., Series 2005-IQ9


--------------------------------------------------------------------------------


                            LIMITED POWER OF ATTORNEY

            Know all persons by these presents; that the undersigned in its capacity as Seller, having an address of 801 Grand Avenue, Des Moines, Iowa 50392, Attention: Margie A. Custis, with a copy to Leanne S. Valentine, Esq. (the "Seller"), being duly empowered and authorized to do so, does hereby make, constitute and appoint Wells Fargo Bank, National Association, having an address of 45 Fremont Street, 2nd Floor, San Francisco, California 94105, Attention:
Commercial Mortgage Servicing Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2005-IQ9 (the "General Master Servicer"), Midland Loan Services, Inc., having an address of 10851 Mastin, Building 82, Suite 700, Overland Park, Kansas 66210, Attention: President--Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2005-IQ9, (the "General Special Servicer") and LaSalle Bank National Association, having an address of 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603,
Attention: Global Securitization Trust Services Group--Morgan Stanley Capital I Inc., Series 2005-IQ9 (the "Trustee") as the true and lawful attorneys-in-fact for the undersigned, in its name, place and stead, and for its use and benefit:

            1. To empower the Trustee, the General Master Servicer and, in the event of the failure or incapacity of the Trustee and the General Master Servicer, the General Special Servicer, to submit for recording, at the expense of the Seller, any mortgage loan documents required to be recorded as described in the Pooling and Servicing Agreement, dated as of February 1, 2005 (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc., as Depositor, the General Master Servicer, the General Special Servicer, NCB, FSB, as NCB Master Servicer, National Consumer Cooperative Bank, as Co-op Special Servicer, the Trustee, ABN AMRO Bank, N.V., as Fiscal Agent and LaSalle Bank National Association, as Paying Agent and Certificate Registrar with respect to the Trust and any intervening assignments with evidence of recording thereon that are required to be included in the Mortgage File (so long as original counterparts have previously been delivered to the Trustee).

            2. This power of attorney shall be limited to the above-mentioned exercise of power.

            3. This instrument is to be construed and interpreted as a limited power of attorney. The enumeration of specific items, rights, acts or powers herein is not intended to, nor does it give rise to, and it is not intended to be construed as, a general power of attorney.

            4. The rights, power of authority of said attorney herein granted shall commence and be in full force and effect on the date hereof and such rights, powers and authority shall remain in full force and effect until the termination of the Pooling and Servicing Agreement.

            Capitalized terms used herein but not defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement.

IN WITNESS WHEREOF, I have hereunto set my hand this ____ day of February 2005.


Witnessed by:                          PRINCIPAL COMMERCIAL FUNDING, LLC



___________________________            By:________________________
Print Name:                               Name:
                                          Title:


STATE OF______________________)

COUNTY OF_____________________)

On __________________________, before me, a Notary Public in and for said county, personally appeared ________________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person acted and executed the instrument. Witness my hand and official seal.




---------------------------------------
Commission Expires:

                                   EXHIBIT K-4


                        MORTGAGE LOAN PURCHASE AGREEMENT
                                   (MM LOANS)

            Mortgage Loan Purchase Agreement (this "Agreement"), dated as of February 1, 2005, between Massachusetts Mutual Life Insurance Company (the "Seller"), and Morgan Stanley Capital I Inc. (the "Purchaser").

            The Seller agrees to sell, and the Purchaser agrees to purchase, certain mortgage loans listed on Exhibit 1 hereto (the "Mortgage Loans") as described herein. The Purchaser will convey the Mortgage Loans to a trust (the "Trust") created pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of February 1, 2005, between the Purchaser, as depositor, Wells Fargo Bank, National Association, as General Master Servicer, Midland Loan Services, Inc., as General Special Servicer, NCB, FSB, as NCB Master Servicer, National Consumer Cooperative Bank, as Co-op Special Servicer, LaSalle Bank National Association, as Trustee, Paying Agent and Certificate Registrar and ABN AMRO Bank, N.V., as Fiscal Agent. In exchange for the Mortgage Loans and certain other mortgage loans (the "Other Mortgage Loans") to be purchased by the Purchaser, the Trust will issue to the Depositor pass-through certificates to be known as Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2005-IQ9 (the "Certificates"). The Certificates will be issued pursuant to the Pooling and Servicing Agreement.

            Capitalized terms used herein but not defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement.

            The Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-5, Class A-1A, Class A-J, Class B, Class C and Class D Certificates (the "Public Certificates") will be sold by the Purchaser to Morgan Stanley & Co. Incorporated, Greenwich Capital Markets, Inc. and IXIS Securities North America Inc. (collectively, the "Underwriters"), pursuant to an Underwriting Agreement, between the Purchaser and the Underwriters, dated February 15, 2005 (the "Underwriting Agreement"), and the Class X-1, Class X-2, Class X-Y, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class EI, Class R-I, Class R-II and Class R-III Certificates (collectively, the "Private Certificates") will be sold by the Purchaser to Morgan Stanley & Co. Incorporated (the "Initial Purchaser") pursuant to a Certificate Purchase Agreement, between the Purchaser and the Initial Purchaser, dated February 15, 2005 (the "Certificate Purchase Agreement"). The Underwriters will offer the Public Certificates for sale publicly pursuant to a Prospectus dated February 7, 2005, as supplemented by a Prospectus Supplement dated February 15, 2005 (together, the "Prospectus Supplement"), and the Initial Purchaser will offer the Private Certificates (other than the Class R-I, Class R-II and Class R-III Certificates) for sale in transactions exempt from the registration requirements of the Securities Act of 1933 pursuant to a Private Placement Memorandum, dated as of February 15, 2005 (the "Memorandum").

            In consideration of the mutual agreements contained herein, the Seller and the Purchaser hereby agree as follows:

            Section 1. Agreement to Purchase. The Seller agrees to sell, and the Purchaser agrees to purchase, the Mortgage Loans identified on the schedule (the "Mortgage Loan Schedule") annexed hereto as Exhibit 1, as such schedule may be amended to reflect the actual Mortgage Loans accepted by the Purchaser pursuant to the terms hereof. The Cut-Off Date with respect to each Mortgage Loan is such Mortgage Loan's Due Date in the month of February 2005. The Mortgage Loans and the Other Mortgage Loans will have an aggregate principal balance as of the close of business on the Cut-Off Date, after giving effect to any payments due on or before such date, whether or not received, of $1,531,754,421. The sale of the Mortgage Loans shall take place on February 24, 2005 or such other date as shall be mutually acceptable to the parties hereto (the "Closing Date"). The purchase price to be paid by the Purchaser for the Mortgage Loans shall equal the amount set forth as such purchase price on Exhibit 3 hereto. The purchase price shall be paid to the Seller by wire transfer in immediately available funds on the Closing Date.

            On the Closing Date, the Purchaser will assign to the Trustee pursuant to the Pooling and Servicing Agreement all of its right, title and interest in and to the Mortgage Loans and its rights under this Agreement (to the extent set forth in Section 14), and the Trustee shall succeed to such right, title and interest in and to the Mortgage Loans and the Purchaser's rights under this Agreement (to the extent set forth in Section 14).

            Section 2. Conveyance of Mortgage Loans. Effective as of the Closing Date, subject only to receipt of the consideration referred to in Section 1 hereof and the satisfaction of the conditions specified in Sections 6 and 7 hereof, the Seller does hereby transfer, assign, set over and otherwise convey to the Purchaser, without recourse, all the right, title and interest of the Seller in and to the Mortgage Loans, except as set forth in a Servicing Rights Purchase and Sale Agreement, dated February 1, 2005, which will be executed by the Seller and the Master Servicer, identified on the Mortgage Loan Schedule as of the Closing Date. The Mortgage Loan Schedule, as it may be amended from time to time on or prior to the Closing Date, shall conform to the requirements of this Agreement and the Pooling and Servicing Agreement. In connection with such transfer and assignment, the Seller shall deliver to or on behalf of the Trustee, on behalf of the Purchaser, on or prior to the Closing Date, the Mortgage Note (as described in clause (a) below) for each Mortgage Loan and on or prior to the fifth Business Day after the Closing Date, five limited powers of attorney substantially in the form attached hereto as Exhibit 5 in favor of the Trustee, the applicable Master Servicer and the applicable Special Servicer to empower the Trustee, the applicable Master Servicer and, in the event of the failure or incapacity of the Trustee and the applicable Master Servicer, the applicable Special Servicer, to submit for recording, at the expense of the Seller, any mortgage loan documents required to be recorded as described in the Pooling and Servicing Agreement and any intervening assignments with evidence of recording thereon that are required to be included in the Mortgage Files (so long as original counterparts have previously been delivered to the Trustee). The Seller agrees to reasonably cooperate with the Trustee, the applicable Master Servicer and the applicable Special Servicer in connection with any additional powers of attorney or revisions thereto that are requested by such parties for purposes of such recordation. The parties hereto agree that no such power of attorney shall be used with respect to any Mortgage Loan by or under authorization by any party hereto except to the extent that the absence of a document described in the second preceding sentence with respect to such Mortgage Loan remains unremedied as of the earlier of (i) the date that is 180 days following the delivery of notice of such absence to the Seller, but in no event earlier than 18 months from the Closing Date, and (ii) the date (if any) on which such Mortgage Loan becomes a Specially Serviced Mortgage Loan. The Trustee shall submit such documents for recording, at the Seller's expense, after the periods set forth above; provided, however, the Trustee shall not submit such assignments for recording if the Seller produces evidence that it has sent any such assignment for recording and certifies that the Seller is awaiting its return from the applicable recording office. In addition, not later than the 30th day following the Closing Date, the Seller shall deliver to or on behalf of the Trustee each of the remaining documents or instruments specified below (with such exceptions as are permitted by this Section) with respect to each Mortgage Loan (each, a "Mortgage File"). (The Seller acknowledges that the term "without recourse" does not modify the duties of the Seller under Section 5 hereof.)

            All Mortgage Files, or portions thereof, delivered prior to the Closing Date are to be held by or on behalf of the Trustee in escrow on behalf of the Seller at all times prior to the Closing Date. The Mortgage Files shall be released from escrow upon closing of the sale of the Mortgage Loans and payments of the purchase price therefor as contemplated hereby. The Mortgage File for each Mortgage Loan shall contain the following documents:

            (a) The original Mortgage Note bearing all intervening endorsements, endorsed in blank or endorsed "Pay to the order of LaSalle Bank National Association, as Trustee for Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2005-IQ9, without recourse, representation or warranty" or if the original Mortgage Note is not included therein, then a lost note affidavit and indemnity, with a copy of the Mortgage Note attached thereto;

            (b) The original Mortgage, with evidence of recording thereon, and, if the Mortgage was executed pursuant to a power of attorney, a certified true copy of the power of attorney certified by the public recorder's office, with evidence of recording thereon (if recording is customary in the jurisdiction in which such power of attorney was executed), or certified by a title insurance company or escrow company to be a true copy thereof; provided that if such original Mortgage cannot be delivered with evidence of recording thereon on or prior to the 90th day following the Closing Date because of a delay caused by the public recording office where such original Mortgage has been delivered for recordation or because such original Mortgage has been lost, the Seller shall deliver or cause to be delivered to the Trustee a true and correct copy of such Mortgage, together with (i) in the case of a delay caused by the public recording office, an Officer's Certificate (as defined below) of the Seller stating that such original Mortgage has been sent to the appropriate public recording official for recordation or (ii) in the case of an original Mortgage that has been lost after recordation, a certification by the appropriate county recording office where such Mortgage is recorded that such copy is a true and complete copy of the original recorded Mortgage;

            (c) The originals of all agreements modifying a Money Term or other material modification, consolidation and extension agreements, if any, with evidence of recording thereon (if applicable) or if such original modification, consolidation and extension agreements have been delivered to the appropriate recording office for recordation and either has not yet been returned on or prior to the 90th day following the Closing Date with evidence of recordation thereon or has been lost after recordation, true copies of such modifications, consolidations and extensions certified by the Seller together with (i) in the case of a delay caused by the public recording office, an Officer's Certificate of the Seller stating that such original modification, consolidation or extension agreement has been dispatched or sent to the appropriate public recording official for recordation or (ii) in the case of an original modification, consolidation or extension agreement that has been lost after recordation, a certification by the appropriate county recording office where such document is recorded that such a copy is a true and complete copy of the original recorded modification, consolidation or extension agreement, and the originals of all assumption agreements, if any;

            (d) An original Assignment of Mortgage for each Mortgage Loan, in form and substance acceptable for recording (except for recording information not yet available if the instrument being recorded has not been returned from the applicable recording office), signed by the holder of record in blank or in favor of "LaSalle Bank National Association, as Trustee for Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2005-IQ9";

            (e) Originals of all intervening assignments of Mortgage, if any, with evidence of recording thereon or, if such original assignments of Mortgage have been delivered to the appropriate recorder's office for recordation, certified true copies of such assignments of Mortgage certified by the Seller, or, in the case of an original blanket intervening assignment of Mortgage retained by the Seller, a copy thereof certified by the Seller or, if any original intervening assignment of Mortgage has not yet been returned on or prior to the 90th day following the Closing Date from the applicable recording office or has been lost, a true and correct copy thereof, together with (i) in the case of a delay caused by the public recording office, an Officer's Certificate of the Seller stating that such original intervening assignment of Mortgage has been sent to the appropriate public recording official for recordation or (ii) in the case of an original intervening assignment of Mortgage that has been lost after recordation, a certification by the appropriate county recording office where such assignment is recorded that such copy is a true and complete copy of the original recorded intervening assignment of Mortgage;

            (f) If the related Assignment of Leases is separate from the Mortgage, the original of such Assignment of Leases with evidence of recording thereon or certified by a title insurance company or escrow company to be a true copy thereof; provided that if such Assignment of Leases has not been returned on or prior to the 90th day following the Closing Date because of a delay caused by the applicable public recording office where such Assignment of Leases has been delivered for recordation or because such original Assignment of Leases has been lost, the Seller shall deliver or cause to be delivered to the Trustee a true and correct copy of such Assignment of Leases submitted for recording, together with, (i) in the case of a delay caused by the public recording office, an Officer's Certificate (as defined below) of the Seller stating that such Assignment of Leases has been sent to the appropriate public recording official for recordation or (ii) in the case of an original Assignment of Leases that has been lost after recordation, a certification by the appropriate county recording office where such Assignment of Leases is recorded that such copy is a true and complete copy of the original recorded Assignment of Leases, in each case together with an original assignment of such Assignment of Leases, in recordable form (except for recording information not yet available if the instrument being recorded has not been returned from the applicable recording office), signed by the holder of record in favor of "LaSalle Bank National Association, as Trustee for Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2005-IQ9," which assignment may be effected in the related Assignment of Mortgage;

            (g) The original or a copy of each guaranty, if any, constituting additional security for the repayment of such Mortgage Loan;

            (h) The original Title Insurance Policy, or in the event such original Title Insurance Policy has not been issued, a binder, actual "marked-up" title commitment, pro forma policy, or an agreement to provide any of the foregoing pursuant to binding escrow instructions executed by the title company or its authorized agent with the original Title Insurance Policy to follow within 180 days of the Closing Date, or a copy of any of the foregoing certified by the title company with the original Title Insurance Policy to follow within 180 days of the Closing Date, or a preliminary title report with the original Title Insurance Policy to follow within 180 days of the Closing Date;

            (i) (A) Copies of UCC financing statements (together with all assignments thereof) filed in connection with the Mortgage Loan and (B) UCC-2 or UCC-3 financing statements assigning such UCC financing statements to the Trustee delivered in connection with the Mortgage Loan;

            (j) Copies of the related ground lease(s), if any, to any Mortgage Loan where the Mortgagor is the lessee under such ground lease and there is a lien in favor of the mortgagee in such lease.

            (k) Copies of any loan agreements, lock-box agreements and intercreditor agreements, if any, related to any Mortgage Loan;

            (l) Either (A) the original of each letter of credit, if any, constituting additional collateral for such Mortgage Loan (other than letters of credit representing tenant security deposits which have been collaterally assigned to the lender), which shall be assigned and delivered to the Trustee on behalf of the Trust with a copy to be held by the Primary Servicer (or the Master Servicer), and applied, drawn, reduced or released in accordance with documents evidencing or securing the applicable Mortgage Loan, the Pooling and Servicing Agreement and the applicable Primary Servicing Agreement or (B) the original of each letter of credit, if any, constituting additional collateral for such Mortgage Loan (other than letters of credit representing tenant security deposits which have been collaterally assigned to the lender), which shall be assigned to and held by the Primary Servicer (or the Master Servicer) on behalf of the Trustee, with a copy to be held by the Trustee, and applied, drawn, reduced or released in accordance with documents evidencing or securing the applicable Mortgage Loan, the Pooling and Servicing Agreement and the applicable Primary Servicing Agreement (it being understood that the Seller has agreed (a) that the proceeds of such letter of credit belong to the Trust, (b) to notify, on or before the Closing Date, the bank issuing the letter of credit that the letter of credit and the proceeds thereof belong to the Trust, and to use reasonable efforts to obtain within 30 days (but in any event to obtain within 90 days) following the Closing Date, an acknowledgement thereof by the bank (with a copy of such acknowledgement to be sent to the Trustee) and (c) to indemnify the Trust for any liabilities, charges, costs, fees or other expenses accruing from the failure of the Seller to assign the letter of credit hereunder). In the case of clause (B) above, any letter of credit held by the Primary Servicer (or Master Servicer) shall be held in its capacity as agent of the Trust, and if the applicable Primary Servicer (or Master Servicer) has agreed to assign the applicable letter of credit to the Trust or at the direction of the Special Servicer to such party as the Special Servicer may instruct in the event a successor to the party holding such letter of credit is appointed pursuant to the related Primary Servicing Agreement or the Pooling and Servicing Agreement, as applicable, in each case, at the expense of the predecessor Primary Servicer (or predecessor Master Servicer). The Primary Servicer (or Master Servicer) has agreed to indemnify the Trust for any loss caused by the ineffectiveness of such assignment;

            (m) The original or a copy of the environmental indemnity agreement, if any, related to any Mortgage Loan;

            (n) Copies of third-party management agreements, if any, for all hotels and for such other Mortgaged Properties with a Cut-Off Date balance equal to or greater than $20,000,000;

            (o) The original of any Environmental Insurance Policy or, if the original is held by the related Mortgagor, a copy thereof;

            (p) A copy of any affidavit and indemnification agreement in favor of the lender; and

            (q) With respect to hospitality properties, a copy of any franchise agreement, franchise comfort letter and applicable assignment or transfer documents.

            "Officer's Certificate" shall mean a certificate signed by one or more of the Chairman of the Board, any Vice Chairman, the President, any Managing Director, any Executive Vice President, any Director, any Senior Vice President, any Vice President, any Assistant Vice President, any Treasurer, any Assistant Treasurer, any Secretary or Assistant Secretary.

            The Assignment of Mortgage, intervening assignments of Mortgage and assignment of Assignment of Leases referred to in clauses (d), (e) and (f) may be in the form of a single instrument assigning the Mortgage and the Assignment of Leases to the extent permitted by applicable law. To avoid the unnecessary expense and administrative inconvenience associated with the execution and recording or filing of multiple assignments of mortgages, assignments of leases (to the extent separate from the mortgages) and assignments of UCC financing statements, the Seller shall execute, in accordance with the third succeeding paragraph, the assignments of mortgages, the assignments of leases (to the extent separate from the mortgages) and assignments of UCC financing statements relating to the Mortgage Loans naming the Trustee on behalf of the Certificateholders as assignee. Notwithstanding the fact that such assignments of mortgages, assignments of leases (to the extent separate from the assignments of mortgages) and the assignments of UCC financing statements shall name the Trustee on behalf of the Certificateholders as the assignee, the parties hereto acknowledge and agree that the Mortgage Loans shall for all purposes be deemed to have been transferred from the Seller to the Purchaser and from the Purchaser to the Trustee on behalf of the Certificateholders.

            If the Seller cannot deliver, or cause to be delivered, as to any Mortgage Loan, any of the documents and/or instruments referred to in clauses
(b), (c), (e) or (f), with evidence of recording thereon, because of a delay caused by the public recording office where such document or instrument has been delivered for recordation within such 90 day period, but the Seller delivers a true and correct copy thereof, to the Trustee as required by such clause, the Seller shall then deliver within 180 days after the Closing Date such recorded document (or within such longer period after the Closing Date as the Trustee may consent to, which consent shall not be withheld so long as the Seller is, as certified in writing to the Trustee no less than monthly, in good faith attempting to obtain from the appropriate county recorder's office such original or photocopy).

            The Trustee, as assignee or transferee of the Purchaser, shall be entitled to all scheduled payments of principal due on the Mortgage Loan after the Cut-Off Date, all other payments of principal collected after the Cut-Off Date (other than scheduled payments of principal due on or before the Cut-Off
Date), and all payments of interest on the Mortgage Loans allocable to the period commencing on the Cut-Off Date. All scheduled payments of principal and interest due on or before the Cut-Off Date and collected after the Cut-Off Date shall belong to the Seller.

            Within 45 days following the Closing Date, the Seller shall deliver and the Purchaser, the Trustee or the agents of either may submit or cause to be submitted for recordation at the expense of the Seller, in the appropriate public office for real property records, each assignment referred to in clauses
(d) and (f)(ii) above. Within 45 days following the Closing Date, the Seller shall deliver and the Purchaser, the Trustee or the agents of either may submit or cause to be submitted for filing, at the expense of the Seller, in the appropriate public office for Uniform Commercial Code financing statements, the assignment referred to in clause (i)(B) above. If any such document or instrument is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, the Seller shall prepare a substitute therefor or cure such defect, and the Seller shall, at its own expense (except in the case of a document or instrument that is lost by the Trustee), record or file, as the case may be, and deliver such document or instrument in accordance with this
Section 2.

            As to each Mortgage Loan secured by a Mortgaged Property with respect to which the related Mortgagor has entered into a franchise agreement and each Mortgage Loan secured by a Mortgaged Property with respect to which a letter of credit is in place, the Seller shall provide a notice on or prior to the date that is thirty (30) days after the Closing Date to the franchisor or the issuing financial institution, as applicable, of the transfer of such Mortgage Loan to the Trust pursuant to the Pooling and Servicing Agreement, and inform such parties that any notices to the Mortgagor's lender pursuant to such franchise agreement or letter of credit should thereafter be forwarded to the Master Servicer and, with respect to each franchise agreement, provide a franchise comfort letter to the franchisor on or prior to the date that is thirty (30) days after the Closing Date. After the Closing Date, with respect to any letter of credit that has not yet been assigned to the Trust, upon the written request of the Master Servicer, the Seller will draw on such letter of credit as directed by the Master Servicer in such notice to the extent the Seller has the right to do so.

            Documents that are in the possession of the Seller, its agents or its subcontractors that relate to the servicing of any Mortgage Loans and that are not required to be a part of the Mortgage File and are reasonably necessary for the ongoing administration and/or servicing of the applicable Mortgage Loan (the "Servicing File") shall be delivered by the Seller to the Master Servicer or the applicable Primary Servicer or Sub-Servicer, on its behalf, on or prior to the 75th day after the Closing Date.

            The Servicing File shall consist of, to the extent required to be (and actually) delivered to the Seller pursuant to the applicable Mortgage Loan documents, copies of the following items: the Mortgage Note, any Mortgage, the Assignment of Leases and the Assignment of Mortgage, any guaranty/indemnity agreement, any loan agreement, the insurance policies or certificates, as applicable, the property inspection reports, any financial statements on the property, any escrow analysis, the tax bills, the Appraisal, the environmental report, the engineering report, the asset summary, financial information on the Borrower/sponsor and any guarantors, any letters of credit, any intercreditor agreements and any Environmental Insurance Policies; provided, however, the Seller shall not be required to deliver any draft documents, attorney client privileged communications, internal correspondence or credit analysis. Each of the foregoing items shall be delivered in electronic form, to the extent such document is available in such form and such form is reasonably acceptable to the Master Servicer.

            Upon the sale of the Mortgage Loans by the Seller to the Purchaser pursuant to this Agreement, the ownership of each Mortgage Note, Mortgage and the other contents of the related Mortgage File shall be vested in the Purchaser and its assigns, and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or that come into the possession of the Seller shall immediately vest in the Purchaser and its assigns, and shall be delivered promptly by the Seller to or on behalf of either the Trustee or the Master Servicer as set forth herein. The Seller's and Purchaser's records shall reflect the transfer of each Mortgage Loan from the Seller to the Purchaser and its assigns as a sale.

            It is the express intent of the parties hereto that the conveyance of the Mortgage Loans and related property to the Purchaser by the Seller as provided in this Section 2 be, and be construed as, an absolute sale of the Mortgage Loans and related property. It is, further, not the intention of the parties that such conveyance be deemed a pledge of the Mortgage Loans and related property by the Seller to the Purchaser to secure a debt or other obligation of the Seller. However, in the event that, notwithstanding the intent of the parties, the Mortgage Loans or any related property is held to be the property of the Seller, or if for any other reason this Agreement is held or deemed to create a security interest in the Mortgage Loans or any related property, then:

            (i) this Agreement shall be deemed to be a security agreement; and

            (ii) the conveyance provided for in this Section 2 shall be deemed to be a grant by the Seller to the Purchaser of a security interest in all of the Seller's right, title, and interest, whether now owned or hereafter acquired, in and to:

                  (A) All accounts, general intangibles, chattel paper,
            instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit and investment property consisting of, arising from or relating to any of the following property: the Mortgage Loans identified on the Mortgage Loan Schedule, including the related Mortgage Notes, Mortgages, security agreements, and title, hazard and other insurance policies, all distributions with respect thereto described as belonging to the Purchaser in the first paragraph of this Section 2, all substitute or replacement Mortgage Loans and all distributions with respect thereto, and the Mortgage Files;

                  (B) All accounts, general intangibles, chattel paper,
            instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit, investment property and other rights arising from or by virtue of the disposition of, or collections with respect to, or insurance proceeds payable with respect to, or claims against other Persons with respect to, all or any part of the collateral described in clause (A) above (including any accrued discount realized on liquidation of any investment purchased at a discount); and

                  (C) All cash and non-cash proceeds of the collateral described in clauses (A) and (B) above.

            The possession by the Purchaser or its designee of the Mortgage Notes, the Mortgages, and such other goods, letters of credit, advices of credit, instruments, money, documents, chattel paper or certificated securities shall be deemed to be possession by the secured party or possession by a purchaser for purposes of perfecting the security interest pursuant to the Uniform Commercial Code (including, without limitation, Sections 9-305 and 9-115 thereof) as in force in the relevant jurisdiction. Notwithstanding the foregoing, the Seller makes no representation or warranty as to the perfection of any such security interest.

            Notifications to Persons holding such property, and acknowledgments, receipts, or confirmations from persons holding such property, shall be deemed to be notifications to, or acknowledgments, receipts or confirmations from, securities intermediaries, bailees or agents of, or Persons holding for, the Purchaser or its designee, as applicable, for the purpose of perfecting such security interest under applicable law.

            The Seller shall, to the extent consistent with this Agreement, take such reasonable actions as requested by Purchaser to ensure that, if this Agreement were deemed to create a security interest in the property described above, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement. In such case, the Seller shall file all filings necessary to maintain the effectiveness of any original filings necessary under the Uniform Commercial Code as in effect in any jurisdiction to perfect such security interest in such property. In connection herewith, the Purchaser shall have all of the rights and remedies of a secured party and creditor under the Uniform Commercial Code as in force in the relevant jurisdiction.

            Notwithstanding anything to the contrary contained herein, and subject to Section 2(a), the Purchaser shall not be required to purchase any Mortgage Loan as to which any Mortgage Note (endorsed as described in clause (a) above) or lost note affidavit and indemnity required to be delivered to or on behalf of the Trustee or the Master Servicer pursuant to this Section 2 on or before the Closing Date is not so delivered, or is not properly executed or is defective on its face, and the Purchaser's acceptance of the related Mortgage Loan on the Closing Date shall in no way constitute a waiver of such omission or defect or of the Purchaser's or its successors' and assigns' rights in respect thereof pursuant to Section 5.

            Section 3. Examination of Mortgage Files and Due Diligence Review. The Seller shall (i) deliver to the Purchaser on or before the Closing Date a diskette acceptable to the Purchaser that contains such information about the Mortgage Loans as may be reasonably requested by the Purchaser, (ii) deliver to the Purchaser investor files (collectively the "Collateral Information") with respect to the assets proposed to be included in the Mortgage Pool, and (iii) otherwise cooperate fully with the Purchaser in its examination of the credit files, underwriting documentation and Mortgage Files for the Mortgage Loans and its due diligence review of the Mortgage Loans. The fact that the Purchaser has conducted or has failed to conduct any partial or complete examination of the credit files, underwriting documentation or Mortgage Files for the Mortgage Loans shall not affect the right of the Purchaser or the Trustee to cause the Seller to cure any Material Document Defect or Material Breach (each as defined below), or to repurchase or replace the defective Mortgage Loans pursuant to
Section 5 of this Agreement.

            On or prior to the Closing Date, the Seller shall allow representatives of any of the Purchaser, each Underwriter, the Initial Purchaser, the Trustee, the Special Servicer and each Rating Agency to examine and audit all books, records and files pertaining to the Mortgage Loans, the Seller's underwriting procedures and the Seller's ability to perform or observe all of the terms, covenants and conditions of this Agreement. Such examinations and audits shall take place at one or more offices of the Seller upon reasonable prior advance notice during normal business hours and shall not be conducted in a manner that is disruptive to the Seller's normal business operations. In the course of such examinations and audits, the Seller will make available to such representatives of any of the Purchaser, each Underwriter, the Initial Purchaser, the Trustee, the Special Servicer and each Rating Agency reasonably adequate facilities, as well as the assistance of a sufficient number of knowledgeable and responsible individuals who are familiar with the Mortgage Loans and the terms of this Agreement, and the Seller shall cooperate fully with any such examination and audit in all material respects. On or prior to the Closing Date, the Seller shall provide the Purchaser with all material information regarding the Seller's financial condition and access to knowledgeable financial or accounting officers for the purpose of answering questions with respect to the Seller's financial condition, financial statements as provided to the Purchaser or other developments affecting the Seller's ability to consummate the transactions contemplated hereby or otherwise affecting the Seller in any material respect. Within 45 days after the Closing Date, the Seller shall provide the Master Servicer or Primary Servicer, if applicable, with any additional information identified by the Master Servicer or Primary Servicer, if applicable, as necessary to complete the CMSA Property File, to the extent that such information is available.

            The Purchaser may exercise any of its rights hereunder through one or more designees or agents; provided the Purchaser has provided the Seller with prior notice of the identity of such designee or agent.

            The Purchaser shall keep confidential any information regarding the Seller and the Mortgage Loans that has been delivered into the Purchaser's possession and that is not otherwise publicly available; provided, however, that such information shall not be kept confidential (and the right to require confidentiality under any confidentiality agreement is hereby waived) to the extent such information is required to be included in the Memorandum or the Prospectus Supplement or the Purchaser is required by law or court order to disclose such information. If the Purchaser is required to disclose in the Memorandum or the Prospectus Supplement confidential information regarding the Seller as described in the preceding sentence, the Purchaser shall provide to the Seller a copy of the proposed form of such disclosure prior to making such disclosure and the Seller shall promptly, and in any event within two Business Days, notify the Purchaser of any inaccuracies therein, in which case the Purchaser shall modify such form in a manner that corrects such inaccuracies. If the Purchaser is required by law or court order to disclose confidential information regarding the Seller as described in the second preceding sentence, the Purchaser shall notify the Seller and cooperate in the Seller's efforts to obtain a protective order or other reasonable assurance that confidential treatment will be accorded such information and, if in the absence of a protective order or such assurance, the Purchaser is compelled as a matter of law to disclose such information, the Purchaser shall, prior to making such disclosure, advise and consult with the Seller and its counsel as to such disclosure and the nature and wording of such disclosure and the Purchaser shall use reasonable efforts to obtain confidential treatment therefor. Notwithstanding the foregoing, if reasonably advised by counsel that the Purchaser is required by a regulatory agency or court order to make such disclosure immediately, then the Purchaser shall be permitted to make such disclosure without prior review by the Seller.

            Section 4. Representations and Warranties of the Seller and the Purchaser.

            (a) To induce the Purchaser to enter into this Agreement, the Seller hereby makes for the benefit of the Purchaser and its assigns with respect to each Mortgage Loan as of the date hereof (or as of such other date specifically set forth in the particular representation and warranty) each of the representations and warranties set forth on Exhibit 2 hereto, except as otherwise set forth on Schedule A attached hereto, and hereby further represents and warrants to the Purchaser as of the date hereof that:

            (i) The Seller is duly organized and is validly existing as a corporation organized and in good standing under the laws of Massachusetts. The Seller has the requisite power and authority and legal right to own the Mortgage Loans and to transfer and convey the Mortgage Loans to the Purchaser and has the requisite power and authority to execute and deliver, engage in the transactions contemplated by, and perform and observe the terms and conditions of, this Agreement.

            (ii) This Agreement has been duly and validly authorized, executed and delivered by the Seller, and assuming the due authorization, execution and delivery hereof by the Purchaser, this Agreement constitutes the valid, legal and binding agreement of the Seller, enforceable in accordance with its terms, except as such enforcement may be limited by
      (A) laws relating to bankruptcy, insolvency, reorganization, receivership or moratorium, (B) other laws relating to or affecting the rights of creditors generally, (C) general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law) or (D) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement that purport to provide indemnification from liabilities under applicable securities laws.

            (iii) No consent, approval, authorization or order of, registration or filing with, or notice to, any governmental authority or court is required, under federal or state law, for the execution, delivery and performance of or compliance by the Seller with this Agreement, or the consummation by the Seller of any transaction contemplated hereby, other than (1) such qualifications as may be required under state securities or blue sky laws, (2) the filing or recording of financing statements, instruments of assignment and other similar documents necessary in connection with the Seller's sale of the Mortgage Loans to the Purchaser,
      (3) such consents, approvals, authorizations, qualifications, registrations, filings or notices as have been obtained and (4) where the lack of such consent, approval, authorization, qualification, registration, filing or notice would not have a material adverse effect on the performance by the Seller under this Agreement.

            (iv) Neither the transfer of the Mortgage Loans to the Purchaser, nor the execution, delivery or performance of this Agreement by the Seller, conflicts or will conflict with, results or will result in a breach of, or constitutes or will constitute a default under (A) any term or provision of the Seller's articles of organization or by-laws, (B) any term or provision of any material agreement, contract, instrument or indenture to which the Seller is a party or by which it or any of its assets is bound or results in the creation or imposition of any lien, charge or encumbrance upon any of its property pursuant to the terms of any such indenture, mortgage, contract or other instrument, other than pursuant to this Agreement, or (C) after giving effect to the consents or taking of the actions contemplated in subsection (iii), any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Seller or its assets, except where in any of the instances contemplated by clauses (B) or (C) above, any conflict, breach or default, or creation or imposition of any lien, charge or encumbrance, will not have a material adverse effect on the consummation of the transactions contemplated hereby by the Seller or materially and adversely affect its ability to perform its obligations and duties hereunder or result in any material adverse change in the business, operations, financial condition, properties or assets of the Seller, or in any material impairment of the right or ability of the Seller to carry on its business substantially as now conducted.

            (v) There are no actions or proceedings against, or investigations of, the Seller pending or, to the Seller's knowledge, threatened in writing against the Seller before any court, administrative agency or other tribunal, the outcome of which could reasonably be expected to materially and adversely affect the transfer of the Mortgage Loans to the Purchaser or the execution or delivery by, or enforceability against, the Seller of this Agreement or have an effect on the financial condition of the Seller that would materially and adversely affect the ability of the Seller to perform its obligations under this Agreement.

            (vi) On the Closing Date, the sale of the Mortgage Loans pursuant to this Agreement will effect a transfer by the Seller of all of its right, title and interest in and to the Mortgage Loans to the Purchaser (assuming the Purchaser has the capacity to acquire such Mortgage Loans).

            (vii) To the Seller's knowledge, the Seller's Information (as defined in that certain indemnification agreement, dated as of February 15, 2005, between the Seller, the Purchaser, the Underwriters and the Initial Purchaser (the "Indemnification Agreement")) relating to the Mortgage Loans does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding anything contained herein to the contrary, this subparagraph (vii) shall run exclusively to the benefit of the Purchaser and no other party.

            To induce the Purchaser to enter into this Agreement, the Seller hereby covenants that the foregoing representations and warranties and those set forth on Exhibit 2 hereto will be true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date (or as of such other date specifically set forth in the particular representation and warranty).

            Each of the representations, warranties and covenants made by the Seller pursuant to this Section 4(a) shall survive the sale of the Mortgage Loans and shall continue in full force and effect notwithstanding any restrictive or qualified endorsement on the Mortgage Notes.

            (b) To induce the Seller to enter into this Agreement, the Purchaser hereby represents and warrants to the Seller as of the date hereof:

            (i) The Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware with full power and authority to carry on its business as presently conducted by it.

            (ii) The Purchaser has full power and authority to acquire the Mortgage Loans, to execute and deliver this Agreement and to enter into and consummate all transactions contemplated by this Agreement. The Purchaser has duly and validly authorized the execution, delivery and performance of this Agreement and has duly and validly executed and delivered this Agreement. This Agreement, assuming due authorization, execution and delivery by the Seller, constitutes the valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

            (iii) No consent, approval, authorization or order of, registration or filing with, or notice to, any governmental authority or court is required, under federal or state law, for the execution, delivery and performance of or compliance by the Purchaser with this Agreement, or the consummation by the Purchaser of any transaction contemplated hereby that has not been obtained or made by the Purchaser.

            (iv) Neither the purchase of the Mortgage Loans nor the execution, delivery and performance of this Agreement by the Purchaser will violate the Purchaser's certificate of incorporation or by-laws or constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under, or result in a breach of, any material agreement, contract, instrument or indenture to which the Purchaser is a party or that may be applicable to the Purchaser or its assets.

            (v) The Purchaser's execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, rule, writ, injunction, order or decree of any court, or order or regulation of any federal, state or municipal government agency having jurisdiction over the Purchaser or its assets, which violation could materially and adversely affect the condition (financial or otherwise) or the operation of the Purchaser or its assets or could materially and adversely affect its ability to perform its obligations and duties hereunder.

            (vi) There are no actions or proceedings against, or investigations of, the Purchaser pending or, to the Purchaser's knowledge, threatened against the Purchaser before any court, administrative agency or other tribunal, the outcome of which could reasonably be expected to adversely affect the transfer of the Mortgage Loans, the issuance of the Certificates, the execution, delivery or enforceability of this Agreement or have an effect on the financial condition of the Purchaser that would materially and adversely affect the ability of the Purchaser to perform its obligation under this Agreement.

            (vii) The Purchaser has not dealt with any broker, investment banker, agent or other person, other than the Seller, the Underwriters, the Initial Purchaser and their respective affiliates, that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans or consummation of any of the transactions contemplated hereby.

            To induce the Seller to enter into this Agreement, the Purchaser hereby covenants that the foregoing representations and warranties will be true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date.

            Each of the representations and warranties made by the Purchaser pursuant to this Section 4(b) shall survive the purchase of the Mortgage Loans.

            Section 5. Remedies Upon Breach of Representations and Warranties Made by the Seller.

            (a) It is hereby acknowledged that the Purchaser shall assign its rights under this Section 5 to Trustee on behalf of the holders of the Certificates.

            (b) It is hereby further acknowledged that if any document required to be delivered to the Trustee pursuant to Section 2 is not delivered as and when required (and including the expiration of any grace or cure periods), is not properly executed or is defective on its face, or if there is a breach of any of the representations and warranties required to be made by the Seller regarding the characteristics of the Mortgage Loans and/or the related Mortgaged Properties as set forth in Exhibit 2 hereto, and in either case such defect or breach, either (i) materially and adversely affects the interests of the holders of the Certificates in the related Mortgage Loan, or (ii) both (A) materially and adversely affects the value of the Mortgage Loan and (B) the Mortgage Loan is a Specially Serviced Mortgage Loan or Rehabilitated Mortgage Loan (such a document defect described in the preceding clause (i) or (ii), a "Material Document Defect" and such a breach described in the preceding clause (i) or (ii) a "Material Breach"), the party discovering such Material Document Defect or Material Breach shall promptly notify the other party in writing. Promptly (but in any event within three Business Days) upon becoming aware of any such Material Document Defect or Material Breach, the Master Servicer shall, and the Special Servicer may, request that the Seller, not later than 90 days from the Seller's receipt of the notice of such Material Document Defect or Material Breach, cure such Material Document Defect or Material Breach, as the case may be, in all material respects; provided, however, that if such Material Document Defect or Material Breach, as the case may be, cannot be corrected or cured in all material respects within such 90-day period, and such Material Document Defect or Material Breach would not cause the Mortgage Loan to be other than a "qualified mortgage" (as defined in the Code) but the Seller is diligently attempting to effect such correction or cure, as certified by the Seller in an Officer's Certificate delivered to the Trustee, then the cure period will be extended for an additional 90 days unless, solely in the case of a Material Document Defect, (x) the Mortgage Loan is, at the end of the initial 90 day period, a Specially Serviced Mortgage Loan and a Servicing Transfer Event has occurred as a result of a monetary default or as described in clause (ii) or clause (v) of the definition of "Servicing Transfer Event" in the Pooling and Servicing Agreement and (y) the Material Document Defect was identified in a certification delivered to the Seller by the Trustee pursuant to Section 2.2 of the Pooling and Servicing Agreement not less than 90 days prior to the delivery of the notice of such Material Document Defect. The parties acknowledge that neither delivery of a certification or schedule of exceptions to the Seller pursuant to Section 2.2 of the Pooling and Servicing Agreement or otherwise nor possession of such certification or schedule by the Seller shall, in and of itself, constitute delivery of notice of any Material Document Defect or knowledge or awareness by the Seller of any Material Document Defect listed therein. It is understood and agreed that the 90-day limit will not be violated as a result of recording office or UCC filing office delays, other than with respect to a Material Document Defect or Material Breach that would cause the Mortgage Loan to be other than a "qualified mortgage" (as defined in the Code). In addition, following the date on which such document is required to be delivered pursuant to Section 2 (and after any applicable cure or grace period), any of the following document defects shall be conclusively presumed to materially and adversely to affect the interests of holders of the Certificates in the related Mortgage Loan and be a Material Document Defect: (a) the absence from the Mortgage File of the original signed Mortgage Note, unless the Mortgage File contains a signed lost note affidavit and indemnity and a copy of the Mortgage Note; (b) the absence from the Mortgage File of the original signed Mortgage, unless there is included in the Mortgage File a true and correct copy of the Mortgage together with an Officer's Certificate or certification as required by Section 2(b); or (c) the absence from the Mortgage File of the item called for by paragraph (h) of the definition of Mortgage File. If any of the foregoing Material Document Defects are discovered by any party to the Pooling and Servicing Agreement, the Trustee (or as set forth in the Pooling and Servicing Agreement, the Master Servicer) will, among other things, give notice to the Rating Agencies and the parties to the Pooling and Servicing Agreement and make demand upon the Seller for the cure of the document defect or repurchase or replacement of the related Mortgage Loan.

            The Seller hereby covenants and agrees that, if any such Material Document Defect or Material Breach cannot be corrected or cured in all material respects within the above cure periods, the related Seller shall, on or before the termination of such cure periods, either (i) repurchase the related Mortgage Loan or REO Mortgage Loan from the Purchaser or its assignee at the Purchase Price as defined in the Pooling and Servicing Agreement, or (ii) if within the two-year period commencing on the Closing Date at its option replace any Mortgage Loan or REO Mortgage Loan to which such defect relates with a Qualifying Substitute Mortgage Loan. If such Material Document Defect or Material Breach would cause the Mortgage Loan to be other than a "qualified mortgage" (as defined in the Code), then notwithstanding the previous sentence, repurchase or substitution must occur within 90 days from the earlier of the date the Seller discovered or was notified of the defect or breach. The Seller agrees that any such substitution shall be completed in accordance with the terms and conditions of the Pooling and Servicing Agreement.

            If (i) a Mortgage Loan is to be repurchased or replaced in connection with a Material Document Defect or Material Breach as contemplated above, (ii) such Mortgage Loan is cross-collateralized and cross-defaulted with one or more other Mortgage Loans in the Trust and (iii) the applicable document defect or breach does not constitute a Material Document Defect or Material Breach, as the case may be, as to such other Mortgage Loans (without regard to this paragraph), then the applicable document defect or breach (as the case may
be) shall be deemed to constitute a Material Document Defect or Material Breach, as the case may be, as to each such other Mortgage Loan for purposes of the above provisions, and the Seller shall be obligated to repurchase or replace each such other Mortgage Loan in accordance with the provisions above, unless, in the case of such breach or document defect, both of the following conditions would be satisfied if the Seller were to repurchase or replace only those Mortgage Loans as to which a Material Breach had occurred without regard to this paragraph (the "Affected Loan(s)"): (1) the debt service coverage ratio for all such other Mortgage Loans (excluding the Affected Loan(s)) for the four calendar quarters immediately preceding the repurchase or replacement (determined as provided in the definition of Debt Service Coverage Ratio in the Pooling and Servicing Agreement, except that net cash flow for such four calendar quarters, rather than year-end, shall be used) is not less than 0.10x below the lesser of
(x) the debt service coverage ratio for all such Mortgage Loans (including the Affected Loans(s)) set forth under the heading "NCF DSCR" in Appendix II to the Final Prospectus Supplement and (y) the debt service coverage ratio for all such other Mortgage Loans that are cross-collateralized and cross-defaulted with one another (including the Affected Loan(s)) for the four preceding calendar quarters prior to such repurchase or replacement (determined as provided in the definition of Debt Service Coverage Ratio in the Pooling and Servicing Agreement, except that net cash flow for such four calendar quarters, rather than year-end, shall be used), and (2) the loan-to-value ratio for all such other Mortgage Loans (excluding the Affected Loan(s)) is not greater than 10% more than the greater of (x) the loan-to-value ratio for all such Mortgage Loans (including the Affected Loan(s)) set forth under the heading "Cut-Off Date LTV" in Appendix II to the Final Prospectus Supplement and (y) the loan-to-value ratio for all such Mortgage Loans that are cross-collateralized and cross-defaulted with one another (including the Affected Loans(s)) as of the date of repurchase or replacement. The determination of the Master Servicer as to whether either of the conditions set forth above has been satisfied shall be conclusive and binding in the absence of manifest error. The Master Servicer will be entitled to cause, or direct the Seller to cause, to be delivered to the Master Servicer at the Seller's expense (i) an Appraisal of any or all of the related Mortgaged Properties for purposes of determining whether the condition set forth in clause (2) above has been satisfied, in each case at the expense of the Seller if the scope and cost of the Appraisal is approved by the Seller (such approval not to be unreasonably withheld) and (ii) an Opinion of Counsel that not requiring the repurchase of each such Cross-Collateralized Loan will not result in an Adverse REMIC Event.

            With respect to any Mortgage Loan that is cross-defaulted and/or cross-collateralized with any other Mortgage Loan conveyed hereunder, to the extent that the Seller is required to repurchase or substitute for such Mortgage Loan (each, a "Repurchased Loan") in the manner prescribed above while the Trustee (as assignee of the Purchaser) continues to hold any other Mortgage Loan that is cross-collateralized and/or cross-defaulted (each, a "Cross-Collateralized Loan") with such Repurchased Loan, the Seller and the Purchaser hereby agree to forbear from enforcing any remedies against the other's Primary Collateral but may exercise remedies against the Primary Collateral securing their respective Mortgage Loans, including with respect to the Trustee, the Primary Collateral securing the Mortgage Loans still held by the Trustee, so long as such exercise does not impair the ability of the other party to exercise its remedies against its Primary Collateral. If the exercise of remedies by one party would impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the Mortgage Loan or Mortgage Loans held by such party, then both parties shall forbear from exercising such remedies until the loan documents evidencing and securing the relevant Mortgage Loans can be modified in a manner that complies with the Pooling and Servicing Agreement to remove the threat of impairment as a result of the exercise of remedies. Any reserve or other cash collateral or letters of credit securing the Cross-Collateralized Loans shall be allocated between such Mortgage Loans in accordance with the Mortgage Loan documents, or otherwise on a pro rata basis based upon their outstanding Principal Balances. All other terms of the Mortgage Loans shall remain in full force and effect, without any modification thereof. The provisions of this paragraph and the preceding paragraph may not be modified with respect to any Mortgage Loan without the related Mortgagor's consent.

            If the Seller disputes that a Material Document Defect or Material Breach exists with respect to a Mortgage Loan or otherwise refuses (i) to effect a correction or cure of such Material Document Defect or Material Breach, (ii) to repurchase the Affected Loan from the Trust or (iii) to replace such Mortgage Loan with a Qualifying Substitute Mortgage Loan, then provided that (x) the period of time provided for the Seller to correct, repurchase or cure has expired and (y) the Mortgage Loan is then in default and is then a Specially Serviced Mortgage Loan, the applicable Special Servicer may, subject to the Servicing Standard, modify, work-out or foreclose, sell or otherwise liquidate (or permit the liquidation of) the Mortgage Loan pursuant to Section 9.5,
Section 9.12, Section 9.15 and Section 9.36, as applicable, of the Pooling and Servicing Agreement, while pursuing the repurchase claim. The Seller acknowledges and agrees that any modification of the Mortgage Loan pursuant to such a work-out shall not constitute a defense to any repurchase claim nor shall such modification or work-out change the Purchase Price due from the Seller for any repurchase claim.

            The Seller shall be notified promptly and in writing by (i) the Trustee of any notice that it receives that an Option Holder intends to exercise its Option to purchase the Mortgage Loan in accordance with and as described in
Section 9.36 of the Pooling and Servicing Agreement and (ii) the Special Servicer of any offer that it receives to purchase the applicable REO Property, each in connection with such liquidation. Upon the receipt of such notice by the Seller, the Seller shall then have the right, subject to any repurchase obligations under Section 2.3 of the Pooling and Servicing Agreement with respect to such Mortgage Loan, to repurchase the related Mortgage Loan or REO Property, as applicable, from the Trust at a purchase price equal to, in the case of clause (i) of the immediately preceding sentence, the Option Purchase Price or, in the case of clause (ii) of the immediately preceding sentence, the amount of such offer. Notwithstanding anything to the contrary contained in this Agreement or in the Pooling and Servicing Agreement, the right of any Option Holder to purchase such Mortgage Loan shall be subject and subordinate to the Seller's right to purchase such Mortgage Loan as described in the immediately preceding sentence. The Seller shall have five (5) Business Days from the date of its receipt of a notice of such intention to exercise such Option or such offer to notify the Trustee or Special Servicer, as applicable, of its intent to so purchase the Mortgage Loan or related REO Property. The Seller shall purchase such Mortgage Loan within four (4) Business Days from the date it sends notice of its intent to purchase the Mortgage Loan and shall purchase such REO Property on or before the date referenced in the offer received from the Special Servicer. The Special Servicer shall be obligated to provide the Seller with any appraisal or other third party reports relating to the Mortgaged Property within its possession to enable the Seller to evaluate the Mortgage Loan or REO Property. Any sale of the Mortgage Loan, or foreclosure upon such Mortgage Loan and sale of the REO Property, to a Person other than the Seller shall be without
(i) recourse of any kind (either expressed or implied) by such Person against the Seller and (ii) representation or warranty of any kind (either expressed or implied) by the Seller to or for the benefit of such person.

            The fact that a Material Document Defect or Material Breach is not discovered until after foreclosure (but in all instances prior to the sale of the related REO Property or Mortgage Loan) shall not prejudice any claim against the Seller for repurchase of the REO Mortgage Loan or REO Property. In such an event, the Master Servicer or Special Servicer, as applicable, shall be required to notify the Seller of the discovery of the Material Document Defect or Material Breach and the Seller shall be required to follow the procedures set forth in this Agreement to correct or cure such Material Document Defect or Material Breach or purchase the REO Property at the Purchase Price. If the Seller fails to correct or cure the Material Document Defect or Material Breach or purchase the REO Property, then the provisions above regarding notice of offers related to such REO Property and the Seller's right to purchase such REO Property shall apply. If a court of competent jurisdiction issues a final order that the Seller is or was obligated to repurchase the related Mortgage Loan or REO Mortgage Loan or the Seller otherwise accepts liability, then, after the expiration of any applicable appeal period, but in no event later than the termination of the Trust pursuant to Section 9.30 of the Pooling and Servicing Agreement, the Seller will be obligated to pay to the Trust the difference between any Liquidation Proceeds received upon such liquidation (including those arising from any sale to the Seller) and the Purchase Price; provided that the prevailing party in such action shall be entitled to recover all costs, fees and expenses (including reasonable attorneys' fees) related thereto.

            In connection with any liquidation or sale of a Mortgage Loan or REO Property as described above, the Special Servicer will not receive a Liquidation Fee in connection with such liquidation or sale or any portion of the Work-Out Fee that accrues after the Seller receives notice of a Material Document Defect or Material Breach until a final determination has been made, as set forth in the prior paragraph, as to whether the Seller is or was obligated to repurchase such related Mortgage Loan or REO Property. Upon such determination, the Special Servicer will be entitled: (i) with respect to a determination that the Seller is or was obligated to repurchase, to collect a Liquidation Fee, if due in accordance with the definition thereof, based upon the full Purchase Price of the related Mortgage Loan or REO property, with such Liquidation Fee payable by the Seller or (ii) with respect to a determination that Seller is not or was not obligated to repurchase (or the Trust decides that it will no longer pursue a claim against the Seller for repurchase), (A) to collect a Liquidation Fee based upon the Liquidation Proceeds as received upon the actual sale or liquidation of such Mortgage Loan or REO Property, and (B) to collect any accrued and unpaid Work-Out Fee, based on amounts that were collected for as long as the related Mortgage Loan was a Rehabilitated Mortgage Loan, in each case with such amount to be paid from amounts in the Certificate Account.

            The obligations of the Seller set forth in this Section 5(b) to cure a Material Document Defect or a Material Breach or repurchase or replace a defective Mortgage Loan constitute the sole remedies of the Purchaser or its assignees with respect to a Material Document Defect or Material Breach in respect of an outstanding Mortgage Loan; provided, that this limitation shall not in any way limit the Purchaser's rights or remedies upon breach of any other representation or warranty or covenant by the Seller set forth in this Agreement (other than those set forth in Exhibit 2).

            Notwithstanding the foregoing, in the event that there is a breach of the representation and warranty set forth in paragraph 42 of Exhibit 2 attached hereto because the underlying loan documents do not provide for the payment of reasonable costs and expenses associated with the defeasance or assumption of a Mortgage Loan by the Mortgagor or a breach of the representation and warranty set forth in paragraph 25 of Exhibit 2 attached hereto because the underlying loan documents do not provide for the payment by the Mortgagor of the costs of a tax opinion associated with the full or partial release or substitution of collateral for a Mortgage Loan, the Seller hereby covenants and agrees to pay such reasonable costs and expenses, to the extent an amount is due and not paid by the related Mortgagor. The parties hereto acknowledge that the payment of such reasonable costs and expenses shall be the Seller's sole obligation with respect to the breaches discussed in the previous sentence. The Seller shall have no obligation to pay for any of the foregoing costs if the applicable Mortgagor has an obligation to pay for such costs.

            The Seller hereby agrees that it will pay for any expense incurred by the applicable Master Servicer or the Special Servicer, as applicable, in connection with modifying a Mortgage Loan pursuant to Section 2.3 of the Pooling and Servicing Agreement in order for such Mortgage Loan to be a "qualified substitute mortgage loan" within the meaning of the Treasury Regulations promulgated under the Code. Upon a breach of the representation and warranty set forth in paragraph 40 of Exhibit 2 attached hereto, if such Mortgage Loan is modified so that it becomes a "qualified substitute mortgage loan", such breach will be cured and the Seller will not be obligated to repurchase or otherwise remedy such breach.

            (c) The Pooling and Servicing Agreement shall provide that the Trustee (or the applicable Master Servicer or the applicable Special Servicer on its behalf) shall give written notice within three Business Days to the Seller of its discovery of any Material Document Defect or Material Breach and prompt written notice to the Seller in the event that any Mortgage Loan becomes a Specially Serviced Mortgage Loan (as defined in the Pooling and Servicing Agreement).

            (d) If the Seller repurchases any Mortgage Loan pursuant to this
Section 5, the Purchaser or its assignee, following receipt by the Trustee of the Purchase Price therefor, promptly shall deliver or cause to be delivered to the Seller all Mortgage Loan documents with respect to such Mortgage Loan (including, without limitation, all documents delivered by Seller pursuant to Section 2 of this Agreement), all funds held in escrow with respect to the Mortgage Loan and each document that constitutes a part of the Mortgage File that was endorsed or assigned to the Trustee shall be endorsed and assigned to the Seller in the same manner such that the Seller shall be vested with legal and beneficial title to such Mortgage Loan, in each case without recourse, representation, or warranty, including any property acquired in respect of such Mortgage Loan or proceeds of any insurance policies with respect thereto.

            Section 6. Closing. The closing of the sale of the Mortgage Loans shall be held at the offices of Cadwalader, Wickersham & Taft LLP, One World Financial Center, New York, NY 10281 at 9:00 a.m., New York time, on the Closing Date.

            The closing shall be subject to each of the following conditions:

            (a) All of the representations and warranties of the Seller and the Purchaser specified in Section 4 of this Agreement and the representations and warranties set forth on Exhibit 2 to this Agreement shall be true and correct as of the Closing Date (or as of such other date specifically set forth in the particular representation and warranty) (to the extent of the standard, if any, set forth in each representation and warranty).

            (b) All Closing Documents specified in Section 7 of this Agreement, in such forms as are agreed upon and reasonably acceptable to the Seller or the Purchaser, as applicable, shall be duly executed and delivered by all signatories as required pursuant to the respective terms thereof.

            (c) The Seller shall have delivered and released to the Purchaser or its designee all documents required to be delivered to the Purchaser as of the Closing Date pursuant to Section 2 of this Agreement.

            (d) The result of the examination and audit performed by the Purchaser and its affiliates pursuant to Section 3 hereof shall be satisfactory to the Purchaser and its affiliates in their sole determination and the parties shall have agreed to the form and contents of the Seller's Information (as defined in the Indemnification Agreement) to be disclosed in the Memorandum and the Prospectus Supplement.

            (e) All other terms and conditions of this Agreement required to be complied with on or before the Closing Date shall have been complied with, and the Seller and the Purchaser shall have the ability to comply with all terms and conditions and perform all duties and obligations required to be complied with or performed after the Closing Date.

            (f) The Seller shall have paid all fees and expenses payable by it to the Purchaser pursuant to Section 8 hereof.

            (g) The Certificates to be so rated shall have been assigned ratings by each Rating Agency no lower than the ratings specified for each such Class in the Memorandum and the Prospectus Supplement.

            (h) No Underwriter shall have terminated the Underwriting Agreement and the Initial Purchaser shall not have terminated the Certificate Purchase Agreement.

            (i) The Seller shall have received the purchase price for the Mortgage Loans pursuant to Section 1 hereof.

            Each party agrees to use its best efforts to perform its respective obligations hereunder in a manner that will enable the Purchaser to purchase the Mortgage Loans on the Closing Date.

            Section 7. Closing Documents. The Closing Documents shall consist of the following:

            (a) This Agreement duly executed by the Purchaser and the Seller.

            (b) A certificate of the Seller, executed by a duly authorized officer of the Seller and dated the Closing Date, and upon which the Purchaser and its successors and assigns may rely, to the effect that: (i) the representations and warranties of the Seller in this Agreement are true and correct in all material respects on and as of the Closing Date with the same force and effect as if made on the Closing Date, provided that any representations and warranties made as of a specified date shall be true and correct as of such specified date; and (ii) the Seller has complied with all agreements and satisfied all conditions on its part to be performed or satisfied on or prior to the Closing Date.

            (c) True, complete and correct copies of the Seller's articles of organization and by-laws.

            (d) A certificate of good standing for the Seller from the Secretary of the Commonwealth of Massachusetts dated not earlier than 30 days prior to the Closing Date.

            (e) A certificate of the Secretary or Assistant Secretary of the Seller, dated the Closing Date, and upon which the Purchaser may rely, to the effect that each individual who, as an officer or representative of the Seller, signed this Agreement or any other document or certificate delivered on or before the Closing Date in connection with the transactions contemplated herein, was at the respective times of such signing and delivery, and is as of the Closing Date, duly elected or appointed, qualified and acting as such officer or representative, and the signatures of such persons appearing on such documents and certificates are their genuine signatures.

            (f) An opinion of counsel (which, other than as to the opinion described in paragraph (vi) below, may be in-house counsel) to the Seller, dated the Closing Date, substantially to the effect of the following (with such changes and modifications as the Purchaser may approve and subject to such counsel's reasonable qualifications):

            (i) The Seller is validly existing under Massachusetts law and has full corporate power and authority to enter into and perform its obligations under this Agreement.

            (ii) This Agreement has been duly authorized, executed and delivered by the Seller.

            (iii) No consent, approval, authorization or order of any federal court or governmental agency or body is required for the consummation by the Seller of the transactions contemplated by the terms of this Agreement except any approvals as have been obtained.

            (iv) Neither the execution, delivery or performance of this Agreement by the Seller, nor the consummation by the Seller of any of the transactions contemplated by the terms of this Agreement (A) conflicts with or results in a breach or violation of, or constitute a default under, the organizational documents of the Seller, (B) to the knowledge of such counsel, constitutes a default under any term or provision of any material agreement, contract, instrument or indenture, to which the Seller is a party or by which it or any of its assets is bound or result in the creation or imposition of any lien, charge or encumbrance upon any of its property pursuant to the terms of any such indenture, mortgage, contract or other instrument, other than pursuant to this Agreement, or (C) conflicts with or results in a breach or violation of any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Seller or its assets, except where in any of the instances contemplated by clauses (B) or (C) above, any conflict, breach or default, or creation or imposition of any lien, charge or encumbrance, will not have a material adverse effect on the consummation of the transactions contemplated hereby by the Seller or materially and adversely affect its ability to perform its obligations and duties hereunder or result in any material adverse change in the business, operations, financial condition, properties or assets of the Seller, or in any material impairment of the right or ability of the Seller to carry on its business substantially as now conducted.

            (v) To his or her knowledge, there are no legal or governmental actions, investigations or proceedings pending to which the Seller is a party, or threatened against the Seller, (a) asserting the invalidity of this Agreement or (b) which materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement.

            (vi) This Agreement is a valid, legal and binding agreement of the Seller, enforceable against the Seller in accordance with its terms, except as such enforcement may be limited by (1) laws relating to bankruptcy, insolvency, reorganization, receivership or moratorium, (2) other laws relating to or affecting the rights of creditors generally, (3) general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law) or (4) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement that purport to provide indemnification from liabilities under applicable securities laws.

            Such opinion may express its reliance as to factual matters on, among other things specified in such opinion, the representations and warranties made by, and on certificates or other documents furnished by officers of, the parties to this Agreement.

            In rendering the opinions expressed above, such counsel may limit such opinions to matters governed by the federal laws of the United States and the corporate laws of the State of New York, as applicable.

            (g) Such other opinions of counsel as any Rating Agency may request in connection with the sale of the Mortgage Loans by the Seller to the Purchaser or the Seller's execution and delivery of, or performance under, this Agreement.

            (h) A letter from Deloitte & Touche LLP, certified public accountants, dated the date hereof, to the effect that they have performed certain specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature set forth in the Memorandum and the Prospectus Supplement agrees with the records of the Seller.

            (i) Such further certificates, opinions and documents as the Purchaser may reasonably request.

            (j) An officer's certificate of the Purchaser, dated as of the Closing Date, with the resolutions of the Purchaser authorizing the transactions described herein attached thereto, together with certified copies of the charter, by-laws and certificate of good standing of the Purchaser dated not earlier than 30 days prior to the Closing Date.

            (k) Such other certificates of the Purchaser's officers or others and such other documents to evidence fulfillment of the conditions set forth in this Agreement as the Seller or its counsel may reasonably request.

            (l) An executed Bill of Sale in the form attached hereto as Exhibit
4.

            Section 8. Costs. The Seller shall pay the Purchaser the costs and expenses as agreed upon by the Seller and the Purchaser in a separate Letter of Understanding dated February 1, 2005.

            Section 9. Notices. All communications provided for or permitted hereunder shall be in writing and shall be deemed to have been duly given if (a) personally delivered, (b) mailed by registered or certified mail, postage prepaid and received by the addressee, (c) sent by express courier delivery service and received by the addressee, or (d) transmitted by telex or facsimile transmission (or any other type of electronic transmission agreed upon by the parties) and confirmed by a writing delivered by any of the means described in
(a), (b) or (c), if (i) to the Purchaser, addressed to Morgan Stanley Capital I Inc., 1585 Broadway, New York, New York 10036, Attention: Andrew Berman, with a copy to Michelle Wilke (or such other address as may hereafter be furnished in writing by the Purchaser), or (ii) if to the Seller, addressed to the Seller at Massachusetts Mutual Life Insurance Company, c/o Babson Capital Management LLC, 1500 Main Street, Suite 2100, Springfield, Massachusetts 01115, Attention:
Managing Director, Real Estate Financing Group, with a copy to Massachusetts Mutual Life Insurance Company, c/o Babson Capital Management LLC, 1500 Main Street, Suite 2100, Springfield, Massachusetts 01115, Attention: Vice President, Real Estate Law.

            Section 10. Severability of Provisions. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or that is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.

            Section 11. Further Assurances. The Seller and the Purchaser each agree to execute and deliver such instruments and take such actions as the other may, from time to time, reasonably request in order to effectuate the purpose and to carry out the terms of this Agreement and the Pooling and Servicing Agreement.

            Section 12. Survival. Each party hereto agrees that the representations, warranties and agreements made by it herein and in any certificate or other instrument delivered pursuant hereto shall be deemed to be relied upon by the other party, notwithstanding any investigation heretofore or hereafter made by the other party or on its behalf, and that the representations, warranties and agreements made by such other party herein or in any such certificate or other instrument shall survive the delivery of and payment for the Mortgage Loans and shall continue in full force and effect, notwithstanding any restrictive or qualified endorsement on the Mortgage Notes and notwithstanding subsequent termination of this Agreement.

            Section 13. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS, DUTIES, OBLIGATIONS AND RESPONSIBILITIES OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.

            Section 14. Benefits of Mortgage Loan Purchase Agreement. This Agreement shall inure to the benefit of and shall be binding upon the Seller, the Purchaser and their respective successors, legal representatives, and permitted assigns, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that the rights and obligations of the Purchaser pursuant to Sections 2, 4(a) (other than clause (vii)), 5, 11 and 12 hereof may be assigned to the Trustee as may be required to effect the purposes of the Pooling and Servicing Agreement and, upon such assignment, the Trustee shall succeed to the rights and obligations hereunder of the Purchaser. No owner of a Certificate issued pursuant to the Pooling and Servicing Agreement shall be deemed a successor or permitted assigns because of such ownership.

            Section 15. Miscellaneous. This Agreement may be executed in two or more counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof. The rights and obligations of the Seller under this Agreement shall not be assigned by the Seller without the prior written consent of the Purchaser, except that any person into which the Seller may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Seller is a party, or any person succeeding to the entire business of the Seller shall be the successor to the Seller hereunder.

Section 16. Entire Agreement. This Agreement contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof (other than the Letter of Understanding, the Indemnification Agreement and the Pooling and Servicing Agreement), and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

            IN WITNESS WHEREOF, the Purchaser and the Seller have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.



                                       MASSACHUSETTS MUTUAL LIFE INSURANCE
                                       COMPANY




                                       By:  BABSON CAPITAL MANAGEMENT LLC,
                                            its authorized agent




                                       By: ___________________________________
                                           Name:
                                           Title:



                                       MORGAN STANLEY CAPITAL I INC.




                                       By: ___________________________________
                                           Name:
                                           Title:

                                    EXHIBIT 1

                             MORTGAGE LOAN SCHEDULE

                                    EXHIBIT 2

                    REPRESENTATIONS AND WARRANTIES REGARDING
                            INDIVIDUAL MORTGAGE LOANS


      Except as otherwise set forth on the schedules to this Exhibit 2, the Seller hereby makes the following representations and warranties.

            1. Mortgage Loan Schedule. The information set forth in the Mortgage Loan Schedule is complete, true and correct in all material respects as of the date of this Agreement and as of the Cut-Off Date.

            2. Whole Loan; Ownership of Mortgage Loans. Each Mortgage Loan is a whole loan and not a participation interest in a mortgage loan. Immediately prior to the transfer to the Purchaser of the Mortgage Loans, the Seller had good title to, and was the sole owner of, each Mortgage Loan. The Seller has full right, power and authority to transfer and assign each of the Mortgage Loans to or at the direction of the Purchaser and (assuming that the Purchaser has the capacity to acquire such Mortgage Loan) has validly and effectively conveyed (or caused to be conveyed) to the Purchaser or its designee all of the Seller's legal and beneficial interest in and to the Mortgage Loans free and clear of any and all pledges, liens, charges, security interests and/or other encumbrances. The sale of the Mortgage Loans to the Purchaser or its designee does not require the Seller to obtain any governmental or regulatory approval or consent that has not been obtained. None of the Mortgage Loan documents restricts the Seller's right to transfer the Mortgage Loan to the Purchaser or the Trustee.

            3. Payment Record. No scheduled payment of principal and interest under any Mortgage Loan was 30 days or more past due as of the Cut-Off Date, and no Mortgage Loan was 30 days or more delinquent in the twelve-month period immediately preceding the Cut-Off Date.

            4. Lien; Valid Assignment. The Mortgage related to and delivered in connection with each Mortgage Loan constitutes a valid and, subject to the exceptions set forth in paragraph 13 below, enforceable first priority lien upon the related Mortgaged Property, prior to all other liens and encumbrances, except for (a) the lien for current real estate taxes and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters that are of public record and/or are referred to in the related lender's title insurance policy, (c) exceptions and exclusions specifically referred to in such lender's title insurance policy, and (d) other matters to which like properties are commonly subject, none of which matters referred to in clauses (b), (c) or (d), individually or in the aggregate, materially interferes with the security intended to be provided by such Mortgage, the value or current use or operation of the Mortgaged Property or the current ability of the Mortgaged Property to generate operating income sufficient to service the Mortgage Loan debt (the foregoing items (a) through (d) being herein referred to as the "Permitted Encumbrances"). The related Assignment of Mortgage executed and delivered in favor of the Trustee is in recordable form and constitutes a legal, valid and binding assignment, and, assuming that the assignee has the capacity to acquire such Mortgage, sufficient to convey to the assignee named therein all of the assignor's right, title and interest in, to and under such Mortgage. Such Mortgage, together with any separate security agreements, chattel mortgages or equivalent instruments, establishes and creates a valid and, subject to the exceptions set forth in paragraph 13 below, enforceable security interest in favor of the holder thereof in all of the related Mortgagor's personal property used in the operation of the related Mortgaged Property. As of the Closing Date, Uniform Commercial Code financing statements or continuation statements have been filed and/or recorded in all places necessary to perfect and keep perfected, until additional actions are required under the Uniform Commercial Code, a valid security interest in such personal property, to the extent a security interest may be so created therein, and such security interest is a first priority security interest, subject to any prior purchase money security interest in such personal property and any personal property leases applicable to such personal property, or the failure to have filed and/or recorded Uniform Commercial Code financing statements prior to the Closing Date will not have a material adverse effect on the value of the Mortgaged Properties. Notwithstanding the foregoing, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements are required in order to effect such perfection.

            5. Assignment of Leases and Rents. The Assignment of Leases related to and delivered in connection with each Mortgage Loan establishes and creates a valid and, subject to the exceptions set forth in paragraph 13 below, enforceable first priority collateral assignment in the related Mortgagor's interest in all leases, sub-leases, licenses or other agreements pursuant to which any person is entitled to occupy, use or possess all or any portion of the real property subject to the related Mortgage, subject to legal limitations of general applicability to commercial mortgage loans similar to the Mortgage Loan, and the Mortgagor and each assignor of such Assignment of Leases to the Seller have the full right to assign the same. The related assignment of any Assignment of Leases not included in a Mortgage has been executed and delivered in favor of the Trustee and is in recordable form and constitutes a legal, valid and binding assignment, sufficient to convey to the assignee named therein (assuming that the assignee has the capacity to acquire such Assignment of Leases) all of the assignor's right, title and interest in, to and under such Assignment of Leases.

            6. Mortgage Status; Waivers and Modifications. No Mortgage has been satisfied, cancelled, rescinded or (except for Permitted Encumbrances) subordinated in whole or in part, and the related Mortgaged Property has not been released from the lien of such Mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, cancellation, subordination (except for Permitted Encumbrances), rescission or release, in any manner that, in each case, materially and adversely affects the value of the related Mortgaged Property except for any partial reconveyances of real property that are included in the related Mortgage File. None of the terms of any Mortgage Note, Mortgage or Assignment of Leases has been impaired, waived in any material respect, altered or modified in any respect, except by written instruments, all of which are included in the related Mortgage File and none of the mortgage loans have been modified since December 17, 2004.

            7. Condition of Property; Condemnation. A property inspection report was prepared in connection with the origination of each Mortgage Loan (except in certain cases where the Mortgaged Property was newly constructed). With respect to each Mortgaged Property securing a Mortgage Loan that was the subject of a property inspection report or a Certificate of Substantial Completion or an Architect's Certificate of Completion prepared on or after August 1, 2003, other than as disclosed in such property inspection report or Certificate of Substantial Completion or an Architect's Certificate of Completion, each such Mortgaged Property is, to the Seller's knowledge, free and clear of any damage (or adequate reserves therefor have been established) that would materially and adversely affect its value as security for the related Mortgage Loan.

            With respect to the Mortgaged Properties for which property inspection reports, Certificates of Substantial Completion or Architect's Certificate of Completion were prepared prior to August 1, 2003, (a) such Mortgaged Property is (i) free and clear of any damage that would materially and adversely affect its value as security for the related Mortgage Loan; and (ii) in good repair and condition so as not to materially and adversely affect its value as security for the related Mortgage Loan; and (b) all building systems contained on such Mortgaged Property are in good working order so as not to materially and adversely affect its value as security for the related Mortgage Loan or, in the case of (a) and (b) adequate reserves therefor have been established or other resources are available.

            The Seller has received no notice of the commencement of any proceeding for the condemnation of all or any material portion of any Mortgaged Property. To the Seller's knowledge (based on surveys and/or title insurance obtained in connection with the origination of the Mortgage Loans), as of the date of the origination of each Mortgage Loan, all of the material improvements on the related Mortgaged Property that were considered in determining the value of the Mortgaged Property lay wholly within the boundaries of such property, except for encroachments that are insured against by the lender's title insurance policy referred to herein or that do not materially and adversely affect the value or marketability of such Mortgaged Property, and no improvements on adjoining properties materially encroached upon such Mortgaged Property so as to materially and adversely affect the value or marketability of such Mortgaged Property, except those encroachments that are insured against by the Title Policy referred to herein.

            8. Title Insurance. Each Mortgaged Property is covered by an American Land Title Association (or an equivalent form of) lender's title insurance policy or pro forma policy (the "Title Policy") in the original principal amount of the related Mortgage Loan after all advances of principal. Each Title Policy insures that the related Mortgage is a valid first priority lien on such Mortgaged Property, subject only to the Permitted Encumbrances stated therein (or a marked up title insurance commitment or pro forma policy marked as binding and counter-signed by the title insurer or its authorized agent on which the required premium has been paid exists which evidences that such Title Policy will be issued). Each Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid, no material claims have been made thereunder and no claims have been paid thereunder. No holder under the related Mortgage has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Immediately following the transfer and assignment of the related Mortgage Loan to the Trustee, such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) will inure to the benefit of the Trustee without the consent of or notice to the insurer. To the Seller's knowledge, the insurer issuing such Title Policy is qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

            9. No Holdbacks. The proceeds of each Mortgage Loan have been fully disbursed and there is no obligation for future advances with respect thereto. With respect to each Mortgage Loan, any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any funds escrowed for such purpose that were to have been complied with on or before the Closing Date have been complied with, or any such funds so escrowed have not been released.

            10. Mortgage Provisions. The Mortgage Note or Mortgage for each Mortgage Loan, together with applicable state law, contains customary and enforceable provisions (subject to the exceptions set forth in paragraph 13), including foreclosure, such as to render the rights and remedies of the holder thereof adequate for the practical realization against the related Mortgaged Property of the principal benefits of the security intended to be provided thereby. The related Mortgage Loan documents provide for the appointment of a receiver of rents following an event of default under such loan documents, to the extent available under applicable law.

            11. Trustee under Deed of Trust. If any Mortgage is a deed of trust,
(a) a trustee, duly qualified under applicable law to serve as such, is properly designated and serving under such Mortgage, and (b) no fees or expenses are payable to such trustee by the Seller, the Purchaser or any transferee thereof except in connection with a trustee's sale after default by the related Mortgagor or in connection with any full or partial release of the related Mortgaged Property or related security for the related Mortgage Loan.

            12. Environmental Conditions. An environmental site assessment meeting ASTM standards and assessing all hazards generally assessed for similar properties (as of the date of such assessment), including type, use and tenants for such similar properties ("Environmental Report") was performed with respect to each Mortgaged Property in connection with the origination or securitization of each Mortgage Loan.

            (a) With respect to the Mortgaged Properties for which the Environmental Reports were prepared on or after August 1, 2003, other than as disclosed in the related Environmental Report therefor, to the Seller's knowledge, (X) no Hazardous Material is present on such Mortgaged Property, such that (1) the value, use or operations of such Mortgaged Property is materially and adversely affected, or (2) under applicable federal, state or local law, (i) such Hazardous Material could be required to be eliminated, remediated or otherwise responded to at a cost or in a manner materially and adversely affecting the value, use or operations of the Mortgaged Property before such Mortgaged Property could be altered, renovated, demolished or transferred or
(ii) the presence of such Hazardous Material could (upon action by the appropriate governmental authorities) subject the owner of such Mortgaged Property, or the holders of a security interest therein, to liability for the cost of eliminating, remediating or otherwise responding to such Hazardous Material or the hazard created thereby at a cost or in a manner materially and adversely affecting the value, use or operations of the Mortgaged Property, and
(Y) such Mortgaged Property is in material compliance with all applicable federal, state and local laws and regulations pertaining to Hazardous Materials or environmental hazards, any noncompliance with such laws or regulations does not have a material adverse effect on the value, use or operations of such Mortgaged Property and neither Seller nor, to the Seller's knowledge, the related Mortgagor or any current tenant thereon, has received any notice of any violation or potential violation of any such law or regulation. With respect to any condition disclosed in an Environmental Report, which condition constituted a violation of applicable laws or regulations or would materially and adversely affect the value, use or operations of the related Mortgaged Property if not remedied, such condition has either been satisfactorily remedied, consistent with prudent commercial mortgage lending practices, or the applicable loan documents contain provisions which address such condition to the satisfaction of the Seller, consistent with prudent commercial mortgage lending practices, and adequate funding or resources, consistent with prudent commercial mortgage lending practices, were available to remedy or otherwise respond to such condition.

            (b) With respect to the remaining Mortgaged Properties for which the Environmental Reports were prepared prior to August 1, 2003, (X) no Hazardous Material is present on such Mortgaged Property, such that (1) the value, use or operations of such Mortgaged Property is materially and adversely affected, or
(2) under applicable federal, state or local law and regulations, (a) such Hazardous Material could be required to be eliminated, remediated or otherwise responded to at a cost or in a manner materially and adversely affecting the value, use or operations of the Mortgaged Property before such Mortgaged Property could be altered, renovated, demolished or transferred or (b) the presence of such Hazardous Material could (upon action by the appropriate governmental authorities) subject the owner of such Mortgaged Property, or the holders of a security interest therein, to liability for the cost of eliminating, remediating or otherwise responding to such Hazardous Material or the hazard created thereby at a cost or in a manner materially and adversely affecting the value, use or operations of the Mortgaged Property, and (Y) such Mortgaged Property is in material compliance with all applicable federal, state and local laws and regulations pertaining to Hazardous Materials or environmental hazards, any noncompliance with such laws or regulations does not have a material adverse effect on the value, use or operations of such Mortgaged Property and neither Seller nor, to the Seller's knowledge, the related Mortgagor or any current tenant thereon, has received any notice of any violation or potential violation of any such law or regulation. With respect to any condition disclosed in an Environmental Report, which condition constituted a violation of applicable laws or regulations or would materially and adversely affect the value, use or operations of the related Mortgaged Property if not remedied, such condition has either been satisfactorily remedied, consistent with prudent commercial mortgage lending practices, or the applicable loan documents contain provisions which address such condition to the satisfaction of the Seller, consistent with prudent commercial mortgage lending practices, and adequate funding or resources, consistent with prudent commercial mortgage lending practices, were available to remedy or otherwise respond to such condition.

            (c) Each Mortgage requires the related Mortgagor to comply with all applicable federal, state and local environmental laws and regulations.

            (d) In the case of each Mortgage Loan set forth on Schedule 1 to this Exhibit 2, (i) such Mortgage Loan is the subject of a secured creditor impaired property policy or a commercial real estate pollution liability policy, issued by the issuer set forth on Schedule 1 (the "Policy Issuer") and effective as of the date thereof (the "Environmental Insurance Policy"), (ii) the Environmental Insurance Policy is in full force and effect, (iii) on the effective date of the Environmental Insurance Policy, Seller as originator had no knowledge of any material and adverse environmental condition or circumstance affecting the Mortgaged Property that was not disclosed to the Policy Issuer in one or more of the following: (a) the application for insurance, (b) a borrower questionnaire that was provided to the Policy Issuer or (c) an engineering or other report provided to the Policy Issuer and (iv) the premium of any Environmental Insurance Policy has been paid through the term of such policy.

            "Hazardous Materials" means gasoline, petroleum products, explosives, radioactive materials, polychlorinated biphenyls or related or similar materials, and any other substance, material or waste as may be defined as a hazardous or toxic substance, material or waste by an federal, state or local environmental law, ordinance, rule, regulation or order, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. ss.ss. 9601 et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. ss.ss. 1801 et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. ss.ss. 6901 et seq.), the Federal Water Pollution Control Act, as amended (33 U.S.C. ss.ss. 1251 et seq.), the Clean Air Act, as amended (42 U.S.C. ss.ss. 7401 et seq.), and any regulations promulgated pursuant thereto.

            13. Loan Document Status. Each Mortgage Note, Mortgage and other agreement that evidences or secures such Mortgage Loan and that was executed by or on behalf of the related Mortgagor is the legal, valid and binding obligation of the maker thereof (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), enforceable in accordance with its terms, except with respect to provisions relating to default interest, yield maintenance charges and prepayment premiums and as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and, to the Seller's knowledge, there is no valid defense, counterclaim or right of offset or rescission available to the related Mortgagor with respect to such Mortgage Note, Mortgage or other agreements.

            14. Insurance. Each Mortgaged Property is required (or the holder of the Mortgage can require) pursuant to the related Mortgage to be, and at origination the Seller received evidence that such Mortgaged Property was, insured by (a) a fire and extended perils insurance policy providing coverage against loss or damage sustained by reason of fire, lightning, hail, windstorm (with respect to the Mortgage Loans set forth on Schedule 2 attached hereto), explosion, riot, riot attending a strike, civil commotion, aircraft, vehicles and smoke, and, to the extent required as of the date of origination by the originator of such Mortgage Loan consistent with its normal commercial mortgage lending practices, against other risks insured against by persons operating like properties in the locality of the Mortgaged Property, in an amount not less than the lesser of the principal balance of the related Mortgage Loan and the replacement cost of the improvements on the Mortgaged Property, and with no provisions for a deduction for depreciation in respect of awards for the reconstruction of the improvements, and not less than the amount necessary to avoid the operation of any co-insurance provisions with respect to the Mortgaged Property; (b) a business interruption or rental loss insurance policy or coverage, in an amount at least equal to nine (9) months of operations of the Mortgaged Property; and (c) a flood insurance policy (if any portion of buildings or other structures (excluding parking) on the Mortgaged Property are located in an area identified by the Federal Emergency Management Agency ("FEMA") as a special flood hazard area (which "special flood hazard area" does not include areas designated by FEMA as Zones B, C or X)). For each Mortgaged Property located in a Zone 3 or Zone 4 seismic zone, either: (i) a seismic report which indicated a PML of less than 20% was prepared, based on a 450 or 475-year lookback with a 10% probability of exceedance in a 50-year period, at origination for such Mortgaged Property or (ii) the improvements for the Mortgaged Property are insured against earthquake damage. With respect to each Mortgaged Property, such Mortgaged Property is required pursuant to the related Mortgage to be (or the holder of the Mortgage can require that the Mortgaged Property be), and at origination the Seller received evidence that such Mortgaged Property was, insured by a commercial general liability insurance policy in amounts as are generally required by commercial mortgage lenders for similar properties, and in any event not less than $1 million per occurrence. Under such insurance policies either (A) the Seller is named as mortgagee under a standard mortgagee clause or (B) the Seller is named as an additional insured, and is entitled to receive prior notice as the holder of the Mortgage of termination or cancellation. No such notice has been received, including any notice of nonpayment of premiums, that has not been cured. Each Mortgage obligates the related Mortgagor to maintain or cause to be maintained all such insurance and, upon such Mortgagor's failure to do so, authorizes the holder of the Mortgage to maintain or to cause to be maintained such insurance at the Mortgagor's cost and expense and to seek reimbursement therefor from such Mortgagor. Each Mortgage Loan provides that casualty insurance proceeds will be applied either to the restoration or repair of the related Mortgaged Property or to the reduction of the principal amount of the Mortgage Loan. Each Mortgage provides that any related insurance proceeds, other than for a total loss or taking, will be applied either to the repair or restoration of all or part of the related Mortgaged Property, with the mortgagee or a trustee appointed by the mortgagee having the right to hold and disburse such proceeds as the repair or restoration progresses (except in such cases where a provision entitling another party to hold and disburse such proceeds would not be viewed as commercially unreasonable by a prudent commercial mortgage lender), or to the payment of the outstanding principal balance of the Mortgage Loan together with any accrued interest thereon, and any insurance proceeds in respect of a total or substantially total loss or taking may be applied either to payment of outstanding principal and interest on the Mortgage Loan (except as otherwise provided by law) or to rebuilding of the Mortgaged Property.

            15. Taxes and Assessments and Ground Lease Rents. As of the Closing Date, there are no delinquent taxes, assessments or other outstanding charges affecting any Mortgaged Property that are or may become a lien of priority equal to or higher than the lien of the related Mortgage. For purposes of this representation and warranty, real property taxes and assessments shall be considered delinquent commencing from the date on which interest or penalties would be first payable thereon. As of the Closing Date, there are no delinquent rents on any ground leases for any Mortgaged Property.

            16. Mortgagor Bankruptcy. No Mortgagor is a debtor in any state or federal bankruptcy or insolvency proceeding and no Mortgaged Property or any portion thereof is subject to a plan in any such proceeding.

            17. Leasehold Estate. Each Mortgaged Property consists of the related Mortgagor's fee simple estate in real estate (the "Fee Interest") or the related Mortgage Loan is secured in whole or in part by the interest of the related Mortgagor as a lessee under a ground lease of the Mortgaged Property (a "Ground Lease"), and if secured in whole or in part by a Ground Lease, either
(1) the ground lessor's fee interest is subordinated to the lien of the Mortgage and the Mortgage will not be subject to any lien or encumbrances on the ground lessor's fee interest, other than Permitted Encumbrances, and the holder of the Mortgage is permitted to foreclose the ground lessor's fee interest within a commercially reasonable time period or (2) the following apply to such Ground
Lease:

            (a) Such Ground Lease or a memorandum thereof has been or will be duly recorded; such Ground Lease (or the related estoppel letter or lender protection agreement between the Seller and related lessor) permits the interest of the lessee thereunder to be encumbered by the related Mortgage; does not restrict the use of the related Mortgaged Property by the lessee or its permitted successors and assigns in a manner that would materially and adversely affect the security provided by the related Mortgage; and, to the knowledge of the Seller, there has been no material change in the payment terms of such Ground Lease since the origination of the related Mortgage Loan, with the exception of material changes reflected in written instruments that are a part of the related Mortgage File;

            (b) The lessee's interest in such Ground Lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related Mortgage, other than the ground lessor's related fee interest and Permitted Encumbrances;

            (c) The Mortgagor's interest in such Ground Lease is assignable to the Purchaser and its successors and assigns upon notice to, but (except in the case where such consent cannot be unreasonably withheld) without the consent of, the lessor thereunder (or, if such consent is required, it has been obtained prior to the Closing Date) and, in the event that it is so assigned, is further assignable by the Purchaser and its successors and assigns upon notice to, but without the need to obtain the consent of, such lessor (except in the case where such consent cannot be unreasonably withheld);

            (d) Such Ground Lease is in full force and effect, and the Seller has received no notice that an event of default has occurred thereunder, and, to the Seller's knowledge, there exists no condition that, but for the passage of time or the giving of notice, or both, would result in an event of default under the terms of such Ground Lease;

            (e) Such Ground Lease, or an estoppel letter or other agreement, requires the lessor under such Ground Lease to give notice of any material default by the lessee to the mortgagee (concurrent with notice given to the lessee), provided that the mortgagee has provided the lessor with notice of its lien in accordance with the provisions of such Ground Lease, and such Ground Lease, or an estoppel letter or other agreement, further provides that no notice of termination given under such Ground Lease is effective against the mortgagee unless a copy has been delivered to the mortgagee. The Seller has provided the lessor under the Ground Lease with notice of the Seller's lien on the Mortgaged Property in accordance with the provisions of such Ground Lease;

            (f) A mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under such Ground Lease) to cure any default under such Ground Lease, which is curable after the receipt of notice of any such default, before the lessor thereunder may terminate such Ground Lease by reason of such default;

            (g) Such Ground Lease has an original term, along with any extensions set forth in such Ground Lease, not less than 10 years beyond the full amortization term of the Mortgage Loan;

            (h) Under the terms of such Ground Lease and the related Mortgage, taken together, any related insurance proceeds, other than for a total loss or taking, will be applied either to the repair or restoration of all or part of the related Mortgaged Property, with the mortgagee or a trustee appointed by the mortgagee having the right to hold and disburse such proceeds as the repair or restoration progresses (except in such cases where a provision entitling another party to hold and disburse such proceeds would not be viewed as commercially unreasonable by a prudent commercial mortgage lender), or to the payment of the outstanding principal balance of the Mortgage Loan together with any accrued interest thereon, and any insurance proceeds in respect of a total or substantially total loss or taking may be applied either to payment of outstanding principal and interest on the Mortgage Loan (except as otherwise provided by law) or to rebuilding of the Mortgaged Property;

            (i) Such Ground Lease does not impose any restrictions on subletting which would be viewed, as of the date of origination of the related Mortgage Loan, as commercially unreasonable by the Seller; and such Ground Lease contains a covenant that the lessor thereunder is not permitted, in the absence of an uncured default, to disturb the possession, interest or quiet enjoyment of any subtenant of the lessee, or in any manner, which would materially and adversely affect the security provided by the related Mortgage;

            (j) Such Ground Lease or an estoppel or other agreement requires the lessor to enter into a new lease with the Seller or its successors or assigns under terms which do not materially vary from the economic terms of the Ground Lease, in the event of a termination of the Ground Lease by reason of a default by the Mortgagor under the Ground Lease, including rejection of the Ground Lease in a bankruptcy proceeding; and

            (k) Such Ground Lease may not be materially amended, modified or, except in the case of a default, cancelled or terminated without the prior written consent of the holder of the Mortgage Loan, and any such action without such consent is not binding on such holder, including any increase in the amount of rent payable by the lessee thereunder during the term of the Mortgage Loan.

            18. Escrow Deposits. All escrow deposits and payments relating to each Mortgage Loan that are, as of the Closing Date, required to be deposited or paid have been so deposited or paid, and those escrow deposits and payments are under control of the Seller or its agents.

            19. LTV Ratio. The gross proceeds of each Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and either: (a) such Mortgage Loan is secured by an interest in real property having a fair market value (i) at the date the Mortgage Loan was originated, at least equal to 80 percent of the original principal balance of the Mortgage Loan or (ii) at the Closing Date, at least equal to 80 percent of the principal balance of the Mortgage Loan on such date; provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (x) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (y) a proportionate amount of any lien that is in parity with the Mortgage Loan (unless such other lien secures a Mortgage Loan that is cross-collateralized with such Mortgage Loan, in which event the computation described in clauses (a)(i) and (a)(ii) of this paragraph 19 shall be made on a pro rata basis in accordance with the fair market values of the Mortgaged Properties securing such cross-collateralized Mortgage Loans); or (b) substantially all the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property that served as the only real property collateral for such Mortgage Loan (other than a recourse feature or other third party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)).

            20. Mortgage Loan Modifications. Any Mortgage Loan that was "significantly modified" prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code either (a) was modified as a result of the default under such Mortgage Loan or under circumstances that made a default reasonably foreseeable or (b) satisfies the provisions of either clause (a)(i) of paragraph 19 (substituting the date of the last such modification for the date the Mortgage Loan was originated) or clause (a)(ii) of paragraph 19, including the proviso thereto.

            21. Advancement of Funds by the Seller. No holder of a Mortgage Loan has advanced funds, or induced, solicited or knowingly received any advance of funds from a party other than the owner of the related Mortgaged Property (or any tenant required to make its lease payments directly to the holder of the related Mortgage Loan), directly or indirectly, for the payment of any amount required by such Mortgage Loan.

            22. No Mechanics' Liens. As of the applicable Mortgage Loan origination date, and to the Seller's knowledge as of the Closing Date, each Mortgaged Property is free and clear of any and all mechanics' and materialmen's liens that are prior or equal to the lien of the related Mortgage and no rights are outstanding that under law could give rise to any such lien that would be prior or equal to the lien of the related Mortgage except, in each case, for liens insured against by the Title Policy referred to herein, or, if any such liens existing as of the Closing Date are not insured against by the Title Policy referred to herein, such liens will not have a material adverse effect on the value of the related Mortgaged Property.

            23. Compliance with Laws. Except as otherwise specifically disclosed in an exception on Schedule A attached hereto to another representation and warranty made by the seller in this Exhibit 2, at origination, each Mortgage Loan complied with all applicable federal, state and local statutes and regulations. Each Mortgage Loan complied with (or is exempt from) all applicable usury laws in effect at its date of origination.

            24. Cross-collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any loan other than one or more other Mortgage Loans.

            25. Releases of Mortgaged Property. No Mortgage Note or Mortgage requires the mortgagee to release all or any material portion of the related Mortgaged Property that was included in the valuation for such Mortgaged Property, and/or generates income, from the lien of the related Mortgage except upon payment in full of all amounts due under the related Mortgage Loan, or upon satisfaction of the defeasance provisions of such Mortgage Loan, other than the Mortgage Loans that require the mortgagee to grant a release of a portion of the related Mortgaged Property upon (a) the satisfaction of certain legal and underwriting requirements where the portion of the related Mortgaged Property permitted to be released was not considered by the Seller to be material in underwriting the Mortgage Loan or, in the case of a substitution, where the Mortgagor is entitled to substitute a replacement parcel at its unilateral option upon the satisfaction of specified conditions, and/or (b) the payment of a release price and prepayment consideration in connection therewith, consistent with the Seller's normal commercial mortgage lending practices (and in both (a) and (b), any release of the Mortgaged Property has been reflected in the Mortgage Loan Schedule). Except as described in the prior sentence (other than with respect to defeasance and substitution), no Mortgage Loan permits the full or partial release or substitution of collateral unless (1) the mortgagor is entitled to substitute a replacement parcel at its unilateral option upon satisfaction of specified conditions, and (2) the mortgagee or servicer can require the Mortgagor to provide an opinion of tax counsel to the effect that such release or substitution of collateral (a) would not constitute a "significant modification" of such Mortgage Loan within the meaning of Treas. Reg. ss.1.8606-2(b)(2) and (b) would not cause such Mortgage Loan to fail to be a "qualified mortgage" within the meaning of Section 860G(a)(3)(A) of the Code. The loan documents require the related Mortgagor to bear the cost of such opinion.

            26. No Equity Participation or Contingent Interest. No Mortgage Loan contains any equity participation by the lender or provides for negative amortization or for any contingent or additional interest in the form of participation in the cash flow of the related Mortgaged Property.

            27. No Material Default. There exists no material default, breach, violation or event giving the lender the right to accelerate the Mortgage Loan (and, to the Seller's knowledge, no event has occurred which, with the passage of time or the giving of notice, or both, would constitute any of the foregoing) under the documents evidencing or securing the Mortgage Loan, in any such case to the extent the same materially and adversely affects the value of the Mortgage Loan and the related Mortgaged Property; provided, however, that this representation and warranty does not address or otherwise cover any default, breach, violation or event of acceleration that specifically pertains to any matter otherwise covered by any other representation and warranty made by the Seller elsewhere in this Exhibit 2 or the exceptions listed in Schedule A attached hereto.

            28. Inspections. The Seller (or if the Seller is not the originator, the originator of the Mortgage Loan) has inspected or caused to be inspected each Mortgaged Property in connection with the origination of the related Mortgage Loan.

            29. Local Law Compliance. To the best of Seller's knowledge, based on due diligence performed at origination that was considered reasonable by prudent commercial mortgage lenders in the lending area where the Mortgaged Property is located, the improvements located on or forming part of each Mortgaged Property comply with applicable zoning laws and ordinances, or constitute a legal non-conforming use or structure or, if any such improvement does not so comply, such non-compliance does not materially and adversely affect the value of the related Mortgaged Property, such value as determined by the appraisal or internal or external market study performed at origination.

            30. Junior Liens. None of the Mortgage Loans permits the related Mortgaged Property to be encumbered by any lien (other than a Permitted Encumbrance) junior to or of equal priority with the lien of the related Mortgage without the prior written consent of the holder thereof or the satisfaction of debt service coverage or similar criteria specified therein. The Seller has no knowledge that any of the Mortgaged Properties is encumbered by any lien junior to the lien of the related Mortgage.

            31. Actions Concerning Mortgage Loans. To the knowledge of the Seller, there are no actions, suits or proceedings before any court, administrative agency or arbitrator concerning any Mortgage Loan, Mortgagor or related Mortgaged Property that could reasonably be expected to adversely affect title to the Mortgaged Property or the validity or enforceability of the related Mortgage or that could reasonably be expected to materially and adversely affect the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended.

            32. Servicing. The servicing and collection practices used by the Seller or any prior holder or servicer of each Mortgage Loan have been in all material respects legal, proper and prudent and have met customary industry standards utilized by commercial lending institutions in the area where the related Mortgaged Property is located.

            33. Licenses and Permits. To the Seller's knowledge, based on due diligence that it customarily performs in the origination of comparable mortgage loans, as of the date of origination of each Mortgage Loan, and to Seller's knowledge, as of the Closing Date, based on servicing procedures customarily performed in the Seller's servicing of the Mortgage Loans during the period in which Seller owned each such Mortgage Loan, the related Mortgagor was in possession of all material licenses, permits and franchises required by applicable law for the ownership and operation of the related Mortgaged Property as it was then operated.

            34. Collateral in Trust. The Mortgage Note for each Mortgage Loan is not secured by a pledge of any collateral that has not been assigned to the Purchaser.

            35. Due on Sale/Due on Encumbrance. Each Mortgage Loan contains a "due on sale" clause, which provides for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan if, without prior written consent of the holder of the Mortgage, the property subject to the Mortgage or any material portion thereof, is transferred, sold or encumbered by a junior mortgage or deed of trust; provided, however, that certain Mortgage Loans provide a mechanism for the assumption of the loan by a third party upon the Mortgagor's satisfaction of certain conditions precedent, and upon payment of a transfer fee, if any, or transfer of interests in the Mortgagor or constituent entities of the Mortgagor to a third party or parties related to the Mortgagor upon the Mortgagor's satisfaction of certain conditions precedent.

            36. Non-Recourse Exceptions. The Mortgage Loan documents for each Mortgage Loan either provide that (a) such Mortgage Loan is fully recourse to the Mortgagor or (b) such Mortgage Loan constitutes the non-recourse obligations of the related Mortgagor and non-recourse guarantors, if any, except that either
(i) such provision does not apply in the case of fraud or willful misrepresentation by the Mortgagor, misappropriation of rents, insurance proceeds or condemnation awards and breaches of the environmental covenants in the Mortgage Loan documents or (ii) such documents provide that the Mortgagor shall be liable to the holder of the Mortgage Loan for losses incurred as a result of fraud by the Mortgagor. Except as set forth on Schedule A attached hereto, either the Mortgagor or a guarantor with respect to each Mortgage Loan is a natural person.

            37. Underwriting Policies. Each Mortgage Loan was either originated by the Seller or an affiliate thereof, and each such origination of a Mortgage Loan substantially complied with the Seller's underwriting policies in effect as of such Mortgage Loan's origination date.

            38. REMIC Eligibility. Each Mortgage Loan is a "qualified mortgage" as such term is defined in Section 860G(a)(3) of the Code (without regard to Treasury Regulations Section 1.860G-2(f)(2), which treats certain defective mortgage loans as qualified mortgages). Each Mortgaged Property will qualify as foreclosure property within the meaning of Section 856(e) of the Code if obtained by foreclosure or deed in lieu of foreclosure.

            39. Prepayment Premiums. Each prepayment premium or yield maintenance premium is consistent with those charged by the Seller in its customary lending practices with respect to loans of the size and character of the Mortgage Loans.

            40. Loan Provisions. No Mortgage Loan contains a provision that by its terms would automatically or at the unilateral option of the Mortgagor cause such Mortgage Loan not to be a "qualified mortgage" as such term is defined in
Section 860G(a)(3) of the Code.

            41. Single Purpose Entity. The Mortgagor on each Mortgage Loan was, as of the origination of the Mortgage Loan, a Single Purpose Entity. For this purpose, a "Single Purpose Entity" shall mean an entity, other than an individual, whose organizational documents provide (or which entity covenanted in the Mortgage Loan documents) substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented or covenanted in the related Mortgage Loan documents, substantially to the effect that it does not have (or will not obtain) any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from any other person, and that it holds itself out as a legal entity, separate and apart from any other person.

            42. Defeasance and Assumption Costs. If the related Mortgage Loan Documents provide for defeasance, such documents provide that the related Mortgagor is responsible for the payment of all reasonable costs and expenses of Lender incurred in connection with the defeasance of such Mortgage Loan and the release of the related Mortgaged Property. The related Mortgage Loan Documents require the related Mortgagor to pay all reasonable costs and expenses of Lender associated with the approval of an assumption of such Mortgage Loan.

            43. Defeasance. No Mortgage Loan provides that it can be defeased prior to the date that is two years after the Closing Date.

            44. Confidentiality. There are no provisions in any Note, Mortgage or related loan documents with respect to any Mortgage Asset, nor any other agreements or enforceable understandings with any Mortgagor, Mortgagor principal or guarantor, which restrict the dissemination of information regarding any Mortgagor, Mortgagor principal, guarantor or Mortgaged Property by the owner or holder of the Mortgage Asset or requires such owner or holder to treat any information regarding any Mortgagor, Mortgagor principal, guarantor or Mortgaged Property as confidential.

                                   SCHEDULE A

                  EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES


            Representation numbers referred to below relate to the corresponding Mortgage Loan representations and warranties set forth in Exhibit 2 to the Mortgage Loan Purchase Agreement. Any exception listed below in respect of a particular representation or warranty shall also be deemed to apply to any other applicable representation or warranty.



Annex A Control
      ID #        Mortgage Loan                       Exception
----------------- ----------------------------------- ------------------------------------------------------------------
Exception to Representation (7):                      Condition of Property; Condemnation.
                                                      -----------------------------------

                  All Mortgage Loans                  Property inspection reports were not obtained in connection with the origination of the Mortgage Loans, but property inspections were conducted by MortgageRamp for all of the Mortgaged Properties
                                                      between November and December 2004.

Exceptions to Representation (18):                    Escrow Deposits
                                                      ---------------

                  All Mortgage Loans except           The capital improvements escrow account is held by a third party
                  Westcreek Townhomes and             that is not under control of, or an agent of, the Seller.
                  Summer City

Exception to Representation (24):                     Cross-collateralization
                                                      -----------------------
                  Martin's Landing Apartments Phase   The Mortgage Loans are cross-collateralized and cross-defaulted
                  I                                   with each other.
                  Martin's Landing Apartments Phase
                  II

                  Windermere II Apartments            An event of default on the related subordinate loan will be
                  North Pointe Apartments             treated as an event of default under the Mortgage Loan, but an
                  Westchester Apartments              event of default under the Mortgage Loan will not itself
                  Culpepper Landing II                constitute an event of default under the subordinate loan.

Exception to Representation (28):                     Inspections
                                                      -----------

                  All Mortgage Loans                  Property inspection reports were not obtained in connection with the origination of the Mortgage Loans, but property inspection reports were obtained from MortgageRamp for all of the Mortgaged
                                                      Properties between November and December 2004.

Exception to Representation (30):                     Junior Liens
                                                      ------------

                  Culpepper Landing II                There is a mortgage granted by the Borrower to the South Carolina
                                                      State Housing Finance and Development Authority ("SCSHF") securing an initial principal amount of $500,000. The SCSHF mortgage is subordinated to the Mortgage Loan pursuant to a recorded
                                                      subordination agreement that, among other things, requires SCSHF to give Lender 60 days written notice prior to foreclosing on the property.

                  Kimberly Park Apartments            There is a deed of trust granted by the Borrower to the California
                                                      Housing Finance Agency ("CHFA") securing an initial principal amount of $302,515.47. A Title Policy endorsement was obtained insuring that the CHFA deed of trust is subordinate to the
                                                      Mortgage Loan. For so long as the Borrower is performing its obligations under the low income housing regulatory agreement between CHFA and the Borrower no scheduled payments are due under the CHFA loan until the 55th anniversary of such agreement. On the
                                                      55th anniversary of the agreement, 1/55th of the original
                                                      principal amount of the loan will be forgiven for each year that the Borrower performs its obligations under such agreement.

                  North Pointe Apartments             There is a deed of trust granted by the Borrower to the State of
                                                      Utah, Housing Trust Fund ("SUHTF") securing an initial principal balance of $399,275.00. The SUHTF mortgage is payable from cash flow only and is subordinated to the Mortgage Loan pursuant to a recorded subordination agreement that, among other things, requires SUHTF to give Lender 60 days written notice prior to foreclosing on the property.

                  Parker Place Apartments             There is a mortgage granted by the Borrower to ADPC Corporation
                                                      ("ADPC") securing an initial principal balance of $318,737.56. The
                                                      ADPC mortgage is payable from cash flow only and is subordinated to the Mortgage Loan pursuant to a recorded subordination
                                                      agreement that, among other things, prohibits ADPC from
                                                      foreclosing prior to payment in full of the Mortgage Loan.

                  River Park Village Apartments       There is a mortgage granted by the Borrower to The New Jersey
                                                      Department of Community Affairs, Division of Housing ("NJDCADH")
                                                      securing an initial principal balance of $1,500,000.00. The
                                                      NJDCADH mortgage (1) is by its terms subordinated to the Mortgage
                                                      Loan, (2) is payable from cash flow only and (3) may be foreclosed by NJDCADH without notice to Lender.

                  Sable Chase Apartments              There is a deed of trust granted by the Borrower to Georgia
                                                      Housing and Finance Authority ("GHFA") securing an initial principal balance of $1,000,000. The GHFA deed of trust is subordinated to the Mortgage Loan pursuant to a recorded
                                                      subordination agreement.

                  Westchester Apartments              There are two additional mortgages granted by the Borrower:

                                                            (1) a mortgage to Hillsborough County, Board of County
                                                            Commissioners ("HCBCC") securing an initial principal
                                                            balance of $518,000.00. Such mortgage is payable from net
                                                            cash flow only and is subordinated to the Mortgage Loan
                                                            pursuant to a recorded subordination agreement that, among other things, requires HCBCC to give Lender 60 days written notice prior to foreclosing on the property; and

                                                            (2) a mortgage to Florida Housing Finance Corporation
                                                            ("FHFC") securing an initial principal balance of
                                                            $2,500,000.00. The FHFC loan is payable from cash flow only and is subordinated to the Mortgage Loan pursuant to a
                                                            recorded subordination agreement that, among other things, requires FHFC to give Lender 60 days written notice prior to foreclosing on the property.

                  Westland Cove                       There is a deed of trust granted by the Borrower to Salt Lake
                                                      County ("SLC") securing an initial principal balance of
                                                      $131,000.00. The SLC loan is subordinated to the Mortgage Loan pursuant to a recorded subordination agreement that prohibits SLC from foreclosing on the property prior to payment in full of the
                                                      Mortgage Loan.

                  Windermere                          Apartments There is a mortgage granted by the Borrower to HCBCC securing an initial principal amount of $670,000.00. Such mortgage is payable from net cash flow or disposition of the property and is by its terms subordinate to the Mortgage Loan.

                  Windermere II Apartments            There is a mortgage granted by the Borrower to HCBCC securing an initial principal balance of $760,000.00. Such mortgage is payable from net cash flow or disposition of the property and is
                                                      subordinated to the Mortgage Loan pursuant to a recorded
                                                      subordination agreement that, among other things, requires HCBCC to give Lender 60 days written notice prior to foreclosing on the property.

Exception to Representation (36):                     Non-Recourse Exceptions
                                                      -----------------------

                  Loans on Schedule 1A                Only the loans on Schedule 1A provide that a natural person is obligated in connection with the non-recourse carve-outs for fraud or willful misrepresentation, misappropriation of funds, insurance proceeds, or condemnation proceeds.

                  Loans on Schedule 1B                Only the loans on Schedule 1B provide that a natural person is obligated in connection with the non-recourse carve-outs for breaches of environmental covenants in the Mortgage Loan.

Exception to Representation (41):                     Single Purpose Entity
                                                      ---------------------

                  All Mortgage Loans except           The Borrower is not a "Single Purpose Entity" as defined because:
                  Kimberly Park
                                                            (i) the Borrower was not formed or organized solely for the purpose of owning and operating one or more of the Mortgaged
                                                            Properties;

                                                            (ii) under the Mortgage Loan documents the borrower is
                                                            permitted to incur unsecured debt; however, the Borrower may not incur debt secured by the Mortgaged Property;

                                                            (iii) the Borrower is not required to maintain its own
                                                            books, records and accounts separate and apart from any
                                                            other person, and

                                                            (iv) the Borrower is not required to hold itself out as a
                                                            legal entity, separate and apart from any other person.

                                                      The Borrower has covenanted that it is prohibited from engaging in any business unrelated to the Mortgaged Property and the Borrower may not obtain assets other than those related to its interest in and the operation of the Mortgaged Property.

                                                      Without making any representation as to any of the other Mortgage
                                                      Loans, the partnership agreements of the borrowers for the following loans provide as follows:

                                                            o Westcreek Townhomes: The managing partner may not, without the consent of the limited partners, incur any liability on behalf of the partnership in the ordinary course of the
                                                            partnership's business in excess of $25,000, other than the mortgage loan.

                                                            o Windermere II Apartments; Windermere I Apartments and
                                                            Westchester Apartments: The general partner may not, without the consent of the limited partners, incur in the aggregate any non-mortgage debt (other than operating deficit loans
                                                            and equipment lease and purchase money financing for
                                                            personal property used in the apartment complex) or mortgage debt in excess of $25,000, other than the mortgage loan.

                                                            o The Club At Woodchase: The managing general partner may
                                                            not, without the consent of the limited partners, incur any liability on behalf of the partnership in the ordinary
                                                            course of the partnership's business in excess of $100,000, other than the mortgage loan.



                  Kimberly Park                       The Borrower is not a "Single Purpose Entity" as defined because the Mortgage Loan documents do not expressly require that the
                                                      Borrower have been formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loan

                                                      The Mortgage Loan documents prohibit the Borrower from engaging in any business unrelated to such Mortgaged Property or Properties, and the Borrower has covenanted that it does not have (or will not obtain) any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from any other person, and that it holds itself out as a legal entity, separate and apart from any other person.

                                   SCHEDULE 1


                                      NONE

                                   SCHEDULE 1A


   List of Mortgage Loans that provide that a natural person is obligated in connection with the non-recourse carve-outs for fraud or willful misrepresentation, misappropriation of funds, insurance proceeds, or condemnation proceeds.


Foxridge Apartments
Las Villas Apartments
Crestview Apartments
Briar Ridge
Windermere II Apartments
Westchester Apartments
Aspenwood Glen Apartments
Kimberly Park Apartments

                                   SCHEDULE 1B


   List of Mortgage Loans that provide that a natural person is obligated in connection with the non-recourse carve-outs for breaches of environmental covenants in the Mortgage Loan.



Park At Clear Creek
Plum Creek Apartments
El Patrimonio Apartments
Foxridge Apartments
Las Villas Apartments
Crestview Apartments
Briar Ridge
Windermere II Apartments
Westchester Apartments
Aspenwood Glen Apartments
Culpepper Landing II
Kimberly Park Apartments
Sable Chase Apartments
Willow Point I Apartments
Willow Point II Apartments
Hillview Apartments
Culpepper Landing
Pine Valley Apartments
Autumn Ridge Apartments
Westland Cove
River Park Village Apartments
Logan Pointe Apartments
Parkview Apartments
Parker Place Apartments
Deerfield Apartments
Windermere Apartments
Summer City Townhomes
Highland Village Apartments
Central Court Village
Salem Crest Apartments

                                   SCHEDULE 2



                                      NONE

                                    EXHIBIT 3

                                 PURCHASE PRICE



                 Purchase Price                   $236,509,071
                 Accrued Interest                 $    962,679
                                                  ------------
                 Total                            $237,471,750

                                    EXHIBIT 4

                                  BILL OF SALE


            1. Parties. The parties to this Bill of Sale are the following:

               Seller:    Massachusetts Mutual Life Insurance Company
               Purchaser: Morgan Stanley Capital I Inc.

            2. Sale. For value received, the Seller hereby conveys to the Purchaser, without recourse, all right, title and interest in and to the Mortgage Loans identified on Exhibit 1 (the "Mortgage Loan Schedule") to the Mortgage Loan Purchase Agreement, dated as of February 1, 2005 (the "Mortgage Loan Purchase Agreement"), between the Seller and the Purchaser and all of the following property:

            (a) All accounts, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit and investment property consisting of, arising from or relating to any of the following property: the Mortgage Loans identified on the Mortgage Loan Schedule including the related Mortgage Notes, Mortgages, security agreements, and title, hazard and other insurance policies, all distributions with respect thereto payable after the Cut-Off Date, all substitute or replacement Mortgage Loans and all distributions with respect thereto, and the Mortgage Files;

            (b) All accounts, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit, investment property, and other rights arising from or by virtue of the disposition of, or collections with respect to, or insurance proceeds payable with respect to, or claims against other Persons with respect to, all or any part of the collateral described in clause (a) above (including any accrued discount realized on liquidation of any investment purchased at a discount); and

            (c) All cash and non-cash proceeds of the collateral described in clauses (a) and (b) above.

            3. Purchase Price. The amount and other consideration set forth on
Exhibit 3 to the Mortgage Loan Purchase Agreement.

            4. Definitions. Terms used but not defined herein shall have the meanings assigned to them in the Mortgage Loan Purchase Agreement.

            IN WITNESS WHEREOF, each of the parties hereto has caused this Bill of Sale to be duly executed and delivered on this ___ day of February, 2005.



SELLER:                                MASSACHUSETTS MUTUAL LIFE INSURANCE
                                       COMPANY




                                       By: ___________________________________
                                           Name:
                                           Title:



PURCHASER:                             MORGAN STANLEY CAPITAL I INC.




                                       By: ___________________________________
                                           Name:
                                           Title:

                                    EXHIBIT 5

                        FORM OF LIMITED POWER OF ATTORNEY

THIS DOCUMENT PREPARED BY,
AND AFTER RECORDING RETURN TO:


Wells Fargo Bank, National Association
45 Fremont Street, 2nd Floor
San Francisco, California 94105
Attention: Commercial Mortgage Servicing--
           Morgan Stanley Capital I Inc., Commercial Mortgage
           Pass-Through Certificates, Series 2005-IQ9

Midland Loan Services, Inc.
10851 Mastin
Building 82, Suite 700
Overland Park, Kansas 66210
Attention: President--Morgan Stanley Capital I Inc.
           Commercial Mortgage Pass-Through Certificates, Series 2005-IQ9

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603
Attention: Global Securitization Trust Services Group--Morgan Stanley Capital I Inc., Series 2005-IQ9



                            LIMITED POWER OF ATTORNEY



            Know all persons by these presents; that the undersigned in its capacity as Seller, having an address of Massachusetts Mutual Life Insurance Company, c/o Babson Capital Management LLC, 1500 Main Street, Suite 2100, Springfield, Massachusetts 01115, Attention: Managing Director, Real Estate Finance Group (the "Seller"), being duly empowered and authorized to do so, does hereby make, constitute and appoint Wells Fargo Bank, National Association, having an address of 45 Freemont Street, 2nd Floor, San Francisco, California 94105, Attention: Commercial Mortgage Servicing--Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2005-IQ9 (the "General Master Servicer"), Midland Loan Services, Inc., having an address of 10851 Mastin, Building 82, Suite 700, Overland Park, Kansas 66210, Attention:
President--Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2005-IQ9, (the "General Special Servicer") and LaSalle Bank National Association, having an address of 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attention: Global Securitization Trust Services Group--Morgan Stanley Capital I Inc., Series 2005-IQ9, (the "Trustee") as the true and lawful attorneys-in-fact for the undersigned, in its name, place and stead, and for its use and benefit:

            1. To empower the Trustee, the General Master Servicer and, in the event of the failure or incapacity of the Trustee and the General Master Servicer, the General Special Servicer, to submit for recording, at the expense of the Seller, any mortgage loan documents required to be recorded as described in the Pooling and Servicing Agreement, dated as of February 1, 2005 (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc., as Depositor, the General Master Servicer, the General Special Servicer, NCB, FSB, as NCB Master Servicer, National Consumer Cooperative Bank, as Co-op Special Servicer, the Trustee, ABN AMRO Bank, N.V., as Fiscal Agent, and LaSalle Bank National Association, as Paying Agent and Certificate Registrar with respect to the Trust and any intervening assignments with evidence of recording thereon that are required to be included in the Mortgage File (so long as original counterparts have previously been delivered to the Trustee).

            2. This power of attorney shall be limited to the above-mentioned exercise of power.

            3. This instrument is to be construed and interpreted as a limited power of attorney. The enumeration of specific items, rights, acts or powers herein is not intended to, nor does it give rise to, and it is not intended to be construed as, a general power of attorney.

            4. The rights, power of authority of said attorney herein granted shall commence and be in full force and effect on the date hereof and such rights, powers and authority shall remain in full force and effect until the termination of the Pooling and Servicing Agreement.

            Capitalized terms used herein but not defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement.

IN WITNESS WHEREOF, I have hereunto set my hand this ____ day of February 2005.



Witnessed by:                          MASSACHUSETTS MUTUAL LIFE INSURANCE
                                       COMPANY



___________________________            By:________________________
Print Name:                               Name:
                                          Title:


STATE OF______________________)

COUNTY OF_____________________)

On __________________________, before me, a Notary Public in and for said county, personally appeared ________________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person acted and executed the instrument. Witness my hand and official seal.




---------------------------------------
Commission Expires:

                                   EXHIBIT K-5


                        MORTGAGE LOAN PURCHASE AGREEMENT
                                (NCB, FSB LOANS)

            Mortgage Loan Purchase Agreement (this "Agreement"), dated as of February 1, 2005, between NCB, FSB (the "Seller"), and Morgan Stanley Capital I Inc. (the "Purchaser").

            The Seller agrees to sell, and the Purchaser agrees to purchase, certain mortgage loans listed on Exhibit 1 hereto (the "Mortgage Loans") as described herein. The Purchaser will convey the Mortgage Loans to a trust (the "Trust") created pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of February 1, 2005, between the Purchaser, as depositor, Wells Fargo Bank, National Association, as General Master Servicer, Midland Loan Services, Inc., as General Special Servicer, NCB, FSB, as NCB Master Servicer, National Consumer Cooperative Bank, as Co-op Special Servicer, LaSalle Bank National Association, as Trustee, Paying Agent and Certificate Registrar and ABN AMRO Bank, N.V., as Fiscal Agent. In exchange for the Mortgage Loans and certain other mortgage loans (the "Other Mortgage Loans") to be purchased by the Purchaser, the Trust will issue to the Depositor pass-through certificates to be known as Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2005-IQ9 (the "Certificates"). The Certificates will be issued pursuant to the Pooling and Servicing Agreement.

            Capitalized terms used herein but not defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement.

            The Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-5, Class A-1A, Class A-J, Class B, Class C and Class D Certificates (the "Public Certificates") will be sold by the Purchaser to Morgan Stanley & Co. Incorporated, Greenwich Capital Markets, Inc. and IXIS Securities North America Inc. (collectively, the "Underwriters"), pursuant to an Underwriting Agreement, between the Purchaser and the Underwriters, dated February 15, 2005 (the "Underwriting Agreement"), and the Class X-1, Class X-2, Class X-Y, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class EI, Class R-I, Class R-II and Class R-III Certificates (collectively, the "Private Certificates") will be sold by the Purchaser to Morgan Stanley & Co. Incorporated (the "Initial Purchaser") pursuant to a Certificate Purchase Agreement, between the Purchaser and the Initial Purchaser, dated February 15, 2005 (the "Certificate Purchase Agreement"). The Underwriters will offer the Public Certificates for sale publicly pursuant to a Prospectus dated February 7, 2005, as supplemented by a Prospectus Supplement dated February 15, 2005 (together, the "Prospectus Supplement"), and the Initial Purchaser will offer the Private Certificates (other than the Class R-I, Class R-II and Class R-III Certificates) for sale in transactions exempt from the registration requirements of the Securities Act of 1933 pursuant to a Private Placement Memorandum, dated as of February 15, 2005 (the "Memorandum").

            In consideration of the mutual agreements contained herein, the Seller and the Purchaser hereby agree as follows:

            Section 1. Agreement to Purchase. The Seller agrees to sell, and the Purchaser agrees to purchase, on a servicing released basis, the Mortgage Loans identified on the schedule (the "Mortgage Loan Schedule") annexed hereto as
Exhibit 1, as such schedule may be amended to reflect the actual Mortgage Loans accepted by the Purchaser pursuant to the terms hereof. The Cut-Off Date with respect to each Mortgage Loan is such Mortgage Loan's Due Date in the month of February 2005. The Mortgage Loans and the Other Mortgage Loans will have an aggregate principal balance as of the close of business on the Cut-Off Date, after giving effect to any payments due on or before such date, whether or not received, of $1,531,754,421. The sale of the Mortgage Loans shall take place on February 24, 2005 or such other date as shall be mutually acceptable to the parties hereto (the "Closing Date"). The purchase price to be paid by the Purchaser for the Mortgage Loans shall equal the amount set forth as such purchase price on Exhibit 3 hereto. The purchase price shall be paid to the Seller by wire transfer in immediately available funds on the Closing Date.

            On the Closing Date, the Purchaser will assign to the Trustee pursuant to the Pooling and Servicing Agreement all of its right, title and interest in and to the Mortgage Loans and its rights under this Agreement (to the extent set forth in Section 15), and the Trustee shall succeed to such right, title and interest in and to the Mortgage Loans and the Purchaser's rights under this Agreement (to the extent set forth in Section 15).

            Section 2. Conveyance of Mortgage Loans. Effective as of the Closing Date, subject only to receipt of the consideration referred to in Section 1 hereof and the satisfaction of the conditions specified in Sections 6 and 7 hereof, the Seller does hereby transfer, assign, set over and otherwise convey to the Purchaser, without recourse, all the right, title and interest of the Seller, in and to the Mortgage Loans identified on the Mortgage Loan Schedule as of the Closing Date. The Mortgage Loan Schedule, as it may be amended from time to time on or prior to the Closing Date, shall conform to the requirements of this Agreement and the Pooling and Servicing Agreement. In connection with such transfer and assignment, the Seller shall deliver to or on behalf of the Trustee, on behalf of the Purchaser, on or prior to the Closing Date, the Mortgage Note (as described in clause (a) below) for each Mortgage Loan and on or prior to the fifth Business Day after the Closing Date, five limited powers of attorney substantially in the form attached hereto as Exhibit 5 in favor of the Trustee, the applicable Master Servicer and the applicable Special Servicer to empower the Trustee, the applicable Master Servicer and, in the event of the failure or incapacity of the Trustee and the applicable Master Servicer, the Special Servicer, to submit for recording, at the expense of the Seller, any mortgage loan documents required to be recorded as described in the Pooling and Servicing Agreement and any intervening assignments with evidence of recording thereon that are required to be included in the Mortgage Files (so long as original counterparts have previously been delivered to the Trustee). The Seller agrees to reasonably cooperate with the Trustee, the applicable Master Servicer and the applicable Special Servicer in connection with any additional powers of attorney or revisions thereto that are requested by such parties for purposes of such recordation. The parties hereto agree that no such power of attorney shall be used with respect to any Mortgage Loan by or under authorization by any party hereto except to the extent that the absence of a document described in the second preceding sentence with respect to such Mortgage Loan remains unremedied as of the earlier of (i) the date that is 180 days following the delivery of notice of such absence to the Seller, but in no event earlier than 18 months from the Closing Date, and (ii) the date (if any) on which such Mortgage Loan becomes a Specially Serviced Mortgage Loan. The Trustee shall submit such documents for recording, at the Seller's expense, after the periods set forth above; provided, however, the Trustee shall not submit such assignments for recording if the Seller produces evidence that it has sent any such assignment for recording and certifies that the Seller is awaiting its return from the applicable recording office. In addition, not later than the 30th day following the Closing Date, the Seller shall deliver to or on behalf of the Trustee each of the remaining documents or instruments specified below (with such exceptions and additional time periods as are permitted by this Section) with respect to each Mortgage Loan (each, a "Mortgage File"). (The Seller acknowledges that the term "without recourse" does not modify the duties of the Seller under Section 5 hereof.)

            All Mortgage Files, or portions thereof, delivered prior to the Closing Date are to be held by or on behalf of the Trustee in escrow on behalf of the Seller at all times prior to the Closing Date. The Mortgage Files shall be released from escrow upon closing of the sale of the Mortgage Loans and payments of the purchase price therefor as contemplated hereby. The Mortgage File for each Mortgage Loan shall contain the following documents:

            (a) The original Mortgage Note bearing all intervening endorsements, endorsed in blank or endorsed "Pay to the order of LaSalle Bank National Association, as Trustee for Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2005-IQ9, without recourse, representation or warranty" or if the original Mortgage Note is not included therein, then a lost note affidavit and indemnity, with a copy of the Mortgage Note attached thereto;

            (b) The original Mortgage, with evidence of recording thereon, and, if the Mortgage was executed pursuant to a power of attorney, a certified true copy of the power of attorney certified by the public recorder's office, with evidence of recording thereon (if recording is customary in the jurisdiction in which such power of attorney was executed), or certified by a title insurance company or escrow company to be a true copy thereof; provided that if such original Mortgage cannot be delivered with evidence of recording thereon on or prior to the 90th day following the Closing Date because of a delay caused by the public recording office where such original Mortgage has been delivered for recordation or because such original Mortgage has been lost, the Seller shall deliver or cause to be delivered to the Trustee a true and correct copy of such Mortgage, together with (i) in the case of a delay caused by the public recording office, an Officer's Certificate (as defined below) of the Seller stating that such original Mortgage has been sent to the appropriate public recording official for recordation or (ii) in the case of an original Mortgage that has been lost after recordation, a certification by the appropriate county recording office where such Mortgage is recorded that such copy is a true and complete copy of the original recorded Mortgage;

            (c) The originals of all agreements modifying a Money Term or other material modification, consolidation and extension agreements, if any, with evidence of recording thereon (if applicable) or if any such original modification, consolidation or extension agreement has been delivered to the appropriate recording office for recordation and either has not yet been returned on or prior to the 90th day following the Closing Date with evidence of recordation thereon or has been lost after recordation, a true copy of such modification, consolidation or extension certified by the Seller together with
(i) in the case of a delay caused by the public recording office, an Officer's Certificate of the Seller stating that such original modification, consolidation or extension agreement has been dispatched or sent to the appropriate public recording official for recordation or (ii) in the case of an original modification, consolidation or extension agreement that has been lost after recordation, a certification by the appropriate county recording office where such document is recorded that such copy is a true and complete copy of the original recorded modification, consolidation or extension agreement, and the originals of all assumption agreements, if any;

            (d) An original Assignment of Mortgage for each Mortgage Loan, in form and substance acceptable for recording (except for recording information not yet available if the instrument being recorded has not been returned from the applicable recording office), signed by the holder of record in blank or in favor of "LaSalle Bank National Association, as Trustee for Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2005-IQ9";

            (e) Originals of all intervening assignments of Mortgage, if any, with evidence of recording thereon or, if such original assignments of Mortgage have been delivered to the appropriate recorder's office for recordation, certified true copies of such assignments of Mortgage certified by the Seller, or in the case of an original blanket intervening assignment of Mortgage retained by the Seller, a copy thereof certified by the Seller or, if any original intervening assignment of Mortgage has not yet been returned on or prior to the 90th day following the Closing Date from the applicable recording office or has been lost, a true and correct copy thereof, together with (i) in the case of a delay caused by the public recording office, an Officer's Certificate of the Seller stating that such original intervening assignment of Mortgage has been sent to the appropriate public recording official for recordation or (ii) in the case of an original intervening assignment of Mortgage that has been lost after recordation, a certification by the appropriate county recording office where such assignment is recorded that such copy is a true and complete copy of the original recorded intervening assignment of Mortgage;

            (f) If the related Assignment of Leases is separate from the Mortgage, the original of such Assignment of Leases with evidence of recording thereon or certified by a title insurance company or escrow company to be a true copy thereof; provided that if such Assignment of Leases has not been returned on or prior to the 90th day following the Closing Date because of a delay caused by the applicable public recording office where such Assignment of Leases has been delivered for recordation or because such original Assignment of Leases has been lost, the Seller shall deliver or cause to be delivered to the Trustee a true and correct copy of such Assignment of Leases submitted for recording, together with, (i) in the case of a delay caused by the public recording office, an Officer's Certificate (as defined below) of the Seller stating that such Assignment of Leases has been sent to the appropriate public recording official for recordation or (ii) in the case of an original Assignment of Leases that has been lost after recordation, a certification by the appropriate county recording office where such Assignment of Leases is recorded that such copy is a true and complete copy of the original recorded Assignment of Leases, in each case together with an original assignment of such Assignment of Leases, in recordable form (except for recording information not yet available if the instrument being recorded has not been returned from the applicable recording office), signed by the holder of record in favor of "LaSalle Bank National Association, as Trustee for Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2005-IQ9," which assignment may be effected in the related Assignment of Mortgage;

            (g) The original or a copy of each guaranty, if any, constituting additional security for the repayment of such Mortgage Loan;

            (h) The original Title Insurance Policy, or in the event such original Title Insurance Policy has not been issued, a binder, actual "marked-up" title commitment, pro forma policy, or an agreement to provide any of the foregoing pursuant to binding escrow instructions executed by the title company or its authorized agent with the original Title Insurance Policy to follow within 180 days of the Closing Date, or a copy of any of the foregoing certified by the title company with the original Title Insurance Policy to follow within 180 days of the Closing Date, or a preliminary title report with the original Title Insurance Policy to follow within 180 days of the Closing Date;

            (i) (A) Copies of UCC financing statements (together with all assignments thereof) filed in connection with a Mortgage Loan and (B) UCC-2 or UCC-3 financing statements assigning such UCC financing statements to the Trustee delivered in connection with the Mortgage Loan;

            (j) Copies of the related ground lease(s), if any, to any Mortgage Loan where the Mortgagor is the lessee under such ground lease and there is a lien in favor of the mortgagee in such lease.

            (k) Copies of any loan agreements, lock-box agreements and intercreditor agreements, if any, related to any Mortgage Loan;

            (l) Either (A) the original of each letter of credit, if any, constituting additional collateral for such Mortgage Loan (other than letters of credit representing tenant security deposits which have been collaterally assigned to the lender), which shall be assigned and delivered to the Trustee on behalf of the Trust with a copy to be held by the Primary Servicer (or the Master Servicer), and applied, drawn, reduced or released in accordance with documents evidencing or securing the applicable Mortgage Loan, the Pooling and Servicing Agreement and the Primary Servicing Agreement or (B) the original of each letter of credit, if any, constituting additional collateral for such Mortgage Loan (other than letters of credit representing tenant security deposits which have been collaterally assigned to the lender), which shall be held by the applicable Primary Servicer (or the Master Servicer) on behalf of the Trustee, with a copy to be held by the Trustee, and applied, drawn, reduced or released in accordance with documents evidencing or securing the applicable Mortgage Loan, the Pooling and Servicing Agreement and the Primary Servicing Agreement (it being understood that the Seller has agreed (a) that the proceeds of such letter of credit belong to the Trust, (b) to notify, on or before the Closing Date, the bank issuing the letter of credit that the letter of credit and the proceeds thereof belong to the Trust, and to use reasonable efforts to obtain within 30 days (but in any event to obtain within 90 days) following the Closing Date, an acknowledgement thereof by the bank (with a copy of such acknowledgement to be sent to the Trustee) and (c) to indemnify the Trust for any liabilities, charges, costs, fees or other expenses accruing from the failure of the Seller to assign the letter of credit hereunder). In the case of clause (B) above, any letter of credit held by the applicable Primary Servicer (or Master Servicer) shall be held in its capacity as agent of the Trust, and if the applicable Primary Servicer (or Master Servicer) sells its rights to service the applicable Mortgage Loan, the applicable Primary Servicer (or Master Servicer) has agreed to assign the applicable letter of credit to the Trust or at the direction of the Special Servicer to such party as the Special Servicer may instruct, in each case, at the expense of the applicable Primary Servicer (or Master Servicer). The applicable Primary Servicer (or Master Servicer) has agreed to indemnify the Trust for any loss caused by the ineffectiveness of such assignment;

            (m) The original or a copy of the environmental indemnity agreement, if any, related to any Mortgage Loan;

            (n) Copies of third-party management agreements, if any, for all hotels and for such other Mortgaged Properties securing Mortgage Loans with a Cut-Off Date principal balance equal to or greater than $20,000,000;

            (o) The original of any Environmental Insurance Policy or, if the original is held by the related Mortgagor, a copy thereof;

            (p) A copy of any affidavit and indemnification agreement in favor of the lender;

            (q) With respect to hospitality properties, a copy of any franchise agreement, franchise comfort letter and applicable assignment or transfer documents;

            "Officer's Certificate" shall mean a certificate signed by one or more of the Chairman of the Board, any Vice Chairman, the President, any Senior Vice President, any Vice President, any Assistant Vice President, any Treasurer or any Assistant Treasurer.

            The Assignment of Mortgage, intervening assignments of Mortgage and assignment of Assignment of Leases referred to in clauses (d), (e) and (f) may be in the form of a single instrument assigning the Mortgage and the Assignment of Leases to the extent permitted by applicable law. To avoid the unnecessary expense and administrative inconvenience associated with the execution and recording or filing of multiple assignments of mortgages, assignments of leases (to the extent separate from the mortgages) and assignments of UCC financing statements, the Seller shall execute, in accordance with the third succeeding paragraph, the assignments of mortgages, the assignments of leases (to the extent separate from the mortgages) and the assignments of UCC financing statements relating to the Mortgage Loans naming the Trustee on behalf of the Certificateholders as assignee. Notwithstanding the fact that such assignments of mortgages, assignments of leases (to the extent separate from the assignments of mortgages) and assignments of UCC financing statements shall name the Trustee on behalf of the Certificateholders as the assignee, the parties hereto acknowledge and agree that the Mortgage Loans shall for all purposes be deemed to have been transferred from the Seller to the Purchaser and from the Purchaser to the Trustee on behalf of the Certificateholders.

            If the Seller cannot deliver, or cause to be delivered, as to any Mortgage Loan, any of the documents and/or instruments referred to in clauses
(b), (c), (e) or (f), with evidence of recording thereon, because of a delay caused by the public recording office where such document or instrument has been delivered for recordation within such 90 day period, but the Seller delivers a photocopy thereof (to the extent available, certified by the appropriate county recorder's office to be a true and complete copy of the original thereof submitted for recording or, if such certification is not available, together with an Officer's Certificate of the Seller stating that such document has been sent to the appropriate public recording official for recordation), to the Trustee within such 90 day period, the Seller shall then deliver within 180 days after the Closing Date the recorded document (or within such longer period after the Closing Date as the Trustee may consent to, which consent shall not be withheld so long as the Seller is, as certified in writing to the Trustee no less often than monthly, in good faith attempting to obtain from the appropriate county recorder's office such original or photocopy).

            The Trustee, as assignee or transferee of the Purchaser, shall be entitled to all scheduled payments of principal due thereon after the Cut-Off Date, all other payments of principal collected after the Cut-Off Date (other than scheduled payments of principal due on or before the Cut-Off Date), and all payments of interest on the Mortgage Loans allocable to the period commencing on the Cut-Off Date. All scheduled payments of principal and interest due on or before the Cut-Off Date and collected after the Cut-Off Date shall belong to the Seller.

            Within 45 days following the Closing Date, the Seller shall deliver and the Purchaser, the Trustee or the agents of either may submit or cause to be submitted for recordation at the expense of the Seller, in the appropriate public office for real property records, each assignment referred to in clauses
(d) and (f)(ii) above (with recording information in blank if such information is not yet available). Within 15 days following the Closing Date, the Seller shall deliver and the Purchaser, the Trustee or the agents of either may submit or cause to be submitted for filing, at the expense of the Seller, in the appropriate public office for Uniform Commercial Code financing statements, the assignment referred to in clause (i) above. If any such document or instrument is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, the Seller shall prepare a substitute therefor or cure such defect, and the Seller shall, at its own expense (except in the case of a document or instrument that is lost by the Trustee), record or file, as the case may be, and deliver such document or instrument in accordance with this Section 2.

            As to each Mortgage Loan secured by a Mortgaged Property with respect to which the related Mortgagor has entered into a franchise agreement and each Mortgage Loan secured by a Mortgaged Property with respect to which a letter of credit is in place, the Seller shall provide a notice on or prior to the date that is thirty (30) days after the Closing Date to the franchisor or the issuing financial institution, as applicable, of the transfer of such Mortgage Loan to the Trust pursuant to the Pooling and Servicing Agreement, and inform such parties that any notices to the Mortgagor's lender pursuant to such franchise agreement or letter of credit should thereafter be forwarded to the Master Servicer and, with respect to each franchise agreement, provide a franchise comfort letter to the franchisor on or prior to the date that is thirty (30) days after the Closing Date. After the Closing Date, with respect to any letter of credit that has not yet been assigned to the Trust, upon the written request of the Master Servicer or the applicable Primary Servicer, the Seller will draw on such letter of credit as directed by the Master Servicer or such Primary Servicer in such notice to the extent the Seller has the right to do so.

            Documents that are in the possession of the Seller, its agents or its subcontractors that relate to the servicing of any Mortgage Loans and that are not required to be a part of the Mortgage File and are reasonably necessary for the ongoing administration and/or servicing of the applicable Mortgage Loan (the "Servicing File") shall be delivered by the Seller to or at the direction of the Master Servicer, on behalf of the Purchaser, on or prior to the 75th day after the Closing Date, in accordance with the Primary Servicing Agreement, if applicable.

            The Servicing File shall include, to the extent required to be (and actually) delivered to the Seller pursuant to the applicable Mortgage Loan documents, copies of the following items: the Mortgage Note, any Mortgage, the Assignment of Leases and the Assignment of Mortgage, any guaranty/indemnity agreement, any loan agreement, the insurance policies or certificates, as applicable, the property inspection reports, any financial statements on the property, any escrow analysis, the tax bills, the Appraisal, the environmental report, the engineering report, the asset summary, financial information on the Mortgagor/sponsor and any guarantors, any letters of credit, any intercreditor agreements and any Environmental Insurance Policies; provided, however, the Seller shall not be required to deliver any draft documents, attorney-client privileged communications, internal correspondence or credit analysis. Delivery of any of the foregoing documents to the Primary Servicer shall be deemed a delivery to the Master Servicer and satisfy Seller's obligations under this sub-paragraph. Each of the foregoing items shall be delivered by the Seller in electronic form, to the extent such document is available in such form and such form is reasonably acceptable to the Master Servicer.

            Upon the sale of the Mortgage Loans by the Seller to the Purchaser pursuant to this Agreement, the ownership of each Mortgage Note, Mortgage and the other contents of the related Mortgage File shall be vested in the Purchaser and its assigns, and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or that come into the possession of the Seller shall immediately vest in the Purchaser and its assigns, and shall be delivered promptly by the Seller to or on behalf of either the Trustee or the Master Servicer as set forth herein, subject to the requirements of the Primary Servicing Agreement. The Seller's and Purchaser's records shall reflect the transfer of each Mortgage Loan from the Seller to the Purchaser and its assigns as a sale.

            It is the express intent of the parties hereto that the conveyance of the Mortgage Loans and related property to the Purchaser by the Seller as provided in this Section 2 be, and be construed as, an absolute sale of the Mortgage Loans and related property. It is, further, not the intention of the parties that such conveyance be deemed a pledge of the Mortgage Loans and related property by the Seller to the Purchaser to secure a debt or other obligation of the Seller. However, in the event that, notwithstanding the intent of the parties, the Mortgage Loans or any related property are held to be the property of the Seller, or if for any other reason this Agreement is held or deemed to create a security interest in the Mortgage Loans or any related property, then:

            (i) this Agreement shall be deemed to be a security agreement; and

            (ii) the conveyance provided for in this Section 2 shall be deemed to be a grant by the Seller to the Purchaser of a security interest in all of the Seller's right, title, and interest, whether now owned or hereafter acquired, in and to:

                  (A) All accounts, general intangibles, chattel paper,
            instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit and investment property consisting of, arising from or relating to any of the following property: the Mortgage Loans identified on the Mortgage Loan Schedule, including the related Mortgage Notes, Mortgages, security agreements, and title, hazard and other insurance policies, all distributions with respect thereto payable after the Cut-Off Date, all substitute or replacement Mortgage Loans and all distributions with respect thereto, and the Mortgage Files;

                  (B) All accounts, general intangibles, chattel paper,
            instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit, investment property and other rights arising from or by virtue of the disposition of, or collections with respect to, or insurance proceeds payable with respect to, or claims against other Persons with respect to, all or any part of the collateral described in clause (A) above (including any accrued discount realized on liquidation of any investment purchased at a discount); and

                  (C) All cash and non-cash proceeds of the collateral described in clauses (A) and (B) above.

            The possession by the Purchaser or its designee of the Mortgage Notes, the Mortgages, and such other goods, letters of credit, advices of credit, instruments, money, documents, chattel paper or certificated securities shall be deemed to be possession by the secured party or possession by a purchaser for purposes of perfecting the security interest pursuant to the Uniform Commercial Code (including, without limitation, Sections 9-305 and 9-115 thereof) as in force in the relevant jurisdiction. Notwithstanding the foregoing, the Seller makes no representation or warranty as to the perfection of any such security interest.

            Notifications to Persons holding such property, and acknowledgments, receipts, or confirmations from persons holding such property, shall be deemed to be notifications to, or acknowledgments, receipts or confirmations from, securities intermediaries, bailees or agents of, or Persons holding for, the Purchaser or its designee, as applicable, for the purpose of perfecting such security interest under applicable law.

            The Seller shall, to the extent consistent with this Agreement, take such reasonable actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the property described above, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement. In such case, the Seller shall file all filings necessary to maintain the effectiveness of any original filings necessary under the Uniform Commercial Code as in effect in any jurisdiction to perfect such security interest in such property. In connection herewith, the Purchaser shall have all of the rights and remedies of a secured party and creditor under the Uniform Commercial Code as in force in the relevant jurisdiction.

            Notwithstanding anything to the contrary contained herein, and subject to Section 2(a), the Purchaser shall not be required to purchase any Mortgage Loan as to which any Mortgage Note (endorsed as described in clause (a) above) or lost note affidavit and indemnity required to be delivered to or on behalf of the Trustee or the Master Servicer pursuant to this Section 2 on or before the Closing Date is not so delivered, or is not properly executed or is defective on its face, and the Purchaser's acceptance of the related Mortgage Loan on the Closing Date shall in no way constitute a waiver of such omission or defect or of the Purchaser's or its successors' and assigns' rights in respect thereof pursuant to Section 5.

            Section 3. Examination of Mortgage Files and Due Diligence Review. The Seller shall (i) deliver to the Purchaser on or before the Closing Date a diskette acceptable to the Purchaser that contains such information about the Mortgage Loans as may be reasonably requested by the Purchaser, (ii) deliver to the Purchaser investor files (collectively the "Collateral Information") with respect to the assets proposed to be included in the Mortgage Pool and made available at the Purchaser's headquarters in New York, and (iii) otherwise cooperate fully with the Purchaser in its examination of the credit files, underwriting documentation and Mortgage Files for the Mortgage Loans and its due diligence review of the Mortgage Loans. The fact that the Purchaser has conducted or has failed to conduct any partial or complete examination of the credit files, underwriting documentation or Mortgage Files for the Mortgage Loans shall not affect the right of the Purchaser or the Trustee to cause the Seller to cure any Material Document Defect or Material Breach (each as defined below), or to repurchase or replace the defective Mortgage Loans pursuant to
Section 5 of this Agreement.

            On or prior to the Closing Date, the Seller shall allow representatives of any of the Purchaser, each Underwriter, the Initial Purchaser, the Trustee, the Special Servicer and each Rating Agency to examine and audit all books, records and files pertaining to the Mortgage Loans, the Seller's underwriting procedures and the Seller's ability to perform or observe all of the terms, covenants and conditions of this Agreement. Such examinations and audits shall take place at one or more offices of the Seller during normal business hours and shall not be conducted in a manner that is disruptive to the Seller's normal business operations upon reasonable prior advance notice. In the course of such examinations and audits, the Seller will make available to such representatives of any of the Purchaser, each Underwriter, the Initial Purchaser, the Trustee, the Special Servicer and each Rating Agency reasonably adequate facilities, as well as the assistance of a sufficient number of knowledgeable and responsible individuals who are familiar with the Mortgage Loans and the terms of this Agreement, and the Seller shall cooperate fully with any such examination and audit in all material respects. On or prior to the Closing Date, the Seller shall provide the Purchaser with all material information regarding the Seller's financial condition and access to knowledgeable financial or accounting officers for the purpose of answering questions with respect to the Seller's financial condition, financial statements as provided to the Purchaser or other developments affecting the Seller's ability to consummate the transactions contemplated hereby or otherwise affecting the Seller in any material respect. Within 45 days after the Closing Date, the Seller shall provide the Master Servicer or Primary Servicer, if applicable, with any additional information identified by the Master Servicer or Primary Servicer, if applicable, as necessary to complete the CMSA Property File, to the extent that such information is available.

            The Purchaser may exercise any of its rights hereunder through one or more designees or agents; provided the Purchaser has provided the Seller with prior notice of the identity of such designee or agent.

            The Purchaser shall keep confidential any information regarding the Seller and the Mortgage Loans that has been delivered into the Purchaser's possession and that is not otherwise publicly available; provided, however, that such information shall not be kept confidential (and the right to require confidentiality under any confidentiality agreement is hereby waived) to the extent such information is required to be included in the Memorandum or the Prospectus Supplement or the Purchaser is required by law or court order to disclose such information. If the Purchaser is required to disclose in the Memorandum or the Prospectus Supplement confidential information regarding the Seller as described in the preceding sentence, the Purchaser shall provide to the Seller a copy of the proposed form of such disclosure prior to making such disclosure and the Seller shall promptly, and in any event within two Business Days, notify the Purchaser of any inaccuracies therein, in which case the Purchaser shall modify such form in a manner that corrects such inaccuracies. If the Purchaser is required by law or court order to disclose confidential information regarding the Seller as described in the second preceding sentence, the Purchaser shall notify the Seller and cooperate in the Seller's efforts to obtain a protective order or other reasonable assurance that confidential treatment will be accorded such information and, if in the absence of a protective order or such assurance, the Purchaser is compelled as a matter of law to disclose such information, the Purchaser shall, prior to making such disclosure, advise and consult with the Seller and its counsel as to such disclosure and the nature and wording of such disclosure and the Purchaser shall use reasonable efforts to obtain confidential treatment therefor. Notwithstanding the foregoing, if reasonably advised by counsel that the Purchaser is required by a regulatory agency or court order to make such disclosure immediately, then the Purchaser shall be permitted to make such disclosure without prior review by the Seller.

            Section 4. Representations and Warranties of the Seller and the Purchaser.

            (a) To induce the Purchaser to enter into this Agreement, the Seller hereby makes for the benefit of the Purchaser and its assigns with respect to each Mortgage Loan as of the date hereof (or as of such other date specifically set forth in the particular representation and warranty) each of the representations and warranties set forth on Exhibit 2 hereto, except as otherwise set forth on Schedule A attached hereto, and hereby further represents and warrants to the Purchaser as of the date hereof that:

            (i) The Seller is duly organized and is validly existing as a federal savings bank in good standing under the laws of the United States of America. The Seller has the requisite power and authority and legal right to own the Mortgage Loans and to transfer and convey the Mortgage Loans to the Purchaser and has the requisite power and authority to execute and deliver, engage in the transactions contemplated by, and perform and observe the terms and conditions of, this Agreement.

            (ii) This Agreement has been duly and validly authorized, executed and delivered by the Seller, and assuming the due authorization, execution and delivery hereof by the Purchaser, this Agreement constitutes the valid, legal and binding agreement of the Seller, enforceable in accordance with its terms, except as such enforcement may be limited by
      (A) laws relating to bankruptcy, insolvency, reorganization, receivership or moratorium, (B) other laws relating to or affecting the rights of creditors generally, (C) general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law) or (D) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement that purport to provide indemnification from liabilities under applicable securities laws.

            (iii) No consent, approval, authorization or order of, registration or filing with, or notice to, any governmental authority or court is required, under federal or state law, for the execution, delivery and performance of or compliance by the Seller with this Agreement, or the consummation by the Seller of any transaction contemplated hereby, other than (1) such qualifications as may be required under state securities or blue sky laws, (2) the filing or recording of financing statements, instruments of assignment and other similar documents necessary in connection with the Seller's sale of the Mortgage Loans to the Purchaser,
      (3) such consents, approvals, authorizations, qualifications, registrations, filings or notices as have been obtained and (4) where the lack of such consent, approval, authorization, qualification, registration, filing or notice would not have a material adverse effect on the performance by the Seller under this Agreement.

            (iv) Neither the transfer of the Mortgage Loans to the Purchaser, nor the execution, delivery or performance of this Agreement by the Seller, conflicts or will conflict with, results or will result in a breach of, or constitutes or will constitute a default under (A) any term or provision of the Seller's articles of organization or by-laws, (B) any term or provision of any material agreement, contract, instrument or indenture to which the Seller is a party or by which it or any of its assets is bound or results in the creation or imposition of any lien, charge or encumbrance upon any of its property pursuant to the terms of any such indenture, mortgage, contract or other instrument, other than pursuant to this Agreement, or (C) after giving effect to the consents or taking of the actions contemplated in subsection (iii), any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Seller or its assets, except where in any of the instances contemplated by clauses (B) or (C) above, any conflict, breach or default, or creation or imposition of any lien, charge or encumbrance, will not have a material adverse effect on the consummation of the transactions contemplated hereby by the Seller or materially and adversely affect its ability to perform its obligations and duties hereunder or result in any material adverse change in the business, operations, financial condition, properties or assets of the Seller, or in any material impairment of the right or ability of the Seller to carry on its business substantially as now conducted.

            (v) There are no actions or proceedings against, or investigations of, the Seller pending or, to the Seller's knowledge, threatened in writing against the Seller before any court, administrative agency or other tribunal, the outcome of which could reasonably be expected to materially and adversely affect the transfer of the Mortgage Loans to the Purchaser or the execution or delivery by, or enforceability against, the Seller of this Agreement or have an effect on the financial condition of the Seller that would materially and adversely affect the ability of the Seller to perform its obligations under this Agreement.

            (vi) On the Closing Date, the sale of the Mortgage Loans pursuant to this Agreement will effect a transfer by the Seller of all of its right, title and interest in and to the Mortgage Loans to the Purchaser.

            (vii) To the Seller's knowledge, the Seller Information (as defined in that certain indemnification agreement, dated as of February 15, 2005, between the Seller, the Purchaser, the Underwriters and the Initial Purchaser (the "Indemnification Agreement")) relating to the Mortgage Loans does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (when read together with the Final Prospectus Supplement, in the case of Public Certificates, or when read together with the Memorandum, in the case of the Private Certificates). Notwithstanding anything contained herein to the contrary, this subparagraph (vii) shall run exclusively to the benefit of the Purchaser and no other party.

            To induce the Purchaser to enter into this Agreement, the Seller hereby covenants that the foregoing representations and warranties and those set forth on Exhibit 2 hereto will be true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date, provided that any representations and warranties made as of a specified date shall be true and correct in all material respects as of such specified date.

            Each of the representations, warranties and covenants made by the Seller pursuant to this Section 4(a) shall survive the sale of the Mortgage Loans and shall continue in full force and effect notwithstanding any restrictive or qualified endorsement on the Mortgage Notes.

            (b) To induce the Seller to enter into this Agreement, the Purchaser hereby represents and warrants to the Seller as of the date hereof:

            (i) The Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware with full power and authority to carry on its business as presently conducted by it.

            (ii) The Purchaser has full power and authority to acquire the Mortgage Loans, to execute and deliver this Agreement and to enter into and consummate all transactions contemplated by this Agreement. The Purchaser has duly and validly authorized the execution, delivery and performance of this Agreement and has duly and validly executed and delivered this Agreement. This Agreement, assuming due authorization, execution and delivery by the Seller, constitutes the valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

            (iii) No consent, approval, authorization or order of, registration or filing with, or notice to, any governmental authority or court is required, under federal or state law, for the execution, delivery and performance of or compliance by the Purchaser with this Agreement, or the consummation by the Purchaser of any transaction contemplated hereby that has not been obtained or made by the Purchaser.

            (iv) Neither the purchase of the Mortgage Loans nor the execution, delivery and performance of this Agreement by the Purchaser will violate the Purchaser's certificate of incorporation or by-laws or constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under, or result in a breach of, any material agreement, contract, instrument or indenture to which the Purchaser is a party or that may be applicable to the Purchaser or its assets.

            (v) The Purchaser's execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, rule, writ, injunction, order or decree of any court, or order or regulation of any federal, state or municipal government agency having jurisdiction over the Purchaser or its assets, which violation could materially and adversely affect the condition (financial or otherwise) or the operation of the Purchaser or its assets or could materially and adversely affect its ability to perform its obligations and duties hereunder.

            (vi) There are no actions or proceedings against, or investigations of, the Purchaser pending or, to the Purchaser's knowledge, threatened against the Purchaser before any court, administrative agency or other tribunal, the outcome of which could reasonably be expected to adversely affect the transfer of the Mortgage Loans, the issuance of the Certificates, the execution, delivery or enforceability of this Agreement or have an effect on the financial condition of the Purchaser that would materially and adversely affect the ability of the Purchaser to perform its obligation under this Agreement.

            (vii) The Purchaser has not dealt with any broker, investment banker, agent or other person, other than the Seller, the Underwriters, the Initial Purchaser and their respective affiliates, that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans or consummation of any of the transactions contemplated hereby.

            To induce the Seller to enter into this Agreement, the Purchaser hereby covenants that the foregoing representations and warranties will be true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date.

            Each of the representations and warranties made by the Purchaser pursuant to this Section 4(b) shall survive the purchase of the Mortgage Loans.

            Section 5. Remedies Upon Breach of Representations and Warranties Made by the Seller.

            (a) It is hereby acknowledged that the Seller shall make for the benefit of the Trustee on behalf of the holders of the Certificates, whether directly or by way of the Purchaser's assignment of its rights hereunder to the Trustee, the representations and warranties set forth on Exhibit 2 hereto (each as of the date hereof unless otherwise specified).

            (b) It is hereby further acknowledged that if any document required to be delivered to the Trustee pursuant to Section 2 is not delivered as and when required (and including the expiration of any grace or cure period), is not properly executed or is defective on its face, or if there is a breach of any of the representations and warranties required to be made by the Seller regarding the characteristics of the Mortgage Loans and/or the related Mortgaged Properties as set forth in Exhibit 2 hereto, and in either case such defect or breach, either (i) materially and adversely affects the interests of the holders of the Certificates in the related Mortgage Loan, or (ii) both (A) the document defect or breach materially and adversely affects the value of the Mortgage Loan and (B) the Mortgage Loan is a Specially Serviced Mortgage Loan or Rehabilitated Mortgage Loan (such a document defect described in the preceding clause (i) or (ii), a "Material Document Defect" and such a breach described in the preceding clause (i) or (ii) a "Material Breach"), the party discovering such Material Document Defect or Material Breach shall promptly notify, in writing, the other party; provided that any breach of the representation and warranty contained in paragraph (38) of such Exhibit 2 shall constitute a Material Breach only if such prepayment premium or yield maintenance charge is not deemed "customary" for commercial mortgage loans as evidenced by (i) an opinion of tax counsel to such effect or (ii) a determination by the Internal Revenue Service that such provision is not customary. Promptly (but in any event within three Business
Days) upon becoming aware of any such Material Document Defect or Material Breach, the Master Servicer shall, and the Special Servicer may, request that the Seller, not later than 90 days from the Seller's receipt of the notice of such Material Document Defect or Material Breach, cure such Material Document Defect or Material Breach, as the case may be, in all material respects; provided, however, that if such Material Document Defect or Material Breach, as the case may be, cannot be corrected or cured in all material respects within such 90-day period, and such Material Document Defect or Material Breach would not cause the Mortgage Loan to be other than a "qualified mortgage" (as defined in the Code), but the Seller is diligently attempting to effect such correction or cure, as certified by the Seller in an Officer's Certificate delivered to the Trustee, then the cure period will be extended for an additional 90 days unless, solely in the case of a Material Document Defect, (x) the Mortgage Loan is, at the end of the initial 90 day period, a Specially Serviced Mortgage Loan and a Servicing Transfer Event has occurred as a result of a monetary default or as described in clause (ii) or clause (v) of the definition of "Servicing Transfer Event" in the Pooling and Servicing Agreement and (y) the Material Document Defect was identified in a certification delivered to the Seller by the Trustee pursuant to Section 2.2 of the Pooling and Servicing Agreement not less than 90 days prior to the delivery of the notice of such Material Document Defect. The parties acknowledge that neither delivery of a certification or schedule of exceptions to the Seller pursuant to Section 2.2 of the Pooling and Servicing Agreement or otherwise nor possession of such certification or schedule by the Seller shall, in and of itself, constitute delivery of notice of any Material Document Defect or knowledge or awareness by the Seller of any Material Document Defect listed therein.

            The Seller hereby covenants and agrees that, if any such Material Document Defect or Material Breach cannot be corrected or cured in all material aspects within the above cure periods, the Seller shall, on or before the termination of such cure periods, either (i) repurchase the affected Mortgage Loan or REO Mortgage Loan from the Purchaser or its assignee at the Purchase Price as defined in the Pooling and Servicing Agreement, or (ii) if within the two-year period commencing on the Closing Date, at its option replace, without recourse, any Mortgage Loan or REO Mortgage Loan to which such defect relates with a Qualifying Substitute Mortgage Loan. If such Material Document Defect or Material Breach would cause the Mortgage Loan to be other than a "qualified mortgage" (as defined in the Code), then notwithstanding the previous sentence, such repurchase or substitution must occur within 90 days from the earlier of the date the Seller discovered or was notified of the breach or defect. The Seller agrees that any substitution shall be completed in accordance with the terms and conditions of the Pooling and Servicing Agreement.

            If (i) a Mortgage Loan is to be repurchased or replaced in connection with a Material Document Defect or Material Breach as contemplated above, (ii) such Mortgage Loan is cross-collateralized and cross-defaulted with one or more other Mortgage Loans in the Trust and (iii) the applicable document defect or breach does not constitute a Material Document Defect or Material Breach, as the case may be, as to such other Mortgage Loans (without regard to this paragraph), then the applicable document defect or breach (as the case may
be) shall be deemed to constitute a Material Document Defect or Material Breach, as the case may be, as to each such other Mortgage Loan for purposes of the above provisions, and the Seller shall be obligated to repurchase or replace each such other Mortgage Loan in accordance with the provisions above, unless, in the case of such breach or document defect, both of the following conditions would be satisfied if the Seller were to repurchase or replace only those Mortgage Loans as to which a Material Breach had occurred without regard to this paragraph (the "Affected Loan(s)"): (1) the debt service coverage ratio for all such other Mortgage Loans (excluding the Affected Loan(s)) for the four calendar quarters immediately preceding the repurchase or replacement (determined as provided in the definition of Debt Service Coverage Ratio in the Pooling and Servicing Agreement, except that net cash flow for such four calendar quarters, rather than year-end, shall be used) is not less than 0.10x below the lesser of
(x) the debt service coverage ratio for all such Mortgage Loans (including the Affected Loans(s)) set forth under the heading "NCF DSCR" in Appendix II to the Final Prospectus Supplement and (y) the debt service coverage ratio for all such other Mortgage Loans that are cross-collateralized and cross-defaulted with one another (including the Affected Loan(s)) for the four preceding calendar quarters prior to such repurchase or replacement (determined as provided in the definition of Debt Service Coverage Ratio in the Pooling and Servicing Agreement, except that net cash flow for such four calendar quarters, rather than year-end, shall be used), and (2) the loan-to-value ratio for all such other Mortgage Loans (excluding the Affected Loan(s)) is not greater than 10% more than the greater of (x) the loan-to-value ratio for all such Mortgage Loans (including the Affected Loan(s)) set forth under the heading "Cut-Off Date LTV" in Appendix II to the Final Prospectus Supplement and (y) the loan-to-value ratio for all such Mortgage Loans that are cross-collateralized and cross-defaulted with one another (including the Affected Loans(s)) as of the date of repurchase or replacement. The determination of the Master Servicer as to whether either of the conditions set forth above has been satisfied shall be conclusive and binding in the absence of manifest error. The Master Servicer will be entitled to cause, or direct the Seller to cause, to be delivered to the Master Servicer at the Seller's expense (i) an Appraisal of any or all of the related Mortgaged Properties for purposes of determining whether the condition set forth in clause (2) above has been satisfied, in each case at the expense of the Seller if the scope and cost of the Appraisal is approved by the Seller (such approval not to be unreasonably withheld) and (ii) an Opinion of Counsel that not requiring the repurchase of each such Cross-Collateralized Loan will not result in an Adverse REMIC Event.

            With respect to any Mortgage Loan that is cross-defaulted and/or cross-collateralized with any other Mortgage Loan conveyed hereunder, to the extent that the Seller is required to repurchase or substitute for such Mortgage Loan (each, a "Repurchased Loan") in the manner prescribed above while the Trustee (as assignee of the Purchaser) continues to hold any other Mortgage Loan that is cross-collateralized and/or cross-defaulted (each, a "Cross-Collateralized Loan") with such Repurchased Loan, the Seller and the Purchaser hereby agree to forbear from enforcing any remedies against the other's Primary Collateral but may exercise remedies against the Primary Collateral securing their respective Mortgage Loans, including with respect to the Trustee, the Primary Collateral securing the Mortgage Loans still held by the Trustee, so long as such exercise does not impair the ability of the other party to exercise its remedies against its Primary Collateral. If the exercise of remedies by one party would impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the Mortgage Loan or Mortgage Loans held by such party, then both parties shall forbear from exercising such remedies until the loan documents evidencing and securing the relevant Mortgage Loans can be modified in a manner that complies with the Pooling and Servicing Agreement to remove the threat of impairment as a result of the exercise of remedies. Any reserve or other cash collateral or letters of credit securing the Cross-Collateralized Loans shall be allocated between such Mortgage Loans in accordance with the Mortgage Loan documents, or otherwise on a pro rata basis based upon their outstanding Principal Balances. All other terms of the Mortgage Loans shall remain in full force and effect, without any modification thereof. The Mortgagors set forth on Schedule B hereto are intended third-party beneficiaries of the provisions set forth in this paragraph and the preceding paragraph. The provisions of this paragraph and the preceding paragraph may not be modified with respect to any Mortgage Loan without the related Mortgagor's consent.

            Upon occurrence (and after any applicable cure or grace period), any of the following document defects shall be conclusively presumed materially and adversely to affect the interests of Certificateholders in a Mortgage Loan and be a Material Document Defect: (i) the absence from the Mortgage File of the original signed Mortgage Note, unless the Mortgage File contains a signed lost note affidavit and indemnity and a copy of the Mortgage Note; (ii) the absence from the Mortgage File of the item called for by paragraph (b) of the definition of Mortgage File; or (iii) the absence from the Mortgage File of the item called for by paragraph (h) of the definition of Mortgage File. If any of the foregoing Material Document Defects is discovered by the Custodian (or the Trustee if there is no Custodian), the Trustee (or as set forth in Section 2.3(a) of the Pooling and Servicing Agreement, the Master Servicer) will take the steps described elsewhere in this Section, including the giving of notices to the Rating Agencies and the parties hereto and making demand upon the Seller for the cure of the Material Document Defect or repurchase or replacement of the related Mortgage Loan.

            If the Seller disputes that a Material Document Defect or Material Breach exists with respect to a Mortgage Loan or otherwise refuses (i) to effect a correction or cure of such Material Document Defect or Material Breach, (ii) to repurchase the Affected Loan from the Trust or (iii) to replace such Mortgage Loan with a Qualifying Substitute Mortgage Loan, then provided that (x) the period of time provided for the Seller to correct, repurchase or cure has expired and (y) the Mortgage Loan is then in default and is then a Specially Serviced Mortgage Loan, the applicable Special Servicer may, subject to the Servicing Standard, modify, work-out or foreclose, sell or otherwise liquidate (or permit the liquidation of) the Mortgage Loan pursuant to Section 9.5,
Section 9.12, Section 9.15 and Section 9.36, as applicable, of the Pooling and Servicing Agreement, while pursuing the repurchase claim. The Seller acknowledges and agrees that any modification of the Mortgage Loan pursuant to such a work-out shall not constitute a defense to any repurchase claim nor shall such modification or work-out change the Purchase Price due from the Seller for any repurchase claim. The Seller shall be notified promptly and in writing by
(i) the Trustee of any notice that it receives that an Option Holder intends to exercise its Option to purchase the Mortgage Loan in accordance with and as described in Section 9.36 of the Pooling and Servicing Agreement and (ii) the Special Servicer of any offer that it receives to purchase the applicable REO Property, each in connection with such liquidation. Upon the receipt of such notice by the Seller, the Seller shall then have the right, subject to any repurchase obligations under Section 2.3 of the Pooling and Servicing Agreement with respect to such Mortgage Loan, to repurchase the related Mortgage Loan or REO Property, as applicable, from the Trust at a purchase price equal to, in the case of clause (i) of the immediately preceding sentence, the Option Purchase Price or, in the case of clause (ii) of the immediately preceding sentence, the amount of such offer. Notwithstanding anything to the contrary contained in this Agreement or in the Pooling and Servicing Agreement, the right of any Option Holder to purchase such Mortgage Loan shall be subject and subordinate to the Seller's right to purchase such Mortgage Loan as described in the immediately preceding sentence. The Seller shall have five (5) Business Days from the date of its receipt of a notice of such intention to exercise such Option or such offer to notify the Trustee or Special Servicer, as applicable, of its intent to so purchase the Mortgage Loan or related REO Property. The Seller shall purchase such Mortgage Loan within four (4) Business Days from the date it sends notice of its intent to purchase the Mortgage Loan and shall purchase such REO Property on or before the date referenced in the offer received from the Special Servicer. The Special Servicer shall be obligated to provide the Seller with any appraisal or other third party reports relating to the Mortgaged Property within its possession to enable the Seller to evaluate the Mortgage Loan or REO Property. Any sale of the Mortgage Loan, or foreclosure upon such Mortgage Loan and sale of the REO Property, to a Person other than the Seller shall be without
(i) recourse of any kind (either express or implied) by such Person against the Seller and (ii) representation or warranty of any kind (either express or implied) by the Seller to or for the benefit of such Person.

            The fact that a Material Document Defect or Material Breach is not discovered until after foreclosure (but in all instances prior to the sale of the related REO Property or Mortgage Loan) shall not prejudice any claim against the Seller for repurchase of the REO Mortgage Loan or REO Property. In such an event, the Master Servicer or Special Servicer, as applicable, shall be required to notify the Seller of the discovery of the Material Document Defect or Material Breach and the Seller shall be required to follow the procedures set forth in this Agreement to correct or cure such Material Document Defect or Material Breach or purchase the REO Property at the Purchase Price. If the Seller fails to correct or cure the Material Document Defect or Material Breach or purchase the REO Property, then the provisions above regarding notice of offers related to such REO Property and the Seller's right to purchase such REO Property shall apply. If a court of competent jurisdiction issues a final order that the Seller is or was obligated to repurchase the related Mortgage Loan or REO Mortgage Loan or the Seller otherwise accepts liability, then, after the expiration of any applicable appeal period, but in no event later than the termination of the Trust pursuant to Section 9.30 of the Pooling and Servicing Agreement, the Seller will be obligated to pay to the Trust the difference between any Liquidation Proceeds received upon such liquidation (including those arising from any sale to the Seller) and the Purchase Price; provided that the prevailing party in such action shall be entitled to recover all costs, fees and expenses (including reasonable attorneys' fees) related thereto.

            In connection with any liquidation or sale of a Mortgage Loan or REO Property as described above, the Special Servicer will not receive a Liquidation Fee in connection with such liquidation or sale or any portion of the Work-Out Fee that accrues after the Seller receives notice of a Material Document Defect or Material Breach until a final determination has been made, as set forth in the prior paragraph, as to whether the Seller is or was obligated to repurchase such related Mortgage Loan or REO Property. Upon such determination, the Special Servicer will be entitled: (i) with respect to a determination that the Seller is or was obligated to repurchase, to collect a Liquidation Fee, if due in accordance with the definition thereof, based upon the full Purchase Price of the related Mortgage Loan or REO property, with such Liquidation Fee payable by the Seller or (ii) with respect to a determination that Seller is not or was not obligated to repurchase (or the Trust decides that it will no longer pursue a claim against the Seller for repurchase), (A) to collect a Liquidation Fee based upon the Liquidation Proceeds as received upon the actual sale or liquidation of such Mortgage Loan or REO Property, and (B) to collect any accrued and unpaid Work-Out Fee, based on amounts that were collected for as long as the related Mortgage Loan was a Rehabilitated Mortgage Loan, in each case with such amount to be paid from amounts in the Certificate Account.

            The obligations of the Seller set forth in this Section 5(b) to cure a Material Document Defect or a Material Breach or repurchase or replace a defective Mortgage Loan constitute the sole remedies of the Purchaser or its assignees with respect to a Material Document Defect or Material Breach in respect of an outstanding Mortgage Loan; provided, that this limitation shall not in any way limit the Purchaser's rights or remedies upon breach of any other representation or warranty or covenant by the Seller set forth in this Agreement (other than those set forth in Exhibit 2).

            Notwithstanding the foregoing, in the event that there is a breach of the representation and warranty set forth in paragraph 41 of Exhibit 2 attached hereto because the underlying loan documents do not provide for the payment by the Mortgagor of reasonable costs and expenses associated with the defeasance or assumption of a Mortgage Loan by the Mortgagor, the Seller hereby covenants and agrees to pay such reasonable costs and expenses, to the extent an amount is due and not paid by the related Mortgagor. The parties hereto acknowledge that the payment of such reasonable costs and expenses shall be the Seller's sole obligation with respect to the breaches discussed in the previous sentence. The Seller shall have no obligation to pay for any of the foregoing costs if the applicable Mortgagor has an obligation to pay for such costs.

            The Seller hereby agrees that it will pay for any expense incurred by the applicable Master Servicer or the applicable Special Servicer, as applicable, in connection with modifying a Mortgage Loan pursuant to Section 2.3 of the Pooling and Servicing Agreement in order for such Mortgage Loan to be a "qualified substitute mortgage loan" within the meaning of the Treasury Regulations promulgated under the Code. Upon a breach of the representation and warranty set forth in paragraph 39 of Exhibit 2 attached hereto, if such Mortgage Loan is modified so that it becomes a "qualified substitute mortgage loan", such breach will be cured and the Seller will not be obligated to repurchase or otherwise remedy such breach.

            (c) The Pooling and Servicing Agreement shall provide that the Trustee (or the applicable Master Servicer or the applicable Special Servicer on its behalf) shall give written notice within three Business Days to the Seller of its discovery of any Material Document Defect or Material Breach and prompt written notice to the Seller in the event that any Mortgage Loan becomes a Specially Serviced Mortgage Loan (as defined in the Pooling and Servicing Agreement).

            (d) If the Seller repurchases any Mortgage Loan pursuant to this
Section 5, the Purchaser or its assignee, following receipt by the Trustee of the Purchase Price therefor, promptly shall deliver or cause to be delivered to the Seller all Mortgage Loan documents with respect to such Mortgage Loan, and each document that constitutes a part of the Mortgage File that was endorsed or assigned to the Trustee shall be endorsed and assigned to the Seller in the same manner such that the Seller shall be vested with legal and beneficial title to such Mortgage Loan, in each case without recourse, including any property acquired in respect of such Mortgage Loan or proceeds of any insurance policies with respect thereto.

            Section 6. Closing. The closing of the sale of the Mortgage Loans shall be held at the offices of Cadwalader, Wickersham & Taft LLP, 1 World Financial Center, New York, NY 10281 at 9:00 a.m., New York time, on the Closing Date.

            The obligation of the Seller and the Purchaser to close shall be subject to the satisfaction of each of the following conditions on or prior to the Closing Date:

            (a) All of the representations and warranties of the Seller and the Purchaser specified in Section 4 of this Agreement (including, without limitation, the representations and warranties set forth on Exhibit 2 to this Agreement) shall be true and correct as of the Closing Date, provided that any representations and warranties made as of a specified date shall be true and correct as of such specified date.

            (b) All Closing Documents specified in Section 7 of this Agreement, in such forms as are agreed upon and reasonably acceptable to the Seller or the Purchaser, as applicable, shall be duly executed and delivered by all signatories as required pursuant to the respective terms thereof.

            (c) The Seller shall have delivered and released to the Purchaser or its designee all documents required to be delivered to the Purchaser as of the Closing Date pursuant to Section 2 of this Agreement.

            (d) The result of the examination and audit performed by the Purchaser and its affiliates pursuant to Section 3 hereof shall be satisfactory to the Purchaser and its affiliates in their sole determination and the parties shall have agreed to the form and contents of the Seller Information (as defined in the Indemnification Agreement) to be disclosed in the Memorandum and the Prospectus Supplement.

            (e) All other terms and conditions of this Agreement required to be complied with on or before the Closing Date shall have been complied with, and the Seller and the Purchaser shall have the ability to comply with all terms and conditions and perform all duties and obligations required to be complied with or performed after the Closing Date.

            (f) The Seller shall have paid all fees and expenses payable by it to the Purchaser pursuant to Section 8 hereof.

            (g) The Certificates to be so rated shall have been assigned ratings by each Rating Agency no lower than the ratings specified for each such Class in the Memorandum and the Prospectus Supplement.

            (h) No Underwriter shall have terminated the Underwriting Agreement and the Initial Purchaser shall not have terminated the Certificate Purchase Agreement, and neither the Underwriters nor the Initial Purchaser shall have suspended, delayed or otherwise cancelled the Closing Date.

            (i) The Seller shall have received the purchase price for the Mortgage Loans pursuant to Section 1 hereof.

            Each party agrees to use its best efforts to perform its respective obligations hereunder in a manner that will enable the Purchaser to purchase the Mortgage Loans on the Closing Date.

            Section 7. Closing Documents. The Closing Documents shall consist of the following:

            (a) This Agreement duly executed by the Purchaser and the Seller.

            (b) A certificate of the Seller, executed by a duly authorized officer of the Seller and dated the Closing Date, and upon which the Purchaser and its successors and assigns may rely, to the effect that: (i) the representations and warranties of the Seller in this Agreement are true and correct in all material respects on and as of the Closing Date with the same force and effect as if made on the Closing Date, provided that any representations and warranties made as of a specified date shall be true and correct as of such specified date; and (ii) the Seller has complied with all agreements and satisfied all conditions on its part to be performed or satisfied on or prior to the Closing Date.

            (c) True, complete and correct copies of the Seller's articles of organization and by-laws.

            (d) A certificate of existence for the Seller from the Office of Thrift Supervision dated not earlier than 30 days prior to the Closing Date.

            (e) A certificate of the Secretary, Assistant Secretary or Vice President of the Seller, dated the Closing Date, and upon which the Purchaser may rely, to the effect that each individual who, as an officer or representative of the Seller, signed this Agreement or any other document or certificate delivered on or before the Closing Date in connection with the transactions contemplated herein, was at the respective times of such signing and delivery, and is as of the Closing Date, duly elected or appointed, qualified and acting as such officer or representative, and the signatures of such persons appearing on such documents and certificates are their genuine signatures.

            (f) An opinion of counsel to the Seller, dated the Closing Date, substantially in the form of Exhibit 6, attached hereto.

            (g) Such other opinions of counsel as any Rating Agency may request in connection with the sale of the Mortgage Loans by the Seller to the Purchaser or the Seller's execution and delivery of, or performance under, this Agreement.

            (h) A letter from Deloitte & Touche LLP, certified public accountants, dated the date hereof, to the effect that they have performed certain specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature set forth in the Memorandum and the Prospectus Supplement agrees with the records of the Seller.

            (i) Such further certificates, opinions and documents as the Purchaser may reasonably request.

            (j) An officer's certificate of the Purchaser, dated as of the Closing Date, with the resolutions of the Purchaser authorizing the transactions described herein attached thereto, together with certified copies of the charter, by-laws and certificate of good standing of the Purchaser dated not earlier than 30 days prior to the Closing Date.

            (k) Such other certificates of the Purchaser's officers or others and such other documents to evidence fulfillment of the conditions set forth in this Agreement as the Seller or its counsel may reasonably request.

            (l) An executed Bill of Sale in the form attached hereto as Exhibit
4.

            Section 8. Costs. The Seller shall pay the Purchaser the costs and expenses as agreed upon by the Seller and the Purchaser in a separate Letter of Understanding dated February 1, 2005.

            Section 9. Notices. All communications provided for or permitted hereunder shall be in writing and shall be deemed to have been duly given if (a) personally delivered, (b) mailed by registered or certified mail, postage prepaid and received by the addressee, (c) sent by express courier delivery service and received by the addressee, or (d) transmitted by telex or facsimile transmission (or any other type of electronic transmission agreed upon by the parties) and confirmed by a writing delivered by any of the means described in
(a), (b) or (c), if (i) to the Purchaser, addressed to Morgan Stanley Capital I Inc., 1585 Broadway, New York, New York 10036, Attention: Andrew Berman, with a copy to Michelle Wilke (or such other address as may hereafter be furnished in writing by the Purchaser), or (ii) if to the Seller, addressed to the Seller at NCB, FSB, 1725 Eye Street, N.W., Washington, D.C. 20006, Attention: Kathleen Luzik.

            Section 10. Severability of Provisions. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or that is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.

            Section 11. Further Assurances. The Seller and the Purchaser each agree to execute and deliver such instruments and take such actions as the other may, from time to time, reasonably request in order to effectuate the purpose and to carry out the terms of this Agreement and the Pooling and Servicing Agreement.

            Section 12. Survival. Each party hereto agrees that the representations, warranties and agreements made by it herein and in any certificate or other instrument delivered pursuant hereto shall be deemed to be relied upon by the other party, notwithstanding any investigation heretofore or hereafter made by the other party or on its behalf, and that the representations, warranties and agreements made by such other party herein or in any such certificate or other instrument shall survive the delivery of and payment for the Mortgage Loans and shall continue in full force and effect, notwithstanding any restrictive or qualified endorsement on the Mortgage Notes and notwithstanding subsequent termination of this Agreement.

            Section 13. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS, DUTIES, OBLIGATIONS AND RESPONSIBILITIES OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.

            Section 14. Benefits of Mortgage Loan Purchase Agreement. This Agreement shall inure to the benefit of and shall be binding upon the Seller, the Purchaser and their respective successors, legal representatives, and permitted assigns, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that the rights and obligations of the Purchaser pursuant to Sections 2, 4(a) (other than clause (vii)), 5, 11 and 12 hereof may be assigned to the Trustee as may be required to effect the purposes of the Pooling and Servicing Agreement and, upon such assignment, the Trustee shall succeed to the rights and obligations hereunder of the Purchaser. No owner of a Certificate issued pursuant to the Pooling and Servicing Agreement shall be deemed a successor or permitted assigns because of such ownership.

            Section 15. Miscellaneous. This Agreement may be executed in two or more counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof. The rights and obligations of the Seller under this Agreement shall not be assigned by the Seller without the prior written consent of the Purchaser, except that any person into which the Seller may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Seller is a party, or any person succeeding to the entire business of the Seller shall be the successor to the Seller hereunder.

            Section 16. Entire Agreement. This Agreement contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof (other than the Letter of Understanding, the Indemnification Agreement and the Pooling and Servicing Agreement), and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

            IN WITNESS WHEREOF, the Purchaser and the Seller have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.

                                       NCB, FSB

                                       By: ------------------------------------
                                           Name:
                                           Title:

                                       MORGAN STANLEY CAPITAL I INC.

                                       By: ------------------------------------
                                           Name:
                                           Title:

                                    EXHIBIT 1

                             MORTGAGE LOAN SCHEDULE

                                    EXHIBIT 2

                    REPRESENTATIONS AND WARRANTIES REGARDING
                            INDIVIDUAL MORTGAGE LOANS

      (1) Mortgage Loan Schedule. The information set forth in the Mortgage Loan
Schedule is complete, true and correct in all material respects as of the date of this Agreement and as of the Cut-Off Date.

      (2) Whole Loan; Ownership of Mortgage Loans. Each Mortgage Loan is a whole loan and not a participation interest in a mortgage loan. Immediately prior to the transfer to the Purchaser of the Mortgage Loans, the Seller had good title to, and was the sole owner of, each Mortgage Loan. The Seller has full right, power and authority to transfer and assign each of the Mortgage Loans to or at the direction of the Purchaser and has validly and effectively conveyed (or caused to be conveyed) to the Purchaser or its designee all of the Seller's legal and beneficial interest in and to the Mortgage Loans free and clear of any and all pledges, liens, charges, security interests and/or other encumbrances. The sale of the Mortgage Loans to the Purchaser or its designee does not require the Seller to obtain any governmental or regulatory approval or consent that has not been obtained. None of the Mortgage Loan documents restricts the Seller's right to transfer the Mortgage Loan to the Purchaser or to the Trustee.

      (3) Payment Record. No scheduled payment of principal and interest under any Mortgage Loan was 30 days or more past due as of the Cut-Off Date, and no Mortgage Loan was 30 days or more delinquent in the twelve-month period immediately preceding the Cut-Off Date.

      (4) Lien; Valid Assignment. The Mortgage related to and delivered in connection with each Mortgage Loan constitutes a valid and, subject to the exceptions set forth in paragraph 13 below, enforceable first priority lien upon the related Mortgaged Property, prior to all other liens and encumbrances, except for (a) the lien for current real estate taxes and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters that are of public record and/or are referred to in the related lender's title insurance policy, (c) exceptions and exclusions specifically referred to in such lender's title insurance policy, (d) other matters to which like properties are commonly subject, none of which matters referred to in clauses (b), (c) or (d), individually or in the aggregate, materially interferes with the security intended to be provided by such Mortgage, the marketability or current use or operation of the Mortgaged Property or the current ability of the Mortgaged Property to generate operating income sufficient to service the Mortgage Loan debt and (e) if such Mortgage Loan is cross-collateralized with any other Mortgage Loan, the lien of the Mortgage for such other Mortgage Loan (the foregoing items (a) through (e) being herein referred to as the "Permitted Encumbrances"). The related assignment of such Mortgage executed and delivered in favor of the Trustee is in recordable form and constitutes a legal, valid and binding assignment, sufficient to convey to the assignee named therein all of the assignor's right, title and interest in, to and under such Mortgage. Such Mortgage, together with any separate security agreements, chattel mortgages or equivalent instruments, establishes and creates a valid and, subject to the exceptions set forth in paragraph 13 below, enforceable security interest in favor of the holder thereof in all of the related Mortgagor's personal property used in, and reasonably necessary to operate, the related Mortgaged Property. In the case of a Mortgaged Property operated as a hotel or an assisted living facility, the Mortgagor's personal property includes all personal property that a prudent mortgage lender making a similar Mortgage Loan would deem reasonably necessary to operate the related Mortgaged Property as it is currently being operated. A Uniform Commercial Code financing statement has been filed and/or recorded in all places necessary to perfect a valid security interest in such personal property, to the extent a security interest may be so created therein, and such security interest is a first priority security interest, subject to any prior purchase money security interest in such personal property and any personal property leases applicable to such personal property. Notwithstanding the foregoing, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements are required in order to effect such perfection.

      (5) Assignment of Leases and Rents. The Assignment of Leases related to and delivered in connection with each Mortgage Loan establishes and creates a valid, subsisting and, subject to the exceptions set forth in paragraph 13 below, enforceable first priority lien and first priority security interest in the related Mortgagor's interest in all leases, sub-leases, licenses or other agreements pursuant to which any person is entitled to occupy, use or possess all or any portion of the real property subject to the related Mortgage, and each assignor thereunder has the full right to assign the same. The related assignment of any Assignment of Leases not included in a Mortgage has been executed and delivered in favor of the Trustee and is in recordable form and constitutes a legal, valid and binding assignment, sufficient to convey to the assignee named therein all of the assignor's right, title and interest in, to and under such Assignment of Leases.

      (6) Mortgage Status; Waivers and Modifications. No Mortgage has been satisfied, cancelled, rescinded or subordinated in whole or in part, and the related Mortgaged Property has not been released from the lien of such Mortgage, in whole or in part (except for partial reconveyances of real property that are set forth on Schedule A to Exhibit 2), nor has any instrument been executed that would effect any such satisfaction, cancellation, subordination, rescission or release, in any manner that, in each case, materially adversely affects the value of the related Mortgaged Property. None of the terms of any Mortgage Note, Mortgage or Assignment of Leases has been impaired, waived, altered or modified in any respect, except by written instruments, all of which are included in the related Mortgage File and none of the Mortgage Loans has been materially modified since December 17, 2004.

      (7) Condition of Property; Condemnation. With respect to (i) the Mortgaged Properties securing the Mortgage Loans that were the subject of an engineering report issued after the first day of the month that is 18 months prior to the Closing Date as set forth on Schedule A to this Exhibit 2, each Mortgaged Property is, to the Seller's knowledge, free and clear of any damage (or adequate reserves therefor have been established based on the engineering report) that would materially and adversely affect its value as security for the related Mortgage Loan and (ii) the Mortgaged Properties securing the Mortgage Loans that were not the subject of an engineering report 18 months prior to the Closing Date as set forth on Schedule A to this Exhibit 2, each Mortgaged Property is in good repair and condition and all building systems contained therein are in good working order (or adequate reserves therefor have been established) and each Mortgaged Property is free of structural defects, in each case, that would materially and adversely affect its value as security for the related Mortgage Loan as of the date hereof. The Seller has received no notice of the commencement of any proceeding for the condemnation of all or any material portion of any Mortgaged Property. To the Seller's knowledge (based on surveys and/or title insurance obtained in connection with the origination of the Mortgage Loans), as of the date of the origination of each Mortgage Loan, all of the material improvements on the related Mortgaged Property that were considered in determining the appraised value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of such property, except for encroachments that are insured against by the lender's Title Policy referred to herein or that do not materially and adversely affect the value or marketability of such Mortgaged Property, and no improvements on adjoining properties materially encroached upon such Mortgaged Property so as to materially and adversely affect the value or marketability of such Mortgaged Property, except those encroachments that are insured against by the Title Policy referred to herein.

      (8) Title Insurance. Each Mortgaged Property is covered by an American Land Title Association (or a comparable form as adopted in the applicable jurisdiction) lender's title insurance policy, a pro forma policy or a marked-up title insurance commitment (on which the required premium has been paid) which evidences such title insurance policy (the "Title Policy") in the original principal amount of the related Mortgage Loan after all advances of principal. Each Title Policy insures that the related Mortgage is a valid first priority lien on such Mortgaged Property, subject only to Permitted Encumbrances. Each Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no material claims have been made thereunder and no claims have been paid thereunder. No holder of the related Mortgage has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Immediately following the transfer and assignment of the related Mortgage Loan to the Trustee, such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) will inure to the benefit of the Trustee without the consent of or notice to the insurer. To the Seller's knowledge, the insurer issuing such Title Policy is qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

      (9) No Holdbacks. The proceeds of each Mortgage Loan have been fully disbursed and there is no obligation for future advances with respect thereto. With respect to each Mortgage Loan, any and all requirements as to completion of any on-site or off-site improvement that must be satisfied as a condition to disbursements of any funds escrowed for such purpose have been complied with on or before the Closing Date, or any such funds so escrowed have not been released.

      (10) Mortgage Provisions. The Mortgage Note or Mortgage for each Mortgage Loan, together with applicable state law, contains customary and enforceable provisions (subject to the exceptions set forth in paragraph 13) such as to render the rights and remedies of the holder thereof adequate for the practical realization against the related Mortgaged Property of the principal benefits of the security intended to be provided thereby.

      (11) Trustee under Deed of Trust. If any Mortgage is a deed of trust, (1) a trustee, duly qualified under applicable law to serve as such, is properly designated and serving under such Mortgage, and (2) no fees or expenses are payable to such trustee by the Seller, the Purchaser or any transferee thereof except in connection with a trustee's sale after default by the related Mortgagor or in connection with any full or partial release of the related Mortgaged Property or related security for the related Mortgage Loan.

      (12) Environmental Conditions.

            (i) With respect to the Mortgaged Properties securing the Mortgage Loans that were the subject of an environmental site assessment after the first day of the month that is 18 months prior to the Closing Date, an environmental site assessment, or an update of a previous such report, was performed with respect to each Mortgaged Property in connection with the origination or the acquisition of the related Mortgage Loan, a report of each such assessment (or the most recent assessment with respect to each Mortgaged Property) (an "Environmental Report") has been delivered to the Purchaser, and the Seller has no knowledge of any material and adverse environmental condition or circumstance affecting any Mortgaged Property that was not disclosed in such report. Each Mortgage requires the related Mortgagor to comply with all applicable federal, state and local environmental laws and regulations. Where such assessment disclosed the existence of a material and adverse environmental condition or circumstance affecting any Mortgaged Property, (i) a party not related to the Mortgagor was identified as the responsible party for such condition or circumstance or (ii) environmental insurance covering such condition was obtained or must be maintained until the condition is remediated or (iii) the related Mortgagor was required either to provide additional security that was deemed to be sufficient by the originator in light of the circumstances and/or to establish an operations and maintenance plan. In connection with the origination of each Mortgage Loan, each environmental consultant has represented in such Environmental Report or in a supplement letter that the environmental assessment of the applicable Mortgaged Property was conducted utilizing generally accepted Phase I industry standards using the American Society for Testing and Materials (ASTM) Standard Practice E 1527-00.

            (ii) With respect to the Mortgaged Properties securing the Mortgage Loans that were not the subject of an environmental site assessment meeting ASTM Standards after the first day of the month that is 18 months prior to the Closing Date as set forth on Schedule A to this Exhibit 2, (i) no Hazardous Material is present on such Mortgaged Property such that (1) the value, use or operation of such Mortgaged Property is materially and adversely affected or (2) under applicable federal, state or local law, (a) such Hazardous Material could be required to be eliminated at a cost materially and adversely affecting the value of the Mortgaged Property before such Mortgaged Property could be altered, renovated, demolished or transferred or (b) the presence of such Hazardous Material could (upon action by the appropriate governmental authorities) subject the owner of such Mortgaged Property, or the holders of a security interest therein, to liability for the cost of eliminating such Hazardous Material or the hazard created thereby at a cost materially and adversely affecting the value of the Mortgaged Property, and (ii) such Mortgaged Property is in material compliance with all applicable federal, state and local laws pertaining to Hazardous Materials or environmental hazards, any noncompliance with such laws does not have a material adverse effect on the value of such Mortgaged Property and neither Seller nor, to Seller's knowledge, the related Mortgagor or any current tenant thereon, has received any notice of violation or potential violation of any such law.

      "Hazardous Materials" means gasoline, petroleum products, explosives, radioactive materials, polychlorinated biphenyls or related or similar materials, and any other substance, material or waste as may be defined as a hazardous or toxic substance by any federal, state or local environmental law, ordinance, rule, regulation or order, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. ss.ss. 9601 et seq.), the Hazardous Materials Transportation Act as amended (42 U.S.C. ss.ss. 6901 et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. ss.ss. 6901 et seq.), the Federal Water Pollution Control Act as amended (33 U.S.C. ss.ss. 1251 et seq.), the Clean Air Act as amended (42 U.S.C. ss.ss. 1251 et seq.) and any regulations promulgated pursuant thereto.

      (13) Loan Document Status. Each Mortgage Note, Mortgage and other agreement that evidences or secures such Mortgage Loan and was executed by or on behalf of the related Mortgagor is the legal, valid and binding obligation of the maker thereof (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and there is no valid defense, counterclaim or right of offset or rescission available to the related Mortgagor with respect to such Mortgage Note, Mortgage or other agreement.

      (14) Insurance. Each Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by (a) a fire and extended perils insurance policy providing coverage against loss or damage sustained by reason of fire, lightning, windstorm, hail, explosion, riot, riot attending a strike, civil commotion, aircraft, vehicles and smoke, and, to the extent required as of the date of origination by the originator of such Mortgage Loan consistent with its normal commercial mortgage lending practices, against other risks insured against with respect to similarly situated properties in the locality of the Mortgaged Property (so-called "All Risk" coverage) in an amount not less than the lesser of the principal balance of the related Mortgage Loan and the replacement cost of the improvements located at the Mortgaged Property, and contains no provisions for a deduction for depreciation, and not less than the amount necessary to avoid the operation of any co-insurance provisions with respect to the Mortgaged Property; (b) a business interruption or rental loss insurance policy, in an amount at least equal to six months of operations of the Mortgaged Property; (c) a flood insurance policy (if any portion of buildings or other structures on the Mortgaged Property are located in an area identified by the Federal Emergency Management Agency as having special flood hazards and the Federal Emergency Management Agency requires flood insurance to be maintained); and (d) a comprehensive general liability insurance policy in amounts as are generally required by commercial mortgage lenders, for properties of similar types and in any event not less than $1 million per occurrence. Such insurance policy contains a standard mortgagee clause that names the mortgagee as an additional insured in the case of liability insurance policies and as a loss payee in the case of property insurance policies and requires prior notice to the holder of the Mortgage of termination or cancellation. No such notice has been received, including any notice of nonpayment of premiums, that has not been cured. Each Mortgage obligates the related Mortgagor to maintain all such insurance and, upon such Mortgagor's failure to do so, authorizes the holder of the Mortgage to maintain such insurance at the Mortgagor's cost and expense and to seek reimbursement therefor from such Mortgagor. Each Mortgage provides that casualty insurance proceeds will be applied (a) to the restoration or repair of the related Mortgaged Property, (b) to the restoration or repair of the related Mortgaged Property, with any excess insurance proceeds after restoration or repair being paid to the Mortgagor, or (c) to the reduction of the principal amount of the Mortgage Loan. For each Mortgaged Property located in a Zone 3 or Zone 4 seismic zone, either: (i) a seismic report which indicated a PML of less than 20% was prepared, based on a 450 or 475-year lookback with a 10% probability of exceedance in a 50-year period, in connection with the origination of the Mortgage Loan secured by such Mortgaged Property or (ii) the improvements for the Mortgaged Property are insured against earthquake damage.

      (15) Taxes and Assessments. As of the Closing Date, there are no delinquent or unpaid taxes, assessments (including assessments payable in future installments) or other outstanding charges affecting any Mortgaged Property that are or may become a lien of priority equal to or higher than the lien of the related Mortgage. For purposes of this representation and warranty, real property taxes and assessments shall not be considered delinquent or unpaid until the date on which interest or penalties would be first payable thereon.

      (16) Mortgagor Bankruptcy. No Mortgagor is, to the Seller's knowledge, a debtor in any state or federal bankruptcy or insolvency proceeding.

      (17) Leasehold Estate. Each Mortgaged Property consists of a fee simple estate in real estate or, if the related Mortgage Loan is secured in whole or in part by the interest of a Mortgagor as a lessee under a ground lease of a Mortgaged Property (a "Ground Lease"), by the related Mortgagor's interest in the Ground Lease but not by the related fee interest in such Mortgaged Property (the "Fee Interest"), and as to such Ground Leases:

            (a) Such Ground Lease or a memorandum thereof has been or will be duly recorded; such Ground Lease (or the related estoppel letter or lender protection agreement between the Seller and related lessor) does not prohibit the current use of the Mortgaged Property and does not prohibit the interest of the lessee thereunder to be encumbered by the related Mortgage; and there has been no material change in the payment terms of such Ground Lease since the origination of the related Mortgage Loan, with the exception of material changes reflected in written instruments that are a part of the related Mortgage File;

            (b) The lessee's interest in such Ground Lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related Mortgage, other than Permitted Encumbrances;

            (c) The Mortgagor's interest in such Ground Lease is assignable to the Purchaser and the Trustee as its assignee upon notice to, but without the consent of, the lessor thereunder (or, if such consent is required, it has been obtained prior to the Closing Date) and, in the event that it is so assigned, is further assignable by the Purchaser and its successors and assigns upon notice to, but without the need to obtain the consent of, such lessor or if such lessor's consent is required it cannot be unreasonably withheld;

            (d) Such Ground Lease is in full force and effect, and the Ground Lease provides that no material amendment to such Ground Lease is binding on a mortgagee unless the mortgagee has consented thereto, and the Seller has received no notice that an event of default has occurred thereunder, and, to the Seller's knowledge, there exists no condition that, but for the passage of time or the giving of notice, or both, would result in an event of default under the terms of such Ground Lease;

            (e) Such Ground Lease, or an estoppel letter or other agreement, (A) requires the lessor under such Ground Lease to give notice of any default by the lessee to the holder of the Mortgage; and (B) provides that no notice of termination given under such Ground Lease is effective against the holder of the Mortgage unless a copy of such notice has been delivered to such holder and the lessor has offered or is required to enter into a new lease with such holder on terms that do not materially vary from the economic terms of the Ground Lease.

            (f) A mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under such Ground Lease) to cure any default under such Ground Lease, which is curable after the receipt of notice of any such default, before the lessor thereunder may terminate such Ground Lease;

            (g) Such Ground Lease has an original term (including any extension options set forth therein) which extends not less than twenty years beyond the Stated Maturity Date of the related Mortgage Loan;

            (h) Under the terms of such Ground Lease and the related Mortgage, taken together, any related insurance proceeds or condemnation award awarded to the holder of the ground lease interest will be applied either
      (A) to the repair or restoration of all or part of the related Mortgaged Property, with the mortgagee or a trustee appointed by the related Mortgage having the right to hold and disburse such proceeds as the repair or restoration progresses (except in such cases where a provision entitling a third party to hold and disburse such proceeds would not be viewed as commercially unreasonable by a prudent commercial mortgage lender), or (B) to the payment of the outstanding principal balance of the Mortgage Loan together with any accrued interest thereon;

            (i) Such Ground Lease does not impose any restrictions on subletting which would be viewed as commercially unreasonable by prudent commercial mortgage lenders lending on a similar Mortgaged Property in the lending area where the Mortgaged Property is located; and such Ground Lease contains a covenant that the lessor thereunder is not permitted, in the absence of an uncured default, to disturb the possession, interest or quiet enjoyment of the lessee thereunder for any reason, or in any manner, which would materially adversely affect the security provided by the related Mortgage; and

            (j) Such Ground Lease requires the Lessor to enter into a new lease upon termination of such Ground Lease if the Ground Lease is rejected in a bankruptcy proceeding.

      (18) Escrow Deposits. All escrow deposits and payments relating to each Mortgage Loan that are, as of the Closing Date, required to be deposited or paid have been so deposited or paid.

      (19) LTV Ratio. The gross proceeds of each Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and either: (a) such Mortgage Loan is secured by an interest in real property having a fair market value (i) at the date the Mortgage Loan was originated, at least equal to 80 percent of the original principal balance of the Mortgage Loan or (ii) at the Closing Date, at least equal to 80 percent of the principal balance of the Mortgage Loan on such date; provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (x) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (y) a proportionate amount of any lien that is in parity with the Mortgage Loan (unless such other lien secures a Mortgage Loan that is cross-collateralized with such Mortgage Loan, in which event the computation described in clauses (a)(i) and (a)(ii) of this paragraph 19 shall be made on a pro rata basis in accordance with the fair market values of the Mortgaged Properties securing such cross-collateralized Mortgage Loans); or (b) substantially all the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property that served as the only security for such Mortgage Loan (other than a recourse feature or other third party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)).

      (20) Mortgage Loan Modifications. Any Mortgage Loan that was "significantly modified" prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code either (a) was modified as a result of the default under such Mortgage Loan or under circumstances that made a default reasonably foreseeable or (b) satisfies the provisions of either clause (a)(i) of paragraph 19 (substituting the date of the last such modification for the date the Mortgage Loan was originated) or clause (a)(ii) of paragraph 19, including the proviso thereto.

      (21) Advancement of Funds by the Seller. No holder of a Mortgage Loan has advanced funds or induced, solicited or knowingly received any advance of funds from a party other than the owner of the related Mortgaged Property, directly or indirectly, for the payment of any amount required by such Mortgage Loan.

      (22) No Mechanics' Liens. Each Mortgaged Property is free and clear of any and all mechanics' and materialmen's liens that are prior or equal to the lien of the related Mortgage, except, in each case, for liens insured against by the Title Policy referred to herein, and no rights are outstanding that under law could give rise to any such lien that would be prior or equal to the lien of the related Mortgage except, in each case, for liens insured against by the Title Policy referred to herein.

      (23) Compliance with Laws. Except as otherwise specifically disclosed in an exception on Schedule A attached hereto to another representation and warranty made by the seller in this Exhibit 2, at origination, each Mortgage Loan complied with all applicable federal, state and local statutes and regulations. Each Mortgage Loan complied with (or is exempt from) all applicable usury laws in effect at its date of origination.

      (24) Cross-collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any loan other than one or more other Mortgage Loans.

      (25) Releases of Mortgaged Property. Except as described in the next sentence, no Mortgage Note or Mortgage requires the mortgagee to release all or any material portion of the related Mortgaged Property that was included in the appraisal for such Mortgaged Property, and/or generates income from the lien of the related Mortgage except upon payment in full of all amounts due under the related Mortgage Loan or in connection with the defeasance provisions of the related Note and Mortgage. The Mortgages relating to those Mortgage Loans identified on Schedule A hereto require the mortgagee to grant releases of portions of the related Mortgaged Properties upon (a) the satisfaction of certain legal and underwriting requirements and/or (b) the payment of a release price and prepayment consideration in connection therewith. Except as described in the first sentence hereof and for those Mortgage Loans identified on Schedule A, no Mortgage Loan permits the full or partial release or substitution of collateral unless the mortgagee or servicer can require the Mortgagor to provide an opinion of tax counsel to the effect that such release or substitution of collateral (a) would not constitute a "significant modification" of such Mortgage Loan within the meaning of Treas. Reg. ss.1.860G-2(b)(2) and (b) would not cause such Mortgage Loan to fail to be a "qualified mortgage" within the meaning of Section 860G(a)(3)(A) of the Code. The loan documents require the related Mortgagor to bear the cost of such opinion.

      (26) No Equity Participation or Contingent Interest. No Mortgage Loan contains any equity participation by the lender or provides for negative amortization (except that the ARD Loan may provide for the accrual of interest at an increased rate after the Anticipated Repayment Date) or for any contingent or additional interest in the form of participation in the cash flow of the related Mortgaged Property.

      (27) No Material Default. To the Seller's knowledge, there exists no material default, breach, violation or event of acceleration (and no event which, with the passage of time or the giving of notice, or both, would constitute any of the foregoing) under the documents evidencing or securing the Mortgage Loan, in any such case to the extent the same materially and adversely affects the value of the Mortgage Loan and the related Mortgaged Property; provided, however, that this representation and warranty does not address or otherwise cover any default, breach, violation or event of acceleration that specifically pertains to any matter otherwise covered by any other representation and warranty made by the Seller elsewhere in this Exhibit 2 or the exceptions listed in Schedule A attached hereto.

      (28) Inspections. The Seller (or if the Seller is not the originator, the originator of the Mortgage Loan) has inspected or caused to be inspected each Mortgaged Property in connection with the origination of the related Mortgage Loan.

      (29) Local Law Compliance. Based on due diligence considered reasonable by prudent commercial mortgage lenders in the lending area where the Mortgaged Property is located, the improvements located on or forming part of each Mortgaged Property comply with applicable zoning laws and ordinances, or constitute a legal non-conforming use or structure or, if any such improvement does not so comply, such non-compliance does not materially and adversely affect the value of the related Mortgaged Property, such value as determined by the appraisal performed at origination or in connection with the sale of the related Mortgage Loan by the Seller hereunder.

      (30) Junior Liens. None of the Mortgage Loans permits the related Mortgaged Property to be encumbered by any lien (other than a Permitted Encumbrance) junior to or of equal priority with the lien of the related Mortgage without the prior written consent of the holder thereof or the satisfaction of debt service coverage or similar criteria specified therein. The Seller has no knowledge that any of the Mortgaged Properties is encumbered by any lien (other than a Permitted Encumbrance) junior to the lien of the related Mortgage.

      (31) Actions Concerning Mortgage Loans. To the knowledge of the Seller, there are no actions, suits or proceedings before any court, administrative agency or arbitrator concerning any Mortgage Loan, Mortgagor or related Mortgaged Property that might adversely affect title to the Mortgaged Property or the validity or enforceability of the related Mortgage or that might materially and adversely affect the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended.

      (32) Servicing. The servicing and collection practices used by the Seller or any prior holder or servicer of each Mortgage Loan have been in all material respects legal, proper and prudent and have met customary industry standards.

      (33) Licenses and Permits. To the Seller's knowledge, based on due diligence that it customarily performs in the origination of comparable mortgage loans, as of the date of origination of each Mortgage Loan or as of the date of the sale of the related Mortgage Loan by the Seller hereunder, the related Mortgagor was in possession of all material licenses, permits and franchises required by applicable law for the ownership and operation of the related Mortgaged Property as it was then operated.

      (34) Collateral in Trust. The Mortgage Note for each Mortgage Loan is not secured by a pledge of any collateral that has not been assigned to the Purchaser.

      (35) Due on Sale. Each Mortgage Loan contains a "due on sale" clause, which provides for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan if, without prior written consent of the holder of the Mortgage, the property subject to the Mortgage or any material portion thereof, or a controlling interest in the related Mortgagor, is transferred, sold or encumbered by a junior mortgage or deed of trust; provided, however, that certain Mortgage Loans provide a mechanism for the assumption of the loan by a third party upon the Mortgagor's satisfaction of certain conditions precedent, and upon payment of a transfer fee, if any, or transfer of interests in the Mortgagor or constituent entities of the Mortgagor to a third party or parties related to the Mortgagor upon the Mortgagor's satisfaction of certain conditions precedent.

      (36) Non-Recourse Exceptions. The Mortgage Loan documents for each Mortgage Loan provide that such Mortgage Loan constitutes either (a) the recourse obligations of at least one natural person or (b) the non-recourse obligations of the related Mortgagor, provided that at least one natural person (and the Mortgagor if the Mortgagor is not a natural person) is liable to the holder of the Mortgage Loan for damages arising in the case of fraud or willful misrepresentation by the Mortgagor, misappropriation of rents, insurance proceeds or condemnation awards and breaches of the environmental covenants in the Mortgage Loan documents.

      (37) REMIC Eligibility. Each Mortgage Loan is a "qualified mortgage" as such term is defined in Section 860G(a)(3) of the Code (without regard to Treasury Regulations Section 1.860G-2(f)(2), which treats certain defective mortgage loans as qualified mortgages). The Seller does not have knowledge of any facts or circumstances which would cause a court of competent jurisdiction to find that the Seller had "improper knowledge" (as the term is defined in Treasury Regulation 1.856-6(b)(3)) such that the related Mortgaged Property would fail to qualify as "foreclosure property" within the meaning of IRC
Section 860G(a)(8).

      (38) Prepayment Premiums. As of the applicable date of origination of each such Mortgage Loan, any prepayment premiums and yield maintenance charges payable under the terms of the Mortgage Loans, in respect of voluntary prepayments, constituted customary prepayment premiums and yield maintenance charges for commercial mortgage loans of the Seller.

      (39) Loan Provisions. No Mortgage Loan contains a provision that by its terms would automatically or at the unilateral option of the Mortgagor cause such Mortgage Loan to not be a "qualified mortgage" as such term is defined in
Section 860G(a)(3) of the Code.

      (40) Single Purpose Entity. The Mortgagor on each Mortgage Loan with a Cut-Off Date Principal Balance in excess of $10 million, was, as of the origination of the Mortgage Loan, a Single Purpose Entity. For this purpose, a "Single Purpose Entity" shall mean an entity, other than an individual, whose organizational documents provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in, and operation of, such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from any other person (other than a Mortgagor for a Mortgage Loan that is cross-collateralized and cross-defaulted with the related Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person.

      (41) Defeasance and Assumption Costs. The related Mortgage Loan Documents provide that the related borrower is responsible for the payment of all reasonable costs and expenses of the Lender incurred in connection with (i) the defeasance of such Mortgage Loan and the release of the related Mortgaged Property, and (ii) the approval of an assumption of such Mortgage Loan.

      (42) Defeasance. No Mortgage Loan provides that it can be defeased until a date that is more than two years after the Closing Date or provides that it can be defeased with any property other than government securities (as defined in Section 2(a)(16) of the Investment Company Act of 1940, as amended) or any direct non-callable security issued or guaranteed as to principal or interest by the United States.

                                   SCHEDULE A

   EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES REGARDING INDIVIDUAL MORTGAGE
                           LOANS (2005-IQ9) (NCB, FSB)

Rep No.   Mortgage Loan(s)                   Explanation
-------------------------------------------------------------------------------------
         29 West 74 Corp.                   In connection with the origination of
 12(i)   54 West 82nd St. Realty            the Mortgage Loans to each of the
         656 Carroll Tenants Corporation    foregoing borrowers, an ASTM transaction
                                            screen was obtained in lieu of a
                                            Phase I report. Each such
                                            transaction screen was conducted
                                            utilizing the American Society for
                                            Testing and Materials (ASTM)
                                            Standard Practice E 1528-00.

-------------------------------------------------------------------------------------
         White Oak Cooperative Housing      The Ground Lease requires the lessor to
 17(j)   Corp.                              enter into a new ground lease with the
                                            holder of the Mortgage on terms that do
                                            not materially vary from the economic
                                            terms of the Ground Lease in the event
                                            such Ground Lease is terminated by
                                            reason of a default thereunder, but does
                                            not specifically require the lessor to
                                            enter into a new lease upon termination
                                            of such Ground Lease if the Ground
                                            Lease is rejected in a bankruptcy
                                            proceeding.
 -----------------------------------------------------------------------------------


110-34 73rd Owners Corp.                       The foregoing borrowers are permitted
114 Owner's Inc.                               to incur and/or have incurred additional
1199 Ocean Avenue Tenants Corp.                subordinate financing secured by the
120-10-12 85th Ave. Owners Corp.               related property. The amount of current
139 E. 66 St. Corporation                      existing subordinate indebtedness is
160 East 27th Owners Corporation               more particularly set forth in the
169 Spring Owners Corp.                        mortgage loan schedule under the
201 E. 77 Owners Corp.                         heading "Current Additional Financing
214 Clinton St./147 Pacific St. Owners Corp.   In Place." The amount of permitted
214 West 17 Apartment Corp.                    future subordinate indebtedness is more
222 Smith Street Owners, Inc.                  particularly set forth in the mortgage
230 Park South Apartments, Inc.                loan schedule under the heading
245 East 72nd Owners Corp.                     "Financing Permitted In Future."
2620 Ocean Owners Corp.
270 West End Tenants Corp.
29 West 74 Corp.
3065 Sedgwick Owners Corporation
3123 Bailey Avenue Owners, Inc.
323 West 83rd Owners Corp.
333 East 75th St. Owners Corp.
40 E. 19th St. Corp.
440 Warburton Avenue Corporation
444-446 East 58th Owners Corp.
46 West 95th Street Owners Corp.
525 West Owners Corp.
54 W. 82nd Street Realty Corp.
61 Irving Place Corporation
666 Apartment Corp.
67-35 Yellowstone Blvd. Owners Corp.
7 Great Jones Corp.
75th Street Apartment, Inc.
84-02 Beverly Apartments Corp.
Bonnie Crest Owners Corp.
Brisbane House, Inc.
Burns Street Owners Corp.
Caton Towers Owners Corp.
Charles St. Tenants Corp.
Eastwyck Village Towne Houses, Inc.
Florence Court Corporation
Garden Lofts Corp.
Glen Manor Apartments Corp.
Gothic Tenants' Corp.
Inwood Gardens, Inc.
Madison 79 Associates, Inc.
Michelle Tenants Corp.
Newport Apartments, Inc.
Ramapo Towers Owners Corp.
St. Charles Housing Corp.
Steven Lee House, Inc.
Stonegate X Apartment Owners Corp.
The Mews at Roosevelt Owners Corp.
Tova Realty Corp.
Trinity Arms Ltd.
White Oak Cooperative Housing Corp.
East First Avenue, LLC
Palmbrook Gardens Tenants Corp.


-------------------------------------------------------------------------------------

  35      All MortgageLoans secured by      All of the Mortgage Loans secured by
          residential cooperatives          by residential cooperativespermit, without
                                            the prior written consent of the holder
                                            of the related Mortgage, transfers of
                                            stock of the related Mortgagor in
                                            connection with the assignment of a
                                            proprietary lease for an apartment unit
                                            by a tenant-shareholder of the related
                                            Mortgagor to other persons who by
                                            virtue of such transfers become tenant-
                                            shareholders in the related Mortgagor.
-----------------------------------------------------------------------------------

  36      All Mortgage Loans secured by     All of the Mortgage Loans secured by
          residential cooperatives.         residential cooperatives are fully
                                            recourse to the related Mortgagors.
-----------------------------------------------------------------------------------


                                   SCHEDULE B

                           LIST OF MORTGAGORS THAT ARE
                  THIRD-PARTY BENEFICIARIES UNDER SECTION 5(b)

                                     [NONE]

                                    EXHIBIT 3

                                 PURCHASE PRICE

            Purchase Price                      $199,565,453
            Accrued Interest                    $648,274
                                                ------------
            Total                               $200,213,728

                                    EXHIBIT 4

                                  BILL OF SALE

            1. Parties. The parties to this Bill of Sale are the following:

               Seller:       NCB, FSB
               Purchaser:    Morgan Stanley Capital I Inc.

            2. Sale. For value received, the Seller hereby conveys to the Purchaser, without recourse, all right, title and interest in and to the Mortgage Loans identified on Exhibit 1 (the "Mortgage Loan Schedule") to the Mortgage Loan Purchase Agreement, dated as of February 1, 2005 (the "Mortgage Loan Purchase Agreement"), between the Seller and the Purchaser and all of the following property:

            (a) All accounts, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit and investment property consisting of, arising from or relating to any of the following property: the Mortgage Loans identified on the Mortgage Loan Schedule including the related Mortgage Notes, Mortgages, security agreements, and title, hazard and other insurance policies, all distributions with respect thereto payable after the Cut-Off Date, all substitute or replacement Mortgage Loans and all distributions with respect thereto, and the Mortgage Files;

            (b) All accounts, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit, investment property, and other rights arising from or by virtue of the disposition of, or collections with respect to, or insurance proceeds payable with respect to, or claims against other Persons with respect to, all or any part of the collateral described in clause (a) above (including any accrued discount realized on liquidation of any investment purchased at a discount); and

            (c) All cash and non-cash proceeds of the collateral described in clauses (a) and (b) above.

            3. Purchase Price. The amount and other consideration set forth on
Exhibit 3 to the Mortgage Loan Purchase Agreement.

            4. Definitions. Terms used but not defined herein shall have the meanings assigned to them in the Mortgage Loan Purchase Agreement.

            IN WITNESS WHEREOF, each of the parties hereto has caused this Bill of Sale to be duly executed and delivered on this ___ day of February, 2005.

SELLER:                                NCB, FSB


                                       By: ___________________________________
                                           Name:
                                           Title:

PURCHASER:                             MORGAN STANLEY CAPITAL I INC.


                                       By: ___________________________________
                                           Name:
                                           Title:

                                    EXHIBIT 5

                        FORM OF LIMITED POWER OF ATTORNEY

THIS DOCUMENT PREPARED BY,
AND AFTER RECORDING RETURN TO:

NCB, FSB
1725 Eye Street, N.W.
Washington, D.C. 20006
Attention:  Kathleen Luzik, Real Estate Master Servicing
            Morgan Stanley Capital I Inc., Commercial Mortgage
            Pass-Through Certificates, Series 2005-IQ9

National Consumer Cooperative Bank
1725 Eye Street, N.W.
Washington, D.C. 20006
Attention:  Kathleen Luzik, Real Estate Special Servicing
            Morgan Stanley Capital I Inc., Commercial Mortgage
            Pass-Through Certificates, Series 2005- IQ9

Midland Loan Services, Inc.
10851 Mastin
Building 82, Suite 700
Overland Park, Kansas 66210
Attention:  President-Morgan Stanley Capital I Inc.,
            Commercial Mortgage Pass-Through Certificates, Series 2005-IQ9

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603
Attention:  Global Securitization Trust Services Group--Morgan Stanley Capital
            I Inc., Series 2005-IQ9


                            LIMITED POWER OF ATTORNEY


            Know all persons by these presents; that the undersigned in its capacity as Seller, having an address of 1725 Eye Street. N.W., Washington, D.C. 20006, Attention: Kathleen Luzik (the "Seller"), being duly empowered and authorized to do so, does hereby make, constitute and appoint NCB, FSB, in its capacity as NCB Master Servicer pursuant to the Pooling and Servicing Agreement, having an address of 1725 Eye Street, N.W., Washington, D.C. 20006, Attention:
Kathleen Luzik, Real Estate Master Servicing-Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2005-IQ9 (the "NCB Master Servicer"), Midland Loan Services, Inc., having an address of 10851 Mastin, Building 82, Suite 700, Overland Park, Kansas 66210, Attention:
President--Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2005-IQ9, (the "General Special Servicer"), National Consumer Cooperative Bank, having an address of 1725 Eye Street, N.W., Washington, D.C. 20006, Attention: Kathleen Luzik, Real Estate Special Servicing-Morgan Stanley Capital I Inc., Commercial Mortgage Pass Through Certificates, Series 2005-IQ9 (the "Co-op Special Servicer") and LaSalle Bank National Association, having an address of 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attention: Global Securitization Trust Services Group--Morgan Stanley Capital I Inc., Series 2005-IQ9 (the "Trustee") as the true and lawful attorneys-in-fact for the undersigned, in its name, place and stead, and for its use and benefit:

            1. To empower the Trustee, the NCB Master Servicer and, in the event of the failure or incapacity of the Trustee and the NCB Master Servicer, the applicable Special Servicer, to submit for recording, at the expense of the Seller, any mortgage loan documents required to be recorded as described in the Pooling and Servicing Agreement, dated as of February 1, 2005 (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc., as Depositor, the General Master Servicer, the General Special Servicer, NCB, FSB, as NCB Master Servicer, National Consumer Cooperative Bank, as Co-op Special Servicer, the Trustee, ABN AMRO Bank, N.V., as Fiscal Agent and LaSalle Bank National Association, as Paying Agent and Certificate Registrar with respect to the Trust and any intervening assignments with evidence of recording thereon that are required to be included in the Mortgage File (so long as original counterparts have previously been delivered to the Trustee).

            2. This power of attorney shall be limited to the above-mentioned exercise of power.

            3. This instrument is to be construed and interpreted as a limited power of attorney. The enumeration of specific items, rights, acts or powers herein is not intended to, nor does it give rise to, and it is not intended to be construed as, a general power of attorney.

            4. The rights, power of authority of said attorney herein granted shall commence and be in full force and effect on the date hereof and such rights, powers and authority shall remain in full force and effect until the termination of the Pooling and Servicing Agreement.

            Capitalized terms used herein but not defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement.

IN WITNESS WHEREOF, I have hereunto set my hand this ____ day of February 2005.

Witnessed by:                          NCB, FSB


___________________________            By:________________________
Print Name:                            Name:
                                       Title:


STATE OF______________________)

COUNTY OF_____________________)

On __________________________, before me, a Notary Public in and for said county, personally appeared ________________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person acted and executed the instrument. Witness my hand and official seal.


_______________________________________
Commission Expires:

To the Parties Listed on Schedule A
February __, 2005
Page 10


                                  EXHIBIT 6

                           FORM OF OPINION OF COUNSEL

                                                  Tel:  212-541-2000

                                                  Fax: 212-541-4630

February __, 2005


To the Parties Listed on Schedule A


Re:   NCB, FSB
      --------

Ladies and Gentlemen:

      We have acted as special counsel to NCB, FSB ("NCB"), a federal savings bank chartered by the Office of Thrift Supervision, U.S. Department of the Treasury (the "OTS"), in connection with the following documents, which provide for the proposed sale of certain mortgage loans and NCB's agreement to service and administer certain mortgage loans and other assets: (i) Mortgage Loan Purchase Agreement dated as of February 1, 2005, between NCB, as seller, and Morgan Stanley Capital I Inc. ("MSCI"), as purchaser (the "Mortgage Loan Purchase Agreement"); (ii) Pooling and Servicing Agreement dated as of February 1, 2005, among MSCI, as Depositor, Wells Fargo Bank, National Association, as General Master Servicer, NCB, FSB as NCB Master Servicer, National Consumer Cooperative Bank, as Co-op Special Servicer, Midland Loan Services, Inc., as General Special Servicer, LaSalle Bank National Association, as Trustee, Paying Agent and Certificate Registrar and ABN AMRO Bank N.V., as Fiscal Agent (the "Pooling and Servicing Agreement"; and together with the Mortgage Loan Purchase Agreement, the "Principal Agreements"); and (iii) Mortgage Loan Seller Indemnification Agreement dated as of February __, 2005 between NCB, Morgan Stanley & Co. Incorporated, Greenwich Capital Markets, Inc. and IXIS Securities North America Inc. (the "Indemnification Agreement"; and together with the Principal Agreements, the "Transaction Documents"). Capitalized terms not otherwise defined herein shall have their respective meanings set forth in the Principal Agreements.

      In rendering the opinions expressed below, we have examined copies of the Transaction Documents, agreements executed in connection therewith or pursuant thereto and originals or conformed copies of such corporate records, agreements and instruments of NCB, certificates of public officials and officers of NCB, and such other documents and records, and such matters of law, as we have deemed appropriate as a basis for the opinions hereinafter expressed. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies. When relevant facts were not independently established, we have relied upon statements of governmental officials and upon representations made in or pursuant to the Transaction Documents and certificates and statements of appropriate representatives of NCB including, without limitation, the certificate dated as of the date hereof issued by the Secretary of NCB (the "NCB Certificate"), and with respect to good standing and related matters, we have relied solely upon a certificate of the OTS issued on February __, 2005 (the "OTS Certificate") and the NCB Certificate.

      In rendering the opinions expressed below, we have assumed that, other than with respect to NCB, all of the documents referred to in this opinion have been duly authorized by, have been duly executed and delivered by, and constitute the legal, valid, binding and enforceable obligations of, all of the parties to such documents, that all of the signatories to such documents have been duly authorized and that all such parties are duly organized and validly existing and have the power and authority (corporate or other) to execute, deliver and perform such documents.

      Based upon and subject to the foregoing and subject also to the comments, assumptions and qualifications set forth below, we are of the opinion that:

            1. Based solely upon the OTS Certificate, NCB is a federal savings bank duly chartered by the OTS validly existing and in good standing under the laws of the United States of America.

            2. NCB has all necessary corporate power and authority to execute, deliver and perform its obligations under the Transaction Documents. The execution, delivery and performance of the Transaction Documents by NCB and the consummation by NCB of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of NCB, and the Transaction Documents have been validly executed and delivered by NCB. The Principal Agreements constitute the valid and binding obligation of NCB, enforceable against it in accordance with their respective terms.

            3. No consent, approval, authorization of, or declaration, filing or registration with, any governmental authority in connection with or as a condition to the execution or delivery by NCB of the Transaction Documents or the consummation by NCB of the transactions contemplated thereby is required to be obtained by NCB, except for such consents, approvals, authorizations, declarations, filings or registrations that have been obtained, and except such filings as may be necessary to transfer the Loans to the Purchaser pursuant to the terms of the Mortgage Loan Purchase Agreement or to fulfill its obligations as NCB Master Servicer under the Pooling and Servicing Agreement.

            4. To our knowledge, there are no actions, suits, proceedings or investigations pending or threatened against or affecting NCB which, if adversely determined, individually or collectively, would materially adversely affect NCB's ability to perform its obligations under the Transaction Documents or the validity or enforceability of the Transaction Documents.

            5. The execution, delivery and performance by NCB of the Transaction Documents, and compliance by it therewith, do not and will not conflict with, constitute a default under or violate (i) any provision of the charter or by-laws of NCB, (ii) any provision of any material law, rule or regulation applicable to NCB, (iii) any judgment, order, writ, injunction or decree known to us of any court or governmental authority or regulatory body that names NCB or is specifically directed to NCB, or (iv) to our knowledge, any indenture, agreement or other instrument known to us to which NCB is a party or by which it is bound.

            In addition to the limitations set forth above, the opinions set forth herein are further limited by, subject to and based upon the following:

            (a) Wherever this opinion letter refers to matters "known to us," or "to our knowledge," or words of similar import, such reference means that, in the course of our representation of NCB in the transaction contemplated by the Transaction Documents and inquiry of the lawyers within our firm familiar with the transactions contemplated by the Transaction Documents, no information has come to our attention that would give us actual knowledge or actual notice that any such opinions or other matters set forth herein are not accurate. Except as otherwise stated herein, we have undertaken no independent investigation or verification of such matters. All opinions set forth herein are subject to, and may be limited by, future changes in the factual matters set forth herein, and we undertake no duty to advise you of the same.

            (b) Our opinions herein reflect only the application of applicable New York law and the Federal laws of the United States. The opinions expressed herein are based upon the law in effect (and published or otherwise generally available) on the date hereof, and we assume no obligation to revise or supplement these opinions should such law be changed by legislative action, judicial decision or otherwise. In rendering our opinions, we have not considered, and hereby disclaim any opinion as to, the application or impact of any laws, cases, decisions, rules or regulations of any other jurisdiction, court or administrative agency.

            (c) The enforceability of the Principal Agreements may be limited by
(i) bankruptcy, insolvency, reorganization, moratorium or similar laws affecting or relating to the rights and remedies of creditors generally including, without limitation, laws relating to fraudulent transfers or conveyances, preferences and equitable subordination, (ii) general principles of equity (regardless of whether considered in a proceeding in equity or at law), (iii) an implied covenant of good faith and fair dealing and (iv) the qualification that certain other provisions of the Principal Agreements may be unenforceable in whole or in part under the laws (including judicial decisions) of the State of New York or the United States of America, but the inclusion of such provisions does not, in our opinion, affect the validity as against NCB of the Principal Agreements as a whole, and the limitations on the enforceability of such provisions in the Principal Agreements do not, in our opinion, make the remedies and procedures otherwise provided in the Principal Agreements inadequate for enforcing payment of the obligations governed or secured thereby and for the practical realization of the principal rights and benefits afforded thereby.

            (d) Our opinions are further subject to the following:

                  (i) The enforceability of the Principal Agreements against NCB in accordance with their respective terms may be limited by the effect of standards of good faith, fair dealing and reasonableness which may be applied by a court to the exercise of certain rights and remedies.

                  (ii) We assume, for purposes of the opinions concerning validity, binding effect and enforceability, that the parties to the Principal Agreements have acted in good faith and without intent to hinder, delay or defraud creditors.

                  (iii) We express no opinion as to the enforceability of any provisions in the Principal Agreements purporting to restrict access to legal or equitable remedies, to establish evidentiary standards, to waive or modify service of process requirements under applicable laws, or to control the determination of venue for any legal or equitable proceedings that may arise in connection therewith.

            (e) We express no opinion as to:

                  (i) the enforceability of any provision in any of the Principal Agreements purporting or attempting to (A) waive the defenses of forum non conveniens or improper venue or (B) confer subject matter jurisdiction on a court not having independent grounds therefor or (C) modify or waive the requirements for effective service of process for any action that may be brought or (D) waive the right of NCB or any other person to a trial by jury or (E) provide that remedies are cumulative or that decisions by a party are conclusive or (F) modify or waive the rights to notice, legal defenses, statutes of limitations or other benefits that cannot be waived under applicable law, because such provisions are subject to determination by the courts in which litigation may be instituted that such provisions are fair and reasonable and comply with and/or are permitted by applicable constitutional provisions and by applicable laws, regulations and rules of court;

                  (ii) the effect on enforceability of any of the Principal Agreements of any decision of an arbitration tribunal or an arbitrator pursuant to any provision for mandatory or optional arbitration to the extent such decision does not give effect to the terms of such Principal Agreements or to applicable law;

                  (iii) the enforceability of (A) any rights to indemnification provided for in the Principal Agreements which are violative of public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation); (B) any rights of setoff under the Pooling and Service Agreement; or (C) any provisions purporting to provide to any party the right to receive costs and expenses beyond those reasonably incurred by it; or

                  (iv) (A) the existence or sufficiency of any party's (including, without limitation, NCB's) rights in or title to the real or personal property described in and encumbered by the respective Loan Documents relating to the Loans (the "Collateral"); (B) the creation, attachment or perfection of any security interest in any part of the Collateral, or the priority of any security interest in the Collateral against any financing statement, security interest, mortgage, lien or other encumbrance on or covering the Collateral, or the effect of the due recording of, or failure to record, such Loan Documents; (C) compliance or non-compliance by NCB or any other person or entity with federal or state securities laws (including, without limitation, the Securities Act of 1933, the Trust Indenture Act of 1939 and the Investment Company Act of 1940); or (D) the classification and treatment of the Loans and any proceeds therefrom for federal and state income tax purposes.

            This opinion letter is furnished to you solely for your benefit and for the benefit of your successors and assigns, and may not be relied upon by, nor may copies be delivered to, any other person or entity without our prior written consent. Finally, we do not undertake to advise you of any changes in the opinions expressed herein resulting from matters that might hereafter come or be brought to our attention.

                                    Very truly yours,

                                  SCHEDULE A

Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York  10036

Morgan Stanley Capital I Inc.
1585 Broadway
New York, New York  10036

Midland Loan Services, Inc.
10851 Mastin, Suite 700
Overland Park, Kansas 66210

Standard & Poor's Ratings Services,
  a division of The McGraw-Hill Companies, Inc.
55 Water Street
New York, New York  10041

LaSalle Bank National Association
135 South LaSalle Street - Suite 1625
Chicago, Illinois 60603

ABN AMRO Bank N.V
135 South LaSalle Street - Suite 1625
Chicago, Illinois 60603

Fitch Ratings
One State Street Plaza
New York, New York 10004

Wells Fargo Bank, National Association
45 Fremont Street - 2nd Floor
San Francisco, California 94105

Greenwich Capital Markets, Inc.
600 Steamboat Road
Greenwich, Connecticut 06803

IXIS Securities North America Inc.
9 West 57th Street, 36th Floor
New York, New York 10019

                                   EXHIBIT K-6


                        MORTGAGE LOAN PURCHASE AGREEMENT
                                  (WAMU LOANS)

            Mortgage Loan Purchase Agreement (this "Agreement"), dated as of February 1, 2005, between Washington Mutual Bank, FA (the "Seller"), and Morgan Stanley Capital I Inc. (the "Purchaser").

            The Seller agrees to sell, and the Purchaser agrees to purchase, certain mortgage loans listed on Exhibit 1 hereto (the "Mortgage Loans") as described herein. The Purchaser will convey the Mortgage Loans to a trust (the "Trust") created pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of February 1, 2005, between the Purchaser, as depositor, Wells Fargo Bank, National Association, as General Master Servicer, Midland Loan Services, Inc., as General Special Servicer, NCB, FSB, as NCB Master Servicer, National Consumer Cooperative Bank, as Co-op Special Servicer, LaSalle Bank National Association, as Trustee, Paying Agent and Certificate Registrar, and ABN AMRO Bank, N.V., as Fiscal Agent. In exchange for the Mortgage Loans and certain other mortgage loans (the "Other Mortgage Loans") to be purchased by the Purchaser, the Trust will issue to the Depositor pass-through certificates to be known as Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2005-IQ9 (the "Certificates"). The Certificates will be issued pursuant to the Pooling and Servicing Agreement.

            Capitalized terms used herein but not defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement.

            The Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-5, Class A-1A, Class A-J, Class B, Class C and Class D Certificates (the "Public Certificates") will be sold by the Purchaser to Morgan Stanley & Co. Incorporated, Greenwich Capital Markets, Inc. and IXIS Securities North America Inc. (collectively, the "Underwriters"), pursuant to an Underwriting Agreement, between the Purchaser and the Underwriters, dated February 15, 2005 (the "Underwriting Agreement"), and the Class X-1, Class X-2, Class X-Y, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class EI, Class R-I, Class R-II and Class R-III Certificates (collectively, the "Private Certificates") will be sold by the Purchaser to Morgan Stanley & Co. Incorporated (the "Initial Purchaser") pursuant to a Certificate Purchase Agreement, between the Purchaser and the Initial Purchaser, dated February 15, 2005 (the "Certificate Purchase Agreement"). The Underwriters will offer the Public Certificates for sale publicly pursuant to a Prospectus dated February 7, 2005, as supplemented by a Prospectus Supplement dated February 15, 2005 (together, the "Prospectus Supplement"), and the Initial Purchaser will offer the Private Certificates (other than the Class R-I, Class R-II and Class R-III Certificates) for sale in transactions exempt from the registration requirements of the Securities Act of 1933 pursuant to a Private Placement Memorandum, dated as of February 15, 2005 (the "Memorandum").

            In consideration of the mutual agreements contained herein, the Seller and the Purchaser hereby agree as follows:

            Section 1. Agreement to Purchase. The Seller agrees to sell, and the Purchaser agrees to purchase, on a servicing released basis (but subject to the Seller's proposed sale of servicing as provided in Section 2 and the Seller acting as a sub-servicer of the Master Servicer pursuant to a sub-servicing agreement between the Seller and the Master Servicer), the Mortgage Loans identified on the schedule (the "Mortgage Loan Schedule") annexed hereto as
Exhibit 1, as such schedule may be amended to reflect the actual Mortgage Loans accepted by the Purchaser pursuant to the terms hereof. The Cut-Off Date with respect to each Mortgage Loan is such Mortgage Loan's Due Date in the month of February 2005. The Mortgage Loans and the Other Mortgage Loans will have an aggregate principal balance as of the close of business on the Cut-Off Date, after giving effect to any payments due on or before such date, whether or not received, of $1,531,754,421. The sale of the Mortgage Loans shall take place on February 24, 2005 or such other date as shall be mutually acceptable to the parties hereto (the "Closing Date"). The purchase price to be paid by the Purchaser for the Mortgage Loans shall equal the amount set forth as such purchase price on Exhibit 3 hereto. The purchase price shall be paid to the Seller by wire transfer in immediately available funds on the Closing Date.

            On the Closing Date, the Purchaser will assign to the Trustee pursuant to the Pooling and Servicing Agreement all of its right, title and interest in and to the Mortgage Loans and its rights under this Agreement (to the extent set forth in Section 14), and the Trustee shall succeed to such right, title and interest in and to the Mortgage Loans and the Purchaser's rights under this Agreement (to the extent set forth in Section 14).

            Section 2. Conveyance of Mortgage Loans. Effective as of the Closing Date, subject only to receipt of the consideration referred to in Section 1 hereof and the satisfaction of the conditions specified in Sections 6 and 7 hereof, the Seller does hereby transfer, assign, set over and otherwise convey to the Purchaser, without recourse, all the right, title and interest of the Seller (with the understanding that a Servicing Rights Purchase and Sale Agreement, dated February 1, 2005, will be executed by the Seller and the Master Servicer) in and to the Mortgage Loans identified on the Mortgage Loan Schedule as of the Closing Date. The Mortgage Loan Schedule, as it may be amended from time to time on or prior to the Closing Date, shall conform to the requirements of this Agreement and the Pooling and Servicing Agreement. In connection with such transfer and assignment, the Seller shall deliver to or on behalf of the Trustee, on behalf of the Purchaser, on or prior to the Closing Date, the Mortgage Note (as described in clause (a) below) for each Mortgage Loan and on or prior to the fifth Business Day after the Closing Date, five limited powers of attorney substantially in the form attached hereto as Exhibit 5 in favor of the Trustee, the applicable Master Servicer and the applicable Special Servicer to empower the Trustee, the applicable Master Servicer and, in the event of the failure or incapacity of the Trustee and the applicable Master Servicer, the applicable Special Servicer, to submit for recording, at the expense of the Seller, any mortgage loan documents required to be recorded as described in the Pooling and Servicing Agreement and any intervening assignments with evidence of recording thereon that are required to be included in the Mortgage Files (so long as original counterparts have previously been delivered to the Trustee). The Seller agrees to reasonably cooperate with the Trustee, the applicable Master Servicer and the applicable Special Servicer in connection with any additional powers of attorney or revisions thereto that are requested by such parties for purposes of such recordation. The parties hereto agree that no such power of attorney shall be used with respect to any Mortgage Loan by or under authorization by any party hereto except to the extent that the absence of a document described in the second preceding sentence with respect to such Mortgage Loan remains unremedied as of the earlier of (i) the date that is 180 days following the delivery of notice of such absence to the Seller, but in no event earlier than 18 months from the Closing Date, and (ii) the date (if any) on which such Mortgage Loan becomes a Specially Serviced Mortgage Loan. The Trustee shall submit such documents for recording, at the Seller's expense, after the periods set forth above; provided, however, the Trustee shall not submit such assignments for recording if the Seller produces evidence that it has sent any such assignment for recording and certifies that the Seller is awaiting its return from the applicable recording office. In addition, not later than the 30th day following the Closing Date, the Seller shall deliver to or on behalf of the Trustee each of the remaining documents or instruments specified below (with such exceptions as are permitted by this Section) with respect to each Mortgage Loan (each, a "Mortgage File"). (The Seller acknowledges that the term "without recourse" does not modify the duties of the Seller under Section 5 hereof.)

            All Mortgage Files, or portions thereof, delivered prior to the Closing Date are to be held by or on behalf of the Trustee in escrow on behalf of the Seller at all times prior to the Closing Date. The Mortgage Files shall be released from escrow upon closing of the sale of the Mortgage Loans and payment of the purchase price therefor as contemplated hereby. The Mortgage File for each Mortgage Loan shall contain the following documents:

            (a) The original Mortgage Note bearing all intervening endorsements, endorsed in blank or endorsed "Pay to the order of LaSalle Bank National Association, as Trustee for Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2005-IQ9, without recourse, representation or warranty" or if the original Mortgage Note is not included therein, then a lost note affidavit and indemnity, with a copy of the Mortgage Note attached thereto;

            (b) The original Mortgage, with evidence of recording thereon, and, if the Mortgage was executed pursuant to a power of attorney, a certified true copy of the power of attorney certified by the public recorder's office, with evidence of recording thereon (if recording is customary in the jurisdiction in which such power of attorney was executed), or certified by a title insurance company or escrow company to be a true copy thereof; provided that if such original Mortgage cannot be delivered with evidence of recording thereon on or prior to the 90th day following the Closing Date because of a delay caused by the public recording office where such original Mortgage has been delivered for recordation or because such original Mortgage has been lost, the Seller shall deliver or cause to be delivered to the Trustee a true and correct copy of such Mortgage, together with (i) in the case of a delay caused by the public recording office, an Officer's Certificate (as defined below) of the Seller stating that such original Mortgage has been sent to the appropriate public recording official for recordation or (ii) in the case of an original Mortgage that has been lost after recordation, a certification by the appropriate county recording office where such Mortgage is recorded that such copy is a true and complete copy of the original recorded Mortgage;

            (c) The originals of all agreements modifying a Money Term or other material modification, consolidation and extension agreements, if any, with evidence of recording thereon (if applicable) or if such original modification, consolidation and extension agreements have been delivered to the appropriate recording office for recordation and either have not yet been returned on or prior to the 90th day following the Closing Date with evidence of recordation thereon or have been lost after recordation, true copies of such modifications, consolidations and extensions certified by the Seller together with (i) in the case of a delay caused by the public recording office, an Officer's Certificate of the Seller stating that such original modification, consolidation or extension agreement has been dispatched or sent to the appropriate public recording official for recordation or (ii) in the case of an original modification, consolidation or extension agreement that has been lost after recordation, a certification by the appropriate county recording office where such document is recorded that such a copy is a true and complete copy of the original recorded modification, consolidation or extension agreement, and the originals of all assumption agreements, if any;

            (d) An original Assignment of Mortgage for each Mortgage Loan, in form and substance acceptable for recording (except for recording information not yet available if the instrument being recorded has not been returned from the applicable recording office), signed by the holder of record in blank or in favor of "LaSalle Bank National Association, as Trustee for Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2005-IQ9";

            (e) Originals of all intervening assignments of Mortgage, if any, with evidence of recording thereon or, if such original assignments of Mortgage have been delivered to the appropriate recorder's office for recordation, certified true copies of such assignments of Mortgage certified by the Seller, or, in the case of an original blanket intervening assignment of Mortgage retained by the Seller, a copy thereof certified by the Seller or, if any original intervening assignment of Mortgage has not yet been returned on or prior to the 90th day following the Closing Date from the applicable recording office or has been lost, a true and correct copy thereof, together with (i) in the case of a delay caused by the public recording office, an Officer's Certificate of the Seller stating that such original intervening assignment of Mortgage has been sent to the appropriate public recording official for recordation or (ii) in the case of an original intervening assignment of Mortgage that has been lost after recordation, a certification by the appropriate county recording office where such assignment is recorded that such copy is a true and complete copy of the original recorded intervening assignment of Mortgage;

            (f) If the related Assignment of Leases is separate from the Mortgage, the original of such Assignment of Leases with evidence of recording thereon or certified by a title insurance company or escrow company to be a true copy thereof; provided that if such Assignment of Leases has not been returned on or prior to the 90th day following the Closing Date because of a delay caused by the applicable public recording office where such Assignment of Leases has been delivered for recordation or because such original Assignment of Leases has been lost, the Seller shall deliver or cause to be delivered to the Trustee a true and correct copy of such Assignment of Leases submitted for recording, together with, (i) in the case of a delay caused by the public recording office, an Officer's Certificate (as defined below) of the Seller stating that such Assignment of Leases has been sent to the appropriate public recording official for recordation or (ii) in the case of an original Assignment of Leases that has been lost after recordation, a certification by the appropriate county recording office where such Assignment of Leases is recorded that such copy is a true and complete copy of the original recorded Assignment of Leases, in each case together with an original assignment of such Assignment of Leases, in recordable form (except for recording information not yet available if the instrument being recorded has not been returned from the applicable recording office), signed by the holder of record in favor of "LaSalle Bank National Association, as Trustee for Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2005-IQ9," which assignment may be effected in the related Assignment of Mortgage;

            (g) The original or a copy of each guaranty, if any, constituting additional security for the repayment of such Mortgage Loan;

            (h) The original Title Insurance Policy, or in the event such original Title Insurance Policy has not been issued, a binder, actual "marked-up" title commitment, pro forma policy, or an agreement to provide any of the foregoing pursuant to binding escrow instructions executed by the title company or its authorized agent with the original Title Insurance Policy to follow within 180 days of the Closing Date, or a copy of any of the foregoing certified by the title company with the original Title Insurance Policy to follow within 180 days of the Closing Date, or a preliminary title report with the original Title Insurance Policy to follow within 180 days of the Closing Date;

            (i) (A) Copies of UCC financing statements (together with all assignments thereof) filed in connection with the Mortgage Loan and (B) UCC-2 or UCC-3 financing statements assigning such UCC financing statements to the Trustee delivered in connection with the Mortgage Loan;

            (j) Copies of the related ground lease(s), if any, with respect to any Mortgage Loan where the Mortgagor is the lessee under such ground lease and there is a lien in favor of the mortgagee in such lease.

            (k) Copies of any loan agreements, lock-box agreements and intercreditor agreements, if any, related to any Mortgage Loan;

            (l) Either (A) the original of each letter of credit, if any, constituting additional collateral for such Mortgage Loan (other than letters of credit representing tenant security deposits which have been collaterally assigned to the lender), which shall be assigned and delivered to the Trustee on behalf of the Trust with a copy to be held by the Primary Servicer (or the Master Servicer), and applied, drawn, reduced or released in accordance with documents evidencing or securing the applicable Mortgage Loan, the Pooling and Servicing Agreement and the applicable Primary Servicing Agreement or (B) the original of each letter of credit, if any, constituting additional collateral for such Mortgage Loan (other than letters of credit representing tenant security deposits which have been collaterally assigned to the lender), which shall be assigned to and held by the Primary Servicer (or the Master Servicer) on behalf of the Trustee, with a copy to be held by the Trustee, and applied, drawn, reduced or released in accordance with documents evidencing or securing the applicable Mortgage Loan, the Pooling and Servicing Agreement and the applicable Primary Servicing Agreement (it being understood that the Seller has agreed (a) that the proceeds of such letter of credit belong to the Trust, (b) to notify, on or before the Closing Date, the bank issuing the letter of credit that the letter of credit and the proceeds thereof belong to the Trust, and to use reasonable efforts to obtain within 30 days (but in any event to obtain within 90 days) following the Closing Date, an acknowledgement thereof by the bank (with a copy of such acknowledgement to be sent to the Trustee) and (c) to indemnify the Trust for any liabilities, charges, costs, fees or other expenses accruing from the failure of the Seller to assign the letter of credit hereunder). In the case of clause (B) above, any letter of credit held by the Primary Servicer (or Master Servicer) shall be held in its capacity as agent of the Trust, and if a Primary Servicer (or Master Servicer) sells its rights to service the applicable Mortgage Loan, the applicable Primary Servicer (or Master Servicer) has agreed to assign the applicable letter of credit to the Trust or at the direction of the Special Servicer to such party as the Special Servicer may instruct, in each case, at the expense of the Primary Servicer (or Master Servicer). The Primary Servicer (or Master Servicer) has agreed to indemnify the Trust for any loss caused by the ineffectiveness of such assignment;

            (m) The original or a copy of the environmental indemnity agreement, if any, related to any Mortgage Loan;

            (n) Copies of third-party management agreements, if any, for all hotels and for such other Mortgaged Properties with a Cut-Off Date balance equal to or greater than $20,000,000;

            (o) The original of any Environmental Insurance Policy or, if the original is held by the related Mortgagor, a copy thereof;

            (p) A copy of any affidavit and indemnification agreement in favor of the lender; and

            (q) With respect to hospitality properties, a copy of any franchise agreement, franchise comfort letter and applicable assignment or transfer documents.

            "Officer's Certificate" shall mean a certificate signed by one or more of the Chairman of the Board, any Vice Chairman, the President, any Managing Director, any Executive Vice President, any Director, any Senior Vice President, any Vice President, any Assistant Vice President, any Treasurer, any Assistant Treasurer, any Secretary or Assistant Secretary.

            The Assignment of Mortgage, intervening assignments of Mortgage and assignment of Assignment of Leases referred to in clauses (d), (e) and (f) may be in the form of a single instrument assigning the Mortgage and the Assignment of Leases to the extent permitted by applicable law. To avoid the unnecessary expense and administrative inconvenience associated with the execution and recording or filing of multiple assignments of mortgages, assignments of leases (to the extent separate from the mortgages) and assignments of UCC financing statements, the Seller shall execute, in accordance with the third succeeding paragraph, the assignments of mortgages, the assignments of leases (to the extent separate from the mortgages) and assignments of UCC financing statements relating to the Mortgage Loans naming the Trustee on behalf of the Certificateholders as assignee. Notwithstanding the fact that such assignments of mortgages, assignments of leases (to the extent separate from the assignments of mortgages) and the assignments of UCC financing statements shall name the Trustee on behalf of the Certificateholders as the assignee, the parties hereto acknowledge and agree that the Mortgage Loans shall for all purposes be deemed to have been transferred from the Seller to the Purchaser and from the Purchaser to the Trustee on behalf of the Certificateholders.

            If the Seller cannot deliver, or cause to be delivered, as to any Mortgage Loan, any of the documents and/or instruments referred to in clauses
(b), (c), (e) or (f), with evidence of recording thereon, because of a delay caused by the public recording office where such document or instrument has been delivered for recordation within the 90-day period specified in clauses (b),
(c), (e) or (f), as the case may be, but the Seller delivers a true and correct copy thereof, to the Trustee as required by such clause, the Seller shall then deliver within 180 days after the Closing Date such recorded document (or within such longer period after the Closing Date as the Trustee may consent to, which consent shall not be withheld so long as the Seller is, as certified in writing to the Trustee no less than monthly, in good faith attempting to obtain from the appropriate county recorder's office such original or photocopy).

            The Trustee, as assignee or transferee of the Purchaser, shall be entitled to all scheduled payments of principal due on the Mortgage Loans after the Cut-Off Date, all other payments of principal collected after the Cut-Off Date (other than scheduled payments of principal due on or before the Cut-Off
Date), and all payments of interest on the Mortgage Loans allocable to the period commencing on the Cut-Off Date. All scheduled payments of principal and interest due on or before the Cut-Off Date and collected prior to, on or after the Cut-Off Date shall belong to the Seller.

            Within 45 days following the Closing Date, the Seller shall deliver and the Purchaser, the Trustee or the agents of either may submit or cause to be submitted for recordation at the expense of the Seller, in the appropriate public office for real property records, each assignment referred to in clauses
(d) and (f)(ii) above. Within 45 days following the Closing Date, the Seller shall deliver and the Purchaser, the Trustee or the agents of either may submit or cause to be submitted for filing, at the expense of the Seller, in the appropriate public office for Uniform Commercial Code financing statements, the assignment referred to in clause (i)(B) above. If any such document or instrument is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, the Seller shall prepare a substitute therefor or cure such defect, and the Seller shall, at its own expense (except in the case of a document or instrument that is lost by the Trustee, in which case it shall be at the expense of the Trustee), record or file, as the case may be, and deliver such document or instrument in accordance with this Section 2.

            As to each Mortgage Loan secured by a Mortgaged Property with respect to which the related Mortgagor has entered into a franchise agreement and each Mortgage Loan secured by a Mortgaged Property with respect to which a letter of credit is in place, the Seller shall provide a notice on or prior to the date that is thirty (30) days after the Closing Date to the franchisor or the issuing financial institution, as applicable, of the transfer of such Mortgage Loan to the Trust pursuant to the Pooling and Servicing Agreement, and inform such parties that any notices to the Mortgagor's lender pursuant to such franchise agreement or letter of credit should thereafter be forwarded to the Master Servicer and, with respect to each franchise agreement, provide a franchise comfort letter to the franchisor on or prior to the date that is thirty (30) days after the Closing Date. After the Closing Date, with respect to any letter of credit that has not yet been assigned to the Trust, upon the written request of the Master Servicer, the Seller shall draw on such letter of credit as directed by the Master Servicer in such notice to the extent the Seller has the right to do so.

            Documents that are in the possession of the Seller, its agents or its subcontractors that relate to the servicing of any Mortgage Loans and that are not required to be a part of the Mortgage File and that are reasonably necessary for the ongoing administration and/or servicing of the applicable Mortgage Loan (the "Servicing File") shall be delivered by the Seller to the Master Servicer or the applicable Primary Servicer or Sub-Servicer, on its behalf, on or prior to the 75th day after the Closing Date.

            The Servicing File shall consist of, to the extent required to be (and actually) delivered to the Seller pursuant to the applicable Mortgage Loan documents, copies of the following items: the Mortgage Note, any Mortgage, the Assignment of Leases and the Assignment of Mortgage, any guaranty/indemnity agreement, any loan agreement, the insurance policies or certificates, as applicable, the property inspection reports, any financial statements on the property, any escrow analysis, the tax bills, the Appraisal, the environmental report, the engineering report, the asset summary, financial information on the Borrower/sponsor and any guarantors, any letters of credit, any intercreditor agreements and any Environmental Insurance Policies; provided, however, the Seller shall not be required to deliver any draft documents, attorney client privileged communications, internal correspondence or credit/underwriting analysis (the foregoing, "Seller Loan Underwriting Information"). Each of the foregoing items shall be delivered in electronic form, to the extent such document is available in such form and such form is reasonably acceptable to the Master Servicer or the applicable Primary Servicer or Sub-Servicer on its behalf.

            Upon the sale of the Mortgage Loans by the Seller to the Purchaser pursuant to this Agreement, the ownership of each Mortgage Note, Mortgage and the other contents of the related Mortgage File shall be vested in the Purchaser and its assigns, and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or that come into the possession of the Seller, excluding the Seller Loan Underwriting Information, shall immediately vest in the Purchaser and its assigns, and shall be delivered promptly by the Seller to or on behalf of either the Trustee or the Master Servicer as set forth herein. The Seller's and Purchaser's records shall reflect the transfer of each Mortgage Loan from the Seller to the Purchaser and its assigns as a sale.

            It is the express intent of the parties hereto that the conveyance of the Mortgage Loans and related property to the Purchaser by the Seller as provided in this Section 2 be, and be construed as, an absolute sale of the Mortgage Loans and related property. It is, further, not the intention of the parties that such conveyance be deemed a pledge of the Mortgage Loans and related property by the Seller to the Purchaser to secure a debt or other obligation of the Seller. However, in the event that, notwithstanding the intent of the parties, the Mortgage Loans or any related property are held to be the property of the Seller, or if for any other reason this Agreement is held or deemed to create a security interest in the Mortgage Loans or any related property, then:

            (i) this Agreement shall be deemed to be a security agreement; and

            (ii) the conveyance provided for in this Section 2 shall be deemed to be a grant by the Seller to the Purchaser of a security interest in all of the Seller's right, title, and interest, whether now owned or hereafter acquired, in and to:

                  (A) All accounts, general intangibles, chattel paper,
            instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit and investment property consisting of, arising from or relating to any of the following property: the Mortgage Loans identified on the Mortgage Loan Schedule, including the related Mortgage Notes, Mortgages, security agreements, and title, hazard and other insurance policies, all distributions with respect thereto described as belonging to the Purchaser in the first paragraph of this Section 2, all substitute or replacement Mortgage Loans and all distributions with respect thereto, and the Mortgage Files;

                  (B) All accounts, general intangibles, chattel paper,
            instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit, investment property and other rights arising from or by virtue of the disposition of, or collections with respect to, or insurance proceeds payable with respect to, or claims against other Persons with respect to, all or any part of the collateral described in clause (A) above (including any accrued discount realized on liquidation of any investment purchased at a discount); and

                  (C) All cash and non-cash proceeds of the collateral described in clauses (A) and (B) above.

            The possession by the Purchaser or its designee of the Mortgage Notes, the Mortgages, and such other goods, letters of credit, advices of credit, instruments, money, documents, chattel paper or certificated securities shall be deemed to be possession by the secured party or possession by a purchaser for purposes of perfecting the security interest pursuant to the Uniform Commercial Code (including, without limitation, Sections 9-305 and 9-115 thereof) as in force in the relevant jurisdiction. Notwithstanding the foregoing, the Seller makes no representation or warranty as to the perfection of any such security interest.

            Notifications to Persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed to be notifications to, or acknowledgments, receipts or confirmations from, securities intermediaries, bailees or agents of, or Persons holding for, the Purchaser or its designee, as applicable, for the purpose of perfecting such security interest under applicable law.

            The Seller shall, to the extent consistent with this Agreement, take such reasonable actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the property described above, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement. In such case, the Seller shall file all filings necessary to maintain the effectiveness of any original filings necessary under the Uniform Commercial Code as in effect in any jurisdiction to perfect such security interest in such property. In connection herewith, the Purchaser shall have all of the rights and remedies of a secured party and creditor under the Uniform Commercial Code as in force in the relevant jurisdiction.

            Notwithstanding anything to the contrary contained herein, and subject to Section 2(a), the Purchaser shall not be required to purchase any Mortgage Loan as to which any Mortgage Note (endorsed as described in clause (a) above) or lost note affidavit and indemnity required to be delivered to or on behalf of the Trustee or the Master Servicer pursuant to this Section 2 on or before the Closing Date is not so delivered, or is not properly executed or is defective on its face, and the Purchaser's acceptance of the related Mortgage Loan on the Closing Date shall in no way constitute a waiver of such omission or defect or of the Purchaser's or its successors' and assigns' rights in respect thereof pursuant to Section 5.

            Section 3. Examination of Mortgage Files and Due Diligence Review. The Seller shall (i) deliver to the Purchaser on or before the Closing Date a diskette acceptable to the Purchaser that contains such information about the Mortgage Loans as may be reasonably requested by the Purchaser, (ii) deliver to the Purchaser investor files (collectively the "Collateral Information") with respect to the assets proposed to be included in the Mortgage Pool and made available at the Purchaser's headquarters in New York, and (iii) otherwise cooperate fully with the Purchaser in its examination of the credit files, underwriting documentation and Mortgage Files for the Mortgage Loans and its due diligence review of the Mortgage Loans. The fact that the Purchaser has conducted or has failed to conduct any partial or complete examination of the credit files, underwriting documentation or Mortgage Files for the Mortgage Loans shall not affect the right of the Purchaser or the Trustee to cause the Seller to cure any Material Document Defect or Material Breach (each as defined below), or to repurchase or replace the defective Mortgage Loans pursuant to
Section 5 of this Agreement.

            On or prior to the Closing Date, the Seller shall allow representatives of any of the Purchaser, each Underwriter, the Initial Purchaser, the Trustee, the Special Servicer and each Rating Agency to examine and audit all books, records and files pertaining to the Mortgage Loans, the Seller's underwriting procedures and the Seller's ability to perform or observe all of the terms, covenants and conditions of this Agreement. Such examinations and audits shall take place at one or more offices of the Seller upon reasonable prior advance notice during normal business hours and shall not be conducted in a manner that is disruptive to the Seller's normal business operations. In the course of such examinations and audits, the Seller will make available to such representatives of any of the Purchaser, each Underwriter, the Initial Purchaser, the Trustee, the Special Servicer and each Rating Agency reasonably adequate facilities, as well as the assistance of a sufficient number of knowledgeable and responsible individuals who are familiar with the Mortgage Loans and the terms of this Agreement, and the Seller shall cooperate fully with any such examination and audit in all material respects. On or prior to the Closing Date, the Seller shall provide the Purchaser with all material information regarding the financial condition of the Seller's parent, Washington Mutual Inc.("WaMu"), and access to knowledgeable financial or accounting officers for the purpose of answering questions with respect to WaMu's financial condition, financial statements as provided to the Purchaser or other developments affecting the Seller's ability to consummate the transactions contemplated hereby or otherwise affecting the Seller in any material respect. Within 45 days after the Closing Date, the Seller shall provide the Master Servicer or Primary Servicer, if applicable, with any additional information identified by the Master Servicer or Primary Servicer, if applicable, as necessary to complete the CMSA Property File, to the extent that such information is available to the Seller.

            The Purchaser may exercise any of its rights hereunder through one or more designees or agents; provided the Purchaser has provided the Seller with prior notice of the identity of such designee or agent.

            The Purchaser shall keep confidential any information regarding the Seller and the Mortgage Loans that has been delivered into the Purchaser's possession and that is not otherwise publicly available; provided, however, that such information shall not be kept confidential (and the right to require confidentiality under any confidentiality agreement is hereby waived) to the extent such information is required to be included in the Memorandum or the Prospectus Supplement or the Purchaser is required by law or court order to disclose such information. If the Purchaser is required to disclose in the Memorandum or the Prospectus Supplement confidential information regarding the Seller as described in the preceding sentence, the Purchaser shall provide to the Seller a copy of the proposed form of such disclosure prior to making such disclosure and the Seller shall promptly, and in any event within two Business Days, notify the Purchaser of any inaccuracies therein, in which case the Purchaser shall modify such form in a manner that corrects such inaccuracies. If the Purchaser is required by law or court order to disclose confidential information regarding the Seller as described in the second preceding sentence, the Purchaser shall notify the Seller and cooperate in the Seller's efforts to obtain a protective order or other reasonable assurance that confidential treatment will be accorded such information and, if in the absence of a protective order or such assurance, the Purchaser is compelled as a matter of law to disclose such information, the Purchaser shall, prior to making such disclosure, advise and consult with the Seller and its counsel as to such disclosure and the nature and wording of such disclosure and the Purchaser shall use reasonable efforts to obtain confidential treatment therefor. Notwithstanding the foregoing, if reasonably advised by counsel that the Purchaser is required by a regulatory agency or court order to make such disclosure immediately, then the Purchaser shall be permitted to make such disclosure without prior review by the Seller.

            Section 4. Representations and Warranties of the Seller and the Purchaser.

            (a) To induce the Purchaser to enter into this Agreement, the Seller hereby makes for the benefit of the Purchaser and its assigns with respect to each Mortgage Loan as of the date hereof (or as of such other date specifically set forth in the particular representation and warranty) each of the representations and warranties set forth on Exhibit 2 hereto, subject to the exceptions set forth on Schedule A attached hereto, and hereby further represents and warrants to the Purchaser as of the date hereof that:

            (i) The Seller is duly organized and is validly existing as a federal savings bank organized and in good standing under the laws of the United States of America. The Seller has the requisite power and authority and legal right to own the Mortgage Loans and to transfer and convey the Mortgage Loans to the Purchaser and has the requisite power and authority to execute and deliver, engage in the transactions contemplated by, and perform and observe the terms and conditions of, this Agreement.

            (ii) This Agreement has been duly and validly authorized, executed and delivered by the Seller, and assuming the due authorization, execution and delivery hereof by the Purchaser, this Agreement constitutes the valid, legal and binding agreement of the Seller, enforceable in accordance with its terms, except as such enforcement may be limited by
      (A) laws relating to bankruptcy, insolvency, reorganization, receivership or moratorium, (B) other laws relating to or affecting the rights of creditors generally, (C) general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law) or (D) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement that purport to provide indemnification from liabilities under applicable securities laws.

            (iii) No consent, approval, authorization or order of, registration or filing with, or notice to, any governmental authority or court is required, under federal or state law, for the execution, delivery and performance of or compliance by the Seller with this Agreement, or the consummation by the Seller of any transaction contemplated hereby, other than (1) such qualifications as may be required under state securities or blue sky laws, (2) the filing or recording of financing statements, instruments of assignment and other similar documents necessary in connection with the Seller's sale of the Mortgage Loans to the Purchaser,
      (3) such consents, approvals, authorizations, qualifications, registrations, filings or notices as have been obtained and (4) where the lack of such consent, approval, authorization, qualification, registration, filing or notice would not have a material adverse effect on the performance by the Seller under this Agreement.

            (iv) Neither the transfer of the Mortgage Loans to the Purchaser, nor the execution, delivery or performance of this Agreement by the Seller, conflicts or will conflict with, results or will result in a breach of, or constitutes or will constitute a default under (A) any term or provision of the Seller's articles of organization or by-laws, (B) any term or provision of any material agreement, contract, instrument or indenture to which the Seller is a party or by which it or any of its assets is bound or results in the creation or imposition of any lien, charge or encumbrance upon any of its property pursuant to the terms of any such material agreement, contract, instrument or indenture, other than pursuant to this Agreement, or (C) after giving effect to the consents or taking of the actions contemplated in clause (iii), any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Seller or its assets, except where in any of the instances contemplated by clauses (B) or (C) above, any conflict, breach or default, or creation or imposition of any lien, charge or encumbrance, will not have a material adverse effect on the consummation of the transactions contemplated hereby by the Seller or materially and adversely affect its ability to perform its obligations and duties hereunder or result in any material adverse change in the business, operations, financial condition, properties or assets of the Seller, or in any material impairment of the right or ability of the Seller to carry on its business substantially as now conducted.

            (v) There are no actions or proceedings against, or investigations of, the Seller pending or, to the Seller's knowledge, threatened in writing against the Seller before any court, administrative agency or other tribunal, the outcome of which could reasonably be expected to materially and adversely affect the transfer of the Mortgage Loans to the Purchaser or the execution or delivery by, or enforceability against, the Seller of this Agreement or have an effect on the financial condition of the Seller that would materially and adversely affect the ability of the Seller to perform its obligations under this Agreement.

            (vi) On the Closing Date, the sale of the Mortgage Loans pursuant to this Agreement will effect a transfer by the Seller of all of its right, title and interest in and to the Mortgage Loans to the Purchaser (assuming the Purchaser has the capacity to acquire such Mortgage Loans).

            (vii) To the Seller's knowledge, the Seller Information (as defined in that certain indemnification agreement, dated as of February 15, 2005, between the Seller, the Purchaser, the Underwriters and the Initial Purchaser (the "Indemnification Agreement")) relating to the Mortgage Loans does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (when read together with the Final Prospectus Supplement, in the case of Public Certificates, or when read together with the Memorandum, in the case of the Private Certificates). Notwithstanding anything contained herein to the contrary, this subparagraph (vii) shall run exclusively to the benefit of the Purchaser and no other party.

            To induce the Purchaser to enter into this Agreement, the Seller hereby covenants that the foregoing representations and warranties and those set forth on Exhibit 2 hereto will be true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date (or as of such other date specifically set forth in the particular representation and warranty).

            Each of the representations, warranties and covenants made by the Seller pursuant to this Section 4(a) shall survive the sale of the Mortgage Loans and shall continue in full force and effect notwithstanding any restrictive or qualified endorsement on the Mortgage Notes.

            (b) To induce the Seller to enter into this Agreement, the Purchaser hereby represents and warrants to the Seller as of the date hereof:

            (i) The Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware with full power and authority to carry on its business as presently conducted by it.

            (ii) The Purchaser has full power and authority to acquire the Mortgage Loans, to execute and deliver this Agreement and to enter into and consummate all transactions contemplated by this Agreement. The Purchaser has duly and validly authorized the execution, delivery and performance of this Agreement and has duly and validly executed and delivered this Agreement. This Agreement, assuming due authorization, execution and delivery by the Seller, constitutes the valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

            (iii) No consent, approval, authorization or order of, registration or filing with, or notice to, any governmental authority or court is required, under federal or state law, for the execution, delivery and performance of or compliance by the Purchaser with this Agreement, or the consummation by the Purchaser of any transaction contemplated hereby that has not been obtained or made by the Purchaser.

            (iv) Neither the purchase of the Mortgage Loans nor the execution, delivery and performance of this Agreement by the Purchaser will violate the Purchaser's certificate of incorporation or by-laws or constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under, or result in a breach of, any material agreement, contract, instrument or indenture to which the Purchaser is a party or that may be applicable to the Purchaser or its assets.

            (v) The Purchaser's execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, rule, writ, injunction, order or decree of any court, or order or regulation of any federal, state or municipal government agency having jurisdiction over the Purchaser or its assets, which violation could materially and adversely affect the condition (financial or otherwise) or the operation of the Purchaser or its assets or could materially and adversely affect its ability to perform its obligations and duties hereunder.

            (vi) There are no actions or proceedings against, or investigations of, the Purchaser pending or, to the Purchaser's knowledge, threatened against the Purchaser before any court, administrative agency or other tribunal, the outcome of which could reasonably be expected to adversely affect the transfer of the Mortgage Loans, the issuance of the Certificates, the execution, delivery or enforceability of this Agreement or have an effect on the financial condition of the Purchaser that would materially and adversely affect the ability of the Purchaser to perform its obligation under this Agreement.

            (vii) The Purchaser has not dealt with any broker, investment banker, agent or other person, other than the Seller, the Underwriters, the Initial Purchaser and their respective affiliates, that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans or consummation of any of the transactions contemplated hereby.

            To induce the Seller to enter into this Agreement, the Purchaser hereby covenants that the foregoing representations and warranties will be true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date.

            Each of the representations and warranties made by the Purchaser pursuant to this Section 4(b) shall survive the purchase of the Mortgage Loans.

            Section 5. Remedies Upon Breach of Representations and Warranties Made by the Seller.

            (a) It is hereby acknowledged that the Purchaser shall assign its rights under this Section 5 to the Trustee on behalf of the holders of the Certificates.

            (b) It is hereby further acknowledged that if any document required to be delivered to the Trustee pursuant to Section 2 is not delivered as and when required (including the expiration of any grace or cure periods), is not properly executed or is defective on its face, or if there is a breach of any of the representations and warranties required to be made by the Seller regarding the characteristics of the Mortgage Loans and/or the related Mortgaged Properties as set forth in Exhibit 2 hereto, and in either case such defect or breach, either (i) materially and adversely affects the interests of the holders of the Certificates in the related Mortgage Loan, or (ii) both (A) materially and adversely affects the value of the Mortgage Loan and (B) the Mortgage Loan is a Specially Serviced Mortgage Loan or Rehabilitated Mortgage Loan (such a document defect having the effect described in the preceding clause (i) or (ii), a "Material Document Defect" and such a breach having the effect described in the preceding clause (i) or (ii), a "Material Breach"), the party discovering such Material Document Defect or Material Breach shall promptly notify the other party in writing. Promptly (but in any event within three Business Days) upon becoming aware of any such Material Document Defect or Material Breach, the Master Servicer shall, and the Special Servicer may, request that the Seller, not later than 90 days from the Seller's receipt of the notice of such Material Document Defect or Material Breach, cure such Material Document Defect or Material Breach, as the case may be, in all material respects; provided, however, that if such Material Document Defect or Material Breach, as the case may be, cannot be corrected or cured in all material respects within such 90-day period, and such Material Document Defect or Material Breach would not cause the Mortgage Loan to be other than a "qualified mortgage" (as defined in the Code) and the Seller is diligently attempting to effect such correction or cure, as certified by the Seller in an Officer's Certificate delivered to the Trustee, then the cure period will be extended for an additional 90 days unless, solely in the case of a Material Document Defect, (x) such Mortgage Loan is, at the end of the initial 90-day period, a Specially Serviced Mortgage Loan and a Servicing Transfer Event has occurred as a result of a monetary default or as described in clause (ii) or clause (v) of the definition of "Servicing Transfer Event" in the Pooling and Servicing Agreement and (y) the Material Document Defect was identified in a certification delivered to the Seller by the Trustee pursuant to
Section 2.2 of the Pooling and Servicing Agreement not less than 90 days prior to the delivery of the notice of such Material Document Defect. The parties acknowledge that neither delivery of a certification or schedule of exceptions to the Seller pursuant to Section 2.2 of the Pooling and Servicing Agreement or otherwise nor possession of such certification or schedule by the Seller shall, in and of itself, constitute delivery of notice of any Material Document Defect or knowledge or awareness by the Seller of any Material Document Defect listed therein. It is understood and agreed that the 90-day period available for cure described in this Section 5(b) will not be violated as a result of recording office or UCC filing office delays, other than with respect to a Material Document Defect or Material Breach that would cause the Mortgage Loan to be other than a "qualified mortgage" (as defined in the Code). In addition, following the date on which such document is required to be delivered pursuant to Section 2, upon the occurrence (and after any applicable cure or grace period) of any of the following document defects shall be conclusively presumed to materially and adversely to affect the interests of holders of the Certificates in the related Mortgage Loan and be a Material Document Defect: (i) the absence from the Mortgage File of the original signed Mortgage Note, unless the Mortgage File contains a signed lost note affidavit and indemnity and a copy of the Mortgage Note; (ii) the absence from the Mortgage File of the item called for by paragraph (b) of the definition of Mortgage File; or (iii) the absence from the Mortgage File of the item called for by paragraph (h) of the definition of Mortgage File. If any of the foregoing Material Document Defects are discovered by any party to the Pooling and Servicing Agreement, the Trustee (or as set forth in the Pooling and Servicing Agreement, the Master Servicer) will, among other things, give notice to the Rating Agencies and the parties to the Pooling and Servicing Agreement and make demand upon the Seller for the cure of the document defect or the repurchase or replacement of the affected Mortgage Loan.

            The Seller hereby covenants and agrees that, if any such Material Document Defect or Material Breach cannot be corrected or cured in all material respects within the above cure periods, the related Seller shall, on or before the termination of such cure periods, either (i) repurchase the related Mortgage Loan or REO Mortgage Loan from the Purchaser or its assignee at the Purchase Price (as defined in the Pooling and Servicing Agreement), or (ii) if within the two-year period commencing on the Closing Date, at its option replace any Mortgage Loan or REO Mortgage Loan to which such defect relates with a Qualifying Substitute Mortgage Loan. If such Material Document Defect or Material Breach would cause the Mortgage Loan to be other than a "qualified mortgage" (as defined in the Code), then, notwithstanding the previous sentence, repurchase or substitution must occur within 90 days from the earlier of the date the Seller discovered or was notified of the defect or breach. The Seller agrees that any such substitution shall be completed in accordance with the terms and conditions of the Pooling and Servicing Agreement.

            If (i) a Mortgage Loan is to be repurchased or replaced in connection with a Material Document Defect or Material Breach as contemplated above, (ii) such Mortgage Loan is cross-collateralized and cross-defaulted with one or more other Mortgage Loans in the Trust and (iii) the applicable document defect or breach does not constitute a Material Document Defect or Material Breach, as the case may be, as to such other Mortgage Loans (without regard to this paragraph), then the applicable document defect or breach (as the case may
be) shall be deemed to constitute a Material Document Defect or Material Breach, as the case may be, as to each such other Mortgage Loan for purposes of the above provisions, and the Seller shall be obligated to repurchase or replace each such other Mortgage Loan in accordance with the provisions above, unless, in the case of such breach or document defect, both of the following conditions would be satisfied if the Seller were to repurchase or replace only those Mortgage Loans as to which a Material Breach had occurred without regard to this paragraph (the "Affected Loan(s)"): (1) the debt service coverage ratio for all such other Mortgage Loans (excluding the Affected Loan(s)) for the four calendar quarters immediately preceding the repurchase or replacement (determined as provided in the definition of Debt Service Coverage Ratio in the Pooling and Servicing Agreement, except that net cash flow for such four calendar quarters, rather than year-end, shall be used) is not less than 0.10x below the lesser of
(x) the debt service coverage ratio for all such Mortgage Loans (including the Affected Loans(s)) set forth under the heading "NCF DSCR" in Appendix II to the Final Prospectus Supplement and (y) the debt service coverage ratio for all such other Mortgage Loans that are cross-collateralized and cross-defaulted with one another (including the Affected Loan(s)) for the four preceding calendar quarters prior to such repurchase or replacement (determined as provided in the definition of Debt Service Coverage Ratio in the Pooling and Servicing Agreement, except that net cash flow for such four calendar quarters, rather than year-end, shall be used), and (2) the loan-to-value ratio for all such other Mortgage Loans (excluding the Affected Loan(s)) is not greater than 10% more than the greater of (x) the loan-to-value ratio for all such Mortgage Loans (including the Affected Loan(s)) set forth under the heading "Cut-Off Date LTV" in Appendix II to the Final Prospectus Supplement and (y) the loan-to-value ratio for all such Mortgage Loans that are cross-collateralized and cross-defaulted with one another (including the Affected Loans(s)) as of the date of repurchase or replacement. The determination of the Master Servicer as to whether either of the conditions set forth above has been satisfied shall be conclusive and binding in the absence of manifest error. The Master Servicer will be entitled to cause, or direct the Seller to cause, to be delivered to the Master Servicer at the Seller's expense (i) an Appraisal of any or all of the related Mortgaged Properties for purposes of determining whether the condition set forth in clause (2) above has been satisfied, in each case at the expense of the Seller if the scope and cost of the Appraisal is approved by the Seller (such approval not to be unreasonably withheld) and (ii) an Opinion of Counsel that not requiring the repurchase of each such Cross-Collateralized Loan will not result in an Adverse REMIC Event.

            With respect to any Mortgage Loan that is cross-defaulted and/or cross-collateralized with any other Mortgage Loan conveyed hereunder, to the extent that the Seller is required to repurchase or substitute for such Mortgage Loan (each, a "Repurchased Loan") in the manner prescribed above while the Trustee (as assignee of the Purchaser) continues to hold any other Mortgage Loan that is cross-collateralized and/or cross-defaulted (each, a "Cross-Collateralized Loan") with such Repurchased Loan, the Seller and the Purchaser hereby agree to forbear from enforcing any remedies against the other's Primary Collateral but may exercise remedies against the Primary Collateral securing their respective Mortgage Loans, including with respect to the Trustee, the Primary Collateral securing the Mortgage Loans still held by the Trustee, so long as such exercise does not impair the ability of the other party to exercise its remedies against its Primary Collateral. If the exercise of remedies by one party would impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the Mortgage Loan or Mortgage Loans held by such party, then both parties shall forbear from exercising such remedies until the loan documents evidencing and securing the relevant Mortgage Loans can be modified in a manner that complies with the Pooling and Servicing Agreement to remove the threat of impairment as a result of the exercise of remedies. Any reserve or other cash collateral or letters of credit securing the Cross-Collateralized Loans shall be allocated between such Mortgage Loans in accordance with the Mortgage Loan documents, or otherwise on a pro rata basis based upon their outstanding Principal Balances. All other terms of the Mortgage Loans shall remain in full force and effect, without any modification thereof. The Mortgagors set forth on Schedule B hereto are intended third-party beneficiaries of the provisions set forth in this paragraph and the preceding paragraph. The provisions of this paragraph and the preceding paragraph may not be modified with respect to any Mortgage Loan without the related Mortgagor's consent.

            If the Seller disputes that a Material Document Defect or Material Breach exists with respect to a Mortgage Loan or otherwise refuses (i) to effect a correction or cure of such Material Document Defect or Material Breach, (ii) to repurchase the Affected Loan from the Trust or (iii) to replace such Mortgage Loan with a Qualifying Substitute Mortgage Loan, then provided that (x) the period of time provided for the Seller to correct, repurchase or cure has expired and (y) the Mortgage Loan is then in default and is then a Specially Serviced Mortgage Loan, the applicable Special Servicer may, subject to the Servicing Standard, modify, work-out or foreclose, sell or otherwise liquidate (or permit the liquidation of) the Mortgage Loan pursuant to Section 9.5,
Section 9.12, Section 9.15 and Section 9.36, as applicable, of the Pooling and Servicing Agreement, while pursuing the repurchase claim. The Seller acknowledges and agrees that any modification of the Mortgage Loan pursuant to such a work-out shall not constitute a defense to any repurchase claim nor shall such modification or work-out change the Purchase Price due from the Seller for any repurchase claim. The Seller shall be notified promptly and in writing by
(i) the Trustee of any notice that it receives that an Option Holder intends to exercise its Option to purchase the Mortgage Loan in accordance with and as described in Section 9.36 of the Pooling and Servicing Agreement and (ii) the Special Servicer of any offer that it receives to purchase the applicable REO Property, each in connection with the purchase of such Mortgage Loan or applicable REO Property. Upon the receipt of such notice by the Seller, the Seller shall then have the right, subject to any repurchase obligations under
Section 2.3 of the Pooling and Servicing Agreement with respect to such Mortgage Loan, to repurchase the related Mortgage Loan or REO Property, as applicable, from the Trust at a purchase price equal to, in the case of clause (i) of the immediately preceding sentence, the Option Purchase Price or, in the case of clause (ii) of the immediately preceding sentence, the amount of such offer. Notwithstanding anything to the contrary contained in this Agreement or in the Pooling and Servicing Agreement, the right of any Option Holder to purchase such Mortgage Loan shall be subject and subordinate to the Seller's right to purchase such Mortgage Loan as described in the immediately preceding sentence. The Seller shall have five (5) Business Days from the date of its receipt of a notice of such intention to exercise such Option or such offer to notify the Trustee or Special Servicer, as applicable, of its intent to so purchase the Mortgage Loan or related REO Property. The Seller shall purchase such Mortgage Loan within four (4) Business Days from the date it sends notice of its intent to purchase the Mortgage Loan and shall purchase such REO Property on or before the date referenced in the offer received from the Special Servicer. The Special Servicer shall be obligated to provide the Seller with any appraisal or other third party reports relating to the Mortgaged Property within its possession to enable the Seller to evaluate the Mortgage Loan or REO Property. Any sale of the Mortgage Loan, or foreclosure upon such Mortgage Loan and sale of the REO Property, to a Person other than the Seller shall be without (i) recourse of any kind (either expressed or implied) by such Person against the Seller and (ii) representation or warranty of any kind (either expressed or implied) by the Seller to or for the benefit of such person.

            The fact that a Material Document Defect or Material Breach is not discovered until after foreclosure (but in all instances prior to the sale of the related REO Property or Mortgage Loan) shall not prejudice any claim against the Seller for repurchase of the REO Mortgage Loan or REO Property. In such an event, the Master Servicer or Special Servicer, as applicable, shall be required to notify the Seller of the discovery of the Material Document Defect or Material Breach and the Seller shall be required to follow the procedures set forth in this Agreement to correct or cure such Material Document Defect or Material Breach or purchase the REO Property at the Purchase Price. If the Seller fails to correct or cure the Material Document Defect or Material Breach or purchase the REO Property, then the provisions above regarding notice of offers related to such REO Property and the Seller's right to purchase such REO Property shall apply. If a court of competent jurisdiction issues a final order that the Seller is or was obligated to repurchase the related Mortgage Loan or REO Mortgage Loan or the Seller otherwise accepts liability, then, after the expiration of any applicable appeal period, but in no event later than the termination of the Trust pursuant to Section 9.30 of the Pooling and Servicing Agreement, the Seller will be obligated to pay to the Trust the difference between any Liquidation Proceeds received upon such liquidation (including those arising from any sale to the Seller) and the Purchase Price; provided that the prevailing party in such action shall be entitled to recover all costs, fees and expenses (including reasonable attorneys' fees) related thereto.

            In connection with any liquidation or sale of a Mortgage Loan or REO Property as described above, the Special Servicer will not receive a Liquidation Fee in connection with such liquidation or sale or any portion of the Work-Out Fee that accrues after the Seller receives notice of a Material Document Defect or Material Breach until a final determination has been made, as set forth in the prior paragraph, as to whether the Seller is or was obligated to repurchase such related Mortgage Loan or REO Property. Upon such determination, the Special Servicer will be entitled: (i) with respect to a determination that the Seller is or was obligated to repurchase, to collect a Liquidation Fee, if due in accordance with the definition thereof, based upon the full Purchase Price of the related Mortgage Loan or REO property, with such Liquidation Fee payable by the Seller or (ii) with respect to a determination that Seller is not or was not obligated to repurchase (or the Trust decides that it will no longer pursue a claim against the Seller for repurchase), (A) to collect a Liquidation Fee based upon the Liquidation Proceeds as received upon the actual sale or liquidation of such Mortgage Loan or REO Property, and (B) to collect any accrued and unpaid Work-Out Fee, based on amounts that were collected for as long as the related Mortgage Loan was a Rehabilitated Mortgage Loan, in each case with such amount to be paid from amounts in the Certificate Account.

            The obligations of the Seller set forth in this Section 5(b) to cure a Material Document Defect or a Material Breach or repurchase or replace a defective Mortgage Loan constitute the sole remedies of the Purchaser or its assignees with respect to a Material Document Defect or Material Breach in respect of an outstanding Mortgage Loan; provided, that this limitation shall not in any way limit the Purchaser's rights or remedies upon breach of any other representation or warranty or covenant by the Seller set forth in this Agreement (other than those set forth in Exhibit 2).

            Notwithstanding the foregoing, in the event that there is a breach of the representation and warranty set forth in paragraph 42 of Exhibit 2 attached hereto because the underlying loan documents do not provide for the payment of reasonable costs and expenses associated with the defeasance or assumption of a Mortgage Loan by the Mortgagor or a breach of the representation and warranty set forth in paragraph 25 of Exhibit 2 attached hereto because the underlying loan documents do not provide for the payment by the Mortgagor of the costs of a tax opinion associated with the full or partial release or substitution of collateral for a Mortgage Loan, the Seller hereby covenants and agrees to pay such reasonable costs and expenses, to the extent an amount is due and not paid by the related Mortgagor. The parties hereto acknowledge that the payment of such reasonable costs and expenses shall be the Seller's sole obligation with respect to the breaches described in the previous sentence. The preceding sentence notwithstanding, the Seller shall have no obligation to pay for any of the foregoing costs if the applicable Mortgagor has an obligation to pay for such costs.

            The Seller hereby agrees that it will pay for any expense incurred by the applicable Master Servicer or the Special Servicer, as applicable, in connection with modifying a Mortgage Loan pursuant to Section 2.3 of the Pooling and Servicing Agreement in order for such Mortgage Loan to be a "qualified substitute mortgage loan" within the meaning of the Treasury Regulations promulgated under the Code. Upon a breach of the representation and warranty set forth in paragraph 40 of Exhibit 2 attached hereto, if such Mortgage Loan is modified so that it becomes a "qualified substitute mortgage loan", such breach will be cured and the Seller will not be obligated to repurchase or otherwise remedy such breach.

            (c) The Pooling and Servicing Agreement shall provide that the Trustee (or the applicable Master Servicer or the applicable Special Servicer on its behalf) shall give written notice within three Business Days to the Seller of its discovery of any Material Document Defect or Material Breach and prompt written notice to the Seller in the event that any Mortgage Loan becomes a Specially Serviced Mortgage Loan (as defined in the Pooling and Servicing Agreement).

            (d) If the Seller repurchases any Mortgage Loan pursuant to this
Section 5, the Purchaser or its assignee, following receipt by the Trustee of the Purchase Price therefor, shall promptly deliver or cause to be delivered to the Seller all Mortgage Loan documents with respect to such Mortgage Loan (including, without limitation, all documents delivered by Seller pursuant to Section 2 of this Agreement), and each document that constitutes a part of the Mortgage File that was endorsed or assigned to the Trustee shall be endorsed and assigned to the Seller in the same manner such that the Seller shall be vested with legal and beneficial title to such Mortgage Loan, in each case without recourse, representation, or warranty, including any property acquired in respect of such Mortgage Loan or proceeds of any insurance policies with respect thereto.

            Section 6. Closing. The closing of the sale of the Mortgage Loans shall be held at the offices of Cadwalader, Wickersham & Taft LLP, One World Financial Center, New York, NY 10281 at 9:00 a.m., New York time, on the Closing Date.

            The closing shall be subject to each of the following conditions:

            (a) All of the representations and warranties of the Seller and the Purchaser specified in Section 4 of this Agreement (including, without limitation, the representations and warranties set forth on Exhibit 2 to this Agreement) shall be true and correct as of the Closing Date (or as of such other date specifically set forth in the particular representation and warranty) (to the extent of the standard, if any, set forth in each representation and warranty).

            (b) All Closing Documents specified in Section 7 of this Agreement, in such forms as are agreed upon and reasonably acceptable to the Seller or the Purchaser, as applicable, shall be duly executed and delivered by all signatories as required pursuant to the respective terms thereof.

            (c) The Seller shall have delivered and released to the Purchaser or its designee all documents required to be delivered to the Purchaser as of the Closing Date pursuant to Section 2 of this Agreement.

            (d) The result of the examination and audit performed by the Purchaser and its affiliates pursuant to Section 3 hereof shall be satisfactory to the Purchaser and its affiliates in their sole determination and the parties shall have agreed to the form and contents of the Seller's Information (as defined in the Indemnification Agreement) to be disclosed in the Memorandum and the Prospectus Supplement.

            (e) All other terms and conditions of this Agreement required to be complied with on or before the Closing Date shall have been complied with, and the Seller and the Purchaser shall have the ability to comply with all terms and conditions and perform all duties and obligations required to be complied with or performed after the Closing Date.

            (f) The Seller shall have paid all fees and expenses payable by it to the Purchaser pursuant to Section 8 hereof.

            (g) The Certificates to be so rated shall have been assigned ratings by each Rating Agency no lower than the ratings specified for each such Class in the Memorandum and the Prospectus Supplement.

            (h) No Underwriter shall have terminated the Underwriting Agreement and the Initial Purchaser shall not have terminated the Certificate Purchase Agreement.

            (i) The Seller shall have received the purchase price for the Mortgage Loans pursuant to Section 1 hereof.

            Each party agrees to use its best efforts to perform its respective obligations hereunder in a manner that will enable the Purchaser to purchase the Mortgage Loans on the Closing Date.

            Section 7. Closing Documents. The Closing Documents shall consist of the following:

            (a) This Agreement duly executed by the Purchaser and the Seller.

            (b) A certificate of the Seller, executed by a duly authorized officer of the Seller and dated the Closing Date, and upon which the Purchaser and its successors and assigns may rely, to the effect that: (i) the representations and warranties of the Seller in this Agreement are true and correct in all material respects on and as of the Closing Date with the same force and effect as if made on the Closing Date, provided that any representations and warranties made as of a specified date shall be true and correct as of such specified date; and (ii) the Seller has complied with all agreements and satisfied all conditions on its part to be performed or satisfied on or prior to the Closing Date.

            (c) True, complete and correct copies of the Seller's articles of organization and by-laws.

            (d) A certificate of good standing for the Seller from the Office of Thrift Supervision dated not earlier than 30 days prior to the Closing Date.

            (e) A certificate of the Secretary or Assistant Secretary of the Seller, dated the Closing Date, and upon which the Purchaser may rely, to the effect that each individual who, as an officer or representative of the Seller, signed this Agreement or any other document or certificate delivered on or before the Closing Date in connection with the transactions contemplated herein, was at the respective times of such signing and delivery, and is as of the Closing Date, duly elected or appointed, qualified and acting as such officer or representative, and the signatures of such persons appearing on such documents and certificates are their genuine signatures.

            (f) An opinion of counsel (which, other than as to the opinion described in paragraph (vi) below, may be in-house counsel) to the Seller, dated the Closing Date, substantially to the effect of the following (with such changes and modifications as the Purchaser may approve and subject to such counsel's reasonable qualifications):

            (i) The Seller is validly existing under the laws of the United States and has full corporate power and authority to enter into and perform its obligations under this Agreement.

            (ii) This Agreement has been duly authorized, executed and delivered by the Seller.

            (iii) No consent, approval, authorization or order of any federal court or governmental agency or body is required for the consummation by the Seller of the transactions contemplated by the terms of this Agreement except any approvals as have been obtained.

            (iv) Neither the execution, delivery or performance of this Agreement by the Seller, nor the consummation by the Seller of any of the transactions contemplated by the terms of this Agreement (A) conflicts with or results in a breach or violation of, or constitutes a default under, the organizational documents of the Seller, (B) to the knowledge of such counsel, constitutes a default under any term or provision of any material agreement, contract, instrument or indenture to which the Seller is a party or by which it or any of its assets is bound or result in the creation or imposition of any lien, charge or encumbrance upon any of its property pursuant to the terms of any such material agreement, contract, instrument or indenture, other than pursuant to this Agreement, or (C) conflicts with or results in a breach or violation of any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Seller or its assets, except where in any of the instances contemplated by clauses (B) or (C) above, any conflict, breach or default, or creation or imposition of any lien, charge or encumbrance, will not have a material adverse effect on the consummation of the transactions contemplated hereby by the Seller or materially and adversely affect its ability to perform its obligations and duties hereunder.

            (v) To his or her knowledge, there are no legal or governmental actions, investigations or proceedings pending to which the Seller is a party, or threatened against the Seller, (a) asserting the invalidity of this Agreement or (b) which materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement.

            (vi) This Agreement is a valid, legal and binding agreement of the Seller, enforceable against the Seller in accordance with its terms, except as such enforcement may be limited by (1) laws relating to bankruptcy, insolvency, reorganization, receivership or moratorium, (2) other laws relating to or affecting the rights of creditors generally, (3) general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law) or (4) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement that purport to provide indemnification from liabilities under applicable securities laws.

            Such opinion letter may express its reliance as to factual matters on, among other things specified in such opinion letter, the representations and warranties made by, and on certificates or other documents furnished by officers of, the parties to this Agreement.

            In rendering the opinions expressed above, such counsel may limit such opinions to matters governed by the federal laws of the United States and the corporate laws of the State of New York, as applicable.

            (g) Such other opinions of counsel as any Rating Agency may request in connection with the sale of the Mortgage Loans by the Seller to the Purchaser or the Seller's execution and delivery of, or performance under, this Agreement.

            (h) A letter from Deloitte & Touche LLP, certified public accountants, dated the date hereof, to the effect that they have performed certain specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature set forth in the Memorandum and the Prospectus Supplement agrees with the records of the Seller.

            (i) Such further certificates, opinions and documents as the Purchaser may reasonably request.

            (j) An officer's certificate of the Purchaser, dated as of the Closing Date, with the resolutions of the Purchaser authorizing the transactions described herein attached thereto, together with certified copies of the charter, by-laws and certificate of good standing of the Purchaser dated not earlier than 30 days prior to the Closing Date.

            (k) Such other certificates of the Purchaser's officers or others and such other documents to evidence fulfillment of the conditions set forth in this Agreement as the Seller or its counsel may reasonably request.

            (l) An executed Bill of Sale in the form attached hereto as Exhibit
4.

            Section 8. Costs. The Seller shall pay the Purchaser the costs and expenses as agreed upon by the Seller and the Purchaser in a separate Letter of Understanding dated February 1, 2005.

            Section 9. Notices. All communications provided for or permitted hereunder shall be in writing and shall be deemed to have been duly given if (a) personally delivered, (b) mailed by registered or certified mail, postage prepaid and received by the addressee, (c) sent by express courier delivery service and received by the addressee, or (d) transmitted by telex or facsimile transmission (or any other type of electronic transmission agreed upon by the parties) and confirmed by a writing delivered by any of the means described in
(a), (b) or (c), if (i) to the Purchaser, addressed to Morgan Stanley Capital I Inc., 1585 Broadway, New York, New York 10036, Attention: Andrew Berman, with a copy to Michelle Wilke (or such other address as may hereafter be furnished in writing by the Purchaser), or (ii) if to the Seller, addressed to the Seller at Washington Mutual Bank, FA, 1301 Fifth Avenue, RBB1310, Seattle, WA 98101,
Attention: Richard Fisher telecopy number (206) 490-5656 with a copy to:
Washington Mutual Legal Department, 1201 Third Avenue, WMT 1706, Seattle, WA 98101, Attention: Richard Careaga.

            Section 10. Severability of Provisions. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or that is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.

            Section 11. Further Assurances. The Seller and the Purchaser each agree to execute and deliver such instruments and take such actions as the other may, from time to time, reasonably request in order to effectuate the purpose and to carry out the terms of this Agreement and the Pooling and Servicing Agreement.

            Section 12. Survival. Each party hereto agrees that the representations, warranties and agreements made by it herein and in any certificate or other instrument delivered pursuant hereto shall be deemed to be relied upon by the other party, notwithstanding any investigation heretofore or hereafter made by the other party or on its behalf, and that the representations, warranties and agreements made by such other party herein or in any such certificate or other instrument shall survive the delivery of and payment for the Mortgage Loans and shall continue in full force and effect, notwithstanding any restrictive or qualified endorsement on the Mortgage Notes and notwithstanding subsequent termination of this Agreement.

            Section 13. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS, DUTIES, OBLIGATIONS AND RESPONSIBILITIES OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.

            Section 14. Benefits of Mortgage Loan Purchase Agreement. This Agreement shall inure to the benefit of and shall be binding upon the Seller, the Purchaser and their respective successors, legal representatives and permitted assigns, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that the rights and obligations of the Purchaser pursuant to Sections 2, 4(a) (other than clause (vii)), 5, 11 and 12 hereof may be assigned to the Trustee as may be required to effect the purposes of the Pooling and Servicing Agreement and, upon such assignment, the Trustee shall succeed to the rights and obligations hereunder of the Purchaser. No owner of a Certificate issued pursuant to the Pooling and Servicing Agreement shall be deemed a successor or permitted assign because of such ownership.

            Section 15. Miscellaneous. This Agreement may be executed in two or more counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof. The rights and obligations of the Seller under this Agreement shall not be assigned by the Seller without the prior written consent of the Purchaser, except that any person into which the Seller may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Seller is a party, or any person succeeding to the entire business of the Seller shall be the successor to the Seller hereunder.

            Section 16. Entire Agreement. This Agreement contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof (other than the Letter of Understanding, the Indemnification Agreement and the Pooling and Servicing Agreement), and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

            IN WITNESS WHEREOF, the Purchaser and the Seller have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.

                                       WASHINGTON MUTUAL BANK, FA


                                       By:
                                           -----------------------------------
                                           Name:  Richard Fisher
                                           Title:  Senior Vice President


                                       MORGAN STANLEY CAPITAL I INC.



                                       By:
                                           -----------------------------------
                                           Name:
                                           Title:

                                    EXHIBIT 1

                             MORTGAGE LOAN SCHEDULE

                                    EXHIBIT 2

                    REPRESENTATIONS AND WARRANTIES REGARDING
                            INDIVIDUAL MORTGAGE LOANS

            1. Mortgage Loan Schedule. The information set forth in the Mortgage Loan Schedule is complete, true and correct in all material respects as of the date of this Agreement and as of the Cut-Off Date.

            2. Whole Loan; Ownership of Mortgage Loans. Each Mortgage Loan is a whole loan and not a participation interest in a mortgage loan. Immediately prior to the transfer to the Purchaser of the Mortgage Loans, the Seller had good title to, and was the sole owner of, each Mortgage Loan. The Seller has full right, power and authority to transfer and assign each of the Mortgage Loans to or at the direction of the Purchaser and (assuming that the Purchaser has the capacity to acquire such Mortgage Loan) has validly and effectively conveyed (or caused to be conveyed) to the Purchaser or its designee all of the Seller's legal and beneficial interest in and to the Mortgage Loans free and clear of any and all pledges, liens, charges, security interests and/or other encumbrances. The sale of the Mortgage Loans to the Purchaser or its designee does not require the Seller to obtain any governmental or regulatory approval or consent that has not been obtained. None of the Mortgage Loan documents restricts the Seller's right to transfer the Mortgage Loan to the Purchaser or the Trustee.

            3. Payment Record. No scheduled payment of principal and interest under any Mortgage Loan was 30 days or more past due as of the Cut-Off Date, and no Mortgage Loan was 30 days or more delinquent in the twelve-month period immediately preceding the Cut-Off Date.

            4. Lien; Valid Assignment. The Mortgage related to and delivered in connection with each Mortgage Loan constitutes a valid and, subject to the exceptions set forth in paragraph 13 below, enforceable first priority lien upon the related Mortgaged Property, prior to all other liens and encumbrances, except for (a) the lien for current real estate taxes and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters that are of public record and/or are referred to in the related lender's title insurance policy, (c) exceptions and exclusions specifically referred to in such lender's title insurance policy, and (d) other matters to which like properties are commonly subject, none of which matters referred to in clauses (b), (c) or (d), individually or in the aggregate, materially interferes with the security intended to be provided by such Mortgage, the value or current use or operation of the Mortgaged Property or the current ability of the Mortgaged Property to generate operating income sufficient to service the Mortgage Loan debt (the foregoing items (a) through (d) being herein referred to as the "Permitted Encumbrances"). The related Assignment of Mortgage executed and delivered in favor of the Trustee is in recordable form and constitutes a legal, valid and binding assignment, and, assuming that the assignee has the capacity to acquire such Mortgage, sufficient to convey to the assignee named therein all of the assignor's right, title and interest in, to and under such Mortgage. Such Mortgage, together with any separate security agreements, chattel mortgages or equivalent instruments, establishes and creates a valid and, subject to the exceptions set forth in paragraph 13 below, enforceable security interest in favor of the holder thereof in all of the related Mortgagor's personal property used in the operation of the related Mortgaged Property. As of the Closing Date, Uniform Commercial Code financing statements or continuation statements have been filed and/or recorded in all places necessary to perfect and keep perfected, until additional actions are required under the Uniform Commercial Code, a valid security interest in such personal property, to the extent a security interest may be so created therein, and such security interest is a first priority security interest, subject to any prior purchase money security interest in such personal property and any personal property leases applicable to such personal property, or the failure to have filed and/or recorded Uniform Commercial Code financing statements prior to the Closing Date will not have a material adverse effect on the value of the Mortgaged Properties. Notwithstanding the foregoing, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements are required in order to effect such perfection.

            5. Assignment of Leases and Rents. The Assignment of Leases related to and delivered in connection with each Mortgage Loan establishes and creates a valid and, subject to the exceptions set forth in paragraph 13 below, enforceable first priority collateral assignment in the related Mortgagor's interest in all leases, sub-leases, licenses or other agreements pursuant to which any person is entitled to occupy, use or possess all or any portion of the real property subject to the related Mortgage, subject to legal limitations of general applicability to commercial mortgage loans similar to the Mortgage Loan, and the Mortgagor and each assignor of such Assignment of Leases to the Seller have the full right to assign the same. Except as set forth on Schedule A attached hereto, the related assignment of any Assignment of Leases not included in a Mortgage has been executed and delivered in favor of the Trustee and is in recordable form and constitutes a legal, valid and binding assignment, sufficient to convey to the assignee named therein (assuming that the assignee has the capacity to acquire such Assignment of Leases) all of the assignor's right, title and interest in, to and under such Assignment of Leases.

            6. Mortgage Status; Waivers and Modifications. No Mortgage has been satisfied, cancelled, rescinded or (except for Permitted Encumbrances) subordinated in whole or in part, and the related Mortgaged Property has not been released from the lien of such Mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, cancellation, subordination (except for Permitted Encumbrances), rescission or release, in any manner that, in each case, materially and adversely affects the value of the related Mortgaged Property except for any partial reconveyances of real property that are included in the related Mortgage File. None of the terms of any Mortgage Note, Mortgage or Assignment of Leases has been impaired, waived in any material respect, altered or modified in any respect, except by written instruments, all of which are included in the related Mortgage File and none of the Mortgage Loans have been modified since December 17, 2004.

            7. Condition of Property; Condemnation. A property inspection report was prepared in connection with the origination of each Mortgage Loan (except in certain cases where the Mortgaged Property was newly constructed). With respect to each Mortgaged Property securing a Mortgage Loan that was the subject of a property inspection report or a Certificate of Substantial Completion or an Architect's Certificate of Completion prepared on or after August 1, 2003, other than as disclosed in such property inspection report or Certificate of Substantial Completion or an Architect's Certificate of Completion, each such Mortgaged Property is, to the Seller's knowledge, free and clear of any damage (or adequate reserves therefor have been established) that would materially and adversely affect its value as security for the related Mortgage Loan.

            With respect to the Mortgaged Properties for which property inspection reports, Certificates of Substantial Completion or Architect's Certificate of Completion were prepared prior to August 1, 2003, (a) such Mortgaged Property is (i) free and clear of any damage that would materially and adversely affect its value as security for the related Mortgage Loan; and (ii) in good repair and condition so as not to materially and adversely affect its value as security for the related Mortgage Loan; and (b) all building systems contained on such Mortgaged Property are in good working order so as not to materially and adversely affect its value as security for the related Mortgage Loan or, in the case of (a) and (b) adequate reserves therefor have been established or other resources are available.

            The Seller has received no notice of the commencement of any proceeding for the condemnation of all or any material portion of any Mortgaged Property. To the Seller's knowledge (based on surveys and/or title insurance obtained in connection with the origination of the Mortgage Loans), as of the date of the origination of each Mortgage Loan, all of the material improvements on the related Mortgaged Property that were considered in determining the value of the Mortgaged Property lay wholly within the boundaries of such property, except for encroachments that are insured against by the lender's title insurance policy referred to herein or that do not materially and adversely affect the value or marketability of such Mortgaged Property, and no improvements on adjoining properties materially encroached upon such Mortgaged Property so as to materially and adversely affect the value or marketability of such Mortgaged Property, except those encroachments that are insured against by the Title Policy referred to herein.

            8. Title Insurance. Each Mortgaged Property is covered by an American Land Title Association (or an equivalent form of) lender's title insurance policy or pro forma policy (the "Title Policy") in the original principal amount of the related Mortgage Loan after all advances of principal. Each Title Policy insures that the related Mortgage is a valid first priority lien on such Mortgaged Property, subject only to the Permitted Encumbrances stated therein (or a marked up title insurance commitment or pro forma policy marked as binding and counter-signed by the title insurer or its authorized agent on which the required premium has been paid exists which evidences that such Title Policy will be issued). Each Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid, no material claims have been made thereunder and no claims have been paid thereunder. No holder under the related Mortgage has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Immediately following the transfer and assignment of the related Mortgage Loan to the Trustee, such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) will inure to the benefit of the Trustee without the consent of or notice to the insurer. To the Seller's knowledge, the insurer issuing such Title Policy is qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

            9. No Holdbacks. The proceeds of each Mortgage Loan have been fully disbursed and there is no obligation for future advances with respect thereto. With respect to each Mortgage Loan, any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any funds escrowed for such purpose that were to have been complied with on or before the Closing Date have been complied with, or any such funds so escrowed have not been released.

            10. Mortgage Provisions. The Mortgage Note or Mortgage for each Mortgage Loan, together with applicable state law, contains customary and enforceable provisions (subject to the exceptions set forth in paragraph 13), including foreclosure, such as to render the rights and remedies of the holder thereof adequate for the practical realization against the related Mortgaged Property of the principal benefits of the security intended to be provided thereby. The related Mortgage Loan documents provide for the appointment of a receiver of rents following an event of default under such loan documents, to the extent available under applicable law.

            11. Trustee under Deed of Trust. If any Mortgage is a deed of trust,
(a) a trustee, duly qualified under applicable law to serve as such, is properly designated and serving under such Mortgage, and (b) no fees or expenses are payable to such trustee by the Seller, the Purchaser or any transferee thereof except in connection with a trustee's sale after default by the related Mortgagor or in connection with any full or partial release of the related Mortgaged Property or related security for the related Mortgage Loan.

            12. Environmental Conditions. An environmental site assessment meeting ASTM standards and assessing all hazards generally assessed for similar properties (as of the date of such assessment), including type, use and tenants for such similar properties ("Environmental Report") was performed with respect to each Mortgaged Property in connection with the origination or securitization of each Mortgage Loan.

            (a) With respect to the Mortgaged Properties for which the Environmental Reports were prepared on or after August 1, 2003, other than as disclosed in the related Environmental Report therefor, to the Seller's knowledge, (X) no Hazardous Material is present on such Mortgaged Property, such that (1) the value, use or operations of such Mortgaged Property is materially and adversely affected, or (2) under applicable federal, state or local law, (i) such Hazardous Material could be required to be eliminated, remediated or otherwise responded to at a cost or in a manner materially and adversely affecting the value, use or operations of the Mortgaged Property before such Mortgaged Property could be altered, renovated, demolished or transferred or
(ii) the presence of such Hazardous Material could (upon action by the appropriate governmental authorities) subject the owner of such Mortgaged Property, or the holders of a security interest therein, to liability for the cost of eliminating, remediating or otherwise responding to such Hazardous Material or the hazard created thereby at a cost or in a manner materially and adversely affecting the value, use or operations of the Mortgaged Property, and
(Y) such Mortgaged Property is in material compliance with all applicable federal, state and local laws and regulations pertaining to Hazardous Materials or environmental hazards, any noncompliance with such laws or regulations does not have a material adverse effect on the value, use or operations of such Mortgaged Property and neither Seller nor, to the Seller's knowledge, the related Mortgagor or any current tenant thereon, has received any notice of any violation or potential violation of any such law or regulation. With respect to any condition disclosed in an Environmental Report, which condition constituted a violation of applicable laws or regulations or would materially and adversely affect the value, use or operations of the related Mortgaged Property if not remedied, such condition has either been satisfactorily remedied, consistent with prudent commercial mortgage lending practices, or the applicable loan documents contain provisions which address such condition to the satisfaction of the Seller, consistent with prudent commercial mortgage lending practices, and adequate funding or resources, consistent with prudent commercial mortgage lending practices, were available to remedy or otherwise respond to such condition.

            (b) With respect to the remaining Mortgaged Properties for which the Environmental Reports were prepared prior to August 1, 2003, (X) no Hazardous Material is present on such Mortgaged Property, such that (1) the value, use or operations of such Mortgaged Property is materially and adversely affected, or
(2) under applicable federal, state or local law and regulations, (a) such Hazardous Material could be required to be eliminated, remediated or otherwise responded to at a cost or in a manner materially and adversely affecting the value, use or operations of the Mortgaged Property before such Mortgaged Property could be altered, renovated, demolished or transferred or (b) the presence of such Hazardous Material could (upon action by the appropriate governmental authorities) subject the owner of such Mortgaged Property, or the holders of a security interest therein, to liability for the cost of eliminating, remediating or otherwise responding to such Hazardous Material or the hazard created thereby at a cost or in a manner materially and adversely affecting the value, use or operations of the Mortgaged Property, and (Y) such Mortgaged Property is in material compliance with all applicable federal, state and local laws and regulations pertaining to Hazardous Materials or environmental hazards, any noncompliance with such laws or regulations does not have a material adverse effect on the value, use or operations of such Mortgaged Property and neither Seller nor, to the Seller's knowledge, the related Mortgagor or any current tenant thereon, has received any notice of any violation or potential violation of any such law or regulation. With respect to any condition disclosed in an Environmental Report, which condition constituted a violation of applicable laws or regulations or would materially and adversely affect the value, use or operations of the related Mortgaged Property if not remedied, such condition has either been satisfactorily remedied, consistent with prudent commercial mortgage lending practices, or the applicable loan documents contain provisions which address such condition to the satisfaction of the Seller, consistent with prudent commercial mortgage lending practices, and adequate funding or resources, consistent with prudent commercial mortgage lending practices, were available to remedy or otherwise respond to such condition.

            (c) Each Mortgage requires the related Mortgagor to comply with all applicable federal, state and local environmental laws and regulations.

            (d) In the case of each Mortgage Loan set forth on Schedule A to this Exhibit 2, (i) such Mortgage Loan is the subject of a secured creditor impaired property policy or a commercial real estate pollution liability policy, issued by the issuer set forth on Schedule A (the "Policy Issuer") and effective as of the date thereof (the "Environmental Insurance Policy"), (ii) the Environmental Insurance Policy is in full force and effect, (iii) on the effective date of the Environmental Insurance Policy, Seller as originator had no knowledge of any material and adverse environmental condition or circumstance affecting the Mortgaged Property that was not disclosed to the Policy Issuer in one or more of the following: (a) the application for insurance, (b) a borrower questionnaire that was provided to the Policy Issuer or (c) an engineering or other report provided to the Policy Issuer and (iv) the premium of any Environmental Insurance Policy has been paid through the term of such policy.

            "Hazardous Materials" means gasoline, petroleum products, explosives, radioactive materials, polychlorinated biphenyls or related or similar materials, and any other substance, material or waste as may be defined as a hazardous or toxic substance, material or waste by an federal, state or local environmental law, ordinance, rule, regulation or order, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. ss.ss. 9601 et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. ss.ss. 1801 et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. ss.ss. 6901 et seq.), the Federal Water Pollution Control Act, as amended (33 U.S.C. ss.ss. 1251 et seq.), the Clean Air Act, as amended (42 U.S.C. ss.ss. 7401 et seq.), and any regulations promulgated pursuant thereto.

            13. Loan Document Status. Each Mortgage Note, Mortgage and other agreement that evidences or secures such Mortgage Loan and that was executed by or on behalf of the related Mortgagor is the legal, valid and binding obligation of the maker thereof (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), enforceable in accordance with its terms, except with respect to provisions relating to default interest, yield maintenance charges and prepayment premiums and as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and, to the Seller's knowledge, there is no valid defense, counterclaim or right of offset or rescission available to the related Mortgagor with respect to such Mortgage Note, Mortgage or other agreements.

            14. Insurance. Except as set forth on Schedule A hereof, each Mortgaged Property is required (or the holder of the Mortgage can require) pursuant to the related Mortgage to be, and at origination the Seller received evidence that such Mortgaged Property was, insured by (a) a fire and extended perils insurance policy providing coverage against loss or damage sustained by reason of fire, lightning, hail, windstorm (with respect to the Mortgage Loans set forth on Schedule A attached hereto), explosion, riot, riot attending a strike, civil commotion, aircraft, vehicles and smoke, and, to the extent required as of the date of origination by the originator of such Mortgage Loan consistent with its normal commercial mortgage lending practices, against other risks insured against by persons operating like properties in the locality of the Mortgaged Property, in an amount not less than the lesser of the principal balance of the related Mortgage Loan and the replacement cost of the improvements on the Mortgaged Property, and with no provisions for a deduction for depreciation in respect of awards for the reconstruction of the improvements, and not less than the amount necessary to avoid the operation of any co-insurance provisions with respect to the Mortgaged Property; (b) a business interruption or rental loss insurance policy or coverage, in an amount at least equal to nine (9) months of operations of the Mortgaged Property; and
(c) a flood insurance policy (if any portion of buildings or other structures (excluding parking) on the Mortgaged Property are located in an area identified by the Federal Emergency Management Agency ("FEMA") as a special flood hazard area (which "special flood hazard area" does not include areas designated by FEMA as Zones B, C or X)). For each Mortgaged Property located in a Zone 3 or Zone 4 seismic zone, either: (i) a seismic report which indicated a PML of less than 20% was prepared, based on a 450 or 475-year lookback with a 10% probability of exceedance in a 50-year period, at origination for such Mortgaged Property or (ii) the improvements for the Mortgaged Property are insured against earthquake damage. With respect to each Mortgaged Property, such Mortgaged Property is required pursuant to the related Mortgage to be (or the holder of the Mortgage can require that the Mortgaged Property be), and at origination the Seller received evidence that such Mortgaged Property was, insured by a commercial general liability insurance policy in amounts as are generally required by commercial mortgage lenders for similar properties, and in any event not less than $1 million per occurrence. Under such insurance policies either
(A) the Seller is named as mortgagee under a standard mortgagee clause or (B) the Seller is named as an additional insured, and is entitled to receive prior notice as the holder of the Mortgage of termination or cancellation. No such notice has been received, including any notice of nonpayment of premiums, that has not been cured. Each Mortgage obligates the related Mortgagor to maintain or cause to be maintained all such insurance and, upon such Mortgagor's failure to do so, authorizes the holder of the Mortgage to maintain or to cause to be maintained such insurance at the Mortgagor's cost and expense and to seek reimbursement therefor from such Mortgagor. Each Mortgage Loan provides that casualty insurance proceeds will be applied either to the restoration or repair of the related Mortgaged Property or to the reduction of the principal amount of the Mortgage Loan. Each Mortgage provides that any related insurance proceeds, other than for a total loss or taking, will be applied either to the repair or restoration of all or part of the related Mortgaged Property, with the mortgagee or a trustee appointed by the mortgagee having the right to hold and disburse such proceeds as the repair or restoration progresses (except in such cases where a provision entitling another party to hold and disburse such proceeds would not be viewed as commercially unreasonable by a prudent commercial mortgage lender), or to the payment of the outstanding principal balance of the Mortgage Loan together with any accrued interest thereon, and any insurance proceeds in respect of a total or substantially total loss or taking may be applied either to payment of outstanding principal and interest on the Mortgage Loan (except as otherwise provided by law) or to rebuilding of the Mortgaged Property.

            15. Taxes and Assessments and Ground Lease Rents. As of the Closing Date, there are no delinquent taxes, assessments or other outstanding charges affecting any Mortgaged Property that are or may become a lien of priority equal to or higher than the lien of the related Mortgage. For purposes of this representation and warranty, real property taxes and assessments shall be considered delinquent commencing from the date on which interest or penalties would be first payable thereon. As of the Closing Date, there are no delinquent rents on any ground leases for any Mortgaged Property.

            16. Mortgagor Bankruptcy. No Mortgagor is a debtor in any state or federal bankruptcy or insolvency proceeding and no Mortgaged Property or any portion thereof is subject to a plan in any such proceeding.

            17. Leasehold Estate. Each Mortgaged Property consists of the related Mortgagor's fee simple estate in real estate (the "Fee Interest") or the related Mortgage Loan is secured in whole or in part by the interest of the related Mortgagor as a lessee under a ground lease of the Mortgaged Property (a "Ground Lease"), and if secured in whole or in part by a Ground Lease, either
(1) the ground lessor's fee interest is subordinated to the lien of the Mortgage and the Mortgage will not be subject to any lien or encumbrances on the ground lessor's fee interest, other than Permitted Encumbrances, and the holder of the Mortgage is permitted to foreclose the ground lessor's fee interest within a commercially reasonable time period or (2) the following apply to such Ground
Lease:

            (a) Such Ground Lease or a memorandum thereof has been or will be duly recorded; such Ground Lease (or the related estoppel letter or lender protection agreement between the Seller and related lessor) permits the interest of the lessee thereunder to be encumbered by the related Mortgage; does not restrict the use of the related Mortgaged Property by the lessee or its permitted successors and assigns in a manner that would materially and adversely affect the security provided by the related Mortgage; and, to the knowledge of the Seller, there has been no material change in the payment terms of such Ground Lease since the origination of the related Mortgage Loan, with the exception of material changes reflected in written instruments that are a part of the related Mortgage File;

            (b) The lessee's interest in such Ground Lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related Mortgage, other than the ground lessor's related fee interest and Permitted Encumbrances;

            (c) The Mortgagor's interest in such Ground Lease is assignable to the Purchaser and its successors and assigns upon notice to, but (except in the case where such consent cannot be unreasonably withheld) without the consent of, the lessor thereunder (or, if such consent is required, it has been obtained prior to the Closing Date) and, in the event that it is so assigned, is further assignable by the Purchaser and its successors and assigns upon notice to, but without the need to obtain the consent of, such lessor (except in the case where such consent cannot be unreasonably withheld);

            (d) Such Ground Lease is in full force and effect, and the Seller has received no notice that an event of default has occurred thereunder, and, to the Seller's knowledge, there exists no condition that, but for the passage of time or the giving of notice, or both, would result in an event of default under the terms of such Ground Lease;

            (e) Such Ground Lease, or an estoppel letter or other agreement, requires the lessor under such Ground Lease to give notice of any material default by the lessee to the mortgagee (concurrent with notice given to the lessee), provided that the mortgagee has provided the lessor with notice of its lien in accordance with the provisions of such Ground Lease, and such Ground Lease, or an estoppel letter or other agreement, further provides that no notice of termination given under such Ground Lease is effective against the mortgagee unless a copy has been delivered to the mortgagee. The Seller has provided the lessor under the Ground Lease with notice of the Seller's lien on the Mortgaged Property in accordance with the provisions of such Ground Lease;

            (f) A mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under such Ground Lease) to cure any default under such Ground Lease, which is curable after the receipt of notice of any such default, before the lessor thereunder may terminate such Ground Lease by reason of such default;

            (g) Such Ground Lease has an original term, along with any extensions set forth in such Ground Lease, not less than 10 years beyond the full amortization term of the Mortgage Loan;

            (h) Under the terms of such Ground Lease and the related Mortgage, taken together, any related insurance proceeds, other than for a total loss or taking, will be applied either to the repair or restoration of all or part of the related Mortgaged Property, with the mortgagee or a trustee appointed by the mortgagee having the right to hold and disburse such proceeds as the repair or restoration progresses (except in such cases where a provision entitling another party to hold and disburse such proceeds would not be viewed as commercially unreasonable by a prudent commercial mortgage lender), or to the payment of the outstanding principal balance of the Mortgage Loan together with any accrued interest thereon, and any insurance proceeds in respect of a total or substantially total loss or taking may be applied either to payment of outstanding principal and interest on the Mortgage Loan (except as otherwise provided by law) or to rebuilding of the Mortgaged Property;

            (i) Such Ground Lease does not impose any restrictions on subletting which would be viewed, as of the date of origination of the related Mortgage Loan, as commercially unreasonable by the Seller; and such Ground Lease contains a covenant that the lessor thereunder is not permitted, in the absence of an uncured default, to disturb the possession, interest or quiet enjoyment of any subtenant of the lessee, or in any manner, which would materially and adversely affect the security provided by the related Mortgage;

            (j) Such Ground Lease or an estoppel or other agreement requires the lessor to enter into a new lease with the Seller or its successors or assigns under terms which do not materially vary from the economic terms of the Ground Lease, in the event of a termination of the Ground Lease by reason of a default by the Mortgagor under the Ground Lease, including rejection of the Ground Lease in a bankruptcy proceeding; and

            (k) Such Ground Lease may not be materially amended, modified or, except in the case of a default, cancelled or terminated without the prior written consent of the holder of the Mortgage Loan, and any such action without such consent is not binding on such holder, including any increase in the amount of rent payable by the lessee thereunder during the term of the Mortgage Loan.

            18. Escrow Deposits. All escrow deposits and payments relating to each Mortgage Loan that are, as of the Closing Date, required to be deposited or paid have been so deposited or paid, and those escrow deposits and payments are under control of the Seller or its agents.

            19. LTV Ratio. The gross proceeds of each Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and either: (a) such Mortgage Loan is secured by an interest in real property having a fair market value (i) at the date the Mortgage Loan was originated, at least equal to 80 percent of the original principal balance of the Mortgage Loan or (ii) at the Closing Date, at least equal to 80 percent of the principal balance of the Mortgage Loan on such date; provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (x) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (y) a proportionate amount of any lien that is in parity with the Mortgage Loan (unless such other lien secures a Mortgage Loan that is cross-collateralized with such Mortgage Loan, in which event the computation described in clauses (a)(i) and (a)(ii) of this paragraph 19 shall be made on a pro rata basis in accordance with the fair market values of the Mortgaged Properties securing such cross-collateralized Mortgage Loans); or (b) substantially all the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property that served as the only real property collateral for such Mortgage Loan (other than a recourse feature or other third party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)).

            20. Mortgage Loan Modifications. Any Mortgage Loan that was "significantly modified" prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code either (a) was modified as a result of the default under such Mortgage Loan or under circumstances that made a default reasonably foreseeable or (b) satisfies the provisions of either clause (a)(i) of paragraph 19 (substituting the date of the last such modification for the date the Mortgage Loan was originated) or clause (a)(ii) of paragraph 19, including the proviso thereto.

            21. Advancement of Funds by the Seller. No holder of a Mortgage Loan has advanced funds, or induced, solicited or knowingly received any advance of funds from a party other than the owner of the related Mortgaged Property (or any tenant required to make its lease payments directly to the holder of the related Mortgage Loan), directly or indirectly, for the payment of any amount required by such Mortgage Loan.

            22. No Mechanics' Liens. As of the applicable Mortgage Loan origination date, and to the Seller's knowledge as of the Closing Date, each Mortgaged Property is free and clear of any and all mechanics' and materialmen's liens that are prior or equal to the lien of the related Mortgage and no rights are outstanding that under law could give rise to any such lien that would be prior or equal to the lien of the related Mortgage except, in each case, for liens insured against by the Title Policy referred to herein, or, if any such liens existing as of the Closing Date are not insured against by the Title Policy referred to herein, such liens will not have a material adverse effect on the value of the related Mortgaged Property.

            23. Compliance with Laws. Except as otherwise specifically disclosed in an exception on Schedule A attached hereto to another representation and warranty made by the seller in this Exhibit 2, at origination, each Mortgage Loan complied with all applicable federal, state and local statutes and regulations. Each Mortgage Loan complied with (or is exempt from) all applicable usury laws in effect at its date of origination.

            24. Cross-collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any loan other than one or more other Mortgage Loans.

            25. Releases of Mortgaged Property. No Mortgage Note or Mortgage requires the mortgagee to release all or any material portion of the related Mortgaged Property that was included in the valuation for such Mortgaged Property, and/or generates income, from the lien of the related Mortgage except upon payment in full of all amounts due under the related Mortgage Loan, or upon satisfaction of the defeasance provisions of such Mortgage Loan, other than the Mortgage Loans that require the mortgagee to grant a release of a portion of the related Mortgaged Property upon (a) the satisfaction of certain legal and underwriting requirements where the portion of the related Mortgaged Property permitted to be released was not considered by the Seller to be material in underwriting the Mortgage Loan or, in the case of a substitution, where the Mortgagor is entitled to substitute a replacement parcel at its unilateral option upon the satisfaction of specified conditions, and/or (b) the payment of a release price and prepayment consideration in connection therewith, consistent with the Seller's normal commercial mortgage lending practices (and in both (a) and (b), any release of the Mortgaged Property has been reflected in the Mortgage Loan Schedule). Except as described in the prior sentence (other than with respect to defeasance and substitution), no Mortgage Loan permits the full or partial release or substitution of collateral unless (1) the mortgagor is entitled to substitute a replacement parcel at its unilateral option upon satisfaction of specified conditions, and (2) the mortgagee or servicer can require the Mortgagor to provide an opinion of tax counsel to the effect that such release or substitution of collateral (a) would not constitute a "significant modification" of such Mortgage Loan within the meaning of Treas. Reg. ss.1.8606-2(b)(2) and (b) would not cause such Mortgage Loan to fail to be a "qualified mortgage" within the meaning of Section 860G(a)(3)(A) of the Code. The loan documents require the related Mortgagor to bear the cost of such opinion.

            26. No Equity Participation or Contingent Interest. No Mortgage Loan contains any equity participation by the lender or provides for negative amortization or for any contingent or additional interest in the form of participation in the cash flow of the related Mortgaged Property.

            27. No Material Default. There exists no material default, breach, violation or event giving the lender the right to accelerate the Mortgage Loan (and, to the Seller's knowledge, no event has occurred which, with the passage of time or the giving of notice, or both, would constitute any of the foregoing) under the documents evidencing or securing the Mortgage Loan, in any such case to the extent the same materially and adversely affects the value of the Mortgage Loan and the related Mortgaged Property; provided, however, that this representation and warranty does not address or otherwise cover any default, breach, violation or event of acceleration that specifically pertains to any matter otherwise covered by any other representation and warranty made by the Seller elsewhere in this Exhibit 2 or the exceptions listed in Schedule A attached hereto.

            28. Inspections. The Seller (or if the Seller is not the originator, the originator of the Mortgage Loan) has inspected or caused to be inspected each Mortgaged Property in connection with the origination of the related Mortgage Loan.

            29. Local Law Compliance. To the best of Seller's knowledge, based on due diligence performed at origination that was considered reasonable by prudent commercial mortgage lenders in the lending area where the Mortgaged Property is located, the improvements located on or forming part of each Mortgaged Property comply with applicable zoning laws and ordinances, or constitute a legal non-conforming use or structure or, if any such improvement does not so comply, such non-compliance does not materially and adversely affect the value of the related Mortgaged Property, such value as determined by the appraisal or internal or external market study performed at origination.

            30. Junior Liens. None of the Mortgage Loans permits the related Mortgaged Property to be encumbered by any lien (other than a Permitted Encumbrance) junior to or of equal priority with the lien of the related Mortgage without the prior written consent of the holder thereof or the satisfaction of debt service coverage or similar criteria specified therein. The Seller has no knowledge that any of the Mortgaged Properties is encumbered by any lien junior to the lien of the related Mortgage.

            31. Actions Concerning Mortgage Loans. To the knowledge of the Seller, there are no actions, suits or proceedings before any court, administrative agency or arbitrator concerning any Mortgage Loan, Mortgagor or related Mortgaged Property that could reasonably be expected to adversely affect title to the Mortgaged Property or the validity or enforceability of the related Mortgage or that could reasonably be expected to materially and adversely affect the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended.

            32. Servicing. The servicing and collection practices used by the Seller or any prior holder or servicer of each Mortgage Loan have been in all material respects legal, proper and prudent and have met customary industry standards utilized by commercial lending institutions in the area where the related Mortgaged Property is located.

            33. Licenses and Permits. To the Seller's knowledge, based on due diligence that it customarily performs in the origination of comparable mortgage loans, as of the date of origination of each Mortgage Loan, and to Seller's knowledge, as of the Closing Date, based on servicing procedures customarily performed in the Seller's servicing of the Mortgage Loans during the period in which Seller owned each such Mortgage Loan, the related Mortgagor was in possession of all material licenses, permits and franchises required by applicable law for the ownership and operation of the related Mortgaged Property as it was then operated.

            34. Collateral in Trust. The Mortgage Note for each Mortgage Loan is not secured by a pledge of any collateral that has not been assigned to the Purchaser.

            35. Due on Sale/Due on Encumbrance. Except as set forth on Schedule A hereto, each Mortgage Loan contains a "due on sale" clause, which provides for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan if, without prior written consent of the holder of the Mortgage, the property subject to the Mortgage or any material portion thereof, is transferred, sold or encumbered by a junior mortgage or deed of trust; provided, however, that certain Mortgage Loans provide a mechanism for the assumption of the loan by a third party upon the Mortgagor's satisfaction of certain conditions precedent, and upon payment of a transfer fee, if any, or transfer of interests in the Mortgagor or constituent entities of the Mortgagor to a third party or parties related to the Mortgagor upon the Mortgagor's satisfaction of certain conditions precedent.

            36. Non-Recourse Exceptions. The Mortgage Loan documents for each Mortgage Loan either provide that (a) such Mortgage Loan is fully recourse to the Mortgagor or (b) such Mortgage Loan constitutes the non-recourse obligations of the related Mortgagor and non-recourse guarantors, if any, except that either
(i) such provision does not apply in the case of fraud or willful misrepresentation by the Mortgagor, misappropriation of rents, insurance proceeds or condemnation awards and breaches of the environmental covenants in the Mortgage Loan documents or (ii) such documents provide that the Mortgagor shall be liable to the holder of the Mortgage Loan for losses incurred as a result of fraud by the Mortgagor. Either the Mortgagor or a guarantor with respect to each Mortgage Loan is a natural person.

            37. Underwriting Policies. Each Mortgage Loan was either originated by the Seller or an affiliate thereof, and each such origination of a Mortgage Loan substantially complied with the Seller's underwriting policies in effect as of such Mortgage Loan's origination date.

            38. REMIC Eligibility. Each Mortgage Loan is a "qualified mortgage" as such term is defined in Section 860G(a)(3) of the Code (without regard to Treasury Regulations Section 1.860G-2(f)(2), which treats certain defective mortgage loans as qualified mortgages). Each Mortgaged Property will qualify as foreclosure property within the meaning of Section 856(e) of the Code if obtained by foreclosure or deed in lieu of foreclosure.

            39. Prepayment Premiums. Each prepayment premium or yield maintenance premium is consistent with those charged by the Seller in its customary lending practices with respect to loans of the size and character of the Mortgage Loans.

            40. Loan Provisions. No Mortgage Loan contains a provision that by its terms would automatically or at the unilateral option of the Mortgagor cause such Mortgage Loan not to be a "qualified mortgage" as such term is defined in
Section 860G(a)(3) of the Code.

            41. Single Purpose Entity. The Mortgagor on each Mortgage Loan, except any Mortgage Loan listed on Schedule A attached hereto was, as of the origination of the Mortgage Loan, a Single Purpose Entity. For this purpose, a "Single Purpose Entity" shall mean an entity, other than an individual, whose organizational documents provide (or which entity covenanted in the Mortgage Loan documents) substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented or covenanted in the related Mortgage Loan documents, substantially to the effect that it does not have (or will not obtain) any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from any other person, and that it holds itself out as a legal entity, separate and apart from any other person.

            42. Defeasance and Assumption Costs. If the related Mortgage Loan Documents provide for defeasance, such documents provide that the related Mortgagor is responsible for the payment of all reasonable costs and expenses of Lender incurred in connection with the defeasance of such Mortgage Loan and the release of the related Mortgaged Property. The related Mortgage Loan Documents require the related Mortgagor to pay all reasonable costs and expenses of Lender associated with the approval of an assumption of such Mortgage Loan.

            43. Defeasance. No Mortgage Loan provides that it can be defeased prior to the date that is two years after the Closing Date.

            44. Confidentiality. There are no provisions in any Note, Mortgage or related loan documents with respect to any Mortgage Asset, nor any other agreements or enforceable understandings with any Mortgagor, Mortgagor principal or guarantor, which restrict the dissemination of information regarding any Mortgagor, Mortgagor principal, guarantor or Mortgaged Property by the owner or holder of the Mortgage Asset or requires such owner or holder to treat any information regarding any Mortgagor, Mortgagor principal, guarantor or Mortgaged Property as confidential.

                                   SCHEDULE A
                                  TO EXHIBIT 2

                 LIST OF INDIVIDUAL MORTGAGE LOANS REGARDING
           REPRESENTATION AND WARRANTY NUMBER 4 LISTED IN EXHIBIT 2

--------------------------------------------------------------------------------
Loan
Number     Loan Name              Description of Exception
--------------------------------------------------------------------------------
           Centennial Medical     For each Mortgage Loan listed to the left,
           Pavilion I             the related Mortgaged Property is secured by
                                  the respective Mortgagor's leasehold interest
                                  in a ground lease. The ground lessor, has a
                                  right of first refusal to purchase the
                                  Mortgaged Property pursuant to certain terms
                                  and conditions under the respective ground
                                  lease. The right of first refusal does not
                                  apply to a foreclosure or conveyance of any
                                  such interest by a deed or other transfer in
                                  lieu of foreclosure. However, the right of
                                  first refusal shall apply to any subsequent
                                  transfers following such foreclosure or other
                                  conveyance in lieu of foreclosure.
--------------------------------------------------------------------------------
           Northwest Industrial   For each Mortgage Loan listed to the left,
           Tech Center            certain tenants of the Mortgaged Property
           Walgreens              have a right of first refusal to purchase the
                                  Mortgaged Property upon the Mortgagor's
                                  receipt of a bona fide offer to purchase same.
                                  This right is subordinate to the Mortgage and
                                  is not exercisable in the event of a
                                  foreclosure or any other conveyance by deed or
                                  otherwise in lieu of foreclosure.
--------------------------------------------------------------------------------

                                   SCHEDULE A
                                  TO EXHIBIT 2

                 LIST OF INDIVIDUAL MORTGAGE LOANS REGARDING
           REPRESENTATION AND WARRANTY NUMBER 5 LISTED IN EXHIBIT 2

--------------------------------------------------------------------------------
Loan
Number     Loan Name              Description of Exception
--------------------------------------------------------------------------------
           Northwest Industrial   With respect to the Mortgage Loans listed to
           Tech Center            the left, there is no separate Assignment of
           Cornerstone II         Leases and Rents, rather the relevant
           Shopping Center        assignment of leases and rents provisions are
           Minnetonka Corporate   contained in the respective mortgage or deed
           Center                 or trust.
           Backlick Center South
           I
--------------------------------------------------------------------------------

                                   SCHEDULE A
                                  TO EXHIBIT 2

                 LIST OF INDIVIDUAL MORTGAGE LOANS REGARDING
         REPRESENTATION AND WARRANTY NUMBER 12(d) LISTED IN EXHIBIT 2

--------------------------------------------------------------------------------
Loan
Number     Loan Name              Description of Exception
--------------------------------------------------------------------------------
           None                   No Mortgage Loan is the subject of a secured
                                  creditor impaired property policy or
                                  commercial real estate pollution liability
                                  policy.
--------------------------------------------------------------------------------

                                   SCHEDULE A
                                  TO EXHIBIT 2

                 LIST OF INDIVIDUAL MORTGAGE LOANS REGARDING
          REPRESENTATION AND WARRANTY NUMBER 14 LISTED IN EXHIBIT 2

--------------------------------------------------------------------------------
Loan
Number     Loan Name              Description of Exception
--------------------------------------------------------------------------------
           All Mortgage Loans     With respect to the Mortgage
                                  Loans listed to the left, the amount of
                                  commercial general liability insurance that
                                  the related Mortgagor must maintain is an
                                  amount as required by Mortgagee and the loan
                                  documents do not provide for a minimum amount
                                  requirement of $1,000,000 per occurrence.
--------------------------------------------------------------------------------

                                   SCHEDULE A
                                  TO EXHIBIT 2

                 LIST OF INDIVIDUAL MORTGAGE LOANS REGARDING
         REPRESENTATION AND WARRANTY NUMBER 17(a) LISTED IN EXHIBIT 2

--------------------------------------------------------------------------------
Loan
Number     Loan Name              Description of Exception
--------------------------------------------------------------------------------
           Centennial Medical     For each Mortgage Loan to the left which are
           Pavilion I             secured by the Mortgagor's interest in a
                                  ground lease, the Mortgaged Property shall be
                                  primarily used for the operation of a medical
                                  office building and such related and
                                  incidental uses thereto and for no other
                                  purpose. Subject to certain limitations under
                                  the respective ground leases, all tenants of
                                  the Mortgaged Property must be licensed
                                  physicians (or professional entities solely
                                  comprised of such physicians) who are members
                                  of the medical staff of certain hospitals or
                                  other health care facilities named therein.
--------------------------------------------------------------------------------

                                   SCHEDULE A
                                  TO EXHIBIT 2

                 LIST OF INDIVIDUAL MORTGAGE LOANS REGARDING
         REPRESENTATION AND WARRANTY NUMBER 17(c) LISTED IN EXHIBIT 2

--------------------------------------------------------------------------------
Loan
Number     Loan Name              Description of Exception
--------------------------------------------------------------------------------
           Centennial Medical     For each Mortgage Loan to the left, the
           Pavilion I             Mortgagor's interest in the applicable ground
                                  lease is assignable to the Mortgagee without
                                  the consent of lessor. However, the Mortgagee
                                  needs the consent of lessor to assign the
                                  leasehold interest with respect to subsequent
                                  transfers following a foreclosure or any other
                                  conveyance in lieu of foreclosure and such
                                  transfers are subject to lessor's right of
                                  first refusal.
--------------------------------------------------------------------------------

                                   SCHEDULE A
                                  TO EXHIBIT 2

                 LIST OF INDIVIDUAL MORTGAGE LOANS REGARDING
          REPRESENTATION AND WARRANTY NUMBER 35 LISTED IN EXHIBIT 2

--------------------------------------------------------------------------------
Loan
Number     Loan Name              Description of Exception
--------------------------------------------------------------------------------
           CVS Pharmacy           Mortgagee's consent is not required for any
                                  of the following transfers: (1) a transfer of the entire Mortgaged Property or an interest in the Mortgage Property upon the Mortgagor's compliance with specified transfer requirements, or (2) a transfer of 25% or less of the direct ownership interests in the Mortgagor upon satisfaction of specified conditions.

--------------------------------------------------------------------------------

                                   SCHEDULE A
                                  TO EXHIBIT 2

                 LIST OF INDIVIDUAL MORTGAGE LOANS REGARDING
          REPRESENTATION AND WARRANTY NUMBER 36 LISTED IN EXHIBIT 2

--------------------------------------------------------------------------------
Loan
Number     Loan Name              Description of Exception
--------------------------------------------------------------------------------
           Abacoa Professional    For each Mortgage Loan listed to the left,
           Center II              neither the Mortgagor or the guarantor for
           Country Club at        the Mortgage Loan listed to the left is a
           LaCholla               natural person.

--------------------------------------------------------------------------------

                                   SCHEDULE A
                                  TO EXHIBIT 2

                 LIST OF INDIVIDUAL MORTGAGE LOANS REGARDING
          REPRESENTATION AND WARRANTY NUMBER 41 LISTED IN EXHIBIT 2

--------------------------------------------------------------------------------
Loan
Number     Loan Name              Description of Exception
--------------------------------------------------------------------------------
           CVS                    Pharmacy Building For each Mortgage Loan
           Airborne Express       listed to the left, the related loan documents
           Distribution Facility  do not require the
           4900 Cherry Creek      Mortgagor to be a Single Purpose Entity.
           Drive
           200-240 Carter Drive
           66 York Street
           Whipple Self-Storage
           6 South Lake Avenue
           Bally Apartments
           Cornerstone II
           Shopping Center
           8646-8658 Woodman
           Avenue

--------------------------------------------------------------------------------

                                   SCHEDULE B

                           LIST OF MORTGAGORS THAT ARE
                  THIRD-PARTY BENEFICIARIES UNDER SECTION 5(b)


                                     [NONE]

                                    EXHIBIT 3

                                 PURCHASE PRICE

            Purchase Price                       $83,235,409
            Accrued Interest                        $263,670
                                            ________________
            Total                                $83,499,079

                                    EXHIBIT 4

                                  BILL OF SALE

            1. Parties. The parties to this Bill of Sale are the following:

               Seller:     Washington Mutual Bank, FA
               Purchaser:  Morgan Stanley Capital I Inc.

            2. Sale. For value received, the Seller hereby conveys to the Purchaser, without recourse, all right, title and interest in and to the Mortgage Loans identified on Exhibit 1 (the "Mortgage Loan Schedule") to the Mortgage Loan Purchase Agreement, dated as of February 1, 2005 (the "Mortgage Loan Purchase Agreement"), between the Seller and the Purchaser and all of the following property:

            (a) All accounts, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit and investment property consisting of, arising from or relating to any of the following property: the Mortgage Loans identified on the Mortgage Loan Schedule including the related Mortgage Notes, Mortgages, security agreements, and title, hazard and other insurance policies and all distributions with respect thereto payable after the Cut-Off Date, all substitute or replacement Mortgage Loans and all distributions with respect thereto, and the Mortgage Files;

            (b) All accounts, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit, investment property, and other rights arising from or by virtue of the disposition of, or collections with respect to, or insurance proceeds payable with respect to, or claims against other Persons with respect to, all or any part of the collateral described in clause (a) above (including any accrued discount realized on liquidation of any investment purchased at a discount); and

            (c) All cash and non-cash proceeds of the items described in clauses
      (a) and (b) above.

            3. Purchase Price. The amount and other consideration set forth on
Exhibit 3 to the Mortgage Loan Purchase Agreement.

            4. Definitions. Terms used but not defined herein shall have the meanings assigned to them in the Mortgage Loan Purchase Agreement.

            IN WITNESS WHEREOF, each of the parties hereto has caused this Bill of Sale to be duly executed and delivered on this ___ day of February, 2005.

SELLER:                                WASHINGTON MUTUAL BANK, FA


                                       By: ___________________________________
                                           Name:  Richard Fisher
                                           Title:  Senior Vice President

PURCHASER:                             MORGAN STANLEY CAPITAL I INC.


                                       By: ___________________________________
                                           Name:
                                           Title:

                                    EXHIBIT 5

                        FORM OF LIMITED POWER OF ATTORNEY

THIS DOCUMENT PREPARED BY,
AND AFTER RECORDING RETURN TO:

Wells Fargo Bank, National Association
45 Fremont Street, 2nd Floor
San Francisco, California 94105
Attention:  Commercial Mortgage Servicing--
            Morgan Stanley Capital I Inc., Commercial Mortgage
            Pass-Through Certificates, Series 2005-IQ9

Midland Loan Services, Inc.
10851 Mastin
Building 82, Suite 700
Overland Park, Kansas 66210
Attention:  President--Morgan Stanley Capital I Inc.
            Commercial Mortgage Pass-Through Certificates, Series 2005-IQ9


LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603
Attention: Global Securitization Trust Services Group--Morgan Stanley Capital I Inc., Series 2005-IQ9

------------------------------------------------------------------------------


                            LIMITED POWER OF ATTORNEY


            Know all persons by these presents; that the undersigned in its capacity as Seller, having an address of 6011 Connection Drive, Suite 600, Irving, Texas 75039, Attention: Ross Stewart (the "Seller"), being duly empowered and authorized to do so, does hereby make, constitute and appoint Wells Fargo Bank, National Association, having an address of 45 Fremont Street, 2nd Floor, San Francisco, California 94105, Attention: Commercial Mortgage Servicing--Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2005-IQ9 (the "General Master Servicer"), Midland Loan Services, Inc., having an address of 10851 Mastin, Building 82, Suite 700, Overland Park, Kansas 66210, Attention: President--Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2005-IQ9 (the "General Special Servicer") and LaSalle Bank National Association, having an address of 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603,
Attention: Global Securitization Trust Services Group--Morgan Stanley Capital I Inc., Series 2005-IQ9 (the "Trustee") as the true and lawful attorneys-in-fact for the undersigned, in its name, place and stead, and for its use and benefit:

            1. To empower the Trustee, the General Master Servicer and, in the event of the failure or incapacity of the Trustee and the General Master Servicer, the General Special Servicer, to submit for recording, at the expense of the Seller, any mortgage loan documents required to be recorded as described in the Pooling and Servicing Agreement, dated as of February 1, 2005 (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc., as Depositor, the General Master Servicer, the General Special Servicer, NCB, FSB, as NCB Master Servicer, National Consumer Cooperative Bank, as Co-op Special Servicer, the Trustee, ABN AMRO Bank, N.V., as Fiscal Agent, and LaSalle Bank National Association, as Paying Agent and Certificate Registrar with respect to the Trust and any intervening assignments with evidence of recording thereon that are required to be included in the Mortgage File (so long as original counterparts have previously been delivered to the Trustee).

            2. This power of attorney shall be limited to the above-mentioned exercise of power.

            3. This instrument is to be construed and interpreted as a limited power of attorney. The enumeration of specific items, rights, acts or powers herein is not intended to, nor does it give rise to, and it is not intended to be construed as, a general power of attorney.

            4. The rights, power of authority of said attorney herein granted shall commence and be in full force and effect on the date hereof and such rights, powers and authority shall remain in full force and effect until the termination of the Pooling and Servicing Agreement.

            Capitalized terms used herein but not defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement.

IN WITNESS WHEREOF, I have hereunto set my hand this ____ day of February 2005.

Witnessed by:                          WASHINGTON MUTUAL BANK, FA


___________________________            By:________________________
Print Name:                            Name: Richard Fisher
                                       Title: Senior Vice President


STATE OF______________________)

COUNTY OF_____________________)

On __________________________, before me, a Notary Public in and for said county, personally appeared ________________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person acted and executed the instrument. Witness my hand and official seal.


_______________________________________
Commission Expires:

                                   EXHIBIT K-7


                        MORTGAGE LOAN PURCHASE AGREEMENT
                                  (UCMFI LOANS)

            Mortgage Loan Purchase Agreement (this "Agreement"), dated as of February 1, 2005, between Union Central Mortgage Funding, Inc. (the "Seller"), and Morgan Stanley Capital I Inc. (the "Purchaser").

            The Seller agrees to sell, and the Purchaser agrees to purchase, certain mortgage loans listed on Exhibit 1 hereto (the "Mortgage Loans") as described herein. The Purchaser will convey the Mortgage Loans to a trust (the "Trust") created pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of February 1, 2005, between the Purchaser, as depositor, Wells Fargo Bank, National Association, as General Master Servicer, Midland Loan Services, Inc., as General Special Servicer, NCB, FSB, as NCB Master Servicer, National Consumer Cooperative Bank, as Co-op Special Servicer, LaSalle Bank National Association, as Trustee, Paying Agent and Certificate Registrar and ABN AMRO Bank, N.V., as Fiscal Agent. In exchange for the Mortgage Loans and certain other mortgage loans (the "Other Mortgage Loans") to be purchased by the Purchaser, the Trust will issue to the Depositor pass-through certificates to be known as Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2005-IQ9 (the "Certificates"). The Certificates will be issued pursuant to the Pooling and Servicing Agreement.

            Capitalized terms used herein but not defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement.

            The Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-5, Class A-1A, Class A-J, Class B, Class C and Class D Certificates (the "Public Certificates") will be sold by the Purchaser to Morgan Stanley & Co. Incorporated, Greenwich Capital Markets, Inc. and IXIS Securities North America Inc. (collectively, the "Underwriters"), pursuant to an Underwriting Agreement, between the Purchaser and the Underwriters, dated February 15, 2005 (the "Underwriting Agreement"), and the Class X-1, Class X-2, Class X-Y, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class EI, Class R-I, Class R-II and Class R-III Certificates (collectively, the "Private Certificates") will be sold by the Purchaser to Morgan Stanley & Co. Incorporated (the "Initial Purchaser") pursuant to a Certificate Purchase Agreement, between the Purchaser and the Initial Purchaser, dated February 15, 2005 (the "Certificate Purchase Agreement"). The Underwriters will offer the Public Certificates for sale publicly pursuant to a Prospectus dated February 7, 2005, as supplemented by a Prospectus Supplement dated February 15, 2005 (together, the "Prospectus Supplement"), and the Initial Purchaser will offer the Private Certificates (other than the Class R-I, Class R-II and Class R-III Certificates) for sale in transactions exempt from the registration requirements of the Securities Act of 1933 pursuant to a Private Placement Memorandum, dated as of February 15, 2005 (the "Memorandum").

            In consideration of the mutual agreements contained herein, the Seller and the Purchaser hereby agree as follows:

            Section 1. Agreement to Purchase. The Seller agrees to sell, and the Purchaser agrees to purchase, on a servicing released basis, the Mortgage Loans identified on the schedule (the "Mortgage Loan Schedule") annexed hereto as
Exhibit 1, as such schedule may be amended to reflect the actual Mortgage Loans accepted by the Purchaser pursuant to the terms hereof. The Cut-Off Date with respect to each Mortgage Loan is such Mortgage Loan's Due Date in the month of February 2005. The Mortgage Loans and the Other Mortgage Loans will have an aggregate principal balance as of the close of business on the Cut-Off Date, after giving effect to any payments due on or before such date, whether or not received, of $1,531,754,421. The sale of the Mortgage Loans shall take place on February 24, 2005 or such other date as shall be mutually acceptable to the parties hereto (the "Closing Date"). The purchase price to be paid by the Purchaser for the Mortgage Loans shall equal the amount set forth as such purchase price on Exhibit 3 hereto. The purchase price shall be paid to the Seller by wire transfer in immediately available funds on the Closing Date.

            On the Closing Date, the Purchaser will assign to the Trustee pursuant to the Pooling and Servicing Agreement all of its right, title and interest in and to the Mortgage Loans and its rights under this Agreement (to the extent set forth in Section 14), and the Trustee shall succeed to such right, title and interest in and to the Mortgage Loans and the Purchaser's rights under this Agreement (to the extent set forth in Section 14).

            Section 2. Conveyance of Mortgage Loans. Effective as of the Closing Date, subject only to receipt of the consideration referred to in Section 1 hereof and the satisfaction of the conditions specified in Sections 6 and 7 hereof, the Seller does hereby transfer, assign, set over and otherwise convey to the Purchaser, without recourse, all the right, title and interest of the Seller in and to the Mortgage Loans identified on the Mortgage Loan Schedule as of the Closing Date. The Mortgage Loan Schedule, as it may be amended from time to time on or prior to the Closing Date, shall conform to the requirements of this Agreement and the Pooling and Servicing Agreement. In connection with such transfer and assignment, the Seller shall deliver to or on behalf of the Trustee, on behalf of the Purchaser, on or prior to the Closing Date, the Mortgage Note (as described in clause (a) below) for each Mortgage Loan and on or prior to the fifth Business Day after the Closing Date, five limited powers of attorney substantially in the form attached hereto as Exhibit 5 in favor of the Trustee, the applicable Master Servicer and the applicable Special Servicer to empower the Trustee, the applicable Master Servicer and, in the event of the failure or incapacity of the Trustee and the applicable Master Servicer, the applicable Special Servicer, to submit for recording, at the expense of the Seller, any mortgage loan documents required to be recorded as described in the Pooling and Servicing Agreement and any intervening assignments with evidence of recording thereon that are required to be included in the Mortgage Files (so long as original counterparts have previously been delivered to the Trustee). The Seller agrees to reasonably cooperate with the Trustee, the applicable Master Servicer and the applicable Special Servicer in connection with any additional powers of attorney or revisions thereto that are requested by such parties for purposes of such recordation. The parties hereto agree that no such power of attorney shall be used with respect to any Mortgage Loan by or under authorization by any party hereto except to the extent that the absence of a document described in the second preceding sentence with respect to such Mortgage Loan remains unremedied as of the earlier of (i) the date that is 180 days following the delivery of notice of such absence to the Seller, but in no event earlier than 18 months from the Closing Date, and (ii) the date (if any) on which such Mortgage Loan becomes a Specially Serviced Mortgage Loan. The Trustee shall submit such documents for recording, at the Seller's expense, after the periods set forth above; provided, however, the Trustee shall not submit such assignments for recording if the Seller produces evidence that it has sent any such assignment for recording and certifies that the Seller is awaiting its return from the applicable recording office. In addition, not later than the 30th day following the Closing Date, the Seller shall deliver to or on behalf of the Trustee each of the remaining documents or instruments specified below (with such exceptions as are permitted by this Section) with respect to each Mortgage Loan (each, a "Mortgage File"). (The Seller acknowledges that the term "without recourse" does not modify the duties of the Seller under Section 5 hereof.)

            All Mortgage Files, or portions thereof, delivered prior to the Closing Date are to be held by or on behalf of the Trustee in escrow on behalf of the Seller at all times prior to the Closing Date. The Mortgage Files shall be released from escrow upon closing of the sale of the Mortgage Loans and payments of the purchase price therefor as contemplated hereby. The Mortgage File for each Mortgage Loan shall contain the following documents:

            (a) The original Mortgage Note bearing all intervening endorsements, endorsed in blank or endorsed "Pay to the order of LaSalle Bank National Association, as Trustee for Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2005-IQ9, without recourse, representation or warranty" or if the original Mortgage Note is not included therein, then a lost note affidavit and indemnity, with a copy of the Mortgage Note attached thereto;

            (b) The original Mortgage, with evidence of recording thereon, and, if the Mortgage was executed pursuant to a power of attorney, a certified true copy of the power of attorney certified by the public recorder's office, with evidence of recording thereon (if recording is customary in the jurisdiction in which such power of attorney was executed), or certified by a title insurance company or escrow company to be a true copy thereof; provided that if such original Mortgage cannot be delivered with evidence of recording thereon on or prior to the 90th day following the Closing Date because of a delay caused by the public recording office where such original Mortgage has been delivered for recordation or because such original Mortgage has been lost, the Seller shall deliver or cause to be delivered to the Trustee a true and correct copy of such Mortgage, together with (i) in the case of a delay caused by the public recording office, an Officer's Certificate (as defined below) of the Seller stating that such original Mortgage has been sent to the appropriate public recording official for recordation or (ii) in the case of an original Mortgage that has been lost after recordation, a certification by the appropriate county recording office where such Mortgage is recorded that such copy is a true and complete copy of the original recorded Mortgage;

            (c) The originals of all agreements modifying a Money Term or other material modification, consolidation and extension agreements, if any, with evidence of recording thereon (if applicable) or if such original modification, consolidation and extension agreements have been delivered to the appropriate recording office for recordation and either has not yet been returned on or prior to the 90th day following the Closing Date with evidence of recordation thereon or has been lost after recordation, true copies of such modifications, consolidations and extensions certified by the Seller together with (i) in the case of a delay caused by the public recording office, an Officer's Certificate of the Seller stating that such original modification, consolidation or extension agreement has been dispatched or sent to the appropriate public recording official for recordation or (ii) in the case of an original modification, consolidation or extension agreement that has been lost after recordation, a certification by the appropriate county recording office where such document is recorded that such a copy is a true and complete copy of the original recorded modification, consolidation or extension agreement, and the originals of all assumption agreements, if any;

            (d) An original Assignment of Mortgage for each Mortgage Loan, in form and substance acceptable for recording (except for recording information not yet available if the instrument being recorded has not been returned from the applicable recording office), signed by the holder of record in blank or in favor of "LaSalle Bank National Association, as Trustee for Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2005-IQ9";

            (e) Originals of all intervening assignments of Mortgage, if any, with evidence of recording thereon or, if such original assignments of Mortgage have been delivered to the appropriate recorder's office for recordation, certified true copies of such assignments of Mortgage certified by the Seller, or, in the case of an original blanket intervening assignment of Mortgage retained by the Seller, a copy thereof certified by the Seller or, if any original intervening assignment of Mortgage has not yet been returned on or prior to the 90th day following the Closing Date from the applicable recording office or has been lost, a true and correct copy thereof, together with (i) in the case of a delay caused by the public recording office, an Officer's Certificate of the Seller stating that such original intervening assignment of Mortgage has been sent to the appropriate public recording official for recordation or (ii) in the case of an original intervening assignment of Mortgage that has been lost after recordation, a certification by the appropriate county recording office where such assignment is recorded that such copy is a true and complete copy of the original recorded intervening assignment of Mortgage;

            (f) If the related Assignment of Leases is separate from the Mortgage, the original of such Assignment of Leases with evidence of recording thereon or certified by a title insurance company or escrow company to be a true copy thereof; provided that if such Assignment of Leases has not been returned on or prior to the 90th day following the Closing Date because of a delay caused by the applicable public recording office where such Assignment of Leases has been delivered for recordation or because such original Assignment of Leases has been lost, the Seller shall deliver or cause to be delivered to the Trustee a true and correct copy of such Assignment of Leases submitted for recording, together with, (i) in the case of a delay caused by the public recording office, an Officer's Certificate (as defined below) of the Seller stating that such Assignment of Leases has been sent to the appropriate public recording official for recordation or (ii) in the case of an original Assignment of Leases that has been lost after recordation, a certification by the appropriate county recording office where such Assignment of Leases is recorded that such copy is a true and complete copy of the original recorded Assignment of Leases, in each case together with an original assignment of such Assignment of Leases, in recordable form (except for recording information not yet available if the instrument being recorded has not been returned from the applicable recording office), signed by the holder of record in favor of "LaSalle Bank National Association, as Trustee for Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2005-IQ9," which assignment may be effected in the related Assignment of Mortgage;

            (g) The original or a copy of each guaranty, if any, constituting additional security for the repayment of such Mortgage Loan;

            (h) The original Title Insurance Policy, or in the event such original Title Insurance Policy has not been issued, a binder, actual "marked-up" title commitment, pro forma policy, or an agreement to provide any of the foregoing pursuant to binding escrow instructions executed by the title company or its authorized agent with the original Title Insurance Policy to follow within 180 days of the Closing Date, or a copy of any of the foregoing certified by the title company with the original Title Insurance Policy to follow within 180 days of the Closing Date, or a preliminary title report with the original Title Insurance Policy to follow within 180 days of the Closing Date;

            (i) (A) Copies of UCC financing statements (together with all assignments thereof) filed in connection with the Mortgage Loan and (B) UCC-2 or UCC-3 financing statements assigning such UCC financing statements to the Trustee delivered in connection with the Mortgage Loan;

            (j) Copies of the related ground lease(s), if any, to any Mortgage Loan where the Mortgagor is the lessee under such ground lease and there is a lien in favor of the mortgagee in such lease.

            (k) Copies of any loan agreements, lock-box agreements and intercreditor agreements, if any, related to any Mortgage Loan;

            (l) Either (A) the original of each letter of credit, if any, constituting additional collateral for such Mortgage Loan (other than letters of credit representing tenant security deposits which have been collaterally assigned to the lender), which shall be assigned and delivered to the Trustee on behalf of the Trust with a copy to be held by the Primary Servicer (or the Master Servicer), and applied, drawn, reduced or released in accordance with documents evidencing or securing the applicable Mortgage Loan, the Pooling and Servicing Agreement and the applicable Primary Servicing Agreement or (B) the original of each letter of credit, if any, constituting additional collateral for such Mortgage Loan (other than letters of credit representing tenant security deposits which have been collaterally assigned to the lender), which shall be assigned to and held by the Primary Servicer (or the Master Servicer) on behalf of the Trustee, with a copy to be held by the Trustee, and applied, drawn, reduced or released in accordance with documents evidencing or securing the applicable Mortgage Loan, the Pooling and Servicing Agreement and the applicable Primary Servicing Agreement (it being understood that the Seller has agreed (a) that the proceeds of such letter of credit belong to the Trust, (b) to notify, on or before the Closing Date, the bank issuing the letter of credit that the letter of credit and the proceeds thereof belong to the Trust, and to use reasonable efforts to obtain within 30 days (but in any event to obtain within 90 days) following the Closing Date, an acknowledgement thereof by the bank (with a copy of such acknowledgement to be sent to the Trustee) and (c) to indemnify the Trust for any liabilities, charges, costs, fees or other expenses accruing from the failure of the Seller to assign the letter of credit hereunder). In the case of clause (B) above, any letter of credit held by the Primary Servicer (or Master Servicer) shall be held in its capacity as agent of the Trust, and if the applicable Primary Servicer (or Master Servicer) has agreed to assign the applicable letter of credit to the Trust or at the direction of the Special Servicer to such party as the Special Servicer may instruct in the event a successor to the party holding such letter of credit is appointed pursuant to the related Primary Servicing Agreement or the Pooling and Servicing Agreement, as applicable, in each case, at the expense of the predecessor Primary Servicer (or predecessor Master Servicer). The Primary Servicer (or Master Servicer) has agreed to indemnify the Trust for any loss caused by the ineffectiveness of such assignment;

            (m) The original or a copy of the environmental indemnity agreement, if any, related to any Mortgage Loan;

            (n) Copies of third-party management agreements, if any, for all hotels and for such other Mortgaged Properties with a Cut-Off Date balance equal to or greater than $20,000,000;

            (o) The original of any Environmental Insurance Policy or, if the original is held by the related Mortgagor, a copy thereof;

            (p) A copy of any affidavit and indemnification agreement in favor of the lender; and

            (q) With respect to hospitality properties, a copy of any franchise agreement, franchise comfort letter and applicable assignment or transfer documents.

            "Officer's Certificate" shall mean a certificate signed by one or more of the Chairman of the Board, any Vice Chairman, the President, any Managing Director, any Executive Vice President, any Director, any Senior Vice President, any Vice President, any Assistant Vice President, any Treasurer, any Assistant Treasurer, any Secretary or Assistant Secretary.

            The Assignment of Mortgage, intervening assignments of Mortgage and assignment of Assignment of Leases referred to in clauses (d), (e) and (f) may be in the form of a single instrument assigning the Mortgage and the Assignment of Leases to the extent permitted by applicable law. To avoid the unnecessary expense and administrative inconvenience associated with the execution and recording or filing of multiple assignments of mortgages, assignments of leases (to the extent separate from the mortgages) and assignments of UCC financing statements, the Seller shall execute, in accordance with the third succeeding paragraph, the assignments of mortgages, the assignments of leases (to the extent separate from the mortgages) and assignments of UCC financing statements relating to the Mortgage Loans naming the Trustee on behalf of the Certificateholders as assignee. Notwithstanding the fact that such assignments of mortgages, assignments of leases (to the extent separate from the assignments of mortgages) and the assignments of UCC financing statements shall name the Trustee on behalf of the Certificateholders as the assignee, the parties hereto acknowledge and agree that the Mortgage Loans shall for all purposes be deemed to have been transferred from the Seller to the Purchaser and from the Purchaser to the Trustee on behalf of the Certificateholders.

            If the Seller cannot deliver, or cause to be delivered, as to any Mortgage Loan, any of the documents and/or instruments referred to in clauses
(b), (c), (e) or (f), with evidence of recording thereon, because of a delay caused by the public recording office where such document or instrument has been delivered for recordation within such 90 day period, but the Seller delivers a true and correct copy thereof, to the Trustee as required by such clause, the Seller shall then deliver within 180 days after the Closing Date such recorded document (or within such longer period after the Closing Date as the Trustee may consent to, which consent shall not be withheld so long as the Seller is, as certified in writing to the Trustee no less than monthly, in good faith attempting to obtain from the appropriate county recorder's office such original or photocopy).

            The Trustee, as assignee or transferee of the Purchaser, shall be entitled to all scheduled payments of principal due on the Mortgage Loan after the Cut-Off Date, all other payments of principal collected after the Cut-Off Date (other than scheduled payments of principal due on or before the Cut-Off
Date), and all payments of interest on the Mortgage Loans allocable to the period commencing on the Cut-Off Date. All scheduled payments of principal and interest due on or before the Cut-Off Date and collected after the Cut-Off Date shall belong to the Seller.

            Within 45 days following the Closing Date, the Seller shall deliver and the Purchaser, the Trustee or the agents of either may submit or cause to be submitted for recordation at the expense of the Seller, in the appropriate public office for real property records, each assignment referred to in clauses
(d) and (f)(ii) above. Within 45 days following the Closing Date, the Seller shall deliver and the Purchaser, the Trustee or the agents of either may submit or cause to be submitted for filing, at the expense of the Seller, in the appropriate public office for Uniform Commercial Code financing statements, the assignment referred to in clause (i)(B) above. If any such document or instrument is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, the Seller shall prepare a substitute therefor or cure such defect, and the Seller shall, at its own expense (except in the case of a document or instrument that is lost by the Trustee), record or file, as the case may be, and deliver such document or instrument in accordance with this
Section 2.

            As to each Mortgage Loan secured by a Mortgaged Property with respect to which the related Mortgagor has entered into a franchise agreement and each Mortgage Loan secured by a Mortgaged Property with respect to which a letter of credit is in place, the Seller shall provide a notice on or prior to the date that is thirty (30) days after the Closing Date to the franchisor or the issuing financial institution, as applicable, of the transfer of such Mortgage Loan to the Trust pursuant to the Pooling and Servicing Agreement, and inform such parties that any notices to the Mortgagor's lender pursuant to such franchise agreement or letter of credit should thereafter be forwarded to the Master Servicer and, with respect to each franchise agreement, provide a franchise comfort letter to the franchisor on or prior to the date that is thirty (30) days after the Closing Date. After the Closing Date, with respect to any letter of credit that has not yet been assigned to the Trust, upon the written request of the Master Servicer, the Seller will draw on such letter of credit as directed by the Master Servicer in such notice to the extent the Seller has the right to do so.

            Documents that are in the possession of the Seller, its agents or its subcontractors that relate to the servicing of any Mortgage Loans and that are not required to be a part of the Mortgage File and are reasonably necessary for the ongoing administration and/or servicing of the applicable Mortgage Loan (the "Servicing File") shall be delivered by the Seller to the Master Servicer or the applicable Primary Servicer or Sub-Servicer, on its behalf, on or prior to the 75th day after the Closing Date.

            The Servicing File shall consist of, to the extent required to be (and actually) delivered to the Seller pursuant to the applicable Mortgage Loan documents, copies of the following items: the Mortgage Note, any Mortgage, the Assignment of Leases and the Assignment of Mortgage, any guaranty/indemnity agreement, any loan agreement, the insurance policies or certificates, as applicable, the property inspection reports, any financial statements on the property, any escrow analysis, the tax bills, the Appraisal, the environmental report, the engineering report, the asset summary, financial information on the Borrower/sponsor and any guarantors, any letters of credit, any intercreditor agreements and any Environmental Insurance Policies; provided, however, the Seller shall not be required to deliver any draft documents, attorney client privileged communications, internal correspondence or credit analysis. Each of the foregoing items shall be delivered in electronic form, to the extent such document is available in such form and such form is reasonably acceptable to the Master Servicer. All of the foregoing items shall be delivered no later than 75 days following the Closing Date.

            Upon the sale of the Mortgage Loans by the Seller to the Purchaser pursuant to this Agreement, the ownership of each Mortgage Note, Mortgage and the other contents of the related Mortgage File shall be vested in the Purchaser and its assigns, and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or that come into the possession of the Seller shall immediately vest in the Purchaser and its assigns, and shall be delivered promptly by the Seller to or on behalf of either the Trustee or the Master Servicer as set forth herein. The Seller's and Purchaser's records shall reflect the transfer of each Mortgage Loan from the Seller to the Purchaser and its assigns as a sale.

            It is the express intent of the parties hereto that the conveyance of the Mortgage Loans and related property to the Purchaser by the Seller as provided in this Section 2 be, and be construed as, an absolute sale of the Mortgage Loans and related property. It is, further, not the intention of the parties that such conveyance be deemed a pledge of the Mortgage Loans and related property by the Seller to the Purchaser to secure a debt or other obligation of the Seller. However, in the event that, notwithstanding the intent of the parties, the Mortgage Loans or any related property is held to be the property of the Seller, or if for any other reason this Agreement is held or deemed to create a security interest in the Mortgage Loans or any related property, then:

            (i) this Agreement shall be deemed to be a security agreement; and

            (ii) the conveyance provided for in this Section 2 shall be deemed to be a grant by the Seller to the Purchaser of a security interest in all of the Seller's right, title, and interest, whether now owned or hereafter acquired, in and to:

                  (A) All accounts, general intangibles, chattel paper,
            instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit and investment property consisting of, arising from or relating to any of the following property: the Mortgage Loans identified on the Mortgage Loan Schedule, including the related Mortgage Notes, Mortgages, security agreements, and title, hazard and other insurance policies, all distributions with respect thereto described as belonging to the Purchaser in the first paragraph of this Section 2, all substitute or replacement Mortgage Loans and all distributions with respect thereto, and the Mortgage Files;

                  (B) All accounts, general intangibles, chattel paper,
            instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit, investment property and other rights arising from or by virtue of the disposition of, or collections with respect to, or insurance proceeds payable with respect to, or claims against other Persons with respect to, all or any part of the collateral described in clause (A) above (including any accrued discount realized on liquidation of any investment purchased at a discount); and

                  (C) All cash and non-cash proceeds of the collateral described in clauses (A) and (B) above.

            The possession by the Purchaser or its designee of the Mortgage Notes, the Mortgages, and such other goods, letters of credit, advices of credit, instruments, money, documents, chattel paper or certificated securities shall be deemed to be possession by the secured party or possession by a purchaser for purposes of perfecting the security interest pursuant to the Uniform Commercial Code (including, without limitation, Sections 9-305 and 9-115 thereof) as in force in the relevant jurisdiction. Notwithstanding the foregoing, the Seller makes no representation or warranty as to the perfection of any such security interest.

            Notifications to Persons holding such property, and acknowledgments, receipts, or confirmations from persons holding such property, shall be deemed to be notifications to, or acknowledgments, receipts or confirmations from, securities intermediaries, bailees or agents of, or Persons holding for, the Purchaser or its designee, as applicable, for the purpose of perfecting such security interest under applicable law.

            The Seller shall, to the extent consistent with this Agreement, take such reasonable actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the property described above, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement. In such case, the Seller shall file all filings necessary to maintain the effectiveness of any original filings necessary under the Uniform Commercial Code as in effect in any jurisdiction to perfect such security interest in such property. In connection herewith, the Purchaser shall have all of the rights and remedies of a secured party and creditor under the Uniform Commercial Code as in force in the relevant jurisdiction.

            Notwithstanding anything to the contrary contained herein, and subject to Section 2(a), the Purchaser shall not be required to purchase any Mortgage Loan as to which any Mortgage Note (endorsed as described in clause (a) above) or lost note affidavit and indemnity required to be delivered to or on behalf of the Trustee or the Master Servicer pursuant to this Section 2 on or before the Closing Date is not so delivered, or is not properly executed or is defective on its face, and the Purchaser's acceptance of the related Mortgage Loan on the Closing Date shall in no way constitute a waiver of such omission or defect or of the Purchaser's or its successors' and assigns' rights in respect thereof pursuant to Section 5.

            Section 3. Examination of Mortgage Files and Due Diligence Review. The Seller shall (i) deliver to the Purchaser on or before the Closing Date a diskette acceptable to the Purchaser that contains such information about the Mortgage Loans as may be reasonably requested by the Purchaser, (ii) deliver to the Purchaser investor files (collectively the "Collateral Information") with respect to the assets proposed to be included in the Mortgage Pool and made available at the Purchaser's headquarters in New York, and (iii) otherwise cooperate fully with the Purchaser in its examination of the credit files, underwriting documentation and Mortgage Files for the Mortgage Loans and its due diligence review of the Mortgage Loans. The fact that the Purchaser has conducted or has failed to conduct any partial or complete examination of the credit files, underwriting documentation or Mortgage Files for the Mortgage Loans shall not affect the right of the Purchaser or the Trustee to cause the Seller to cure any Material Document Defect or Material Breach (each as defined below), or to repurchase or replace the defective Mortgage Loans pursuant to
Section 5 of this Agreement.

            On or prior to the Closing Date, the Seller shall allow representatives of any of the Purchaser, each Underwriter, the Initial Purchaser, the Trustee, the Special Servicer and each Rating Agency to examine and audit all books, records and files pertaining to the Mortgage Loans, the Seller's underwriting procedures and the Seller's ability to perform or observe all of the terms, covenants and conditions of this Agreement. Such examinations and audits shall take place at one or more offices of the Seller upon reasonable prior advance notice during normal business hours and shall not be conducted in a manner that is disruptive to the Seller's normal business operations. In the course of such examinations and audits, the Seller will make available to such representatives of any of the Purchaser, each Underwriter, the Initial Purchaser, the Trustee, the Special Servicer and each Rating Agency reasonably adequate facilities, as well as the assistance of a sufficient number of knowledgeable and responsible individuals who are familiar with the Mortgage Loans and the terms of this Agreement, and the Seller shall cooperate fully with any such examination and audit in all material respects. On or prior to the Closing Date, the Seller shall provide the Purchaser with all material information regarding the Seller's financial condition and access to knowledgeable financial or accounting officers for the purpose of answering questions with respect to the Seller's financial condition, financial statements as provided to the Purchaser or other developments affecting the Seller's ability to consummate the transactions contemplated hereby or otherwise affecting the Seller in any material respect. Within 45 days after the Closing Date, the Seller shall provide the Master Servicer or Primary Servicer, if applicable, with any additional information identified by the Master Servicer or Primary Servicer, if applicable, as necessary to complete the CMSA Property File, to the extent that such information is available.

            The Purchaser may exercise any of its rights hereunder through one or more designees or agents; provided the Purchaser has provided the Seller with prior notice of the identity of such designee or agent.

            The Purchaser shall keep confidential any information regarding the Seller and the Mortgage Loans that has been delivered into the Purchaser's possession and that is not otherwise publicly available; provided, however, that such information shall not be kept confidential (and the right to require confidentiality under any confidentiality agreement is hereby waived) to the extent such information is required to be included in the Memorandum or the Prospectus Supplement or the Purchaser is required by law or court order to disclose such information. If the Purchaser is required to disclose in the Memorandum or the Prospectus Supplement confidential information regarding the Seller as described in the preceding sentence, the Purchaser shall provide to the Seller a copy of the proposed form of such disclosure prior to making such disclosure and the Seller shall promptly, and in any event within two Business Days, notify the Purchaser of any inaccuracies therein, in which case the Purchaser shall modify such form in a manner that corrects such inaccuracies. If the Purchaser is required by law or court order to disclose confidential information regarding the Seller as described in the second preceding sentence, the Purchaser shall notify the Seller and cooperate in the Seller's efforts to obtain a protective order or other reasonable assurance that confidential treatment will be accorded such information and, if in the absence of a protective order or such assurance, the Purchaser is compelled as a matter of law to disclose such information, the Purchaser shall, prior to making such disclosure, advise and consult with the Seller and its counsel as to such disclosure and the nature and wording of such disclosure and the Purchaser shall use reasonable efforts to obtain confidential treatment therefor. Notwithstanding the foregoing, if reasonably advised by counsel that the Purchaser is required by a regulatory agency or court order to make such disclosure immediately, then the Purchaser shall be permitted to make such disclosure without prior review by the Seller.

            Section 4. Representations and Warranties of the Seller and the Purchaser.

            (a) To induce the Purchaser to enter into this Agreement, the Seller hereby makes for the benefit of the Purchaser and its assigns with respect to each Mortgage Loan as of the date hereof (or as of such other date specifically set forth in the particular representation and warranty) each of the representations and warranties set forth on Exhibit 2 hereto, except as otherwise set forth on Schedule A attached hereto, and hereby further represents and warrants to the Purchaser as of the date hereof that:

            (i) The Seller is duly organized and is validly existing as a corporation organized and in good standing under the laws of Ohio. The Seller has the requisite power and authority and legal right to own the Mortgage Loans and to transfer and convey the Mortgage Loans to the Purchaser and has the requisite power and authority to execute and deliver, engage in the transactions contemplated by, and perform and observe the terms and conditions of, this Agreement.

            (ii) This Agreement has been duly and validly authorized, executed and delivered by the Seller, and assuming the due authorization, execution and delivery hereof by the Purchaser, this Agreement constitutes the valid, legal and binding agreement of the Seller, enforceable in accordance with its terms, except as such enforcement may be limited by
      (A) laws relating to bankruptcy, insolvency, reorganization, receivership or moratorium, (B) other laws relating to or affecting the rights of creditors generally, (C) general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law) or (D) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement that purport to provide indemnification from liabilities under applicable securities laws.

            (iii) No consent, approval, authorization or order of, registration or filing with, or notice to, any governmental authority or court is required, under federal or state law, for the execution, delivery and performance of or compliance by the Seller with this Agreement, or the consummation by the Seller of any transaction contemplated hereby, other than (1) such qualifications as may be required under state securities or blue sky laws, (2) the filing or recording of financing statements, instruments of assignment and other similar documents necessary in connection with the Seller's sale of the Mortgage Loans to the Purchaser,
      (3) such consents, approvals, authorizations, qualifications, registrations, filings or notices as have been obtained and (4) where the lack of such consent, approval, authorization, qualification, registration, filing or notice would not have a material adverse effect on the performance by the Seller under this Agreement.

            (iv) Neither the transfer of the Mortgage Loans to the Purchaser, nor the execution, delivery or performance of this Agreement by the Seller, conflicts or will conflict with, results or will result in a breach of, or constitutes or will constitute a default under (A) any term or provision of the Seller's articles of organization or by-laws, (B) any term or provision of any material agreement, contract, instrument or indenture to which the Seller is a party or by which it or any of its assets is bound or results in the creation or imposition of any lien, charge or encumbrance upon any of its property pursuant to the terms of any such indenture, mortgage, contract or other instrument, other than pursuant to this Agreement, or (C) after giving effect to the consents or taking of the actions contemplated in subsection (iii), any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Seller or its assets, except where in any of the instances contemplated by clauses (B) or (C) above, any conflict, breach or default, or creation or imposition of any lien, charge or encumbrance, will not have a material adverse effect on the consummation of the transactions contemplated hereby by the Seller or materially and adversely affect its ability to perform its obligations and duties hereunder or result in any material adverse change in the business, operations, financial condition, properties or assets of the Seller, or in any material impairment of the right or ability of the Seller to carry on its business substantially as now conducted.

            (v) There are no actions or proceedings against, or investigations of, the Seller pending or, to the Seller's knowledge, threatened in writing against the Seller before any court, administrative agency or other tribunal, the outcome of which could reasonably be expected to materially and adversely affect the transfer of the Mortgage Loans to the Purchaser or the execution or delivery by, or enforceability against, the Seller of this Agreement or have an effect on the financial condition of the Seller that would materially and adversely affect the ability of the Seller to perform its obligations under this Agreement.

            (vi) On the Closing Date, the sale of the Mortgage Loans pursuant to this Agreement will effect a transfer by the Seller of all of its right, title and interest in and to the Mortgage Loans to the Purchaser (assuming the Purchaser has the capacity to acquire such Mortgage Loans).

            (vii) To the Seller's knowledge, the Seller's Information (as defined in that certain indemnification agreement, dated as of February 15, 2005, between the Seller, the Purchaser, the Underwriters and the Initial Purchaser (the "Indemnification Agreement")) relating to the Mortgage Loans does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding anything contained herein to the contrary, this subparagraph (vii) shall run exclusively to the benefit of the Purchaser and no other party.

            To induce the Purchaser to enter into this Agreement, the Seller hereby covenants that the foregoing representations and warranties and those set forth on Exhibit 2 hereto will be true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date (or as of such other date specifically set forth in the particular representation and warranty).

            Each of the representations, warranties and covenants made by the Seller pursuant to this Section 4(a) shall survive the sale of the Mortgage Loans and shall continue in full force and effect notwithstanding any restrictive or qualified endorsement on the Mortgage Notes.

            (b) To induce the Seller to enter into this Agreement, the Purchaser hereby represents and warrants to the Seller as of the date hereof:

            (i) The Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware with full power and authority to carry on its business as presently conducted by it.

            (ii) The Purchaser has full power and authority to acquire the Mortgage Loans, to execute and deliver this Agreement and to enter into and consummate all transactions contemplated by this Agreement. The Purchaser has duly and validly authorized the execution, delivery and performance of this Agreement and has duly and validly executed and delivered this Agreement. This Agreement, assuming due authorization, execution and delivery by the Seller, constitutes the valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

            (iii) No consent, approval, authorization or order of, registration or filing with, or notice to, any governmental authority or court is required, under federal or state law, for the execution, delivery and performance of or compliance by the Purchaser with this Agreement, or the consummation by the Purchaser of any transaction contemplated hereby that has not been obtained or made by the Purchaser.

            (iv) Neither the purchase of the Mortgage Loans nor the execution, delivery and performance of this Agreement by the Purchaser will violate the Purchaser's certificate of incorporation or by-laws or constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under, or result in a breach of, any material agreement, contract, instrument or indenture to which the Purchaser is a party or that may be applicable to the Purchaser or its assets.

            (v) The Purchaser's execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, rule, writ, injunction, order or decree of any court, or order or regulation of any federal, state or municipal government agency having jurisdiction over the Purchaser or its assets, which violation could materially and adversely affect the condition (financial or otherwise) or the operation of the Purchaser or its assets or could materially and adversely affect its ability to perform its obligations and duties hereunder.

            (vi) There are no actions or proceedings against, or investigations of, the Purchaser pending or, to the Purchaser's knowledge, threatened against the Purchaser before any court, administrative agency or other tribunal, the outcome of which could reasonably be expected to adversely affect the transfer of the Mortgage Loans, the issuance of the Certificates, the execution, delivery or enforceability of this Agreement or have an effect on the financial condition of the Purchaser that would materially and adversely affect the ability of the Purchaser to perform its obligation under this Agreement.

            (vii) The Purchaser has not dealt with any broker, investment banker, agent or other person, other than the Seller, the Underwriters, the Initial Purchaser and their respective affiliates, that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans or consummation of any of the transactions contemplated hereby.

            To induce the Seller to enter into this Agreement, the Purchaser hereby covenants that the foregoing representations and warranties will be true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date.

            Each of the representations and warranties made by the Purchaser pursuant to this Section 4(b) shall survive the purchase of the Mortgage Loans.

            Section 5. Remedies Upon Breach of Representations and Warranties Made by the Seller.

            (a) It is hereby acknowledged that the Purchaser shall assign its rights under this Section 5 to Trustee on behalf of the holders of the Certificates.

            (b) It is hereby further acknowledged that if any document required to be delivered to the Trustee pursuant to Section 2 is not delivered as and when required (and including the expiration of any grace or cure periods), is not properly executed or is defective on its face, or if there is a breach of any of the representations and warranties required to be made by the Seller regarding the characteristics of the Mortgage Loans and/or the related Mortgaged Properties as set forth in Exhibit 2 hereto, and in either case such defect or breach, either (i) materially and adversely affects the interests of the holders of the Certificates in the related Mortgage Loan, or (ii) both (A) materially and adversely affects the value of the Mortgage Loan and (B) the Mortgage Loan is a Specially Serviced Mortgage Loan or Rehabilitated Mortgage Loan (such a document defect described in the preceding clause (i) or (ii), a "Material Document Defect" and such a breach described in the preceding clause (i) or (ii) a "Material Breach"), the party discovering such Material Document Defect or Material Breach shall promptly notify the other party in writing. Promptly (but in any event within three Business Days) upon becoming aware of any such Material Document Defect or Material Breach, the Master Servicer shall, and the Special Servicer may, request that the Seller, not later than 90 days from the Seller's receipt of the notice of such Material Document Defect or Material Breach, cure such Material Document Defect or Material Breach, as the case may be, in all material respects; provided, however, that if such Material Document Defect or Material Breach, as the case may be, cannot be corrected or cured in all material respects within such 90-day period, and such Material Document Defect or Material Breach would not cause the Mortgage Loan to be other than a "qualified mortgage" (as defined in the Code) but the Seller is diligently attempting to effect such correction or cure, as certified by the Seller in an Officer's Certificate delivered to the Trustee, then the cure period will be extended for an additional 90 days unless, solely in the case of a Material Document Defect, (x) the Mortgage Loan is, at the end of the initial 90 day period, a Specially Serviced Mortgage Loan and a Servicing Transfer Event has occurred as a result of a monetary default or as described in clause (ii) or clause (v) of the definition of "Servicing Transfer Event" in the Pooling and Servicing Agreement and (y) the Material Document Defect was identified in a certification delivered to the Seller by the Trustee pursuant to Section 2.2 of the Pooling and Servicing Agreement not less than 90 days prior to the delivery of the notice of such Material Document Defect. The parties acknowledge that neither delivery of a certification or schedule of exceptions to the Seller pursuant to Section 2.2 of the Pooling and Servicing Agreement or otherwise nor possession of such certification or schedule by the Seller shall, in and of itself, constitute delivery of notice of any Material Document Defect or knowledge or awareness by the Seller of any Material Document Defect listed therein. It is understood and agreed that the 90-day limit will not be violated as a result of recording office or UCC filing office delays, other than with respect to a Material Document Defect or Material Breach that would cause the Mortgage Loan to be other than a "qualified mortgage" (as defined in the Code). In addition, following the date on which such document is required to be delivered pursuant to Section 2, upon the occurrence (and after any applicable cure or grace period) any of the following document defects shall be conclusively presumed to materially and adversely to affect the interests of holders of the Certificates in the related Mortgage Loan and be a Material Document Defect: (a) the absence from the Mortgage File of the original signed Mortgage Note, unless the Mortgage File contains a signed lost note affidavit and indemnity and a copy of the Mortgage Note; (b) the absence from the Mortgage File of the original signed Mortgage, unless there is included in the Mortgage File a true and correct copy of the Mortgage together with an Officer's Certificate or certification as required by Section 2(b); or (c) the absence from the Mortgage File of the item called for by paragraph (h) of the definition of Mortgage File. If any of the foregoing Material Document Defects are discovered by any party to the Pooling and Servicing Agreement, the Trustee (or as set forth in the Pooling and Servicing Agreement, the Master Servicer) will, among other things, give notice to the Rating Agencies and the parties to the Pooling and Servicing Agreement and make demand upon the Seller for the cure of the document defect or repurchase or replacement of the related Mortgage Loan.

            The Seller hereby covenants and agrees that, if any such Material Document Defect or Material Breach cannot be corrected or cured in all material respects within the above cure periods, the related Seller shall, on or before the termination of such cure periods, either (i) repurchase the related Mortgage Loan or REO Mortgage Loan from the Purchaser or its assignee at the Purchase Price as defined in the Pooling and Servicing Agreement, or (ii) if within the two-year period commencing on the Closing Date at its option replace any Mortgage Loan or REO Mortgage Loan to which such defect relates with a Qualifying Substitute Mortgage Loan. If such Material Document Defect or Material Breach would cause the Mortgage Loan to be other than a "qualified mortgage" (as defined in the Code), then notwithstanding the previous sentence, repurchase or substitution must occur within 90 days from the earlier of the date the Seller discovered or was notified of the defect or breach. The Seller agrees that any such substitution shall be completed in accordance with the terms and conditions of the Pooling and Servicing Agreement.

            If (i) a Mortgage Loan is to be repurchased or replaced in connection with a Material Document Defect or Material Breach as contemplated above, (ii) such Mortgage Loan is cross-collateralized and cross-defaulted with one or more other Mortgage Loans in the Trust and (iii) the applicable document defect or breach does not constitute a Material Document Defect or Material Breach, as the case may be, as to such other Mortgage Loans (without regard to this paragraph), then the applicable document defect or breach (as the case may
be) shall be deemed to constitute a Material Document Defect or Material Breach, as the case may be, as to each such other Mortgage Loan for purposes of the above provisions, and the Seller shall be obligated to repurchase or replace each such other Mortgage Loan in accordance with the provisions above, unless, in the case of such breach or document defect, both of the following conditions would be satisfied if the Seller were to repurchase or replace only those Mortgage Loans as to which a Material Breach had occurred without regard to this paragraph (the "Affected Loan(s)"): (1) the debt service coverage ratio for all such other Mortgage Loans (excluding the Affected Loan(s)) for the four calendar quarters immediately preceding the repurchase or replacement (determined as provided in the definition of Debt Service Coverage Ratio in the Pooling and Servicing Agreement, except that net cash flow for such four calendar quarters, rather than year-end, shall be used) is not less than 0.10x below the lesser of
(x) the debt service coverage ratio for all such Mortgage Loans (including the Affected Loans(s)) set forth under the heading "NCF DSCR" in Appendix II to the Final Prospectus Supplement and (y) the debt service coverage ratio for all such other Mortgage Loans that are cross-collateralized and cross-defaulted with one another (including the Affected Loan(s)) for the four preceding calendar quarters prior to such repurchase or replacement (determined as provided in the definition of Debt Service Coverage Ratio in the Pooling and Servicing Agreement, except that net cash flow for such four calendar quarters, rather than year-end, shall be used), and (2) the loan-to-value ratio for all such other Mortgage Loans (excluding the Affected Loan(s)) is not greater than 10% more than the greater of (x) the loan-to-value ratio for all such Mortgage Loans (including the Affected Loan(s)) set forth under the heading "Cut-Off Date LTV" in Appendix II to the Final Prospectus Supplement and (y) the loan-to-value ratio for all such Mortgage Loans that are cross-collateralized and cross-defaulted with one another (including the Affected Loans(s)) as of the date of repurchase or replacement. The determination of the Master Servicer as to whether either of the conditions set forth above has been satisfied shall be conclusive and binding in the absence of manifest error. The Master Servicer will be entitled to cause, or direct the Seller to cause, to be delivered to the Master Servicer at the Seller's expense (i) an Appraisal of any or all of the related Mortgaged Properties for purposes of determining whether the condition set forth in clause (2) above has been satisfied, in each case at the expense of the Seller if the scope and cost of the Appraisal is approved by the Seller (such approval not to be unreasonably withheld) and (ii) an Opinion of Counsel that not requiring the repurchase of each such Cross-Collateralized Loan will not result in an Adverse REMIC Event.

            With respect to any Mortgage Loan that is cross-defaulted and/or cross-collateralized with any other Mortgage Loan conveyed hereunder, to the extent that the Seller is required to repurchase or substitute for such Mortgage Loan (each, a "Repurchased Loan") in the manner prescribed above while the Trustee (as assignee of the Purchaser) continues to hold any other Mortgage Loan that is cross-collateralized and/or cross-defaulted (each, a "Cross-Collateralized Loan") with such Repurchased Loan, the Seller and the Purchaser hereby agree to forbear from enforcing any remedies against the other's Primary Collateral but may exercise remedies against the Primary Collateral securing their respective Mortgage Loans, including with respect to the Trustee, the Primary Collateral securing the Mortgage Loans still held by the Trustee, so long as such exercise does not impair the ability of the other party to exercise its remedies against its Primary Collateral. If the exercise of remedies by one party would impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the Mortgage Loan or Mortgage Loans held by such party, then both parties shall forbear from exercising such remedies until the loan documents evidencing and securing the relevant Mortgage Loans can be modified in a manner that complies with the Pooling and Servicing Agreement to remove the threat of impairment as a result of the exercise of remedies. Any reserve or other cash collateral or letters of credit securing the Cross-Collateralized Loans shall be allocated between such Mortgage Loans in accordance with the Mortgage Loan documents, or otherwise on a pro rata basis based upon their outstanding Principal Balances. All other terms of the Mortgage Loans shall remain in full force and effect, without any modification thereof. The Mortgagors set forth on Schedule B hereto are intended third-party beneficiaries of the provisions set forth in this paragraph and the preceding paragraph. The provisions of this paragraph and the preceding paragraph may not be modified with respect to any Mortgage Loan without the related Mortgagor's consent.

            Upon occurrence (and after any applicable cure or grace period), any of the following document defects shall be conclusively presumed materially and adversely to affect the interests of Certificateholders in a Mortgage Loan and be a Material Document Defect: (i) the absence from the Mortgage File of the original signed Mortgage Note, unless the Mortgage File contains a signed lost note affidavit and indemnity and a copy of the Mortgage Note; (ii) the absence from the Mortgage File of the item called for by paragraph (b) of the definition of Mortgage File; or (iii) the absence from the Mortgage File of the item called for by paragraph (h) of the definition of Mortgage File. If any of the foregoing Material Document Defects is discovered by the Custodian (or the Trustee if there is no Custodian), the Trustee (or as set forth in Section 2.3(a) of the Pooling and Servicing Agreement, the Master Servicer) will take the steps described elsewhere in this Section, including the giving of notices to the Rating Agencies and the parties hereto and making demand upon the Seller for the cure of the Material Document Defect or repurchase or replacement of the related Mortgage Loan.

            If the Seller disputes that a Material Document Defect or Material Breach exists with respect to a Mortgage Loan or otherwise refuses (i) to effect a correction or cure of such Material Document Defect or Material Breach, (ii) to repurchase the Affected Loan from the Trust or (iii) to replace such Mortgage Loan with a Qualifying Substitute Mortgage Loan, then provided that (x) the period of time provided for the Seller to correct, repurchase or cure has expired and (y) the Mortgage Loan is then in default and is then a Specially Serviced Mortgage Loan, the applicable Special Servicer may, subject to the Servicing Standard, modify, work-out or foreclose, sell or otherwise liquidate (or permit the liquidation of) the Mortgage Loan pursuant to Section 9.5,
Section 9.12, Section 9.15 and Section 9.36, as applicable, of the Pooling and Servicing Agreement, while pursuing the repurchase claim. The Seller acknowledges and agrees that any modification of the Mortgage Loan pursuant to such a work-out shall not constitute a defense to any repurchase claim nor shall such modification or work-out change the Purchase Price due from the Seller for any repurchase claim. The Seller shall be notified promptly and in writing by
(i) the Trustee of any notice that it receives that an Option Holder intends to exercise its Option to purchase the Mortgage Loan in accordance with and as described in Section 9.36 of the Pooling and Servicing Agreement and (ii) the Special Servicer of any offer that it receives to purchase the applicable REO Property, each in connection with such liquidation. Upon the receipt of such notice by the Seller, the Seller shall then have the right, subject to any repurchase obligations under Section 2.3 of the Pooling and Servicing Agreement with respect to such Mortgage Loan, to repurchase the related Mortgage Loan or REO Property, as applicable, from the Trust at a purchase price equal to, in the case of clause (i) of the immediately preceding sentence, the Option Purchase Price or, in the case of clause (ii) of the immediately preceding sentence, the amount of such offer. Notwithstanding anything to the contrary contained in this Agreement or in the Pooling and Servicing Agreement, the right of any Option Holder to purchase such Mortgage Loan shall be subject and subordinate to the Seller's right to purchase such Mortgage Loan as described in the immediately preceding sentence. The Seller shall have five (5) Business Days from the date of its receipt of a notice of such intention to exercise such Option or such offer to notify the Trustee or Special Servicer, as applicable, of its intent to so purchase the Mortgage Loan or related REO Property. The Seller shall purchase such Mortgage Loan within four (4) Business Days from the date it sends notice of its intent to purchase the Mortgage Loan and shall purchase such REO Property on or before the date referenced in the offer received from the Special Servicer. The Special Servicer shall be obligated to provide the Seller with any appraisal or other third party reports relating to the Mortgaged Property within its possession to enable the Seller to evaluate the Mortgage Loan or REO Property. Any sale of the Mortgage Loan, or foreclosure upon such Mortgage Loan and sale of the REO Property, to a Person other than the Seller shall be without
(i) recourse of any kind (either expressed or implied) by such Person against the Seller and (ii) representation or warranty of any kind (either expressed or implied) by the Seller to or for the benefit of such person.

            The fact that a Material Document Defect or Material Breach is not discovered until after foreclosure (but in all instances prior to the sale of the related REO Property or Mortgage Loan) shall not prejudice any claim against the Seller for repurchase of the REO Mortgage Loan or REO Property. In such an event, the Master Servicer or Special Servicer, as applicable, shall be required to notify the Seller of the discovery of the Material Document Defect or Material Breach and the Seller shall be required to follow the procedures set forth in this Agreement to correct or cure such Material Document Defect or Material Breach or purchase the REO Property at the Purchase Price. If the Seller fails to correct or cure the Material Document Defect or Material Breach or purchase the REO Property, then the provisions above regarding notice of offers related to such REO Property and the Seller's right to purchase such REO Property shall apply. If a court of competent jurisdiction issues a final order that the Seller is or was obligated to repurchase the related Mortgage Loan or REO Mortgage Loan or the Seller otherwise accepts liability, then, after the expiration of any applicable appeal period, but in no event later than the termination of the Trust pursuant to Section 9.30 of the Pooling and Servicing Agreement, the Seller will be obligated to pay to the Trust the difference between any Liquidation Proceeds received upon such liquidation (including those arising from any sale to the Seller) and the Purchase Price; provided that the prevailing party in such action shall be entitled to recover all costs, fees and expenses (including reasonable attorneys' fees) related thereto.

            In connection with any liquidation or sale of a Mortgage Loan or REO Property as described above, the Special Servicer will not receive a Liquidation Fee in connection with such liquidation or sale or any portion of the Work-Out Fee that accrues after the Seller receives notice of a Material Document Defect or Material Breach until a final determination has been made, as set forth in the prior paragraph, as to whether the Seller is or was obligated to repurchase such related Mortgage Loan or REO Property. Upon such determination, the Special Servicer will be entitled: (i) with respect to a determination that the Seller is or was obligated to repurchase, to collect a Liquidation Fee, if due in accordance with the definition thereof, based upon the full Purchase Price of the related Mortgage Loan or REO property, with such Liquidation Fee payable by the Seller or (ii) with respect to a determination that Seller is not or was not obligated to repurchase (or the Trust decides that it will no longer pursue a claim against the Seller for repurchase), (A) to collect a Liquidation Fee based upon the Liquidation Proceeds as received upon the actual sale or liquidation of such Mortgage Loan or REO Property, and (B) to collect any accrued and unpaid Work-Out Fee, based on amounts that were collected for as long as the related Mortgage Loan was a Rehabilitated Mortgage Loan, in each case with such amount to be paid from amounts in the Certificate Account.

            The obligations of the Seller set forth in this Section 5(b) to cure a Material Document Defect or a Material Breach or repurchase or replace a defective Mortgage Loan constitute the sole remedies of the Purchaser or its assignees with respect to a Material Document Defect or Material Breach in respect of an outstanding Mortgage Loan; provided, that this limitation shall not in any way limit the Purchaser's rights or remedies upon breach of any other representation or warranty or covenant by the Seller set forth in this Agreement (other than those set forth in Exhibit 2).

            Notwithstanding the foregoing, in the event that there is a breach of the representation and warranty set forth in paragraph 42 of Exhibit 2 attached hereto because the underlying loan documents do not provide for the payment of reasonable costs and expenses associated with the defeasance or assumption of a Mortgage Loan by the Mortgagor or a breach of the representation and warranty set forth in paragraph 25 of Exhibit 2 attached hereto because the underlying loan documents do not provide for the payment by the Mortgagor of the costs of a tax opinion associated with the full or partial release or substitution of collateral for a Mortgage Loan, the Seller hereby covenants and agrees to pay such reasonable costs and expenses, to the extent an amount is due and not paid by the related Mortgagor. The parties hereto acknowledge that the payment of such reasonable costs and expenses shall be the Seller's sole obligation with respect to the breaches discussed in the previous sentence. The Seller shall have no obligation to pay for any of the foregoing costs if the applicable Mortgagor has an obligation to pay for such costs.

            The Seller hereby agrees that it will pay for any expense incurred by the applicable Master Servicer or the Special Servicer, as applicable, in connection with modifying a Mortgage Loan pursuant to Section 2.3 of the Pooling and Servicing Agreement in order for such Mortgage Loan to be a "qualified substitute mortgage loan" within the meaning of the Treasury Regulations promulgated under the Code. Upon a breach of the representation and warranty set forth in paragraph 40 of Exhibit 2 attached hereto, if such Mortgage Loan is modified so that it becomes a "qualified substitute mortgage loan", such breach will be cured and the Seller will not be obligated to repurchase or otherwise remedy such breach.

            (c) The Pooling and Servicing Agreement shall provide that the Trustee (or the applicable Master Servicer or the applicable Special Servicer on its behalf) shall give written notice within three Business Days to the Seller of its discovery of any Material Document Defect or Material Breach and prompt written notice to the Seller in the event that any Mortgage Loan becomes a Specially Serviced Mortgage Loan (as defined in the Pooling and Servicing Agreement).

            (d) If the Seller repurchases any Mortgage Loan pursuant to this
Section 5, the Purchaser or its assignee, following receipt by the Trustee of the Purchase Price therefor, promptly shall deliver or cause to be delivered to the Seller all Mortgage Loan documents with respect to such Mortgage Loan (including, without limitation, all documents delivered by Seller pursuant to Section 2 of this Agreement), and each document that constitutes a part of the Mortgage File that was endorsed or assigned to the Trustee shall be endorsed and assigned to the Seller in the same manner such that the Seller shall be vested with legal and beneficial title to such Mortgage Loan, in each case without recourse, representation, or warranty, including any property acquired in respect of such Mortgage Loan or proceeds of any insurance policies with respect thereto.

            Section 6. Closing. The closing of the sale of the Mortgage Loans shall be held at the offices of Cadwalader, Wickersham & Taft LLP, One World Financial Center, New York, NY 10281 at 9:00 a.m., New York time, on the Closing Date.

            The closing shall be subject to each of the following conditions:

            (a) All of the representations and warranties of the Seller and the Purchaser specified in Section 4 of this Agreement (including, without limitation, the representations and warranties set forth on Exhibit 2 to this Agreement) shall be true and correct as of the Closing Date (or as of such other date specifically set forth in the particular representation and warranty) (to the extent of the standard, if any, set forth in each representation and warranty).

            (b) All Closing Documents specified in Section 7 of this Agreement, in such forms as are agreed upon and reasonably acceptable to the Seller or the Purchaser, as applicable, shall be duly executed and delivered by all signatories as required pursuant to the respective terms thereof.

            (c) The Seller shall have delivered and released to the Purchaser or its designee all documents required to be delivered to the Purchaser as of the Closing Date pursuant to Section 2 of this Agreement.

            (d) The result of the examination and audit performed by the Purchaser and its affiliates pursuant to Section 3 hereof shall be satisfactory to the Purchaser and its affiliates in their sole determination and the parties shall have agreed to the form and contents of the Seller's Information (as defined in the Indemnification Agreement) to be disclosed in the Memorandum and the Prospectus Supplement.

            (e) All other terms and conditions of this Agreement required to be complied with on or before the Closing Date shall have been complied with, and the Seller and the Purchaser shall have the ability to comply with all terms and conditions and perform all duties and obligations required to be complied with or performed after the Closing Date.

            (f) The Seller shall have paid all fees and expenses payable by it to the Purchaser pursuant to Section 8 hereof.

            (g) The Certificates to be so rated shall have been assigned ratings by each Rating Agency no lower than the ratings specified for each such Class in the Memorandum and the Prospectus Supplement.

            (h) No Underwriter shall have terminated the Underwriting Agreement and the Initial Purchaser shall not have terminated the Certificate Purchase Agreement.

            (i) The Seller shall have received the purchase price for the Mortgage Loans pursuant to Section 1 hereof.

            Each party agrees to use its best efforts to perform its respective obligations hereunder in a manner that will enable the Purchaser to purchase the Mortgage Loans on the Closing Date.

            Section 7. Closing Documents. The Closing Documents shall consist of the following:

            (a) This Agreement duly executed by the Purchaser and the Seller.

            (b) A certificate of the Seller, executed by a duly authorized officer of the Seller and dated the Closing Date, and upon which the Purchaser and its successors and assigns may rely, to the effect that: (i) the representations and warranties of the Seller in this Agreement are true and correct in all material respects on and as of the Closing Date with the same force and effect as if made on the Closing Date, provided that any representations and warranties made as of a specified date shall be true and correct as of such specified date; and (ii) the Seller has complied with all agreements and satisfied all conditions on its part to be performed or satisfied on or prior to the Closing Date.

            (c) True, complete and correct copies of the Seller's articles of organization and by-laws.

            (d) A certificate of good standing for the Seller from the Secretary of State of Ohio dated not earlier than 30 days prior to the Closing Date.

            (e) A certificate of the Secretary or Assistant Secretary of the Seller, dated the Closing Date, and upon which the Purchaser may rely, to the effect that each individual who, as an officer or representative of the Seller, signed this Agreement or any other document or certificate delivered on or before the Closing Date in connection with the transactions contemplated herein, was at the respective times of such signing and delivery, and is as of the Closing Date, duly elected or appointed, qualified and acting as such officer or representative, and the signatures of such persons appearing on such documents and certificates are their genuine signatures.

            (f) An opinion of counsel (which, other than as to the opinion described in paragraph (vi) below, may be in-house counsel) to the Seller, dated the Closing Date, substantially to the effect of the following (with such changes and modifications as the Purchaser may approve and subject to such counsel's reasonable qualifications):

            (i) The Seller is validly existing under Ohio law and has full corporate power and authority to enter into and perform its obligations under this Agreement.

            (ii) This Agreement has been duly authorized, executed and delivered by the Seller.

            (iii) No consent, approval, authorization or order of any federal court or governmental agency or body is required for the consummation by the Seller of the transactions contemplated by the terms of this Agreement except any approvals as have been obtained.

            (iv) Neither the execution, delivery or performance of this Agreement by the Seller, nor the consummation by the Seller of any of the transactions contemplated by the terms of this Agreement (A) conflicts with or results in a breach or violation of, or constitute a default under, the organizational documents of the Seller, (B) to the knowledge of such counsel, constitutes a default under any term or provision of any material agreement, contract, instrument or indenture, to which the Seller is a party or by which it or any of its assets is bound or result in the creation or imposition of any lien, charge or encumbrance upon any of its property pursuant to the terms of any such indenture, mortgage, contract or other instrument, other than pursuant to this Agreement, or (C) conflicts with or results in a breach or violation of any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Seller or its assets, except where in any of the instances contemplated by clauses (B) or (C) above, any conflict, breach or default, or creation or imposition of any lien, charge or encumbrance, will not have a material adverse effect on the consummation of the transactions contemplated hereby by the Seller or materially and adversely affect its ability to perform its obligations and duties hereunder or result in any material adverse change in the business, operations, financial condition, properties or assets of the Seller, or in any material impairment of the right or ability of the Seller to carry on its business substantially as now conducted.

            (v) To his or her knowledge, there are no legal or governmental actions, investigations or proceedings pending to which the Seller is a party, or threatened against the Seller, (a) asserting the invalidity of this Agreement or (b) which materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement.

            (vi) This Agreement is a valid, legal and binding agreement of the Seller, enforceable against the Seller in accordance with its terms, except as such enforcement may be limited by (1) laws relating to bankruptcy, insolvency, reorganization, receivership or moratorium, (2) other laws relating to or affecting the rights of creditors generally, (3) general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law) or (4) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement that purport to provide indemnification from liabilities under applicable securities laws.

            Such opinion may express its reliance as to factual matters on, among other things specified in such opinion, the representations and warranties made by, and on certificates or other documents furnished by officers of, the parties to this Agreement.

            In rendering the opinions expressed above, such counsel may limit such opinions to matters governed by the federal laws of the United States and the corporate laws of the State of New York, as applicable.

            (g) Such other opinions of counsel as any Rating Agency may request in connection with the sale of the Mortgage Loans by the Seller to the Purchaser or the Seller's execution and delivery of, or performance under, this Agreement.

            (h) A letter from Deloitte & Touche LLP, certified public accountants, dated the date hereof, to the effect that they have performed certain specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature set forth in the Memorandum and the Prospectus Supplement agrees with the records of the Seller.

            (i) Such further certificates, opinions and documents as the Purchaser may reasonably request.

            (j) An officer's certificate of the Purchaser, dated as of the Closing Date, with the resolutions of the Purchaser authorizing the transactions described herein attached thereto, together with certified copies of the charter, by-laws and certificate of good standing of the Purchaser dated not earlier than 30 days prior to the Closing Date.

            (k) Such other certificates of the Purchaser's officers or others and such other documents to evidence fulfillment of the conditions set forth in this Agreement as the Seller or its counsel may reasonably request.

            (l) An executed Bill of Sale in the form attached hereto as Exhibit
4.

            Section 8. Costs. The Seller shall pay the Purchaser the costs and expenses as agreed upon by the Seller and the Purchaser in a separate Letter of Understanding dated February 1, 2005.

            Section 9. Notices. All communications provided for or permitted hereunder shall be in writing and shall be deemed to have been duly given if (a) personally delivered, (b) mailed by registered or certified mail, postage prepaid and received by the addressee, (c) sent by express courier delivery service and received by the addressee, or (d) transmitted by telex or facsimile transmission (or any other type of electronic transmission agreed upon by the parties) and confirmed by a writing delivered by any of the means described in
(a), (b) or (c), if (i) to the Purchaser, addressed to Morgan Stanley Capital I Inc., 1585 Broadway, New York, New York 10036, Attention: Andrew Berman, with a copy to Michelle Wilke (or such other address as may hereafter be furnished in writing by the Purchaser), or (ii) if to the Seller, addressed to the Seller at Union Central Mortgage Funding, Inc., 312 Elm Street, Suite 1212, Cincinnati, Ohio 45202, Attention: D. Stephen Cole.

            Section 10. Severability of Provisions. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or that is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.

            Section 11. Further Assurances. The Seller and the Purchaser each agree to execute and deliver such instruments and take such actions as the other may, from time to time, reasonably request in order to effectuate the purpose and to carry out the terms of this Agreement and the Pooling and Servicing Agreement.

            Section 12. Survival. Each party hereto agrees that the representations, warranties and agreements made by it herein and in any certificate or other instrument delivered pursuant hereto shall be deemed to be relied upon by the other party, notwithstanding any investigation heretofore or hereafter made by the other party or on its behalf, and that the representations, warranties and agreements made by such other party herein or in any such certificate or other instrument shall survive the delivery of and payment for the Mortgage Loans and shall continue in full force and effect, notwithstanding any restrictive or qualified endorsement on the Mortgage Notes and notwithstanding subsequent termination of this Agreement.

            Section 13. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS, DUTIES, OBLIGATIONS AND RESPONSIBILITIES OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.

            Section 14. Benefits of Mortgage Loan Purchase Agreement. This Agreement shall inure to the benefit of and shall be binding upon the Seller, the Purchaser and their respective successors, legal representatives, and permitted assigns, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that the rights and obligations of the Purchaser pursuant to Sections 2, 4(a) (other than clause (vii)), 5, 11 and 12 hereof may be assigned to the Trustee as may be required to effect the purposes of the Pooling and Servicing Agreement and, upon such assignment, the Trustee shall succeed to the rights and obligations hereunder of the Purchaser. No owner of a Certificate issued pursuant to the Pooling and Servicing Agreement shall be deemed a successor or permitted assigns because of such ownership.

            Section 15. Miscellaneous. This Agreement may be executed in two or more counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof. The rights and obligations of the Seller under this Agreement shall not be assigned by the Seller without the prior written consent of the Purchaser, except that any person into which the Seller may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Seller is a party, or any person succeeding to the entire business of the Seller shall be the successor to the Seller hereunder.

            Section 16. Entire Agreement. This Agreement contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof (other than the Letter of Understanding, the Indemnification Agreement and the Pooling and Servicing Agreement), and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

            IN WITNESS WHEREOF, the Purchaser and the Seller have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.

                                       UNION CENTRAL MORTGAGE
                                       FUNDING, INC.


                                       By: ___________________________________
                                           Name:
                                           Title:


                                       MORGAN STANLEY CAPITAL I INC.


                                       By: ___________________________________
                                           Name:
                                           Title:

                                    EXHIBIT 1

                             MORTGAGE LOAN SCHEDULE

                                    EXHIBIT 2

                    REPRESENTATIONS AND WARRANTIES REGARDING
                            INDIVIDUAL MORTGAGE LOANS

            1. Mortgage Loan Schedule. The information set forth in the Mortgage Loan Schedule is complete, true and correct in all material respects as of the date of this Agreement and as of the Cut-Off Date.

            2. Whole Loan; Ownership of Mortgage Loans. Each Mortgage Loan is a whole loan and not a participation interest in a mortgage loan. Immediately prior to the transfer to the Purchaser of the Mortgage Loans, the Seller had good title to, and was the sole owner of, each Mortgage Loan. The Seller has full right, power and authority to transfer and assign each of the Mortgage Loans to or at the direction of the Purchaser and (assuming that the Purchaser has the capacity to acquire such Mortgage Loan) has validly and effectively conveyed (or caused to be conveyed) to the Purchaser or its designee all of the Seller's legal and beneficial interest in and to the Mortgage Loans free and clear of any and all pledges, liens, charges, security interests and/or other encumbrances. The sale of the Mortgage Loans to the Purchaser or its designee does not require the Seller to obtain any governmental or regulatory approval or consent that has not been obtained. None of the Mortgage Loan documents restricts the Seller's right to transfer the Mortgage Loan to the Purchaser or the Trustee.

            3. Payment Record. No scheduled payment of principal and interest under any Mortgage Loan was 30 days or more past due as of the Cut-Off Date, and no Mortgage Loan was 30 days or more delinquent in the twelve-month period immediately preceding the Cut-Off Date.

            4. Lien; Valid Assignment. The Mortgage related to and delivered in connection with each Mortgage Loan constitutes a valid and, subject to the exceptions set forth in paragraph 13 below, enforceable first priority lien upon the related Mortgaged Property, prior to all other liens and encumbrances, except for (a) the lien for current real estate taxes and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters that are of public record and/or are referred to in the related lender's title insurance policy, (c) exceptions and exclusions specifically referred to in such lender's title insurance policy, and (d) other matters to which like properties are commonly subject, none of which matters referred to in clauses (b), (c) or (d), individually or in the aggregate, materially interferes with the security intended to be provided by such Mortgage, the value or current use or operation of the Mortgaged Property or the current ability of the Mortgaged Property to generate operating income sufficient to service the Mortgage Loan debt (the foregoing items (a) through (d) being herein referred to as the "Permitted Encumbrances"). The related Assignment of Mortgage executed and delivered in favor of the Trustee is in recordable form and constitutes a legal, valid and binding assignment, and, assuming that the assignee has the capacity to acquire such Mortgage, sufficient to convey to the assignee named therein all of the assignor's right, title and interest in, to and under such Mortgage. Such Mortgage, together with any separate security agreements, chattel mortgages or equivalent instruments, establishes and creates a valid and, subject to the exceptions set forth in paragraph 13 below, enforceable security interest in favor of the holder thereof in all of the related Mortgagor's personal property used in the operation of the related Mortgaged Property. As of the Closing Date, Uniform Commercial Code financing statements or continuation statements have been filed and/or recorded in all places necessary to perfect and keep perfected, until additional actions are required under the Uniform Commercial Code, a valid security interest in such personal property, to the extent a security interest may be so created therein, and such security interest is a first priority security interest, subject to any prior purchase money security interest in such personal property and any personal property leases applicable to such personal property, or the failure to have filed and/or recorded Uniform Commercial Code financing statements prior to the Closing Date will not have a material adverse effect on the value of the Mortgaged Properties. Notwithstanding the foregoing, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements are required in order to effect such perfection.

            5. Assignment of Leases and Rents. The Assignment of Leases related to and delivered in connection with each Mortgage Loan establishes and creates a valid and, subject to the exceptions set forth in paragraph 13 below, enforceable first priority collateral assignment in the related Mortgagor's interest in all leases, sub-leases, licenses or other agreements pursuant to which any person is entitled to occupy, use or possess all or any portion of the real property subject to the related Mortgage, subject to legal limitations of general applicability to commercial mortgage loans similar to the Mortgage Loan, and the Mortgagor and each assignor of such Assignment of Leases to the Seller have the full right to assign the same. The related assignment of any Assignment of Leases not included in a Mortgage has been executed and delivered in favor of the Trustee and is in recordable form and constitutes a legal, valid and binding assignment, sufficient to convey to the assignee named therein (assuming that the assignee has the capacity to acquire such Assignment of Leases) all of the assignor's right, title and interest in, to and under such Assignment of Leases.

            6. Mortgage Status; Waivers and Modifications. No Mortgage has been satisfied, cancelled, rescinded or (except for Permitted Encumbrances) subordinated in whole or in part, and the related Mortgaged Property has not been released from the lien of such Mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, cancellation, subordination (except for Permitted Encumbrances), rescission or release, in any manner that, in each case, materially and adversely affects the value of the related Mortgaged Property except for any partial reconveyances of real property that are included in the related Mortgage File. None of the terms of any Mortgage Note, Mortgage or Assignment of Leases has been impaired, waived in any material respect, altered or modified in any respect, except by written instruments, all of which are included in the related Mortgage File and none of the mortgage loans have been modified since December 17, 2004.

            7. Condition of Property; Condemnation. A property inspection report was prepared in connection with the origination of each Mortgage Loan (except in certain cases where the Mortgaged Property was newly constructed). With respect to each Mortgaged Property securing a Mortgage Loan that was the subject of a property inspection report or a Certificate of Substantial Completion or an Architect's Certificate of Completion prepared on or after August 1, 2003, other than as disclosed in such property inspection report or Certificate of Substantial Completion or an Architect's Certificate of Completion, each such Mortgaged Property is, to the Seller's knowledge, free and clear of any damage (or adequate reserves therefor have been established) that would materially and adversely affect its value as security for the related Mortgage Loan.

            With respect to the Mortgaged Properties for which property inspection reports, Certificates of Substantial Completion or Architect's Certificate of Completion were prepared prior to August 1, 2003, (a) such Mortgaged Property is (i) free and clear of any damage that would materially and adversely affect its value as security for the related Mortgage Loan; and (ii) in good repair and condition so as not to materially and adversely affect its value as security for the related Mortgage Loan; and (b) all building systems contained on such Mortgaged Property are in good working order so as not to materially and adversely affect its value as security for the related Mortgage Loan or, in the case of (a) and (b) adequate reserves therefor have been established or other resources are available.

            The Seller has received no notice of the commencement of any proceeding for the condemnation of all or any material portion of any Mortgaged Property. To the Seller's knowledge (based on surveys and/or title insurance obtained in connection with the origination of the Mortgage Loans), as of the date of the origination of each Mortgage Loan, all of the material improvements on the related Mortgaged Property that were considered in determining the value of the Mortgaged Property lay wholly within the boundaries of such property, except for encroachments that are insured against by the lender's title insurance policy referred to herein or that do not materially and adversely affect the value or marketability of such Mortgaged Property, and no improvements on adjoining properties materially encroached upon such Mortgaged Property so as to materially and adversely affect the value or marketability of such Mortgaged Property, except those encroachments that are insured against by the Title Policy referred to herein.

            8. Title Insurance. Each Mortgaged Property is covered by an American Land Title Association (or an equivalent form of) lender's title insurance policy or pro forma policy (the "Title Policy") in the original principal amount of the related Mortgage Loan after all advances of principal. Each Title Policy insures that the related Mortgage is a valid first priority lien on such Mortgaged Property, subject only to the Permitted Encumbrances stated therein (or a marked up title insurance commitment or pro forma policy marked as binding and counter-signed by the title insurer or its authorized agent on which the required premium has been paid exists which evidences that such Title Policy will be issued). Each Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid, no material claims have been made thereunder and no claims have been paid thereunder. No holder under the related Mortgage has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Immediately following the transfer and assignment of the related Mortgage Loan to the Trustee, such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) will inure to the benefit of the Trustee without the consent of or notice to the insurer. To the Seller's knowledge, the insurer issuing such Title Policy is qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

            9. No Holdbacks. The proceeds of each Mortgage Loan have been fully disbursed and there is no obligation for future advances with respect thereto. With respect to each Mortgage Loan, any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any funds escrowed for such purpose that were to have been complied with on or before the Closing Date have been complied with, or any such funds so escrowed have not been released.

            10. Mortgage Provisions. The Mortgage Note or Mortgage for each Mortgage Loan, together with applicable state law, contains customary and enforceable provisions (subject to the exceptions set forth in paragraph 13), including foreclosure, such as to render the rights and remedies of the holder thereof adequate for the practical realization against the related Mortgaged Property of the principal benefits of the security intended to be provided thereby. The related Mortgage Loan documents provide for the appointment of a receiver of rents following an event of default under such loan documents, to the extent available under applicable law.

            11. Trustee under Deed of Trust. If any Mortgage is a deed of trust,
(a) a trustee, duly qualified under applicable law to serve as such, is properly designated and serving under such Mortgage, and (b) no fees or expenses are payable to such trustee by the Seller, the Purchaser or any transferee thereof except in connection with a trustee's sale after default by the related Mortgagor or in connection with any full or partial release of the related Mortgaged Property or related security for the related Mortgage Loan.

            12. Environmental Conditions. An environmental site assessment meeting ASTM standards and assessing all hazards generally assessed for similar properties (as of the date of such assessment), including type, use and tenants for such similar properties ("Environmental Report") was performed with respect to each Mortgaged Property in connection with the origination or securitization of each Mortgage Loan.

            (a) With respect to the Mortgaged Properties for which the Environmental Reports were prepared on or after August 1, 2003, other than as disclosed in the related Environmental Report therefor, to the Seller's knowledge, (X) no Hazardous Material is present on such Mortgaged Property, such that (1) the value, use or operations of such Mortgaged Property is materially and adversely affected, or (2) under applicable federal, state or local law, (i) such Hazardous Material could be required to be eliminated, remediated or otherwise responded to at a cost or in a manner materially and adversely affecting the value, use or operations of the Mortgaged Property before such Mortgaged Property could be altered, renovated, demolished or transferred or
(ii) the presence of such Hazardous Material could (upon action by the appropriate governmental authorities) subject the owner of such Mortgaged Property, or the holders of a security interest therein, to liability for the cost of eliminating, remediating or otherwise responding to such Hazardous Material or the hazard created thereby at a cost or in a manner materially and adversely affecting the value, use or operations of the Mortgaged Property, and
(Y) such Mortgaged Property is in material compliance with all applicable federal, state and local laws and regulations pertaining to Hazardous Materials or environmental hazards, any noncompliance with such laws or regulations does not have a material adverse effect on the value, use or operations of such Mortgaged Property and neither Seller nor, to the Seller's knowledge, the related Mortgagor or any current tenant thereon, has received any notice of any violation or potential violation of any such law or regulation. With respect to any condition disclosed in an Environmental Report, which condition constituted a violation of applicable laws or regulations or would materially and adversely affect the value, use or operations of the related Mortgaged Property if not remedied, such condition has either been satisfactorily remedied, consistent with prudent commercial mortgage lending practices, or the applicable loan documents contain provisions which address such condition to the satisfaction of the Seller, consistent with prudent commercial mortgage lending practices, and adequate funding or resources, consistent with prudent commercial mortgage lending practices, were available to remedy or otherwise respond to such condition.

            (b) With respect to the remaining Mortgaged Properties for which the Environmental Reports were prepared prior to August 1, 2003, (X) no Hazardous Material is present on such Mortgaged Property, such that (1) the value, use or operations of such Mortgaged Property is materially and adversely affected, or
(2) under applicable federal, state or local law and regulations, (a) such Hazardous Material could be required to be eliminated, remediated or otherwise responded to at a cost or in a manner materially and adversely affecting the value, use or operations of the Mortgaged Property before such Mortgaged Property could be altered, renovated, demolished or transferred or (b) the presence of such Hazardous Material could (upon action by the appropriate governmental authorities) subject the owner of such Mortgaged Property, or the holders of a security interest therein, to liability for the cost of eliminating, remediating or otherwise responding to such Hazardous Material or the hazard created thereby at a cost or in a manner materially and adversely affecting the value, use or operations of the Mortgaged Property, and (Y) such Mortgaged Property is in material compliance with all applicable federal, state and local laws and regulations pertaining to Hazardous Materials or environmental hazards, any noncompliance with such laws or regulations does not have a material adverse effect on the value, use or operations of such Mortgaged Property and neither Seller nor, to the Seller's knowledge, the related Mortgagor or any current tenant thereon, has received any notice of any violation or potential violation of any such law or regulation. With respect to any condition disclosed in an Environmental Report, which condition constituted a violation of applicable laws or regulations or would materially and adversely affect the value, use or operations of the related Mortgaged Property if not remedied, such condition has either been satisfactorily remedied, consistent with prudent commercial mortgage lending practices, or the applicable loan documents contain provisions which address such condition to the satisfaction of the Seller, consistent with prudent commercial mortgage lending practices, and adequate funding or resources, consistent with prudent commercial mortgage lending practices, were available to remedy or otherwise respond to such condition.

            (c) Each Mortgage requires the related Mortgagor to comply with all applicable federal, state and local environmental laws and regulations.

            (d) In the case of each Mortgage Loan set forth on Schedule 1 to this Exhibit 2, (i) such Mortgage Loan is the subject of a secured creditor impaired property policy or a commercial real estate pollution liability policy, issued by the issuer set forth on Schedule 1 (the "Policy Issuer") and effective as of the date thereof (the "Environmental Insurance Policy"), (ii) the Environmental Insurance Policy is in full force and effect, (iii) on the effective date of the Environmental Insurance Policy, Seller as originator had no knowledge of any material and adverse environmental condition or circumstance affecting the Mortgaged Property that was not disclosed to the Policy Issuer in one or more of the following: (a) the application for insurance, (b) a borrower questionnaire that was provided to the Policy Issuer or (c) an engineering or other report provided to the Policy Issuer and (iv) the premium of any Environmental Insurance Policy has been paid through the term of such policy.

            "Hazardous Materials" means gasoline, petroleum products, explosives, radioactive materials, polychlorinated biphenyls or related or similar materials, and any other substance, material or waste as may be defined as a hazardous or toxic substance, material or waste by an federal, state or local environmental law, ordinance, rule, regulation or order, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. ss.ss. 9601 et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. ss.ss. 1801 et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. ss.ss. 6901 et seq.), the Federal Water Pollution Control Act, as amended (33 U.S.C. ss.ss. 1251 et seq.), the Clean Air Act, as amended (42 U.S.C. ss.ss. 7401 et seq.), and any regulations promulgated pursuant thereto.

            13. Loan Document Status. Each Mortgage Note, Mortgage and other agreement that evidences or secures such Mortgage Loan and that was executed by or on behalf of the related Mortgagor is the legal, valid and binding obligation of the maker thereof (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), enforceable in accordance with its terms, except with respect to provisions relating to default interest, yield maintenance charges and prepayment premiums and as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and, to the Seller's knowledge, there is no valid defense, counterclaim or right of offset or rescission available to the related Mortgagor with respect to such Mortgage Note, Mortgage or other agreements.

            14. Insurance. Each Mortgaged Property is required (or the holder of the Mortgage can require) pursuant to the related Mortgage to be, and at origination the Seller received evidence that such Mortgaged Property was, insured by (a) a fire and extended perils insurance policy providing coverage against loss or damage sustained by reason of fire, lightning, hail, windstorm (with respect to the Mortgage Loans set forth on Schedule 2 attached hereto), explosion, riot, riot attending a strike, civil commotion, aircraft, vehicles and smoke, and, to the extent required as of the date of origination by the originator of such Mortgage Loan consistent with its normal commercial mortgage lending practices, against other risks insured against by persons operating like properties in the locality of the Mortgaged Property, in an amount not less than the lesser of the principal balance of the related Mortgage Loan and the replacement cost of the improvements on the Mortgaged Property, and with no provisions for a deduction for depreciation in respect of awards for the reconstruction of the improvements, and not less than the amount necessary to avoid the operation of any co-insurance provisions with respect to the Mortgaged Property; (b) a business interruption or rental loss insurance policy or coverage, in an amount at least equal to nine (9) months of operations of the Mortgaged Property; and (c) a flood insurance policy (if any portion of buildings or other structures (excluding parking) on the Mortgaged Property are located in an area identified by the Federal Emergency Management Agency ("FEMA") as a special flood hazard area (which "special flood hazard area" does not include areas designated by FEMA as Zones B, C or X)). For each Mortgaged Property located in a Zone 3 or Zone 4 seismic zone, either: (i) a seismic report which indicated a PML of less than 20% was prepared, based on a 450 or 475-year lookback with a 10% probability of exceedance in a 50-year period, at origination for such Mortgaged Property or (ii) the improvements for the Mortgaged Property are insured against earthquake damage. With respect to each Mortgaged Property, such Mortgaged Property is required pursuant to the related Mortgage to be (or the holder of the Mortgage can require that the Mortgaged Property be), and at origination the Seller received evidence that such Mortgaged Property was, insured by a commercial general liability insurance policy in amounts as are generally required by commercial mortgage lenders for similar properties, and in any event not less than $1 million per occurrence. Under such insurance policies either (A) the Seller is named as mortgagee under a standard mortgagee clause or (B) the Seller is named as an additional insured, and is entitled to receive prior notice as the holder of the Mortgage of termination or cancellation. No such notice has been received, including any notice of nonpayment of premiums, that has not been cured. Each Mortgage obligates the related Mortgagor to maintain or cause to be maintained all such insurance and, upon such Mortgagor's failure to do so, authorizes the holder of the Mortgage to maintain or to cause to be maintained such insurance at the Mortgagor's cost and expense and to seek reimbursement therefor from such Mortgagor. Each Mortgage Loan provides that casualty insurance proceeds will be applied either to the restoration or repair of the related Mortgaged Property or to the reduction of the principal amount of the Mortgage Loan. Each Mortgage provides that any related insurance proceeds, other than for a total loss or taking, will be applied either to the repair or restoration of all or part of the related Mortgaged Property, with the mortgagee or a trustee appointed by the mortgagee having the right to hold and disburse such proceeds as the repair or restoration progresses (except in such cases where a provision entitling another party to hold and disburse such proceeds would not be viewed as commercially unreasonable by a prudent commercial mortgage lender), or to the payment of the outstanding principal balance of the Mortgage Loan together with any accrued interest thereon, and any insurance proceeds in respect of a total or substantially total loss or taking may be applied either to payment of outstanding principal and interest on the Mortgage Loan (except as otherwise provided by law) or to rebuilding of the Mortgaged Property.

            15. Taxes and Assessments and Ground Lease Rents. As of the Closing Date, there are no delinquent taxes, assessments or other outstanding charges affecting any Mortgaged Property that are or may become a lien of priority equal to or higher than the lien of the related Mortgage. For purposes of this representation and warranty, real property taxes and assessments shall be considered delinquent commencing from the date on which interest or penalties would be first payable thereon. As of the Closing Date, there are no delinquent rents on any ground leases for any Mortgaged Property.

            16. Mortgagor Bankruptcy. No Mortgagor is a debtor in any state or federal bankruptcy or insolvency proceeding and no Mortgaged Property or any portion thereof is subject to a plan in any such proceeding.

            17. Leasehold Estate. Each Mortgaged Property consists of the related Mortgagor's fee simple estate in real estate (the "Fee Interest") or the related Mortgage Loan is secured in whole or in part by the interest of the related Mortgagor as a lessee under a ground lease of the Mortgaged Property (a "Ground Lease"), and if secured in whole or in part by a Ground Lease, either
(1) the ground lessor's fee interest is subordinated to the lien of the Mortgage and the Mortgage will not be subject to any lien or encumbrances on the ground lessor's fee interest, other than Permitted Encumbrances, and the holder of the Mortgage is permitted to foreclose the ground lessor's fee interest within a commercially reasonable time period or (2) the following apply to such Ground
Lease:

            (a) Such Ground Lease or a memorandum thereof has been or will be duly recorded; such Ground Lease (or the related estoppel letter or lender protection agreement between the Seller and related lessor) permits the interest of the lessee thereunder to be encumbered by the related Mortgage; does not restrict the use of the related Mortgaged Property by the lessee or its permitted successors and assigns in a manner that would materially and adversely affect the security provided by the related Mortgage; and, to the knowledge of the Seller, there has been no material change in the payment terms of such Ground Lease since the origination of the related Mortgage Loan, with the exception of material changes reflected in written instruments that are a part of the related Mortgage File;

            (b) The lessee's interest in such Ground Lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related Mortgage, other than the ground lessor's related fee interest and Permitted Encumbrances;

            (c) The Mortgagor's interest in such Ground Lease is assignable to the Purchaser and its successors and assigns upon notice to, but (except in the case where such consent cannot be unreasonably withheld) without the consent of, the lessor thereunder (or, if such consent is required, it has been obtained prior to the Closing Date) and, in the event that it is so assigned, is further assignable by the Purchaser and its successors and assigns upon notice to, but without the need to obtain the consent of, such lessor (except in the case where such consent cannot be unreasonably withheld);

            (d) Such Ground Lease is in full force and effect, and the Seller has received no notice that an event of default has occurred thereunder, and, to the Seller's knowledge, there exists no condition that, but for the passage of time or the giving of notice, or both, would result in an event of default under the terms of such Ground Lease;

            (e) Such Ground Lease, or an estoppel letter or other agreement, requires the lessor under such Ground Lease to give notice of any material default by the lessee to the mortgagee (concurrent with notice given to the lessee), provided that the mortgagee has provided the lessor with notice of its lien in accordance with the provisions of such Ground Lease, and such Ground Lease, or an estoppel letter or other agreement, further provides that no notice of termination given under such Ground Lease is effective against the mortgagee unless a copy has been delivered to the mortgagee. The Seller has provided the lessor under the Ground Lease with notice of the Seller's lien on the Mortgaged Property in accordance with the provisions of such Ground Lease;

            (f) A mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under such Ground Lease) to cure any default under such Ground Lease, which is curable after the receipt of notice of any such default, before the lessor thereunder may terminate such Ground Lease by reason of such default;

            (g) Such Ground Lease has an original term, along with any extensions set forth in such Ground Lease, not less than 10 years beyond the full amortization term of the Mortgage Loan;

            (h) Under the terms of such Ground Lease and the related Mortgage, taken together, any related insurance proceeds, other than for a total loss or taking, will be applied either to the repair or restoration of all or part of the related Mortgaged Property, with the mortgagee or a trustee appointed by the mortgagee having the right to hold and disburse such proceeds as the repair or restoration progresses (except in such cases where a provision entitling another party to hold and disburse such proceeds would not be viewed as commercially unreasonable by a prudent commercial mortgage lender), or to the payment of the outstanding principal balance of the Mortgage Loan together with any accrued interest thereon, and any insurance proceeds in respect of a total or substantially total loss or taking may be applied either to payment of outstanding principal and interest on the Mortgage Loan (except as otherwise provided by law) or to rebuilding of the Mortgaged Property;

            (i) Such Ground Lease does not impose any restrictions on subletting which would be viewed, as of the date of origination of the related Mortgage Loan, as commercially unreasonable by the Seller; and such Ground Lease contains a covenant that the lessor thereunder is not permitted, in the absence of an uncured default, to disturb the possession, interest or quiet enjoyment of any subtenant of the lessee, or in any manner, which would materially and adversely affect the security provided by the related Mortgage;

            (j) Such Ground Lease or an estoppel or other agreement requires the lessor to enter into a new lease with the Seller or its successors or assigns under terms which do not materially vary from the economic terms of the Ground Lease, in the event of a termination of the Ground Lease by reason of a default by the Mortgagor under the Ground Lease, including rejection of the Ground Lease in a bankruptcy proceeding; and

            (k) Such Ground Lease may not be materially amended, modified or, except in the case of a default, cancelled or terminated without the prior written consent of the holder of the Mortgage Loan, and any such action without such consent is not binding on such holder, including any increase in the amount of rent payable by the lessee thereunder during the term of the Mortgage Loan.

            18. Escrow Deposits. All escrow deposits and payments relating to each Mortgage Loan that are, as of the Closing Date, required to be deposited or paid have been so deposited or paid, and those escrow deposits and payments are under control of the Seller or its agents.

            19. LTV Ratio. The gross proceeds of each Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and either: (a) such Mortgage Loan is secured by an interest in real property having a fair market value (i) at the date the Mortgage Loan was originated, at least equal to 80 percent of the original principal balance of the Mortgage Loan or (ii) at the Closing Date, at least equal to 80 percent of the principal balance of the Mortgage Loan on such date; provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (x) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (y) a proportionate amount of any lien that is in parity with the Mortgage Loan (unless such other lien secures a Mortgage Loan that is cross-collateralized with such Mortgage Loan, in which event the computation described in clauses (a)(i) and (a)(ii) of this paragraph 19 shall be made on a pro rata basis in accordance with the fair market values of the Mortgaged Properties securing such cross-collateralized Mortgage Loans); or (b) substantially all the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property that served as the only real property collateral for such Mortgage Loan (other than a recourse feature or other third party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)).

            20. Mortgage Loan Modifications. Any Mortgage Loan that was "significantly modified" prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code either (a) was modified as a result of the default under such Mortgage Loan or under circumstances that made a default reasonably foreseeable or (b) satisfies the provisions of either clause (a)(i) of paragraph 19 (substituting the date of the last such modification for the date the Mortgage Loan was originated) or clause (a)(ii) of paragraph 19, including the proviso thereto.

            21. Advancement of Funds by the Seller. No holder of a Mortgage Loan has advanced funds, or induced, solicited or knowingly received any advance of funds from a party other than the owner of the related Mortgaged Property (or any tenant required to make its lease payments directly to the holder of the related Mortgage Loan), directly or indirectly, for the payment of any amount required by such Mortgage Loan.

            22. No Mechanics' Liens. As of the applicable Mortgage Loan origination date, and to the Seller's knowledge as of the Closing Date, each Mortgaged Property is free and clear of any and all mechanics' and materialmen's liens that are prior or equal to the lien of the related Mortgage and no rights are outstanding that under law could give rise to any such lien that would be prior or equal to the lien of the related Mortgage except, in each case, for liens insured against by the Title Policy referred to herein, or, if any such liens existing as of the Closing Date are not insured against by the Title Policy referred to herein, such liens will not have a material adverse effect on the value of the related Mortgaged Property.

            23. Compliance with Laws. Except as otherwise specifically disclosed in an exception on Schedule A attached hereto to another representation and warranty made by the seller in this Exhibit 2, at origination, each Mortgage Loan complied with all applicable federal, state and local statutes and regulations. Each Mortgage Loan complied with (or is exempt from) all applicable usury laws in effect at its date of origination.

            24. Cross-collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any loan other than one or more other Mortgage Loans.

            25. Releases of Mortgaged Property. No Mortgage Note or Mortgage requires the mortgagee to release all or any material portion of the related Mortgaged Property that was included in the valuation for such Mortgaged Property, and/or generates income, from the lien of the related Mortgage except upon payment in full of all amounts due under the related Mortgage Loan, or upon satisfaction of the defeasance provisions of such Mortgage Loan, other than the Mortgage Loans that require the mortgagee to grant a release of a portion of the related Mortgaged Property upon (a) the satisfaction of certain legal and underwriting requirements where the portion of the related Mortgaged Property permitted to be released was not considered by the Seller to be material in underwriting the Mortgage Loan or, in the case of a substitution, where the Mortgagor is entitled to substitute a replacement parcel at its unilateral option upon the satisfaction of specified conditions, and/or (b) the payment of a release price and prepayment consideration in connection therewith, consistent with the Seller's normal commercial mortgage lending practices (and in both (a) and (b), any release of the Mortgaged Property has been reflected in the Mortgage Loan Schedule). Except as described in the prior sentence (other than with respect to defeasance and substitution), no Mortgage Loan permits the full or partial release or substitution of collateral unless (1) the mortgagor is entitled to substitute a replacement parcel at its unilateral option upon satisfaction of specified conditions, and (2) the mortgagee or servicer can require the Mortgagor to provide an opinion of tax counsel to the effect that such release or substitution of collateral (a) would not constitute a "significant modification" of such Mortgage Loan within the meaning of Treas. Reg. ss.1.8606-2(b)(2) and (b) would not cause such Mortgage Loan to fail to be a "qualified mortgage" within the meaning of Section 860G(a)(3)(A) of the Code. The loan documents require the related Mortgagor to bear the cost of such opinion.

            26. No Equity Participation or Contingent Interest. No Mortgage Loan contains any equity participation by the lender or provides for negative amortization or for any contingent or additional interest in the form of participation in the cash flow of the related Mortgaged Property.

            27. No Material Default. There exists no material default, breach, violation or event giving the lender the right to accelerate the Mortgage Loan (and, to the Seller's knowledge, no event has occurred which, with the passage of time or the giving of notice, or both, would constitute any of the foregoing) under the documents evidencing or securing the Mortgage Loan, in any such case to the extent the same materially and adversely affects the value of the Mortgage Loan and the related Mortgaged Property; provided, however, that this representation and warranty does not address or otherwise cover any default, breach, violation or event of acceleration that specifically pertains to any matter otherwise covered by any other representation and warranty made by the Seller elsewhere in this Exhibit 2 or the exceptions listed in Schedule A attached hereto.

            28. Inspections. The Seller (or if the Seller is not the originator, the originator of the Mortgage Loan) has inspected or caused to be inspected each Mortgaged Property in connection with the origination of the related Mortgage Loan.

            29. Local Law Compliance. To the best of Seller's knowledge, based on due diligence performed at origination that was considered reasonable by prudent commercial mortgage lenders in the lending area where the Mortgaged Property is located, the improvements located on or forming part of each Mortgaged Property comply with applicable zoning laws and ordinances, or constitute a legal non-conforming use or structure or, if any such improvement does not so comply, such non-compliance does not materially and adversely affect the value of the related Mortgaged Property, such value as determined by the appraisal or internal or external market study performed at origination.

            30. Junior Liens. None of the Mortgage Loans permits the related Mortgaged Property to be encumbered by any lien (other than a Permitted Encumbrance) junior to or of equal priority with the lien of the related Mortgage without the prior written consent of the holder thereof or the satisfaction of debt service coverage or similar criteria specified therein. The Seller has no knowledge that any of the Mortgaged Properties is encumbered by any lien junior to the lien of the related Mortgage.

            31. Actions Concerning Mortgage Loans. To the knowledge of the Seller, there are no actions, suits or proceedings before any court, administrative agency or arbitrator concerning any Mortgage Loan, Mortgagor or related Mortgaged Property that could reasonably be expected to adversely affect title to the Mortgaged Property or the validity or enforceability of the related Mortgage or that could reasonably be expected to materially and adversely affect the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended.

            32. Servicing. The servicing and collection practices used by the Seller or any prior holder or servicer of each Mortgage Loan have been in all material respects legal, proper and prudent and have met customary industry standards utilized by commercial lending institutions in the area where the related Mortgaged Property is located.

            33. Licenses and Permits. To the Seller's knowledge, based on due diligence that it customarily performs in the origination of comparable mortgage loans, as of the date of origination of each Mortgage Loan, and to Seller's knowledge, as of the Closing Date, based on servicing procedures customarily performed in the Seller's servicing of the Mortgage Loans during the period in which Seller owned each such Mortgage Loan, the related Mortgagor was in possession of all material licenses, permits and franchises required by applicable law for the ownership and operation of the related Mortgaged Property as it was then operated.

            34. Collateral in Trust. The Mortgage Note for each Mortgage Loan is not secured by a pledge of any collateral that has not been assigned to the Purchaser.

            35. Due on Sale/Due on Encumbrance. Each Mortgage Loan contains a "due on sale" clause, which provides for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan if, without prior written consent of the holder of the Mortgage, the property subject to the Mortgage or any material portion thereof, is transferred, sold or encumbered by a junior mortgage or deed of trust; provided, however, that certain Mortgage Loans provide a mechanism for the assumption of the loan by a third party upon the Mortgagor's satisfaction of certain conditions precedent, and upon payment of a transfer fee, if any, or transfer of interests in the Mortgagor or constituent entities of the Mortgagor to a third party or parties related to the Mortgagor upon the Mortgagor's satisfaction of certain conditions precedent.

            36. Non-Recourse Exceptions. The Mortgage Loan documents for each Mortgage Loan either provide that (a) such Mortgage Loan is fully recourse to the Mortgagor or (b) such Mortgage Loan constitutes the non-recourse obligations of the related Mortgagor and non-recourse guarantors, if any, except that either
(i) such provision does not apply in the case of fraud or willful misrepresentation by the Mortgagor, misappropriation of rents, insurance proceeds or condemnation awards and breaches of the environmental covenants in the Mortgage Loan documents or (ii) such documents provide that the Mortgagor shall be liable to the holder of the Mortgage Loan for losses incurred as a result of fraud by the Mortgagor. Except as set forth on Schedule 3 attached hereto, either the Mortgagor or a guarantor with respect to each Mortgage Loan is a natural person.

            37. Underwriting Policies. Each Mortgage Loan was either originated by the Seller or an affiliate thereof, and each such origination of a Mortgage Loan substantially complied with the Seller's underwriting policies in effect as of such Mortgage Loan's origination date.

            38. REMIC Eligibility. Each Mortgage Loan is a "qualified mortgage" as such term is defined in Section 860G(a)(3) of the Code (without regard to Treasury Regulations Section 1.860G-2(f)(2), which treats certain defective mortgage loans as qualified mortgages). Each Mortgaged Property will qualify as foreclosure property within the meaning of Section 856(e) of the Code if obtained by foreclosure or deed in lieu of foreclosure.

            39. Prepayment Premiums. Each prepayment premium or yield maintenance premium is consistent with those charged by the Seller in its customary lending practices with respect to loans of the size and character of the Mortgage Loans.

            40. Loan Provisions. No Mortgage Loan contains a provision that by its terms would automatically or at the unilateral option of the Mortgagor cause such Mortgage Loan not to be a "qualified mortgage" as such term is defined in
Section 860G(a)(3) of the Code.

            41. Single Purpose Entity. The Mortgagor on each Mortgage Loan listed on Schedule 4 attached hereto was, as of the origination of the Mortgage Loan, a Single Purpose Entity. For this purpose, a "Single Purpose Entity" shall mean an entity, other than an individual, whose organizational documents provide (or which entity covenanted in the Mortgage Loan documents) substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented or covenanted in the related Mortgage Loan documents, substantially to the effect that it does not have (or will not obtain) any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from any other person, and that it holds itself out as a legal entity, separate and apart from any other person.

            42. Defeasance and Assumption Costs. If the related Mortgage Loan Documents provide for defeasance, such documents provide that the related Mortgagor is responsible for the payment of all reasonable costs and expenses of Lender incurred in connection with the defeasance of such Mortgage Loan and the release of the related Mortgaged Property. The related Mortgage Loan Documents require the related Mortgagor to pay all reasonable costs and expenses of Lender associated with the approval of an assumption of such Mortgage Loan.

            43. Defeasance. No Mortgage Loan provides that it can be defeased prior to the date that is two years after the Closing Date.

            44. Confidentiality. There are no provisions in any Note, Mortgage or related loan documents with respect to any Mortgage Asset, nor any other agreements or enforceable understandings with any Mortgagor, Mortgagor principal or guarantor, which restrict the dissemination of information regarding any Mortgagor, Mortgagor principal, guarantor or Mortgaged Property by the owner or holder of the Mortgage Asset or requires such owner or holder to treat any information regarding any Mortgagor, Mortgagor principal, guarantor or Mortgaged Property as confidential.

            45. No Withholding Taxes. With respect to Loan No. _______, as of the Closing Date, none of the payments due from the Mortgagor under the Mortgage Loan Documents are subject to deduction or withholding for any present and/or future taxes, levies, imposts, deductions, charges or withholdings as a result of the status of the Mortgagor as a Nevada limited liability company with one or more Mexican nationals as members.

                                   SCHEDULE A


                                   SCHEDULE 1
                                  TO EXHIBIT 2

                   LIST OF INDIVIDUAL MORTGAGE LOANS REGARDING
            REPRESENTATION AND WARRANTY NUMBER 6 LISTED IN EXHIBIT 2

            As required by representation number 6 (Mortgage Status; Waivers and Modifications), the following is a list of Mortgage Loans which have been modified since _________, ___________:

Loan No.      Property Name    Purpose of Modification  Modification Documents
--------------------------------------------------------------------------------

204175        Sellwood         Increase loan amount    a.    Loan Modification
              Building         by $300,000.00.               Agreement dated
                                                             January 25, 2005;
                                                             and

                                                       b.    Promissory Note
                                                             dated January 25,
                                                             2005, in the
                                                             original principal
                                                             amount of
                                                             $300,000.00.

                                   SCHEDULE 2
                                  TO EXHIBIT 2

                 LIST OF INDIVIDUAL MORTGAGE LOANS REGARDING
          REPRESENTATION AND WARRANTY NUMBER 25 LISTED IN EXHIBIT 2

            As required by representation number 25 (Release of Mortgaged Property), the following is a list of Mortgage Loans with respect to which material collateral may be released:

Loan No.    Property Name
---------------------------------------------------------

204144      401 N. Wickham Road

                                   SCHEDULE 3
                                  TO EXHIBIT 2

                 LIST OF INDIVIDUAL MORTGAGE LOANS REGARDING
          REPRESENTATION AND WARRANTY NUMBER 36 LISTED IN EXHIBIT 2

      As required by representation number 36 (Non-Recourse Exceptions), the following is a list of Mortgage Loans with respect to which neither the related Mortgagor nor Guarantor is a natural person:

Loan No.    Property Name
---------------------------------------------------------

204179      Atlantic Self-Storage
204181      Randolph Forest Office

                                   SCHEDULE 4
                                  TO EXHIBIT 2

                   LIST OF INDIVIDUAL MORTGAGE LOANS REGARDING
            REPRESENTATION AND WARRANTY NUMBER 41 LISTED IN EXHIBIT 2

            As required by representation number 41 (Single Purpose Entities), the following is a list of Mortgage Loans for which the related Mortgagor was, as of the origination date, a Single Purpose Entity:

                   Loan No(s).               Property
                     203154         Robinwood Corporate Center
                     203171            Battleground Eckerd
                     204143             Rockaway Boulevard
                     204149              Clifford Plaza I
                     204151           Woodside Business Park
                     204165               Bankers Circle
                     204166          Aitkins Manor Apartments
                     204168        Armour-Northeast Industrial
                     204169       Ridge Crossing Shopping Center
                     204174           6th Street Industrial
                     204176         East Valley Commerce Plaza
                     204177               CRM Corporate
                     204179           Atlantic Self-Storage
                     204181           Randolph Forest Office
                     204182            Chagrin Falls Retail
                     204186            Blue Ribbon Storage
                     204196          Boardwalk Retail Center
                     204200          Stone Pointe Office Park
                     204201               GLI Properties
                     204206            T-Bird Self Storage
                     204207            Weisser Engineering
                     204208         East Valley Commerce Park
                     204217         Lockport Place Industrial
                     204222            Magic City Beverage

                                   SCHEDULE B

                           LIST OF MORTGAGORS THAT ARE
                  THIRD-PARTY BENEFICIARIES UNDER SECTION 5(b)


                                     [NONE]

                                    EXHIBIT 3

                                 PURCHASE PRICE

            Purchase Price                      $109,044,486
            Accrued Interest                    $376,963
                                                ________________
            Total                               $109,421,449

                                    EXHIBIT 4

                                  BILL OF SALE

            1. Parties. The parties to this Bill of Sale are the following:

               Seller:     Union Central Mortgage Funding, Inc.
               Purchaser:  Morgan Stanley Capital I Inc.

            2. Sale. For value received, the Seller hereby conveys to the Purchaser, without recourse, all right, title and interest in and to the Mortgage Loans identified on Exhibit 1 (the "Mortgage Loan Schedule") to the Mortgage Loan Purchase Agreement, dated as of February 1, 2005 (the "Mortgage Loan Purchase Agreement"), between the Seller and the Purchaser and all of the following property:

            (a) All accounts, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit and investment property consisting of, arising from or relating to any of the following property: the Mortgage Loans identified on the Mortgage Loan Schedule including the related Mortgage Notes, Mortgages, security agreements, and title, hazard and other insurance policies, all distributions with respect thereto payable after the Cut-Off Date, all substitute or replacement Mortgage Loans and all distributions with respect thereto, and the Mortgage Files;

            (b) All accounts, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit, investment property, and other rights arising from or by virtue of the disposition of, or collections with respect to, or insurance proceeds payable with respect to, or claims against other Persons with respect to, all or any part of the collateral described in clause (a) above (including any accrued discount realized on liquidation of any investment purchased at a discount); and

            (c) All cash and non-cash proceeds of the collateral described in clauses (a) and (b) above.

            3. Purchase Price. The amount and other consideration set forth on
Exhibit 3 to the Mortgage Loan Purchase Agreement.

            4. Definitions. Terms used but not defined herein shall have the meanings assigned to them in the Mortgage Loan Purchase Agreement.

            IN WITNESS WHEREOF, each of the parties hereto has caused this Bill of Sale to be duly executed and delivered on this ___ day of February, 2005.


SELLER:                                UNION CENTRAL MORTGAGE FUNDING, INC.


                                       By: ___________________________________
                                           Name:
                                           Title:


PURCHASER:                             MORGAN STANLEY CAPITAL I INC.


                                       By: ___________________________________
                                           Name:
                                           Title:

                                    EXHIBIT 5

                        FORM OF LIMITED POWER OF ATTORNEY

THIS DOCUMENT PREPARED BY,
AND AFTER RECORDING RETURN TO:

Wells Fargo Bank, National Association
45 Fremont Street, 2nd Floor
San Francisco, California 94105
Attention:   Commercial Mortgage Servicing
             Morgan Stanley Capital I Inc., Commercial Mortgage
             Pass-Through Certificates, Series 2005-IQ9

Midland Loan Services, Inc.
10851 Mastin
Building 82, Suite 700
Overland Park, Kansas 66210
Attention:   President--Morgan Stanley Capital I Inc.
             Commercial Mortgage Pass-Through Certificates, Series 2005-IQ9

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603
Attention: Global Securitization Trust Services Group--Morgan Stanley Capital I Inc., Series 2005-IQ9


                            LIMITED POWER OF ATTORNEY


            Know all persons by these presents, that the undersigned in its capacity as Seller, having an address of Union Central Mortgage Funding, Inc., 312 Elm Street, Suite 1212, Cincinnati, Ohio 45202 (the "Seller"), being duly empowered and authorized to do so, does hereby make, constitute and appoint Wells Fargo Bank, National Association, having an address of 45 Fremont Street, 2nd Floor, San Francisco, California 94105, Attention: Commercial Mortgage Servicing--Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2005-IQ9 (the "General Master Servicer"), Midland Loan Services, Inc., having an address of 10851 Mastin, Building 82, Suite 700, Overland Park, Kansas 66210, Attention: President-Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2005-IQ9, (the "General Special Servicer") and LaSalle Bank National Association, having an address of 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attention: Global Securitization Trust Services Group--Morgan Stanley Capital I Inc., Series 2005-IQ9 (the "Trustee") as the true and lawful attorneys-in-fact for the undersigned, in its name, place and stead, and for its use and benefit:

            1. To empower the Trustee, the General Master Servicer and, in the event of the failure or incapacity of the Trustee and the General Master Servicer, the General Special Servicer, to submit for recording, at the expense of the Seller, any mortgage loan documents required to be recorded as described in the Pooling and Servicing Agreement, dated as of February 1, 2005 (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc., as Depositor, the General Master Servicer, the General Special Servicer, NCB, FSB, as NCB Master Servicer, National Consumer Cooperative Bank, as Co-op Special Servicer, the Trustee, ABN AMRO Bank, N.V., as Fiscal Agent, and LaSalle Bank National Association, as Paying Agent and Certificate Registrar with respect to the Trust and any intervening assignments with evidence of recording thereon that are required to be included in the Mortgage File (so long as original counterparts have previously been delivered to the Trustee).

            2. This power of attorney shall be limited to the above-mentioned exercise of power.

            3. This instrument is to be construed and interpreted as a limited power of attorney. The enumeration of specific items, rights, acts or powers herein is not intended to, nor does it give rise to, and it is not intended to be construed as, a general power of attorney.

            4. The rights, power of authority of said attorney herein granted shall commence and be in full force and effect on the date hereof and such rights, powers and authority shall remain in full force and effect until the termination of the Pooling and Servicing Agreement.

            Capitalized terms used herein but not defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement.

IN WITNESS WHEREOF, I have hereunto set my hand this ____ day of February 2005.


Witnessed by:                          UNION CENTRAL MORTGAGE FUNDING, INC.


___________________________            By:________________________
Print Name:                            Name:
                                       Title:

STATE OF______________________)

COUNTY OF_____________________)

On __________________________, before me, a Notary Public in and for said county, personally appeared ________________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person acted and executed the instrument. Witness my hand and official seal.


_______________________________________
Commission Expires:

                                   EXHIBIT K-8


                        MORTGAGE LOAN PURCHASE AGREEMENT
                                  (TIAA LOANS)

            Mortgage Loan Purchase Agreement (this "Agreement"), dated as of February 1, 2005, between Teachers Insurance and Annuity Association of America (the "Seller"), and Morgan Stanley Capital I Inc. (the "Purchaser").

            The Seller agrees to sell, and the Purchaser agrees to purchase, certain mortgage loans listed on Exhibit 1 hereto (the "Mortgage Loans") as described herein. The Purchaser will convey the Mortgage Loans to a trust (the "Trust") created pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of February 1, 2005, between the Purchaser, as depositor, Wells Fargo Bank, National Association, as General Master Servicer, Midland Loan Services, Inc., as General Special Servicer, NCB, FSB, as NCB Master Servicer, National Consumer Cooperative Bank, as Co-op Special Servicer, LaSalle Bank National Association, as Trustee, Paying Agent and Certificate Registrar and ABN AMRO Bank, N.V., as Fiscal Agent. In exchange for the Mortgage Loans and certain other mortgage loans (the "Other Mortgage Loans") to be purchased by the Purchaser, the Trust will issue to the Depositor pass-through certificates to be known as Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2005-IQ9 (the "Certificates"). The Certificates will be issued pursuant to the Pooling and Servicing Agreement.

            Capitalized terms used herein but not defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement.

            The Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-5, Class A-1A, Class A-J, Class B, Class C and Class D Certificates (the "Public Certificates") will be sold by the Purchaser to Morgan Stanley & Co. Incorporated, Greenwich Capital Markets, Inc. and IXIS Securities North America Inc. (collectively, the "Underwriters"), pursuant to an Underwriting Agreement, between the Purchaser and the Underwriters, dated February 15, 2005 (the "Underwriting Agreement"), and the Class X-1, Class X-2, Class X-Y, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class EI, Class R-I, Class R-II and Class R-III Certificates (collectively, the "Private Certificates") will be sold by the Purchaser to Morgan Stanley & Co. Incorporated (the "Initial Purchaser") pursuant to a Certificate Purchase Agreement, between the Purchaser and the Initial Purchaser, dated February 15, 2005 (the "Certificate Purchase Agreement"). The Underwriters will offer the Public Certificates for sale publicly pursuant to a Prospectus dated February 7, 2005, as supplemented by a Prospectus Supplement dated February 15, 2005 (together, the "Prospectus Supplement"), and the Initial Purchaser will offer the Private Certificates (other than the Class R-I, Class R-II and Class R-III Certificates) for sale in transactions exempt from the registration requirements of the Securities Act of 1933 pursuant to a Private Placement Memorandum, dated as of February 15, 2005 (the "Memorandum").

            In consideration of the mutual agreements contained herein, the Seller and the Purchaser hereby agree as follows:

            Section 1. Agreement to Purchase. The Seller agrees to sell, and the Purchaser agrees to purchase, on a servicing released basis, the Mortgage Loans identified on the schedule (the "Mortgage Loan Schedule") annexed hereto as
Exhibit 1, as such schedule may be amended to reflect the actual Mortgage Loans accepted by the Purchaser pursuant to the terms hereof. The Cut-Off Date with respect to each Mortgage Loan is such Mortgage Loan's Due Date in the month of February 2005. The Mortgage Loans and the Other Mortgage Loans will have an aggregate principal balance as of the close of business on the Cut-Off Date, after giving effect to any payments due on or before such date, whether or not received, of $1,531,754,421. The sale of the Mortgage Loans shall take place on February 24, 2005 or such other date as shall be mutually acceptable to the parties hereto (the "Closing Date"). The purchase price to be paid by the Purchaser for the Mortgage Loans shall equal the amount set forth as such purchase price on Exhibit 3 hereto. The purchase price shall be paid to the Seller by wire transfer in immediately available funds on the Closing Date.

            On the Closing Date, the Purchaser will assign to the Trustee pursuant to the Pooling and Servicing Agreement all of its right, title and interest in and to the Mortgage Loans and its rights under this Agreement (to the extent set forth in Section 14), and the Trustee shall succeed to such right, title and interest in and to the Mortgage Loans and the Purchaser's rights under this Agreement (to the extent set forth in Section 14).

            Section 2. Conveyance of Mortgage Loans. Effective as of the Closing Date, subject only to receipt of the consideration referred to in Section 1 hereof and the satisfaction of the conditions specified in Sections 6 and 7 hereof, the Seller does hereby transfer, assign, set over and otherwise convey to the Purchaser, without recourse, all the right, title and interest of the Seller in and to the Mortgage Loans identified on the Mortgage Loan Schedule as of the Closing Date. The Mortgage Loan Schedule, as it may be amended from time to time on or prior to the Closing Date, shall conform to the requirements of this Agreement and the Pooling and Servicing Agreement. In connection with such transfer and assignment, the Seller shall deliver to or on behalf of the Trustee, on behalf of the Purchaser, on or prior to the Closing Date, the Mortgage Note (as described in clause (a) below) for each Mortgage Loan and on or prior to the fifth Business Day after the Closing Date, five limited powers of attorney substantially in the form attached hereto as Exhibit 5 in favor of the Trustee, the applicable Master Servicer and the applicable Special Servicer to empower the Trustee, the applicable Master Servicer and, in the event of the failure or incapacity of the Trustee and the applicable Master Servicer, the applicable Special Servicer, to submit for recording, at the expense of the Seller, any mortgage loan documents required to be recorded as described in the Pooling and Servicing Agreement and any intervening assignments with evidence of recording thereon that are required to be included in the Mortgage Files (so long as original counterparts have previously been delivered to the Trustee). The Seller agrees to reasonably cooperate with the Trustee, the applicable Master Servicer and the applicable Special Servicer in connection with any additional powers of attorney or revisions thereto that are requested by such parties for purposes of such recordation. The parties hereto agree that no such power of attorney shall be used with respect to any Mortgage Loan by or under authorization by any party hereto except to the extent that the absence of a document described in the second preceding sentence with respect to such Mortgage Loan remains unremedied as of the earlier of (i) the date that is 180 days following the delivery of notice of such absence to the Seller, but in no event earlier than 18 months from the Closing Date, and (ii) the date (if any) on which such Mortgage Loan becomes a Specially Serviced Mortgage Loan. The Trustee shall submit such documents for recording, at the Seller's expense, after the periods set forth above; provided, however, the Trustee shall not submit such assignments for recording if the Seller produces evidence that it has sent any such assignment for recording and certifies that the Seller is awaiting its return from the applicable recording office. In addition, not later than the 30th day following the Closing Date, the Seller shall deliver to or on behalf of the Trustee each of the remaining documents or instruments specified below (with such exceptions as are permitted by this Section) with respect to each Mortgage Loan (each, a "Mortgage File"). (The Seller acknowledges that the term "without recourse" does not modify the duties of the Seller under Section 5 hereof.)

            All Mortgage Files, or portions thereof, delivered prior to the Closing Date are to be held by or on behalf of the Trustee in escrow on behalf of the Seller at all times prior to the Closing Date. The Mortgage Files shall be released from escrow upon closing of the sale of the Mortgage Loans and payments of the purchase price therefor as contemplated hereby. The Mortgage File for each Mortgage Loan shall contain the following documents:

            (a) The original Mortgage Note bearing all intervening endorsements, endorsed in blank or endorsed "Pay to the order of LaSalle Bank National Association, as Trustee for Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2005-IQ9, without recourse, representation or warranty" or if the original Mortgage Note is not included therein, then a lost note affidavit and indemnity, with a copy of the Mortgage Note attached thereto;

            (b) The original Mortgage, with evidence of recording thereon, and, if the Mortgage was executed pursuant to a power of attorney, a certified true copy of the power of attorney certified by the public recorder's office, with evidence of recording thereon (if recording is customary in the jurisdiction in which such power of attorney was executed), or certified by a title insurance company or escrow company to be a true copy thereof; provided that if such original Mortgage cannot be delivered with evidence of recording thereon on or prior to the 90th day following the Closing Date because of a delay caused by the public recording office where such original Mortgage has been delivered for recordation or because such original Mortgage has been lost, the Seller shall deliver or cause to be delivered to the Trustee a true and correct copy of such Mortgage, together with (i) in the case of a delay caused by the public recording office, an Officer's Certificate (as defined below) of the Seller stating that such original Mortgage has been sent to the appropriate public recording official for recordation or (ii) in the case of an original Mortgage that has been lost after recordation, a certification by the appropriate county recording office where such Mortgage is recorded that such copy is a true and complete copy of the original recorded Mortgage;

            (c) The originals of all agreements modifying a Money Term or other material modification, consolidation and extension agreements, if any, with evidence of recording thereon (if applicable) or if such original modification, consolidation and extension agreements have been delivered to the appropriate recording office for recordation and either has not yet been returned on or prior to the 90th day following the Closing Date with evidence of recordation thereon or has been lost after recordation, true copies of such modifications, consolidations and extensions certified by the Seller together with (i) in the case of a delay caused by the public recording office, an Officer's Certificate of the Seller stating that such original modification, consolidation or extension agreement has been dispatched or sent to the appropriate public recording official for recordation or (ii) in the case of an original modification, consolidation or extension agreement that has been lost after recordation, a certification by the appropriate county recording office where such document is recorded that such a copy is a true and complete copy of the original recorded modification, consolidation or extension agreement, and the originals of all assumption agreements, if any;

            (d) An original Assignment of Mortgage for each Mortgage Loan, in form and substance acceptable for recording (except for recording information not yet available if the instrument being recorded has not been returned from the applicable recording office), signed by the holder of record in blank or in favor of "LaSalle Bank National Association, as Trustee for Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2005-IQ9";

            (e) Originals of all intervening assignments of Mortgage, if any, with evidence of recording thereon or, if such original assignments of Mortgage have been delivered to the appropriate recorder's office for recordation, certified true copies of such assignments of Mortgage certified by the Seller, or, in the case of an original blanket intervening assignment of Mortgage retained by the Seller, a copy thereof certified by the Seller or, if any original intervening assignment of Mortgage has not yet been returned on or prior to the 90th day following the Closing Date from the applicable recording office or has been lost, a true and correct copy thereof, together with (i) in the case of a delay caused by the public recording office, an Officer's Certificate of the Seller stating that such original intervening assignment of Mortgage has been sent to the appropriate public recording official for recordation or (ii) in the case of an original intervening assignment of Mortgage that has been lost after recordation, a certification by the appropriate county recording office where such assignment is recorded that such copy is a true and complete copy of the original recorded intervening assignment of Mortgage;

            (f) If the related Assignment of Leases is separate from the Mortgage, the original of such Assignment of Leases with evidence of recording thereon or certified by a title insurance company or escrow company to be a true copy thereof; provided that if such Assignment of Leases has not been returned on or prior to the 90th day following the Closing Date because of a delay caused by the applicable public recording office where such Assignment of Leases has been delivered for recordation or because such original Assignment of Leases has been lost, the Seller shall deliver or cause to be delivered to the Trustee a true and correct copy of such Assignment of Leases submitted for recording, together with, (i) in the case of a delay caused by the public recording office, an Officer's Certificate (as defined below) of the Seller stating that such Assignment of Leases has been sent to the appropriate public recording official for recordation or (ii) in the case of an original Assignment of Leases that has been lost after recordation, a certification by the appropriate county recording office where such Assignment of Leases is recorded that such copy is a true and complete copy of the original recorded Assignment of Leases, in each case together with an original assignment of such Assignment of Leases, in recordable form (except for recording information not yet available if the instrument being recorded has not been returned from the applicable recording office), signed by the holder of record in favor of "LaSalle Bank National Association, as Trustee for Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2005-IQ9," which assignment may be effected in the related Assignment of Mortgage;

            (g) The original or a copy of each guaranty, if any, constituting additional security for the repayment of such Mortgage Loan;

            (h) The original Title Insurance Policy, or in the event such original Title Insurance Policy has not been issued, a binder, actual "marked-up" title commitment, pro forma policy, or an agreement to provide any of the foregoing pursuant to binding escrow instructions executed by the title company or its authorized agent with the original Title Insurance Policy to follow within 180 days of the Closing Date, or a copy of any of the foregoing certified by the title company with the original Title Insurance Policy to follow within 180 days of the Closing Date, or a preliminary title report with the original Title Insurance Policy to follow within 180 days of the Closing Date;

            (i) (A) Copies of UCC financing statements (together with all assignments thereof) filed in connection with the Mortgage Loan and (B) UCC-2 or UCC-3 financing statements assigning such UCC financing statements to the Trustee delivered in connection with the Mortgage Loan;

            (j) Copies of the related ground lease(s), if any, to any Mortgage Loan where the Mortgagor is the lessee under such ground lease and there is a lien in favor of the mortgagee in such lease.

            (k) Copies of any loan agreements, lock-box agreements and intercreditor agreements, if any, related to any Mortgage Loan;

            (l) Either (A) the original of each letter of credit, if any, constituting additional collateral for such Mortgage Loan (other than letters of credit representing tenant security deposits which have been collaterally assigned to the lender), which shall be assigned and delivered to the Trustee on behalf of the Trust with a copy to be held by the Primary Servicer (or the Master Servicer), and applied, drawn, reduced or released in accordance with documents evidencing or securing the applicable Mortgage Loan, the Pooling and Servicing Agreement and the applicable Primary Servicing Agreement or (B) the original of each letter of credit, if any, constituting additional collateral for such Mortgage Loan (other than letters of credit representing tenant security deposits which have been collaterally assigned to the lender), which shall be assigned to and held by the Primary Servicer (or the Master Servicer) on behalf of the Trustee, with a copy to be held by the Trustee, and applied, drawn, reduced or released in accordance with documents evidencing or securing the applicable Mortgage Loan, the Pooling and Servicing Agreement and the applicable Primary Servicing Agreement (it being understood that the Seller has agreed (a) that the proceeds of such letter of credit belong to the Trust, (b) to notify, on or before the Closing Date, the bank issuing the letter of credit that the letter of credit and the proceeds thereof belong to the Trust, and to use reasonable efforts to obtain within 30 days (but in any event to obtain within 90 days) following the Closing Date, an acknowledgement thereof by the bank (with a copy of such acknowledgement to be sent to the Trustee) and (c) to indemnify the Trust for any liabilities, charges, costs, fees or other expenses accruing from the failure of the Seller to assign the letter of credit hereunder). In the case of clause (B) above, any letter of credit held by the Primary Servicer (or Master Servicer) shall be held in its capacity as agent of the Trust, and if the applicable Primary Servicer (or Master Servicer) has agreed to assign the applicable letter of credit to the Trust or at the direction of the Special Servicer to such party as the Special Servicer may instruct in the event a successor to the party holding such letter of credit is appointed pursuant to the related Primary Servicing Agreement or the Pooling and Servicing Agreement, as applicable, in each case, at the expense of the predecessor Primary Servicer (or predecessor Master Servicer). The Primary Servicer (or Master Servicer) has agreed to indemnify the Trust for any loss caused by the ineffectiveness of such assignment;

            (m) The original or a copy of the environmental indemnity agreement, if any, related to any Mortgage Loan;

            (n) Copies of third-party management agreements, if any, for all hotels and for such other Mortgaged Properties with a Cut-Off Date balance equal to or greater than $20,000,000;

            (o) The original of any Environmental Insurance Policy or, if the original is held by the related Mortgagor, a copy thereof;

            (p) A copy of any affidavit and indemnification agreement in favor of the lender; and

            (q) With respect to hospitality properties, a copy of any franchise agreement, franchise comfort letter and applicable assignment or transfer documents.

            "Officer's Certificate" shall mean a certificate signed by one or more of the Chairman of the Board, any Vice Chairman, the President, any Managing Director, any Executive Vice President, any Director, any Senior Vice President, any Vice President, any Assistant Vice President, any Treasurer, any Assistant Treasurer, any Secretary or Assistant Secretary.

            The Assignment of Mortgage, intervening assignments of Mortgage and assignment of Assignment of Leases referred to in clauses (d), (e) and (f) may be in the form of a single instrument assigning the Mortgage and the Assignment of Leases to the extent permitted by applicable law. To avoid the unnecessary expense and administrative inconvenience associated with the execution and recording or filing of multiple assignments of mortgages, assignments of leases (to the extent separate from the mortgages) and assignments of UCC financing statements, the Seller shall execute, in accordance with the third succeeding paragraph, the assignments of mortgages, the assignments of leases (to the extent separate from the mortgages) and assignments of UCC financing statements relating to the Mortgage Loans naming the Trustee on behalf of the Certificateholders as assignee. Notwithstanding the fact that such assignments of mortgages, assignments of leases (to the extent separate from the assignments of mortgages) and the assignments of UCC financing statements shall name the Trustee on behalf of the Certificateholders as the assignee, the parties hereto acknowledge and agree that the Mortgage Loans shall for all purposes be deemed to have been transferred from the Seller to the Purchaser and from the Purchaser to the Trustee on behalf of the Certificateholders.

            If the Seller cannot deliver, or cause to be delivered, as to any Mortgage Loan, any of the documents and/or instruments referred to in clauses
(b), (c), (e) or (f), with evidence of recording thereon, because of a delay caused by the public recording office where such document or instrument has been delivered for recordation within such 90 day period, but the Seller delivers a true and correct copy thereof, to the Trustee as required by such clause, the Seller shall then deliver within 180 days after the Closing Date such recorded document (or within such longer period after the Closing Date as the Trustee may consent to, which consent shall not be withheld so long as the Seller is, as certified in writing to the Trustee no less than monthly, in good faith attempting to obtain from the appropriate county recorder's office such original or photocopy).

            The Trustee, as assignee or transferee of the Purchaser, shall be entitled to all scheduled payments of principal due on the Mortgage Loan after the Cut-Off Date, all other payments of principal collected after the Cut-Off Date (other than scheduled payments of principal due on or before the Cut-Off
Date), and all payments of interest on the Mortgage Loans allocable to the period commencing on the Cut-Off Date. All scheduled payments of principal and interest due on or before the Cut-Off Date and collected after the Cut-Off Date shall belong to the Seller.

            Within 45 days following the Closing Date, the Seller shall deliver and the Purchaser, the Trustee or the agents of either may submit or cause to be submitted for recordation at the expense of the Seller, in the appropriate public office for real property records, each assignment referred to in clauses
(d) and (f)(ii) above. Within 45 days following the Closing Date, the Seller shall deliver and the Purchaser, the Trustee or the agents of either may submit or cause to be submitted for filing, at the expense of the Seller, in the appropriate public office for Uniform Commercial Code financing statements, the assignment referred to in clause (i)(B) above. If any such document or instrument is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, the Seller shall prepare a substitute therefor or cure such defect, and the Seller shall, at its own expense (except in the case of a document or instrument that is lost by the Trustee), record or file, as the case may be, and deliver such document or instrument in accordance with this
Section 2.

            As to each Mortgage Loan secured by a Mortgaged Property with respect to which the related Mortgagor has entered into a franchise agreement and each Mortgage Loan secured by a Mortgaged Property with respect to which a letter of credit is in place, the Seller shall provide a notice on or prior to the date that is thirty (30) days after the Closing Date to the franchisor or the issuing financial institution, as applicable, of the transfer of such Mortgage Loan to the Trust pursuant to the Pooling and Servicing Agreement, and inform such parties that any notices to the Mortgagor's lender pursuant to such franchise agreement or letter of credit should thereafter be forwarded to the Master Servicer and, with respect to each franchise agreement, provide a franchise comfort letter to the franchisor on or prior to the date that is thirty (30) days after the Closing Date. After the Closing Date, with respect to any letter of credit that has not yet been assigned to the Trust, upon the written request of the Master Servicer, the Seller will draw on such letter of credit as directed by the Master Servicer in such notice to the extent the Seller has the right to do so.

            Documents that are in the possession of the Seller, its agents or its subcontractors that relate to the servicing of any Mortgage Loans and that are not required to be a part of the Mortgage File and are reasonably necessary for the ongoing administration and/or servicing of the applicable Mortgage Loan (the "Servicing File") shall be delivered by the Seller to the Master Servicer or the applicable Primary Servicer or Sub-Servicer, on its behalf, on or prior to the 75th day after the Closing Date.

            The Servicing File shall consist of, to the extent required to be (and actually) delivered to the Seller pursuant to the applicable Mortgage Loan documents, copies of the following items: the Mortgage Note, any Mortgage, the Assignment of Leases and the Assignment of Mortgage, any guaranty/indemnity agreement, any loan agreement, the insurance policies or certificates, as applicable, the property inspection reports, any financial statements on the property, any escrow analysis, the tax bills, the Appraisal, the environmental report, the engineering report, the asset summary, financial information on the Borrower/sponsor and any guarantors, any letters of credit, any intercreditor agreements and any Environmental Insurance Policies; provided, however, the Seller shall not be required to deliver any draft documents, attorney client privileged communications, internal correspondence or credit analysis. Each of the foregoing items shall be delivered in electronic form, to the extent such document is available in such form and such form is reasonably acceptable to the Master Servicer. All of the foregoing items shall be delivered no later than 75 days following the Closing Date.

            Upon the sale of the Mortgage Loans by the Seller to the Purchaser pursuant to this Agreement, the ownership of each Mortgage Note, Mortgage and the other contents of the related Mortgage File shall be vested in the Purchaser and its assigns, and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or that come into the possession of the Seller shall immediately vest in the Purchaser and its assigns, and shall be delivered promptly by the Seller to or on behalf of either the Trustee or the Master Servicer as set forth herein. The Seller's and Purchaser's records shall reflect the transfer of each Mortgage Loan from the Seller to the Purchaser and its assigns as a sale.

            It is the express intent of the parties hereto that the conveyance of the Mortgage Loans and related property to the Purchaser by the Seller as provided in this Section 2 be, and be construed as, an absolute sale of the Mortgage Loans and related property. It is, further, not the intention of the parties that such conveyance be deemed a pledge of the Mortgage Loans and related property by the Seller to the Purchaser to secure a debt or other obligation of the Seller. However, in the event that, notwithstanding the intent of the parties, the Mortgage Loans or any related property is held to be the property of the Seller, or if for any other reason this Agreement is held or deemed to create a security interest in the Mortgage Loans or any related property, then:

            (i) this Agreement shall be deemed to be a security agreement; and

            (ii) the conveyance provided for in this Section 2 shall be deemed to be a grant by the Seller to the Purchaser of a security interest in all of the Seller's right, title, and interest, whether now owned or hereafter acquired, in and to:

                  (A) All accounts, general intangibles, chattel paper,
            instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit and investment property consisting of, arising from or relating to any of the following property: the Mortgage Loans identified on the Mortgage Loan Schedule, including the related Mortgage Notes, Mortgages, security agreements, and title, hazard and other insurance policies, all distributions with respect thereto described as belonging to the Purchaser in the first paragraph of this Section 2, all substitute or replacement Mortgage Loans and all distributions with respect thereto, and the Mortgage Files;

                  (B) All accounts, general intangibles, chattel paper,
            instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit, investment property and other rights arising from or by virtue of the disposition of, or collections with respect to, or insurance proceeds payable with respect to, or claims against other Persons with respect to, all or any part of the collateral described in clause (A) above (including any accrued discount realized on liquidation of any investment purchased at a discount); and

                  (C) All cash and non-cash proceeds of the collateral described in clauses (A) and (B) above.

            The possession by the Purchaser or its designee of the Mortgage Notes, the Mortgages, and such other goods, letters of credit, advices of credit, instruments, money, documents, chattel paper or certificated securities shall be deemed to be possession by the secured party or possession by a purchaser for purposes of perfecting the security interest pursuant to the Uniform Commercial Code (including, without limitation, Sections 9-305 and 9-115 thereof) as in force in the relevant jurisdiction. Notwithstanding the foregoing, the Seller makes no representation or warranty as to the perfection of any such security interest.

            Notifications to Persons holding such property, and acknowledgments, receipts, or confirmations from persons holding such property, shall be deemed to be notifications to, or acknowledgments, receipts or confirmations from, securities intermediaries, bailees or agents of, or Persons holding for, the Purchaser or its designee, as applicable, for the purpose of perfecting such security interest under applicable law.

            The Seller shall, to the extent consistent with this Agreement, take such reasonable actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the property described above, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement. In such case, the Seller shall file all filings necessary to maintain the effectiveness of any original filings necessary under the Uniform Commercial Code as in effect in any jurisdiction to perfect such security interest in such property. In connection herewith, the Purchaser shall have all of the rights and remedies of a secured party and creditor under the Uniform Commercial Code as in force in the relevant jurisdiction.

            Notwithstanding anything to the contrary contained herein, and subject to Section 2(a), the Purchaser shall not be required to purchase any Mortgage Loan as to which any Mortgage Note (endorsed as described in clause (a) above) or lost note affidavit and indemnity required to be delivered to or on behalf of the Trustee or the Master Servicer pursuant to this Section 2 on or before the Closing Date is not so delivered, or is not properly executed or is defective on its face, and the Purchaser's acceptance of the related Mortgage Loan on the Closing Date shall in no way constitute a waiver of such omission or defect or of the Purchaser's or its successors' and assigns' rights in respect thereof pursuant to Section 5.

            Section 3. Examination of Mortgage Files and Due Diligence Review. The Seller shall (i) deliver to the Purchaser on or before the Closing Date a diskette acceptable to the Purchaser that contains such information about the Mortgage Loans as may be reasonably requested by the Purchaser, (ii) deliver to the Purchaser investor files (collectively the "Collateral Information") with respect to the assets proposed to be included in the Mortgage Pool and made available at the Purchaser's headquarters in New York, and (iii) otherwise cooperate fully with the Purchaser in its examination of the credit files, underwriting documentation and Mortgage Files for the Mortgage Loans and its due diligence review of the Mortgage Loans. The fact that the Purchaser has conducted or has failed to conduct any partial or complete examination of the credit files, underwriting documentation or Mortgage Files for the Mortgage Loans shall not affect the right of the Purchaser or the Trustee to cause the Seller to cure any Material Document Defect or Material Breach (each as defined below), or to repurchase or replace the defective Mortgage Loans pursuant to
Section 5 of this Agreement.

            On or prior to the Closing Date, the Seller shall allow representatives of any of the Purchaser, each Underwriter, the Initial Purchaser, the Trustee, the Special Servicer and each Rating Agency to examine and audit all books, records and files pertaining to the Mortgage Loans, the Seller's underwriting procedures and the Seller's ability to perform or observe all of the terms, covenants and conditions of this Agreement. Such examinations and audits shall take place at one or more offices of the Seller upon reasonable prior advance notice during normal business hours and shall not be conducted in a manner that is disruptive to the Seller's normal business operations. In the course of such examinations and audits, the Seller will make available to such representatives of any of the Purchaser, each Underwriter, the Initial Purchaser, the Trustee, the Special Servicer and each Rating Agency reasonably adequate facilities, as well as the assistance of a sufficient number of knowledgeable and responsible individuals who are familiar with the Mortgage Loans and the terms of this Agreement, and the Seller shall cooperate fully with any such examination and audit in all material respects. On or prior to the Closing Date, the Seller shall provide the Purchaser with all material information regarding the Seller's financial condition and access to knowledgeable financial or accounting officers for the purpose of answering questions with respect to the Seller's financial condition, financial statements as provided to the Purchaser or other developments affecting the Seller's ability to consummate the transactions contemplated hereby or otherwise affecting the Seller in any material respect. Within 45 days after the Closing Date, the Seller shall provide the Master Servicer or Primary Servicer, if applicable, with any additional information identified by the Master Servicer or Primary Servicer, if applicable, as necessary to complete the CMSA Property File, to the extent that such information is available.

            The Purchaser may exercise any of its rights hereunder through one or more designees or agents; provided the Purchaser has provided the Seller with prior notice of the identity of such designee or agent.

            The Purchaser shall keep confidential any information regarding the Seller and the Mortgage Loans that has been delivered into the Purchaser's possession and that is not otherwise publicly available; provided, however, that such information shall not be kept confidential (and the right to require confidentiality under any confidentiality agreement is hereby waived) to the extent such information is required to be included in the Memorandum or the Prospectus Supplement or the Purchaser is required by law or court order to disclose such information. If the Purchaser is required to disclose in the Memorandum or the Prospectus Supplement confidential information regarding the Seller as described in the preceding sentence, the Purchaser shall provide to the Seller a copy of the proposed form of such disclosure prior to making such disclosure and the Seller shall promptly, and in any event within two Business Days, notify the Purchaser of any inaccuracies therein, in which case the Purchaser shall modify such form in a manner that corrects such inaccuracies. If the Purchaser is required by law or court order to disclose confidential information regarding the Seller as described in the second preceding sentence, the Purchaser shall notify the Seller and cooperate in the Seller's efforts to obtain a protective order or other reasonable assurance that confidential treatment will be accorded such information and, if in the absence of a protective order or such assurance, the Purchaser is compelled as a matter of law to disclose such information, the Purchaser shall, prior to making such disclosure, advise and consult with the Seller and its counsel as to such disclosure and the nature and wording of such disclosure and the Purchaser shall use reasonable efforts to obtain confidential treatment therefor. Notwithstanding the foregoing, if reasonably advised by counsel that the Purchaser is required by a regulatory agency or court order to make such disclosure immediately, then the Purchaser shall be permitted to make such disclosure without prior review by the Seller.

            Section 4. Representations and Warranties of the Seller and the Purchaser.

            (a) To induce the Purchaser to enter into this Agreement, the Seller hereby makes for the benefit of the Purchaser and its assigns with respect to each Mortgage Loan as of the date hereof (or as of such other date specifically set forth in the particular representation and warranty) each of the representations and warranties set forth on Exhibit 2 hereto, except as otherwise set forth on Schedule A attached hereto, and hereby further represents and warrants to the Purchaser as of the date hereof that:

            (i) The Seller is duly organized and is validly existing as a non-profit legal reserve life insurance company organized and in good standing under the laws of New York. The Seller has the requisite power and authority and legal right to own the Mortgage Loans and to transfer and convey the Mortgage Loans to the Purchaser and has the requisite power and authority to execute and deliver, engage in the transactions contemplated by, and perform and observe the terms and conditions of, this Agreement.

            (ii) This Agreement has been duly and validly authorized, executed and delivered by the Seller, and assuming the due authorization, execution and delivery hereof by the Purchaser, this Agreement constitutes the valid, legal and binding agreement of the Seller, enforceable in accordance with its terms, except as such enforcement may be limited by
      (A) laws relating to bankruptcy, insolvency, reorganization, receivership or moratorium, (B) other laws relating to or affecting the rights of creditors generally, (C) general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law) or (D) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement that purport to provide indemnification from liabilities under applicable securities laws.

            (iii) No consent, approval, authorization or order of, registration or filing with, or notice to, any governmental authority or court is required, under federal or state law, for the execution, delivery and performance of or compliance by the Seller with this Agreement, or the consummation by the Seller of any transaction contemplated hereby, other than (1) such qualifications as may be required under state securities or blue sky laws, (2) the filing or recording of financing statements, instruments of assignment and other similar documents necessary in connection with the Seller's sale of the Mortgage Loans to the Purchaser,
      (3) such consents, approvals, authorizations, qualifications, registrations, filings or notices as have been obtained and (4) where the lack of such consent, approval, authorization, qualification, registration, filing or notice would not have a material adverse effect on the performance by the Seller under this Agreement.

            (iv) Neither the transfer of the Mortgage Loans to the Purchaser, nor the execution, delivery or performance of this Agreement by the Seller, conflicts or will conflict with, results or will result in a breach of, or constitutes or will constitute a default under (A) any term or provision of the Seller's articles of organization or by-laws, (B) any term or provision of any material agreement, contract, instrument or indenture to which the Seller is a party or by which it or any of its assets is bound or results in the creation or imposition of any lien, charge or encumbrance upon any of its property pursuant to the terms of any such indenture, mortgage, contract or other instrument, other than pursuant to this Agreement, or (C) after giving effect to the consents or taking of the actions contemplated in subsection (iii), any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Seller or its assets, except where in any of the instances contemplated by clauses (B) or (C) above, any conflict, breach or default, or creation or imposition of any lien, charge or encumbrance, will not have a material adverse effect on the consummation of the transactions contemplated hereby by the Seller or materially and adversely affect its ability to perform its obligations and duties hereunder or result in any material adverse change in the business, operations, financial condition, properties or assets of the Seller, or in any material impairment of the right or ability of the Seller to carry on its business substantially as now conducted.

            (v) There are no actions or proceedings against, or investigations of, the Seller pending or, to the Seller's knowledge, threatened in writing against the Seller before any court, administrative agency or other tribunal, the outcome of which could reasonably be expected to materially and adversely affect the transfer of the Mortgage Loans to the Purchaser or the execution or delivery by, or enforceability against, the Seller of this Agreement or have an effect on the financial condition of the Seller that would materially and adversely affect the ability of the Seller to perform its obligations under this Agreement.

            (vi) On the Closing Date, the sale of the Mortgage Loans pursuant to this Agreement will effect a transfer by the Seller of all of its right, title and interest in and to the Mortgage Loans to the Purchaser (assuming the Purchaser has the capacity to acquire such Mortgage Loans).

            (vii) To the Seller's knowledge, the Seller's Information (as defined in that certain indemnification agreement, dated as of February 15, 2005, between the Seller, the Purchaser, the Underwriters and the Initial Purchaser (the "Indemnification Agreement")) relating to the Mortgage Loans does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding anything contained herein to the contrary, this subparagraph (vii) shall run exclusively to the benefit of the Purchaser and no other party.

            To induce the Purchaser to enter into this Agreement, the Seller hereby covenants that the foregoing representations and warranties and those set forth on Exhibit 2 hereto will be true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date (or as of such other date specifically set forth in the particular representation and warranty).

            Each of the representations, warranties and covenants made by the Seller pursuant to this Section 4(a) shall survive the sale of the Mortgage Loans and shall continue in full force and effect notwithstanding any restrictive or qualified endorsement on the Mortgage Notes.

            (b) To induce the Seller to enter into this Agreement, the Purchaser hereby represents and warrants to the Seller as of the date hereof:

            (i) The Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware with full power and authority to carry on its business as presently conducted by it.

            (ii) The Purchaser has full power and authority to acquire the Mortgage Loans, to execute and deliver this Agreement and to enter into and consummate all transactions contemplated by this Agreement. The Purchaser has duly and validly authorized the execution, delivery and performance of this Agreement and has duly and validly executed and delivered this Agreement. This Agreement, assuming due authorization, execution and delivery by the Seller, constitutes the valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

            (iii) No consent, approval, authorization or order of, registration or filing with, or notice to, any governmental authority or court is required, under federal or state law, for the execution, delivery and performance of or compliance by the Purchaser with this Agreement, or the consummation by the Purchaser of any transaction contemplated hereby that has not been obtained or made by the Purchaser.

            (iv) Neither the purchase of the Mortgage Loans nor the execution, delivery and performance of this Agreement by the Purchaser will violate the Purchaser's certificate of incorporation or by-laws or constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under, or result in a breach of, any material agreement, contract, instrument or indenture to which the Purchaser is a party or that may be applicable to the Purchaser or its assets.

            (v) The Purchaser's execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, rule, writ, injunction, order or decree of any court, or order or regulation of any federal, state or municipal government agency having jurisdiction over the Purchaser or its assets, which violation could materially and adversely affect the condition (financial or otherwise) or the operation of the Purchaser or its assets or could materially and adversely affect its ability to perform its obligations and duties hereunder.

            (vi) There are no actions or proceedings against, or investigations of, the Purchaser pending or, to the Purchaser's knowledge, threatened against the Purchaser before any court, administrative agency or other tribunal, the outcome of which could reasonably be expected to adversely affect the transfer of the Mortgage Loans, the issuance of the Certificates, the execution, delivery or enforceability of this Agreement or have an effect on the financial condition of the Purchaser that would materially and adversely affect the ability of the Purchaser to perform its obligation under this Agreement.

            (vii) The Purchaser has not dealt with any broker, investment banker, agent or other person, other than the Seller, the Underwriters, the Initial Purchaser and their respective affiliates, that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans or consummation of any of the transactions contemplated hereby.

            To induce the Seller to enter into this Agreement, the Purchaser hereby covenants that the foregoing representations and warranties will be true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date.

            Each of the representations and warranties made by the Purchaser pursuant to this Section 4(b) shall survive the purchase of the Mortgage Loans.

            Section 5. Remedies Upon Breach of Representations and Warranties Made by the Seller.

            (a) It is hereby acknowledged that the Purchaser shall assign its rights under this Section 5 to Trustee on behalf of the holders of the Certificates.

            (b) It is hereby further acknowledged that if any document required to be delivered to the Trustee pursuant to Section 2 is not delivered as and when required (and including the expiration of any grace or cure periods), is not properly executed or is defective on its face, or if there is a breach of any of the representations and warranties required to be made by the Seller regarding the characteristics of the Mortgage Loans and/or the related Mortgaged Properties as set forth in Exhibit 2 hereto, and in either case such defect or breach, either (i) materially and adversely affects the interests of the holders of the Certificates in the related Mortgage Loan, or (ii) both (A) materially and adversely affects the value of the Mortgage Loan and (B) the Mortgage Loan is a Specially Serviced Mortgage Loan or Rehabilitated Mortgage Loan (such a document defect described in the preceding clause (i) or (ii), a "Material Document Defect" and such a breach described in the preceding clause (i) or (ii) a "Material Breach"), the party discovering such Material Document Defect or Material Breach shall promptly notify the other party in writing. Promptly (but in any event within three Business Days) upon becoming aware of any such Material Document Defect or Material Breach, the Master Servicer shall, and the Special Servicer may, request that the Seller, not later than 90 days from the Seller's receipt of the notice of such Material Document Defect or Material Breach, cure such Material Document Defect or Material Breach, as the case may be, in all material respects; provided, however, that if such Material Document Defect or Material Breach, as the case may be, cannot be corrected or cured in all material respects within such 90-day period, and such Material Document Defect or Material Breach would not cause the Mortgage Loan to be other than a "qualified mortgage" (as defined in the Code) but the Seller is diligently attempting to effect such correction or cure, as certified by the Seller in an Officer's Certificate delivered to the Trustee, then the cure period will be extended for an additional 90 days unless, solely in the case of a Material Document Defect, (x) the Mortgage Loan is, at the end of the initial 90 day period, a Specially Serviced Mortgage Loan and a Servicing Transfer Event has occurred as a result of a monetary default or as described in clause (ii) or clause (v) of the definition of "Servicing Transfer Event" in the Pooling and Servicing Agreement and (y) the Material Document Defect was identified in a certification delivered to the Seller by the Trustee pursuant to Section 2.2 of the Pooling and Servicing Agreement not less than 90 days prior to the delivery of the notice of such Material Document Defect. The parties acknowledge that neither delivery of a certification or schedule of exceptions to the Seller pursuant to Section 2.2 of the Pooling and Servicing Agreement or otherwise nor possession of such certification or schedule by the Seller shall, in and of itself, constitute delivery of notice of any Material Document Defect or knowledge or awareness by the Seller of any Material Document Defect listed therein. It is understood and agreed that the 90-day limit will not be violated as a result of recording office or UCC filing office delays, other than with respect to a Material Document Defect or Material Breach that would cause the Mortgage Loan to be other than a "qualified mortgage" (as defined in the Code). In addition, following the date on which such document is required to be delivered pursuant to Section 2, upon the occurrence (and after any applicable cure or grace period) any of the following document defects shall be conclusively presumed to materially and adversely to affect the interests of holders of the Certificates in the related Mortgage Loan and be a Material Document Defect: (a) the absence from the Mortgage File of the original signed Mortgage Note, unless the Mortgage File contains a signed lost note affidavit and indemnity and a copy of the Mortgage Note; (b) the absence from the Mortgage File of the original signed Mortgage, unless there is included in the Mortgage File a true and correct copy of the Mortgage together with an Officer's Certificate or certification as required by Section 2(b); or (c) the absence from the Mortgage File of the item called for by paragraph (h) of the definition of Mortgage File. If any of the foregoing Material Document Defects are discovered by any party to the Pooling and Servicing Agreement, the Trustee (or as set forth in the Pooling and Servicing Agreement, the Master Servicer) will, among other things, give notice to the Rating Agencies and the parties to the Pooling and Servicing Agreement and make demand upon the Seller for the cure of the document defect or repurchase or replacement of the related Mortgage Loan.

            The Seller hereby covenants and agrees that, if any such Material Document Defect or Material Breach cannot be corrected or cured in all material respects within the above cure periods, the related Seller shall, on or before the termination of such cure periods, either (i) repurchase the related Mortgage Loan or REO Mortgage Loan from the Purchaser or its assignee at the Purchase Price as defined in the Pooling and Servicing Agreement, or (ii) if within the two-year period commencing on the Closing Date at its option replace any Mortgage Loan or REO Mortgage Loan to which such defect relates with a Qualifying Substitute Mortgage Loan. If such Material Document Defect or Material Breach would cause the Mortgage Loan to be other than a "qualified mortgage" (as defined in the Code), then notwithstanding the previous sentence, repurchase or substitution must occur within 90 days from the earlier of the date the Seller discovered or was notified of the defect or breach. The Seller agrees that any such substitution shall be completed in accordance with the terms and conditions of the Pooling and Servicing Agreement.

            If (i) a Mortgage Loan is to be repurchased or replaced in connection with a Material Document Defect or Material Breach as contemplated above, (ii) such Mortgage Loan is cross-collateralized and cross-defaulted with one or more other Mortgage Loans in the Trust and (iii) the applicable document defect or breach does not constitute a Material Document Defect or Material Breach, as the case may be, as to such other Mortgage Loans (without regard to this paragraph), then the applicable document defect or breach (as the case may
be) shall be deemed to constitute a Material Document Defect or Material Breach, as the case may be, as to each such other Mortgage Loan for purposes of the above provisions, and the Seller shall be obligated to repurchase or replace each such other Mortgage Loan in accordance with the provisions above, unless, in the case of such breach or document defect, both of the following conditions would be satisfied if the Seller were to repurchase or replace only those Mortgage Loans as to which a Material Breach had occurred without regard to this paragraph (the "Affected Loan(s)"): (1) the debt service coverage ratio for all such other Mortgage Loans (excluding the Affected Loan(s)) for the four calendar quarters immediately preceding the repurchase or replacement (determined as provided in the definition of Debt Service Coverage Ratio in the Pooling and Servicing Agreement, except that net cash flow for such four calendar quarters, rather than year-end, shall be used) is not less than 0.10x below the lesser of
(x) the debt service coverage ratio for all such Mortgage Loans (including the Affected Loans(s)) set forth under the heading "NCF DSCR" in Appendix II to the Final Prospectus Supplement and (y) the debt service coverage ratio for all such other Mortgage Loans that are cross-collateralized and cross-defaulted with one another (including the Affected Loan(s)) for the four preceding calendar quarters prior to such repurchase or replacement (determined as provided in the definition of Debt Service Coverage Ratio in the Pooling and Servicing Agreement, except that net cash flow for such four calendar quarters, rather than year-end, shall be used), and (2) the loan-to-value ratio for all such other Mortgage Loans (excluding the Affected Loan(s)) is not greater than 10% more than the greater of (x) the loan-to-value ratio for all such Mortgage Loans (including the Affected Loan(s)) set forth under the heading "Cut-Off Date LTV" in Appendix II to the Final Prospectus Supplement and (y) the loan-to-value ratio for all such Mortgage Loans that are cross-collateralized and cross-defaulted with one another (including the Affected Loans(s)) as of the date of repurchase or replacement. The determination of the Master Servicer as to whether either of the conditions set forth above has been satisfied shall be conclusive and binding in the absence of manifest error. The Master Servicer will be entitled to cause, or direct the Seller to cause, to be delivered to the Master Servicer at the Seller's expense (i) an Appraisal of any or all of the related Mortgaged Properties for purposes of determining whether the condition set forth in clause (2) above has been satisfied, in each case at the expense of the Seller if the scope and cost of the Appraisal is approved by the Seller (such approval not to be unreasonably withheld) and (ii) an Opinion of Counsel that not requiring the repurchase of each such Cross-Collateralized Loan will not result in an Adverse REMIC Event.

            With respect to any Mortgage Loan that is cross-defaulted and/or cross-collateralized with any other Mortgage Loan conveyed hereunder, to the extent that the Seller is required to repurchase or substitute for such Mortgage Loan (each, a "Repurchased Loan") in the manner prescribed above while the Trustee (as assignee of the Purchaser) continues to hold any other Mortgage Loan that is cross-collateralized and/or cross-defaulted (each, a "Cross-Collateralized Loan") with such Repurchased Loan, the Seller and the Purchaser hereby agree to forbear from enforcing any remedies against the other's Primary Collateral but may exercise remedies against the Primary Collateral securing their respective Mortgage Loans, including with respect to the Trustee, the Primary Collateral securing the Mortgage Loans still held by the Trustee, so long as such exercise does not impair the ability of the other party to exercise its remedies against its Primary Collateral. If the exercise of remedies by one party would impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the Mortgage Loan or Mortgage Loans held by such party, then both parties shall forbear from exercising such remedies until the loan documents evidencing and securing the relevant Mortgage Loans can be modified in a manner that complies with the Pooling and Servicing Agreement to remove the threat of impairment as a result of the exercise of remedies. Any reserve or other cash collateral or letters of credit securing the Cross-Collateralized Loans shall be allocated between such Mortgage Loans in accordance with the Mortgage Loan documents, or otherwise on a pro rata basis based upon their outstanding Principal Balances. All other terms of the Mortgage Loans shall remain in full force and effect, without any modification thereof. The Mortgagors set forth on Schedule B hereto are intended third-party beneficiaries of the provisions set forth in this paragraph and the preceding paragraph. The provisions of this paragraph and the preceding paragraph may not be modified with respect to any Mortgage Loan without the related Mortgagor's consent.

            Upon occurrence (and after any applicable cure or grace period), any of the following document defects shall be conclusively presumed materially and adversely to affect the interests of Certificateholders in a Mortgage Loan and be a Material Document Defect: (i) the absence from the Mortgage File of the original signed Mortgage Note, unless the Mortgage File contains a signed lost note affidavit and indemnity and a copy of the Mortgage Note; (ii) the absence from the Mortgage File of the item called for by paragraph (b) of the definition of Mortgage File; or (iii) the absence from the Mortgage File of the item called for by paragraph (h) of the definition of Mortgage File. If any of the foregoing Material Document Defects is discovered by the Custodian (or the Trustee if there is no Custodian), the Trustee (or as set forth in Section 2.3(a) of the Pooling and Servicing Agreement, the Master Servicer) will take the steps described elsewhere in this Section, including the giving of notices to the Rating Agencies and the parties hereto and making demand upon the Seller for the cure of the Material Document Defect or repurchase or replacement of the related Mortgage Loan.

            If the Seller disputes that a Material Document Defect or Material Breach exists with respect to a Mortgage Loan or otherwise refuses (i) to effect a correction or cure of such Material Document Defect or Material Breach, (ii) to repurchase the Affected Loan from the Trust or (iii) to replace such Mortgage Loan with a Qualifying Substitute Mortgage Loan, then provided that (x) the period of time provided for the Seller to correct, repurchase or cure has expired and (y) the Mortgage Loan is then in default and is then a Specially Serviced Mortgage Loan, the applicable Special Servicer may, subject to the Servicing Standard, modify, work-out or foreclose, sell or otherwise liquidate (or permit the liquidation of) the Mortgage Loan pursuant to Section 9.5,
Section 9.12, Section 9.15 and Section 9.36, as applicable, of the Pooling and Servicing Agreement, while pursuing the repurchase claim. The Seller acknowledges and agrees that any modification of the Mortgage Loan pursuant to such a work-out shall not constitute a defense to any repurchase claim nor shall such modification or work-out change the Purchase Price due from the Seller for any repurchase claim. The Seller shall be notified promptly and in writing by
(i) the Trustee of any notice that it receives that an Option Holder intends to exercise its Option to purchase the Mortgage Loan in accordance with and as described in Section 9.36 of the Pooling and Servicing Agreement and (ii) the Special Servicer of any offer that it receives to purchase the applicable REO Property, each in connection with such liquidation. Upon the receipt of such notice by the Seller, the Seller shall then have the right, subject to any repurchase obligations under Section 2.3 of the Pooling and Servicing Agreement with respect to such Mortgage Loan, to repurchase the related Mortgage Loan or REO Property, as applicable, from the Trust at a purchase price equal to, in the case of clause (i) of the immediately preceding sentence, the Option Purchase Price or, in the case of clause (ii) of the immediately preceding sentence, the amount of such offer. Notwithstanding anything to the contrary contained in this Agreement or in the Pooling and Servicing Agreement, the right of any Option Holder to purchase such Mortgage Loan shall be subject and subordinate to the Seller's right to purchase such Mortgage Loan as described in the immediately preceding sentence. The Seller shall have five (5) Business Days from the date of its receipt of a notice of such intention to exercise such Option or such offer to notify the Trustee or Special Servicer, as applicable, of its intent to so purchase the Mortgage Loan or related REO Property. The Seller shall purchase such Mortgage Loan within four (4) Business Days from the date it sends notice of its intent to purchase the Mortgage Loan and shall purchase such REO Property on or before the date referenced in the offer received from the Special Servicer. The Special Servicer shall be obligated to provide the Seller with any appraisal or other third party reports relating to the Mortgaged Property within its possession to enable the Seller to evaluate the Mortgage Loan or REO Property. Any sale of the Mortgage Loan, or foreclosure upon such Mortgage Loan and sale of the REO Property, to a Person other than the Seller shall be without
(i) recourse of any kind (either expressed or implied) by such Person against the Seller and (ii) representation or warranty of any kind (either expressed or implied) by the Seller to or for the benefit of such person.

            The fact that a Material Document Defect or Material Breach is not discovered until after foreclosure (but in all instances prior to the sale of the related REO Property or Mortgage Loan) shall not prejudice any claim against the Seller for repurchase of the REO Mortgage Loan or REO Property. In such an event, the Master Servicer or Special Servicer, as applicable, shall be required to notify the Seller of the discovery of the Material Document Defect or Material Breach and the Seller shall be required to follow the procedures set forth in this Agreement to correct or cure such Material Document Defect or Material Breach or purchase the REO Property at the Purchase Price. If the Seller fails to correct or cure the Material Document Defect or Material Breach or purchase the REO Property, then the provisions above regarding notice of offers related to such REO Property and the Seller's right to purchase such REO Property shall apply. If a court of competent jurisdiction issues a final order that the Seller is or was obligated to repurchase the related Mortgage Loan or REO Mortgage Loan or the Seller otherwise accepts liability, then, after the expiration of any applicable appeal period, but in no event later than the termination of the Trust pursuant to Section 9.30 of the Pooling and Servicing Agreement, the Seller will be obligated to pay to the Trust the difference between any Liquidation Proceeds received upon such liquidation (including those arising from any sale to the Seller) and the Purchase Price; provided that the prevailing party in such action shall be entitled to recover all costs, fees and expenses (including reasonable attorneys' fees) related thereto.

            In connection with any liquidation or sale of a Mortgage Loan or REO Property as described above, the Special Servicer will not receive a Liquidation Fee in connection with such liquidation or sale or any portion of the Work-Out Fee that accrues after the Seller receives notice of a Material Document Defect or Material Breach until a final determination has been made, as set forth in the prior paragraph, as to whether the Seller is or was obligated to repurchase such related Mortgage Loan or REO Property. Upon such determination, the Special Servicer will be entitled: (i) with respect to a determination that the Seller is or was obligated to repurchase, to collect a Liquidation Fee, if due in accordance with the definition thereof, based upon the full Purchase Price of the related Mortgage Loan or REO property, with such Liquidation Fee payable by the Seller or (ii) with respect to a determination that Seller is not or was not obligated to repurchase (or the Trust decides that it will no longer pursue a claim against the Seller for repurchase), (A) to collect a Liquidation Fee based upon the Liquidation Proceeds as received upon the actual sale or liquidation of such Mortgage Loan or REO Property, and (B) to collect any accrued and unpaid Work-Out Fee, based on amounts that were collected for as long as the related Mortgage Loan was a Rehabilitated Mortgage Loan, in each case with such amount to be paid from amounts in the Certificate Account.

            The obligations of the Seller set forth in this Section 5(b) to cure a Material Document Defect or a Material Breach or repurchase or replace a defective Mortgage Loan constitute the sole remedies of the Purchaser or its assignees with respect to a Material Document Defect or Material Breach in respect of an outstanding Mortgage Loan; provided, that this limitation shall not in any way limit the Purchaser's rights or remedies upon breach of any other representation or warranty or covenant by the Seller set forth in this Agreement (other than those set forth in Exhibit 2).

            Notwithstanding the foregoing, in the event that there is a breach of the representation and warranty set forth in paragraph 42 of Exhibit 2 attached hereto because the underlying loan documents do not provide for the payment of reasonable costs and expenses associated with the defeasance or assumption of a Mortgage Loan by the Mortgagor or a breach of the representation and warranty set forth in paragraph 25 of Exhibit 2 attached hereto because the underlying loan documents do not provide for the payment by the Mortgagor of the costs of a tax opinion associated with the full or partial release or substitution of collateral for a Mortgage Loan, the Seller hereby covenants and agrees to pay such reasonable costs and expenses, to the extent an amount is due and not paid by the related Mortgagor. The parties hereto acknowledge that the payment of such reasonable costs and expenses shall be the Seller's sole obligation with respect to the breaches discussed in the previous sentence. The Seller shall have no obligation to pay for any of the foregoing costs if the applicable Mortgagor has an obligation to pay for such costs.

            The Seller hereby agrees that it will pay for any expense incurred by the applicable Master Servicer or the Special Servicer, as applicable, in connection with modifying a Mortgage Loan pursuant to Section 2.3 of the Pooling and Servicing Agreement in order for such Mortgage Loan to be a "qualified substitute mortgage loan" within the meaning of the Treasury Regulations promulgated under the Code. Upon a breach of the representation and warranty set forth in paragraph 40 of Exhibit 2 attached hereto, if such Mortgage Loan is modified so that it becomes a "qualified substitute mortgage loan", such breach will be cured and the Seller will not be obligated to repurchase or otherwise remedy such breach.

            (c) The Pooling and Servicing Agreement shall provide that the Trustee (or the applicable Master Servicer or the applicable Special Servicer on its behalf) shall give written notice within three Business Days to the Seller of its discovery of any Material Document Defect or Material Breach and prompt written notice to the Seller in the event that any Mortgage Loan becomes a Specially Serviced Mortgage Loan (as defined in the Pooling and Servicing Agreement).

            (d) If the Seller repurchases any Mortgage Loan pursuant to this
Section 5, the Purchaser or its assignee, following receipt by the Trustee of the Purchase Price therefor, promptly shall deliver or cause to be delivered to the Seller all Mortgage Loan documents with respect to such Mortgage Loan (including, without limitation, all documents delivered by Seller pursuant to Section 2 of this Agreement), and each document that constitutes a part of the Mortgage File that was endorsed or assigned to the Trustee shall be endorsed and assigned to the Seller in the same manner such that the Seller shall be vested with legal and beneficial title to such Mortgage Loan, in each case without recourse, representation, or warranty, including any property acquired in respect of such Mortgage Loan or proceeds of any insurance policies with respect thereto.

            Section 6. Closing. The closing of the sale of the Mortgage Loans shall be held at the offices of Cadwalader, Wickersham & Taft LLP, One World Financial Center, New York, NY 10281 at 9:00 a.m., New York time, on the Closing Date.

            The closing shall be subject to each of the following conditions:

            (a) All of the representations and warranties of the Seller and the Purchaser specified in Section 4 of this Agreement (including, without limitation, the representations and warranties set forth on Exhibit 2 to this Agreement) shall be true and correct as of the Closing Date (or as of such other date specifically set forth in the particular representation and warranty) (to the extent of the standard, if any, set forth in each representation and warranty).

            (b) All Closing Documents specified in Section 7 of this Agreement, in such forms as are agreed upon and reasonably acceptable to the Seller or the Purchaser, as applicable, shall be duly executed and delivered by all signatories as required pursuant to the respective terms thereof.

            (c) The Seller shall have delivered and released to the Purchaser or its designee all documents required to be delivered to the Purchaser as of the Closing Date pursuant to Section 2 of this Agreement.

            (d) The result of the examination and audit performed by the Purchaser and its affiliates pursuant to Section 3 hereof shall be satisfactory to the Purchaser and its affiliates in their sole determination and the parties shall have agreed to the form and contents of the Seller's Information (as defined in the Indemnification Agreement) to be disclosed in the Memorandum and the Prospectus Supplement.

            (e) All other terms and conditions of this Agreement required to be complied with on or before the Closing Date shall have been complied with, and the Seller and the Purchaser shall have the ability to comply with all terms and conditions and perform all duties and obligations required to be complied with or performed after the Closing Date.

            (f) The Seller shall have paid all fees and expenses payable by it to the Purchaser pursuant to Section 8 hereof.

            (g) The Certificates to be so rated shall have been assigned ratings by each Rating Agency no lower than the ratings specified for each such Class in the Memorandum and the Prospectus Supplement.

            (h) No Underwriter shall have terminated the Underwriting Agreement and the Initial Purchaser shall not have terminated the Certificate Purchase Agreement.

            (i) The Seller shall have received the purchase price for the Mortgage Loans pursuant to Section 1 hereof.

            Each party agrees to use its best efforts to perform its respective obligations hereunder in a manner that will enable the Purchaser to purchase the Mortgage Loans on the Closing Date.

            Section 7. Closing Documents. The Closing Documents shall consist of the following:

            (a) This Agreement duly executed by the Purchaser and the Seller.

            (b) A certificate of the Seller, executed by a duly authorized officer of the Seller and dated the Closing Date, and upon which the Purchaser and its successors and assigns may rely, to the effect that: (i) the representations and warranties of the Seller in this Agreement are true and correct in all material respects on and as of the Closing Date with the same force and effect as if made on the Closing Date, provided that any representations and warranties made as of a specified date shall be true and correct as of such specified date; and (ii) the Seller has complied with all agreements and satisfied all conditions on its part to be performed or satisfied on or prior to the Closing Date.

            (c) True, complete and correct copies of the Seller's articles of organization and by-laws.

            (d) A certificate of good standing for the Seller from the Secretary of State of New York dated not earlier than 30 days prior to the Closing Date.

            (e) A certificate of the Secretary or Assistant Secretary of the Seller, dated the Closing Date, and upon which the Purchaser may rely, to the effect that each individual who, as an officer or representative of the Seller, signed this Agreement or any other document or certificate delivered on or before the Closing Date in connection with the transactions contemplated herein, was at the respective times of such signing and delivery, and is as of the Closing Date, duly elected or appointed, qualified and acting as such officer or representative, and the signatures of such persons appearing on such documents and certificates are their genuine signatures.

            (f) An opinion of counsel (which, other than as to the opinion described in paragraph (vi) below, may be in-house counsel) to the Seller, dated the Closing Date, substantially to the effect of the following (with such changes and modifications as the Purchaser may approve and subject to such counsel's reasonable qualifications):

            (i) The Seller is validly existing under New York law and has full corporate power and authority to enter into and perform its obligations under this Agreement.

            (ii) This Agreement has been duly authorized, executed and delivered by the Seller.

            (iii) No consent, approval, authorization or order of any federal court or governmental agency or body is required for the consummation by the Seller of the transactions contemplated by the terms of this Agreement except any approvals as have been obtained.

            (iv) Neither the execution, delivery or performance of this Agreement by the Seller, nor the consummation by the Seller of any of the transactions contemplated by the terms of this Agreement (A) conflicts with or results in a breach or violation of, or constitute a default under, the organizational documents of the Seller, (B) to the knowledge of such counsel, constitutes a default under any term or provision of any material agreement, contract, instrument or indenture, to which the Seller is a party or by which it or any of its assets is bound or result in the creation or imposition of any lien, charge or encumbrance upon any of its property pursuant to the terms of any such indenture, mortgage, contract or other instrument, other than pursuant to this Agreement, or (C) conflicts with or results in a breach or violation of any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Seller or its assets, except where in any of the instances contemplated by clauses (B) or (C) above, any conflict, breach or default, or creation or imposition of any lien, charge or encumbrance, will not have a material adverse effect on the consummation of the transactions contemplated hereby by the Seller or materially and adversely affect its ability to perform its obligations and duties hereunder or result in any material adverse change in the business, operations, financial condition, properties or assets of the Seller, or in any material impairment of the right or ability of the Seller to carry on its business substantially as now conducted.

            (v) To his or her knowledge, there are no legal or governmental actions, investigations or proceedings pending to which the Seller is a party, or threatened against the Seller, (a) asserting the invalidity of this Agreement or (b) which materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement.

            (vi) This Agreement is a valid, legal and binding agreement of the Seller, enforceable against the Seller in accordance with its terms, except as such enforcement may be limited by (1) laws relating to bankruptcy, insolvency, reorganization, receivership or moratorium, (2) other laws relating to or affecting the rights of creditors generally, (3) general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law) or (4) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement that purport to provide indemnification from liabilities under applicable securities laws.

            Such opinion may express its reliance as to factual matters on, among other things specified in such opinion, the representations and warranties made by, and on certificates or other documents furnished by officers of, the parties to this Agreement.

            In rendering the opinions expressed above, such counsel may limit such opinions to matters governed by the federal laws of the United States and the corporate laws of the State of New York, as applicable.

            (g) Such other opinions of counsel as any Rating Agency may request in connection with the sale of the Mortgage Loans by the Seller to the Purchaser or the Seller's execution and delivery of, or performance under, this Agreement.

            (h) A letter from Deloitte & Touche LLP, certified public accountants, dated the date hereof, to the effect that they have performed certain specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature set forth in the Memorandum and the Prospectus Supplement agrees with the records of the Seller.

            (i) Such further certificates, opinions and documents as the Purchaser may reasonably request.

            (j) An officer's certificate of the Purchaser, dated as of the Closing Date, with the resolutions of the Purchaser authorizing the transactions described herein attached thereto, together with certified copies of the charter, by-laws and certificate of good standing of the Purchaser dated not earlier than 30 days prior to the Closing Date.

            (k) Such other certificates of the Purchaser's officers or others and such other documents to evidence fulfillment of the conditions set forth in this Agreement as the Seller or its counsel may reasonably request.

            (l) An executed Bill of Sale in the form attached hereto as Exhibit
4.

            Section 8. Costs. The Seller shall pay the Purchaser the costs and expenses as agreed upon by the Seller and the Purchaser in a separate Letter of Understanding dated February 1, 2005.

            Section 9. Notices. All communications provided for or permitted hereunder shall be in writing and shall be deemed to have been duly given if (a) personally delivered, (b) mailed by registered or certified mail, postage prepaid and received by the addressee, (c) sent by express courier delivery service and received by the addressee, or (d) transmitted by telex or facsimile transmission (or any other type of electronic transmission agreed upon by the parties) and confirmed by a writing delivered by any of the means described in
(a), (b) or (c), if (i) to the Purchaser, addressed to Morgan Stanley Capital I Inc., 1585 Broadway, New York, New York 10036, Attention: Andrew Berman, with a copy to Michelle Wilke (or such other address as may hereafter be furnished in writing by the Purchaser), or (ii) if to the Seller, addressed to the Seller at Teachers Insurance and Annuity Association of America, 730 Third Avenue, New York, New York 10018, Attention: Associate Director--CMBS Marketing with copies to the V.P.--Mortgage and Real Estate Law.

            Section 10. Severability of Provisions. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or that is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.

            Section 11. Further Assurances. The Seller and the Purchaser each agree to execute and deliver such instruments and take such actions as the other may, from time to time, reasonably request in order to effectuate the purpose and to carry out the terms of this Agreement and the Pooling and Servicing Agreement.

            Section 12. Survival. Each party hereto agrees that the representations, warranties and agreements made by it herein and in any certificate or other instrument delivered pursuant hereto shall be deemed to be relied upon by the other party, notwithstanding any investigation heretofore or hereafter made by the other party or on its behalf, and that the representations, warranties and agreements made by such other party herein or in any such certificate or other instrument shall survive the delivery of and payment for the Mortgage Loans and shall continue in full force and effect, notwithstanding any restrictive or qualified endorsement on the Mortgage Notes and notwithstanding subsequent termination of this Agreement.

            Section 13. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS, DUTIES, OBLIGATIONS AND RESPONSIBILITIES OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.

            Section 14. Benefits of Mortgage Loan Purchase Agreement. This Agreement shall inure to the benefit of and shall be binding upon the Seller, the Purchaser and their respective successors, legal representatives, and permitted assigns, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that the rights and obligations of the Purchaser pursuant to Sections 2, 4(a) (other than clause (vii)), 5, 11 and 12 hereof may be assigned to the Trustee as may be required to effect the purposes of the Pooling and Servicing Agreement and, upon such assignment, the Trustee shall succeed to the rights and obligations hereunder of the Purchaser. No owner of a Certificate issued pursuant to the Pooling and Servicing Agreement shall be deemed a successor or permitted assigns because of such ownership.

            Section 15. Miscellaneous. This Agreement may be executed in two or more counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof. The rights and obligations of the Seller under this Agreement shall not be assigned by the Seller without the prior written consent of the Purchaser, except that any person into which the Seller may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Seller is a party, or any person succeeding to the entire business of the Seller shall be the successor to the Seller hereunder.

            Section 16. Entire Agreement. This Agreement contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof (other than the Letter of Understanding, the Indemnification Agreement and the Pooling and Servicing Agreement), and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

            IN WITNESS WHEREOF, the Purchaser and the Seller have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.

                                       TEACHERS INSURANCE AND ANNUITY
                                       ASSOCIATION OF AMERICA


                                       By: ___________________________________
                                           Name:
                                           Title:

                                       MORGAN STANLEY CAPITAL I INC.


                                       By: ___________________________________
                                           Name:
                                           Title:

                                    EXHIBIT 1

                             MORTGAGE LOAN SCHEDULE

                                    EXHIBIT 2

                    REPRESENTATIONS AND WARRANTIES REGARDING
                            INDIVIDUAL MORTGAGE LOANS

            1. Mortgage Loan Schedule. The information set forth in the Mortgage Loan Schedule is complete, true and correct in all material respects as of the date of this Agreement and as of the Cut-Off Date.

            2. Whole Loan; Ownership of Mortgage Loans. Each Mortgage Loan is a whole loan and not a participation interest in a mortgage loan. Immediately prior to the transfer to the Purchaser of the Mortgage Loans, the Seller had good title to, and was the sole owner of, each Mortgage Loan. The Seller has full right, power and authority to transfer and assign each of the Mortgage Loans to or at the direction of the Purchaser and (assuming that the Purchaser has the capacity to acquire such Mortgage Loan) has validly and effectively conveyed (or caused to be conveyed) to the Purchaser or its designee all of the Seller's legal and beneficial interest in and to the Mortgage Loans free and clear of any and all pledges, liens, charges, security interests and/or other encumbrances. The sale of the Mortgage Loans to the Purchaser or its designee does not require the Seller to obtain any governmental or regulatory approval or consent that has not been obtained. None of the Mortgage Loan documents restricts the Seller's right to transfer the Mortgage Loan to the Purchaser or the Trustee.

            3. Payment Record. No scheduled payment of principal and interest under any Mortgage Loan was 30 days or more past due as of the Cut-Off Date, and no Mortgage Loan was 30 days or more delinquent in the twelve-month period immediately preceding the Cut-Off Date.

            4. Lien; Valid Assignment. The Mortgage related to and delivered in connection with each Mortgage Loan constitutes a valid and, subject to the exceptions set forth in paragraph 13 below, enforceable first priority lien upon the related Mortgaged Property, prior to all other liens and encumbrances, except for (a) the lien for current real estate taxes and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters that are of public record and/or are referred to in the related lender's title insurance policy, (c) exceptions and exclusions specifically referred to in such lender's title insurance policy, and (d) other matters to which like properties are commonly subject, none of which matters referred to in clauses (b), (c) or (d), individually or in the aggregate, materially interferes with the security intended to be provided by such Mortgage, the value or current use or operation of the Mortgaged Property or the current ability of the Mortgaged Property to generate operating income sufficient to service the Mortgage Loan debt (the foregoing items (a) through (d) being herein referred to as the "Permitted Encumbrances"). The related Assignment of Mortgage executed and delivered in favor of the Trustee is in recordable form and constitutes a legal, valid and binding assignment, and, assuming that the assignee has the capacity to acquire such Mortgage, sufficient to convey to the assignee named therein all of the assignor's right, title and interest in, to and under such Mortgage. Such Mortgage, together with any separate security agreements, chattel mortgages or equivalent instruments, establishes and creates a valid and, subject to the exceptions set forth in paragraph 13 below, enforceable security interest in favor of the holder thereof in all of the related Mortgagor's personal property used in the operation of the related Mortgaged Property. As of the Closing Date, Uniform Commercial Code financing statements or continuation statements have been filed and/or recorded in all places necessary to perfect and keep perfected, until additional actions are required under the Uniform Commercial Code, a valid security interest in such personal property, to the extent a security interest may be so created therein, and such security interest is a first priority security interest, subject to any prior purchase money security interest in such personal property and any personal property leases applicable to such personal property, or the failure to have filed and/or recorded Uniform Commercial Code financing statements prior to the Closing Date will not have a material adverse effect on the value of the Mortgaged Properties. Notwithstanding the foregoing, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements are required in order to effect such perfection.

            5. Assignment of Leases and Rents. The Assignment of Leases related to and delivered in connection with each Mortgage Loan establishes and creates a valid and, subject to the exceptions set forth in paragraph 13 below, enforceable first priority collateral assignment in the related Mortgagor's interest in all leases, sub-leases, licenses or other agreements pursuant to which any person is entitled to occupy, use or possess all or any portion of the real property subject to the related Mortgage, subject to legal limitations of general applicability to commercial mortgage loans similar to the Mortgage Loan, and the Mortgagor and each assignor of such Assignment of Leases to the Seller have the full right to assign the same. The related assignment of any Assignment of Leases not included in a Mortgage has been executed and delivered in favor of the Trustee and is in recordable form and constitutes a legal, valid and binding assignment, sufficient to convey to the assignee named therein (assuming that the assignee has the capacity to acquire such Assignment of Leases) all of the assignor's right, title and interest in, to and under such Assignment of Leases.

            6. Mortgage Status; Waivers and Modifications. No Mortgage has been satisfied, cancelled, rescinded or (except for Permitted Encumbrances) subordinated in whole or in part, and the related Mortgaged Property has not been released from the lien of such Mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, cancellation, subordination (except for Permitted Encumbrances), rescission or release, in any manner that, in each case, materially and adversely affects the value of the related Mortgaged Property except for any partial reconveyances of real property that are included in the related Mortgage File. None of the terms of any Mortgage Note, Mortgage or Assignment of Leases has been impaired, waived in any material respect, altered or modified in any respect, except by written instruments, all of which are included in the related Mortgage File and none of the mortgage loans have been modified since December 17, 2004.

            7. Condition of Property; Condemnation. A property inspection report was prepared in connection with the origination of each Mortgage Loan (except in certain cases where the Mortgaged Property was newly constructed). With respect to each Mortgaged Property securing a Mortgage Loan that was the subject of a property inspection report or a Certificate of Substantial Completion or an Architect's Certificate of Completion prepared on or after August 1, 2003, other than as disclosed in such property inspection report or Certificate of Substantial Completion or an Architect's Certificate of Completion, each such Mortgaged Property is, to the Seller's knowledge, free and clear of any damage (or adequate reserves therefor have been established) that would materially and adversely affect its value as security for the related Mortgage Loan.

            With respect to the Mortgaged Properties for which property inspection reports, Certificates of Substantial Completion or Architect's Certificate of Completion were prepared prior to August 1, 2003, (a) such Mortgaged Property is (i) free and clear of any damage that would materially and adversely affect its value as security for the related Mortgage Loan; and (ii) in good repair and condition so as not to materially and adversely affect its value as security for the related Mortgage Loan; and (b) all building systems contained on such Mortgaged Property are in good working order so as not to materially and adversely affect its value as security for the related Mortgage Loan or, in the case of (a) and (b) adequate reserves therefor have been established or other resources are available.

            The Seller has received no notice of the commencement of any proceeding for the condemnation of all or any material portion of any Mortgaged Property. To the Seller's knowledge (based on surveys and/or title insurance obtained in connection with the origination of the Mortgage Loans), as of the date of the origination of each Mortgage Loan, all of the material improvements on the related Mortgaged Property that were considered in determining the value of the Mortgaged Property lay wholly within the boundaries of such property, except for encroachments that are insured against by the lender's title insurance policy referred to herein or that do not materially and adversely affect the value or marketability of such Mortgaged Property, and no improvements on adjoining properties materially encroached upon such Mortgaged Property so as to materially and adversely affect the value or marketability of such Mortgaged Property, except those encroachments that are insured against by the Title Policy referred to herein.

            8. Title Insurance. Each Mortgaged Property is covered by an American Land Title Association (or an equivalent form of) lender's title insurance policy or pro forma policy (the "Title Policy") in the original principal amount of the related Mortgage Loan after all advances of principal. Each Title Policy insures that the related Mortgage is a valid first priority lien on such Mortgaged Property, subject only to the Permitted Encumbrances stated therein (or a marked up title insurance commitment or pro forma policy marked as binding and counter-signed by the title insurer or its authorized agent on which the required premium has been paid exists which evidences that such Title Policy will be issued). Each Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid, no material claims have been made thereunder and no claims have been paid thereunder. No holder under the related Mortgage has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Immediately following the transfer and assignment of the related Mortgage Loan to the Trustee, such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) will inure to the benefit of the Trustee without the consent of or notice to the insurer. To the Seller's knowledge, the insurer issuing such Title Policy is qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

            9. No Holdbacks. The proceeds of each Mortgage Loan have been fully disbursed and there is no obligation for future advances with respect thereto. With respect to each Mortgage Loan, any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any funds escrowed for such purpose that were to have been complied with on or before the Closing Date have been complied with, or any such funds so escrowed have not been released.

            10. Mortgage Provisions. The Mortgage Note or Mortgage for each Mortgage Loan, together with applicable state law, contains customary and enforceable provisions (subject to the exceptions set forth in paragraph 13), including foreclosure, such as to render the rights and remedies of the holder thereof adequate for the practical realization against the related Mortgaged Property of the principal benefits of the security intended to be provided thereby. The related Mortgage Loan documents provide for the appointment of a receiver of rents following an event of default under such loan documents, to the extent available under applicable law.

            11. Trustee under Deed of Trust. If any Mortgage is a deed of trust,
(a) a trustee, duly qualified under applicable law to serve as such, is properly designated and serving under such Mortgage, and (b) no fees or expenses are payable to such trustee by the Seller, the Purchaser or any transferee thereof except in connection with a trustee's sale after default by the related Mortgagor or in connection with any full or partial release of the related Mortgaged Property or related security for the related Mortgage Loan.

            12. Environmental Conditions. An environmental site assessment meeting ASTM standards and assessing all hazards generally assessed for similar properties (as of the date of such assessment), including type, use and tenants for such similar properties ("Environmental Report") was performed with respect to each Mortgaged Property in connection with the origination or securitization of each Mortgage Loan.

            (a) With respect to the Mortgaged Properties for which the Environmental Reports were prepared on or after August 1, 2003, other than as disclosed in the related Environmental Report therefor, to the Seller's knowledge, (X) no Hazardous Material is present on such Mortgaged Property, such that (1) the value, use or operations of such Mortgaged Property is materially and adversely affected, or (2) under applicable federal, state or local law, (i) such Hazardous Material could be required to be eliminated, remediated or otherwise responded to at a cost or in a manner materially and adversely affecting the value, use or operations of the Mortgaged Property before such Mortgaged Property could be altered, renovated, demolished or transferred or
(ii) the presence of such Hazardous Material could (upon action by the appropriate governmental authorities) subject the owner of such Mortgaged Property, or the holders of a security interest therein, to liability for the cost of eliminating, remediating or otherwise responding to such Hazardous Material or the hazard created thereby at a cost or in a manner materially and adversely affecting the value, use or operations of the Mortgaged Property, and
(Y) such Mortgaged Property is in material compliance with all applicable federal, state and local laws and regulations pertaining to Hazardous Materials or environmental hazards, any noncompliance with such laws or regulations does not have a material adverse effect on the value, use or operations of such Mortgaged Property and neither Seller nor, to the Seller's knowledge, the related Mortgagor or any current tenant thereon, has received any notice of any violation or potential violation of any such law or regulation. With respect to any condition disclosed in an Environmental Report, which condition constituted a violation of applicable laws or regulations or would materially and adversely affect the value, use or operations of the related Mortgaged Property if not remedied, such condition has either been satisfactorily remedied, consistent with prudent commercial mortgage lending practices, or the applicable loan documents contain provisions which address such condition to the satisfaction of the Seller, consistent with prudent commercial mortgage lending practices, and adequate funding or resources, consistent with prudent commercial mortgage lending practices, were available to remedy or otherwise respond to such condition.

            (b) With respect to the remaining Mortgaged Properties for which the Environmental Reports were prepared prior to August 1, 2003, (X) no Hazardous Material is present on such Mortgaged Property, such that (1) the value, use or operations of such Mortgaged Property is materially and adversely affected, or
(2) under applicable federal, state or local law and regulations, (a) such Hazardous Material could be required to be eliminated, remediated or otherwise responded to at a cost or in a manner materially and adversely affecting the value, use or operations of the Mortgaged Property before such Mortgaged Property could be altered, renovated, demolished or transferred or (b) the presence of such Hazardous Material could (upon action by the appropriate governmental authorities) subject the owner of such Mortgaged Property, or the holders of a security interest therein, to liability for the cost of eliminating, remediating or otherwise responding to such Hazardous Material or the hazard created thereby at a cost or in a manner materially and adversely affecting the value, use or operations of the Mortgaged Property, and (Y) such Mortgaged Property is in material compliance with all applicable federal, state and local laws and regulations pertaining to Hazardous Materials or environmental hazards, any noncompliance with such laws or regulations does not have a material adverse effect on the value, use or operations of such Mortgaged Property and neither Seller nor, to the Seller's knowledge, the related Mortgagor or any current tenant thereon, has received any notice of any violation or potential violation of any such law or regulation. With respect to any condition disclosed in an Environmental Report, which condition constituted a violation of applicable laws or regulations or would materially and adversely affect the value, use or operations of the related Mortgaged Property if not remedied, such condition has either been satisfactorily remedied, consistent with prudent commercial mortgage lending practices, or the applicable loan documents contain provisions which address such condition to the satisfaction of the Seller, consistent with prudent commercial mortgage lending practices, and adequate funding or resources, consistent with prudent commercial mortgage lending practices, were available to remedy or otherwise respond to such condition.

            (c) Each Mortgage requires the related Mortgagor to comply with all applicable federal, state and local environmental laws and regulations.

            (d) In the case of each Mortgage Loan set forth on Schedule 1 to this Exhibit 2, (i) such Mortgage Loan is the subject of a secured creditor impaired property policy or a commercial real estate pollution liability policy, issued by the issuer set forth on Schedule 1 (the "Policy Issuer") and effective as of the date thereof (the "Environmental Insurance Policy"), (ii) the Environmental Insurance Policy is in full force and effect, (iii) on the effective date of the Environmental Insurance Policy, Seller as originator had no knowledge of any material and adverse environmental condition or circumstance affecting the Mortgaged Property that was not disclosed to the Policy Issuer in one or more of the following: (a) the application for insurance, (b) a borrower questionnaire that was provided to the Policy Issuer or (c) an engineering or other report provided to the Policy Issuer and (iv) the premium of any Environmental Insurance Policy has been paid through the term of such policy.

            "Hazardous Materials" means gasoline, petroleum products, explosives, radioactive materials, polychlorinated biphenyls or related or similar materials, and any other substance, material or waste as may be defined as a hazardous or toxic substance, material or waste by an federal, state or local environmental law, ordinance, rule, regulation or order, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. ss.ss. 9601 et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. ss.ss. 1801 et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. ss.ss. 6901 et seq.), the Federal Water Pollution Control Act, as amended (33 U.S.C. ss.ss. 1251 et seq.), the Clean Air Act, as amended (42 U.S.C. ss.ss. 7401 et seq.), and any regulations promulgated pursuant thereto.

            13. Loan Document Status. Each Mortgage Note, Mortgage and other agreement that evidences or secures such Mortgage Loan and that was executed by or on behalf of the related Mortgagor is the legal, valid and binding obligation of the maker thereof (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), enforceable in accordance with its terms, except with respect to provisions relating to default interest, yield maintenance charges and prepayment premiums and as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and, to the Seller's knowledge, there is no valid defense, counterclaim or right of offset or rescission available to the related Mortgagor with respect to such Mortgage Note, Mortgage or other agreements.

            14. Insurance. Each Mortgaged Property is required (or the holder of the Mortgage can require) pursuant to the related Mortgage to be, and at origination the Seller received evidence that such Mortgaged Property was, insured by (a) a fire and extended perils insurance policy providing coverage against loss or damage sustained by reason of fire, lightning, hail, windstorm (with respect to the Mortgage Loans set forth on Schedule 2 attached hereto), explosion, riot, riot attending a strike, civil commotion, aircraft, vehicles and smoke, and, to the extent required as of the date of origination by the originator of such Mortgage Loan consistent with its normal commercial mortgage lending practices, against other risks insured against by persons operating like properties in the locality of the Mortgaged Property, in an amount not less than the lesser of the principal balance of the related Mortgage Loan and the replacement cost of the improvements on the Mortgaged Property, and with no provisions for a deduction for depreciation in respect of awards for the reconstruction of the improvements, and not less than the amount necessary to avoid the operation of any co-insurance provisions with respect to the Mortgaged Property; (b) a business interruption or rental loss insurance policy or coverage, in an amount at least equal to nine (9) months of operations of the Mortgaged Property; and (c) a flood insurance policy (if any portion of buildings or other structures (excluding parking) on the Mortgaged Property are located in an area identified by the Federal Emergency Management Agency ("FEMA") as a special flood hazard area (which "special flood hazard area" does not include areas designated by FEMA as Zones B, C or X)). For each Mortgaged Property located in a Zone 3 or Zone 4 seismic zone, either: (i) a seismic report which indicated a PML of less than 20% was prepared, based on a 450 or 475-year lookback with a 10% probability of exceedance in a 50-year period, at origination for such Mortgaged Property or (ii) the improvements for the Mortgaged Property are insured against earthquake damage. With respect to each Mortgaged Property, such Mortgaged Property is required pursuant to the related Mortgage to be (or the holder of the Mortgage can require that the Mortgaged Property be), and at origination the Seller received evidence that such Mortgaged Property was, insured by a commercial general liability insurance policy in amounts as are generally required by commercial mortgage lenders for similar properties, and in any event not less than $1 million per occurrence. Under such insurance policies either (A) the Seller is named as mortgagee under a standard mortgagee clause or (B) the Seller is named as an additional insured, and is entitled to receive prior notice as the holder of the Mortgage of termination or cancellation. No such notice has been received, including any notice of nonpayment of premiums, that has not been cured. Each Mortgage obligates the related Mortgagor to maintain or cause to be maintained all such insurance and, upon such Mortgagor's failure to do so, authorizes the holder of the Mortgage to maintain or to cause to be maintained such insurance at the Mortgagor's cost and expense and to seek reimbursement therefor from such Mortgagor. Each Mortgage Loan provides that casualty insurance proceeds will be applied either to the restoration or repair of the related Mortgaged Property or to the reduction of the principal amount of the Mortgage Loan. Each Mortgage provides that any related insurance proceeds, other than for a total loss or taking, will be applied either to the repair or restoration of all or part of the related Mortgaged Property, with the mortgagee or a trustee appointed by the mortgagee having the right to hold and disburse such proceeds as the repair or restoration progresses (except in such cases where a provision entitling another party to hold and disburse such proceeds would not be viewed as commercially unreasonable by a prudent commercial mortgage lender), or to the payment of the outstanding principal balance of the Mortgage Loan together with any accrued interest thereon, and any insurance proceeds in respect of a total or substantially total loss or taking may be applied either to payment of outstanding principal and interest on the Mortgage Loan (except as otherwise provided by law) or to rebuilding of the Mortgaged Property.

            15. Taxes and Assessments and Ground Lease Rents. As of the Closing Date, there are no delinquent taxes, assessments or other outstanding charges affecting any Mortgaged Property that are or may become a lien of priority equal to or higher than the lien of the related Mortgage. For purposes of this representation and warranty, real property taxes and assessments shall be considered delinquent commencing from the date on which interest or penalties would be first payable thereon. As of the Closing Date, there are no delinquent rents on any ground leases for any Mortgaged Property.

            16. Mortgagor Bankruptcy. No Mortgagor is a debtor in any state or federal bankruptcy or insolvency proceeding and no Mortgaged Property or any portion thereof is subject to a plan in any such proceeding.

            17. Leasehold Estate. Each Mortgaged Property consists of the related Mortgagor's fee simple estate in real estate (the "Fee Interest") or the related Mortgage Loan is secured in whole or in part by the interest of the related Mortgagor as a lessee under a ground lease of the Mortgaged Property (a "Ground Lease"), and if secured in whole or in part by a Ground Lease, either
(1) the ground lessor's fee interest is subordinated to the lien of the Mortgage and the Mortgage will not be subject to any lien or encumbrances on the ground lessor's fee interest, other than Permitted Encumbrances, and the holder of the Mortgage is permitted to foreclose the ground lessor's fee interest within a commercially reasonable time period or (2) the following apply to such Ground
Lease:

            (a) Such Ground Lease or a memorandum thereof has been or will be duly recorded; such Ground Lease (or the related estoppel letter or lender protection agreement between the Seller and related lessor) permits the interest of the lessee thereunder to be encumbered by the related Mortgage; does not restrict the use of the related Mortgaged Property by the lessee or its permitted successors and assigns in a manner that would materially and adversely affect the security provided by the related Mortgage; and, to the knowledge of the Seller, there has been no material change in the payment terms of such Ground Lease since the origination of the related Mortgage Loan, with the exception of material changes reflected in written instruments that are a part of the related Mortgage File;

            (b) The lessee's interest in such Ground Lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related Mortgage, other than the ground lessor's related fee interest and Permitted Encumbrances;

            (c) The Mortgagor's interest in such Ground Lease is assignable to the Purchaser and its successors and assigns upon notice to, but (except in the case where such consent cannot be unreasonably withheld) without the consent of, the lessor thereunder (or, if such consent is required, it has been obtained prior to the Closing Date) and, in the event that it is so assigned, is further assignable by the Purchaser and its successors and assigns upon notice to, but without the need to obtain the consent of, such lessor (except in the case where such consent cannot be unreasonably withheld);

            (d) Such Ground Lease is in full force and effect, and the Seller has received no notice that an event of default has occurred thereunder, and, to the Seller's knowledge, there exists no condition that, but for the passage of time or the giving of notice, or both, would result in an event of default under the terms of such Ground Lease;

            (e) Such Ground Lease, or an estoppel letter or other agreement, requires the lessor under such Ground Lease to give notice of any material default by the lessee to the mortgagee (concurrent with notice given to the lessee), provided that the mortgagee has provided the lessor with notice of its lien in accordance with the provisions of such Ground Lease, and such Ground Lease, or an estoppel letter or other agreement, further provides that no notice of termination given under such Ground Lease is effective against the mortgagee unless a copy has been delivered to the mortgagee. The Seller has provided the lessor under the Ground Lease with notice of the Seller's lien on the Mortgaged Property in accordance with the provisions of such Ground Lease;

            (f) A mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under such Ground Lease) to cure any default under such Ground Lease, which is curable after the receipt of notice of any such default, before the lessor thereunder may terminate such Ground Lease by reason of such default;

            (g) Such Ground Lease has an original term, along with any extensions set forth in such Ground Lease, not less than 10 years beyond the full amortization term of the Mortgage Loan;

            (h) Under the terms of such Ground Lease and the related Mortgage, taken together, any related insurance proceeds, other than for a total loss or taking, will be applied either to the repair or restoration of all or part of the related Mortgaged Property, with the mortgagee or a trustee appointed by the mortgagee having the right to hold and disburse such proceeds as the repair or restoration progresses (except in such cases where a provision entitling another party to hold and disburse such proceeds would not be viewed as commercially unreasonable by a prudent commercial mortgage lender), or to the payment of the outstanding principal balance of the Mortgage Loan together with any accrued interest thereon, and any insurance proceeds in respect of a total or substantially total loss or taking may be applied either to payment of outstanding principal and interest on the Mortgage Loan (except as otherwise provided by law) or to rebuilding of the Mortgaged Property;

            (i) Such Ground Lease does not impose any restrictions on subletting which would be viewed, as of the date of origination of the related Mortgage Loan, as commercially unreasonable by the Seller; and such Ground Lease contains a covenant that the lessor thereunder is not permitted, in the absence of an uncured default, to disturb the possession, interest or quiet enjoyment of any subtenant of the lessee, or in any manner, which would materially and adversely affect the security provided by the related Mortgage;

            (j) Such Ground Lease or an estoppel or other agreement requires the lessor to enter into a new lease with the Seller or its successors or assigns under terms which do not materially vary from the economic terms of the Ground Lease, in the event of a termination of the Ground Lease by reason of a default by the Mortgagor under the Ground Lease, including rejection of the Ground Lease in a bankruptcy proceeding; and

            (k) Such Ground Lease may not be materially amended, modified or, except in the case of a default, cancelled or terminated without the prior written consent of the holder of the Mortgage Loan, and any such action without such consent is not binding on such holder, including any increase in the amount of rent payable by the lessee thereunder during the term of the Mortgage Loan.

            18. Escrow Deposits. All escrow deposits and payments relating to each Mortgage Loan that are, as of the Closing Date, required to be deposited or paid have been so deposited or paid, and those escrow deposits and payments are under control of the Seller or its agents.

            19. LTV Ratio. The gross proceeds of each Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and either: (a) such Mortgage Loan is secured by an interest in real property having a fair market value (i) at the date the Mortgage Loan was originated, at least equal to 80 percent of the original principal balance of the Mortgage Loan or (ii) at the Closing Date, at least equal to 80 percent of the principal balance of the Mortgage Loan on such date; provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (x) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (y) a proportionate amount of any lien that is in parity with the Mortgage Loan (unless such other lien secures a Mortgage Loan that is cross-collateralized with such Mortgage Loan, in which event the computation described in clauses (a)(i) and (a)(ii) of this paragraph 19 shall be made on a pro rata basis in accordance with the fair market values of the Mortgaged Properties securing such cross-collateralized Mortgage Loans); or (b) substantially all the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property that served as the only real property collateral for such Mortgage Loan (other than a recourse feature or other third party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)).

            20. Mortgage Loan Modifications. Any Mortgage Loan that was "significantly modified" prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code either (a) was modified as a result of the default under such Mortgage Loan or under circumstances that made a default reasonably foreseeable or (b) satisfies the provisions of either clause (a)(i) of paragraph 19 (substituting the date of the last such modification for the date the Mortgage Loan was originated) or clause (a)(ii) of paragraph 19, including the proviso thereto.

            21. Advancement of Funds by the Seller. No holder of a Mortgage Loan has advanced funds, or induced, solicited or knowingly received any advance of funds from a party other than the owner of the related Mortgaged Property (or any tenant required to make its lease payments directly to the holder of the related Mortgage Loan), directly or indirectly, for the payment of any amount required by such Mortgage Loan.

            22. No Mechanics' Liens. As of the applicable Mortgage Loan origination date, and to the Seller's knowledge as of the Closing Date, each Mortgaged Property is free and clear of any and all mechanics' and materialmen's liens that are prior or equal to the lien of the related Mortgage and no rights are outstanding that under law could give rise to any such lien that would be prior or equal to the lien of the related Mortgage except, in each case, for liens insured against by the Title Policy referred to herein, or, if any such liens existing as of the Closing Date are not insured against by the Title Policy referred to herein, such liens will not have a material adverse effect on the value of the related Mortgaged Property.

            23. Compliance with Laws. Except as otherwise specifically disclosed in an exception on Schedule A attached hereto to another representation and warranty made by the seller in this Exhibit 2, at origination, each Mortgage Loan complied with all applicable federal, state and local statutes and regulations. Each Mortgage Loan complied with (or is exempt from) all applicable usury laws in effect at its date of origination.

            24. Cross-collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any loan other than one or more other Mortgage Loans.

            25. Releases of Mortgaged Property. No Mortgage Note or Mortgage requires the mortgagee to release all or any material portion of the related Mortgaged Property that was included in the valuation for such Mortgaged Property, and/or generates income, from the lien of the related Mortgage except upon payment in full of all amounts due under the related Mortgage Loan, or upon satisfaction of the defeasance provisions of such Mortgage Loan, other than the Mortgage Loans that require the mortgagee to grant a release of a portion of the related Mortgaged Property upon (a) the satisfaction of certain legal and underwriting requirements where the portion of the related Mortgaged Property permitted to be released was not considered by the Seller to be material in underwriting the Mortgage Loan or, in the case of a substitution, where the Mortgagor is entitled to substitute a replacement parcel at its unilateral option upon the satisfaction of specified conditions, and/or (b) the payment of a release price and prepayment consideration in connection therewith, consistent with the Seller's normal commercial mortgage lending practices (and in both (a) and (b), any release of the Mortgaged Property has been reflected in the Mortgage Loan Schedule). Except as described in the prior sentence (other than with respect to defeasance and substitution), no Mortgage Loan permits the full or partial release or substitution of collateral unless (1) the mortgagor is entitled to substitute a replacement parcel at its unilateral option upon satisfaction of specified conditions, and (2) the mortgagee or servicer can require the Mortgagor to provide an opinion of tax counsel to the effect that such release or substitution of collateral (a) would not constitute a "significant modification" of such Mortgage Loan within the meaning of Treas. Reg. ss.1.8606-2(b)(2) and (b) would not cause such Mortgage Loan to fail to be a "qualified mortgage" within the meaning of Section 860G(a)(3)(A) of the Code. The loan documents require the related Mortgagor to bear the cost of such opinion.

            26. No Equity Participation or Contingent Interest. No Mortgage Loan contains any equity participation by the lender or provides for negative amortization or for any contingent or additional interest in the form of participation in the cash flow of the related Mortgaged Property.

            27. No Material Default. There exists no material default, breach, violation or event giving the lender the right to accelerate the Mortgage Loan (and, to the Seller's knowledge, no event has occurred which, with the passage of time or the giving of notice, or both, would constitute any of the foregoing) under the documents evidencing or securing the Mortgage Loan, in any such case to the extent the same materially and adversely affects the value of the Mortgage Loan and the related Mortgaged Property; provided, however, that this representation and warranty does not address or otherwise cover any default, breach, violation or event of acceleration that specifically pertains to any matter otherwise covered by any other representation and warranty made by the Seller elsewhere in this Exhibit 2 or the exceptions listed in Schedule A attached hereto.

            28. Inspections. The Seller (or if the Seller is not the originator, the originator of the Mortgage Loan) has inspected or caused to be inspected each Mortgaged Property in connection with the origination of the related Mortgage Loan.

            29. Local Law Compliance. To the best of Seller's knowledge, based on due diligence performed at origination that was considered reasonable by prudent commercial mortgage lenders in the lending area where the Mortgaged Property is located, the improvements located on or forming part of each Mortgaged Property comply with applicable zoning laws and ordinances, or constitute a legal non-conforming use or structure or, if any such improvement does not so comply, such non-compliance does not materially and adversely affect the value of the related Mortgaged Property, such value as determined by the appraisal or internal or external market study performed at origination.

            30. Junior Liens. None of the Mortgage Loans permits the related Mortgaged Property to be encumbered by any lien (other than a Permitted Encumbrance) junior to or of equal priority with the lien of the related Mortgage without the prior written consent of the holder thereof or the satisfaction of debt service coverage or similar criteria specified therein. The Seller has no knowledge that any of the Mortgaged Properties is encumbered by any lien junior to the lien of the related Mortgage.

            31. Actions Concerning Mortgage Loans. To the knowledge of the Seller, there are no actions, suits or proceedings before any court, administrative agency or arbitrator concerning any Mortgage Loan, Mortgagor or related Mortgaged Property that could reasonably be expected to adversely affect title to the Mortgaged Property or the validity or enforceability of the related Mortgage or that could reasonably be expected to materially and adversely affect the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended.

            32. Servicing. The servicing and collection practices used by the Seller or any prior holder or servicer of each Mortgage Loan have been in all material respects legal, proper and prudent and have met customary industry standards utilized by commercial lending institutions in the area where the related Mortgaged Property is located.

            33. Licenses and Permits. To the Seller's knowledge, based on due diligence that it customarily performs in the origination of comparable mortgage loans, as of the date of origination of each Mortgage Loan, and to Seller's knowledge, as of the Closing Date, based on servicing procedures customarily performed in the Seller's servicing of the Mortgage Loans during the period in which Seller owned each such Mortgage Loan, the related Mortgagor was in possession of all material licenses, permits and franchises required by applicable law for the ownership and operation of the related Mortgaged Property as it was then operated.

            34. Collateral in Trust. The Mortgage Note for each Mortgage Loan is not secured by a pledge of any collateral that has not been assigned to the Purchaser.

            35. Due on Sale/Due on Encumbrance. Each Mortgage Loan contains a "due on sale" clause, which provides for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan if, without prior written consent of the holder of the Mortgage, the property subject to the Mortgage or any material portion thereof, is transferred, sold or encumbered by a junior mortgage or deed of trust; provided, however, that certain Mortgage Loans provide a mechanism for the assumption of the loan by a third party upon the Mortgagor's satisfaction of certain conditions precedent, and upon payment of a transfer fee, if any, or transfer of interests in the Mortgagor or constituent entities of the Mortgagor to a third party or parties related to the Mortgagor upon the Mortgagor's satisfaction of certain conditions precedent.

            36. Non-Recourse Exceptions. The Mortgage Loan documents for each Mortgage Loan either provide that (a) such Mortgage Loan is fully recourse to the Mortgagor or (b) such Mortgage Loan constitutes the non-recourse obligations of the related Mortgagor and non-recourse guarantors, if any, except that either
(i) such provision does not apply in the case of fraud or willful misrepresentation by the Mortgagor, misappropriation of rents, insurance proceeds or condemnation awards and breaches of the environmental covenants in the Mortgage Loan documents or (ii) such documents provide that the Mortgagor shall be liable to the holder of the Mortgage Loan for losses incurred as a result of fraud by the Mortgagor. Except as set forth on Schedule 3 attached hereto, either the Mortgagor or a guarantor with respect to each Mortgage Loan is a natural person.

            37. Underwriting Policies. Each Mortgage Loan was either originated by the Seller or an affiliate thereof, and each such origination of a Mortgage Loan substantially complied with the Seller's underwriting policies in effect as of such Mortgage Loan's origination date.

            38. REMIC Eligibility. Each Mortgage Loan is a "qualified mortgage" as such term is defined in Section 860G(a)(3) of the Code (without regard to Treasury Regulations Section 1.860G-2(f)(2), which treats certain defective mortgage loans as qualified mortgages). Each Mortgaged Property will qualify as foreclosure property within the meaning of Section 856(e) of the Code if obtained by foreclosure or deed in lieu of foreclosure.

            39. Prepayment Premiums. Each prepayment premium or yield maintenance premium is consistent with those charged by the Seller in its customary lending practices with respect to loans of the size and character of the Mortgage Loans.

            40. Loan Provisions. No Mortgage Loan contains a provision that by its terms would automatically or at the unilateral option of the Mortgagor cause such Mortgage Loan not to be a "qualified mortgage" as such term is defined in
Section 860G(a)(3) of the Code.

            41. Single Purpose Entity. The Mortgagor on each Mortgage Loan listed on Schedule 4 attached hereto was, as of the origination of the Mortgage Loan, a Single Purpose Entity. For this purpose, a "Single Purpose Entity" shall mean an entity, other than an individual, whose organizational documents provide (or which entity covenanted in the Mortgage Loan documents) substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented or covenanted in the related Mortgage Loan documents, substantially to the effect that it does not have (or will not obtain) any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from any other person, and that it holds itself out as a legal entity, separate and apart from any other person.

            42. Defeasance and Assumption Costs. If the related Mortgage Loan Documents provide for defeasance, such documents provide that the related Mortgagor is responsible for the payment of all reasonable costs and expenses of Lender incurred in connection with the defeasance of such Mortgage Loan and the release of the related Mortgaged Property. The related Mortgage Loan Documents require the related Mortgagor to pay all reasonable costs and expenses of Lender associated with the approval of an assumption of such Mortgage Loan.

            43. Defeasance. No Mortgage Loan provides that it can be defeased prior to the date that is two years after the Closing Date.

            44. Confidentiality. There are no provisions in any Note, Mortgage or related loan documents with respect to any Mortgage Asset, nor any other agreements or enforceable understandings with any Mortgagor, Mortgagor principal or guarantor, which restrict the dissemination of information regarding any Mortgagor, Mortgagor principal, guarantor or Mortgaged Property by the owner or holder of the Mortgage Asset or requires such owner or holder to treat any information regarding any Mortgagor, Mortgagor principal, guarantor or Mortgaged Property as confidential.

                                   SCHEDULE A

--------------------------------------------------------------------------------
     Rep. No.              Loan                         Explanation
     --------              ----                         -----------
--------------------------------------------------------------------------------
36.  Non-Recourse   Holiday Center Loan   The guarantor is a corporation rather
     Exceptions                           than a "natural person".
--------------------------------------------------------------------------------

                                   SCHEDULE B

                           LIST OF MORTGAGORS THAT ARE
                  THIRD-PARTY BENEFICIARIES UNDER SECTION 5(b)


                                     [NONE]

                                    EXHIBIT 3

                                 PURCHASE PRICE

            Purchase Price                      $97,623,474
            Accrued Interest                    $332,464
                                                ________________
            Total                               $97,955,938

                                    EXHIBIT 4

                                  BILL OF SALE

            1. Parties. The parties to this Bill of Sale are the following:

               Seller:     Teachers Insurance and Annuity
                           Association of America
               Purchaser:  Morgan Stanley Capital I Inc.

            2. Sale. For value received, the Seller hereby conveys to the Purchaser, without recourse, all right, title and interest in and to the Mortgage Loans identified on Exhibit 1 (the "Mortgage Loan Schedule") to the Mortgage Loan Purchase Agreement, dated as of February 1, 2005 (the "Mortgage Loan Purchase Agreement"), between the Seller and the Purchaser and all of the following property:

            (a) All accounts, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit and investment property consisting of, arising from or relating to any of the following property: the Mortgage Loans identified on the Mortgage Loan Schedule including the related Mortgage Notes, Mortgages, security agreements, and title, hazard and other insurance policies, all distributions with respect thereto payable after the Cut-Off Date, all substitute or replacement Mortgage Loans and all distributions with respect thereto, and the Mortgage Files;

            (b) All accounts, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit, investment property, and other rights arising from or by virtue of the disposition of, or collections with respect to, or insurance proceeds payable with respect to, or claims against other Persons with respect to, all or any part of the collateral described in clause (a) above (including any accrued discount realized on liquidation of any investment purchased at a discount); and

            (c) All cash and non-cash proceeds of the collateral described in clauses (a) and (b) above.

            3. Purchase Price. The amount and other consideration set forth on
Exhibit 3 to the Mortgage Loan Purchase Agreement.

            4. Definitions. Terms used but not defined herein shall have the meanings assigned to them in the Mortgage Loan Purchase Agreement.

            IN WITNESS WHEREOF, each of the parties hereto has caused this Bill of Sale to be duly executed and delivered on this ___ day of February 2005.

SELLER:                                TEACHERS INSURANCE AND ANNUITY
                                       ASSOCIATION OF AMERICA


                                       By: ___________________________________
                                           Name:
                                           Title:

PURCHASER:                             MORGAN STANLEY CAPITAL I INC.


                                       By: ___________________________________
                                           Name:
                                           Title:

                                    EXHIBIT 5

                        FORM OF LIMITED POWER OF ATTORNEY

THIS DOCUMENT PREPARED BY,
AND AFTER RECORDING RETURN TO:

Wells Fargo Bank, National Association
45 Fremont Street, 2nd Floor
San Francisco, California 94105
Attention:  Commercial Mortgage Servicing
            Morgan Stanley Capital I Inc., Commercial Mortgage
            Pass-Through Certificates, Series 2005-IQ9

Midland Loan Services, Inc.
10851 Mastin
Building 82, Suite 700
Overland Park, Kansas 66210
Attention:  President--Morgan Stanley Capital I Inc.
            Commercial Mortgage Pass-Through Certificates, Series 2005-IQ9

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603
Attention: Global Securitization Trust Services Group--Morgan Stanley Capital I Inc., Series 2005-IQ9


                            LIMITED POWER OF ATTORNEY


            Know all persons by these presents; that the undersigned in its capacity as Seller, having an address of Teachers Insurance and Annuity Association of America, 730 Third Avenue, New York, New York 10018 (the "Seller"), being duly empowered and authorized to do so, does hereby make, constitute and appoint Wells Fargo Bank, National Association, having an address of 45 Fremont Street, 2nd Floor, San Francisco, California 94105, Attention:
Commercial Mortgage Servicing Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Serires 2005-IQ9 (the "General Master Servicer"), Midland Loan Services, Inc., having an address of 10851 Mastin, Building 82, Suite 700, Overland Park, Kansas 66210, Attention: President--Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2005-IQ9, (the "General Special Servicer") and LaSalle Bank National Association, having an address of 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603,
Attention: Global Securitization Trust Services Group--Morgan Stanley Capital I Inc., Series 2005-IQ9 (the "Trustee") as the true and lawful attorneys-in-fact for the undersigned, in its name, place and stead, and for its use and benefit:

            1. To empower the Trustee, the General Master Servicer and, in the event of the failure or incapacity of the Trustee and the General Master Servicer, the General Special Servicer, to submit for recording, at the expense of the Seller, any mortgage loan documents required to be recorded as described in the Pooling and Servicing Agreement, dated as of February 1, 2005 (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc., as Depositor, the General Master Servicer, the General Special Servicer, NCB, FSB, as NCB Master Servicer, National Consumer Cooperative Bank, as Co-op Special Servicer, the Trustee, ABN AMRO Bank, N.V., as Fiscal Agent and LaSalle Bank National Association, as Paying Agent and Certificate Registrar with respect to the Trust and any intervening assignments with evidence of recording thereon that are required to be included in the Mortgage File (so long as original counterparts have previously been delivered to the Trustee).

            2. This power of attorney shall be limited to the above-mentioned exercise of power.

            3. This instrument is to be construed and interpreted as a limited power of attorney. The enumeration of specific items, rights, acts or powers herein is not intended to, nor does it give rise to, and it is not intended to be construed as, a general power of attorney.

            4. The rights, power of authority of said attorney herein granted shall commence and be in full force and effect on the date hereof and such rights, powers and authority shall remain in full force and effect until the termination of the Pooling and Servicing Agreement.

            Capitalized terms used herein but not defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement.

IN WITNESS WHEREOF, I have hereunto set my hand this ____ day of February 2005.

Witnessed by:                          TEACHERS INSURANCE AND ANNUITY
                                       ASSOCIATION OF AMERICA


___________________________            By:________________________
Print Name:                            Name:
                                       Title:

STATE OF______________________)

COUNTY OF_____________________)

On __________________________, before me, a Notary Public in and for said county, personally appeared ________________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person acted and executed the instrument. Witness my hand and official seal.

_______________________________________
Commission Expires:

                                    EXHIBIT L

                                    Reserved

                                    EXHIBIT M

                    FORM OF MONTHLY CERTIFICATEHOLDERS REPORT



                          Morgan Stanley Capital I Inc.
                  Commercial Mortgage Pass-Through Certificates
                                 Series 2005-IQ9

ABN AMRO                                              Statement Date: 3/15/2005
LaSalle Bank N.A.                                     Payment Date:   3/15/2005
135 S. LaSalle Street Suite 1625                      Prior Payment:        N/A
Chicago, IL 60603                                     Next Payment:   4/15/2004
                                                      Record Date:    2/28/2005

                           ABN AMRO Acct: XX-XXXX-XX-X

Administrator:                                        Analyst:

                       Reporting Package Table of Contents

Issue Id:                            MOR05IQ9
Monthly Data File Name: MOR05IQ9_YYYYMM_3.zip

                                                                         Page(s)
                                                                         -------
REMIC Certificate Report
Bond Interest Reconciliation
Cash Reconciliation Summary
15 Month Historical Loan Status Summary
15 Month Historical Payoff/Loss Summary
Historical Collateral Level Prepayment Report
Delinquent Loan Detail
Mortgage Loan Characteristics
Loan Level Detail
Specially Serviced Report
Modified Loan Detail
Realized Loss Detail
Appraisal Reduction Detail

Closing Date:               02/XX/2005
First Payment Date:          3/15/2005
Assumed Final Payment Date: XX/XX/XXXX

                           Parties to the Transaction

                    Depositor: Morgan Stanley Capital I Inc.
                 Underwriter: Morgan Stanley & Co. Incorporated
       Master Servicer: Wells Fargo Bank, National Association, NCB, FSB,
Special Servicer: Midland Loan Services, Inc., National Consumer Cooperative
                  Bank
                 Rating Agency: Standard & Poor's/Fitch Ratings

       Information is available for this issue from the following sources

LaSalle Web Site                                                 www.ctslink.com
Servicer Website
LaSalle Factor Line                                               (800) 246-5761

03/09/2005 - 20:56 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

                          Morgan Stanley Capital I Inc.
                  Commercial Mortgage Pass-Through Certificates
                                 Series 2005-IQ9

ABN AMRO                                              Statement Date: 3/15/2005
LaSalle Bank N.A.                                     Payment Date:   3/15/2005
                                                      Prior Payment:        N/A
WAC:                                                  Next Payment:   4/15/2004
WA Life Term:                                         Record Date:    2/28/2005
WA Amort Term:
Current Index:
Next Index:

                           ABN AMRO Acct: XX-XXXX-XX-X

                            REMIC Certificate Report

           Original       Opening    Principal    Principal       Negative      Closing     Interest      Interest    Pass-Through
Class   Face Value (1)    Balance     Payment    Adj. or Loss   Amortization    Balance    Payment (2)   Adjustment       Rate
CUSIP     Per 1,000      Per 1,000   Per 1,000    Per 1,000      Per 1,000     Per 1,000    Per 1,000    Per 1,000    Next Rate (3)
-----   --------------   ---------   ---------   ------------   ------------   ---------   -----------   ----------   -------------
















                  0.00        0.00        0.00           0.00           0.00        0.00          0.00         0.00
                                                                       Total P&I Payment          0.00

Notes:

(1)   N denotes notional balance not included in total

(2) Accrued Interest plus/minus Interest Adjustment minus Deferred Interest equals Interest Payment

(3)   Estimated

03/09/2005 - 20:56 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

                          Morgan Stanley Capital I Inc.
                  Commercial Mortgage Pass-Through Certificates
                                 Series 2005-IQ9

ABN AMRO                                              Statement Date: 3/15/2005
LaSalle Bank N.A.                                     Payment Date:   3/15/2005
                                                      Prior Payment:        N/A
                                                      Next Payment:   4/15/2004
                                                      Record Date:    2/28/2005

                           ABN AMRO Acct: XX-XXXX-XX-X

                          Bond Interest Reconciliation

                                                              Deductions
                                                  ---------------------------------
           Accrual                    Accrued                 Deferred &
        -------------   Pass Thru   Certificate   Allocable   Accretion    Interest
Class   Method   Days     Rate       Interest       PPIS       Interest    Loss/Exp
-----   ------   ----   ---------   -----------   ---------   ----------   --------











-----   ------   ----   ---------   -----------   ---------   ----------   --------
                                           0.00        0.00         0.00       0.00

                               Additions
        ------------------------------------------------------                                                Remaining
           Prior       Int Accrual     Prepay-       Other       Distributable   Interest   Current Period   Outstanding
        Int. Short-     on prior        ment        Interest      Certificate    Payment     (Shortfall)/     Interest
Class    falls Due    Shortfall (3)   Penalties   Proceeds (1)   Interest (2)     Amount       Recovery      Shortfalls
-----   -----------   -------------   ---------   ------------   -------------   --------   --------------   -----------











-----   -----------   -------------   ---------   ------------   -------------   --------   --------------   -----------
               0.00                        0.00           0.00            0.00       0.00                           0.00



            Credit Support
        ----------------------
Class   Original   Current (4)
-----   --------   -----------











-----   --------   -----------


(1) Other Interest Proceeds are additional interest amounts specifically allocated to the bond(s) and used in determining the Distributable Interest of the bonds.

(2)   Accrued - Deductions + Additional Interest.

(3)   Where applicable.

(4) Determined as follows: (A) the ending balance of all the classes less (B) the sum of (i) the ending balance of the class and (ii) the ending balance of all classes which are not subordinate to the class divided by (A).

03/09/2005 - 20:56 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

                          Morgan Stanley Capital I Inc.
                  Commercial Mortgage Pass-Through Certificates
                                 Series 2005-IQ9

ABN AMRO                                              Statement Date: 3/15/2005
LaSalle Bank N.A.                                     Payment Date:   3/15/2005
                                                      Prior Payment:        N/A
                                                      Next Payment:   4/15/2004
                                                      Record Date:    2/28/2005

                           ABN AMRO Acct: XX-XXXX-XX-X

                           Cash Reconciliation Summary


                                Interest Summary

Current Scheduled Interest
Less Deferred Interest
Less PPIS Reducing Scheduled Int
Plus Gross Advance Interest
Less ASER Interest Adv Reduction
Less Other Interest Not Advanced
Less Other Adjustment
                                                            --------------------
Total
                                                            --------------------
Unscheduled Interest:
                                                            --------------------

Prepayment Penalties
Yield Maintenance Penalties
Other Interest Proceeds
                                                            --------------------
Total
                                                            --------------------
Less Fees Paid to Servicer
Less Fee Strips Paid by Servicer
                                                            --------------------
Less Fees & Expenses Paid By/To Servicer
                                                            --------------------

Special Servicing Fees
Workout Fees
Liquidation Fees
Interest Due Serv on Advances
Non Recoverable Advances
Misc. Fees & Expenses
                                                            --------------------
Plus Trustee Fees Paid by Servicer
                                                            --------------------
Total Unscheduled Fees & Expenses
                                                            --------------------
Total Interest Due Trust
                                                            --------------------
Less Fees & Expenses Paid By/To Trust
                                                            --------------------

Trustee Fee
Fee Strips
Misc. Fees
Interest Reserve Withholding
Plus Interest Reserve Deposit
                                                            --------------------
Total
                                                            --------------------
Total Interest Due Certs
                                                            --------------------

                                Principal Summary

Scheduled Principal:
--------------------

Current Scheduled Principal
Advanced Scheduled Principal
                                                            --------------------
Scheduled Principal
                                                            --------------------

Unscheduled Principal:
----------------------

Curtailments
Advanced Scheduled Principal
Liquidation Proceeds
Repurchase Proceeds
Other Principal Proceeds
                                                            --------------------
Total Unscheduled Principal
                                                            --------------------
Remittance Principal
                                                            --------------------
Remittance P&I Due Trust
                                                            --------------------
Remittance P&I Due Certs
                                                            --------------------

                              Pool Balance Summary

                                                             Balance     Count
                                                            ---------   --------
Beginning Pool
Scheduled Principal
Unscheduled Principal
Deferred Interest
Liquidations
Repurchases
                                                            ---------   --------
Ending Pool
                                                            ---------   --------

                              Servicing Fee Summary

Current Servicing Fees
Plus Fees Advanced for PPIS
Less Reduction for PPIS
Plus Delinquent Servicing Fees
                                                            --------------------
Total Servicing Fees
                                                            --------------------

                                  PPIS Summary

Gross PPIS
Reduced by PPIE
Reduced by Shortfalls in Fees
Reduced by Other Amounts
                                                            --------------------
PPIS Reducing Scheduled Interest
                                                            --------------------
PPIS Reducing Servicing Fee
                                                            --------------------
PPIS Due Certificate
                                                            --------------------

                   Advance Summary (Advance Made by Servicer)

                                                            Principal   Interest
                                                            ---------   --------
Prior Outstanding
Plus Current Period
Less Recovered
Less Non Recovered
                                                            ---------   --------
Ending Outstanding
                                                            ---------   --------

03/09/2005 - 20:56 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

                          Morgan Stanley Capital I Inc.
                  Commercial Mortgage Pass-Through Certificates
                                 Series 2005-IQ9

ABN AMRO                                              Statement Date: 3/15/2005
LaSalle Bank N.A.                                     Payment Date:   3/15/2005
                                                      Prior Payment:        N/A
                                                      Next Payment:   4/15/2004
                                                      Record Date:    2/28/2005

                           ABN AMRO Acct: XX-XXXX-XX-X

           Asset Backed Facts ~15 Month Historical Loan Status Summary

                                    Delinquency Aging Categories                                Special Event Categories (1)
              -------------------------------------------------------------------------  -------------------------------------------
                 Delinq         Delinq         Delinq                                                     Specially
                 1 Month       2 Months       3+ Months     Foreclosure        REO       Modifications    Serviced      Bankruptcy
Distribution  -------------  -------------  -------------  -------------  -------------  -------------  -------------  -------------
    Date       #    Balance   #    Balance   #    Balance   #    Balance   #    Balance   #    Balance   #    Balance   #    Balance
------------  ----  -------  ----  -------  ----  -------  ----  -------  ----  -------  ----  -------  ----  -------  ----  -------
03/15/05
____________  _________________________________________________________________________  ___________________________________________
____________  _________________________________________________________________________  ___________________________________________
____________  _________________________________________________________________________  ___________________________________________
____________  _________________________________________________________________________  ___________________________________________
____________  _________________________________________________________________________  ___________________________________________
____________  _________________________________________________________________________  ___________________________________________
____________  _________________________________________________________________________  ___________________________________________
____________  _________________________________________________________________________  ___________________________________________
____________  _________________________________________________________________________  ___________________________________________
____________  _________________________________________________________________________  ___________________________________________
____________  _________________________________________________________________________  ___________________________________________
____________  _________________________________________________________________________  ___________________________________________
____________  _________________________________________________________________________  ___________________________________________
____________  _________________________________________________________________________  ___________________________________________
____________  _________________________________________________________________________  ___________________________________________

(1) Modification, Specially Serviced & Bankruptcy Totals are Included in the Appropriate Delinquency Aging Category.

03/09/2005 - 20:56 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

                          Morgan Stanley Capital I Inc.
                  Commercial Mortgage Pass-Through Certificates
                                 Series 2005-IQ9

ABN AMRO                                              Statement Date: 3/15/2005
LaSalle Bank N.A.                                     Payment Date:   3/15/2005
                                                      Prior Payment:        N/A
                                                      Next Payment:   4/15/2004
                                                      Record Date:    2/28/2005

                           ABN AMRO Acct: XX-XXXX-XX-X

           Asset Backed Facts ~15 Month Historical Payoff/Loss Summary

                     Ending                                    Appraisal    Liquidations     Realized     Remaining        Curr
                    Pool (1)     Payoffs (2)    Penalties     Reduct. (2)        (2)        Losses (2)      Term       Weighted Avg.
 Distribution    -------------  -------------  ------------  -------------  -------------  ------------  ------------  -------------
     Date         #    Balance   #    Balance   #    Amount   #    Balance   #    Balance   #    Amount  Life  Amort.  Coupon  Remit
---------------  ----  -------  ----  -------  ----  ------  ----  -------  ----  -------  ----  ------  ----  ------  ------  -----
   03/15/05
____________  _________________________________________________________________________  ___________________________________________
____________  _________________________________________________________________________  ___________________________________________
____________  _________________________________________________________________________  ___________________________________________
____________  _________________________________________________________________________  ___________________________________________
____________  _________________________________________________________________________  ___________________________________________
____________  _________________________________________________________________________  ___________________________________________
____________  _________________________________________________________________________  ___________________________________________
____________  _________________________________________________________________________  ___________________________________________
____________  _________________________________________________________________________  ___________________________________________
____________  _________________________________________________________________________  ___________________________________________
____________  _________________________________________________________________________  ___________________________________________
____________  _________________________________________________________________________  ___________________________________________
____________  _________________________________________________________________________  ___________________________________________
____________  _________________________________________________________________________  ___________________________________________
____________  _________________________________________________________________________  ___________________________________________

(1) Percentage based on pool as of cutoff.
(2) Percentage based on pool as of beginning of period.

03/09/2005 - 20:56 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

                          Morgan Stanley Capital I Inc.
                  Commercial Mortgage Pass-Through Certificates
                                 Series 2005-IQ9

ABN AMRO                                              Statement Date: 3/15/2005
LaSalle Bank N.A.                                     Payment Date:   3/15/2005
                                                      Prior Payment:        N/A
                                                      Next Payment:   4/15/2004
                                                      Record Date:    2/28/2005

                           ABN AMRO Acct: XX-XXXX-XX-X

                  Historical Collateral Level Prepayment Report

Disclosure   Payoff    Initial            Payoff   Penalty   Prepayment   Maturity   Property   Geographic
Control #    Period    Balance     Type   Amount   Amount       Date        Date       Type      Location
----------   ------   ----------   ----   ------   -------   ----------   --------   --------   ----------

















                      Current                  0         0
                      Cumulative

03/09/2005 - 20:56 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

                          Morgan Stanley Capital I Inc.
                  Commercial Mortgage Pass-Through Certificates
                                 Series 2005-IQ9

ABN AMRO                                              Statement Date: 3/15/2005
LaSalle Bank N.A.                                     Payment Date:   3/15/2005
                                                      Prior Payment:        N/A
                                                      Next Payment:   4/15/2004
                                                      Record Date:    2/28/2005

                           ABN AMRO Acct: XX-XXXX-XX-X

                             Delinquent Loan Detail

                Paid                 Outstanding   Out. Property                        Special
 Disclosure     Thru   Current P&I       P&I        Protection         Advance         Servicer      Foreclosure   Bankruptcy   REO
  Control #     Date     Advance     Advances**      Advances      Description (1)   Transfer Date      Date          Date      Date
-------------   ----   -----------   -----------   -------------   ---------------   -------------   -----------   ----------   ----

















A.  P&I Advance - Loan in Grace Period
B.  P&I Advance - Late Payment but < 1 month delinq
1.  P&I Advance - Loan delinquent 1 month
2.  P&I Advance - Loan delinquent 2 months
3.  P&I Advance - Loan delinquent 3 months or More
4.  Matured Balloon/Assumed Scheduled Payment
5. Prepaid in Full
6. Specially  Serviced
5. Prepaid in Full
6. Specially  Serviced
7. P&I Advance (Foreclosure)
9. P&I Advance (REO)
9. REO
10. DPO
11. Modification


**    Outstanding P&I Advances include the current period P&I Advance

03/09/2005 - 20:56 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

                          Morgan Stanley Capital I Inc.
                  Commercial Mortgage Pass-Through Certificates
                                 Series 2005-IQ9

ABN AMRO                                              Statement Date: 3/15/2005
LaSalle Bank N.A.                                     Payment Date:   3/15/2005
                                                      Prior Payment:        N/A
                                                      Next Payment:   4/15/2004
                                                      Record Date:    2/28/2005

                           ABN AMRO Acct: XX-XXXX-XX-X

                          Mortgage Loan Characteristics


                       Distribution of Principal Balances

                                                                           Weighted Average
                                          # of    Scheduled    % of      --------------------
Current Scheduled Balances                Loans    Balance    Balance    Term   Coupon   DSCR
---------------------------------------   -----   ---------   -------    ----   ------   ----















---------------------------------------   -----   ---------   -------    ----   ------   ----
                                              0           0      0.00%
---------------------------------------   -----   ---------   -------    ----   ------   ----
Average Scheduled Balance
Maximum Scheduled Balance
Minimum Scheduled Balance

                Distribution of Remaining Term (Fully Amortizing)

                                                                           Weighted Average
                                          # of    Scheduled    % of      --------------------
Fully Amortizing Mortgage Loans           Loans    Balance    Balance    Term   Coupon   DSCR
---------------------------------------   -----   ---------   -------    ----   ------   ----








---------------------------------------   -----   ---------   -------    ----   ------   ----
                                              0           0      0.00%
---------------------------------------   -----   ---------   -------    ----   ------   ----
                                                             Minimum Remaining Term
                                                             Maximum Remaining Term

                     Distribution of Mortgage Interest Rates

                                                                           Weighted Average
                                          # of    Scheduled    % of      --------------------
Current Mortgage Interest Rate            Loans    Balance    Balance    Term   Coupon   DSCR
---------------------------------------   -----   ---------   -------    ----   ------   ----











---------------------------------------   -----   ---------   -------    ----   ------   ----
                                              0           0      0.00%
---------------------------------------   -----   ---------   -------    ----   ------   ----
Minimum Mortgage Interest Rate                    10.0000%
Maximum Mortgage Interest Rate                    10.0000%

                    Distribution of Remaining Term (Balloon)

                                                                           Weighted Average
                                          # of    Scheduled    % of      --------------------
Balloon Mortgage Loans                    Loans    Balance    Balance    Term   Coupon   DSCR
---------------------------------------   -----   ---------   -------    ----   ------   ----
  0       to     60
  61      to     120
  121     to     180
  181     to     240
  241     to     360


---------------------------------------   -----   ---------   -------    ----   ------   ----
                                              0           0      0.00%
---------------------------------------   -----   ---------   -------    ----   ------   ----
Minimum Remaining Term          0
Maximum Remaining Term          0

03/09/2005 - 20:56 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

                          Morgan Stanley Capital I Inc.
                  Commercial Mortgage Pass-Through Certificates
                                 Series 2005-IQ9

ABN AMRO                                              Statement Date:
LaSalle Bank N.A.                                     Payment Date:
                                                      Prior Payment:
                                                      Next Payment:
                                                      Record Date:

                           ABN AMRO Acct: XX-XXXX-XX-X

                          Mortgage Loan Characteristics


                         Distribution of DSCR (Current)

                                          # of    Scheduled    % of
Debt Service Coverage Ratio               Loans    Balance    Balance    WAMM    WAC     DSCR
---------------------------------------   -----   ---------   -------    ----   ------   ----









---------------------------------------   -----   ---------   -------    ----   ------   ----
                                              0           0      0.00%
---------------------------------------   -----   ---------   -------    ----   ------   ----
Maximum DSCR            0.000
Minimum DSCR            0.000

                          Distribution of DSCR (Cutoff)

                                          # of    Scheduled    % of
Debt Service Coverage Ratio               Loans    Balance    Balance    WAMM    WAC     DSCR
---------------------------------------   -----   ---------   -------    ----   ------   ----









---------------------------------------   -----   ---------   -------    ----   ------   ----
                                              0           0      0.00%
---------------------------------------   -----   ---------   -------    ----   ------   ----
Maximum DSCR            0.00
Minimum DSCR            0.00

                             Geographic Distribution

                                          # of    Scheduled    % of
Geographic Location                       Loans    Balance    Balance    WAMM    WAC     DSCR
---------------------------------------   -----   ---------   -------    ----   ------   ----





























---------------------------------------   -----   ---------   -------    ----   ------   ----
                                              0                  0.00%
---------------------------------------   -----   ---------   -------    ----   ------   ----

03/09/2005 - 20:56 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

                          Morgan Stanley Capital I Inc.
                  Commercial Mortgage Pass-Through Certificates
                                 Series 2005-IQ9

ABN AMRO                                              Statement Date:
LaSalle Bank N.A.                                     Payment Date:
                                                      Prior Payment:
                                                      Next Payment:
                                                      Record Date:

                           ABN AMRO Acct: XX-XXXX-XX-X

                          Mortgage Loan Characteristics


                         Distribution of Property Types

                                          # of    Scheduled    % of
Property Types                            Loans    Balance    Balance    WAMM    WAC     DSCR
---------------------------------------   -----   ---------   -------    ----   ------   ----












---------------------------------------   -----   ---------   -------    ----   ------   ----
                                              0           0      0.00%
---------------------------------------   -----   ---------   -------    ----   ------   ----

                        Distribution of Amortization Type

                                          # of    Scheduled    % of
Amortization Type                         Loans    Balance    Balance    WAMM    WAC     DSCR
---------------------------------------   -----   ---------   -------    ----   ------   ----












---------------------------------------   -----   ---------   -------    ----   ------   ----

---------------------------------------   -----   ---------   -------    ----   ------   ----

                         Distribution of Loan Seasoning

                                          # of    Scheduled    % of
Number of Years                           Loans    Balance    Balance    WAMM    WAC     DSCR
---------------------------------------   -----   ---------   -------    ----   ------   ----












---------------------------------------   -----   ---------   -------    ----   ------   ----
                                              0           0      0.00%
---------------------------------------   -----   ---------   -------    ----   ------   ----

                       Distribution of Year Loans Maturing

                                          # of    Scheduled    % of
                  Year                    Loans    Balance    Balance    WAMM    WAC     DSCR
---------------------------------------   -----   ---------   -------    ----   ------   ----
                  2003
                  2004
                  2005
                  2006
                  2007
                  2008
                  2009
                  2010
                  2011
                  2012
                  2013
             2014 & Longer
---------------------------------------   -----   ---------   -------    ----   ------   ----
                                              0           0      0.00%
---------------------------------------   -----   ---------   -------    ----   ------   ----

03/09/2005 - 20:56 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

                          Morgan Stanley Capital I Inc.
                  Commercial Mortgage Pass-Through Certificates
                                 Series 2005-IQ9

ABN AMRO                                              Statement Date:
LaSalle Bank N.A.                                     Payment Date:
                                                      Prior Payment:
                                                      Next Payment:
                                                      Record Date:

                           ABN AMRO Acct: XX-XXXX-XX-X

                  Adjustable Rate Mortgage Loan Characteristics


                          Distribution of Maximum Rates

                                          # of    Scheduled    % of
Maximum Rates                             Loans    Balance    Balance    WAMM    WAC     DSCR
---------------------------------------   -----   ---------   -------    ----   ------   ----








---------------------------------------   -----   ---------   -------    ----   ------   ----

---------------------------------------   -----   ---------   -------    ----   ------   ----

                          Distribution of Minimum Rates

                                          # of    Scheduled    % of
Minimum Rates                             Loans    Balance    Balance    WAMM    WAC     DSCR
---------------------------------------   -----   ---------   -------    ----   ------   ----









---------------------------------------   -----   ---------   -------    ----   ------   ----

---------------------------------------   -----   ---------   -------    ----   ------   ----

                       Distribution of Payment Adjustment

                                          # of    Scheduled    % of
Payment Adjustment Frequency              Loans    Balance    Balance    WAMM    WAC     DSCR
---------------------------------------   -----   ---------   -------    ----   ------   ----








---------------------------------------   -----   ---------   -------    ----   ------   ----

---------------------------------------   -----   ---------   -------    ----   ------   ----

                    Distribution of Indices of Mortgage Loans

                                          # of    Scheduled    % of
Indices                                   Loans    Balance    Balance    WAMM    WAC     DSCR
---------------------------------------   -----   ---------   -------    ----   ------   ----









---------------------------------------   -----   ---------   -------    ----   ------   ----

---------------------------------------   -----   ---------   -------    ----   ------   ----

                      Distribution of Mortgage Loan Margins

                                          # of    Scheduled    % of
Mortgage Loan Margins                     Loans    Balance    Balance    WAMM    WAC     DSCR
---------------------------------------   -----   ---------   -------    ----   ------   ----









---------------------------------------   -----   ---------   -------    ----   ------   ----

---------------------------------------   -----   ---------   -------    ----   ------   ----

                         Distribution of Rate Adjustment

                                          # of    Scheduled    % of
Interest Adjustment Frequency             Loans    Balance    Balance    WAMM    WAC     DSCR
---------------------------------------   -----   ---------   -------    ----   ------   ----









---------------------------------------   -----   ---------   -------    ----   ------   ----

---------------------------------------   -----   ---------   -------    ----   ------   ----

03/09/2005 - 20:56 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

                          Morgan Stanley Capital I Inc.
                  Commercial Mortgage Pass-Through Certificates
                                 Series 2005-IQ9

ABN AMRO                                              Statement Date: 3/15/2005
LaSalle Bank N.A.                                     Payment Date:   3/15/2005
                                                      Prior Payment:        N/A
                                                      Next Payment:   4/15/2004
                                                      Record Date:    2/28/2005

                           ABN AMRO Acct: XX-XXXX-XX-X

                                Loan Level Detail

                                                   Operating               Ending
Disclosure         Property                        Statement   Maturity   Principal   Note
Control #    Grp     Type     State   DSCR   NOI     Date        Date      Balance    Rate
----------   ---   --------   -----   ----   ---   ---------   --------   ---------   ----














----------   ---   --------   -----   ----   ---   ---------   --------   ---------   ----
                              W/Avg   0.00     0                                  0

                                Spec.           Loan           Prepayment
Disclosure   Scheduled   Mod.   Serv    ASER   Status    -----------------------
Control #       P&I      Flag   Flag    Flag   Code(1)   Amount   Penalty   Date
----------   ---------   ----   -----   ----   -------   ------   -------   ----


















----------   ---------   ----   -----   ----   -------   ------   -------   ----
                     0                                        0         0

* NOI and DSCR, if available and reportable under the terms of the Pooling and Servicing Agreement, are based on information obtained from the related borrower, and no other party to the agreement shall be held liable for the accuracy or methodology used to determine such figures.

(1)   Legend:

A.    P&I Adv - in Grace Period

B.    P&I Adv - < one month delinq

1.    P&I Adv - delinquent 1 month              6.    Specially Serviced

2.    P&I Adv - delinquent 2 months             7.    Foreclosure

3.    P&I Adv - delinquent 3+ months            8.    Bankruptcy

4.    Mat. Balloon/Assumed P&I                  9.    REO

5.    Prepaid in Full                           10.   DPO

                                                11.   Modification

03/09/2005 - 20:56 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

                          Morgan Stanley Capital I Inc.
                  Commercial Mortgage Pass-Through Certificates
                                 Series 2005-IQ9

ABN AMRO                                              Statement Date: 3/15/2005
LaSalle Bank N.A.                                     Payment Date:   3/15/2005
                                                      Prior Payment:        N/A
                                                      Next Payment:   4/15/2004
                                                      Record Date:    2/28/2005

                           ABN AMRO Acct: XX-XXXX-XX-X

                    Specially Serviced (Part I) ~ Loan Detail

                                         Balance                               Remaining Term
 Disclosure    Transfer   Loan Status   ---------            Note   Maturity   --------------   Property                        NOI
  Control #      Date      Code (1)     Scheduled   Actual   Rate     Date     Life    Amort.     Type     State   NOI   DSCR   Date
------------   --------   -----------   ---------   ------   ----   --------   ----   -------   --------   -----   ---   ----   ----






















------------   --------   -----------   ---------   ------   ----   --------   ----   -------   --------   -----   ---   ----   ----

(1)   Legend:

A.  P&I Adv -  in Grace Period

B.  P&I Adv -  < one month delinq

1.  P&I Adv -  delinquent 1 month

2.  P&I Adv -  delinquent 2 months

3.  P&I Adv -  delinquent 3+ months

4.  Mat. Balloon/Assumed  P&I

5. Prepaid in Full

6. Specially  Serviced

7. Foreclosure

8. Bankruptcy

9. REO

10. DPO

11. Modification


03/09/2005 - 20:56 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

                          Morgan Stanley Capital I Inc.
                  Commercial Mortgage Pass-Through Certificates
                                 Series 2005-IQ9

ABN AMRO                                              Statement Date: 3/15/2005
LaSalle Bank N.A.                                     Payment Date:   3/15/2005
                                                      Prior Payment:        N/A
                                                      Next Payment:   4/15/2004
                                                      Record Date:    2/28/2005

                           ABN AMRO Acct: XX-XXXX-XX-X

          Specially Serviced Loan Detail (Part II) ~ Servicer Comments

Disclosure   Resolution
Control #     Strategy                           Comments
----------   ----------   ------------------------------------------------------



















----------   ----------   ------------------------------------------------------

03/09/2005 - 20:56 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

Special Reporting "MOD"

                          Morgan Stanley Capital I Inc.
                  Commercial Mortgage Pass-Through Certificates
                                 Series 2005-IQ9

ABN AMRO                                              Statement Date: 3/15/2005
LaSalle Bank N.A.                                     Payment Date:   3/15/2005
                                                      Prior Payment:        N/A
                                                      Next Payment:   4/15/2004
                                                      Record Date:    2/28/2005

                           ABN AMRO Acct: XX-XXXX-XX-X

                              Modified Loan Detail

                             Cutoff    Modified
Disclosure   Modification   Maturity   Maturity            Modification
Control #        Date         Date       Date              Description
----------   ------------   --------   --------   ------------------------------




























----------   ------------   --------   --------   ------------------------------

03/09/2005 - 20:56 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

                          Morgan Stanley Capital I Inc.
                  Commercial Mortgage Pass-Through Certificates
                                 Series 2005-IQ9

ABN AMRO                                              Statement Date: 3/15/2005
LaSalle Bank N.A.                                     Payment Date:   3/15/2005
                                                      Prior Payment:        N/A
                                                      Next Payment:   4/15/2004
                                                      Record Date:    2/28/2005

                           ABN AMRO Acct: XX-XXXX-XX-X

                              Realized Loss Detail

                                                                              Gross                                 Net
                                                                            Proceeds                             Proceeds
                                                       Beginning            as a % of   Aggregate       Net       as a %
                     Disclosure  Appraisal  Appraisal  Scheduled   Gross      Sched    Liquidation  Liquidation  of Sched.  Realized
      Period         Control #     Date       Value     Balance   Proceeds  Principal  Expenses *    Proceeds     Balance     Loss
-------------------  ----------  ---------  ---------  ---------  --------  ---------  -----------  -----------  ---------  --------

























-------------------  ----------  ---------  ---------  ---------  --------  ---------  -----------  -----------  ---------  --------
Current Total                                               0.00      0.00                    0.00         0.00                 0.00
Cumulative                                                  0.00      0.00                    0.00         0.00                 0.00

* Aggregate liquidation expenses also include outstanding P&I advances and unpaid servicing fees, unpaid trustee fees, etc.

03/09/2005 - 20:56 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

                          Morgan Stanley Capital I Inc.
                  Commercial Mortgage Pass-Through Certificates
                                 Series 2005-IQ9

ABN AMRO                                              Statement Date: 3/15/2005
LaSalle Bank N.A.                                     Payment Date:   3/15/2005
                                                      Prior Payment:        N/A
                                                      Next Payment:   4/15/2004
                                                      Record Date:    2/28/2005

                           ABN AMRO Acct: XX-XXXX-XX-X

                           Appraisal Reduction Detail


                                                                                 Remaining Term                           Appraisal
 Disclosure    Appraisal  Scheduled   ARA    Current P&I        Note  Maturity  ----------------  Property               -----------
  Control #    Red. Date   Balance   Amount    Advance    ASER  Rate    Date     Life    Amort.     Type    State  DSCR  Value  Date
-------------  ---------  ---------  ------  -----------  ----  ----  --------  ------  --------  --------  -----  ----  -----  ----




























-------------  ---------  ---------  ------  -----------  ----  ----  --------  ------  --------  --------  -----  ----  -----  ----

03/09/2005 - 20:56 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

                                    EXHIBIT N

                                    Reserved

                                    EXHIBIT O

                                    Reserved

                                    EXHIBIT P

                                    Reserved

                                    EXHIBIT Q

                                    Reserved

                                    EXHIBIT R

                                    Reserved

                                  EXHIBIT S-1A

              FORM OF POWER OF ATTORNEY TO GENERAL MASTER SERVICER


RECORDING REQUESTED BY:
Wells Fargo Bank, National Association

AND WHEN RECORDED MAIL TO:
45 Fremont Street, 2nd Floor
San Francisco, California 94105
Attention: Commercial Mortgage Servicing - Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2005-IQ9


                    Space above this line for Recorder's use
--------------------------------------------------------------------------------

                            LIMITED POWER OF ATTORNEY
                                    (SPECIAL)


            KNOW ALL MEN BY THESE PRESENTS, that LASALLE BANK NATIONAL ASSOCIATION, as trustee for Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2005-IQ9 (the "Trustee"), under that certain Pooling and Servicing Agreement dated as of February 1, 2005 (the "Pooling and Servicing Agreement"), does hereby nominate, constitute and appoint WELLS FARGO BANK, NATIONAL ASSOCIATION, as general master servicer under the Pooling and Servicing Agreement (the "General Master Servicer"), as its true and lawful attorney-in-fact for it and in its name, place, stead and for its use and benefit:

            To perform any and all acts which may be necessary or appropriate to enable Wells Fargo Bank, N.A. to service and administer the Mortgage Loans (as defined in the Pooling and Servicing Agreement) in connection with the performance by Wells Fargo Bank, National Association of its duties as General Master Servicer under the Pooling and Servicing Agreement, giving and granting unto Wells Fargo Bank, National Association full power and authority to do and perform any and every act necessary, requisite, or proper in connection with the foregoing and hereby ratifying, approving or confirming all that Wells Fargo Bank, National Association shall lawfully do or cause to be done by virtue hereof.

            Notwithstanding anything contained herein to the contrary, the General Master Servicer shall not, without the Trustee's written consent: (i) initiate any action, suit or proceeding directly relating to the servicing of a Mortgage Loan solely under the Trustee's name without indicating the General Master Servicer's representative capacity, (ii) initiate any other action, suit or proceeding not directly relating to the servicing of a Mortgage Loan (including but not limited to actions, suits or proceedings against Certificateholders, or against the Depositor or a Seller (each as defined in the Pooling and Servicing Agreement) for breaches of representations and warranties) solely under the Trustee's name, (iii) engage counsel to represent the Trustee in any action, suit or proceeding not directly relating to the servicing of a Mortgage Loan (including but not limited to actions, suits or proceedings against Certificateholders, or against the Depositor or a Seller for breaches of representations and warranties), or (iv) prepare, execute or deliver any government filings, forms, permits, registrations or other documents or take any action with the intent to cause, and that actually causes, the Trustee to be registered to do business in any state.

            IN WITNESS WHEREOF, the undersigned has caused this limited power of attorney to be executed as of this ___ day of February, 2005.


                                       LASALLE BANK NATIONAL ASSOCIATION, as
                                          trustee for Morgan Stanley Capital
                                          I Inc., Commercial Mortgage
                                          Pass-Through Certificates, Series
                                          2005-IQ9



                                       By:___________________________________
                                          Name:
                                          Title:

================================================================================


                           ALL-PURPOSE ACKNOWLEDGEMENT



                        )
                        )
                        )

      On _______________ before me,  __________________________________________
            Date                     Name and Title of Officer (i.e., Your
                                     Name, Notary Public)

personally appeared ___________________________________________________________
                                 Name(s) of Document Signer(s)


_______________________________________________________________________________

personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.


      WITNESS my hand and official seal.



      __________________________________
      Signature of Notary





                                           (Affix seal in the above blank space)


================================================================================

                                  EXHIBIT S-1B

                FORM OF POWER OF ATTORNEY TO NCB MASTER SERVICER


RECORDING REQUESTED BY:
NCB, FSB

AND WHEN RECORDED MAIL TO:
NCB, FSB
1725 Eye Street, N.W.
Washington, D.C. 20006
Attention: Kathleen Luzik, Real Estate Master Servicing


                    Space above this line for Recorder's use
--------------------------------------------------------------------------------

                            LIMITED POWER OF ATTORNEY
                                    (SPECIAL)


            KNOW ALL MEN BY THESE PRESENTS, that LASALLE BANK NATIONAL ASSOCIATION, as trustee for Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2005-IQ9 (the "Trustee"), under that certain Pooling and Servicing Agreement dated as of February 1, 2005 (the "Pooling and Servicing Agreement"), does hereby nominate, constitute and appoint NCB, FSB, as NCB master servicer under the Pooling and Servicing Agreement (the "NCB Master Servicer"), as its true and lawful attorney-in-fact for it and in its name, place, stead and for its use and benefit:

            To perform any and all acts which may be necessary or appropriate to enable NCB, FSB to service and administer the Mortgage Loans (as defined in the Pooling and Servicing Agreement) in connection with the performance by NCB, FSB of its duties as NCB Master Servicer under the Pooling and Servicing Agreement, giving and granting unto NCB, FSB full power and authority to do and perform any and every act necessary, requisite, or proper in connection with the foregoing and hereby ratifying, approving or confirming all that NCB, FSB shall lawfully do or cause to be done by virtue hereof.

            Notwithstanding anything contained herein to the contrary, the NCB Master Servicer shall not, without the Trustee's written consent: (i) initiate any action, suit or proceeding directly relating to the servicing of a Mortgage Loan solely under the Trustee's name without indicating the NCB Master Servicer's representative capacity, (ii) initiate any other action, suit or proceeding not directly relating to the servicing of a Mortgage Loan (including but not limited to actions, suits or proceedings against Certificateholders, or against the Depositor or a Seller (each as defined in the Pooling and Servicing Agreement) for breaches of representations and warranties) solely under the Trustee's name, (iii) engage counsel to represent the Trustee in any action, suit or proceeding not directly relating to the servicing of a Mortgage Loan (including but not limited to actions, suits or proceedings against Certificateholders, or against the Depositor or a Seller for breaches of representations and warranties), or (iv) prepare, execute or deliver any government filings, forms, permits, registrations or other documents or take any action with the intent to cause, and that actually causes, the Trustee to be registered to do business in any state.

            IN WITNESS WHEREOF, the undersigned has caused this limited power of attorney to be executed as of this ___ day of February, 2005.


                                       LASALLE BANK NATIONAL ASSOCIATION,
                                          as trustee for Morgan Stanley
                                          Capital I Inc., Commercial Mortgage
                                          Pass-Through Certificates, Series
                                          2005-IQ9



                                       By:___________________________________
                                          Name:
                                          Title:

================================================================================


                           ALL-PURPOSE ACKNOWLEDGEMENT



                        )
                        )
                        )

      On _______________ before me,  __________________________________________
            Date                     Name and Title of Officer (i.e., Your
                                     Name, Notary Public)

personally appeared ___________________________________________________________
                                 Name(s) of Document Signer(s)


_______________________________________________________________________________

personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.


      WITNESS my hand and official seal.



      __________________________________
      Signature of Notary





                                           (Affix seal in the above blank space)


================================================================================

                                  EXHIBIT S-2A

            FORM OF POWER OF ATTORNEY TO GENERAL SPECIAL SERVICER

RECORDING REQUESTED BY:
MIDLAND LOAN SERVICES, INC.

AND WHEN RECORDED MAIL TO:
MIDLAND LOAN SERVICES, INC.
10851 Mastin, Suite 700
Overland Park, Kansas  66210
Attention: President - Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2005-IQ9

                     Space above this line for Recorder's use
--------------------------------------------------------------------------------

                            LIMITED POWER OF ATTORNEY
                                    (SPECIAL)

            KNOW ALL MEN BY THESE PRESENTS, that LASALLE BANK NATIONAL ASSOCIATION, as trustee for Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2005-IQ9 (the "Trustee"), under that certain Pooling and Servicing Agreement dated as of February 1, 2005 (the "Pooling and Servicing Agreement"), does hereby nominate, constitute and appoint MIDLAND LOAN SERVICES, INC. ("Midland"), as general special servicer under the Pooling and Servicing Agreement (the "General Special Servicer"), as its true and lawful attorney-in-fact for it and in its name, place, stead and for its use and benefit:

            To perform any and all acts which may be necessary or appropriate to enable Midland to service and administer the Mortgage Loans (as defined in the Pooling and Servicing Agreement) in connection with the performance by Midland of its duties as General Special Servicer under the Pooling and Servicing Agreement, giving and granting unto Midland full power and authority to do and perform any and every act necessary, requisite, or proper in connection with the foregoing and hereby ratifying, approving or confirming all that Midland shall lawfully do or cause to be done by virtue hereof.

            Notwithstanding anything contained herein to the contrary, the General Special Servicer shall not, without the Trustee's written consent: (i) initiate any action, suit or proceeding directly relating to the servicing of a Mortgage Loan solely under the Trustee's name without indicating the General Special Servicer's representative capacity, (ii) initiate any other action, suit or proceeding not directly relating to the servicing of a Mortgage Loan (including but not limited to actions, suits or proceedings against Certificateholders, or against the Depositor or a Seller (each as defined in the Pooling and Servicing Agreement) for breaches of representations and warranties) solely under the Trustee's name, (iii) engage counsel to represent the Trustee in any action, suit or proceeding not directly relating to the servicing of a Mortgage Loan (including but not limited to actions, suits or proceedings against Certificateholders, or against the Depositor or a Seller for breaches of representations and warranties), or (iv) prepare, execute or deliver any government filings, forms, permits, registrations or other documents or take any action with the intent to cause, and that actually causes, the Trustee to be registered to do business in any state.

            IN WITNESS WHEREOF, the undersigned has caused this limited power of attorney to be executed as of this ___ day of February, 2005.


                                       LASALLE BANK NATIONAL ASSOCIATION,
                                          as trustee for Morgan Stanley
                                          Capital I Inc., Commercial Mortgage
                                          Pass-Through Certificates, Series
                                          2005-IQ9



                                       By:____________________________________
                                          Name:
                                          Title:

================================================================================

                           ALL-PURPOSE ACKNOWLEDGEMENT



                        )
                        )
                        )

      On    ____________ before me,  ___________________________________________
              Date                   Name and Title of Officer (i.e., Your
                                     Name, Notary Public)

personally appeared ____________________________________________________________
                                 Name(s) of Document Signer(s)



________________________________________________________________________________

personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

      WITNESS my hand and official seal.



      __________________________________
      Signature of Notary




                                           (Affix seal in the above blank space)



================================================================================

                                  EXHIBIT S-2B

               FORM OF POWER OF ATTORNEY TO CO-OP SPECIAL SERVICER

RECORDING REQUESTED BY:
NATIONAL CONSUMER COOPERATIVE BANK

AND WHEN RECORDED MAIL TO:
NATIONAL CONSUMER COOPERATIVE BANK
1725 Eye Street, N.W.
Washington, D.C. 20006
Attention: Kathleen Luzik, Real Estate Special Servicing

                    Space above this line for Recorder's use
--------------------------------------------------------------------------------

                            LIMITED POWER OF ATTORNEY
                                    (SPECIAL)

            KNOW ALL MEN BY THESE PRESENTS, that LASALLE BANK NATIONAL ASSOCIATION, as trustee for Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2005-IQ9 (the "Trustee"), under that certain Pooling and Servicing Agreement dated as of February 1, 2005 (the "Pooling and Servicing Agreement"), does hereby nominate, constitute and appoint NATIONAL CONSUMER COOPERATIVE BANK ("NCCB"), as co-op special servicer under the Pooling and Servicing Agreement (the "Co-op Special Servicer"), as its true and lawful attorney-in-fact for it and in its name, place, stead and for its use and benefit:

            To perform any and all acts which may be necessary or appropriate to enable NCCB to service and administer the Mortgage Loans (as defined in the Pooling and Servicing Agreement) in connection with the performance by NCCB of its duties as Co-op Special Servicer under the Pooling and Servicing Agreement, giving and granting unto NCCB full power and authority to do and perform any and every act necessary, requisite, or proper in connection with the foregoing and hereby ratifying, approving or confirming all that NCCB shall lawfully do or cause to be done by virtue hereof.

            Notwithstanding anything contained herein to the contrary, the Co-op Special Servicer shall not, without the Trustee's written consent: (i) initiate any action, suit or proceeding directly relating to the servicing of a Mortgage Loan solely under the Trustee's name without indicating the Co-op Special Servicer's representative capacity, (ii) initiate any other action, suit or proceeding not directly relating to the servicing of a Mortgage Loan (including but not limited to actions, suits or proceedings against Certificateholders, or against the Depositor or a Seller (each as defined in the Pooling and Servicing Agreement) for breaches of representations and warranties) solely under the Trustee's name, (iii) engage counsel to represent the Trustee in any action, suit or proceeding not directly relating to the servicing of a Mortgage Loan (including but not limited to actions, suits or proceedings against Certificateholders, or against the Depositor or a Seller for breaches of representations and warranties), or (iv) prepare, execute or deliver any government filings, forms, permits, registrations or other documents or take any action with the intent to cause, and that actually causes, the Trustee to be registered to do business in any state.

            IN WITNESS WHEREOF, the undersigned has caused this limited power of attorney to be executed as of this ___ day of February, 2005.


                                       LASALLE BANK NATIONAL ASSOCIATION,
                                          as trustee for Morgan Stanley
                                          Capital I Inc., Commercial Mortgage
                                          Pass-Through Certificates, Series
                                          2005-IQ9



                                       By:____________________________________
                                          Name:
                                          Title:

================================================================================

                           ALL-PURPOSE ACKNOWLEDGEMENT



                        )
                        )
                        )

      On _______________ before me,  ___________________________________________
            Date                     Name and Title of Officer (i.e., Your
                                     Name, Notary Public)

personally appeared ____________________________________________________________
                                 Name(s) of Document Signer(s)



________________________________________________________________________________

personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

      WITNESS my hand and official seal.



      __________________________________
      Signature of Notary




                                           (Affix seal in the above blank space)



================================================================================

                                    EXHIBIT T

        FORM OF SUBORDINATION AGREEMENT FOR NCB, FSB SUBORDINATE DEBT

            THIS Agreement made this _____ day of ___, 20__, between _______, a ____________ having an address at __________ (the "Subordinate Mortgagee"), and
___________, a ___________, having an office at ____________ (the "Superior
Mortgagee").

                              W I T N E S S E T H:

            WHEREAS, Superior Mortgagee is the owner of a certain $__________ mortgage and note secured thereby, dated ________ __, ____, made by __________________________________ (the "Borrower") to Subordinate Mortgagee
(the "Superior Mortgage") covering the premises located at

            ____________________________________________ more particularly described in the Superior Mortgage and Schedule "A" attached hereto (the "Premises"); and

            WHEREAS, Subordinate Mortgagee is the holder of a certain $____________ mortgage and the note secured thereby, dated ________ __, ____, made by the Borrower to Subordinate Mortgagee (the "Subordinate Mortgage") covering the Premises; and

            WHEREAS, the Superior Mortgagee has purchased the Superior Mortgage from Subordinate Mortgagee and as a condition thereto has required that the Subordinate Mortgage be fully subordinated to the Superior Mortgage.

            NOW, THEREFORE, the parties hereto agree as follows:

            The Subordinate Mortgagee hereby covenants and agrees that (i) the Subordinate Mortgage and all of its terms and provisions and the loan it secures are and shall remain in all respects subject and subordinate to the Superior Mortgage, its lien and all of its terms and provisions and to the loan it secures and to any modifications, consolidations, extension or renewals thereof and to any increases therein resulting from advances to protect or preserve the lien of the Superior Mortgage on the Premises encumbered thereby but not any other increases therein; (ii) no tenant under any lease of any portion of the Premises, other than tenant shareholders under proprietary leases, will be made a party defendant in any foreclosure of the Subordinate Mortgage, nor will any other action be taken in connection with such foreclosure which would have the effect of terminating any such lease; (iii) no portion of the accounts, accounts receivable, rents, issues and profits of the Premises shall be collected in connection with the foreclosure of the Subordinate Mortgage or any other enforcement action except through a receiver appointed by the court in which such foreclosure action is brought, after due notice of the application of the appointment of such receiver shall have been given to the Superior Mortgagee;
(iv) the accounts, accounts receivable, rents, issues and profits collected by any such receiver (or which shall under any circumstances come into possession of the holder of the Subordinate Mortgage at a time when Subordinate Mortgagee has received written notice of a default under the Superior Mortgage) shall be applied, at Superior Mortgagee's direction, to the payment of taxes, maintenance and operating charges and disbursements incurred in connection with the operation and maintenance of the Premises and to the payment of principal, interest and other amounts due under the Superior Mortgage at the time of such application, in such order and priority as Superior Mortgagee shall direct, before any portion of such accounts, accounts receivable, rents, issues and profits shall be applied to the Subordinate Mortgage; (v) during the pendency of any such foreclosure action, if an action shall be brought for the foreclosure of the Superior Mortgage and an application shall be made for an extension of such receivership for the benefit of the Superior Mortgagee, the Subordinate Mortgagee shall consent to the extension of such receivership and all accounts, accounts receivable, rents, issues and profits held by such receiver as of the date of such application shall be applied by the receiver solely for the benefit of the Superior Mortgagee, and the Subordinate Mortgagee in their respective order of priority; (vi) due notice of the commencement of any foreclosure of the Subordinate Mortgage shall be given to the Superior Mortgagee and true copies of all papers served or entered in such action will be delivered to the Superior Mortgagee upon such service or entry; (vii) no payments shall be made to the holder of the Subordinate Mortgage during the period in which any default exists under the Superior Mortgage in respect of any monthly payment or balloon payment due thereunder beyond any applicable grace period, provided that the Subordinate Mortgagee has received written notice of such default and all payments otherwise payable to the Subordinate Mortgagee during such period shall be paid to the Superior Mortgagee and, if any such payments are received by the Subordinate Mortgagee at any time after which the Subordinate Mortgagee has received written notice of the existence of such default, they shall be held in trust for the Superior Mortgagee and turned over to the Superior Mortgagee on demand; (viii) any distributions made or to be made to the Subordinate Mortgagee pursuant to any bankruptcy or insolvency proceeding of the borrower representing amounts due under the Superior Mortgage shall be paid by the borrower, or, if such payments are nonetheless received by the Subordinate Mortgagee, by the Subordinate Mortgagee immediately upon their receipt, to the Superior Mortgagee for application, at Superior Mortgagee's direction, to the payment of principal, interest and other amounts due under the Superior Mortgage at the time of such application, in such order and priority as Superior Mortgagee shall direct, before any portion of such accounts, accounts receivable, rents, issues and profits shall be applied to the Subordinate Mortgage; and (ix) all condemnation, casualty or similar payments with respect to the premises shall be applied, for so long as the Superior Mortgage remains outstanding, in accordance with the Superior Mortgage.

            This Agreement is governed by and is to be construed under the laws of the state in which the Premises is located.

            So long as the Superior Mortgage shall remain a lien upon the Premises or any part thereof, Subordinate Mortgagee shall execute, acknowledge and deliver, upon Superior Mortgagee's reasonable demand, at any time or from time to time, any and all further subordinations, agreements or other instruments in recordable form (and in form reasonably satisfactory to Subordinate Mortgagee) as Superior Mortgagee may reasonably require for carrying out the purpose and intent of the covenants contained herein; provided, however, that no such subordinations, agreements or other instruments shall increase Subordinate Mortgagee's obligations or decrease Subordinate Mortgagee's rights under this Agreement or the Subordinate Mortgage.

            So long as the Superior Mortgage shall remain a lien upon the Premises or any part thereof, Subordinate Mortgagee shall not enter into any agreement to amend or modify the Subordinate Mortgage in a manner material to Superior Mortgagee without notice to, and the prior consent of, Superior Mortgagee.

            In order to enable Superior Mortgagee to enforce any claims by the Subordinate Mortgagee against the Borrower in any liquidation or dissolution of Borrower, or any execution sale, receivership, insolvency, bankruptcy, liquidation, readjustment, reorganization, or other similar proceeding relative to the Borrower or its property, for so long as the Superior Mortgage shall remain outstanding, Superior Mortgagee is hereby irrevocably authorized and empowered in its discretion to make and present, for and on behalf of the undersigned Subordinate Mortgagee, such proofs of claims against the Borrower on account of the Subordinate Mortgage as Superior Mortgagee may deem expedient or proper, and to vote such proofs of claims in any such proceeding and to receive and collect any and all dividends or other payments or disbursements made thereon in whatever form the same may be paid or issued. Subordinate Mortgagee further agrees to execute and deliver to Superior Mortgagee such assignments or other instruments as may be reasonably required by Superior Mortgagee (and in form reasonably satisfactory to Subordinate Mortgagee) in order to enable Superior Mortgagee to enforce any and all such claims and to collect any and all such payments or disbursements provided, however, that no such assignments or other instruments shall increase Subordinate Mortgagee's obligations or decrease Subordinate Mortgagee's rights under this Agreement or the Subordinate Mortgage.

            This Agreement shall not be amended or modified except by an agreement in writing, signed by the party against whom enforcement is sought.

            Except for notices in a foreclosure action, which shall be given as provided by applicable rule of court, all notices hereunder shall be given to each party in the same manner as provided in its mortgage or, if there are no such notice provisions, at the address set forth above by personal delivery or first class, certified mail, return receipt requested. Notices shall be deemed to have been given when received. Either party may change its address for notices hereunder by written notice to the other party.

            This Agreement shall be binding upon the parties hereto and their respective heirs, successors and assigns. Any assignee of the Subordinate Mortgage shall be deemed by acceptance thereof to have assumed the obligations of Subordinate Mortgagee hereunder. Subordinate Mortgagee hereby agrees to have such assignee execute a formal assumption agreement upon such assignment but no failure of an assignee to execute an assumption agreement shall affect such assignee's assumption of the obligations of the Subordinate Mortgagee.

            IN WITNESS WHEREOF, the parties hereto have duly executed this Subordination Agreement the day and year first above written.


                                       [Subordinate Mortgagee]


                                       By:______________________________________
                                          Name:
                                          Title:


                                       [Superior Mortgagee]


                                       By:______________________________________
                                          Name:
                                          Title:

    [PRIOR TO EXECUTION, THIS FORM SHOULD BE MODIFIED TO ADD APPROPRIATE ACKNOWLEDGEMENTS AND INCORPORATE OTHER REVISIONS REQUIRED FOR RECORDING]

                                   SCHEDULE A
                                   ----------

                                    EXHIBIT U

                 FORM OF ASSIGNMENT AND ASSUMPTION SUBMISSION TO
                                SPECIAL SERVICER



                         PROPOSED ASSUMPTION ACTION PLAN





------------------------------------------------------------------------
CURRENT BORROWER
------------------------------------------------------------------------
PROPOSED BORROWER
------------------------------------------------------------------------
CURRENT CARVEOUT GUARANTOR
------------------------------------------------------------------------
PROPOSED CARVEOUT GUARANTORS
------------------------------------------------------------------------
CURRENT ENVIRONMENTAL INDEMNITOR
------------------------------------------------------------------------
PROPOSED ENVIRONMENTAL INDEMNITOR
------------------------------------------------------------------------
CURRENT KEY PERSONS
------------------------------------------------------------------------
PROPOSED KEY PERSONS
------------------------------------------------------------------------
PORTFOLIO                               Name and Investor #
------------------------------------------------------------------------
PRIMARY SERVICER (If applicable)
------------------------------------------------------------------------
MASTER SERVICER                         Name and Loan #
------------------------------------------------------------------------
SPECIAL SERVICER
------------------------------------------------------------------------
COLLATERAL TYPE
------------------------------------------------------------------------
PROPERTY ADDRESS
------------------------------------------------------------------------

EXECUTIVE SUMMARY
-----------------

The current borrower has entered into an agreement for the sale of the subject property and has requested consent of such a sale, as well as the
assumption by the proposed borrower of the subject indebtedness.   The
current borrower is selling the property (state reason). The buyer is purchasing the property (state reason).

Wells Fargo Bank, National Association, as Master Servicer, is recommending approval of the subject transaction.

Strengths, Weaknesses and Mitigants:

      o     Bullet points (List any issues and resolutions)



Transaction Summary
-------------------
--------------------------------------------------------------------------
Principal Balance                                                       $
--------------------------------------------------------------------------
Appraised Value (Date & Cap Rate                   $ / $ psf   / Cap Rate
based on last year NOI)
--------------------------------------------------------------------------
Purchase Price                                     $ / $ psf   / Cap Rate
--------------------------------------------------------------------------
Buyer Down Payment (%)                                                  $
--------------------------------------------------------------------------
Source of Down Payment
--------------------------------------------------------------------------
Current Loan-to-Value                               % (based on appraisal)
                                               % (based on purchase price)
--------------------------------------------------------------------------
Debt Service Coverage (NOI/NCF)                                       X/X
--------------------------------------------------------------------------
Date Principal Paid To
--------------------------------------------------------------------------
Date Interest Paid To
--------------------------------------------------------------------------
Proposed Sponsor's Net Worth                                            $
--------------------------------------------------------------------------
Proposed Sponsor's Liquidity                                            $
--------------------------------------------------------------------------
Closing Date
--------------------------------------------------------------------------
1031 Deadline
--------------------------------------------------------------------------
% Assumption Fee:  Master Servicer (%)                                  $
                   Special Servicer (%)                                 $
--------------------------------------------------------------------------


LOAN STATUS                             AS OF DATE
-----------
----------------------------------------------------------
Tax Escrow                                    $ per month
----------------------------------------------------------
Insurance Escrow                              $ per month
----------------------------------------------------------
Replacement Reserve Escrow                    $ per month
----------------------------------------------------------
Tenant Improvement Leasing                    $ per month
Commission Reserve
----------------------------------------------------------
Deferred Maintenance Reserve                  $ per month
----------------------------------------------------------
Monthly P&I payment                                     $
----------------------------------------------------------
Unpaid Accrued Interest                                 $
----------------------------------------------------------
Unpaid Late Fees/Other Fees                             $
----------------------------------------------------------
Interest rate                                           %
----------------------------------------------------------
Maturity Date
----------------------------------------------------------
Amortization
----------------------------------------------------------
Origination Date
----------------------------------------------------------
Original Balance                                        $
----------------------------------------------------------
Originating Lender
----------------------------------------------------------
Loan as % of Pool / Top Ten (Y/N)
----------------------------------------------------------
Watchlist (Y/N) (If Y reason and date)
----------------------------------------------------------

Property Summary
----------------
----------------------------------------------------------
Current Occupancy                                       %
----------------------------------------------------------
Annual Debt Service/Annual Reserves                   $/$
----------------------------------------------------------
12/31/0_ NOI/NCF                                      $/$
----------------------------------------------------------
Debt Service Coverage (NOI/NCF)                       X/X
----------------------------------------------------------
12/31/0_ Proforma NOI/NCF                             $/$
----------------------------------------------------------
Debt Service Coverage (NOI/NCF)                       X/X
----------------------------------------------------------



Loan Escrows
------------

No changes to the current escrows are being recommended because:

Bullet points

(If there are changes, briefly describe changes and reasons.)

Loan Documents
--------------

The transaction is permitted pursuant to Section __ of the subject Deed of Trust and Section __ of the Loan Agreement. Copies of loan documents are included with this submission.


Pooling and Servicing Agreement
-------------------------------

Wells Fargo Bank, National Association services the subject loan in accordance with the provisions of the Pooling and Servicing Agreement dated ____ for the Commercial Mortgage Pass-Through Certificates Series _____.



Section ___ - Enforcement of Due-On-Sale Clauses, Assumption Agreement, Due-On-Encumbrances Clauses provides the servicer with the authority to recommend approval of this request, without obtaining Rating Agency Confirmation. Wells Fargo Bank, National Association, as Master Servicer, will document and close the transaction.

CURRENT BORROWER/CARVEOUT GUARANTOR
-----------------------------------

Bullet points:

      o Name of borrowing entity, type of entity, state of formation, SPE level, years experience.
      o     Guarantor, net worth, liquidity

PROPOSED BORROWER//CARVEOUT GUARANTOR
-------------------------------------

Background
----------

(Include relevant experience.)


Financial Summary
-----------------

(Complete table below for proposed borrower. If SPE, discuss any "sponsor" entities.)

(ENTITY NAME, DATE OF AUDITED OR SELF-PREPARED STATEMENT)

--------------------------------------------------------------------
ASSETS                         LIABILITIES
--------------------------------------------------------------------
Cash & Equivalents           $                                    $
--------------------------------------------------------------------
Total Liquid Assets          $                                    $
--------------------------------------------------------------------
Real Estate                  $ TOTAL LIABILITIES                  $
Investments
--------------------------------------------------------------------
Other                        $ NET WORTH                          $
--------------------------------------------------------------------
TOTAL ASSETS                 $ TOTAL LIABILITIES & NET            $
                               WORTH
--------------------------------------------------------------------

(Provide short discussion re: assets and/or significant liabilities.)


Income Statement/Cashflow
-------------------------

The income statement for the PERIOD ending _____ showed net income of $ ____.
----------------------------------------------------------------------------


Credit References
-----------------

Institution (Name, title phone #) - (Add brief comments)
---------------------------------
(List 3)


Credit/Litigation Reports
-------------------------

Credit searches and litigation reports have been run on INDIVIDUAL NAMES AND/OR ENTITIES on DATE. No issues were discovered that were deemed significant. The borrower's name does not appear on the OFAC list.
(If there are any significant issues, briefly discuss.)


Borrower/Guarantor Conclusion
-----------------------------

Brief summary

See attached Exhibit A for full financial details.



Property Management Summary
---------------------------

Brief discussion of proposed property manager:
Experience in submarket.
# of units/ sq. ft. managed
Discuss management fee as _% of gross income.
Termination provision.

Receipt of an acceptable property management agreement will be a condition precedent.


PROPERTY
--------

Property Description and Status

-------------------------------------------------
Property Type
-------------------------------------------------
Year Constructed
-------------------------------------------------
Gross Square Feet
-------------------------------------------------
Rentable Square Feet
-------------------------------------------------
Number of Units
-------------------------------------------------
Number of Parking Spaces
-------------------------------------------------
Conformance to Zoning
-------------------------------------------------

Rent Roll
---------

Significant Tenant Profile:
(Give brief description of key tenants.)

A copy of the rent roll is included in Exhibit B.

Lease rollover is as follows:

---------------------------------------------------------------------
            2005   2006    2007   2008     2009    2010     Vacant
                                                   and
                                                   beyond
---------------------------------------------------------------------
SF          0      0       0      %        %       %        %
---------------------------------------------------------------------
Cum.        0      0       0      %        %       %        %
---------------------------------------------------------------------
Income      0      0       0      %        %       %        %
---------------------------------------------------------------------
Cum.        0      0       0      %        %       %        %
---------------------------------------------------------------------

Property Performance - see Exhibit B
--------------------

The collateral property was __% occupied as of the ______ rent roll. Current base rent averages $___/SF/yr. ____ (eg NNN). There are a total of _ tenants with _ vacancy(ies).

-----------------------------------------------------------------------------
                          Underwriting    Year ended ___    _ mos ended _____
-----------------------------------------------------------------------------

Occupancy                              %                %                  %
-----------------------------------------------------------------------------

Total Revenue                          $                $                  $
-----------------------------------------------------------------------------

Total Operating Expenses               $                $                  $
-----------------------------------------------------------------------------

Net Operating Income                   $                $                  $
-----------------------------------------------------------------------------

Capital Exp                            $                $                  $
-----------------------------------------------------------------------------

Net Cash Flow                          $                $                  $
-----------------------------------------------------------------------------

Debt Service                           $                $                  $
-----------------------------------------------------------------------------

Net Cash Flow after DS                 $                $                  $
-----------------------------------------------------------------------------

DSCR (NOI)                             x                x                  x
-----------------------------------------------------------------------------

DSCR (NCF)                             x                x                  x
-----------------------------------------------------------------------------

(Explain trends, variances and/or any issues.)

Environmental Status
--------------------

A Phase I Environmental Site Assessment was completed by ___ on DATE and no issues were noted.

(If there were issues, give brief description and resolutions.)


Property Condition Report
-------------------------

An annual property evaluation report was completed on DATE. The report concluded that the property was in _____ condition with no deferred maintenance or health or safety issues.
(Or briefly discuss any issues that have arisen.)

(If initial Property Condition Report discusses deferred maintenance, add brief discussion of completion of any required work.)


Collateral Valuation
--------------------

The property was appraised by _____ on DATE for $___.

Current Market Conditions
-------------------------

---------------------------------------------------------------------------
                Appraisal      Underwriting   Current        Market *
---------------------------------------------------------------------------
Occupancy               %                 %           %              %
---------------------------------------------------------------------------
Rent psf / year         $                 $           $              $
---------------------------------------------------------------------------

*Source of market information:

(Brief description of market and location as proximate to an MSA. Identify submarket characteristics, if any. Add comments regarding buyer's sale and lease comps. Discuss any market issues.)

Property Conclusions

(Briefly summarize.)

RECOMMENDATION
--------------

(Copy Strengths, weaknesses and mitigants from Executive Summary.)

Conditions Precedent to Loan Assumption - Standard - See Exhibit C
--------------------------------------------------

Conditions Precedent to Loan Assumption - Other
-----------------------------------------------

Exhibits
--------

Exhibit A - Guarantor Financial Statement
Exhibit B - Property Operating Statement Summary and Rent Roll
Exhibit C - Standard Conditions Precedent to Loan Assumption

Wells Fargo Bank, National Association, as Master Servicer, recommends approval.



Recommended by:         ________________________________       Date: __________
                        Name of Asset Manager
                        Vice President and Asset Manager



Approved By:            ________________________________       Date:  __________
                        Kathryn O'Neal
                        Vice President and Portfolio Manager

Exhibit C - Conditions Precedent to Loan Assumption - Standard
            --------------------------------------------------

      1. Satisfactory review and approval by lender of the proposed borrowing entity's formation agreement, resolutions and by-laws (and other organizational documents, as necessary) to confirm, without limitation, such entity's authority to assume the loan and compliance with any SPE and/or other requirements in the loan documents.
      2. Execution of an assumption agreement and other necessary documentation by the proposed borrowing entity, in a form and content acceptable to lender, including representations from both current and proposed borrower that loan is not in default.
      3. The new borrowing entity's insurance policy (and insurance carriers) shall comply with any applicable requirements in the loan documents, including, without limitation, amounts and types of insurance, loss payee and applicable insurance certificates.
      4. Title insurance update and endorsements, reviewed and acceptable to lender including, but not limited to, no liens for secondary financing.
      5.    Assumption to close no later than DATE.
      6.    BORROWER to execute such documents as lender may require.
      7. GUARANTOR to sign a Carveout Guaranty and Environmental Indemnity and NAME be designated as Key Person.
      8. Receipt of a "no adverse change" certification from borrower that the current financial position has not significantly deteriorated from that reflected in the most recently provided financial statements.
      9. Receipt and approval of property management contract acceptable to lender, including language that no change in management shall take place without lender's consent.
      10. Certification from the new borrowing entity and key principals/limited guarantors that the closing funds are being contributed as a capital contribution and are not secured, directly or indirectly, by an interest in the borrower or any collateral assigned to lender under the loan documents.
      11. Receipt of current and, if applicable, most recent quarterly and/or annual outstanding operating statements and rent rolls for the subject property as required in the loan documents.
      12. Payment of all related costs, including not but limited to assumption fees, legal fees, rating agency review fees, closing and title fees and WFB's loan administration fees. All costs and expenses are reimbursable by borrower even if the assumption fails to close.
      13.   A UCC filing to reflect the new borrowing entity.
      14. WFB's receipt of a legal opinion, in form and content and issued by tax counsel satisfactory to WFB's tax counsel, that the assumption will not result in a significant modification of the loan within the meaning of the applicable Treasury regulations or otherwise result in any adverse tax consequences to the lender under the applicable REMIC statutes and regulations.

                                    EXHIBIT V

      FORM OF ADDITIONAL LIEN, MONETARY ENCUMBRANCE AND MEZZANINE FINANCING
                   SUBMISSION PACKAGE TO THE SPECIAL SERVICER

Mortgagor:

General Master Servicer/NCB Master Servicer Loan #:

Primary Servicer Loan #:

Collateral Type:        (Retail, Industrial, Apartments, Office, etc.)

Address of Property:



Asset Status As of                   (date):
   Principal Balance:                $
   Unpaid Accrued Interest:          $
   Unpaid Late Fees/other fees:      $
   Tax Escrow Balance:               $
   Insurance Escrow Balance:         $
   Monthly P&I Payment:              $
   Interest Rate:                    %
   Date Principal Paid To:
   Date Interest Paid To:
   Origination Date:
   Maturity Date:

Executive Summary:

1.    Summarize the transaction
      a. note deviations from requirements for subordinate/mezzanine financing contained in Loan Documents
      b. if Rating Agency Confirmation is permitted under applicable Loan Documents, note if such Confirmation will be sought

2. State amount and purpose of Lien/Financing. Need an analysis of the impact (physical) on the property and the resulting financial impact on operations & DSCR of combined financing.

3.    Interest Rate

4.    Amount of Monthly/Periodic Payment (identify if P&I or Interest only)

5.    Identify Subordinate/Mezzanine Lender
      a. provide any information furnished by Mortgagor regarding proposed lender

6.    Collateral pledged or mortgaged as security:

7.    Briefly describe collateral
      a.    Size, occupancy, primary tenants, location

      b. NOI and DSCR for prior year and, if available, prior two years and Pro-forma NOI DSCR

8.    Complete the chart below:

The transaction terms and property characteristics are summarized as follows:

            ---------------------------------------------------------------
            Estimated closing date for financing:
            ---------------------------------------------------------------
            Administrative fee to Primary Servicer     $
            ---------------------------------------------------------------
            Additional Fees, if any                    $
            (50%: [General/Co-op] Special Servicer;
            %: General Master Servicer/NCB Master
            Servicer; %: Primary Servicer
            ---------------------------------------------------------------
            Most recent appraised value according to   $
            appraisal in General Master Servicer/NCB
            Master Servicer/Primary Servicer's
            possession
            ---------------------------------------------------------------
            Loan-to-value as of initial underwriting   %
            ---------------------------------------------------------------
            Occupancy as of                            %
            ---------------------------------------------------------------
            12/31 /_ NOI                               $
            ---------------------------------------------------------------
            Debt service coverage as of                x
            ---------------------------------------------------------------

Project Status & Description: (See attached Asset Summary, most recent Inspection Report and most recent rent roll)

1. Describe any current, material issues regarding the operating status of the property: (e.g. issues surrounding current occupancy, anchor tenants, tenant rollover)

Property Financial Summary: (See attached most recent Income and Expense Statement for Mortgaged Property and operating statement review)

Escrow Status:
1.    Explain status of all Reserves

Collateral Valuation:
1.    Discuss the original appraisal
      A.    Who prepared
      B. Attach Executive Summary and discussion of approach to value given most weight from most recent appraisal in General Master Servicer/NCB Master Servicer/Primary Servicer's possession
2.    Comparison of the following (original to actual property):
      A.    Vacancy
      B.    Rents
      C.    Taxes
      D.    Other Key Expenses

Current Market Conditions:

      Briefly state material current real estate market dynamics and economic influences that may affect the operational performance of the property.

Recommendation:

1.    State recommendation for approval.

2. Highlight strengths and weaknesses. How are weaknesses mitigated? (bullet points are fine)

Request for Applicable Special Servicer Consent:

General Master Servicer/NCB Master Servicer/Primary Servicer hereby recommends and requests consent of [General/Co-op] Special Servicer to the foregoing [Subordinate/Mezzanine] Financing.



By:     ____________________________
Title:  ____________________________
Date:   ____________________________


Consent to Additional Lien, Monetary Encumbrance or Mezzanine Financing as described above is given:
[GENERAL/CO-OP] SPECIAL SERVICER,
acting solely in its capacity as Special Servicer



By:     ____________________________
Name:   ____________________________
Title:  ____________________________
Date:   ____________________________

 Schedule of Exhibits to Additional Lien, Monetary Encumbrance or Mezzanine
                              Financing Submission

1. Most recent Income & Expense Statement for property and operating statement review
2.    Original Asset Summary for Mortgaged Property
3. [For Mezzanine financing: If available from Mortgagor, diagram of proposed ownership structure, including percentages of ownership]
4. [For subordinate mortgage: Copy of Subordination/Intercreditor Agreement in substantially the form to be executed with subordinate lender]
5.    Copy of Note, Mortgage and any Loan Agreement
6. Copy of subordinate loan documents in substantially the form to be executed
7.    Most recent Rent Roll.
8.    Other items as required by the description set forth above

                                    EXHIBIT W

                                    Reserved

                                    EXHIBIT X

                                    Reserved

                                    EXHIBIT Y

                             INVESTOR CERTIFICATION


                                                      Date:



LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois  60603

Attention:  Global Securitization Trust Services Group--
            Morgan Stanley Capital I Inc., as depositor, Commercial Mortgage Pass-Through Certificates, Series 2005-IQ9

      In accordance with the Pooling and Servicing Agreement, dated as of February 1, 2005 (the "Agreement"), by and among Morgan Stanley Capital I Inc., as Depositor, Wells Fargo Bank, National Association, as General Master Servicer, NCB, FSB, as NCB Master Servicer, Midland Loan Services, Inc., as General Special Servicer, National Consumer Cooperative Bank, as Co-op Special Servicer, LaSalle Bank National Association, as Trustee, Paying Agent and Certificate Registrar (the "Paying Agent") and ABN AMRO Bank N.V., as Fiscal Agent, with respect to the above referenced certificates (the "Certificates"), the undersigned hereby certifies and agrees as follows:

1. The undersigned is a beneficial owner or prospective purchaser of the Class ___ Certificates.

2. The undersigned is requesting access to the Paying Agent's internet website containing certain information (the "Information") and/or is requesting the information identified on the schedule attached hereto (also, the "information") pursuant to the provisions of the Agreement.

3. In consideration of the Paying Agent's disclosure to the undersigned of the Information, or access thereto, the undersigned will keep the Information confidential (except from such outside persons as are assisting it in making an evaluation in connection with purchasing the related Certificates, from its accountants and attorneys, and otherwise from such governmental or banking authorities or agencies to which the undersigned is subject), and such Information, will not, without the prior written consent of the Paying Agent, be otherwise disclosed by the undersigned or by its officers, directors, partners, employees, agents or representatives (collectively, the "Representative") in any manner whatsoever, in whole or in part.

4. The undersigned will not use or disclose the Information in any manner which could result in a violation of any provision of the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended, or would require registration of any Certificate pursuant to Section 5 of the Securities Act.

5. The undersigned shall be fully liable for any breach of this agreement by itself or any of its Representatives and shall indemnify the Depositor, the Paying Agent and the Trust Fund for any loss, liability or expense incurred thereby with respect to any such breach by the undersigned or any its Representative.

6. Capitalized terms used but not defined herein shall have the respective meanings assigned thereto in the Agreement.


      IN WITNESS WHEREOF, the undersigned has caused its name to be signed hereto by its duly authorized officer, as of the day and year written above.


                                    ____________________________________________
                                    Beneficial Owner or Prospective Purchaser


                                    By:_________________________________________


                                    Title:______________________________________


                                    Company:____________________________________

                                    Phone:______________________________________

                                    EXHIBIT Z

                                     FORM OF
                            NOTICE AND CERTIFICATION
                      REGARDING DEFEASANCE OF MORTGAGE LOAN

  For loans having balance of (a) $20,000,000 or less, and (b) less than or equal to 5% of Aggregate Certificate Balance, whichever is less

To:   [Address]
      Attn:

From: _____________________________________, in its capacity as Master Servicer (the "Servicer") under the Pooling and Servicing Agreement dated as of February 1, 2005 (the "Pooling and Servicing Agreement"), among the Servicer, LaSalle Bank National Association, as Trustee, and others.

Date: _________, 20___

      Re: Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2005-IQ9
            ---------------------------------------------------------------

            Mortgage Loan (the "Mortgage Loan") identified by loan number _____ on the Mortgage Loan Schedule attached to the Pooling and Servicing Agreement and heretofore secured by the Mortgaged Properties identified on the Mortgage Loan Schedule by the following names:____________________

            Reference is made to the Pooling and Servicing Agreement described above. Capitalized terms used but not defined herein have the meanings assigned to such terms in the Pooling and Servicing Agreement

            As Servicer under the Pooling and Servicing Agreement, we hereby:

            1. NOTIFY YOU THAT THE MORTGAGOR HAS CONSUMMATED A DEFEASANCE OF THE MORTGAGE LOAN PURSUANT TO THE TERMS OF THE MORTGAGE LOAN, OF THE TYPE CHECKED BELOW:

                  ____ a full defeasance of the payments scheduled to be due in respect of the entire Principal Balance of the Mortgage Loan; or

                  ____ a partial defeasance of the payments scheduled to be due in respect of a portion of the Principal Balance of the Mortgage Loan that represents ___% of the entire Principal Balance of the Mortgage Loan and, under the Mortgage, has an allocated loan amount of $____________ or _______% of the entire Principal Balance;

            2. CERTIFY THAT EACH OF THE FOLLOWING IS TRUE, SUBJECT TO THOSE EXCEPTIONS SET FORTH WITH EXPLANATORY NOTES ON EXHIBIT A HERETO, WHICH EXCEPTIONS THE SERVICER HAS DETERMINED, CONSISTENT WITH THE SERVICING STANDARD, WILL HAVE NO MATERIAL ADVERSE EFFECT ON THE MORTGAGE LOAN OR THE DEFEASANCE
                  TRANSACTION:

                  A. THE MORTGAGE LOAN DOCUMENTS PERMIT THE DEFEASANCE, AND THE TERMS AND CONDITIONS FOR DEFEASANCE SPECIFIED THEREIN WERE SATISFIED IN ALL MATERIAL RESPECTS IN COMPLETING THE DEFEASANCE.

                  B.    THE DEFEASANCE WAS CONSUMMATED ON __________, 20__.

                  C.    THE DEFEASANCE COLLATERAL CONSISTS OF SECURITIES THAT
                        (I) CONSTITUTE "GOVERNMENT SECURITIES" AS DEFINED IN
                        SECTION 2(A)(16) OF THE INVESTMENT COMPANY ACT OF 1940 AS AMENDED (15 U.S.C. 80A-1), (II) ARE LISTED AS "QUALIFIED INVESTMENTS FOR `AAA' FINANCINGS" UNDER PARAGRAPHS 1, 2 OR 3 OF "CASH FLOW APPROACH" IN STANDARD & POOR'S PUBLIC FINANCE CRITERIA 2000, AS AMENDED TO THE DATE OF THE DEFEASANCE, (III) ARE RATED `AAA' BY STANDARD & POOR'S, (IV) IF THEY INCLUDE A PRINCIPAL OBLIGATION, THE PRINCIPAL DUE AT MATURITY CANNOT VARY OR CHANGE, AND (V) ARE NOT SUBJECT TO PREPAYMENT, CALL OR EARLY REDEMPTION. SUCH SECURITIES HAVE THE CHARACTERISTICS SET FORTH BELOW:

                        CUSIP RATE MAT PAY DATES ISSUED
                        -------------------------------

                  D. THE SERVICER RECEIVED AN OPINION OF COUNSEL (FROM COUNSEL APPROVED BY SERVICER IN ACCORDANCE WITH THE SERVICING STANDARD) THAT THE DEFEASANCE WILL NOT RESULT IN AN ADVERSE REMIC EVENT.

                  E. THE SERVICER DETERMINED THAT THE DEFEASANCE COLLATERAL WILL BE OWNED BY AN ENTITY (THE "DEFEASANCE OBLIGOR") AS TO WHICH ONE OF THE STATEMENTS CHECKED BELOW IS TRUE:

                  ____ the related Mortgagor was a Single-Purpose Entity (as defined in Standard & Poor's Structured Finance Ratings Real Estate Finance Criteria, as amended to the date of the defeasance (the "S&P Criteria")) as of the date of the defeasance, and after the defeasance owns no assets other than the defeasance collateral and real property securing Mortgage Loans included in the pool.

                  ____ the related Mortgagor designated a Single-Purpose Entity (as defined in the S&P Criteria) to own the defeasance collateral; or

                  ____ the Servicer designated a Single-Purpose Entity (as defined in the S&P Criteria) established for the benefit of the Trust to own the defeasance collateral.

                  F. THE SERVICER RECEIVED A BROKER OR SIMILAR CONFIRMATION OF THE CREDIT, OR THE ACCOUNTANT'S LETTER DESCRIBED BELOW CONTAINED STATEMENTS THAT IT REVIEWED A BROKER OR SIMILAR CONFIRMATION OF THE CREDIT, OF THE DEFEASANCE COLLATERAL TO AN ELIGIBLE ACCOUNT (AS DEFINED IN THE S&P CRITERIA) IN THE NAME OF THE DEFEASANCE OBLIGOR, WHICH ACCOUNT IS MAINTAINED AS A SECURITIES ACCOUNT BY THE TRUSTEE ACTING AS A SECURITIES INTERMEDIARY.

                  G. AS SECURITIES INTERMEDIARY, TRUSTEE IS OBLIGATED TO MAKE THE SCHEDULED PAYMENTS ON THE MORTGAGE LOAN FROM THE PROCEEDS OF THE DEFEASANCE COLLATERAL DIRECTLY TO THE SERVICER'S CERTIFICATE ACCOUNT IN THE AMOUNTS AND ON THE DATES SPECIFIED IN THE MORTGAGE LOAN DOCUMENTS OR, IN A PARTIAL DEFEASANCE, THE PORTION OF SUCH SCHEDULED PAYMENTS ATTRIBUTED TO THE ALLOCATED LOAN AMOUNT FOR THE REAL PROPERTY DEFEASED, INCREASED BY ANY DEFEASANCE PREMIUM SPECIFIED IN THE MORTGAGE LOAN DOCUMENTS (THE "SCHEDULED PAYMENTS").

                  H. THE SERVICER RECEIVED FROM THE MORTGAGOR WRITTEN CONFIRMATION FROM A FIRM OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS, WHO WERE APPROVED BY SERVICER IN ACCORDANCE WITH THE SERVICING STANDARD, STATING THAT (I) REVENUES FROM PRINCIPAL AND INTEREST PAYMENTS MADE ON THE DEFEASANCE COLLATERAL (WITHOUT TAKING INTO ACCOUNT ANY EARNINGS ON REINVESTMENT OF SUCH REVENUES) WILL BE SUFFICIENT TO TIMELY PAY EACH OF THE SCHEDULED PAYMENTS AFTER THE DEFEASANCE INCLUDING THE PAYMENT IN FULL OF THE MORTGAGE LOAN (OR THE ALLOCATED PORTION THEREOF IN CONNECTION WITH A PARTIAL DEFEASANCE) ON ITS MATURITY DATE (OR, IN THE CASE OF AN ARD LOAN, ON ITS ANTICIPATED REPAYMENT DATE), (II) THE REVENUES RECEIVED IN ANY MONTH FROM THE DEFEASANCE COLLATERAL WILL BE APPLIED TO MAKE SCHEDULED PAYMENTS WITHIN FOUR (4) MONTHS AFTER THE DATE OF RECEIPT, AND (III) INTEREST INCOME FROM THE DEFEASANCE COLLATERAL TO THE DEFEASANCE OBLIGOR IN ANY CALENDAR OR FISCAL YEAR WILL NOT EXCEED SUCH DEFEASANCE OBLIGOR'S INTEREST EXPENSE FOR THE MORTGAGE LOAN (OR THE ALLOCATED PORTION THEREOF IN A PARTIAL DEFEASANCE) FOR SUCH YEAR.

                  I. THE SERVICER RECEIVED OPINIONS FROM COUNSEL, WHO WERE APPROVED BY SERVICER IN ACCORDANCE WITH THE SERVICING STANDARD, THAT (I) THE AGREEMENTS EXECUTED BY THE MORTGAGOR AND/OR THE DEFEASANCE OBLIGOR IN CONNECTION WITH THE DEFEASANCE ARE ENFORCEABLE AGAINST THEM IN ACCORDANCE WITH THEIR TERMS, AND (II) THE TRUSTEE WILL HAVE A PERFECTED, FIRST PRIORITY SECURITY INTEREST IN THE DEFEASANCE COLLATERAL DESCRIBED ABOVE.

                  J. THE AGREEMENTS EXECUTED IN CONNECTION WITH THE DEFEASANCE (I) PERMIT REINVESTMENT OF PROCEEDS OF THE DEFEASANCE COLLATERAL ONLY IN PERMITTED INVESTMENTS (AS DEFINED IN THE S&P CRITERIA), (II) PERMIT RELEASE OF SURPLUS DEFEASANCE COLLATERAL AND EARNINGS ON REINVESTMENT TO THE DEFEASANCE OBLIGOR OR THE MORTGAGOR ONLY AFTER THE MORTGAGE LOAN HAS BEEN PAID IN FULL, IF ANY SUCH RELEASE IS PERMITTED, (III) PROHIBIT ANY SUBORDINATE LIENS AGAINST THE DEFEASANCE COLLATERAL, AND
                        (IV) PROVIDE FOR PAYMENT FROM SOURCES OTHER THAN THE DEFEASANCE COLLATERAL OR OTHER ASSETS OF THE DEFEASANCE OBLIGOR OF ALL FEES AND EXPENSES OF THE SECURITIES INTERMEDIARY FOR ADMINISTERING THE DEFEASANCE AND THE SECURITIES ACCOUNT AND ALL FEES AND EXPENSES OF MAINTAINING THE EXISTENCE OF THE DEFEASANCE OBLIGOR.

                  K. THE ENTIRE PRINCIPAL BALANCE OF THE MORTGAGE LOAN AS OF THE DATE OF DEFEASANCE WAS $___________ [$20,000,000 OR LESS OR LESS THAN FIVE PERCENT OF POOL BALANCE, WHICHEVER IS LESS] WHICH IS LESS THAN 5% OF THE AGGREGATE CERTIFICATE BALANCE OF THE CERTIFICATES AS OF THE DATE OF THE MOST RECENT PAYING AGENT'S MONTHLY CERTIFICATEHOLDER REPORT RECEIVED BY US (THE "CURRENT REPORT").

                  L. THE DEFEASANCE DESCRIBED HEREIN, TOGETHER WITH ALL PRIOR AND SIMULTANEOUS DEFEASANCES OF MORTGAGE LOANS, BRINGS THE TOTAL OF ALL FULLY AND PARTIALLY DEFEASED MORTGAGE LOANS TO $__________________, WHICH IS _____% OF THE
                        AGGREGATE CERTIFICATE BALANCE OF THE CERTIFICATES AS OF THE DATE OF THE CURRENT REPORT.

            3. CERTIFY THAT, IN ADDITION TO THE FOREGOING, SERVICER HAS IMPOSED SUCH ADDITIONAL CONDITIONS TO THE DEFEASANCE, SUBJECT TO THE LIMITATIONS IMPOSED BY THE MORTGAGE LOAN DOCUMENTS, AS ARE CONSISTENT WITH THE SERVICING STANDARD.

            4. CERTIFY THAT EXHIBIT B HERETO IS A LIST OF THE MATERIAL AGREEMENTS, INSTRUMENTS, ORGANIZATIONAL DOCUMENTS FOR THE DEFEASANCE OBLIGOR, AND OPINIONS OF COUNSEL AND INDEPENDENT ACCOUNTANTS EXECUTED AND DELIVERED IN CONNECTION WITH THE DEFEASANCE DESCRIBED ABOVE AND THAT ORIGINALS OR COPIES OF SUCH AGREEMENTS, INSTRUMENTS AND OPINIONS HAVE BEEN TRANSMITTED TO THE TRUSTEE FOR PLACEMENT IN THE RELATED MORTGAGE FILE OR, TO THE EXTENT NOT REQUIRED TO BE PART OF THE RELATED MORTGAGE FILE, ARE IN THE POSSESSION OF THE SERVICER AS PART OF THE SERVICER'S MORTGAGE FILE.

            5. CERTIFY AND CONFIRM THAT THE DETERMINATIONS AND CERTIFICATIONS DESCRIBED ABOVE WERE RENDERED IN ACCORDANCE WITH THE SERVICING STANDARD SET FORTH IN, AND THE OTHER APPLICABLE TERMS AND CONDITIONS OF, THE POOLING AND SERVICING AGREEMENT.

            6. CERTIFY THAT THE INDIVIDUAL UNDER WHOSE HAND THE SERVICER HAS CAUSED THIS NOTICE AND CERTIFICATION TO BE EXECUTED DID CONSTITUTE A SERVICING OFFICER AS OF THE DATE OF THE DEFEASANCE DESCRIBED ABOVE.

            7. AGREE TO PROVIDE COPIES OF ALL ITEMS LISTED IN EXHIBIT B TO YOU UPON REQUEST.

            IN WITNESS WHEREOF, the Servicer has caused this Notice and Certification to be executed as of the date captioned above.


                                       SERVICER:  ____________________________


                                       By:____________________________________
                                          Name:
                                          Title:

                                     Title:

                                   EXHIBIT AA

                           FORM OF CERTIFICATION TO BE
                              PROVIDED TO DEPOSITOR
                              ---------------------

      Re: MorganStanley Capital I Inc. Trust 2005-IQ9 (the "Trust"), Commercial Mortgage Pass-Through Certificates, Series 2005-IQ9, issued pursuant to the Pooling and Servicing Agreement, dated as of February 1, 2005 (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc., as depositor (the "Depositor"), Wells Fargo Bank, National Association, as general master servicer (the "General Master Servicer"), Midland Loan Services, Inc., as general special servicer (the "General Special Servicer"), NCB, FSB, as master servicer with respect to the NCB Loans only (the "NCB Master Servicer"), National Consumer Cooperative Bank, as special servicer with respect to the Co-op Mortgage Loans only (the "NCB Special Servicer"), LaSalle Bank National Association, as trustee, paying agent and certificate registrar (the "Trustee") and ABN AMRO Bank N.V., as fiscal agent. Capitalized terms used herein but not defined herein have the respective meanings given them in the Pooling and Servicing Agreement.
            -------------------------------------------------------------------

I, [identify the certifying individual], certify on behalf of the [Trustee, General Master Servicer, the General Special Servicer, the NCB Master Servicer or the NCB Special Servicer, as applicable] to the Depositor [and the Trustee] [add for certifications signed by an officer of the General Master Servicer, the General Special Servicer, the NCB Master Servicer or the NCB Special Servicer], and [its][their] [add for certifications signed by an officer of the General Master Servicer, the General Special Servicer, the NCB Master Servicer or the NCB Special Servicer] officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

      1. [To be certified by the Trustee] [I have reviewed the annual report on Form 10-K for the fiscal year [___] (the "Annual Report"), and all reports on Form 8-K containing distribution reports filed in respect of periods included in the year covered by the Annual Report (collectively with the Annual Report, the "Reports"), of the Trust;]

      2. [To be certified by the Trustee] [To my knowledge, the distribution information in the Reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by the Annual Report;]

      3. [To be certified by the Trustee] [To my knowledge, the distribution or servicing information required to be provided to the Trustee by the General Master Servicer, the General Special Servicer, the NCB Master Servicer, the NCB Special Servicer and each Primary Servicer under the Pooling and Servicing Agreement and/or the related Primary Servicing agreement for inclusion in the Reports is included in the Reports;]

      4. [To be certified by each of the General Master Servicer, the General Special Servicer, the NCB Master Servicer and the NCB Special Servicer] [I am responsible for reviewing the activities performed by the [General Master Servicer] [General Special Servicer] [NCB Master Servicer] [NCB Special Servicer] under the Pooling and Servicing Agreement and based upon my knowledge and the annual compliance review performed as required under Section 8.12 of the Pooling and Servicing Agreement, and except as disclosed in the compliance certificate delivered pursuant to Section 8.12 of the Pooling and Servicing Agreement, the [General Master Servicer] [General Special Servicer] [NCB Master Servicer] [NCB Special Servicer] has fulfilled its material obligations under the Pooling and Servicing Agreement; and]

      5. [To be certified by each of the General Master Servicer, the General Special Servicer, the NCB Master Servicer and the NCB Special Servicer] [I have disclosed to the [General Master Servicer's] [General Special Servicer's] [NCB Master Servicer's] [NCB Special Servicer's] certified public accountants all significant deficiencies, to my knowledge, relating to the compliance of the [General Master Servicer] [General Special Servicer] [NCB Master Servicer] [NCB Special Servicer] with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar standard as set forth in the Pooling and Servicing Agreement.]



Date: _________________________

[[ENTITY NAME]

_______________________________________
[Signature]
[Title]]

                             EXHIBIT A to EXHIBIT AA

                           FORM OF CERTIFICATION TO BE
                  PROVIDED TO DEPOSITOR AND THE MASTER SERVICER

      Re: MorganStanley Capital I Inc. Trust 2005-IQ9 (the "Trust"), Commercial Mortgage Pass-Through Certificates, Series 2005-IQ9, issued pursuant to the Pooling and Servicing Agreement, dated as of February 1, 2005 (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc., as depositor (the "Depositor"), Wells Fargo Bank, National Association, as general master servicer (the "General Master Servicer"), Midland Loan Services, Inc., as general special servicer, NCB, FSB, as master servicer with respect to the NCB Loans only (the "NCB Master Servicer"), National Consumer Cooperative Bank, as special servicer with respect to the Co-op Mortgage Loans only, LaSalle Bank National Association, as trustee, paying agent and certificate registrar (the "Trustee") and ABN AMRO Bank N.V., as fiscal agent. Capitalized terms used herein but not defined herein have the respective meanings given them in the Pooling and Servicing Agreement.
            -------------------------------------------------------------------


I, [identify the certifying individual], [identify title], on behalf of [___________], as Primary Servicer, certify to the Depositor, the Trustee and [the General Master Servicer] [the NCB Master Servicer], and their officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

      1. I am responsible for reviewing the activities performed by the Primary Servicer under the [describe sub-servicing agreement] and based upon my knowledge and the annual compliance review performed as required under Section ___ of the Primary Servicing Agreement, and except as disclosed in the compliance certificate delivered pursuant to Section ___ of the Primary Servicing Agreement, the Primary Servicer has fulfilled its material obligations under the Primary Servicing Agreement; and

      2. I have disclosed to the Primary Servicer's certified public accountants all significant deficiencies, to my knowledge, relating to the compliance of the Primary Servicer with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar standard as set forth in the Primary Servicing Agreement.]

Date: _________________________

_______________________________________
[Signature]
[Title]

                                   SCHEDULE I

                               MSMC LOAN SCHEDULE


------------------------------------------------------------------------------------------------------------------------------------
Loan                    Mortgage
Pool                      Loan       Loan           Property
No.                      Seller     Number            Name
------------------------------------------------------------------------------------------------------------------------------------
 1                        MSMC       1          125 Park Avenue
 5                        MSMC       2          Hulen Mall
 7                        MSMC       04-16797   225 West Broadway
 26                       MSMC       04-18106   Spring Hill Suites Orlando
 33                       MSMC       04-18107   Courtyard Marriott Greenville
 56                       MSMC       04-17902   Fairfield Inn Orlando

Total/Weighted Average:


------------------------------------------------------------------------------------------------------------------------------------
                                                                                                     North
                       Portfolio                                                                      or
Loan                     Name                                                                        South
Pool                     (if                Street                                                    CA         Zip
No.                   applicable)           Address                 County        City     State   (NCA/SCA)    Code       MSA
------------------------------------------------------------------------------------------------------------------------------------
 1                       NAP          125 Park Avenue              New York     New York     NY      NAP        10017  New York City
 5                       NAP          4800 Hulen Street            Tarrant      Fort Worth   TX      NAP        76132  Fort Worth
 7                       NAP          225 Broadway                 San Diego    San Diego    CA      SCA        92101  San Diego
 26                      NAP          8840 Universal Boulevard     Orange       Orlando      FL      NAP        32819  Orlando
 33                      NAP          115 The Parkway              Greenville   Greenville   SC      NAP        29615  Greenville
 56                      NAP          7100 Augusta National Drive  Orange       Orlando      FL      NAP        32822  Orlando

Total/Weighted Average:


------------------------------------------------------------------------------------------------------------------------------------
                                                                                          Cut-Off
                                                                                           Date                                %
                                                                                          Balance                             by
Loan                                                          Number                       (as                             Cut-off
Pool                      Property        Property              of       Original           of                               Date
No.                         Type          Sub-Type          Properties   Balance         02/01/2005)          Sort         Balance
------------------------------------------------------------------------------------------------------------------------------------
 1                        Office        Urban                   1      $146,250,000     $146,250,000       146,250,000       9.5%
 5                        Retail        Regional Mall           1      $121,000,000     $120,744,094       120,744,094       7.9%
 7                        Office        Urban                   1       $67,000,000      $67,000,000        67,000,000       4.4%
 26                       Hospitality   Limited Service         1       $11,000,000      $10,970,680        10,970,680       0.7%
 33                       Hospitality   Limited Service         1        $8,850,000       $8,826,411         8,826,411       0.6%
 56                       Hospitality   Limited Service         1        $5,350,000       $5,335,740         5,335,740       0.3%

Total/Weighted Average:                                              $1,544,375,825   $1,531,754,421                       100.0%


------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                   Percent
                                                                                                                   Leased
Loan                                                                                                                 as
Pool                        Cut-Off                 Year     Year      Single-Tenant   Owner-Occupied    Percent     of
No.                          Date      Units/SF    Built  Renovated       (Y/N)        >20% (Y/N - %)    Leased     Date
------------------------------------------------------------------------------------------------------------------------------------
 1                        02/01/2005    603,433    1923   1996-2003         N               N             95.5%  08/31/2004
 5                        02/01/2005    348,796    1977     1994            N               N             95.1%  08/31/2004
 7                        02/01/2005    330,367    1976   1996-2001         N               N             98.0%  10/31/2004
 26                       02/01/2005        167    1999      NAP            N               N             76.7%  09/30/2004
 33                       02/01/2005        136    2000      NAP            N               N             66.6%  09/30/2004
 56                       02/01/2005        139    1998     2004            N               N             78.6%  09/30/2004

Total/Weighted Average:


------------------------------------------------------------------------------------------------------------------------------------
Loan                         Percent
Pool                         Leased                    Borrower
No.                          Source                      Name
------------------------------------------------------------------------------------------------------------------------------------
 1                        UW Rent Roll        SRI SIX 125 PARK LLC
 5                        UW Rent Roll        Hulen Owner LP
 7                        Rent Roll           Broadway 225 Stonecrest Holdings, LLC; Broadway 225 Sorrento Holdings, LLC
 26                       Occupancy Report    Laxmi Republic Hotel, Ltd.
 33                       Occupancy Report    JHM Parkway Hotel, LLC
 56                       Occupancy Report    JHM Lee Vista Hotel, Ltd.

Total/Weighted Average:


------------------------------------------------------------------------------------------------------------------------------------
                                                                                    Ground
                                                                                     Lease
                                                                                  Extinguished     Ground
Loan                                                                                 Upon           Lease     Extension
Pool                                                          Lien    Ownership   Foreclosure    Expiration    Options
No.                                 Sponsor                  Status   Interest       (Y/N)          Date        (Y/N)
------------------------------------------------------------------------------------------------------------------------------------
 1                        Shorenstein Realty Investors Six   First    Fee             N              NAP          N
 5                        General Growth Properties          First    Fee             N              NAP          N
 7                        American Assets, Inc               First    Fee             N              NAP          N
 26                       H. P. Rama                         First    Fee             N              NAP          N
 33                       Hasmukh Rama                       First    Fee             N              NAP          N
 56                       H.P. Rama; J.P. Rama;              First    Fee             N              NAP          N
                          M.P. Rama; JHM Hotels

Total/Weighted Average:


------------------------------------------------------------------------------------------------------------------------------------
                                          Ground
                                           Lease
                                          Outside
                                        Expiration                                             First
Loan                       Extension       Date                    Modified                     P&I
Pool                        Options     (Including       Note        Loan     Modification    Payment
No.                       Description   Extensions)      Date       (Y/N)     Description      Date
------------------------------------------------------------------------------------------------------------------------------------
 1                            NAP           NAP       11/01/2004      N           NAP           NAP
 5                            NAP           NAP       11/12/2004      N           NAP        01/07/2005
 7                            NAP           NAP       12/09/2004      N           NAP           NAP
 26                           NAP           NAP       11/19/2004      N           NAP        01/01/2005
 33                           NAP           NAP       11/19/2004      N           NAP        01/01/2005
 56                           NAP           NAP       11/19/2004      N           NAP        01/01/2005

Total/Weighted Average:


------------------------------------------------------------------------------------------------------------------------------------
                                                     First
                            First                   Interest           Maturity
Loan                       Payment                    Only               Date               ARD
Pool                        Date                     Period               or                Loan
No.                         (IO)                     (mos)                ARD              (Y/N)
------------------------------------------------------------------------------------------------------------------------------------
 1                        12/08/2004                   119           10/08/2014             N
 5                           NAP                       NAP           12/07/2011             N
 7                        02/08/2005                   120           01/08/2015             Y
 26                          NAP                       NAP           12/01/2014             N
 33                          NAP                       NAP           12/01/2014             N
 56                          NAP                       NAP           12/01/2014             N

Total/Weighted Average:


------------------------------------------------------------------------------------------------------------------------------------
                          Maturity
                            Date
Loan                         of        ARD
Pool                         ARD       Rate                                Lockbox    Lockbox
No.                         Loan       Step                                 Status     Type
------------------------------------------------------------------------------------------------------------------------------------
 1                        NAP          NAP                                  In-Place   Hard
 5                        NAP          NAP                                  In-Place   Hard
 7                        01/08/2035   Greater of I.R. + 5% and T.R. + 5%   In-Place   Soft
 26                       NAP          NAP                                  None       NAP
 33                       NAP          NAP                                  None       NAP
 56                       NAP          NAP                                  None       NAP

Total/Weighted Average:


------------------------------------------------------------------------------------------------------------------------------------
                      Terms/Description
Loan                        of
Pool                    Springing
No.                      Lockbox
------------------------------------------------------------------------------------------------------------------------------------
 1                        NAP
 5                        NAP
 7                        Springs hard upon Event of Default or when DSCR falls below 1.10x.
                          Upon a cure of an event of default or if DSCR is above 1.10x for three (3) consecutive months, the cash management period would end and borrower would again be able to access the funds daily.
 26                       NAP
 33                       NAP
 56                       NAP

Total/Weighted Average:


------------------------------------------------------------------------------------------------------------------------------------
                            Orig.
                            Term
                             to                                                    Monthly    Monthly
Loan                      Maturity                                                  Debt       Debt
Pool                         or       Rem.   Orig.    Rem.                Loan     Service    Service
No.                          ARD     Term   Amort.   Amort     Rate     Constant    (P&I)       (IO)
------------------------------------------------------------------------------------------------------------------------------------
 1                             119    116     IO      IO     5.74800%     5.828%    NAP      $710,267
 5                              84     82      360     358     5.030%     6.464%  $651,774     NAP
 7                             120    119     IO      IO       5.115%     5.186%    NAP      $289,554
 26                            120    118      300     298     5.790%     7.578%   $69,468     NAP
 33                            120    118      300     298     5.790%     7.578%   $55,890     NAP
 56                            120    118      300     298     5.790%     7.578%   $33,787     NAP

Total/Weighted Average:        125    115      341     329     5.848%


------------------------------------------------------------------------------------------------------------------------------------
                                                                                       Cut-Off
                                                                                        Date
                                   NOI               Implied                           Balance
                                  DSCR                 DSCR      DSCR                    per
Loan                             (after                 @       (after      Annual      Unit      Interest
Pool                      NOI      IO      Current    8.00%       IO         Debt        or       Accrual
No.                       DSCR   period)    DSCR     Constant   period)    Service       SF        Method
------------------------------------------------------------------------------------------------------------------------------------
 1                        1.55     NAP        1.41       1.03     NAP     $8,523,206      $242   Actual/360
 5                        1.41     NAP        1.37       1.11     NAP     $7,821,294      $346   Actual/360
 7                        1.85     NAP        1.69       1.09     NAP     $3,474,648      $203   Actual/360
 26                       1.80     NAP        1.63       1.55     NAP       $833,614   $65,693   Actual/360
 33                       1.78     NAP        1.60       1.52     NAP       $670,680   $64,900   Actual/360
 56                       1.94     NAP        1.71       1.63     NAP       $405,440   $38,387   Actual/360

Total/Weighted Average:                       2.05x


------------------------------------------------------------------------------------------------------------------------------------
                                                                                         Source
Loan                      Balloon                             Cut-Off                      of                      Rem.
Pool                       Loan       Balloon      Balloon     Date       Appraised      Current    Valuation      Tax
No.                       (Y/N)       Balance        LTV        LTV         Value         Value        Date      Credits
------------------------------------------------------------------------------------------------------------------------------------
 1                           Y      $146,250,000      63.6%      63.6%   $230,000,000   Appraisal   09/01/2004     NAP
 5                           Y      $107,369,824      66.3%      74.5%   $162,000,000   Appraisal   10/11/2004     NAP
 7                           Y       $67,000,000      69.8%      69.8%    $96,000,000   Appraisal   11/15/2004     NAP
 26                          Y        $8,484,692      49.0%      63.4%    $17,300,000   Appraisal   10/01/2004     NAP
 33                          Y        $6,826,319      50.2%      64.9%    $13,600,000   Appraisal   10/01/2004     NAP
 56                          Y        $4,126,646      49.7%      64.3%     $8,300,000   Appraisal   10/01/2004     NAP

Total/Weighted Average:                               50.3%      59.4%


------------------------------------------------------------------------------------------------------------------------------------
                                          Original
Loan                         Original     Appraisal                      FIRREA      Phase      Phase   Engineering
Pool                        Appraised      Report     Capitalization   Appraisal       I         II       Report
No.                           Value         Date           Rate          (Y/N)        Date      Date       Date           UCF
------------------------------------------------------------------------------------------------------------------------------------
 1                        $230,000,000   08/06/2004        NAP             Y       08/13/2004    NAP    08/13/2004    $12,040,803
 5                        $162,000,000   10/21/2004        NAP             Y       10/12/2004    NAP    10/11/2004    $10,681,533
 7                         $96,000,000   11/17/2004        NAP             Y       11/17/2004    NAP    11/17/2004     $5,855,351
 26                        $17,300,000   10/08/2004        NAP             Y       11/04/2004    NAP    10/07/2004     $1,358,957
 33                        $13,600,000   10/06/2004        NAP             Y       11/04/2004    NAP    11/03/2004     $1,076,045
 56                         $8,300,000   10/08/2004        NAP             Y       11/04/2004    NAP    10/07/2004       $694,210

Total/Weighted Average:


------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                              %
                                                                                                      Lease                  NSF
                                                                                                    Expiration     NSF       of
                                               Date             Years                                  Date        of        the
Loan                                            of               of                                     of       Largest   Largest
Pool                       Underwritten      Operating        Financial           Largest            Largest     Tenant    Tenant
No.                            NOI           Statement       Information          Tenant              Tenant      (SF)       (%)
------------------------------------------------------------------------------------------------------------------------------------
 1                         $13,175,431      12/31/2003                 2    Meredith Corporation    12/31/2011   151,196      25.1%
 5                         $11,059,881      12/31/2003                 3   United Artists Theater   05/31/2005    20,000       5.7%
 7                          $6,416,974         2003                    3    County of San Diego     05/31/2007    66,348      20.1%
 26                         $1,502,325   T-12 (09/30/2004)             3            NAP                NAP         NAP       NAP
 33                         $1,192,458   T-12 (09/30/2004)             3            NAP                NAP         NAP       NAP
 56                           $787,644   T-12 (09/30/2004)             3            NAP                NAP         NAP       NAP

Total/Weighted Average:


------------------------------------------------------------------------------------------------------------------------------------
                                                             Lease                   %
                                                           Expiration     NSF       NSF
                                                              Date        of        of
                                                               of         2nd       2nd
Loan                        2nd                               2nd       Largest   Largest       3rd
Pool                      Largest                           Largest     Tenant    Tenant      Largest
No.                        Tenant                            Tenant      (SF)       (%)       Tenant
------------------------------------------------------------------------------------------------------------------------------------
 1                        Reed Elsevier, Inc.              06/30/2009    70,510      11.7%    FGIC Holdings, Inc.
 5                        Gap, Inc.                        01/31/2006    17,265       4.9%    Abercrombie & Fitch
 7                        Federal Defenders of San Diego   07/31/2010    26,919       8.1%    Station Venture Opera
 26                       NAP                                 NAP         NAP       NAP       NAP
 33                       NAP                                 NAP         NAP       NAP       NAP
 56                       NAP                                 NAP         NAP       NAP       NAP

Total/Weighted Average:


------------------------------------------------------------------------------------------------------------------------------------
                                                      %
                              Lease       NSF        NSF
                            Expiration    of         of
                               of         3rd        3rd
Loan                           3rd      Largest    Largest  Related      Related
Pool                         Largest    Tenant     Tenant   Borrowers   Borrower
No.                           Tenant     (SF)        (%)     (Y/N)        List
------------------------------------------------------------------------------------------------------------------------------------
 1                        07/31/2008    58,693       9.7%      N       NAP
 5                        01/31/2006     9,472       2.7%      N       NAP
 7                        07/31/2021    24,180       7.3%      N       NAP
 26                              NAP       NAP       NAP       Y       04-18106; 04-18107; 04-17902
 33                              NAP       NAP       NAP       Y       04-18106; 04-18107; 04-17902
 56                              NAP       NAP       NAP       Y       04-18106; 04-18107; 04-17902

Total/Weighted Average:


------------------------------------------------------------------------------------------------------------------------------------
                                            Single
                              Cross          Note
                          Collateralized      /
                                /          Multiple         Crossed                      Description
Loan                          Cross        Property   Loan/Multi-property   Additional       of
Pool                        Defaulted        Loan            Pool           Collateral   Additional
No.                            (Y/N)         (Y/N)          (Y/N)             (Y/N)      Collateral
------------------------------------------------------------------------------------------------------------------------------------
 1                              N             N                N                N        NAP
 5                              N             N                N                N        NAP
 7                              N             N                N                Y        Horton Plaza Parking Ground Lease
 26                             N             N                N                N        NAP
 33                             N             N                N                N        NAP
 56                             N             N                N                N        NAP

Total/Weighted Average:


------------------------------------------------------------------------------------------------------------------------------------
                                                          Current
                                                            Tax
                                     Tax                  Escrow     Ongoing         Tax         Springing
                           Tax     Service    Initial     Balance      Tax         Reserve        Reserve
                          Escrow   Contract     Tax         as        Escrow         Cap        Requirement
Loan                       in        in       Escrow        of          -            ($             for
Pool                      Place     Place      Amount    2/1/2005    Monthly         and            Tax
No.                        (Y/N)     (Y/N)       ($)       ($)         ($)        Description)     (Y/N)
------------------------------------------------------------------------------------------------------------------------------------
 1                          N         N             $0          $0         $0        NAP             Y
 5                          N         N             $0          $0         $0        NAP             Y
 7                          N         N            NAP         NAP        NAP        NAP             Y
 26                         Y         Y        $22,315     $33,472    $11,157        NAP             N
 33                         Y         Y       $110,000     $25,835     $9,167        NAP             N
 56                         Y         Y        $15,580     $23,459     $7,878        NAP             N

Total/Weighted Average:


------------------------------------------------------------------------------------------------------------------------------------
                              Terms
                                or
                            Conditions                                                    Interest
                               for                                                           on      Insurance
                            Springing                                                       Tax       Escrow
Loan                           Tax                                                         Escrow       in
Pool                         Reserve                                                        Paid       Place
No.                        Requirement                                                       to:       (Y/N)
------------------------------------------------------------------------------------------------------------------------------------
 1                        (i) Event of Default and (ii) DSCR < 1.05,                      Borrower       N
                          as of the end of any calendar quarter.
 5                        Failure to provide proof of payment                             Borrower       N
 7                        Event of Default or delinqency in payment of this obligation.     NAP          N
 26                       NAP                                                              Lender        N
 33                       NAP                                                              Lender        N
 56                       NAP                                                              Lender        N

Total/Weighted Average:


------------------------------------------------------------------------------------------------------------------------------------
                                          Current
                                         Insurance      Ongoing       Insurance      Springing
                           Initial        Escrow       Insurance       Reserve        Reserve
                          Insurance       Balance        Escrow          Cap        Requirement
Loan                        Escrow          as             -             ($             for
Pool                        Amount          of          Monthly          and         Insurance
No.                           ($)       02/01/2005($)      ($)       Description)      (Y/N)
------------------------------------------------------------------------------------------------------------------------------------
 1                            $0                  $0           $0        NAP             Y
 5                            $0                  $0           $0        NAP             Y
 7                           NAP                  $0           $0        NAP             Y
 26                          NAP                  $0           $0        NAP             Y
 33                          NAP                  $0           $0        NAP             Y
 56                          NAP                  $0           $0        NAP             Y

Total/Weighted Average:


------------------------------------------------------------------------------------------------------------------------------------
                             Terms
                               or
                           Conditions                                                                          Interest
                              for                                                                                 on
                           Springing                                                                           Insurance
Loan                       Insurance                                                                            Escrow
Pool                        Reserve                                                                             Paid
No.                        Requirement                                                                           to:
------------------------------------------------------------------------------------------------------------------------------------
 1                        (i) Event of Default and (ii) DSCR < 1.05, as of the end of any calendar quarter.   Borrower
 5                        Failure to provide proof of payment                                                 Borrower
 7                        Event of Default or delinqency in payment of this obligation.                          NAP
 26                       Event of Default or Failure to maintain blanket policy                                 NAP
 33                       Event of Default or Failure to maintain blanket policy                                 NAP
 56                       Event of Default or Failure to maintain blanket policy                                 NAP

Total/Weighted Average:


------------------------------------------------------------------------------------------------------------------------------------
                                                                           %
                                                                          of
                                                                         Total
                           Deferred       Deferred                    Recommended                    Cap
                          Maintenance   Maintenance      Deferred      Deferred                       Ex
                            Escrow      Recommended    Maintenance    Maintenance                   Escrow
Loan                          in            per           Escrow        Amount         Deferred       in
Pool                         Place         Report         Amount       Escrowed       Maintenance   Place
No.                          (Y/N)          ($)            ($)            (%)          Comments     (Y/N)
------------------------------------------------------------------------------------------------------------------------------------
 1                             N             $11,400             $0           NAP     De Minimus      N
 5                             N             $79,000             $0           NAP     De Minimus      N
 7                             N                  $0             $0          0.0%         NAP         Y
 26                            N                  $0             $0          0.0%         NAP         Y
 33                            N                  $0             $0          0.0%         NAP         Y
 56                            Y              $7,500         $9,375        125.0%         NAP         Y

Total/Weighted Average:


------------------------------------------------------------------------------------------------------------------------------------
                                                                Annual
                                     Ongoing    Ongoing           Cap               Cap         Springing
                          Initial      Cap        Cap             Ex                Ex           Reserve
                            Cap         Ex         Ex           Reserve           Reserve      Requirement
                             Ex       Escrow     Escrow       Requirement          Cap             for
Loan                       Escrow       -          -              per               ($             Cap
Pool                       Amount    Monthly     Annual         SF/Unit             and            Ex
No.                          ($)        ($)        ($)             ($)          Description)       (Y/N)
------------------------------------------------------------------------------------------------------------------------------------
 1                              $0         $0         $0           NAP               NAP           Y
 5                              $0         $0         $0           NAP               NAP           Y
 7                         $66,106     $5,506    $66,073            $0           $66,106           N
 26                             $0    $11,617   $139,404          $835               NAP           N
 33                             $0     $9,701   $116,412          $856               NAP           N
 56                             $0     $7,573    $90,876          $654               NAP           N

Total/Weighted Average:


------------------------------------------------------------------------------------------------------------------------------------
                               Terms                                                                                     Current
                                 or                                                                                        Cap
                             Conditions                                                                                    Ex
                                for                                                                                       Escrow
                             Springing                                                                                   Balance
                                Cap                                                                                        as
Loan                            Ex                                                                                         of
Pool                         Reserve                                                                                    2/1/2005
No.                        Requirement                                                                                     ($)
------------------------------------------------------------------------------------------------------------------------------------
 1                        (i) Event of Default and (ii) DSCR < 1.05, as of the end of any calendar quarter.                 $0
 5                        (i) Event of default or (ii) DSCR based on NOI and actual debt service falls below 1.25x          $0
 7                        NAP                                                                                          $66,109
 26                       NAP                                                                                          $11,617
 33                       NAP                                                                                           $9,701
 56                       NAP                                                                                           $7,573

Total/Weighted Average:


------------------------------------------------------------------------------------------------------------------------------------
                          Interest
                             on                          Ongoing     Annual        TI/LC        Springing
                            Cap      TI/LC    Initial     TI/LC      TI/LC        Reserve        Reserve
                             Ex      Escrow    TI/LC      Escrow     Escrow         Cap        Requirement
Loan                       Escrow      in      Escrow       -         per           ($             for
Pool                        Paid     Place     Amount    Monthly    SF/Unit         and           TI/LC
No.                          to:      (Y/N)      ($)       ($)        ($)       Description)       (Y/N)
------------------------------------------------------------------------------------------------------------------------------------
 1                        Borrower     N            $0         $0     NAP           NAP             Y
 5                        Borrower     N            $0         $0     NAP           NAP             Y
 7                        Borrower     N            $0         $0     NAP           NAP             Y
 26                       Borrower     N            $0         $0     NAP           NAP             N
 33                       Borrower     N            $0         $0     NAP           NAP             N
 56                       Borrower     N            $0         $0     NAP           NAP             N

Total/Weighted Average:


------------------------------------------------------------------------------------------------------------------------------------
                              Terms
                               or
                           Conditions
                              for
                           Springing
Loan                         TI/LC
Pool                        Reserve
No.                       Requirement
------------------------------------------------------------------------------------------------------------------------------------
1                         (i) Event of Default and (ii) DSCR < 1.05, as of the end of any calendar quarter.
5                         (i) Event of default or (ii) DSCR based on NOI and actual debt service falls below 1.25x
7                         In case of E of D or DSCR falls below 1.10x, borrower must deposit
                          $1,118,000 into a TI/LC reserve. If drawn upon, then there will be a monthly TI/LC escrow of $41,295.92. All funds will be released once the DSCR exceeds 1.10x for 3 consecutive months
26                        NAP
33                        NAP
56                        NAP



Total/Weighted Average:


------------------------------------------------------------------------------------------------------------------------------------
                                                                    Current
                           Current                               Environmental
                            TI/LC     Interest                       Escrow                           Ongoing
                           Balance       on      Environmental      Balance          Initial       Environmental
                             as        TI/LC        Escrow             as         Environmental        Escrow
Loan                         of        Escrow         in               of             Escrow              -
Pool                      2/1/2005      Paid         Place          2/1/2005          Amount          Monthly
No.                         ($)          to:         (Y/N)            ($)              ($)              ($)
------------------------------------------------------------------------------------------------------------------------------------
 1                               $0   Borrower         N                     $0               $0               $0
 5                               $0   Borrower         N                     $0               $0               $0
 7                               $0     NAP            N                     $0               $0               $0
 26                              $0     NAP            N                     $0               $0               $0
 33                              $0     NAP            N                     $0               $0               $0
 56                              $0     NAP            N                     $0               $0               $0

Total/Weighted Average:


------------------------------------------------------------------------------------------------------------------------------------
                                                               Terms
                                                                or
                          Environmental      Springing      Conditions       Interest
                             Reserve          Reserve           for             on          Other
                               Cap          Requirement      Springing     Environmental   Escrows
Loan                            ($              for        Environmental      Escrow         in
Pool                           and         Environmental      Reserve          Paid         Place
No.                        Description)        (Y/N)        Requirement         to:         (Y/N)
------------------------------------------------------------------------------------------------------------------------------------
 1                             NAP               N              NAP             NAP           N
 5                             NAP               N              NAP          Borrower         N
 7                             NAP               N              NAP             NAP           N
 26                            NAP               N              NAP             NAP           N
 33                            NAP               N              NAP             NAP           N
 56                            NAP               N              NAP             NAP           N

Total/Weighted Average:


------------------------------------------------------------------------------------------------------------------------------------
                                                       Current
                                                        Other
                                                        Escrow     Ongoing        Other
                                          Initial      Balance      Other        Reserve         Other
                          Description      Other          as        Escrow         Cap         Springing
Loan                          of          Escrow          of          -            ($           Reserve
Pool                        "Other"       Amount       2/1/2005    Monthly         and        Requirement
No.                         Escrows         ($)          ($)         ($)       Description)       (Y/N)
------------------------------------------------------------------------------------------------------------------------------------
1                             NAP                $0           $0         $0        NAP             N
5                             NAP                $0           $0         $0        NAP             N
7                             NAP                $0           $0         $0        NAP             N
26                            NAP                $0           $0         $0        NAP             N
33                            NAP                $0           $0         $0        NAP             N
56                            NAP                $0           $0         $0        NAP             N

Total/Weighted Average:


------------------------------------------------------------------------------------------------------------------------------------
                             Terms
                              or        Interest
                          Conditions       on
                              for        Other                                                     Future
Loan                         Other       Escrow    Springing                                       Payment
Pool                        Reserve       Paid      Escrow     Springing                           Changes    Payment
No.                       Requirement      to:       (Y/N)       Escrow                             (Y/N)    Frequency
------------------------------------------------------------------------------------------------------------------------------------
1                             NAP         NAP          Y       Taxes, Insurance, TI/LC's, Cap Ex      N       Monthly
5                             NAP       Borrower       Y       Taxes, Insurance, TI/LC's, Cap Ex      N       Monthly
7                             NAP         NAP          Y       Tax, Insurance, TI/LC                  N       Monthly
26                            NAP         NAP          Y       Insurance                              N       Monthly
33                            NAP         NAP          Y       Insurance                              N       Monthly
56                            NAP         NAP          Y       Insurance                              N       Monthly

Total/Weighted Average:


------------------------------------------------------------------------------------------------------------------------------------
                                  Debt
                                 Service   Debt                                                           Balloon    Balloon
                                 Payment   Service                                                        Payment    Payment
                                  Grace    Grace                                                           Grace      Grace
                                 Period    Period                                                          Period     Period
                                   to      to                                                                to         to
Loan                             Impose    Call                                               Default      Impose      Call
Pool                      Due     Late      a                                                Interest       Late        a
No.                       Date   Charge   Default                                                %         Charge    Default
------------------------------------------------------------------------------------------------------------------------------------
 1                           8         0      5                                                  3.0%            0          5
 5                           7         5      0                                                    3%            5          0
 7                           8         0      0   Lesser of I.R. + 4% and maximum allowed by law                 0          0
 26                          1         5      5   Lesser of I.R. + 5% and maximum allowed by law                 0          0
 33                          1         5      5   Lesser of I.R. + 5% and maximum allowed by law                 0          0
 56                          1         5      5   Lesser of I.R. + 5% and maximum allowed by law                 0          0

Total/Weighted Average:


------------------------------------------------------------------------------------------------------------------------------------
                                                                                                   Earthquake
Loan                     Assumption                                                                   Zone                Earthquake
Pool                     Provision    Assumption/                                                    3 or 4               Insurance
No.                        (Y/N)      Fee                                                            (Y/N)       PML%       (Y/N)
------------------------------------------------------------------------------------------------------------------------------------
1                            Y        1 time - $150,000                                                N          NAP         Y
5                            Y        1 time - <$10,000                                                N          NAP         Y
7                            Y        4 times @ no charge for first; 0.5%
                                      for second; 1.0% for third and fourth                           Y-4        18.0%        N
26                           Y        3 times @ 0.5% for first; 0.75% for second; 1.0% for third       N          NAP         Y
33                           Y        3 times @ 0.5% for first; 0.75% for second; 1.0% for third       N          NAP         Y
56                           Y        3 times @ 0.5% for first; 0.75% for second; 1.0% for third       N          NAP         Y

Total/Weighted Average:


------------------------------------------------------------------------------------------------------------------------------------
Loan                      Hurricane   Hurricane   Flood     Flood     Environmental
Pool                        Zone      Insurance   Zone    Insurance     Insurance      SAE
No.                        (Y/N)        (Y/N)     (Y/N)     (Y/N)         (Y/N)       (Y/N)
------------------------------------------------------------------------------------------------------------------------------------
 1                            N           Y         N         Y             N           Y
 5                            N           Y         N         Y             N           Y
 7                            N           Y         N         N             N           Y
 26                           N           Y         N         Y             N           Y
 33                           N           Y         N         Y             N           Y
 56                           N           Y         N         Y             N           Y

Total/Weighted Average:


------------------------------------------------------------------------------------------------------------------------------------
                                                                                                 Current
                                                                                                Additional
                                                                                                Financing
Loan                                       Non-Consolidation    Independent      Revocable          in
Pool                           SPE              Opinion          Director          Trust          Place
No.                           (Y/N)              (Y/N)             (Y/N)           (Y/N)       (Y/N/Silent)
------------------------------------------------------------------------------------------------------------------------------------
 1                              Y                  Y                 Y               Y              N
 5                              Y                  Y                 Y               Y              N
 7                              Y                  Y                 Y               N              N
 26                             Y                  N                 N               N              N
 33                             Y                  N                 N               N              N
 56                             Y                  N                 N               N              N

Total/Weighted Average:


------------------------------------------------------------------------------------------------------------------------------------
                           Current                                                    Future
                          Additional                                 Additional     Additional
                          Financing     Description    Standstill     Financing      Financing
                           Secured          of         Agreement      Permitted       Secured
Loan                         by          Current          in            In             by
Pool                       Property     Additional       Place         Future        Property
No.                         (Y/N)       Financing        (Y/N)      (Y/N/Silent)       (Y/N)
------------------------------------------------------------------------------------------------------------------------------------
 1                            N             NAP            N              Y              N
 5                            N             NAP            Y              Y              N
 7                            N             NAP            N              N              N
 26                           N             NAP            N              Y              N
 33                           N             NAP            N              Y              N
 56                           N             NAP            N              Y              N

Total/Weighted Average:


------------------------------------------------------------------------------------------------------------------------------------
                          Description
                              of
Loan                        Future
Pool                      Additional
No.                       Financing
------------------------------------------------------------------------------------------------------------------------------------
 1                        Mezzanine Debt
 5                        Mezzanine Debt
 7                        NAP
 26                       Upon the sale of the property, the lender will allow the new owner to obtain up to seventy percent (70%) of the sales price in mezzanine financing (to be secured by ownership interest in the borrowing entity)
 33                       Upon the sale of the subject property, the lender will allow the new owner to obtain up to 70% of the sales price in
                          mezzanine financing to be secured by ownership interest in the borrowing entity.
 56                       Upon the sale of the Property, the Lender will allow the new owner to obtain up to seventy percent (70%) of the sales price in mezzanine financing (to be secured by ownership interest in Borrowing Entity).


Total/Weighted Average:


------------------------------------------------------------------------------------------------------------------------------------
                                                         No.                        No.
                                          Sec.           of          Sec.           of         Partial       Partial
Loan                       Number          8            Sec.          42           Sec.      Collateral     Collateral
Pool                        Times      (Multifamily)     8        (Multifamily)     42         Release       Release
No.                      Delinquent       (Y/N)        Units         (Y/N)        Units        (Y/N)       Description
------------------------------------------------------------------------------------------------------------------------------------
 1                                 0         N            N             N           NAP            N             NAP
 5                                 0         N            N             N           NAP            N             NAP
 7                                 0         N           NAP            N           NAP            N             NAP
 26                                0         N           NAP            N           NAP            N             NAP
 33                                0         N           NAP            N           NAP            N             NAP
 56                                0         N           NAP            N           NAP            N             NAP

Total/Weighted Average:


------------------------------------------------------------------------------------------------------------------------------------
                            Partial
                          Collateral    Outparcel   Outparcel
                            Release        or       or
Loan                      Prepayment      Other     Other
Pool                        Penalty      Release    Release
No.                       Description     (Y/N)     Description
------------------------------------------------------------------------------------------------------------------------------------
 1                            NAP           N       NAP
 5                            NAP           Y       Vacant, Unimproved parcel
 7                            NAP           Y       Release of parcels 1, 2 & 3, so long as DSCR for
                                                    remaining Properties is equal to or greater than 1.69x
                                                    and LTV is N greater than 70%. For Parcel 1, Borrower
                                                    shall pay the greater of $1,653,750 or the PV release
                                                    price (1.25 times Parcel 1's NI divided by 6.75% and
                                                    multipied by .70, plus any accrued and unpaid interest
                                                    on the unpaid principal amount and any applicable YM1
                                                    premium. For Parcel 2, Borrower shall pay the greater of
                                                    $1,223,750 or the PV release price (1.25 times Parcel
                                                    2's NI divided by 6.75% and multipied by .70), plus any
                                                    accrued and unpaid interest on the unpaid principal
                                                    amount and any applicable YM1 premium.
 26                           NAP           N       NAP
 33                           NAP           N       NAP
 56                           NAP           N       NAP

Total/Weighted Average:


------------------------------------------------------------------------------------------------------------------------------------
                                                        Voluntary
                                                         Partial
                                                        Prepayment
                                                        Permitted
                                                          (Y/N)
                                                        (escrows,
Loan                     Substitution   Substitution      LOCs,      Partial
Pool                        Allowed       Provision       other,     Prepayment
No.                          (Y/N)       Description      etc.)      Description
------------------------------------------------------------------------------------------------------------------------------------
 1                             N             NAP            N        NAP
 5                             N             NAP            N        NAP
 7                             N             NAP            Y        Release of parcels 1 & 2 with a Prepay Fee (PV Release Price)
                                                                     and subject to YM1.
 26                            N             NAP            N        NAP
 33                            N             NAP            N        NAP
 56                            N             NAP            N        NAP

Total/Weighted Average:


------------------------------------------------------------------------------------------------------------------------------------
                          Day
                          Prepayment
                          Allowed
Loan                      (plus                                                LO
Pool                      accrued                                             End
No.                       interest?)                      Seasoning   LO      Date      DEF   DEF+1   DEF/YM1   YM   YM1   YM2
------------------------------------------------------------------------------------------------------------------------------------
 1                        Any day with accrued interest           3   27   10/07/2014    91
 5                        Any day with accrued interest           2   26   09/06/2011    54
 7                        DueDate                                 1   25   11/07/2014    92
 26                       DueDate                                 2   26   08/31/2014    90
 33                       DueDate                                 2   26   08/31/2014    90
 56                       DueDate                                 2   26   08/31/2014    90

Total/Weighted Average:


------------------------------------------------------------------------------------------------------------------------------------
Loan                                                                                                              Primary
Pool                                                                                                      YM      Servicer
No.                        6.0%   5.0%   4.8%   4.0%   3.6%   3.0%   2.4%   2.0%   1.2%   1.0%   Open   Formulas     Fee
------------------------------------------------------------------------------------------------------------------------------------
 1                                                                                                 1
 5                                                                                                 4
 7                                                                                                 3
 26                                                                                                4
 33                                                                                                4
 56                                                                                                4

Total/Weighted Average:


------------------------------------------------------------------------------------------------------------------------------------
                                                                                    Cooperative
                                                                                       Value
Loan                         Correspondent/    Master    Trustee   Administrative       as a
Pool                          Subservicer     Servicer   Annual         Cost           Rental      Unsold
No.                                Fee           Fee        Fee          Rate          Property     Percent
------------------------------------------------------------------------------------------------------------------------------------
1                                                                                       NAP          NAP
5                                                                                       NAP          NAP
7                                                                                       NAP          NAP
26                                                                                      NAP          NAP
33                                                                                      NAP          NAP
56                                                                                      NAP          NAP

Total/Weighted Average:


------------------------------------------------------------------------------------------------------------------------------------
                                                                             Cutoff
Loan                                                                           LTV
Pool                      Sponsor   Investor    Coop        Sponsor            as              Coop
No.                         Units     Units      Units        Carry           Rental      Sponsor/Investor
------------------------------------------------------------------------------------------------------------------------------------
1                           NAP       NAP        NAP          NAP             NAP              NAP
5                           NAP       NAP        NAP          NAP             NAP              NAP
7                           NAP       NAP        NAP          NAP             NAP              NAP
26                          NAP       NAP        NAP          NAP             NAP              NAP
33                          NAP       NAP        NAP          NAP             NAP              NAP
56                          NAP       NAP        NAP          NAP             NAP              NAP

Total/Weighted Average:


                                   SCHEDULE II

                               IXIS LOAN SCHEDULE

MSCI 2005-IQ9
IXIS Accounting Tape
February 15, 2005

                            Single Note/ Multiple Properties
                            Cross Collateralized/Cross defaulted

Loan Pool No.           Mortgage Loan Seller     Loan Number     Property Name                     Portfolio Name (if applicable)
------------------------------------------------------------------------------------------------------------------------------------
      2                 IXIS                     IXIS1.1         Central Mall-Texarkana, TX        Central Mall Portfolio
      3                 IXIS                     IXIS1.2         Central Mall-Lawton, OK           Central Mall Portfolio
      4                 IXIS                     IXIS1.3         Central Mall-Port Arthur, TX      Central Mall Portfolio
     22                 IXIS                     IXIS2           Parkside Shops                    NAP
     24                 IXIS                     IXIS3           Brentwood Town Center             NAP
     25                 IXIS                     IXIS4           Crown Plaza                       NAP
     27                 IXIS                     IXIS5           Montgomery Field                  NAP
     28                 IXIS                     IXIS6           Okeechobee Industrial Park        Okeechobee Industrial Park
     30                 IXIS                     IXIS7           Stone Mist Apartments             NAP
     31                 IXIS                     IXIS8           Columbia Lakeside                 NAP
     32                 IXIS                     IXIS9           Bermuda Run                       NAP
     37                 IXIS                     IXIS10          Park Hill Medical Plaza           NAP
     40                 IXIS                     IXIS11          Skyway Commerce Center            NAP
     41                 IXIS                     IXIS13          Timber Ridge                      NAP
     45                 IXIS                     IXIS14          Wood Trail Apartments             NAP
     50                 IXIS                     IXIS15          Exchange Medical Office           NAP
     57                 IXIS                     IXIS16          Waldorf Hampton Inn               NAP
     75                 IXIS                     IXIS17          Thunderbird Crossing              NAP
     81                 IXIS                     IXIS18          Walgreens-Grapevine               NAP
     91                 IXIS                     IXIS19          3965 Durango                      NAP
     96                 IXIS                     IXIS20          Cedar Ridge                       NAP
    128                 IXIS                     IXIS21          VSV Plaza                         NAP
    197                 IXIS                     IXIS22          Autumn Park                       NAP
Total/Weighted Average:


                                                                                                            North or South     Zip
Loan Pool No.       Street Address                                      County         City        State    CA (NCA/SCA)       Code
------------------------------------------------------------------------------------------------------------------------------------
      2          2400 Richmond Road                                  Bowie          Texarkana        TX          NAP          75503
      3          200 SW C Avenue                                     Comanche       Lawton           OK          NAP          73501
      4          3100 Highway 365                                    Jefferson      Port Arthur      TX          NAP          77642
     22          5920 Roswell Road                                   Fulton         Atlanta          GA          NAP          30328
     24          13050 San Vicente Boulevard                         Los Angeles    Los Angeles      CA          SCA          90049
     25          631 South Olive Street                              Los Angeles    Los Angeles      CA          SCA          90014
     27          8525, 8575, and 8665 Gibbs Drive & 8690 Aero Drive  San Diego      San Diego        CA          SCA          92123
     28          1550 Latham Road & 2675 Norman Drive                Palm Beach     West Palm Beach  FL          NAP          33409
     30          10901 Mist Lane                                     Harris         Houston          TX          NAP          77070
     31          10211 Wincopin Circle                               Howard         Columbia         MD          NAP          21044
     32          100 Bermuda Run                                     Bulloch        Statesboro       GA          NAP          30458
     37          7325 Medical Center Drive                           Los Angeles    West Hills       CA          SCA          91307
     40          10255-10275 Old Placerville Road                    Sacramento     Sacramento       CA          NCA          95827
     41          3602 Rolling Green Drive                            Taylor         Abilene          TX          NAP          79606
     45          1909 Shiloh Road                                    Smith          Tyler            TX          NAP          75703
     50          412 Malcolm Drive                                   Carroll        Westminster      MD          NAP          21157
     57          3750 Crain Highway                                  Charles        Waldorf          MD          NAP          20603
     75          8345 and 8411 West Thunderbird Road                 Maricopa       Peoria           AZ          NAP          85381
     81          912 W. Northwest Highway                            Tarrant        Grapevine        TX          NAP          76051
     91          3965 & 3975 S. Durango Dr.                          Clark          Las Vegas        NV          NAP          89147
     96          4615 Summerhill Road                                Bowie          Texarkana        TX          NAP          75503
     128         1358 Oaktree Road                                   Middlesex      Iselin           NJ          NAP          08830
     197         3333 Ridgemont Drive                                Orange         Orange           TX          NAP          77630
Total/Weighted Average:


                                                                                                       Cut-Off Date
Loan Pool                                                  Property        Number of     Original      Balance (as of
   No.     MSA                            Property Type    Sub-Type       Properties      Balance       02/01/2005)        Sort
------------------------------------------------------------------------------------------------------------------------------------
    2      Texarkana                      Retail           Anchored            3        $54,900,000      $54,900,000    134,500,000
    3      Lawton                         Retail           Anchored            3        $43,200,000      $43,200,000    134,500,000
    4      Beaumont-Port Arthur           Retail           Anchored            3        $36,400,000      $36,400,000    134,500,000
   22      Atlanta                        Retail           Unanchored          1        $12,500,000      $12,488,286     12,488,286
   24      Los Angeles                    Retail           Unanchored          1        $11,400,000      $11,388,833     11,388,833
   25      Los Angeles                    Office           Urban               1        $11,250,000      $11,250,000     11,250,000
   27      San Diego                      Office           Suburban            1        $11,000,000      $10,932,761     10,932,761
   28      West Palm Beach                Industrial       Office/Warehouse    1        $10,400,000      $10,400,000     10,400,000
   30      Houston                        Multifamily      Garden              1        $10,000,000      $10,000,000     10,000,000
   31      Baltimore                      Office           Suburban            1         $9,700,000       $9,700,000      9,700,000
   32      Statesboro                     Multifamily      Garden              1         $9,000,000       $8,991,355      8,991,355
   37      Los Angeles                    Office           Medical             1         $8,460,000       $8,460,000      8,460,000
   40      Sacramento                     Industrial       Office/Warehouse    1         $7,150,000       $7,142,720      7,142,720
   41      Abilene                        Multifamily      Garden              1         $6,900,000       $6,900,000      6,900,000
   45      Tyler                          Multifamily      Garden              1         $6,160,000       $6,160,000      6,160,000
   50      Baltimore                      Office           Suburban            1         $5,800,000       $5,788,638      5,788,638
   57      Washington-Baltimore           Hospitality      Limited Service     1         $5,300,000       $5,292,329      5,292,329
   75      Phoenix                        Retail           Shadow Anchored     1         $4,400,000       $4,400,000      4,400,000
   81      Dallas                         Retail           Anchored            1         $4,000,000       $3,992,260      3,992,260
   91      Las Vegas                      Office           Suburban            1         $3,600,000       $3,600,000      3,600,000
   96      Texarkana                      Multifamily      Garden              1         $3,500,000       $3,495,518      3,495,518
  128      Middlesex-Somerset-Hunterdon   Retail           Unanchored          1         $2,500,000       $2,500,000      2,500,000
  197      Beaumont                       Multifamily      Garden              1         $1,440,000       $1,438,158      1,438,158
Total/Weighted Average:                                                              $1,544,375,825   $1,531,754,421


               % by
Loan Pool    Cut-off                                                                Single-Tenant     Owner-Occupied       Percent
   No.    Date Balance   Cut-Off Date      Units/SF  Year Built    Year Renovated        (Y/N)         >20% (Y/N - %)      Leased
------------------------------------------------------------------------------------------------------------------------------------
    2         3.6%       02/01/2005        686,823     1979         1998, 2002             N                  N             98.2%
    3         2.8%       02/01/2005        526,059     1980            2000                N                  N             95.7%
    4         2.4%       02/01/2005        539,791     1982          1996/2000             N                  N             92.2%
   22         0.8%       02/01/2005        158,411     1987            2003                N                  N             92.3%
   24         0.7%       02/01/2005         12,835     1992             NAP                N                  N            100.0%
   25         0.7%       02/01/2005         88,962     1985             NAP                N                  N             94.4%
   27         0.7%       02/01/2005        168,240  1978/1975          2001                N                  N            100.0%
   28         0.7%       02/01/2005        148,214  1972/1987           NAP                N                  N             87.7%
   30         0.7%       02/01/2005            192     1998             NAP                N                  N             88.0%
   31         0.6%       02/01/2005         70,962     1999             NAP                N                  N             87.8%
   32         0.6%       02/01/2005            165  1990-1997           NAP                N                  N            100.0%
   37         0.6%       02/01/2005         42,630     1991             NAP                N                  N             92.0%
   40         0.5%       02/01/2005        153,221     1986            2002                N                  N             94.2%
   41         0.5%       02/01/2005            224     1985             NAP                N                  N             96.4%
   45         0.4%       02/01/2005            176     1982             NAP                N                  N             92.6%
   50         0.4%       02/01/2005         51,186  1987/2002           NAP                N                  N            100.0%
   57         0.3%       02/01/2005            100     2000             NAP                N                  N             75.1%
   75         0.3%       02/01/2005         24,178     2003             NAP                N                  N             81.9%
   81         0.3%       02/01/2005         14,560     2004             NAP                Y                  N            100.0%
   91         0.2%       02/01/2005         25,116     2001             NAP                N                  N             90.9%
   96         0.2%       02/01/2005            190  1976-1979          2004                N                  N             82.6%
  128         0.2%       02/01/2005         10,000     2000             NAP                N                  N            100.0%
  197         0.1%       02/01/2005             98     1972            2002                N                  N             87.5%
Total/
Weighted
Average:    100.0%


Loan     Percent       Percent
Pool     Leased        Leased
 No.    as of Date     Source                                        Borrower Name
------------------------------------------------------------------------------------------------------------------------------------
  2     11/18/2004    Rent Roll             GG&A Central Mall Partners, L.P.
  3     11/18/2004    Rent Roll             GG&A Central Mall Partners, L.P.
  4     11/18/2004    Rent Roll             GG&A Central Mall Partners, L.P.
 22     12/15/2004    Rent Roll             Rahn Parkside Atlanta, LLC, Nielsen Parkside Atlanta, LLC, Soltanovich Siradze Parkside
                                            Atlanta, LLC, Wilmarth Parkside Atlanta, LLC, Fretz Parkside Atlanta, LLC, Lenney Pa
                                            Atlanta, LLC, Holyoake Parkside Atlanta, LLC, Au Parkside Atlanta, LLC, Robertson
                                            Parkside Atlanta, LLC, Parkside Atlanta, LLC
 24     01/01/2005    Rent Roll             FH Distributors
 25     01/27/2005    Rent Roll             Crown Capital Fund, LLC
 27     08/31/2004    Rent Roll             Montgomery Field Associates, L.P.
 28     12/15/2004    Rent Roll             Okeechobee Industrial Limited Partnership
 30     11/18/2004    Rent Roll             Stone Mist, Ltd.
 31     11/08/2004    Rent Roll             Kincade Financing LLC
 32     11/22/2004    Rent Roll             BR549, LLC
 37     08/01/2004    Rent Roll             Manor Park LLC
 40     11/08/2004    Rent Roll             Skyway Commerce Center, LLC
 41     11/11/2004    Rent Roll             TRQ Cedar Run, LP
 45     09/20/2004    Rent Roll             TRQ Crystalwood, LP
 50     09/17/2004    Rent Roll             Main Street Exchange LLC
 57     09/30/2004    Operating Statements  Waldorf Hotel Investors, L.L.C.
 75     09/30/2004    Rent Roll             K&Y T-Bird & 83rd Shops LLC
 81     08/31/2004    Rent Roll             Woodgreen TX, LLC
 91     11/01/2004    Rent Roll             BW Business Park 1 LLC, BW Business Park 2 LLC, BW Business Park 3 LLC,
                                            BW Business Park 4 LLC, BW Business Park 5 LLC and Transwestern Investment Holdings
 96     11/29/2004    Rent Roll             Ryden Properties, L.L.C.
128     12/13/2004    Rent Roll             V.S.V. Plaza, L.L.C.
197     09/30/2004    Rent Roll             D'aur Properties, L.L.C.
Total/Weighted Average:


Loan Pool                                                                                                    Ownership
   No.                                  Sponsor                                               Lien Status    Interest
------------------------------------------------------------------------------------------------------------------------------------
    2      Gregory Greenfield & Assoc., Ltd. and Greenfield, Gregory                           First         Fee
    3      Gregory Greenfield & Assoc., Ltd. and Greenfield, Gregory                           First         Fee/Leasehold
    4      Gregory Greenfield & Assoc., Ltd. and Greenfield, Gregory                           First         Fee
   22      West Valley Properties, Inc.; Guardian Growth, LLC; Moison,
           William; Moison, Jerry E.; Dudeck, John P.                                          First         Fee
   24      Akhtarzad, Ramesh Ohebsion and Akhtarzad, Shirin Yousefzadeh                        First         Fee
   25      Daneshgar, Joseph                                                                   First         Fee
   27      Daneshgar, Joseph                                                                   First         Leasehold
   28      Pechter Family Limited Partnership                                                  First         Fee
   30      Kaplan, Michael                                                                     First         Fee
   31      Kincade, LLC                                                                        First         Fee
   32      Green, John R.                                                                      First         Fee
   37      Azouz, David                                                                        First         Fee
   40      Trial Ranch partners, LLC and Business Property Trust, LLC                          First         Fee
   41      Bookey, Harry                                                                       First         Fee
   45      Bookey, Harry                                                                       First         Fee
   50      Obrecht, Paul F.,Obrecht, George F.,Obrecht, Thomas F.,Obrecht, Richard F.          First         Fee
   57      Waring, H. Thomas                                                                   First         Fee
   75      Lazares, David L.; Kimmel, Gary; Young, Gil; Tate, Ronald                           First         Fee
   81      Goldberg, Richard                                                                   First         Fee
   91      Pori, Jeff; Stubbs, David; Kaye, Paul A.; Lee, Eva M.                               First         Fee
   96      Ryden, John H. and Ryden, Karen L.                                                  First         Fee
  128      Kalra, Vinod                                                                        First         Fee
  197      Davis Jr., Walden                                                                   First         Fee
Total/Weighted Average:


             Ground Lease
             Extinguished                                                           Ground Lease
                Upon                               Extension                    Outside Expiration                     Modified
Loan Pool    Foreclosure        Ground Lease       Options    Extension Options   Date (Including                       Loan
   No.          (Y/N)          Expiration Date      (Y/N)        Description         Extensions)         Note Date      (Y/N)
------------------------------------------------------------------------------------------------------------------------------------
    2              N                 NAP              N       NAP                       NAP             11/22/2004        N
    3              N             07/23/2053           Y       One automatic
                                                              25-Year Option         07/23/2078         11/22/2004        N
    4              N                 NAP              N       NAP                       NAP             11/22/2004        N
   22              N                 NAP              N       NAP                       NAP             12/23/2004        N
   24              N                 NAP              N       NAP                       NAP             12/21/2004        N
   25              N                 NAP              N       NAP                       NAP             12/28/2004        N
   27              N             07/31/2033           N       NAP                    07/31/2033         10/25/2004        N
   28              N                 NAP              N       NAP                       NAP             01/07/2005        N
   30              N                 NAP              N       NAP                       NAP             11/30/2004        N
   31              N                 NAP              N       NAP                       NAP             12/09/2004        N
   32              N                 NAP              N       NAP                       NAP             12/22/2004        N
   37              N                 NAP              N       NAP                       NAP             10/01/2004        N
   40              N                 NAP              N       NAP                       NAP             12/10/2004        N
   41              N                 NAP              N       NAP                       NAP             12/01/2004        N
   45              N                 NAP              N       NAP                       NAP             12/01/2004        N
   50              N                 NAP              N       NAP                       NAP             11/24/2004        N
   57              N                 NAP              N       NAP                       NAP             12/07/2004        N
   75              N                 NAP              N       NAP                       NAP             11/17/2004        N
   81              N                 NAP              N       NAP                       NAP             11/03/2004        N
   91              N                 NAP              N       NAP                       NAP             11/29/2004        N
   96              N                 NAP              N       NAP                       NAP             12/29/2004        N
  128              N                 NAP              N       NAP                       NAP             01/21/2005        N
  197              N                 NAP              N       NAP                       NAP             12/13/2004        N
Total/Weighted Average:


Loan                        First P&I                     First Interest
Pool      Modification       Payment     First Payment     Only Period    Maturity Date       ARD Loan   Maturity Date   ARD Rate
 No.      Description         Date         Date (IO)          (mos)           or ARD            (Y/N)     of ARD Loan      Step
----------------------------------------------------------------------------------------------------------------------------------
  2           NAP           01/05/2009    01/05/2005            48          12/05/2014            N            NAP          NAP
  3           NAP           01/05/2009    01/05/2005            48          12/05/2014            N            NAP          NAP
  4           NAP           01/05/2009    01/05/2005            48          12/05/2014            N            NAP          NAP
 22           NAP           02/05/2005        NAP              NAP          01/05/2015            N            NAP          NAP
 24           NAP           02/05/2005        NAP              NAP          01/05/2015            N            NAP          NAP
 25           NAP           02/01/2007    02/01/2005            24          01/01/2015            N            NAP          NAP
 27           NAP           12/01/2004        NAP              NAP          11/01/2014            N            NAP          NAP
 28           NAP           03/05/2007    03/05/2005            24          02/05/2015            N            NAP          NAP
 30           NAP           01/05/2007    01/05/2005            24          12/05/2009            N            NAP          NAP
 31           NAP           02/05/2007    02/05/2005            24          01/05/2015            N            NAP          NAP
 32           NAP           02/05/2005        NAP              NAP          01/05/2015            N            NAP          NAP
 37           NAP           11/01/2006    11/01/2004            24          10/01/2011            N            NAP          NAP
 40           NAP           02/01/2005        NAP              NAP          01/01/2010            N            NAP          NAP
 41           NAP           01/05/2007    01/05/2005            24          12/05/2011            N            NAP          NAP
 45           NAP           01/05/2007    01/05/2005            24          12/05/2011            N            NAP          NAP
 50           NAP           01/01/2005        NAP              NAP          12/01/2014            N            NAP          NAP
 57           NAP           02/05/2005        NAP              NAP          01/05/2010            N            NAP          NAP
 75           NAP           01/01/2007    01/01/2005            24          12/01/2014            N            NAP          NAP
 81           NAP           01/01/2005        NAP              NAP          12/01/2014            N            NAP          NAP
 91           NAP           01/01/2007    01/01/2005            24          12/01/2011            N            NAP          NAP
 96           NAP           02/05/2005        NAP              NAP          01/05/2015            N            NAP          NAP
128           NAP           03/05/2005        NAP              NAP          02/05/2015            N            NAP          NAP
197           NAP           02/01/2005        NAP              NAP          01/01/2015            N            NAP          NAP
Total/Weighted Average:


Loan
Pool
 No.     Lockbox Status    Lockbox Type
--------------------------------------------
  2      In-Place             Hard
  3      In-Place             Hard
  4      In-Place             Hard
 22      In-Place             Hard
 24      Springing            Hard
 25      Springing            Hard
 27      Springing            Hard
 28      In-Place             Hard
 30      Springing            Hard
 31      In-Place             Hard
 32      Springing            Hard
 37      Springing            Hard
 40      Springing            Hard
 41      Springing            Hard
 45      Springing            Hard
 50      Springing            Hard
 57      Springing            Hard
 75      Springing            Hard
 81      Springing            Hard
 91      In-Place             Hard
 96      Springing            Hard
128      Springing            Hard
197      Springing            Hard
Total/Weighted Average:



Loan
Pool
 No.                                   Terms/Description of Springing Lockbox
-------------------------------------------------------------------------------------------------------------------------------
  2     NAP
  3     NAP
  4     NAP
 22     NAP
 24     Lockbox will spring based upon Default or Event of Default. Lockbox will cease upon loan repayment, full defeasance of the loan, or if for 12 consecutive months no event that would trigger the lockbox has  occurred.
 25     Lockbox will spring based upon Default or Event of Default, if less than 95% of the collected rents have been deposited into the Clearing Account or DSCR less than 1.05x. Lockbox will cease upon certain loan conditions including loan repayment, full defeasance of the loan, or if for 12 consecutive months no event that would trigger the lockbox has occurred and the DSCR is at least 1.10x.
 27     Lockbox will spring based upon Default or Event of Default, if less than 95% of the collected rents have been deposited into the Clearing Account the County of San Diego, Alternate Public Defender's Office
        states its intent to exercise its right to prematurely terminate all or a portion of its interest under the County
        Lease or DSCR less than 1.05x. Lockbox will cease upon certain loan conditions including loan repayment, full defeasance of the loan, or if for 12 consecutive months no event that would trigger the lockbox has occurred.
        NAP
 27     Lockbox will spring based upon Default or Event of Default. Lockbox will cease upon loan repayment, full defeasance of the loan, or if for 12 consecutive months no event that would trigger the lockbox has occurred and the DSCR is at least 1.10x.
 28     NAP
 30     Lockbox will spring based upon Default or Event of Default. Lockbox will cease upon loan repayment, full defeasance of the loan, or if for 12 consecutive months no event that would trigger the lockbox has occurred and the DSCR is at least 1.10x.
 31     NAP
 32     Lockbox will spring based upon Default or Event of Default or DSCR less than 1.05x. Lockbox will cease upon loan repayment, full defeasance of the loan, or if for 12 consecutive months no event that would trigger the lockbox has occurred and the DSCR is at least 1.10x.
 37     Lockbox will spring based upon Default or Event of Default or DSCR less than 1.05x. Lockbox will cease upon loan repayment, full defeasance of the loan, or if for 6 consecutive months no event that would trigger the lockbox has occurred and the DSCR is at least 1.05x.
 40     Lockbox will spring based upon Default or Event of Default or if less than 95% of the collected rents have been deposited into the Clearing Account. Lockbox will cease upon loan repayment, full defeasance of the loan.
 41     Lockbox will spring based upon Default or Event of Default. Lockbox will cease upon loan repayment, full defeasance of the loan, or if for 6 consecutive months no event that would trigger the lockbox has occurred.
 45     Lockbox will spring based upon Default or Event of Default. Lockbox will cease upon loan repayment, full defeasance of the loan, or if for 6 consecutive months no event that would trigger the lockbox has occurred.
 50     Lockbox will spring based upon Default or Event of Default. Lockbox will cease upon loan repayment, full defeasance of the loan, or if for 12 consecutive months no event that would trigger the lockbox has occurred.
 57      Lockbox will spring based upon Default or Event of Default or DSCR less than 1.10x. Lockbox will cease upon loan repayment, full defeasance of the loan, or if for 12 consecutive months no event that would trigger the lockbox has occurred and the DSCR is at least 1.20x.
 75     Event of Default
 81     Lockbox will spring based upon Maturity Date, Event of Default, Termination of Walgreen's Lease, DSCR
        less than 1.05x. Lockbox will cease upon loan repayment, full defeasance of the loan, or if for six consecutive months no event that would trigger the lockbox has occurred and the DSCR is at least 1.10x.
 91     NAP
 96     Lockbox will spring based upon Default or Event of Default or DSCR less than 1.05x. Lockbox will cease upon loan repayment, full defeasance of the loan, or if for 12 consecutive months no event that would trigger the lockbox has occurred and the DSCR is at least 1.10x.
128     Lockbox will spring based upon Default or Event of Default or DSCR less than 1.10x. Lockbox will cease upon loan repayment, full defeasance of the loan, or if for 12 consecutive months no event that would trigger the lockbox has occurred and the DSCR is at least 1.10x.
197     Lockbox will spring based upon Default or Event of Default or DSCR less than 1.05x. Lockbox will cease upon loan repayment, full defeasance of the loan, or if for 12 consecutive months no event that would trigger the lockbox has occurred and the DSCR is at least 1.10x.
Total/Weighted Average:


Loan                                                                                                                     NOI DSCR
Pool     Orig. Term to      Rem.    Orig.     Rem.                   Loan      Monthly Debt     Monthly Debt     NOI    (after IO
 No.    Maturity or ARD     Term    Amort.   Amort       Rate      Constant    Service (P&I)    Service (IO)    DSCR      period)
----------------------------------------------------------------------------------------------------------------------------------
  2          120             118      312     312        5.752%      5.832%        $339,538         $266,828    1.80       1.42
  3          120             118      312     312        5.752%      5.832%        $267,178         $209,963    1.80       1.42
  4          120             118      312     312        5.752%      5.832%        $225,122         $176,913    1.80       1.42
 22          120             119      360     359        5.520%      6.829%         $71,131              NAP    1.81        NAP
 24          120             119      360     359        5.340%      6.693%         $63,588              NAP    1.24        NAP
 25          120             119      336     336        5.437%      5.513%         $65,261          $51,680    1.75       1.38
 27          120             117      252     249        5.453%      8.007%         $73,400              NAP    1.59        NAP
 28          120             120      360     360        5.609%      5.687%         $59,763          $49,286    1.69       1.39
 30           60              58      360     360        5.250%      5.323%         $55,220          $44,358    1.69       1.35
 31          120             119      360     360        5.284%      5.357%         $53,768          $43,306    1.98       1.59
 32          120             119      360     359        5.420%      6.753%         $50,650              NAP    1.51        NAP
 37           84              80      336     336        5.500%      5.576%         $49,404          $39,314    1.78       1.42
 40           60              59      360     359        5.180%      6.575%         $39,173              NAP    1.56        NAP
 41           84              82      360     360        5.150%      5.222%         $37,676          $30,024    1.94       1.55
 45           84              82      360     360        5.150%      5.222%         $33,635          $26,804    1.94       1.55
 50          120             118      360     358        5.350%      6.701%         $32,388              NAP    1.76        NAP
 57           60              59      300     299        5.340%      7.255%         $32,042              NAP    2.03        NAP
 75          120             118      360     360        5.012%      5.082%         $23,652          $18,633    2.05       1.62
 81          120             118      360     358        5.400%      6.738%         $22,461              NAP    1.33        NAP
 91           84              82      360     360        5.630%      5.708%         $20,735          $17,125    1.68       1.38
 96          120             119      300     299        5.983%      7.719%         $22,514              NAP    1.40        NAP
128          120             120      240     240        6.360%      8.848%         $18,434              NAP    2.00        NAP
197          120             119      300     299        5.990%      7.724%          $9,269              NAP    1.84        NAP
Total/
Weighted
Average:     125             115      341     329        5.848%


Loan                                     DSCR                      Cut-Off Date
Pool    Current     Implied DSCR @    (after IO       Annual        Balance per    Interest Accrual    Balloon Loan       Balloon
 No.      DSCR      8.00% Constant     period)     Debt Service     Unit or SF         Method             (Y/N)           Balance
-----------------------------------------------------------------------------------------------------------------------------------
  2       1.68           1.22            1.32       $3,201,939             $77       Actual/360             Y           $48,764,495
  3       1.68           1.22            1.32       $2,519,558             $77       Actual/360             Y           $38,372,061
  4       1.68           1.22            1.32       $2,122,961             $77       Actual/360             Y           $32,332,015
 22       1.65           1.41             NAP         $853,567             $79       Actual/360             Y           $10,467,183
 24       1.20           1.00             NAP         $763,058            $887       Actual/360             Y            $9,493,178
 25       1.58           1.09            1.25         $620,158            $126       Actual/360             Y            $9,639,484
 27       1.32           1.33             NAP         $880,804             $65       Actual/360             Y            $7,411,256
 28       1.61           1.14            1.33         $591,438             $70       Actual/360             Y            $9,148,314
 30       1.60           1.06            1.28         $532,292         $52,083       Actual/360             Y            $9,591,766
 31       1.79           1.20            1.44         $519,667            $137       Actual/360             Y            $8,467,465
 32       1.41           1.19             NAP         $607,802         $54,493       Actual/360             Y            $7,513,242
 37       1.67           1.16            1.33         $471,762            $198       Actual/360             Y            $7,778,906
 40       1.40           1.15             NAP         $470,078             $47       Actual/360             Y            $6,621,045
 41       1.79           1.17            1.42         $360,285         $30,804       Actual/360             Y            $6,388,025
 45       1.77           1.16            1.41         $321,646         $35,000       Actual/360             Y            $5,702,933
 50       1.55           1.30             NAP         $388,656            $113       Actual/360             Y            $4,832,515
 57       1.73           1.57             NAP         $384,506         $52,923       Actual/360             Y            $4,752,000
 75       1.95           1.24            1.54         $223,591            $182       Actual/360             Y            $3,816,052
 81       1.32           1.12             NAP         $269,535            $274       Actual/360             Y            $3,337,956
 91       1.51           1.08            1.25         $205,495            $143       Actual/360             Y            $3,355,611
 96       1.22           1.18             NAP         $270,170         $18,397       Actual/360             Y            $2,716,477
128       1.87           2.07             NAP         $221,206            $250       Actual/360             Y            $1,669,972
197       1.62           1.56             NAP         $111,230         $14,675       Actual/360             Y            $1,117,897
Total
/Weighted
Average:  2.05x


Loan
Pool        Balloon    Cut-Off     Appraised     Source of                        Rem. Tax       Original        Original Appraisal
 No.          LTV     Date LTV      Value      Current Value   Valuation Date     Credits     Appraised Value        Report Date
-----------------------------------------------------------------------------------------------------------------------------------
  2          68.9%      77.6%    $71,500,000    Appraisal        11/01/2004         NAP         $71,500,000          10/25/2004
  3          68.9%      77.6%    $55,400,000    Appraisal        11/01/2004         NAP         $55,400,000          10/25/2004
  4          68.9%      77.6%    $46,500,000    Appraisal        11/01/2004         NAP         $46,500,000          10/25/2004
 22          58.2%      69.4%    $18,000,000    Appraisal        10/22/2004         NAP         $18,000,000          11/05/2004
 24          63.3%      75.9%    $15,000,000    Appraisal        12/01/2004         NAP         $15,000,000          12/10/2004
 25          64.3%      75.0%    $15,000,000    Appraisal        10/29/2004         NAP         $15,000,000          10/31/2004
 27          50.8%      74.9%    $14,600,000    Appraisal        09/28/2004         NAP         $14,600,000          10/08/2004
 28          65.9%      75.0%    $13,875,000    Appraisal        01/05/2005         NAP         $13,875,000          01/06/2005
 30          71.7%      74.8%    $13,375,000    Appraisal        11/16/2004         NAP         $13,375,000          11/23/2004
 31          62.7%      71.9%    $13,500,000    Appraisal        10/06/2004         NAP         $13,500,000          10/20/2004
 32          65.3%      78.2%    $11,500,000    Appraisal        12/02/2004         NAP         $11,500,000          12/07/2004
 37          68.8%      74.9%    $11,300,000    Appraisal        08/06/2004         NAP         $11,300,000          09/28/2004
 40          68.7%      74.1%     $9,640,000    Appraisal        11/23/2004         NAP          $9,640,000          12/16/2004
 41          73.9%      79.8%     $8,650,000    Appraisal        11/16/2004         NAP          $8,650,000          11/19/2004
 45          74.1%      80.0%     $7,700,000    Appraisal        11/15/2004         NAP          $7,700,000          11/19/2004
 50          65.3%      78.2%     $7,400,000    Appraisal        11/11/2004         NAP          $7,400,000          11/11/2004
 57          60.2%      67.0%     $7,900,000    Appraisal        10/11/2004         NAP          $7,900,000          11/30/2004
 75          54.1%      62.4%     $7,050,000    Appraisal        10/09/2004         NAP          $7,050,000          10/19/2004
 81          62.4%      74.6%     $5,350,000    Appraisal        08/27/2004         NAP          $5,350,000          09/03/2004
 91          68.5%      73.5%     $4,900,000    Appraisal        10/19/2004         NAP          $4,900,000          10/22/2004
 96          59.4%      76.5%     $4,570,000    Appraisal        11/29/2004         NAP          $4,570,000          12/09/2004
128          28.3%      42.4%     $5,900,000    Appraisal        10/07/2004         NAP          $5,900,000          10/14/2004
197          59.8%      76.9%     $1,870,000    Appraisal        10/15/2004         NAP          $1,870,000          10/22/2004
Total/
Weighted
Average:     50.3%      59.4%


Loan                       FIRREA                                                                            Date of     Years of
Pool    Capitalization    Appraisal                  Phase II  Engineering                  Underwritten    Operating    Financial
 No.         Rate           (Y/N)     Phase I Date     Date    Report Date       UCF             NOI        Statement   Information
------------------------------------------------------------------------------------------------------------------------------------
  2          NAP              Y        11/05/2004      NAP     11/08/2004      $5,421,398    $5,804,458     09/30/2004        4
  3          NAP              Y        11/05/2004      NAP     11/08/2004      $4,422,688    $4,721,417     09/30/2004        4
  4          NAP              Y        11/11/2004      NAP     11/08/2004      $3,302,305    $3,616,809     09/30/2004        4
 22          NAP              Y        10/25/2004      NAP     10/20/2004      $1,404,550    $1,543,357     09/30/2004        2
 24          NAP              Y        12/22/2004      NAP     12/22/2004        $913,447      $942,509     10/31/2004        4
 25          NAP              Y        11/03/2004      NAP     11/03/2004        $981,810    $1,084,000     11/30/2004        3
 27          NAP              Y        07/09/2004      NAP     07/06/2004      $1,166,548    $1,400,689     08/31/2004        3
 28          NAP              Y        01/13/2005      NAP     01/13/2005        $951,035      $997,014     09/30/2004        2
 30          NAP              Y        11/22/2004      NAP     11/22/2004        $849,673      $897,673     09/30/2004        3
 31          NAP              Y        10/14/2004      NAP     10/14/2004        $930,735    $1,028,228     08/31/2004        3
 32          NAP              Y        12/02/2004      NAP     12/01/2004        $857,243      $914,993     10/31/2004        4
 37          NAP              Y        08/18/2004      NAP     08/18/2004        $787,968      $840,325     07/31/2004        4
 40          NAP              Y        11/19/2004      NAP     11/18/2004        $657,900      $735,501     10/31/2004        2
 41          NAP              Y        09/29/2004      NAP     09/29/2004        $643,424      $699,424     10/31/2004        3
 45          NAP              Y        10/27/2004      NAP     11/02/2004        $569,560      $623,830     09/30/2004        3
 50          NAP              Y        10/11/2004      NAP     10/11/2004        $603,719      $683,245     09/30/2004        4
 57          NAP              Y        10/14/2004      NAP     10/14/2004        $665,118      $781,997     09/30/2004        3
 75          NAP              Y        10/11/2004      NAP     10/11/2004        $436,888      $459,037     09/30/2004        2
 81          NAP              Y        09/12/2004      NAP     09/13/2004        $356,150      $357,606      Appraisal       NAP
 91          NAP              Y        10/27/2004      NAP     10/25/2004        $310,453      $344,570     11/30/2004        4
 96          NAP              Y        12/03/2004      NAP     12/03/2004        $330,128      $377,628     10/31/2004        3
128          NAP              Y        10/27/2004      NAP     10/21/2004        $414,561      $443,222     11/30/2004        3
197          NAP              Y        11/03/2004      NAP     11/11/2004        $179,802      $204,302     07/31/2004        3
Total/Weighted Average:


Loan                                            Lease Expiration                           % NSF of
Pool                                                Date of             NSF of Largest    the Largest
 No.                   Largest Tenant            Largest Tenant           Tenant (SF)      Tenant (%)       2nd Largest Tenant
-----------------------------------------------------------------------------------------------------------------------------------
  2     Sears, Roebuck & Co.                       07/31/2008               126,848          18.5%     Dillard's Department Stores
  3     Sears, Roebuck & Co.                       10/31/2049               105,353          20.0%     J.C. Penney
  4     Sears, Roebuck & Co.                       09/30/2033               101,550          18.8%     Dillard's Department Stores
 22     Lefont Theaters, Inc.                      06/30/2014               34,075           21.5%     Tuesday Morning, Inc.
 24     Bella's Beauty Supplies                    06/30/2006                2,577           20.1%     Rapid Rehab International
 25     M.K. Diamonds                              12/31/2006                6,967           7.8%      Toyo Pearls Company, Inc
 27     UCSD                                       04/25/2009               33,408           19.9%     Public Defender
 28     PMJ Enterprises                            08/31/2005               14,623           9.9%      Blondies
 30     NAP                                            NAP                    NAP             NAP      NAP
 31     Universities Space Research Association    11/30/2013               12,635           17.8%     Patriot Homes
 32     NAP                                            NAP                    NAP             NAP      NAP
 37     West Hills Hospital & Medical Center       10/31/2008               11,494           27.0%     HealthCare Partners Ltd
 40     Innerspace                                 11/30/2007               12,700           8.3%      Sac County of Education
 41     NAP                                            NAP                    NAP             NAP      NAP
 45     NAP                                            NAP                    NAP             NAP      NAP
 50     Mid-Atlantic Cardiovascular Assoc.         06/30/2012                9,277           18.1%     American Radiology
 57     NAP                                            NAP                    NAP             NAP      NAP
 75     Wells Fargo Financial                      06/30/2009                2,679           11.1%     Styleworx Salon & Day Spa
 81     Walgreens                                  09/30/2029               14,560          100.0%     NAP
 91     Valley Bible Fellowship                    09/30/2007                7,952           31.7%     Nigro Construction, Inc.
 96     NAP                                            NAP                    NAP             NAP      NAP
128     Bombay Talk                                10/31/2010                1,600           16.0%     Kashinath
197     NAP                                            NAP                    NAP             NAP      NAP
Total/Weighted Average:


Loan
Pool    Lease Expiration Date          NSF of 2nd           % NSF of 2nd                                      Lease Expiration of
 No.    of 2nd Largest Tenant      Largest Tenant (SF)     Largest Tenant (%)     3rd Largest Tenant          3rd Largest Tenant
---------------------------------------------------------------------------------------------------------------------------------
  2          01/31/2007                  99,828                 14.5%             J.C. Penney                       08/31/2008
  3          10/31/2009                 101,935                 19.4%             Dillard's Department Stores       03/05/2010
  4          09/30/2012                  97,652                 18.1%             J.C. Penney                       07/31/2008
 22          01/15/2010                  19,385                 12.2%             Insomnia Nightclub, Inc.          09/30/2008
 24          04/30/2009                   2,215                 17.3%             Mana Yoga                         10/31/2006
 25          09/30/2006                   6,348                 7.1%              Pacific Jewelry Services          05/15/2009
 27          04/01/2007                  16,394                 9.7%              Tristar Risk Management           06/30/2006
 28          11/30/2010                   4,810                 3.2%              Joe Dillon                        09/30/2008
 30              NAP                        NAP                  NAP              NAP                                  NAP
 31          03/31/2008                   9,955                 14.0%             Christian & Timbers               10/31/2006
 32              NAP                        NAP                  NAP              NAP                                  NAP
 37          08/31/2006                   5,593                 13.1%             Bruce E. Rolston MD               05/31/2006
 40          09/30/2005                   9,600                 6.3%              Cartech of Sac.                   03/31/2007
 41              NAP                        NAP                  NAP              NAP                                  NAP
 45              NAP                        NAP                  NAP              NAP                                  NAP
 50          12/31/2007                   7,835                 15.3%             Carroll County Dialysis           09/30/2012
 57              NAP                        NAP                  NAP              NAP                                  NAP
 75          06/30/2009                   2,614                 10.8%             ERA Encore Realty                 02/22/2008
 81              NAP                        NAP                  NAP              NAP                                  NAP
 91          04/30/2007                   4,606                 18.3%             QB5 Productions                   05/31/2007
 96              NAP                        NAP                  NAP              NAP                                  NAP
128          09/30/2010                   1,200                 12.0%             Jay R. Patel                      10/31/2010
197              NAP                        NAP                  NAP              NAP                                  NAP
Total/Weighted Average:


Loan     NSF of 3rd        % NSF of 3rd      Related                                              Single Note /       Crossed Loan/
Pool   Largest Tenant     Largest Tenant    Borrowers    Related       Cross Collateralized /   Multiple Property     Multi-property
 No.        (SF)                (%)           (Y/N)   Borrower List     Cross Defaulted (Y/N)      Loan (Y/N)           Pool (Y/N)
------------------------------------------------------------------------------------------------------------------------------------
  2        96,295             14.0%             N           NAP                  N                     Y                   N
  3        99,828             19.0%             N           NAP                  N                     Y                   N
  4        85,172             15.8%             N           NAP                  N                     Y                   N
 22        11,310              7.1%             N           NAP                  N                     N                   N
 24         2,110             16.4%             N           NAP                  N                     N                   N
 25         5,957              6.7%             Y           IXIS4,IXIS5          N                     N                   N
 27        11,972              7.1%             Y           IXIS4,IXIS5          N                     N                   N
 28         4,125              2.8%             N           NAP                  N                     N                   N
 30           NAP              NAP              N           NAP                  N                     N                   N
 31         7,778             11.0%             N           NAP                  N                     N                   N
 32           NAP              NAP              N           NAP                  N                     N                   N
 37         3,332              7.8%             N           NAP                  N                     N                   N
 40         8,000              5.2%             N           NAP                  N                     N                   N
 41           NAP              NAP              Y           IXIS13, IXIS14       N                     N                   N
 45           NAP              NAP              Y           IXIS13, IXIS14       N                     N                   N
 50         5,347             10.4%             N           NAP                  N                     N                   N
 57           NAP              NAP              N           NAP                  N                     N                   N
 75         1,780              7.4%             N           NAP                  N                     N                   N
 81           NAP              NAP              N           NAP                  N                     N                   N
 91         2,506             10.0%             N           NAP                  N                     N                   N
 96           NAP              NAP              N           NAP                  N                     N                   N
128         1,200             12.0%             N           NAP                  N                     N                   N
197           NAP              NAP              N           NAP                  N                     N                   N
Total/Weighted Average:


Loan                         Description of                   Tax Service      Initial Tax           Current Tax        Ongoing Tax
Pool        Additional         Additional      Tax Escrow     Contract in     Escrow Amount        Escrow Balance         Escrow -
 No.     Collateral (Y/N)      Collateral    in Place (Y/N)   Place (Y/N)          ($)           as of 02/01/2005 ($)    Monthly ($)
------------------------------------------------------------------------------------------------------------------------------------
  2            N                   NAP             Y               N             $61,816               $185,816          $62,000
  3            N                   NAP             Y               N             $16,215                $51,015          $17,400
  4            N                   NAP             Y               N             $53,692               $162,892          $54,600
 22            N                   NAP             Y               N             $60,319                $60,319          $15,080
 24            N                   NAP             Y               N             $12,230                $15,272           $3,042
 25            N                   NAP             Y               N                 NAP                $17,000          $17,000
 27            N                   NAP             Y               N             $79,705                $82,421          $13,300
 28            N                   NAP             Y               N             $36,672                $36,672           $9,168
 30            N                   NAP             Y               N            $323,379                $55,514          $27,757
 31            N                   NAP             Y               N             $71,397                $81,597          $10,200
 32            N                   NAP             Y               N              $7,314                $14,628           $7,313
 37            N                   NAP             Y               N            $109,210               $110,227          $11,095
 40            N                   NAP             Y               N             $28,803                 $4,516           $6,400
 41            N                   NAP             Y               N            $172,989                $28,978          $14,416
 45            N                   NAP             Y               N             $99,371                $16,646           $8,281
 50            N                   NAP             Y               N             $28,050                $37,429           $4,675
 57            N                   NAP             Y               N             $39,292                $44,905           $5,613
 75            N                   NAP             Y               N              $7,081                $10,622           $1,770
 81            N                   NAP             N               N                 NAP                    NAP              NAP
 91            N                   NAP             Y               N             $14,825                $20,238           $2,700
 96            N                   NAP             Y               N             $18,487                 $6,162           $6,162
128            N                   NAP             Y               N             $13,410                $13,410           $3,352
197            N                   NAP             Y               N              $5,971                 $8,957           $2,986
Total/Weighted Average:


Loan                             Springing Reserve       Terms or Conditions for     Interest on    Insurance    Initial Insurance
Pool      Tax Reserve Cap         Requirement for        Springing Tax Reserve       Tax Escrow     Escrow in      Escrow Amount
 No.    ($ and Description)          Tax (Y/N)                Requirement             Paid to:     Place (Y/N)          ($)
-----------------------------------------------------------------------------------------------------------------------------------
  2             NAP                      N           NAP                              Borrower            Y            $104,637
  3             NAP                      N           NAP                              Borrower            Y             $91,227
  4             NAP                      N           NAP                              Borrower            Y             $92,789
 22             NAP                      N           NAP                              Borrower            Y              $2,578
 24             NAP                      N           NAP                              Borrower            Y              $1,828
 25             NAP                      N           NAP                              Borrower            Y              $4,760
 27             NAP                      N           NAP                              Borrower            Y              $8,642
 28             NAP                      N           NAP                              Borrower            Y             $13,758
 30             NAP                      N           NAP                              Borrower            Y             $30,769
 31             NAP                      N           NAP                              Borrower            Y              $7,986
 32             NAP                      N           NAP                              Borrower            Y              $2,037
 37             NAP                      N           NAP                              Borrower            Y              $2,397
 40             NAP                      N           NAP                              Borrower            Y             $14,526
 41             NAP                      N           NAP                              Borrower            Y             $31,621
 45             NAP                      N           NAP                              Borrower            Y             $23,408
 50             NAP                      N           NAP                              Borrower            Y              $5,382
 57             NAP                      N           NAP                              Borrower            Y              $1,670
 75             NAP                      N           NAP                              Borrower            Y             $15,912
 81             NAP                      Y           If Walgreens obtains a rating    NAP                 N                 NAP
                                                     of less than BBB- then Taxes
                                                     and Insurance, Capital Expense
                                                     and Rollover Reserves will be
                                                     due.
 91             NAP                      N           NAP                              Borrower            Y                 NAP
 96             NAP                      N           NAP                              Borrower            Y              $6,103
128             NAP                      N           NAP                              Borrower            Y             $16,782
197             NAP                      N           NAP                              Borrower            Y              $7,860
Total/Weighted Average:


Loan     Current Insurance                          Insurance Reserve     Springing Reserve        Terms or Conditions
Pool       Escrow Balance       Ongoing Insurance       Cap ($ and         Requirement for       for Springing Insurance
 No.    as of 02/01/2005($)    Escrow - Monthly ($)    Description)        Insurance (Y/N)         Reserve Requirement
------------------------------------------------------------------------------------------------------------------------------------
  2          $129,037                $12,200                NAP                   N           NAP
  3          $112,427                $10,600                NAP                   N           NAP
  4          $114,389                $10,800                NAP                   N           NAP
 22            $2,578                 $2,578                NAP                   N           NAP
 24            $2,437                   $609                NAP                   N           NAP
 25            $7,760                 $3,000                NAP                   N           NAP
 27           $21,561                 $4,300                NAP                   N           NAP
 28           $13,758                 $4,586                NAP                   N           NAP
 30           $35,467                 $3,846                NAP                   N           NAP
 31            $9,127                 $1,141                NAP                   N           NAP
 32            $4,074                 $2,037                NAP                   N           NAP
 37            $6,990                 $1,146                NAP                   N           NAP
 40            $1,500                 $1,500                NAP                   N           NAP
 41           $40,682                 $4,517                NAP                   N           NAP
 45           $30,108                 $3,344                NAP                   N           NAP
 50            $6,818                   $725                NAP                   N           NAP
 57            $1,252                 $1,315                NAP                   N           NAP
 75           $18,808                 $1,448                NAP                   N           NAP
 81               NAP                    NAP                NAP                   Y           If Walgreens obtains a rating of less
                                                                                              than BBB- then Taxes and Insurance,
                                                                                              Capital Expense and Rollover Reserves
                                                                                              will be due.
 91            $2,460                 $1,230                NAP                   N           NAP
 96           $12,207                 $6,103                NAP                   N           NAP
128           $16,782                 $1,669                NAP                   N           NAP
197            $7,860                 $3,930                NAP                   N           NAP
Total/Weighted Average:


                               Deferred
Loan      Interest on        Maintenance     Deferred Maintenance                           % of Total Recommended         Deferred
Pool       Insurance       Escrow in Place      Recommended per     Deferred Maintenance     Deferred Maintenance        Maintenance
 No.    Escrow Paid to:         (Y/N)             Report ($)         Escrow Amount ($)        Amount Escrowed (%)          Comments
------------------------------------------------------------------------------------------------------------------------------------
  2     Borrower                  N                  $3,000                    $0                       0.0%                 NAP
  3     Borrower                  N                  $2,000                    $0                       0.0%                 NAP
  4     Borrower                  N                 $17,500                    $0                       0.0%                 NAP
 22     Borrower                  Y                $114,400              $143,000                     125.0%                 NAP
 24     Borrower                  Y                  $5,100                $6,375                     125.0%                 NAP
 25     Borrower                  Y                  $6,700               $34,375                     513.1%                 NAP
 27     Borrower                  N                      $0                    $0                       0.0%                 NAP
 28     Borrower                  Y                  $2,670                $3,338                     125.0%                 NAP
 30     Borrower                  Y                  $6,206                $7,758                     125.0%                 NAP
 31     Borrower                  N                      $0                    $0                       0.0%                 NAP
 32     Borrower                  Y                 $21,500               $26,875                     125.0%                 NAP
 37     Borrower                  N                      $0                    $0                       0.0%                 NAP
 40     Borrower                  Y                 $17,034               $21,293                     125.0%                 NAP
 41     Borrower                  Y                 $60,550               $75,688                     125.0%                 NAP
 45     Borrower                  Y                $210,940              $263,675                     125.0%                 NAP
 50     Borrower                  Y                  $5,500                $6,875                     125.0%                 NAP
 57     Borrower                  N                      $0                    $0                       0.0%                 NAP
 75     Borrower                  N                      $0                    $0                       0.0%                 NAP
 81     NAP                       N                      $0                    $0                       0.0%                 NAP
 91     Borrower                  Y                  $3,200                $1,750                      54.7%                 NAP
 96     Borrower                  Y                 $23,760               $30,138                     126.8%                 NAP
128     Borrower                  Y                  $1,000                $1,620                     162.0%                 NAP
197     Borrower                  Y                  $6,000                $7,500                     125.0%                 NAP
Total/Weighted Average:


                                                                       Annual Cap
Loan      Cap Ex       Initial Cap    Ongoing Cap    Ongoing Cap       Ex Reserve             Cap Ex           Springing Reserve
Pool     Escrow in      Ex Escrow     Ex Escrow -    Ex Escrow -      Requirement          Reserve Cap          Requirement for
 No.    Place (Y/N)    Amount ($)     Monthly ($)     Annual ($)    per SF/Unit ($)    ($ and Description)       Cap Ex (Y/N)
---------------------------------------------------------------------------------------------------------------------------------
  2          Y             $0          $8,574         $102,888             $0                    NAP                     N
  3          Y             $0          $7,016          $84,192             $0                    NAP                     N
  4          Y             $0          $8,910         $106,920             $0                    NAP                     N
 22          Y             $0          $3,696          $44,355             $0               $177,400                     N
 24          Y             $0            $536           $6,430             $1                    NAP                     N
 25          Y             $0          $1,875          $22,494             $0                    NAP                     N
 27          Y             $0          $2,659          $31,909             $0                    NAP                     N
 28          Y             $0          $1,853          $22,232             $0                    NAP                     N
 30          Y             $0          $4,000          $48,000           $250                $96,000                     N
 31          Y             $0          $1,183          $14,196             $0                    NAP                     N
 32          Y             $0          $4,800          $57,600           $349                    NAP                     N
 37          Y             $0            $711           $8,526             $0                    NAP                     N
 40          Y             $0          $1,660          $19,920             $0                    NAP                     N
 41          Y       $100,000          $4,667          $56,000           $250                    NAP                     N
 45          Y       $100,000          $4,532          $54,384           $309                    NAP                     N
 50          Y             $0            $853          $10,237             $0                    NAP                     N
 57          Y             $0         $10,493         $125,916         $1,259                    NAP                     N
 75          Y             $0            $302           $3,627             $0                    NAP                     N
 81          N             $0              $0               $0            NAP                    NAP                     Y
 91          Y             $0            $320           $3,840             $0                    NAP                     N
 96          Y             $0          $3,644          $43,724           $230                    NAP                     N
128          Y             $0            $125           $1,500             $0                    NAP                     N
197          Y             $0            $296           $3,557            $36                    NAP                     N
Total/Weighted Average:


Loan        Terms or Conditions                              Current Cap         Interest on                       Initial TI/LC
Pool        for Springing Cap Ex                          Ex Escrow Balance     Cap Ex Escrow     TI/LC Escrow     Escrow Amount
 No.        Reserve Requirement                         as of 02/01/2005 ($)       Paid to:      in Place (Y/N)         ($)
-----------------------------------------------------------------------------------------------------------------------------------
  2     NAP                                                      $17,148           Borrower            Y             $783,743
  3     NAP                                                      $14,032           Borrower            Y             $600,293
  4     NAP                                                      $17,820           Borrower            Y             $615,963
 22     NAP                                                           $0           Borrower            Y             $750,000
 24     NAP                                                       $6,911           Borrower            Y                   $0
 25     NAP                                                       $1,875           Borrower            Y                   $0
 27     NAP                                                       $7,979           Borrower            Y                   $0
 28     NAP                                                           $0           Borrower            Y                   $0
 30     NAP                                                       $8,000           Borrower            N                   $0
 31     NAP                                                       $1,183           Borrower            Y                   $0
 32     NAP                                                       $4,800           Borrower            N                   $0
 37     NAP                                                       $2,835           Borrower            Y                   $0
 40     NAP                                                       $1,660           Borrower            Y              $25,000
 41     NAP                                                     $109,418           Borrower            N                   $0
 45     NAP                                                     $109,149           Borrower            N                   $0
 50     NAP                                                       $1,706           Borrower            Y                   $0
 57     NAP                                                      $10,493           Borrower            N                   $0
 75     NAP                                                         $611           Borrower            Y                   $0
 81     If Walgreens obtains a rating of less than BBB-               $0
        then Taxes and Insurance, Capital Expense and
        Rollover Reserves will be due.                                               NAP               N                   $0
 91     NAP                                                         $640           Borrower            Y             $100,000
 96     NAP                                                           $0           Borrower            N                   $0
128     NAP                                                           $0           Borrower            Y                   $0
197     NAP                                                          $296          Borrower            N                   $0
Total/Weighted Average:


Loan      Ongoing TI/LC      Annual TI/LC                                                       Springing Reserve
Pool    Escrow - Monthly      Escrow per                                                        Requirement for
 No.           ($)            SF/Unit ($)         TI/LC Reserve Cap ($ and Description)            TI/LC (Y/N)
------------------------------------------------------------------------------------------------------------------
  2          $17,634              $0                                                     NAP           N
  3          $13,507              $0                                                     NAP           N
  4          $13,859              $0                                                     NAP           N
 22               $0             NAP        $600,000 for first 8 years, $700,000 thereafter.           Y
 24           $2,138              $2                                                 $76,959           N
 25           $3,000              $0                                                 $80,000           N
 27          $17,000              $1                                                $400,000           N
 28           $2,083              $0                                                 $35,000           N
 30               $0             NAP                                                     NAP           N
 31          $10,833              $2                                                $350,000           N
 32               $0             NAP                                                     NAP           N
 37           $8,000              $2                                                     NAP           N
 40           $5,768              $0                                                $138,434           N
 41               $0             NAP                                                     NAP           N
 45               $0             NAP                                                     NAP           N
 50           $5,833              $1                                                $200,000           N
 57               $0             NAP                                                     NAP           N
 75           $2,000              $1                                                 $60,000           N
 81               $0             NAP                                                     NAP           Y
 91           $3,000              $1                                                     NAP           N
 96               $0             NAP                                                     NAP           N
128           $2,113              $3                                                     NAP           N
197               $0             NAP                                                     NAP           N
Total/Weighted Average:


Loan              Terms or Conditions for Springing TI/LC
Pool                         Reserve Requirement
 No.
--------------------------------------------------------------------
  2      NAP
  3      NAP
  4      NAP
         If the TI/LC balance falls below the TI/LC reserve cap,
         borrower will pay 10,000 per month until the balance
 22      meets or exceedes the cap.
 24      NAP
 25      NAP
 27      NAP
 28      NAP
 30      NAP
 31      NAP
 32      NAP
 37      NAP
 40      NAP
 41      NAP
 45      NAP
 50      NAP
 57      NAP
 75      NAP
         If Walgreens obtains a rating of less than BBB-
         then Taxes and Insurance, Capital Expense
 81      and Rollover Reserves will be due.
 91      NAP
 96      NAP
128      NAP
197      NAP
Total/Weighted Average:


Loan      Current TI/LC      Interest on     Environmental      Current Environmental     Initial Environmental      Ongoing
Pool      Balance as of     TI/LC Escrow       Escrow in        Escrow Balance as of          Escrow Amount        Environmental
 No.     02/01/2005 ($)       Paid to:        Place (Y/N)           02/01/2005 ($)                 ($)          Escrow - Monthly ($)
------------------------------------------------------------------------------------------------------------------------------------
  2         $819,012          Borrower             N                      $0                       $0                     $0
  3         $627,307          Borrower             N                      $0                       $0                     $0
  4         $643,682          Borrower             N                      $0                       $0                     $0
 22         $750,000          Borrower             N                      $0                       $0                     $0
 24           $2,138          Borrower             N                      $0                       $0                     $0
 25           $3,000          Borrower             N                      $0                       $0                     $0
 27          $51,012          Borrower             N                      $0                       $0                     $0
 28               $0          Borrower             N                      $0                       $0                     $0
 30               $0             NAP               N                      $0                       $0                     $0
 31          $10,833          Borrower             N                      $0                       $0                     $0
 32               $0             NAP               N                      $0                       $0                     $0
 37          $32,020          Borrower             N                      $0                       $0                     $0
 40          $30,768          Borrower             N                      $0                       $0                     $0
 41               $0             NAP               N                      $0                       $0                     $0
 45               $0             NAP               Y                    $626                     $625                     $0
 50          $11,667          Borrower             N                      $0                       $0                     $0
 57               $0             NAP               N                      $0                       $0                     $0
 75           $4,000          Borrower             N                      $0                       $0                     $0
 81               $0             NAP               N                      $0                       $0                     $0
 91           $6,000          Borrower             N                      $0                       $0                     $0
 96               $0             NAP               N                      $0                       $0                     $0
128               $0          Borrower             N                      $0                       $0                     $0
197               $0             NAP               N                      $0                       $0                     $0
Total/Weighted Average:


                                                        Terms or Conditions
Loan       Environmental         Springing Reserve         for Springing          Interest on
Pool        Reserve Cap           Requirement for          Environmental         Environmental     Other Escrows     Description of
 No.    ($ and Description)     Environmental (Y/N)     Reserve Requirement     Escrow Paid to:    in Place (Y/N)    "Other" Escrows
------------------------------------------------------------------------------------------------------------------------------------
  2             NAP                      N                      NAP                   NAP                N         NAP
  3             NAP                      N                      NAP                   NAP                N         NAP
  4             NAP                      N                      NAP                   NAP                N         NAP
 22             NAP                      N                      NAP                   NAP                N         NAP
 24             NAP                      N                      NAP                   NAP                N         NAP
 25             NAP                      N                      NAP                   NAP                Y         New Tenant Space
                                                                                                                   Reserve
 27             NAP                      N                      NAP                   NAP                Y         Ground Rent
 28             NAP                      N                      NAP                   NAP                N         NAP
 30             NAP                      N                      NAP                   NAP                N         NAP
 31             NAP                      N                      NAP                   NAP                N         NAP
 32             NAP                      N                      NAP                   NAP                N         NAP
 37             NAP                      N                      NAP                   NAP                N         NAP
 40             NAP                      N                      NAP                   NAP                N         NAP
 41             NAP                      N                      NAP                   NAP                Y         Security Reserve
 45             NAP                      N                      NAP                 Borrower             N         NAP
 50             NAP                      N                      NAP                   NAP                N         NAP
 57             NAP                      N                      NAP                   NAP                N         NAP
 75             NAP                      N                      NAP                   NAP                N         NAP
 81             NAP                      N                      NAP                   NAP                N         NAP
 91             NAP                      N                      NAP                   NAP                Y         Valley Bible
                                                                                                                   Rollover
 96             NAP                      N                      NAP                   NAP                N         NAP
128             NAP                      N                      NAP                   NAP                Y         Parking Reserve
                                                                                                                   Variance
197             NAP                      N                      NAP                   NAP                N         NAP
Total/Weighted Average


Loan    Initial Other      Current Other          Ongoing Other      Other Reserve    Other Springing
Pool    Escrow Amount      Escrow Balance       Escrow - Monthly      Cap ($ and    Reserve Requirement    Terms or Conditions for
 No.         ($)        as of 02/01/2005 ($)           ($)           Description)          (Y/N)           Other Reserve Requirement
------------------------------------------------------------------------------------------------------------------------------------
  2           $0                    $0                  $0               NAP                 Y             Cash Management Period/
                                                                                                           Anchor Tenant Notifies
                                                                                                           Termination of its Lease
  3           $0                    $0                  $0               NAP                 Y             Cash Management Period
                                                                                                           /Anchor Tenant Notifies
                                                                                                           Termination of its Lease
  4           $0                    $0                  $0               NAP                 Y             Cash Management Period
                                                                                                           /Anchor Tenant Notifies
                                                                                                           Termination of its Lease
 22           $0                    $0                  $0               NAP                 N             NAP
 24           $0                    $0                  $0               NAP                 N             NAP
 25     $250,000              $250,000                  $0               NAP                 N             NAP
 27      $88,350               $88,508             $44,175               NAP                 N             NAP
 28           $0                    $0                  $0               NAP                 N             NAP
 30           $0                    $0                  $0               NAP                 N             NAP
 31           $0                    $0                  $0               NAP                 N             NAP
 32           $0                    $0                  $0               NAP                 N             NAP
 37           $0                    $0                  $0               NAP                 N             NAP
 40           $0                    $0                  $0               NAP                 N             NAP
 41      $25,067               $25,067                  $0               NAP                 N             NAP
 45           $0                    $0                  $0               NAP                 N             NAP
 50           $0                    $0                  $0               NAP                 N             NAP
 57           $0                    $0                  $0               NAP                 N             NAP
 75           $0                    $0                  $0               NAP                 N             NAP
 81           $0                    $0                  $0               NAP                 N             NAP
 91     $100,000              $100,090                  $0               NAP                 N             NAP
 96           $0                    $0                  $0               NAP                 N             NAP
128      $12,000               $12,000                  $0               NAP                 N             NAP
197           $0                    $0                  $0               NAP                 N             NAP
Total/Weighted Average:


Loan                           Springing
Pool    Interest on Other        Escrow                                                     Future Payment      Payment
 No.     Escrow Paid to:         (Y/N)                  Springing Escrow                     Changes (Y/N)     Frequency   Due Date
-----------------------------------------------------------------------------------------------------------------------------------
  2     NAP                        Y       Anchor Tenant Reserve                                   N            Monthly        5
  3     NAP                        Y       Anchor Tenant Reserve                                   N            Monthly        5
  4     NAP                        Y       Anchor Tenant Reserve                                   N            Monthly        5
 22     NAP                        Y       TI/LC Reserve                                           N            Monthly        5
 24     NAP                        N       NAP                                                     N            Monthly        5
 25     Borrower                   N       NAP                                                     N            Monthly        1
 27     Borrower                   Y       Other Reserves                                          Y            Monthly        1
 28     NAP                        N       NAP                                                     N            Monthly        5
 30     NAP                        N       NAP                                                     N            Monthly        5
 31     NAP                        N       NAP                                                     N            Monthly        5
 32     NAP                        N       NAP                                                     N            Monthly        5
 37     NAP                        N       NAP                                                     N            Monthly        1
 40     NAP                        N       NAP                                                     N            Monthly        1
 41     Borrower                   N       NAP                                                     N            Monthly        5
 45     NAP                        N       NAP                                                     N            Monthly        5
 50     NAP                        N       NAP                                                     N            Monthly        1
 57     NAP                        N       NAP                                                     N            Monthly        5
 75     NAP                        N       NAP                                                     N            Monthly        1
 81     NAP                        Y       Taxes and Insurance, Capital Expense
                                           and Rollover Reserves                                   N            Monthly        1
 91     Borrower                   N       NAP                                                     N            Monthly        1
 96     NAP                        N       NAP                                                     N            Monthly        5
128     Borrower                   N       NAP                                                     N            Monthly        5
197     NAP                        N       NAP                                                     N            Monthly        1
Total/Weighted Average:


          Debt Service                                                                            Balloon Payment
Loan      Payment Grace        Debt Service                                                       Grace Period to    Balloon Payment
Pool    Period to Impose       Grace Period                                                            Impose        Grace Period to
 No.       Late Charge      to Call a Default                 Default Interest %                     Late Charge      Call a Default
------------------------------------------------------------------------------------------------------------------------------------
  2             0                   0          Lesser of I.R. + 5% and maximum allowed by law            0                  0
  3             0                   0          Lesser of I.R. + 5% and maximum allowed by law            0                  0
  4             0                   0          Lesser of I.R. + 5% and maximum allowed by law            0                  0
 22             0                   0          Lesser of I.R. + 5% and maximum allowed by law            0                  0
 24             5                   5          Lesser of I.R. + 5% and maximum allowed by law            5                  5
 25             5                   5          Lesser of I.R. + 5% and maximum allowed by law            5                  5
 27             5                   5          Lesser of I.R. + 5% and maximum allowed by law            5                  5
 28             0                   0          Lesser of I.R. + 5% and maximum allowed by law            0                  0
 30             0                   0          Lesser of I.R. + 5% and maximum allowed by law            0                  0
 31             0                   0          Lesser of I.R. + 5% and maximum allowed by law            0                  0
 32             0                   0          Lesser of I.R. + 5% and maximum allowed by law            0                  0
 37             5                   5          Lesser of I.R. + 5% and maximum allowed by law            5                  5
 40             5                   5          Lesser of I.R. + 5% and maximum allowed by law            5                  5
 41             0                   0          Lesser of I.R. + 5% and maximum allowed by law            0                  0
 45             0                   0          Lesser of I.R. + 5% and maximum allowed by law            0                  0
 50             5                   5          Lesser of I.R. + 5% and maximum allowed by law            5                  5
 57             0                   0          Lesser of I.R. + 5% and maximum allowed by law            0                  0
 75             5                   5          Lesser of I.R. + 5% and maximum allowed by law            5                  5
 81             5                   5          Lesser of I.R. + 5% and maximum allowed by law            5                  5
 91             5                   5          Lesser of I.R. + 5% and maximum allowed by law            5                  5
 96             0                   0          Lesser of I.R. + 5% and maximum allowed by law            0                  0
128             0                   0          Lesser of I.R. + 5% and maximum allowed by law            0                  0
197             0                   0          Lesser of I.R. + 5% and maximum allowed by law            0                  0
Total/Weighted Average:


Loan    Assumption
Pool    Provision
 No.      (Y/N)                                                        Assumption/Fee
-----------------------------------------------------------------------------------------------------------------------------------
  2         Y        1 time at 1.0%
  3         Y        1 time at 1.0%
  4         Y        1 time at 1.0%
 22         Y        Multiple-right transfer at 1.0%
 24         Y        Multiple-right transfer at 0.5%
 25         Y        1 time at 1.0%
 27         Y        1 time at 1.0%
 28         Y        1 time at 1.0%
 30         Y        Multiple-right transfer at 1% plus related expenses up to $5,000
 31         Y        1 time at 1.0%
 32         Y        Multiple-right transfer at 1.0%
 37         Y        1 time at 1.0%
 40         Y        1 time at 0.5%
 41         Y        Multiple-right transfer at 0% during the first 6 months, 0.5% for the first assumption and 1% for each assumption thereafter.
 45         Y        Multiple-right transfer at 0% during the first 6 months, 0.5% for the first assumption and 1% for each assumption thereafter.
 50         Y        1 time at 1.0%
 57         Y        1 time at 1.0%
 75         Y        1 time at 1.0%
 81         Y        1 time at 1.0%
 91         Y        1 time at 1.0%
 96         Y        Multiple-right transfer at 1.0% or 0.0% in the event of a Controlling Interest Transfer.
128         Y        Multiple-right transfer at 1.0%
197         Y        Multiple-right transfer at 1.0%
Total/Weighted Average:


Loan      Earthquake                                                                                                  Environmental
Pool      Zone 3 or 4                Earthquake       Hurricane       Hurricane       Flood Zone    Flood Insurance     Insurance
 No.         (Y/N)         PML %   Insurance (Y/N)    Zone (Y/N)    Insurance (Y/N)      (Y/N)            (Y/N)            (Y/N)
-----------------------------------------------------------------------------------------------------------------------------------
  2            N             NAP         Y                N               Y               Y                Y                N
  3            N             NAP         Y                N               Y               Y                Y                N
  4            N             NAP         Y                N               Y               Y                Y                N
 22            N             NAP         N                Y               N               N                N                N
 24            Y           14.0%         N                N               N               N                N                N
 25            Y           14.0%         N                N               N               N                N                N
 27            Y           12.0%         Y                N               Y               N                N                N
 28            N             NAP         N                Y               N               N                N                N
 30            N             NAP         Y                Y               Y               N                Y                N
 31            N             NAP         N                N               Y               N                N                N
 32            N             NAP         N                N               Y               N                N                N
 37            Y           16.0%         N                N               N               N                N                N
 40            Y            9.0%         Y                N               Y               N                Y                N
 41            N             NAP         Y                N               Y               N                Y                N
 45            N             NAP         Y                N               Y               N                Y                N
 50            N             NAP         N                N               N               N                N                N
 57            N             NAP         N                N               N               N                N                N
 75            N             NAP         N                N               N               N                N                N
 81            N             NAP         N                N               N               N                N                N
 91            N             NAP         N                N               N               N                N                N
 96            N             NAP         N                N               N               N                N                N
128            N             NAP         N                N               N               N                N                N
197            N             NAP         N                N               N               Y                Y                N
Total/Weighted Average:


Loan                      Non-Consolidation     Independent                   Current Additional    Current Additional
Pool     SAE      SPE          Opinion            Director      Revocable     Financing in Place     Financing Secured
 No.    (Y/N)    (Y/N)          (Y/N)              (Y/N)       Trust (Y/N)       (Y/N/Silent)        by Property (Y/N)
------------------------------------------------------------------------------------------------------------------------
  2       Y        Y              Y                  N              N                 N                      N
  3       Y        Y              Y                  N              N                 N                      N
  4       Y        Y              Y                  N              N                 N                      N
 22       Y        Y              N                  N              N                 N                      N
 24       Y        Y              N                  N              N                 N                      N
 25       Y        Y              Y                  N              N                 N                      N
 27       Y        Y              Y                  N              N                 N                      N
 28       Y        Y              N                  N              N                 N                      N
 30       Y        Y              N                  N              N                 N                      N
 31       Y        Y              N                  N              N                 N                      N
 32       Y        Y              N                  N              N                 N                      N
 37       Y        Y              Y                  N              N                 N                      N
 40       Y        Y              N                  N              N                 N                      N
 41       Y        Y              N                  N              N                 N                      N
 45       Y        Y              N                  N              N                 N                      N
 50       Y        Y              N                  N              N                 N                      N
 57       Y        Y              N                  N              N                 N                      N
 75       Y        Y              Y                  N              N                 N                      N
 81       Y        Y              N                  N              N                 N                      N
 91       Y        Y              Y                  N              N                 N                      N
 96       Y        Y              N                  N              N                 N                      N
128       Y        Y              N                  N              N                 N                      N
197       Y        Y              N                  Y              N                 N                      N
Total/Weighted Average:


Loan        Description of                                  Additional Financing     Future Additional
Pool      Current Additional      Standstill Agreement      Permitted In Future      Financing Secured
 No.           Financing             in Place (Y/N)             (Y/N/Silent)         by Property (Y/N)
---------------------------------------------------------------------------------------------------------
  2     NAP                                 N                        N                       N
  3     NAP                                 N                        N                       N
  4     NAP                                 N                        N                       N
 22     NAP                                 N                        N                       N
 24     NAP                                 N                        N                       N
 25     NAP                                 N                        N                       N
 27     NAP                                 N                        N                       N
 28     NAP                                 N                        N                       N
 30     NAP                                 N                        Y                       N
 31     NAP                                 N                        N                       N
 32     NAP                                 N                        N                       N
 37     NAP                                 N                        N                       N
 40     NAP                                 N                        N                       N
 41     NAP                                 N                        Y                       N
 45     NAP                                 N                        Y                       N
 50     NAP                                 N                        N                       N
 57     NAP                                 N                        N                       N
 75     NAP                                 N                        N                       N
 81     NAP                                 N                        N                       N
 91     NAP                                 N                        N                       N
 96     NAP                                 N                        N                       N
128     NAP                                 N                        N                       N
197     NAP                                 N                        N                       N
Total/Weighted Average:


Loan                                                                                                                      Sec. 8
Pool                                                                                                  Number Times    (Multifamily)
 No.                            Description of Future Additional Financing                             Delinquent         (Y/N)
-----------------------------------------------------------------------------------------------------------------------------------
  2     NAP                                                                                                 0               N
  3     NAP                                                                                                 0               N
  4     NAP                                                                                                 0               N
 22     NAP                                                                                                 0               N
 24     NAP                                                                                                 0               N
 25     NAP                                                                                                 0               N
 27     NAP                                                                                                 0               N
 28     NAP                                                                                                 0               N
 30     Mezzanine debt up to $500,000 subject to certain conditions including LTV not more than 80%.        0               N
 31     NAP                                                                                                 0               N
 32     NAP                                                                                                 0               N
 37     NAP                                                                                                 0               N
 40     NAP                                                                                                 0               N
 41     Mezzanine debt subject to certain conditions including LTV not more than 85%.                       0               N
 45     Mezzanine debt subject to certain conditions including LTV not more than 85%.                       0               N
 50     NAP                                                                                                 0               N
 57     NAP                                                                                                 0               N
 75     NAP                                                                                                 0               N
 81     NAP                                                                                                 0               N
 91     NAP                                                                                                 0               N
 96     NAP                                                                                                 0               N
128     NAP                                                                                                 0               N
197     NAP                                                                                                 0               N
Total/Weighted Average:


Loan                       Sec. 42
Pool     No. of Sec.    (Multifamily)     No. of Sec.    Partial Collateral
 No.      8 Units           (Y/N)          42 Units         Release (Y/N)            Partial Collateral Release Description
-----------------------------------------------------------------------------------------------------------------------------------
  2          NAP              N              NAP                 Y           Subject to certain conditions, borrower may obtain a
                                                                             release of any Property
  3          NAP              N              NAP                 Y           Subject to certain conditions, borrower may obtain a
                                                                             release of any Property
  4          NAP              N              NAP                 Y           Subject to certain conditions, borrower may obtain a
                                                                             release of any Property
 22          NAP              N              NAP                 N           NAP
 24          NAP              N              NAP                 N           NAP
 25          NAP              N              NAP                 N           NAP
 27          NAP              N              NAP                 N           NAP
 28          NAP              N              NAP                 N           NAP
 30          NAP              N              NAP                 N           NAP
 31          NAP              N              NAP                 N           NAP
 32          NAP              N              NAP                 N           NAP
 37          NAP              N              NAP                 N           NAP
 40          NAP              N              NAP                 N           NAP
 41          NAP              N              NAP                 N           NAP
 45          NAP              N              NAP                 N           NAP
 50          NAP              N              NAP                 N           NAP
 57          NAP              N              NAP                 N           NAP
 75          NAP              N              NAP                 N           NAP
 81          NAP              N              NAP                 N           NAP
 91          NAP              N              NAP                 N           NAP
 96          NAP              N              NAP                 N           NAP
128          NAP              N              NAP                 N           NAP
197          NAP              N              NAP                 N           NAP
Total/Weighted Average:


Loan                                                                                                     Outparcel or
Pool                                                                                                     Other Release
 No.                    Partial Collateral Release Prepayment Penalty Description                            (Y/N)
---------------------------------------------------------------------------------------------------------------------------
  2     Borrower will make a defeasance payment in an amount equal                                             Y
        to the greater of the Net Proceeds of the Property and 125% of the Allocated Loan Amount for the Property.
  3     Borrower will make a defeasance payment in an amount equal                                             Y
        to the greater of the Net Proceeds of the Property and 125% of the Allocated Loan Amount for the Property.
  4     Borrower will make a defeasance payment in an amount equal                                             Y
        to the greater of the Net Proceeds of the Property and 125% of the Allocated Loan Amount for the Property.
 22     NAP                                                                                                    N
 24     NAP                                                                                                    N
 25     NAP                                                                                                    N
 27     NAP                                                                                                    N
 28     NAP                                                                                                    N
 30     NAP                                                                                                    N
 31     NAP                                                                                                    N
 32     NAP                                                                                                    N
 37     NAP                                                                                                    N
 40     NAP                                                                                                    N
 41     NAP                                                                                                    N
 45     NAP                                                                                                    N
 50     NAP                                                                                                    N
 57     NAP                                                                                                    N
 75     NAP                                                                                                    N
 81     NAP                                                                                                    N
 91     NAP                                                                                                    N
 96     NAP                                                                                                    N
128     NAP                                                                                                    N
197     NAP                                                                                                    N
Total/Weighted Average:


Loan                                                                                                     Substitution  Substitution
Pool                                                                                                        Allowed     Provision
 No.                                    Outparcel or Other Release Description                               (Y/N)     Description
------------------------------------------------------------------------------------------------------------------------------------
  2    Subject to certain conditions, borrower may obtain a release of one or more of three outparcels.        N           NAP
  3    Subject to certain conditions, borrower may obtain a release of one or more of three outparcels.        N           NAP
  4    Subject to certain conditions, borrower may obtain a release of one or more of three outparcels.        N           NAP
 22    NAP                                                                                                     N           NAP
 24    NAP                                                                                                     N           NAP
 25    NAP                                                                                                     N           NAP
 27    NAP                                                                                                     N           NAP
 28    NAP                                                                                                     N           NAP
 30    NAP                                                                                                     N           NAP
 31    NAP                                                                                                     N           NAP
 32    NAP                                                                                                     N           NAP
 37    NAP                                                                                                     N           NAP
 40    NAP                                                                                                     N           NAP
 41    NAP                                                                                                     N           NAP
 45    NAP                                                                                                     N           NAP
 50    NAP                                                                                                     N           NAP
 57    NAP                                                                                                     N           NAP
 75    NAP                                                                                                     N           NAP
 81    NAP                                                                                                     N           NAP
 91    NAP                                                                                                     N           NAP
 96    NAP                                                                                                     N           NAP
128    NAP                                                                                                     N           NAP
197    NAP                                                                                                     N           NAP
Total/Weighted Average:


              Voluntary Partial
Loan        Prepayment Permitted
Pool        (Y/N) (escrows, LOCs,
 No.            other, etc.)                                           Partial Prepayment Description
-----------------------------------------------------------------------------------------------------------------------------
  2                   Y                      Subject to certain conditions, Borrower may defease a portion of the Principal.
  3                   Y                      Subject to certain conditions, Borrower may defease a portion of the Principal.
  4                   Y                      Subject to certain conditions, Borrower may defease a portion of the Principal.
 22                   Y                      Subject to certain conditions, Borrower may defease a portion of the Principal.
 24                   Y                      Subject to certain conditions, Borrower may defease a portion of the Principal.
 25                   Y                      Subject to certain conditions, Borrower may defease a portion of the Principal.
 27                   Y                      Subject to certain conditions, Borrower may defease a portion of the Principal.
 28                   Y                      Subject to certain conditions, Borrower may defease a portion of the Principal.
 30                   Y                      Subject to certain conditions, Borrower may defease a portion of the Principal.
 31                   Y                      Subject to certain conditions, Borrower may defease a portion of the Principal.
 32                   Y                      Subject to certain conditions, Borrower may defease a portion of the Principal.
 37                   Y                      Subject to certain conditions, Borrower may defease a portion of the Principal.
 40                   Y                      Subject to certain conditions, Borrower may defease a portion of the Principal.
 41                   Y                      Subject to certain conditions, Borrower may defease a portion of the Principal.
 45                   Y                      Subject to certain conditions, Borrower may defease a portion of the Principal.
 50                   Y                      Subject to certain conditions, Borrower may defease a portion of the Principal.
 57                   Y                      Subject to certain conditions, Borrower may defease a portion of the Principal.
 75                   N                      NAP
 81                   Y                      Subject to certain conditions, Borrower may defease a portion of the Principal.
 91                   Y                      Subject to certain conditions, Borrower may defease a portion of the Principal.
 96                   Y                      Subject to certain conditions, Borrower may defease a portion of the Principal.
128                   Y                      Subject to certain conditions, Borrower may defease a portion of the Principal.
197                   Y                      Subject to certain conditions, Borrower may defease a portion of the Principal.
Total/Weighted Average:


Loan      Day Prepayment
Pool       Allowed (plus
 No.    accrued interest?)     Seasoning    LO   LO End Date    DEF   DEF+1   DEF/YM1    YM    YM1   YM2   6.0%   5.0%   4.8%  4.0%
------------------------------------------------------------------------------------------------------------------------------------
  2          Due Date              2         26   09/04/2014    90
  3          Due Date              2         26   09/04/2014    90
  4          Due Date              2         26   09/04/2014    90
 22          Due Date              1         25   07/04/2014    88
 24          Due Date              1         25   10/04/2014    91
 25          Due Date              1         25   07/31/2014    89
 27          Due Date              3         27   05/31/2014    87
 28          Due Date              0         24   11/04/2014    92
 30          Due Date              2         26   10/04/2009    31
 31          Due Date              1         25   10/04/2014    91
 32          Due Date              1         25   11/04/2014    92
 37          Due Date              4         28   07/31/2011    53
 40          Due Date              1         25   09/30/2009    31
 41          Due Date              2         26   09/04/2011    54
 45          Due Date              2         26   09/04/2011    54
 50          Due Date              2         26   09/30/2014    91
 57          Due Date              1         25   11/04/2009    32
 75          Due Date              2          0      NAP                               116
 81          Due Date              2         26   09/30/2014    91
 91          Due Date              2         26   08/31/2011    54
 96          Due Date              1         25   11/04/2014    92
128          Due Date              0         24   12/04/2014    93
197          Due Date              1         25   10/31/2014    92
Total/Weighted Average:


Loan                                                                                                                        Master
Pool                                                                                                    Correspondent/     Servicer
 No.     3.6%     3.0%   2.4%    2.0%   1.2%    1.0%    Open    YM Formulas    Primary Servicer Fee     Subservicer Fee      Fee
-----------------------------------------------------------------------------------------------------------------------------------
  2                                              4
  3                                              4
  4                                              4
 22                                              7
 24                                              4
 25                                              6
 27                                              6
 28                                              4
 30                                              3
 31                                              4
 32                                              3
 37                                              3
 40                                              4
 41                                              4
 45                                              4
 50                                              3
 57                                              3
 75                                              4
 81                                              3
 91                                              4
 96                                              3
128                                              3
197                                              3
Total/Weighted Average:


Loan    Trustee                        Cooperative                                                                          Coop
Pool    Annual    Administrative        Value as a         Unsold    Sponsor    Investor   Coop    Sponsor    Cutoff LTV   Sponsor/
 No.     Fee        Cost Rate        Rental Property       Percent    Units       Units    Units    Carry     as Rental    Investor
------------------------------------------------------------------------------------------------------------------------------------
  2                                         NAP               NAP       NAP        NAP      NAP       NAP        NAP          NAP
  3                                         NAP               NAP       NAP        NAP      NAP       NAP        NAP          NAP
  4                                         NAP               NAP       NAP        NAP      NAP       NAP        NAP          NAP
 22                                         NAP               NAP       NAP        NAP      NAP       NAP        NAP          NAP
 24                                         NAP               NAP       NAP        NAP      NAP       NAP        NAP          NAP
 25                                         NAP               NAP       NAP        NAP      NAP       NAP        NAP          NAP
 27                                         NAP               NAP       NAP        NAP      NAP       NAP        NAP          NAP
 28                                         NAP               NAP       NAP        NAP      NAP       NAP        NAP          NAP
 30                                         NAP               NAP       NAP        NAP      NAP       NAP        NAP          NAP
 31                                         NAP               NAP       NAP        NAP      NAP       NAP        NAP          NAP
 32                                         NAP               NAP       NAP        NAP      NAP       NAP        NAP          NAP
 37                                         NAP               NAP       NAP        NAP      NAP       NAP        NAP          NAP
 40                                         NAP               NAP       NAP        NAP      NAP       NAP        NAP          NAP
 41                                         NAP               NAP       NAP        NAP      NAP       NAP        NAP          NAP
 45                                         NAP               NAP       NAP        NAP      NAP       NAP        NAP          NAP
 50                                         NAP               NAP       NAP        NAP      NAP       NAP        NAP          NAP
 57                                         NAP               NAP       NAP        NAP      NAP       NAP        NAP          NAP
 75                                         NAP               NAP       NAP        NAP      NAP       NAP        NAP          NAP
 81                                         NAP               NAP       NAP        NAP      NAP       NAP        NAP          NAP
 91                                         NAP               NAP       NAP        NAP      NAP       NAP        NAP          NAP
 96                                         NAP               NAP       NAP        NAP      NAP       NAP        NAP          NAP
128                                         NAP               NAP       NAP        NAP      NAP       NAP        NAP          NAP
197                                         NAP               NAP       NAP        NAP      NAP       NAP        NAP          NAP
Total/Weighted Average:

                                  SCHEDULE III

                             PRINCIPAL LOAN SCHEDULE

MSCI 2005-IQ9
PCF Accounting Tape
February 15, 2005

      Single Note/ Multiple Properties
      Cross Collateralized/Cross defaulted







Loan                      Mortgage
Pool                      Loan       Loan
No.                       Seller     Number
-----------------------   --------   ------
                      6   PCF        754180
                      8   PCF        754195
                     10   PCF        754063



















                     11   PCF        754183
                     17   PCF        754119












                     20   PCF        754106




                     38   PCF        754066


                     42   PCF        754188































                     46   PCF        753708



                     79   PCF        754182


                    195   PCF        754169
                    202   PCF        754155

Total/Weighted Average:






                                                               Portfolio
Loan                                                           Name
Pool                      Property                             (if           Street
No.                       Name                                 applicable)   Address                         County
-----------------------   ----------------------------------   -----------   -----------------------------   -----------------
                      6   540 Madison Avenue                   NAP           540 Madison Avenue              New York
                      8   400 Madison Avenue                   NAP           400 Madison Avenue              New York
                     10   Elliot Corporate Center              NAP           875 West Elliot Road            Maricopa



















                     11   Coram Plaza                          NAP           264 Middle Country Road         Suffolk
                     17   University Plaza Office Building     NAP           3110 East Guasti Road           San Bernardino












                     20   Commerce Crossings Office Building   NAP           5200 Commerce Crossings Drive   Jefferson




                     38   7225 West Marcia Road                NAP           7225 West Marcia Road           Milwaukee


                     42   901 Kaiser Road                      NAP           901 Kaiser Road                 Napa































                     46   Loch Raven Shopping Center           NAP           1700 East Northern Parkway      City of Baltimore



                     79   Mariemont Promenade                  NAP           7201 Wooster Pike               Hamilton


                    195   Liberty Square Medical Center        NAP           501 North 17th Street           Lehigh
                    202   The Heidt Building                   NAP           3800 Colonial Boulevard         Lee

Total/Weighted Average:





                                               North
                                               or
Loan                                           South
Pool                                           CA          Zip                                         Property     Property
No.                       City         State   (NCA/SCA)   Code    MSA                                 Type         Sub-Type
-----------------------   ----------   -----   ---------   -----   ---------------------------------   ----------   ---------------
                      6   New York     NY      NAP         10022   New York City                       Office       Urban
                      8   New York     NY      NAP         10022   New York City                       Office       Urban
                     10   Tempe        AZ      NAP         85284   Phoenix-Mesa AZ MSA                 Office       Suburban



















                     11   Coram        NY      NAP         11727   Nassau-Suffolk NY PMSA              Retail       Anchored
                     17   Ontario      CA      SCA         91761   Riverside-San Bernardino CA PMSA    Office       Suburban












                     20   Louisville   KY      NAP         40229   Louisville KY-IN MSA                Office       Suburban




                     38   Milwaukee    WI      NAP         53223   Milwaukee-Racine WI                 Industrial   Warehouse


                     42   Napa         CA      NCA         94558   Vallejo-Fairfield-Napa CA PMSA      Industrial   Warehouse































                     46   Baltimore    MD      NAP         21239   Baltimore MD PMSA                   Retail       Anchored



                     79   Mariemont    OH      NAP         45227   Cincinnati OH-KY-IN PMSA            Retail       Shadow Anchored


                    195   Allentown    PA      NAP         18104   Allentown-Bethlehem-Easton PA MSA   Office       Medical
                    202   Fort Myers   FL      NAP         33912   Fort Myers-Cape Coral FL MSA        Office       Suburban

Total/Weighted Average:




                                                        Cut-Off
                                                        Date                          %
                                                        Balance                       by
Loan                      Number                        (as                           Cut-off
Pool                      of           Original         of                            Date       Cut-Off                 Year
No.                       Properties   Balance          02/01/2005)      Sort         Balance    Date         Units/SF   Built
-----------------------   ----------   --------------   --------------   ----------   -------    ----------   --------   ---------
                      6            1      $75,000,000      $75,000,000   75,000,000       4.9%   02/01/2005    280,830        1970
                      8            1      $65,500,000      $65,500,000   65,500,000       4.3%   02/01/2005    184,859        1929
                     10            1      $23,250,000      $23,163,995   23,163,995       1.5%   02/01/2005    223,392        1998



















                     11            1      $20,755,300      $20,755,300   20,755,300       1.4%   02/01/2005    144,191   1954/2003
                     17            1      $14,700,000      $14,700,000   14,700,000       1.0%   02/01/2005    100,000        2004












                     20            1      $13,000,000      $12,980,585   12,980,585       0.8%   02/01/2005    150,000        2001




                     38            1       $8,320,000       $8,284,539    8,284,539       0.5%   02/01/2005    208,150        1995


                     42            1       $6,900,000       $6,893,773    6,893,773       0.5%   02/01/2005    120,157        1986































                     46            1       $6,000,000       $5,995,744    5,995,744       0.4%   02/01/2005     53,857        2004



                     79            1       $4,260,000       $4,255,837    4,255,837       0.3%   02/01/2005     48,688        1990


                    195            1       $1,450,000       $1,450,000    1,450,000       0.1%   02/01/2005     20,550        1960
                    202            1       $1,350,000       $1,348,592    1,348,592       0.1%   02/01/2005     16,239        2001

Total/Weighted Average:                $1,544,375,825   $1,531,754,421                  100.0%





                                                                                  Percent
                                                                                  Leased
Loan                                                  Owner-Occupied              as           Percent
Pool                      Year        Single-Tenant   >20%             Percent    of           Leased
No.                       Renovated   (Y/N)           (Y/N - %)        Leased     Date         Source
-----------------------   ---------   -------------   --------------   -------    ----------   ---------
                      6        1997   N               N                   97.8%   12/15/2004   Rent Roll
                      8   1999-2000   N               N                   97.6%   01/07/2005   Rent Roll
                     10   NAP         N               N                  100.0%   10/21/2004   Rent Roll



















                     11        2004   N               N                   91.9%   01/28/2005   Rent Roll
                     17   NAP         N               N                   95.5%   01/05/2005   Rent Roll












                     20   NAP         Y               N                  100.0%   12/13/2004   Rent Roll




                     38   NAP         Y               N                  100.0%   09/17/2004   Rent Roll


                     42   NAP         Y               N                  100.0%   12/15/2004   Rent Roll































                     46   NAP         N               N                  100.0%   11/29/2004   Rent Roll



                     79   NAP         N               N                   90.9%   12/21/2004   Rent Roll


                    195        2000   N               N                   97.1%   01/04/2005   Rent Roll
                    202   NAP         N               N                  100.0%   12/08/2004   Rent Roll

Total/Weighted Average:







Loan
Pool                      Borrower
No.                       Name
-----------------------   ---------------------------------------------------------------------------------
                      6   540 Madison Avenue Lease LLC
                      8   400 Madison Avenue Owner LLC
                     10   ARI - ECC, LLC; ARI - ECC 1, LLC; ARI - ECC 2, LLC; ARI - ECC 3, LLC; ARI - ECC
                          4, LLC; ARI - ECC 5, LLC; ARI - ECC 6, LLC; ARI - ECC 7, LLC; ARI - ECC 8, LLC;
                          ARI - ECC 9, LLC; ARI - ECC 10, LLC; ARI - ECC 11, LLC; ARI - ECC 12, LLC; ARI
                          - ECC 13, LLC; ARI - ECC 14 & 15, LLC; ARI - ECC 16, LLC; ARI - ECC 17, LLC; ARI
                          - ECC 18, LLC; ARI - ECC 19, LLC; ARI - ECC 20, LLC; ARI - ECC 22, LLC; ARI - ECC
                          23 &24, LLC; ARI - ECC 25, LLC; ARI - ECC 26, LLC; ARI - ECC 27 &28, LLC














                     11   Inland Western Coram Plaza, L.L.C.
                     17   Ontario/University Partners, L.P.












                     20   PRESCOM, LLC and PRESTON INVESTMENTS, LLC




                     38   Marcia Road, LLC; JB Marcia, LLC; SB Marcia, LLC; Cobre Corporate Center, L.P.


                     42   Attorneys Benefit SPC I, LLC































                     46   Loch Raven Shopping Center LLC



                     79   Mariemont Promenade, LLC


                    195   Liberty Allen Square, LLC
                    202   3800 Colonial Blvd., LLC

Total/Weighted Average:




                                                                                                                Ground
                                                                                                                Lease
                                                                                                                Extinguished
Loan                                                                                                            Upon
Pool                                                                                       Lien     Ownership   Foreclosure
No.                       Sponsor                                                          Status   Interest    (Y/N)
-----------------------   --------------------------------------------------------------   ------   ---------   ------------
                      6   Macklowe, Harry                                                  First    Leasehold   N
                      8   Macklowe, Harry                                                  First    Fee         N
                     10   Gee, Richard D.; Drever, Maxwell; Argus Realty Investors, L.P.   First    Fee         N



















                     11   Inland Western Retail Real Estate Trust, Inc.                    First    Fee         N
                     17   Greene, Theodore; Lisa Hoffman Greene                            First    Fee         N












                     20   Shapin, Lawrence; Amar Desai; Mahendra Patel                     First    Fee         N




                     38   Jarol, Sherwin N.                                                First    Fee         N


                     42   Vallely, Craig; Jerry Lynch                                      First    Fee         N































                     46   Rocks, Samuel; JWR Family LLC; RDR Family LLC                    First    Fee         N



                     79   Hemmer Jr., Paul; David B. Pomeroy II                            First    Fee         N


                    195   Milano, Constantino T.                                           First    Fee         N
                    202   Kamhi, Max                                                       First    Fee         N

Total/Weighted Average:



                                                                       Ground
                                                                       Lease
                                                                       Outside
                          Ground                                       Expiration
Loan                      Lease        Extension   Extension           Date                       Modified
Pool                      Expiration   Options     Options             (Including    Note         Loan       Modification
No.                       Date         (Y/N)       Description         Extensions)   Date         (Y/N)      Description
-----------------------   ----------   ---------   -----------------   -----------   ----------   --------   ------------
                      6   12/31/2037   Y           1; 30 year option   12/31/2067    12/15/2004   N          NAP
                      8   NAP          N           NAP                 NAP           01/07/2005   N          NAP
                     10   NAP          N           NAP                 NAP           10/25/2004   N          NAP



















                     11   NAP          N           NAP                 NAP           01/28/2005   N          NAP
                     17   NAP          N           NAP                 NAP           01/07/2005   N          NAP












                     20   NAP          N           NAP                 NAP           12/13/2004   N          NAP




                     38   NAP          N           NAP                 NAP           09/23/2004   N          NAP


                     42   NAP          N           NAP                 NAP           12/15/2004   N          NAP































                     46   NAP          N           NAP                 NAP           12/01/2004   N          NAP



                     79   NAP          N           NAP                 NAP           12/21/2004   N          NAP


                    195   NAP          N           NAP                 NAP           01/04/2005   N          NAP
                    202   NAP          N           NAP                 NAP           12/13/2004   N          NAP

Total/Weighted Average:





                                                    First                           Maturity
                          First        First        Interest   Maturity             Date
Loan                      P&I          Payment      Only       Date         ARD     of
Pool                      Payment      Date         Period     or           Loan    ARD
No.                       Date         (IO)         (mos)      ARD          (Y/N)   Loan
-----------------------   ----------   ----------   --------   ----------   -----   ----------
                      6   NAP          02/01/2005        103   07/11/2013   N       NAP
                      8   NAP          03/01/2005         60   02/01/2010   N       NAP
                     10   12/01/2004   NAP          NAP        11/01/2011   Y       11/01/2031



















                     11   NAP          03/01/2005         60   02/01/2010   N       NAP
                     17   03/03/2005   NAP          NAP        02/03/2015   N       NAP












                     20   02/01/2005   01/01/2010   NAP        01/01/2012   N       NAP




                     38   11/01/2004   NAP          NAP        10/01/2012   N       NAP


                     42   02/03/2005   NAP          NAP        01/03/2015   N       NAP































                     46   02/01/2005   NAP          NAP        01/01/2015   N       NAP



                     79   02/01/2005   NAP          NAP        01/01/2012   N       NAP


                    195   03/01/2005   NAP          NAP        02/01/2010   N       NAP
                    202   02/01/2005   NAP          NAP        01/01/2012   N       NAP

Total/Weighted Average:




                                                                                                                   Orig.
                                                                                                                   Term
                                                                                         Terms/Description         to
Loan                      ARD                                                            of                        Maturity
Pool                      Rate                                      Lockbox    Lockbox   Springing                 or         Rem.
No.                       Step                                      Status     Type      Lockbox                   ARD        Term
-----------------------   ---------------------------------------   --------   -------   -----------------------   --------   ----
                      6   NAP                                       In-Place   Hard      NAP                            103    102
                      8   NAP                                       In-Place   Hard      NAP                             60     60
                     10   The interest rate shall be adjusted       In-Place   Soft      In any event of default         84     81
                          on the ARD date to be the greater of
                          Initial Interest Rate (5.58%) + 300
                          basis points or the then current yield
                          on the 10 year on the run U.S. Treasury
                          Issue + 300 basis points.














                     11   NAP                                       None       NAP       NAP                             60     60
                     17   NAP                                       None       NAP       NAP                            120    120












                     20   NAP                                       None       NAP       NAP                             84     83




                     38   NAP                                       None       NAP       NAP                             96     92


                     42   NAP                                       None       NAP       NAP                            120    119































                     46   NAP                                       None       NAP       NAP                            120    119



                     79   NAP                                       None       NAP       NAP                             84     83


                    195   NAP                                       None       NAP       NAP                             60     60
                    202   NAP                                       None       NAP       NAP                             84     83

Total/Weighted Average:                                                                                                 125    115





                                                                                            NOI                 Implied
                                                               Monthly    Monthly           DSCR                DSCR       DSCR
Loan                                                           Debt       Debt              (after              @          (after
Pool                      Orig.    Rem.             Loan       Service    Service    NOI    IO        Current   8.00%      IO
No.                       Amort.   Amort   Rate     Constant   (P&I)      (IO)       DSCR   period)   DSCR      Constant   period)
-----------------------   ------   -----   -----    --------   --------   --------   ----   -------   -------   --------   -------
                      6   IO       IO      5.280%      5.353%  NAP        $334,583   2.32   NAP          2.19       1.47   NAP
                      8   IO       IO      5.050%      5.120%  NAP        $279,474   2.24   NAP          2.12       1.36   NAP
                     10      324     321   5.580%      7.176%  $139,040   NAP        1.49   NAP          1.37       1.23   NAP



















                     11   IO       IO      4.550%      4.550%  NAP         $78,697   2.67   NAP          2.58       1.47   NAP
                     17      360     360   5.420%      6.753%   $82,729   NAP        1.50   NAP          1.38       1.17   NAP












                     20      300     299   5.170%      7.134%   $77,290   NAP        1.59   NAP          1.39       1.25   NAP




                     38      360     356   5.680%      6.950%   $48,184   NAP        1.82   NAP          1.69       1.47   NAP


                     42      360     359   5.670%      6.942%   $39,917   NAP        1.37   NAP          1.30       1.13   NAP































                     46      360     359   6.570%      7.640%   $38,201   NAP        1.42   NAP          1.36       1.30   NAP



                     79      360     359   5.350%      6.701%   $23,788   NAP        1.59   NAP          1.44       1.21   NAP


                    195      360     360   5.440%      6.768%    $8,178   NAP        1.79   NAP          1.50       1.27   NAP
                    202      360     359   5.080%      6.501%    $7,313   NAP        2.28   NAP          1.99       1.62   NAP

Total/Weighted Average:      341     329   5.848%                                                     2.05x



                                       Cut-Off
                                       Date
                                       Balance
                                       per                                                                                 Source
Loan                      Annual       Unit      Interest     Balloon                            Cut-Off                   of
Pool                      Debt         or        Accrual      Loan      Balloon       Balloon    Date       Appraised      Current
No.                       Service      SF        Method       (Y/N)     Balance       LTV        LTV        Value          Value
-----------------------   ----------   -------   ----------   -------   -----------   -------    -------    ------------   ---------
                      6   $4,015,000      $267   Actual/360   Y         $75,000,000      57.7%      57.7%   $130,000,000   Appraisal
                      8   $3,353,691      $354   Actual/360   Y         $65,500,000      65.5%      65.5%   $100,000,000   Appraisal
                     10   $1,668,484      $104   Actual/360   Y         $20,270,262      62.8%      71.7%    $32,300,000   Appraisal



















                     11     $944,366      $144   30/360       Y         $20,755,300      53.5%      53.5%    $38,800,000   Appraisal
                     17     $992,744      $147   Actual/360   Y         $12,270,500      60.1%      72.1%    $20,400,000   Appraisal












                     20     $927,478       $87   Actual/360   Y         $11,598,310      65.2%      72.9%    $17,800,000   Appraisal




                     38     $578,207       $40   30/360       Y          $7,267,172      56.8%      64.7%    $12,800,000   Appraisal


                     42     $478,999       $57   Actual/360   Y          $5,804,239      58.0%      68.9%    $10,000,000   Appraisal































                     46     $458,409      $111   Actual/360   Y          $5,179,274      61.7%      71.4%     $8,400,000   Appraisal



                     79     $285,461       $87   Actual/360   Y          $3,804,908      68.6%      76.7%     $5,550,000   Appraisal


                    195      $98,141       $71   Actual/360   Y          $1,347,667      58.6%      63.0%     $2,300,000   Appraisal
                    202      $87,759       $83   Actual/360   Y          $1,198,981      42.1%      47.3%     $2,850,000   Appraisal

Total/Weighted Average:                                                                  50.3%      59.4%






                                                                Original
Loan                                   Rem.      Original       Appraisal                     FIRREA      Phase        Phase
Pool                      Valuation    Tax       Appraised      Report       Capitalization   Appraisal   I            II
No.                       Date         Credits   Value          Date         Rate             (Y/N)       Date         Date
-----------------------   ----------   -------   ------------   ----------   --------------   ---------   ----------   -----
                      6   01/01/2005   NAP       $130,000,000   11/24/2004   NAP              Y           12/01/2004   NAP
                      8   01/01/2005   NAP       $100,000,000   12/07/2004   NAP              Y           12/07/2004   NAP
                     10   08/10/2004   NAP        $32,300,000   08/19/2004   NAP              Y           09/30/2004   NAP



















                     11   10/01/2004   NAP        $38,800,000   12/27/2004   NAP              Y           01/18/2005   NAP
                     17   01/01/2005   NAP        $20,400,000   10/20/2004   NAP              Y           10/21/2004   NAP












                     20   10/06/2004   NAP        $17,800,000   10/27/2004   NAP              Y           11/17/2004   NAP




                     38   08/20/2004   NAP        $12,800,000   09/14/2004   NAP              Y           08/31/2004   NAP


                     42   11/12/2004   NAP        $10,000,000   12/02/2004   NAP              Y           12/14/2004   NAP































                     46   11/05/2004   NAP         $8,400,000   11/09/2004   NAP              Y           01/18/2004   NAP



                     79   11/30/2004   NAP         $5,550,000   12/13/2004   NAP              Y           12/13/2004   NAP


                    195   11/02/2004   NAP         $2,300,000   11/24/2004   NAP              Y           11/17/2004   NAP
                    202   11/15/2004   NAP         $2,850,000   11/30/2004   NAP              Y           11/22/2004   NAP

Total/Weighted Average:






                                                                    Date                    Years
Loan                      Engineering                               of                      of
Pool                      Report                     Underwritten   Operating               Financial
No.                       Date          UCF          NOI            Statement               Information
-----------------------   -----------   ----------   ------------   ---------------------   -----------
                      6   12/02/2004    $8,800,478     $9,331,509   T-12 as of 10/01/2004             3
                      8   01/07/2005    $7,102,881     $7,497,913   T-12 as of 10/01/2004             3
                     10   09/27/2004    $2,278,930     $2,491,151   YE 2003*2.5%                      2



















                     11   01/31/2005    $2,433,191     $2,517,538   Appraisal               NAP
                     17   01/19/2005    $1,373,039     $1,487,491   Appraisal               NAP












                     20   11/04/2004    $1,293,622     $1,472,722   Appraisal               NAP




                     38   09/03/2004      $974,389     $1,049,947   Appraisal               NAP


                     42   12/03/2004      $620,906       $656,952   Appraisal                         2































                     46   12/08/2004      $622,693       $653,124   Appraisal               NAP



                     79   12/10/2004      $410,986       $455,228   Appraisal               NAP


                    195   11/17/2004      $146,812       $175,451   Appraisal                         3
                    202   11/18/2004      $174,830       $200,417   Appraisal                         1

Total/Weighted Average:



                                                                                           %
                                                                    Lease                  NSF
                                                                    Expiration   NSF       of
                                                                    Date         of        the
Loan                                                                of           Largest   Largest
Pool                      Largest                                   Largest      Tenant    Tenant
No.                       Tenant                                    Tenant       (SF)      (%)
-----------------------   ---------------------------------------   ----------   -------   -------
                      6   Sac Capital Management LLC                09/30/2007    48,000      17.1%
                      8   Xroads Solutions Group, LLC               02/28/2013    10,500       5.7%
                     10   University of Phoenix                     09/15/2009    74,071      33.2%



















                     11   Stop & Shop                               11/01/2029    66,194      45.9%
                     17   The University of Phoenix, Inc.           11/30/2011    55,509      55.5%












                     20   YUM! Brands, Inc.                         05/31/2011   150,000     100.0%




                     38   Tree of Life, Inc.                        12/31/2012   208,150     100.0%


                     42   Robert Mondavi Corp                       09/30/2012   120,157     100.0%































                     46   Mars Super Markets, Inc.                  11/30/2024    40,729      75.6%



                     79   Coldwell Banker Residential Real Estate   05/31/2006     7,267      14.9%


                    195   St. Luke's Physician Group, Inc.          07/31/2006     2,600      12.7%
                    202   Heidt & Associates, Inc.                  10/31/2006     8,727      53.7%

Total/Weighted Average:



                                                                             Lease                  %
                                                                             Expiration   NSF       NSF
                                                                             Date         of        of
                                                                             of           2nd       2nd
Loan                      2nd                                                2nd          Largest   Largest
Pool                      Largest                                            Largest      Tenant    Tenant
No.                       Tenant                                             Tenant       (SF)      (%)
-----------------------   ------------------------------------------------   ----------   -------   -------
                      6   Wachovia Bank                                      02/28/2014    32,000      11.4%
                      8   Goldin Associates, LLC                             03/31/2008     9,448       5.1%
                     10   Honeywell International                            08/14/2005    64,800      29.0%



















                     11   Family Dollar                                      12/31/2005     8,000       5.5%
                     17   Fremont Investment & Loan                          12/31/2009    40,000      40.0%












                     20   NAP                                                NAP          NAP       NAP




                     38   NAP                                                NAP          NAP       NAP


                     42   NAP                                                NAP          NAP       NAP































                     46   Ruby Tuesday, Inc.                                 12/19/2024     4,489       8.3%



                     79   Youthland Academy of Mariemont                     05/31/2009     6,600      13.6%


                    195   Greater Lehigh Valley Visiting Nurse Association   05/31/2007     2,000       9.7%
                    202   AllianceOne Incorporated                           01/31/2007     3,379      20.8%

Total/Weighted Average:



                                                                                                   %
                                                                            Lease        NSF       NSF
                                                                            Expiration   of        of
                                                                            of           3rd       3rd
Loan                      3rd                                               3rd          Largest   Largest   Related
Pool                      Largest                                           Largest      Tenant    Tenant    Borrowers
No.                       Tenant                                            Tenant       (SF)      (%)       (Y/N)
-----------------------   -----------------------------------------------   ----------   -------   -------   ---------
                      6   Oracle Corporation                                11/30/2007    20,700       7.4%  Y
                      8   Pokemon USA Inc                                   12/31/2006     8,600       4.7%  Y
                     10   Remington College                                 07/31/2014    46,375      20.8%  N



















                     11   Joyce Leslie, Inc.                                08/31/2010     8,000       5.5%  N
                     17   NAP                                               NAP          NAP       NAP       N












                     20   NAP                                               NAP          NAP       NAP       N




                     38   NAP                                               NAP          NAP       NAP       N


                     42   NAP                                               NAP          NAP       NAP       N































                     46   Wachovia Bank, N.A.                               06/30/2024     3,000       5.6%  N



                     79   The Snooty Fox, Inc.                              04/30/2005     4,200       8.6%  N


                    195   Douglas Tozzoli DPM, P.C.                         03/31/2007     1,900       9.2%  N
                    202   Central Florida Behavioral Health Network, Inc.   12/31/2006     1,780      11.0%  N

Total/Weighted Average:



                                                            Single
                                           Cross            Note
                                           Collateralized   /                                                           Tax
                                           /                Multiple   Crossed                            Description   Escrow
Loan                      Related          Cross            Property   Loan/Multi-property   Additional   of            in
Pool                      Borrower         Defaulted        Loan       Pool                  Collateral   Additional    Place
No.                       List             (Y/N)            (Y/N)      (Y/N)                 (Y/N)        Collateral    (Y/N)
-----------------------   --------------   --------------   --------   -------------------   ----------   -----------   ------
                      6   754195, 754180   N                N          N                     N            NAP           Y
                      8   754195, 754180   N                N          N                     N            NAP           Y
                     10   NAP              N                N          N                     N            NAP           Y



















                     11   NAP              N                N          N                     N            NAP           N
                     17   NAP              N                N          N                     N            NAP           N












                     20   NAP              N                N          N                     N            NAP           N




                     38   NAP              N                N          N                     N            NAP           N


                     42   NAP              N                N          N                     N            NAP           Y































                     46   NAP              N                N          N                     N            NAP           Y



                     79   NAP              N                N          N                     N            NAP           Y


                    195   NAP              N                N          N                     N            NAP           N
                    202   NAP              N                N          N                     N            NAP           N

Total/Weighted Average:


                                                Current                                                    Terms
                                                Tax                                                        or
                          Tax                   Escrow          Ongoing     Tax              Springing     Conditions
                          Service    Initial    Balance         Tax         Reserve          Reserve       for
                          Contract   Tax        as              Escrow      Cap              Requirement   Springing
Loan                      in         Escrow     of              -           ($               for           Tax
Pool                      Place      Amount     2/1/2005        Monthly     and              Tax           Reserve
No.                       (Y/N)      ($)        ($)             ($)         Description)     (Y/N)         Requirement
-----------------------   --------   --------   ----------      ---------   --------------   -----------   -----------
                      6   Y          $262,955           $0       $262,955   NAP              N             NAP
                      8   Y          $149,636           $0       $149,636   NAP              N             NAP
                     10   Y           $45,644           $0        $45,644   NAP              N             NAP



















                     11   Y                $0           $0             $0   NAP              N             NAP
                     17   Y                $0           $0             $0   NAP              N             NAP












                     20   Y                $0           $0             $0   NAP              N             NAP




                     38   Y                $0           $0             $0   NAP              N             NAP


                     42   Y           $38,121           $0         $9,530   NAP              N             NAP































                     46   Y           $13,141           $0         $2,190   NAP              N             NAP



                     79   Y            $8,419           $0         $8,419   NAP              N             NAP


                    195   Y                $0           $0             $0   NAP              N             NAP
                    202   Y                $0           $0             $0   NAP              N             NAP

Total/Weighted Average:



                                                                       Current
                          Interest                                     Insurance        Ongoing       Insurance        Springing
                          on                 Insurance   Initial       Escrow           Insurance     Reserve          Reserve
                          Tax                Escrow      Insurance     Balance          Escrow        Cap              Requirement
Loan                      Escrow             in          Escrow        as               -             ($               for
Pool                      Paid               Place       Amount        of               Monthly       and              Insurance
No.                       to:                (Y/N)       ($)           02/01/2005($)    ($)           Description)     (Y/N)
-----------------------   ----------------   ---------   -----------   --------------   -----------   --------------   -----------
                      6   Primary Servicer   Y                    $0               $0       $10,509   NAP              N
                      8   Primary Servicer   Y                    $0               $0        $6,097   NAP              N
                     10   Primary Servicer   N                    $0               $0            $0   NAP              N



















                     11   Primary Servicer   N                    $0               $0            $0   NAP              N
                     17   Primary Servicer   N                    $0               $0            $0   NAP              N












                     20   Primary Servicer   N                    $0               $0            $0   NAP              N




                     38   Primary Servicer   N                    $0               $0            $0   NAP              N


                     42   Primary Servicer   N                    $0               $0            $0   NAP              N































                     46   Primary Servicer   N                    $0               $0            $0   NAP              N



                     79   Primary Servicer   N                    $0               $0            $0   NAP              N


                    195   Primary Servicer   N                    $0               $0            $0   NAP              N
                    202   Primary Servicer   N                    $0               $0            $0   NAP              N

Total/Weighted Average:

                                                                                                         %
                          Terms                                                                          of
                          or                                                                             Total
                          Conditions    Interest           Deferred      Deferred                        Recommended
                          for           on                 Maintenance   Maintenance     Deferred        Deferred
                          Springing     Insurance          Escrow        Recommended     Maintenance     Maintenance
Loan                      Insurance     Escrow             in            per             Escrow          Amount
Pool                      Reserve       Paid               Place         Report          Amount          Escrowed
No.                       Requirement   to:                (Y/N)         ($)             ($)             (%)
-----------------------   -----------   ----------------   -----------   -------------   -------------   -----------
                      6   NAP           Primary Servicer   N                    $6,000              $0   NAP
                      8   NAP           Primary Servicer   N                    $1,700              $0   NAP
                     10   NAP           Primary Servicer   N                        $0              $0   NAP



















                     11   NAP           Primary Servicer   N                    $4,700              $0   NAP
                     17   NAP           Primary Servicer   N                   $78,232              $0   NAP












                     20   NAP           Primary Servicer   N                        $0              $0   NAP




                     38   NAP           Primary Servicer   N                      $500              $0   NAP


                     42   NAP           Primary Servicer   N                  $291,475              $0   NAP































                     46   NAP           Primary Servicer   N                        $0              $0   NAP



                     79   NAP           Primary Servicer   N                    $5,700              $0   NAP


                    195   NAP           Primary Servicer   N                        $0              $0   NAP
                    202   NAP           Primary Servicer   N                        $0              $0   NAP

Total/Weighted Average:




                                                                                                                        Cap
                                                                                                                        Ex
                                                                                                                        Escrow
Loan                      Deferred                                                                                      in
Pool                      Maintenance                                                                                   Place
No.                       Comments                                                                                      (Y/N)
-----------------------   -------------------------------------------------------------------------------------------   ------
                      6   NAP                                                                                           N
                      8   NAP                                                                                           N
                     10   NAP                                                                                           Y



















                     11   NAP                                                                                           N
                     17   An upfront escrow of $1,214,544.96 has been collected to cover the costs to complete          N
                          construction and is inclusive of amounts referenced in the PCA.











                     20   NAP                                                                                           N




                     38   NAP                                                                                           N


                     42   It is recommended by the third party PCA consultant that the roof of the subject              N
                          property be replaced within the next year. The roof is the tenant's responsibility per the lease and the tenant has acknowledged their responsibility in the estoppel.
                          If the roof is not replaced and all work completed by September 1, 2005, Borrower shall deposit with Lender a letter of credit in an amount equal to $342,470.
                          This is 125% of the PCA's estimated costs to complete the roof replacement.

                          Also, the PCA recommended that the sprinkler system be upgraded to obtain the required inspection certificates and that the pavement will need to be patched and sealed. The costs for these repairs were $10,000 and $8,500, respectively. The tenant is also responsible for these repairs. If the tenant doesn't have the work completed by September
                          1, 2005, we will collect an escrow in an amount equal to 125% of the estimated costs
                          ($23,125). The sprinkler system is currently operable.

                          Other immediate repairs included in the PCA are replacing a rooftop HVAC unit at a cost of
                          $6,500 and replacing a sidewalk ramp at a cost of $1,000, both of which are the responsibility of the tenant. Due to the minimal cost to replace the sidewalk ramp, its current functionality, and the tenant's responsibility, we have not escrowed for this.
                          There are 9 HVAC units that serve the warehouse portion of the building and 2 that serve the office portion, which are new. Of the 9 units serving the warehouse portion of the building, 8 of them are operable. Since the HVAC is the tenant's responsibility and the absence of one unit does not affect the overall functionality of the subject, Lender is not requiring an escrow for such. The tenant will replace the warehouse HVAC units as needed.









                     46   NAP                                                                                           N



                     79   NAP                                                                                           N


                    195   NAP                                                                                           Y
                    202   NAP                                                                                           N

Total/Weighted Average:


                                                              Annual
                                      Ongoing     Ongoing     Cap             Cap              Springing
                          Initial     Cap         Cap         Ex              Ex               Reserve
                          Cap         Ex          Ex          Reserve         Reserve          Requirement
                          Ex          Escrow      Escrow      Requirement     Cap              for
Loan                      Escrow      -           -           per             ($               Cap
Pool                      Amount      Monthly     Annual      SF/Unit         and              Ex
No.                       ($)         ($)         ($)         ($)             Description)     (Y/N)
-----------------------   ---------   ---------   ---------   -------------   --------------   -----------
                      6          $0          $0          $0             NAP   NAP              N
                      8          $0          $0          $0             NAP   NAP              N
                     10          $0      $3,723     $44,678              $0   NAP              N



















                     11          $0          $0          $0             NAP   NAP              N
                     17          $0          $0          $0             NAP   NAP              N












                     20          $0          $0          $0             NAP   NAP              N




                     38          $0          $0          $0             NAP   NAP              N


                     42          $0          $0          $0             NAP   NAP              Y































                     46          $0          $0          $0             NAP   NAP              N



                     79          $0          $0          $0             NAP   NAP              N


                    195     $67,500          $0          $0             NAP   NAP              N
                    202          $0          $0          $0             NAP   NAP              N

Total/Weighted Average:

                          Terms                                        Current
                          or                                           Cap
                          Conditions                                   Ex          Interest
                          for                                          Escrow      on
                          Springing                                    Balance     Cap                TI/LC    Initial
                          Cap                                          as          Ex                 Escrow   TI/LC
Loan                      Ex                                           of          Escrow             in       Escrow
Pool                      Reserve                                      2/1/2005    Paid               Place    Amount
No.                       Requirement                                  ($)         to:                (Y/N)    ($)
-----------------------   ------------------------------------------   ---------   ----------------   ------   -------------
                      6   NAP                                                 $0   Primary Servicer   Y        See Footnote
                      8   NAP                                                 $0   Primary Servicer   Y        See Footnote
                     10   NAP                                             $7,448   Primary Servicer   Y             $500,000



















                     11   NAP                                                 $0   Primary Servicer   N                   $0
                     17   NAP                                                 $0   Primary Servicer   N                   $0












                     20   NAP                                                 $0   Primary Servicer   N                   $0




                     38   NAP                                                 $0   Primary Servicer   N                   $0


                     42   In the event the Borrower has not provided          $0   Primary Servicer   N                   $0






















                          evidence to the Lender that the Deferred
                          Maintenance items described in Schedule 1
                          have been completed by September 1, 2005
                          the shall post a Letter of Credit in the
                          amount of $23,125. Also in the event the
                          Borrower has not provided evidence to the
                          Lender that the roof has been replaced by
                          September 1, 2005 the shall post a Letter
                          of Credit in the amount of $342,470.
                     46   NAP                                                 $0   Primary Servicer   Y             $538,011



                     79   NAP                                                 $0   Primary Servicer   Y        $125,000 LOC


                    195   NAP                                            $67,500   Primary Servicer   N                   $0
                    202   NAP                                                 $0   Primary Servicer   N                   $0

Total/Weighted Average:




                          Ongoing    Annual     TI/LC                  Springing
                          TI/LC      TI/LC      Reserve                Reserve
                          Escrow     Escrow     Cap                    Requirement
Loan                      -          per        ($                     for
Pool                      Monthly    SF/Unit    and                    TI/LC
No.                       ($)        ($)        Description)           (Y/N)
-----------------------   --------   --------   --------------------   -----------
                      6         $0   NAP        NAP                    N
                      8         $0   NAP        NAP                    N
                     10     $9,308         $1   Monthly escrow         Y
                                                payments will cease
                                                after the December
                                                2009 payment.
















                     11         $0   NAP        NAP                    N
                     17         $0   NAP        NAP                    Y












                     20         $0   NAP        NAP                    Y




                     38         $0   NAP        NAP                    Y


                     42         $0   NAP        NAP                    Y































                     46         $0   NAP        NAP                    N



                     79         $0   NAP        NAP                    Y


                    195         $0   NAP        NAP                    N
                    202         $0   NAP        NAP                    N

Total/Weighted Average:


                          Terms
                          or
                          Conditions
                          for
                          Springing
Loan                      TI/LC
Pool                      Reserve
No.                       Requirement
-----------------------   ----------------------------------------------------------------------------------------
                      6   NAP
                      8   NAP
                     10   Beginning March 1, 2008 the Borrower shall begin monthly escrow payments of
                          $70,000 through February 1, 2009 to reimburse Borrower for the cost of the
                          Tenant Improvements and Leasing Commissions associated with University of
                          Phoenix and the Jacobs Engineering spaces. In the event Jacobs Engineering exercises its 5-year renewal option on or before June 1, 2008, the escrow shall cease as of June 1, 2008, provided the space currently leased to
                          Honeywell is, at that time, leased to a creditworthy lessee(s) (other than
                          Borrower or any person or entity affiliated with Borrower) reasonably acceptable to Lender under lease(s) which are otherwise in form and substance reasonably acceptable to Lender and expires no earlier than October 1, 2010.
                          In the event Jacobs Engineering does not exercise its renewal option on or before June 1, 2008, but University of Phoenix exercises its 5-year renewal on or before April 1, 2009, provided the space currently leased to Honeywell is, at that time, leased to a creditworthy lessee(s) (other than Borrower or any person or entity affiliated with Borrower) reasonably acceptable to Lender under a lease(s) which are otherwise in form and substance reasonably acceptable to Lender that expires no earlier than October 1, 2010, the escrow shall cease.
                          Additionally, in the event that any Extraordinary Rentals are payable to the
                          Borrower under any of the Leases, such Extraordinary Rentals shall be paid directly to the Lender to be used for Tenant Improvements and Leasing Commissions.
                     11   NAP
                     17   In the event Fremont gives notice of their right to terminate their lease ending
                          April 1, 2008 on or prior to July 1, 2007 the Borrower shall begin monthly escrow payments of $44,000.00 beginning July 1, 2007 through April 1, 2008. If however,
                          Fremont does not terminate their lease as described above the Borrower shall begin monthly escrow payments of $33,200.00 beginning January 1, 2009 through December 1,
                          2009. Additionally the Borrower shall begin monthly escrow payments for the
                          University of Phoenix space of $ 46,072.47 beginning December 1, 2010 through
                          November 1, 2011. Additionally, the Borrower shall deposit with Lender a monthly escrow of $.83 per square foot of space lease to any renewal or replacement tenant(s)
                          for the space lease by Freemont or Phoenix or any space which is currently vacant and subsequently leased to any tenant. Such cash deposit will commence 12 months prior to the termination and continue through and including the month in which the termination date occurs.
                     20   Beginning November 1, 2009 the Borrower shall begin monthly escrow payments of $81,000 until the entire indebtness is paid in full. If, however, Yum! Brands Inc. exercises their five year renewal option at monthly base rents of no less than $151,441.83 on or before May 31, 2010, the monthly escrow shall be discontinued and the escrow balance disbursed to the Borrower.
                     38   In the event Tree of Life, Inc. does not extend its lease by April 1, 2011 for a five year term according to the terms defined in the loan documents, the Borrower shall begin monthly escrow payments of $62,000.00 beginning April 1, 2011.
                     42   Beginning September 1, 2010 the Borrower shall begin monthly escrow payments of $25,000 through August 1, 2012. However, in the event Robert Mondavi Coporate vacates the premise in its entirety the Borrower shall post a $600,000 Letter of credit immediately or begin the $25,000 monthly escrow payments to be capped at $600,000.




























                     46   NAP



                     79   Beginning February 1, 2006 the Borrower shall either post a $75,000 cash or a letter of credit or begin monthly escrow payments of $2,860 beginning February 1, 2006 capped at
                          $75,000.00
                    195   NAP
                    202   NAP

Total/Weighted Average:


                                                                             Current
                          Current                                            Environmental
                          TI/LC           Interest                           Escrow                              Ongoing
                          Balance         on                 Environmental   Balance           Initial           Environmental
                          as              TI/LC              Escrow          as                Environmental     Escrow
Loan                      of              Escrow             in              of                Escrow            -
Pool                      2/1/2005        Paid               Place           2/1/2005          Amount            Monthly
No.                       ($)             to:                (Y/N)           ($)               ($)               ($)
-----------------------   -------------   ----------------   -------------   ---------------   ---------------   ---------------
                      6              $0   Primary Servicer   N                            $0                $0                $0
                      8              $0   Primary Servicer   N                            $0                $0                $0
                     10        $519,216   Primary Servicer   N                            $0                $0                $0



















                     11              $0   Primary Servicer   N                            $0                $0                $0
                     17              $0   Primary Servicer   N                            $0                $0                $0












                     20              $0   Primary Servicer   N                            $0                $0                $0




                     38              $0   Primary Servicer   N                            $0                $0                $0


                     42              $0   Primary Servicer   N                            $0                $0                $0































                     46        $201,890   Primary Servicer   N                            $0                $0                $0



                     79   $125,000 LOC    Primary Servicer   N                            $0                $0                $0


                    195              $0   Primary Servicer   N                            $0                $0                $0
                    202              $0   Primary Servicer   N                            $0                $0                $0

Total/Weighted Average:


                                                            Terms
                                                            or
                          Environmental     Springing       Conditions      Interest
                          Reserve           Reserve         for             on                 Other
                          Cap               Requirement     Springing       Environmental      Escrows
Loan                      ($                for             Environmental   Escrow             in
Pool                      and               Environmental   Reserve         Paid               Place
No.                       Description)      (Y/N)           Requirement     to:                (Y/N)
-----------------------   ---------------   -------------   -------------   ----------------   -------
                      6   NAP               N               NAP             Primary Servicer   N
                      8   NAP               N               NAP             Primary Servicer   N
                     10   NAP               N               NAP             Primary Servicer   N



















                     11   NAP               N               NAP             Primary Servicer   N
                     17   NAP               N               NAP             Primary Servicer   Y












                     20   NAP               N               NAP             Primary Servicer   N




                     38   NAP               N               NAP             Primary Servicer   N


                     42   NAP               N               NAP             Primary Servicer   N































                     46   NAP               N               NAP             Primary Servicer   N



                     79   NAP               N               NAP             Primary Servicer   N


                    195   NAP               N               NAP             Primary Servicer   Y
                    202   NAP               N               NAP             Primary Servicer   N

Total/Weighted Average:


                                                                               Current
                                                                               Other
                                                                               Escrow       Ongoing     Other
                                                                  Initial      Balance      Other       Reserve          Other
                          Description                             Other        as           Escrow      Cap              Springing
Loan                      of                                      Escrow       of           -           ($               Reserve
Pool                      "Other"                                 Amount       2/1/2005     Monthly     and              Requirement
No.                       Escrows                                 ($)          ($)          ($)         Description)     (Y/N)
-----------------------   -------------------------------------   ----------   ----------   ---------   --------------   -----------
                      6   NAP                                             $0           $0          $0   NAP              N
                      8   NAP                                             $0           $0          $0   NAP              N
                     10   NAP                                             $0           $0          $0   NAP              N



















                     11   NAP                                             $0           $0          $0   NAP              N
                     17   Construction Completion and Free Rent   $1,954,078   $1,954,078          $0   NAP              N












                     20   NAP                                             $0           $0          $0   NAP              N




                     38   NAP                                             $0           $0          $0   NAP              N


                     42   NAP                                             $0           $0          $0   NAP              N































                     46   NAP                                             $0           $0          $0   NAP              Y



                     79   NAP                                             $0           $0          $0   NAP              N


                    195   Occupancy & Insurance Funds               $133,340     $133,340          $0   NAP              N
                    202   NAP                                             $0           $0          $0   NAP              N

Total/Weighted Average:



                          Terms
                          or                                              Interest
                          Conditions                                      on
                          for                                             Other                                        Future
Loan                      Other                                           Escrow             Springing                 Payment
Pool                      Reserve                                         Paid               Escrow      Springing     Changes
No.                       Requirement                                     to:                (Y/N)       Escrow        (Y/N)
-----------------------   ---------------------------------------------   ----------------   ---------   -----------   -------
                      6   NAP                                             Primary Servicer   N           NAP           N
                      8   NAP                                             Primary Servicer   N           NAP           N
                     10   NAP                                             Primary Servicer   Y           TILC          N



















                     11   NAP                                             Primary Servicer   N           NAP           N
                     17   NAP                                             Primary Servicer   Y           TILC          N












                     20   NAP                                             Primary Servicer   Y           TILC          N




                     38   NAP                                             Primary Servicer   Y           TILC          N


                     42   NAP                                             Primary Servicer   Y           TILC,Cap Ex   N































                     46   In the event Mars Super Markets, Inc.           Primary Servicer   Y           Other         N
                          reports negative earnings for two
                          consecutive years, Borrower shall post
                          a Letter of Credit in the amount of $215,000.
                     79   NAP                                             Primary Servicer   Y           TILC          N


                    195   NAP                                             Primary Servicer   N           NAP           N
                    202   NAP                                             Primary Servicer   N           NAP           N

Total/Weighted Average:

                                             Debt
                                             Service   Debt
                                             Payment   Service
                                             Grace     Grace
                                             Period    Period
                                             to        to
Loan                                         Impose    Call
Pool                      Payment     Due    Late      a
No.                       Frequency   Date   Charge    Default
-----------------------   ---------   ----   -------   -------------------------------------------------------------
                      6   Monthly        1         0                                                               5
                      8   Monthly        1         0                                                               5
                     10   Monthly        1         0                                                               5



















                     11   Monthly        1         0                                                               5
                     17   Monthly        3         0                                                               5












                     20   Monthly        1         0                                                               5




                     38   Monthly        1         0   5 days after written notice with a maxium notice required
                                                       of 2 per year or 7 for the loan term unless 2 are consecutive thereafter default occurs without notice.
                     42   Monthly        3         0                                                               5































                     46   Monthly        1         0                                                               5



                     79   Monthly        1         0                                                               5


                    195   Monthly        1         0                                                               5
                    202   Monthly        1         0                                                               5

Total/Weighted Average:


                                                                                                    Balloon
                                                                                                    Payment
                                                                                                    Grace
                                                                                                    Period
                                                                                                    to
Loan                      Default                                                                   Impose
Pool                      Interest                                                                  Late
No.                       %                                                                         Charge
-----------------------   -----------------------------------------------------------------------   -------
                      6   Lesser of 4% plus the current note rate or maximum rate allowed by law.         0
                      8   Lesser of 4% plus the current note rate or maximum rate allowed by law.         0
                     10   Lesser of 4% plus the current note rate or maximum rate allowed by law.         0



















                     11   Lesser of 4% plus the current note rate or maximum rate allowed by law.         0
                     17   Lesser of 4% plus the current note rate or maximum rate allowed by law.         0












                     20   Lesser of 4% plus the current note rate or maximum rate allowed by law.         0




                     38   Lesser of 4% plus the current note rate or maximum rate allowed by law.         0


                     42   Lesser of 4% plus the current note rate or maximum rate allowed by law.         0































                     46   Lesser of 4% plus the current note rate or maximum rate allowed by law.         0



                     79   Lesser of 4% plus the current note rate or maximum rate allowed by law.         0


                    195   Lesser of 4% plus the current note rate or maximum rate allowed by law.         0
                    202   Lesser of 4% plus the current note rate or maximum rate allowed by law.         0

Total/Weighted Average:


                          Balloon
                          Payment
                          Grace
                          Period
                          to
Loan                      Call                                       Assumption
Pool                      a                                          Provision    Assumption/
No.                       Default                                    (Y/N)        Fee
-----------------------   ----------------------------------------   ----------   ---------------------------------------------
                      6                                          5   Y            Unlimited Times at Greater of .5% or $15,000
                      8                                          5   Y            Unlimited Times at Greater of .5% or $15,000
                     10                                          5   Y            Unlimited Times at Greater of 1.0% or $15,000



















                     11                                          5   Y            Unlimited Times at Greater of 1.0% or $15,000
                     17                                          5   Y            Unlimited Times at Greater of 1.0% or $15,000












                     20                                          5   Y            Unlimited Times at Greater of 1.0% or $15,000




                     38   5 days after written notice unless         Y            Unlimited Times at Greater of 1.0% or $15,000
                          maxium notice requirements have been met
                          then default occurs without notice.
                     42                                          5   Y            Unlimited Times at Greater of 1.0% or $15,000































                     46                                          5   Y            2 Times at Greater of 1.0% or $15,000



                     79                                          5   Y            Unlimited Times at Greater of 1.0% or $15,000


                    195                                          5   Y            Unlimited Times at Greater of 1.0% or $12,000
                    202                                          5   Y            Unlimited Times at Greater of 1.0% or $15,000

Total/Weighted Average:




                          Earthquake
                          Zone
                          3
Loan                      or                  Earthquake   Hurricane   Hurricane   Flood   Flood       Environmental
Pool                      4            PML    Insurance    Zone        Insurance   Zone    Insurance   Insurance       SAE     SPE
No.                       (Y/N)        %      (Y/N)        (Y/N)       (Y/N)       (Y/N)   (Y/N)       (Y/N)           (Y/N)   (Y/N)
-----------------------   ----------   ----   ----------   ---------   ---------   -----   ---------   -------------   -----   -----
                      6   N            NAP    Y            N           Y           UAV     Y           N               Y       Y
                      8   N            NAP    Y            N           Y           UAV     Y           N               Y       Y
                     10   N            NAP    N            N           N           UAV     N           N               Y       Y



















                     11   N            NAP    Y            Y           Y           Y       Y           N               Y       Y
                     17   Y            12.0%  N            N           N           UAV     N           N               Y       Y












                     20   N            NAP    Y            N           N           UAV     Y           N               Y       Y




                     38   N            NAP    Y            N           N           UAV     Y           N               Y       Y


                     42   Y            22.0%  Y            N           N           UAV     N           N               Y       Y































                     46   N            NAP    Y            N           N           UAV     Y           N               Y       Y



                     79   N            NAP    N            N           N           UAV     N           N               Y       Y


                    195   N            NAP    N            N           N           UAV     N           N               Y       Y
                    202   N            NAP    N            Y           Y           UAV     N           N               Y       Y

Total/Weighted Average:



                                                                                       Current
                                                                        Current        Additional
                                                                        Additional     Financing    Description   Standstill
                                                                        Financing      Secured      of            Agreement
Loan                      Non-Consolidation   Independent   Revocable   in             by           Current       in
Pool                      Opinion             Director      Trust       Place          Property     Additional    Place
No.                       (Y/N)               (Y/N)         (Y/N)       (Y/N/Silent)   (Y/N)        Financing     (Y/N)
-----------------------   -----------------   -----------   ---------   ------------   ----------   -----------   ----------
                      6   Y                   Y             UAV         N              N            NAP           N
                      8   Y                   Y             UAV         N              N            NAP           N
                     10   N                   N             UAV         N              N            NAP           N



















                     11   N                   N             UAV         N              N            NAP           N
                     17   N                   N             UAV         N              N            NAP           N












                     20   N                   N             UAV         N              N            NAP           N




                     38   N                   N             UAV         N              N            NAP           N


                     42   N                   N             UAV         N              N            NAP           N































                     46   N                   N             UAV         N              N            NAP           N



                     79   N                   N             UAV         N              N            NAP           N


                    195   N                   N             UAV         N              N            NAP           N
                    202   N                   N             UAV         N              N            NAP           N

Total/Weighted Average:



                                         Future
                          Additional     Additional
                          Financing      Financing    Description                                No.                     No.
                          Permitted      Secured      of                         Sec.            of      Sec.            of
Loan                      In             by           Future        Number       8               Sec.    42              Sec.
Pool                      Future         Property     Additional    Times        (Multifamily)   8       (Multifamily)   42
No.                       (Y/N/Silent)   (Y/N)        Financing     Delinquent   (Y/N)           Units   (Y/N)           Units
-----------------------   ------------   ----------   -----------   ----------   -------------   -----   -------------   -----
                      6   N              N            NAP                    0   N               NAP     N               NAP
                      8   N              N            NAP                    0   N               NAP     N               NAP
                     10   N              N            NAP                    0   N               NAP     N               NAP



















                     11   N              N            NAP                    0   N               NAP     N               NAP
                     17   N              N            NAP                    0   N               NAP     N               NAP












                     20   N              N            NAP                    0   N               NAP     N               NAP




                     38   N              N            NAP                    0   N               NAP     N               NAP


                     42   N              N            NAP                    0   N               NAP     N               NAP































                     46   N              N            NAP                    0   N               NAP     N               NAP



                     79   N              N            NAP                    0   N               NAP     N               NAP


                    195   N              N            NAP                    0   N               NAP     N               NAP
                    202   N              N            NAP                    0   N               NAP     N               NAP

Total/Weighted Average:




                                                     Partial
                                                     Collateral    Outparcel   Outparcel
                          Partial      Partial       Release       or          or
Loan                      Collateral   Collateral    Prepayment    Other       Other         Substitution   Substitution
Pool                      Release      Release       Penalty       Release     Release       Allowed        Provision
No.                       (Y/N)        Description   Description   (Y/N)       Description   (Y/N)          Description
-----------------------   ----------   -----------   -----------   ---------   -----------   ------------   ------------
                      6   N            NAP           NAP           N           NAP           N              NAP
                      8   N            NAP           NAP           N           NAP           N              NAP
                     10   N            NAP           NAP           N           NAP           N              NAP



















                     11   N            NAP           NAP           N           NAP           N              NAP
                     17   N            NAP           NAP           N           NAP           N              NAP












                     20   N            NAP           NAP           N           NAP           N              NAP




                     38   N            NAP           NAP           N           NAP           N              NAP


                     42   N            NAP           NAP           N           NAP           N              NAP































                     46   N            NAP           NAP           N           NAP           N              NAP



                     79   N            NAP           NAP           N           NAP           N              NAP


                    195   N            NAP           NAP           N           NAP           N              NAP
                    202   N            NAP           NAP           N           NAP           N              NAP

Total/Weighted Average:

                          Voluntary
                          Partial
                          Prepayment
                          Permitted
                          (Y/N)
                          (escrows,
Loan                      LOCs,        Partial
Pool                      other,       Prepayment
No.                       etc.)        Description
-----------------------   ----------   -----------
                      6   N            NAP
                      8   N            NAP
                     10   N            NAP



















                     11   N            NAP
                     17   N            NAP












                     20   N            NAP




                     38   N            NAP


                     42   N            NAP































                     46   N            NAP



                     79   N            NAP


                    195   N            NAP
                    202   N            NAP

Total/Weighted Average:




                          Day
                          Prepayment
                          Allowed
Loan                      (plus
Pool                      accrued
No.                       interest?)                                                                               Seasoning   LO
-----------------------   --------------------------------------------------------------------------------------   ---------   --
                      6   First 5 days of the month; any other day with payment of interest to next P&I due date           1   25
                      8   First 5 days of the month; any other day with payment of interest to next P&I due date           0   24
                     10   First 5 days of the month; any other day with payment of interest to next P&I due date           3   27



















                     11   First 5 days of the month; any other day with payment of interest to next P&I due date           0   24
                     17   First 5 days of the month; any other day with payment of interest to next P&I due date           0   24












                     20   First 5 days of the month; any other day with payment of interest to next P&I due date           1   25




                     38   First 5 days of the month; any other day with payment of interest to next P&I due date           4   28


                     42   First 5 days of the month; any other day with payment of interest to next P&I due date           1   25































                     46   First 5 days of the month; any other day with payment of interest to next P&I due date           1   25



                     79   First 5 days of the month; any other day with payment of interest to next P&I due date           1    0


                    195   First 5 days of the month; any other day with payment of interest to next P&I due date           0   24
                    202   First 5 days of the month; any other day with payment of interest to next P&I due date           1   25

Total/Weighted Average:







Loan                      LO
Pool                      End
No.                       Date         DEF   DEF+1   DEF/YM1   YM   YM1   YM2    6.00%   5.00%   4.80%   4.00%   3.60%   3.00%
-----------------------   ----------   ---   -----   -------   --   ---   ---   -----   -----   -----   -----   -----   -----
                      6   05/31/2013    75
                      8   12/31/2009    34
                     10   10/31/2010    44



















                     11   02/28/2007                                 32
                     17   11/02/2014    92












                     20   09/30/2011    55




                     38   02/28/2007                                 64


                     42   10/02/2014    91































                     46   09/30/2014    91



                     79   NAP                                        80


                    195   02/28/2007                                 32
                    202   09/30/2011    55

Total/Weighted Average:







Loan                                                                        Primary    Correspondent/   Master     Trustee
Pool                                                             YM         Servicer   Subservicer      Servicer   Annual
No.                        2.40%   2.00%   1.20%   1.00%  Open   Formulas   Fee        Fee              Fee        Fee
-----------------------   -----   -----   -----   -----   ----   --------   --------   --------------   --------   -------
                      6                                      3
                      8                                      2
                     10                                     13



















                     11                                      4
                     17                                      4












                     20                                      4




                     38                                      4


                     42                                      4































                     46                                      4



                     79                                      4


                    195                                      4
                    202                                      4

Total/Weighted Average:




                                           Cooperative
                                           Value
                                           as                                                             Cutoff
Loan                      Administrative   a                                                              LTV
Pool                      Cost             Rental        Unsold    Sponsor   Investor   Coop    Sponsor   as       Coop
No.                       Rate             Property      Percent   Units     Units      Units   Carry     Rental   Sponsor/Investor
-----------------------   --------------   -----------   -------   -------   --------   -----   -------   ------   ----------------
                      6                    NAP           NAP       NAP       NAP        NAP     NAP       NAP      NAP
                      8                    NAP           NAP       NAP       NAP        NAP     NAP       NAP      NAP
                     10                    NAP           NAP       NAP       NAP        NAP     NAP       NAP      NAP



















                     11                    NAP           NAP       NAP       NAP        NAP     NAP       NAP      NAP
                     17                    NAP           NAP       NAP       NAP        NAP     NAP       NAP      NAP












                     20                    NAP           NAP       NAP       NAP        NAP     NAP       NAP      NAP




                     38                    NAP           NAP       NAP       NAP        NAP     NAP       NAP      NAP


                     42                    NAP           NAP       NAP       NAP        NAP     NAP       NAP      NAP































                     46                    NAP           NAP       NAP       NAP        NAP     NAP       NAP      NAP



                     79                    NAP           NAP       NAP       NAP        NAP     NAP       NAP      NAP


                    195                    NAP           NAP       NAP       NAP        NAP     NAP       NAP      NAP
                    202                    NAP           NAP       NAP       NAP        NAP     NAP       NAP      NAP

Total/Weighted Average:

                                   SCHEDULE IV

                                MM LOAN SCHEDULE


MSCI 2005-IQ9
Mass Mutual Accounting Tape
February 15, 2005

                        Single Note/ Multiple Properties
                        Cross Collateralized/Cross defaulted



Loan                      Mortgage
Pool                      Loan                                Loan
No.                       Seller                              Number
-------------------------------------------------------------------------------
                     18   MassMutual                          0250901
                     23   MassMutual                          9852101
                     34   MassMutual                          0250801
                     35   MassMutual                          9951001
                     36   MassMutual                          0051201
                     43   MassMutual                          9852501
                     51   MassMutual                          0250601
                     52   MassMutual                          9652001
                     58   MassMutual                          9652501
                     59   MassMutual                          9652601
                     60   MassMutual                          0051501
                     64   MassMutual                          0351401
                     65   MassMutual                          0050601
                     68   MassMutual                          9751101
                     70   MassMutual                          9851701
                     72   MassMutual                          0050901
                     76   MassMutual                          0251201
                     84   MassMutual                          9850401
                     85   MassMutual                          9851301
                     86   MassMutual                          9550201
                     88   MassMutual                          9850901
                     93   MassMutual                          9752001
                     94   MassMutual                          0251701
                     97   MassMutual                          9651201
                     98   MassMutual                          9751801
                     99   MassMutual                          9751401
                    101   MassMutual                          9850801
                    105   MassMutual                          9654301
                    106   MassMutual                          0151101
                    112   MassMutual                          0151301
                    113   MassMutual                          9950901
                    114   MassMutual                          9751901
                    115   MassMutual                          9653401
                    116   MassMutual                          9653501
                    117   MassMutual                          0150301
                    131   MassMutual                          9951201
                    132   MassMutual                          9652801
                    137   MassMutual                          9652201
                    142   MassMutual                          9951601
                    145   MassMutual                          9851601
                    146   MassMutual                          0250401
                    161   MassMutual                          0150801
                    166   MassMutual                          9654201
                    167   MassMutual                          0250501
                    190   MassMutual                          9752601
                    192   MassMutual                          0350501
                    193   MassMutual                          0050501
                    194   MassMutual                          0151001
                    201   MassMutual                          9951501

Total/Weighted Average:



                                                           Portfolio
Loan                                                       Name
Pool                      Property                         (if                Street
No.                       Name                             applicable)        Address
----------------------------------------------------------------------------------------------------------------------------
                     18   Westchester Apartments           NAP                105 Westchester Oaks Lane
                     23   Windermere Apartments            NAP                9474 Windermere Lake Drive
                     34   Windermere II Apartments         NAP                9474 Windermere Lake Drive
                     35   The Club At Woodchase            NAP                1100 Rabbit Run Circle
                     36   Westcreek Townhomes              NAP                1279 West Loop 1604 N.
                     43   Summer City Townhomes            NAP                4141 1 H-10 East
                     51   Crescent Pointe Ltp              NAP                2000 Crescent Pointe Lane
                     52   Stonelick Woods Apartments       NAP                100 Stonelick Woods Dr
                     58   Martin's Landing Apts Phase I    Martin's Landing   2101 Martins Landing Circle
                     59   Martin's Landing Apts Phase II   Martin's Landing   2101 Martins Landing Circle
                     60   El Patrimonio Apartments         NAP                2601 Sarah Ave
                     64   Kimberly Park Apartments         NAP                15135 Kimberly Drive
                     65   Plum Creek Apartments            NAP                6969 South Loop East
                     68   College Glen Apartments          NAP                4870 55th Lane SE
                     70   Deerfield Apartments             NAP                100 Deerfield Trace
                     72   Silver Pines Senior Apartments   NAP                11000 South 700 East
                     76   Aspenwood Glen Apartments        NAP                6125-6151 West Bradley Road
                     84   River Park Village Apartments    NAP                1 Burton Way
                     85   Willow Creek Apartments          NAP                100 Willow Creek Dr.- Charlie Danniels Pkwy
                     86   Sable Chase Apartments           NAP                102 Sable Chase Blvd
                     88   Parkview Apartments              NAP                350 Commerce Center Dr
                     93   Autumn Ridge Apartments          NAP                3888 Autumn Ridge Drive
                     94   Forest Ridge Apartments          NAP                1213-1215 Second Avenue
                     97   Wellesley Woods Apartments       NAP                150 Wellesley Dr
                     98   Culpepper Landing                NAP                201 Culpepper Drive
                     99   Hillview Apartments              NAP                195 Eastern Ave
                    101   Logan Pointe Apartments          NAP                1320 North 200 East
                    105   Mallard Cove II Apartments       NAP                4123 Mallard Landing Cir
                    106   Foxridge Apartments              NAP                200 Foxridge Crescent
                    112   Las Villas Apartments            NAP                661 West Commerce Street
                    113   Glenview Apartments              NAP                2361 Bass Lake Rd
                    114   Pine Valley Apartments           NAP                5300 Country Side Drive
                    115   Willow Point I Apartments        NAP                751 Glencross Dr
                    116   Willow Point II Apartments       NAP                755 Glencross Dr
                    117   Las Lomas Apartments             NAP                600 Santa Cruz Road
                    131   Highland Village Apartments      NAP                330 F.M. Highway 1845
                    132   Tree Trail Apartments            NAP                2510 NE 9th St
                    137   Westgate Apartments              NAP                4641 West 6th Street
                    142   Central Court Village            NAP                78 27th St. West
                    145   Parker Place Apartments          NAP                201 Parker Place
                    146   Crestview Apartments             NAP                3535 North Cincinnati Ave
                    161   Park Grand                       NAP                858 East Grand Avenue
                    166   North Pointe Apartments          NAP                1550 North St 200 East
                    167   Briar Ridge                      NAP                1 Briarwood Place
                    190   Westland Cove                    NAP                3450 South 2600 West St
                    192   Culpepper Landing II             NAP                201 Culpepper Drive
                    193   Park At Clear Creek              NAP                111 Clear Creek St.
                    194   Prospect Hills Apartments        NAP                80 Victoria Blvd.
                    201   Oak Crossing Apartments          NAP                310 Gateway Drive

Total/Weighted Average:


                                                                      North
                                                                      or
Loan                                                                  South
Pool                                                                  CA          Zip                        Property      Property
No.                       County           City               State   (NCA/SCA)   Code    MSA                Type          Sub-Type
-----------------------------------------------------------------------------------------------------------------------------------
                     18   Hillsborough     Brandon            FL      NAP         33511   Tampa              Multifamily   Garden
                     23   Hillsborough     Riverview          FL      NAP         33569   Tampa              Multifamily   Garden
                     34   Hillsborough     Riverview          FL      NAP         33569   Tampa              Multifamily   Garden
                     35   Washtenaw        Ann Arbor          MI      NAP         48103   Ann Arbor          Multifamily   Garden
                     36   Bexar            San Antonio        TX      NAP         78251   San Antonio        Multifamily   Townhouse
                     43   Bexar            San Antonio        TX      NAP         78219   San Antonio        Multifamily   Garden
                     51   Stafford         Stafford           VA      NAP         22554   Washington DC      Multifamily   Townhouse
                     52   Clermont         Batavia            OH      NAP         45103   Cincinatti         Multifamily   Garden
                     58   Berkeley         Martinsburg        WV      NAP         25401   Martinsburg        Multifamily   Garden
                     59   Berkeley         Martinsburg        WV      NAP         25401   Martinsburg        Multifamily   Garden
                     60   Hidalgo          Mcallen            TX      NAP         78503   McAllen            Multifamily   Garden
                     64   San Bernardino   Victorville        CA      SCA         92394   Victorville        Multifamily   Garden
                     65   Harris           Houston            TX      NAP         77087   Houston            Multifamily   Townhouse
                     68   Thurston         Lacey              WA      NAP         98503   Olympia            Multifamily   Garden
                     70   Alamance         Mebane             NC      NAP         27302   Durham             Multifamily   Garden
                     72   Salt_Lake        Sandy              UT      NAP         84070   Salt Lake          Multifamily   Garden
                     76   Milwaukee        Milwaukee          WI      NAP         53223   Milwaukee          Multifamily   Garden
                     84   Morris           Landing            NJ      NAP          7850   Newark-Union       Multifamily   Townhouse
                     85   Wilson           Mount Juliet       TN      NAP         37122   Nashville          Multifamily   Garden
                     86   Henry            Mc Donough         GA      NAP         30253   Atlanta            Multifamily   Garden
                     88   Mecklenburg      Huntersville       NC      NAP         28078   Charlotte          Multifamily   Garden
                     93   Shelby           Memphis            TN      NAP         38115   Memphis            Multifamily   Garden
                     94   Kane             Aurora             IL      NAP         60505   Chicago            Multifamily   Garden
                     97   Newport News     Newport News       VA      NAP         23606   Norfolk            Multifamily   Garden
                     98   Spartanburg      Duncan             SC      NAP         29334   Spartanburg        Multifamily   Garden
                     99   Hillsboro        Manchester         NH      NAP         03104   Manchester         Multifamily   Garden
                    101   Cache            Logan              UT      NAP         84341   Logan              Multifamily   Garden
                    105   Chesterfield     Midlothian         VA      NAP         23112   Richmond           Multifamily   Garden
                    106   Durham           Durham             NC      NAP         27703   Durham             Multifamily   Garden
                    112   Bexar            San Antonio        TX      NAP         78227   San Antonio        Multifamily   Garden
                    113   El Dorado        Cameron Park       CA      NCA         95682   Sacramento         Multifamily   Garden
                    114   Forsyth          Winston Salem      NC      NAP         27105   Winston-Salem      Multifamily   Garden
                    115   Hinds            Jackson            MS      NAP         39206   Jackson            Multifamily   Garden
                    116   Hinds            Jackson            MS      NAP         39206   Jackson            Multifamily   Garden
                    117   Santa Fe         Espanola           NM      NAP         87532   Santa Fe           Multifamily   Garden
                    131   Gregg            Longview           TX      NAP         75604   Longview           Multifamily   Garden
                    132   Alachua          Gainesville        FL      NAP         32609   Gainsville         Multifamily   Garden
                    137   Douglas          Lawrence           KS      NAP         66049   Lawrence           Multifamily   Garden
                    142   Yellowstone      Billings           MT      NAP         59102   Billings           Multifamily   Low Rise
                    145   Dane             Madison            WI      NAP         53713   Madison            Multifamily   Townhouse
                    146   Tulsa            Tulsa              OK      NAP         74106   Tulsa              Multifamily   Garden
                    161   Los Angeles      Pomona             CA      SCA         91766   Los Angeles        Multifamily   Garden
                    166   Cache            Logan              UT      NAP         84341   Logan              Multifamily   Garden
                    167   Chaves           Roswell            NM      NAP         88201   Roswell            Multifamily   Garden
                    190   Salt Lake        West Valley City   UT      NAP         84119   Salt Lake City     Multifamily   Townhouse
                    192   Spartanburg      Duncan             SC      NAP         29334   Spartanburg        Multifamily   Garden
                    193   Waller           Hempstead          TX      NAP         77445   Houston            Multifamily   Townhouse
                    194   Monroe           East Stroudsburg   PA      NAP         18360   East Stroudsburg   Multifamily   Garden
                    201   Polk             Grimes             IA      NAP         50111   Des-Moines         Multifamily   Garden

Total/Weighted Average:


                                                               Cut-Off
                                                               Date                             %
                                                               Balance                          by
Loan                         Number                            (as                              Cut-off
Pool                         of               Original         of                               Date        Cut-Off
No.                          Properties       Balance          02/01/2005)      Sort            Balance     Date           Units/SF
------------------------------------------------------------------------------------------------------------------------------------
                     18                1      $14,720,000      $14,344,773       14,344,773     0.9%        02/01/2005     376
                     23                1      $12,180,000      $11,588,830       11,588,830     0.8%        02/01/2005     352
                     34                1       $8,930,000       $8,702,357        8,702,357     0.6%        02/01/2005     252
                     35                1       $9,120,000       $8,626,638        8,626,638     0.6%        02/01/2005     224
                     36                1       $8,800,000       $8,609,566        8,609,566     0.6%        02/01/2005     220
                     43                1       $6,600,000       $6,344,505        6,344,505     0.4%        02/01/2005     200
                     51                1       $5,765,000       $5,638,818        5,638,818     0.4%        02/01/2005      99
                     52                1       $6,020,000       $5,514,805        5,514,805     0.4%        02/01/2005     176
                     58                1       $4,355,000       $4,120,602        5,109,371     0.3%        02/01/2005     164
                     59                1       $1,045,000         $988,770        5,109,371     0.1%        02/01/2005      40
                     60                1       $5,100,000       $5,031,609        5,031,609     0.3%        02/01/2005     192
                     64                1       $5,000,000       $4,941,553        4,941,553     0.3%        02/01/2005     132
                     65                1       $4,850,000       $4,719,705        4,719,705     0.3%        02/01/2005     152
                     68                1       $5,040,000       $4,652,318        4,652,318     0.3%        02/01/2005     164
                     70                1       $4,925,000       $4,566,657        4,566,657     0.3%        02/01/2005     144
                     72                1       $4,650,000       $4,545,708        4,545,708     0.3%        02/01/2005     144
                     76                1       $4,460,000       $4,349,591        4,349,591     0.3%        02/01/2005     120
                     84                1       $4,250,000       $3,920,047        3,920,047     0.3%        02/01/2005     122
                     85                1       $4,165,000       $3,841,334        3,841,334     0.3%        02/01/2005     144
                     86                1       $4,280,000       $3,766,046        3,766,046     0.2%        02/01/2005     225
                     88                1       $3,900,000       $3,656,498        3,656,498     0.2%        02/01/2005     108
                     93                1       $3,725,000       $3,507,328        3,507,328     0.2%        02/01/2005     140
                     94                1       $3,550,000       $3,501,420        3,501,420     0.2%        02/01/2005      90
                     97                1       $3,700,000       $3,427,331        3,427,331     0.2%        02/01/2005     120
                     98                1       $3,520,000       $3,325,179        3,325,179     0.2%        02/01/2005     120
                     99                1       $3,500,000       $3,317,284        3,317,284     0.2%        02/01/2005      96
                    101                1       $3,450,000       $3,263,926        3,263,926     0.2%        02/01/2005     105
                    105                1       $3,300,000       $3,013,444        3,013,444     0.2%        02/01/2005     108
                    106                1       $3,100,000       $2,994,434        2,994,434     0.2%        02/01/2005      92
                    112                1       $2,900,000       $2,803,432        2,803,432     0.2%        02/01/2005     132
                    113                1       $3,115,000       $2,790,519        2,790,519     0.2%        02/01/2005      88
                    114                1       $2,943,379       $2,765,249        2,765,249     0.2%        02/01/2005     108
                    115                1       $3,000,000       $2,739,226        2,739,226     0.2%        02/01/2005     120
                    116                1       $2,960,000       $2,702,743        2,702,743     0.2%        02/01/2005     120
                    117                1       $2,775,000       $2,696,773        2,696,773     0.2%        02/01/2005     100
                    131                1       $2,560,000       $2,477,942        2,477,942     0.2%        02/01/2005     144
                    132                1       $2,700,000       $2,477,555        2,477,555     0.2%        02/01/2005     108
                    137                1       $2,530,000       $2,338,846        2,338,846     0.2%        02/01/2005      72
                    142                1       $2,280,000       $2,219,709        2,219,709     0.1%        02/01/2005      81
                    145                1       $2,350,000       $2,185,166        2,185,166     0.1%        02/01/2005      69
                    146                1       $2,213,200       $2,173,257        2,173,257     0.1%        02/01/2005     112
                    161                1       $2,000,000       $1,938,238        1,938,238     0.1%        02/01/2005      62
                    166                1       $2,027,223       $1,859,137        1,859,137     0.1%        02/01/2005      80
                    167                1       $1,900,000       $1,858,122        1,858,122     0.1%        02/01/2005      90
                    190                1       $1,560,000       $1,484,519        1,484,519     0.1%        02/01/2005      40
                    192                1       $1,500,000       $1,471,028        1,471,028     0.1%        02/01/2005      72
                    193                1       $1,500,000       $1,464,183        1,464,183     0.1%        02/01/2005      76
                    194                1       $1,500,000       $1,459,778        1,459,778     0.1%        02/01/2005      69
                    201                1       $1,440,000       $1,369,926        1,369,926     0.1%        02/01/2005      60

Total/Weighted Average:                    $1,544,375,825   $1,531,754,421                    100.0%


                                                                 Owner-Occupied
                                                                 >20%
Loan                                                             (Y/N
Pool                      Year       Year        Single-Tenant   --               Percent
No.                       Built      Renovated   (Y/N)           %)               Leased
-------------------------------------------------------------------------------------------
                     18       2001   NAP         N               N                    99.5%
                     23       1999   NAP         N               N                    88.6%
                     34       2000   NAP         N               N                    87.0%
                     35       1999   NAP         N               N                    94.4%
                     36       2001   NAP         N               N                    96.4%
                     43       2000   NAP         N               N                    94.5%
                     51       2000   NAP         N               N                    89.0%
                     52       1996   NAP         N               N                    92.0%
                     58       1997   NAP         N               N                    97.6%
                     59       1997   NAP         N               N                    95.0%
                     60       2000   NAP         N               N                   100.0%
                     64       2002   NAP         N               N                    93.9%
                     65       2000   NAP         N               N                    94.7%
                     68       1996   NAP         N               N                    91.5%
                     70       1998   NAP         N               N                    88.9%
                     72       2001   NAP         N               N                    97.2%
                     76       1999   NAP         N               N                    98.3%
                     84       1996   NAP         N               N                    95.9%
                     85       1997   NAP         N               N                    91.0%
                     86       1994   NAP         N               N                    80.0%
                     88       1998   NAP         N               N                    96.3%
                     93       1997   NAP         N               N                    95.7%
                     94       1974   2003        N               N                    96.7%
                     97       1996   NAP         N               N                   100.0%
                     98       1998   NAP         N               N                    97.5%
                     99       1997   NAP         N               N                    96.9%
                    101       1999   NAP         N               N                    97.1%
                    105       1996   NAP         N               N                    88.9%
                    106       1999   NAP         N               N                    91.3%
                    112       2000   NAP         N               N                    97.0%
                    113       1998   NAP         N               N                    98.9%
                    114       1997   NAP         N               N                    95.4%
                    115       1995   NAP         N               N                    88.3%
                    116       1995   NAP         N               N                    95.0%
                    117       2000   NAP         N               N                    82.0%
                    131       1999   NAP         N               N                    95.8%
                    132       1992   2004-2005   N               N                    90.7%
                    137       1997   NAP         N               N                    94.5%
                    142       2000   NAP         N               N                    97.0%
                    145       1975   1996        N               N                    78.3%
                    146       1998   NAP         N               N                    98.2%
                    161       1999   NAP         N               N                    98.5%
                    166       1995   NAP         N               N                    92.5%
                    167       2001   NAP         N               N                    92.2%
                    190       1999   NAP         N               N                    97.5%
                    192       1998   NAP         N               N                    95.8%
                    193       2000   NAP         N               N                    96.1%
                    194       1999   NAP         N               N                    98.6%
                    201       1998   NAP         N               N                    78.3%

Total/Weighted Average:


                          Percent
                          Leased
Loan                      as           Percent
Pool                      of           Leased      Borrower
No.                       Date         Source      Name
------------------------------------------------------------------------------------------------------
                     18   11/12/2004   Rent Roll   TWC Ninety-Three, Ltd.
                     23   11/12/2004   Rent Roll   TWC Eighty-Three, Ltd.
                     34   11/12/2004   Rent Roll   TWC Eighty-Four, Ltd.
                     35   10/25/2004   Rent Roll   Woodchase Club Partners, Ltd
                     36   10/25/2004   Rent Roll   Westcreek Townhomes Ltd.
                     43   10/25/2004   Rent Roll   Summer City Townhomes, Ltd
                     51   09/25/2004   Rent Roll   Crescent Pointe Limited Partnership
                     52   09/27/2004   Rent Roll   Stonelick Woods Apartments
                     58   10/31/2004   Rent Roll   Martins Landing Ltdp
                     59   10/31/2004   Rent Roll   Martin's Landing II Limited Partnership
                     60   09/25/2004   Rent Roll   El Patrimonio Apartments, L.P.
                     64   09/30/2004   Rent Roll   NHPAHP Kimberly Park, Limited Partnership
                     65   10/22/2004   Rent Roll   Plum Creek Housing Ltd
                     68   10/25/2004   Rent Roll   College Glen Apartments, L.P.
                     70   11/10/2004   Rent Roll   Deerfield Apartments, L.P.
                     72   10/22/2004   Rent Roll   Affordable Housing Partners Ix, Ltd
                     76   10/31/2004   Rent Roll   Arlington Investments Wi-Vii, Limited Partnership
                     84   11/23/2004   Rent Roll   River Park Village Associates, LP
                     85   10/25/2004   Rent Roll   Woodland Arms Apartments, Ltd
                     86   11/01/2004   Rent Roll   Sable Chase of McDonough
                     88   09/25/2004   Rent Roll   Parkview NC Associates, Limited Partnership
                     93   09/27/2004   Rent Roll   Autumn Ridge, LP
                     94   07/31/2004   Rent Roll   Forest Ridge Limited Partnership
                     97   10/22/2004   Rent Roll   Wellesley Woods Associates, L.P.
                     98   09/25/2004   Rent Roll   Culpepper Landing of SC, LP
                     99   10/25/2004   Rent Roll   Hillview/Finlay, L.P.
                    101   12/31/2003   Rent Roll   Logan Pointe, Ltd.
                    105   10/31/2004   Rent Roll   Mallard Cove Ii Associates L.P.
                    106   09/25/2004   Rent Roll   NHC Partnership 5, L.P.
                    112   09/24/2004   Rent Roll   Corpus Christi NHC, L.P.
                    113   09/30/2004   Rent Roll   NHG California One, LP
                    114   09/25/2004   Rent Roll   Salem Ridge, Limited Partnership
                    115   09/30/2004   Rent Roll   Northfield Apartments L.P.
                    116   09/30/2004   Rent Roll   Northfield Apartments II, L.P.
                    117   10/31/2004   Rent Roll   Las Lomas Apartments Limited Partnership
                    131   09/01/2004   Rent Roll   WMRA, Ltd
                    132   09/29/2004   Rent Roll   Tree Trail Apartments, A Limited Partnership
                    137   10/31/2004   Rent Roll   Kansas Apartments, L.P.
                    142   10/31/2004   Rent Roll   Central Court Village Limited Partnership
                    145   09/29/2004   Rent Roll   Parker Place LLC
                    146   10/31/2004   Rent Roll   Tulsa-Crestview Housing Partners, Ltd.
                    161   09/30/2004   Rent Roll   Grand Avenue Family Housing, L.P.
                    166   10/22/2004   Rent Roll   Affordable Housing Partners Ii, Ltd.
                    167   10/31/2004   Rent Roll   Brair Ridge Residence Limited Partnership
                    190   08/23/2004   Rent Roll   Wesland Cove, L.C.
                    192   09/25/2004   Rent Roll   NHC Partnership 1, Lp
                    193   10/22/2004   Rent Roll   Clear Creek Housing, Ltd.
                    194   09/30/2004   Rent Roll   Prospect Hills Apartments Limited Partnership
                    201   11/12/2004   Rent Roll   Grimes Investors, L.P.

Total/Weighted Average:



Loan
Pool                                                                               Lien
No.                       Sponsor                                                  Status
-----------------------------------------------------------------------------------------------
                     18   The Wilson Company                                       First
                     23   The Wilson Company                                       First
                     34   The Wilson Company                                       First
                     35   CED Capital Holdings VIII, Ltd.                          First
                     36   John N. Paul                                             First
                     43   John N. Paul                                             First
                     51   McCormack Barron                                         First
                     52   John F. Flournoy                                         First
                     58   Picerne Investment Corp                                  First
                     59   Picerne Development Company of Florida                   First
                     60   Rowan Smith                                              First
                     64   Willow Partners                                          First
                     65   Blazer Residential                                       First
                     68   Theodore L. Mcmaugherty                                  First
                     70   S.L. Nusbaum Company                                     First
                     72   International Development Group, Inc.                    First
                     76   James Development                                        First
                     84   M. Brad Ingerman                                         First
                     85   CED Capital Holdings Vi, Ltd.                            First
                     86   Ronnie Davis                                             First
                     88   National Housing Corporation                             First
                     93   National Housing Corporation                             First
                     94   Star Holdings Of Illinois, L.L.C.                        First
                     97   Michael. L. McNamara                                     First
                     98   National Housing Corporation                             First
                     99   Christopher C. Finlay                                    First
                    101   International Development Group, Inc.                    First
                    105   The Virginia Nonprofit Housing Coalition                 First
                    106   National Housing Corporation                             First
                    112   National Housing Corporation                             First
                    113   Simpson Housing                                          First
                    114   National Housing Corporation                             First
                    115   Thames, J.H.                                             First
                    116   Thames, J.H.                                             First
                    117   Picerne Development Corporation                          First
                    131   Shannock Development, L.L.C.                             First
                    132   Flournoy Development Company                             First
                    137   John Harpole                                             First
                    142   Sun America Housing Fund 605                             First
                    145   Oakwood Development Companies                            First
                    146   Briar Ridge-Yarco 1 LLC                                  First
                    161   Columbia Housing And Pnc Bank Institutional Fund XI LP   First
                    166   International Development Group, Inc.                    First
                    167   Briar Ridge-Yarco Companies                              First
                    190   Prowswood                                                First
                    192   National Housing Corporation                             First
                    193   Blazer Residential                                       First
                    194   Picerne Development Corporation                          First
                    201   Amerus Properties                                        First

Total/Weighted Average:




                                        Ground
                                        Lease
                                        Extinguished   Ground
Loan                                    Upon           Lease        Extension
Pool                        Ownership   Foreclosure    Expiration   Options
No.                         Interest    (Y/N)          Date         (Y/N)
-------------------------------------------------------------------------------
                     18     Fee         N              NAP          N
                     23     Fee         N              NAP          N
                     34     Fee         N              NAP          N
                     35     Fee         N              NAP          N
                     36     Fee         N              NAP          N
                     43     Fee         N              NAP          N
                     51     Fee         N              NAP          N
                     52     Fee         N              NAP          N
                     58     Fee         N              NAP          N
                     59     Fee         N              NAP          N
                     60     Fee         N              NAP          N
                     64     Fee         N              NAP          N
                     65     Fee         N              NAP          N
                     68     Fee         N              NAP          N
                     70     Fee         N              NAP          N
                     72     Fee         N              NAP          N
                     76     Fee         N              NAP          N
                     84     Fee         N              NAP          N
                     85     Fee         N              NAP          N
                     86     Fee         N              NAP          N
                     88     Fee         N              NAP          N
                     93     Fee         N              NAP          N
                     94     Fee         N              NAP          N
                     97     Fee         N              NAP          N
                     98     Fee         N              NAP          N
                     99     Fee         N              NAP          N
                    101     Fee         N              NAP          N
                    105     Fee         N              NAP          N
                    106     Fee         N              NAP          N
                    112     Fee         N              NAP          N
                    113     Fee         N              NAP          N
                    114     Fee         N              NAP          N
                    115     Fee         N              NAP          N
                    116     Fee         N              NAP          N
                    117     Fee         N              NAP          N
                    131     Fee         N              NAP          N
                    132     Fee         N              NAP          N
                    137     Fee         N              NAP          N
                    142     Fee         N              NAP          N
                    145     Fee         N              NAP          N
                    146     Fee         N              NAP          N
                    161     Fee         N              NAP          N
                    166     Fee         N              NAP          N
                    167     Fee         N              NAP          N
                    190     Fee         N              NAP          N
                    192     Fee         N              NAP          N
                    193     Fee         N              NAP          N
                    194     Fee         N              NAP          N
                    201     Fee         N              NAP          N

Total/Weighted Average:



                                        Ground
                                        Lease
                                        Outside
                                        Expiration
Loan                      Extension     Date                       Modified
Pool                      Options       (Including    Note         Loan       Modification
No.                       Description   Extensions)   Date         (Y/N)      Description
------------------------------------------------------------------------------------------
                     18   NAP           NAP           07/10/2002   N          NAP
                     23   NAP           NAP           06/20/2000   N          NAP
                     34   NAP           NAP           07/02/2002   N          NAP
                     35   NAP           NAP           09/27/1999   N          NAP
                     36   NAP           NAP           05/21/2002   N          NAP
                     43   NAP           NAP           04/06/2001   N          NAP
                     51   NAP           NAP           08/22/2002   N          NAP
                     52   NAP           NAP           11/22/1996   N          NAP
                     58   NAP           NAP           07/22/1998   N          NAP
                     59   NAP           NAP           07/22/1998   N          NAP
                     60   NAP           NAP           06/03/2003   N          NAP
                     64   NAP           NAP           01/09/2004   N          NAP
                     65   NAP           NAP           08/23/2001   N          NAP
                     68   NAP           NAP           07/02/1997   N          NAP
                     70   NAP           NAP           12/15/1998   N          NAP
                     72   NAP           NAP           05/08/2002   N          NAP
                     76   NAP           NAP           11/19/2002   N          NAP
                     84   NAP           NAP           05/27/1998   N          NAP
                     85   NAP           NAP           07/30/1998   N          NAP
                     86   NAP           NAP           12/22/1995   N          NAP
                     88   NAP           NAP           05/13/1999   N          NAP
                     93   NAP           NAP           02/05/1999   N          NAP
                     94   NAP           NAP           11/21/2002   N          NAP
                     97   NAP           NAP           07/01/1997   N          NAP
                     98   NAP           NAP           05/28/1999   N          NAP
                     99   NAP           NAP           12/07/1998   N          NAP
                    101   NAP           NAP           01/12/2000   N          NAP
                    105   NAP           NAP           12/23/1996   N          NAP
                    106   NAP           NAP           06/01/2001   N          NAP
                    112   NAP           NAP           06/01/2001   N          NAP
                    113   NAP           NAP           09/24/1999   N          NAP
                    114   NAP           NAP           12/04/1998   N          NAP
                    115   NAP           NAP           10/16/1996   N          NAP
                    116   NAP           NAP           10/16/1996   N          NAP
                    117   NAP           NAP           01/21/2002   N          NAP
                    131   NAP           NAP           04/27/2001   N          NAP
                    132   NAP           NAP           10/28/1996   N          NAP
                    137   NAP           NAP           03/07/1997   N          NAP
                    142   NAP           NAP           12/15/1999   N          NAP
                    145   NAP           NAP           03/22/1999   N          NAP
                    146   NAP           NAP           01/10/2003   N          NAP
                    161   NAP           NAP           09/20/2001   N          NAP
                    166   NAP           NAP           02/13/1997   N          NAP
                    167   NAP           NAP           07/17/2002   N          NAP
                    190   NAP           NAP           12/22/1999   N          NAP
                    192   NAP           NAP           04/29/2003   N          NAP
                    193   NAP           NAP           12/20/2001   N          NAP
                    194   NAP           NAP           02/15/2002   N          NAP
                    201   NAP           NAP           11/11/1999   N          NAP

Total/Weighted Average:




                                                     First                           Maturity
                           First        First        Interest   Maturity             Date
Loan                       P&I          Payment      Only       Date         ARD     of         ARD
Pool                       Payment      Date         Period     or           Loan    ARD        Rate
No.                        Date         (IO)         (mos)      ARD          (Y/N)   Loan       Step
----------------------------------------------------------------------------------------------------
                     18    08/10/2002   NAP          NAP        07/01/2017   N       NAP        NAP
                     23    08/10/2000   NAP          NAP        07/10/2018   N       NAP        NAP
                     34    08/10/2002   NAP          NAP        07/10/2017   N       NAP        NAP
                     35    11/10/1999   NAP          NAP        10/10/2017   N       NAP        NAP
                     36    07/10/2002   NAP          NAP        06/10/2020   N       NAP        NAP
                     43    06/01/2001   NAP          NAP        04/01/2016   N       NAP        NAP
                     51    10/10/2002   NAP          NAP        09/10/2017   N       NAP        NAP
                     52    01/01/1997   NAP          NAP        12/01/2011   N       NAP        NAP
                     58    09/10/1998   NAP          NAP        08/01/2016   N       NAP        NAP
                     59    09/10/1998   NAP          NAP        08/01/2016   N       NAP        NAP
                     60    07/10/2003   NAP          NAP        06/10/2018   N       NAP        NAP
                     64    02/10/2004   NAP          NAP        01/10/2019   N       NAP        NAP
                     65    10/10/2001   NAP          NAP        09/10/2019   N       NAP        NAP
                     68    08/10/1997   NAP          NAP        01/10/2013   N       NAP        NAP
                     70    02/01/1999   NAP          NAP        01/01/2014   N       NAP        NAP
                     72    06/10/2002   NAP          NAP        05/10/2017   N       NAP        NAP
                     76    01/10/2003   NAP          NAP        12/10/2017   N       NAP        NAP
                     84    07/01/1998   NAP          NAP        06/01/2016   N       NAP        NAP
                     85    09/10/1998   NAP          NAP        08/10/2016   N       NAP        NAP
                     86    02/01/1996   NAP          NAP        01/01/2021   N       NAP        NAP
                     88    07/10/1999   NAP          NAP        06/10/2017   N       NAP        NAP
                     93    04/01/1999   NAP          NAP        03/10/2017   N       NAP        NAP
                     94    11/10/2003   12/10/2002   11         11/10/2022   N       NAP        NAP
                     97    08/01/1997   NAP          NAP        07/01/2012   N       NAP        NAP
                     98    07/10/1999   NAP          NAP        06/10/2017   N       NAP        NAP
                     99    02/01/1999   NAP          NAP        01/01/2017   N       NAP        NAP
                    101    03/01/2000   NAP          NAP        02/01/2018   N       NAP        NAP
                    105    02/01/1997   NAP          NAP        01/01/2015   N       NAP        NAP
                    106    07/10/2001   NAP          NAP        06/10/2016   N       NAP        NAP
                    112    08/10/2001   NAP          NAP        07/10/2016   N       NAP        NAP
                    113    11/01/1999   NAP          NAP        10/01/2017   N       NAP        NAP
                    114    02/01/1999   NAP          NAP        01/10/2017   N       NAP        NAP
                    115    12/01/1996   NAP          NAP        11/01/2014   N       NAP        NAP
                    116    12/01/1996   NAP          NAP        11/01/2014   N       NAP        NAP
                    117    03/10/2002   NAP          NAP        02/10/2017   N       NAP        NAP
                    131    06/01/2001   NAP          NAP        05/01/2019   N       NAP        NAP
                    132    12/01/1996   NAP          NAP        11/01/2011   N       NAP        NAP
                    137    04/01/1997   NAP          NAP        03/01/2015   N       NAP        NAP
                    142    03/01/2002   02/01/2000   26         04/01/2017   N       NAP        NAP
                    145    05/10/1999   NAP          NAP        04/10/2014   N       NAP        NAP
                    146    02/10/2003   NAP          NAP        01/10/2018   N       NAP        NAP
                    161    11/10/2001   NAP          NAP        10/10/2016   N       NAP        NAP
                    166    03/01/1997   NAP          NAP        02/01/2015   N       NAP        NAP
                    167    09/10/2002   NAP          NAP        08/10/2017   N       NAP        NAP
                    190    02/01/2000   NAP          NAP        01/01/2018   N       NAP        NAP
                    192    06/10/2003   NAP          NAP        06/10/2017   N       NAP        NAP
                    193    02/10/2002   NAP          NAP        01/10/2020   N       NAP        NAP
                    194    04/10/2002   NAP          NAP        03/10/2017   N       NAP        NAP
                    201    01/01/2000   NAP          NAP        12/01/2014   N       NAP        NAP

Total/Weighted Average:



                                                                  Orig.
                                                                  Term
                                              Terms/Description   to
Loan                                          of                  Maturity
Pool                      Lockbox   Lockbox   Springing           or         Rem.       Orig.      Rem.
No.                       Status    Type      Lockbox             ARD        Term       Amort.     Amort      Rate
---------------------------------------------------------------------------------------------------------------------
                     18   None      NAP       NAP                      180        149        360        329    7.460%
                     23   None      NAP       NAP                      216        161        360        305    7.500%
                     34   None      NAP       NAP                      180        149        360        329    7.460%
                     35   None      NAP       NAP                      216        152        360        296    7.920%
                     36   None      NAP       NAP                      216        184        360        328    8.510%
                     43   None      NAP       NAP                      179        134        360        315    7.460%
                     51   None      NAP       NAP                      180        151        360        331    7.880%
                     52   None      NAP       NAP                      180         82        360        262    8.600%
                     58   None      NAP       NAP                      216        138        360        282    9.390%
                     59   None      NAP       NAP                      216        138        360        282    9.390%
                     60   None      NAP       NAP                      180        160        360        340    8.330%
                     64   None      NAP       NAP                      180        167        360        347    6.700%
                     65   None      NAP       NAP                      216        175        360        319    8.850%
                     68   None      NAP       NAP                      186         95        360        269    8.510%
                     70   None      NAP       NAP                      180        107        360        287    7.130%
                     72   None      NAP       NAP                      180        147        360        327    8.500%
                     76   None      NAP       NAP                      180        154        360        334    6.590%
                     84   None      NAP       NAP                      216        136        360        280    7.430%
                     85   None      NAP       NAP                      216        138        360        282    7.230%
                     86   None      NAP       NAP                      300        191        336        227    8.450%
                     88   None      NAP       NAP                      216        148        360        292    7.520%
                     93   None      NAP       NAP                      216        145        360        289    8.220%
                     94   None      NAP       NAP                      240        213        360        344    7.040%
                     97   None      NAP       NAP                      180         89        360        269    8.770%
                     98   None      NAP       NAP                      216        148        360        292    8.220%
                     99   None      NAP       NAP                      216        143        360        287    9.070%
                    101   None      NAP       NAP                      216        156        360        300    7.490%
                    105   None      NAP       NAP                      216        119        360        263    8.300%
                    106   None      NAP       NAP                      180        136        360        316    8.020%
                    112   None      NAP       NAP                      180        137        360        317    8.000%
                    113   None      NAP       NAP                      216        152        360        296    8.060%
                    114   None      NAP       NAP                      216        143        360        287    8.220%
                    115   None      NAP       NAP                      216        117        360        261    8.470%
                    116   None      NAP       NAP                      216        117        360        261    8.470%
                    117   None      NAP       NAP                      180        144        360        324    7.810%
                    131   None      NAP       NAP                      216        171        360        315    8.490%
                    132   None      NAP       NAP                      180         81        360        261    8.800%
                    137   None      NAP       NAP                      216        121        360        265    8.980%
                    142   None      NAP       NAP                      207        146        360        325    8.150%
                    145   None      NAP       NAP                      180        110        360        290    7.040%
                    146   None      NAP       NAP                      180        155        360        335    8.040%
                    161   None      NAP       NAP                      180        140        360        320    7.960%
                    166   None      NAP       NAP                      216        120        360        264    8.500%
                    167   None      NAP       NAP                      180        150        360        330    8.040%
                    190   None      NAP       NAP                      216        155        360        299    8.220%
                    192   None      NAP       NAP                      169        148        360        339    6.700%
                    193   None      NAP       NAP                      216        179        360        323    8.850%
                    194   None      NAP       NAP                      180        145        360        325    7.910%
                    201   None      NAP       NAP                      180        118        360        298    8.300%

Total/Weighted Average:                                                125        115        341        329    5.848%




                                                                     NOI
                                       Monthly    Monthly            DSCR
Loan                                   Debt       Debt               (after
Pool                         Loan      Service    Service   NOI      IO        Current
No.                          Constant  (P&I)      (IO)      DSCR     period)   DSCR
--------------------------------------------------------------------------------------
                     18       8.358%   $102,522   NAP         1.36   NAP         1.30
                     23       8.391%    $85,165   NAP         1.40   NAP         1.33
                     34       8.358%    $62,196   NAP         1.34   NAP         1.27
                     35       8.738%    $66,412   NAP         1.38   NAP         1.34
                     36       9.236%    $67,729   NAP         1.30   NAP         1.24
                     43       8.358%    $45,968   NAP         1.33   NAP         1.26
                     51       8.705%    $41,821   NAP         1.39   NAP         1.36
                     52       9.312%    $46,716   NAP         1.18   NAP         1.12
                     58       9.994%    $36,270   NAP         1.46   NAP         1.39
                     59       9.994%     $8,703   NAP         1.46   NAP         1.39
                     60       9.083%    $38,602   NAP         1.25   NAP         1.19
                     64       7.743%    $32,264   NAP         1.33   NAP         1.26
                     65       9.526%    $38,502   NAP         1.24   NAP         1.18
                     68       9.235%    $38,789   NAP         1.40   NAP         1.32
                     70       8.089%    $33,198   NAP         1.20   NAP         1.13
                     72       9.227%    $35,754   NAP         1.32   NAP         1.26
                     76       7.656%    $28,455   NAP         1.11   NAP         1.04
                     84       8.333%    $29,514   NAP         1.29   NAP         1.22
                     85       8.170%    $28,357   NAP         1.30   NAP         1.21
                     86       9.333%    $33,289   NAP         2.07   NAP         1.96
                     88       8.407%    $27,323   NAP         1.28   NAP         1.22
                     93       8.990%    $27,907   NAP         1.58   NAP         1.50
                     94       8.016%    $23,714   NAP         1.43   NAP         1.30
                     97       9.458%    $29,161   NAP         1.24   NAP         1.17
                     98       8.990%    $26,371   NAP         1.14   NAP         1.06
                     99       9.716%    $28,339   NAP         1.54   NAP         1.48
                    101       8.383%    $24,100   NAP         1.41   NAP         1.34
                    105       9.057%    $24,908   NAP         1.58   NAP         1.51
                    106       8.822%    $22,790   NAP         1.38   NAP         1.33
                    112       8.806%    $21,280   NAP         1.21   NAP         1.13
                    113       8.375%    $21,741   NAP         1.22   NAP         1.15
                    114       8.990%    $22,051   NAP         1.58   NAP         1.49
                    115       9.202%    $23,004   NAP         1.32   NAP         1.24
                    116       9.201%    $22,697   NAP         1.42   NAP         1.33
                    117       8.647%    $19,996   NAP         1.28   NAP         1.19
                    131       9.219%    $19,667   NAP         1.54   NAP         1.42
                    132       9.483%    $21,337   NAP         1.29   NAP         1.21
                    137       9.638%    $20,321   NAP         1.11   NAP         1.05
                    142       8.931%    $16,969   NAP         1.21   NAP         1.13
                    145       8.016%    $15,698   NAP         1.10   NAP         1.02
                    146       8.839%    $16,301   NAP         1.63   NAP         1.54
                    161       8.772%    $14,620   NAP         1.58   NAP         1.51
                    166       9.227%    $15,588   NAP         1.62   NAP         1.53
                    167       8.839%    $13,995   NAP         1.11   NAP         1.01
                    190       8.990%    $11,687   NAP         1.15   NAP         1.10
                    192       7.743%     $9,679   NAP         1.67   NAP         1.54
                    193       9.526%    $11,908   NAP         1.95   NAP         1.85
                    194       8.730%    $10,913   NAP         1.43   NAP         1.33
                    201       9.058%    $10,869   NAP         1.38   NAP         1.29

Total/Weighted Average:                                                          2.05x


                                                             Cut-Off
                                                             Date
                                                             Balance
                          Implied    DSCR                    per
Loan                      DSCR       (after    Annual        Unit          Interest   Balloon
Pool                      @ 8.00%    IO        Debt          or            Accrual    Loan
No.                       Constant   period)   Service       SF            Method     (Y/N)
----------------------------------------------------------------------------------------------
                     18      1.40    NAP        $1,230,264       $38,151   30/360     Y
                     23      1.47    NAP        $1,021,980       $32,923   30/360     Y
                     34      1.36    NAP          $746,352       $34,533   30/360     Y
                     35      1.55    NAP          $796,944       $38,512   30/360     Y
                     36      1.47    NAP          $812,748       $39,134   30/360     Y
                     43      1.36    NAP          $551,616       $31,723   30/360     Y
                     51      1.52    NAP          $501,852       $56,958   30/360     Y
                     52      1.42    NAP          $560,592       $31,334   30/360     Y
                     58      1.83    NAP          $435,240       $25,046   30/360     Y
                     59      1.83    NAP          $104,436       $25,046   30/360     Y
                     60      1.37    NAP          $463,224       $26,206   30/360     Y
                     64      1.24    NAP          $387,167       $37,436   30/360     Y
                     65      1.44    NAP          $462,024       $31,051   30/360     Y
                     68      1.66    NAP          $465,468       $28,368   30/360     Y
                     70      1.23    NAP          $398,376       $31,713   30/360     Y
                     72      1.48    NAP          $429,048       $31,567   30/360     Y
                     76      1.02    NAP          $341,460       $36,247   30/360     Y
                     84      1.38    NAP          $354,168       $32,132   30/360     Y
                     85      1.35    NAP          $340,284       $26,676   30/360     Y
                     86      2.60    NAP          $399,468       $16,738   30/360     Y
                     88      1.36    NAP          $327,876       $33,856   30/360     Y
                     93      1.79    NAP          $334,884       $25,052   30/360     Y
                     94      1.32    NAP          $284,564       $38,905   30/360     Y
                     97      1.49    NAP          $349,932       $28,561   30/360     Y
                     98      1.26    NAP          $316,452       $27,710   30/360     Y
                     99      1.90    NAP          $340,068       $34,555   30/360     Y
                    101      1.48    NAP          $289,200       $31,085   30/360     Y
                    105      1.87    NAP          $298,896       $27,902   30/360     Y
                    106      1.52    NAP          $273,480       $32,548   30/360     Y
                    112      1.29    NAP          $255,360       $21,238   30/360     Y
                    113      1.35    NAP          $260,892       $31,710   30/360     Y
                    114      1.79    NAP          $264,612       $25,604   30/360     Y
                    115      1.56    NAP          $276,048       $22,827   30/360     Y
                    116      1.68    NAP          $272,364       $22,523   30/360     Y
                    117      1.33    NAP          $239,952       $26,968   30/360     Y
                    131      1.69    NAP          $236,004       $17,208   30/360     Y
                    132      1.56    NAP          $256,044       $22,940   30/360     Y
                    137      1.37    NAP          $243,852       $32,484   30/360     Y
                    142      1.30    NAP          $203,628       $27,404   30/360     Y
                    145      1.10    NAP          $188,373       $31,669   30/360     Y
                    146      1.73    NAP          $195,617       $19,404   30/360     Y
                    161      1.71    NAP          $175,440       $31,262   30/360     Y
                    166      1.93    NAP          $187,056       $23,239   30/360     Y
                    167      1.14    NAP          $167,940       $20,646   30/360     Y
                    190      1.30    NAP          $140,244       $37,113   30/360     Y
                    192      1.52    NAP          $116,150       $20,431   30/360     Y
                    193      2.25    NAP          $142,896       $19,266   30/360     Y
                    194      1.49    NAP          $130,956       $21,156   30/360     Y
                    201      1.53    NAP          $130,428       $22,832   30/360     Y

Total/Weighted Average:



                                                                              Source
Loan                                                 Cut-Off                  of
Pool                        Balloon       Balloon    Date       Appraised     Current
No.                         Balance       LTV        LTV        Value         Value
------------------------------------------------------------------------------------------
                     18     $11,119,739      37.7%      48.6%   $29,487,189   Market Study
                     23      $8,104,920      31.2%      44.7%   $25,952,368   Market Study
                     34      $6,745,793      31.7%      40.8%   $21,313,293   Market Study
                     35      $6,185,516      35.6%      49.7%   $17,353,497   Market Study
                     36      $6,121,333      28.5%      40.1%   $21,496,925   Market Study
                     43      $5,000,550      29.4%      37.3%   $17,003,477   Market Study
                     51      $4,420,530      31.8%      40.5%   $13,907,029   Market Study
                     52      $4,728,665      50.9%      59.4%    $9,286,972   Market Study
                     58      $3,138,277      24.4%      32.1%   $12,958,739   Market Study
                     59        $753,117      24.4%      32.1%    $2,969,820   Market Study
                     60      $3,970,938      27.0%      34.2%   $14,704,154   Market Study
                     64      $3,669,236      20.7%      27.9%   $17,715,112   Market Study
                     65      $3,421,662      28.1%      38.8%   $12,172,588   Market Study
                     68      $3,881,516      41.2%      49.4%    $9,411,554   Market Study
                     70      $3,674,830      51.6%      64.1%    $7,124,054   Market Study
                     72      $3,640,993      30.4%      37.9%   $11,987,966   Market Study
                     76      $3,258,503      40.5%      54.0%    $8,052,264   Market Study
                     84      $2,818,603      32.9%      45.7%    $8,572,411   Market Study
                     85      $2,736,268      32.6%      45.7%    $8,404,018   Market Study
                     86      $1,080,636       9.1%      31.7%   $11,896,700   Market Study
                     88      $2,597,583      36.1%      50.8%    $7,198,934   Market Study
                     93      $2,559,512      29.8%      40.8%    $8,598,641   Market Study
                     94      $2,173,521      27.1%      43.6%    $8,030,418   Market Study
                     97      $2,921,968      40.8%      47.9%    $7,158,639   Market Study
                     98      $2,418,740      38.1%      52.4%    $6,351,459   Market Study
                     99      $2,490,621      28.1%      37.5%    $8,857,689   Market Study
                    101      $2,294,425      30.4%      43.3%    $7,545,357   Market Study
                    105      $2,275,591      33.0%      43.7%    $6,899,815   Market Study
                    106      $2,388,678      30.2%      37.9%    $7,907,565   Market Study
                    112      $2,232,774      24.2%      30.4%    $9,221,689   Market Study
                    113      $2,010,351      26.6%      36.9%    $7,566,462   Market Study
                    114      $2,022,565      29.2%      39.9%    $6,927,211   Market Study
                    115      $2,083,535      39.2%      51.6%    $5,310,195   Market Study
                    116      $2,055,895      33.5%      44.0%    $6,146,003   Market Study
                    117      $2,122,627      24.4%      31.0%    $8,698,438   Market Study
                    131      $1,779,110      17.9%      24.9%    $9,954,847   Market Study
                    132      $2,134,458      54.8%      63.6%    $3,898,388   Market Study
                    137      $1,794,015      42.1%      54.9%    $4,260,437   Market Study
                    142      $1,754,581      29.9%      37.8%    $5,867,583   Market Study
                    145      $1,747,599      55.1%      68.8%    $3,174,232   Market Study
                    146      $1,706,547      27.7%      35.3%    $6,163,951   Market Study
                    161      $1,537,770      19.9%      25.1%    $7,715,049   Market Study
                    166      $1,409,613      31.6%      41.7%    $4,457,269   Market Study
                    167      $1,464,887      26.9%      34.1%    $5,452,494   Market Study
                    190      $1,072,013      30.6%      42.4%    $3,498,055   Market Study
                    192      $1,138,365      30.3%      39.2%    $3,756,806   Market Study
                    193      $1,058,160      15.9%      22.0%    $6,644,234   Market Study
                    194      $1,151,278      22.4%      28.4%    $5,140,072   Market Study
                    201      $1,120,076      30.7%      37.6%    $3,643,972   Market Study

Total/Weighted Average:                      50.3%      59.4%



                                                                   Original
Loan                                   Rem.          Original      Appraisal
Pool                      Valuation    Tax           Appraised     Report       Capitalization
No.                       Date         Credits       Value         Date         Rate
----------------------------------------------------------------------------------------------
                     18   12/09/2004    $8,521,551   $22,000,000   09/21/2000          8.000%
                     23   12/09/2004    $8,028,380   $15,500,000   10/19/1998          8.000%
                     34   12/09/2004    $8,841,818   $10,580,000   09/10/1999          8.000%
                     35   11/22/2004    $4,411,650    $9,740,000   11/28/1997          8.500%
                     36   12/10/2004    $7,447,005    $1,265,000   03/05/2000          7.500%
                     43   12/10/2004    $7,548,600    $7,150,000   11/03/2000          7.750%
                     51   12/06/2004    $5,167,166    $6,550,000   03/10/2000          8.000%
                     52   11/23/2004    $1,827,659    $6,300,000   03/20/1995          8.875%
                     58   12/01/2004    $5,223,818    $6,900,000   01/31/1996          8.250%
                     59   12/01/2004    $1,126,244    $1,680,000   01/31/1996          8.250%
                     60   12/01/2004    $7,691,260    $6,300,000   02/13/2002          8.250%
                     64   12/09/2004   $10,349,469    $6,000,000   11/30/2002          7.000%
                     65   12/13/2004    $5,425,964    $6,800,000   02/22/2000          8.500%
                     68   12/03/2004    $1,988,228    $7,950,000   07/25/1995          8.750%
                     70   12/07/2004    $1,332,696    $5,500,000   08/04/1998          8.250%
                     72   12/05/2004    $4,147,621    $1,035,000   01/28/2000          7.250%
                     76   12/06/2004    $3,166,380    $7,790,000   06/17/1998          7.750%
                     84   12/02/2004    $3,494,989    $3,145,000   10/26/1995          9.000%
                     85   12/01/2004    $2,507,831    $5,000,000   12/13/1996          7.500%
                     86   12/08/2004    $1,044,936    $3,800,000   11/18/1993          7.625%
                     88   12/02/2004    $1,947,346    $5,110,000   07/06/1998          8.000%
                     93   12/10/2004    $2,373,512    $5,500,000   01/24/1997          8.500%
                     94   12/01/2004    $3,027,206    $4,000,000   10/03/2002          8.125%
                     97   12/09/2004    $1,582,136    $4,350,000   04/04/1996          7.750%
                     98   12/01/2004    $2,136,550    $4,125,000   01/13/1997          8.525%
                     99   12/02/2004    $2,097,728    $6,225,000   12/05/1996          7.750%
                    101   12/02/2004    $2,515,646    $6,170,000   05/15/1998          8.125%
                    105   11/30/2004    $1,178,033    $4,735,000   10/18/1994          8.250%
                    106   12/07/2004    $2,868,245    NAP          NAP                 7.500%
                    112   12/10/2004    $5,239,483    $3,580,000   05/21/1999          7.750%
                    113   12/01/2004    $3,023,091    $3,230,000   11/14/1997          7.000%
                    114   12/03/2004    $1,716,123    $3,780,000   08/14/1996          8.000%
                    115   12/09/2004      $743,070    $4,300,000   04/18/1996          8.000%
                    116   12/09/2004    $1,313,365    $4,450,000   04/18/1996          8.000%
                    117   12/09/2004    $5,294,061    $3,000,000   11/23/1998          9.000%
                    131   12/07/2004    $5,858,115    NAP          NAP                 8.875%
                    132   12/03/2004            $0    $3,295,000   04/06/1992          8.500%
                    137   12/01/2004      $975,661    $2,825,000   10/25/1995          8.250%
                    142   12/03/2004    $2,889,595    $2,430,000   06/29/1999          8.300%
                    145   12/06/2004      $553,076    $2,560,000   06/10/1998          7.875%
                    146   12/02/2004    $2,530,420    $1,650,000   07/01/2001          8.750%
                    161   11/22/2004    $3,451,126    NAP          NAP                 6.500%
                    166   12/03/2004      $731,903    $3,800,000   12/13/1994          8.125%
                    167   12/03/2004    $3,317,568    NAP          NAP                 8.750%
                    190   12/06/2004    $1,474,005    NAP          NAP                 8.000%
                    192   12/01/2004    $1,486,648    NAP          NAP                 8.525%
                    193   12/10/2004    $3,362,999    $2,200,000   02/28/2000          8.500%
                    194   12/01/2004    $2,869,078    $2,765,000   02/20/2001          8.250%
                    201   12/02/2004    $1,460,530    $1,750,000   02/04/1998          8.250%

Total/Weighted Average:


Loan                        FIRREA      Phase        Phase        Engineering
Pool                        Appraisal   I            II           Report
No.                         (Y/N)       Date         Date         Date
-------------------------------------------------------------------------------
                     18     N           05/09/2002   NAP          NAP
                     23     N           05/25/2000   12/01/1997   NAP
                     34     N           05/09/2002   10/27/1998   NAP
                     35     N           09/23/1999   NAP          NAP
                     36     N           04/15/2002   NAP          NAP
                     43     N           04/23/1998   NAP          NAP
                     51     N           06/04/2002   NAP          NAP
                     52     N           10/11/1996   NAP          NAP
                     58     N           03/17/1998   NAP          NAP
                     59     N           03/17/1998   NAP          NAP
                     60     N           03/03/2003   NAP          NAP
                     64     N           08/13/2003   NAP          NAP
                     65     N           07/06/2001   07/25/1997   11/12/1999
                     68     N           03/27/1997   08/04/1995   NAP
                     70     N           07/31/1998   NAP          NAP
                     72     N           03/23/2000   NAP          NAP
                     76     N           10/11/2002   NAP          NAP
                     84     N           05/08/1998   NAP          NAP
                     85     N           06/26/1998   NAP          NAP
                     86     N           12/08/1995   NAP          NAP
                     88     N           06/11/1997   NAP          NAP
                     93     N           10/28/1998   NAP          NAP
                     94     N           10/09/2003   NAP          03/26/2002
                     97     N           02/29/1996   NAP          NAP
                     98     N           12/23/2002   NAP          NAP
                     99     N           11/20/1998   NAP          NAP
                    101     N           04/23/1998   NAP          NAP
                    105     N           12/12/1996   NAP          NAP
                    106     N           04/26/2001   NAP          NAP
                    112     N           06/11/2001   NAP          NAP
                    113     N           06/16/1999   NAP          02/19/1999
                    114     N           11/03/1998   NAP          NAP
                    115     N           09/16/1996   NAP          NAP
                    116     N           09/16/1996   09/16/1996   NAP
                    117     N           11/08/2001   09/29/1998   01/24/2002
                    131     N           02/17/1998   NAP          NAP
                    132     N           10/04/1996   04/03/1992   NAP
                    137     N           03/03/1997   NAP          NAP
                    142     N           11/04/1999   NAP          NAP
                    145     N           04/01/1998   05/29/1998   NAP
                    146     N           06/07/2002   NAP          NAP
                    161     N           08/06/2001   NAP          NAP
                    166     N           10/31/1996   NAP          NAP
                    167     N           05/15/2002   NAP          NAP
                    190     N           06/04/1998   06/04/1998   NAP
                    192     N           12/23/2002   NAP          NAP
                    193     N           7/10/2001    NAP          NAP
                    194     N           03/05/2001   NAP          NAP
                    201     N           NAP          NAP          NAP

Total/Weighted Average:



                                                                                          Lease
                                                                                          Expiration   NSF
                                                    Date           Years                  Date         of
Loan                                                of             of                     of           Largest
Pool                                   Underwritten Operating      Financial    Largest   Largest      Tenant
No.                       UCF          NOI          Statement      Information  Tenant    Tenant       (SF)
--------------------------------------------------------------------------------------------------------------
                     18   $1,602,051   $1,677,251   09/30/2004              2   NAP       NAP          NAP
                     23   $1,363,519   $1,433,919   09/30/2004              3   NAP       NAP          NAP
                     34     $947,318     $997,718   09/30/2004              2   NAP       NAP          NAP
                     35   $1,071,257   $1,100,057   09/30/2004              3   NAP       NAP          NAP
                     36   $1,009,744   $1,053,744   09/30/2004              2   NAP       NAP          NAP
                     43     $692,753     $732,753   09/30/2004              3   NAP       NAP          NAP
                     51     $684,339     $699,189   09/30/2004              2   NAP       NAP          NAP
                     52     $626,814     $662,014   09/30/2004              3   NAP       NAP          NAP
                     58     $605,331     $638,131   09/30/2004              3   NAP       NAP          NAP
                     59     $144,095     $152,095   09/30/2004              3   NAP       NAP          NAP
                     60     $549,764     $578,564   09/30/2004              1   NAP       NAP          NAP
                     64     $489,195     $515,595   09/30/2004              1   NAP       NAP          NAP
                     65     $543,063     $573,463   09/30/2004              3   NAP       NAP          NAP
                     68     $616,741     $649,541   09/30/2004              3   NAP       NAP          NAP
                     70     $448,987     $477,787   09/30/2004              3   NAP       NAP          NAP
                     72     $539,625     $568,425   09/30/2004              2   NAP       NAP          NAP
                     76     $354,656     $378,656   09/30/2004              2   NAP       NAP          NAP
                     84     $432,568     $456,968   09/30/2004              3   NAP       NAP          NAP
                     85     $413,414     $442,214   09/30/2004              3   NAP       NAP          NAP
                     86     $783,047     $827,447   09/30/2004              3   NAP       NAP          NAP
                     88     $398,527     $420,127   09/30/2004              3   NAP       NAP          NAP
                     93     $501,136     $529,136   09/30/2004              3   NAP       NAP          NAP
                     94     $370,511     $406,511   09/30/2004              1   NAP       NAP          NAP
                     97     $408,179     $432,179   09/30/2004              3   NAP       NAP          NAP
                     98     $335,321     $359,321   09/30/2004              3   NAP       NAP          NAP
                     99     $504,697     $523,897   09/30/2004              3   NAP       NAP          NAP
                    101     $387,664     $408,664   09/30/2004              3   NAP       NAP          NAP
                    105     $450,447     $472,047   09/30/2004              3   NAP       NAP          NAP
                    106     $364,149     $377,949   09/30/2004              3   NAP       NAP          NAP
                    112     $288,821     $308,621   09/30/2004              3   NAP       NAP          NAP
                    113     $300,436     $318,036   09/30/2004              3   NAP       NAP          NAP
                    114     $395,287     $416,887   09/30/2004              3   NAP       NAP          NAP
                    115     $341,370     $365,370   09/30/2004              3   NAP       NAP          NAP
                    116     $362,611     $386,611   09/30/2004              3   NAP       NAP          NAP
                    117     $286,394     $306,394   09/30/2004              2   NAP       NAP          NAP
                    131     $334,785     $363,585   09/30/2004              3   NAP       NAP          NAP
                    132     $309,763     $331,363   09/30/2004              3   NAP       NAP          NAP
                    137     $256,594     $270,994   09/30/2004              3   NAP       NAP          NAP
                    142     $230,973     $247,173   09/30/2004              3   NAP       NAP          NAP
                    145     $192,416     $206,416   09/30/2004              3   NAP       NAP          NAP
                    146     $301,134     $317,934   09/30/2004              2   NAP       NAP          NAP
                    161     $264,755     $277,155   09/30/2004              3   NAP       NAP          NAP
                    166     $286,686     $302,686   09/30/2004              3   NAP       NAP          NAP
                    167     $168,806     $186,806   09/30/2004              2   NAP       NAP          NAP
                    190     $153,924     $161,924   09/30/2004              3   NAP       NAP          NAP
                    192     $179,131     $193,531   09/30/2004              1   NAP       NAP          NAP
                    193     $263,705     $278,905   09/30/2004              3   NAP       NAP          NAP
                    194     $173,557     $187,357   09/30/2004              2   NAP       NAP          NAP
                    201     $168,134     $180,134   09/30/2004              3   NAP       NAP          NAP

Total/Weighted Average:



                          %                   Lease                  %
                          NSF                 Expiration   NSF       NSF
                          of                  Date         of        of
                          the                 of           2nd       2nd
Loan                      Largest   2nd       2nd          Largest   Largest   3rd
Pool                      Tenant    Largest   Largest      Tenant    Tenant    Largest
No.                       (%)       Tenant    Tenant       (SF)      (%)       Tenant
----------------------------------------------------------------------------------------
                     18   NAP       NAP       NAP          NAP       NAP       NAP
                     23   NAP       NAP       NAP          NAP       NAP       NAP
                     34   NAP       NAP       NAP          NAP       NAP       NAP
                     35   NAP       NAP       NAP          NAP       NAP       NAP
                     36   NAP       NAP       NAP          NAP       NAP       NAP
                     43   NAP       NAP       NAP          NAP       NAP       NAP
                     51   NAP       NAP       NAP          NAP       NAP       NAP
                     52   NAP       NAP       NAP          NAP       NAP       NAP
                     58   NAP       NAP       NAP          NAP       NAP       NAP
                     59   NAP       NAP       NAP          NAP       NAP       NAP
                     60   NAP       NAP       NAP          NAP       NAP       NAP
                     64   NAP       NAP       NAP          NAP       NAP       NAP
                     65   NAP       NAP       NAP          NAP       NAP       NAP
                     68   NAP       NAP       NAP          NAP       NAP       NAP
                     70   NAP       NAP       NAP          NAP       NAP       NAP
                     72   NAP       NAP       NAP          NAP       NAP       NAP
                     76   NAP       NAP       NAP          NAP       NAP       NAP
                     84   NAP       NAP       NAP          NAP       NAP       NAP
                     85   NAP       NAP       NAP          NAP       NAP       NAP
                     86   NAP       NAP       NAP          NAP       NAP       NAP
                     88   NAP       NAP       NAP          NAP       NAP       NAP
                     93   NAP       NAP       NAP          NAP       NAP       NAP
                     94   NAP       NAP       NAP          NAP       NAP       NAP
                     97   NAP       NAP       NAP          NAP       NAP       NAP
                     98   NAP       NAP       NAP          NAP       NAP       NAP
                     99   NAP       NAP       NAP          NAP       NAP       NAP
                    101   NAP       NAP       NAP          NAP       NAP       NAP
                    105   NAP       NAP       NAP          NAP       NAP       NAP
                    106   NAP       NAP       NAP          NAP       NAP       NAP
                    112   NAP       NAP       NAP          NAP       NAP       NAP
                    113   NAP       NAP       NAP          NAP       NAP       NAP
                    114   NAP       NAP       NAP          NAP       NAP       NAP
                    115   NAP       NAP       NAP          NAP       NAP       NAP
                    116   NAP       NAP       NAP          NAP       NAP       NAP
                    117   NAP       NAP       NAP          NAP       NAP       NAP
                    131   NAP       NAP       NAP          NAP       NAP       NAP
                    132   NAP       NAP       NAP          NAP       NAP       NAP
                    137   NAP       NAP       NAP          NAP       NAP       NAP
                    142   NAP       NAP       NAP          NAP       NAP       NAP
                    145   NAP       NAP       NAP          NAP       NAP       NAP
                    146   NAP       NAP       NAP          NAP       NAP       NAP
                    161   NAP       NAP       NAP          NAP       NAP       NAP
                    166   NAP       NAP       NAP          NAP       NAP       NAP
                    167   NAP       NAP       NAP          NAP       NAP       NAP
                    190   NAP       NAP       NAP          NAP       NAP       NAP
                    192   NAP       NAP       NAP          NAP       NAP       NAP
                    193   NAP       NAP       NAP          NAP       NAP       NAP
                    194   NAP       NAP       NAP          NAP       NAP       NAP
                    201   NAP       NAP       NAP          NAP       NAP       NAP

Total/Weighted Average:

                                               %
                        Lease        NSF       NSF
                        Expiration   of        of
                        of           3rd       3rd
Loan                    3rd          Largest   Largest   Related     Related
Pool                    Largest      Tenant    Tenant    Borrowers   Borrower
No.                     Tenant       (SF)      (%)       (Y/N)       List
-----------------------------------------------------------------------------------------------------------------------------------
                   18   NAP          NAP       NAP       Y           9851201;0250801;0250901
                   23   NAP          NAP       NAP       Y           9851201;0250801;0250901
                   34   NAP          NAP       NAP       Y           9851201;0250801;0250901
                   35   NAP          NAP       NAP       Y           9951001;9851301
                   36   NAP          NAP       NAP       Y           9852501;0051201
                   43   NAP          NAP       NAP       Y           9852501;0051201
                   51   NAP          NAP       NAP       N           NAP
                   52   NAP          NAP       NAP       Y           9652001;9652801
                   58   NAP          NAP       NAP       Y           0150301;0151001;9652501;9652601
                   59   NAP          NAP       NAP       Y           0150301;0151001;9652501;9652601
                   60   NAP          NAP       NAP       N           NAP
                   64   NAP          NAP       NAP       N           NAP
                   65   NAP          NAP       NAP       Y           0050601;0050501
                   68   NAP          NAP       NAP       N           NAP
                   70   NAP          NAP       NAP       N           NAP
                   72   NAP          NAP       NAP       Y           9850801;9654201;0050901
                   76   NAP          NAP       NAP       N           NAP
                   84   NAP          NAP       NAP       N           NAP
                   85   NAP          NAP       NAP       Y           9951001;9851301
                   86   NAP          NAP       NAP       N           NAP
                   88   NAP          NAP       NAP       Y           9752001;0350501;9751901;9751801;0151101;9651301;0151301;9850901
                   93   NAP          NAP       NAP       Y           9752001;0350501;9751901;9751801;0151101;9651301;0151301;9850901
                   94   NAP          NAP       NAP       N           NAP
                   97   NAP          NAP       NAP       N           NAP
                   98   NAP          NAP       NAP       Y           9752001;0350501;9751901;9751801;0151101;9651301;0151301;9850901
                   99   NAP          NAP       NAP       N           NAP
                  101   NAP          NAP       NAP       Y           9850801;9654201;0050901
                  105   NAP          NAP       NAP       N           NAP
                  106   NAP          NAP       NAP       Y           9752001;0350501;9751901;9751801;0151101;9651301;0151301;9850901
                  112   NAP          NAP       NAP       Y           9752001;0350501;9751901;9751801;0151101;9651301;0151301;9850901
                  113   NAP          NAP       NAP       N           NAP
                  114   NAP          NAP       NAP       Y           9752001;0350501;9751901;9751801;0151101;9651301;0151301;9850901
                  115   NAP          NAP       NAP       Y           9653591;9653401
                  116   NAP          NAP       NAP       Y           9653591;9653401
                  117   NAP          NAP       NAP       Y           0150301;0151001;9652501;9652601
                  131   NAP          NAP       NAP       N           NAP
                  132   NAP          NAP       NAP       Y           9652001;9652801
                  137   NAP          NAP       NAP       N           NAP
                  142   NAP          NAP       NAP       N           NAP
                  145   NAP          NAP       NAP       N           NAP
                  146   NAP          NAP       NAP       Y           0250501;0250401
                  161   NAP          NAP       NAP       N           NAP
                  166   NAP          NAP       NAP       Y           9850801;9654201;0050901
                  167   NAP          NAP       NAP       Y           0250501;0250401
                  190   NAP          NAP       NAP       N           NAP
                  192   NAP          NAP       NAP       Y           9752001;0350501;9751901;9751801;0151101;9651301;0151301;9850901
                  193   NAP          NAP       NAP       Y           0050601;0050501
                  194   NAP          NAP       NAP       Y           0150301;0151001;9652501;9652601
                  201   NAP          NAP       NAP       N           NAP

Total/Weighted Average:


                                           Single
                          Cross            Note
                          Collateralized   /
                          /                Multiple   Crossed
Loan                      Cross            Property   Loan/Multi-property   Additional
Pool                      Defaulted        Loan       Pool                  Collateral
No.                       (Y/N)            (Y/N)      (Y/N)                 (Y/N)
------------------------------------------------------------------------------------------
                     18   N                N          N                     N
                     23   N                N          N                     N
                     34   N                N          N                     N
                     35   N                N          N                     N
                     36   N                N          N                     N
                     43   N                N          N                     N
                     51   N                N          N                     N
                     52   N                N          N                     N
                     58   Y                N          9652601               N
                     59   Y                N          9652501               N
                     60   N                N          N                     N
                     64   N                N          N                     N
                     65   N                N          N                     N
                     68   N                N          N                     N
                     70   N                N          N                     N
                     72   N                N          N                     N
                     76   N                N          N                     N
                     84   N                N          N                     N
                     85   N                N          N                     N
                     86   N                N          N                     N
                     88   N                N          N                     N
                     93   N                N          N                     N
                     94   N                N          N                     N
                     97   N                N          N                     N
                     98   N                N          N                     N
                     99   N                N          N                     N
                    101   N                N          N                     N
                    105   N                N          N                     N
                    106   N                N          N                     N
                    112   N                N          N                     N
                    113   N                N          N                     N
                    114   N                N          N                     N
                    115   N                N          N                     N
                    116   N                N          N                     N
                    117   N                N          N                     N
                    131   N                N          N                     N
                    132   N                N          N                     N
                    137   N                N          N                     N
                    142   N                N          N                     N
                    145   N                N          N                     N
                    146   N                N          N                     N
                    161   N                N          N                     N
                    166   N                N          N                     N
                    167   N                N          N                     N
                    190   N                N          N                     N
                    192   N                N          N                     N
                    193   N                N          N                     N
                    194   N                N          N                     N
                    201   N                N          N                     N

Total/Weighted Average:



                                                                         Current
                                                                         Tax
                                                   Tax                   Escrow     Ongoing    Tax
                                          Tax      Service    Initial    Balance    Tax        Reserve
                            Description   Escrow   Contract   Tax        as         Escrow     Cap
Loan                        of            in       in         Escrow     of            -       ($
Pool                        Additional    Place    Place      Amount     2/01/2005  Monthly    and
No.                         Collateral    (Y/N)    (Y/N)      ($)        ($)        ($)        Description)
----------------------------------------------------------------------------------------------------------------
                     18     NAP           Y        N          NAV         $39,446    $19,014   NAP
                     23     NAP           Y        N          NAV         $34,159    $16,070   NAP
                     34     NAP           Y        N          NAV         $19,354     $9,394   NAP
                     35     NAP           Y        N          NAV        $105,543    $22,303   NAP
                     36     NAP           Y        N          NAV         $18,596    $14,612   NAP
                     43     NAP           Y        N          NAV         $17,969    $15,614   NAP
                     51     NAP           Y        N          NAV         $26,549     $6,438   NAP
                     52     NAP           Y        N          NAV        $113,349    $16,721   NAP
                     58     NAP           Y        N          NAV         $55,179    $10,395   NAP
                     59     NAP           Y        N          NAV         $16,800     $3,140   NAP
                     60     NAP           Y        N          NAV         $35,603     $8,373   NAP
                     64     NAP           N        N          NAV             NAP        NAP   NAP
                     65     NAP           Y        N          NAV             NAP    $11,878   NAP
                     68     NAP           Y        N          NAV         $27,702     $8,800   NAP
                     70     NAP           Y        N          NAV         $34,914     $4,578   NAP
                     72     NAP           Y        N          NAV         $16,596     $4,567   NAP
                     76     NAP           Y        N          NAV         $11,331        NAP   NAP
                     84     NAP           Y        N          NAV          $2,108    $11,000   NAP
                     85     NAP           Y        N          NAV         $80,780     $5,461   NAP
                     86     NAP           Y        N          NAV         $36,132     $8,635   NAP
                     88     NAP           Y        N          NAV         $13,616     $3,523   NAP
                     93     NAP           Y        N          NAV         $85,903    $10,929   NAP
                     94     NAP           Y        N          NAV         $33,133     $6,670   NAP
                     97     NAP           Y        N          NAV         $15,096    $11,339   NAP
                     98     NAP           Y        N          NAV         $12,449     $7,500   NAP
                     99     NAP           Y        N          NAV         $16,891     $8,784   NAP
                    101     NAP           Y        N          NAV          $4,963     $2,426   NAP
                    105     NAP           Y        N          NAV          $7,948     $4,625   NAP
                    106     NAP           Y        N          NAV          $3,448     $3,659   NAP
                    112     NAP           Y        N          NAV          $8,101     $8,000   NAP
                    113     NAP           Y        N          NAV          $1,322       $262   NAP
                    114     NAP           Y        N          NAV          $4,685     $4,114   NAP
                    115     NAP           Y        N          NAV         $88,816     $5,522   NAP
                    116     NAP           Y        N          NAV         $89,280     $5,526   NAP
                    117     NAP           Y        N          NAV          $4,609     $2,203   NAP
                    131     NAP           Y        N          NAV         $18,523     $6,209   NAP
                    132     NAP           Y        N          NAV         $19,004     $5,338   NAP
                    137     NAP           Y        N          NAV          $6,615     $1,977   NAP
                    142     NAP           Y        N          NAV         $24,038     $2,000   NAP
                    145     NAP           Y        N          NAV         $38,453     $5,230   NAP
                    146     NAP           Y        N          NAV         $13,286     $3,207   NAP
                    161     NAP           N        N          NAV             NAP        NAP   NAP
                    166     NAP           Y        N          NAV          $2,869     $1,509   NAP
                    167     NAP           Y        N          NAV          $6,608     $1,014   NAP
                    190     NAP           Y        N          NAV          $5,825     $1,853   NAP
                    192     NAP           Y        N          NAV          $7,803     $4,000   NAP
                    193     NAP           Y        N          NAV          $3,404     $3,478   NAP
                    194     NAP           Y        N          NAV         $18,306     $6,120   NAP
                    201     NAP           Y        N          NAV         $37,846     $2,030   NAP

Total/Weighted Average:



                                        Terms
                                        or
                          Springing     Conditions    Interest
                          Reserve       for           on         Insurance   Initial
                          Requirement   Springing     Tax        Escrow      Insurance
Loan                      for           Tax           Escrow     in          Escrow
Pool                      Tax           Reserve       Paid       Place       Amount
No.                       (Y/N)         Requirement   to:        (Y/N)       ($)
--------------------------------------------------------------------------------------
                     18   N             NAP           Borrower   N           NAV
                     23   N             NAP           Borrower   N           NAV
                     34   N             NAP           Borrower   N           NAV
                     35   N             NAP           Borrower   N           NAV
                     36   N             NAP           Lender     N           NAV
                     43   N             NAP           Lender     N           NAV
                     51   N             NAP           Lender     N           NAV
                     52   N             NAP           Lender     N           NAV
                     58   N             NAP           Lender     N           NAV
                     59   N             NAP           Lender     N           NAV
                     60   N             NAP           Lender     N           NAV
                     64   N             NAP           NAP        N           NAV
                     65   N             NAP           Lender     N           NAV
                     68   N             NAP           Lender     N           NAV
                     70   N             NAP           Lender     N           NAV
                     72   N             NAP           Lender     N           NAV
                     76   N             NAP           Lender     N           NAV
                     84   N             NAP           Lender     N           NAV
                     85   N             NAP           Borrower   N           NAV
                     86   N             NAP           Lender     N           NAV
                     88   N             NAP           Lender     N           NAV
                     93   N             NAP           Lender     N           NAV
                     94   N             NAP           Lender     N           NAV
                     97   N             NAP           Lender     Y           NAV
                     98   N             NAP           Lender     N           NAV
                     99   N             NAP           Lender     N           NAV
                    101   N             NAP           Lender     N           NAV
                    105   N             NAP           Lender     N           NAV
                    106   N             NAP           Lender     N           NAV
                    112   N             NAP           Lender     N           NAV
                    113   N             NAP           Lender     N           NAV
                    114   N             NAP           Lender     N           NAV
                    115   N             NAP           Lender     N           NAV
                    116   N             NAP           Lender     N           NAV
                    117   N             NAP           Lender     N           NAV
                    131   N             NAP           Lender     N           NAV
                    132   N             NAP           Lender     N           NAV
                    137   N             NAP           Lender     N           NAV
                    142   N             NAP           Lender     N           NAV
                    145   N             NAP           Lender     N           NAV
                    146   N             NAP           Lender     N           NAV
                    161   N             NAP           NAP        N           NAV
                    166   N             NAP           Lender     N           NAV
                    167   N             NAP           Lender     N           NAV
                    190   N             NAP           Lender     N           NAV
                    192   N             NAP           Lender     N           NAV
                    193   N             NAP           Lender     N           NAV
                    194   N             NAP           Lender     N           NAV
                    201   N             NAP           Borrower   N           NAV

Total/Weighted Average:


                           Current
                           Insurance      Ongoing      Insurance       Springing
                           Escrow         Insurance    Reserve         Reserve
                           Balance        Escrow       Cap             Requirement
Loan                       as                -         ($              for
Pool                       of             Monthly      and             Insurance
No.                        02/01/2005($)  ($)          Description)    (Y/N)
------------------------------------------------------------------------------------
                     18              $0           $0   NAP             Y
                     23              $0           $0   NAP             Y
                     34              $0           $0   NAP             Y
                     35              $0           $0   NAP             Y
                     36              $0           $0   NAP             Y
                     43              $0           $0   NAP             Y
                     51              $0           $0   NAP             Y
                     52              $0           $0   NAP             Y
                     58              $0           $0   NAP             Y
                     59              $0           $0   NAP             Y
                     60              $0           $0   NAP             Y
                     64              $0           $0   NAP             Y
                     65              $0           $0   NAP             Y
                     68              $0           $0   NAP             Y
                     70              $0           $0   NAP             Y
                     72              $0           $0   NAP             Y
                     76              $0           $0   NAP             Y
                     84              $0           $0   NAP             Y
                     85              $0           $0   NAP             Y
                     86              $0           $0   NAP             Y
                     88              $0           $0   NAP             Y
                     93              $0           $0   NAP             Y
                     94              $0           $0   NAP             Y
                     97          $3,650       $3,650   NAP             N
                     98              $0           $0   NAP             Y
                     99              $0           $0   NAP             Y
                    101              $0           $0   NAP             Y
                    105              $0           $0   NAP             Y
                    106              $0           $0   NAP             Y
                    112              $0           $0   NAP             Y
                    113              $0           $0   NAP             Y
                    114              $0           $0   NAP             Y
                    115              $0           $0   NAP             Y
                    116              $0           $0   NAP             Y
                    117              $0           $0   NAP             Y
                    131              $0           $0   NAP             Y
                    132              $0           $0   NAP             Y
                    137              $0           $0   NAP             Y
                    142              $0           $0   NAP             Y
                    145              $0           $0   NAP             Y
                    146              $0           $0   NAP             Y
                    161              $0           $0   NAP             Y
                    166              $0           $0   NAP             Y
                    167              $0           $0   NAP             Y
                    190              $0           $0   NAP             Y
                    192              $0           $0   NAP             Y
                    193              $0           $0   NAP             Y
                    194              $0           $0   NAP             Y
                    201              $0           $0   NAP             Y

Total/Weighted Average:



                                                                                                        %
                          Terms                                                                         of
                          or                                                                            Total
                          Conditions              Interest    Deferred      Deferred                    Recommended
                          for                     on          Maintenance   Maintenance   Deferred      Deferred
                          Springing               Insurance   Escrow        Recommended   Maintenance   Maintenance
Loan                      Insurance               Escrow      in            per           Escrow        Amount
Pool                      Reserve                 Paid        Place         Report        Amount        Escrowed
No.                       Requirement             to:         (Y/N)         ($)           ($)           (%)
---------------------------------------------------------------------------------------------------------------------
                     18   At lenders discretion   NAP         N                      $0            $0           0.0%
                     23   At lenders discretion   NAP         N                      $0            $0           0.0%
                     34   At lenders discretion   NAP         N                      $0            $0           0.0%
                     35   At lenders discretion   NAP         N                      $0            $0           0.0%
                     36   At lenders discretion   NAP         N                      $0            $0           0.0%
                     43   At lenders discretion   NAP         N                      $0            $0           0.0%
                     51   At lenders discretion   NAP         N                      $0            $0           0.0%
                     52   At lenders discretion   NAP         N                      $0            $0           0.0%
                     58   At lenders discretion   NAP         N                      $0            $0           0.0%
                     59   At lenders discretion   NAP         N                      $0            $0           0.0%
                     60   At lenders discretion   NAP         N                      $0            $0           0.0%
                     64   At lenders discretion   NAP         N                      $0            $0           0.0%
                     65   At lenders discretion   NAP         N                      $0            $0           0.0%
                     68   At lenders discretion   NAP         N                      $0            $0           0.0%
                     70   At lenders discretion   NAP         N                      $0            $0           0.0%
                     72   At lenders discretion   NAP         N                      $0            $0           0.0%
                     76   At lenders discretion   NAP         N                      $0            $0           0.0%
                     84   At lenders discretion   NAP         N                      $0            $0           0.0%
                     85   At lenders discretion   NAP         N                      $0            $0           0.0%
                     86   At lenders discretion   NAP         N                      $0            $0           0.0%
                     88   At lenders discretion   NAP         N                      $0            $0           0.0%
                     93   At lenders discretion   NAP         N                      $0            $0           0.0%
                     94   At lenders discretion   NAP         N                      $0            $0           0.0%
                     97   NAP                     Lender      N                      $0            $0           0.0%
                     98   At lenders discretion   NAP         N                      $0            $0           0.0%
                     99   At lenders discretion   NAP         N                      $0            $0           0.0%
                    101   At lenders discretion   NAP         N                      $0            $0           0.0%
                    105   At lenders discretion   NAP         N                      $0            $0           0.0%
                    106   At lenders discretion   NAP         N                      $0            $0           0.0%
                    112   At lenders discretion   NAP         N                      $0            $0           0.0%
                    113   At lenders discretion   NAP         N                      $0            $0           0.0%
                    114   At lenders discretion   NAP         N                      $0            $0           0.0%
                    115   At lenders discretion   NAP         N                      $0            $0           0.0%
                    116   At lenders discretion   NAP         N                      $0            $0           0.0%
                    117   At lenders discretion   NAP         N                      $0            $0           0.0%
                    131   At lenders discretion   NAP         N                      $0            $0           0.0%
                    132   At lenders discretion   NAP         N                      $0            $0           0.0%
                    137   At lenders discretion   NAP         N                      $0            $0           0.0%
                    142   At lenders discretion   NAP         N                      $0            $0           0.0%
                    145   At lenders discretion   NAP         N                      $0            $0           0.0%
                    146   At lenders discretion   NAP         N                      $0            $0           0.0%
                    161   At lenders discretion   NAP         N                      $0            $0           0.0%
                    166   At lenders discretion   NAP         N                      $0            $0           0.0%
                    167   At lenders discretion   NAP         N                      $0            $0           0.0%
                    190   At lenders discretion   NAP         N                      $0            $0           0.0%
                    192   At lenders discretion   NAP         N                      $0            $0           0.0%
                    193   At lenders discretion   NAP         N                      $0            $0           0.0%
                    194   At lenders discretion   NAP         N                      $0            $0           0.0%
                    201   At lenders discretion   NAP         N                      $0            $0           0.0%

Total/Weighted Average:



                                                                                   Cap
                                                                                   Ex
                                                                                   Escrow
Loan                      Deferred                                                 in
Pool                      Maintenance                                              Place
No.                       Comments                                                 (Y/N)
----------------------------------------------------------------------------------------------
                     18   NAP                                                      Y
                     23   NAP                                                      Y
                     34   NAP                                                      Y
                     35   NAP                                                      Y
                     36   NAP                                                      Y
                     43   NAP                                                      Y
                     51   NAP                                                      Y
                     52   NAP                                                      Y
                     58   NAP                                                      Y
                     59   NAP                                                      Y
                     60   NAP                                                      Y
                     64   NAP                                                      Y
                     65   This report is a preconstruction engineering review      Y
                          of plans with comments and recommendations.
                     68   NAP                                                      Y
                     70   NAP                                                      Y
                     72   NAP                                                      Y
                     76   NAP                                                      Y
                     84   NAP                                                      Y
                     85   NAP                                                      Y
                     86   NAP                                                      Y
                     88   NAP                                                      Y
                     93   NAP                                                      Y
                     94   NAP                                                      Y
                     97   NAP                                                      Y
                     98   NAP                                                      Y
                     99   NAP                                                      Y
                    101   NAP                                                      Y
                    105   NAP                                                      Y
                    106   NAP                                                      Y
                    112   NAP                                                      Y
                    113   NAP                                                      Y
                    114   NAP                                                      Y
                    115   NAP                                                      Y
                    116   NAP                                                      Y
                    117   On going maintenance of drainage channels is required.   Y
                    131   NAP                                                      Y
                    132   NAP                                                      Y
                    137   NAP                                                      Y
                    142   NAP                                                      Y
                    145   NAP                                                      Y
                    146   NAP                                                      Y
                    161   NAP                                                      Y
                    166   NAP                                                      Y
                    167   NAP                                                      Y
                    190   NAP                                                      Y
                    192   NAP                                                      Y
                    193   NAP                                                      Y
                    194   NAP                                                      Y
                    201   NAP                                                      Y

Total/Weighted Average:


                                                                  Annual
                                        Ongoing      Ongoing      Cap
                           Initial      Cap          Cap          Ex
                           Cap          Ex           Ex           Reserve
                           Ex           Escrow       Escrow       Requirement
Loan                       Escrow       -            -            per
Pool                       Amount       Monthly      Annual       SF/Unit
No.                        ($)          ($)          ($)          ($)
-------------------------------------------------------------------------------
                     18          $200       $6,266      $75,192         $200
                     23          $150       $4,400      $52,800         $150
                     34          $200       $4,200      $50,400         $200
                     35          $150       $2,400      $28,800         $129
                     36          $200       $3,667      $44,004         $200
                     43          $200       $3,333      $39,996         $200
                     51        $1,500       $1,238      $14,856         $150
                     52          $175       $4,033      $48,396         $275
                     58          $200       $2,733      $32,796         $200
                     59          $200         $667       $8,004         $200
                     60          $150       $3,200      $38,400         $200
                     64          $150       $1,650      $19,800         $150
                     65          $100       $2,533      $30,396         $200
                     68          $150       $2,733      $32,796         $200
                     70          $100       $2,400      $28,800         $200
                     72          $200       $2,400      $28,800         $200
                     76          $200       $2,000      $24,000         $200
                     84          $200       $2,033      $24,396         $200
                     85          $150       $2,400      $28,800         $200
                     86          $200       $3,750      $45,000         $200
                     88          $150       $1,800      $21,600         $200
                     93          $150       $2,333      $27,996         $200
                     94       $25,000       $3,000      $36,000         $400
                     97          $200       $2,000      $24,000         $200
                     98          $150       $2,000      $24,000         $200
                     99          $200       $1,600      $19,188         $200
                    101        $1,750       $1,750      $21,000         $200
                    105          $200       $1,800      $21,600         $200
                    106          $200       $1,533      $18,396         $200
                    112          $200       $2,200      $26,400         $200
                    113          $200       $1,467      $17,604         $200
                    114          $150       $1,733      $20,796         $193
                    115          $200       $2,000      $24,000         $200
                    116          $200       $2,000      $24,000         $200
                    117          $200       $1,667      $20,004         $200
                    131          $200       $2,400      $28,800         $200
                    132          $175       $2,475      $29,700         $275
                    137          $200       $1,200      $14,388         $200
                    142          $150       $1,013      $12,156         $150
                    145          $250       $1,150      $13,800         $200
                    146          $200       $1,867      $22,404         $200
                    161          $200       $1,100      $13,200         $213
                    166          $200       $1,333      $15,996         $200
                    167          $225       $1,687      $20,244         $225
                    190          $200         $750       $9,000         $225
                    192       $14,400       $1,200      $14,400         $200
                    193          $200           $0           $0          NAP
                    194          $200       $1,438      $17,256         $250
                    201          $200         $750       $9,000         $150

Total/Weighted Average:


                                                        Terms         Current
                                                        or            Cap
                          Cap             Springing     Conditions    Ex            Interest
                          Ex              Reserve       for           Escrow        on
                          Reserve         Requirement   Springing     Balance       Cap           TI/LC
                          Cap             for           Cap           as            Ex            Escrow
Loan                      ($              Cap           Ex            of            Escrow        in
Pool                      and             Ex            Reserve       02/01/2005    Paid          Place
No.                       Description)    (Y/N)         Requirement   ($)           to:           (Y/N)
----------------------------------------------------------------------------------------------------------
                     18   NAP             N             NAP              $183,301   NAP           N
                     23   NAP             N             NAP              $275,000   NAP           N
                     34   NAP             N             NAP              $142,866   NAP           N
                     35   NAP             N             NAP              $145,189   NAP           N
                     36   NAP             N             NAP                    $0   Borrower      N
                     43   NAP             N             NAP                    $0   Borrower      N
                     51   NAP             N             NAP                    $0   Borrower      N
                     52   NAP             N             NAP               $10,708   NAP           N
                     58   NAP             N             NAP                $2,583   NAP           N
                     59   NAP             N             NAP                $3,054   NAP           N
                     60   NAP             N             NAP               $14,405   NAP           N
                     64   NAP             N             NAP                    $0   Borrower      N
                     65   NAP             N             NAP               $65,867   NAP           N
                     68   NAP             N             NAP              $203,427   NAP           N
                     70   NAP             N             NAP              $134,268   NAP           N
                     72   NAP             N             NAP               $34,657   NAP           N
                     76   NAP             N             NAP               $26,038   NAP           N
                     84   NAP             N             NAP              $121,975   NAP           N
                     85   NAP             N             NAP              $148,788   NAP           N
                     86   NAP             N             NAP              $405,762   NAP           N
                     88   NAP             N             NAP               $79,451   NAP           N
                     93   NAP             N             NAP               $14,496   NAP           N
                     94   NAP             N             NAP                $3,001   NAP           N
                     97   NAP             N             NAP              $117,303   NAP           N
                     98   NAP             N             NAP               $60,965   NAP           N
                     99   NAP             N             NAP               $85,050   NAP           N
                    101   NAP             N             NAP              $105,813   NAP           N
                    105   NAP             N             NAP              $137,467   NAP           N
                    106   NAP             N             NAP               $61,151   NAP           N
                    112   NAP             N             NAP               $51,343   NAP           N
                    113   NAP             N             NAP              $101,650   NAP           N
                    114   NAP             N             NAP               $46,850   NAP           N
                    115   NAP             N             NAP               $60,486   NAP           N
                    116   NAP             N             NAP               $30,868   NAP           N
                    117   NAP             N             NAP               $23,543   NAP           N
                    131   NAP             N             NAP               $77,075   NAP           N
                    132   NAP             N             NAP                $6,891   NAP           N
                    137   NAP             N             NAP               $40,544   NAP           N
                    142   NAP             N             NAP                    $0   Borrower      N
                    145   NAP             N             NAP               $33,569   NAP           N
                    146   NAP             N             NAP               $20,538   NAP           N
                    161   NAP             N             NAP               $20,667   NAP           N
                    166   NAP             N             NAP               $11,379   NAP           N
                    167   NAP             N             NAP               $29,110   NAP           N
                    190   NAP             N             NAP                    $0   NAP           N
                    192   NAP             N             NAP                    $0   Borrower      N
                    193   NAP             N             NAP               $15,200   NAP           N
                    194   NAP             N             NAP               $26,938   NAP           N
                    201   NAP             N             NAP               $44,357   NAP           N

Total/Weighted Average:



                                        Ongoing       Annual        TI/LC           Springing
                          Initial       TI/LC         TI/LC         Reserve         Reserve
                          TI/LC         Escrow        Escrow        Cap             Requirement
Loan                      Escrow        -             per           ($              for
Pool                      Amount        Monthly       SF/Unit       and             TI/LC
No.                       ($)           ($)           ($)           Description)    (Y/N)
-------------------------------------------------------------------------------------------------
                     18   NAV               $0        NAP           NAP             N
                     23   NAV               $0        NAP           NAP             N
                     34   NAV               $0        NAP           NAP             N
                     35   NAV               $0        NAP           NAP             N
                     36   NAV               $0        NAP           NAP             N
                     43   NAV               $0        NAP           NAP             N
                     51   NAV               $0        NAP           NAP             N
                     52   NAV               $0        NAP           NAP             N
                     58   NAV               $0        NAP           NAP             N
                     59   NAV               $0        NAP           NAP             N
                     60   NAV               $0        NAP           NAP             N
                     64   NAV               $0        NAP           NAP             N
                     65   NAV               $0        NAP           NAP             N
                     68   NAV               $0        NAP           NAP             N
                     70   NAV               $0        NAP           NAP             N
                     72   NAV               $0        NAP           NAP             N
                     76   NAV               $0        NAP           NAP             N
                     84   NAV               $0        NAP           NAP             N
                     85   NAV               $0        NAP           NAP             N
                     86   NAV               $0        NAP           NAP             N
                     88   NAV               $0        NAP           NAP             N
                     93   NAV               $0        NAP           NAP             N
                     94   NAV               $0        NAP           NAP             N
                     97   NAV               $0        NAP           NAP             N
                     98   NAV               $0        NAP           NAP             N
                     99   NAV               $0        NAP           NAP             N
                    101   NAV               $0        NAP           NAP             N
                    105   NAV               $0        NAP           NAP             N
                    106   NAV               $0        NAP           NAP             N
                    112   NAV               $0        NAP           NAP             N
                    113   NAV               $0        NAP           NAP             N
                    114   NAV               $0        NAP           NAP             N
                    115   NAV               $0        NAP           NAP             N
                    116   NAV               $0        NAP           NAP             N
                    117   NAV               $0        NAP           NAP             N
                    131   NAV               $0        NAP           NAP             N
                    132   NAV               $0        NAP           NAP             N
                    137   NAV               $0        NAP           NAP             N
                    142   NAV               $0        NAP           NAP             N
                    145   NAV               $0        NAP           NAP             N
                    146   NAV               $0        NAP           NAP             N
                    161   NAV               $0        NAP           NAP             N
                    166   NAV               $0        NAP           NAP             N
                    167   NAV               $0        NAP           NAP             N
                    190   NAV               $0        NAP           NAP             N
                    192   NAV               $0        NAP           NAP             N
                    193   NAV               $0        NAP           NAP             N
                    194   NAV               $0        NAP           NAP             N
                    201   NAV               $0        NAP           NAP             N

Total/Weighted Average:



                          Terms                                                Current
                          or            Current                                Environmental
                          Conditions    TI/LC       Interest                   Escrow
                          for           Balance     on         Environmental   Balance
                          Springing     as          TI/LC      Escrow          as
Loan                      TI/LC         of          Escrow     in              of
Pool                      Reserve       02/01/2005  Paid       Place           02/01/2005
No.                       Requirement   ($)         to:        (Y/N)           ($)
----------------------------------------------------------------------------------------------
                     18   NAP                 $0    NAP        N                          $0
                     23   NAP                 $0    NAP        N                          $0
                     34   NAP                 $0    NAP        N                          $0
                     35   NAP                 $0    NAP        N                          $0
                     36   NAP                 $0    NAP        N                          $0
                     43   NAP                 $0    NAP        N                          $0
                     51   NAP                 $0    NAP        N                          $0
                     52   NAP                 $0    NAP        N                          $0
                     58   NAP                 $0    NAP        N                          $0
                     59   NAP                 $0    NAP        N                          $0
                     60   NAP                 $0    NAP        N                          $0
                     64   NAP                 $0    NAP        N                          $0
                     65   NAP                 $0    NAP        N                          $0
                     68   NAP                 $0    NAP        N                          $0
                     70   NAP                 $0    NAP        N                          $0
                     72   NAP                 $0    NAP        N                          $0
                     76   NAP                 $0    NAP        N                          $0
                     84   NAP                 $0    NAP        N                          $0
                     85   NAP                 $0    NAP        N                          $0
                     86   NAP                 $0    NAP        N                          $0
                     88   NAP                 $0    NAP        N                          $0
                     93   NAP                 $0    NAP        N                          $0
                     94   NAP                 $0    NAP        N                          $0
                     97   NAP                 $0    NAP        N                          $0
                     98   NAP                 $0    NAP        N                          $0
                     99   NAP                 $0    NAP        N                          $0
                    101   NAP                 $0    NAP        N                          $0
                    105   NAP                 $0    NAP        N                          $0
                    106   NAP                 $0    NAP        N                          $0
                    112   NAP                 $0    NAP        N                          $0
                    113   NAP                 $0    NAP        N                          $0
                    114   NAP                 $0    NAP        N                          $0
                    115   NAP                 $0    NAP        N                          $0
                    116   NAP                 $0    NAP        N                          $0
                    117   NAP                 $0    NAP        N                          $0
                    131   NAP                 $0    NAP        N                          $0
                    132   NAP                 $0    NAP        N                          $0
                    137   NAP                 $0    NAP        N                          $0
                    142   NAP                 $0    NAP        N                          $0
                    145   NAP                 $0    NAP        N                          $0
                    146   NAP                 $0    NAP        N                          $0
                    161   NAP                 $0    NAP        N                          $0
                    166   NAP                 $0    NAP        N                          $0
                    167   NAP                 $0    NAP        N                          $0
                    190   NAP                 $0    NAP        N                          $0
                    192   NAP                 $0    NAP        N                          $0
                    193   NAP                 $0    NAP        N                          $0
                    194   NAP                 $0    NAP        N                          $0
                    201   NAP                 $0    NAP        N                          $0

Total/Weighted Average:




                                            Ongoing         Environmental   Springing
                            Initial         Environmental   Reserve         Reserve
                            Environmental   Escrow          Cap             Requirement
Loan                        Escrow          --              ($              for
Pool                        Amount          Monthly         and             Environmental
No.                         ($)             ($)             Description)    (Y/N)
------------------------------------------------------------------------------------------
                     18                $0              $0   NAP             N
                     23                $0              $0   NAP             N
                     34                $0              $0   NAP             N
                     35                $0              $0   NAP             N
                     36                $0              $0   NAP             N
                     43                $0              $0   NAP             N
                     51                $0              $0   NAP             N
                     52                $0              $0   NAP             N
                     58                $0              $0   NAP             N
                     59                $0              $0   NAP             N
                     60                $0              $0   NAP             N
                     64                $0              $0   NAP             N
                     65                $0              $0   NAP             N
                     68                $0              $0   NAP             N
                     70                $0              $0   NAP             N
                     72                $0              $0   NAP             N
                     76                $0              $0   NAP             N
                     84                $0              $0   NAP             N
                     85                $0              $0   NAP             N
                     86                $0              $0   NAP             N
                     88                $0              $0   NAP             N
                     93                $0              $0   NAP             N
                     94                $0              $0   NAP             N
                     97                $0              $0   NAP             N
                     98                $0              $0   NAP             N
                     99                $0              $0   NAP             N
                    101                $0              $0   NAP             N
                    105                $0              $0   NAP             N
                    106                $0              $0   NAP             N
                    112                $0              $0   NAP             N
                    113                $0              $0   NAP             N
                    114                $0              $0   NAP             N
                    115                $0              $0   NAP             N
                    116                $0              $0   NAP             N
                    117                $0              $0   NAP             N
                    131                $0              $0   NAP             N
                    132                $0              $0   NAP             N
                    137                $0              $0   NAP             N
                    142                $0              $0   NAP             N
                    145                $0              $0   NAP             N
                    146                $0              $0   NAP             N
                    161                $0              $0   NAP             N
                    166                $0              $0   NAP             N
                    167                $0              $0   NAP             N
                    190                $0              $0   NAP             N
                    192                $0              $0   NAP             N
                    193                $0              $0   NAP             N
                    194                $0              $0   NAP             N
                    201                $0              $0   NAP             N

Total/Weighted Average:



                          Terms
                          or
                          Conditions      Interest
                          for             on              Other                   Initial
                          Springing       Environmental   Escrows   Description   Other
Loan                      Environmental   Escrow          in        of            Escrow
Pool                      Reserve         Paid            Place     "Other"       Amount
No.                       Requirement     to:             (Y/N)     Escrows       ($)
----------------------------------------------------------------------------------------------
                     18   NAP             NAP             N         NAP                   $0
                     23   NAP             NAP             N         NAP                   $0
                     34   NAP             NAP             N         NAP                   $0
                     35   NAP             NAP             N         NAP                   $0
                     36   NAP             NAP             N         NAP                   $0
                     43   NAP             NAP             N         NAP                   $0
                     51   NAP             NAP             N         NAP                   $0
                     52   NAP             NAP             N         NAP                   $0
                     58   NAP             NAP             N         NAP                   $0
                     59   NAP             NAP             N         NAP                   $0
                     60   NAP             NAP             N         NAP                   $0
                     64   NAP             NAP             N         NAP                   $0
                     65   NAP             NAP             N         NAP                   $0
                     68   NAP             NAP             N         NAP                   $0
                     70   NAP             NAP             N         NAP                   $0
                     72   NAP             NAP             N         NAP                   $0
                     76   NAP             NAP             N         NAP                   $0
                     84   NAP             NAP             N         NAP                   $0
                     85   NAP             NAP             N         NAP                   $0
                     86   NAP             NAP             N         NAP                   $0
                     88   NAP             NAP             N         NAP                   $0
                     93   NAP             NAP             N         NAP                   $0
                     94   NAP             NAP             N         NAP                   $0
                     97   NAP             NAP             N         NAP                   $0
                     98   NAP             NAP             N         NAP                   $0
                     99   NAP             NAP             N         NAP                   $0
                    101   NAP             NAP             N         NAP                   $0
                    105   NAP             NAP             N         NAP                   $0
                    106   NAP             NAP             N         NAP                   $0
                    112   NAP             NAP             N         NAP                   $0
                    113   NAP             NAP             N         NAP                   $0
                    114   NAP             NAP             N         NAP                   $0
                    115   NAP             NAP             N         NAP                   $0
                    116   NAP             NAP             N         NAP                   $0
                    117   NAP             NAP             N         NAP                   $0
                    131   NAP             NAP             N         NAP                   $0
                    132   NAP             NAP             N         NAP                   $0
                    137   NAP             NAP             N         NAP                   $0
                    142   NAP             NAP             N         NAP                   $0
                    145   NAP             NAP             N         NAP                   $0
                    146   NAP             NAP             N         NAP                   $0
                    161   NAP             NAP             N         NAP                   $0
                    166   NAP             NAP             N         NAP                   $0
                    167   NAP             NAP             N         NAP                   $0
                    190   NAP             NAP             N         NAP                   $0
                    192   NAP             NAP             N         NAP                   $0
                    193   NAP             NAP             N         NAP                   $0
                    194   NAP             NAP             N         NAP                   $0
                    201   NAP             NAP             N         NAP                   $0

Total/Weighted Average:


                           Current
                           Other                                                   Terms
                           Escrow       Ongoing      Other                         or            Interest
                           Balance      Other        Reserve         Other         Conditions    on
                           as           Escrow       Cap             Springing     for           Other
Loan                       of           -            ($              Reserve       Other         Escrow
Pool                       02/01/2005   Monthly      and             Requirement   Reserve       Paid
No.                        ($)          ($)          Description)    (Y/N)         Requirement   to:
------------------------------------------------------------------------------------------------------------
                     18            $0           $0   NAP             N             NAP           NAP
                     23            $0           $0   NAP             N             NAP           NAP
                     34            $0           $0   NAP             N             NAP           NAP
                     35            $0           $0   NAP             N             NAP           NAP
                     36            $0           $0   NAP             N             NAP           NAP
                     43            $0           $0   NAP             N             NAP           NAP
                     51            $0           $0   NAP             N             NAP           NAP
                     52            $0           $0   NAP             N             NAP           NAP
                     58            $0           $0   NAP             N             NAP           NAP
                     59            $0           $0   NAP             N             NAP           NAP
                     60            $0           $0   NAP             N             NAP           NAP
                     64            $0           $0   NAP             N             NAP           NAP
                     65            $0           $0   NAP             N             NAP           NAP
                     68            $0           $0   NAP             N             NAP           NAP
                     70            $0           $0   NAP             N             NAP           NAP
                     72            $0           $0   NAP             N             NAP           NAP
                     76            $0           $0   NAP             N             NAP           NAP
                     84            $0           $0   NAP             N             NAP           NAP
                     85            $0           $0   NAP             N             NAP           NAP
                     86            $0           $0   NAP             N             NAP           NAP
                     88            $0           $0   NAP             N             NAP           NAP
                     93            $0           $0   NAP             N             NAP           NAP
                     94            $0           $0   NAP             N             NAP           NAP
                     97            $0           $0   NAP             N             NAP           NAP
                     98            $0           $0   NAP             N             NAP           NAP
                     99            $0           $0   NAP             N             NAP           NAP
                    101            $0           $0   NAP             N             NAP           NAP
                    105            $0           $0   NAP             N             NAP           NAP
                    106            $0           $0   NAP             N             NAP           NAP
                    112            $0           $0   NAP             N             NAP           NAP
                    113            $0           $0   NAP             N             NAP           NAP
                    114            $0           $0   NAP             N             NAP           NAP
                    115            $0           $0   NAP             N             NAP           NAP
                    116            $0           $0   NAP             N             NAP           NAP
                    117            $0           $0   NAP             N             NAP           NAP
                    131            $0           $0   NAP             N             NAP           NAP
                    132            $0           $0   NAP             N             NAP           NAP
                    137            $0           $0   NAP             N             NAP           NAP
                    142            $0           $0   NAP             N             NAP           NAP
                    145            $0           $0   NAP             N             NAP           NAP
                    146            $0           $0   NAP             N             NAP           NAP
                    161            $0           $0   NAP             N             NAP           NAP
                    166            $0           $0   NAP             N             NAP           NAP
                    167            $0           $0   NAP             N             NAP           NAP
                    190            $0           $0   NAP             N             NAP           NAP
                    192            $0           $0   NAP             N             NAP           NAP
                    193            $0           $0   NAP             N             NAP           NAP
                    194            $0           $0   NAP             N             NAP           NAP
                    201            $0           $0   NAP             N             NAP           NAP

Total/Weighted Average:


                                                                                           Debt
                                                                                           Service      Debt
                                                                                           Payment      Service
                                                                                           Grace        Grace
                                                                                           Period       Period
                                                    Future                                 to           to
Loan                      Springing                 Payment                                Impose       Call
Pool                      Escrow       Springing    Changes      Payment      Due          Late         a
No.                       (Y/N)        Escrow       (Y/N)        Frequency    Date         Charge       Default
-------------------------------------------------------------------------------------------------------------------------
                     18   N            NAP          N            Monthly          10           10           10
                     23   N            NAP          N            Monthly          10           10           10
                     34   N            NAP          N            Monthly          10           10           10
                     35   N            NAP          N            Monthly          10           10           10
                     36   N            NAP          N            Monthly          10           10           10
                     43   N            NAP          N            Monthly           1           10           10
                     51   N            NAP          N            Monthly          10           10           10
                     52   N            NAP          N            Monthly           1           10           10
                     58   N            NAP          N            Monthly          10           10           10
                     59   N            NAP          N            Monthly          10           10           10
                     60   N            NAP          N            Monthly          10           10           10
                     64   N            NAP          N            Monthly          10           10            0
                     65   N            NAP          N            Monthly          10           10           10
                     68   N            NAP          N            Monthly          10           10           10
                     70   N            NAP          N            Monthly           1           10           10
                     72   N            NAP          N            Monthly          10           10           10
                     76   N            NAP          N            Monthly          10           10           10
                     84   N            NAP          N            Monthly           1           10           10
                     85   N            NAP          N            Monthly          10           10           10
                     86   N            NAP          N            Monthly           1           10           10
                     88   N            NAP          N            Monthly          10           10           10
                     93   N            NAP          N            Monthly          10           10           10
                     94   N            NAP          N            Monthly          10           10           10
                     97   N            NAP          N            Monthly           1           10           10
                     98   N            NAP          N            Monthly          10           10           10
                     99   N            NAP          N            Monthly          10           10           10
                    101   N            NAP          N            Monthly           1           10           10
                    105   N            NAP          N            Monthly           1           10           10
                    106   N            NAP          N            Monthly          10           10           10
                    112   N            NAP          N            Monthly          10           10           10
                    113   N            NAP          N            Monthly           1           11           10
                    114   N            NAP          N            Monthly          10           10           10
                    115   N            NAP          N            Monthly           1           10           10
                    116   N            NAP          N            Monthly           1           10           10
                    117   N            NAP          N            Monthly          10           10           10
                    131   N            NAP          N            Monthly           1           10           10
                    132   N            NAP          N            Monthly           1           10           10
                    137   N            NAP          N            Monthly           1           10           10
                    142   N            NAP          N            Monthly           1           10            0
                    145   N            NAP          N            Monthly          10           10           10
                    146   N            NAP          N            Monthly          10           10           10
                    161   N            NAP          N            Monthly          10           10           10
                    166   N            NAP          N            Monthly           1           10           10
                    167   N            NAP          N            Monthly          10           10           10
                    190   N            NAP          N            Monthly           1           10           10
                    192   N            NAP          N            Monthly          10           10           10
                    193   N            NAP          N            Monthly          10           10           10
                    194   N            NAP          N            Monthly          10           10           10
                    201   N            NAP          N            Monthly           1           10           10

Total/Weighted Average:




                                                                                       Balloon         Balloon
                                                                                       Payment         Payment
                                                                                       Grace           Grace
                                                                                       Period          Period
                                                                                       to              to
Loan                      Default                                                      Impose          Call            Assumption
Pool                      Interest                                                     Late            a               Provision
No.                       %                                                            Charge          Default         (Y/N)
------------------------------------------------------------------------------------------------------------------------------------
                     18   L: Legal Max and (3%+(G:Contract Rate and Avg Prime Rate))        0               0          Y
                     23   L: Legal Max and (3%+(G:Contract Rate and Avg Prime Rate))        0               0          Y
                     34   L: Legal Max and (3%+(G:Contract Rate and Avg Prime Rate))        0               0          Y
                     35   L: Legal Max and (3%+(G:Contract Rate and Avg Prime Rate))        0               0          Y
                     36   L: Legal Max and (3%+(G:Contract Rate and Avg Prime Rate))        0               0          Y
                     43   L: Legal Max and (3%+(G:Contract Rate and Avg Prime Rate))        0               0          Y
                     51   L: Legal Max and (3%+(G:Contract Rate and Avg Prime Rate))        0               0          Y
                     52   L: Legal Max and (3%+(G:Contract Rate and Avg Prime Rate))        0               0          Y
                     58   L: Legal Max and (3%+(G:Contract Rate and Avg Prime Rate))        0               0          Y
                     59   L: Legal Max and (3%+(G:Contract Rate and Avg Prime Rate))        0               0          Y
                     60   L: Legal Max and (3%+(G:Contract Rate and Avg Prime Rate))        0               0          Y
                     64   L: Legal Max and (3%+(G:Contract Rate and Avg Prime Rate))        0               0          Y
                     65   L: Legal Max and (3%+(G:Contract Rate and Avg Prime Rate))        0               0          Y
                     68   L: Legal Max and (3%+(G:Contract Rate and Avg Prime Rate))        0               0          Y
                     70   L: Legal Max and (3%+(G:Contract Rate and Avg Prime Rate))        0               0          Y
                     72   L: Legal Max and (3%+(G:Contract Rate and Avg Prime Rate))        0               0          Y
                     76   L: Legal Max and (3%+(G:Contract Rate and Avg Prime Rate))        0               0          Y
                     84   L: Legal Max and (3%+(G:Contract Rate and Avg Prime Rate))        0               0          Y
                     85   L: Legal Max and (3%+(G:Contract Rate and Avg Prime Rate))        0              10          Y
                     86   L: Legal Max and (3%+(G:Contract Rate and Avg Prime Rate))        0               0          Y
                     88   L: Legal Max and (3%+(G:Contract Rate and Avg Prime Rate))        0               0          Y
                     93   L: Legal Max and (3%+(G:Contract Rate and Avg Prime Rate))        0               0          Y
                     94   L: Legal Max and (3%+(G:Contract Rate and Avg Prime Rate))        0               0          Y
                     97   L: Legal Max and (3%+(G:Contract Rate and Avg Prime Rate))        0               0          Y
                     98   L: Legal Max and (3%+(G:Contract Rate and Avg Prime Rate))        0               0          Y
                     99   L: Legal Max and (3%+(G:Contract Rate and Avg Prime Rate))        0               0          Y
                    101   L: Legal Max and (3%+(G:Contract Rate and Avg Prime Rate))        0               0          Y
                    105   L: Legal Max and (3%+(G:Contract Rate and Avg Prime Rate))        0               0          Y
                    106   L: Legal Max and (3%+(G:Contract Rate and Avg Prime Rate))        0               0          Y
                    112   L: Legal Max and (3%+(G:Contract Rate and Avg Prime Rate))        0               0          Y
                    113   L: Legal Max and (3%+(G:Contract Rate and Avg Prime Rate))        0               0          Y
                    114   L: Legal Max and (3%+(G:Contract Rate and Avg Prime Rate))        0               0          Y
                    115   L: Legal Max and (3%+(G:Contract Rate and Avg Prime Rate))        0               0          Y
                    116   L: Legal Max and (3%+(G:Contract Rate and Avg Prime Rate))        0               0          Y
                    117   L: Legal Max and (3%+(G:Contract Rate and Avg Prime Rate))        0               0          Y
                    131   L: Legal Max and (3%+(G:Contract Rate and Avg Prime Rate))        0               0          Y
                    132   L: Legal Max and (3%+(G:Contract Rate and Avg Prime Rate))        0               0          Y
                    137   L: Legal Max and (3%+(G:Contract Rate and Avg Prime Rate))        0               0          Y
                    142   L: Legal Max and (3%+(G:Contract Rate and Avg Prime Rate))        0               0          Y
                    145   L: Legal Max and (3%+(G:Contract Rate and Avg Prime Rate))        0               0          Y
                    146   L: Legal Max and (3%+(G:Contract Rate and Avg Prime Rate))        0               0          Y
                    161   L: Legal Max and (3%+(G:Contract Rate and Avg Prime Rate))        0               0          Y
                    166   L: Legal Max and (3%+(G:Contract Rate and Avg Prime Rate))        0               0          Y
                    167   L: Legal Max and (3%+(G:Contract Rate and Avg Prime Rate))        0               0          Y
                    190   L: Legal Max and (3%+(G:Contract Rate and Avg Prime Rate))        0               0          Y
                    192   L: Legal Max and (3%+(G:Contract Rate and Avg Prime Rate))        0               0          Y
                    193   L: Legal Max and (3%+(G:Contract Rate and Avg Prime Rate))        0               0          Y
                    194   L: Legal Max and (3%+(G:Contract Rate and Avg Prime Rate))        0               0          Y
                    201   L: Legal Max and (3%+(G:Contract Rate and Avg Prime Rate))        0               0          Y

Total/Weighted Average:



                                         Earthquake
                                         Zone
                                         3
Loan                                     or                  Earthquake   Hurricane   Hurricane   Flood   Flood       Environmental
Pool  Assumption/                        4            PML    Insurance    Zone        Insurance   Zone    Insurance   Insurance
No.   Fee                                (Y/N)        %      (Y/N)        (Y/N)       (Y/N)       (Y/N)   (Y/N)       (Y/N)
------------------------------------------------------------------------------------------------------------------------------------
 18   With Lenders Consent <=1.0%        N            NAP    Y            Y           Y           N       Y           N
 23   With Lenders Consent <=1.0%        N            NAP    Y            Y           Y           Y       Y           N
 34   With Lenders Consent <=1.0%        N            NAP    Y            Y           Y           Y       Y           N
 35   With Lenders Consent               N            NAP    Y            N           N           N       Y           N
 36   With Lenders Consent               N            NAP    N            N           N           N       N           N
 43   With Lenders Consent               N            NAP    N            N           N           Y       N           N
 51   With Lenders Consent               N            NAP    N            N           N           Y       N           N
 52   With Lenders Consent               N            NAP    Y            Y           Y           N       Y           N
 58   With Lenders Consent               N            NAP    Y            N           N           N       Y           N
 59   With Lenders Consent               N            NAP    Y            N           N           Y       Y           N
 60   With Lenders Consent               N            NAP    Y            Y           Y           N       Y           Y
 64   With Lenders Consent               Y            8.0%   N            Y           Y           N       Y           N
 65   With Lenders Consent               N            NAP    Y            N           N           N       Y           N
 68   With Lenders Consent               Y            18.0%  N            N           N           Y       N           N
 70   With Lenders Consent               N            NAP    N            N           N           Y       N           N
 72   With Lenders Consent               Y            14.0%  Y            N           N           N       Y           N
 76   With Lenders Consent               N            NAP    N            N           N           Y       N           N
 84   With Lenders Consent               N            NAP    N            N           N           UAV     N           N
 85   With Lenders Consent               N            NAP    Y            N           N           Y       Y           N
 86   With Lenders Consent               N            NAP    N            N           N           N       N           N
 88   With Lenders Consent               N            NAP    N            N           N           N       N           N
 93   With Lenders Consent               N            NAP    N            N           N           N       N           N
 94   With Lenders Consent               N            NAP    Y            N           N           N       Y           N
 97   With Lenders Consent               N            NAP    N            N           N           Y       N           N
 98   With Lenders Consent               N            NAP    N            N           N           N       N           N
 99   With Lenders Consent               N            NAP    N            N           N           N       N           N
101   With Lenders Consent               Y            13.0%  N            N           N           Y       N           N
105   With Lenders Consent               N            NAP    N            N           N           Y       N           N
106   With Lenders Consent -1.0% + $3k   N            NAP    N            N           N           N       N           N
112   With Lenders Consent -1.0% + $3k   N            NAP    Y            N           N           N       Y           N
113   With Lenders Consent               Y            2.0%   Y            Y           Y           N       Y           N
114   With Lenders Consent               N            NAP    N            N           N           N       N           N
115   With Lenders Consent               N            NAP    Y            Y           Y           N       Y           N
116   With Lenders Consent               N            NAP    Y            Y           Y           N       Y           N
117   With Lenders Consent               N            NAP    Y            N           N           Y       Y           N
131   With Lenders Consent               N            NAP    N            N           N           N       N           N
132   With Lenders Consent               N            NAP    Y            Y           Y           Y       Y           N
137   With Lenders Consent               N            NAP    N            N           N           N       N           N
142   With Lenders Consent               N            NAP    N            N           N           N       N           N
145   With Lenders Consent               N            NAP    N            N           N           Y       N           N
146   With Lenders Consent               N            NAP    Y            Y           Y           N       Y           N
161   With Lenders Consent               Y            15.0%  Y            N           N           N       N           N
166   With Lenders Consent               Y            15.0%  Y            N           N           Y       Y           N
167   With Lenders Consent               N            NAP    Y            Y           Y           Y       Y           N
190   With Lenders Consent               Y            22.0%  N            N           N           N       N           N
192   With Lenders Consent               N            NAP    N            N           N           N       N           N
193   With Lenders Consent               N            NAP    Y            N           N           UAV     Y           N
194   With Lenders Consent               N            NAP    Y            N           N           N       Y           N
201   With Lenders Consent               N            NAP    N            N           N           N       N           N

Total/eighted Average:



                                                                                                             Current
                                                                                              Current        Additional
                                                                                              Additional     Financing
                                                                                              Financing      Secured
Loan                                            Non-Consolidation   Independent   Revocable   in             by
Pool                      SAE        SPE        Opinion             Director      Trust       Place          Property
No.                       (Y/N)      (Y/N)      (Y/N)               (Y/N)         (Y/N)       (Y/N/Silent)   (Y/N)
------------------------------------------------------------------------------------------------------------------------
                     18   Y          N          N                   N             N           Y              Y
                     23   Y          N          N                   N             N           Y              Y
                     34   Y          N          N                   N             N           Y              Y
                     35   Y          N          N                   N             N           N              N
                     36   Y          N          N                   N             N           N              N
                     43   Y          N          N                   N             N           N              N
                     51   Y          N          N                   N             N           N              N
                     52   Y          N          N                   N             N           N              N
                     58   Y          N          N                   N             N           N              N
                     59   Y          N          N                   N             N           N              N
                     60   Y          N          N                   N             N           N              N
                     64   Y          Y          N                   N             N           Y              Y
                     65   Y          N          N                   N             N           N              N
                     68   Y          N          N                   N             N           N              N
                     70   Y          N          N                   N             N           N              N
                     72   Y          N          N                   N             N           N              N
                     76   Y          N          N                   N             N           N              N
                     84   Y          N          N                   N             N           Y              Y
                     85   Y          N          N                   N             N           N              N
                     86   Y          N          N                   N             N           Y              Y
                     88   Y          N          N                   N             N           N              N
                     93   Y          N          N                   N             N           N              N
                     94   Y          N          N                   N             N           N              N
                     97   Y          N          N                   N             N           N              N
                     98   Y          N          N                   N             N           N              N
                     99   Y          N          N                   N             N           N              N
                    101   Y          N          N                   N             N           N              N
                    105   Y          N          N                   N             N           N              N
                    106   Y          N          N                   N             N           N              N
                    112   Y          N          N                   N             N           N              N
                    113   Y          N          N                   N             N           N              N
                    114   Y          N          N                   N             N           N              N
                    115   Y          N          N                   N             N           N              N
                    116   Y          N          N                   N             N           N              N
                    117   Y          N          N                   N             N           N              N
                    131   Y          N          N                   N             N           N              N
                    132   Y          N          N                   N             N           N              N
                    137   Y          N          N                   N             N           N              N
                    142   Y          N          N                   N             N           N              N
                    145   Y          N          N                   N             N           Y              Y
                    146   Y          N          N                   N             N           N              N
                    161   Y          N          N                   N             N           N              N
                    166   Y          N          N                   N             N           Y              Y
                    167   Y          N          N                   N             N           N              N
                    190   Y          N          N                   N             N           Y              Y
                    192   Y          N          N                   N             N           Y              Y
                    193   Y          N          N                   N             N           N              N
                    194   Y          N          N                   N             N           N              N
                    201   Y          N          N                   N             N           N              N

Total/Weighted Average:



                                                                                                                          Future
                                                                                                            Additional    Additional
                          Description                                                           Standstill  Financing     Financing
                          of                                                                    Agreement   Permitted     Secured
Loan                      Current                                                               in          In            by
Pool                      Additional                                                            Place       Future        Property
No.                       Financing                                                             (Y/N)       (Y/N/Silent)  (Y/N)
------------------------------------------------------------------------------------------------------------------------------------
                     18   $2,500,000 Florida SAIL Loan; $400k Hillsborough City                 N           N             N
                          SHIP Loan; $118k Hillsborough City HOME Loan;
                     23   $572,866 SHIP Loan; $97,134 HOME Loan                                 N           N             N
                     34   $760,000 Hilsborough City-SHIP Loan;                                  N           N             N
                     35   NAP                                                                   N           N             N
                     36   NAP                                                                   N           N             N
                     43   NAP                                                                   N           N             N
                     51   NAP                                                                   N           N             N
                     52   NAP                                                                   N           N             N
                     58   NAP                                                                   N           N             N
                     59   NAP                                                                   N           N             N
                     60   NAP                                                                   N           N             N
                     64   $302,515 second deed of trust to the                                  N           N             N
                          California Housing Finance Agency;
                     65   NAP                                                                   N           N             N
                     68   NAP                                                                   N           N             N
                     70   NAP                                                                   N           N             N
                     72   NAP                                                                   N           N             N
                     76   NAP                                                                   N           N             N
                     84   $1.5M NJ Dept of Comm. Affairs; $549k Affordable Housing Solutions;   N           N             N
                     85   NAP                                                                   N           N             N
                     86   $1,000,000 Georgia Housing & Finance Auth;                            N           N             N
                     88   NAP                                                                   N           N             N
                     93   NAP                                                                   N           N             N
                     94   NAP                                                                   N           N             N
                     97   NAP                                                                   N           N             N
                     98   NAP                                                                   N           N             N
                     99   NAP                                                                   N           N             N
                    101   NAP                                                                   N           N             N
                    105   NAP                                                                   N           N             N
                    106   NAP                                                                   N           N             N
                    112   NAP                                                                   N           N             N
                    113   NAP                                                                   N           N             N
                    114   NAP                                                                   N           N             N
                    115   NAP                                                                   N           N             N
                    116   NAP                                                                   N           N             N
                    117   NAP                                                                   N           N             N
                    131   NAP                                                                   N           N             N
                    132   NAP                                                                   N           N             N
                    137   NAP                                                                   N           N             N
                    142   NAP                                                                   N           N             N
                    145   $318,738 ADPC Corporation                                             N           N             N
                    146   NAP                                                                   N           N             N
                    161   NAP                                                                   N           N             N
                    166   $399,275 subordinated Deed of Trust to                                N           N             N
                          The State of Utah Housing Trust Fund
                    167   NAP                                                                   N           N             N
                    190   $131,000 Salt Lake City HOME Loan;                                    N           N             N
                    192   $500,000 subordinate 2nd mgt to South Carolina                        N           N             N
                          State housing Finance and Development
                    193   NAP                                                                   N           N             N
                    194   NAP                                                                   N           N             N
                    201   NAP                                                                   N           N             N

Total/Weighted Average:



                          Description                               No.
                          of                        Sec.            of          Sec.
Loan                      Future        Number      8               Sec.        42
Pool                      Additional    Times       (Multifamily)   8           (Multifamily)
No.                       Financing     Delinquent  (Y/N)           Units       (Y/N)
----------------------------------------------------------------------------------------------
                     18   NAP                   0   N               NAP         Y
                     23   NAP                   0   N               NAP         Y
                     34   NAP                   0   N               NAP         Y
                     35   NAP                   0   N               NAP         Y
                     36   NAP                   0   N               NAP         Y
                     43   NAP                   0   N               NAP         Y
                     51   NAP                   0   N               NAP         Y
                     52   NAP                   0   N               NAP         Y
                     58   NAP                   0   N               NAP         Y
                     59   NAP                   0   N               NAP         Y
                     60   NAP                   0   N               NAP         Y
                     64   NAP                   0   N               NAP         Y
                     65   NAP                   0   N               NAP         Y
                     68   NAP                   0   N               NAP         Y
                     70   NAP                   0   N               NAP         Y
                     72   NAP                   0   N               NAP         Y
                     76   NAP                   0   N               NAP         Y
                     84   NAP                   0   N               NAP         Y
                     85   NAP                   0   N               NAP         Y
                     86   NAP                   0   N               NAP         Y
                     88   NAP                   0   N               NAP         Y
                     93   NAP                   0   N               NAP         Y
                     94   NAP                   0   Y                90         Y
                     97   NAP                   0   N               NAP         Y
                     98   NAP                   0   N               NAP         Y
                     99   NAP                   0   N               NAP         Y
                    101   NAP                   0   N               NAP         Y
                    105   NAP                   0   N               NAP         Y
                    106   NAP                   0   N               NAP         Y
                    112   NAP                   0   N               NAP         Y
                    113   NAP                   0   N               NAP         Y
                    114   NAP                   0   N               NAP         Y
                    115   NAP                   0   N               NAP         Y
                    116   NAP                   0   N               NAP         Y
                    117   NAP                   0   N               NAP         Y
                    131   NAP                   0   N               NAP         Y
                    132   NAP                   0   N               NAP         Y
                    137   NAP                   0   N               NAP         Y
                    142   NAP                   0   N               NAP         Y
                    145   NAP                   0   N               NAP         Y
                    146   NAP                   0   N               NAP         Y
                    161   NAP                   0   N               NAP         Y
                    166   NAP                   0   N               NAP         Y
                    167   NAP                   0   N               NAP         Y
                    190   NAP                   0   N               NAP         Y
                    192   NAP                   0   N               NAP         Y
                    193   NAP                   0   N               NAP         Y
                    194   NAP                   0   N               NAP         Y
                    201   NAP                   0   N               NAP         Y

Total/Weighted Average:


                                                                   Partial
                            No.                                    Collateral    Outparcel   Outparcel
                            of          Partial      Partial       Release       or          or
Loan                        Sec.        Collateral   Collateral    Prepayment    Other       Other
Pool                        42          Release      Release       Penalty       Release     Release
No.                         Units       (Y/N)        Description   Description   (Y/N)       Description
---------------------------------------------------------------------------------------------------------------
                     18       376       N            NAP           NAP           N           NAP
                     23       283       N            NAP           NAP           N           NAP
                     34       252       N            NAP           NAP           N           NAP
                     35       224       N            NAP           NAP           N           NAP
                     36       165       N            NAP           NAP           N           NAP
                     43       150       N            NAP           NAP           N           NAP
                     51        99       N            NAP           NAP           N           NAP
                     52       176       N            NAP           NAP           N           NAP
                     58       164       N            NAP           NAP           N           NAP
                     59        40       N            NAP           NAP           N           NAP
                     60       144       N            NAP           NAP           N           NAP
                     64       132       N            NAP           NAP           N           NAP
                     65       104       N            NAP           NAP           N           NAP
                     68       164       N            NAP           NAP           N           NAP
                     70       144       N            NAP           NAP           N           NAP
                     72       111       N            NAP           NAP           N           NAP
                     76       120       N            NAP           NAP           N           NAP
                     84       122       N            NAP           NAP           N           NAP
                     85       144       N            NAP           NAP           N           NAP
                     86       225       N            NAP           NAP           N           NAP
                     88       108       N            NAP           NAP           N           NAP
                     93       140       N            NAP           NAP           N           NAP
                     94        90       N            NAP           NAP           N           NAP
                     97       120       N            NAP           NAP           N           NAP
                     98       120       N            NAP           NAP           N           NAP
                     99        96       N            NAP           NAP           N           NAP
                    101       105       N            NAP           NAP           N           NAP
                    105       108       N            NAP           NAP           N           NAP
                    106        92       N            NAP           NAP           N           NAP
                    112       132       N            NAP           NAP           N           NAP
                    113        88       N            NAP           NAP           N           NAP
                    114       108       N            NAP           NAP           N           NAP
                    115       120       N            NAP           NAP           N           NAP
                    116       120       N            NAP           NAP           N           NAP
                    117       100       N            NAP           NAP           N           NAP
                    131       144       N            NAP           NAP           N           NAP
                    132       108       N            NAP           NAP           N           NAP
                    137        72       N            NAP           NAP           N           NAP
                    142        81       N            NAP           NAP           N           NAP
                    145        69       N            NAP           NAP           N           NAP
                    146       112       N            NAP           NAP           N           NAP
                    161        62       N            NAP           NAP           N           NAP
                    166        80       N            NAP           NAP           N           NAP
                    167        90       N            NAP           NAP           N           NAP
                    190        40       N            NAP           NAP           N           NAP
                    192        72       N            NAP           NAP           N           NAP
                    193        76       N            NAP           NAP           N           NAP
                    194        69       N            NAP           NAP           N           NAP
                    201        60       N            NAP           NAP           N           NAP

Total/Weighted Average:


                                                        Voluntary
                                                        Partial
                                                        Prepayment
                                                        Permitted
                                                        (Y/N)
                                                        (escrows,
Loan                      Substitution   Substitution   LOCs,        Partial
Pool                      Allowed        Provision      other,       Prepayment
No.                       (Y/N)          Description    etc.)        Description
------------------------------------------------------------------------------------------------
                     18   N              NAP            N            NAP
                     23   N              NAP            N            NAP
                     34   N              NAP            N            NAP
                     35   N              NAP            N            NAP
                     36   N              NAP            N            NAP
                     43   N              NAP            N            NAP
                     51   N              NAP            N            NAP
                     52   N              NAP            Y            Payment of Principal
                     58   N              NAP            Y            Payment of Principal
                     59   N              NAP            Y            Payment of Principal
                     60   N              NAP            N            NAP
                     64   N              NAP            N            NAP
                     65   N              NAP            N            NAP
                     68   N              NAP            Y            Payment of Principal
                     70   N              NAP            N            NAP
                     72   N              NAP            N            NAP
                     76   N              NAP            N            NAP
                     84   N              NAP            N            NAP
                     85   N              NAP            N            NAP
                     86   N              NAP            Y            Payment of Principal
                     88   N              NAP            N            NAP
                     93   N              NAP            N            NAP
                     94   N              NAP            N            NAP
                     97   N              NAP            Y            Payment of Principal
                     98   N              NAP            N            NAP
                     99   N              NAP            N            NAP
                    101   N              NAP            N            NAP
                    105   N              NAP            Y            Payment of Principal
                    106   N              NAP            N            NAP
                    112   N              NAP            N            NAP
                    113   N              NAP            N            NAP
                    114   N              NAP            N            NAP
                    115   N              NAP            Y            Payment of Principal
                    116   N              NAP            Y            Payment of Principal
                    117   N              NAP            N            NAP
                    131   N              NAP            N            NAP
                    132   N              NAP            Y            Payment of Principal
                    137   N              NAP            Y            Payment of Principal
                    142   N              NAP            N            NAP
                    145   N              NAP            N            NAP
                    146   N              NAP            N            NAP
                    161   N              NAP            N            NAP
                    166   N              NAP            Y            Payment of Principal
                    167   N              NAP            N            NAP
                    190   N              NAP            N            NAP
                    192   N              NAP            N            NAP
                    193   N              NAP            N            NAP
                    194   N              NAP            N            NAP
                    201   N              NAP            N            NAP

Total/Weighted Average:



                           Day
                           Prepayment
                           Allowed
Loan                       (plus                              LO
Pool                       accrued                            End
No.                        interest?)   Seasoning       LO    Date         DEF        DEF+1      DEF/YM1    YM
---------------------------------------------------------------------------------------------------------------------
                     18    Due Date           31        169   09/09/2016
                     23    Due Date           55        120   08/09/2010
                     34    Due Date           31        169   09/09/2016
                     35    Due Date           64        120   11/09/2009
                     36    Due Date           32        119   06/09/2012
                     43    Due Date           45        118   03/31/2011
                     51    Due Date           29        168   10/09/2016
                     52    Due Date           98        120   12/31/2006
                     58    Due Date           78        119   08/09/2008
                     59    Due Date           78        119   08/09/2008
                     60    Due Date           20        177   03/09/2018
                     64    Due Date           13        167   01/09/2018
                     65    Due Date           41        119   09/09/2011
                     68    Due Date           91        119   07/09/2007
                     70    Due Date           73        119   12/31/2008
                     72    Due Date           33        120   06/09/2012
                     76    Due Date           26        168   01/09/2016
                     84    Due Date           80        120   06/30/2008
                     85    Due Date           78        120   09/09/2008
                     86    Due Date          109        120   01/31/2006
                     88    Due Date           68        119   06/09/2009
                     93    Due Date           71        119   03/09/2009
                     94    Due Date           27        168   11/10/2016
                     97    Due Date           91        120   07/31/2007
                     98    Due Date           68        119   06/09/2009
                     99    Due Date           73        119   12/31/2008
                    101    Due Date           60        119   01/31/2010
                    105    Due Date           97        120   01/31/2007
                    106    Due Date           44        177   04/09/2016
                    112    Due Date           43        120   08/09/2011
                    113    Due Date           64        119   09/30/2009
                    114    Due Date           73        119   01/09/2009
                    115    Due Date           99        119   10/31/2006
                    116    Due Date           99        119   10/31/2006
                    117    Due Date           36        169   04/09/2016
                    131    Due Date           45        211   12/31/2018
                    132    Due Date           99        120   11/30/2006
                    137    Due Date           95        120   03/31/2007
                    142    Due Date           61        145   02/28/2012                                          58
                    145    Due Date           70        119   04/09/2009
                    146    Due Date           25        168   02/09/2017
                    161    Due Date           40        168   11/09/2015
                    166    Due Date           96        120   02/28/2007
                    167    Due Date           30        169   10/09/2016
                    190    Due Date           61        120   01/31/2010
                    192    Due Date           21        165   03/09/2017
                    193    Due Date           37        120   02/09/2012
                    194    Due Date           35        169   05/09/2016
                    201    Due Date           62        120   12/31/2009

Total/Weighted Average:




Loan
Pool
No.                            YM1        YM2            6.0%       5.0%       4.8%       4.0%       3.6%        3.0%       2.4%
-------------------------------------------------------------------------------------------------------------------------------
                     18          8
                     23         92
                     34          8
                     35         92
                     36         93
                     43         58
                     51          8
                     52         56
                     58         93
                     59         93
                     60          0
                     64          0        7
                     65         93
                     68         60
                     70         57
                     72         57
                     76          9
                     84         92
                     85         92
                     86        176
                     88         93
                     93         93
                     94         69
                     97         56
                     98         93
                     99         93
                    101         93
                    105         92
                    106
                    112         57
                    113         93
                    114         93
                    115         93
                    116         93
                    117          8
                    131          2
                    132         56
                    137         92
                    142
                    145         57
                    146          9
                    161          8
                    166         89
                    167          8
                    190         92
                    192          1
                    193         93
                    194          8
                    201         53

Total/Weighted Average:



Loan                                                                              Primary    Correspondent/   Master
Pool                                                                              Servicer   Subservicer      Servicer
No.                            2.0%       1.2%       1.0%   Open YM Formulas      Fee        Fee              Fee
--------------------------------------------------------------------------------------------------------------------------
                     18                                     3
                     23                                     4
                     34                                     3
                     35                                     4
                     36                                     4
                     43                                     3
                     51                                     4
                     52                                     4
                     58                                     4
                     59                                     4
                     60                                     3
                     64                                     6
                     65                                     4
                     68                                     7
                     70                                     4
                     72                                     3
                     76                                     3
                     84                                     4
                     85                                     4
                     86                                     4
                     88                                     4
                     93                                     4
                     94                                     3
                     97                                     4
                     98                                     4
                     99                                     4
                    101                                     4
                    105                                     4
                    106                                     3
                    112                                     3
                    113                                     4
                    114                                     4
                    115                                     4
                    116                                     4
                    117                                     3
                    131                                     3
                    132                                     4
                    137                                     4
                    142                                     4
                    145                                     4
                    146                                     3
                    161                                     4
                    166                                     7
                    167                                     3
                    190                                     4
                    192                                     3
                    193                                     3
                    194                                     3
                    201                                     7

Total/Weighted Average:



                                                     Cooperative
                                                     Value
                                                     as                                                             Cutoff
Loan                      Trustee   Administrative   a                                                              LTV
Pool                      Annual    Cost             Rental        Unsold    Sponsor   Investor   Coop    Sponsor   as
No.                       Fee       Rate             Property      Percent   Units     Units      Units   Carry     Rental
--------------------------------------------------------------------------------------------------------------------------
                     18                              NAP           NAP       NAP       NAP        NAP     NAP       NAP
                     23                              NAP           NAP       NAP       NAP        NAP     NAP       NAP
                     34                              NAP           NAP       NAP       NAP        NAP     NAP       NAP
                     35                              NAP           NAP       NAP       NAP        NAP     NAP       NAP
                     36                              NAP           NAP       NAP       NAP        NAP     NAP       NAP
                     43                              NAP           NAP       NAP       NAP        NAP     NAP       NAP
                     51                              NAP           NAP       NAP       NAP        NAP     NAP       NAP
                     52                              NAP           NAP       NAP       NAP        NAP     NAP       NAP
                     58                              NAP           NAP       NAP       NAP        NAP     NAP       NAP
                     59                              NAP           NAP       NAP       NAP        NAP     NAP       NAP
                     60                              NAP           NAP       NAP       NAP        NAP     NAP       NAP
                     64                              NAP           NAP       NAP       NAP        NAP     NAP       NAP
                     65                              NAP           NAP       NAP       NAP        NAP     NAP       NAP
                     68                              NAP           NAP       NAP       NAP        NAP     NAP       NAP
                     70                              NAP           NAP       NAP       NAP        NAP     NAP       NAP
                     72                              NAP           NAP       NAP       NAP        NAP     NAP       NAP
                     76                              NAP           NAP       NAP       NAP        NAP     NAP       NAP
                     84                              NAP           NAP       NAP       NAP        NAP     NAP       NAP
                     85                              NAP           NAP       NAP       NAP        NAP     NAP       NAP
                     86                              NAP           NAP       NAP       NAP        NAP     NAP       NAP
                     88                              NAP           NAP       NAP       NAP        NAP     NAP       NAP
                     93                              NAP           NAP       NAP       NAP        NAP     NAP       NAP
                     94                              NAP           NAP       NAP       NAP        NAP     NAP       NAP
                     97                              NAP           NAP       NAP       NAP        NAP     NAP       NAP
                     98                              NAP           NAP       NAP       NAP        NAP     NAP       NAP
                     99                              NAP           NAP       NAP       NAP        NAP     NAP       NAP
                    101                              NAP           NAP       NAP       NAP        NAP     NAP       NAP
                    105                              NAP           NAP       NAP       NAP        NAP     NAP       NAP
                    106                              NAP           NAP       NAP       NAP        NAP     NAP       NAP
                    112                              NAP           NAP       NAP       NAP        NAP     NAP       NAP
                    113                              NAP           NAP       NAP       NAP        NAP     NAP       NAP
                    114                              NAP           NAP       NAP       NAP        NAP     NAP       NAP
                    115                              NAP           NAP       NAP       NAP        NAP     NAP       NAP
                    116                              NAP           NAP       NAP       NAP        NAP     NAP       NAP
                    117                              NAP           NAP       NAP       NAP        NAP     NAP       NAP
                    131                              NAP           NAP       NAP       NAP        NAP     NAP       NAP
                    132                              NAP           NAP       NAP       NAP        NAP     NAP       NAP
                    137                              NAP           NAP       NAP       NAP        NAP     NAP       NAP
                    142                              NAP           NAP       NAP       NAP        NAP     NAP       NAP
                    145                              NAP           NAP       NAP       NAP        NAP     NAP       NAP
                    146                              NAP           NAP       NAP       NAP        NAP     NAP       NAP
                    161                              NAP           NAP       NAP       NAP        NAP     NAP       NAP
                    166                              NAP           NAP       NAP       NAP        NAP     NAP       NAP
                    167                              NAP           NAP       NAP       NAP        NAP     NAP       NAP
                    190                              NAP           NAP       NAP       NAP        NAP     NAP       NAP
                    192                              NAP           NAP       NAP       NAP        NAP     NAP       NAP
                    193                              NAP           NAP       NAP       NAP        NAP     NAP       NAP
                    194                              NAP           NAP       NAP       NAP        NAP     NAP       NAP
                    201                              NAP           NAP       NAP       NAP        NAP     NAP       NAP

Total/Weighted Average:



Loan
Pool                       Coop
No.                        Sponsor/Investor
---------------------------------------------------
                     18    NAP
                     23    NAP
                     34    NAP
                     35    NAP
                     36    NAP
                     43    NAP
                     51    NAP
                     52    NAP
                     58    NAP
                     59    NAP
                     60    NAP
                     64    NAP
                     65    NAP
                     68    NAP
                     70    NAP
                     72    NAP
                     76    NAP
                     84    NAP
                     85    NAP
                     86    NAP
                     88    NAP
                     93    NAP
                     94    NAP
                     97    NAP
                     98    NAP
                     99    NAP
                    101    NAP
                    105    NAP
                    106    NAP
                    112    NAP
                    113    NAP
                    114    NAP
                    115    NAP
                    116    NAP
                    117    NAP
                    131    NAP
                    132    NAP
                    137    NAP
                    142    NAP
                    145    NAP
                    146    NAP
                    161    NAP
                    166    NAP
                    167    NAP
                    190    NAP
                    192    NAP
                    193    NAP
                    194    NAP
                    201    NAP

Total/Weighted Average:

                                   SCHEDULE V

                             NCB, FSB LOAN SCHEDULE


MSCI 2005-IQ9
NCB, FSB Accounting Tape
February 15, 2005

      Single Note/ Multiple Properties
      Cross Collateralized/Cross defaulted

Loan Pool No.             Mortgage Loan Seller   Loan Number   Property Name
-----------------------------------------------------------------------------------------------------------
19                        NCB,FSB                  470037420   201 E. 77 Owners Corp.
21                        NCB,FSB                  470037790   Noble Square Cooperative
39                        NCB,FSB                  470038560   Eastwyck Village Towne Houses, Inc.
47                        NCB,FSB                  470038460   Burns Street Owners Corp.
48                        NCB,FSB                  470039100   333 East 75th St. Owners Corp.
53                        NCB,FSB                  470038930   Caton Towers Owners Corp.
54                        NCB,FSB                  479000960   East First Avenue, LLC
55                        NCB,FSB                  470038760   245 East 72nd Owners Corp.
66                        NCB,FSB                  470039470   Stonegate X Apartment Owners Corp.
67                        NCB,FSB                  470036760   Newport Apartments, Inc.
73                        NCB,FSB                  470039600   Madison 79 Associates, Inc.
74                        NCB,FSB                  470032790   Kensington Gate Owners Incorporated
77                        NCB,FSB                  470033380   1523 Central Park Avenue Owners, Inc.
82                        NCB,FSB                  470036780   London Towne Houses, Inc.
83                        NCB,FSB                  470034710   Park Town Cooperative Homes No.1, Inc.
87                        NCB,FSB                  470036100   Ramapo Towers Owners Corp.
95                        NCB,FSB                  479001330   Silver Hill Station
102                       NCB,FSB                  470037010   Gothic Tenants' Corp.
107                       NCB,FSB                  470036910   Columbus W. 82 Apartments Corp.
108                       NCB,FSB                  479001130   Shoppes at Boaz
118                       NCB,FSB                  479001110   Corporate Center Three Office
120                       NCB,FSB                  470039360   114 Owner's Inc.
121                       NCB,FSB                  470039790   Bonnie Crest Owners Corp.
127                       NCB,FSB                  470037040   Brisbane House, Inc.
133                       NCB,FSB                  479001160   Keyfoods
135                       NCB,FSB                  470039080   666 Apartment Corp.
140                       NCB,FSB                  470036020   46 West 95th Street Owners Corp.
141                       NCB,FSB                  470039270   230 Park South Apartments, Inc.
148                       NCB,FSB                  470036920   Palmbrook Gardens Tenants Corp.
151                       NCB,FSB                  470036510   Glen Manor Apartments Corp.
152                       NCB,FSB                  470036370   67-35 Yellowstone Blvd. Owners Corp.
155                       NCB,FSB                  470039010   Inwood Gardens, Inc.
156                       NCB,FSB                  470035160   Netherland Gardens Owners, Inc.
158                       NCB,FSB                  470037570   Hyde Park Cooperative
162                       NCB,FSB                  470038850   75th Street Apartment, Inc.
169                       NCB,FSB                  470037620   The Mews at Roosevelt Owners Corp.
171                       NCB,FSB                  470038020   270 West End Tenants Corp.
173                       NCB,FSB                  470036320   3065 Sedgwick Owners Corporation
176                       NCB,FSB                  470037030   North Park Cooperative
177                       NCB,FSB                  470036640   61 Irving Place Corporation
178                       NCB,FSB                  470038950   160 East 27th Owners Corporation
182                       NCB,FSB                  470040230   Tova Realty Corp.
183                       NCB,FSB                  470039400   1199 Ocean Avenue Tenants Corp.
184                       NCB,FSB                  470034270   110-34 73rd Owners Corp.
186                       NCB,FSB                  470034870   Michelle Tenants Corp.
187                       NCB,FSB                  470038700   Cavanaugh Court Owners, Inc.
196                       NCB,FSB                  470037660   2620 Ocean Owners Corp.
199                       NCB,FSB                  470032860   3123 Bailey Avenue Owners, Inc.
206                       NCB,FSB                  470036170   7 Great Jones Corp.
207                       NCB,FSB                  470036580   40 E. 19th St. Corp.
208                       NCB,FSB                  470034410   Steven Lee House, Inc.
211                       NCB,FSB                  470039570   133 Beach Apt. Corp.
212                       NCB,FSB                  470039210   St. Charles Housing Corp.
217                       NCB,FSB                  470038870   440 Warburton Avenue Corporation
218                       NCB,FSB                  470038620   Trinity Arms Ltd.
221                       NCB,FSB                  470034580   444-446 East 58th Owners Corp.
222                       NCB,FSB                  470037980   323 West 83rd Owners Corp.
223                       NCB,FSB                  479001200   Howell Heritage Plaza Condominiums
225                       NCB,FSB                  470037610   Florence Court Corporation
226                       NCB,FSB                  470036540   Garden Lofts Corp.
227                       NCB,FSB                  470036690   120-10-12 85th Ave. Owners Corp.
229                       NCB,FSB                  470032920   525 West Owners Corp.
232                       NCB,FSB                  470036890   Charles St. Tenants Corp.
235                       NCB,FSB                  470038740   214 Clinton St./147 Pacific St. Owners Corp.
236                       NCB,FSB                  470036240   214 West 17 Apartment Corp.
237                       NCB,FSB                  470038830   White Oak Cooperative Housing Corp.
238                       NCB,FSB                  470039540   222 Smith Street Owners, Inc.
241                       NCB,FSB                  470038650   84-02 Beverly Apartments Corp.
242                       NCB,FSB                  470036620   29 West 74 Corp.
244                       NCB,FSB                  470036390   139 E. 66 St. Corporation
245                       NCB,FSB                  470038980   169 Spring Owners Corp.
246                       NCB,FSB                  470039310   54 W. 82nd Street Realty Corp.
247                       NCB,FSB                  470039690   656 Carroll Tenants Corp.

Total/Weighted Average:

Loan Pool No.             Portfolio Name (if applicable)
--------------------------------------------------------
19                        NAP
21                        NAP
39                        NAP
47                        NAP
48                        NAP
53                        NAP
54                        NAP
55                        NAP
66                        NAP
67                        NAP
73                        NAP
74                        NAP
77                        NAP
82                        NAP
83                        NAP
87                        NAP
95                        NAP
102                       NAP
107                       NAP
108                       NAP
118                       NAP
120                       NAP
121                       NAP
127                       NAP
133                       NAP
135                       NAP
140                       NAP
141                       NAP
148                       NAP
151                       NAP
152                       NAP
155                       NAP
156                       NAP
158                       NAP
162                       NAP
169                       NAP
171                       NAP
173                       NAP
176                       NAP
177                       NAP
178                       NAP
182                       NAP
183                       NAP
184                       NAP
186                       NAP
187                       NAP
196                       NAP
199                       NAP
206                       NAP
207                       NAP
208                       NAP
211                       NAP
212                       NAP
217                       NAP
218                       NAP
221                       NAP
222                       NAP
223                       NAP
225                       NAP
226                       NAP
227                       NAP
229                       NAP
232                       NAP
235                       NAP
236                       NAP
237                       NAP
238                       NAP
241                       NAP
242                       NAP
244                       NAP
245                       NAP
246                       NAP
247                       NAP

Total/Weighted Average:

Loan Pool No.             Street Address
----------------------------------------------------------------------------------------------------------------------
19                        201 East 77th Street
21                        1165 North Milwaukee Avenue
39                        2892 Eastwyck Circle
47                        68-12, 20, 30, 36 and 44 Burns Street
48                        333 East 75th Street
53                        135 Ocean Parkway
54                        1800 East 1st Avenue & 1744/1770 East 2nd Avenue
55                        245 East 72nd Street
66                        30-220 Parkside Drive
67                        42-65 Kissena Boulevard
73                        50 East 79th Street
74                        One Kensington Gate
77                        1523 Central Park Avenue
82                        308 Scott Street, Southwest
83                        858 Wade Walk
87                        30/40 South Cole Avenue
95                        4025 Silver Hill Road
102                       84-50 169th Street
107                       139 West 82nd Street
108                       2081 Highway 431 South
118                       4452 Corporate Lane
120                       114 East 90th Street
121                       629 Kappock Street
127                       1215 Fifth Avenue
133                       35 Pleasantville Road
135                       666 Pelham Road
140                       46 West 95th Street
141                       230 Central Park South
148                       781, 793, & 811 Palmer Road
151                       600 Pelham Road
152                       67-35 Yellowstone Blvd.
155                       45 Fairview Avenue
156                       205 West Post Road/2 Soundview Avenue
158                       1969 Hyde Park Drive
162                       120 East 75th Street
169                       147-11 to 147-19 Roosevelt Avenue, 38-11 to 38-23 147th Street, 147-06 to 147-18 38th Avenue
171                       270 West End Avenue
173                       3065 Sedgwick Avenue
176                       2190 Hyde Park Drive
177                       61 Irving Place
178                       160 East 27th Street
182                       42-22 Ketcham Street
183                       1199 Ocean Avenue
184                       110-34 73rd Road
186                       210-50 41st Avenue
187                       1526 17th Street, N.W.
196                       2620 Ocean Parkway
199                       3123 Bailey Avenue
206                       7 Great Jones Street
207                       40 East 19th Street
208                       3200 Netherland Avenue
211                       133 Beach 120th Street
212                       275-279 Hicks Street
217                       440 Warburton Avenue
218                       25 Trinity Place
221                       444-446 East 58th Street
222                       323 West 83rd Street
223                       3548 US Highway 9
225                       187 Hicks Street
226                       131 & 133 West 28th Street
227                       120-10-12 85th Avenue
229                       525 West 236th Street
232                       151-157 Charles Street
235                       214 Clinton Street & 147 Pacific Street
236                       214 West 17th Street
237                       50-60 and 51-61 White Oak Street
238                       222 Smith Street
241                       84-02 Beverly Road
242                       29 West 74th Street
244                       139 East 66th Street
245                       167-169 Spring Street
246                       54 West 82nd Street
247                       656 Carroll Street

Total/Weighted Average:

Loan Pool No.             County                 City             State   North or South CA (NCA/SCA)   Zip Code
----------------------------------------------------------------------------------------------------------------
19                        New York               New York         NY      NAP                              10021
21                        Cook                   Chicago          IL      NAP                              60622
39                        DeKalb                 Decatur          GA      NAP                              30032
47                        Queens                 Forest Hills     NY      NAP                              11375
48                        New York               New York         NY      NAP                              10021
53                        Kings                  Brooklyn         NY      NAP                              11218
54                        Anchorage              Anchorage        AK      NAP                              99501
55                        New York               New York         NY      NAP                              10021
66                        Rockland               Suffern          NY      NAP                              10901
67                        Queens                 Flushing         NY      NAP                              11355
73                        New York               New York         NY      NAP                              10021
74                        Nassau                 Great Neck       NY      NAP                              11021
77                        Westchester            Yonkers          NY      NAP                              10704
82                        Fulton                 Atlanta          GA      NAP                              30311
83                        Hamilton               Cincinnati       OH      NAP                              45214
87                        Rockland               Spring Valley    NY      NAP                              10977
95                        Prince George          Suitland         MD      NAP                              20746
102                       Queens                 Jamaica          NY      NAP                              11432
107                       New York               New York         NY      NAP                              10024
108                       Marshall               Boaz             AL      NAP                              35957
118                       Virginia Beach City    Virginia Beach   VA      NAP                              23462
120                       New York               New York         NY      NAP                              10028
121                       Bronx                  Bronx            NY      NAP                              10463
127                       New York               New York         NY      NAP                              10029
133                       Westchester            Pleasantville    NY      NAP                              10570
135                       Westchester            New Rochelle     NY      NAP                              10805
140                       New York               New York         NY      NAP                              10025
141                       New York               New York         NY      NAP                              10019
148                       Westchester            Yonkers          NY      NAP                              10708
151                       Westchester            New Rochelle     NY      NAP                              10573
152                       Queens                 Forest Hills     NY      NAP                              11375
155                       New York               New York         NY      NAP                              10040
156                       Westchester            White Plains     NY      NAP                              10606
158                       Wayne                  Detroit          MI      NAP                              48207
162                       New York               New York         NY      NAP                              10021
169                       Queens                 Flushing         NY      NAP                              11354
171                       New York               New York         NY      NAP                              10023
173                       Bronx                  Bronx            NY      NAP                              10468
176                       Wayne                  Detroit          MI      NAP                              48207
177                       New York               New York         NY      NAP                              10003
178                       New York               New York         NY      NAP                              10016
182                       Queens                 Elmhurst         NY      NAP                              11373
183                       Kings                  Brooklyn         NY      NAP                              11230
184                       Queens                 Forest Hills     NY      NAP                              11375
186                       Queens                 Bayside          NY      NAP                              11361
187                       District of Columbia   Washington       DC      NAP                              20036
196                       Kings                  Brooklyn         NY      NAP                              11233
199                       Bronx                  Bronx            NY      NAP                              10463
206                       New York               New York         NY      NAP                              10012
207                       New York               New York         NY      NAP                              10003
208                       Bronx                  Riverdale        NY      NAP                              10463
211                       Queens                 Rockaway Park    NY      NAP                              11694
212                       Kings                  Brooklyn         NY      NAP                              11201
217                       Westchester            Yonkers          NY      NAP                              10701
218                       Westchester            New Rochelle     NY      NAP                              10805
221                       New York               New York         NY      NAP                              10022
222                       New York               New York         NY      NAP                              10024
223                       Monmouth               Howell           NJ      NAP                              07731
225                       Kings                  Brooklyn         NY      NAP                              11201
226                       New York               New York         NY      NAP                              10001
227                       Queens                 Kew Gardens      NY      NAP                              11415
229                       Bronx                  Riverdale        NY      NAP                              10463
232                       New York               New York         NY      NAP                              10014
235                       Kings                  Brooklyn         NY      NAP                              11201
236                       New York               New York         NY      NAP                              10011
237                       Westchester            New Rochelle     NY      NAP                              10801
238                       Nassau                 Freeport         NY      NAP                              11520
241                       Queens                 Kew Gardens      NY      NAP                              11415
242                       New York               New York         NY      NAP                              10023
244                       New York               New York         NY      NAP                              10021
245                       New York               New York         NY      NAP                              10012
246                       New York               New York         NY      NAP                              10024
247                       Kings                  Brooklyn         NY      NAP                              11215

Total/Weighted Average:

Loan Pool No.             MSA                                        Property Type   Property Sub-Type   Number of Properties
-----------------------------------------------------------------------------------------------------------------------------
19                        New York                                   Multifamily     Cooperative                            1
21                        Chicago                                    Multifamily     Cooperative                            1
39                        Atlanta                                    Multifamily     Cooperative                            1
47                        New York                                   Multifamily     Cooperative                            1
48                        New York                                   Multifamily     Cooperative                            1
53                        New York                                   Multifamily     Cooperative                            1
54                        Anchorage                                  Industrial      Warehouse                              1
55                        New York                                   Multifamily     Cooperative                            1
66                        New York                                   Multifamily     Cooperative                            1
67                        New York                                   Multifamily     Cooperative                            1
73                        New York                                   Multifamily     Cooperative                            1
74                        New York                                   Multifamily     Cooperative                            1
77                        New York                                   Multifamily     Cooperative                            1
82                        Atlanta                                    Multifamily     Cooperative                            1
83                        Hamilton                                   Multifamily     Cooperative                            1
87                        New York                                   Multifamily     Cooperative                            1
95                        Washington-Baltimore                       Retail          Unanchored                             1
102                       New York                                   Multifamily     Cooperative                            1
107                       New York                                   Multifamily     Cooperative                            1
108                       NAP                                        Retail          Anchored                               1
118                       Norfolk-Virginia Beach-Newport News        Office          Urban                                  1
120                       New York                                   Multifamily     Cooperative                            1
121                       New York                                   Multifamily     Cooperative                            1
127                       New York                                   Multifamily     Cooperative                            1
133                       New York                                   Retail          Anchored                               1
135                       New York                                   Multifamily     Cooperative                            1
140                       New York                                   Multifamily     Cooperative                            1
141                       New York                                   Multifamily     Cooperative                            1
148                       New York                                   Multifamily     Cooperative                            1
151                       New York                                   Multifamily     Cooperative                            1
152                       New York                                   Multifamily     Cooperative                            1
155                       New York                                   Multifamily     Cooperative                            1
156                       New York                                   Multifamily     Cooperative                            1
158                       Detroit                                    Multifamily     Cooperative                            1
162                       New York                                   Multifamily     Cooperative                            1
169                       New York                                   Multifamily     Cooperative                            1
171                       New York                                   Multifamily     Cooperative                            1
173                       New York                                   Multifamily     Cooperative                            1
176                       Detroit                                    Multifamily     Cooperative                            1
177                       New York                                   Multifamily     Cooperative                            1
178                       New York                                   Multifamily     Cooperative                            1
182                       New York                                   Multifamily     Cooperative                            1
183                       New York                                   Multifamily     Cooperative                            1
184                       New York                                   Multifamily     Cooperative                            1
186                       New York                                   Multifamily     Cooperative                            1
187                       Washington                                 Multifamily     Cooperative                            1
196                       New York                                   Multifamily     Cooperative                            1
199                       New York                                   Multifamily     Cooperative                            1
206                       New York                                   Multifamily     Cooperative                            1
207                       New York                                   Multifamily     Cooperative                            1
208                       New York                                   Multifamily     Cooperative                            1
211                       New York                                   Multifamily     Cooperative                            1
212                       New York                                   Multifamily     Cooperative                            1
217                       New York                                   Multifamily     Cooperative                            1
218                       New York                                   Multifamily     Cooperative                            1
221                       New York                                   Multifamily     Cooperative                            1
222                       New York                                   Multifamily     Cooperative                            1
223                       New York-Northern New Jersey-Long Island   Office          Suburban                               1
225                       New York                                   Multifamily     Cooperative                            1
226                       New York                                   Multifamily     Cooperative                            1
227                       New York                                   Multifamily     Cooperative                            1
229                       New York                                   Multifamily     Cooperative                            1
232                       New York                                   Multifamily     Cooperative                            1
235                       New York                                   Multifamily     Cooperative                            1
236                       New York                                   Multifamily     Cooperative                            1
237                       New York                                   Multifamily     Cooperative                            1
238                       New York                                   Multifamily     Cooperative                            1
241                       New York                                   Multifamily     Cooperative                            1
242                       New York                                   Multifamily     Cooperative                            1
244                       New York                                   Multifamily     Cooperative                            1
245                       New York                                   Multifamily     Cooperative                            1
246                       New York                                   Multifamily     Cooperative                            1
247                       New York                                   Multifamily     Cooperative                            1

Total/Weighted Average:

Loan Pool No.             Original Balance   Cut-Off Date Balance (as of 02/01/2005)   Sort         % by Cut-off Date Balance
-----------------------------------------------------------------------------------------------------------------------------
19                             $13,500,000                               $13,500,000   13,500,000                         0.9%
21                             $12,500,000                               $12,489,357   12,489,357                         0.8%
39                              $7,625,000                                $7,595,665    7,595,665                         0.5%
47                              $6,000,000                                $5,986,831    5,986,831                         0.4%
48                              $6,000,000                                $5,986,627    5,986,627                         0.4%
53                              $5,500,000                                $5,477,786    5,477,786                         0.4%
54                              $5,500,000                                $5,385,748    5,385,748                         0.4%
55                              $5,400,000                                $5,382,778    5,382,778                         0.4%
66                              $4,700,000                                $4,685,132    4,685,132                         0.3%
67                              $4,700,000                                $4,680,710    4,680,710                         0.3%
73                              $4,500,000                                $4,500,000    4,500,000                         0.3%
74                              $4,500,000                                $4,500,000    4,500,000                         0.3%
77                              $4,300,000                                $4,286,026    4,286,026                         0.3%
82                              $4,000,000                                $3,983,799    3,983,799                         0.3%
83                              $4,000,000                                $3,973,523    3,973,523                         0.3%
87                              $3,700,000                                $3,690,386    3,690,386                         0.2%
95                              $3,500,000                                $3,496,999    3,496,999                         0.2%
102                             $3,250,000                                $3,240,085    3,240,085                         0.2%
107                             $3,000,000                                $2,992,635    2,992,635                         0.2%
108                             $3,000,000                                $2,984,617    2,984,617                         0.2%
118                             $2,700,000                                $2,678,914    2,678,914                         0.2%
120                             $2,600,000                                $2,600,000    2,600,000                         0.2%
121                             $2,600,000                                $2,599,070    2,599,070                         0.2%
127                             $2,500,000                                $2,500,000    2,500,000                         0.2%
133                             $2,500,000                                $2,473,971    2,473,971                         0.2%
135                             $2,400,000                                $2,392,697    2,392,697                         0.2%
140                             $2,300,000                                $2,296,657    2,296,657                         0.1%
141                             $2,300,000                                $2,294,810    2,294,810                         0.1%
148                             $2,100,000                                $2,091,212    2,091,212                         0.1%
151                             $2,000,000                                $2,000,000    2,000,000                         0.1%
152                             $2,000,000                                $1,995,858    1,995,858                         0.1%
155                             $2,000,000                                $1,991,218    1,991,218                         0.1%
156                             $2,000,000                                $1,991,018    1,991,018                         0.1%
158                             $2,000,000                                $1,984,552    1,984,552                         0.1%
162                             $1,900,000                                $1,900,000    1,900,000                         0.1%
169                             $1,850,000                                $1,840,137    1,840,137                         0.1%
171                             $1,800,000                                $1,800,000    1,800,000                         0.1%
173                             $1,800,000                                $1,794,546    1,794,546                         0.1%
176                             $1,851,723                                $1,772,959    1,772,959                         0.1%
177                             $1,750,000                                $1,744,204    1,744,204                         0.1%
178                             $1,700,000                                $1,698,114    1,698,114                         0.1%
182                             $1,600,000                                $1,598,607    1,598,607                         0.1%
183                             $1,600,000                                $1,597,705    1,597,705                         0.1%
184                             $1,600,000                                $1,595,964    1,595,964                         0.1%
186                             $1,590,000                                $1,579,901    1,579,901                         0.1%
187                             $1,600,000                                $1,577,828    1,577,828                         0.1%
196                             $1,445,000                                $1,441,178    1,441,178                         0.1%
199                             $1,400,000                                $1,390,519    1,390,519                         0.1%
206                             $1,300,000                                $1,297,939    1,297,939                         0.1%
207                             $1,300,000                                $1,297,694    1,297,694                         0.1%
208                             $1,300,000                                $1,296,268    1,296,268                         0.1%
211                             $1,200,000                                $1,198,718    1,198,718                         0.1%
212                             $1,200,000                                $1,198,118    1,198,118                         0.1%
217                             $1,100,000                                $1,098,853    1,098,853                         0.1%
218                             $1,100,000                                $1,096,679    1,096,679                         0.1%
221                             $1,100,000                                $1,089,876    1,089,876                         0.1%
222                             $1,050,000                                $1,044,840    1,044,840                         0.1%
223                             $1,030,000                                $1,028,220    1,028,220                         0.1%
225                             $1,000,000                                  $997,371      997,371                         0.1%
226                             $1,000,000                                  $995,996      995,996                         0.1%
227                             $1,000,000                                  $992,558      992,558                         0.1%
229                             $1,000,000                                  $990,842      990,842                         0.1%
232                               $970,000                                  $966,294      966,294                         0.1%
235                               $840,000                                  $836,775      836,775                         0.1%
236                               $800,000                                  $800,000      800,000                         0.1%
237                               $800,000                                  $798,680      798,680                         0.1%
238                               $700,000                                  $699,183      699,183                         0.0%
241                               $650,000                                  $645,896      645,896                         0.0%
242                               $600,000                                  $598,074      598,074                         0.0%
244                               $450,000                                  $449,021      449,021                         0.0%
245                               $425,000                                  $423,454      423,454                         0.0%
246                               $250,000                                  $249,676      249,676                         0.0%
247                               $175,000                                  $174,710      174,710                         0.0%

Total/Weighted Average:     $1,544,375,825                            $1,531,754,421                                    100.0%

Loan Pool No.             Cut-Off Date   Units/SF   Year Built   Year Renovated   Single-Tenant (Y/N)
-----------------------------------------------------------------------------------------------------
19                        02/01/2005           85         1961             2003   N
21                        02/01/2005          481         1969             2004   N
39                        02/01/2005          441         1964             2003   N
47                        02/01/2005          119         1920             2002   N
48                        02/01/2005          123         1960             1997   N
53                        02/01/2005          279         1966             1996   N
54                        02/01/2005       44,469         1995              NAP   Y
55                        02/01/2005          116         1929             1994   N
66                        02/01/2005           96         1964             1999   N
67                        02/01/2005          214         1963             1999   N
73                        02/01/2005           93         1957             2003   N
74                        02/01/2005           94         1969             1998   N
77                        02/01/2005          138         1971             1998   N
82                        02/01/2005          200         1968             1994   N
83                        02/01/2005          322         1961             1996   N
87                        02/01/2005          148         1965             1984   N
95                        02/01/2005       36,036         1990             2003   N
102                       02/01/2005          124         1956             2002   N
107                       02/01/2005           74         1929             1989   N
108                       02/01/2005       88,124         1987             2003   N
118                       02/01/2005       49,698         1984             1998   N
120                       02/01/2005           37         1924             1994   N
121                       02/01/2005           97         1959             1989   N
127                       02/01/2005           49         1929             2001   N
133                       02/01/2005       20,351         1950             2001   Y
135                       02/01/2005          100         1973             1996   N
140                       02/01/2005           36         1923             2003   N
141                       02/01/2005           65         1938             1983   N
148                       02/01/2005           59         1949             2003   N
151                       02/01/2005           68         1953             1999   N
152                       02/01/2005          120         1948             1989   N
155                       02/01/2005          217         1961             1998   N
156                       02/01/2005           57         1949             2002   N
158                       02/01/2005           96         1968             2002   N
162                       02/01/2005           33         1923             2003   N
169                       02/01/2005           47         1940             2001   N
171                       02/01/2005           32         1917             1999   N
173                       02/01/2005           73         1959             2003   N
176                       02/01/2005           94         1973             1992   N
177                       02/01/2005           32         1900             2003   N
178                       02/01/2005           71         1959             2000   N
182                       02/01/2005          126         1915             1999   N
183                       02/01/2005           60         1958             1990   N
184                       02/01/2005           65         1941             2003   N
186                       02/01/2005           69         1961             1997   N
187                       02/01/2005           52         1918             1994   N
196                       02/01/2005           67         1958             1997   N
199                       02/01/2005           52         1961             1994   N
206                       02/01/2005            7         1865             2003   N
207                       02/01/2005            9         1910             1999   N
208                       02/01/2005           79         1955             1999   N
211                       02/01/2005           42         1958             1999   N
212                       02/01/2005           17         1890             1983   N
217                       02/01/2005           71         1959             1985   N
218                       02/01/2005           35         1955             1994   N
221                       02/01/2005           26         1901             1989   N
222                       02/01/2005           24         1897             1990   N
223                       02/01/2005       12,700         1988              NAP   N
225                       02/01/2005           29         1900             2001   N
226                       02/01/2005           24         1908             2000   N
227                       02/01/2005           59         1951             1984   N
229                       02/01/2005           57         1956             1996   N
232                       02/01/2005           12         1930             2001   N
235                       02/01/2005           34         1895             1984   N
236                       02/01/2005           13         1900             2002   N
237                       02/01/2005          160         1952             1997   N
238                       02/01/2005           40         1959             2001   N
241                       02/01/2005           20         1926             1980   N
242                       02/01/2005           11         1900             1986   N
244                       02/01/2005           20         1916             2003   N
245                       02/01/2005           12         1916             1997   N
246                       02/01/2005            6         1900             1970   N
247                       02/01/2005            8         1900             2003   N

Total/Weighted Average:

Loan Pool No.             Owner-Occupied >20% (Y/N - %)   Percent Leased    Percent Leased as of Date   Percent Leased Source
-----------------------------------------------------------------------------------------------------------------------------
19                        N                                          NAP    NAP                         NAP
21                        N                                          NAP    NAP                         NAP
39                        N                                          NAP    NAP                         NAP
47                        N                                          NAP    NAP                         NAP
48                        N                                          NAP    NAP                         NAP
53                        N                                          NAP    NAP                         NAP
54                        N                                        100.0%   08/27/2003                  Lease Agreement
55                        N                                          NAP    NAP                         NAP
66                        N                                          NAP    NAP                         NAP
67                        N                                          NAP    NAP                         NAP
73                        N                                          NAP    NAP                         NAP
74                        N                                          NAP    NAP                         NAP
77                        N                                          NAP    NAP                         NAP
82                        N                                          NAP    NAP                         NAP
83                        N                                          NAP    NAP                         NAP
87                        N                                          NAP    NAP                         NAP
95                        N                                        100.0%   12/17/2004                  Rent Roll
102                       N                                          NAP    NAP                         NAP
107                       N                                          NAP    NAP                         NAP
108                       N                                         95.7%   11/17/2004                  Rent Roll
118                       N                                        100.0%   06/23/2004                  Rent Roll
120                       N                                          NAP    NAP                         NAP
121                       N                                          NAP    NAP                         NAP
127                       N                                          NAP    NAP                         NAP
133                       Y-100.0%                                 100.0%   10/29/2004                  Lease Agreement
135                       N                                          NAP    NAP                         NAP
140                       N                                          NAP    NAP                         NAP
141                       N                                          NAP    NAP                         NAP
148                       N                                          NAP    NAP                         NAP
151                       N                                          NAP    NAP                         NAP
152                       N                                          NAP    NAP                         NAP
155                       N                                          NAP    NAP                         NAP
156                       N                                          NAP    NAP                         NAP
158                       N                                          NAP    NAP                         NAP
162                       N                                          NAP    NAP                         NAP
169                       N                                          NAP    NAP                         NAP
171                       N                                          NAP    NAP                         NAP
173                       N                                          NAP    NAP                         NAP
176                       N                                          NAP    NAP                         NAP
177                       N                                          NAP    NAP                         NAP
178                       N                                          NAP    NAP                         NAP
182                       N                                          NAP    NAP                         NAP
183                       N                                          NAP    NAP                         NAP
184                       N                                          NAP    NAP                         NAP
186                       N                                          NAP    NAP                         NAP
187                       N                                          NAP    NAP                         NAP
196                       N                                          NAP    NAP                         NAP
199                       N                                          NAP    NAP                         NAP
206                       N                                          NAP    NAP                         NAP
207                       N                                          NAP    NAP                         NAP
208                       N                                          NAP    NAP                         NAP
211                       N                                          NAP    NAP                         NAP
212                       N                                          NAP    NAP                         NAP
217                       N                                          NAP    NAP                         NAP
218                       N                                          NAP    NAP                         NAP
221                       N                                          NAP    NAP                         NAP
222                       N                                          NAP    NAP                         NAP
223                       N                                        100.0%   08/13/2004                  Rent Roll
225                       N                                          NAP    NAP                         NAP
226                       N                                          NAP    NAP                         NAP
227                       N                                          NAP    NAP                         NAP
229                       N                                          NAP    NAP                         NAP
232                       N                                          NAP    NAP                         NAP
235                       N                                          NAP    NAP                         NAP
236                       N                                          NAP    NAP                         NAP
237                       N                                          NAP    NAP                         NAP
238                       N                                          NAP    NAP                         NAP
241                       N                                          NAP    NAP                         NAP
242                       N                                          NAP    NAP                         NAP
244                       N                                          NAP    NAP                         NAP
245                       N                                          NAP    NAP                         NAP
246                       N                                          NAP    NAP                         NAP
247                       N                                          NAP    NAP                         NAP

Total/Weighted Average:

Loan Pool No.             Borrower Name                                                           Sponsor
---------------------------------------------------------------------------------------------------------------------------------
19                        201 E. 77 Owners Corp.                                                  NAP
21                        Noble Square Cooperative                                                NAP
39                        Eastwyck Village Towne Houses, Inc.                                     NAP
47                        Burns Street Owners Corp.                                               NAP
48                        333 East 75th St. Owners Corp.                                          NAP
53                        Caton Towers Owners Corp.                                               NAP
54                        East First Avenue LLC                                                   Robert B. Ballow and Ann Ballow
55                        245 East 72nd Owners Corp.                                              NAP
66                        Stonegate X Apartment Owners Corp.                                      NAP
67                        Newport Apartments, Inc.                                                NAP
73                        Madison 79 Associates, Inc.                                             NAP
74                        Kensington Gate Owners Incorporated                                     NAP
77                        1523 Central Park Avenue Owners, Inc.                                   NAP
82                        London Towne Houses, Inc.                                               NAP
83                        Park Town Cooperative Homes No.1, Inc.                                  NAP
87                        Ramapo Towers Owners Corp.                                              NAP
95                        RMW Silver Hill Road, LLC                                               Robert M. Worgan
102                       Gothic Tenants' Corp.                                                   NAP
107                       Columbus W. 82 Apartments Corp.                                         NAP
108                       Empire 1909, LLC                                                        Fritz McPhail and James Cate
118                       Corporate Center Three, L.L.C.                                          William H. Thumel, Jr.
120                       114 Owner's Inc. a/k/a 114 Owners' Inc.                                 NAP
121                       Bonnie Crest Owners Corp.                                               NAP
127                       Brisbane House, Inc.                                                    NAP
133                       DS Pleasantville, LLC                                                   Ira Gross
135                       666 Apartment Corp.                                                     NAP
140                       46 West 95th Street Owners Corp.                                        NAP
141                       230 Park South Apartments, Inc.                                         NAP
148                       Palmbrook Gardens Tenants Corp.                                         NAP
151                       Glen Manor Apartments Corp.                                             NAP
152                       67-35 Yellowstone Blvd. Owners Corp.                                    NAP
155                       Inwood Gardens, Inc.                                                    NAP
156                       Netherland Gardens Owners, Inc. a/k/a Netherland Gardens Owners Corp.   NAP
158                       Hyde Park Cooperative                                                   NAP
162                       75th Street Apartment, Inc.                                             NAP
169                       The Mews at Roosevelt Owners Corp.                                      NAP
171                       270 West End Tenants Corp.                                              NAP
173                       3065 Sedgwick Owners Corporation                                        NAP
176                       North Park Cooperative                                                  NAP
177                       61 Irving Place Corporation                                             NAP
178                       160 East 27th Owners Corporation                                        NAP
182                       Tova Realty Corp.                                                       NAP
183                       1199 Ocean Avenue Tenants Corp.                                         NAP
184                       110-34 73rd Owners Corp.                                                NAP
186                       Michelle Tenants Corp.                                                  NAP
187                       Cavanaugh Court Owners, Inc.                                            NAP
196                       2620 Ocean Owners Corp.                                                 NAP
199                       3123 Bailey Avenue Owners, Inc.                                         NAP
206                       7 Great Jones Corp.                                                     NAP
207                       40 E. 19th St. Corp. a/k/a 40 E. 19th St. Owners Corp.                  NAP
208                       Steven Lee House, Inc.                                                  NAP
211                       133 Beach Apt. Corp.                                                    NAP
212                       St. Charles Housing Corp.                                               NAP
217                       440 Warburton Avenue Corporation a/k/a 440 Warburton Avenue Corp.       NAP
218                       Trinity Arms Ltd.                                                       NAP
221                       444-446 East 58th Owners Corp.                                          NAP
222                       323 West 83rd Owners Corp.                                              NAP
223                       Miranda Co., LLC                                                        James Miranda
225                       Florence Court Corporation                                              NAP
226                       Garden Lofts Corp.                                                      NAP
227                       120-10-12 85th Ave. Owners Corp.                                        NAP
229                       525 West Owners Corp.                                                   NAP
232                       Charles St. Tenants Corp.                                               NAP
235                       214 Clinton St./147 Pacific St. Owners Corp.                            NAP
236                       214 West 17 Apartment Corp. a/k/a 214 West 17th Apartment Corp.         NAP
237                       White Oak Cooperative Housing Corp.                                     NAP
238                       222 Smith Street Owners, Inc.                                           NAP
241                       84-02 Beverly Apartments Corp.                                          NAP
242                       29 West 74 Corp.                                                        NAP
244                       139 E. 66 St. Corporation                                               NAP
245                       169 Spring Owners Corp.                                                 NAP
246                       54 W. 82nd Street Realty Corp.                                          NAP
247                       656 Carroll Tenants Corp.                                               NAP

Total/Weighted Average:

Loan Pool No.             Lien Status   Ownership Interest   Ground Lease Extinguished Upon Foreclosure (Y/N
-------------------------------------------------------------------------------------------------------------
19                        First         Fee                  N
21                        First         Fee                  N
39                        First         Fee                  N
47                        First         Fee                  N
48                        First         Fee                  N
53                        First         Fee                  N
54                        First         Fee                  N
55                        First         Fee                  N
66                        First         Fee                  N
67                        First         Fee                  N
73                        First         Fee                  N
74                        First         Fee                  N
77                        First         Fee                  N
82                        First         Fee                  N
83                        First         Fee                  N
87                        First         Fee                  N
95                        First         Fee                  N
102                       First         Fee                  N
107                       First         Fee                  N
108                       First         Fee                  N
118                       First         Fee                  N
120                       First         Fee                  N
121                       First         Fee                  N
127                       First         Fee                  N
133                       First         Fee                  N
135                       First         Fee                  N
140                       First         Fee                  N
141                       First         Fee                  N
148                       First         Fee                  N
151                       First         Fee                  N
152                       First         Fee                  N
155                       First         Fee                  N
156                       First         Fee                  N
158                       First         Fee                  N
162                       First         Fee                  N
169                       First         Fee                  N
171                       First         Fee                  N
173                       First         Fee                  N
176                       First         Fee                  N
177                       First         Fee                  N
178                       First         Fee                  N
182                       First         Fee                  N
183                       First         Fee                  N
184                       First         Fee                  N
186                       First         Fee                  N
187                       First         Fee                  N
196                       First         Fee                  N
199                       First         Fee                  N
206                       First         Fee                  N
207                       First         Fee                  N
208                       First         Fee                  N
211                       First         Fee                  N
212                       First         Fee                  N
217                       First         Fee                  N
218                       First         Fee                  N
221                       First         Fee                  N
222                       First         Fee                  N
223                       First         Fee                  N
225                       First         Fee                  N
226                       First         Fee                  N
227                       First         Fee                  N
229                       First         Fee                  N
232                       First         Fee                  N
235                       First         Fee                  N
236                       First         Fee                  N
237                       First         Leasehold            N
238                       First         Fee                  N
241                       First         Fee                  N
242                       First         Fee                  N
244                       First         Fee                  N
245                       First         Fee                  N
246                       First         Fee                  N
247                       First         Fee                  N

Total/Weighted Average:

Loan Pool No.             Ground Lease Expiration Date   Extension Options (Y/N)   Extension Options Description
----------------------------------------------------------------------------------------------------------------
19                        NAP                            N                         NAP
21                        NAP                            N                         NAP
39                        NAP                            N                         NAP
47                        NAP                            N                         NAP
48                        NAP                            N                         NAP
53                        NAP                            N                         NAP
54                        NAP                            N                         NAP
55                        NAP                            N                         NAP
66                        NAP                            N                         NAP
67                        NAP                            N                         NAP
73                        NAP                            N                         NAP
74                        NAP                            N                         NAP
77                        NAP                            N                         NAP
82                        NAP                            N                         NAP
83                        NAP                            N                         NAP
87                        NAP                            N                         NAP
95                        NAP                            N                         NAP
102                       NAP                            N                         NAP
107                       NAP                            N                         NAP
108                       NAP                            N                         NAP
118                       NAP                            N                         NAP
120                       NAP                            N                         NAP
121                       NAP                            N                         NAP
127                       NAP                            N                         NAP
133                       NAP                            N                         NAP
135                       NAP                            N                         NAP
140                       NAP                            N                         NAP
141                       NAP                            N                         NAP
148                       NAP                            N                         NAP
151                       NAP                            N                         NAP
152                       NAP                            N                         NAP
155                       NAP                            N                         NAP
156                       NAP                            N                         NAP
158                       NAP                            N                         NAP
162                       NAP                            N                         NAP
169                       NAP                            N                         NAP
171                       NAP                            N                         NAP
173                       NAP                            N                         NAP
176                       NAP                            N                         NAP
177                       NAP                            N                         NAP
178                       NAP                            N                         NAP
182                       NAP                            N                         NAP
183                       NAP                            N                         NAP
184                       NAP                            N                         NAP
186                       NAP                            N                         NAP
187                       NAP                            N                         NAP
196                       NAP                            N                         NAP
199                       NAP                            N                         NAP
206                       NAP                            N                         NAP
207                       NAP                            N                         NAP
208                       NAP                            N                         NAP
211                       NAP                            N                         NAP
212                       NAP                            N                         NAP
217                       NAP                            N                         NAP
218                       NAP                            N                         NAP
221                       NAP                            N                         NAP
222                       NAP                            N                         NAP
223                       NAP                            N                         NAP
225                       NAP                            N                         NAP
226                       NAP                            N                         NAP
227                       NAP                            N                         NAP
229                       NAP                            N                         NAP
232                       NAP                            N                         NAP
235                       NAP                            N                         NAP
236                       NAP                            N                         NAP
237                       09/30/2051                     Y                         One 99-year renewal
238                       NAP                            N                         NAP
241                       NAP                            N                         NAP
242                       NAP                            N                         NAP
244                       NAP                            N                         NAP
245                       NAP                            N                         NAP
246                       NAP                            N                         NAP
247                       NAP                            N                         NAP

Total/Weighted Average:

Loan Pool No.             Ground Lease Outside Expiration Date (Including Extensions)   Note Date    Modified Loan (Y/N)
------------------------------------------------------------------------------------------------------------------------
19                        NAP                                                           06/03/2004   N
21                        NAP                                                           11/05/2004   N
39                        NAP                                                           09/30/2004   N
47                        NAP                                                           09/09/2004   N
48                        NAP                                                           09/29/2004   N
53                        NAP                                                           09/30/2004   N
54                        NAP                                                           02/27/2004   N
55                        NAP                                                           10/22/2004   N
66                        NAP                                                           10/28/2004   N
67                        NAP                                                           09/29/2004   N
73                        NAP                                                           11/17/2004   N
74                        NAP                                                           07/28/2004   N
77                        NAP                                                           06/23/2004   N
82                        NAP                                                           09/08/2004   N
83                        NAP                                                           06/29/2004   N
87                        NAP                                                           07/06/2004   N
95                        NAP                                                           12/30/2004   N
102                       NAP                                                           07/14/2004   N
107                       NAP                                                           08/24/2004   N
108                       NAP                                                           07/09/2004   N
118                       NAP                                                           07/02/2004   N
120                       NAP                                                           10/14/2004   N
121                       NAP                                                           12/27/2004   N
127                       NAP                                                           11/18/2004   N
133                       NAP                                                           10/29/2004   N
135                       NAP                                                           10/28/2004   N
140                       NAP                                                           10/25/2004   N
141                       NAP                                                           11/09/2004   N
148                       NAP                                                           11/22/2004   N
151                       NAP                                                           08/23/2004   N
152                       NAP                                                           06/18/2004   N
155                       NAP                                                           11/17/2004   N
156                       NAP                                                           08/11/2004   N
158                       NAP                                                           07/29/2004   N
162                       NAP                                                           09/10/2004   N
169                       NAP                                                           07/27/2004   N
171                       NAP                                                           11/23/2004   N
173                       NAP                                                           10/27/2004   N
176                       NAP                                                           06/30/2004   N
177                       NAP                                                           07/27/2004   N
178                       NAP                                                           12/01/2004   N
182                       NAP                                                           11/17/2004   N
183                       NAP                                                           10/27/2004   N
184                       NAP                                                           06/28/2004   N
186                       NAP                                                           07/29/2004   N
187                       NAP                                                           10/01/2004   N
196                       NAP                                                           10/29/2004   N
199                       NAP                                                           06/28/2004   N
206                       NAP                                                           11/19/2004   N
207                       NAP                                                           11/19/2004   N
208                       NAP                                                           07/20/2004   N
211                       NAP                                                           11/09/2004   N
212                       NAP                                                           10/05/2004   N
217                       NAP                                                           11/04/2004   N
218                       NAP                                                           10/22/2004   N
221                       NAP                                                           04/29/2004   N
222                       NAP                                                           08/23/2004   N
223                       NAP                                                           11/12/2004   N
225                       NAP                                                           07/22/2004   N
226                       NAP                                                           09/28/2004   N
227                       NAP                                                           06/07/2004   N
229                       NAP                                                           04/22/2004   N
232                       NAP                                                           05/26/2004   N
235                       NAP                                                           09/09/2004   N
236                       NAP                                                           08/24/2004   N
237                       09/30/2150                                                    10/12/2004   N
238                       NAP                                                           11/18/2004   N
241                       NAP                                                           10/15/2004   N
242                       NAP                                                           06/03/2004   N
244                       NAP                                                           08/25/2004   N
245                       NAP                                                           09/10/2004   N
246                       NAP                                                           10/26/2004   N
247                       NAP                                                           11/12/2004   N

Total/Weighted Average:

Loan Pool No.             Modification Description   First P&I Payment Date   First Payment Date (IO)
-----------------------------------------------------------------------------------------------------
19                        NAP                        NAP                      08/01/2004
21                        NAP                        01/01/2005               NAP
39                        NAP                        11/01/2004               NAP
47                        NAP                        11/01/2004               NAP
48                        NAP                        11/01/2004               NAP
53                        NAP                        11/01/2004               NAP
54                        NAP                        04/01/2004               NAP
55                        NAP                        12/01/2004               NAP
66                        NAP                        12/01/2004               NAP
67                        NAP                        11/01/2004               NAP
73                        NAP                        NAP                      01/01/2005
74                        NAP                        NAP                      09/01/2004
77                        NAP                        08/01/2004               NAP
82                        NAP                        11/01/2004               NAP
83                        NAP                        08/01/2004               NAP
87                        NAP                        09/01/2004               NAP
95                        NAP                        02/01/2005               NAP
102                       NAP                        09/01/2004               NAP
107                       NAP                        10/01/2004               NAP
108                       NAP                        09/01/2004               NAP
118                       NAP                        09/01/2004               NAP
120                       NAP                        NAP                      12/01/2004
121                       NAP                        02/01/2005               NAP
127                       NAP                        NAP                      01/01/2005
133                       NAP                        12/01/2004               NAP
135                       NAP                        12/01/2004               NAP
140                       NAP                        12/01/2004               NAP
141                       NAP                        01/01/2005               NAP
148                       NAP                        01/01/2005               NAP
151                       NAP                        NAP                      10/01/2004
152                       NAP                        08/01/2004               NAP
155                       NAP                        01/01/2005               NAP
156                       NAP                        10/01/2004               NAP
158                       NAP                        09/01/2004               NAP
162                       NAP                        NAP                      11/01/2004
169                       NAP                        09/01/2004               NAP
171                       NAP                        NAP                      01/01/2005
173                       NAP                        12/01/2004               NAP
176                       NAP                        08/01/2004               NAP
177                       NAP                        09/01/2004               NAP
178                       NAP                        01/01/2005               NAP
182                       NAP                        01/01/2005               NAP
183                       NAP                        12/01/2004               NAP
184                       NAP                        08/01/2004               NAP
186                       NAP                        09/01/2004               NAP
187                       NAP                        11/01/2004               NAP
196                       NAP                        12/01/2004               NAP
199                       NAP                        08/01/2004               NAP
206                       NAP                        01/01/2005               NAP
207                       NAP                        01/01/2005               NAP
208                       NAP                        09/01/2004               NAP
211                       NAP                        01/01/2005               NAP
212                       NAP                        12/01/2004               NAP
217                       NAP                        01/01/2005               NAP
218                       NAP                        12/01/2004               NAP
221                       NAP                        06/01/2004               NAP
222                       NAP                        10/01/2004               NAP
223                       NAP                        01/01/2005               NAP
225                       NAP                        09/01/2004               NAP
226                       NAP                        11/01/2004               NAP
227                       NAP                        08/01/2004               NAP
229                       NAP                        06/01/2004               NAP
232                       NAP                        07/01/2004               NAP
235                       NAP                        11/01/2004               NAP
236                       NAP                        NAP                      10/01/2004
237                       NAP                        12/01/2004               NAP
238                       NAP                        01/01/2005               NAP
241                       NAP                        12/01/2004               NAP
242                       NAP                        08/01/2004               NAP
244                       NAP                        10/01/2004               NAP
245                       NAP                        11/01/2004               NAP
246                       NAP                        12/01/2004               NAP
247                       NAP                        01/01/2005               NAP

Total/Weighted Average:

Loan Pool No.             First Interest Only Period (mos)   Maturity Date or ARD   ARD Loan (Y/N)   Maturity Date of ARD Loan
------------------------------------------------------------------------------------------------------------------------------
19                                                     120   07/01/2014             N                NAP
21                                                     NAP   12/01/2014             N                NAP
39                                                     NAP   10/01/2014             N                NAP
47                                                     NAP   10/01/2014             N                NAP
48                                                     NAP   10/01/2019             N                NAP
53                                                     NAP   10/01/2014             N                NAP
54                                                     NAP   03/01/2014             N                NAP
55                                                     NAP   11/01/2014             N                NAP
66                                                     NAP   11/01/2019             N                NAP
67                                                     NAP   10/01/2014             N                NAP
73                                                     120   12/01/2014             N                NAP
74                                                     120   08/01/2014             N                NAP
77                                                     NAP   07/01/2014             N                NAP
82                                                     NAP   10/01/2014             N                NAP
83                                                     NAP   07/01/2014             N                NAP
87                                                     NAP   08/01/2019             N                NAP
95                                                     NAP   01/01/2015             N                NAP
102                                                    NAP   08/01/2014             N                NAP
107                                                    NAP   09/01/2014             N                NAP
108                                                    NAP   08/01/2014             N                NAP
118                                                    NAP   08/01/2014             N                NAP
120                                                    120   11/01/2014             N                NAP
121                                                    NAP   01/01/2015             N                NAP
127                                                    120   12/01/2014             N                NAP
133                                                    NAP   11/01/2019             N                NAP
135                                                    NAP   11/01/2019             N                NAP
140                                                    NAP   11/01/2014             N                NAP
141                                                    NAP   12/01/2014             N                NAP
148                                                    NAP   12/01/2014             N                NAP
151                                                    120   09/01/2014             N                NAP
152                                                    NAP   07/01/2014             N                NAP
155                                                    NAP   12/01/2024             N                NAP
156                                                    NAP   09/01/2014             N                NAP
158                                                    NAP   08/01/2019             N                NAP
162                                                    120   10/01/2014             N                NAP
169                                                    NAP   08/01/2014             N                NAP
171                                                    120   12/01/2014             N                NAP
173                                                    NAP   11/01/2014             N                NAP
176                                                    NAP   07/01/2014             N                NAP
177                                                    NAP   08/01/2014             N                NAP
178                                                    NAP   12/01/2014             N                NAP
182                                                    NAP   12/01/2014             N                NAP
183                                                    NAP   11/01/2014             N                NAP
184                                                    NAP   07/01/2014             N                NAP
186                                                    NAP   08/01/2014             N                NAP
187                                                    NAP   10/01/2019             N                NAP
196                                                    NAP   11/01/2014             N                NAP
199                                                    NAP   07/01/2014             N                NAP
206                                                    NAP   12/01/2014             N                NAP
207                                                    NAP   12/01/2014             N                NAP
208                                                    NAP   08/01/2014             N                NAP
211                                                    NAP   12/01/2014             N                NAP
212                                                    NAP   11/01/2019             N                NAP
217                                                    NAP   12/01/2014             N                NAP
218                                                    NAP   11/01/2014             N                NAP
221                                                    NAP   05/01/2014             N                NAP
222                                                    NAP   09/01/2014             N                NAP
223                                                    NAP   12/01/2014             N                NAP
225                                                    NAP   08/01/2014             N                NAP
226                                                    NAP   10/01/2014             N                NAP
227                                                    NAP   07/01/2014             N                NAP
229                                                    NAP   05/01/2014             N                NAP
232                                                    NAP   06/01/2014             N                NAP
235                                                    NAP   10/01/2014             N                NAP
236                                                    120   09/01/2014             N                NAP
237                                                    NAP   11/01/2014             N                NAP
238                                                    NAP   12/01/2014             N                NAP
241                                                    NAP   11/01/2024             N                NAP
242                                                    NAP   07/01/2019             N                NAP
244                                                    NAP   09/01/2014             N                NAP
245                                                    NAP   10/01/2014             N                NAP
246                                                    NAP   11/01/2014             N                NAP
247                                                    NAP   12/01/2014             N                NAP

Total/Weighted Average:

Loan Pool No.             ARD Rate Step   Lockbox Status   Lockbox Type   Terms/Description of Springing Lockbox
------------------------------------------------------------------------------------------------------------------------
19                        NAP             None             NAP            NAP
21                        NAP             None             NAP            NAP
39                        NAP             None             NAP            NAP
47                        NAP             None             NAP            NAP
48                        NAP             None             NAP            NAP
53                        NAP             None             NAP            NAP
54                        NAP             Springing        Hard           Event of Default or Anchor Lease Trigger Event
55                        NAP             None             NAP            NAP
66                        NAP             None             NAP            NAP
67                        NAP             None             NAP            NAP
73                        NAP             None             NAP            NAP
74                        NAP             None             NAP            NAP
77                        NAP             None             NAP            NAP
82                        NAP             None             NAP            NAP
83                        NAP             None             NAP            NAP
87                        NAP             None             NAP            NAP
95                        NAP             None             NAP            NAP
102                       NAP             None             NAP            NAP
107                       NAP             None             NAP            NAP
108                       NAP             None             NAP            NAP
118                       NAP             None             NAP            NAP
120                       NAP             None             NAP            NAP
121                       NAP             None             NAP            NAP
127                       NAP             None             NAP            NAP
133                       NAP             None             NAP            NAP
135                       NAP             None             NAP            NAP
140                       NAP             None             NAP            NAP
141                       NAP             None             NAP            NAP
148                       NAP             None             NAP            NAP
151                       NAP             None             NAP            NAP
152                       NAP             None             NAP            NAP
155                       NAP             None             NAP            NAP
156                       NAP             None             NAP            NAP
158                       NAP             None             NAP            NAP
162                       NAP             None             NAP            NAP
169                       NAP             None             NAP            NAP
171                       NAP             None             NAP            NAP
173                       NAP             None             NAP            NAP
176                       NAP             None             NAP            NAP
177                       NAP             None             NAP            NAP
178                       NAP             None             NAP            NAP
182                       NAP             None             NAP            NAP
183                       NAP             None             NAP            NAP
184                       NAP             None             NAP            NAP
186                       NAP             None             NAP            NAP
187                       NAP             None             NAP            NAP
196                       NAP             None             NAP            NAP
199                       NAP             None             NAP            NAP
206                       NAP             None             NAP            NAP
207                       NAP             None             NAP            NAP
208                       NAP             None             NAP            NAP
211                       NAP             None             NAP            NAP
212                       NAP             None             NAP            NAP
217                       NAP             None             NAP            NAP
218                       NAP             None             NAP            NAP
221                       NAP             None             NAP            NAP
222                       NAP             None             NAP            NAP
223                       NAP             None             NAP            NAP
225                       NAP             None             NAP            NAP
226                       NAP             None             NAP            NAP
227                       NAP             None             NAP            NAP
229                       NAP             None             NAP            NAP
232                       NAP             None             NAP            NAP
235                       NAP             None             NAP            NAP
236                       NAP             None             NAP            NAP
237                       NAP             None             NAP            NAP
238                       NAP             None             NAP            NAP
241                       NAP             None             NAP            NAP
242                       NAP             None             NAP            NAP
244                       NAP             None             NAP            NAP
245                       NAP             None             NAP            NAP
246                       NAP             None             NAP            NAP
247                       NAP             None             NAP            NAP

Total/Weighted Average:

Loan Pool No.             Orig. Term to Maturity or ARD   Rem. Term   Orig. Amort.   Rem. Amort   Rate        Loan Constant
---------------------------------------------------------------------------------------------------------------------------
19                                                  120         113             IO           IO      5.980%           5.980%
21                                                  120         118            480          478      5.800%           6.503%
39                                                  120         116            360          356      5.850%           7.142%
47                                                  120         116            480          476      5.300%           6.086%
48                                                  180         176            480          476      5.640%           6.304%
53                                                  120         116            360          356      5.620%           6.963%
54                                                  120         109            240          229      6.850%           9.196%
55                                                  120         117            360          357      5.420%           6.810%
66                                                  180         177            360          357      5.460%           6.840%
67                                                  120         116            360          356      5.880%           7.102%
73                                                  120         118             IO           IO      5.190%           5.262%
74                                                  120         114             IO           IO      5.810%           5.891%
77                                                  120         113            480          473      5.890%           6.579%
82                                                  120         116            360          356      5.950%           7.156%
83                                                  120         113            360          353      6.350%           7.467%
87                                                  180         174            480          474      6.590%           7.103%
95                                                  120         119            360          359      5.870%           7.095%
102                                                 120         114            480          474      6.000%           6.603%
107                                                 120         115            480          475      6.120%           6.703%
108                                                 120         114            360          354      6.200%           7.350%
118                                                 120         114            300          294      6.200%           7.879%
120                                                 120         117             IO           IO      5.270%           5.270%
121                                                 120         119            540          539      5.280%           5.885%
127                                                 120         118             IO           IO      5.950%           5.950%
133                                                 180         177            180          177      5.600%           9.869%
135                                                 180         177            360          357      5.650%           6.986%
140                                                 120         117            480          477      6.150%           6.728%
141                                                 120         118            360          358      5.350%           6.701%
148                                                 120         118            240          238      5.850%           8.550%
151                                                 120         115             IO           IO      6.070%           6.154%
152                                                 120         113            600          593      5.720%           6.070%
155                                                 240         238            240          238      5.900%           8.528%
156                                                 120         115            360          355      6.320%           7.512%
158                                                 180         174            300          294      6.510%           8.178%
162                                                 120         116             IO           IO      5.780%           5.780%
169                                                 120         114            360          354      6.320%           7.512%
171                                                 120         118             IO           IO      6.320%           6.320%
173                                                 120         117            360          357      5.950%           7.156%
176                                                 120         113            120          113      6.370%          13.547%
177                                                 120         114            480          474      5.370%           6.144%
178                                                 120         118            480          478      5.640%           6.304%
182                                                 120         118            480          478      5.740%           6.452%
183                                                 120         117            480          477      5.820%           6.520%
184                                                 120         113            540          533      6.070%           6.496%
186                                                 120         114            360          354      5.740%           6.995%
187                                                 180         176            180          176      6.000%          10.126%
196                                                 120         117            360          357      6.320%           7.512%
199                                                 120         113            360          353      6.230%           7.373%
206                                                 120         118            360          358      6.460%           7.624%
207                                                 120         118            360          358      5.990%           7.251%
208                                                 120         114            480          474      5.840%           6.537%
211                                                 120         118            480          478      5.160%           5.972%
212                                                 180         177            480          477      5.870%           6.494%
217                                                 120         118            480          478      5.870%           6.494%
218                                                 120         117            360          357      5.970%           7.171%
221                                                 120         111            360          351      5.680%           7.010%
222                                                 120         115            360          355      6.120%           7.287%
223                                                 120         118            360          358      5.850%           7.079%
225                                                 120         114            480          474      6.120%           6.775%
226                                                 120         116            360          356      6.010%           7.202%
227                                                 120         113            360          353      5.730%           6.988%
229                                                 120         111            360          351      5.990%           7.187%
232                                                 120         112            480          472      5.910%           6.596%
235                                                 120         116            360          356      5.860%           7.149%
236                                                 120         115             IO           IO      6.080%           6.164%
237                                                 120         117            480          477      5.680%           6.337%
238                                                 120         118            480          478      5.450%           6.148%
241                                                 240         237            240          237      6.030%           8.676%
242                                                 180         173            480          473      6.390%           6.932%
244                                                 120         115            480          475      6.220%           6.861%
245                                                 120         116            360          356      6.110%           7.346%
246                                                 120         117            480          477      6.140%           6.792%
247                                                 120         118            360          358   6.280000%           7.480%

Total/Weighted Average:                             125         115            341          329      5.848%

Loan Pool No.             Monthly Debt Service (P&I)   Monthly Debt Service (IO)   NOI DSCR   NOI DSCR (after IO period)
------------------------------------------------------------------------------------------------------------------------
19                                               NAP                     $67,275       3.58   NAP
21                                           $67,739                         NAP       4.22   NAP
39                                           $45,379                         NAP       3.24   NAP
47                                           $30,432                         NAP       3.53   NAP
48                                           $31,520                         NAP       4.25   NAP
53                                           $31,915                         NAP       3.56   NAP
54                                           $42,148                         NAP       1.47   NAP
55                                           $30,645                         NAP       7.83   NAP
66                                           $26,792                         NAP       2.49   NAP
67                                           $27,817                         NAP       4.44   NAP
73                                               NAP                     $19,733      17.56   NAP
74                                               NAP                     $22,090       6.09   NAP
77                                           $23,575                         NAP       3.26   NAP
82                                           $23,854                         NAP       2.10   NAP
83                                           $24,889                         NAP       2.49   NAP
87                                           $21,900                         NAP       3.31   NAP
95                                           $20,693                         NAP       1.64   NAP
102                                          $17,882                         NAP       3.29   NAP
107                                          $16,758                         NAP       7.05   NAP
108                                          $18,374                         NAP       1.81   NAP
118                                          $17,728                         NAP       1.89   NAP
120                                              NAP                     $11,418      12.77   NAP
121                                          $12,751                         NAP       5.38   NAP
127                                              NAP                     $12,396      20.44   NAP
133                                          $20,560                         NAP       1.46   NAP
135                                          $13,973                         NAP       5.47   NAP
140                                          $12,896                         NAP       4.50   NAP
141                                          $12,844                         NAP      11.11   NAP
148                                          $14,962                         NAP       3.07   NAP
151                                              NAP                     $10,257       4.67   NAP
152                                          $10,117                         NAP       6.80   NAP
155                                          $14,213                         NAP      17.47   NAP
156                                          $12,520                         NAP       2.32   NAP
158                                          $13,630                         NAP       4.70   NAP
162                                              NAP                      $9,152      14.57   NAP
169                                          $11,581                         NAP       1.83   NAP
171                                              NAP                      $9,480      21.77   NAP
173                                          $10,734                         NAP       3.52   NAP
176                                          $20,904                         NAP       1.50   NAP
177                                           $8,960                         NAP       7.88   NAP
178                                           $8,931                         NAP       8.66   NAP
182                                           $8,603                         NAP       6.77   NAP
183                                           $8,693                         NAP       2.95   NAP
184                                           $8,661                         NAP       5.59   NAP
186                                           $9,269                         NAP       5.04   NAP
187                                          $13,502                         NAP       4.16   NAP
196                                           $9,046                         NAP       5.20   NAP
199                                           $8,602                         NAP       2.89   NAP
206                                           $8,259                         NAP       3.69   NAP
207                                           $7,855                         NAP       7.85   NAP
208                                           $7,081                         NAP       7.73   NAP
211                                           $5,972                         NAP       5.41   NAP
212                                           $6,494                         NAP       3.35   NAP
217                                           $5,953                         NAP       5.15   NAP
218                                           $6,574                         NAP       3.38   NAP
221                                           $6,426                         NAP       9.30   NAP
222                                           $6,377                         NAP       5.69   NAP
223                                           $6,076                         NAP       2.13   NAP
225                                           $5,646                         NAP       4.81   NAP
226                                           $6,002                         NAP      10.16   NAP
227                                           $5,823                         NAP       7.34   NAP
229                                           $5,989                         NAP       5.97   NAP
232                                           $5,332                         NAP      13.20   NAP
235                                           $5,005                         NAP       5.35   NAP
236                                              NAP                      $4,110      13.17   NAP
237                                           $4,225                         NAP      24.65   NAP
238                                           $3,587                         NAP       6.08   NAP
241                                           $4,700                         NAP       2.73   NAP
242                                           $3,466                         NAP       4.96   NAP
244                                           $2,573                         NAP      30.33   NAP
245                                           $2,602                         NAP      46.75   NAP
246                                           $1,415                         NAP       8.12   NAP
247                                           $1,091                         NAP      12.95   NAP

Total/Weighted Average:

Loan Pool No.             Current DSC   Implied DSCR @ 8.00% Constant   DSCR (after IO period)   Annual Debt Service
--------------------------------------------------------------------------------------------------------------------
19                               3.58                            2.67   NAP                                 $807,300
21                               4.22                            3.43   NAP                                 $812,865
39                               3.24                            2.90   NAP                                 $544,551
47                               3.53                            2.69   NAP                                 $365,183
48                               4.25                            3.35   NAP                                 $378,237
53                               3.56                            3.12   NAP                                 $382,983
54                               1.36                            1.60   NAP                                 $505,772
55                               7.83                            6.69   NAP                                 $367,735
66                               2.49                            2.13   NAP                                 $321,502
67                               4.44                            3.96   NAP                                 $333,808
73                              17.56                           11.55   NAP                                 $236,794
74                               6.09                            4.48   NAP                                 $265,081
77                               3.26                            2.69   NAP                                 $282,897
82                               2.10                            1.88   NAP                                 $286,243
83                               2.49                            2.34   NAP                                 $298,673
87                               3.31                            2.94   NAP                                 $262,795
95                               1.51                            1.34   NAP                                 $248,312
102                              3.29                            2.72   NAP                                 $214,583
107                              7.05                            5.92   NAP                                 $201,097
108                              1.61                            1.49   NAP                                 $220,489
118                              1.73                            1.72   NAP                                 $212,733
120                             12.77                            8.41   NAP                                 $137,020
121                              5.38                            3.96   NAP                                 $153,018
127                             20.44                           15.20   NAP                                 $148,750
133                              1.35                            1.69   NAP                                 $246,720
135                              5.47                            4.79   NAP                                 $167,675
140                              4.50                            3.79   NAP                                 $154,755
141                             11.11                            9.33   NAP                                 $154,122
148                              3.07                            3.29   NAP                                 $179,543
151                              4.67                            3.59   NAP                                 $123,086
152                              6.80                            5.17   NAP                                 $121,400
155                             17.47                           18.71   NAP                                 $170,562
156                              2.32                            2.19   NAP                                 $150,244
158                              4.70                            4.84   NAP                                 $163,559
162                             14.57                           10.53   NAP                                 $109,820
169                              1.83                            1.72   NAP                                 $138,975
171                             21.77                           17.20   NAP                                 $113,760
173                              3.52                            3.16   NAP                                 $128,809
176                              1.50                            2.65   NAP                                 $250,844
177                              7.88                            6.07   NAP                                 $107,521
178                              8.66                            6.83   NAP                                 $107,167
182                              6.77                            5.47   NAP                                 $103,238
183                              2.95                            2.41   NAP                                 $104,317
184                              5.59                            4.55   NAP                                 $103,935
186                              5.04                            4.44   NAP                                 $111,225
187                              4.16                            5.34   NAP                                 $162,021
196                              5.20                            4.89   NAP                                 $108,551
199                              2.89                            2.68   NAP                                 $103,222
206                              3.69                            3.52   NAP                                  $99,113
207                              7.85                            7.13   NAP                                  $94,265
208                              7.73                            6.33   NAP                                  $84,977
211                              5.41                            4.04   NAP                                  $71,660
212                              3.35                            2.72   NAP                                  $77,930
217                              5.15                            4.19   NAP                                  $71,436
218                              3.38                            3.04   NAP                                  $78,886
221                              9.30                            8.22   NAP                                  $77,106
222                              5.69                            5.21   NAP                                  $76,518
223                              1.94                            1.72   NAP                                  $72,917
225                              4.81                            4.08   NAP                                  $67,749
226                             10.16                            9.19   NAP                                  $72,023
227                              7.34                            6.46   NAP                                  $69,876
229                              5.97                            5.41   NAP                                  $71,869
232                             13.20                           10.93   NAP                                  $63,981
235                              5.35                            4.80   NAP                                  $60,055
236                             13.17                           10.15   NAP                                  $49,316
237                             24.65                           19.56   NAP                                  $50,695
238                              6.08                            4.68   NAP                                  $43,039
241                              2.73                            2.98   NAP                                  $56,395
242                              4.96                            4.31   NAP                                  $41,590
244                             30.33                           26.07   NAP                                  $30,873
245                             46.75                           43.08   NAP                                  $31,219
246                              8.12                            6.90   NAP                                  $16,980
247                             12.95                           12.13   NAP                                  $13,091

Total/Weighted Average:         2.05x

Loan Pool No.             Cut-Off Date Balance per Unit or SF   Interest Accrual Method   Balloon Loan (Y/N)   Balloon Balance
------------------------------------------------------------------------------------------------------------------------------
19                                                   $158,824   30/360                    Y                        $13,500,000
21                                                    $25,965   Actual/360                Y                        $11,449,208
39                                                    $17,224   Actual/360                Y                         $6,372,257
47                                                    $50,310   Actual/360                Y                         $5,437,533
48                                                    $48,672   30/360                    Y                         $5,063,612
53                                                    $19,634   Actual/360                Y                         $4,567,085
54                                                       $121   Actual/360                Y                         $3,723,638
55                                                    $46,403   Actual/360                Y                         $4,458,101
66                                                    $48,803   Actual/360                Y                         $3,273,583
67                                                    $21,872   30/360                    Y                         $3,920,549
73                                                    $48,387   Actual/360                Y                         $4,500,000
74                                                    $47,872   Actual/360                Y                         $4,500,000
77                                                    $31,058   Actual/360                Y                         $3,946,190
82                                                    $19,919   30/360                    Y                         $3,342,948
83                                                    $12,340   30/360                    Y                         $3,378,188
87                                                    $24,935   30/360                    Y                         $3,216,542
95                                                        $97   Actual/360                Y                         $2,956,047
102                                                   $26,130   30/360                    Y                         $2,982,559
107                                                   $40,441   30/360                    Y                         $2,759,493
108                                                       $34   Actual/360                Y                         $2,558,792
118                                                       $54   Actual/360                Y                         $2,104,625
120                                                   $70,270   30/360                    Y                         $2,600,000
121                                                   $26,795   Actual/360                Y                         $2,418,326
127                                                   $51,020   30/360                    Y                         $2,500,000
133                                                      $122   Actual/360                N                            $29,959
135                                                   $23,927   Actual/360                Y                         $1,686,194
140                                                   $63,796   30/360                    Y                         $2,116,815
141                                                   $35,305   30/360                    Y                         $1,890,300
148                                                   $35,444   Actual/360                Y                         $1,352,554
151                                                   $29,412   Actual/360                Y                         $2,000,000
152                                                   $16,632   30/360                    Y                         $1,905,845
155                                                    $9,176   30/360                    N                                 $0
156                                                   $34,930   Actual/360                Y                         $1,692,290
158                                                   $20,672   Actual/360                Y                         $1,196,626
162                                                   $57,576   30/360                    Y                         $1,900,000
169                                                   $39,152   Actual/360                Y                         $1,565,562
171                                                   $56,250   30/360                    Y                         $1,800,000
173                                                   $24,583   30/360                    Y                         $1,504,327
176                                                   $18,861   30/360                    N                                 $0
177                                                   $54,506   Actual/360                Y                         $1,588,440
178                                                   $23,917   30/360                    Y                         $1,548,828
182                                                   $12,687   Actual/360                Y                         $1,463,705
183                                                   $26,628   Actual/360                Y                         $1,465,994
184                                                   $24,553   30/360                    Y                         $1,506,574
186                                                   $22,897   30/360                    Y                         $1,321,246
187                                                   $30,343   30/360                    N                                 $0
196                                                   $21,510   Actual/360                Y                         $1,222,644
199                                                   $26,741   30/360                    Y                         $1,178,716
206                                                  $185,420   Actual/360                Y                         $1,104,007
207                                                  $144,188   Actual/360                Y                         $1,090,528
208                                                   $16,408   Actual/360                Y                         $1,191,733
211                                                   $28,541   Actual/360                Y                         $1,084,049
212                                                   $70,478   30/360                    Y                         $1,020,486
217                                                   $15,477   30/360                    Y                         $1,006,899
218                                                   $31,334   30/360                    Y                           $919,805
221                                                   $41,918   Actual/360                Y                           $915,095
222                                                   $43,535   30/360                    Y                           $881,499
223                                                       $81   Actual/360                Y                           $869,496
225                                                   $34,392   Actual/360                Y                           $921,759
226                                                   $41,500   30/360                    Y                           $837,080
227                                                   $16,823   30/360                    Y                           $830,743
229                                                   $17,383   30/360                    Y                           $836,633
232                                                   $80,524   Actual/360                Y                           $890,479
235                                                   $24,611   Actual/360                Y                           $702,184
236                                                   $61,538   Actual/360                Y                           $800,000
237                                                    $4,992   30/360                    Y                           $729,466
238                                                   $17,480   30/360                    Y                           $635,185
241                                                   $32,295   Actual/360                N                               $389
242                                                   $54,370   30/360                    Y                           $518,565
244                                                   $22,451   Actual/360                Y                           $415,533
245                                                   $35,288   Actual/360                Y                           $357,673
246                                                   $41,613   Actual/360                Y                           $230,500
247                                                   $21,839   Actual/360                Y                           $147,932

Total/Weighted Average:

Loan Pool No.             Balloon LTV    Cut-Off Date LTV    Appraised Value   Source of Current Value   Valuation Date
-----------------------------------------------------------------------------------------------------------------------
19                               22.7%               22.7%       $59,600,000   Appraisal                 05/26/2004
21                               18.2%               19.9%       $62,800,000   Appraisal                 05/14/2004
39                               19.0%               22.6%       $33,565,000   Appraisal                 09/14/2004
47                               20.4%               22.4%       $26,690,000   Appraisal                 08/11/2004
48                               17.7%               20.9%       $28,600,000   Appraisal                 08/13/2004
53                               10.6%               12.7%       $43,070,000   Appraisal                 08/20/2004
54                               35.1%               50.8%       $10,600,000   Appraisal                 08/19/2003
55                                6.6%                8.0%       $67,600,000   Appraisal                 07/28/2004
66                               19.0%               27.2%       $17,200,000   Appraisal                 09/27/2004
67                               12.4%               14.8%       $31,700,000   Appraisal                 04/15/2004
73                                3.1%                3.1%      $143,400,000   Appraisal                 09/30/2004
74                                9.2%                9.2%       $48,700,000   Appraisal                 10/02/2003
77                               24.1%               26.1%       $16,400,000   Appraisal                 11/21/2003
82                               29.7%               35.4%       $11,255,000   Appraisal                 07/14/2004
83                               24.8%               29.2%       $13,600,000   Appraisal                 04/27/2004
87                               23.3%               26.7%       $13,810,000   Appraisal                 04/01/2004
95                               59.1%               69.9%        $5,000,000   Appraisal                 11/17/2004
102                              26.0%               28.3%       $11,450,000   Appraisal                 04/28/2004
107                               6.9%                7.5%       $40,000,000   Appraisal                 05/10/2004
108                              58.2%               67.8%        $4,400,000   Appraisal                 05/20/2004
118                              37.6%               47.8%        $5,600,000   Appraisal                 05/25/2004
120                               5.6%                5.6%       $46,170,000   Appraisal                 08/31/2004
121                              14.1%               15.1%       $17,200,000   Appraisal                 10/18/2004
127                               4.0%                4.0%       $62,480,000   Appraisal                 05/04/2004
133                               0.8%               65.1%        $3,800,000   Appraisal                 05/20/2004
135                              10.0%               14.1%       $16,940,000   Appraisal                 08/17/2004
140                              13.4%               14.6%       $15,780,000   Appraisal                 04/16/2004
141                               5.2%                6.3%       $36,150,000   Appraisal                 10/07/2004
148                              12.6%               19.5%       $10,700,000   Appraisal                 04/29/2004
151                              17.2%               17.2%       $11,600,000   Appraisal                 04/14/2004
152                              10.0%               10.4%       $19,110,000   Appraisal                 04/09/2004
155                               NAP                 3.1%       $63,980,000   Appraisal                 08/11/2004
156                              26.9%               31.6%        $6,300,000   Appraisal                 02/09/2004
158                               8.7%               14.4%       $13,775,000   Appraisal                 05/13/2004
162                               3.9%                3.9%       $48,590,000   Appraisal                 07/28/2004
169                              24.7%               29.0%        $6,350,000   Appraisal                 06/10/2004
171                               3.0%                3.0%       $59,170,000   Appraisal                 06/22/2004
173                              17.5%               20.9%        $8,600,000   Appraisal                 04/08/2004
176                               NAP                22.2%        $7,990,000   Appraisal                 05/13/2004
177                               7.0%                7.7%       $22,650,000   Appraisal                 04/12/2004
178                               7.6%                8.3%       $20,350,000   Appraisal                 08/05/2004
182                              14.1%               15.4%       $10,350,000   Appraisal                 07/24/2003
183                              19.5%               21.3%        $7,500,000   Appraisal                 09/01/2004
184                              14.6%               15.4%       $10,350,000   Appraisal                 12/16/2003
186                              11.5%               13.7%       $11,500,000   Appraisal                 01/29/2004
187                               NAP                10.0%       $15,800,000   Appraisal                 07/28/2004
196                              12.1%               14.2%       $10,125,000   Appraisal                 06/02/2004
199                              18.7%               22.1%        $6,300,000   Appraisal                 05/27/2004
206                              11.5%               13.5%        $9,630,000   Appraisal                 04/01/2004
207                               7.0%                8.4%       $15,500,000   Appraisal                 04/14/2004
208                              12.4%               13.5%        $9,600,000   Appraisal                 01/05/2004
211                              15.3%               16.9%        $7,100,000   Appraisal                 10/06/2004
212                               9.4%               11.0%       $10,900,000   Appraisal                 08/24/2004
217                              20.0%               21.8%        $5,030,000   Appraisal                 08/17/2004
218                              23.0%               27.4%        $4,000,000   Appraisal                 07/14/2004
221                               8.5%               10.1%       $10,770,000   Appraisal                 01/09/2004
222                               8.6%               10.2%       $10,220,000   Appraisal                 06/26/2004
223                              48.3%               57.1%        $1,800,000   Appraisal                 08/11/2004
225                               5.3%                5.7%       $17,500,000   Appraisal                 06/08/2004
226                               5.4%                6.4%       $15,640,000   Appraisal                 04/08/2004
227                              10.6%               12.6%        $7,870,000   Appraisal                 04/22/2004
229                              10.4%               12.3%        $8,040,000   Appraisal                 10/10/2003
232                               7.1%                7.7%       $12,500,000   Appraisal                 04/27/2004
235                              11.5%               13.7%        $6,130,000   Appraisal                 07/22/2004
236                               5.2%                5.2%       $15,300,000   Appraisal                 04/02/2004
237                               3.5%                3.8%       $21,000,000   Appraisal                 07/22/2004
238                              13.6%               15.0%        $4,670,000   Appraisal                 09/22/2004
241                               NAP                19.6%        $3,300,000   Appraisal                 07/21/2004
242                              11.5%               13.3%        $4,500,000   Appraisal                 04/16/2004
244                               2.5%                2.7%       $16,650,000   Appraisal                 04/07/2004
245                               1.6%                1.9%       $21,825,000   Appraisal                 07/29/2004
246                               5.7%                6.2%        $4,050,000   Appraisal                 09/09/2004
247                               3.5%                4.1%        $4,225,000   Appraisal                 09/28/2004

Total/Weighted Average:          50.3%               59.4%

Loan Pool No.             Rem. Tax Credits   Original Appraised Value   Original Appraisal Report Date   Capitalization Rate
----------------------------------------------------------------------------------------------------------------------------
19                        NAP                             $59,600,000   06/01/2004                       NAP
21                        NAP                             $62,800,000   05/14/2004                       NAP
39                        NAP                             $33,565,000   09/14/2004                       NAP
47                        NAP                             $26,690,000   08/13/2004                       NAP
48                        NAP                             $28,600,000   08/17/2004                       NAP
53                        NAP                             $43,070,000   08/20/2004                       NAP
54                        NAP                             $10,600,000   08/19/2003                       NAP
55                        NAP                             $67,600,000   07/28/2004                       NAP
66                        NAP                             $17,200,000   09/27/2004                       NAP
67                        NAP                             $31,700,000   04/15/2004                       NAP
73                        NAP                            $143,400,000   09/30/2004                       NAP
74                        NAP                             $48,700,000   10/02/2003                       NAP
77                        NAP                             $16,400,000   11/21/2003                       NAP
82                        NAP                             $11,255,000   07/14/2004                       NAP
83                        NAP                             $13,600,000   04/27/2004                       NAP
87                        NAP                             $13,810,000   04/12/2004                       NAP
95                        NAP                              $5,000,000   11/17/2004                       NAP
102                       NAP                             $11,450,000   04/28/2004                       NAP
107                       NAP                             $40,000,000   05/10/2004                       NAP
108                       NAP                              $4,400,000   05/14/2004                       NAP
118                       NAP                              $5,600,000   05/25/2004                       NAP
120                       NAP                             $46,170,000   09/02/2004                       NAP
121                       NAP                             $17,200,000   10/18/2004                       NAP
127                       NAP                             $62,480,000   05/10/2004                       NAP
133                       NAP                              $3,800,000   05/20/2004                       NAP
135                       NAP                             $16,940,000   08/17/2004                       NAP
140                       NAP                             $15,780,000   04/23/2004                       NAP
141                       NAP                             $36,150,000   10/12/2004                       NAP
148                       NAP                             $10,700,000   04/29/2004                       NAP
151                       NAP                             $11,600,000   04/14/2004                       NAP
152                       NAP                             $19,110,000   04/09/2004                       NAP
155                       NAP                             $63,980,000   08/18/2004                       NAP
156                       NAP                              $6,300,000   02/09/2004                       NAP
158                       NAP                             $13,775,000   05/13/2004                       NAP
162                       NAP                             $48,590,000   08/02/2004                       NAP
169                       NAP                              $6,350,000   06/10/2004                       NAP
171                       NAP                             $59,170,000   06/22/2004                       NAP
173                       NAP                              $8,600,000   04/08/2004                       NAP
176                       NAP                              $7,990,000   05/13/2004                       NAP
177                       NAP                             $22,650,000   04/12/2004                       NAP
178                       NAP                             $20,350,000   08/12/2004                       NAP
182                       NAP                             $10,350,000   07/24/2003                       NAP
183                       NAP                              $7,500,000   09/01/2004                       NAP
184                       NAP                             $10,350,000   12/19/2003                       NAP
186                       NAP                             $11,500,000   02/06/2004                       NAP
187                       NAP                             $15,800,000   07/28/2004                       NAP
196                       NAP                             $10,125,000   06/02/2004                       NAP
199                       NAP                              $6,300,000   05/27/2004                       NAP
206                       NAP                              $9,630,000   04/01/2004                       NAP
207                       NAP                             $15,500,000   04/14/2004                       NAP
208                       NAP                              $9,600,000   01/05/2004                       NAP
211                       NAP                              $7,100,000   10/06/2004                       NAP
212                       NAP                             $10,900,000   08/24/2004                       NAP
217                       NAP                              $5,030,000   08/22/2004                       NAP
218                       NAP                              $4,000,000   07/14/2004                       NAP
221                       NAP                             $10,770,000   01/09/2004                       NAP
222                       NAP                             $10,220,000   06/30/2004                       NAP
223                       NAP                              $1,800,000   09/15/2004                       NAP
225                       NAP                             $17,500,000   06/08/2004                       NAP
226                       NAP                             $15,640,000   04/13/2004                       NAP
227                       NAP                              $7,870,000   04/22/2004                       NAP
229                       NAP                              $8,040,000   10/14/2003                       NAP
232                       NAP                             $12,500,000   04/27/2004                       NAP
235                       NAP                              $6,130,000   07/26/2004                       NAP
236                       NAP                             $15,300,000   04/02/2004                       NAP
237                       NAP                             $21,000,000   07/25/2004                       NAP
238                       NAP                              $4,670,000   10/08/2004                       NAP
241                       NAP                              $3,300,000   07/21/2004                       NAP
242                       NAP                              $4,500,000   04/22/2004                       NAP
244                       NAP                             $16,650,000   04/07/2004                       NAP
245                       NAP                             $21,825,000   07/29/2004                       NAP
246                       NAP                              $4,050,000   09/09/2004                       NAP
247                       NAP                              $4,225,000   09/28/2004                       NAP

Total/Weighted Average:

Loan Pool No.             FIRREA Appraisal (Y/N)   Phase I Date   Phase II Date   Engineering Report Date   UCF
----------------------------------------------------------------------------------------------------------------------
19                        Y                        02/11/2004     NAP             02/05/2004                $2,888,330
21                        Y                        08/23/2004     NAP             08/17/2004 & 09/07/2004   $3,428,539
39                        Y                        09/07/2004     NAP             08/27/2004                $1,763,853
47                        Y                        08/11/2004     NAP             08/17/2004                $1,287,680
48                        Y                        08/24/2004     NAP             08/25/2004                $1,606,705
53                        Y                        08/25/2004     NAP             08/30/2004                $1,365,191
54                        Y                        12/03/2003     NAP             12/09/2003                  $690,334
55                        Y                        08/09/2004     NAP             08/11/2004                $2,879,967
66                        Y                        10/07/2004     NAP             10/04/2004                  $799,062
67                        Y                        05/04/2004     NAP             05/04/2004                $1,482,414
73                        Y                        10/15/2004     NAP             10/18/2004                $4,159,041
74                        Y                        10/24/2003     NAP             10/20/2003                $1,613,657
77                        Y                        12/16/2003     NAP             12/15/2003                  $922,405
82                        Y                        05/06/2004     NAP             05/03/2004                  $599,831
83                        Y                        01/20/2004     NAP             01/20/2004                  $744,500
87                        Y                        04/22/2004     NAP             04/08/2004                  $868,729
95                        Y                        11/24/2004     NAP             11/24/2004                  $374,039
102                       Y                        05/24/2004     NAP             05/12/2004                  $704,951
107                       Y                        05/11/2004     NAP             06/07/2004                $1,418,283
108                       Y                        05/18/2004     NAP             06/03/2004                  $355,708
118                       Y                        05/04/2004     NAP             05/04/2004                  $367,588
120                       Y                        09/13/2004     NAP             09/16/2004                $1,749,745
121                       Y                        10/21/2004     NAP             11/11/2004                  $822,492
127                       Y                        05/18/2004     NAP             05/19/2004                $3,040,080
133                       Y                        06/03/2004     NAP             12/04/2003                  $334,301
135                       Y                        09/07/2004     NAP             09/09/2004                  $916,931
140                       Y                        04/26/2004     NAP             04/22/2004                  $696,006
141                       Y                        10/29/2004     NAP             10/20/2004                $1,711,983
148                       Y                        06/07/2004     NAP             06/02/2004                  $550,424
151                       Y                        04/26/2004     NAP             05/17/2004                  $574,498
152                       Y                        04/22/2004     NAP             05/03/2004                  $825,868
155                       Y                        08/24/2004     NAP             08/19/2004                $2,980,070
156                       Y                        02/23/2004     NAP             02/26/2004                  $348,723
158                       Y                        06/03/2004     NAP             06/03/2004                  $768,181
162                       Y                        08/09/2004     NAP             08/05/2004                $1,600,549
169                       Y                        06/16/2004     NAP             06/21/2004                  $253,916
171                       Y                        07/01/2004     NAP             07/09/2004                $2,476,456
173                       Y                        04/20/2004     NAP             04/29/2004                  $453,608
176                       Y                        05/26/2004     NAP             05/27/2004                  $376,141
177                       Y                        04/27/2004     NAP             04/26/2004                  $847,323
178                       Y                        08/25/2004     NAP             08/19/2004                  $928,063
182                       Y                        07/24/2003     NAP             07/28/2003                  $698,966
183                       Y                        09/22/2004     NAP             09/22/2004                  $308,169
184                       Y                        12/24/2003     NAP             12/19/2003                  $580,716
186                       Y                        02/19/2004     09/02/2004      02/11/2004                  $560,755
187                       Y                        08/11/2004     NAP             08/06/2004                  $673,511
196                       Y                        06/08/2004     NAP             06/15/2004                  $564,250
199                       Y                        06/07/2004     NAP             06/03/2004                  $297,817
206                       Y                        04/20/2004     NAP             04/14/2004                  $365,530
207                       Y                        05/10/2004     NAP             05/10/2004                  $740,004
208                       Y                        01/16/2004     NAP             01/08/2004                  $656,494
211                       Y                        10/12/2004     NAP             10/12/2004                  $387,846
212                       Y                        09/07/2004     NAP             09/03/2004                  $260,787
217                       Y                        08/24/2004     NAP             08/20/2004                  $367,946
218                       Y                        08/11/2004     NAP             07/30/2004                  $266,747
221                       Y                        01/07/2004     NAP             01/08/2004                  $716,890
222                       Y                        06/24/2004     NAP             06/25/2004                  $435,214
223                       Y                        08/05/2004     NAP             08/05/2004                  $141,307
225                       Y                        06/09/2004     NAP             06/17/2004                  $325,789
226                       Y                        04/26/2004     NAP             04/23/2004                  $732,061
227                       Y                        05/10/2004     NAP             05/04/2004                  $512,860
229                       Y                        10/14/2003     NAP             10/16/2003                  $428,709
232                       Y                        05/14/2004     NAP             05/13/2004                  $844,822
235                       Y                        08/03/2004     NAP             08/02/2004                  $321,229
236                       Y                        04/20/2004     NAP             04/20/2004                  $649,500
237                       Y                        07/26/2004     NAP             08/02/2004                $1,249,671
238                       Y                        10/11/2004     NAP             10/08/2004                  $261,755
241                       Y                        07/26/2004     NAP             07/30/2004                  $154,211
242                       Y                        04/28/2004     NAP             04/23/2004                  $206,322
244                       Y                        04/27/2004     NAP             04/27/2004                  $936,515
245                       Y                        08/05/2004     NAP             08/13/2004                $1,459,438
246                       Y                        09/14/2004     NAP             09/23/2004                  $137,851
247                       Y                        10/20/2004     NAP             10/14/2004                  $169,555

Total/Weighted Average:

Loan Pool No.             Underwritten NOI   Date of Operating Statement   Years of Financial Information
---------------------------------------------------------------------------------------------------------
19                              $2,888,330   NAP                                                      NAP
21                              $3,428,539   NAP                                                      NAP
39                              $1,763,853   NAP                                                      NAP
47                              $1,287,680   NAP                                                      NAP
48                              $1,606,705   NAP                                                      NAP
53                              $1,365,191   NAP                                                      NAP
54                                $745,920   10/31/2004                                                 3
55                              $2,879,967   NAP                                                      NAP
66                                $799,062   NAP                                                      NAP
67                              $1,482,414   NAP                                                      NAP
73                              $4,159,041   NAP                                                      NAP
74                              $1,613,657   NAP                                                      NAP
77                                $922,405   NAP                                                      NAP
82                                $599,831   NAP                                                      NAP
83                                $744,500   NAP                                                      NAP
87                                $868,729   NAP                                                      NAP
95                                $407,913   12/31/2004                                                 2
102                               $704,951   NAP                                                      NAP
107                             $1,418,283   NAP                                                      NAP
108                               $399,766   09/30/2004                                                 2
118                               $402,377   12/31/2003                                                 3
120                             $1,749,745   NAP                                                      NAP
121                               $822,492   NAP                                                      NAP
127                             $3,040,080   NAP                                                      NAP
133                               $360,351   12/31/2003                                                 3
135                               $916,931   NAP                                                      NAP
140                               $696,006   NAP                                                      NAP
141                             $1,711,983   NAP                                                      NAP
148                               $550,424   NAP                                                      NAP
151                               $574,498   NAP                                                      NAP
152                               $825,868   NAP                                                      NAP
155                             $2,980,070   NAP                                                      NAP
156                               $348,723   NAP                                                      NAP
158                               $768,181   NAP                                                      NAP
162                             $1,600,549   NAP                                                      NAP
169                               $253,916   NAP                                                      NAP
171                             $2,476,456   NAP                                                      NAP
173                               $453,608   NAP                                                      NAP
176                               $376,141   NAP                                                      NAP
177                               $847,323   NAP                                                      NAP
178                               $928,063   NAP                                                      NAP
182                               $698,966   NAP                                                      NAP
183                               $308,169   NAP                                                      NAP
184                               $580,716   NAP                                                      NAP
186                               $560,755   NAP                                                      NAP
187                               $673,511   NAP                                                      NAP
196                               $564,250   NAP                                                      NAP
199                               $297,817   NAP                                                      NAP
206                               $365,530   NAP                                                      NAP
207                               $740,004   NAP                                                      NAP
208                               $656,494   NAP                                                      NAP
211                               $387,846   NAP                                                      NAP
212                               $260,787   NAP                                                      NAP
217                               $367,946   NAP                                                      NAP
218                               $266,747   NAP                                                      NAP
221                               $716,890   NAP                                                      NAP
222                               $435,214   NAP                                                      NAP
223                               $155,008   12/31/2003                                                 3
225                               $325,789   NAP                                                      NAP
226                               $732,061   NAP                                                      NAP
227                               $512,860   NAP                                                      NAP
229                               $428,709   NAP                                                      NAP
232                               $844,822   NAP                                                      NAP
235                               $321,229   NAP                                                      NAP
236                               $649,500   NAP                                                      NAP
237                             $1,249,671   NAP                                                      NAP
238                               $261,755   NAP                                                      NAP
241                               $154,211   NAP                                                      NAP
242                               $206,322   NAP                                                      NAP
244                               $936,515   NAP                                                      NAP
245                             $1,459,438   NAP                                                      NAP
246                               $137,851   NAP                                                      NAP
247                               $169,555   NAP                                                      NAP

Total/Weighted Average:

Loan Pool No.             Largest Tenant                                     Lease Expiration Date of Largest Tenant
--------------------------------------------------------------------------------------------------------------------
19                        NAP                                                NAP
21                        NAP                                                NAP
39                        NAP                                                NAP
47                        NAP                                                NAP
48                        NAP                                                NAP
53                        NAP                                                NAP
54                        Carlisle Enterprises, Inc.                         01/01/2014
55                        NAP                                                NAP
66                        NAP                                                NAP
67                        NAP                                                NAP
73                        NAP                                                NAP
74                        NAP                                                NAP
77                        NAP                                                NAP
82                        NAP                                                NAP
83                        NAP                                                NAP
87                        NAP                                                NAP
95                        P.H.O. Transportation                              12/31/2006
102                       NAP                                                NAP
107                       NAP                                                NAP
108                       Tractor Supply                                     10/31/2014
118                       Virginia Beach Health Department                   06/30/2012
120                       NAP                                                NAP
121                       NAP                                                NAP
127                       NAP                                                NAP
133                       Dan's Supreme Supermarket, Inc. d.b.a. Key Foods   06/30/2034
135                       NAP                                                NAP
140                       NAP                                                NAP
141                       NAP                                                NAP
148                       NAP                                                NAP
151                       NAP                                                NAP
152                       NAP                                                NAP
155                       NAP                                                NAP
156                       NAP                                                NAP
158                       NAP                                                NAP
162                       NAP                                                NAP
169                       NAP                                                NAP
171                       NAP                                                NAP
173                       NAP                                                NAP
176                       NAP                                                NAP
177                       NAP                                                NAP
178                       NAP                                                NAP
182                       NAP                                                NAP
183                       NAP                                                NAP
184                       NAP                                                NAP
186                       NAP                                                NAP
187                       NAP                                                NAP
196                       NAP                                                NAP
199                       NAP                                                NAP
206                       NAP                                                NAP
207                       NAP                                                NAP
208                       NAP                                                NAP
211                       NAP                                                NAP
212                       NAP                                                NAP
217                       NAP                                                NAP
218                       NAP                                                NAP
221                       NAP                                                NAP
222                       NAP                                                NAP
223                       Pediatric Affiliates                               11/30/2006
225                       NAP                                                NAP
226                       NAP                                                NAP
227                       NAP                                                NAP
229                       NAP                                                NAP
232                       NAP                                                NAP
235                       NAP                                                NAP
236                       NAP                                                NAP
237                       NAP                                                NAP
238                       NAP                                                NAP
241                       NAP                                                NAP
242                       NAP                                                NAP
244                       NAP                                                NAP
245                       NAP                                                NAP
246                       NAP                                                NAP
247                       NAP                                                NAP

Total/Weighted Average:

Loan Pool No.             NSF of Largest Tenant (SF)   % NSF of the Largest Tenant (%)
--------------------------------------------------------------------------------------
19                                               NAP                               NAP
21                                               NAP                               NAP
39                                               NAP                               NAP
47                                               NAP                               NAP
48                                               NAP                               NAP
53                                               NAP                               NAP
54                                            44,469                             100.0%
55                                               NAP                               NAP
66                                               NAP                               NAP
67                                               NAP                               NAP
73                                               NAP                               NAP
74                                               NAP                               NAP
77                                               NAP                               NAP
82                                               NAP                               NAP
83                                               NAP                               NAP
87                                               NAP                               NAP
95                                             5,250                              14.6%
102                                              NAP                               NAP
107                                              NAP                               NAP
108                                           27,190                              30.9%
118                                           32,635                              65.7%
120                                              NAP                               NAP
121                                              NAP                               NAP
127                                              NAP                               NAP
133                                           20,351                             100.0%
135                                              NAP                               NAP
140                                              NAP                               NAP
141                                              NAP                               NAP
148                                              NAP                               NAP
151                                              NAP                               NAP
152                                              NAP                               NAP
155                                              NAP                               NAP
156                                              NAP                               NAP
158                                              NAP                               NAP
162                                              NAP                               NAP
169                                              NAP                               NAP
171                                              NAP                               NAP
173                                              NAP                               NAP
176                                              NAP                               NAP
177                                              NAP                               NAP
178                                              NAP                               NAP
182                                              NAP                               NAP
183                                              NAP                               NAP
184                                              NAP                               NAP
186                                              NAP                               NAP
187                                              NAP                               NAP
196                                              NAP                               NAP
199                                              NAP                               NAP
206                                              NAP                               NAP
207                                              NAP                               NAP
208                                              NAP                               NAP
211                                              NAP                               NAP
212                                              NAP                               NAP
217                                              NAP                               NAP
218                                              NAP                               NAP
221                                              NAP                               NAP
222                                              NAP                               NAP
223                                            2,100                              16.5%
225                                              NAP                               NAP
226                                              NAP                               NAP
227                                              NAP                               NAP
229                                              NAP                               NAP
232                                              NAP                               NAP
235                                              NAP                               NAP
236                                              NAP                               NAP
237                                              NAP                               NAP
238                                              NAP                               NAP
241                                              NAP                               NAP
242                                              NAP                               NAP
244                                              NAP                               NAP
245                                              NAP                               NAP
246                                              NAP                               NAP
247                                              NAP                               NAP

Total/Weighted Average:

Loan Pool No.             2nd Largest Tenant                             Lease Expiration Date of 2nd Largest Tenant
--------------------------------------------------------------------------------------------------------------------
19                        NAP                                            NAP
21                        NAP                                            NAP
39                        NAP                                            NAP
47                        NAP                                            NAP
48                        NAP                                            NAP
53                        NAP                                            NAP
54                        NAP                                            NAP
55                        NAP                                            NAP
66                        NAP                                            NAP
67                        NAP                                            NAP
73                        NAP                                            NAP
74                        NAP                                            NAP
77                        NAP                                            NAP
82                        NAP                                            NAP
83                        NAP                                            NAP
87                        NAP                                            NAP
95                        Willie Williams T/A W.W. Automotive Services   09/30/2007
102                       NAP                                            NAP
107                       NAP                                            NAP
108                       Goody's                                        01/31/2014
118                       Abacus Communications                          10/31/2009
120                       NAP                                            NAP
121                       NAP                                            NAP
127                       NAP                                            NAP
133                       NAP                                            NAP
135                       NAP                                            NAP
140                       NAP                                            NAP
141                       NAP                                            NAP
148                       NAP                                            NAP
151                       NAP                                            NAP
152                       NAP                                            NAP
155                       NAP                                            NAP
156                       NAP                                            NAP
158                       NAP                                            NAP
162                       NAP                                            NAP
169                       NAP                                            NAP
171                       NAP                                            NAP
173                       NAP                                            NAP
176                       NAP                                            NAP
177                       NAP                                            NAP
178                       NAP                                            NAP
182                       NAP                                            NAP
183                       NAP                                            NAP
184                       NAP                                            NAP
186                       NAP                                            NAP
187                       NAP                                            NAP
196                       NAP                                            NAP
199                       NAP                                            NAP
206                       NAP                                            NAP
207                       NAP                                            NAP
208                       NAP                                            NAP
211                       NAP                                            NAP
212                       NAP                                            NAP
217                       NAP                                            NAP
218                       NAP                                            NAP
221                       NAP                                            NAP
222                       NAP                                            NAP
223                       National Assessment                            04/30/2007
225                       NAP                                            NAP
226                       NAP                                            NAP
227                       NAP                                            NAP
229                       NAP                                            NAP
232                       NAP                                            NAP
235                       NAP                                            NAP
236                       NAP                                            NAP
237                       NAP                                            NAP
238                       NAP                                            NAP
241                       NAP                                            NAP
242                       NAP                                            NAP
244                       NAP                                            NAP
245                       NAP                                            NAP
246                       NAP                                            NAP
247                       NAP                                            NAP

Total/Weighted Average:

Loan Pool No.             NSF of 2nd Largest Tenant (SF)   % NSF of 2nd Largest Tenant (%)    3rd Largest Tenant
----------------------------------------------------------------------------------------------------------------
19                                                   NAP                               NAP    NAP
21                                                   NAP                               NAP    NAP
39                                                   NAP                               NAP    NAP
47                                                   NAP                               NAP    NAP
48                                                   NAP                               NAP    NAP
53                                                   NAP                               NAP    NAP
54                                                   NAP                               NAP    NAP
55                                                   NAP                               NAP    NAP
66                                                   NAP                               NAP    NAP
67                                                   NAP                               NAP    NAP
73                                                   NAP                               NAP    NAP
74                                                   NAP                               NAP    NAP
77                                                   NAP                               NAP    NAP
82                                                   NAP                               NAP    NAP
83                                                   NAP                               NAP    NAP
87                                                   NAP                               NAP    NAP
95                                                 4,000                              11.1%   Prince George's County
102                                                  NAP                               NAP    NAP
107                                                  NAP                               NAP    NAP
108                                               26,787                              30.4%   Fred's
118                                                8,012                              16.1%   NAP
120                                                  NAP                               NAP    NAP
121                                                  NAP                               NAP    NAP
127                                                  NAP                               NAP    NAP
133                                                  NAP                               NAP    NAP
135                                                  NAP                               NAP    NAP
140                                                  NAP                               NAP    NAP
141                                                  NAP                               NAP    NAP
148                                                  NAP                               NAP    NAP
151                                                  NAP                               NAP    NAP
152                                                  NAP                               NAP    NAP
155                                                  NAP                               NAP    NAP
156                                                  NAP                               NAP    NAP
158                                                  NAP                               NAP    NAP
162                                                  NAP                               NAP    NAP
169                                                  NAP                               NAP    NAP
171                                                  NAP                               NAP    NAP
173                                                  NAP                               NAP    NAP
176                                                  NAP                               NAP    NAP
177                                                  NAP                               NAP    NAP
178                                                  NAP                               NAP    NAP
182                                                  NAP                               NAP    NAP
183                                                  NAP                               NAP    NAP
184                                                  NAP                               NAP    NAP
186                                                  NAP                               NAP    NAP
187                                                  NAP                               NAP    NAP
196                                                  NAP                               NAP    NAP
199                                                  NAP                               NAP    NAP
206                                                  NAP                               NAP    NAP
207                                                  NAP                               NAP    NAP
208                                                  NAP                               NAP    NAP
211                                                  NAP                               NAP    NAP
212                                                  NAP                               NAP    NAP
217                                                  NAP                               NAP    NAP
218                                                  NAP                               NAP    NAP
221                                                  NAP                               NAP    NAP
222                                                  NAP                               NAP    NAP
223                                                2,050                              16.1%   Shore Area Ob-GYN
225                                                  NAP                               NAP    NAP
226                                                  NAP                               NAP    NAP
227                                                  NAP                               NAP    NAP
229                                                  NAP                               NAP    NAP
232                                                  NAP                               NAP    NAP
235                                                  NAP                               NAP    NAP
236                                                  NAP                               NAP    NAP
237                                                  NAP                               NAP    NAP
238                                                  NAP                               NAP    NAP
241                                                  NAP                               NAP    NAP
242                                                  NAP                               NAP    NAP
244                                                  NAP                               NAP    NAP
245                                                  NAP                               NAP    NAP
246                                                  NAP                               NAP    NAP
247                                                  NAP                               NAP    NAP

Total/Weighted Average:

Loan Pool No.             Lease Expiration of 3rd Largest Tenant   NSF of 3rd Largest Tenant (SF)   % NSF of 3rd Largest Tenant (%)
-----------------------------------------------------------------------------------------------------------------------------------
19                        NAP                                                                 NAP                               NAP
21                        NAP                                                                 NAP                               NAP
39                        NAP                                                                 NAP                               NAP
47                        NAP                                                                 NAP                               NAP
48                        NAP                                                                 NAP                               NAP
53                        NAP                                                                 NAP                               NAP
54                        NAP                                                                 NAP                               NAP
55                        NAP                                                                 NAP                               NAP
66                        NAP                                                                 NAP                               NAP
67                        NAP                                                                 NAP                               NAP
73                        NAP                                                                 NAP                               NAP
74                        NAP                                                                 NAP                               NAP
77                        NAP                                                                 NAP                               NAP
82                        NAP                                                                 NAP                               NAP
83                        NAP                                                                 NAP                               NAP
87                        NAP                                                                 NAP                               NAP
95                        04/30/2008                                                        2,880                               8.0%
102                       NAP                                                                 NAP                               NAP
107                       NAP                                                                 NAP                               NAP
108                       02/28/2009                                                       23,480                              26.6%
118                       NAP                                                                 NAP                               NAP
120                       NAP                                                                 NAP                               NAP
121                       NAP                                                                 NAP                               NAP
127                       NAP                                                                 NAP                               NAP
133                       NAP                                                                 NAP                               NAP
135                       NAP                                                                 NAP                               NAP
140                       NAP                                                                 NAP                               NAP
141                       NAP                                                                 NAP                               NAP
148                       NAP                                                                 NAP                               NAP
151                       NAP                                                                 NAP                               NAP
152                       NAP                                                                 NAP                               NAP
155                       NAP                                                                 NAP                               NAP
156                       NAP                                                                 NAP                               NAP
158                       NAP                                                                 NAP                               NAP
162                       NAP                                                                 NAP                               NAP
169                       NAP                                                                 NAP                               NAP
171                       NAP                                                                 NAP                               NAP
173                       NAP                                                                 NAP                               NAP
176                       NAP                                                                 NAP                               NAP
177                       NAP                                                                 NAP                               NAP
178                       NAP                                                                 NAP                               NAP
182                       NAP                                                                 NAP                               NAP
183                       NAP                                                                 NAP                               NAP
184                       NAP                                                                 NAP                               NAP
186                       NAP                                                                 NAP                               NAP
187                       NAP                                                                 NAP                               NAP
196                       NAP                                                                 NAP                               NAP
199                       NAP                                                                 NAP                               NAP
206                       NAP                                                                 NAP                               NAP
207                       NAP                                                                 NAP                               NAP
208                       NAP                                                                 NAP                               NAP
211                       NAP                                                                 NAP                               NAP
212                       NAP                                                                 NAP                               NAP
217                       NAP                                                                 NAP                               NAP
218                       NAP                                                                 NAP                               NAP
221                       NAP                                                                 NAP                               NAP
222                       NAP                                                                 NAP                               NAP
223                       07/05/2007                                                        1,750                              13.8%
225                       NAP                                                                 NAP                               NAP
226                       NAP                                                                 NAP                               NAP
227                       NAP                                                                 NAP                               NAP
229                       NAP                                                                 NAP                               NAP
232                       NAP                                                                 NAP                               NAP
235                       NAP                                                                 NAP                               NAP
236                       NAP                                                                 NAP                               NAP
237                       NAP                                                                 NAP                               NAP
238                       NAP                                                                 NAP                               NAP
241                       NAP                                                                 NAP                               NAP
242                       NAP                                                                 NAP                               NAP
244                       NAP                                                                 NAP                               NAP
245                       NAP                                                                 NAP                               NAP
246                       NAP                                                                 NAP                               NAP
247                       NAP                                                                 NAP                               NAP

Total/Weighted Average:

Loan Pool No.             Related Borrowers (Y/N)   Related Borrower List   Cross Collateralized / Cross Defaulted (Y/N)
------------------------------------------------------------------------------------------------------------------------
19                        N                         NAP                     N
21                        N                         NAP                     N
39                        N                         NAP                     N
47                        N                         NAP                     N
48                        N                         NAP                     N
53                        N                         NAP                     N
54                        N                         NAP                     N
55                        N                         NAP                     N
66                        N                         NAP                     N
67                        N                         NAP                     N
73                        N                         NAP                     N
74                        N                         NAP                     N
77                        N                         NAP                     N
82                        N                         NAP                     N
83                        N                         NAP                     N
87                        N                         NAP                     N
95                        N                         NAP                     N
102                       N                         NAP                     N
107                       N                         NAP                     N
108                       N                         NAP                     N
118                       N                         NAP                     N
120                       N                         NAP                     N
121                       N                         NAP                     N
127                       N                         NAP                     N
133                       N                         NAP                     N
135                       N                         NAP                     N
140                       N                         NAP                     N
141                       N                         NAP                     N
148                       N                         NAP                     N
151                       N                         NAP                     N
152                       N                         NAP                     N
155                       N                         NAP                     N
156                       N                         NAP                     N
158                       N                         NAP                     N
162                       N                         NAP                     N
169                       N                         NAP                     N
171                       N                         NAP                     N
173                       N                         NAP                     N
176                       N                         NAP                     N
177                       N                         NAP                     N
178                       N                         NAP                     N
182                       N                         NAP                     N
183                       N                         NAP                     N
184                       N                         NAP                     N
186                       N                         NAP                     N
187                       N                         NAP                     N
196                       N                         NAP                     N
199                       N                         NAP                     N
206                       N                         NAP                     N
207                       N                         NAP                     N
208                       N                         NAP                     N
211                       N                         NAP                     N
212                       N                         NAP                     N
217                       N                         NAP                     N
218                       N                         NAP                     N
221                       N                         NAP                     N
222                       N                         NAP                     N
223                       N                         NAP                     N
225                       N                         NAP                     N
226                       N                         NAP                     N
227                       N                         NAP                     N
229                       N                         NAP                     N
232                       N                         NAP                     N
235                       N                         NAP                     N
236                       N                         NAP                     N
237                       N                         NAP                     N
238                       N                         NAP                     N
241                       N                         NAP                     N
242                       N                         NAP                     N
244                       N                         NAP                     N
245                       N                         NAP                     N
246                       N                         NAP                     N
247                       N                         NAP                     N

Total/Weighted Average:

Loan Pool No.             Single Note / Multiple Property Loan (Y/N)   Crossed Loan/Multi-property Pool (Y/N)
-------------------------------------------------------------------------------------------------------------
19                        N                                            N
21                        N                                            N
39                        N                                            N
47                        N                                            N
48                        N                                            N
53                        N                                            N
54                        N                                            N
55                        N                                            N
66                        N                                            N
67                        N                                            N
73                        N                                            N
74                        N                                            N
77                        N                                            N
82                        N                                            N
83                        N                                            N
87                        N                                            N
95                        N                                            N
102                       N                                            N
107                       N                                            N
108                       N                                            N
118                       N                                            N
120                       N                                            N
121                       N                                            N
127                       N                                            N
133                       N                                            N
135                       N                                            N
140                       N                                            N
141                       N                                            N
148                       N                                            N
151                       N                                            N
152                       N                                            N
155                       N                                            N
156                       N                                            N
158                       N                                            N
162                       N                                            N
169                       N                                            N
171                       N                                            N
173                       N                                            N
176                       N                                            N
177                       N                                            N
178                       N                                            N
182                       N                                            N
183                       N                                            N
184                       N                                            N
186                       N                                            N
187                       N                                            N
196                       N                                            N
199                       N                                            N
206                       N                                            N
207                       N                                            N
208                       N                                            N
211                       N                                            N
212                       N                                            N
217                       N                                            N
218                       N                                            N
221                       N                                            N
222                       N                                            N
223                       N                                            N
225                       N                                            N
226                       N                                            N
227                       N                                            N
229                       N                                            N
232                       N                                            N
235                       N                                            N
236                       N                                            N
237                       N                                            N
238                       N                                            N
241                       N                                            N
242                       N                                            N
244                       N                                            N
245                       N                                            N
246                       N                                            N
247                       N                                            N

Total/Weighted Average:

Loan Pool No.             Additional Collateral (Y/N)
-----------------------------------------------------
19                        N
21                        N
39                        N
47                        N
48                        N
53                        N
54                        N
55                        N
66                        N
67                        N
73                        N
74                        N
77                        N
82                        N
83                        N
87                        N
95                        N
102                       N
107                       N
108                       Y
118                       N
120                       N
121                       N
127                       N
133                       N
135                       N
140                       N
141                       N
148                       N
151                       N
152                       N
155                       N
156                       N
158                       N
162                       N
169                       N
171                       N
173                       N
176                       N
177                       N
178                       N
182                       N
183                       N
184                       N
186                       N
187                       N
196                       N
199                       N
206                       N
207                       N
208                       N
211                       N
212                       N
217                       N
218                       N
221                       N
222                       N
223                       N
225                       N
226                       N
227                       N
229                       N
232                       N
235                       N
236                       N
237                       N
238                       N
241                       N
242                       N
244                       N
245                       N
246                       N
247                       N

Total/Weighted Average:

Loan Pool No.             Description of Additional Collateral
--------------------------------------------------------------
19                        NAP
21                        NAP
39                        NAP
47                        NAP
48                        NAP
53                        NAP
54                        NAP
55                        NAP
66                        NAP
67                        NAP
73                        NAP
74                        NAP
77                        NAP
82                        NAP
83                        NAP
87                        NAP
95                        NAP
102                       NAP
107                       NAP
108                       $450,000 cash holdback at closing. The earnout will equal a $6.92 release for each $1.00 in additional rental income.
118                       NAP
120                       NAP
121                       NAP
127                       NAP
133                       NAP
135                       NAP
140                       NAP
141                       NAP
148                       NAP
151                       NAP
152                       NAP
155                       NAP
156                       NAP
158                       NAP
162                       NAP
169                       NAP
171                       NAP
173                       NAP
176                       NAP
177                       NAP
178                       NAP
182                       NAP
183                       NAP
184                       NAP
186                       NAP
187                       NAP
196                       NAP
199                       NAP
206                       NAP
207                       NAP
208                       NAP
211                       NAP
212                       NAP
217                       NAP
218                       NAP
221                       NAP
222                       NAP
223                       NAP
225                       NAP
226                       NAP
227                       NAP
229                       NAP
232                       NAP
235                       NAP
236                       NAP
237                       NAP
238                       NAP
241                       NAP
242                       NAP
244                       NAP
245                       NAP
246                       NAP
247                       NAP

Total/Weighted Average:

Loan Pool No.             Tax Escrow in Place (Y/N)   Tax Service Contract in Place (Y/N)   Initial Tax Escrow Amount ($)
-------------------------------------------------------------------------------------------------------------------------
19                        N                           N                                                                $0
21                        Y                           N                                                           $40,421
39                        Y                           N                                                           $76,966
47                        N                           N                                                                $0
48                        N                           N                                                                $0
53                        Y                           N                                                          $100,873
54                        Y                           N                                                                $0
55                        N                           N                                                                $0
66                        N                           N                                                                $0
67                        N                           N                                                                $0
73                        N                           N                                                                $0
74                        N                           N                                                                $0
77                        Y                           N                                                           $63,517
82                        Y                           N                                                           $12,908
83                        Y                           N                                                           $15,667
87                        N                           N                                                                $0
95                        Y                           N                                                           $15,798
102                       N                           N                                                                $0
107                       Y                           N                                                           $19,381
108                       Y                           N                                                           $10,588
118                       Y                           N                                                            $8,397
120                       N                           N                                                                $0
121                       N                           N                                                                $0
127                       N                           N                                                                $0
133                       Y                           N                                                           $48,985
135                       N                           N                                                                $0
140                       N                           N                                                                $0
141                       N                           N                                                                $0
148                       N                           N                                                                $0
151                       N                           N                                                                $0
152                       Y                           N                                                           $34,451
155                       N                           N                                                                $0
156                       Y                           N                                                           $35,501
158                       N                           N                                                                $0
162                       N                           N                                                                $0
169                       Y                           N                                                           $19,972
171                       N                           N                                                                $0
173                       Y                           N                                                                $0
176                       Y                           N                                                          $121,081
177                       N                           N                                                                $0
178                       N                           N                                                                $0
182                       N                           N                                                                $0
183                       Y                           N                                                           $31,915
184                       N                           N                                                                $0
186                       N                           N                                                                $0
187                       N                           N                                                                $0
196                       N                           N                                                                $0
199                       N                           N                                                                $0
206                       N                           N                                                                $0
207                       N                           N                                                                $0
208                       N                           N                                                                $0
211                       N                           N                                                                $0
212                       Y                           N                                                           $23,438
217                       Y                           N                                                           $38,565
218                       N                           N                                                                $0
221                       N                           N                                                                $0
222                       Y                           N                                                            $7,007
223                       Y                           N                                                            $2,549
225                       N                           N                                                                $0
226                       N                           N                                                                $0
227                       N                           N                                                                $0
229                       N                           N                                                                $0
232                       Y                           N                                                            $4,528
235                       N                           N                                                                $0
236                       Y                           N                                                            $8,849
237                       N                           N                                                                $0
238                       Y                           N                                                           $45,523
241                       Y                           N                                                            $5,033
242                       N                           N                                                                $0
244                       Y                           N                                                                $0
245                       N                           N                                                                $0
246                       Y                           N                                                            $8,525
247                       Y                           N                                                            $4,047

Total/Weighted Average:

Loan Pool No.             Current Tax Escrow Balance as of 02/01/2005 ($)   Ongoing Tax Escrow - Monthly ($)
------------------------------------------------------------------------------------------------------------
19                                                                     $0                                 $0
21                                                                $44,623                  1/12 annual taxes
39                                                                $40,747                  1/12 annual taxes
47                                                                     $0                                 $0
48                                                                     $0                                 $0
53                                                               $118,807                            $50,437
54                                                                $53,357                  1/12 annual taxes
55                                                                     $0                                 $0
66                                                                     $0                                 $0
67                                                                     $0                                 $0
73                                                                     $0                                 $0
74                                                                     $0                                 $0
77                                                                $61,536                            $17,908
82                                                                 $3,987                  1/12 annual taxes
83                                                                $21,613                  1/12 annual taxes
87                                                                     $0                                 $0
95                                                                $15,798                  1/12 annual taxes
102                                                                    $0                                 $0
107                                                               $47,450                            $19,381
108                                                               $23,819                  1/12 annual taxes
118                                                                $4,770                             $4,198
120                                                                    $0                                 $0
121                                                                    $0                                 $0
127                                                                    $0                                 $0
133                                                               $22,053                  1/12 annual taxes
135                                                                    $0                                 $0
140                                                                    $0                                 $0
141                                                                    $0                                 $0
148                                                                    $0                                 $0
151                                                                    $0                                 $0
152                                                               $43,047                            $17,226
155                                                                    $0                                 $0
156                                                               $15,216                             $7,868
158                                                                    $0                                 $0
162                                                                    $0                                 $0
169                                                               $14,741                             $6,657
171                                                                    $0                                 $0
173                                                                    $0                  1/12 annual taxes
176                                                               $83,653                  1/12 annual taxes
177                                                                    $0                                 $0
178                                                                    $0                                 $0
182                                                                    $0                                 $0
183                                                               $25,288                            $10,638
184                                                                    $0                                 $0
186                                                                    $0                                 $0
187                                                                    $0                                 $0
196                                                                    $0                                 $0
199                                                                    $0                                 $0
206                                                                    $0                                 $0
207                                                                    $0                                 $0
208                                                                    $0                                 $0
211                                                                    $0                                 $0
212                                                               $17,497                             $7,813
217                                                               $23,807                             $7,159
218                                                                    $0                                 $0
221                                                                    $0                                 $0
222                                                               $15,883                             $7,007
223                                                                $4,646                  1/12 annual taxes
225                                                                    $0                                 $0
226                                                                    $0                                 $0
227                                                                    $0                                 $0
229                                                                    $0                                 $0
232                                                                $4,728                             $4,528
235                                                                    $0                                 $0
236                                                               $23,040                             $8,849
237                                                                    $0                                 $0
238                                                               $34,317                            $12,228
241                                                                $4,256                             $1,678
242                                                                    $0                                 $0
244                                                                    $0                  1/12 annual taxes
245                                                                    $0                                 $0
246                                                                $9,047                             $2,842
247                                                                $1,625                             $1,349

Total/Weighted Average:

Loan Pool No.             Tax Reserve Cap ($ and Description)   Springing Reserve Requirement for Tax (Y/N)
-----------------------------------------------------------------------------------------------------------
19                        NAP                                   N
21                        NAP                                   N
39                        NAP                                   N
47                        NAP                                   N
48                        NAP                                   N
53                        NAP                                   N
54                        NAP                                   N
55                        NAP                                   N
66                        NAP                                   N
67                        NAP                                   N
73                        NAP                                   N
74                        NAP                                   N
77                        NAP                                   N
82                        NAP                                   N
83                        NAP                                   N
87                        NAP                                   N
95                        NAP                                   N
102                       NAP                                   N
107                       NAP                                   N
108                       NAP                                   N
118                       NAP                                   N
120                       NAP                                   N
121                       NAP                                   N
127                       NAP                                   N
133                       NAP                                   N
135                       NAP                                   N
140                       NAP                                   N
141                       NAP                                   N
148                       NAP                                   N
151                       NAP                                   N
152                       NAP                                   N
155                       NAP                                   N
156                       NAP                                   N
158                       NAP                                   N
162                       NAP                                   N
169                       NAP                                   N
171                       NAP                                   N
173                       NAP                                   N
176                       NAP                                   N
177                       NAP                                   N
178                       NAP                                   N
182                       NAP                                   N
183                       NAP                                   N
184                       NAP                                   N
186                       NAP                                   N
187                       NAP                                   N
196                       NAP                                   N
199                       NAP                                   N
206                       NAP                                   N
207                       NAP                                   N
208                       NAP                                   N
211                       NAP                                   N
212                       NAP                                   N
217                       NAP                                   N
218                       NAP                                   N
221                       NAP                                   N
222                       NAP                                   N
223                       NAP                                   N
225                       NAP                                   N
226                       NAP                                   N
227                       NAP                                   N
229                       NAP                                   N
232                       NAP                                   N
235                       NAP                                   N
236                       NAP                                   N
237                       NAP                                   N
238                       NAP                                   N
241                       NAP                                   N
242                       NAP                                   N
244                       NAP                                   N
245                       NAP                                   N
246                       NAP                                   N
247                       NAP                                   N

Total/Weighted Average:

Loan Pool No.             Terms or Conditions for Springing Tax Reserve Requirement   Interest on Tax Escrow Paid to:
---------------------------------------------------------------------------------------------------------------------
19                        NAP                                                         NAP
21                        NAP                                                         NAP
39                        NAP                                                         NAP
47                        NAP                                                         NAP
48                        NAP                                                         NAP
53                        NAP                                                         NAP
54                        NAP                                                         NAP
55                        NAP                                                         NAP
66                        NAP                                                         NAP
67                        NAP                                                         NAP
73                        NAP                                                         NAP
74                        NAP                                                         NAP
77                        NAP                                                         NAP
82                        NAP                                                         NAP
83                        NAP                                                         NAP
87                        NAP                                                         NAP
95                        NAP                                                         NAP
102                       NAP                                                         NAP
107                       NAP                                                         NAP
108                       NAP                                                         NAP
118                       NAP                                                         NAP
120                       NAP                                                         NAP
121                       NAP                                                         NAP
127                       NAP                                                         NAP
133                       NAP                                                         NAP
135                       NAP                                                         NAP
140                       NAP                                                         NAP
141                       NAP                                                         NAP
148                       NAP                                                         NAP
151                       NAP                                                         NAP
152                       NAP                                                         NAP
155                       NAP                                                         NAP
156                       NAP                                                         NAP
158                       NAP                                                         NAP
162                       NAP                                                         NAP
169                       NAP                                                         NAP
171                       NAP                                                         NAP
173                       NAP                                                         NAP
176                       NAP                                                         NAP
177                       NAP                                                         NAP
178                       NAP                                                         NAP
182                       NAP                                                         NAP
183                       NAP                                                         NAP
184                       NAP                                                         NAP
186                       NAP                                                         NAP
187                       NAP                                                         NAP
196                       NAP                                                         NAP
199                       NAP                                                         NAP
206                       NAP                                                         NAP
207                       NAP                                                         NAP
208                       NAP                                                         NAP
211                       NAP                                                         NAP
212                       NAP                                                         NAP
217                       NAP                                                         NAP
218                       NAP                                                         NAP
221                       NAP                                                         NAP
222                       NAP                                                         NAP
223                       NAP                                                         NAP
225                       NAP                                                         NAP
226                       NAP                                                         NAP
227                       NAP                                                         NAP
229                       NAP                                                         NAP
232                       NAP                                                         NAP
235                       NAP                                                         NAP
236                       NAP                                                         NAP
237                       NAP                                                         NAP
238                       NAP                                                         NAP
241                       NAP                                                         NAP
242                       NAP                                                         NAP
244                       NAP                                                         NAP
245                       NAP                                                         NAP
246                       NAP                                                         NAP
247                       NAP                                                         NAP

Total/Weighted Average:

Loan Pool No.             Insurance Escrow in Place (Y/N)   Initial Insurance Escrow Amount ($)
-----------------------------------------------------------------------------------------------
19                        N                                                                  $0
21                        Y                                                            $202,000
39                        Y                                                             $25,672
47                        N                                                                  $0
48                        N                                                                  $0
53                        N                                                                  $0
54                        Y                                                             $49,554
55                        N                                                                  $0
66                        N                                                                  $0
67                        N                                                                  $0
73                        N                                                                  $0
74                        N                                                                  $0
77                        N                                                                  $0
82                        Y                                                             $18,647
83                        Y                                                             $34,000
87                        N                                                                  $0
95                        Y                                                              $8,764
102                       N                                                                  $0
107                       N                                                                  $0
108                       Y                                                              $8,866
118                       Y                                                              $5,465
120                       N                                                                  $0
121                       N                                                                  $0
127                       N                                                                  $0
133                       Y                                                             $44,278
135                       N                                                                  $0
140                       N                                                                  $0
141                       N                                                                  $0
148                       N                                                                  $0
151                       N                                                                  $0
152                       N                                                                  $0
155                       N                                                                  $0
156                       N                                                                  $0
158                       N                                                                  $0
162                       N                                                                  $0
169                       N                                                                  $0
171                       N                                                                  $0
173                       N                                                                  $0
176                       Y                                                             $12,267
177                       N                                                                  $0
178                       N                                                                  $0
182                       N                                                                  $0
183                       N                                                                  $0
184                       N                                                                  $0
186                       N                                                                  $0
187                       N                                                                  $0
196                       N                                                                  $0
199                       N                                                                  $0
206                       N                                                                  $0
207                       N                                                                  $0
208                       N                                                                  $0
211                       N                                                                  $0
212                       N                                                                  $0
217                       N                                                                  $0
218                       N                                                                  $0
221                       N                                                                  $0
222                       N                                                                  $0
223                       Y                                                              $5,220
225                       N                                                                  $0
226                       N                                                                  $0
227                       N                                                                  $0
229                       N                                                                  $0
232                       N                                                                  $0
235                       N                                                                  $0
236                       N                                                                  $0
237                       N                                                                  $0
238                       N                                                                  $0
241                       N                                                                  $0
242                       N                                                                  $0
244                       N                                                                  $0
245                       N                                                                  $0
246                       N                                                                  $0
247                       N                                                                  $0

Total/Weighted Average:

Loan Pool No.             Current Insurance Escrow Balance as of 02/01/2005($)   Ongoing Insurance Escrow - Monthly ($)
-----------------------------------------------------------------------------------------------------------------------
19                                                                          $0                                       $0
21                                                                     $29,829   1/12 annual premiums
39                                                                     $52,112   1/12 annual premiums
47                                                                          $0                                       $0
48                                                                          $0                                       $0
53                                                                          $0                                       $0
54                                                                     $44,174   1/12 annual premiums
55                                                                          $0                                       $0
66                                                                          $0                                       $0
67                                                                          $0                                       $0
73                                                                          $0                                       $0
74                                                                          $0                                       $0
77                                                                          $0                                       $0
82                                                                     $36,569   1/12 annual premiums
83                                                                      $9,564   1/12 annual premiums
87                                                                          $0                                       $0
95                                                                      $8,764   1/12 annual premiums
102                                                                         $0                                       $0
107                                                                         $0                                       $0
108                                                                     $3,432   1/12 annual premiums
118                                                                    $10,973                                   $1,093
120                                                                         $0                                       $0
121                                                                         $0                                       $0
127                                                                         $0                                       $0
133                                                                         $0   1/12 annual premiums
135                                                                         $0                                       $0
140                                                                         $0                                       $0
141                                                                         $0                                       $0
148                                                                         $0                                       $0
151                                                                         $0                                       $0
152                                                                         $0                                       $0
155                                                                         $0                                       $0
156                                                                         $0                                       $0
158                                                                         $0                                       $0
162                                                                         $0                                       $0
169                                                                         $0                                       $0
171                                                                         $0                                       $0
173                                                                         $0                                       $0
176                                                                    $30,667   1/12 annual premiums
177                                                                         $0                                       $0
178                                                                         $0                                       $0
182                                                                         $0                                       $0
183                                                                         $0                                       $0
184                                                                         $0                                       $0
186                                                                         $0                                       $0
187                                                                         $0                                       $0
196                                                                         $0                                       $0
199                                                                         $0                                       $0
206                                                                         $0                                       $0
207                                                                         $0                                       $0
208                                                                         $0                                       $0
211                                                                         $0                                       $0
212                                                                         $0                                       $0
217                                                                         $0                                       $0
218                                                                         $0                                       $0
221                                                                         $0                                       $0
222                                                                         $0                                       $0
223                                                                     $7,131   1/12 annual premiums
225                                                                         $0                                       $0
226                                                                         $0                                       $0
227                                                                         $0                                       $0
229                                                                         $0                                       $0
232                                                                         $0                                       $0
235                                                                         $0                                       $0
236                                                                         $0                                       $0
237                                                                         $0                                       $0
238                                                                         $0                                       $0
241                                                                         $0                                       $0
242                                                                         $0                                       $0
244                                                                         $0                                       $0
245                                                                         $0                                       $0
246                                                                         $0                                       $0
247                                                                         $0                                       $0

Total/Weighted Average:

Loan Pool No.             Insurance Reserve Cap ($ and Description)   Springing Reserve Requirement for Insurance (Y/N)
-----------------------------------------------------------------------------------------------------------------------
19                        NAP                                         N
21                        NAP                                         N
39                        NAP                                         N
47                        NAP                                         N
48                        NAP                                         N
53                        NAP                                         N
54                        NAP                                         N
55                        NAP                                         N
66                        NAP                                         N
67                        NAP                                         N
73                        NAP                                         N
74                        NAP                                         N
77                        NAP                                         N
82                        NAP                                         N
83                        NAP                                         N
87                        NAP                                         N
95                        NAP                                         N
102                       NAP                                         N
107                       NAP                                         N
108                       NAP                                         N
118                       NAP                                         N
120                       NAP                                         N
121                       NAP                                         N
127                       NAP                                         N
133                       NAP                                         N
135                       NAP                                         N
140                       NAP                                         N
141                       NAP                                         N
148                       NAP                                         N
151                       NAP                                         N
152                       NAP                                         N
155                       NAP                                         N
156                       NAP                                         N
158                       NAP                                         N
162                       NAP                                         N
169                       NAP                                         N
171                       NAP                                         N
173                       NAP                                         N
176                       NAP                                         N
177                       NAP                                         N
178                       NAP                                         N
182                       NAP                                         N
183                       NAP                                         N
184                       NAP                                         N
186                       NAP                                         N
187                       NAP                                         N
196                       NAP                                         N
199                       NAP                                         N
206                       NAP                                         N
207                       NAP                                         N
208                       NAP                                         N
211                       NAP                                         N
212                       NAP                                         N
217                       NAP                                         N
218                       NAP                                         N
221                       NAP                                         N
222                       NAP                                         N
223                       NAP                                         N
225                       NAP                                         N
226                       NAP                                         N
227                       NAP                                         N
229                       NAP                                         N
232                       NAP                                         N
235                       NAP                                         N
236                       NAP                                         N
237                       NAP                                         N
238                       NAP                                         N
241                       NAP                                         N
242                       NAP                                         N
244                       NAP                                         N
245                       NAP                                         N
246                       NAP                                         N
247                       NAP                                         N

Total/Weighted Average:

Loan Pool No.             Terms or Conditions for Springing Insurance Reserve Requirement   Interest on Insurance Escrow Paid to:
---------------------------------------------------------------------------------------------------------------------------------
19                        NAP                                                               NAP
21                        NAP                                                               NAP
39                        NAP                                                               NAP
47                        NAP                                                               NAP
48                        NAP                                                               NAP
53                        NAP                                                               NAP
54                        NAP                                                               NAP
55                        NAP                                                               NAP
66                        NAP                                                               NAP
67                        NAP                                                               NAP
73                        NAP                                                               NAP
74                        NAP                                                               NAP
77                        NAP                                                               NAP
82                        NAP                                                               NAP
83                        NAP                                                               NAP
87                        NAP                                                               NAP
95                        NAP                                                               NAP
102                       NAP                                                               NAP
107                       NAP                                                               NAP
108                       NAP                                                               NAP
118                       NAP                                                               NAP
120                       NAP                                                               NAP
121                       NAP                                                               NAP
127                       NAP                                                               NAP
133                       NAP                                                               NAP
135                       NAP                                                               NAP
140                       NAP                                                               NAP
141                       NAP                                                               NAP
148                       NAP                                                               NAP
151                       NAP                                                               NAP
152                       NAP                                                               NAP
155                       NAP                                                               NAP
156                       NAP                                                               NAP
158                       NAP                                                               NAP
162                       NAP                                                               NAP
169                       NAP                                                               NAP
171                       NAP                                                               NAP
173                       NAP                                                               NAP
176                       NAP                                                               NAP
177                       NAP                                                               NAP
178                       NAP                                                               NAP
182                       NAP                                                               NAP
183                       NAP                                                               NAP
184                       NAP                                                               NAP
186                       NAP                                                               NAP
187                       NAP                                                               NAP
196                       NAP                                                               NAP
199                       NAP                                                               NAP
206                       NAP                                                               NAP
207                       NAP                                                               NAP
208                       NAP                                                               NAP
211                       NAP                                                               NAP
212                       NAP                                                               NAP
217                       NAP                                                               NAP
218                       NAP                                                               NAP
221                       NAP                                                               NAP
222                       NAP                                                               NAP
223                       NAP                                                               NAP
225                       NAP                                                               NAP
226                       NAP                                                               NAP
227                       NAP                                                               NAP
229                       NAP                                                               NAP
232                       NAP                                                               NAP
235                       NAP                                                               NAP
236                       NAP                                                               NAP
237                       NAP                                                               NAP
238                       NAP                                                               NAP
241                       NAP                                                               NAP
242                       NAP                                                               NAP
244                       NAP                                                               NAP
245                       NAP                                                               NAP
246                       NAP                                                               NAP
247                       NAP                                                               NAP

Total/Weighted Average:

Loan Pool No.             Deferred Maintenance Escrow in Place (Y/N)   Deferred Maintenance Recommended per Report ($)
----------------------------------------------------------------------------------------------------------------------
19                        N                                                                                         $0
21                        Y                                                                                   $198,000
39                        Y                                                                                   $180,000
47                        N                                                                                         $0
48                        N                                                                                         $0
53                        N                                                                                         $0
54                        N                                                                                       $500
55                        N                                                                                         $0
66                        N                                                                                         $0
67                        N                                                                                         $0
73                        N                                                                                         $0
74                        N                                                                                         $0
77                        N                                                                                         $0
82                        N                                                                                   $205,700
83                        Y                                                                                   $970,072
87                        N                                                                                         $0
95                        Y                                                                                     $2,800
102                       N                                                                                         $0
107                       N                                                                                         $0
108                       Y                                                                                     $9,300
118                       N                                                                                     $3,100
120                       N                                                                                         $0
121                       N                                                                                         $0
127                       N                                                                                         $0
133                       Y                                                                                     $7,750
135                       N                                                                                         $0
140                       N                                                                                         $0
141                       N                                                                                         $0
148                       N                                                                                         $0
151                       N                                                                                         $0
152                       N                                                                                         $0
155                       Y                                                                                         $0
156                       N                                                                                         $0
158                       Y                                                                                   $964,410
162                       N                                                                                         $0
169                       N                                                                                         $0
171                       N                                                                                         $0
173                       N                                                                                         $0
176                       N                                                                                   $102,160
177                       N                                                                                         $0
178                       N                                                                                         $0
182                       N                                                                                         $0
183                       N                                                                                    $60,000
184                       N                                                                                         $0
186                       N                                                                                         $0
187                       Y                                                                                 $1,730,000
196                       N                                                                                         $0
199                       N                                                                                         $0
206                       N                                                                                         $0
207                       N                                                                                         $0
208                       N                                                                                         $0
211                       N                                                                                         $0
212                       N                                                                                         $0
217                       N                                                                                         $0
218                       N                                                                                         $0
221                       N                                                                                         $0
222                       N                                                                                         $0
223                       N                                                                                    $10,600
225                       N                                                                                         $0
226                       N                                                                                         $0
227                       N                                                                                    $11,000
229                       N                                                                                         $0
232                       N                                                                                         $0
235                       N                                                                                         $0
236                       N                                                                                         $0
237                       N                                                                                         $0
238                       N                                                                                         $0
241                       N                                                                                         $0
242                       N                                                                                         $0
244                       N                                                                                         $0
245                       N                                                                                         $0
246                       N                                                                                         $0
247                       N                                                                                         $0

Total/Weighted Average:

Loan Pool No.             Deferred Maintenance Escrow Amount ($)
----------------------------------------------------------------
19                                                            $0
21                                                    $2,741,891
39                                                      $400,000
47                                                            $0
48                                                            $0
53                                                            $0
54                                                            $0
55                                                            $0
66                                                            $0
67                                                            $0
73                                                            $0
74                                                            $0
77                                                            $0
82                                                            $0
83                                                    $1,289,492
87                                                            $0
95                                                        $3,500
102                                                           $0
107                                                           $0
108                                                      $11,625
118                                                           $0
120                                                           $0
121                                                           $0
127                                                           $0
133                                                       $6,875
135                                                           $0
140                                                           $0
141                                                           $0
148                                                           $0
151                                                           $0
152                                                           $0
155                                                     $500,000
156                                                           $0
158                                                   $1,458,858
162                                                           $0
169                                                           $0
171                                                           $0
173                                                           $0
176                                                           $0
177                                                           $0
178                                                           $0
182                                                           $0
183                                                           $0
184                                                           $0
186                                                           $0
187                                                   $1,588,670
196                                                           $0
199                                                           $0
206                                                           $0
207                                                           $0
208                                                           $0
211                                                           $0
212                                                           $0
217                                                           $0
218                                                           $0
221                                                           $0
222                                                           $0
223                                                           $0
225                                                           $0
226                                                           $0
227                                                           $0
229                                                           $0
232                                                           $0
235                                                           $0
236                                                           $0
237                                                           $0
238                                                           $0
241                                                           $0
242                                                           $0
244                                                           $0
245                                                           $0
246                                                           $0
247                                                           $0

Total/Weighted Average:

Loan Pool No.             % of Total Recommended Deferred Maintenance Amount Escrowed (%)    Deferred Maintenance Comments
--------------------------------------------------------------------------------------------------------------------------
19                                                                                    NAP    NAP
21                                                                                 1384.8%   Collateral Security
39                                                                                  222.2%   Collateral Security
47                                                                                    NAP    NAP
48                                                                                    NAP    NAP
53                                                                                    NAP    NAP
54                                                                                    NAP    NAP
55                                                                                    NAP    NAP
66                                                                                    NAP    NAP
67                                                                                    NAP    NAP
73                                                                                    NAP    NAP
74                                                                                    NAP    NAP
77                                                                                    NAP    NAP
82                                                                                    NAP    NAP
83                                                                                  132.9%   Maintenance Reserves
87                                                                                    NAP    NAP
95                                                                                  125.0%   Maintenance Reserves
102                                                                                   NAP    NAP
107                                                                                   NAP    NAP
108                                                                                 125.0%   Maintenance Reserves
118                                                                                   NAP    NAP
120                                                                                   NAP    NAP
121                                                                                   NAP    NAP
127                                                                                   NAP    NAP
133                                                                                  88.7%   Maintenance Reserves
135                                                                                   NAP    NAP
140                                                                                   NAP    NAP
141                                                                                   NAP    NAP
148                                                                                   NAP    NAP
151                                                                                   NAP    NAP
152                                                                                   NAP    NAP
155                                                                                   NAP    Collateral Security
156                                                                                   NAP    NAP
158                                                                                 151.3%   Collateral Security
162                                                                                   NAP    NAP
169                                                                                   NAP    NAP
171                                                                                   NAP    NAP
173                                                                                   NAP    NAP
176                                                                                   0.0%   NAP
177                                                                                   NAP    NAP
178                                                                                   NAP    NAP
182                                                                                   NAP    NAP
183                                                                                   NAP    NAP
184                                                                                   NAP    NAP
186                                                                                   NAP    NAP
187                                                                                  91.8%   Collateral Security
196                                                                                   NAP    NAP
199                                                                                   NAP    NAP
206                                                                                   NAP    NAP
207                                                                                   NAP    NAP
208                                                                                   NAP    NAP
211                                                                                   NAP    NAP
212                                                                                   NAP    NAP
217                                                                                   NAP    NAP
218                                                                                   NAP    NAP
221                                                                                   NAP    NAP
222                                                                                   NAP    NAP
223                                                                                   NAP    NAP
225                                                                                   NAP    NAP
226                                                                                   NAP    NAP
227                                                                                   NAP    NAP
229                                                                                   NAP    NAP
232                                                                                   NAP    NAP
235                                                                                   NAP    NAP
236                                                                                   NAP    NAP
237                                                                                   NAP    NAP
238                                                                                   NAP    NAP
241                                                                                   NAP    NAP
242                                                                                   NAP    NAP
244                                                                                   NAP    NAP
245                                                                                   NAP    NAP
246                                                                                   NAP    NAP
247                                                                                   NAP    NAP

Total/Weighted Average:

Loan Pool No.             Cap Ex Escrow in Place (Y/N)   Initial Cap Ex Escrow Amount ($)   Ongoing Cap Ex Escrow - Monthly ($)
-------------------------------------------------------------------------------------------------------------------------------
19                        N                                                            $0                                    $0
21                        N                                                            $0                                    $0
39                        N                                                            $0                                    $0
47                        N                                                            $0                                    $0
48                        N                                                            $0                                    $0
53                        N                                                            $0                                    $0
54                        Y                                                            $0                                $1,072
55                        N                                                            $0                                    $0
66                        N                                                            $0                                    $0
67                        N                                                            $0                                    $0
73                        N                                                            $0                                    $0
74                        N                                                            $0                                    $0
77                        N                                                            $0                                    $0
82                        N                                                            $0                                    $0
83                        N                                                            $0                                    $0
87                        N                                                            $0                                    $0
95                        Y                                                            $0                                  $871
102                       N                                                            $0                                    $0
107                       N                                                            $0                                    $0
108                       Y                                                            $0                                $1,484
118                       Y                                                            $0                                  $828
120                       N                                                            $0                                    $0
121                       N                                                            $0                                    $0
127                       N                                                            $0                                    $0
133                       Y                                                            $0                                  $254
135                       N                                                            $0                                    $0
140                       N                                                            $0                                    $0
141                       N                                                            $0                                    $0
148                       N                                                            $0                                    $0
151                       N                                                            $0                                    $0
152                       N                                                            $0                                    $0
155                       N                                                            $0                                    $0
156                       N                                                            $0                                    $0
158                       N                                                            $0                                    $0
162                       N                                                            $0                                    $0
169                       N                                                            $0                                    $0
171                       N                                                            $0                                    $0
173                       N                                                            $0                                    $0
176                       N                                                            $0                                    $0
177                       N                                                            $0                                    $0
178                       N                                                            $0                                    $0
182                       N                                                            $0                                    $0
183                       N                                                            $0                                    $0
184                       N                                                            $0                                    $0
186                       N                                                            $0                                    $0
187                       N                                                            $0                                    $0
196                       N                                                            $0                                    $0
199                       N                                                            $0                                    $0
206                       N                                                            $0                                    $0
207                       N                                                            $0                                    $0
208                       N                                                            $0                                    $0
211                       N                                                            $0                                    $0
212                       N                                                            $0                                    $0
217                       N                                                            $0                                    $0
218                       N                                                            $0                                    $0
221                       N                                                            $0                                    $0
222                       N                                                            $0                                    $0
223                       N                                                            $0                                    $0
225                       N                                                            $0                                    $0
226                       N                                                            $0                                    $0
227                       N                                                            $0                                    $0
229                       N                                                            $0                                    $0
232                       N                                                            $0                                    $0
235                       N                                                            $0                                    $0
236                       N                                                            $0                                    $0
237                       N                                                            $0                                    $0
238                       N                                                            $0                                    $0
241                       N                                                            $0                                    $0
242                       N                                                            $0                                    $0
244                       N                                                            $0                                    $0
245                       N                                                            $0                                    $0
246                       N                                                            $0                                    $0
247                       N                                                            $0                                    $0

Total/Weighted Average:

Loan Pool No.             Ongoing Cap Ex Escrow - Annual ($)   Annual Cap Ex Reserve Requirement per SF/Unit ($)
----------------------------------------------------------------------------------------------------------------
19                                                        $0   NAP
21                                                        $0   NAP
39                                                        $0   NAP
47                                                        $0   NAP
48                                                        $0   NAP
53                                                        $0   NAP
54                                                   $12,867   $0
55                                                        $0   NAP
66                                                        $0   NAP
67                                                        $0   NAP
73                                                        $0   NAP
74                                                        $0   NAP
77                                                        $0   NAP
82                                                        $0   NAP
83                                                        $0   NAP
87                                                        $0   NAP
95                                                   $10,450   $0
102                                                       $0   NAP
107                                                       $0   NAP
108                                                  $17,808   $0
118                                                   $9,940   $0
120                                                       $0   NAP
121                                                       $0   NAP
127                                                       $0   NAP
133                                                   $3,053   $0
135                                                       $0   NAP
140                                                       $0   NAP
141                                                       $0   NAP
148                                                       $0   NAP
151                                                       $0   NAP
152                                                       $0   NAP
155                                                       $0   NAP
156                                                       $0   NAP
158                                                       $0   NAP
162                                                       $0   NAP
169                                                       $0   NAP
171                                                       $0   NAP
173                                                       $0   NAP
176                                                       $0   NAP
177                                                       $0   NAP
178                                                       $0   NAP
182                                                       $0   NAP
183                                                       $0   NAP
184                                                       $0   NAP
186                                                       $0   NAP
187                                                       $0   NAP
196                                                       $0   NAP
199                                                       $0   NAP
206                                                       $0   NAP
207                                                       $0   NAP
208                                                       $0   NAP
211                                                       $0   NAP
212                                                       $0   NAP
217                                                       $0   NAP
218                                                       $0   NAP
221                                                       $0   NAP
222                                                       $0   NAP
223                                                       $0   NAP
225                                                       $0   NAP
226                                                       $0   NAP
227                                                       $0   NAP
229                                                       $0   NAP
232                                                       $0   NAP
235                                                       $0   NAP
236                                                       $0   NAP
237                                                       $0   NAP
238                                                       $0   NAP
241                                                       $0   NAP
242                                                       $0   NAP
244                                                       $0   NAP
245                                                       $0   NAP
246                                                       $0   NAP
247                                                       $0   NAP

Total/Weighted Average:

Loan Pool No.             Cap Ex Reserve Cap ($ and Description)   Springing Reserve Requirement for Cap Ex (Y/N)
-----------------------------------------------------------------------------------------------------------------
19                        NAP                                      N
21                        NAP                                      N
39                        NAP                                      N
47                        NAP                                      N
48                        NAP                                      N
53                        NAP                                      N
54                        NAP                                      N
55                        NAP                                      N
66                        NAP                                      N
67                        NAP                                      N
73                        NAP                                      N
74                        NAP                                      N
77                        NAP                                      N
82                        NAP                                      N
83                        NAP                                      N
87                        NAP                                      N
95                        NAP                                      N
102                       NAP                                      N
107                       NAP                                      N
108                       NAP                                      N
118                       NAP                                      N
120                       NAP                                      N
121                       NAP                                      N
127                       NAP                                      N
133                       NAP                                      N
135                       NAP                                      N
140                       NAP                                      N
141                       NAP                                      N
148                       NAP                                      N
151                       NAP                                      N
152                       NAP                                      N
155                       NAP                                      N
156                       NAP                                      N
158                       NAP                                      N
162                       NAP                                      N
169                       NAP                                      N
171                       NAP                                      N
173                       NAP                                      N
176                       NAP                                      N
177                       NAP                                      N
178                       NAP                                      N
182                       NAP                                      N
183                       NAP                                      N
184                       NAP                                      N
186                       NAP                                      N
187                       NAP                                      N
196                       NAP                                      N
199                       NAP                                      N
206                       NAP                                      N
207                       NAP                                      N
208                       NAP                                      N
211                       NAP                                      N
212                       NAP                                      N
217                       NAP                                      N
218                       NAP                                      N
221                       NAP                                      N
222                       NAP                                      N
223                       NAP                                      N
225                       NAP                                      N
226                       NAP                                      N
227                       NAP                                      N
229                       NAP                                      N
232                       NAP                                      N
235                       NAP                                      N
236                       NAP                                      N
237                       NAP                                      N
238                       NAP                                      N
241                       NAP                                      N
242                       NAP                                      N
244                       NAP                                      N
245                       NAP                                      N
246                       NAP                                      N
247                       NAP                                      N

Total/Weighted Average:

Loan Pool No.             Terms or Conditions for Springing Cap Ex Reserve Requirement
--------------------------------------------------------------------------------------
19                        NAP
21                        NAP
39                        NAP
47                        NAP
48                        NAP
53                        NAP
54                        NAP
55                        NAP
66                        NAP
67                        NAP
73                        NAP
74                        NAP
77                        NAP
82                        NAP
83                        NAP
87                        NAP
95                        NAP
102                       NAP
107                       NAP
108                       NAP
118                       NAP
120                       NAP
121                       NAP
127                       NAP
133                       NAP
135                       NAP
140                       NAP
141                       NAP
148                       NAP
151                       NAP
152                       NAP
155                       NAP
156                       NAP
158                       NAP
162                       NAP
169                       NAP
171                       NAP
173                       NAP
176                       NAP
177                       NAP
178                       NAP
182                       NAP
183                       NAP
184                       NAP
186                       NAP
187                       NAP
196                       NAP
199                       NAP
206                       NAP
207                       NAP
208                       NAP
211                       NAP
212                       NAP
217                       NAP
218                       NAP
221                       NAP
222                       NAP
223                       NAP
225                       NAP
226                       NAP
227                       NAP
229                       NAP
232                       NAP
235                       NAP
236                       NAP
237                       NAP
238                       NAP
241                       NAP
242                       NAP
244                       NAP
245                       NAP
246                       NAP
247                       NAP

Total/Weighted Average:

Loan Pool No.             Current Cap Ex Escrow Balance as of 02/01/2005 ($)   Interest on Cap Ex Escrow Paid to:
-----------------------------------------------------------------------------------------------------------------
19                                                                        $0   NAP
21                                                                        $0   NAP
39                                                                        $0   NAP
47                                                                        $0   NAP
48                                                                        $0   NAP
53                                                                        $0   NAP
54                                                                        $0   Borrower
55                                                                        $0   NAP
66                                                                        $0   NAP
67                                                                        $0   NAP
73                                                                        $0   NAP
74                                                                        $0   NAP
77                                                                        $0   NAP
82                                                                        $0   NAP
83                                                                        $0   NAP
87                                                                        $0   NAP
95                                                                        $0   Borrower
102                                                                       $0   NAP
107                                                                       $0   NAP
108                                                                       $0   Borrower
118                                                                       $0   Borrower
120                                                                       $0   NAP
121                                                                       $0   NAP
127                                                                       $0   NAP
133                                                                       $0   Borrower
135                                                                       $0   NAP
140                                                                       $0   NAP
141                                                                       $0   NAP
148                                                                       $0   NAP
151                                                                       $0   NAP
152                                                                       $0   NAP
155                                                                       $0   NAP
156                                                                       $0   NAP
158                                                                       $0   NAP
162                                                                       $0   NAP
169                                                                       $0   NAP
171                                                                       $0   NAP
173                                                                       $0   NAP
176                                                                       $0   NAP
177                                                                       $0   NAP
178                                                                       $0   NAP
182                                                                       $0   NAP
183                                                                       $0   NAP
184                                                                       $0   NAP
186                                                                       $0   NAP
187                                                                       $0   NAP
196                                                                       $0   NAP
199                                                                       $0   NAP
206                                                                       $0   NAP
207                                                                       $0   NAP
208                                                                       $0   NAP
211                                                                       $0   NAP
212                                                                       $0   NAP
217                                                                       $0   NAP
218                                                                       $0   NAP
221                                                                       $0   NAP
222                                                                       $0   NAP
223                                                                       $0   NAP
225                                                                       $0   NAP
226                                                                       $0   NAP
227                                                                       $0   NAP
229                                                                       $0   NAP
232                                                                       $0   NAP
235                                                                       $0   NAP
236                                                                       $0   NAP
237                                                                       $0   NAP
238                                                                       $0   NAP
241                                                                       $0   NAP
242                                                                       $0   NAP
244                                                                       $0   NAP
245                                                                       $0   NAP
246                                                                       $0   NAP
247                                                                       $0   NAP

Total/Weighted Average:

Loan Pool No.             TI/LC Escrow in Place (Y/N)   Initial TI/LC Escrow Amount ($)   Ongoing TI/LC Escrow - Monthly ($)
----------------------------------------------------------------------------------------------------------------------------
19                        N                                                          $0                                   $0
21                        N                                                          $0                                   $0
39                        N                                                          $0                                   $0
47                        N                                                          $0                                   $0
48                        N                                                          $0                                   $0
53                        N                                                          $0                                   $0
54                        Y                                                          $0                               $3,395
55                        N                                                          $0                                   $0
66                        N                                                          $0                                   $0
67                        N                                                          $0                                   $0
73                        N                                                          $0                                   $0
74                        N                                                          $0                                   $0
77                        N                                                          $0                                   $0
82                        N                                                          $0                                   $0
83                        N                                                          $0                                   $0
87                        N                                                          $0                                   $0
95                        Y                                                     $25,000                               $1,952
102                       N                                                          $0                                   $0
107                       N                                                          $0                                   $0
108                       Y                                                          $0                               $2,188
118                       Y                                                          $0                               $2,071
120                       N                                                          $0                                   $0
121                       N                                                          $0                                   $0
127                       N                                                          $0                                   $0
133                       N                                                          $0                                   $0
135                       N                                                          $0                                   $0
140                       N                                                          $0                                   $0
141                       N                                                          $0                                   $0
148                       N                                                          $0                                   $0
151                       N                                                          $0                                   $0
152                       N                                                          $0                                   $0
155                       N                                                          $0                                   $0
156                       N                                                          $0                                   $0
158                       N                                                          $0                                   $0
162                       N                                                          $0                                   $0
169                       N                                                          $0                                   $0
171                       N                                                          $0                                   $0
173                       N                                                          $0                                   $0
176                       N                                                          $0                                   $0
177                       N                                                          $0                                   $0
178                       N                                                          $0                                   $0
182                       N                                                          $0                                   $0
183                       N                                                          $0                                   $0
184                       N                                                          $0                                   $0
186                       N                                                          $0                                   $0
187                       N                                                          $0                                   $0
196                       N                                                          $0                                   $0
199                       N                                                          $0                                   $0
206                       N                                                          $0                                   $0
207                       N                                                          $0                                   $0
208                       N                                                          $0                                   $0
211                       N                                                          $0                                   $0
212                       N                                                          $0                                   $0
217                       N                                                          $0                                   $0
218                       N                                                          $0                                   $0
221                       N                                                          $0                                   $0
222                       N                                                          $0                                   $0
223                       Y                                                          $0                               $1,142
225                       N                                                          $0                                   $0
226                       N                                                          $0                                   $0
227                       N                                                          $0                                   $0
229                       N                                                          $0                                   $0
232                       N                                                          $0                                   $0
235                       N                                                          $0                                   $0
236                       N                                                          $0                                   $0
237                       N                                                          $0                                   $0
238                       N                                                          $0                                   $0
241                       N                                                          $0                                   $0
242                       N                                                          $0                                   $0
244                       N                                                          $0                                   $0
245                       N                                                          $0                                   $0
246                       N                                                          $0                                   $0
247                       N                                                          $0                                   $0

Total/Weighted Average:

Loan Pool No.             Annual TI/LC Escrow per SF/Unit ($)   TI/LC Reserve Cap ($ and Description)
-----------------------------------------------------------------------------------------------------
19                                                        NAP                                     NAP
21                                                        NAP                                     NAP
39                                                        NAP                                     NAP
47                                                        NAP                                     NAP
48                                                        NAP                                     NAP
53                                                        NAP                                     NAP
54                                                         $1                                     NAP
55                                                        NAP                                     NAP
66                                                        NAP                                     NAP
67                                                        NAP                                     NAP
73                                                        NAP                                     NAP
74                                                        NAP                                     NAP
77                                                        NAP                                     NAP
82                                                        NAP                                     NAP
83                                                        NAP                                     NAP
87                                                        NAP                                     NAP
95                                                         $1                                 $60,000
102                                                       NAP                                     NAP
107                                                       NAP                                     NAP
108                                                        $0                                $100,000
118                                                        $1                                     NAP
120                                                       NAP                                     NAP
121                                                       NAP                                     NAP
127                                                       NAP                                     NAP
133                                                       NAP                                     NAP
135                                                       NAP                                     NAP
140                                                       NAP                                     NAP
141                                                       NAP                                     NAP
148                                                       NAP                                     NAP
151                                                       NAP                                     NAP
152                                                       NAP                                     NAP
155                                                       NAP                                     NAP
156                                                       NAP                                     NAP
158                                                       NAP                                     NAP
162                                                       NAP                                     NAP
169                                                       NAP                                     NAP
171                                                       NAP                                     NAP
173                                                       NAP                                     NAP
176                                                       NAP                                     NAP
177                                                       NAP                                     NAP
178                                                       NAP                                     NAP
182                                                       NAP                                     NAP
183                                                       NAP                                     NAP
184                                                       NAP                                     NAP
186                                                       NAP                                     NAP
187                                                       NAP                                     NAP
196                                                       NAP                                     NAP
199                                                       NAP                                     NAP
206                                                       NAP                                     NAP
207                                                       NAP                                     NAP
208                                                       NAP                                     NAP
211                                                       NAP                                     NAP
212                                                       NAP                                     NAP
217                                                       NAP                                     NAP
218                                                       NAP                                     NAP
221                                                       NAP                                     NAP
222                                                       NAP                                     NAP
223                                                        $1                                 $41,000
225                                                       NAP                                     NAP
226                                                       NAP                                     NAP
227                                                       NAP                                     NAP
229                                                       NAP                                     NAP
232                                                       NAP                                     NAP
235                                                       NAP                                     NAP
236                                                       NAP                                     NAP
237                                                       NAP                                     NAP
238                                                       NAP                                     NAP
241                                                       NAP                                     NAP
242                                                       NAP                                     NAP
244                                                       NAP                                     NAP
245                                                       NAP                                     NAP
246                                                       NAP                                     NAP
247                                                       NAP                                     NAP

Total/Weighted Average:

Loan Pool No.             Springing Reserve Requirement for TI/LC (Y/N)
-----------------------------------------------------------------------
19                        N
21                        N
39                        N
47                        N
48                        N
53                        N
54                        N
55                        N
66                        N
67                        N
73                        N
74                        N
77                        N
82                        N
83                        N
87                        N
95                        N
102                       N
107                       N
108                       N
118                       N
120                       N
121                       N
127                       N
133                       Y
135                       N
140                       N
141                       N
148                       N
151                       N
152                       N
155                       N
156                       N
158                       N
162                       N
169                       N
171                       N
173                       N
176                       N
177                       N
178                       N
182                       N
183                       N
184                       N
186                       N
187                       N
196                       N
199                       N
206                       N
207                       N
208                       N
211                       N
212                       N
217                       N
218                       N
221                       N
222                       N
223                       N
225                       N
226                       N
227                       N
229                       N
232                       N
235                       N
236                       N
237                       N
238                       N
241                       N
242                       N
244                       N
245                       N
246                       N
247                       N

Total/Weighted Average:

Loan Pool No.             Terms or Conditions for Springing TI/LC Reserve Requirement
---------------------------------------------------------------------------------------------------------------------------
19                        NAP
21                        NAP
39                        NAP
47                        NAP
48                        NAP
53                        NAP
54                        NAP
55                        NAP
66                        NAP
67                        NAP
73                        NAP
74                        NAP
77                        NAP
82                        NAP
83                        NAP
87                        NAP
95                        NAP
102                       NAP
107                       NAP
108                       NAP
118                       NAP
120                       NAP
121                       NAP
127                       NAP
133                       $1,695.92/month if gross receipts of the supermarket < $525/sf for three (3) consecutive quarters
135                       NAP
140                       NAP
141                       NAP
148                       NAP
151                       NAP
152                       NAP
155                       NAP
156                       NAP
158                       NAP
162                       NAP
169                       NAP
171                       NAP
173                       NAP
176                       NAP
177                       NAP
178                       NAP
182                       NAP
183                       NAP
184                       NAP
186                       NAP
187                       NAP
196                       NAP
199                       NAP
206                       NAP
207                       NAP
208                       NAP
211                       NAP
212                       NAP
217                       NAP
218                       NAP
221                       NAP
222                       NAP
223                       NAP
225                       NAP
226                       NAP
227                       NAP
229                       NAP
232                       NAP
235                       NAP
236                       NAP
237                       NAP
238                       NAP
241                       NAP
242                       NAP
244                       NAP
245                       NAP
246                       NAP
247                       NAP

Total/Weighted Average:

Loan Pool No.             Current TI/LC Balance as of 02/01/2005 ($)   Interest on TI/LC Escrow Paid to:
--------------------------------------------------------------------------------------------------------
19                                                                $0   NAP
21                                                                $0   NAP
39                                                                $0   NAP
47                                                                $0   NAP
48                                                                $0   NAP
53                                                                $0   NAP
54                                                           $44,959   Borrower
55                                                                $0   NAP
66                                                                $0   NAP
67                                                                $0   NAP
73                                                                $0   NAP
74                                                                $0   NAP
77                                                                $0   NAP
82                                                                $0   NAP
83                                                                $0   NAP
87                                                                $0   NAP
95                                                           $28,500   Borrower
102                                                               $0   NAP
107                                                               $0   NAP
108                                                         $473,089   Borrower
118                                                          $14,510   Borrower
120                                                               $0   NAP
121                                                               $0   NAP
127                                                               $0   NAP
133                                                               $0   Borrower
135                                                               $0   NAP
140                                                               $0   NAP
141                                                               $0   NAP
148                                                               $0   NAP
151                                                               $0   NAP
152                                                               $0   NAP
155                                                               $0   NAP
156                                                               $0   NAP
158                                                               $0   NAP
162                                                               $0   NAP
169                                                               $0   NAP
171                                                               $0   NAP
173                                                               $0   NAP
176                                                               $0   NAP
177                                                               $0   NAP
178                                                               $0   NAP
182                                                               $0   NAP
183                                                               $0   NAP
184                                                               $0   NAP
186                                                               $0   NAP
187                                                               $0   NAP
196                                                               $0   NAP
199                                                               $0   NAP
206                                                               $0   NAP
207                                                               $0   NAP
208                                                               $0   NAP
211                                                               $0   NAP
212                                                               $0   NAP
217                                                               $0   NAP
218                                                               $0   NAP
221                                                               $0   NAP
222                                                               $0   NAP
223                                                               $0   Borrower
225                                                               $0   NAP
226                                                               $0   NAP
227                                                               $0   NAP
229                                                               $0   NAP
232                                                               $0   NAP
235                                                               $0   NAP
236                                                               $0   NAP
237                                                               $0   NAP
238                                                               $0   NAP
241                                                               $0   NAP
242                                                               $0   NAP
244                                                               $0   NAP
245                                                               $0   NAP
246                                                               $0   NAP
247                                                               $0   NAP

Total/Weighted Average:

Loan Pool No.             Environmental Escrow in Place (Y/N)   Current Environmental Escrow Balance as of 02/01/2005 ($)
-------------------------------------------------------------------------------------------------------------------------
19                        N                                                                                            $0
21                        N                                                                                            $0
39                        N                                                                                            $0
47                        N                                                                                            $0
48                        N                                                                                            $0
53                        N                                                                                            $0
54                        N                                                                                            $0
55                        N                                                                                            $0
66                        N                                                                                            $0
67                        N                                                                                            $0
73                        N                                                                                            $0
74                        N                                                                                            $0
77                        N                                                                                            $0
82                        N                                                                                            $0
83                        N                                                                                            $0
87                        N                                                                                            $0
95                        N                                                                                            $0
102                       N                                                                                            $0
107                       N                                                                                            $0
108                       Y                                                                                            $0
118                       N                                                                                            $0
120                       N                                                                                            $0
121                       N                                                                                            $0
127                       N                                                                                            $0
133                       N                                                                                            $0
135                       Y                                                                                      $145,375
140                       N                                                                                            $0
141                       N                                                                                            $0
148                       Y                                                                                            $0
151                       N                                                                                            $0
152                       N                                                                                            $0
155                       Y                                                                                            $0
156                       N                                                                                            $0
158                       N                                                                                            $0
162                       N                                                                                            $0
169                       N                                                                                            $0
171                       N                                                                                            $0
173                       N                                                                                            $0
176                       N                                                                                            $0
177                       N                                                                                            $0
178                       N                                                                                            $0
182                       N                                                                                            $0
183                       N                                                                                            $0
184                       N                                                                                            $0
186                       Y                                                                                            $0
187                       N                                                                                            $0
196                       Y                                                                                            $0
199                       N                                                                                            $0
206                       N                                                                                            $0
207                       N                                                                                            $0
208                       Y                                                                                       $10,000
211                       N                                                                                            $0
212                       N                                                                                            $0
217                       N                                                                                            $0
218                       N                                                                                            $0
221                       N                                                                                            $0
222                       N                                                                                            $0
223                       N                                                                                            $0
225                       N                                                                                            $0
226                       N                                                                                            $0
227                       N                                                                                            $0
229                       N                                                                                            $0
232                       N                                                                                            $0
235                       N                                                                                            $0
236                       N                                                                                            $0
237                       N                                                                                            $0
238                       N                                                                                            $0
241                       N                                                                                            $0
242                       N                                                                                            $0
244                       N                                                                                            $0
245                       N                                                                                            $0
246                       N                                                                                            $0
247                       N                                                                                            $0

Total/Weighted Average:

Loan Pool No.             Initial Environmental Escrow Amount ($)   Ongoing Environmental Escrow - Monthly ($)
--------------------------------------------------------------------------------------------------------------
19                                                             $0                                           $0
21                                                             $0                                           $0
39                                                             $0                                           $0
47                                                             $0                                           $0
48                                                             $0                                           $0
53                                                             $0                                           $0
54                                                             $0                                           $0
55                                                             $0                                           $0
66                                                             $0                                           $0
67                                                             $0                                           $0
73                                                             $0                                           $0
74                                                             $0                                           $0
77                                                             $0                                           $0
82                                                             $0                                           $0
83                                                             $0                                           $0
87                                                             $0                                           $0
95                                                             $0                                           $0
102                                                            $0                                           $0
107                                                            $0                                           $0
108                                                        $1,250                                           $0
118                                                            $0                                           $0
120                                                            $0                                           $0
121                                                            $0                                           $0
127                                                            $0                                           $0
133                                                            $0                                           $0
135                                                      $145,000                                           $0
140                                                            $0                                           $0
141                                                            $0                                           $0
148                                                       $50,000                                           $0
151                                                            $0                                           $0
152                                                            $0                                           $0
155                                                       $50,000                                           $0
156                                                            $0                                           $0
158                                                            $0                                           $0
162                                                            $0                                           $0
169                                                            $0                                           $0
171                                                            $0                                           $0
173                                                            $0                                           $0
176                                                            $0                                           $0
177                                                            $0                                           $0
178                                                            $0                                           $0
182                                                            $0                                           $0
183                                                            $0                                           $0
184                                                            $0                                           $0
186                                                       $30,000                                           $0
187                                                            $0                                           $0
196                                                       $90,000                                           $0
199                                                            $0                                           $0
206                                                            $0                                           $0
207                                                            $0                                           $0
208                                                       $10,000                                           $0
211                                                            $0                                           $0
212                                                            $0                                           $0
217                                                            $0                                           $0
218                                                            $0                                           $0
221                                                            $0                                           $0
222                                                            $0                                           $0
223                                                            $0                                           $0
225                                                            $0                                           $0
226                                                            $0                                           $0
227                                                            $0                                           $0
229                                                            $0                                           $0
232                                                            $0                                           $0
235                                                            $0                                           $0
236                                                            $0                                           $0
237                                                            $0                                           $0
238                                                            $0                                           $0
241                                                            $0                                           $0
242                                                            $0                                           $0
244                                                            $0                                           $0
245                                                            $0                                           $0
246                                                            $0                                           $0
247                                                            $0                                           $0

Total/Weighted Average:

Loan Pool No.             Environmental Reserve Cap ($ and Description)   Springing Reserve Requirement for Environmental (Y/N)
-------------------------------------------------------------------------------------------------------------------------------
19                        NAP                                             N
21                        NAP                                             N
39                        NAP                                             N
47                        NAP                                             N
48                        NAP                                             N
53                        NAP                                             N
54                        NAP                                             N
55                        NAP                                             N
66                        NAP                                             N
67                        NAP                                             N
73                        NAP                                             N
74                        NAP                                             N
77                        NAP                                             N
82                        NAP                                             N
83                        NAP                                             N
87                        NAP                                             N
95                        NAP                                             N
102                       NAP                                             N
107                       NAP                                             N
108                       NAP                                             N
118                       NAP                                             N
120                       NAP                                             N
121                       NAP                                             N
127                       NAP                                             N
133                       NAP                                             N
135                       NAP                                             N
140                       NAP                                             N
141                       NAP                                             N
148                       NAP                                             N
151                       NAP                                             N
152                       NAP                                             N
155                       NAP                                             N
156                       NAP                                             N
158                       NAP                                             N
162                       NAP                                             N
169                       NAP                                             N
171                       NAP                                             N
173                       NAP                                             N
176                       NAP                                             N
177                       NAP                                             N
178                       NAP                                             N
182                       NAP                                             N
183                       NAP                                             N
184                       NAP                                             N
186                       NAP                                             N
187                       NAP                                             N
196                       NAP                                             N
199                       NAP                                             N
206                       NAP                                             N
207                       NAP                                             N
208                       NAP                                             N
211                       NAP                                             N
212                       NAP                                             N
217                       NAP                                             N
218                       NAP                                             N
221                       NAP                                             N
222                       NAP                                             N
223                       NAP                                             N
225                       NAP                                             N
226                       NAP                                             N
227                       NAP                                             N
229                       NAP                                             N
232                       NAP                                             N
235                       NAP                                             N
236                       NAP                                             N
237                       NAP                                             N
238                       NAP                                             N
241                       NAP                                             N
242                       NAP                                             N
244                       NAP                                             N
245                       NAP                                             N
246                       NAP                                             N
247                       NAP                                             N

Total/Weighted Average:

Loan Pool No.             Terms or Conditions for Springing Environmental Reserve Requirement
---------------------------------------------------------------------------------------------
19                        NAP
21                        NAP
39                        NAP
47                        NAP
48                        NAP
53                        NAP
54                        NAP
55                        NAP
66                        NAP
67                        NAP
73                        NAP
74                        NAP
77                        NAP
82                        NAP
83                        NAP
87                        NAP
95                        NAP
102                       NAP
107                       NAP
108                       NAP
118                       NAP
120                       NAP
121                       NAP
127                       NAP
133                       NAP
135                       NAP
140                       NAP
141                       NAP
148                       NAP
151                       NAP
152                       NAP
155                       NAP
156                       NAP
158                       NAP
162                       NAP
169                       NAP
171                       NAP
173                       NAP
176                       NAP
177                       NAP
178                       NAP
182                       NAP
183                       NAP
184                       NAP
186                       NAP
187                       NAP
196                       NAP
199                       NAP
206                       NAP
207                       NAP
208                       NAP
211                       NAP
212                       NAP
217                       NAP
218                       NAP
221                       NAP
222                       NAP
223                       NAP
225                       NAP
226                       NAP
227                       NAP
229                       NAP
232                       NAP
235                       NAP
236                       NAP
237                       NAP
238                       NAP
241                       NAP
242                       NAP
244                       NAP
245                       NAP
246                       NAP
247                       NAP

Total/Weighted Average:

Loan Pool No.             Interest on Environmental Escrow Paid to:   Other Escrows in Place (Y/N)
--------------------------------------------------------------------------------------------------
19                        NAP                                         N
21                        NAP                                         Y
39                        NAP                                         N
47                        NAP                                         Y
48                        NAP                                         N
53                        NAP                                         N
54                        NAP                                         N
55                        NAP                                         N
66                        NAP                                         N
67                        NAP                                         N
73                        NAP                                         N
74                        NAP                                         N
77                        NAP                                         N
82                        NAP                                         Y
83                        NAP                                         N
87                        NAP                                         N
95                        NAP                                         N
102                       NAP                                         N
107                       NAP                                         N
108                       Lender                                      N
118                       NAP                                         N
120                       NAP                                         N
121                       NAP                                         N
127                       NAP                                         N
133                       NAP                                         N
135                       Borrower                                    N
140                       NAP                                         N
141                       NAP                                         N
148                       Borrower                                    N
151                       NAP                                         N
152                       NAP                                         N
155                       Borrower                                    N
156                       NAP                                         N
158                       NAP                                         N
162                       NAP                                         N
169                       NAP                                         Y
171                       NAP                                         N
173                       NAP                                         N
176                       NAP                                         N
177                       NAP                                         N
178                       NAP                                         N
182                       NAP                                         N
183                       NAP                                         Y
184                       NAP                                         N
186                       Borrower                                    N
187                       NAP                                         N
196                       Borrower                                    N
199                       NAP                                         Y
206                       NAP                                         N
207                       NAP                                         N
208                       Borrower                                    N
211                       NAP                                         N
212                       NAP                                         N
217                       NAP                                         N
218                       NAP                                         N
221                       NAP                                         N
222                       NAP                                         Y
223                       NAP                                         Y
225                       NAP                                         N
226                       NAP                                         N
227                       NAP                                         N
229                       NAP                                         N
232                       NAP                                         N
235                       NAP                                         N
236                       NAP                                         N
237                       NAP                                         N
238                       NAP                                         N
241                       NAP                                         N
242                       NAP                                         N
244                       NAP                                         N
245                       NAP                                         N
246                       NAP                                         N
247                       NAP                                         N

Total/Weighted Average:

Loan Pool No.             Description of "Other" Escrows                Initial Other Escrow Amount ($)
-------------------------------------------------------------------------------------------------------
19                        NAP                                                                        $0
21                        Litigation Collateral Security                                       $100,000
39                        NAP                                                                        $0
47                        Negative Carry Collateral Security                                    $65,000
48                        NAP                                                                        $0
53                        NAP                                                                        $0
54                        NAP                                                                        $0
55                        NAP                                                                        $0
66                        NAP                                                                        $0
67                        NAP                                                                        $0
73                        NAP                                                                        $0
74                        NAP                                                                        $0
77                        NAP                                                                        $0
82                        Capital Improvements Collateral Security                           $1,560,816
83                        NAP                                                                        $0
87                        NAP                                                                        $0
95                        NAP                                                                        $0
102                       NAP                                                                        $0
107                       NAP                                                                        $0
108                       NAP                                                                        $0
118                       NAP                                                                        $0
120                       NAP                                                                        $0
121                       NAP                                                                        $0
127                       NAP                                                                        $0
133                       NAP                                                                        $0
135                       NAP                                                                        $0
140                       NAP                                                                        $0
141                       NAP                                                                        $0
148                       NAP                                                                        $0
151                       NAP                                                                        $0
152                       NAP                                                                        $0
155                       NAP                                                                        $0
156                       NAP                                                                        $0
158                       NAP                                                                        $0
162                       NAP                                                                        $0
169                       Negative Carry Collateral Security                                    $42,000
171                       NAP                                                                        $0
173                       NAP                                                                        $0
176                       NAP                                                                        $0
177                       NAP                                                                        $0
178                       NAP                                                                        $0
182                       NAP                                                                        $0
183                       Collateral Security (Insurance)                                       $10,000
184                       NAP                                                                        $0
186                       NAP                                                                        $0
187                       NAP                                                                        $0
196                       NAP                                                                        $0
199                       Maintenance Receivables Collateral Security                           $15,000
206                       NAP                                                                        $0
207                       NAP                                                                        $0
208                       NAP                                                                        $0
211                       NAP                                                                        $0
212                       NAP                                                                        $0
217                       NAP                                                                        $0
218                       NAP                                                                        $0
221                       NAP                                                                        $0
222                       Negative Carry Collateral Security                                    $50,000
223                       Remaining Unpaid Balance Reserve                                       $1,331
225                       NAP                                                                        $0
226                       NAP                                                                        $0
227                       NAP                                                                        $0
229                       NAP                                                                        $0
232                       NAP                                                                        $0
235                       NAP                                                                        $0
236                       NAP                                                                        $0
237                       NAP                                                                        $0
238                       NAP                                                                        $0
241                       NAP                                                                        $0
242                       NAP                                                                        $0
244                       NAP                                                                        $0
245                       NAP                                                                        $0
246                       NAP                                                                        $0
247                       NAP                                                                        $0

Total/Weighted Average:

Loan Pool No.             Current Other Escrow Balance as of 02/01/2005 ($)   Ongoing Other Escrow - Monthly ($)
----------------------------------------------------------------------------------------------------------------
19                                                                       $0                                   $0
21                                                                       $0                                   $0
39                                                                       $0                                   $0
47                                                                       $0                                   $0
48                                                                       $0                                   $0
53                                                                       $0                                   $0
54                                                                       $0                                   $0
55                                                                       $0                                   $0
66                                                                       $0                                   $0
67                                                                       $0                                   $0
73                                                                       $0                                   $0
74                                                                       $0                                   $0
77                                                                       $0                                   $0
82                                                                       $0                                   $0
83                                                                       $0                                   $0
87                                                                       $0                                   $0
95                                                                       $0                                   $0
102                                                                      $0                                   $0
107                                                                      $0                                   $0
108                                                                      $0                                   $0
118                                                                      $0                                   $0
120                                                                      $0                                   $0
121                                                                      $0                                   $0
127                                                                      $0                                   $0
133                                                                      $0                                   $0
135                                                                      $0                                   $0
140                                                                      $0                                   $0
141                                                                      $0                                   $0
148                                                                      $0                                   $0
151                                                                      $0                                   $0
152                                                                      $0                                   $0
155                                                                      $0                                   $0
156                                                                      $0                                   $0
158                                                                      $0                                   $0
162                                                                      $0                                   $0
169                                                                      $0                                   $0
171                                                                      $0                                   $0
173                                                                      $0                                   $0
176                                                                      $0                                   $0
177                                                                      $0                                   $0
178                                                                      $0                                   $0
182                                                                      $0                                   $0
183                                                                      $0                                   $0
184                                                                      $0                                   $0
186                                                                      $0                                   $0
187                                                                      $0                                   $0
196                                                                      $0                                   $0
199                                                                 $15,091                                   $0
206                                                                      $0                                   $0
207                                                                      $0                                   $0
208                                                                      $0                                   $0
211                                                                      $0                                   $0
212                                                                      $0                                   $0
217                                                                      $0                                   $0
218                                                                      $0                                   $0
221                                                                      $0                                   $0
222                                                                 $50,249                                   $0
223                                                                  $1,142                                   $0
225                                                                      $0                                   $0
226                                                                      $0                                   $0
227                                                                      $0                                   $0
229                                                                      $0                                   $0
232                                                                      $0                                   $0
235                                                                      $0                                   $0
236                                                                      $0                                   $0
237                                                                      $0                                   $0
238                                                                      $0                                   $0
241                                                                      $0                                   $0
242                                                                      $0                                   $0
244                                                                      $0                                   $0
245                                                                      $0                                   $0
246                                                                      $0                                   $0
247                                                                      $0                                   $0

Total/Weighted Average:

Loan Pool No.             Other Reserve Cap ($ and Description)   Other Springing Reserve Requirement (Y/N)
-----------------------------------------------------------------------------------------------------------
19                        NAP                                     N
21                        NAP                                     N
39                        NAP                                     N
47                        NAP                                     N
48                        NAP                                     N
53                        NAP                                     N
54                        NAP                                     N
55                        NAP                                     N
66                        NAP                                     N
67                        NAP                                     N
73                        NAP                                     N
74                        NAP                                     N
77                        NAP                                     N
82                        NAP                                     N
83                        NAP                                     N
87                        NAP                                     N
95                        NAP                                     N
102                       NAP                                     N
107                       NAP                                     N
108                       NAP                                     N
118                       NAP                                     N
120                       NAP                                     N
121                       NAP                                     N
127                       NAP                                     N
133                       NAP                                     N
135                       NAP                                     N
140                       NAP                                     N
141                       NAP                                     N
148                       NAP                                     N
151                       NAP                                     N
152                       NAP                                     N
155                       NAP                                     N
156                       NAP                                     N
158                       NAP                                     N
162                       NAP                                     N
169                       NAP                                     N
171                       NAP                                     N
173                       NAP                                     N
176                       NAP                                     N
177                       NAP                                     N
178                       NAP                                     N
182                       NAP                                     N
183                       NAP                                     N
184                       NAP                                     N
186                       NAP                                     N
187                       NAP                                     N
196                       NAP                                     N
199                       NAP                                     N
206                       NAP                                     N
207                       NAP                                     N
208                       NAP                                     N
211                       NAP                                     N
212                       NAP                                     N
217                       NAP                                     N
218                       NAP                                     N
221                       NAP                                     N
222                       NAP                                     N
223                       NAP                                     N
225                       NAP                                     N
226                       NAP                                     N
227                       NAP                                     N
229                       NAP                                     N
232                       NAP                                     N
235                       NAP                                     N
236                       NAP                                     N
237                       NAP                                     N
238                       NAP                                     N
241                       NAP                                     N
242                       NAP                                     N
244                       NAP                                     N
245                       NAP                                     N
246                       NAP                                     N
247                       NAP                                     N

Total/Weighted Average:

Loan Pool No.             Terms or Conditions for Other Reserve Requirement   Interest on Other Escrow Paid to:
---------------------------------------------------------------------------------------------------------------
19                        NAP                                                 NAP
21                        NAP                                                 Borrower
39                        NAP                                                 NAP
47                        NAP                                                 Borrower
48                        NAP                                                 NAP
53                        NAP                                                 NAP
54                        NAP                                                 NAP
55                        NAP                                                 NAP
66                        NAP                                                 NAP
67                        NAP                                                 NAP
73                        NAP                                                 NAP
74                        NAP                                                 NAP
77                        NAP                                                 NAP
82                        NAP                                                 Borrower
83                        NAP                                                 NAP
87                        NAP                                                 NAP
95                        NAP                                                 NAP
102                       NAP                                                 NAP
107                       NAP                                                 NAP
108                       NAP                                                 NAP
118                       NAP                                                 NAP
120                       NAP                                                 NAP
121                       NAP                                                 NAP
127                       NAP                                                 NAP
133                       NAP                                                 NAP
135                       NAP                                                 NAP
140                       NAP                                                 NAP
141                       NAP                                                 NAP
148                       NAP                                                 NAP
151                       NAP                                                 NAP
152                       NAP                                                 NAP
155                       NAP                                                 NAP
156                       NAP                                                 NAP
158                       NAP                                                 NAP
162                       NAP                                                 NAP
169                       NAP                                                 Borrower
171                       NAP                                                 NAP
173                       NAP                                                 NAP
176                       NAP                                                 NAP
177                       NAP                                                 NAP
178                       NAP                                                 NAP
182                       NAP                                                 NAP
183                       NAP                                                 Borrower
184                       NAP                                                 NAP
186                       NAP                                                 NAP
187                       NAP                                                 NAP
196                       NAP                                                 NAP
199                       NAP                                                 Borrower
206                       NAP                                                 NAP
207                       NAP                                                 NAP
208                       NAP                                                 NAP
211                       NAP                                                 NAP
212                       NAP                                                 NAP
217                       NAP                                                 NAP
218                       NAP                                                 NAP
221                       NAP                                                 NAP
222                       NAP                                                 Borrower
223                       NAP                                                 NAP
225                       NAP                                                 NAP
226                       NAP                                                 NAP
227                       NAP                                                 NAP
229                       NAP                                                 NAP
232                       NAP                                                 NAP
235                       NAP                                                 NAP
236                       NAP                                                 NAP
237                       NAP                                                 NAP
238                       NAP                                                 NAP
241                       NAP                                                 NAP
242                       NAP                                                 NAP
244                       NAP                                                 NAP
245                       NAP                                                 NAP
246                       NAP                                                 NAP
247                       NAP                                                 NAP

Total/Weighted Average:

Loan Pool No.             Springing Escrow (Y/N)   Springing Escrow   Future Payment Changes (Y/N)   Payment Frequency   Due Date
---------------------------------------------------------------------------------------------------------------------------------
19                        N                        NAP                N                              Monthly                    1
21                        N                        NAP                N                              Monthly                    1
39                        N                        NAP                N                              Monthly                    1
47                        N                        NAP                N                              Monthly                    1
48                        N                        NAP                N                              Monthly                    1
53                        N                        NAP                N                              Monthly                    1
54                        N                        NAP                N                              Monthly                    1
55                        N                        NAP                N                              Monthly                    1
66                        N                        NAP                N                              Monthly                    1
67                        N                        NAP                N                              Monthly                    1
73                        N                        NAP                N                              Monthly                    1
74                        N                        NAP                N                              Monthly                    1
77                        N                        NAP                N                              Monthly                    1
82                        N                        NAP                N                              Monthly                    1
83                        N                        NAP                N                              Monthly                    1
87                        N                        NAP                N                              Monthly                    1
95                        N                        NAP                N                              Monthly                    1
102                       N                        NAP                N                              Monthly                    1
107                       N                        NAP                N                              Monthly                    1
108                       N                        NAP                N                              Monthly                    1
118                       N                        NAP                N                              Monthly                    1
120                       N                        NAP                N                              Monthly                    1
121                       N                        NAP                N                              Monthly                    1
127                       N                        NAP                N                              Monthly                    1
133                       N                        NAP                N                              Monthly                    1
135                       N                        NAP                N                              Monthly                    1
140                       N                        NAP                N                              Monthly                    1
141                       N                        NAP                N                              Monthly                    1
148                       N                        NAP                N                              Monthly                    1
151                       N                        NAP                N                              Monthly                    1
152                       N                        NAP                N                              Monthly                    1
155                       N                        NAP                N                              Monthly                    1
156                       N                        NAP                N                              Monthly                    1
158                       N                        NAP                N                              Monthly                    1
162                       N                        NAP                N                              Monthly                    1
169                       N                        NAP                N                              Monthly                    1
171                       N                        NAP                N                              Monthly                    1
173                       N                        NAP                N                              Monthly                    1
176                       N                        NAP                N                              Monthly                    1
177                       N                        NAP                N                              Monthly                    1
178                       N                        NAP                N                              Monthly                    1
182                       N                        NAP                N                              Monthly                    1
183                       N                        NAP                N                              Monthly                    1
184                       N                        NAP                N                              Monthly                    1
186                       N                        NAP                N                              Monthly                    1
187                       N                        NAP                N                              Monthly                    1
196                       N                        NAP                N                              Monthly                    1
199                       N                        NAP                N                              Monthly                    1
206                       N                        NAP                N                              Monthly                    1
207                       N                        NAP                N                              Monthly                    1
208                       N                        NAP                N                              Monthly                    1
211                       N                        NAP                N                              Monthly                    1
212                       N                        NAP                N                              Monthly                    1
217                       N                        NAP                N                              Monthly                    1
218                       N                        NAP                N                              Monthly                    1
221                       N                        NAP                N                              Monthly                    1
222                       N                        NAP                N                              Monthly                    1
223                       N                        NAP                N                              Monthly                    1
225                       N                        NAP                N                              Monthly                    1
226                       N                        NAP                N                              Monthly                    1
227                       N                        NAP                N                              Monthly                    1
229                       N                        NAP                N                              Monthly                    1
232                       N                        NAP                N                              Monthly                    1
235                       N                        NAP                N                              Monthly                    1
236                       N                        NAP                N                              Monthly                    1
237                       N                        NAP                N                              Monthly                    1
238                       N                        NAP                N                              Monthly                    1
241                       N                        NAP                N                              Monthly                    1
242                       N                        NAP                N                              Monthly                    1
244                       N                        NAP                N                              Monthly                    1
245                       N                        NAP                N                              Monthly                    1
246                       N                        NAP                N                              Monthly                    1
247                       N                        NAP                N                              Monthly                    1

Total/Weighted Average:

Loan Pool No.             Debt Service Payment Grace Period to Impose Late Charge   Debt Service Grace Period to Call a Default
-------------------------------------------------------------------------------------------------------------------------------
19                                                                              9                                            10
21                                                                              9                                            10
39                                                                              9                                            10
47                                                                              9                                            10
48                                                                              9                                            10
53                                                                              9                                            10
54                                                                              5                                             0
55                                                                              9                                            10
66                                                                              9                                            10
67                                                                              9                                            10
73                                                                              9                                            10
74                                                                              9                                            10
77                                                                              9                                            10
82                                                                              9                                            10
83                                                                              9                                            10
87                                                                              9                                            10
95                                                                              5                                             5
102                                                                             9                                            10
107                                                                             9                                            10
108                                                                            10                                            10
118                                                                            10                                             0
120                                                                             9                                            10
121                                                                             9                                            10
127                                                                             9                                            10
133                                                                             5                                             0
135                                                                             9                                            10
140                                                                             9                                            10
141                                                                             9                                            10
148                                                                             9                                            10
151                                                                             9                                            10
152                                                                             9                                            10
155                                                                             9                                            10
156                                                                             9                                            10
158                                                                             9                                            10
162                                                                             9                                            10
169                                                                             9                                            10
171                                                                             9                                            10
173                                                                             9                                            10
176                                                                             9                                            10
177                                                                             9                                            10
178                                                                             9                                            10
182                                                                             9                                            10
183                                                                             9                                            10
184                                                                             9                                            10
186                                                                             9                                            10
187                                                                             9                                            10
196                                                                             9                                            10
199                                                                             9                                            10
206                                                                             9                                            10
207                                                                             9                                            10
208                                                                             9                                            10
211                                                                             9                                            10
212                                                                             9                                            10
217                                                                             9                                            10
218                                                                             9                                            10
221                                                                             9                                            10
222                                                                             9                                            10
223                                                                            10                                            10
225                                                                             9                                            10
226                                                                             9                                            10
227                                                                             9                                            10
229                                                                             9                                            10
232                                                                             9                                            10
235                                                                             9                                            10
236                                                                             9                                            10
237                                                                             9                                            10
238                                                                             9                                            10
241                                                                             9                                            10
242                                                                             9                                            10
244                                                                             9                                            10
245                                                                             9                                            10
246                                                                             9                                            10
247                                                                             9                                            10

Total/Weighted Average:

Loan Pool No.             Default Interest %    Balloon Payment Grace Period to Impose Late Charge
--------------------------------------------------------------------------------------------------
19                                      11.0%                                                    9
21                                      10.8%                                                    9
39                                      10.9%                                                    9
47                                      10.3%                                                    9
48                                      10.6%                                                    9
53                                      10.6%                                                    9
54                                      11.9%                                                    5
55                                      10.4%                                                    9
66                                      10.5%                                                    9
67                                      10.9%                                                    9
73                                      10.2%                                                    9
74                                      10.8%                                                    9
77                                      10.9%                                                    9
82                                      11.0%                                                    9
83                                      11.4%                                                    9
87                                      11.6%                                                    9
95                                      10.9%                                                    5
102                                     11.0%                                                    9
107                                     11.1%                                                    9
108                                     11.2%                                                   10
118                                     11.2%                                                   10
120                                     10.3%                                                    9
121                                     10.3%                                                    9
127                                     11.0%                                                    9
133                                     10.6%                                                    5
135                                     10.7%                                                    9
140                                     11.2%                                                    9
141                                     10.4%                                                    9
148                                     10.9%                                                    9
151                                     11.1%                                                    9
152                                     10.7%                                                    9
155                                     10.9%                                                    9
156                                     11.3%                                                    9
158                                     11.5%                                                    9
162                                     10.8%                                                    9
169                                     11.3%                                                    9
171                                     11.3%                                                    9
173                                     11.0%                                                    9
176                                     11.4%                                                    9
177                                     10.4%                                                    9
178                                     10.6%                                                    9
182                                     10.7%                                                    9
183                                     10.8%                                                    9
184                                     11.1%                                                    9
186                                     10.7%                                                    9
187                                     11.0%                                                    9
196                                     11.3%                                                    9
199                                     11.2%                                                    9
206                                     11.5%                                                    9
207                                     11.0%                                                    9
208                                     10.8%                                                    9
211                                     10.2%                                                    9
212                                     10.9%                                                    9
217                                     10.9%                                                    9
218                                     11.0%                                                    9
221                                     10.7%                                                    9
222                                     11.1%                                                    9
223                                     10.9%                                                   10
225                                     11.1%                                                    9
226                                     11.0%                                                    9
227                                     10.7%                                                    9
229                                     11.0%                                                    9
232                                     10.9%                                                    9
235                                     10.9%                                                    9
236                                     11.1%                                                    9
237                                     10.7%                                                    9
238                                     10.5%                                                    9
241                                     11.0%                                                    9
242                                     11.4%                                                    9
244                                     11.2%                                                    9
245                                     11.1%                                                    9
246                                     11.1%                                                    9
247                                     11.3%                                                    9

Total/Weighted Average:

Loan Pool No.             Balloon Payment Grace Period to Call a Default   Assumption Provision (Y/N)
-----------------------------------------------------------------------------------------------------
19                                                                     0   Y-Prior Consent
21                                                                     0   Y-Prior Consent
39                                                                     0   Y-Prior Consent
47                                                                     0   Y-Prior Consent
48                                                                     0   Y-Prior Consent
53                                                                     0   Y-Prior Consent
54                                                                     0   Y
55                                                                     0   Y-Prior Consent
66                                                                     0   Y-Prior Consent
67                                                                     0   Y-Prior Consent
73                                                                     0   Y-Prior Consent
74                                                                     0   Y-Prior Consent
77                                                                     0   Y-Prior Consent
82                                                                     0   Y-Prior Consent
83                                                                     0   Y-Prior Consent
87                                                                     0   Y-Prior Consent
95                                                                     5   Y
102                                                                    0   Y-Prior Consent
107                                                                    0   Y-Prior Consent
108                                                                   10   Y
118                                                                    0   Y
120                                                                    0   Y-Prior Consent
121                                                                    0   Y-Prior Consent
127                                                                    0   Y-Prior Consent
133                                                                    0   Y
135                                                                    0   Y-Prior Consent
140                                                                    0   Y-Prior Consent
141                                                                    0   Y-Prior Consent
148                                                                    0   Y-Prior Consent
151                                                                    0   Y-Prior Consent
152                                                                    0   Y-Prior Consent
155                                                                    0   Y-Prior Consent
156                                                                    0   Y-Prior Consent
158                                                                    0   Y-Prior Consent
162                                                                    0   Y-Prior Consent
169                                                                    0   Y-Prior Consent
171                                                                    0   Y-Prior Consent
173                                                                    0   Y-Prior Consent
176                                                                    0   Y-Prior Consent
177                                                                    0   Y-Prior Consent
178                                                                    0   Y-Prior Consent
182                                                                    0   Y-Prior Consent
183                                                                    0   Y-Prior Consent
184                                                                    0   Y-Prior Consent
186                                                                    0   Y-Prior Consent
187                                                                    0   Y-Prior Consent
196                                                                    0   Y-Prior Consent
199                                                                    0   Y-Prior Consent
206                                                                    0   Y-Prior Consent
207                                                                    0   Y-Prior Consent
208                                                                    0   Y-Prior Consent
211                                                                    0   Y-Prior Consent
212                                                                    0   Y-Prior Consent
217                                                                    0   Y-Prior Consent
218                                                                    0   Y-Prior Consent
221                                                                    0   Y-Prior Consent
222                                                                    0   Y-Prior Consent
223                                                                   10   Y
225                                                                    0   Y-Prior Consent
226                                                                    0   Y-Prior Consent
227                                                                    0   Y-Prior Consent
229                                                                    0   Y-Prior Consent
232                                                                    0   Y-Prior Consent
235                                                                    0   Y-Prior Consent
236                                                                    0   Y-Prior Consent
237                                                                    0   Y-Prior Consent
238                                                                    0   Y-Prior Consent
241                                                                    0   Y-Prior Consent
242                                                                    0   Y-Prior Consent
244                                                                    0   Y-Prior Consent
245                                                                    0   Y-Prior Consent
246                                                                    0   Y-Prior Consent
247                                                                    0   Y-Prior Consent

Total/Weighted Average:

Loan Pool No.             Assumption/Fee                    Earthquake Zone 3 or 4 (Y/N)   PML %    Earthquake Insurance (Y/N)
------------------------------------------------------------------------------------------------------------------------------
19                        Silent                            N                                NAP    Y
21                        Silent                            N                                NAP    N
39                        Silent                            N                                NAP    N
47                        Silent                            N                                NAP    Y
48                        Silent                            N                                NAP    Y
53                        Silent                            N                                NAP    Y
54                        1 time at 1.0%                    Y                               13.0%   N
55                        Silent                            N                                NAP    Y
66                        Silent                            N                                NAP    N
67                        Silent                            N                                NAP    N
73                        Silent                            N                                NAP    Y
74                        Silent                            N                                NAP    N
77                        Silent                            N                                NAP    N
82                        Silent                            N                                NAP    N
83                        Silent                            N                                NAP    N
87                        Silent                            N                                NAP    Y
95                        1 time at 1.0%                    N                                NAP    N
102                       Silent                            N                                NAP    Y
107                       Silent                            N                                NAP    N
108                       1 time at 1.0%                    N                                NAP    Y
118                       1 time at 1.0%                    N                                NAP    N
120                       Silent                            N                                NAP    Y
121                       Silent                            N                                NAP    Y
127                       Silent                            N                                NAP    Y
133                       1 time with reasonable expenses   N                                NAP    Y
135                       Silent                            N                                NAP    Y
140                       Silent                            N                                NAP    Y
141                       Silent                            N                                NAP    Y
148                       Silent                            N                                NAP    Y
151                       Silent                            N                                NAP    N
152                       Silent                            N                                NAP    N
155                       Silent                            N                                NAP    Y
156                       Silent                            N                                NAP    N
158                       Silent                            N                                NAP    N
162                       Silent                            N                                NAP    Y
169                       Silent                            N                                NAP    N
171                       Silent                            N                                NAP    N
173                       Silent                            N                                NAP    Y
176                       Silent                            N                                NAP    N
177                       Silent                            N                                NAP    Y
178                       Silent                            N                                NAP    N
182                       Silent                            N                                NAP    N
183                       Silent                            N                                NAP    N
184                       Silent                            N                                NAP    Y
186                       Silent                            N                                NAP    N
187                       Silent                            N                                NAP    N
196                       Silent                            N                                NAP    Y
199                       Silent                            N                                NAP    Y
206                       Silent                            N                                NAP    Y
207                       Silent                            N                                NAP    Y
208                       Silent                            N                                NAP    N
211                       Silent                            N                                NAP    N
212                       Silent                            N                                NAP    Y
217                       Silent                            N                                NAP    Y
218                       Silent                            N                                NAP    N
221                       Silent                            N                                NAP    Y
222                       Silent                            N                                NAP    N
223                       1 time at 1.0%                    N                                NAP    N
225                       Silent                            N                                NAP    Y
226                       Silent                            N                                NAP    Y
227                       Silent                            N                                NAP    Y
229                       Silent                            N                                NAP    N
232                       Silent                            N                                NAP    N
235                       Silent                            N                                NAP    N
236                       Silent                            N                                NAP    Y
237                       Silent                            N                                NAP    Y
238                       Silent                            N                                NAP    N
241                       Silent                            N                                NAP    N
242                       Silent                            N                                NAP    N
244                       Silent                            N                                NAP    Y
245                       Silent                            N                                NAP    Y
246                       Silent                            N                                NAP    Y
247                       Silent                            N                                NAP    N

Total/Weighted Average:

Loan Pool No.             Hurricane Zone (Y/N)   Hurricane Insurance (Y/N)   Flood Zone (Y/N)   Flood Insurance (Y/N)
---------------------------------------------------------------------------------------------------------------------
19                        N                      N                           N                  Y
21                        N                      N                           N                  N
39                        N                      N                           N                  N
47                        N                      N                           N                  Y
48                        N                      N                           N                  Y
53                        N                      N                           N                  Y
54                        N                      Y                           N                  N
55                        N                      N                           N                  Y
66                        N                      N                           N                  N
67                        N                      N                           N                  N
73                        N                      N                           N                  Y
74                        N                      N                           N                  N
77                        N                      N                           N                  N
82                        N                      N                           N                  N
83                        N                      N                           N                  N
87                        N                      N                           N                  N
95                        N                      Y                           N                  N
102                       N                      N                           N                  Y
107                       N                      N                           N                  N
108                       N                      Y                           N                  Y
118                       N                      N                           N                  N
120                       N                      N                           N                  Y
121                       N                      N                           N                  Y
127                       N                      N                           N                  Y
133                       N                      N                           N                  Y
135                       N                      N                           Y                  Y
140                       N                      N                           N                  Y
141                       N                      N                           N                  Y
148                       N                      N                           N                  Y
151                       N                      N                           N                  N
152                       N                      N                           N                  N
155                       N                      N                           N                  Y
156                       N                      N                           N                  N
158                       N                      N                           N                  Y
162                       N                      N                           N                  Y
169                       N                      N                           N                  N
171                       N                      N                           N                  N
173                       N                      N                           N                  Y
176                       N                      N                           N                  N
177                       N                      N                           N                  Y
178                       N                      N                           N                  N
182                       N                      N                           N                  Y
183                       N                      N                           N                  N
184                       N                      N                           N                  Y
186                       N                      N                           N                  Y
187                       N                      N                           N                  N
196                       N                      N                           N                  Y
199                       N                      Y                           N                  Y
206                       N                      Y                           N                  Y
207                       N                      N                           N                  Y
208                       N                      N                           N                  N
211                       N                      N                           N                  Y
212                       N                      N                           N                  Y
217                       N                      Y                           N                  Y
218                       N                      N                           N                  Y
221                       N                      N                           N                  Y
222                       N                      N                           N                  N
223                       N                      Y                           N                  N
225                       N                      N                           N                  Y
226                       N                      N                           N                  Y
227                       N                      N                           N                  Y
229                       N                      N                           N                  N
232                       N                      N                           N                  N
235                       N                      N                           N                  N
236                       N                      N                           N                  Y
237                       N                      N                           Y                  Y
238                       N                      N                           N                  N
241                       N                      N                           N                  N
242                       N                      N                           N                  N
244                       N                      N                           N                  Y
245                       N                      N                           N                  Y
246                       N                      Y                           N                  Y
247                       N                      N                           N                  N

Total/Weighted Average:

Loan Pool No.             Environmental Insurance (Y/N)   SAE (Y/N)   SPE (Y/N)   Non-Consolidation Opinion (Y/N)
-----------------------------------------------------------------------------------------------------------------
19                        N                               N           N           N
21                        N                               N           N           N
39                        N                               N           N           N
47                        N                               N           N           N
48                        N                               N           N           N
53                        N                               N           N           N
54                        N                               Y           Y           N
55                        N                               N           N           N
66                        N                               N           N           N
67                        N                               N           N           N
73                        N                               N           N           N
74                        N                               N           N           N
77                        N                               N           N           N
82                        N                               N           N           N
83                        N                               N           N           N
87                        N                               N           N           N
95                        N                               Y           Y           N
102                       N                               N           N           N
107                       N                               N           N           N
108                       N                               Y           Y           N
118                       N                               Y           Y           N
120                       N                               N           N           N
121                       N                               N           N           N
127                       N                               N           N           N
133                       N                               Y           Y           N
135                       N                               N           N           N
140                       N                               N           N           N
141                       N                               N           N           N
148                       N                               N           N           N
151                       N                               N           N           N
152                       N                               N           N           N
155                       N                               N           N           N
156                       N                               N           N           N
158                       N                               N           N           N
162                       N                               N           N           N
169                       N                               N           N           N
171                       N                               N           N           N
173                       N                               N           N           N
176                       N                               N           N           N
177                       N                               N           N           N
178                       N                               N           N           N
182                       N                               N           N           N
183                       N                               N           N           N
184                       N                               N           N           N
186                       N                               N           N           N
187                       N                               N           N           N
196                       N                               N           N           N
199                       N                               N           N           N
206                       N                               N           N           N
207                       N                               N           N           N
208                       N                               N           N           N
211                       N                               N           N           N
212                       N                               N           N           N
217                       N                               N           N           N
218                       N                               N           N           N
221                       N                               N           N           N
222                       N                               N           N           N
223                       N                               Y           Y           N
225                       N                               N           N           N
226                       N                               N           N           N
227                       N                               N           N           N
229                       N                               N           N           N
232                       N                               N           N           N
235                       N                               N           N           N
236                       N                               N           N           N
237                       N                               N           N           N
238                       N                               N           N           N
241                       N                               N           N           N
242                       N                               N           N           N
244                       N                               N           N           N
245                       N                               N           N           N
246                       N                               N           N           N
247                       N                               N           N           N

Total/Weighted Average:

Loan Pool No.             Independent Director (Y/N)   Revocable Trust (Y/N)   Current Additional Financing in Place (Y/N/Silent)
---------------------------------------------------------------------------------------------------------------------------------
19                        N                            N                       Y-$1,000,000
21                        N                            N                       N
39                        N                            N                       Y-$100,000
47                        N                            N                       Y-$1,000,000
48                        N                            N                       Y-$1,000,000
53                        N                            N                       Y-$500,000
54                        N                            N                       Y-$1,500,000
55                        N                            N                       Y-$1,500,000
66                        N                            N                       Y-$500,000
67                        N                            N                       Y-$1,000,000
73                        N                            N                       Y-$400,000
74                        N                            N                       N
77                        N                            N                       N
82                        N                            N                       N
83                        N                            N                       N
87                        N                            N                       Y-$700,000
95                        N                            N                       N
102                       N                            N                       Y-$350,000
107                       N                            N                       N
108                       N                            N                       N
118                       N                            N                       N
120                       N                            N                       Y-$500,000
121                       N                            N                       Y-$500,000
127                       N                            N                       Y-$500,000
133                       N                            N                       N
135                       N                            N                       Y-$1,000,000
140                       N                            N                       Y-$500,000
141                       N                            N                       Y-$700,000
148                       N                            N                       N
151                       N                            N                       Y-$500,000
152                       N                            N                       Y-$500,000
155                       N                            N                       Y-$500,000
156                       N                            N                       N
158                       N                            N                       N
162                       N                            N                       Y-$500,000
169                       N                            N                       Y-$100,000
171                       N                            N                       Y-$500,000
173                       N                            N                       Y-$500,000
176                       N                            N                       N
177                       N                            N                       Y-$200,000
178                       N                            N                       Y-$300,000
182                       N                            N                       Y-$500,000
183                       N                            N                       Y-$100,000
184                       N                            N                       Y-$500,000
186                       N                            N                       Y-$400,000
187                       N                            N                       N
196                       N                            N                       Y-$200,000
199                       N                            N                       Y-$150,000
206                       N                            N                       Y-$500,000
207                       N                            N                       Y-$500,000
208                       N                            N                       Y-$250,000
211                       N                            N                       N
212                       N                            N                       Y-$250,000
217                       N                            N                       Y-$300,000
218                       N                            N                       Y-$250,000
221                       N                            N                       Y-$100,000
222                       N                            N                       Y-$250,000
223                       N                            N                       N
225                       N                            N                       Y-$300,000
226                       N                            N                       Y-$300,000
227                       N                            N                       Y-$350,000
229                       N                            N                       Y-$500,000
232                       N                            N                       Y-$150,000
235                       N                            N                       Y-$250,000
236                       N                            N                       Y-$500,000
237                       N                            N                       Y-$400,000
238                       N                            N                       Y-$200,000
241                       N                            N                       Y-$100,000
242                       N                            N                       Y-$150,000
244                       N                            N                       Y-$100,000
245                       N                            N                       Y-$100,000
246                       N                            N                       Y-$50,000
247                       N                            N                       N

Total/Weighted Average:

Loan Pool No.             Current Additional Financing Secured by Property (Y/N)
--------------------------------------------------------------------------------
19                        Y
21                        N
39                        Y
47                        Y
48                        Y
53                        Y
54                        Y
55                        Y
66                        Y
67                        Y
73                        Y
74                        N
77                        N
82                        N
83                        N
87                        Y
95                        N
102                       Y
107                       N
108                       N
118                       N
120                       Y
121                       Y
127                       Y
133                       N
135                       Y
140                       Y
141                       Y
148                       N
151                       Y
152                       Y
155                       Y
156                       N
158                       N
162                       Y
169                       Y
171                       Y
173                       Y
176                       N
177                       Y
178                       Y
182                       Y
183                       Y
184                       Y
186                       Y
187                       N
196                       Y
199                       Y
206                       Y
207                       Y
208                       Y
211                       N
212                       Y
217                       Y
218                       Y
221                       Y
222                       Y
223                       N
225                       Y
226                       Y
227                       Y
229                       Y
232                       Y
235                       Y
236                       Y
237                       Y
238                       Y
241                       Y
242                       Y
244                       Y
245                       Y
246                       Y
247                       N

Total/Weighted Average:

Loan Pool No.             Description of Current Additional Financing                  Standstill Agreement in Place (Y/N)
--------------------------------------------------------------------------------------------------------------------------
19                        Credit Line Mortgage                                         N
21                        NAP                                                          N
39                        Credit Line Mortgage                                         N
47                        Revolver Line of Credit                                      N
48                        Credit Line Mortgage                                         N
53                        Revolver Line of Credit                                      N
54                        Secured Subordinate Note                                     N
55                        Revolver Line of Credit                                      N
66                        Revolver Line of Credit                                      N
67                        Revolver Line of Credit                                      N
73                        Credit Line Mortgage                                         N
74                        NAP                                                          N
77                        NAP                                                          N
82                        NAP                                                          N
83                        NAP                                                          N
87                        Credit Line Mortgage                                         N
95                        NAP                                                          N
102                       Credit Line Mortgage                                         N
107                       NAP                                                          N
108                       NAP                                                          N
118                       NAP                                                          N
120                       Revolver Line of Credit                                      N
121                       Revolver Line of Credit                                      N
127                       Credit Line Mortgage                                         N
133                       NAP                                                          N
135                       Credit Line Mortgage                                         N
140                       Credit Line Mortgage                                         N
141                       Revolver Line of Credit                                      N
148                       NAP                                                          N
151                       Revolver Line of Credit                                      N
152                       Revolver Line of Credit                                      N
155                       Credit Line Mortgage                                         N
156                       NAP                                                          N
158                       NAP                                                          N
162                       Credit Line Mortgage                                         N
169                       Revolver Line of Credit                                      N
171                       Revolver Line of Credit                                      N
173                       Revolver Line of Credit                                      N
176                       NAP                                                          N
177                       Revolver Line of Credit                                      N
178                       Credit Line Mortgage                                         N
182                       Revolver Line of Credit                                      N
183                       Revolver Line of Credit                                      N
184                       Credit Line Mortgage                                         N
186                       Credit Line Mortgage                                         N
187                       NAP                                                          N
196                       Revolver Line of Credit                                      N
199                       Revolver Line of Credit ($100,000) Wrap Mortgage ($50,000)   N
206                       Revolver Line of Credit                                      N
207                       Revolver Line of Credit                                      N
208                       Revolver Line of Credit                                      N
211                       NAP                                                          N
212                       Revolver Line of Credit                                      N
217                       Credit Line Mortgage                                         N
218                       Revolver Line of Credit                                      N
221                       Revolver Line of Credit                                      N
222                       Credit Line Mortgage                                         N
223                       NAP                                                          N
225                       Revolver Line of Credit                                      N
226                       Credit Line Mortgage                                         N
227                       Credit Line Mortgage                                         N
229                       Credit Line Mortgage                                         N
232                       Credit Line Mortgage                                         N
235                       Credit Line Mortgage                                         N
236                       Revolver Line of Credit                                      N
237                       Credit Line Mortgage                                         N
238                       Revolver Line of Credit                                      N
241                       Revolver Line of Credit                                      N
242                       Credit Line Mortgage                                         N
244                       Revolver Line of Credit                                      N
245                       Revolver Line of Credit                                      N
246                       Revolver Line of Credit                                      N
247                       NAP                                                          N

Total/Weighted Average:

Loan Pool No.             Additional Financing Permitted In Future (Y/N/Silent)
-------------------------------------------------------------------------------
19                        N
21                        N
39                        N
47                        N
48                        N
53                        N
54                        N
55                        N
66                        N
67                        N
73                        N
74                        N
77                        N
82                        N
83                        N
87                        N
95                        N
102                       N
107                       N
108                       N
118                       N
120                       N
121                       Y- $300,000
127                       N
133                       N
135                       N
140                       N
141                       N
148                       Y- $350,000
151                       N
152                       N
155                       N
156                       N
158                       N
162                       N
169                       N
171                       N
173                       N
176                       N
177                       N
178                       N
182                       N
183                       N
184                       N
186                       N
187                       N
196                       N
199                       N
206                       N
207                       N
208                       N
211                       N
212                       N
217                       N
218                       N
221                       N
222                       N
223                       N
225                       N
226                       N
227                       N
229                       N
232                       N
235                       N
236                       N
237                       N
238                       N
241                       N
242                       N
244                       N
245                       N
246                       N
247                       N

Total/Weighted Average:

Loan Pool No.             Future Additional Financing Secured by Property (Y/N)
-------------------------------------------------------------------------------
19                        N
21                        N
39                        N
47                        N
48                        N
53                        N
54                        N
55                        N
66                        N
67                        N
73                        N
74                        N
77                        N
82                        N
83                        N
87                        N
95                        N
102                       N
107                       N
108                       N
118                       N
120                       N
121                       Y
127                       N
133                       N
135                       N
140                       N
141                       N
148                       Y
151                       N
152                       N
155                       N
156                       N
158                       N
162                       N
169                       N
171                       N
173                       N
176                       N
177                       N
178                       N
182                       N
183                       N
184                       N
186                       N
187                       N
196                       N
199                       N
206                       N
207                       N
208                       N
211                       N
212                       N
217                       N
218                       N
221                       N
222                       N
223                       N
225                       N
226                       N
227                       N
229                       N
232                       N
235                       N
236                       N
237                       N
238                       N
241                       N
242                       N
244                       N
245                       N
246                       N
247                       N

Total/Weighted Average:

Loan Pool No.             Description of Future Additional Financing
-----------------------------------------------------------------------------------------------------------
19                        NAP
21                        NAP
39                        NAP
47                        NAP
48                        NAP
53                        NAP
54                        NAP
55                        NAP
66                        NAP
67                        NAP
73                        NAP
74                        NAP
77                        NAP
82                        NAP
83                        NAP
87                        NAP
95                        NAP
102                       NAP
107                       NAP
108                       NAP
118                       NAP
120                       NAP
121                       Aggregate debt cannot exceed the lessor of 35% LTV Rental and 20% LTV Cooperative
127                       NAP
133                       NAP
135                       NAP
140                       NAP
141                       NAP
148                       Aggregate debt cannot exceed the lessor of 35% LTV Rental and 20% LTV Cooperative
151                       NAP
152                       NAP
155                       NAP
156                       NAP
158                       NAP
162                       NAP
169                       NAP
171                       NAP
173                       NAP
176                       NAP
177                       NAP
178                       NAP
182                       NAP
183                       NAP
184                       NAP
186                       NAP
187                       NAP
196                       NAP
199                       NAP
206                       NAP
207                       NAP
208                       NAP
211                       NAP
212                       NAP
217                       NAP
218                       NAP
221                       NAP
222                       NAP
223                       NAP
225                       NAP
226                       NAP
227                       NAP
229                       NAP
232                       NAP
235                       NAP
236                       NAP
237                       NAP
238                       NAP
241                       NAP
242                       NAP
244                       NAP
245                       NAP
246                       NAP
247                       NAP

Total/Weighted Average:

Loan Pool No.             Number Times Delinquent   Sec. 8 (Multifamily) (Y/N)   No. of Sec. 8 Units   Sec. 42 (Multifamily) (Y/N)
----------------------------------------------------------------------------------------------------------------------------------
19                                              0   N                                            NAP   N
21                                              0   Y                                            160   N
39                                              0   N                                            NAP   N
47                                              0   N                                            NAP   N
48                                              0   N                                            NAP   N
53                                              0   N                                            NAP   N
54                                              0   N                                            NAP   N
55                                              0   N                                            NAP   N
66                                              0   N                                            NAP   N
67                                              0   N                                            NAP   N
73                                              0   N                                            NAP   N
74                                              0   N                                            NAP   N
77                                              0   N                                            NAP   N
82                                              0   N                                            NAP   N
83                                              0   N                                            NAP   N
87                                              0   N                                            NAP   N
95                                              0   N                                            NAP   N
102                                             0   N                                            NAP   N
107                                             0   N                                            NAP   N
108                                             0   N                                            NAP   N
118                                             0   N                                            NAP   N
120                                             0   N                                            NAP   N
121                                             0   N                                            NAP   N
127                                             0   N                                            NAP   N
133                                             0   N                                            NAP   N
135                                             0   N                                            NAP   N
140                                             0   N                                            NAP   N
141                                             0   N                                            NAP   N
148                                             0   N                                            NAP   N
151                                             0   N                                            NAP   N
152                                             0   N                                            NAP   N
155                                             0   N                                            NAP   N
156                                             0   N                                            NAP   N
158                                             0   N                                            NAP   N
162                                             0   N                                            NAP   N
169                                             0   N                                            NAP   N
171                                             0   N                                            NAP   N
173                                             0   N                                            NAP   N
176                                             0   N                                            NAP   N
177                                             0   N                                            NAP   N
178                                             0   N                                            NAP   N
182                                             0   N                                            NAP   N
183                                             0   N                                            NAP   N
184                                             0   N                                            NAP   N
186                                             0   N                                            NAP   N
187                                             0   N                                            NAP   N
196                                             0   N                                            NAP   N
199                                             0   N                                            NAP   N
206                                             0   N                                            NAP   N
207                                             0   N                                            NAP   N
208                                             0   N                                            NAP   N
211                                             0   N                                            NAP   N
212                                             0   N                                            NAP   N
217                                             0   N                                            NAP   N
218                                             0   N                                            NAP   N
221                                             0   N                                            NAP   N
222                                             0   N                                            NAP   N
223                                             0   N                                            NAP   N
225                                             0   N                                            NAP   N
226                                             0   N                                            NAP   N
227                                             0   N                                            NAP   N
229                                             0   N                                            NAP   N
232                                             0   N                                            NAP   N
235                                             0   N                                            NAP   N
236                                             0   N                                            NAP   N
237                                             0   N                                            NAP   N
238                                             0   N                                            NAP   N
241                                             0   N                                            NAP   N
242                                             0   N                                            NAP   N
244                                             0   N                                            NAP   N
245                                             0   N                                            NAP   N
246                                             0   N                                            NAP   N
247                                             0   N                                            NAP   N

Total/Weighted Average:

Loan Pool No.             No. of Sec. 42 Units   Partial Collateral Release (Y/N)   Partial Collateral Release Description
--------------------------------------------------------------------------------------------------------------------------
19                        NAP                    N                                  NAP
21                        NAP                    N                                  NAP
39                        NAP                    N                                  NAP
47                        NAP                    N                                  NAP
48                        NAP                    N                                  NAP
53                        NAP                    N                                  NAP
54                        NAP                    N                                  NAP
55                        NAP                    N                                  NAP
66                        NAP                    N                                  NAP
67                        NAP                    N                                  NAP
73                        NAP                    N                                  NAP
74                        NAP                    N                                  NAP
77                        NAP                    N                                  NAP
82                        NAP                    N                                  NAP
83                        NAP                    N                                  NAP
87                        NAP                    N                                  NAP
95                        NAP                    N                                  NAP
102                       NAP                    N                                  NAP
107                       NAP                    N                                  NAP
108                       NAP                    N                                  NAP
118                       NAP                    N                                  NAP
120                       NAP                    N                                  NAP
121                       NAP                    N                                  NAP
127                       NAP                    N                                  NAP
133                       NAP                    N                                  NAP
135                       NAP                    N                                  NAP
140                       NAP                    N                                  NAP
141                       NAP                    N                                  NAP
148                       NAP                    N                                  NAP
151                       NAP                    N                                  NAP
152                       NAP                    N                                  NAP
155                       NAP                    N                                  NAP
156                       NAP                    N                                  NAP
158                       NAP                    N                                  NAP
162                       NAP                    N                                  NAP
169                       NAP                    N                                  NAP
171                       NAP                    N                                  NAP
173                       NAP                    N                                  NAP
176                       NAP                    N                                  NAP
177                       NAP                    N                                  NAP
178                       NAP                    N                                  NAP
182                       NAP                    N                                  NAP
183                       NAP                    N                                  NAP
184                       NAP                    N                                  NAP
186                       NAP                    N                                  NAP
187                       NAP                    N                                  NAP
196                       NAP                    N                                  NAP
199                       NAP                    N                                  NAP
206                       NAP                    N                                  NAP
207                       NAP                    N                                  NAP
208                       NAP                    N                                  NAP
211                       NAP                    N                                  NAP
212                       NAP                    N                                  NAP
217                       NAP                    N                                  NAP
218                       NAP                    N                                  NAP
221                       NAP                    N                                  NAP
222                       NAP                    N                                  NAP
223                       NAP                    N                                  NAP
225                       NAP                    N                                  NAP
226                       NAP                    N                                  NAP
227                       NAP                    N                                  NAP
229                       NAP                    N                                  NAP
232                       NAP                    N                                  NAP
235                       NAP                    N                                  NAP
236                       NAP                    N                                  NAP
237                       NAP                    N                                  NAP
238                       NAP                    N                                  NAP
241                       NAP                    N                                  NAP
242                       NAP                    N                                  NAP
244                       NAP                    N                                  NAP
245                       NAP                    N                                  NAP
246                       NAP                    N                                  NAP
247                       NAP                    N                                  NAP

Total/Weighted Average:

Loan Pool No.             Partial Collateral Release Prepayment Penalty Description   Outparcel or Other Release (Y/N)
----------------------------------------------------------------------------------------------------------------------
19                        NAP                                                         N
21                        NAP                                                         N
39                        NAP                                                         N
47                        NAP                                                         N
48                        NAP                                                         N
53                        NAP                                                         N
54                        NAP                                                         N
55                        NAP                                                         N
66                        NAP                                                         N
67                        NAP                                                         N
73                        NAP                                                         N
74                        NAP                                                         N
77                        NAP                                                         N
82                        NAP                                                         N
83                        NAP                                                         N
87                        NAP                                                         N
95                        NAP                                                         N
102                       NAP                                                         N
107                       NAP                                                         N
108                       NAP                                                         N
118                       NAP                                                         N
120                       NAP                                                         N
121                       NAP                                                         N
127                       NAP                                                         N
133                       NAP                                                         N
135                       NAP                                                         N
140                       NAP                                                         N
141                       NAP                                                         N
148                       NAP                                                         N
151                       NAP                                                         N
152                       NAP                                                         N
155                       NAP                                                         N
156                       NAP                                                         N
158                       NAP                                                         N
162                       NAP                                                         N
169                       NAP                                                         N
171                       NAP                                                         N
173                       NAP                                                         N
176                       NAP                                                         N
177                       NAP                                                         N
178                       NAP                                                         N
182                       NAP                                                         N
183                       NAP                                                         N
184                       NAP                                                         N
186                       NAP                                                         N
187                       NAP                                                         N
196                       NAP                                                         N
199                       NAP                                                         N
206                       NAP                                                         N
207                       NAP                                                         N
208                       NAP                                                         N
211                       NAP                                                         N
212                       NAP                                                         N
217                       NAP                                                         N
218                       NAP                                                         N
221                       NAP                                                         N
222                       NAP                                                         N
223                       NAP                                                         N
225                       NAP                                                         N
226                       NAP                                                         N
227                       NAP                                                         N
229                       NAP                                                         N
232                       NAP                                                         N
235                       NAP                                                         N
236                       NAP                                                         N
237                       NAP                                                         N
238                       NAP                                                         N
241                       NAP                                                         N
242                       NAP                                                         N
244                       NAP                                                         N
245                       NAP                                                         N
246                       NAP                                                         N
247                       NAP                                                         N

Total/Weighted Average:

Loan Pool No.             Outparcel or Other Release Description   Substitution Allowed (Y/N)   Substitution Provision Description
----------------------------------------------------------------------------------------------------------------------------------
19                        NAP                                      N                            NAP
21                        NAP                                      N                            NAP
39                        NAP                                      N                            NAP
47                        NAP                                      N                            NAP
48                        NAP                                      N                            NAP
53                        NAP                                      N                            NAP
54                        NAP                                      N                            NAP
55                        NAP                                      N                            NAP
66                        NAP                                      N                            NAP
67                        NAP                                      N                            NAP
73                        NAP                                      N                            NAP
74                        NAP                                      N                            NAP
77                        NAP                                      N                            NAP
82                        NAP                                      N                            NAP
83                        NAP                                      N                            NAP
87                        NAP                                      N                            NAP
95                        NAP                                      N                            NAP
102                       NAP                                      N                            NAP
107                       NAP                                      N                            NAP
108                       NAP                                      N                            NAP
118                       NAP                                      N                            NAP
120                       NAP                                      N                            NAP
121                       NAP                                      N                            NAP
127                       NAP                                      N                            NAP
133                       NAP                                      N                            NAP
135                       NAP                                      N                            NAP
140                       NAP                                      N                            NAP
141                       NAP                                      N                            NAP
148                       NAP                                      N                            NAP
151                       NAP                                      N                            NAP
152                       NAP                                      N                            NAP
155                       NAP                                      N                            NAP
156                       NAP                                      N                            NAP
158                       NAP                                      N                            NAP
162                       NAP                                      N                            NAP
169                       NAP                                      N                            NAP
171                       NAP                                      N                            NAP
173                       NAP                                      N                            NAP
176                       NAP                                      N                            NAP
177                       NAP                                      N                            NAP
178                       NAP                                      N                            NAP
182                       NAP                                      N                            NAP
183                       NAP                                      N                            NAP
184                       NAP                                      N                            NAP
186                       NAP                                      N                            NAP
187                       NAP                                      N                            NAP
196                       NAP                                      N                            NAP
199                       NAP                                      N                            NAP
206                       NAP                                      N                            NAP
207                       NAP                                      N                            NAP
208                       NAP                                      N                            NAP
211                       NAP                                      N                            NAP
212                       NAP                                      N                            NAP
217                       NAP                                      N                            NAP
218                       NAP                                      N                            NAP
221                       NAP                                      N                            NAP
222                       NAP                                      N                            NAP
223                       NAP                                      N                            NAP
225                       NAP                                      N                            NAP
226                       NAP                                      N                            NAP
227                       NAP                                      N                            NAP
229                       NAP                                      N                            NAP
232                       NAP                                      N                            NAP
235                       NAP                                      N                            NAP
236                       NAP                                      N                            NAP
237                       NAP                                      N                            NAP
238                       NAP                                      N                            NAP
241                       NAP                                      N                            NAP
242                       NAP                                      N                            NAP
244                       NAP                                      N                            NAP
245                       NAP                                      N                            NAP
246                       NAP                                      N                            NAP
247                       NAP                                      N                            NAP

Total/Weighted Average:

Loan Pool No.             Voluntary Partial Prepayment Permitted (Y/N) (escrows, LOCs, other, etc.)
---------------------------------------------------------------------------------------------------
19                        N
21                        N
39                        N
47                        N
48                        N
53                        N
54                        N
55                        N
66                        N
67                        N
73                        N
74                        N
77                        N
82                        N
83                        N
87                        N
95                        N
102                       N
107                       N
108                       N
118                       N
120                       N
121                       N
127                       N
133                       N
135                       N
140                       N
141                       N
148                       N
151                       N
152                       N
155                       N
156                       N
158                       N
162                       N
169                       N
171                       N
173                       N
176                       N
177                       N
178                       N
182                       N
183                       N
184                       N
186                       N
187                       N
196                       N
199                       N
206                       N
207                       N
208                       N
211                       N
212                       N
217                       N
218                       N
221                       N
222                       N
223                       N
225                       N
226                       N
227                       N
229                       N
232                       N
235                       N
236                       N
237                       N
238                       N
241                       N
242                       N
244                       N
245                       N
246                       N
247                       N

Total/Weighted Average:

Loan Pool No.             Partial Prepayment Description   Day Prepayment Allowed (plus accrued interest?)   Seasoning   LO
----------------------------------------------------------------------------------------------------------------------------
19                        NAP                              Due Date                                                  7    48
21                        NAP                              Due Date                                                  2    48
39                        NAP                              Due Date                                                  4    48
47                        NAP                              Due Date                                                  4    84
48                        NAP                              Due Date                                                  4    48
53                        NAP                              Due Date                                                  4   102
54                        NAP                              Due Date                                                 11    35
55                        NAP                              Due Date                                                  3    84
66                        NAP                              Due Date                                                  3     0
67                        NAP                              Due Date                                                  4   102
73                        NAP                              Due Date                                                  2    84
74                        NAP                              Due Date                                                  6   102
77                        NAP                              Due Date                                                  7   102
82                        NAP                              Due Date                                                  4    48
83                        NAP                              Due Date                                                  7    48
87                        NAP                              Due Date                                                  6    48
95                        NAP                              Due Date                                                  1    25
102                       NAP                              Due Date                                                  6   102
107                       NAP                              Due Date                                                  5   102
108                       NAP                              Due Date                                                  6    30
118                       NAP                              Due Date                                                  6    30
120                       NAP                              Due Date                                                  3   102
121                       NAP                              Due Date                                                  1   102
127                       NAP                              Due Date                                                  2   102
133                       NAP                              Due Date                                                  3    27
135                       NAP                              Due Date                                                  3   144
140                       NAP                              Due Date                                                  3   102
141                       NAP                              Due Date                                                  2    48
148                       NAP                              Due Date                                                  2   102
151                       NAP                              Due Date                                                  5   102
152                       NAP                              Due Date                                                  7    48
155                       NAP                              Due Date                                                  2    48
156                       NAP                              Due Date                                                  5   102
158                       NAP                              Due Date                                                  6    48
162                       NAP                              Due Date                                                  4   102
169                       NAP                              Due Date                                                  6   102
171                       NAP                              Due Date                                                  2   102
173                       NAP                              Due Date                                                  3   102
176                       NAP                              Due Date                                                  7    84
177                       NAP                              Due Date                                                  6    84
178                       NAP                              Due Date                                                  2   102
182                       NAP                              Due Date                                                  2   102
183                       NAP                              Due Date                                                  3   102
184                       NAP                              Due Date                                                  7   102
186                       NAP                              Due Date                                                  6    48
187                       NAP                              Due Date                                                  4   119
196                       NAP                              Due Date                                                  3   102
199                       NAP                              Due Date                                                  7   102
206                       NAP                              Due Date                                                  2   102
207                       NAP                              Due Date                                                  2    84
208                       NAP                              Due Date                                                  6   102
211                       NAP                              Due Date                                                  2   102
212                       NAP                              Due Date                                                  3   144
217                       NAP                              Due Date                                                  2   102
218                       NAP                              Due Date                                                  3   102
221                       NAP                              Due Date                                                  9   102
222                       NAP                              Due Date                                                  5   102
223                       NAP                              Due Date                                                  2    26
225                       NAP                              Due Date                                                  6   102
226                       NAP                              Due Date                                                  4   102
227                       NAP                              Due Date                                                  7   102
229                       NAP                              Due Date                                                  9    48
232                       NAP                              Due Date                                                  8    48
235                       NAP                              Due Date                                                  4    84
236                       NAP                              Due Date                                                  5   102
237                       NAP                              Due Date                                                  3    48
238                       NAP                              Due Date                                                  2   102
241                       NAP                              Due Date                                                  3   180
242                       NAP                              Due Date                                                  7    48
244                       NAP                              Due Date                                                  5   102
245                       NAP                              Due Date                                                  4   102
246                       NAP                              Due Date                                                  3   102
247                       NAP                              Due Date                                                  2   102

Total/Weighted Average:

Loan Pool No.             LO End Date   DEF   DEF+1   DEF/YM1   YM    YM1   YM2   6.0%   5.0%   4.8%   4.0%   3.6%   3.0%   2.4%
--------------------------------------------------------------------------------------------------------------------------------
19                        07/31/2008     68
21                        12/31/2008     68
39                        10/31/2008     68
47                        10/31/2011                             32
48                        10/31/2008    128
53                        04/30/2013
54                        02/28/2007     81
55                        11/30/2011                             32
66                        NAP                                   173
67                        04/30/2013
73                        12/31/2011                             32
74                        02/28/2013
77                        01/31/2013
82                        10/31/2008     68
83                        07/31/2008     68
87                        08/31/2008    128
95                        02/28/2007     91
102                       02/28/2013
107                       03/31/2013
108                       02/28/2007     86
118                       02/28/2007     86
120                       05/31/2013
121                       07/31/2013
127                       06/30/2013
133                       02/28/2007    149
135                       11/30/2016                                                                                  12
140                       05/31/2013
141                       12/31/2008     68
148                       06/30/2013
151                       03/31/2013
152                       07/31/2008     68
155                       12/31/2008    188
156                       03/31/2013
158                       08/31/2008    128
162                       04/30/2013
169                       02/28/2013
171                       06/30/2013
173                       05/31/2013
176                       07/31/2011                             32
177                       08/31/2011                             32
178                       06/30/2013
182                       06/30/2013
183                       05/31/2013
184                       01/31/2013
186                       08/31/2008     68
187                       09/30/2014                             57
196                       05/31/2013
199                       01/31/2013
206                       06/30/2013
207                       12/31/2011                             32
208                       02/28/2013
211                       06/30/2013
212                       11/30/2016                                                                                  12
217                       06/30/2013
218                       05/31/2013
221                       11/30/2012
222                       03/31/2013
223                       02/28/2007     90
225                       02/28/2013
226                       04/30/2013
227                       01/31/2013
229                       05/31/2008     68
232                       06/30/2008     68
235                       10/31/2011                             32
236                       03/31/2013
237                       11/30/2008     68
238                       06/30/2013
241                       11/30/2019                                                      12            12            12
242                       07/31/2008    128
244                       03/31/2013
245                       04/30/2013
246                       05/31/2013
247                       06/30/2013

Total/Weighted Average:

Loan Pool No.             2.0%   1.2%   1.0%   Open   YM Formulas   Primary Servicer Fee   Correspondent/Subservicer Fee
------------------------------------------------------------------------------------------------------------------------
19                                                4
21                                                4
39                                                4
47                                                4
48                                                4
53                         14                     4
54                                                4
55                                                4
66                                                7
67                         14                     4
73                                                4
74                         14                     4
77                         14                     4
82                                                4
83                                                4
87                                                4
95                                                4
102                        14                     4
107                        14                     4
108                                               4
118                                               4
120                        14                     4
121                        14                     4
127                        14                     4
133                                               4
135                        12             8       4
140                        14                     4
141                                               4
148                        14                     4
151                        14                     4
152                                               4
155                                               4
156                        14                     4
158                                               4
162                        14                     4
169                        14                     4
171                                      14       4
173                        14                     4
176                                               4
177                                               4
178                        14                     4
182                        14                     4
183                        14                     4
184                        14                     4
186                                               4
187                                               4
196                        14                     4
199                        14                     4
206                        14                     4
207                                               4
208                        14                     4
211                        14                     4
212                        12             8       4
217                        14                     4
218                        14                     4
221                        14                     4
222                        14                     4
223                                               4
225                        14                     4
226                        14                     4
227                        14                     4
229                                               4
232                                               4
235                                               4
236                        14                     4
237                                               4
238                        14                     4
241                        12             8       4
242                                               4
244                        14                     4
245                        14                     4
246                        14                     4
247                        14                     4

Total/Weighted Average:

Loan Pool No.             Master Servicer Fee   Trustee Annual Fee   Administrative Cost Rate
---------------------------------------------------------------------------------------------
19
21
39
47
48
53
54
55
66
67
73
74
77
82
83
87
95
102
107
108
118
120
121
127
133
135
140
141
148
151
152
155
156
158
162
169
171
173
176
177
178
182
183
184
186
187
196
199
206
207
208
211
212
217
218
221
222
223
225
226
227
229
232
235
236
237
238
241
242
244
245
246
247

Total/Weighted Average:

Loan Pool No.             Cooperative Value as a Rental Property   Unsold Percent    Sponsor Units   Investor Units   Coop Units
--------------------------------------------------------------------------------------------------------------------------------
19                                                   $37,270,000              0.0%             NAP              NAP          NAP
21                                                   $38,000,000              0.0%             NAP              NAP          NAP
39                                                   $22,050,000              0.0%             NAP              NAP          NAP
47                                                   $16,230,000             13.4%              11                5          NAP
48                                                   $20,080,000             40.7%              50              NAP          NAP
53                                                   $17,400,000             31.9%               5               84          NAP
54                                                           NAP              NAP              NAP              NAP          NAP
55                                                   $35,000,000             15.5%              18              NAP          NAP
66                                                   $10,000,000              0.0%             NAP              NAP          NAP
67                                                   $18,600,000             17.3%             NAP               37          NAP
73                                                   $52,000,000              0.0%             NAP              NAP          NAP
74                                                   $19,000,000              0.0%             NAP              NAP          NAP
77                                                   $10,500,000              1.4%               1              NAP            1
82                                                    $7,500,000              0.0%             NAP              NAP          NAP
83                                                    $8,900,000              0.0%             NAP              NAP          NAP
87                                                   $10,220,000             12.8%              19              NAP          NAP
95                                                           NAP              NAP              NAP              NAP          NAP
102                                                   $8,340,000             33.1%              41              NAP          NAP
107                                                  $18,300,000             10.8%               8              NAP          NAP
108                                                          NAP              NAP              NAP              NAP          NAP
118                                                          NAP              NAP              NAP              NAP          NAP
120                                                  $21,870,000              0.0%             NAP              NAP          NAP
121                                                  $10,300,000             20.6%              20              NAP          NAP
127                                                  $38,000,000              0.0%             NAP              NAP          NAP
133                                                          NAP              NAP              NAP              NAP          NAP
135                                                  $11,460,000              2.0%               2              NAP          NAP
140                                                   $8,700,000             36.1%              13              NAP          NAP
141                                                  $21,400,000             23.1%              15              NAP          NAP
148                                                   $6,700,000              8.5%             NAP                5          NAP
151                                                   $7,180,000              0.0%             NAP              NAP          NAP
152                                                  $11,420,000             31.7%              38              NAP          NAP
155                                                  $37,250,000              0.0%             NAP              NAP          NAP
156                                                   $4,100,000             86.0%              46              NAP            3
158                                                   $9,600,000              0.0%             NAP              NAP          NAP
162                                                  $20,000,000              0.0%             NAP              NAP          NAP
169                                                   $3,200,000             31.9%             NAP               13            2
171                                                  $30,960,000              3.1%               1              NAP          NAP
173                                                   $5,300,000             37.0%              27              NAP          NAP
176                                                   $4,700,000              0.0%             NAP              NAP          NAP
177                                                  $10,300,000              0.0%             NAP              NAP          NAP
178                                                  $11,600,000             49.3%              35              NAP          NAP
182                                                   $8,050,000             92.9%             117              NAP          NAP
183                                                   $3,600,000             88.3%              53              NAP          NAP
184                                                   $6,650,000             38.5%              22                3          NAP
186                                                   $6,600,000             27.5%              19              NAP          NAP
187                                                   $8,300,000              0.0%             NAP              NAP          NAP
196                                                   $7,100,000             11.9%               8              NAP          NAP
199                                                   $3,700,000             50.0%              26              NAP          NAP
206                                                   $4,570,000              0.0%             NAP              NAP          NAP
207                                                   $8,700,000              0.0%             NAP              NAP          NAP
208                                                   $7,500,000             12.7%              10              NAP          NAP
211                                                   $4,700,000             19.0%               8              NAP          NAP
212                                                   $3,300,000              0.0%             NAP              NAP          NAP
217                                                   $4,330,000             52.1%              37              NAP          NAP
218                                                   $3,330,000              8.6%             NAP                3          NAP
221                                                   $8,200,000              7.7%             NAP                2          NAP
222                                                   $5,800,000             29.2%               3                4          NAP
223                                                          NAP              NAP              NAP              NAP          NAP
225                                                   $4,100,000             13.8%             NAP                4          NAP
226                                                   $9,150,000              0.0%             NAP              NAP          NAP
227                                                   $6,500,000              0.0%             NAP              NAP          NAP
229                                                   $4,900,000             26.3%              15              NAP          NAP
232                                                  $10,600,000              0.0%             NAP              NAP          NAP
235                                                   $3,800,000             44.1%             NAP              NAP           15
236                                                   $7,600,000              0.0%             NAP              NAP          NAP
237                                                  $14,700,000              0.0%             NAP              NAP          NAP
238                                                   $3,080,000              2.5%             NAP              NAP            1
241                                                   $1,900,000              0.0%             NAP              NAP          NAP
242                                                   $2,580,000              0.0%             NAP              NAP          NAP
244                                                  $11,000,000              0.0%             NAP              NAP          NAP
245                                                  $18,200,000              0.0%             NAP              NAP          NAP
246                                                   $1,700,000              0.0%             NAP              NAP          NAP
247                                                   $2,100,000              0.0%             NAP              NAP          NAP

Total/Weighted Average:

Loan Pool No.             Sponsor Carry   Cutoff LTV as Rental    Coop Sponsor/Investor
-----------------------------------------------------------------------------------------------------------------------
19                                  NAP                   36.2%   NAP
21                                  NAP                   32.9%   NAP
39                                  NAP                   34.4%   NAP
47                             -$63,855                   36.9%   68 Burns New Holding
48                             $197,241                   29.8%   333 Realty NY LLC
53                            -$125,033                   31.5%   Caton Associates
54                                  NAP                    NAP    NAP
55                             -$43,708                   15.4%   RAM I, LLC
66                                  NAP                   46.9%   NAP
67                              $36,422                   25.2%   120 BA Associates LLC and Second Queens/Brooklyn, LLC
73                                  NAP                    8.7%   NAP
74                                  NAP                   23.7%   NAP
77                                -$143                   40.8%   Central Ave. Realty
82                                  NAP                   53.1%   NAP
83                                  NAP                   44.6%   NAP
87                              $26,812                   36.1%   Chester Ramapo, LLC
95                                  NAP                    NAP    NAP
102                            $106,251                   38.8%   169th Street Associates
107                             $31,875                   16.4%   139 W 82 Realty LLC
108                                 NAP                    NAP    NAP
118                                 NAP                    NAP    NAP
120                                 NAP                   11.9%   NAP
121                             $19,644                   25.2%   Halpern Stillman Management
127                                 NAP                    6.6%   NAP
133                                 NAP                    NAP    NAP
135                                 NAV                   20.9%   19 Court Realty & Caspi 2
140                              $9,927                   26.4%   46 West 95 Street Equities LLC
141                            -$74,302                   10.7%   South Park Association
148                                 NAP                   31.2%   100 Apt. Associates
151                                 NAP                   27.9%   NAP
152                             $46,478                   17.5%   1948 Holding Co.
155                                 NAP                    5.3%   NAP
156                            $134,187                   48.6%   ICC Hamilton LP
158                                 NAP                   20.7%   NAP
162                                 NAP                    9.5%   NAP
169                            -$41,837                   57.5%   Ann Chiarello and Fred Pustay
171                             -$2,588                    5.8%   Peter Sharp
173                             $93,340                   33.9%   3065 Sedgwick Ave LLC
176                                 NAP                   37.7%   NAP
177                                 NAP                   16.9%   NAP
178                            $316,200                   14.6%   160 East 27th Street Realty Co.
182                            $562,021                   19.9%   Tova Realty Associates
183                            $215,635                   44.4%   1199 Realty Associates
184                            $136,952                   24.0%   Traymore Assoc./Nu-Place Realty
186                             $90,677                   23.9%   Leonard Krim
187                                 NAP                   19.0%   NAP
196                             $14,569                   20.3%   Parkway 26 LLC
199                            $103,678                   37.6%   Spencer Nussbaum
206                                 NAP                   28.4%   NAP
207                                 NAP                   14.9%   NAP
208                             $12,901                   17.3%   D'Almeida/Fishman
211                             $30,739                   25.5%   Belle Associates, LL
212                                 NAP                   36.3%   NAP
217                            $133,815                   25.4%   JRD Management Corp
218                             $17,598                   32.9%   Figeac Realty Corp.
221                             -$8,994                   13.3%   Barry Levites
222                            -$40,536                   18.0%   323 W. 83rd Associates/NDP Properties
223                                 NAP                    NAP    NAP
225                                 NAV                   24.3%   Victoria Schippers
226                                 NAP                   10.9%   NAP
227                                 NAP                   15.3%   NAP
229                             $22,699                   20.2%   525 West 236th Street Associates
232                                 NAP                    9.1%   NAP
235                             -$6,120                   22.0%   NAP
236                                 NAP                   10.5%   NAP
237                                 NAP                    5.4%   NAP
238                                 NAP                   22.7%   NAP
241                                 NAP                   34.0%   NAP
242                                 NAP                   23.2%   NAP
244                                 NAP                    4.1%   NAP
245                                 NAP                    2.3%   NAP
246                                 NAP                   14.7%   NAP
247                                 NAP                    8.3%   NAP

Total/Weighted Average:

                                   SCHEDULE VI

                               WAMU LOAN SCHEDULE


MSCI 2005-IQ9
WAMU Accounting Tape
February 15, 2005

      Single Note/ Multiple Properties
      Cross Collateralized/Cross defaulted


------------------------------------------------------------------------------------------------------------------------------------
Loan Pool No.                    Mortgage Loan Seller  Loan Number                 Property Name
------------------------------------------------------------------------------------------------------------------------------------
16                               WaMu                  625026351                   Country Club at La Cholla
29                               WaMu                  625024231                   Centennial Medical Arts Pavilion I







49                               WaMu                  625025921                   Backlick Center South I
62                               WaMu                  625026281                   200-240 Carter Drive
63                               WaMu                  625024221                   Abacoa Professional Center II







69                               WaMu                  625022771                   Pacifica Plaza
71                               WaMu                  625023431                   891 Kuhn Drive
78                               WaMu                  625026061                   Minnetonka Corporate Center

92                               WaMu                  625024141                   CVS Pharmacy Building
100                              WaMu                  625025501                   Whipple Self-Storage (ShurgardStorage Center)
129                              WaMu                  625026481                   66 York Street
143                              WaMu                  625023921                   Airborne Express Distribution Center
150                              WaMu                  625022471                   Walgreens
154                              WaMu                  625026541                   Bally Apartments
165                              WaMu                  625026381                   Metroplex Office Complex
168                              WaMu                  625026591                   6 South Lake Avenue
174                              WaMu                  625026051                   Northwest Industrial Center

188                              WaMu                  625026211                   4900 Cherry Creek Drive South
213                              WaMu                  625025991                   Woodman & Chase Center
224                              WaMu                  625026321                   Cornerstone II Shopping Center

Total/Weighted Average:


------------------------------------------------------------------------------------------------------------------------------------
Loan Pool No.  Portfolio Name (if applicable)  Street Address                               County          City
------------------------------------------------------------------------------------------------------------------------------------
16             NAP                             8700 N. La Cholla Boulevard                  Pima            Tucson
29             NAP                             4401 Coit Road                               Collin          Frisco







49             NAP                             8194-8196 Terminal Road                      Fairfax         Lorton
62             NAP                             200-240 Carter Drive                         Middlesex       Edison
63             NAP                             600 Heritage Drive                           Palm Beach      Jupiter







69             NAP                             13005-13079 Artesia Boulevard                Los Angeles     Cerritos
71             NAP                             891 Kuhn Drive                               San Diego       Chula Vista
78             NAP                             5900 Clearwater Drive                        Hennepin        Minnetonka

92             NAP                             2287 Morris Avenue                           Union           Union
100            NAP                             2466 Whipple Road                            Alameda         Hayward
129            NAP                             66 York Street                               Hudson          Jersey City
143            NAP                             3945 East Lake Boulevard                     Jefferson       Birmingham
150            NAP                             S.E. Corner Getz Ave. & Arthur Kill Road     Richmond        Staten Island
154            NAP                             45 Webster Street                            Hartford        Hartford
165            NAP                             3310, 3320 and 3404 West Cheryl Drive        Maricopa        Phoenix
168            NAP                             6 South Lake Avenue                          Albany          Albany
174            NAP                             7008 Northland Drive North                   Hennepin        Brooklyn Park

188            NAP                             4900 Cherry Creek Drive South                Denver          Denver
213            NAP                             8646-8658 Woodman Avenue                     Los Angeles     Arleta (Los Angeles)
224            NAP                             920 South Mason Road                         Harris          Katy

Total/Weighted Average:


------------------------------------------------------------------------------------------------------------------------------------
Loan Pool No.    State   North or South CA (NCA/SCA)   Zip Code      MSA                                Property Type
------------------------------------------------------------------------------------------------------------------------------------
16               AZ      NAP                           85742         Tucson                             Assisted Living Facility
29               TX      NAP                           75035         Dallas                             Office







49               VA      NAP                           22079         Washington                         Industrial
62               NJ      NAP                           08817         New York-Northern NJ-Long Island   Industrial
63               FL      NAP                           33458         Palm Beach County-Boca Raton       Office







69               CA      SCA                           90703         Los Angeles-Long Beach             Office
71               CA      SCA                           91914         San Diego                          Office
78               MN      NAP                           55343         Minneapolis-St. Paul               Industrial

92               NJ      NAP                           07083         Newark                             Retail
100              CA      NCA                           94544         Oakland                            Self-Storage
129              NJ      NAP                           07302         Jersey City                        Office
143              AL      NAP                           35217         Birmingham                         Industrial
150              NY      NAP                           10312         New York                           Retail
154              CT      NAP                           06114         Hartford                           Multifamily
165              AZ      NAP                           85051         Phoenix-Mesa                       Office
168              NY      NAP                           12203         Albany-Schenectady-Troy            Multifamily
174              MN      NAP                           55428         Minneapolis-St. Paul               Industrial

188              CO      NAP                           80246         Denver                             Office
213              CA      SCA                           91331         Los Angeles                        Retail
224              TX      NAP                           77450         Houston                            Retail

Total/Weighted Average:


------------------------------------------------------------------------------------------------------------------------------------
Loan Pool No.   Property Sub-Type             Number of Properties     Original Balance      Cut-Off Date Balance (as of 02/01/2005)
------------------------------------------------------------------------------------------------------------------------------------
16              Assisted Living Facility      1                        $14,800,000           $14,742,372
29              Medical                       1                        $10,200,000           $10,130,566







49              Flex                          1                        $6,000,000            $5,975,835
62              Warehouse                     1                        $5,000,000            $4,974,850
63              Medical                       1                        $4,980,000            $4,946,100







69              Suburban                      1                        $4,625,000            $4,596,932
71              Urban                         1                        $4,575,000            $4,550,693
78              Flex                          1                        $4,300,000            $4,275,954

92              Free Standing                 1                        $3,600,000            $3,570,017
100             Self-Storage                  1                        $3,300,000            $3,282,010
129             Urban                         1                        $2,500,000            $2,490,600
143             Warehouse                     1                        $2,200,000            $2,188,221
150             Free Standing                 1                        $2,100,000            $2,070,485
154             High Rise                     1                        $2,000,000            $1,993,824
165             Suburban                      1                        $1,875,000            $1,869,501
168             High Rise                     1                        $1,850,000            $1,841,421
174             Flex                          1                        $1,800,000            $1,789,934

188             Medical                       1                        $1,575,000            $1,567,905
213             Unanchored                    1                        $1,200,000            $1,194,381
224             Unanchored                    1                        $1,030,000            $1,021,104

Total/Weighted Average:                                                $79,510,000           $79,072,704


------------------------------------------------------------------------------------------------------------------------------------
Loan Pool No.  Sort          % by Cut-off Date Balance    Cut-Off Date          Units/SF            Year Built       Year Renovated
------------------------------------------------------------------------------------------------------------------------------------
16             14,742,372    1.0%                         02/01/2005            223                 1990/1992        NAP
29             10,130,566    0.7%                         02/01/2005            69,120              2004             NAP







49             5,975,835     0.4%                         02/01/2005            96,512              1984             NAP
62             4,974,850     0.3%                         02/01/2005            105,870             1985             NAP
63             4,946,100     0.3%                         02/01/2005            29,738              2003             NAP







69             4,596,932     0.3%                         02/01/2005            47,861              1980             1999
71             4,550,693     0.3%                         02/01/2005            38,236              2002             NAP
78             4,275,954     0.3%                         02/01/2005            94,561              1982             2003-2004

92             3,570,017     0.2%                         02/01/2005            12,000              1997             NAP
100            3,282,010     0.2%                         02/01/2005            47,613              1983             NAP
129            2,490,600     0.2%                         02/01/2005            27,029              1895             1987/2002-2003
143            2,188,221     0.1%                         02/01/2005            52,102              2000             NAP
150            2,070,485     0.1%                         02/01/2005            14,560              2004             NAP
154            1,993,824     0.1%                         02/01/2005            60                  1964             NAP
165            1,869,501     0.1%                         02/01/2005            63,687              1984             NAP
168            1,841,421     0.1%                         02/01/2005            66                  1940             2000
174            1,789,934     0.1%                         02/01/2005            75,600              1972             NAP

188            1,567,905     0.1%                         02/01/2005            9,724               1972             2004
213            1,194,381     0.1%                         02/01/2005            8,452               1982             NAP
224            1,021,104     0.1%                         02/01/2005            16,317              1983             1995-1999

Total/Weighted Average:      5.2%


------------------------------------------------------------------------------------------------------------------------------------
Loan Pool No.  Single-Tenant (Y/N) Owner-Occupied >20% (Y/N - %)  Percent Leased  Percent Leased as of Date  Percent Leased Source
------------------------------------------------------------------------------------------------------------------------------------
16             N                   N                              86.5%           08/26/2004                 Rent Roll
29             N                   N                              100.0%          01/01/2005                 Rent Roll







49             N                   N                              100.0%          06/01/2004                 Rent Roll
62             N                   Y-47.0%                        100.0%          09/01/2004                 Rent Roll
63             N                   N                              100.0%          01/01/2005                 Rent Roll







69             N                   N                              87.5%           01/01/2005                 Rent Roll
71             N                   N                              96.7%           04/29/2004                 Rent Roll
78             N                   N                              96.0%           07/06/2004                 Rent Roll

92             Y                   N                              100.0%          04/13/2004                 Rent Roll
100            N                   N                              88.0%           06/01/2004                 Appraisal
129            N                   N                              100.0%          09/08/2004                 Rent Roll
143            Y                   N                              100.0%          05/12/2004                 Appraisal
150            Y                   N                              100.0%          11/01/2004                 Underwriting Memorandum
154            N                   N                              100.0%          08/24/2004                 Appraisal
165            N                   N                              97.9%           06/28/2004                 Rent Roll
168            N                   N                              97.0%           09/13/2004                 Rent Roll
174            N                   N                              76.2%           07/06/2004                 Rent Roll

188            N                   N                              100.0%          06/24/2004                 Rent Roll
213            N                   N                              100.0%          08/26/2004                 Rent Roll
224            N                   N                              100.0%          08/12/2004                 Rent Roll

Total/Weighted Average:


------------------------------------------------------------------------------------------------------------------------------------
Loan Pool No.                    Borrower Name
------------------------------------------------------------------------------------------------------------------------------------
16                               Tucson Properties I Limited Partnership
29                               Frisco Medical Investors, LLLP







49                               Springfield Nine, LLC
62                               Phoenix 240 Carter Associates, L.L.C.
63                               Workplace Professional Center II, Ltd.







69                               MGS Company II, LLC; UFP Group, Inc.; 13005 Artesia, LLC.
71                               891 Kuhn Drive, LLC
78                               Minnetonka Partners, LP

92                               George Realty Holdings, LLC
100                              A-1 Armor Self-Storage LLC
129                              66 York, L.L.C.
143                              Newbirm Properties, L.L.C.
150                              Getz Plaza Corp.
154                              45 Webster Street LLC
165                              Danmart Properties, LLLP
168                              172ND LLC
174                              Brooklyn Park Industrial Partners, LP

188                              JLH, LLC and JYH, LLC
213                              Jalstar I, LLC
224                              Deer Park Investments LLC

Total/Weighted Average:


------------------------------------------------------------------------------------------------------------------------------------
Loan Pool No.                    Sponsor
------------------------------------------------------------------------------------------------------------------------------------
16                               Dermot Property Associates
29                               Medical Office Portfolio Limited Partnership







49                               John D. Long; Robert L. Travers
62                               Eric Berger; Christopher Lotito; Michael Patterson
63                               Medical Office Portfolio Limited Partnership







69                               Moshe Shram, Eli Yoel, Benjamin Shlomi
71                               Solomon Levy, Benjamin Shlomi
78                               Richard Hill; John E. Simmons; Richard E. Anderson; D. Kent Lance, Jr.; Fred G. Eppright

92                               Nina Milanos
100                              Lachman S. Mangat, Upkar K. Mangat
129                              Steven Bernhaut
143                              John G. Blackwell, John C. Moss, Jr., Lowell Ray Baron, M. Slade Blackwell
150                              Thomas Sagona
154                              Ira Nagel
165                              Daniel Unger
168                              Mark Greenberg
174                              Richard Hill; John E. Simmons; Richard E. Anderson; D. Kent Lance, Jr.; Fred G. Eppright

188                              James L. Harrison
213                              Leon Vahn, Todd Nathanson
224                              Eshagh Malekan

Total/Weighted Average:


------------------------------------------------------------------------------------------------------------------------------------
Loan Pool No.  Lien Status   Ownership Interest   Ground Lease Extinguished Upon Foreclosure (Y/N)    Ground Lease Expiration Date
------------------------------------------------------------------------------------------------------------------------------------
16             First         Fee                  N                                                   NAP
29             First         Leasehold            Y                                                   04/23/2033







49             First         Fee                  N                                                   NAP
62             First         Fee                  N                                                   NAP
63             First         Fee                  N                                                   NAP







69             First         Fee                  N                                                   NAP
71             First         Fee                  N                                                   NAP
78             First         Fee                  N                                                   NAP

92             First         Fee                  N                                                   NAP
100            First         Fee                  N                                                   NAP
129            First         Fee                  N                                                   NAP
143            First         Fee                  N                                                   NAP
150            First         Fee                  N                                                   NAP
154            First         Fee                  N                                                   NAP
165            First         Fee                  N                                                   NAP
168            First         Fee                  N                                                   NAP
174            First         Fee                  N                                                   NAP

188            First         Fee                  N                                                   NAP
213            First         Fee                  N                                                   NAP
224            First         Fee                  N                                                   NAP

Total/Weighted Average:


------------------------------------------------------------------------------------------------------------------------------------
Loan Pool No.  Extension Options (Y/N)  Extension Options Description   Ground Lease Outside Expiration Date (Including Extensions)
------------------------------------------------------------------------------------------------------------------------------------
16             N                        NAP                             NAP
29             Y                        2 15-year renewal options       04/23/2063







49             N                        NAP                             NAP
62             N                        NAP                             NAP
63             N                        NAP                             NAP







69             N                        NAP                             NAP
71             N                        NAP                             NAP
78             N                        NAP                             NAP

92             N                        NAP                             NAP
100            N                        NAP                             NAP
129            N                        NAP                             NAP
143            N                        NAP                             NAP
150            N                        NAP                             NAP
154            N                        NAP                             NAP
165            N                        NAP                             NAP
168            N                        NAP                             NAP
174            N                        NAP                             NAP

188            N                        NAP                             NAP
213            N                        NAP                             NAP
224            N                        NAP                             NAP

Total/Weighted Average:


------------------------------------------------------------------------------------------------------------------------------------
Loan Pool No.  Note Date     Modified Loan (Y/N)   Modification Description  First P&I Payment Date   First Payment Date (IO)
------------------------------------------------------------------------------------------------------------------------------------
16             09/21/2004    N                     NAP                       11/01/2004               NAP
29             06/30/2004    N                     NAP                       08/01/2004               NAP







49             09/15/2004    N                     NAP                       11/01/2004               NAP
62             08/19/2004    N                     NAP                       10/01/2004               NAP
63             06/30/2004    N                     NAP                       08/01/2004               NAP







69             06/28/2004    N                     NAP                       08/01/2004               NAP
71             07/30/2004    N                     NAP                       09/01/2004               NAP
78             07/30/2004    N                     NAP                       09/01/2004               NAP

92             07/21/2004    N                     NAP                       09/01/2004               NAP
100            07/02/2004    N                     NAP                       09/01/2004               NAP
129            09/30/2004    N                     NAP                       11/01/2004               NAP
143            07/13/2004    N                     NAP                       09/01/2004               NAP
150            09/30/2004    N                     NAP                       11/01/2004               NAP
154            10/14/2004    N                     NAP                       12/01/2004               NAP
165            10/15/2004    N                     NAP                       12/01/2004               NAP
168            10/08/2004    N                     NAP                       12/01/2004               NAP
174            07/30/2004    N                     NAP                       09/01/2004               NAP

188            08/04/2004    N                     NAP                       10/01/2004               NAP
213            08/27/2004    N                     NAP                       10/01/2004               NAP
224            09/29/2004    N                     NAP                       11/01/2004               NAP

Total/Weighted Average:


------------------------------------------------------------------------------------------------------------------------------------
Loan Pool No.  First Interest Only Period (mos)    Maturity Date or ARD   ARD Loan (Y/N)   Maturity Date of ARD Loan   ARD Rate Step
------------------------------------------------------------------------------------------------------------------------------------
16             NAP                                 10/01/2011             N                NAP                         NAP
29             NAP                                 07/01/2014             N                NAP                         NAP







49             NAP                                 11/01/2014             N                NAP                         NAP
62             NAP                                 09/01/2014             N                NAP                         NAP
63             NAP                                 07/01/2014             N                NAP                         NAP







69             NAP                                 07/01/2014             N                NAP                         NAP
71             NAP                                 08/01/2014             N                NAP                         NAP
78             NAP                                 08/01/2014             N                NAP                         NAP

92             NAP                                 08/01/2014             N                NAP                         NAP
100            NAP                                 08/01/2014             N                NAP                         NAP
129            NAP                                 10/01/2014             N                NAP                         NAP
143            NAP                                 08/01/2014             N                NAP                         NAP
150            NAP                                 10/01/2019             N                NAP                         NAP
154            NAP                                 11/01/2014             N                NAP                         NAP
165            NAP                                 11/01/2014             N                NAP                         NAP
168            NAP                                 11/01/2011             N                NAP                         NAP
174            NAP                                 08/01/2014             N                NAP                         NAP

188            NAP                                 09/01/2014             N                NAP                         NAP
213            NAP                                 09/01/2014             N                NAP                         NAP
224            NAP                                 11/01/2014             N                NAP                         NAP

Total/Weighted Average:



------------------------------------------------------------------------------------------------------------------------------------
Loan Pool No.  Lockbox Status   Lockbox Type   Terms/Description of Springing Lockbox    Orig. Term to Maturity or ARD    Rem. Term
------------------------------------------------------------------------------------------------------------------------------------
16             None             NAP            NAP                                       84                               80
29             None             NAP            NAP                                       120                              113







49             None             NAP            NAP                                       121                              117
62             None             NAP            NAP                                       120                              115
63             None             NAP            NAP                                       120                              113







69             None             NAP            NAP                                       120                              113
71             None             NAP            NAP                                       120                              114
78             None             NAP            NAP                                       120                              114

92             None             NAP            NAP                                       120                              114
100            None             NAP            NAP                                       120                              114
129            None             NAP            NAP                                       120                              116
143            Springing        Soft           Airborne Express Vacates Space            120                              114
150            None             NAP            NAP                                       180                              176
154            None             NAP            NAP                                       120                              117
165            None             NAP            NAP                                       120                              117
168            None             NAP            NAP                                       84                               81
174            None             NAP            NAP                                       120                              114

188            None             NAP            NAP                                       120                              115
213            None             NAP            NAP                                       120                              115
224            None             NAP            NAP                                       121                              117

Total/Weighted Average:                                                                  114                              109


------------------------------------------------------------------------------------------------------------------------------------
Loan Pool No.            Orig. Amort.   Rem. Amort  Rate       Loan Constant   Monthly Debt Service (P&I)  Monthly Debt Service (IO)
------------------------------------------------------------------------------------------------------------------------------------
16                       360            356         5.560%     6.859%          $84,591                     NAP
29                       360            353         5.620%     6.904%          $58,685                     NAP







49                       360            356         5.413%     6.748%          $33,741                     NAP
62                       360            355         5.530%     6.836%          $28,484                     NAP
63                       360            353         5.620%     6.904%          $28,652                     NAP







69                       360            353         6.110%     7.280%          $28,057                     NAP
71                       360            354         6.050%     7.233%          $27,577                     NAP
78                       360            354         5.830%     7.064%          $25,313                     NAP

92                       300            294         5.840%     7.615%          $22,844                     NAP
100                      360            354         5.940%     7.148%          $19,658                     NAP
129                      360            356         5.710%     6.972%          $14,526                     NAP
143                      360            354         6.017%     7.208%          $13,214                     NAP
150                      180            176         5.450%     9.773%          $17,103                     NAP
154                      360            357         5.360%     6.708%          $11,181                     NAP
165                      360            357         5.590%     6.881%          $10,752                     NAP
168                      300            297         5.180%     7.141%          $11,010                     NAP
174                      360            354         5.830%     7.064%          $10,596                     NAP

188                      360            355         6.020%     7.210%          $9,463                      NAP
213                      360            355         5.850%     7.079%          $7,079                      NAP
224                      240            236         5.630%     8.343%          $7,161                      NAP

Total/Weighted Average:  341            329         5.683%


------------------------------------------------------------------------------------------------------------------------------------
Loan Pool No.   NOI DSCR  NOI DSCR (after IO period)    Current DSCR    Implied DSCR @ 8.00% Constant       DSCR (after IO period)
------------------------------------------------------------------------------------------------------------------------------------
16              1.68      NAP                           1.61            1.39                                NAP
29              1.40      NAP                           1.28            1.11                                NAP







49              1.62      NAP                           1.38            1.17                                NAP
62              1.46      NAP                           1.34            1.15                                NAP
63              1.33      NAP                           1.15            1.00                                NAP







69              1.64      NAP                           1.41            1.29                                NAP
71              1.66      NAP                           1.44            1.31                                NAP
78              2.00      NAP                           1.73            1.54                                NAP

92              1.21      NAP                           1.21            1.16                                NAP
100             1.64      NAP                           1.60            1.44                                NAP
129             1.88      NAP                           1.50            1.31                                NAP
143             1.29      NAP                           1.17            1.06                                NAP
150             1.20      NAP                           1.20            1.49                                NAP
154             1.76      NAP                           1.63            1.37                                NAP
165             2.48      NAP                           1.93            1.66                                NAP
168             1.48      NAP                           1.33            1.19                                NAP
174             1.62      NAP                           1.22            1.09                                NAP

188             1.37      NAP                           1.24            1.12                                NAP
213             1.69      NAP                           1.57            1.39                                NAP
224             1.81      NAP                           1.61            1.70                                NAP

Total/Weighted Average:                                 1.43x


------------------------------------------------------------------------------------------------------------------------------------
Loan Pool No.  Annual Debt Service Cut-Off Date Balance per Unit or SF  Interest Accrual Method  Balloon Loan (Y/N)  Balloon Balance
------------------------------------------------------------------------------------------------------------------------------------
16             $1,015,089          $66,109                              Actual/360               Y                   $13,278,574
29             $704,217            $147                                 Actual/360               Y                   $8,570,640







49             $404,887            $62                                  Actual/360               Y                   $4,997,917
62             $341,804            $47                                  Actual/360               Y                   $4,188,346
63             $343,824            $166                                 Actual/360               Y                   $4,184,489







69             $336,686            $96                                  Actual/360               Y                   $3,942,965
71             $330,920            $119                                 Actual/360               Y                   $3,892,493
78             $303,751            $45                                  Actual/360               Y                   $3,635,009

92             $274,128            $298                                 Actual/360               Y                   $2,781,229
100            $235,897            $69                                  Actual/360               Y                   $2,798,717
129            $174,310            $92                                  Actual/360               Y                   $2,106,107
143            $158,570            $42                                  Actual/360               Y                   $1,870,008
150            $205,237            $142                                 Actual/360               N                   $41,375
154            $134,169            $33,230                              Actual/360               Y                   $1,666,543
165            $129,026            $29                                  Actual/360               Y                   $1,573,466
168            $132,118            $27,900                              Actual/360               Y                   $1,559,290
174            $127,152            $24                                  Actual/360               Y                   $1,521,631

188            $113,558            $161                                 Actual/360               Y                   $1,338,726
213            $84,951             $141                                 Actual/360               Y                   $1,014,916
224            $85,933             $63                                  Actual/360               Y                   $665,536

Total/Weighted Average:


------------------------------------------------------------------------------------------------------------------------------------
Loan Pool No.           Balloon LTV   Cut-Off Date LTV    Appraised Value   Source of Current Value    Valuation Date
------------------------------------------------------------------------------------------------------------------------------------
16                      57.7%         64.1%               $23,000,000       Appraisal                  04/03/2004
29                      69.1%         81.7%               $12,400,000       Appraisal                  06/01/2004







49                      61.2%         73.1%               $8,170,000        Appraisal                  07/10/2004
62                      69.8%         82.9%               $6,000,000        Appraisal                  07/15/2004
63                      68.6%         81.1%               $6,100,000        Appraisal                  06/30/2004







69                      60.7%         70.7%               $6,500,000        Appraisal                  02/06/2004
71                      60.6%         70.8%               $6,425,000        Appraisal                  05/12/2004
78                      55.3%         65.1%               $6,570,000        Appraisal                  06/24/2004

92                      50.1%         64.3%               $5,550,000        Appraisal                  05/05/2004
100                     54.9%         64.4%               $5,100,000        Appraisal                  06/01/2004
129                     54.0%         63.9%               $3,900,000        Appraisal                  07/30/2004
143                     55.0%         64.4%               $3,400,000        Appraisal                  05/06/2004
150                     1.3%          64.7%               $3,200,000        Appraisal                  01/19/2004
154                     66.7%         79.8%               $2,500,000        Appraisal                  08/24/2004
165                     41.4%         49.2%               $3,800,000        Appraisal                  08/04/2004
168                     62.4%         73.7%               $2,500,000        Appraisal                  09/07/2004
174                     52.1%         61.3%               $2,920,000        Appraisal                  06/24/2004

188                     63.7%         74.7%               $2,100,000        Appraisal                  07/08/2004
213                     59.7%         70.3%               $1,700,000        Appraisal                  07/02/2004
224                     39.1%         60.1%               $1,700,000        Appraisal                  07/19/2004

Total/Weighted Average: 58.7%         70.6%


------------------------------------------------------------------------------------------------------------------------------------
Loan Pool No. Rem. Tax Credits  Original Appraised Value  Original Appraisal Report Date  Capitalization Rate FIRREA Appraisal (Y/N)
------------------------------------------------------------------------------------------------------------------------------------
16            NAP               $23,000,000               05/07/2004                      NAP                 Y
29            NAP               $12,400,000               06/11/2004                      NAP                 Y







49            NAP               $8,170,000                07/22/2004                      NAP                 Y
62            NAP               $6,000,000                07/23/2004                      NAP                 Y
63            NAP               $6,100,000                06/29/2004                      NAP                 Y







69            NAP               $6,500,000                02/27/2004                      NAP                 Y
71            NAP               $6,425,000                05/20/2004                      NAP                 Y
78            NAP               $6,570,000                07/09/2004                      NAP                 Y

92            NAP               $5,550,000                05/17/2004                      NAP                 Y
100           NAP               $5,100,000                06/15/2004                      NAP                 Y
129           NAP               $3,900,000                08/19/2004                      NAP                 Y
143           NAP               $3,400,000                05/12/2004                      NAP                 N
150           NAP               $3,200,000                01/26/2004                      NAP                 Y
154           NAP               $2,500,000                09/07/2004                      NAP                 Y
165           NAP               $3,800,000                08/07/2004                      NAP                 Y
168           NAP               $2,500,000                09/15/2004                      NAP                 Y
174           NAP               $2,920,000                07/09/2004                      NAP                 Y

188           NAP               $2,100,000                07/14/2004                      NAP                 Y
213           NAP               $1,700,000                07/07/2004                      NAP                 Y
224           NAP               $1,700,000                07/21/2004                      NAP                 Y

Total/Weighted Average:


------------------------------------------------------------------------------------------------------------------------------------
Loan Pool No.  Phase I Date    Phase II Date  Engineering Report Date   UCF            Underwritten NOI  Date of Operating Statement
------------------------------------------------------------------------------------------------------------------------------------
16             07/30/2004      NAP            08/09/2004                $1,633,508     $1,700,408        07/31/2004
29             06/01/2004      NAP            05/10/2004                $899,598       $987,737          11/30/2004







49             06/28/2004      NAP            06/25/2004                $557,721       $656,928          06/30/2004
62             07/22/2004      NAP            07/23/2004                $458,427       $498,901          07/31/2004
63             05/13/2004      NAP            05/14/2004                $396,580       $457,080          11/30/2004







69             02/26/2004      NAP            02/23/2004                $473,551       $551,852          02/28/2004
71             04/26/2004      NAP            04/28/2004                $475,661       $547,697          12/31/2002
78             06/25/2004      NAP            06/28/2004                $526,625       $606,964          12/31/2003

92             05/26/2004      NAP            05/12/2004                $330,453       $332,853          Appraisal
100            05/21/2004      NAP            06/03/2004                $378,429       $387,349          05/31/2004
129            08/18/2004      NAP            08/11/2004                $260,896       $328,567          06/30/2004
143            05/14/2004      NAP            05/10/2004                $184,924       $204,876          05/20/2004
150            02/24/2004      NAP            New Construction          $246,960       $246,960          Appraisal
154            08/30/2004      NAP            08/26/2004                $218,503       $235,723          07/31/2004
165            08/09/2004      NAP            08/10/2004                $248,475       $320,387          06/30/2004
168            04/09/2004      NAP            09/14/2004                $175,402       $195,202          06/30/2004
174            06/25/2004      NAP            06/28/2004                $155,469       $206,412          06/30/2004

188            07/08/2004      NAP            07/06/2004                $141,104       $156,111          06/21/2004
213            06/21/2004      08/19/2002     07/01/2004                $132,969       $143,677          06/30/2004
224            07/29/2004      NAP            07/23/2004                $138,694       $155,484          06/30/2004

Total/Weighted Average:


------------------------------------------------------------------------------------------------------------------------------------
Loan Pool No.  Years of Financial Information   Largest Tenant                              Lease Expiration Date of Largest Tenant
------------------------------------------------------------------------------------------------------------------------------------
16             4                                NAP                                         NAP
29             1                                Tenet Frisco, Ltd.                          06/13/2014







49             2                                Indiana Floor Covering                      02/28/2010
62             3                                Johnson Controls (sublet to Open Road BMW)  11/30/2006
63             1                                JABS LLC                                    03/14/2014







69             3                                Etum Academy                                10/31/2005
71             2                                Coronado Financial (Prudential CA Realty)   11/30/2008
78             3                                Pakon, Inc.                                 10/31/2008

92             Appraisal                        CVS                                         01/31/2019
100            2                                NAP                                         NAP
129            2                                MDM Consulting Engineers                    09/14/2013
143            3                                Airborne Express                            07/13/2010
150            Appraisal                        Staten Island WG, LLC                       12/31/2028
154            3                                NAP                                         NAP
165            3                                Building Materials Holding Corp             01/31/2007
168            3                                NAP                                         NAP
174            4                                Staging Concepts, Inc.                      09/30/2009

188            3                                Randy Smith                                 06/01/2007
213            2                                PWS CoinOp                                  11/30/2012
224            3                                Bizzare Bazaar                              07/16/2005

Total/Weighted Average:


------------------------------------------------------------------------------------------------------------------------------------
Loan Pool No.        NSF of Largest Tenant (SF)        % NSF of the Largest Tenant (%)         2nd Largest Tenant
------------------------------------------------------------------------------------------------------------------------------------
16                   NAP                               NAP                                     NAP
29                   17,517                            25.3%                                   Health Central, PA







49                   26,074                            27.0%                                   National Tire & Battery
62                   56,120                            53.0%                                   Lotito Foods
63                   7,529                             25.3%                                   Litt and Kaufman, MD, PA







69                   2,712                             5.7%                                    Universal Trade Systems
71                   8,973                             23.5%                                   1 Step Mortgage & Realty, Inc.
78                   16,555                            17.5%                                   Children's Health Care Services

92                   12,000                            100.0%                                  NAP
100                  NAP                               NAP                                     NAP
129                  7,306                             27.0%                                   EC-Eye Communications & Tech.
143                  52,102                            100.0%                                  NAP
150                  14,560                            100.0%                                  NAP
154                  NAP                               NAP                                     NAP
165                  8,757                             13.8%                                   Traffic Designs, LLC
168                  NAP                               NAP                                     NAP
174                  45,576                            60.3%                                   Intermediate District #287

188                  546                               5.6%                                    Simons
213                  1,990                             23.5%                                   Power Insurance
224                  5,775                             35.4%                                   Custom Awards and Engraving

Total/Weighted Average:


------------------------------------------------------------------------------------------------------------------------------------
Loan Pool No.   Lease Expiration Date of 2nd Largest Tenant   NSF of 2nd Largest Tenant (SF)    % NSF of 2nd Largest Tenant (%)
------------------------------------------------------------------------------------------------------------------------------------
16              NAP                                           NAP                               NAP
29              06/01/2014                                     9,551                            13.8%







49              12/31/2008                                    15,755                            16.3%
62              04/30/2014                                    49,750                            47.0%
63              03/04/2014                                     6,392                            21.5%







69              09/30/2005                                     2,077                             4.3%
71              05/31/2008                                     4,946                            12.9%
78              01/31/2013                                    16,346                            17.3%

92              NAP                                           NAP                               NAP
100             NAP                                           NAP                               NAP
129             03/31/2010                                     3,392                            12.5%
143             NAP                                           NAP                               NAP
150             NAP                                           NAP                               NAP
154             NAP                                           NAP                               NAP
165             07/31/2006                                     3,981                             6.3%
168             NAP                                           NAP                               NAP
174             06/30/2007                                    12,024                            15.9%

188             12/02/2007                                       486                             5.0%
213             03/10/2009                                     1,852                            21.9%
224             11/30/2008                                     2,400                            14.7%

Total/Weighted Average:


------------------------------------------------------------------------------------------------------------------------------------
Loan Pool No.   3rd Largest Tenant                                                   Lease Expiration of 3rd Largest Tenant
------------------------------------------------------------------------------------------------------------------------------------
16              NAP                                                                  NAP
29              Frisco Orthopedics & Sports Medicine, PA                             08/31/2014







49              Best Tile                                                            01/31/2008
62              NAP                                                                  NAP
63              Gene F. Manko, MD, PA                                                02/22/2014







69              Crest Micro Systems                                                  04/30/2005
71              Physical Therapy and Hand Center (Eastlake Physical Therapy)         02/28/2007
78              Tomsten, Inc. dba Archiver's                                         06/30/2009

92              NAP                                                                  NAP
100             NAP                                                                  NAP
129             Fusion Design, Inc.                                                  02/28/2005
143             NAP                                                                  NAP
150             NAP                                                                  NAP
154             NAP                                                                  NAP
165             Richard J Glonek, OD, PC                                             07/31/2006
168             NAP                                                                  NAP
174             NAP                                                                  NAP

188             Skulstad                                                             04/15/2006
213             Dentist                                                              06/30/2008
224             South Katy Medical Center                                            03/31/2005

Total/Weighted Average:



------------------------------------------------------------------------------------------------------------------------------------
Loan Pool No.   NSF of 3rd Largest Tenant (SF)     % NSF of 3rd Largest Tenant (%)    Related Borrowers (Y/N)  Related Borrower List
------------------------------------------------------------------------------------------------------------------------------------
16              NAP                                NAP                                N                        NAP
29              4,974                              7.2%                               Y                        625024221, 625024231







49              11,728                             12.2%                              N                        NAP
62              NAP                                NAP                                N                        NAP
63              5,986                              20.1%                              Y                        625024221, 625024231







69              1,857                              3.9%                               Y                        625022771, 625023431
71              2,909                              7.6%                               Y                        625022771, 625023431
78              15,842                             16.8%                              Y                        625026051, 625026061

92              NAP                                NAP                                N                        NAP
100             NAP                                NAP                                N                        NAP
129             2,952                              10.9%                              N                        NAP
143             NAP                                NAP                                N                        NAP
150             NAP                                NAP                                N                        NAP
154             NAP                                NAP                                N                        NAP
165             3,331                              5.2%                               N                        NAP
168             NAP                                NAP                                N                        NAP
174             NAP                                NAP                                Y                        625026051, 625026061

188             486                                5.0%                               N                        NAP
213             1,550                              18.3%                              N                        NAP
224             2,294                              14.1%                              N                        NAP

Total/Weighted Average:


------------------------------------------------------------------------------------------------------------------------------------
Loan Pool No.   Cross Collateralized / Cross Defaulted (Y/N)                         Single Note / Multiple Property Loan (Y/N)
------------------------------------------------------------------------------------------------------------------------------------
16              N                                                                    N
29              N                                                                    N







49              N                                                                    N
62              N                                                                    N
63              N                                                                    N







69              N                                                                    N
71              N                                                                    N
78              N                                                                    N

92              N                                                                    N
100             N                                                                    N
129             N                                                                    N
143             N                                                                    N
150             N                                                                    N
154             N                                                                    N
165             N                                                                    N
168             N                                                                    N
174             N                                                                    N

188             N                                                                    N
213             N                                                                    N
224             N                                                                    N

Total/Weighted Average:


------------------------------------------------------------------------------------------------------------------------------------
Loan Pool No.   Crossed Loan/Multi-property Pool (Y/N)    Additional Collateral (Y/N)  Description of Additional Collateral
------------------------------------------------------------------------------------------------------------------------------------
16              N                                         N                            NAP
29              N                                         N                            NAP







49              N                                         N                            NAP
62              N                                         N                            NAP
63              N                                         N                            NAP







69              N                                         N                            NAP
71              N                                         N                            NAP
78              N                                         N                            NAP

92              N                                         N                            NAP
100             N                                         N                            NAP
129             N                                         N                            NAP
143             N                                         N                            NAP
150             N                                         N                            NAP
154             N                                         N                            NAP
165             N                                         N                            NAP
168             N                                         N                            NAP
174             N                                         N                            NAP

188             N                                         N                            NAP
213             N                                         N                            NAP
224             N                                         N                            NAP

Total/Weighted Average:


------------------------------------------------------------------------------------------------------------------------------------
Loan Pool No.   Tax Escrow in Place (Y/N)   Tax Service Contract in Place (Y/N)     Initial Tax Escrow Amount ($)
------------------------------------------------------------------------------------------------------------------------------------
16              Y                           N                                       $12,870
29              N                           N                                       $0







49              Y                           N                                       $0
62              Y                           N                                       $0
63              Y                           N                                       $30,671







69              Y                           N                                       $22,400
71              Y                           N                                       $45,544
78              Y                           N                                       $0

92              N                           N                                       $0
100             Y                           N                                       $13,474
129             Y                           N                                       $5,296
143             N                           N                                       $0
150             N                           N                                       $0
154             Y                           N                                       $10,206
165             Y                           N                                       $18,490
168             Y                           N                                       $28,145
174             Y                           N                                       $0

188             Y                           N                                       $5,274
213             Y                           N                                       $8,210
224             Y                           N                                       $25,505

Total/Weighted Average:


------------------------------------------------------------------------------------------------------------------------------------
Loan Pool No.                Current Tax Escrow Balance as of 02/01/2005 ($)                      Ongoing Tax Escrow - Monthly ($)
------------------------------------------------------------------------------------------------------------------------------------
16                           $38,609                                                              $12,870
29                           $0                                                                   $0







49                           ($15,115)                                                            $5,891
62                           $11,490                                                              $10,521
63                           $8,460                                                               $3,408







69                           $10,640                                                              $4,478
71                           $36,698                                                              $7,591
78                           $77,458                                                              $15,492

92                           $0                                                                   $0
100                          $10,819                                                              $2,695
129                          $21,185                                                              $5,296
143                          $0                                                                   $0
150                          $0                                                                   $0
154                          $17,010                                                              $3,402
165                          $36,980                                                              $9,245
168                          $39,532                                                              $5,693
174                          $43,137                                                              $8,627

188                          $9,493                                                               $1,055
213                          $6,002                                                               $1,173
224                          $1,739                                                               $2,319

Total/Weighted Average:


------------------------------------------------------------------------------------------------------------------------------------
Loan Pool No.                    Tax Reserve Cap ($ and Description)            Springing Reserve Requirement for Tax (Y/N)
------------------------------------------------------------------------------------------------------------------------------------
16                               NAP                                            N
29                               NAP                                            N







49                               NAP                                            N
62                               NAP                                            N
63                               NAP                                            N







69                               NAP                                            N
71                               NAP                                            N
78                               NAP                                            N

92                               NAP                                            N
100                              NAP                                            N
129                              NAP                                            N
143                              NAP                                            Y
150                              NAP                                            Y
154                              NAP                                            N
165                              NAP                                            N
168                              NAP                                            N
174                              NAP                                            N

188                              NAP                                            N
213                              NAP                                            N
224                              NAP                                            N

Total/Weighted Average:


------------------------------------------------------------------------------------------------------------------------------------
Loan Pool No.   Terms or Conditions for Springing Tax Reserve Requirement            Interest on Tax Escrow Paid to:
------------------------------------------------------------------------------------------------------------------------------------
16              NAP                                                                  Lender
29              NAP                                                                  Lender







49              NAP                                                                  Lender
62              NAP                                                                  Lender
63              NAP                                                                  Lender







69              NAP                                                                  Lender
71              NAP                                                                  Lender
78              NAP                                                                  Lender

92              NAP                                                                  NAP
100             NAP                                                                  Lender
129             NAP                                                                  Lender
143             Upon default, transfer, late payment, untimely notice                NAP
150             Tenant Fails to Pay Taxes                                            NAP
154             NAP                                                                  Lender
165             NAP                                                                  Lender
168             NAP                                                                  Lender
174             NAP                                                                  Lender

188             NAP                                                                  Lender
213             NAP                                                                  Lender
224             NAP                                                                  Lender

Total/Weighted Average:


------------------------------------------------------------------------------------------------------------------------------------
Loan Pool No.             Insurance Escrow in Place (Y/N)                       Initial Insurance Escrow Amount ($)
------------------------------------------------------------------------------------------------------------------------------------
16                        N                                                     $0
29                        Y                                                     $7,336







49                        Y                                                     $0
62                        Y                                                     $4,631
63                        Y                                                     $18,992







69                        Y                                                     $10,490
71                        Y                                                     $0
78                        Y                                                     $9,047

92                        N                                                     $0
100                       Y                                                     $1,668
129                       N                                                     $0
143                       N                                                     $0
150                       N                                                     $0
154                       Y                                                     $2,239
165                       Y                                                     $7,399
168                       Y                                                     $5,467
174                       Y                                                     $8,961

188                       Y                                                     $647
213                       Y                                                     $1,468
224                       Y                                                     $2,309

Total/Weighted Average:


------------------------------------------------------------------------------------------------------------------------------------
Loan Pool No.         Current Insurance Escrow Balance as of 02/01/2005($)                 Ongoing Insurance Escrow - Monthly ($)
------------------------------------------------------------------------------------------------------------------------------------
16                    $0                                                                   $0
29                    $16,401                                                              $1,834







49                    $4,105                                                               $1,214
62                    $8,723                                                               $1,090
63                    $32,078                                                              $2,248







69                    $16,785                                                              $1,049
71                    $2,776                                                               $555
78                    $15,509                                                              $1,292

92                    $0                                                                   $0
100                   $5,837                                                               $834
129                   $0                                                                   $0
143                   $0                                                                   $0
150                   $0                                                                   $0
154                   -$3,967                                                              $1,119
165                   $9,346                                                               $1,233
168                   $5,467                                                               $1,093
174                   $15,362                                                              $1,280

188                   $2,172                                                               $324
213                   $2,937                                                               $367
224                   $3,232                                                               $462

Total/Weighted Average:


------------------------------------------------------------------------------------------------------------------------------------
Loan Pool No.                    Insurance Reserve Cap ($ and Description)     Springing Reserve Requirement for Insurance (Y/N)
------------------------------------------------------------------------------------------------------------------------------------
16                               NAP                                           Y
29                               NAP                                           N







49                               NAP                                           N
62                               NAP                                           N
63                               NAP                                           N







69                               NAP                                           N
71                               NAP                                           N
78                               NAP                                           N

92                               NAP                                           N
100                              NAP                                           N
129                              NAP                                           N
143                              NAP                                           Y
150                              NAP                                           Y
154                              NAP                                           N
165                              NAP                                           N
168                              NAP                                           N
174                              NAP                                           N

188                              NAP                                           N
213                              NAP                                           N
224                              NAP                                           N

Total/Weighted Average:


------------------------------------------------------------------------------------------------------------------------------------
Loan Pool No.      Terms or Conditions for Springing Insurance Reserve Requirement      Interest on Insurance Escrow Paid to:
------------------------------------------------------------------------------------------------------------------------------------
16                 Upon default, transfer, late payment, untimely notice                Lender
29                 NAP                                                                  Lender







49                 NAP                                                                  Lender
62                 NAP                                                                  Lender
63                 NAP                                                                  Lender







69                 NAP                                                                  Lender
71                 NAP                                                                  Lender
78                 NAP                                                                  Lender

92                 NAP                                                                  NAP
100                NAP                                                                  Lender
129                NAP                                                                  Lender
143                Upon default, transfer, late payment, untimely notice                NAP
150                Walgreen Lease is not in place                                       NAP
154                NAP                                                                  Lender
165                NAP                                                                  Lender
168                NAP                                                                  Lender
174                NAP                                                                  Lender

188                NAP                                                                  Lender
213                NAP                                                                  Lender
224                NAP                                                                  Lender

Total/Weighted Average:


------------------------------------------------------------------------------------------------------------------------------------
Loan Pool No.                    Deferred Maintenance Escrow in Place (Y/N)        Deferred Maintenance Recommended per Report ($)
------------------------------------------------------------------------------------------------------------------------------------
16                               Y                                                 $3,150
29                               N                                                 $0







49                               N                                                 $0
62                               Y                                                 $120,290
63                               N                                                 $0







69                               N                                                 $0
71                               N                                                 $0
78                               N                                                 $0

92                               N                                                 $0
100                              N                                                 $3,000
129                              Y                                                 $0
143                              N                                                 $0
150                              N                                                 $0
154                              N                                                 $5,850
165                              Y                                                 $18,150
168                              Y                                                 $24,000
174                              N                                                 $1,500

188                              Y                                                 $1,000
213                              Y                                                 $3,325
224                              N                                                 $0

Total/Weighted Average:


------------------------------------------------------------------------------------------------------------------------------------
Loan Pool No.     Deferred Maintenance Escrow Amount ($)          % of Total Recommended Deferred Maintenance Amount Escrowed (%)
------------------------------------------------------------------------------------------------------------------------------------
16                $19,388                                         615.5%
29                $0                                              0.0%







49                $0                                              0.0%
62                $150,362                                        125.0%
63                $0                                              0.0%







69                $0                                              0.0%
71                $0                                              0.0%
78                $0                                              0.0%

92                $0                                              0.0%
100               $0                                              0.0%
129               $40,419                                         0.0%
143               $0                                              0.0%
150               $0                                              0.0%
154               $0                                              0.0%
165               $22,688                                         125.0%
168               $30,000                                         125.0%
174               $0                                              0.0%

188               $18,750                                         1875.0%
213               $4,156                                          125.0%
224               $0                                              0.0%

Total/Weighted Average


------------------------------------------------------------------------------------------------------------------------------------
Loan Pool No.      Deferred Maintenance Comments           Cap Ex Escrow in Place (Y/N)       Initial Cap Ex Escrow Amount ($)
------------------------------------------------------------------------------------------------------------------------------------
16                 NAP                                     Y                                  $0
29                 NAP                                     N                                  $0







49                 NAP                                     Y                                  $0
62                 NAP                                     Y                                  $0
63                 NAP                                     N                                  $0







69                 NAP                                     Y                                  $50,000
71                 NAP                                     N                                  $0
78                 NAP                                     Y                                  $0

92                 NAP                                     N                                  $0
100                NAP                                     Y                                  $0
129                NAP                                     Y                                  $0
143                NAP                                     Y                                  $0
150                NAP                                     N                                  $0
154                NAP                                     Y                                  $0
165                NAP                                     Y                                  $0
168                NAP                                     Y                                  $0
174                NAP                                     Y                                  $0

188                NAP                                     Y                                  $0
213                NAP                                     Y                                  $0
224                NAP                                     Y                                  $0

Total/Weighted Average:


------------------------------------------------------------------------------------------------------------------------------------
Loan Pool No.       Ongoing Cap Ex Escrow - Monthly ($)         Ongoing Cap Ex Escrow - Annual ($)
------------------------------------------------------------------------------------------------------------------------------------
16                  $5,575                                      $66,900
29                  $0                                          $0







49                  $1,206                                      $14,477
62                  $882                                        $10,584
63                  $0                                          $0







69                  $0                                          $0
71                  $0                                          UAV
78                  $1,418                                      $17,021

92                  $0                                          $0
100                 $743                                        $8,920
129                 $500                                        $5,994
143                 $435                                        $5,220
150                 $0                                          $0
154                 $1,500                                      $18,000
165                 $796                                        $9,553
168                 $1,650                                      $19,800
174                 $1,827                                      $21,924

188                 $179                                        $2,148
213                 $106                                        $1,271
224                 $204                                        $2,448

Total/Weighted Average:


------------------------------------------------------------------------------------------------------------------------------------
Loan Pool No.            Annual Cap Ex Reserve Requirement per SF/Unit ($)             Cap Ex Reserve Cap ($ and Description)
------------------------------------------------------------------------------------------------------------------------------------
16                       $300                                                          NAP
29                       NAP                                                           NAP







49                       $0                                                            NAP
62                       $0                                                            NAP
63                       NAP                                                           NAP







69                       NAP                                                           NAP
71                       UAV                                                           NAP
78                       $0                                                            NAP

92                       NAP                                                           NAP
100                      $0                                                            NAP
129                      $0                                                            NAP
143                      $0                                                            NAP
150                      NAP                                                           NAP
154                      $300                                                          NAP
165                      $0                                                            NAP
168                      $300                                                          NAP
174                      $0                                                            NAP

188                      $0                                                            NAP
213                      $0                                                            NAP
224                      $0                                                            NAP

Total/Weighted Average:


------------------------------------------------------------------------------------------------------------------------------------
Loan Pool No.      Springing Reserve Requirement for Cap Ex (Y/N)     Terms or Conditions for Springing Cap Ex Reserve Requirement
------------------------------------------------------------------------------------------------------------------------------------
16                 N                                                  NAP
29                 N                                                  NAP







49                 N                                                  NAP
62                 N                                                  NAP
63                 N                                                  NAP







69                 N                                                  NAP
71                 N                                                  NAP
78                 N                                                  NAP

92                 N                                                  NAP
100                N                                                  NAP
129                N                                                  NAP
143                N                                                  NAP
150                N                                                  NAP
154                N                                                  NAP
165                N                                                  NAP
168                N                                                  NAP
174                N                                                  NAP

188                N                                                  NAP
213                N                                                  NAP
224                N                                                  NAP

Total/Weighted Average:


------------------------------------------------------------------------------------------------------------------------------------
Loan Pool No.             Current Cap Ex Escrow Balance as of 02/01/2005 ($)                   Interest on Cap Ex Escrow Paid to:
------------------------------------------------------------------------------------------------------------------------------------
16                        $16,732                                                              Lender
29                        $0                                                                   NAP







49                        $3,621                                                               Added to Reserve
62                        $3,530                                                               Borrower
63                        $0                                                                   NAP







69                        $50,000                                                              Borrower
71                        $0                                                                   Lender
78                        $7,092                                                               Lender

92                        $0                                                                   NAP
100                       $3,717                                                               Lender
129                       $1,499                                                               Lender
143                       $2,175                                                               Lender
150                       $0                                                                   NAP
154                       $3,000                                                               Borrower
165                       $1,593                                                               Lender
168                       $3,300                                                               Lender
174                       $9,135                                                               Lender

188                       $717                                                                 Lender
213                       $424                                                                 Borrower
224                       $612                                                                 Lender

Total/Weighted Average:


------------------------------------------------------------------------------------------------------------------------------------
Loan Pool No.   TI/LC Escrow in Place (Y/N)   Initial TI/LC Escrow Amount ($)  Ongoing TI/LC Escrow - Monthly ($)
------------------------------------------------------------------------------------------------------------------------------------
16              N                             $0                               $0
29              N                             $0                               $0







49              Y                             $0                               $5,962
62              Y                             $0                               $3,176
63              N                             $0                               $0







69              N                             $0                               $0
71              Y                             $0                               $6,340
78              N                             $0                               $0

92              N                             $0                               $0
100             N                             $0                               $0
129             N                             $0                               $0
143             Y                             $0                               $1,215
150             N                             $0                               $0
154             N                             $0                               $0
165             Y                             $75,000                          $7,600
168             N                             $0                               $0
174             N                             $0                               $0

188             Y                             $0                               $1,186
213             Y                             $0                               $645
224             Y                             $30,000                          $1,305

Total/Weighted Average:


------------------------------------------------------------------------------------------------------------------------------------
Loan Pool No.   Annual TI/LC Escrow per SF/Unit ($)                                  TI/LC Reserve Cap ($ and Description)
------------------------------------------------------------------------------------------------------------------------------------
16              NAP                                                                  NAP
29              NAP                                                                  $685,000







49              $1                                                                   NAP
62              $0                                                                   NAP
63              NAP                                                                  $245,000







69              NAP                                                                  NAP
71              $2                                                                   $185,000
78              NAP                                                                  $184,000

92              NAP                                                                  NAP
100             NAP                                                                  NAP
129             NAP                                                                  NAP
143             $0                                                                   NAP
150             NAP                                                                  NAP
154             NAP                                                                  NAP
165             $1                                                                   $235,000
168             NAP                                                                  NAP
174             NAP                                                                  $250,000

188             $1                                                                   $42,696
213             $1                                                                   $40,000
224             $1                                                                   NAP

Total/Weighted Average:


------------------------------------------------------------------------------------------------------------------------------------
Loan Pool No.  Springing Reserve Requirement for TI/LC (Y/N)  Terms or Conditions for Springing TI/LC Reserve Requirement
------------------------------------------------------------------------------------------------------------------------------------
16             N                                              NAP
29             Y                                              The Borrower is required to deposit $685,000 into a TI/LC escrow, payable (i) in 90 consecutive monthly installments of $5,125 beginning with the 25th Payment Date (August 1, 2006), and (ii) (a) a lump sum of $223,750 on the 102nd Paymnent Date (January 1, 2013); or (b) in
                                                              12 consecutive monthly installments of $18,645.83 beginning with the
                                                              102nd Payment Date; or (c) in a lump sum on the 114th Payment Date
                                                              (January 1, 2014), provided the Borrower furnishes to Lender an irrevocable standby letter of credit in the full amount due.
49             N                                              NAP
62             N                                              NAP
63             Y                                              The Borrower is required to deposit $245,000 into a TI/LC escrow, payable (i) in 90 consecutive monthly installments of $2,149 beginning with the 25th Payment Date (August 1, 2006), and
                                                              (ii) (a) a lump sum of $51,579 on the 102nd Payment Date
                                                              (January 1, 2013); or (b) in 12 consecutive monthly
                                                              installments of $4,298.25 beginning with the 102nd Payment
                                                              Date; or (c) in a lump sum on the 114th Payment Date (January
                                                              1, 2014), provided the Borrower furnishes to Lender an
                                                              irrevocable standby letter of credit in the full amount due.
69             N                                              NAP
71             N                                              NAP
78             Y                                              Upon default, transfer, unsatifactory notice of occupancy, untimely payment of TI/LCs and other costs, loss of Guarantor
92             N                                              NAP
100            N                                              NAP
129            N                                              NAP
143            N                                              NAP
150            N                                              NAP
154            N                                              NAP
165            N                                              NAP
168            N                                              NAP
174            Y                                              Upon default, transfer, unsatifactory notice of occupancy, untimely payment of TI/LCs and other costs, loss of Guarantor
188            N                                              NAP
213            N                                              NAP
224            N                                              NAP

Total/Weighted Average:


------------------------------------------------------------------------------------------------------------------------------------
Loan Pool No.  Current TI/LC Balance as of 02/01/2005 ($)   Interest on TI/LC Escrow Paid to:   Environmental Escrow in Place (Y/N)
------------------------------------------------------------------------------------------------------------------------------------
16             $0                                           NAP                                 N
29             $0                                           NAP                                 N







49             $17,895                                      Added to Reserve                    N
62             $12,711                                      Borrower                            N
63             $0                                           NAP                                 N







69             $0                                           NAP                                 N
71             $31,700                                      Lender                              N
78             $0                                           NAP                                 N

92             $0                                           NAP                                 N
100            $0                                           NAP                                 N
129            $0                                           NAP                                 N
143            $6,075                                       Lender                              N
150            $0                                           NAP                                 N
154            $0                                           NAP                                 N
165            $90,325                                      Lender                              N
168            $0                                           NAP                                 N
174            $0                                           NAP                                 N

188            $4,744                                       Lender                              N
213            $2,581                                       Borrower                            N
224            $33,916                                      Lender                              N

Total/Weighted Average:


------------------------------------------------------------------------------------------------------------------------------------
Loan Pool No.               Current Environmental Escrow Balance as of 02/01/2005 ($)       Initial Environmental Escrow Amount ($)
------------------------------------------------------------------------------------------------------------------------------------
16                          $0                                                              $0
29                          $0                                                              $0







49                          $0                                                              $0
62                          $0                                                              $0
63                          $0                                                              $0







69                          $0                                                              $0
71                          $0                                                              $0
78                          $0                                                              $0

92                          $0                                                              $0
100                         $0                                                              $0
129                         $0                                                              $0
143                         $0                                                              $0
150                         $0                                                              $0
154                         $0                                                              $0
165                         $0                                                              $0
168                         $0                                                              $0
174                         $0                                                              $0

188                         $0                                                              $0
213                         $0                                                              $0
224                         $0                                                              $0

Total/Weighted Average:


------------------------------------------------------------------------------------------------------------------------------------
Loan Pool No.                    Ongoing Environmental Escrow - Monthly ($)     Environmental Reserve Cap ($ and Description)
------------------------------------------------------------------------------------------------------------------------------------
16                               $0                                             NAP
29                               $0                                             NAP







49                               $0                                             NAP
62                               $0                                             NAP
63                               $0                                             NAP







69                               $0                                             NAP
71                               $0                                             NAP
78                               $0                                             NAP

92                               $0                                             NAP
100                              $0                                             NAP
129                              $0                                             NAP
143                              $0                                             NAP
150                              $0                                             NAP
154                              $0                                             NAP
165                              $0                                             NAP
168                              $0                                             NAP
174                              $0                                             NAP

188                              $0                                             NAP
213                              $0                                             NAP
224                              $0                                             NAP

Total/Weighted Average:


------------------------------------------------------------------------------------------------------------------------------------
Loan Pool No.     Springing Reserve Requirement for Environmental (Y/N)  Terms or Conditions for Springing Environmental Reserve
                                                                         Requirement
------------------------------------------------------------------------------------------------------------------------------------
16                N                                                      NAP
29                N                                                      NAP







49                N                                                      NAP
62                N                                                      NAP
63                N                                                      NAP







69                N                                                      NAP
71                N                                                      NAP
78                N                                                      NAP

92                N                                                      NAP
100               N                                                      NAP
129               N                                                      NAP
143               N                                                      NAP
150               N                                                      NAP
154               N                                                      NAP
165               N                                                      NAP
168               N                                                      NAP
174               N                                                      NAP

188               N                                                      NAP
213               N                                                      NAP
224               N                                                      NAP

Total/Weighted Average:


------------------------------------------------------------------------------------------------------------------------------------
Loan Pool No.  Interest on Environmental  Escrow Paid to:   Other Escrows in Place (Y/N)    Description of "Other" Escrows
------------------------------------------------------------------------------------------------------------------------------------
16             NAP                                          N                               NAP
29             NAP                                          N                               NAP







49             NAP                                          N                               NAP
62             NAP                                          N                               NAP
63             NAP                                          N                               NAP







69             NAP                                          N                               NAP
71             NAP                                          N                               NAP
78             NAP                                          N                               NAP

92             NAP                                          N                               NAP
100            NAP                                          N                               NAP
129            NAP                                          N                               NAP
143            NAP                                          N                               NAP
150            NAP                                          Y                               Landlord Payment Escrow
154            NAP                                          Y                               Liquidity reserve
165            NAP                                          N                               NAP
168            NAP                                          N                               NAP
174            NAP                                          N                               NAP

188            NAP                                          N                               NAP
213            NAP                                          N                               NAP
224            NAP                                          N                               NAP

Total/Weighted Average:


------------------------------------------------------------------------------------------------------------------------------------
Loan Pool No.  Initial Other Escrow Amount ($)  Current Other Escrow Balance as of 02/01/2005 ($) Ongoing Other Escrow - Monthly ($)
------------------------------------------------------------------------------------------------------------------------------------
16             $0                               $0                                                $0
29             $0                               $0                                                $0







49             $0                               $0                                                $0
62             $0                               $0                                                $0
63             $0                               $0                                                $0







69             $0                               $0                                                $0
71             $0                               $0                                                $0
78             $0                               $0                                                $0

92             $0                               $0                                                $0
100            $0                               $0                                                $0
129            $0                               $0                                                $0
143            $0                               $0                                                $0
150            $350,000                         $350,000                                          $0
154            $0                               $0                                                $2,500
165            $0                               $0                                                $0
168            $0                               $0                                                $0
174            $0                               $0                                                $0

188            $0                               $0                                                $0
213            $0                               $0                                                $0
224            $0                               $0                                                $0

Total/Weighted Average:


------------------------------------------------------------------------------------------------------------------------------------
Loan Pool No.               Other Reserve Cap ($ and Description)                      Other Springing Reserve Requirement (Y/N)
------------------------------------------------------------------------------------------------------------------------------------
16                          NAP                                                        N
29                          NAP                                                        N







49                          NAP                                                        N
62                          NAP                                                        N
63                          NAP                                                        N







69                          NAP                                                        N
71                          NAP                                                        N
78                          NAP                                                        N

92                          NAP                                                        N
100                         NAP                                                        N
129                         NAP                                                        N
143                         NAP                                                        N
150                         NAP                                                        N
154                         $100,000                                                   N
165                         NAP                                                        N
168                         NAP                                                        N
174                         NAP                                                        N

188                         NAP                                                        N
213                         NAP                                                        N
224                         NAP                                                        N

Total/Weighted Average:


------------------------------------------------------------------------------------------------------------------------------------
Loan Pool No.  Terms or Conditions for Other Reserve Requirement          Interest on Other Escrow Paid to:   Springing Escrow (Y/N)
------------------------------------------------------------------------------------------------------------------------------------
16             NAP                                                        NAP                                 Y
29             NAP                                                        NAP                                 N







49             NAP                                                        NAP                                 N
62             NAP                                                        NAP                                 N
63             NAP                                                        NAP                                 N







69             NAP                                                        NAP                                 N
71             NAP                                                        NAP                                 N
78             NAP                                                        NAP                                 Y

92             NAP                                                        NAP                                 N
100            NAP                                                        NAP                                 N
129            NAP                                                        NAP                                 N
143            NAP                                                        NAP                                 Y
150            NAP                                                        Lender                              Y
154            NAP                                                        Borrower                            N
165            NAP                                                        NAP                                 N
168            NAP                                                        NAP                                 N
174            NAP                                                        NAP                                 Y

188            NAP                                                        NAP                                 N
213            NAP                                                        NAP                                 N
224            NAP                                                        NAP                                 N

Total/Weighted Average:


------------------------------------------------------------------------------------------------------------------------------------
Loan Pool No.               Springing Escrow     Future Payment Changes (Y/N)     Payment Frequency       Due Date
------------------------------------------------------------------------------------------------------------------------------------
16                          Insurance            N                                Monthly                 1
29                          NAP                  N                                Monthly                 1







49                          NAP                  N                                Monthly                 1
62                          NAP                  N                                Monthly                 1
63                          NAP                  N                                Monthly                 1







69                          NAP                  N                                Monthly                 1
71                          NAP                  N                                Monthly                 1
78                          TI/LC                N                                Monthly                 1

92                          NAP                  N                                Monthly                 1
100                         NAP                  N                                Monthly                 1
129                         NAP                  N                                Monthly                 1
143                         Tax, Insurance       N                                Monthly                 1
150                         Tax, Insurance       N                                Monthly                 1
154                         NAP                  N                                Monthly                 1
165                         NAP                  N                                Monthly                 1
168                         NAP                  N                                Monthly                 1
174                         TI/LC                N                                Monthly                 1

188                         NAP                  N                                Monthly                 1
213                         NAP                  N                                Monthly                 1
224                         NAP                  N                                Monthly                 1

Total/Weighted Average:


------------------------------------------------------------------------------------------------------------------------------------
Loan Pool No.               Debt Service Payment Grace Period to Impose Late Charge    Debt Service Grace Period to Call a Default
------------------------------------------------------------------------------------------------------------------------------------
16                          5                                                          5
29                          5                                                          5







49                          5                                                          5
62                          10                                                         10
63                          5                                                          5







69                          5                                                          5
71                          5                                                          5
78                          5                                                          5

92                          10                                                         10
100                         10                                                         10
129                         10                                                         10
143                         10                                                         10
150                         5                                                          5
154                         10                                                         10
165                         10                                                         10
168                         10                                                         10
174                         5                                                          5

188                         10                                                         10
213                         10                                                         10
224                         10                                                         10

Total/Weighted Average:


------------------------------------------------------------------------------------------------------------------------------------
Loan Pool No.  Default Interest %  Balloon Payment Grace Period to Impose Late Charge  Balloon Payment Grace Period to Call a
                                                                                       Default
------------------------------------------------------------------------------------------------------------------------------------
16             10.6%               5                                                   5
29             10.6%               5                                                   5







49             10.4%               5                                                   5
62             10.5%               10                                                  10
63             10.6%               5                                                   5







69             11.1%               5                                                   5
71             11.1%               5                                                   5
78             10.8%               5                                                   5

92             10.8%               10                                                  10
100            10.9%               10                                                  10
129            10.7%               10                                                  10
143            11.0%               10                                                  10
150            10.5%               5                                                   5
154            10.4%               10                                                  10
165            10.6%               10                                                  10
168            10.2%               10                                                  10
174            10.8%               5                                                   5

188            11.0%               10                                                  10
213            10.9%               10                                                  10
224            10.6%               10                                                  10

Total/Weighted Average:


------------------------------------------------------------------------------------------------------------------------------------
Loan Pool No.  Assumption Provision (Y/N)        Assumption/ Fee                       Earthquake  Zone 3 or 4 (Y/N)     PML %
------------------------------------------------------------------------------------------------------------------------------------
16             Y-Lender's option with fee        2 times at 1.0% ($15,000 minimum)     N                                 NAP
29             Y-Lender's option with no fee     1 time with no fee                    N                                 NAP







49             Y-Lender's option with fee        1 time at 1.0% ($15,000 minimum)      N                                 NAP
62             Y-Lender's option with fee        Unlimited at 1.0%                     N                                 NAP
63             Y-Lender's option with no fee     1 time with no fee                    N                                 NAP







69             Y-Lender's option with fee        1 time at 1.0% ($15,000 minimum)      Y-4                               17.0%
71             Y-Lender's option with fee        1 time at 1.0% ($15,000 minimum)      Y-4                               12.0%
78             Y-Lender's option with fee        1 time at 1.0% ($15,000 minimum)      N                                 NAP

92             Y-Lender's option with fee        Unlimited at 1.0%                     N                                 NAP
100            Y-Lender's option with fee        Unlimited at 1.0%                     Y-4                               18.0%
129            Y-Lender's option with fee        Unlimited at 1.0%                     N                                 NAP
143            Y-Lender's option with fee        Unlimited at 1.0%                     N                                 NAP
150            Y-Lender's option with fee        1 time at 1.0% ($15,000 minimum)      N                                 NAP
154            Y-Lender's option with fee        Unlimited at 1.0%                     N                                 NAP
165            Y-Lender's option with fee        Unlimited at 1.0%                     N                                 NAP
168            Y-Lender's option with fee        Unlimited at 1.0%                     N                                 NAP
174            Y-Lender's option with fee        1 time at 1.0% ($15,000 minimum)      N                                 NAP

188            Y-Lender's option with fee        Unlimited at 1.0%                     N                                 NAP
213            Y-Lender's option with fee        Unlimited at 1.0%                     Y-4                               12.0%
224            Y-Lender's option with fee        Unlimited at 1.0%                     N                                 NAP

Total/Weighted Average:


------------------------------------------------------------------------------------------------------------------------------------
Loan Pool No.  Earthquake Insurance (Y/N)   Hurricane Zone (Y/N)  Hurricane Insurance (Y/N)  Flood Zone (Y/N)  Flood Insurance (Y/N)
------------------------------------------------------------------------------------------------------------------------------------
16             N                            N                     Y                          N                 N
29             N                            N                     Y                          N                 N







49             N                            N                     N                          N                 N
62             Y                            N                     N                          N                 Y
63             N                            Y                     Y                          N                 N







69             N                            N                     N                          N                 N
71             N                            N                     N                          N                 N
78             N                            N                     N                          N                 N

92             N                            N                     N                          N                 N
100            N                            N                     N                          N                 N
129            N                            N                     N                          N                 N
143            N                            N                     N                          N                 N
150            N                            N                     N                          N                 N
154            N                            N                     N                          N                 N
165            N                            N                     N                          N                 N
168            N                            N                     N                          N                 N
174            N                            N                     Y                          N                 N

188            N                            N                     N                          N                 N
213            N                            N                     N                          N                 N
224            N                            N                     N                          N                 N

Total/Weighted Average:


------------------------------------------------------------------------------------------------------------------------------------
Loan Pool No.  Environmental Insurance (Y/N)  SAE (Y/N)  SPE (Y/N)   Non-Consolidation Opinion (Y/N)  Independent Director (Y/N)
------------------------------------------------------------------------------------------------------------------------------------
16             N                              Y          Y           N                                N
29             N                              Y          Y           N                                N







49             N                              Y          Y           N                                N
62             N                              N          N           N                                N
63             N                              Y          Y           N                                N







69             N                              Y          Y           N                                N
71             N                              Y          Y           N                                N
78             N                              Y          Y           N                                N

92             N                              Y          Y           N                                N
100            N                              Y          Y           N                                N
129            N                              Y          N           N                                N
143            N                              N          N           N                                N
150            N                              Y          Y           N                                N
154            N                              Y          Y           N                                N
165            N                              Y          Y           N                                N
168            N                              Y          Y           N                                N
174            N                              Y          Y           N                                N

188            N                              Y          Y           N                                N
213            N                              Y          Y           N                                N
224            N                              Y          Y           N                                N

Total/Weighted Average:


------------------------------------------------------------------------------------------------------------------------------------
Loan Pool No.  Revocable Trust (Y/N)   Current Additional Financing in Place (Y/N/Silent)    Current Additional Financing Secured by
                                                                                             Property (Y/N)
------------------------------------------------------------------------------------------------------------------------------------
16             N                       N                                                     N
29             N                       N                                                     N







49             N                       N                                                     N
62             N                       N                                                     N
63             N                       N                                                     N







69             N                       N                                                     N
71             N                       N                                                     N
78             N                       N                                                     N

92             N                       N                                                     N
100            N                       N                                                     N
129            N                       N                                                     N
143            N                       N                                                     N
150            N                       N                                                     N
154            N                       N                                                     N
165            N                       N                                                     N
168            N                       N                                                     N
174            N                       N                                                     N

188            N                       N                                                     N
213            N                       N                                                     N
224            N                       N                                                     N

Total/Weighted Average:


------------------------------------------------------------------------------------------------------------------------------------
Loan Pool No.               Description of Current Additional Financing                Standstill Agreement in Place (Y/N)
------------------------------------------------------------------------------------------------------------------------------------
16                          NAP                                                        N
29                          NAP                                                        N







49                          NAP                                                        N
62                          NAP                                                        N
63                          NAP                                                        N







69                          NAP                                                        N
71                          NAP                                                        N
78                          NAP                                                        N

92                          NAP                                                        N
100                         NAP                                                        N
129                         NAP                                                        N
143                         NAP                                                        N
150                         NAP                                                        N
154                         NAP                                                        N
165                         NAP                                                        N
168                         NAP                                                        N
174                         NAP                                                        N

188                         NAP                                                        N
213                         NAP                                                        N
224                         NAP                                                        N

Total/Weighted Average:



------------------------------------------------------------------------------------------------------------------------------------
Loan Pool No.  Additional Financing Permitted In Future (Y/N/Silent)      Future Additional Financing Secured by Property (Y/N)
------------------------------------------------------------------------------------------------------------------------------------
16             N                                                          N
29             N                                                          N







49             N                                                          N
62             N                                                          N
63             N                                                          N







69             N                                                          N
71             N                                                          N
78             N                                                          N

92             N                                                          N
100            N                                                          N
129            N                                                          N
143            N                                                          N
150            N                                                          N
154            N                                                          N
165            N                                                          N
168            N                                                          N
174            N                                                          N

188            N                                                          N
213            N                                                          N
224            N                                                          N

Total/Weighted Average:


------------------------------------------------------------------------------------------------------------------------------------
Loan Pool No.  Description of Future Additional Financing                 Number Times Delinquent    Sec. 8 (Multifamily) (Y/N)
------------------------------------------------------------------------------------------------------------------------------------
16             NAP                                                        0                          N
29             NAP                                                        0                          N







49             NAP                                                        0                          N
62             NAP                                                        0                          N
63             NAP                                                        0                          N







69             NAP                                                        0                          N
71             NAP                                                        0                          N
78             NAP                                                        0                          N

92             NAP                                                        0                          N
100            NAP                                                        0                          N
129            NAP                                                        0                          N
143            NAP                                                        0                          N
150            NAP                                                        0                          N
154            NAP                                                        0                          N
165            NAP                                                        0                          N
168            NAP                                                        0                          N
174            NAP                                                        0                          N

188            NAP                                                        0                          N
213            NAP                                                        0                          N
224            NAP                                                        0                          N

Total/Weighted Average:


------------------------------------------------------------------------------------------------------------------------------------
Loan Pool No.  No. of Sec. 8 Units   Sec. 42 (Multifamily) (Y/N)    No. of Sec. 42 Units    Partial Collateral Release (Y/N)
------------------------------------------------------------------------------------------------------------------------------------
16             NAP                   N                              NAP                     N
29             NAP                   N                              NAP                     N







49             NAP                   N                              NAP                     N
62             NAP                   N                              NAP                     N
63             NAP                   N                              NAP                     N







69             NAP                   N                              NAP                     N
71             NAP                   N                              NAP                     N
78             NAP                   N                              NAP                     N

92             NAP                   N                              NAP                     N
100            NAP                   N                              NAP                     N
129            NAP                   N                              NAP                     N
143            NAP                   N                              NAP                     N
150            NAP                   N                              NAP                     N
154            NAP                   N                              NAP                     N
165            NAP                   N                              NAP                     N
168            NAP                   N                              NAP                     N
174            NAP                   N                              NAP                     N

188            NAP                   N                              NAP                     N
213            NAP                   N                              NAP                     N
224            NAP                   N                              NAP                     N

Total/Weighted Average:


------------------------------------------------------------------------------------------------------------------------------------
Loan Pool No.  Partial Collateral Release Description   Partial Collateral Release Prepayment Penalty Description
------------------------------------------------------------------------------------------------------------------------------------
16             NAP                                      NAP
29             NAP                                      NAP







49             NAP                                      NAP
62             NAP                                      NAP
63             NAP                                      NAP







69             NAP                                      NAP
71             NAP                                      NAP
78             NAP                                      NAP

92             NAP                                      NAP
100            NAP                                      NAP
129            NAP                                      NAP
143            NAP                                      NAP
150            NAP                                      NAP
154            NAP                                      NAP
165            NAP                                      NAP
168            NAP                                      NAP
174            NAP                                      NAP

188            NAP                                      NAP
213            NAP                                      NAP
224            NAP                                      NAP

Total/Weighted Average:


------------------------------------------------------------------------------------------------------------------------------------
Loan Pool No.  Outparcel or Other Release (Y/N)   Outparcel or Other Release Description     Substitution Allowed (Y/N)
------------------------------------------------------------------------------------------------------------------------------------
16             N                                  NAP                                        N
29             N                                  NAP                                        N







49             N                                  NAP                                        N
62             N                                  NAP                                        N
63             N                                  NAP                                        N







69             N                                  NAP                                        N
71             N                                  NAP                                        N
78             N                                  NAP                                        N

92             N                                  NAP                                        N
100            N                                  NAP                                        N
129            N                                  NAP                                        N
143            N                                  NAP                                        N
150            Y                                  Proposed Release Lot                       N
154            N                                  NAP                                        N
165            N                                  NAP                                        N
168            N                                  NAP                                        N
174            N                                  NAP                                        N

188            N                                  NAP                                        N
213            N                                  NAP                                        N
224            N                                  NAP                                        N

Total/Weighted Average:


------------------------------------------------------------------------------------------------------------------------------------
Loan Pool No.  Substitution Provision Description     Voluntary Partial Prepayment Permitted (Y/N) (escrows, LOCs, other, etc.)
------------------------------------------------------------------------------------------------------------------------------------
16             NAP                                    N
29             NAP                                    N







49             NAP                                    N
62             NAP                                    N
63             NAP                                    N







69             NAP                                    N
71             NAP                                    N
78             NAP                                    N

92             NAP                                    N
100            NAP                                    N
129            NAP                                    N
143            NAP                                    N
150            NAP                                    N
154            NAP                                    N
165            NAP                                    N
168            NAP                                    N
174            NAP                                    N

188            NAP                                    N
213            NAP                                    N
224            NAP                                    N

Total/Weighted Average:


------------------------------------------------------------------------------------------------------------------------------------
Loan Pool No.  Partial Prepayment Description  Day Prepayment Allowed (plus accrued interest?)  Seasoning          LO
------------------------------------------------------------------------------------------------------------------------------------
16             NAP                             Due Date                                         4                  35
29             NAP                             Due Date                                         7                  31







49             NAP                             Due Date                                         4                  35
62             NAP                             Any Day                                          5                  35
63             NAP                             Due Date                                         7                  31







69             NAP                             Due Date                                         7                  35
71             NAP                             Due Date                                         6                  35
78             NAP                             Due Date                                         6                  35

92             NAP                             Due Date                                         6                  35
100            NAP                             Due Date                                         6                  23
129            NAP                             Due Date                                         4                  23
143            NAP                             Due Date                                         6                  23
150            NAP                             Due Date                                         4                  35
154            NAP                             Due Date                                         3                  23
165            NAP                             Due Date                                         3                  23
168            NAP                             Due Date                                         3                  23
174            NAP                             Due Date                                         6                  35

188            NAP                             Due Date                                         5                  23
213            NAP                             Due Date                                         5                  23
224            NAP                             Due Date                                         4                  23

Total/Weighted Average:


------------------------------------------------------------------------------------------------------------------------------------
Loan Pool No.  LO End Date     DEF    DEF+1     DEF/YM1     YM    YM1    YM2   6.0%   5.0%   4.8%    4.0%   3.6%     3.0%    2.4%
------------------------------------------------------------------------------------------------------------------------------------

16             06/30/2011             45
29             03/31/2014             85







49             07/31/2014             82
62             05/31/2014             81
63             03/31/2014             85







69             03/31/2014             81
71             04/30/2014             81
78             04/30/2014             81

92             04/30/2014             81
100            07/31/2006                                         93
129            09/30/2006                                         93
143            07/31/2006                                         93
150            06/30/2019             141
154            10/31/2006                                         93
165            10/31/2006                                         93
168            10/31/2006                                         57
174            04/30/2014             81

188            08/31/2006                                         93
213            08/31/2006                                         93
224            09/30/2006                                         94

Total/Weighted Average:


------------------------------------------------------------------------------------------------------------------------------------
Loan Pool No.  2.0%   1.2%    1.0%   Open    YM Formulas  Primary Servicer Fee   Correspondent/Subservicer Fee
------------------------------------------------------------------------------------------------------------------------------------
16                                   4
29                                   4







49                                   4
62                                   4
63                                   4







69                                   4
71                                   4
78                                   4

92                                   4
100                                  4
129                                  4
143                                  4
150                                  4
154                                  4
165                                  4
168                                  4
174                                  4

188                                  4
213                                  4
224                                  4

Total/Weighted Average:


------------------------------------------------------------------------------------------------------------------------------------
Loan Pool No.  Master Servicer Fee    Trustee Annual Fee    Administrative Cost Rate    Cooperative Value as a Rental Property
------------------------------------------------------------------------------------------------------------------------------------
16                                                                                      NAP
29                                                                                      NAP







49                                                                                      NAP
62                                                                                      NAP
63                                                                                      NAP







69                                                                                      NAP
71                                                                                      NAP
78                                                                                      NAP

92                                                                                      NAP
100                                                                                     NAP
129                                                                                     NAP
143                                                                                     NAP
150                                                                                     NAP
154                                                                                     NAP
165                                                                                     NAP
168                                                                                     NAP
174                                                                                     NAP

188                                                                                     NAP
213                                                                                     NAP
224                                                                                     NAP

Total/Weighted Average:


------------------------------------------------------------------------------------------------------------------------------------
Loan Pool No.  Unsold Percent  Sponsor Units  Investor Units  Coop Units  Sponsor Carry  Cutoff LTV as Rental  Coop Sponsor/Investor
------------------------------------------------------------------------------------------------------------------------------------
16             NAP             NAP            NAP             NAP         NAP            NAP                   NAP
29             NAP             NAP            NAP             NAP         NAP            NAP                   NAP







49             NAP             NAP            NAP             NAP         NAP            NAP                   NAP
62             NAP             NAP            NAP             NAP         NAP            NAP                   NAP
63             NAP             NAP            NAP             NAP         NAP            NAP                   NAP







69             NAP             NAP            NAP             NAP         NAP            NAP                   NAP
71             NAP             NAP            NAP             NAP         NAP            NAP                   NAP
78             NAP             NAP            NAP             NAP         NAP            NAP                   NAP

92             NAP             NAP            NAP             NAP         NAP            NAP                   NAP
100            NAP             NAP            NAP             NAP         NAP            NAP                   NAP
129            NAP             NAP            NAP             NAP         NAP            NAP                   NAP
143            NAP             NAP            NAP             NAP         NAP            NAP                   NAP
150            NAP             NAP            NAP             NAP         NAP            NAP                   NAP
154            NAP             NAP            NAP             NAP         NAP            NAP                   NAP
165            NAP             NAP            NAP             NAP         NAP            NAP                   NAP
168            NAP             NAP            NAP             NAP         NAP            NAP                   NAP
174            NAP             NAP            NAP             NAP         NAP            NAP                   NAP

188            NAP             NAP            NAP             NAP         NAP            NAP                   NAP
213            NAP             NAP            NAP             NAP         NAP            NAP                   NAP
224            NAP             NAP            NAP             NAP         NAP            NAP                   NAP

Total/Weighted Average:

                                  SCHEDULE VII

                               UCMFI LOAN SCHEDULE


MSCI 2005-IQ9
UCMFI Accounting Tape
February 15, 2005

      Single Note/ Multiple Properties
      Cross Collateralized/Cross defaulted

Loan Pool No.                     Loan Number   Property Name                       Portfolio Name (if applicable)
-----------------------   -----   -----------   ---------------------------------   ---------------------------------
61                        UCMFI        204216   Steptoe Industrial                  NAP
80                        UCMFI        204212   Plaza Seville                       NAP
89                        UCMFI       204168A   Armour-Northeast Industrial I       NAP
90                        UCMFI       204168B   Armour-Northeast Industrial II      NAP
103                       UCMFI        204175   Sellwood Building                   NAP
104                       UCMFI        204176   East Valley Commerce Plaza          NAP
109                       UCMFI        204174   6th Street Industrial               NAP
110                       UCMFI        204153   Beach Haven Shopping Center         NAP
111                       UCMFI        204179   Atlantic Self-Storage               NAP
119                       UCMFI        204169   Ridge Crossing Shopping Center      NAP
122                       UCMFI       204144A   401 N. Wickham Road                 Boozer Melbourne Office Portfolio
123                       UCMFI       204144B   1515 Elizabeth Street               Boozer Melbourne Office Portfolio
124                       UCMFI       204144C   801 E. Hibiscus Boulevard           Boozer Melbourne Office Portfolio
125                       UCMFI        204188   The Arts Office Building            NAP
126                       UCMFI        204158   Pittsburgh National City Bank       NAP
130                       UCMFI        204151   Woodside Business Park              NAP
134                       UCMFI        204217   Lockport Place Industrial           NAP
136                       UCMFI        204206   T-Bird Self Storage                 NAP
138                       UCMFI        204205   West Thunderbird Plaza              NAP
139                       UCMFI        204181   Randolph Forest Office              NAP
144                       UCMFI        204163   Bethany Walgreens                   NAP
147                       UCMFI        204210   Factory Builder Warehouse           NAP
149                       UCMFI        204198   Lakeville Professional Plaza        NAP
153                       UCMFI        204220   Glendale Row Retail                 NAP
157                       UCMFI        203146   Plantation CVS                      NAP
159                       UCMFI        204170   660 E. Jericho Turnpike             NAP
160                       UCMFI        204201   GLI Properties                      NAP
163                       UCMFI        204186   Blue Ribbon Storage                 NAP
164                       UCMFI        204122   Crawfordville Eckerd                NAP
170                       UCMFI        203154   Robinwood Corporate Center          NAP
172                       UCMFI        204197   Twin Trees Plaza                    NAP
175                       UCMFI        204172   Hyde Park Plaza Apartments          NAP
179                       UCMFI        204147   Carpinteria Industrial              NAP
180                       UCMFI        204149   Clifford Plaza I                    NAP
181                       UCMFI        204185   Mooresville Retail Center           NAP
185                       UCMFI        204184   Phoenix Plaza                       NAP
189                       UCMFI        204214   Branchville Industrial Park         NAP
191                       UCMFI        204167   Hastings Tractor Supply             NAP
198                       UCMFI        204202   Grand Avenue Plaza                  NAP
200                       UCMFI        204152   Pinellas Park Warehouse             NAP
203                       UCMFI        204208   East Valley Commerce Park           NAP
204                       UCMFI       204106A   Family Dollar Retail Building I     Family Dollar
205                       UCMFI       204106B   Family Dollar Retail Building II    Family Dollar
209                       UCMFI        204194   Covington Tractor Supply            NAP
210                       UCMFI        204222   Magic City Beverage                 NAP
214                       UCMFI        204207   Weisser Engineering                 NAP
215                       UCMFI        204183   Tamiami Trail Retail                NAP
216                       UCMFI        204209   Factory Builder Office              NAP
219                       UCMFI        204200   Stone Pointe Office Park            NAP
220                       UCMFI        203171   Battleground Eckerd                 NAP
228                       UCMFI        204182   Chagrin Falls Retail                NAP
230                       UCMFI        204159   Fountains Boulevard Retail          NAP
231                       UCMFI        204166   Aitkins Manor Apartments            NAP
233                       UCMFI        204145   484 Moreland Avenue Retail Center   NAP
234                       UCMFI        204156   Willow Creek Medical Building       NAP
239                       UCMFI        204196   Boardwalk Retail Center             NAP
240                       UCMFI        204171   Colby Woods Retail Center           NAP
243                       UCMFI        204143   Rockaway Boulevard                  NAP

Total/Weighted Average:

Loan Pool No.             Street Address
-----------------------   ----------------------------------------------------
61                        4915-4995 Steptoe Street
80                        27355-27375 Jefferson Avenue
89                        199 Armour Drive
90                        4280 Northeast Expressway
103                       202-206 West Superior Street
104                       325 and 375 East Elliot Road
109                       1375 East 6th Street
110                       599 Avenue Z
111                       4900 Eisenhower Avenue
119                       4813 and 4815 Ridge Road
122                       401 N. Wickham Road
123                       1515 Elizabeth Street
124                       801 E. Hibiscus Boulevard
125                       1104 Main Street
126                       1120 Boyce Road
130                       1340-1370 Industrial Avenue
134                       7205 and 7207 Lockport Place
136                       2636 W Thunderbird Road
138                       12550 West Thunderbird Road
139                       1500 Forest Avenue
144                       SEC Northwest 23rd Street and Rockwell Avenue
147                       8700 Fallbrook Drive
149                       10440 and 10450 185th Street West
153                       8275 Hampton Blvd
157                       6846 Okeechobee Boulevard
159                       660 E. Jericho Turnpike
160                       803 South Medina Street
163                       502 West 700 South
164                       2668 Crawfordville Highway
170                       901-971 Robinwood Street
172                       3451 South 5600 West
175                       3825 Ferdinand Place
179                       5201 6th Street
180                       4200 Osuna Road NE
181                       540 & 600-620 S.R. 67
185                       929 West Sunset Boulevard
189                       9101 51st Place
191                       400 South Highway M-37
198                       3215 Grand Avenue
200                       11433 & 11477 US-19 North & 5600 115th Ave. North
203                       8460 Gran Vista Drive
204                       807 Cascade Avenue
205                       2415 DeKalb Medical Parkway
209                       10161 Lochridge Boulevard
210                       3025 Burdick Expressway East
214                       19500 Park Row
215                       564 9th Street North
216                       4242 Richmond Avenue
219                       409,415,421 East Cook Road
220                       1700 Battleground Avenue
228                       8-10 East Washington Street and 16 South Main Street
230                       6875 Fountains Boulevard
231                       230 1st Avenue NE
233                       484 Moreland Avenue
234                       7050 South Highland Drive
239                       2401 South Colorado Boulevard
240                       8000 Douglas Avenue
243                       153-63 Rockaway Boulevard

Total/Weighted Average:

Loan Pool No.             County                                                 City                 State
-----------------------   ----------------------------------------------------   ------------------   -----
61                        Clark                                                  Las Vegas            NV
80                        Riverside                                              Temecula             CA
89                        Fulton                                                 Atlanta              GA
90                        DeKalb                                                 Atlanta              GA
103                       St. Louis                                              Duluth               MN
104                       Maricopa County                                        Chandler             AZ
109                       Los Angeles                                            Los Angeles          CA
110                       Kings                                                  Brooklyn             NY
111                       Arlington                                              Alexandria           VA
119                       Paulding                                               Douglasville         GA
122                       Brevard                                                Melbourne            FL
123                       Brevard                                                Melbourne            FL
124                       Brevard                                                Melbourne            FL
125                       Clark                                                  Vancouver            WA
126                       Allegheny                                              Upper Saint Clair    PA
130                       Sonoma                                                 Petaluma             CA
134                       Fairfax                                                Lorton               VA
136                       Maricopa                                               Phoenix              AZ
138                       Maricopa                                               El Mirage            AZ
139                       Henrico                                                Richmond             VA
144                       Oklahoma                                               Bethany              OK
147                       Harris                                                 Houston              TX
149                       Dakota                                                 Lakeville            MN
153                       Norfolk City                                           Norfolk              VA
157                       Palm Beach                                             West Palm Beach      FL
159                       Suffolk                                                Huntington Station   NY
160                       Bexar                                                  San Antonio          TX
163                       Utah                                                   Pleasant Grove       UT
164                       Wakulla                                                Crawfordville        FL
170                       Franklin                                               Whitehall            OH
172                       Salt Lake                                              West Valley City     UT
175                       Hamilton                                               Cincinnati           OH
179                       Santa Barbara                                          Carpinteria          CA
180                       Bernalillo                                             Albuquerque          NM
181                       Morgan                                                 Mooresville          IN
185                       Washington                                             St. George           UT
189                       Prince Georges                                         College Park         MD
191                       Barry                                                  Hastings             MI
198                       Miami Dade                                             Coconut Grove        FL
200                       Pinellas                                               Pinellas Park        FL
203                       El Paso                                                El Paso              TX
204                       Fulton                                                 Atlanta              GA
205                       DeKalb                                                 Lithonia             GA
209                       Newton                                                 Covington            GA
210                       Ward                                                   Minot                ND
214                       Harris                                                 Houston              TX
215                       Collier                                                Naples               FL
216                       Harris                                                 Houston              TX
219                       Allen                                                  Fort Wayne           IN
220                       Guilford                                               Greensboro           NC
228                       Cuyahoga                                               Chagrin Falls        OH
230                       Butler                                                 West Chester         OH
231                       Aitkin                                                 Aitkins              MN
233                       Fulton                                                 Atlanta              GA
234                       Salt Lake                                              Salt Lake City       UT
239                       Denver                                                 Denver               CO
240                       Polk                                                   Urbandale            IA
243                       Queens                                                 Jamaica              NY

Total/Weighted Average:

Loan Pool No.             North or South CA (NCA/SCA)   Zip Code   MSA                                   Property Type
-----------------------   ---------------------------   --------   -----------------------------------   -------------
61                        NAP                              89122   Las Vegas                             Industrial
80                        SCA                              92590   Riverside-San Bernardino              Retail
89                        NAP                              30324   Atlanta                               Industrial
90                        NAP                              30340   Atlanta                               Industrial
103                       NAP                              55802   Duluth-Superior                       Office
104                       NAP                              85225   Phoenix-Mesa                          Industrial
109                       SCA                              90021   Los Angeles-Long Beach                Industrial
110                       NAP                              11223   New York                              Retail
111                       NAP                              22304   Washington-Baltimore                  Industrial
119                       NAP                              30134   Atlanta                               Retail
122                       NAP                              32935   Melbourne-Titusville-Palm Bay         Retail
123                       NAP                              32901   Melbourne-Titusville-Palm Bay         Office
124                       NAP                              32901   Melbourne-Titusville-Palm Bay         Office
125                       NAP                              98660   Portland-Vancouver-Beaverton          Office
126                       NAP                              15241   Pittsburgh                            Office
130                       NCA                              94952   Santa Rosa                            Industrial
134                       NAP                              22079   Washington-Arlington-Alexandria       Industrial
136                       NAP                              85023   Phoenix                               Self Storage
138                       NAP                              85335   Phoenix                               Retail
139                       NAP                              23229   Richmond-Petersburg                   Office
144                       NAP                              73008   Oklahoma City                         Retail
147                       NAP                              77064   Houston                               Industrial
149                       NAP                              55044   Minnesota-St. Paul-Bloomington        Office
153                       NAP                              23505   Norfolk-Virginia Beach-Hampton        Retail
157                       NAP                              33411   West Palm Beach - Boca Raton          Retail
159                       NAP                              11746   Nassau-Suffolk                        Mixed Use
160                       NAP                              78207   San Antonio                           Industrial
163                       NAP                              84062   Provo-Orem                            Industrial
164                       NAP                              32327   Tallahassee                           Retail
170                       NAP                              43213   Columbus                              Industrial
172                       NAP                              84120   Salt Lake City                        Retail
175                       NAP                              45209   Cincinnati                            Multifamily
179                       SCA                              93013   SantaBarbara-SantaMaria-Goleta        Industrial
180                       NAP                              87109   Albuquerque                           Office
181                       NAP                              46158   Indianapolis                          Retail
185                       NAP                              84770   St. George                            Retail
189                       NAP                              20740   Washington-Arlington-Alexandria       Industrial
191                       NAP                              49058   Grand Rapids                          Retail
198                       NAP                              33133   Miami                                 Mixed Use
200                       NAP                              33782   Tampa-St. Petersburg-Clearwater       Industrial
203                       NAP                              79907   El Paso                               Industrial
204                       NAP                              30311   Atlanta                               Retail
205                       NAP                              30058   Atlanta                               Retail
209                       NAP                              30014   Atlanta-Sandy Springs-Marietta        Retail
210                       NAP                              58701   Non-MSA                               Industrial
214                       NAP                              77084   Houston                               Office
215                       NAP                              34102   Naples                                Retail
216                       NAP                              77027   Houston                               Retail
219                       NAP                              46825   Fort Wayne                            Office
220                       NAP                              27408   Greensboro/Winston-Salem/High Point   Retail
228                       NAP                              44022   Cleveland                             Mixed Use
230                       NAP                              45069   Greater Cincinnati                    Retail
231                       NAP                              56431   None                                  Multifamily
233                       NAP                              30307   Atlanta                               Retail
234                       NAP                              84121   Salt Lake City-Ogden                  Office
239                       NAP                              80222   Denver-Aurora                         Retail
240                       NAP                              50322   Des Moines                            Retail
243                       NAP                              11434   New York                              Industrial

Total/Weighted Average:

Loan Pool No.             Property Sub-Type   Number of Properties   Original Balance   Cut-Off Date Balance (as of 02/01/2005)
-----------------------   -----------------   --------------------   ----------------   ---------------------------------------
61                        Warehouse                              1         $5,000,000                               $5,000,000
80                        Unanchored                             1         $4,100,000                               $4,093,643
89                        Flex                                   2         $1,815,741                               $1,784,498
90                        Flex                                   2         $1,884,259                               $1,851,838
103                       Suburban                               1         $2,750,000                               $3,034,608
104                       Warehouse                              1         $3,050,000                               $3,018,192
109                       Light                                  1         $3,000,000                               $2,978,071
110                       Unanchored                             1         $3,000,000                               $2,962,267
111                       Warehouse                              1         $2,860,000                               $2,842,723
119                       Shadow Anchored                        1         $2,700,000                               $2,671,575
122                       Unanchored                             3         $1,684,417                               $1,648,934
123                       Urban                                  3           $712,638                                 $697,626
124                       Urban                                  3           $242,945                                 $237,827
125                       Urban                                  1         $2,600,000                               $2,582,712
126                       Suburban                               1         $2,575,000                               $2,553,036
130                       Flex                                   1         $2,500,000                               $2,482,624
134                       Light                                  1         $2,400,000                               $2,396,251
136                       Self Storage                           1         $2,400,000                               $2,392,495
138                       Unanchored                             1         $2,325,000                               $2,317,774
139                       Suburban                               1         $2,325,000                               $2,304,361
144                       Free Standing                          1         $2,200,000                               $2,187,912
147                       Warehouse                              1         $2,100,000                               $2,092,555
149                       Medical                                1         $2,100,000                               $2,086,102
153                       Unanchored                             1         $2,000,000                               $1,995,510
157                       Free Standing                          1         $2,100,000                               $1,988,908
159                       Mixed Use                              1         $2,000,000                               $1,966,017
160                       Warehouse                              1         $2,000,000                               $1,961,910
163                       Warehouse                              1         $1,900,000                               $1,884,002
164                       Free Standing                          1         $1,915,000                               $1,877,884
170                       Flex                                   1         $1,875,000                               $1,819,549
172                       Unanchored                             1         $1,800,000                               $1,794,564
175                       Garden                                 1         $1,800,000                               $1,780,736
179                       Warehouse                              1         $1,700,000                               $1,678,668
180                       Suburban                               1         $1,710,000                               $1,659,764
181                       Free Standing                          1         $1,655,000                               $1,647,986
185                       Unanchored                             1         $1,600,000                               $1,586,158
189                       Flex                                   1         $1,540,000                               $1,536,444
191                       Free Standing                          1         $1,500,000                               $1,479,335
198                       Office/Retail                          1         $1,400,000                               $1,393,721
200                       Flex                                   1         $1,400,000                               $1,375,688
203                       Flex                                   1         $1,350,000                               $1,347,005
204                       Free Standing                          2           $587,716                                 $577,251
205                       Free Standing                          2           $762,284                                 $748,712
209                       Free Standing                          1         $1,300,000                               $1,291,386
210                       Warehouse                              1         $1,200,000                               $1,200,000
214                       Suburban                               1         $1,200,000                               $1,191,392
215                       Unanchored                             1         $1,200,000                               $1,189,655
216                       Single Tenant                          1         $1,150,000                               $1,145,923
219                       Suburban                               1         $1,100,000                               $1,096,648
220                       Free Standing                          1         $1,175,000                               $1,091,880
228                       Office/Retail                          1         $1,000,000                                 $991,298
230                       Unanchored                             1         $1,000,000                                 $987,422
231                       Garden                                 1         $1,000,000                                 $982,815
233                       Unanchored                             1           $950,000                                 $929,988
234                       Medical                                1           $900,000                                 $888,773
239                       Free Standing                          1           $700,000                                 $696,827
240                       Unanchored                             1           $700,000                                 $682,575
243                       Light                                  1           $550,000                                 $536,225

Total/Weighted Average:                                                $1,544,375,825                           $1,531,754,421

Loan Pool No.             Sort        % by Cut-off Date Balance    Cut-Off Date   Units/SF       Year Built    Year Renovated
-----------------------   ---------   -------------------------    ------------   --------   --------------   ---------------
61                        5,000,000                         0.3%   02/01/2005      179,284             2000              NAP
80                        4,093,643                         0.3%   02/01/2005       33,276             1986              NAP
89                        3,636,336                         0.1%   02/01/2005       58,647             1960           1980's
90                        3,636,336                         0.1%   02/01/2005       56,530             1963              NAP
103                       3,034,608                         0.2%   02/01/2005       45,301             1909   1993/1998/2002
104                       3,018,192                         0.2%   02/01/2005       60,062             1986             2002
109                       2,978,071                         0.2%   02/01/2005       57,364             1988              NAP
110                       2,962,267                         0.2%   02/01/2005       25,953             1950              NAP
111                       2,842,723                         0.2%   02/01/2005       66,275             1984              NAP
119                       2,671,575                         0.2%   02/01/2005       30,014             2004              NAP
122                       2,584,388                         0.1%   02/01/2005       23,450             2002              NAP
123                       2,584,388                         0.0%   02/01/2005       20,255             1984              NAP
124                       2,584,388                         0.0%   02/01/2005        8,000             1984              NAP
125                       2,582,712                         0.2%   02/01/2005       39,713             1925             1980
126                       2,553,036                         0.2%   02/01/2005       34,050             1985             2004
130                       2,482,624                         0.2%   02/01/2005       60,162             1985              NAP
134                       2,396,251                         0.2%   02/01/2005       42,904             1971             1994
136                       2,392,495                         0.2%   02/01/2005       49,685             1999              NAP
138                       2,317,774                         0.2%   02/01/2005       22,932             2003              NAP
139                       2,304,361                         0.2%   02/01/2005       32,019             1973             2003
144                       2,187,912                         0.1%   02/01/2005       13,650             2004              NAP
147                       2,092,555                         0.1%   02/01/2005       50,000             2003              NAP
149                       2,086,102                         0.1%   02/01/2005       23,168             2000              NAP
153                       1,995,510                         0.1%   02/01/2005       17,222        2002-2004              NAP
157                       1,988,908                         0.1%   02/01/2005       10,908             2000              NAP
159                       1,966,017                         0.1%   02/01/2005       19,160           1950's              NAP
160                       1,961,910                         0.1%   02/01/2005      100,472        1968/1989             1990
163                       1,884,002                         0.1%   02/01/2005       79,800             2002              NAP
164                       1,877,884                         0.1%   02/01/2005       13,813             2003              NAP
170                       1,819,549                         0.1%   02/01/2005       69,600             1988             2002
172                       1,794,564                         0.1%   02/01/2005       17,023             2003              NAP
175                       1,780,736                         0.1%   02/01/2005           50             1965             2004
179                       1,678,668                         0.1%   02/01/2005       46,955             1981              NAP
180                       1,659,764                         0.1%   02/01/2005       55,042             1984             2002
181                       1,647,986                         0.1%   02/01/2005       15,716        1998-1999              NAP
185                       1,586,158                         0.1%   02/01/2005       34,950             1988              NAP
189                       1,536,444                         0.1%   02/01/2005       58,422        1970-1985              NAP
191                       1,479,335                         0.1%   02/01/2005       22,672             2004              NAP
198                       1,393,721                         0.1%   02/01/2005        5,928             2003              NAP
200                       1,375,688                         0.1%   02/01/2005       38,234        1985/1987              NAP
203                       1,347,005                         0.1%   02/01/2005       60,000             2001              NAP
204                       1,325,963                         0.0%   02/01/2005       10,000             1997             2004
205                       1,325,963                         0.0%   02/01/2005       11,900             2004              NAP
209                       1,291,386                         0.1%   02/01/2005       19,097             2003              NAP
210                       1,200,000                         0.1%   02/01/2005       47,409             1977             2002
214                       1,191,392                         0.1%   02/01/2005       10,220             2000              NAP
215                       1,189,655                         0.1%   02/01/2005       10,127             1963              NAP
216                       1,145,923                         0.1%   02/01/2005       14,833             1970             2003
219                       1,096,648                         0.1%   02/01/2005       31,731             1987             2003
220                       1,091,880                         0.1%   02/01/2005       10,908             1998              NAP
228                         991,298                         0.1%   02/01/2005       19,339   1854/1917/1987             2005
230                         987,422                         0.1%   02/01/2005       17,925        1990/1995              NAP
231                         982,815                         0.1%   02/01/2005           40             1978             2004
233                         929,988                         0.1%   02/01/2005       12,418             1981             2004
234                         888,773                         0.1%   02/01/2005       14,241             1979              NAP
239                         696,827                         0.0%   02/01/2005        7,800             1970             1985
240                         682,575                         0.0%   02/01/2005       15,976             2000             2004
243                         536,225                         0.0%   02/01/2005       21,935             1984              NAP

Total/Weighted Average:                                   100.0%

Loan Pool No.             Single-Tenant (Y/N)   Owner-Occupied >20% (Y/N - %)   Percent Leased    Percent Leased as of Date
-----------------------   -------------------   -----------------------------   --------------    -------------------------
61                        N                     N                                         91.7%   01/11/2005
80                        N                     N                                        100.0%   12/09/2004
89                        N                     N                                        100.0%   09/01/2004
90                        Y                     N                                        100.0%   09/01/2004
103                       N                     N                                         92.7%   11/09/2004
104                       N                     N                                         86.8%   11/18/2004
109                       N                     N                                         93.4%   08/16/2004
110                       N                     N                                         97.6%   10/05/2004
111                       N                     N                                         78.5%   08/31/2004
119                       N                     N                                         72.0%   07/15/2004
122                       N                     N                                         72.3%   07/07/2004
123                       N                     N                                        100.0%   07/09/2004
124                       N                     N                                        100.0%   12/01/2004
125                       N                     N                                         91.2%   10/08/2004
126                       Y                     N                                        100.0%   08/03/2004
130                       N                     N                                        100.0%   08/24/2004
134                       N                     N                                         91.7%   12/01/2004
136                       N                     N                                         86.9%   11/18/2004
138                       N                     N                                         84.6%   11/17/2004
139                       N                     Y-32.7%                                  100.0%   09/14/2004
144                       Y                     N                                        100.0%   08/12/2004
147                       Y                     Y-100.0%                                 100.0%   11/30/2004
149                       N                     Y-30.4%                                  100.0%   09/29/2004
153                       N                     N                                        100.0%   12/13/2004
157                       Y                     N                                        100.0%   09/23/2003
159                       N                     N                                        100.0%   07/19/2004
160                       Y                     Y-100.0%                                 100.0%   10/18/2004
163                       N                     N                                         78.2%   02/01/2005
164                       Y                     N                                        100.0%   04/20/2004
170                       N                     N                                         84.5%   12/31/2003
172                       N                     N                                         89.5%   10/22/2004
175                       N                     N                                         94.0%   07/28/2004
179                       N                     N                                        100.0%   07/13/2004
180                       Y                     N                                        100.0%   08/11/2004
181                       N                     N                                        100.0%   10/08/2004
185                       N                     N                                         90.3%   09/28/2004
189                       N                     N                                        100.0%   12/10/2004
191                       Y                     N                                        100.0%   09/17/2004
198                       N                     N                                        100.0%   11/22/2004
200                       N                     N                                        100.0%   07/08/2004
203                       N                     N                                        100.0%   11/18/2004
204                       Y                     N                                        100.0%   08/09/2004
205                       N                     N                                        100.0%   08/16/2004
209                       Y                     N                                        100.0%   10/14/2004
210                       Y                     Y-100.0%                                 100.0%   12/13/2004
214                       Y                     Y-100.0%                                 100.0%   10/18/2004
215                       N                     N                                        100.0%   09/15/2004
216                       Y                     Y-100.0%                                 100.0%   11/30/2004
219                       N                     N                                        100.0%   11/05/2004
220                       Y                     N                                        100.0%   01/14/2004
228                       N                     N                                         78.5%   09/11/2004
230                       N                     N                                        100.0%   02/01/2005
231                       N                     N                                         97.5%   07/31/2004
233                       N                     N                                         92.9%   08/17/2004
234                       N                     N                                         83.9%   07/09/2004
239                       N                     N                                        100.0%   10/01/2004
240                       N                     N                                        100.0%   08/30/2004
243                       N                     N                                        100.0%   06/03/2004

Total/Weighted Average:

Loan Pool No.             Percent Leased Source
-----------------------   ---------------------
61                        Rent Roll
80                        Rent Roll
89                        Rent Roll
90                        Rent Roll
103                       Rent Roll
104                       Rent Roll
109                       Rent Roll
110                       Rent Roll
111                       Rent Roll
119                       Rent Roll
122                       Rent Roll
123                       Rent Roll
124                       Rent Roll
125                       Rent Roll
126                       Rent Roll
130                       Rent Roll
134                       Rent Roll
136                       Rent Roll
138                       Rent Roll
139                       Rent Roll
144                       Rent Roll
147                       Rent Roll
149                       Rent Roll
153                       Rent Roll
157                       Rent Roll
159                       Rent Roll
160                       Rent Roll
163                       Rent Roll
164                       Rent Roll
170                       Rent Roll
172                       Rent Roll
175                       Rent Roll
179                       Rent Roll
180                       Rent Roll
181                       Rent Roll
185                       Rent Roll
189                       Rent Roll
191                       Rent Roll
198                       Rent Roll
200                       Rent Roll
203                       Rent Roll
204                       Rent Roll
205                       Rent Roll
209                       Rent Roll
210                       Rent Roll
214                       Rent Roll
215                       Rent Roll
216                       Rent Roll
219                       Rent Roll
220                       Rent Roll
228                       Rent Roll
230                       Rent Roll
231                       Rent Roll
233                       Rent Roll
234                       Rent Roll
239                       Rent Roll
240                       Rent Roll
243                       Rent Roll

Total/Weighted Average:

Loan Pool No.             Borrower Name
-----------------------   ------------------------------------------------------------------------------------------------------
61                        Lomas Regency, L.L.C.
80                        Plaza Seville, LLC & BJ Mellmanor Townhouse Apartments, LLC
89                        Armour Drive III, LLC & Operation Dogbone, LLC
90                        Armour Drive III, LLC & Operation Dogbone, LLC
103                       A & A Enterprises, Inc.
104                       M & S16 LLC
109                       1375 E. Sixth Street, LLC
110                       599 Avenue Z Company, LLC
111                       Eisenhower Avenue, L.L.C.
119                       Ridge Crossing, LLC
122                       Boozer Properties, L.L.C.
123                       Boozer Properties, L.L.C.
124                       Boozer Properties, L.L.C.
125                       The Arts Building, L.L.C.
126                       Boyce Properties, LLC
130                       W.B.P. Associates
134                       Investors Lockport, LLC
136                       I-17/T-Bird Self Storage, L.L.C.
138                       Max Taylor and Company, L.L.C.
139                       M&H Realty Four, LLC
144                       Robert T Bogan and Barbara J. Bogan Irrevocable Trust dated December 29,
                          1992 (95.47%); Robert T. Bogan, Jr. (4.53%)
147                       Rapier Real Estate, L.L.C.
149                       Gingko Properties, L.L.C.
153                       CGE Corporation
157                       6846 Okeechobee Boulevard, LLC
159                       Huntington Equities, LLC
160                       Gillis Properties
163                       Blue Ribbon Storage, LLC
164                       Crawfordville, LLC and Sweetwater Ranch Company
170                       Robinwood Center, Ltd.
172                       Santiago Villa
175                       HP Plaza Apartments, LLC
179                       Geneva Mae Caldwell, Trustee of the Generation Skipping Tax Nonexempt Marital
                          QTIP Trust established by the Caldwell Trust Dated August 24, 1992
180                       Clifford Plaza, Ltd.
181                       TKC Properties, L.L.C.
185                       Michael S. Robinson, Debra J. Robinson
189                       Branchville Associates, LLC
191                       1515 Management Company, Inc.
198                       Grand Avenue Plaza, LLC
200                       Rick E. Mitwalli
203                       East Valley Commerce Park, Ltd.
204                       HT DeKalb Medical, LLC & HT 807 Cascade, LLC
205                       HT DeKalb Medical, LLC & HT 807 Cascade, LLC
209                       Grant Ave., LLC
210                       Beechwood Properties, L.L.P.
214                       WB Park Row/Westlake, Ltd.
215                       Onesto Group, LLC
216                       Rapier Real Estate, L.L.C.
219                       PD Properties, LLC
220                       MST Investments, LLC
228                       JPJ Properties, LLC
230                       The Goldsmith Properties Company
231                       Aitkin Manor, LLLP
233                       Little Five Points Partnership (L.L.L.P.)
234                       Willow Creek Medical Building, LLC
239                       Colorado & Wesley LLC
240                       Carol L. Clarke, Cary C. Claiborne, and Clark A. Colby, Jr., Trustees of the Charles I. Colby and Ruth
                          Colby Investment Trust
243                       Rockaway Boulevard Realty Associates, LLC

Total/Weighted Average:

Loan Pool No.             Sponsor                                                                    Lien Status
-----------------------   ------------------------------------------------------------------------   -----------
61                        Luis Davidsohn                                                             First
80                        Robert A. Rubenstein                                                       First
89                        Glenn E. Murer                                                             First
90                        Glenn E. Murer                                                             First
103                       Abbot G. Apter                                                             First
104                       Slobodan Popovic and Milica Popovic                                        First
109                       Howard B. Klein                                                            First
110                       Scott Schubert, Alan Mandel and Benjamin Mandel                            First
111                       David H. Miller, Inc.                                                      First
119                       A.M. Redd, Jr.                                                             First
122                       Fred D. Boozer, Jr. and Otto S. Boozer                                     First
123                       Fred D. Boozer, Jr. and Otto S. Boozer                                     First
124                       Fred D. Boozer, Jr. and Otto S. Boozer                                     First
125                       William D. Irvin, Susan Courtney                                           First
126                       Edward B. Dunlap                                                           First
130                       Richard F. Koch                                                            First
134                       Stacey Kossow Perelman                                                     First
136                       Chris A. Rudel                                                             First
138                       Max T. Taylor                                                              First
139                       James G. Harrison, III                                                     First
144                       Robert T. Bogan, III and Robert T. Bogan, Jr.                              First
147                       Douglas E. Rapier, Edward L. Rapier                                        First
149                       John Mittelsteadt; Steve Solchow                                           First
153                       Erik S. Cooper                                                             First
157                       Frank C. Gardner, John W. Driscoll                                         First
159                       Robert E. Mitchell                                                         First
160                       Bobby G. Gillis, Jack D. Gillis, John K. Gillis                            First
163                       Joseph A. Spencer, Leslie R. Southam                                       First
164                       Donald M. Hinkle, Mac A. Greco, Jr.                                        First
170                       Joan E. Henley, Elizabeth Williams                                         First
172                       Armando Flocchini, Roger Van Wagner                                        First
175                       David W. Thurner                                                           First
179                       Geneva Mae Caldwell                                                        First
180                       Robert C. Wharton                                                          First
181                       Donald J. Tharp, Peter D. Cleveland, L.E. Kleinmaier Jr., R. Shane Tharp   First
185                       Michael S. Robinson, Debra J. Robinson                                     First
189                       Scott L. Norwitz                                                           First
191                       Elliot J. Brody                                                            First
198                       Michael and Joseph Cormas                                                  First
200                       Rick E. Mitwalli                                                           First
203                       Richard L. Saab, Edward A. Saab, Robert A. Saab                            First
204                       Charles E. Taylor, Martin C. Halpern, Jay E. Halpern                       First
205                       Charles E. Taylor, Martin C. Halpern, Jay E. Halpern                       First
209                       Richard G. Hendler                                                         First
210                       Patrick Butz and John Butz                                                 First
214                       Barry T. Hufford, Walter P. Sass                                           First
215                       David M. Gianascoli and Anthony L. Petretta                                First
216                       Douglas E. Rapier, Edward L. Rapier                                        First
219                       Diana L. Parent, Patrick T. Houlihan, James J. Houlihan, Jr.               First
220                       Alan Turner, Jr.                                                           First
228                       Jerry L. Hridel                                                            First
230                       Steven A. Waxman                                                           First
231                       Craig A. Freeman                                                           First
233                       Donald R. Bender                                                           First
234                       Jerry Boggess                                                              First
239                       Craig Morrison                                                             First
240                       Carol L. Clarke, Cary C. Claiborne, Clark A. Colby, Jr.                    First
243                       Jonathan Miller                                                            First

Total/Weighted Average:

Loan Pool No.             Ownership Interest   Ground Lease Extinguished Upon Foreclosure (Y/N)   Ground Lease Expiration Date
-----------------------   ------------------   ------------------------------------------------   ----------------------------
61                        Fee                  N                                                  NAP
80                        Fee                  N                                                  NAP
89                        Fee                  N                                                  NAP
90                        Fee                  N                                                  NAP
103                       Fee                  N                                                  NAP
104                       Fee                  N                                                  NAP
109                       Fee                  N                                                  NAP
110                       Fee                  N                                                  NAP
111                       Fee                  N                                                  NAP
119                       Fee                  N                                                  NAP
122                       Fee                  N                                                  NAP
123                       Fee                  N                                                  NAP
124                       Fee                  N                                                  NAP
125                       Fee                  N                                                  NAP
126                       Fee                  N                                                  NAP
130                       Fee                  N                                                  NAP
134                       Fee                  N                                                  NAP
136                       Fee                  N                                                  NAP
138                       Fee                  N                                                  NAP
139                       Fee                  N                                                  NAP
144                       Fee                  N                                                  NAP
147                       Fee                  N                                                  NAP
149                       Fee                  N                                                  NAP
153                       Fee/Leasehold        N                                                  NAP
157                       Fee                  N                                                  NAP
159                       Fee                  N                                                  NAP
160                       Fee/Leasehold        N                                                  NAP
163                       Fee                  N                                                  NAP
164                       Fee                  N                                                  NAP
170                       Fee                  N                                                  NAP
172                       Fee                  N                                                  NAP
175                       Fee                  N                                                  NAP
179                       Fee                  N                                                  NAP
180                       Fee                  N                                                  NAP
181                       Fee                  N                                                  NAP
185                       Fee                  N                                                  NAP
189                       Fee                  N                                                  NAP
191                       Fee                  N                                                  NAP
198                       Fee                  N                                                  NAP
200                       Fee                  N                                                  NAP
203                       Fee                  N                                                  NAP
204                       Fee                  N                                                  NAP
205                       Fee                  N                                                  NAP
209                       Fee                  N                                                  NAP
210                       Fee                  N                                                  NAP
214                       Fee                  N                                                  NAP
215                       Fee                  N                                                  NAP
216                       Fee                  N                                                  NAP
219                       Fee                  N                                                  NAP
220                       Fee                  N                                                  NAP
228                       Fee                  N                                                  NAP
230                       Fee                  N                                                  NAP
231                       Fee                  N                                                  NAP
233                       Fee                  N                                                  NAP
234                       Fee                  N                                                  NAP
239                       Fee                  N                                                  NAP
240                       Fee                  N                                                  NAP
243                       Fee                  N                                                  NAP

Total/Weighted Average:

Loan Pool No.             Extension Options (Y/N)   Extension Options Description
-----------------------   -----------------------   -----------------------------
61                        N                         NAP
80                        N                         NAP
89                        N                         NAP
90                        N                         NAP
103                       N                         NAP
104                       N                         NAP
109                       N                         NAP
110                       N                         NAP
111                       N                         NAP
119                       N                         NAP
122                       N                         NAP
123                       N                         NAP
124                       N                         NAP
125                       N                         NAP
126                       N                         NAP
130                       N                         NAP
134                       N                         NAP
136                       N                         NAP
138                       N                         NAP
139                       N                         NAP
144                       N                         NAP
147                       N                         NAP
149                       N                         NAP
153                       N                         NAP
157                       N                         NAP
159                       N                         NAP
160                       N                         NAP
163                       N                         NAP
164                       N                         NAP
170                       N                         NAP
172                       N                         NAP
175                       N                         NAP
179                       N                         NAP
180                       N                         NAP
181                       N                         NAP
185                       N                         NAP
189                       N                         NAP
191                       N                         NAP
198                       N                         NAP
200                       N                         NAP
203                       N                         NAP
204                       N                         NAP
205                       N                         NAP
209                       N                         NAP
210                       N                         NAP
214                       N                         NAP
215                       N                         NAP
216                       N                         NAP
219                       N                         NAP
220                       N                         NAP
228                       N                         NAP
230                       N                         NAP
231                       N                         NAP
233                       N                         NAP
234                       N                         NAP
239                       N                         NAP
240                       N                         NAP
243                       N                         NAP

Total/Weighted Average:

Loan Pool No.             Ground Lease Outside Expiration Date (Including Extensions)   Note Date    Modified Loan (Y/N)
-----------------------   -----------------------------------------------------------   ----------   -------------------
61                        NAP                                                           01/21/2005   N
80                        NAP                                                           12/13/2004   N
89                        NAP                                                           09/01/2004   N
90                        NAP                                                           09/01/2004   N
103                       NAP                                                           08/17/2004   Y
104                       NAP                                                           08/20/2004   N
109                       NAP                                                           08/18/2004   N
110                       NAP                                                           07/23/2004   N
111                       NAP                                                           09/20/2004   N
119                       NAP                                                           08/25/2004   N
122                       NAP                                                           07/12/2004   N
123                       NAP                                                           07/12/2004   N
124                       NAP                                                           07/12/2004   N
125                       NAP                                                           10/20/2004   N
126                       NAP                                                           09/08/2004   N
130                       NAP                                                           08/31/2004   N
134                       NAP                                                           12/17/2004   N
136                       NAP                                                           11/30/2004   N
138                       NAP                                                           11/19/2004   N
139                       NAP                                                           09/17/2004   N
144                       NAP                                                           09/10/2004   N
147                       NAP                                                           12/15/2004   N
149                       NAP                                                           10/28/2004   N
153                       NAP                                                           12/17/2004   N
157                       NAP                                                           09/23/2003   N
159                       NAP                                                           08/10/2004   N
160                       NAP                                                           11/01/2004   N
163                       NAP                                                           09/28/2004   N
164                       NAP                                                           05/06/2004   N
170                       NAP                                                           11/23/2003   N
172                       NAP                                                           11/16/2004   N
175                       NAP                                                           08/16/2004   N
179                       NAP                                                           07/14/2004   N
180                       NAP                                                           08/10/2004   N
181                       NAP                                                           11/04/2004   N
185                       NAP                                                           09/30/2004   N
189                       NAP                                                           12/28/2004   N
191                       NAP                                                           09/24/2004   N
198                       NAP                                                           12/01/2004   N
200                       NAP                                                           08/09/2004   N
203                       NAP                                                           12/16/2004   N
204                       NAP                                                           08/02/2004   N
205                       NAP                                                           08/02/2004   N
209                       NAP                                                           10/18/2004   N
210                       NAP                                                           01/11/2005   N
214                       NAP                                                           11/23/2004   N
215                       NAP                                                           09/16/2004   N
216                       NAP                                                           12/15/2004   N
219                       NAP                                                           11/10/2004   N
220                       NAP                                                           02/10/2004   N
228                       NAP                                                           09/21/2004   N
230                       NAP                                                           07/23/2004   N
231                       NAP                                                           08/04/2004   N
233                       NAP                                                           07/08/2004   N
234                       NAP                                                           07/26/2004   N
239                       NAP                                                           11/01/2004   N
240                       NAP                                                           09/01/2004   N
243                       NAP                                                           06/21/2004   N

Total/Weighted Average:

Loan Pool No.             Modification Description                                                 First P&I Payment Date
-----------------------   ----------------------------------------------------------------------   ----------------------
61                        NAP                                                                      03/01/2005
80                        NAP                                                                      02/01/2005
89                        NAP                                                                      10/01/2004
90                        NAP                                                                      10/01/2004
103                       Additional financing brings balance as of cutoff date to $3,034,608.30   03/01/2005
104                       NAP                                                                      10/01/2004
109                       NAP                                                                      10/01/2004
110                       NAP                                                                      09/01/2004
111                       NAP                                                                      11/01/2004
119                       NAP                                                                      10/01/2004
122                       NAP                                                                      09/01/2004
123                       NAP                                                                      09/01/2004
124                       NAP                                                                      09/01/2004
125                       NAP                                                                      12/01/2004
126                       NAP                                                                      11/01/2004
130                       NAP                                                                      10/01/2004
134                       NAP                                                                      02/01/2005
136                       NAP                                                                      01/01/2005
138                       NAP                                                                      01/01/2005
139                       NAP                                                                      11/01/2004
144                       NAP                                                                      11/01/2004
147                       NAP                                                                      02/01/2005
149                       NAP                                                                      12/01/2004
153                       NAP                                                                      02/01/2005
157                       NAP                                                                      11/01/2003
159                       NAP                                                                      10/01/2004
160                       NAP                                                                      12/01/2004
163                       NAP                                                                      11/01/2004
164                       NAP                                                                      07/01/2004
170                       NAP                                                                      01/01/2004
172                       NAP                                                                      01/01/2005
175                       NAP                                                                      10/01/2004
179                       NAP                                                                      09/01/2004
180                       NAP                                                                      09/10/2004
181                       NAP                                                                      01/01/2005
185                       NAP                                                                      11/01/2004
189                       NAP                                                                      02/01/2005
191                       NAP                                                                      11/01/2004
198                       NAP                                                                      01/01/2005
200                       NAP                                                                      10/01/2004
203                       NAP                                                                      02/01/2005
204                       NAP                                                                      10/01/2004
205                       NAP                                                                      10/01/2004
209                       NAP                                                                      12/01/2004
210                       NAP                                                                      03/01/2005
214                       NAP                                                                      01/01/2005
215                       NAP                                                                      11/01/2004
216                       NAP                                                                      02/01/2005
219                       NAP                                                                      01/01/2005
220                       NAP                                                                      04/01/2004
228                       NAP                                                                      11/01/2004
230                       NAP                                                                      09/01/2004
231                       NAP                                                                      10/01/2004
233                       NAP                                                                      09/01/2004
234                       NAP                                                                      09/01/2004
239                       NAP                                                                      12/10/2004
240                       NAP                                                                      11/01/2004
243                       NAP                                                                      08/01/2004

Total/Weighted Average:

Loan Pool No.             First Payment Date (IO)   First Interest Only Period (mos)   Maturity Date or ARD   ARD Loan (Y/N)
-----------------------   -----------------------   --------------------------------   --------------------   --------------
61                        NAP                       NAP                                02/01/2020             N
80                        NAP                       NAP                                01/01/2015             N
89                        NAP                       NAP                                09/01/2019             N
90                        NAP                       NAP                                09/01/2019             N
103                       NAP                       NAP                                09/01/2014             N
104                       NAP                       NAP                                09/01/2024             N
109                       NAP                       NAP                                09/01/2014             N
110                       NAP                       NAP                                08/01/2024             N
111                       NAP                       NAP                                10/01/2014             N
119                       NAP                       NAP                                09/01/2024             N
122                       NAP                       NAP                                08/01/2019             N
123                       NAP                       NAP                                08/01/2019             N
124                       NAP                       NAP                                08/01/2019             N
125                       NAP                       NAP                                11/01/2024             N
126                       NAP                       NAP                                10/01/2014             N
130                       NAP                       NAP                                09/01/2014             N
134                       NAP                       NAP                                01/01/2015             N
136                       NAP                       NAP                                12/01/2014             N
138                       NAP                       NAP                                12/01/2014             N
139                       NAP                       NAP                                10/01/2014             N
144                       NAP                       NAP                                10/01/2029             N
147                       NAP                       NAP                                01/01/2020             N
149                       NAP                       NAP                                11/01/2024             N
153                       NAP                       NAP                                01/01/2025             N
157                       NAP                       NAP                                08/01/2019             N
159                       NAP                       NAP                                09/01/2019             N
160                       NAP                       NAP                                11/01/2014             N
163                       NAP                       NAP                                10/01/2024             N
164                       NAP                       NAP                                10/01/2023             N
170                       NAP                       NAP                                12/01/2018             N
172                       NAP                       NAP                                12/01/2014             N
175                       NAP                       NAP                                09/01/2014             N
179                       NAP                       NAP                                08/01/2024             N
180                       NAP                       NAP                                08/10/2016             N
181                       NAP                       NAP                                12/01/2014             N
185                       NAP                       NAP                                10/01/2024             N
189                       NAP                       NAP                                01/01/2015             N
191                       NAP                       NAP                                10/01/2019             N
198                       NAP                       NAP                                12/01/2024             N
200                       NAP                       NAP                                09/01/2019             N
203                       NAP                       NAP                                01/01/2025             N
204                       NAP                       NAP                                09/01/2019             N
205                       NAP                       NAP                                09/01/2019             N
209                       NAP                       NAP                                11/01/2014             N
210                       NAP                       NAP                                02/01/2020             N
214                       NAP                       NAP                                12/01/2019             N
215                       NAP                       NAP                                10/01/2024             N
216                       NAP                       NAP                                01/01/2020             N
219                       NAP                       NAP                                12/01/2014             N
220                       NAP                       NAP                                03/01/2014             N
228                       NAP                       NAP                                10/01/2019             N
230                       NAP                       NAP                                08/01/2014             N
231                       NAP                       NAP                                09/01/2019             N
233                       NAP                       NAP                                08/01/2019             N
234                       NAP                       NAP                                08/01/2024             N
239                       NAP                       NAP                                11/10/2014             N
240                       NAP                       NAP                                10/01/2014             N
243                       NAP                       NAP                                07/01/2019             N

Total/Weighted Average:

Loan Pool No.             Maturity Date of ARD Loan   ARD Rate Step   Lockbox Status   Lockbox Type
-----------------------   -------------------------   -------------   --------------   ------------
61                        NAP                         NAP             None             NAP
80                        NAP                         NAP             None             NAP
89                        NAP                         NAP             None             NAP
90                        NAP                         NAP             None             NAP
103                       NAP                         NAP             None             NAP
104                       NAP                         NAP             None             NAP
109                       NAP                         NAP             None             NAP
110                       NAP                         NAP             None             NAP
111                       NAP                         NAP             None             NAP
119                       NAP                         NAP             None             NAP
122                       NAP                         NAP             None             NAP
123                       NAP                         NAP             None             NAP
124                       NAP                         NAP             None             NAP
125                       NAP                         NAP             None             NAP
126                       NAP                         NAP             None             NAP
130                       NAP                         NAP             None             NAP
134                       NAP                         NAP             None             NAP
136                       NAP                         NAP             None             NAP
138                       NAP                         NAP             None             NAP
139                       NAP                         NAP             None             NAP
144                       NAP                         NAP             None             NAP
147                       NAP                         NAP             None             NAP
149                       NAP                         NAP             None             NAP
153                       NAP                         NAP             None             NAP
157                       NAP                         NAP             None             NAP
159                       NAP                         NAP             None             NAP
160                       NAP                         NAP             None             NAP
163                       NAP                         NAP             None             NAP
164                       NAP                         NAP             None             NAP
170                       NAP                         NAP             None             NAP
172                       NAP                         NAP             None             NAP
175                       NAP                         NAP             None             NAP
179                       NAP                         NAP             None             NAP
180                       NAP                         NAP             None             NAP
181                       NAP                         NAP             None             NAP
185                       NAP                         NAP             None             NAP
189                       NAP                         NAP             None             NAP
191                       NAP                         NAP             None             NAP
198                       NAP                         NAP             None             NAP
200                       NAP                         NAP             None             NAP
203                       NAP                         NAP             None             NAP
204                       NAP                         NAP             None             NAP
205                       NAP                         NAP             None             NAP
209                       NAP                         NAP             None             NAP
210                       NAP                         NAP             None             NAP
214                       NAP                         NAP             None             NAP
215                       NAP                         NAP             None             NAP
216                       NAP                         NAP             None             NAP
219                       NAP                         NAP             None             NAP
220                       NAP                         NAP             In-Place         Hard
228                       NAP                         NAP             None             NAP
230                       NAP                         NAP             None             NAP
231                       NAP                         NAP             None             NAP
233                       NAP                         NAP             None             NAP
234                       NAP                         NAP             None             NAP
239                       NAP                         NAP             None             NAP
240                       NAP                         NAP             None             NAP
243                       NAP                         NAP             None             NAP

Total/Weighted Average:

Loan Pool No.             Terms/Description of Springing Lockbox   Orig. Term to Maturity or ARD   Rem. Term   Orig. Amort.
-----------------------   --------------------------------------   -----------------------------   ---------   ------------
61                        NAP                                                                180         180            180
80                        NAP                                                                120         119            300
89                        NAP                                                                180         175            180
90                        NAP                                                                180         175            180
103                       NAP                                                                115         115            301
104                       NAP                                                                240         235            240
109                       NAP                                                                120         115            300
110                       NAP                                                                240         234            240
111                       NAP                                                                120         116            300
119                       NAP                                                                240         235            240
122                       NAP                                                                180         174            180
123                       NAP                                                                180         174            180
124                       NAP                                                                180         174            180
125                       NAP                                                                240         237            240
126                       NAP                                                                120         116            240
130                       NAP                                                                120         115            300
134                       NAP                                                                120         119            300
136                       NAP                                                                120         118            300
138                       NAP                                                                120         118            300
139                       NAP                                                                120         116            240
144                       NAP                                                                300         296            300
147                       NAP                                                                180         179            180
149                       NAP                                                                240         237            240
153                       NAP                                                                240         239            240
157                       NAP                                                                190         174            190
159                       NAP                                                                180         175            180
160                       NAP                                                                120         117            120
163                       NAP                                                                240         236            240
164                       NAP                                                                232         224            232
170                       NAP                                                                180         166            240
172                       NAP                                                                120         118            300
175                       NAP                                                                120         115            240
179                       NAP                                                                240         234            240
180                       NAP                                                                144         138            144
181                       NAP                                                                120         118            240
185                       NAP                                                                240         236            240
189                       NAP                                                                120         119            240
191                       NAP                                                                180         176            180
198                       NAP                                                                240         238            240
200                       NAP                                                                180         175            180
203                       NAP                                                                240         239            240
204                       NAP                                                                180         175            180
205                       NAP                                                                180         175            180
209                       NAP                                                                120         117            240
210                       NAP                                                                180         180            180
214                       NAP                                                                180         178            180
215                       NAP                                                                240         236            240
216                       NAP                                                                180         179            180
219                       NAP                                                                120         118            300
220                       NAP                                                                120         109            120
228                       NAP                                                                180         176            240
230                       NAP                                                                120         114            240
231                       NAP                                                                180         175            180
233                       NAP                                                                180         174            180
234                       NAP                                                                240         234            240
239                       NAP                                                                120         117            300
240                       NAP                                                                120         116            120
243                       NAP                                                                180         173            180

Total/Weighted Average:                                                                      125         115            341

Loan Pool No.             Rem. Amort.   Rate     Loan Constant    Monthly Debt Service (P&I)   Monthly Debt Service (IO)   NOI DSCR
-----------------------   -----------   -----    -------------    --------------------------   -------------------------   --------
61                                180   5.530%           9.824%                      $40,934   NAP                             1.37
80                                299   5.530%           7.391%                      $25,251   NAP                             1.47
89                                175   6.110%          10.198%                      $15,430   NAP                             1.27
90                                175   6.110%          10.198%                      $16,013   NAP                             1.27
103                               301   6.250%           8.797%                      $20,160   NAP                             1.62
104                               235   6.400%           8.876%                      $22,561   NAP                             1.29
109                               295   5.980%           7.717%                      $19,292   NAP                             1.61
110                               234   6.380%           8.862%                      $22,156   NAP                             1.51
111                               296   5.750%           7.549%                      $17,992   NAP                             2.76
119                               235   6.320%           8.820%                      $19,845   NAP                             1.49
122                               174   5.900%          10.062%                      $14,123   NAP                             1.22
123                               174   5.900%          10.062%                       $5,975   NAP                             1.22
124                               174   5.900%          10.062%                       $2,037   NAP                             1.22
125                               237   5.840%           8.487%                      $18,388   NAP                             1.33
126                               236   6.190%           8.729%                      $18,731   NAP                             1.35
130                               295   6.310%           7.961%                      $16,585   NAP                             1.74
134                               299   5.480%           7.355%                      $14,709   NAP                             1.56
136                               298   5.490%           7.362%                      $14,724   NAP                             1.80
138                               298   5.530%           7.391%                      $14,319   NAP                             1.39
139                               236   5.850%           8.494%                      $16,456   NAP                             1.38
144                               296   6.370%           8.005%                      $14,676   NAP                             1.62
147                               179   5.640%           9.894%                      $17,315   NAP                             1.56
149                               237   5.880%           8.514%                      $14,900   NAP                             1.31
153                               239   5.690%           8.384%                      $13,973   NAP                             1.42
157                               174   5.930%           9.753%                      $17,067   NAP                             1.34
159                               175   6.260%          10.296%                      $17,159   NAP                             1.32
160                               117   5.350%          12.934%                      $21,557   NAP                             1.29
163                               236   6.300%           8.806%                      $13,943   NAP                             1.42
164                               224   5.660%           8.520%                      $13,596   NAP                             1.48
170                               226   6.500%           8.947%                      $13,980   NAP                             1.36
172                               298   5.720%           7.528%                      $11,291   NAP                             1.60
175                               235   6.180%           8.722%                      $13,083   NAP                             1.17
179                               234   6.400%           8.876%                      $12,575   NAP                             1.82
180                               138   5.750%          11.556%                      $16,467   NAP                             1.39
181                               238   6.200%           8.736%                      $12,049   NAP                             1.21
185                               236   6.070%           8.646%                      $11,528   NAP                             2.45
189                               239   5.450%           8.221%                      $10,550   NAP                             1.80
191                               176   6.070%          10.172%                      $12,715   NAP                             1.25
198                               238   5.720%           8.404%                       $9,805   NAP                             1.37
200                               175   6.000%          10.126%                      $11,814   NAP                             1.30
203                               239   5.790%           8.452%                       $9,509   NAP                             1.41
204                               175   5.700%           9.933%                       $4,865   NAP                             1.16
205                               175   5.700%           9.933%                       $6,310   NAP                             1.16
209                               237   5.870%           8.507%                       $9,216   NAP                             1.37
210                               180   5.500%           9.805%                       $9,805   NAP                             1.45
214                               178   5.530%           9.824%                       $9,824   NAP                             1.28
215                               236   6.100%           8.667%                       $8,667   NAP                             1.41
216                               179   5.640%           9.894%                       $9,482   NAP                             1.51
219                               298   5.660%           7.484%                       $6,860   NAP                             2.10
220                               109   5.450%          12.993%                      $12,723   NAP                             1.22
228                               236   6.020%           8.611%                       $7,176   NAP                             2.31
230                               234   6.380%           8.862%                       $7,385   NAP                             1.52
231                               175   6.125%          10.208%                       $8,506   NAP                             1.13
233                               174   5.900%          10.062%                       $7,965   NAP                             1.41
234                               234   6.450%           8.912%                       $6,684   NAP                             1.58
239                               297   5.730%           7.535%                       $4,395   NAP                             2.42
240                               116   5.770%          13.184%                       $7,691   NAP                             1.24
243                               173   5.700%           9.933%                       $4,553   NAP                             2.50

Total/Weighted Average:           329   5.848%

Loan Pool No.             NOI DSCR (after IO period)   Current DSCR   Implied DSCR @ 8.00% Constant   DSCR (after IO period)
-----------------------   --------------------------   ------------   -----------------------------   ----------------------
61                        NAP                                  1.11                            1.36   NAP
80                        NAP                                  1.33                            1.23   NAP
89                        NAP                                  1.07                            1.39   NAP
90                        NAP                                  1.07                            1.39   NAP
103                       NAP                                  1.29                            1.29   NAP
104                       NAP                                  1.08                            1.21   NAP
109                       NAP                                  1.34                            1.30   NAP
110                       NAP                                  1.40                            1.57   NAP
111                       NAP                                  2.72                            2.58   NAP
119                       NAP                                  1.37                            1.52   NAP
122                       NAP                                  1.04                            1.33   NAP
123                       NAP                                  1.04                            1.33   NAP
124                       NAP                                  1.04                            1.33   NAP
125                       NAP                                  1.07                            1.14   NAP
126                       NAP                                  1.16                            1.27   NAP
130                       NAP                                  1.44                            1.44   NAP
134                       NAP                                  1.38                            1.27   NAP
136                       NAP                                  1.75                            1.62   NAP
138                       NAP                                  1.23                            1.14   NAP
139                       NAP                                  1.13                            1.21   NAP
144                       NAP                                  1.54                            1.55   NAP
147                       NAP                                  1.53                            1.90   NAP
149                       NAP                                  1.12                            1.20   NAP
153                       NAP                                  1.33                            1.39   NAP
157                       NAP                                  1.29                            1.65   NAP
159                       NAP                                  1.19                            1.55   NAP
160                       NAP                                  1.13                            1.87   NAP
163                       NAP                                  1.35                            1.50   NAP
164                       NAP                                  1.40                            1.52   NAP
170                       NAP                                  1.10                            1.27   NAP
172                       NAP                                  1.46                            1.38   NAP
175                       NAP                                  1.08                            1.19   NAP
179                       NAP                                  1.51                            1.69   NAP
180                       NAP                                  1.08                            1.60   NAP
181                       NAP                                  1.10                            1.21   NAP
185                       NAP                                  2.15                            2.34   NAP
189                       NAP                                  1.49                            1.54   NAP
191                       NAP                                  1.12                            1.44   NAP
198                       NAP                                  1.28                            1.36   NAP
200                       NAP                                  1.10                            1.42   NAP
203                       NAP                                  1.16                            1.22   NAP
204                       NAP                                  1.03                            1.30   NAP
205                       NAP                                  1.03                            1.30   NAP
209                       NAP                                  1.22                            1.30   NAP
210                       NAP                                  1.24                            1.52   NAP
214                       NAP                                  1.12                            1.38   NAP
215                       NAP                                  1.28                            1.40   NAP
216                       NAP                                  1.47                            1.83   NAP
219                       NAP                                  1.56                            1.46   NAP
220                       NAP                                  1.16                            2.03   NAP
228                       NAP                                  1.92                            2.08   NAP
230                       NAP                                  1.30                            1.46   NAP
231                       NAP                                  1.01                            1.31   NAP
233                       NAP                                  1.26                            1.62   NAP
234                       NAP                                  1.12                            1.27   NAP
239                       NAP                                  2.23                            2.11   NAP
240                       NAP                                  1.10                            1.86   NAP
243                       NAP                                  2.09                            2.66   NAP

Total/Weighted Average:                                       2.05x

Loan Pool No.             Annual Debt Service   Cut-Off Date Balance per Unit or SF   Interest Accrual Method   Balloon Loan (Y/N)
-----------------------   -------------------   -----------------------------------   -----------------------   ------------------
61                                   $491,206                                   $28   30/360                    N
80                                   $303,013                                  $123   30/360                    Y
89                                   $185,164                                   $32   30/360                    N
90                                   $192,152                                   $32   30/360                    N
103                                  $241,917                                   $67   30/360                    Y
104                                  $270,729                                   $50   30/360                    N
109                                  $231,509                                   $52   30/360                    Y
110                                  $265,869                                  $114   30/360                    N
111                                  $215,909                                   $43   30/360                    Y
119                                  $238,145                                   $89   30/360                    N
122                                  $169,479                                   $50   30/360                    N
123                                   $71,703                                   $50   30/360                    N
124                                   $24,444                                   $50   30/360                    N
125                                  $220,656                                   $65   30/360                    N
126                                  $224,778                                   $75   30/360                    Y
130                                  $199,015                                   $41   30/360                    Y
134                                  $176,513                                   $56   30/360                    Y
136                                  $176,685                                   $52   30/360                    Y
138                                  $171,831                                  $101   30/360                    Y
139                                  $197,477                                   $72   30/360                    Y
144                                  $176,116                                  $160   30/360                    N
147                                  $207,782                                   $42   30/360                    N
149                                  $178,800                                   $90   30/360                    N
153                                  $167,679                                  $116   30/360                    N
157                                  $204,804                                  $182   30/360                    N
159                                  $205,912                                  $103   30/360                    N
160                                  $258,683                                   $20   30/360                    N
163                                  $167,317                                   $24   30/360                    N
164                                  $163,150                                  $136   30/360                    N
170                                  $167,754                                   $26   30/360                    Y
172                                  $135,496                                  $105   30/360                    Y
175                                  $157,000                               $35,615   30/360                    Y
179                                  $150,898                                   $36   30/360                    N
180                                  $197,600                                   $30   30/360                    N
181                                  $144,584                                  $105   30/360                    Y
185                                  $138,331                                   $45   30/360                    N
189                                  $126,600                                   $26   30/360                    Y
191                                  $152,576                                   $65   30/360                    N
198                                  $117,663                                  $235   30/360                    N
200                                  $141,768                                   $36   30/360                    N
203                                  $114,108                                   $22   30/360                    N
204                                   $58,377                                   $61   30/360                    N
205                                   $75,716                                   $61   30/360                    N
209                                  $110,596                                   $68   30/360                    Y
210                                  $117,660                                   $25   30/360                    N
214                                  $117,889                                  $117   30/360                    N
215                                  $103,998                                  $117   30/360                    N
216                                  $113,785                                   $77   30/360                    N
219                                   $82,326                                   $35   30/360                    Y
220                                  $152,673                                  $100   30/360                    N
228                                   $86,110                                   $51   30/360                    Y
230                                   $88,623                                   $55   30/360                    Y
231                                  $102,075                               $24,570   30/360                    N
233                                   $95,585                                   $75   30/360                    N
234                                   $80,204                                   $62   30/360                    N
239                                   $52,743                                   $89   30/360                    Y
240                                   $92,290                                   $43   30/360                    N
243                                   $54,630                                   $24   30/360                    N

Total/Weighted Average:

Loan Pool No.             Balloon Balance   Balloon LTV    Cut-Off Date LTV    Appraised Value   Source of Current Value
-----------------------   ---------------   -----------    ----------------    ---------------   -----------------------
61                                $40,747           0.5%               64.9%        $7,700,000   Appraisal
80                             $3,095,368          54.5%               72.1%        $5,675,000   Appraisal
89                                $15,352           0.6%               67.3%        $2,650,000   Appraisal
90                                $15,931           0.6%               67.3%        $2,750,000   Appraisal
103                            $2,359,081          51.1%               65.7%        $4,620,000   Appraisal
104                               $22,439           0.5%               63.4%        $4,760,000   Appraisal
109                            $2,296,991          47.9%               62.0%        $4,800,000   Appraisal
110                               $22,037           0.5%               64.4%        $4,600,000   Appraisal
111                            $2,174,268          34.0%               44.4%        $6,400,000   Appraisal
119                               $19,740           0.4%               53.4%        $5,000,000   Appraisal
122                               $14,055           0.5%               63.4%        $2,600,000   Appraisal
123                                $5,946           0.5%               63.4%        $1,100,000   Appraisal
124                                $2,027           0.5%               63.4%          $375,000   Appraisal
125                               $18,301           0.5%               67.3%        $3,840,000   Appraisal
126                            $1,682,846          48.1%               72.9%        $3,500,000   Appraisal
130                            $1,933,297          32.2%               41.4%        $6,000,000   Appraisal
134                            $1,809,027          46.7%               61.9%        $3,870,000   Appraisal
136                            $1,809,607          44.4%               58.7%        $4,075,000   Appraisal
138                            $1,755,300          50.9%               67.2%        $3,450,000   Appraisal
139                            $1,501,532          48.4%               74.3%        $3,100,000   Appraisal
144                               $14,602           0.3%               49.4%        $4,425,000   Appraisal
147                               $17,235           0.5%               63.4%        $3,300,000   Appraisal
149                               $14,829           0.5%               64.2%        $3,250,000   Appraisal
153                               $13,908           0.5%               67.6%        $2,950,000   Appraisal
157                               $16,982           0.5%               58.5%        $3,400,000   Appraisal
159                               $17,070           0.5%               61.4%        $3,200,000   Appraisal
160                               $21,461           0.6%               54.6%        $3,590,000   Appraisal
163                               $13,872           0.4%               52.5%        $3,590,000   Appraisal
164                               $13,531           0.4%               54.3%        $3,460,000   Appraisal
170                              $724,527          29.0%               72.8%        $2,500,000   Appraisal
172                            $1,367,135          45.2%               59.3%        $3,025,000   Appraisal
175                            $1,175,952          48.0%               72.7%        $2,450,000   Appraisal
179                               $12,507           0.2%               30.5%        $5,500,000   Appraisal
180                               $16,388           0.4%               41.5%        $4,000,000   Appraisal
181                            $1,081,969          48.1%               73.2%        $2,250,000   Appraisal
185                               $11,472           0.3%               37.8%        $4,200,000   Appraisal
189                              $980,437          28.4%               44.5%        $3,450,000   Appraisal
191                               $12,651           0.5%               63.6%        $2,325,000   Appraisal
198                                $9,757           0.4%               57.5%        $2,425,000   Appraisal
200                               $11,754           0.5%               55.0%        $2,500,000   Appraisal
203                                $9,464           0.5%               67.4%        $2,000,000   Appraisal
204                                $4,842           0.5%               57.2%        $1,010,000   Appraisal
205                                $6,281           0.5%               57.2%        $1,310,000   Appraisal
209                              $840,159          37.3%               57.4%        $2,250,000   Appraisal
210                                $9,761           0.5%               64.9%        $1,850,000   Appraisal
214                                $9,778           0.5%               64.4%        $1,850,000   Appraisal
215                                $8,625           0.4%               54.1%        $2,200,000   Appraisal
216                                $9,438           0.5%               65.9%        $1,740,000   Appraisal
219                              $833,897          38.8%               51.0%        $2,150,000   Appraisal
220                               $12,665           0.5%               40.1%        $2,725,000   Appraisal
228                              $376,286          16.9%               44.5%        $2,230,000   Appraisal
230                              $657,807          37.1%               55.6%        $1,775,000   Appraisal
231                                $8,463           0.6%               66.0%        $1,490,000   Appraisal
233                                $7,925           0.5%               59.2%        $1,570,000   Appraisal
234                                $6,649           0.5%               62.2%        $1,430,000   Appraisal
239                              $531,830          38.0%               49.8%        $1,400,000   Appraisal
240                                $7,654           0.5%               42.7%        $1,600,000   Appraisal
243                                $4,532           0.3%               32.5%        $1,650,000   Appraisal

Total/Weighted Average:                            50.3%               59.4%

Loan Pool No.             Valuation Date   Rem. Tax Credits   Original Appraised Value   Original Appraisal Report Date
-----------------------   --------------   ----------------   ------------------------   ------------------------------
61                        12/06/2004       NAP                              $7,700,000   12/29/2004
80                        11/02/2004       NAP                              $5,675,000   11/09/2004
89                        08/04/2004       NAP                              $2,650,000   08/09/2004
90                        08/02/2004       NAP                              $2,750,000   08/10/2004
103                       07/16/2004       NAP                              $4,620,000   08/11/2004
104                       07/22/2004       NAP                              $4,760,000   08/11/2004
109                       07/01/2004       NAP                              $4,800,000   07/01/2004
110                       06/04/2004       NAP                              $4,600,000   06/04/2004
111                       08/30/2004       NAP                              $6,400,000   09/08/2004
119                       07/15/2004       NAP                              $5,000,000   07/27/2004
122                       06/10/2004       NAP                              $2,600,000   06/23/2004
123                       06/10/2004       NAP                              $1,100,000   06/23/2004
124                       06/10/2004       NAP                                $375,000   06/23/2004
125                       09/30/2004       NAP                              $3,840,000   10/08/2004
126                       07/20/2004       NAP                              $3,500,000   07/30/2004
130                       07/21/2004       NAP                              $6,000,000   07/27/2004
134                       11/26/2004       NAP                              $3,870,000   12/02/2004
136                       11/03/2004       NAP                              $4,075,000   11/23/2004
138                       11/04/2004       NAP                              $3,450,000   11/11/2004
139                       09/01/2004       NAP                              $3,100,000   08/13/2004
144                       07/21/2004       NAP                              $4,425,000   07/29/2004
147                       11/09/2004       NAP                              $3,300,000   11/29/2004
149                       10/03/2004       NAP                              $3,250,000   10/15/2004
153                       11/16/2004       NAP                              $2,950,000   11/24/2004
157                       08/25/2003       NAP                              $3,400,000   09/02/2003
159                       07/20/2004       NAP                              $3,200,000   07/27/2004
160                       08/31/2004       NAP                              $3,590,000   10/08/2004
163                       09/09/2004       NAP                              $3,590,000   09/20/2004
164                       04/19/2004       NAP                              $3,460,000   04/30/2004
170                       10/28/2003       NAP                              $2,500,000   11/05/2003
172                       10/05/2004       NAP                              $3,025,000   10/12/2004
175                       07/15/2004       NAP                              $2,450,000   07/30/2004
179                       05/31/2004       NAP                              $5,500,000   06/23/2004
180                       06/17/2004       NAP                              $4,000,000   07/12/2004
181                       09/15/2004       NAP                              $2,250,000   09/23/2004
185                       09/16/2004       NAP                              $4,200,000   09/16/2004
189                       11/11/2004       NAP                              $3,450,000   11/17/2004
191                       10/01/2004       NAP                              $2,325,000   07/14/2004
198                       11/10/2004       NAP                              $2,425,000   11/23/2004
200                       06/30/2004       NAP                              $2,500,000   07/09/2004
203                       11/18/2004       NAP                              $2,000,000   11/29/2004
204                       04/17/2004       NAP                              $1,010,000   04/19/2004
205                       04/16/2004       NAP                              $1,310,000   04/19/2004
209                       09/07/2004       NAP                              $2,250,000   09/14/2004
210                       12/23/2004       NAP                              $1,850,000   01/04/2005
214                       11/10/2004       NAP                              $1,850,000   11/18/2004
215                       08/24/2004       NAP                              $2,200,000   08/26/2004
216                       11/09/2004       NAP                              $1,740,000   11/30/2004
219                       10/11/2004       NAP                              $2,150,000   10/29/2004
220                       01/15/2004       NAP                              $2,725,000   01/15/2004
228                       08/24/2004       NAP                              $2,230,000   09/03/2004
230                       06/11/2004       NAP                              $1,775,000   07/02/2004
231                       07/16/2004       NAP                              $1,490,000   07/27/2004
233                       06/09/2004       NAP                              $1,570,000   06/15/2004
234                       06/28/2004       NAP                              $1,430,000   07/05/2004
239                       08/25/2004       NAP                              $1,400,000   09/09/2004
240                       08/02/2004       NAP                              $1,600,000   08/09/2004
243                       05/20/2004       NAP                              $1,650,000   05/26/2004

Total/Weighted Average:

Loan Pool No.             Capitalization Rate   FIRREA Appraisal (Y/N)   Phase I Date   Phase II Date   Engineering Report Date
-----------------------   -------------------   ----------------------   ------------   -------------   -----------------------
61                        NAP                   Y                        12/06/2004     NAP             12/06/2004
80                        NAP                   Y                        11/08/2004     NAP             11/08/2004
89                        NAP                   Y                        07/30/2004     NAP             08/20/2004
90                        NAP                   Y                        07/30/2004     NAP             08/17/2004
103                       NAP                   Y                        07/26/2004     NAP             07/26/2004
104                       NAP                   Y                        08/09/2004     NAP             08/04/2004
109                       NAP                   N                        07/21/2004     NAP             07/21/2004
110                       NAP                   N                        06/08/2004     NAP             06/08/2004
111                       NAP                   Y                        08/27/2004     NAP             08/23/2004
119                       NAP                   Y                        08/05/2004     01/21/2003      07/14/2004
122                       NAP                   Y                        06/18/2004     NAP             06/22/2004
123                       NAP                   Y                        06/18/2004     NAP             06/22/2004
124                       NAP                   Y                        06/18/2004     NAP             06/22/2004
125                       NAP                   Y                        09/23/2004     NAP             09/23/2004
126                       NAP                   Y                        08/25/2004     NAP             09/03/2004
130                       NAP                   Y                        07/26/2004     NAP             07/29/2004
134                       NAP                   Y                        12/15/2004     NAP             12/06/2004
136                       NAP                   Y                        11/08/2004     NAP             11/08/2004
138                       NAP                   Y                        11/05/2004     NAP             11/05/2004
139                       NAP                   N                        08/25/2004     NAP             08/25/2004
144                       NAP                   Y                        07/16/2004     NAP             09/09/2004
147                       NAP                   Y                        11/23/2004     NAP             11/19/2004
149                       NAP                   Y                        10/11/2004     NAP             10/18/2004
153                       NAP                   Y                        11/11/2004     NAP             12/02/2004
157                       NAP                   Y                        09/05/2003     NAP             09/05/2003
159                       NAP                   Y                        07/15/2004     NAP             07/14/2004
160                       NAP                   Y                        12/10/2004     NAP             10/28/2004
163                       NAP                   Y                        09/14/2004     NAP             09/14/2004
164                       NAP                   Y                        04/26/2004     NAP             04/28/2004
170                       NAP                   Y                        11/11/2003     NAP             11/19/2003
172                       NAP                   Y                        10/12/2004     NAP             10/12/2004
175                       NAP                   Y                        07/27/2004     NAP             08/11/2004
179                       NAP                   N                        06/02/2004     NAP             06/02/2004
180                       NAP                   Y                        06/22/2004     NAP             06/22/2004
181                       NAP                   Y                        09/30/2004     NAP             09/30/2004
185                       NAP                   Y                        06/22/2004     08/13/2004      09/14/2004
189                       NAP                   N                        12/20/2004     NAP             12/06/2004
191                       NAP                   Y                        09/02/2004     NAP             09/17/2004
198                       NAP                   Y                        11/02/2004     NAP             11/16/2004
200                       NAP                   Y                        07/09/2004     NAP             07/09/2004
203                       NAP                   Y                        11/24/2004     NAP             11/24/2004
204                       NAP                   N                        10/01/2003     10/01/2003      07/19/2004
205                       NAP                   N                        05/19/2004     NAP             06/30/2004
209                       NAP                   Y                        09/27/2004     NAP             09/24/2004
210                       NAP                   N                        12/17/2004     NAP             12/29/2004
214                       NAP                   Y                        11/16/2004     NAP             11/16/2004
215                       NAP                   Y                        08/28/2004     NAP             08/27/2004
216                       NAP                   Y                        11/24/2004     NAP             11/22/2004
219                       NAP                   N                        10/25/2004     NAP             11/05/2004
220                       NAP                   N                        01/20/2004     NAP             01/20/2004
228                       NAP                   Y                        09/15/2004     NAP             09/15/2004
230                       NAP                   Y                        05/13/2004     NAP             07/09/2004
231                       NAP                   Y                        07/28/2004     NAP             07/22/2004
233                       NAP                   Y                        06/22/2004     NAP             06/22/2004
234                       NAP                   Y                        07/06/2004     NAP             07/06/2004
239                       NAP                   N                        10/15/2004     NAP             10/15/2004
240                       NAP                   Y                        08/11/2004     NAP             08/10/2004
243                       NAP                   Y                        05/06/2004     NAP             05/06/2004

Total/Weighted Average:

Loan Pool No.             UCF   Underwritten NOI   Date of Operating Statement   Years of Financial Information
-----------------------   ---   ----------------   ---------------------------   ------------------------------
61                        $545,6        $670,861   06/30/2004                                                 3
80                        $404,1        $445,192   09/30/2004                                                 3
89                        $202,8        $240,706   12/31/2003                                                 2
90                        $202,3        $237,390   12/31/2003                                                 3
103                       $312,7        $392,656   09/30/2004                                                 4
104                       $292,9        $349,301   12/31/2003                                                 3
109                       $310,4        $372,170   12/31/2003                                                 3
110                       $372,3        $402,006   Appraisal                     Appraisal
111                       $586,7        $596,667   12/31/2003                                                 3
119                       $325,1        $355,214   Appraisal                     Appraisal
122                       $168,5        $195,387   12/31/2003                                                 2
123                       $81,86         $95,983   12/31/2003                                                 3
124                       $25,49         $32,642   12/31/2003                                                 3
125                       $235,9        $292,981   07/31/2004                                                 3
126                       $260,3        $303,035   Appraisal                     Appraisal
130                       $285,6        $347,108   12/31/2003                                                 3
134                       $243,9        $275,538   12/31/2003                                                 3
136                       $310,0        $317,402   05/31/2004                                                 4
138                       $211,0        $238,194   09/01/2004                                                 0
139                       $223,8        $271,954   04/30/2004                                                 2
144                       $270,8        $285,362   Appraisal                     Appraisal
147                       $317,3        $324,864   Appraisal                     Appraisal
149                       $200,4        $234,773   12/31/2003                                                 2
153                       $222,4        $237,819   10/20/2004                                                 1
157                       $263,2        $274,629   Appraisal                     Appraisal
159                       $244,4        $270,901   12/31/2003                                                 3
160                       $292,9        $332,581   12/31/2003                                                 2
163                       $226,2        $238,211   07/31/2004                                                 3
164                       $227,9        $241,231   Appraisal                     Appraisal
170                       $185,3        $227,760   12/31/2003                                                 2
172                       $197,4        $217,032   Appraisal                     Appraisal
175                       $169,2        $184,296   12/31/2003                                                 1
179                       $227,1        $274,365   12/31/2003                                                 3
180                       $213,0        $274,461   04/30/2004                                                 4
181                       $159,6        $175,033   04/30/2004                                                 3
185                       $297,1        $339,274   12/31/2003                                                 3
189                       $189,2        $227,585   09/30/2004                                                 4
191                       $170,2        $190,639   Appraisal                     Appraisal
198                       $151,1        $160,636   Appraisal                     Appraisal
200                       $156,0        $184,690   07/31/2004                                                 4
203                       $131,8        $160,851   Appraisal                     Appraisal
204                       $65,76         $74,874   Appraisal                     Appraisal
205                       $71,88         $81,189   Appraisal                     Appraisal
209                       $134,7        $151,433   Appraisal                     Appraisal
210                       $146,0        $170,035   Appraisal                     Appraisal
214                       $131,7        $151,090   12/31/2003                                                 1
215                       $133,0        $146,460   06/30/2004                                               1.5
216                       $167,7        $171,418   Appraisal                     Appraisal
219                       $128,0        $172,770   05/31/2004                                                 1
220                       $177,1        $186,032   12/31/2001                                                 2
228                       $164,9        $198,562   12/31/2003                                                 1
230                       $115,5        $135,103   06/11/2004                                               2.5
231                       $103,3        $115,353   06/30/2004                                               3.5
233                       $120,2        $135,108   12/31/2003                                                 3
234                       $90,01        $126,759   12/31/2003                                                 2
239                       $117,4        $127,664   12/31/2003                                                 3
240                       $101,6        $114,408   05/31/2004                                                 2
243                       $113,9        $136,821   12/31/2003                                                 3

Total/Weighted Average:

Loan Pool No.             Largest Tenant                                    Lease Expiration Date of Largest Tenant
-----------------------   -----------------------------------------------   ---------------------------------------
61                        Research Arts, Inc                                05/31/2005
80                        Frazee Industries, Inc., a Delaware Corporation   03/31/2009
89                        Atlantel                                          08/31/2019
90                        Gimborn Pet Specialities, LLC                     05/31/2007
103                       Western Bank                                      01/31/2009
104                       Aspect Systems                                    11/30/2007
109                       J-R Off Price Clothing, Inc.                      03/31/2005
110                       Man-Dell Food Stores, Inc.                        04/30/2024
111                       NAP                                               NAP
119                       Blockbuster                                       08/31/2011
122                       Wuestoff Health Systems                           08/31/2004
123                       Address & Mail                                    02/01/2005
124                       Dean Stewart Photography                          03/31/2006
125                       Jill Cawley & Kenneth Houston                     04/30/2007
126                       National City Bank                                07/31/2014
130                       Life Enhancement Products, Inc                    09/30/2005
134                       East Coast Stationary                             12/31/2005
136                       NAP                                               NAP
138                       Thunderbird Mini Mart                             12/31/2008
139                       Marks & Harrison                                  10/31/2014
144                       Walgreens                                         05/31/2079
147                       Factory Builder Stores                            12/01/2019
149                       Dr. Steve Selchow (Dakota Valley)                 08/31/2015
153                       Advance Auto                                      05/31/2014
157                       Eckerd Corporation                                08/31/2019
159                       CSC Holdings, Inc.                                12/31/2005
160                       GLI, Inc.                                         05/31/2015
163                       NAP                                               NAP
164                       Eckerd Corp.                                      10/15/2023
170                       Team Lubrication                                  02/28/2006
172                       After Hours Medical                               11/13/2011
175                       NAP                                               NAP
179                       Magellan's International Travel Corp.,            02/29/2008
                          a California Corporation
180                       Cardinal Health                                   12/31/2009
181                       Joe's Grill                                       03/31/2009
185                       Zion's Golf                                       07/01/2006
189                       Carriage Crafters Inc.                            05/31/2007
191                       Tractor Supply Company                            09/30/2019
198                       Bank of America                                   12/31/2013
200                       Dowling Graphics                                  04/10/2008
203                       Cequent Trailer Products, Inc.                    08/04/2014
204                       Family Dollar Store                               12/31/2013
205                       Family Dollar #5820                               12/31/2013
209                       Tractor Supply Store                              08/31/2019
210                       Magic City Beverage                               12/31/2019
214                       Weisser Engineering Co.                           09/29/2029
215                       Aurello's Pizza                                   09/30/2014
216                       Factory Builder Stores                            12/01/2019
219                       Psychiatric Care Inc.                             03/31/2005
220                       Eckerd Store #8186                                11/11/2018
228                       J. Gottlieb Companies, LLC.                       08/31/2009
230                       Star One Realtors                                 03/30/2006
231                       NAP                                               NAP
233                       LFP Pharmacy                                      03/31/2007
234                       iCentris                                          02/28/2006
239                       Pella Windows & Doors, LLC                        01/31/2005
240                       Iowa Realty Company, Inc.                         07/01/2012
243                       Cargo City, Inc.                                  11/30/2011

Total/Weighted Average:

Loan Pool No.             NSF of Largest Tenant (SF)   % NSF of the Largest Tenant (%)
-----------------------   --------------------------   -------------------------------
61                                            17,550                               9.8%
80                                             6,106                              18.3%
89                                            24,447                              41.7%
90                                            56,530                             100.0%
103                                            7,019                              15.5%
104                                           23,264                              38.7%
109                                           14,100                              24.6%
110                                           15,800                              60.9%
111                                              NAP                               NAP
119                                            5,000                              16.7%
122                                            3,000                              12.8%
123                                            6,750                              33.3%
124                                            6,700                              83.8%
125                                            3,083                               7.8%
126                                           34,050                             100.0%
130                                            7,495                              12.5%
134                                            8,400                              19.6%
136                                              NAP                               NAP
138                                            3,400                              14.8%
139                                           10,480                              32.7%
144                                           13,650                             100.0%
147                                           50,000                             100.0%
149                                            7,050                              30.4%
153                                            6,972                              40.5%
157                                           10,908                             100.0%
159                                           13,685                              71.4%
160                                          100,472                             100.0%
163                                              NAP                               NAP
164                                           13,813                             100.0%
170                                            6,000                               8.6%
172                                            4,682                              27.5%
175                                              NAP                               NAP
179                                           26,323                              56.1%
180                                           55,042                             100.0%
181                                            4,800                              30.5%
185                                            4,800                              13.7%
189                                           16,200                              27.7%
191                                           22,672                             100.0%
198                                            4,133                              69.7%
200                                           18,845                              49.3%
203                                           42,000                              70.0%
204                                           10,000                             100.0%
205                                           10,000                              84.0%
209                                           19,097                             100.0%
210                                           47,409                             100.0%
214                                           10,220                             100.0%
215                                            3,622                              35.8%
216                                           14,833                             100.0%
219                                            5,392                              17.0%
220                                           10,908                             100.0%
228                                            6,100                              31.5%
230                                            4,000                              22.3%
231                                              NAP                               NAP
233                                            5,838                              47.0%
234                                            5,147                              36.1%
239                                            1,864                              23.9%
240                                            9,634                              60.3%
243                                           19,184                              87.5%

Total/Weighted Average:

Loan Pool No.             2nd Largest Tenant                              Lease Expiration Date of 2nd Largest Tenant
-----------------------   ---------------------------------------------   -------------------------------------------
61                        Acquest Enterprises, LLC                        10/31/2009
80                        Kathy Earle & Jenni Southwell                   06/30/2009
89                        Mason Murer Fine Art, Inc.                      08/31/2019
90                        NAP                                             NAP
103                       Northland Foundation                            04/30/2012
104                       US Monolithics, LLC                             02/28/2007
109                       Tops Plus, Inc. and Elias Yidohay, Tr.          04/30/2009
110                       Delmar Drugs Inc.                               05/31/2015
111                       NAP                                             NAP
119                       Dollar Store                                    12/31/2009
122                       Traditional Floorcovering                       02/28/2008
123                       Safety Council                                  12/31/2007
124                       Sprint                                          10/31/2006
125                       Harper Houf Righellis, Inc.                     10/31/2005
126                       NAP                                             NAP
130                       Splendido Biscotti                              03/31/2006
134                       Frank Illidge                                   07/31/2005
136                       NAP                                             NAP
138                       Ledezma's Electronics                           06/30/2007
139                       Commonwealth Capital Mgmt.                      03/31/2005
144                       NAP                                             NAP
147                       NAP                                             NAP
149                       Robert Miller (Lakeville Orthodontics)          12/31/2010
153                       Golden Dragon                                   06/30/2006
157                       NAP                                             NAP
159                       Huntington Chevrolet, Inc.                      02/28/2006
160                       NAP                                             NAP
163                       NAP                                             NAP
164                       NAP                                             NAP
170                       C & R Countertops                               09/30/2008
172                       X-Zone                                          04/30/2009
175                       NAP                                             NAP
179                       Calvary Chapel of Santa Barbara, a Non-Profit   08/31/2008
                          501-3C Corporation
180                       NAP                                             NAP
181                       Big O Tires                                     02/28/2009
185                       Scaldoni's Restaurant                           07/01/2005
189                       Creative Posters, Inc.                          07/31/2006
191                       NAP                                             NAP
198                       Pizzerias, LLC dba Papa Johns                   02/28/2015
200                       Boat US/West Marine                             09/30/2005
203                       Gruma Corporation                               10/31/2007
204                       NAP                                             NAP
205                       Beauty Zone, Inc.                               09/30/2009
209                       NAP                                             NAP
210                       NAP                                             NAP
214                       NAP                                             NAP
215                       Pastrami Dans                                   09/30/2014
216                       NAP                                             NAP
219                       Kendall & Davis of Indiana                      10/31/2007
220                       NAP                                             NAP
228                       Candlewood Partners                             10/17/2014
230                       Buckner Martial Arts                            11/30/2009
231                       NAP                                             NAP
233                       Southeast Dry Cleaners                          03/31/2009
234                       Cottonwood Pediatric DDS                        12/31/2005
239                       Signs By Tomorrow                               04/30/2008
240                       Zehra Pilipovic & Asima Deumic                  07/01/2007
243                       Air City                                        11/30/2011

Total/Weighted Average:

Loan Pool No.             NSF of 2nd Largest Tenant (SF)   % NSF of 2nd Largest Tenant (%)    3rd Largest Tenant
-----------------------   ------------------------------   -------------------------------    ----------------------------------
61                                                17,550                               9.8%   5th Avenue Furniture, Inc.
80                                                 5,244                              15.8%   Pete Doyon and Linda Doyon
89                                                24,180                              41.2%   Technosedia
90                                                   NAP                               NAP    NAP
103                                                4,700                              10.4%   UBS Financial Services, Inc.
104                                               14,408                              24.0%   Specialized REO Prop. dba Symetrix
109                                                7,802                              13.6%   Howard B. Klein
110                                                1,980                               7.6%   Laundromat
111                                                  NAP                               NAP    NAP
119                                                3,664                              12.2%   Birdie's Wings & Things
122                                                3,000                              12.8%   Donivan Technologies
123                                                5,250                              25.9%   Quest Diagnostic
124                                                1,300                              16.3%   NAP
125                                                3,000                               7.6%   Itron Inc.
126                                                  NAP                               NAP    NAP
130                                                5,460                               9.1%   Holly Solar
134                                                3,650                               8.5%   Telesystems, Inc.
136                                                  NAP                               NAP    NAP
138                                                3,000                              13.1%   Clinica Adelante, Inc.
139                                                4,853                              15.2%   Kimberly-Horn & Associates Inc
144                                                  NAP                               NAP    NAP
147                                                  NAP                               NAP    NAP
149                                                3,888                              16.8%   Fairview Health Service
153                                                1,650                               9.6%   H&R Block
157                                                  NAP                               NAP    NAP
159                                                5,475                              28.6%   NAP
160                                                  NAP                               NAP    NAP
163                                                  NAP                               NAP    NAP
164                                                  NAP                               NAP    NAP
170                                                4,800                               6.9%   Glory Foods
172                                                4,480                              26.3%   West Valley Womens Center
175                                                  NAP                               NAP    NAP
179                                               20,632                              43.9%   NAP
180                                                  NAP                               NAP    NAP
181                                                4,736                              30.1%   Antigua Tanning
185                                                3,600                              10.3%   New Promise Lutheran Church
189                                               12,000                              20.5%   F & M Enterprises, LLC
191                                                  NAP                               NAP    NAP
198                                                1,100                              18.6%   Grand Avenue Plaza, LLC
200                                               10,389                              27.2%   United Refrigeration
203                                               18,000                              30.0%   NAP
204                                                  NAP                               NAP    NAP
205                                                1,900                              16.0%   NAP
209                                                  NAP                               NAP    NAP
210                                                  NAP                               NAP    NAP
214                                                  NAP                               NAP    NAP
215                                                2,214                              21.9%   International Finest Baking
216                                                  NAP                               NAP    NAP
219                                                3,958                              12.5%   Freedom Financial Mortgage
220                                                  NAP                               NAP    NAP
228                                                4,369                              22.6%   MCLF, Inc. (Castoria Furs)
230                                                4,000                              22.3%   Concord Cleaners
231                                                  NAP                               NAP    NAP
233                                                3,200                              25.8%   Savage Pizza
234                                                2,388                              16.8%   Dr. Jones DDS
239                                                1,600                              20.5%   Trimar Co.
240                                                2,000                              12.5%   Iowa Partners
243                                                2,751                              12.5%   NAP

Total/Weighted Average:

Loan Pool No.             Lease Expiration of 3rd Largest Tenant   NSF of 3rd Largest Tenant (SF)   % NSF of 3rd Largest Tenant (%)
-----------------------   --------------------------------------   ------------------------------   -------------------------------
61                        06/30/2005                                                       16,700                               9.3%
80                        08/14/2007                                                        2,624                               7.9%
89                        01/31/2008                                                       10,020                              17.1%
90                        NAP                                                                 NAP                               NAP
103                       06/30/2006                                                        4,600                              10.2%
104                       07/31/2007                                                        6,046                              10.1%
109                       08/31/2014                                                        7,250                              12.6%
110                       05/31/2009                                                        1,530                               5.9%
111                       NAP                                                                 NAP                               NAP
119                       12/31/2009                                                        1,400                               4.7%
122                       04/30/2005                                                        2,000                               8.5%
123                       06/30/2007                                                        4,550                              22.5%
124                       NAP                                                                 NAP                               NAP
125                       02/28/2007                                                        2,894                               7.3%
126                       NAP                                                                 NAP                               NAP
130                       04/30/2005                                                        4,800                               8.0%
134                       03/31/2006                                                        3,450                               8.0%
136                       NAP                                                                 NAP                               NAP
138                       12/31/2008                                                        2,000                               8.7%
139                       11/30/2008                                                        2,939                               9.2%
144                       NAP                                                                 NAP                               NAP
147                       NAP                                                                 NAP                               NAP
149                       07/31/2009                                                        3,245                              14.0%
153                       04/30/2007                                                        1,500                               8.7%
157                       NAP                                                                 NAP                               NAP
159                       NAP                                                                 NAP                               NAP
160                       NAP                                                                 NAP                               NAP
163                       NAP                                                                 NAP                               NAP
164                       NAP                                                                 NAP                               NAP
170                       05/31/2004                                                        3,450                               5.0%
172                       02/28/2012                                                        2,485                              14.6%
175                       NAP                                                                 NAP                               NAP
179                       NAP                                                                 NAP                               NAP
180                       NAP                                                                 NAP                               NAP
181                       08/31/2009                                                        2,700                              17.2%
185                       07/30/2005                                                        3,400                               9.7%
189                       NAP                                                               9,222                              15.8%
191                       NAP                                                                 NAP                               NAP
198                       11/09/2007                                                          695                              11.7%
200                       03/31/2007                                                        9,000                              23.5%
203                       NAP                                                                 NAP                               NAP
204                       NAP                                                                 NAP                               NAP
205                       NAP                                                                 NAP                               NAP
209                       NAP                                                                 NAP                               NAP
210                       NAP                                                                 NAP                               NAP
214                       NAP                                                                 NAP                               NAP
215                       08/31/2008                                                        2,167                              21.4%
216                       NAP                                                                 NAP                               NAP
219                       06/30/2006                                                        3,734                              11.8%
220                       NAP                                                                 NAP                               NAP
228                       06/30/2009                                                        1,500                               7.8%
230                       11/30/2005                                                        2,100                              11.7%
231                       NAP                                                                 NAP                               NAP
233                       08/31/2006                                                        1,300                              10.5%
234                       04/30/2009                                                        1,434                              10.1%
239                       12/31/2007                                                        1,290                              16.5%
240                       01/01/2009                                                        1,342                               8.4%
243                       NAP                                                                 NAP                               NAP

Total/Weighted Average:

Loan Pool No.             Related Borrowers (Y/N)   Related Borrower List   Cross Collateralized / Cross Defaulted (Y/N)
-----------------------   -----------------------   ---------------------   --------------------------------------------
61                        N                         NAP                     N
80                        N                         NAP                     N
89                        N                         NAP                     N
90                        N                         NAP                     N
103                       N                         NAP                     N
104                       N                         NAP                     N
109                       N                         NAP                     N
110                       N                         NAP                     N
111                       N                         NAP                     N
119                       N                         NAP                     N
122                       N                         NAP                     N
123                       N                         NAP                     N
124                       N                         NAP                     N
125                       N                         NAP                     N
126                       N                         NAP                     N
130                       N                         NAP                     N
134                       N                         NAP                     N
136                       N                         NAP                     N
138                       N                         NAP                     N
139                       N                         NAP                     N
144                       N                         NAP                     N
147                       Y                         204209; 204210          N
149                       N                         NAP                     N
153                       N                         NAP                     N
157                       N                         NAP                     N
159                       N                         NAP                     N
160                       N                         NAP                     N
163                       N                         NAP                     N
164                       N                         NAP                     N
170                       N                         NAP                     N
172                       N                         NAP                     N
175                       N                         NAP                     N
179                       N                         NAP                     N
180                       N                         NAP                     N
181                       N                         NAP                     N
185                       N                         NAP                     N
189                       N                         NAP                     N
191                       N                         NAP                     N
198                       N                         NAP                     N
200                       N                         NAP                     N
203                       N                         NAP                     N
204                       N                         NAP                     N
205                       N                         NAP                     N
209                       N                         NAP                     N
210                       N                         NAP                     N
214                       N                         NAP                     N
215                       N                         NAP                     N
216                       Y                         204209; 204210          N
219                       N                         NAP                     N
220                       N                         NAP                     N
228                       N                         NAP                     N
230                       N                         NAP                     N
231                       N                         NAP                     N
233                       N                         NAP                     N
234                       N                         NAP                     N
239                       N                         NAP                     N
240                       N                         NAP                     N
243                       N                         NAP                     N

Total/Weighted Average:

Loan Pool No.             Single Note / Multiple Property Loan (Y/N)   Crossed Loan/Multi-property Pool (Y/N)
-----------------------   ------------------------------------------   --------------------------------------
61                        N                                            N
80                        N                                            N
89                        Y                                            N
90                        Y                                            N
103                       N                                            N
104                       N                                            N
109                       N                                            N
110                       N                                            N
111                       N                                            N
119                       N                                            N
122                       Y                                            N
123                       Y                                            N
124                       Y                                            N
125                       N                                            N
126                       N                                            N
130                       N                                            N
134                       N                                            N
136                       N                                            N
138                       N                                            N
139                       N                                            N
144                       N                                            N
147                       N                                            N
149                       N                                            N
153                       N                                            N
157                       N                                            N
159                       N                                            N
160                       N                                            N
163                       N                                            N
164                       N                                            N
170                       N                                            N
172                       N                                            N
175                       N                                            N
179                       N                                            N
180                       N                                            N
181                       N                                            N
185                       N                                            N
189                       N                                            N
191                       N                                            N
198                       N                                            N
200                       N                                            N
203                       N                                            N
204                       Y                                            N
205                       Y                                            N
209                       N                                            N
210                       N                                            N
214                       N                                            N
215                       N                                            N
216                       N                                            N
219                       N                                            N
220                       N                                            N
228                       N                                            N
230                       N                                            N
231                       N                                            N
233                       N                                            N
234                       N                                            N
239                       N                                            N
240                       N                                            N
243                       N                                            N

Total/Weighted Average:

Loan Pool No.             Additional Collateral (Y/N)   Description of Additional Collateral   Tax Escrow in Place (Y/N)
-----------------------   ---------------------------   ------------------------------------   -------------------------
61                        N                             NAP                                    N
80                        N                             NAP                                    Y
89                        N                             NAP                                    Y
90                        N                             NAP                                    Y
103                       N                             NAP                                    Y
104                       N                             NAP                                    Y
109                       N                             NAP                                    Y
110                       N                             NAP                                    Y
111                       N                             NAP                                    Y
119                       N                             NAP                                    N
122                       N                             NAP                                    N
123                       N                             NAP                                    N
124                       N                             NAP                                    N
125                       N                             NAP                                    N
126                       N                             NAP                                    N
130                       N                             NAP                                    Y
134                       N                             NAP                                    Y
136                       N                             NAP                                    Y
138                       N                             NAP                                    Y
139                       N                             NAP                                    Y
144                       N                             NAP                                    N
147                       N                             NAP                                    Y
149                       N                             NAP                                    Y
153                       N                             NAP                                    Y
157                       N                             NAP                                    N
159                       N                             NAP                                    N
160                       N                             NAP                                    Y
163                       N                             NAP                                    Y
164                       N                             NAP                                    N
170                       N                             NAP                                    Y
172                       N                             NAP                                    Y
175                       N                             NAP                                    N
179                       N                             NAP                                    N
180                       N                             NAP                                    Y
181                       N                             NAP                                    Y
185                       N                             NAP                                    N
189                       N                             NAP                                    Y
191                       N                             NAP                                    N
198                       N                             NAP                                    Y
200                       N                             NAP                                    Y
203                       N                             NAP                                    N
204                       N                             NAP                                    N
205                       N                             NAP                                    N
209                       N                             NAP                                    N
210                       N                             NAP                                    N
214                       N                             NAP                                    N
215                       N                             NAP                                    Y
216                       N                             NAP                                    N
219                       N                             NAP                                    Y
220                       N                             NAP                                    N
228                       N                             NAP                                    Y
230                       N                             NAP                                    Y
231                       N                             NAP                                    N
233                       N                             NAP                                    Y
234                       N                             NAP                                    Y
239                       N                             NAP                                    Y
240                       N                             NAP                                    Y
243                       N                             NAP                                    Y

Total/Weighted Average:

Loan Pool No.             Tax Service Contract in Place (Y/N)   Initial Tax Escrow Amount ($)
-----------------------   -----------------------------------   -----------------------------
61                        N                                                                $0
80                        N                                                           $14,192
89                        N                                                           $17,908
90                        N                                                           $29,561
103                       N                                                           $22,320
104                       N                                                           $48,036
109                       N                                                           $19,290
110                       N                                                           $16,251
111                       N                                                           $35,712
119                       N                                                                $0
122                       N                                                                $0
123                       N                                                                $0
124                       N                                                                $0
125                       N                                                                $0
126                       N                                                                $0
130                       N                                                           $17,357
134                       N                                                            $3,665
136                       N                                                           $30,557
138                       N                                                              $428
139                       N                                                            $9,235
144                       N                                                                $0
147                       N                                                            $2,561
149                       N                                                            $7,042
153                       N                                                            $4,431
157                       N                                                                $0
159                       N                                                                $0
160                       N                                                                $0
163                       N                                                           $18,697
164                       N                                                                $0
170                       N                                                                $0
172                       N                                                            $5,144
175                       N                                                                $0
179                       N                                                                $0
180                       N                                                            $4,957
181                       N                                                            $9,180
185                       N                                                                $0
189                       N                                                           $16,061
191                       N                                                                $0
198                       N                                                            $4,171
200                       N                                                           $25,244
203                       N                                                                $0
204                       N                                                                $0
205                       N                                                                $0
209                       N                                                                $0
210                       N                                                                $0
214                       N                                                                $0
215                       N                                                           $20,000
216                       N                                                                $0
219                       N                                                            $7,575
220                       N                                                                $0
228                       N                                                           $24,606
230                       N                                                            $3,945
231                       N                                                                $0
233                       N                                                           $11,133
234                       N                                                           $15,585
239                       N                                                           $15,479
240                       N                                                            $4,035
243                       N                                                           $25,180

Total/Weighted Average:

Loan Pool No.             Current Tax Escrow Balance as of 02/01/2005 ($)   Ongoing Tax Escrow - Monthly ($)
-----------------------   -----------------------------------------------   --------------------------------
61                                                                     $0                                 $0
80                                                                $14,192                             $3,548
89                                                                $17,908                             $2,498
90                                                                $29,561                             $2,592
103                                                               $22,320                             $3,720
104                                                               $48,036                             $8,006
109                                                               $19,290                             $3,215
110                                                               $16,251                                 $0
111                                                               $35,712                             $5,952
119                                                                    $0                                 $0
122                                                                    $0                                 $0
123                                                                    $0                                 $0
124                                                                    $0                                 $0
125                                                                    $0                                 $0
126                                                                    $0                                 $0
130                                                               $17,357                             $2,170
134                                                                $3,665                             $1,833
136                                                               $30,557                             $7,639
138                                                                  $428                               $143
139                                                                $9,235                             $1,847
144                                                                    $0                                 $0
147                                                                $2,561                                 $0
149                                                                $7,042                             $7,042
153                                                                $4,431                             $2,216
157                                                                    $0                                 $0
159                                                                    $0                                 $0
160                                                                    $0                                 $0
163                                                               $18,697                                 $0
164                                                                    $0                                 $0
170                                                                $3,651                             $3,651
172                                                                $5,144                             $2,572
175                                                                    $0                                 $0
179                                                                    $0                                 $0
180                                                                $4,957                             $4,957
181                                                                $9,180                                 $0
185                                                                    $0                                 $0
189                                                               $16,061                             $3,212
191                                                                    $0                                 $0
198                                                                $4,171                             $2,086
200                                                               $25,244                             $2,295
203                                                                    $0                                 $0
204                                                                    $0                                 $0
205                                                                    $0                                 $0
209                                                                    $0                                 $0
210                                                                    $0                                 $0
214                                                                    $0                                 $0
215                                                               $20,000                             $1,667
216                                                                    $0                                 $0
219                                                                $7,575                             $3,787
220                                                                    $0                                 $0
228                                                               $24,606                             $4,101
230                                                                $3,945                                 $0
231                                                                    $0                                 $0
233                                                               $11,133                               $317
234                                                               $15,585                                 $0
239                                                               $15,479                                 $0
240                                                                $4,035                             $4,035
243                                                               $25,180                                 $0

Total/Weighted Average:

Loan Pool No.             Tax Reserve Cap ($ and Description)   Springing Reserve Requirement for Tax (Y/N)
-----------------------   -----------------------------------   -------------------------------------------
61                        NAP                                   N
80                        NAP                                   N
89                        NAP                                   N
90                        NAP                                   N
103                       NAP                                   N
104                       NAP                                   N
109                       NAP                                   N
110                       NAP                                   N
111                       NAP                                   N
119                       NAP                                   Y
122                       NAP                                   Y
123                       NAP                                   Y
124                       NAP                                   Y
125                       NAP                                   N
126                       NAP                                   N
130                       NAP                                   N
134                       NAP                                   N
136                       NAP                                   N
138                       NAP                                   N
139                       NAP                                   N
144                       NAP                                   Y
147                       NAP                                   N
149                       NAP                                   N
153                       NAP                                   N
157                       NAP                                   Y
159                       NAP                                   Y
160                       NAP                                   N
163                       NAP                                   N
164                       NAP                                   Y
170                       NAP                                   N
172                       NAP                                   N
175                       NAP                                   Y
179                       NAP                                   Y
180                       NAP                                   N
181                       NAP                                   N
185                       NAP                                   N
189                       NAP                                   N
191                       NAP                                   Y
198                       NAP                                   N
200                       NAP                                   N
203                       NAP                                   Y
204                       NAP                                   Y
205                       NAP                                   Y
209                       NAP                                   Y
210                       NAP                                   N
214                       NAP                                   Y
215                       NAP                                   N
216                       NAP                                   N
219                       NAP                                   N
220                       NAP                                   Y
228                       NAP                                   N
230                       NAP                                   N
231                       NAP                                   N
233                       NAP                                   N
234                       NAP                                   N
239                       NAP                                   N
240                       NAP                                   N
243                       NAP                                   N

Total/Weighted Average:

Loan Pool No.             Terms or Conditions for Springing Tax Reserve Requirement   Interest on Tax Escrow Paid to:
-----------------------   ---------------------------------------------------------   -------------------------------
61                        NAP                                                         NAP
80                        NAP                                                         Lender
89                        NAP                                                         Lender
90                        NAP                                                         Lender
103                       NAP                                                         Lender
104                       NAP                                                         Lender
109                       NAP                                                         Lender
110                       NAP                                                         Lender
111                       NAP                                                         Lender
119                       Upon default, late payment, untimely notice                 NAP
122                       Upon default, late payment, untimely notice                 NAP
123                       Upon default, late payment, untimely notice                 NAP
124                       Upon default, late payment, untimely notice                 NAP
125                       NAP                                                         NAP
126                       NAP                                                         NAP
130                       NAP                                                         Lender
134                       NAP                                                         Lender
136                       NAP                                                         Lender
138                       NAP                                                         Lender
139                       NAP                                                         Lender
144                       Upon default, late payment, untimely notice                 NAP
147                       NAP                                                         NAP
149                       NAP                                                         Lender
153                       NAP                                                         Lender
157                       Upon default, late payment, untimely notice                 NAP
159                       Upon default, late payment, untimely notice                 NAP
160                       NAP                                                         Lender
163                       NAP                                                         Lender
164                       Upon default, late payment, untimely notice                 NAP
170                       NAP                                                         Lender
172                       NAP                                                         Lender
175                       Upon default, late payment, untimely notice                 NAP
179                       Upon default, late payment, untimely notice                 NAP
180                       NAP                                                         Lender
181                       NAP                                                         Lender
185                       NAP                                                         NAP
189                       NAP                                                         Lender
191                       Upon default, late payment, untimely notice                 NAP
198                       NAP                                                         Lender
200                       NAP                                                         Lender
203                       Default, failure to provide proof of timely payment         NAP
204                       Upon default, late payment, untimely notice                 NAP
205                       Upon default, late payment, untimely notice                 NAP
209                       Upon default, late payment, untimely notice                 NAP
210                       NAP                                                         Lender
214                       Upon default, late payment, untimely notice                 NAP
215                       NAP                                                         Lender
216                       NAP                                                         NAP
219                       NAP                                                         Lender
220                       Upon default, late payment, untimely notice                 NAP
228                       NAP                                                         Lender
230                       NAP                                                         Lender
231                       NAP                                                         Lender
233                       NAP                                                         Lender
234                       NAP                                                         Lender
239                       NAP                                                         Lender
240                       NAP                                                         Lender
243                       NAP                                                         Lender

Total/Weighted Average:

Loan Pool No.             Insurance Escrow in Place (Y/N)   Initial Insurance Escrow Amount ($)
-----------------------   -------------------------------   -----------------------------------
61                        Y                                                              $5,688
80                        Y                                                              $1,479
89                        N                                                                  $0
90                        N                                                                  $0
103                       Y                                                              $2,324
104                       Y                                                                $547
109                       N                                                                  $0
110                       N                                                                  $0
111                       Y                                                              $1,375
119                       N                                                                  $0
122                       N                                                                  $0
123                       N                                                                  $0
124                       N                                                                  $0
125                       N                                                                  $0
126                       N                                                                  $0
130                       N                                                                  $0
134                       Y                                                                $721
136                       Y                                                              $2,510
138                       Y                                                              $1,188
139                       Y                                                                $744
144                       N                                                                  $0
147                       N                                                                  $0
149                       Y                                                                $820
153                       Y                                                              $4,791
157                       N                                                                  $0
159                       N                                                                  $0
160                       Y                                                                  $0
163                       Y                                                              $5,400
164                       N                                                                  $0
170                       Y                                                                  $0
172                       N                                                                  $0
175                       N                                                                  $0
179                       N                                                                  $0
180                       Y                                                                $810
181                       Y                                                                  $0
185                       Y                                                              $4,336
189                       Y                                                              $2,505
191                       N                                                                  $0
198                       Y                                                              $2,127
200                       Y                                                              $4,526
203                       N                                                                  $0
204                       N                                                                  $0
205                       N                                                                  $0
209                       N                                                                  $0
210                       N                                                                  $0
214                       N                                                                  $0
215                       Y                                                              $1,798
216                       N                                                                  $0
219                       N                                                                  $0
220                       N                                                                  $0
228                       Y                                                              $4,814
230                       Y                                                              $4,199
231                       N                                                                  $0
233                       Y                                                              $4,237
234                       N                                                                  $0
239                       Y                                                                $751
240                       N                                                                  $0
243                       N                                                                  $0

Total/Weighted Average:

Loan Pool No.             Current Insurance Escrow Balance as of 02/01/2005($)   Ongoing Insurance Escrow - Monthly ($)
-----------------------   ----------------------------------------------------   --------------------------------------
61                                                                          $0                                   $1,630
80                                                                      $1,479                                     $739
89                                                                          $0                                       $0
90                                                                          $0                                       $0
103                                                                     $2,324                                   $2,324
104                                                                       $547                                       $0
109                                                                         $0                                       $0
110                                                                         $0                                       $0
111                                                                     $1,375                                   $1,375
119                                                                         $0                                       $0
122                                                                         $0                                       $0
123                                                                         $0                                       $0
124                                                                         $0                                       $0
125                                                                         $0                                       $0
126                                                                         $0                                       $0
130                                                                         $0                                       $0
134                                                                       $721                                     $240
136                                                                     $2,510                                     $418
138                                                                     $1,188                                     $594
139                                                                       $744                                     $372
144                                                                         $0                                       $0
147                                                                         $0                                       $0
149                                                                       $820                                     $820
153                                                                     $4,791                                     $479
157                                                                         $0                                       $0
159                                                                         $0                                       $0
160                                                                         $0                                       $0
163                                                                     $5,400                                       $0
164                                                                         $0                                       $0
170                                                                       $492                                     $492
172                                                                         $0                                       $0
175                                                                         $0                                       $0
179                                                                         $0                                       $0
180                                                                       $810                                     $810
181                                                                         $0                                       $0
185                                                                     $4,336                                   $1,084
189                                                                     $2,505                                     $501
191                                                                         $0                                       $0
198                                                                     $2,127                                   $1,063
200                                                                     $4,526                                     $905
203                                                                         $0                                       $0
204                                                                         $0                                       $0
205                                                                         $0                                       $0
209                                                                         $0                                       $0
210                                                                         $0                                       $0
214                                                                         $0                                       $0
215                                                                     $1,798                                     $599
216                                                                         $0                                       $0
219                                                                         $0                                       $0
220                                                                         $0                                       $0
228                                                                     $4,814                                     $802
230                                                                     $4,199                                       $0
231                                                                         $0                                       $0
233                                                                     $4,237                                     $793
234                                                                         $0                                       $0
239                                                                       $751                                       $0
240                                                                         $0                                       $0
243                                                                         $0                                       $0

Total/Weighted Average:

Loan Pool No.             Insurance Reserve Cap ($ and Description)   Springing Reserve Requirement for Insurance (Y/N)
-----------------------   -----------------------------------------   -------------------------------------------------
61                        NAP                                         N
80                        NAP                                         N
89                        NAP                                         Y
90                        NAP                                         Y
103                       NAP                                         N
104                       NAP                                         N
109                       NAP                                         Y
110                       NAP                                         N
111                       NAP                                         N
119                       NAP                                         Y
122                       NAP                                         Y
123                       NAP                                         Y
124                       NAP                                         Y
125                       NAP                                         N
126                       NAP                                         N
130                       NAP                                         Y
134                       NAP                                         N
136                       NAP                                         N
138                       NAP                                         N
139                       NAP                                         N
144                       NAP                                         Y
147                       NAP                                         N
149                       NAP                                         N
153                       NAP                                         N
157                       NAP                                         Y
159                       NAP                                         Y
160                       NAP                                         N
163                       NAP                                         N
164                       NAP                                         Y
170                       NAP                                         N
172                       NAP                                         N
175                       NAP                                         Y
179                       NAP                                         Y
180                       NAP                                         N
181                       NAP                                         N
185                       NAP                                         N
189                       NAP                                         N
191                       NAP                                         Y
198                       NAP                                         N
200                       NAP                                         N
203                       NAP                                         Y
204                       NAP                                         Y
205                       NAP                                         Y
209                       NAP                                         Y
210                       NAP                                         N
214                       NAP                                         Y
215                       NAP                                         N
216                       NAP                                         N
219                       NAP                                         Y
220                       NAP                                         Y
228                       NAP                                         N
230                       NAP                                         N
231                       NAP                                         N
233                       NAP                                         N
234                       NAP                                         N
239                       NAP                                         N
240                       NAP                                         Y
243                       NAP                                         Y

Total/Weighted Average:

Loan Pool No.             Terms or Conditions for Springing Insurance Reserve Requirement
-----------------------   ---------------------------------------------------------------
61                        NAP
80                        NAP
89                        Upon default, late payment, untimely notice
90                        Upon default, late payment, untimely notice
103                       NAP
104                       NAP
109                       Upon default, late payment, untimely notice
110                       NAP
111                       NAP
119                       Upon default, late payment, untimely notice
122                       Upon default, late payment, untimely notice
123                       Upon default, late payment, untimely notice
124                       Upon default, late payment, untimely notice
125                       NAP
126                       NAP
130                       Upon default, late payment, untimely notice
134                       NAP
136                       NAP
138                       NAP
139                       NAP
144                       Upon default, late payment, untimely notice
147                       NAP
149                       NAP
153                       NAP
157                       Upon default, late payment, untimely notice
159                       Upon default, late payment, untimely notice
160                       NAP
163                       NAP
164                       Upon default, late payment, untimely notice
170                       NAP
172                       NAP
175                       Upon default, late payment, untimely notice
179                       Upon default, late payment, untimely notice
180                       NAP
181                       NAP
185                       NAP
189                       NAP
191                       Upon default, late payment, untimely notice
198                       NAP
200                       NAP
203                       Default, failure to provide proof of timely payment
204                       Upon default, late payment, untimely notice
205                       Upon default, late payment, untimely notice
209                       Upon default, late payment, untimely notice
210                       NAP
214                       Upon default, late payment, untimely notice
215                       NAP
216                       NAP
219                       Upon default, late payment, untimely notice
220                       Upon default, late payment, untimely notice
228                       NAP
230                       NAP
231                       NAP
233                       NAP
234                       NAP
239                       NAP
240                       Upon default, late payment, untimely notice
243                       Upon default, late payment, untimely notice

Total/Weighted Average:

Loan Pool No.             Interest on Insurance Escrow Paid to:   Deferred Maintenance Escrow in Place (Y/N)
-----------------------   -------------------------------------   ------------------------------------------
61                        NAP                                     N
80                        Lender                                  N
89                        NAP                                     Y
90                        NAP                                     N
103                       Lender                                  N
104                       Lender                                  N
109                       NAP                                     N
110                       Lender                                  N
111                       Lender                                  N
119                       NAP                                     N
122                       NAP                                     Y
123                       NAP                                     Y
124                       NAP                                     Y
125                       NAP                                     N
126                       NAP                                     N
130                       NAP                                     N
134                       Lender                                  N
136                       Lender                                  N
138                       Lender                                  N
139                       Lender                                  N
144                       NAP                                     N
147                       NAP                                     N
149                       Lender                                  N
153                       Lender                                  N
157                       NAP                                     N
159                       NAP                                     N
160                       Lender                                  N
163                       Lender                                  N
164                       NAP                                     N
170                       Lender                                  N
172                       Lender                                  N
175                       NAP                                     N
179                       NAP                                     N
180                       Lender                                  N
181                       Lender                                  N
185                       Lender                                  Y
189                       Lender                                  Y
191                       NAP                                     N
198                       Lender                                  N
200                       Lender                                  N
203                       NAP                                     N
204                       NAP                                     N
205                       NAP                                     N
209                       NAP                                     N
210                       Lender                                  N
214                       NAP                                     N
215                       Lender                                  N
216                       NAP                                     N
219                       NAP                                     N
220                       NAP                                     N
228                       Lender                                  Y
230                       Lender                                  N
231                       Lender                                  N
233                       Lender                                  N
234                       NAP                                     Y
239                       Lender                                  N
240                       NAP                                     N
243                       NAP                                     N

Total/Weighted Average:

Loan Pool No.             Deferred Maintenance Recommended per Report ($)   Deferred Maintenance Escrow Amount ($)
-----------------------   -----------------------------------------------   --------------------------------------
61                                                                     $0                                       $0
80                                                                $21,560                                       $0
89                                                                 $9,000                                 $150,000
90                                                                 $6,250                                       $0
103                                                                    $0                                       $0
104                                                               $21,900                                       $0
109                                                                $1,025                                       $0
110                                                                $8,800                                       $0
111                                                                    $0                                       $0
119                                                                    $0                                       $0
122                                                               $91,650                                   $1,200
123                                                               $91,650                                  $61,700
124                                                               $91,650                                  $28,750
125                                                               $10,500                                       $0
126                                                                    $0                                       $0
130                                                                $1,000                                       $0
134                                                                    $0                                       $0
136                                                                    $0                                       $0
138                                                                    $0                                       $0
139                                                               $10,980                                       $0
144                                                                                                             $0
147                                                                    $0                                       $0
149                                                                    $0                                       $0
153                                                                    $0                                       $0
157                                                                    $0                                       $0
159                                                                    $0                                       $0
160                                                                $1,000                                       $0
163                                                                $2,000                                       $0
164                                                                    $0                                       $0
170                                                                $9,500                                       $0
172                                                                    $0                                       $0
175                                                                  $720                                       $0
179                                                                    $0                                       $0
180                                                                    $0                                       $0
181                                                                $3,000                                       $0
185                                                                $5,500                                   $6,875
189                                                                $8,585                                  $90,000
191                                                                    $0                                       $0
198                                                                                                             $0
200                                                                    $0                                       $0
203                                                                    $0                                       $0
204                                                                    $0                                       $0
205                                                                    $0                                       $0
209                                                                    $0                                       $0
210                                                                  $500                                       $0
214                                                                    $0                                       $0
215                                                                $3,050                                       $0
216                                                                $1,800                                       $0
219                                                                  $880                                       $0
220                                                                $2,600                                       $0
228                                                                $8,500                                  $10,625
230                                                                $2,215                                       $0
231                                                                    $0                                       $0
233                                                                $3,000                                       $0
234                                                               $19,500                                  $34,500
239                                                                $2,800                                       $0
240                                                                    $0                                       $0
243                                                                $5,000                                       $0

Total/Weighted Average:

Loan Pool No.             % of Total Recommended Deferred Maintenance Amount Escrowed (%)    Deferred Maintenance Comments
-----------------------   ---------------------------------------------------------------    -----------------------------
61                                                                                    0.0%   NAP
80                                                                                    0.0%   NAP
89                                                                                  983.6%   NAP
90                                                                                  983.6%   NAP
103                                                                                   0.0%   NAP
104                                                                                   0.0%   NAP
109                                                                                   0.0%   NAP
110                                                                                   0.0%   NAP
111                                                                                   0.0%   NAP
119                                                                                   0.0%   NAP
122                                                                                 100.0%   NAP
123                                                                                 100.0%   NAP
124                                                                                 100.0%   NAP
125                                                                                   0.0%   NAP
126                                                                                   0.0%   NAP
130                                                                                   0.0%   NAP
134                                                                                   0.0%   NAP
136                                                                                   0.0%   NAP
138                                                                                   0.0%   NAP
139                                                                                   0.0%   NAP
144                                                                                   0.0%   NAP
147                                                                                   0.0%   NAP
149                                                                                   0.0%   NAP
153                                                                                   0.0%   NAP
157                                                                                   0.0%   NAP
159                                                                                   0.0%   NAP
160                                                                                   0.0%   NAP
163                                                                                   0.0%   NAP
164                                                                                   0.0%   NAP
170                                                                                   0.0%   NAP
172                                                                                   0.0%   NAP
175                                                                                   0.0%   NAP
179                                                                                   0.0%   NAP
180                                                                                   0.0%   NAP
181                                                                                   0.0%   NAP
185                                                                                 125.0%   NAP
189                                                                                1048.3%   NAP
191                                                                                   0.0%   NAP
198                                                                                   0.0%   NAP
200                                                                                   0.0%   NAP
203                                                                                   0.0%   NAP
204                                                                                   0.0%   NAP
205                                                                                   0.0%   NAP
209                                                                                   0.0%   NAP
210                                                                                   0.0%   NAP
214                                                                                   0.0%   NAP
215                                                                                   0.0%   NAP
216                                                                                   0.0%   NAP
219                                                                                   0.0%   NAP
220                                                                                   0.0%   NAP
228                                                                                 125.0%   NAP
230                                                                                   0.0%   NAP
231                                                                                   0.0%   NAP
233                                                                                   0.0%   NAP
234                                                                                 176.9%   NAP
239                                                                                   0.0%   NAP
240                                                                                   0.0%   NAP
243                                                                                   0.0%   NAP

Total/Weighted Average:

Loan Pool No.             Cap Ex Escrow in Place (Y/N)   Initial Cap Ex Escrow Amount ($)   Ongoing Cap Ex Escrow - Monthly ($)
-----------------------   ----------------------------   --------------------------------   -----------------------------------
61                        N                                                            $0                                    $0
80                        N                                                            $0                                    $0
89                        N                                                            $0                                    $0
90                        N                                                            $0                                    $0
103                       N                                                            $0                                    $0
104                       N                                                            $0                                    $0
109                       N                                                            $0                                    $0
110                       N                                                            $0                                    $0
111                       N                                                            $0                                    $0
119                       N                                                            $0                                    $0
122                       N                                                            $0                                    $0
123                       N                                                            $0                                    $0
124                       N                                                            $0                                    $0
125                       N                                                            $0                                    $0
126                       N                                                            $0                                    $0
130                       N                                                            $0                                    $0
134                       N                                                            $0                                    $0
136                       N                                                            $0                                    $0
138                       N                                                            $0                                    $0
139                       N                                                            $0                                    $0
144                       N                                                            $0                                    $0
147                       N                                                            $0                                    $0
149                       N                                                            $0                                    $0
153                       N                                                            $0                                    $0
157                       N                                                            $0                                    $0
159                       N                                                            $0                                    $0
160                       N                                                            $0                                    $0
163                       N                                                            $0                                    $0
164                       N                                                            $0                                    $0
170                       N                                                            $0                                    $0
172                       N                                                            $0                                    $0
175                       N                                                            $0                                    $0
179                       N                                                            $0                                    $0
180                       N                                                            $0                                    $0
181                       N                                                            $0                                    $0
185                       N                                                            $0                                    $0
189                       N                                                            $0                                    $0
191                       N                                                            $0                                    $0
198                       N                                                            $0                                    $0
200                       N                                                            $0                                    $0
203                       N                                                            $0                                    $0
204                       N                                                            $0                                    $0
205                       N                                                            $0                                    $0
209                       N                                                            $0                                    $0
210                       N                                                            $0                                    $0
214                       N                                                            $0                                    $0
215                       N                                                            $0                                    $0
216                       N                                                            $0                                    $0
219                       N                                                            $0                                    $0
220                       N                                                            $0                                    $0
228                       N                                                            $0                                    $0
230                       N                                                            $0                                    $0
231                       N                                                            $0                                    $0
233                       N                                                            $0                                    $0
234                       N                                                            $0                                    $0
239                       N                                                            $0                                    $0
240                       N                                                            $0                                    $0
243                       N                                                            $0                                    $0

Total/Weighted Average:

Loan Pool No.             Ongoing Cap Ex Escrow - Annual ($)   Annual Cap Ex Reserve Requirement per SF/Unit ($)
-----------------------   ----------------------------------   -------------------------------------------------
61                                                        $0                                                  $0
80                                                        $0                                                  $0
89                                                        $0                                                  $0
90                                                        $0                                                  $0
103                                                       $0                                                  $0
104                                                       $0                                                  $0
109                                                       $0                                                  $0
110                                                       $0                                                  $0
111                                                       $0                                                  $0
119                                                       $0                                                  $0
122                                                       $0                                                  $0
123                                                       $0                                                  $0
124                                                       $0                                                  $0
125                                                       $0                                                  $0
126                                                       $0                                                  $0
130                                                       $0                                                  $0
134                                                       $0                                                  $0
136                                                       $0                                                  $0
138                                                       $0                                                  $0
139                                                       $0                                                  $0
144                                                       $0                                                  $0
147                                                       $0                                                  $0
149                                                       $0                                                  $0
153                                                       $0                                                  $0
157                                                       $0                                                  $0
159                                                       $0                                                  $0
160                                                       $0                                                  $0
163                                                       $0                                                  $0
164                                                       $0                                                  $0
170                                                       $0                                                  $0
172                                                       $0                                                  $0
175                                                       $0                                                  $0
179                                                       $0                                                  $0
180                                                       $0                                                  $0
181                                                       $0                                                  $0
185                                                       $0                                                  $0
189                                                       $0                                                  $0
191                                                       $0                                                  $0
198                                                       $0                                                  $0
200                                                       $0                                                  $0
203                                                       $0                                                  $0
204                                                       $0                                                  $0
205                                                       $0                                                  $0
209                                                       $0                                                  $0
210                                                       $0                                                  $0
214                                                       $0                                                  $0
215                                                       $0                                                  $0
216                                                       $0                                                  $0
219                                                       $0                                                  $0
220                                                       $0                                                  $0
228                                                       $0                                                  $0
230                                                       $0                                                  $0
231                                                       $0                                                  $0
233                                                       $0                                                  $0
234                                                       $0                                                  $0
239                                                       $0                                                  $0
240                                                       $0                                                  $0
243                                                       $0                                                  $0

Total/Weighted Average:

Loan Pool No.             Cap Ex Reserve Cap ($ and Description)   Springing Reserve Requirement for Cap Ex (Y/N)
-----------------------   --------------------------------------   ----------------------------------------------
61                        NAP                                      N
80                        NAP                                      N
89                        NAP                                      N
90                        NAP                                      N
103                       NAP                                      N
104                       NAP                                      N
109                       NAP                                      N
110                       NAP                                      N
111                       NAP                                      N
119                       NAP                                      N
122                       NAP                                      N
123                       NAP                                      N
124                       NAP                                      N
125                       NAP                                      N
126                       NAP                                      N
130                       NAP                                      N
134                       NAP                                      N
136                       NAP                                      N
138                       NAP                                      N
139                       NAP                                      N
144                       NAP                                      N
147                       NAP                                      N
149                       NAP                                      N
153                       NAP                                      N
157                       NAP                                      N
159                       NAP                                      N
160                       NAP                                      N
163                       NAP                                      N
164                       NAP                                      N
170                       NAP                                      N
172                       NAP                                      N
175                       NAP                                      N
179                       NAP                                      N
180                       NAP                                      N
181                       NAP                                      N
185                       NAP                                      N
189                       NAP                                      N
191                       NAP                                      N
198                       NAP                                      N
200                       NAP                                      N
203                       NAP                                      N
204                       NAP                                      N
205                       NAP                                      N
209                       NAP                                      N
210                       NAP                                      N
214                       NAP                                      N
215                       NAP                                      N
216                       NAP                                      N
219                       NAP                                      N
220                       NAP                                      N
228                       NAP                                      N
230                       NAP                                      N
231                       NAP                                      N
233                       NAP                                      N
234                       NAP                                      N
239                       NAP                                      N
240                       NAP                                      N
243                       NAP                                      N

Total/Weighted Average:

Loan Pool No.             Terms or Conditions for Springing Cap Ex Reserve Requirement
-----------------------   ------------------------------------------------------------
61                        NAP
80                        NAP
89                        NAP
90                        NAP
103                       NAP
104                       NAP
109                       NAP
110                       NAP
111                       NAP
119                       NAP
122                       NAP
123                       NAP
124                       NAP
125                       NAP
126                       NAP
130                       NAP
134                       NAP
136                       NAP
138                       NAP
139                       NAP
144                       NAP
147                       NAP
149                       NAP
153                       NAP
157                       NAP
159                       NAP
160                       NAP
163                       NAP
164                       NAP
170                       NAP
172                       NAP
175                       NAP
179                       NAP
180                       NAP
181                       NAP
185                       NAP
189                       NAP
191                       NAP
198                       NAP
200                       NAP
203                       NAP
204                       NAP
205                       NAP
209                       NAP
210                       NAP
214                       NAP
215                       NAP
216                       NAP
219                       NAP
220                       NAP
228                       NAP
230                       NAP
231                       NAP
233                       NAP
234                       NAP
239                       NAP
240                       NAP
243                       NAP

Total/Weighted Average:

Loan Pool No.             Current Cap Ex Escrow Balance as of 02/01/2005 ($)   Interest on Cap Ex Escrow Paid to:
-----------------------   --------------------------------------------------   ----------------------------------
61                                                                        $0   NAP
80                                                                        $0   NAP
89                                                                        $0   NAP
90                                                                        $0   NAP
103                                                                       $0   NAP
104                                                                       $0   NAP
109                                                                       $0   NAP
110                                                                       $0   NAP
111                                                                       $0   NAP
119                                                                       $0   NAP
122                                                                       $0   NAP
123                                                                       $0   NAP
124                                                                       $0   NAP
125                                                                       $0   NAP
126                                                                       $0   NAP
130                                                                       $0   NAP
134                                                                       $0   NAP
136                                                                       $0   NAP
138                                                                       $0   NAP
139                                                                       $0   NAP
144                                                                       $0   NAP
147                                                                       $0   NAP
149                                                                       $0   NAP
153                                                                       $0   NAP
157                                                                       $0   NAP
159                                                                       $0   NAP
160                                                                       $0   NAP
163                                                                       $0   NAP
164                                                                       $0   NAP
170                                                                       $0   NAP
172                                                                       $0   NAP
175                                                                       $0   NAP
179                                                                       $0   NAP
180                                                                       $0   NAP
181                                                                       $0   NAP
185                                                                       $0   NAP
189                                                                       $0   NAP
191                                                                       $0   NAP
198                                                                       $0   NAP
200                                                                       $0   NAP
203                                                                       $0   NAP
204                                                                       $0   NAP
205                                                                       $0   NAP
209                                                                       $0   NAP
210                                                                       $0   NAP
214                                                                       $0   NAP
215                                                                       $0   NAP
216                                                                       $0   NAP
219                                                                       $0   NAP
220                                                                       $0   NAP
228                                                                       $0   NAP
230                                                                       $0   NAP
231                                                                       $0   NAP
233                                                                       $0   NAP
234                                                                       $0   NAP
239                                                                       $0   NAP
240                                                                       $0   NAP
243                                                                       $0   NAP

Total/Weighted Average:

Loan Pool No.             TI/LC Escrow in Place (Y/N)   Initial TI/LC Escrow Amount ($)   Ongoing TI/LC Escrow - Monthly ($)
-----------------------   ---------------------------   -------------------------------   ----------------------------------
61                        N                                                          $0                                   $0
80                        N                                                          $0                                   $0
89                        N                                                          $0                                   $0
90                        N                                                          $0                                   $0
103                       N                                                          $0                                   $0
104                       N                                                          $0                                   $0
109                       N                                                          $0                                   $0
110                       N                                                          $0                                   $0
111                       N                                                          $0                                   $0
119                       N                                                          $0                                   $0
122                       N                                                          $0                                   $0
123                       N                                                          $0                                   $0
124                       N                                                          $0                                   $0
125                       N                                                          $0                                   $0
126                       N                                                          $0                                   $0
130                       N                                                          $0                                   $0
134                       N                                                          $0                                   $0
136                       N                                                          $0                                   $0
138                       N                                                          $0                                   $0
139                       N                                                          $0                                   $0
144                       N                                                          $0                                   $0
147                       N                                                          $0                                   $0
149                       N                                                          $0                                   $0
153                       N                                                          $0                                   $0
157                       N                                                          $0                                   $0
159                       N                                                          $0                                   $0
160                       N                                                          $0                                   $0
163                       N                                                          $0                                   $0
164                       N                                                          $0                                   $0
170                       N                                                          $0                                   $0
172                       N                                                          $0                                   $0
175                       N                                                          $0                                   $0
179                       N                                                          $0                                   $0
180                       N                                                          $0                                   $0
181                       N                                                          $0                                   $0
185                       N                                                          $0                                   $0
189                       N                                                          $0                                   $0
191                       N                                                          $0                                   $0
198                       N                                                          $0                                   $0
200                       N                                                          $0                                   $0
203                       N                                                          $0                                   $0
204                       N                                                          $0                                   $0
205                       N                                                          $0                                   $0
209                       N                                                          $0                                   $0
210                       N                                                          $0                                   $0
214                       N                                                          $0                                   $0
215                       N                                                          $0                                   $0
216                       N                                                          $0                                   $0
219                       N                                                          $0                                   $0
220                       N                                                          $0                                   $0
228                       N                                                          $0                                   $0
230                       N                                                          $0                                   $0
231                       N                                                          $0                                   $0
233                       N                                                          $0                                   $0
234                       N                                                          $0                                   $0
239                       N                                                          $0                                   $0
240                       N                                                          $0                                   $0
243                       N                                                          $0                                   $0

Total/Weighted Average:

Loan Pool No.             Annual TI/LC Escrow per SF/Unit ($)   TI/LC Reserve Cap ($ and Description)
-----------------------   -----------------------------------   -------------------------------------
61                        NAP                                   NAP
80                        NAP                                   NAP
89                        NAP                                   NAP
90                        NAP                                   NAP
103                       NAP                                   NAP
104                       NAP                                   NAP
109                       NAP                                   NAP
110                       NAP                                   NAP
111                       NAP                                   NAP
119                       NAP                                   NAP
122                       NAP                                   NAP
123                       NAP                                   NAP
124                       NAP                                   NAP
125                       NAP                                   NAP
126                       NAP                                   NAP
130                       NAP                                   NAP
134                       NAP                                   NAP
136                       NAP                                   NAP
138                       NAP                                   NAP
139                       NAP                                   NAP
144                       NAP                                   NAP
147                       NAP                                   NAP
149                       NAP                                   NAP
153                       NAP                                   NAP
157                       NAP                                   NAP
159                       NAP                                   NAP
160                       NAP                                   NAP
163                       NAP                                   NAP
164                       NAP                                   NAP
170                       NAP                                   NAP
172                       NAP                                   NAP
175                       NAP                                   NAP
179                       NAP                                   NAP
180                       NAP                                   NAP
181                       NAP                                   NAP
185                       NAP                                   NAP
189                       NAP                                   NAP
191                       NAP                                   NAP
198                       NAP                                   NAP
200                       NAP                                   NAP
203                       NAP                                   NAP
204                       NAP                                   NAP
205                       NAP                                   NAP
209                       NAP                                   NAP
210                       NAP                                   NAP
214                       NAP                                   NAP
215                       NAP                                   NAP
216                       NAP                                   NAP
219                       NAP                                   NAP
220                       NAP                                   NAP
228                       NAP                                   NAP
230                       NAP                                   NAP
231                       NAP                                   NAP
233                       NAP                                   NAP
234                       NAP                                   NAP
239                       NAP                                   NAP
240                       NAP                                   NAP
243                       NAP                                   NAP

Total/Weighted Average:

Loan Pool No.             Springing Reserve Requirement for TI/LC (Y/N)
-----------------------   ---------------------------------------------
61                        N
80                        N
89                        N
90                        N
103                       N
104                       N
109                       N
110                       N
111                       N
119                       N
122                       N
123                       N
124                       N
125                       N
126                       N
130                       N
134                       N
136                       N
138                       N
139                       N
144                       N
147                       N
149                       N
153                       N
157                       N
159                       N
160                       N
163                       N
164                       N
170                       N
172                       N
175                       N
179                       N
180                       N
181                       N
185                       N
189                       N
191                       N
198                       N
200                       N
203                       N
204                       N
205                       N
209                       N
210                       N
214                       N
215                       N
216                       N
219                       N
220                       N
228                       N
230                       N
231                       N
233                       N
234                       N
239                       N
240                       N
243                       N

Total/Weighted Average:

Loan Pool No.             Terms or Conditions for Springing TI/LC Reserve Requirement
-----------------------   -----------------------------------------------------------
61                        NAP
80                        NAP
89                        NAP
90                        NAP
103                       NAP
104                       NAP
109                       NAP
110                       NAP
111                       NAP
119                       NAP
122                       NAP
123                       NAP
124                       NAP
125                       NAP
126                       NAP
130                       NAP
134                       NAP
136                       NAP
138                       NAP
139                       NAP
144                       NAP
147                       NAP
149                       NAP
153                       NAP
157                       NAP
159                       NAP
160                       NAP
163                       NAP
164                       NAP
170                       NAP
172                       NAP
175                       NAP
179                       NAP
180                       NAP
181                       NAP
185                       NAP
189                       NAP
191                       NAP
198                       NAP
200                       NAP
203                       NAP
204                       NAP
205                       NAP
209                       NAP
210                       NAP
214                       NAP
215                       NAP
216                       NAP
219                       NAP
220                       NAP
228                       NAP
230                       NAP
231                       NAP
233                       NAP
234                       NAP
239                       NAP
240                       NAP
243                       NAP

Total/Weighted Average:

Loan Pool No.             Current TI/LC Balance as of 02/01/2005 ($)   Interest on TI/LC Escrow Paid to:
-----------------------   ------------------------------------------   ---------------------------------
61                                                                $0   NAP
80                                                                $0   NAP
89                                                                $0   NAP
90                                                                $0   NAP
103                                                               $0   NAP
104                                                               $0   NAP
109                                                               $0   NAP
110                                                               $0   NAP
111                                                               $0   NAP
119                                                               $0   NAP
122                                                               $0   NAP
123                                                               $0   NAP
124                                                               $0   NAP
125                                                               $0   NAP
126                                                               $0   NAP
130                                                               $0   NAP
134                                                               $0   NAP
136                                                               $0   NAP
138                                                               $0   NAP
139                                                               $0   NAP
144                                                               $0   NAP
147                                                               $0   NAP
149                                                               $0   NAP
153                                                               $0   NAP
157                                                               $0   NAP
159                                                               $0   NAP
160                                                               $0   NAP
163                                                               $0   NAP
164                                                               $0   NAP
170                                                               $0   NAP
172                                                               $0   NAP
175                                                               $0   NAP
179                                                               $0   NAP
180                                                               $0   NAP
181                                                               $0   NAP
185                                                               $0   NAP
189                                                               $0   NAP
191                                                               $0   NAP
198                                                               $0   NAP
200                                                               $0   NAP
203                                                               $0   NAP
204                                                               $0   NAP
205                                                               $0   NAP
209                                                               $0   NAP
210                                                               $0   NAP
214                                                               $0   NAP
215                                                               $0   NAP
216                                                               $0   NAP
219                                                               $0   NAP
220                                                               $0   NAP
228                                                               $0   NAP
230                                                               $0   NAP
231                                                               $0   NAP
233                                                               $0   NAP
234                                                               $0   NAP
239                                                               $0   NAP
240                                                               $0   NAP
243                                                               $0   NAP

Total/Weighted Average:

Loan Pool No.             Environmental Escrow in Place (Y/N)   Current Environmental Escrow Balance as of 02/01/2005 ($)
-----------------------   -----------------------------------   ---------------------------------------------------------
61                        N                                                                                            $0
80                        N                                                                                            $0
89                        N                                                                                            $0
90                        N                                                                                            $0
103                       N                                                                                            $0
104                       N                                                                                            $0
109                       N                                                                                            $0
110                       N                                                                                            $0
111                       N                                                                                            $0
119                       N                                                                                            $0
122                       N                                                                                            $0
123                       N                                                                                            $0
124                       N                                                                                            $0
125                       N                                                                                            $0
126                       N                                                                                            $0
130                       N                                                                                            $0
134                       N                                                                                            $0
136                       N                                                                                            $0
138                       N                                                                                            $0
139                       N                                                                                            $0
144                       N                                                                                            $0
147                       N                                                                                            $0
149                       N                                                                                            $0
153                       N                                                                                            $0
157                       N                                                                                            $0
159                       N                                                                                            $0
160                       N                                                                                            $0
163                       N                                                                                            $0
164                       N                                                                                            $0
170                       N                                                                                            $0
172                       N                                                                                            $0
175                       N                                                                                            $0
179                       N                                                                                            $0
180                       N                                                                                            $0
181                       N                                                                                            $0
185                       N                                                                                            $0
189                       N                                                                                            $0
191                       N                                                                                            $0
198                       N                                                                                            $0
200                       N                                                                                            $0
203                       N                                                                                            $0
204                       N                                                                                            $0
205                       N                                                                                            $0
209                       N                                                                                            $0
210                       N                                                                                            $0
214                       N                                                                                            $0
215                       N                                                                                            $0
216                       N                                                                                            $0
219                       N                                                                                            $0
220                       N                                                                                            $0
228                       N                                                                                            $0
230                       N                                                                                            $0
231                       N                                                                                            $0
233                       N                                                                                            $0
234                       N                                                                                            $0
239                       N                                                                                            $0
240                       N                                                                                            $0
243                       N                                                                                            $0

Total/Weighted Average:

Loan Pool No.             Initial Environmental Escrow Amount ($)   Ongoing Environmental Escrow - Monthly ($)
-----------------------   ---------------------------------------   ------------------------------------------
61                                                             $0                                           $0
80                                                             $0                                           $0
89                                                             $0                                           $0
90                                                             $0                                           $0
103                                                            $0                                           $0
104                                                            $0                                           $0
109                                                            $0                                           $0
110                                                            $0                                           $0
111                                                            $0                                           $0
119                                                            $0                                           $0
122                                                            $0                                           $0
123                                                            $0                                           $0
124                                                            $0                                           $0
125                                                            $0                                           $0
126                                                            $0                                           $0
130                                                            $0                                           $0
134                                                            $0                                           $0
136                                                            $0                                           $0
138                                                            $0                                           $0
139                                                            $0                                           $0
144                                                            $0                                           $0
147                                                            $0                                           $0
149                                                            $0                                           $0
153                                                            $0                                           $0
157                                                            $0                                           $0
159                                                            $0                                           $0
160                                                            $0                                           $0
163                                                            $0                                           $0
164                                                            $0                                           $0
170                                                            $0                                           $0
172                                                            $0                                           $0
175                                                            $0                                           $0
179                                                            $0                                           $0
180                                                            $0                                           $0
181                                                            $0                                           $0
185                                                            $0                                           $0
189                                                            $0                                           $0
191                                                            $0                                           $0
198                                                            $0                                           $0
200                                                            $0                                           $0
203                                                            $0                                           $0
204                                                            $0                                           $0
205                                                            $0                                           $0
209                                                            $0                                           $0
210                                                            $0                                           $0
214                                                            $0                                           $0
215                                                            $0                                           $0
216                                                            $0                                           $0
219                                                            $0                                           $0
220                                                            $0                                           $0
228                                                            $0                                           $0
230                                                            $0                                           $0
231                                                            $0                                           $0
233                                                            $0                                           $0
234                                                            $0                                           $0
239                                                            $0                                           $0
240                                                            $0                                           $0
243                                                            $0                                           $0

Total/Weighted Average:

Loan Pool No.             Environmental Reserve Cap ($ and Description)   Springing Reserve Requirement for Environmental (Y/N)
-----------------------   ---------------------------------------------   -----------------------------------------------------
61                        NAP                                             N
80                        NAP                                             N
89                        NAP                                             N
90                        NAP                                             N
103                       NAP                                             N
104                       NAP                                             N
109                       NAP                                             N
110                       NAP                                             N
111                       NAP                                             N
119                       NAP                                             N
122                       NAP                                             N
123                       NAP                                             N
124                       NAP                                             N
125                       NAP                                             N
126                       NAP                                             N
130                       NAP                                             N
134                       NAP                                             N
136                       NAP                                             N
138                       NAP                                             N
139                       NAP                                             N
144                       NAP                                             N
147                       NAP                                             N
149                       NAP                                             N
153                       NAP                                             N
157                       NAP                                             N
159                       NAP                                             N
160                       NAP                                             N
163                       NAP                                             N
164                       NAP                                             N
170                       NAP                                             N
172                       NAP                                             N
175                       NAP                                             N
179                       NAP                                             N
180                       NAP                                             N
181                       NAP                                             N
185                       NAP                                             N
189                       NAP                                             N
191                       NAP                                             N
198                       NAP                                             N
200                       NAP                                             N
203                       NAP                                             N
204                       NAP                                             N
205                       NAP                                             N
209                       NAP                                             N
210                       NAP                                             N
214                       NAP                                             N
215                       NAP                                             N
216                       NAP                                             N
219                       NAP                                             N
220                       NAP                                             N
228                       NAP                                             N
230                       NAP                                             N
231                       NAP                                             N
233                       NAP                                             N
234                       NAP                                             N
239                       NAP                                             N
240                       NAP                                             N
243                       NAP                                             N

Total/Weighted Average:

Loan Pool No.             Terms or Conditions for Springing Environmental Reserve Requirement
-----------------------   -------------------------------------------------------------------
61                        NAP
80                        NAP
89                        NAP
90                        NAP
103                       NAP
104                       NAP
109                       NAP
110                       NAP
111                       NAP
119                       NAP
122                       NAP
123                       NAP
124                       NAP
125                       NAP
126                       NAP
130                       NAP
134                       NAP
136                       NAP
138                       NAP
139                       NAP
144                       NAP
147                       NAP
149                       NAP
153                       NAP
157                       NAP
159                       NAP
160                       NAP
163                       NAP
164                       NAP
170                       NAP
172                       NAP
175                       NAP
179                       NAP
180                       NAP
181                       NAP
185                       NAP
189                       NAP
191                       NAP
198                       NAP
200                       NAP
203                       NAP
204                       NAP
205                       NAP
209                       NAP
210                       NAP
214                       NAP
215                       NAP
216                       NAP
219                       NAP
220                       NAP
228                       NAP
230                       NAP
231                       NAP
233                       NAP
234                       NAP
239                       NAP
240                       NAP
243                       NAP

Total/Weighted Average:

Loan Pool No.             Interest on Environmental Escrow Paid to:   Other Escrows in Place (Y/N)
-----------------------   -----------------------------------------   ----------------------------
61                        NAP                                         N
80                        NAP                                         N
89                        NAP                                         N
90                        NAP                                         N
103                       NAP                                         N
104                       NAP                                         N
109                       NAP                                         N
110                       NAP                                         N
111                       NAP                                         N
119                       NAP                                         Y
122                       NAP                                         N
123                       NAP                                         N
124                       NAP                                         N
125                       NAP                                         N
126                       NAP                                         N
130                       NAP                                         N
134                       NAP                                         Y
136                       NAP                                         N
138                       NAP                                         N
139                       NAP                                         N
144                       NAP                                         N
147                       NAP                                         N
149                       NAP                                         N
153                       NAP                                         N
157                       NAP                                         N
159                       NAP                                         N
160                       NAP                                         N
163                       NAP                                         N
164                       NAP                                         N
170                       NAP                                         N
172                       NAP                                         N
175                       NAP                                         N
179                       NAP                                         N
180                       NAP                                         N
181                       NAP                                         N
185                       NAP                                         N
189                       NAP                                         N
191                       NAP                                         N
198                       NAP                                         N
200                       NAP                                         N
203                       NAP                                         N
204                       NAP                                         N
205                       NAP                                         N
209                       NAP                                         N
210                                                                   N
214                       NAP                                         N
215                       NAP                                         N
216                       NAP                                         N
219                       NAP                                         N
220                       NAP                                         N
228                       NAP                                         N
230                       NAP                                         N
231                       NAP                                         N
233                       NAP                                         N
234                       NAP                                         N
239                       NAP                                         N
240                       NAP                                         N
243                       NAP                                         N

Total/Weighted Average:

Loan Pool No.             Description of "Other" Escrows   Initial Other Escrow Amount ($)
-----------------------   ------------------------------   -------------------------------
61                        NAP                                                           $0
80                        NAP                                                           $0
89                        NAP                                                           $0
90                        NAP                                                           $0
103                       NAP                                                           $0
104                       NAP                                                           $0
109                       NAP                                                           $0
110                       NAP                                                           $0
111                       NAP                                                           $0
119                       Repair Holdback                                         $133,788
122                       NAP                                                           $0
123                       NAP                                                           $0
124                       NAP                                                           $0
125                       NAP                                                           $0
126                       NAP                                                           $0
130                       NAP                                                           $0
134                       Repairs holdback                                          $7,812
136                       NAP                                                           $0
138                       NAP                                                           $0
139                       NAP                                                           $0
144                       NAP                                                           $0
147                       NAP                                                           $0
149                       NAP                                                           $0
153                       NAP                                                           $0
157                       NAP                                                           $0
159                       NAP                                                           $0
160                       NAP                                                           $0
163                       NAP                                                           $0
164                       NAP                                                           $0
170                       NAP                                                           $0
172                       NAP                                                           $0
175                       NAP                                                           $0
179                       NAP                                                           $0
180                       NAP                                                           $0
181                       NAP                                                           $0
185                       NAP                                                           $0
189                       NAP                                                           $0
191                       NAP                                                           $0
198                       NAP                                                           $0
200                       NAP                                                           $0
203                       NAP                                                           $0
204                       NAP                                                           $0
205                       NAP                                                           $0
209                       NAP                                                           $0
210                       NAP                                                           $0
214                       NAP                                                           $0
215                       NAP                                                           $0
216                       NAP                                                           $0
219                       NAP                                                           $0
220                       NAP                                                           $0
228                       NAP                                                           $0
230                       NAP                                                           $0
231                       NAP                                                           $0
233                       NAP                                                           $0
234                       NAP                                                           $0
239                       NAP                                                           $0
240                       NAP                                                           $0
243                       NAP                                                           $0

Total/Weighted Average:

Loan Pool No.             Current Other Escrow Balance as of 02/01/2005 ($)   Ongoing Other Escrow - Monthly ($)
-----------------------   -------------------------------------------------   ----------------------------------
61                                                                       $0                                   $0
80                                                                       $0                                   $0
89                                                                       $0                                   $0
90                                                                       $0                                   $0
103                                                                      $0                                   $0
104                                                                      $0                                   $0
109                                                                      $0                                   $0
110                                                                      $0                                   $0
111                                                                      $0                                   $0
119                                                                $133,788                                   $0
122                                                                      $0                                   $0
123                                                                      $0                                   $0
124                                                                      $0                                   $0
125                                                                      $0                                   $0
126                                                                      $0                                   $0
130                                                                      $0                                   $0
134                                                                  $7,812                                   $0
136                                                                      $0                                   $0
138                                                                      $0                                   $0
139                                                                      $0                                   $0
144                                                                      $0                                   $0
147                                                                      $0                                   $0
149                                                                      $0                                   $0
153                                                                      $0                                   $0
157                                                                      $0                                   $0
159                                                                      $0                                   $0
160                                                                      $0                                   $0
163                                                                      $0                                   $0
164                                                                      $0                                   $0
170                                                                      $0                                   $0
172                                                                      $0                                   $0
175                                                                      $0                                   $0
179                                                                      $0                                   $0
180                                                                      $0                                   $0
181                                                                      $0                                   $0
185                                                                      $0                                   $0
189                                                                      $0                                   $0
191                                                                      $0                                   $0
198                                                                      $0                                   $0
200                                                                      $0                                   $0
203                                                                      $0                                   $0
204                                                                      $0                                   $0
205                                                                      $0                                   $0
209                                                                      $0                                   $0
210                                                                      $0                                   $0
214                                                                      $0                                   $0
215                                                                      $0                                   $0
216                                                                      $0                                   $0
219                                                                      $0                                   $0
220                                                                      $0                                   $0
228                                                                      $0                                   $0
230                                                                      $0                                   $0
231                                                                      $0                                   $0
233                                                                      $0                                   $0
234                                                                      $0                                   $0
239                                                                      $0                                   $0
240                                                                      $0                                   $0
243                                                                      $0                                   $0

Total/Weighted Average:

Loan Pool No.             Other Reserve Cap ($ and Description)   Other Springing Reserve Requirement (Y/N)
-----------------------   -------------------------------------   -----------------------------------------
61                        NAP                                     N
80                        NAP                                     N
89                        NAP                                     N
90                        NAP                                     N
103                       NAP                                     N
104                       NAP                                     N
109                       NAP                                     N
110                       NAP                                     N
111                       NAP                                     N
119                       NAP                                     N
122                       NAP                                     N
123                       NAP                                     N
124                       NAP                                     N
125                       NAP                                     N
126                       NAP                                     N
130                       NAP                                     N
134                       NAP                                     N
136                       NAP                                     N
138                       NAP                                     N
139                       NAP                                     N
144                       NAP                                     N
147                       NAP                                     N
149                       NAP                                     N
153                       NAP                                     N
157                       NAP                                     N
159                       NAP                                     N
160                       NAP                                     N
163                       NAP                                     N
164                       NAP                                     N
170                       NAP                                     N
172                       NAP                                     N
175                       NAP                                     N
179                       NAP                                     N
180                       NAP                                     N
181                       NAP                                     N
185                       NAP                                     N
189                       NAP                                     N
191                       NAP                                     N
198                       NAP                                     N
200                       NAP                                     N
203                       NAP                                     N
204                       NAP                                     N
205                       NAP                                     N
209                       NAP                                     N
210                       NAP                                     N
214                       NAP                                     N
215                       NAP                                     N
216                       NAP                                     N
219                       NAP                                     N
220                       NAP                                     N
228                       NAP                                     N
230                       NAP                                     N
231                       NAP                                     N
233                       NAP                                     N
234                       NAP                                     N
239                       NAP                                     N
240                       NAP                                     N
243                       NAP                                     N

Total/Weighted Average:

Loan Pool No.             Terms or Conditions for Other Reserve Requirement   Interest on Other Escrow Paid to:
-----------------------   -------------------------------------------------   ---------------------------------
61                        NAP                                                 NAP
80                        NAP                                                 NAP
89                        NAP                                                 NAP
90                        NAP                                                 NAP
103                       NAP                                                 NAP
104                       NAP                                                 NAP
109                       NAP                                                 NAP
110                       NAP                                                 NAP
111                       NAP                                                 NAP
119                       NAP                                                 Lender
122                       NAP                                                 NAP
123                       NAP                                                 NAP
124                       NAP                                                 NAP
125                       NAP                                                 NAP
126                       NAP                                                 NAP
130                       NAP                                                 NAP
134                       NAP                                                 Lender
136                       NAP                                                 NAP
138                       NAP                                                 NAP
139                       NAP                                                 NAP
144                       NAP                                                 NAP
147                       NAP                                                 NAP
149                       NAP                                                 NAP
153                       NAP                                                 NAP
157                       NAP                                                 NAP
159                       NAP                                                 NAP
160                       NAP                                                 NAP
163                       NAP                                                 NAP
164                       NAP                                                 NAP
170                       NAP                                                 NAP
172                       NAP                                                 NAP
175                       NAP                                                 NAP
179                       NAP                                                 NAP
180                       NAP                                                 NAP
181                       NAP                                                 NAP
185                       NAP                                                 NAP
189                       NAP                                                 NAP
191                       NAP                                                 NAP
198                       NAP                                                 NAP
200                       NAP                                                 NAP
203                       NAP                                                 NAP
204                       NAP                                                 NAP
205                       NAP                                                 NAP
209                       NAP                                                 NAP
210                       NAP                                                 NAP
214                       NAP                                                 NAP
215                       NAP                                                 NAP
216                       NAP                                                 NAP
219                       NAP                                                 NAP
220                       NAP                                                 NAP
228                       NAP                                                 NAP
230                       NAP                                                 NAP
231                       NAP                                                 NAP
233                       NAP                                                 NAP
234                       NAP                                                 NAP
239                       NAP                                                 NAP
240                       NAP                                                 NAP
243                       NAP                                                 NAP

Total/Weighted Average:

Loan Pool No.             Springing Escrow (Y/N)   Springing Escrow   Future Payment Changes (Y/N)   Payment Frequency   Due Date
-----------------------   ----------------------   ----------------   ----------------------------   -----------------   --------
61                        N                        None               N                              Monthly                    1
80                        N                        None               N                              Monthly                    1
89                        Y                        Insurance          N                              Monthly                    1
90                        Y                        Insurance          N                              Monthly                    1
103                       N                        NAP                N                              Monthly                    1
104                       N                        None               N                              Monthly                    1
109                       Y                        Insurance          N                              Monthly                    1
110                       N                        None               N                              Monthly                    1
111                       N                        None               N                              Monthly                    1
119                       Y                        Tax, Insurance     N                              Monthly                    1
122                       Y                        Tax, Insurance     N                              Monthly                    1
123                       Y                        Tax, Insurance     N                              Monthly                    1
124                       Y                        Tax, Insurance     N                              Monthly                    1
125                       N                        NAP                N                              Monthly                    1
126                       N                        NAP                N                              Monthly                    1
130                       Y                        Insurance          N                              Monthly                    1
134                       N                        NAP                N                              Monthly                    1
136                       N                        NAP                N                              Monthly                    1
138                       N                        NAP                N                              Monthly                    1
139                       N                        NAP                N                              Monthly                    1
144                       Y                        Tax, Insurance     N                              Monthly                    1
147                       Y                        Tax, Insurance     N                              Monthly                    1
149                       N                        NAP                N                              Monthly                    1
153                       N                        NAP                N                              Monthly                    1
157                       Y                        Tax, Insurance     N                              Monthly                    1
159                       Y                        Tax, Insurance     N                              Monthly                    1
160                       N                        None               N                              Monthly                    1
163                       N                        NAP                N                              Monthly                    1
164                       Y                        Tax, Insurance     N                              Monthly                    1
170                       N                        NAP                N                              Monthly                    1
172                       N                        NAP                N                              Monthly                    1
175                       Y                        Tax, Insurance     N                              Monthly                    1
179                       Y                        Tax, Insurance     N                              Monthly                    1
180                       N                        NAP                N                              Monthly                   10
181                       N                        NAP                N                              Monthly                    1
185                       N                        NAP                N                              Monthly                    1
189                       N                        NAP                N                              Monthly                    1
191                       Y                        Tax, Insurance     N                              Monthly                    1
198                       N                        NAP                N                              Monthly                    1
200                       N                        NAP                N                              Monthly                    1
203                       Y                        Tax, Insurance     N                              Monthly                    1
204                       Y                        Tax, Insurance     N                              Monthly                    1
205                       Y                        Tax, Insurance     N                              Monthly                    1
209                       Y                        Tax, Insurance     N                              Monthly                    1
210                       N                        NAP                N                              Monthly                    1
214                       Y                        Tax, Insurance     N                              Monthly                    1
215                       N                        NAP                N                              Monthly                    1
216                       N                        NAP                N                              Monthly                    1
219                       Y                        Insurance          N                              Monthly                    1
220                       Y                        Tax, Insurance     N                              Monthly                    1
228                       N                        NAP                N                              Monthly                    1
230                       N                        NAP                N                              Monthly                    1
231                       N                        NAP                N                              Monthly                    1
233                       N                        NAP                N                              Monthly                    1
234                       N                        NAP                N                              Monthly                    1
239                       N                        NAP                N                              Monthly                   10
240                       Y                        Insurance          N                              Monthly                    1
243                       Y                        Insurance          N                              Monthly                    1

Total/Weighted Average:

Loan Pool No.             Debt Service Payment Grace Period to Impose Late Charge   Debt Service Grace Period to Call a Default
-----------------------   -------------------------------------------------------   -------------------------------------------
61                                                                              5                                             0
80                                                                              5                                            10
89                                                                              5                                             0
90                                                                              5                                             0
103                                                                             5                                             0
104                                                                             5                                             5
109                                                                             5                                            10
110                                                                             5                                            10
111                                                                             5                                             0
119                                                                             5                                             0
122                                                                             5                                             5
123                                                                             5                                             5
124                                                                             5                                             5
125                                                                             5                                             0
126                                                                             5                                             0
130                                                                            10                                            10
134                                                                             5                                             0
136                                                                             5                                             5
138                                                                             5                                             5
139                                                                             5                                             0
144                                                                             5                                            10
147                                                                             5                                             5
149                                                                             5                                             5
153                                                                             5                                             5
157                                                                             5                                             5
159                                                                             5                                            10
160                                                                             5                                             5
163                                                                             5                                             0
164                                                                             5                                             5
170                                                                             5                                             0
172                                                                             5                                             0
175                                                                             5                                             0
179                                                                             5                                            10
180                                                                             0                                             5
181                                                                             5                                             0
185                                                                             5                                             0
189                                                                             5                                             0
191                                                                             5                                             0
198                                                                             5                                             5
200                                                                             5                                             5
203                                                                             5                                             5
204                                                                             5                                             0
205                                                                             5                                             0
209                                                                             5                                             0
210                                                                             5                                            10
214                                                                             5                                             5
215                                                                             5                                             0
216                                                                             5                                             0
219                                                                             5                                             0
220                                                                             5                                             0
228                                                                             5                                             0
230                                                                             5                                             0
231                                                                             5                                             0
233                                                                             5                                             0
234                                                                             5                                             0
239                                                                             0                                             0
240                                                                             5                                             5
243                                                                             5                                            10

Total/Weighted Average:

Loan Pool No.             Default Interest %                      Balloon Payment Grace Period to Impose Late Charge
-----------------------   ------------------                      --------------------------------------------------
61                                      10.5%                                                                      0
80                                      10.5%                                                                      0
89                                      11.1%                                                                      0
90                                      11.1%                                                                      0
103                                     11.3%                                                                      0
104                                     11.4%                                                                      0
109                                     11.0%                                                                      0
110                                     11.4%                                                                      0
111                                     10.8%                                                                      0
119                                     11.3%                                                                      0
122                                     10.9%                                                                      0
123                                     10.9%                                                                      0
124                                     10.9%                                                                      0
125                                     10.8%                                                                      5
126                                     11.2%                                                                      0
130                                     11.3%                                                                      0
134                                     10.5%                                                                      0
136                                     10.5%                                                                      0
138                                     10.5%                                                                      0
139                                     10.9%                                                                      0
144                                     11.4%                                                                      5
147                                     10.6%                                                                      0
149                                     10.9%                                                                      0
153                                     10.7%                                                                      0
157                                     10.9%                                                                      5
159                                     11.3%                                                                      0
160                                     10.4%                                                                      0
163                                     11.3%                                                                      0
164                                     10.7%                                                                      5
170                                     11.5%                                                                      0
172                                     10.7%                                                                      0
175                                     11.2%                                                                      0
179                       Greater of 10.4% or Rate + 5%                                                            0
180                                     10.8%                                                                      0
181                                     11.2%                                                                      0
185                                     11.1%                                                                      0
189                                     10.5%                                                                      0
191                                     11.1%                                                                      0
198                                     10.7%                                                                      5
200                                     11.0%                                                                      0
203                                     10.8%                                                                      0
204                                     10.7%                                                                      0
205                                     10.7%                                                                      0
209                                     10.9%                                                                      0
210                                     10.5%                                                                      0
214                                     10.5%                                                                      0
215                                     11.1%                                                                      5
216                                     10.6%                                                                      0
219                                     10.7%                                                                      0
220                                     10.5%                                                                      0
228                                     11.0%                                                                      0
230                                     11.4%                                                                      0
231                                     11.1%                                                                      0
233                                     10.9%                                                                      0
234                                     11.5%                                                                      0
239                                     10.7%                                                                      0
240                                     10.8%                                                                      5
243                                     10.7%                                                                      5

Total/Weighted Average:

Loan Pool No.             Balloon Payment Grace Period to Call a Default   Assumption Provision (Y/N)
-----------------------   ----------------------------------------------   ------------------------------
61                                                                     0   Y - Lender's option with fee
80                                                                     0   Y - Lender's option with fee
89                                                                     0   Y - Lender's option fee silent
90                                                                     0   Y - Lender's option fee silent
103                                                                    0   Y - Lender's option with fee
104                                                                    0   Y - Lender's option with fee
109                                                                    0   Y - Lender's option with fee
110                                                                    5   Y - Lender's option with fee
111                                                                    0   Y - Lender's option fee silent
119                                                                    0   Y - Lender's option with fee
122                                                                    5   Y - Lender's option with fee
123                                                                    5   Y - Lender's option with fee
124                                                                    5   Y - Lender's option with fee
125                                                                    0   Y - Lender's option with fee
126                                                                    0   Y - Lender's option with fee
130                                                                    0   Y - Lender's option with fee
134                                                                    0   Y - Lender's option with fee
136                                                                    0   Y - Lender's option with fee
138                                                                    0   Y - Lender's option with fee
139                                                                    0   Y - Lender's option with fee
144                                                                   10   Y - Lender's option with fee
147                                                                    0   Y - Lender's option with fee
149                                                                    0   Y - Lender's option with fee
153                                                                    0   Y - Lender's option with fee
157                                                                    5   Y - Lender's option with fee
159                                                                    0   Y - Lender's option with fee
160                                                                    0   Y - Lender's option with fee
163                                                                    0   Y - Lender's option with fee
164                                                                    5   Y - Lender's option with fee
170                                                                    0   Y - Lender's option with fee
172                                                                    0   Y - Lender's option with fee
175                                                                    0   Y - Lender's option fee silent
179                                                                    0   Y - Lender's option fee silent
180                                                                    0   Y - Lender's option with fee
181                                                                    0   Y - Lender's option with fee
185                                                                    0   Y - Lender's option with fee
189                                                                    0   Y - Lender's option with fee
191                                                                    0   Y - Lender's option with fee
198                                                                    5   Y - Lender's option with fee
200                                                                    5   Y - Lender's option with fee
203                                                                    0   Y - Lender's option with fee
204                                                                    0   Y - Lender's option fee silent
205                                                                    0   Y - Lender's option fee silent
209                                                                    0   Y - Lender's option with fee
210                                                                    0   Y - Lender's option with fee
214                                                                    0   Y - Lender's option with fee
215                                                                   10   Y - Lender's option with fee
216                                                                    0   Y - Lender's option with fee
219                                                                    0   Y - Lender's option with fee
220                                                                    0   Y - Lender's option fee silent
228                                                                    0   Y - Lender's option with fee
230                                                                    0   Y - Lender's option fee silent
231                                                                    0   Y - Lender's option with fee
233                                                                    0   Y - Lender's option fee silent
234                                                                    0   Y - Lender's option with fee
239                                                                    0   Y - Lender's option with fee
240                                                                    5   Y - Lender's option with fee
243                                                                   10   Y - Lender's option fee silent

Total/Weighted Average:

Loan Pool No.             Assumption/Fee                Earthquake Zone 3 or 4 (Y/N)   PML %    Earthquake Insurance (Y/N)
-----------------------   ---------------------------   ----------------------------   -----    --------------------------
61                        1 time at 1.0%                N                                NAP    N
80                        1 time at 1.0% plus $2,000    Y-4                              7.0%   N
89                        Lender's Option; Fee Silent   N                                NAP    N
90                        Lender's Option; Fee Silent   N                                NAP    N
103                       1 time at 1.0%                N                                NAP    N
104                       1 time at 1.0%                N                                NAP    N
109                       1 time at 1.0%                Y-4                             16.0%   N
110                       1 time at 1.0%                N                                NAP    Y
111                       Lender's Option; Fee Silent   N                                NAP    N
119                       1 time at 1.0%                N                                NAP    N
122                       1 time at 2.0%                N                                NAP    N
123                       1 time at 2.0%                N                                NAP    N
124                       1 time at 2.0%                N                                NAP    N
125                       1 time at 1.5%                Y-3                             22.0%   Y
126                       1 time at 1.0%                N                                NAP    N
130                       1 time at 1.0%                Y-4                             19.0%   N
134                       1 time at 1.0%                N                                NAP    Y
136                       1 time at 1.5%                N                                NAP    N
138                       1 time at 1.5%                N                                NAP    N
139                       1 time at 1.5%                N                                NAP    N
144                       1 time at 1.0%                N                                NAP    N
147                       1 time at 1.5%                N                                NAP    N
149                       1 time at 1.5%                N                                NAP    N
153                       1 time at 1.0%                N                                NAP    N
157                       1 time at 2.0%                N                                NAP    N
159                       1 time at 1.0%                N                                NAP    N
160                       1 time at 1.5%                N                                NAP    N
163                       1 time at 1.5%                Y-3                             12.0%   N
164                       1 time at 1.0%                N                                NAP    N
170                       1 time at 1.5%                N                                NAP    N
172                       1 time at 1.0%                Y-3                             10.0%   N
175                       Lender's Option; Fee Silent   N                                NAP    N
179                       Lender's Option; Fee Silent   Y-4                              8.0%   N
180                       1 time at 1.0%                N                                NAP    N
181                       1 time at 1.0%                N                                NAP    Y
185                       1 time at 1.5%                N                                6.0%   Y
189                       1 time at 1.0%                N                                NAP    N
191                       1 time at 1.0%                N                                NAP    N
198                       2 times at 1.0% plus $5,000   N                                NAP    N
200                       1 time at 1.5%                N                                NAP    N
203                       1 time at 1.0%                N                                NAP    N
204                       Lender's Option; Fee Silent   N                                NAP    N
205                       Lender's Option; Fee Silent   N                                NAP    N
209                       1 time at 1.5%                N                                NAP    N
210                       1 time at 1.5%                N                                NAP    N
214                       1 time at 1.5%                N                                NAP    Y
215                       1 time at 1.5%                N                                NAP    N
216                       1 time at 1.5%                N                                NAP    N
219                       1 time at 1.0%                N                                NAP    N
220                       Lender's Option; Fee Silent   N                                NAP    N
228                       1 time at 1.0%                N                                NAP    N
230                       Lender's Option; Fee Silent   N                                NAP    N
231                       $2,500                        N                                NAP    N
233                       Lender's Option; Fee Silent   N                                NAP    N
234                       1 time at 2.0%                N                               17.0%   N
239                       1 time at 1.5%                N                                NAP    Y
240                       1 time at 1.5%                N                                NAP    N
243                       Lender's Option; Fee Silent   N                                NAP    N

Total/Weighted Average:

Loan Pool No.             Hurricane Zone (Y/N)   Hurricane Insurance (Y/N)   Flood Zone (Y/N)   Flood Insurance (Y/N)
-----------------------   --------------------   -------------------------   ----------------   ---------------------
61                        N                      N                           N                  N
80                        N                      N                           N                  N
89                        N                      N                           N                  N
90                        N                      N                           N                  N
103                       N                      N                           N                  N
104                       N                      N                           N                  N
109                       N                      N                           N                  N
110                       N                      Y                           N                  Y
111                       N                      Y                           N                  N
119                       N                      N                           N                  N
122                       N                      N                           N                  N
123                       N                      N                           N                  N
124                       N                      N                           N                  N
125                       N                      N                           N                  N
126                       N                      N                           N                  N
130                       N                      N                           Y                  Y
134                       N                      Y                           N                  Y
136                       N                      N                           N                  N
138                       N                      N                           N                  N
139                       N                      N                           N                  N
144                       N                      N                           N                  N
147                       N                      N                           N                  Y
149                       N                      N                           N                  N
153                       Y                      N                           N                  N
157                       N                      N                           N                  N
159                       N                      N                           N                  N
160                       N                      N                           N                  N
163                       N                      N                           N                  N
164                       N                      N                           N                  N
170                       N                      N                           Y                  Y
172                       N                      N                           N                  N
175                       N                      N                           N                  N
179                       N                      N                           N                  N
180                       N                      N                           N                  N
181                       N                      N                           N                  N
185                       N                      N                           Y                  N
189                       N                      N                           N                  N
191                       N                      N                           N                  N
198                       Y                      Y                           N                  N
200                       N                      N                           N                  N
203                       N                      N                           N                  N
204                       N                      N                           N                  N
205                       N                      N                           N                  N
209                       N                      N                           N                  N
210                       N                      N                           N                  N
214                       N                      N                           N                  Y
215                       Y                      Y                           Y                  Y
216                       N                      N                           N                  Y
219                       N                      N                           N                  N
220                       N                      N                           N                  N
228                       N                      N                           N                  N
230                       N                      N                           N                  N
231                       N                      N                           N                  N
233                       N                      Y                           N                  N
234                       N                      N                           N                  N
239                       N                      N                           N                  Y
240                       N                      Y                           N                  N
243                       N                      N                           N                  N

Total/Weighted Average:

Loan Pool No.             Environmental Insurance (Y/N)   SAE (Y/N)   SPE (Y/N)   Non-Consolidation Opinion (Y/N)
-----------------------   -----------------------------   ---------   ---------   -------------------------------
61                        N                               N           N           N
80                        N                               N           N           N
89                        N                               Y           Y           N
90                        N                               Y           Y           N
103                       N                               N           N           N
104                       N                               Y           Y           N
109                       N                               Y           Y           N
110                       N                               Y           N           N
111                       N                               Y           Y           N
119                       N                               Y           Y           N
122                       N                               N           N           N
123                       N                               N           N           N
124                       N                               N           N           N
125                       N                               N           N           N
126                       N                               N           N           N
130                       N                               Y           Y           N
134                       N                               Y           Y           N
136                       N                               Y           Y           N
138                       N                               N           N           N
139                       N                               Y           Y           N
144                       N                               N           N           N
147                       N                               N           N           N
149                       N                               N           N           N
153                       N                               N           N           N
157                       N                               N           N           N
159                       N                               N           N           N
160                       N                               Y           Y           N
163                       N                               Y           Y           N
164                       N                               N           N           N
170                       N                               Y           Y           N
172                       N                               N           N           N
175                       N                               N           N           N
179                       N                               N           N           N
180                       N                               Y           Y           N
181                       N                               N           N           N
185                       N                               N           N           N
189                       N                               N           N           N
191                       N                               N           N           N
198                       N                               Y           N           N
200                       N                               N           N           N
203                       N                               Y           Y           N
204                       N                               Y           N           N
205                       N                               Y           N           N
209                       N                               N           N           N
210                       Y                               Y           Y           N
214                       N                               Y           Y           N
215                       N                               N           N           N
216                       N                               N           N           N
219                       N                               Y           Y           N
220                       N                               Y           Y           N
228                       N                               Y           Y           N
230                       N                               N           N           N
231                       N                               Y           Y           N
233                       N                               N           N           N
234                       N                               Y           N           N
239                       N                               Y           Y           N
240                       N                               N           N           N
243                       N                               Y           Y           N

Total/Weighted Average:

Loan Pool No.             Independent Director (Y/N)   Revocable Trust (Y/N)   Current Additional Financing in Place (Y/N/Silent)
-----------------------   --------------------------   ---------------------   --------------------------------------------------
61                        N                            N                       N
80                        N                            N                       N
89                        N                            N                       N
90                        N                            N                       N
103                       N                            N                       N
104                       N                            N                       N
109                       N                            N                       N
110                       N                            N                       N
111                       N                            N                       N
119                       N                            N                       N
122                       N                            N                       N
123                       N                            N                       N
124                       N                            N                       N
125                       N                            N                       N
126                       N                            N                       N
130                       N                            N                       N
134                       N                            N                       N
136                       N                            N                       N
138                       N                            N                       N
139                       N                            N                       N
144                       N                            N                       N
147                       N                            N                       N
149                       N                            N                       N
153                       N                            N                       N
157                       N                            N                       N
159                       N                            N                       N
160                       N                            N                       N
163                       N                            N                       N
164                       N                            N                       N
170                       N                            N                       N
172                       N                            N                       N
175                       N                            N                       N
179                       N                            Y                       N
180                       N                            N                       N
181                       N                            N                       N
185                       N                            N                       N
189                       N                            N                       N
191                       N                            N                       N
198                       N                            N                       N
200                       N                            N                       N
203                       N                            N                       N
204                       N                            N                       N
205                       N                            N                       N
209                       N                            N                       N
210                       N/A                          N                       N
214                       N                            N                       N
215                       N                            N                       N
216                       N                            N                       N
219                       N                            N                       N
220                       N                            N                       N
228                       N                            N                       N
230                       N                            N                       N
231                       N                            N                       N
233                       N                            N                       N
234                       N                            N                       N
239                       N                            N                       N
240                       N                            N                       N
243                       N                            N                       N

Total/Weighted Average:

Loan Pool No.             Current Additional Financing Secured by Property (Y/N)   Description of Current Additional Financing
-----------------------   ------------------------------------------------------   -------------------------------------------
61                        N                                                        NAP
80                        N                                                        NAP
89                        N                                                        NAP
90                        N                                                        NAP
103                       N                                                        NAP
104                       N                                                        NAP
109                       N                                                        NAP
110                       N                                                        NAP
111                       N                                                        NAP
119                       N                                                        NAP
122                       N                                                        NAP
123                       N                                                        NAP
124                       N                                                        NAP
125                       N                                                        NAP
126                       N                                                        NAP
130                       N                                                        NAP
134                       N                                                        NAP
136                       N                                                        NAP
138                       N                                                        NAP
139                       N                                                        NAP
144                       N                                                        NAP
147                       N                                                        NAP
149                       N                                                        NAP
153                       N                                                        NAP
157                       N                                                        NAP
159                       N                                                        NAP
160                       N                                                        NAP
163                       N                                                        NAP
164                       N                                                        NAP
170                       N                                                        NAP
172                       N                                                        NAP
175                       N                                                        NAP
179                       N                                                        NAP
180                       N                                                        NAP
181                       N                                                        NAP
185                       N                                                        NAP
189                       N                                                        NAP
191                       N                                                        NAP
198                       N                                                        NAP
200                       N                                                        NAP
203                       N                                                        NAP
204                       N                                                        NAP
205                       N                                                        NAP
209                       N                                                        NAP
210                       N                                                        NAP
214                       N                                                        NAP
215                       N                                                        NAP
216                       N                                                        NAP
219                       N                                                        NAP
220                       N                                                        NAP
228                       N                                                        NAP
230                       N                                                        NAP
231                       N                                                        NAP
233                       N                                                        NAP
234                       N                                                        NAP
239                       N                                                        NAP
240                       N                                                        NAP
243                       N                                                        NAP

Total/Weighted Average:

Loan Pool No.             Standstill Agreement in Place (Y/N)   Additional Financing Permitted In Future (Y/N/Silent)
-----------------------   -----------------------------------   -----------------------------------------------------
61                        N                                     N
80                        N                                     N
89                        N                                     N
90                        N                                     N
103                       N                                     N
104                       N                                     N
109                       N                                     N
110                       N                                     N
111                       N                                     N
119                       N                                     N
122                       N                                     N
123                       N                                     N
124                       N                                     N
125                       N                                     N
126                       N                                     N
130                       N                                     Y
134                       N                                     N
136                       N                                     N
138                       N                                     N
139                       N                                     N
144                       N                                     N
147                       N                                     N
149                       N                                     N
153                       N                                     Y
157                       N                                     N
159                       N                                     N
160                       N                                     N
163                       N                                     N
164                       N                                     N
170                       N                                     N
172                       N                                     N
175                       N                                     N
179                       N                                     Y
180                       N                                     N
181                       N                                     N
185                       N                                     N
189                       N                                     N
191                       N                                     N
198                       N                                     Y
200                       N                                     Y
203                       N                                     N
204                       N                                     N
205                       N                                     N
209                       N                                     N
210                       N                                     N
214                       N                                     N
215                       N                                     N
216                       N                                     N
219                       N                                     N
220                       N                                     N
228                       N                                     Y
230                       N                                     N
231                       N                                     N
233                       N                                     N
234                       N                                     N
239                       N                                     N
240                       N                                     N
243                       N                                     N

Total/Weighted Average:

Loan Pool No.             Future Additional Financing Secured by Property (Y/N)
-----------------------   -----------------------------------------------------
61                        N
80                        N
89                        N
90                        N
103                       N
104                       N
109                       N
110                       N
111                       N
119                       N
122                       N
123                       N
124                       N
125                       N
126                       N
130                       Y
134                       N
136                       N
138                       N
139                       N
144                       N
147                       N
149                       N
153                       Y
157                       N
159                       N
160                       N
163                       N
164                       N
170                       N
172                       N
175                       N
179                       Y
180                       N
181                       N
185                       N
189                       N
191                       N
198                       Y
200                       Y
203                       N
204                       N
205                       N
209                       N
210                       N
214                       N
215                       N
216                       N
219                       N
220                       N
228                       Y
230                       N
231                       N
233                       N
234                       N
239                       N
240                       N
243                       N

Total/Weighted Average:

Loan Pool No.             Description of Future Additional Financing
-----------------------   -------------------------------------------------------------------------------------------------
61                        NAP
80                        NAP
89                        NAP
90                        NAP
103                       NAP
104                       NAP
109                       NAP
110                       NAP
111                       NAP
119                       NAP
122                       NAP
123                       NAP
124                       NAP
125                       NAP
126                       NAP
130                       Subordinate financing shall be permitted with Lender's consent provided the combined debt service coverage ratio is not less than 1.40 to 1 and the combined loan-to-value does not exceed 70%.
134                       NAP
136                       NAP
138                       NAP
139                       NAP
144                       NAP
147                       NAP
149                       NAP
153                       Subordinate Financing-DSCR>=1.3 LTV<=70%
157                       NAP
159                       NAP
160                       NAP
163                       NAP
164                       NAP
170                       NAP
172                       NAP
175                       NAP
179                       LTV <=65% & DSCR >=1.4
180                       NAP
181                       NAP
185                       NAP
189                       NAP
191                       NAP
198                       DSCR >= 1.25 LTV<=70% not to exceed $2,000,000
200                       Permit a total loan amount up to $2,400,000
203                       NAP
204                       NAP
205                       NAP
209                       NAP
210                       NAP
214                       NAP
215                       NAP
216                       NAP
219                       NAP
220                       NAP
228                       Subordinate financing shall be permitted with Lender's consent provided the combined debt service coverage ratio is not less than 1.30 to 1 and the combined loan-to-value does not exceed 70%.
230                       NAP
231                       NAP
233                       NAP
234                       NAP
239                       NAP
240                       NAP
243                       NAP

Total/Weighted Average:

Loan Pool No.             Number Times Delinquent   Sec. 8 (Multifamily) (Y/N)   No. of Sec. 8 Units   Sec. 42 (Multifamily) (Y/N)
-----------------------   -----------------------   --------------------------   -------------------   ---------------------------
61                                              0   N                            NAP                   N
80                                              0   N                            NAP                   N
89                                              0   N                            NAP                   N
90                                              0   N                            NAP                   N
103                                             0   N                            NAP                   N
104                                             0   N                            NAP                   N
109                                             0   N                            NAP                   N
110                                             0   N                            NAP                   N
111                                             0   N                            NAP                   N
119                                             0   N                            NAP                   N
122                                             0   N                            NAP                   N
123                                             0   N                            NAP                   N
124                                             0   N                            NAP                   N
125                                             0   N                            NAP                   N
126                                             0   N                            NAP                   N
130                                             0   N                            NAP                   N
134                                             0   N                            NAP                   N
136                                             0   N                            NAP                   N
138                                             0   N                            NAP                   N
139                                             0   N                            NAP                   N
144                                             0   N                            NAP                   N
147                                             0   N                            NAP                   N
149                                             0   N                            NAP                   N
153                                             0   N                            NAP                   N
157                                             0   N                            NAP                   N
159                                             0   N                            NAP                   N
160                                             0   N                            NAP                   N
163                                             0   N                            NAP                   N
164                                             0   N                            NAP                   N
170                                             0   N                            NAP                   N
172                                             0   N                            NAP                   N
175                                             0   N                            NAP                   N
179                                             0   N                            NAP                   N
180                                             0   N                            NAP                   N
181                                             0   N                            NAP                   N
185                                             0   N                            NAP                   N
189                                             0   N                            NAP                   N
191                                             0   N                            NAP                   N
198                                             0   N                            NAP                   N
200                                             0   N                            NAP                   N
203                                             0   N                            NAP                   N
204                                             0   N                            NAP                   N
205                                             0   N                            NAP                   N
209                                             0   N                            NAP                   N
210                                             0   N                            NAP                   N
214                                             0   N                            NAP                   N
215                                             0   N                            NAP                   N
216                                             0   N                            NAP                   N
219                                             0   N                            NAP                   N
220                                             0   N                            NAP                   N
228                                             0   N                            NAP                   N
230                                             0   N                            NAP                   N
231                                             0   N                            NAP                   N
233                                             0   N                            NAP                   N
234                                             0   N                            NAP                   N
239                                             0   N                            NAP                   N
240                                             0   N                            NAP                   N
243                                             0   N                            NAP                   N

Total/Weighted Average:

Loan Pool No.             No. of Sec. 42 Units   Partial Collateral Release (Y/N)
-----------------------   --------------------   --------------------------------
61                        NAP                    N
80                        NAP                    N
89                        NAP                    N
90                        NAP                    N
103                       NAP                    N
104                       NAP                    N
109                       NAP                    N
110                       NAP                    Y
111                       NAP                    N
119                       NAP                    N
122                       NAP                    Y
123                       NAP                    Y
124                       NAP                    Y
125                       NAP                    N
126                       NAP                    N
130                       NAP                    N
134                       NAP                    N
136                       NAP                    N
138                       NAP                    N
139                       NAP                    N
144                       NAP                    N
147                       NAP                    N
149                       NAP                    N
153                       NAP                    N
157                       NAP                    N
159                       NAP                    N
160                       NAP                    N
163                       NAP                    N
164                       NAP                    N
170                       NAP                    N
172                       NAP                    N
175                       NAP                    N
179                       NAP                    N
180                       NAP                    N
181                       NAP                    N
185                       NAP                    N
189                       NAP                    N
191                       NAP                    N
198                       NAP                    N
200                       NAP                    N
203                       NAP                    N
204                       NAP                    N
205                       NAP                    N
209                       NAP                    N
210                       NAP                    N
214                       NAP                    N
215                       NAP                    N
216                       NAP                    N
219                       NAP                    N
220                       NAP                    N
228                       NAP                    N
230                       NAP                    N
231                       NAP                    N
233                       NAP                    N
234                       NAP                    N
239                       NAP                    N
240                       NAP                    N
243                       NAP                    N

Total/Weighted Average:

Loan Pool No.             Partial Collateral Release Description
-----------------------   --------------------------------------------------------------------------
61                        NAP
80                        NAP
89                        NAP
90                        NAP
103                       NAP
104                       NAP
109                       NAP
110                       200x100 Parking at North End of Parcel with a price of the appraisal value and the appicable prepayment premiuim with processing fee of $2,000.
111                       NAP
119                       NAP
122                       Any Parcel with a DSCR>=1.3 and LTV<=70%
123                       Any Parcel with a DSCR>=1.3 and LTV<=70%
124                       Any Parcel with a DSCR>=1.3 and LTV<=70%
125                       NAP
126                       NAP
130                       NAP
134                       NAP
136                       NAP
138                       NAP
139                       NAP
144                       NAP
147                       NAP
149                       NAP
153                       NAP
157                       NAP
159                       NAP
160                       NAP
163                       NAP
164                       NAP
170                       NAP
172                       NAP
175                       NAP
179                       NAP
180                       NAP
181                       NAP
185                       NAP
189                       NAP
191                       NAP
198                       NAP
200                       NAP
203                       NAP
204                       NAP
205                       NAP
209                       NAP
210                       NAP
214                       NAP
215                       NAP
216                       NAP
219                       NAP
220                       NAP
228                       NAP
230                       NAP
231                       NAP
233                       NAP
234                       NAP
239                       NAP
240                       NAP
243                       NAP

Total/Weighted Average:

Loan Pool No.             Partial Collateral Release Prepayment Penalty Description   Outparcel or Other Release (Y/N)
-----------------------   ---------------------------------------------------------   --------------------------------
61                        NAP                                                         N
80                        NAP                                                         N
89                        NAP                                                         N
90                        NAP                                                         N
103                       NAP                                                         N
104                       NAP                                                         N
109                       NAP                                                         N
110                       Anytime with Prepayment                                     N
111                       NAP                                                         N
119                       NAP                                                         N
122                       Anytime with Prepayment                                     N
123                       Anytime with Prepayment                                     N
124                       Anytime with Prepayment                                     N
125                       NAP                                                         N
126                       NAP                                                         N
130                       NAP                                                         N
134                       NAP                                                         N
136                       NAP                                                         N
138                       NAP                                                         N
139                       NAP                                                         N
144                       NAP                                                         N
147                       NAP                                                         N
149                       NAP                                                         N
153                       NAP                                                         N
157                       NAP                                                         N
159                       NAP                                                         N
160                       NAP                                                         N
163                       NAP                                                         N
164                       NAP                                                         N
170                       NAP                                                         N
172                       NAP                                                         N
175                       NAP                                                         N
179                       NAP                                                         N
180                       NAP                                                         N
181                       NAP                                                         N
185                       NAP                                                         N
189                       NAP                                                         N
191                       NAP                                                         N
198                       NAP                                                         N
200                       NAP                                                         N
203                       NAP                                                         N
204                       NAP                                                         N
205                       NAP                                                         N
209                       NAP                                                         N
210                       NAP                                                         Y
214                       NAP                                                         N
215                       NAP                                                         N
216                       NAP                                                         N
219                       NAP                                                         N
220                       NAP                                                         N
228                       NAP                                                         N
230                       NAP                                                         N
231                       NAP                                                         N
233                       NAP                                                         N
234                       NAP                                                         N
239                       NAP                                                         N
240                       NAP                                                         N
243                       NAP                                                         N

Total/Weighted Average:

Loan Pool No.             Outparcel or Other Release Description
-----------------------   ------------------------------------------------------------------------------------
61                        NAP
80                        NAP
89                        NAP
90                        NAP
103                       NAP
104                       NAP
109                       NAP
110                       NAP
111                       NAP
119                       NAP
122                       NAP
123                       NAP
124                       NAP
125                       NAP
126                       NAP
130                       NAP
134                       NAP
136                       NAP
138                       NAP
139                       NAP
144                       NAP
147                       NAP
149                       NAP
153                       NAP
157                       NAP
159                       NAP
160                       NAP
163                       NAP
164                       NAP
170                       NAP
172                       NAP
175                       NAP
179                       NAP
180                       NAP
181                       NAP
185                       NAP
189                       NAP
191                       NAP
198                       NAP
200                       NAP
203                       NAP
204                       NAP
205                       NAP
209                       NAP
210                       (i) no event of default; (ii) the sale will in no way impair the DSCR at the time of funding; (iii) the portion of property sold is limited to unimproved land and
                          (iv) the property sold is not necessary for the continued operation of the tenant.
214                       NAP
215                       NAP
216                       NAP
219                       NAP
220                       NAP
228                       NAP
230                       NAP
231                       NAP
233                       NAP
234                       NAP
239                       NAP
240                       NAP
243                       NAP

Total/Weighted Average:

Loan Pool No.             Substitution Allowed (Y/N)   Substitution Provision Description
-----------------------   --------------------------   ----------------------------------
61                        N                            NAP
80                        N                            NAP
89                        N                            NAP
90                        N                            NAP
103                       N                            NAP
104                       N                            NAP
109                       N                            NAP
110                       N                            NAP
111                       N                            NAP
119                       N                            NAP
122                       N                            NAP
123                       N                            NAP
124                       N                            NAP
125                       N                            NAP
126                       N                            NAP
130                       N                            NAP
134                       N                            NAP
136                       N                            NAP
138                       N                            NAP
139                       N                            NAP
144                       N                            NAP
147                       N                            NAP
149                       N                            NAP
153                       N                            NAP
157                       N                            NAP
159                       N                            NAP
160                       N                            NAP
163                       N                            NAP
164                       N                            NAP
170                       N                            NAP
172                       N                            NAP
175                       N                            NAP
179                       N                            NAP
180                       N                            NAP
181                       N                            NAP
185                       N                            NAP
189                       N                            NAP
191                       N                            NAP
198                       N                            NAP
200                       N                            NAP
203                       N                            NAP
204                       N                            NAP
205                       N                            NAP
209                       N                            NAP
210                       N                            NAP
214                       N                            NAP
215                       N                            NAP
216                       N                            NAP
219                       N                            NAP
220                       N                            NAP
228                       N                            NAP
230                       N                            NAP
231                       N                            NAP
233                       N                            NAP
234                       N                            NAP
239                       N                            NAP
240                       N                            NAP
243                       N                            NAP

Total/Weighted Average:

Loan Pool No.             Voluntary Partial Prepayment Permitted (Y/N) (escrows, LOCs, other, etc.)
-----------------------   -------------------------------------------------------------------------
61                        N
80                        N
89                        N
90                        N
103                       N
104                       N
109                       N
110                       N
111                       N
119                       N
122                       N
123                       N
124                       N
125                       N
126                       N
130                       N
134                       N
136                       N
138                       N
139                       N
144                       N
147                       N
149                       N
153                       N
157                       N
159                       N
160                       N
163                       N
164                       N
170                       N
172                       N
175                       N
179                       N
180                       N
181                       N
185                       N
189                       N
191                       N
198                       N
200                       N
203                       N
204                       N
205                       N
209                       N
210                       N
214                       N
215                       N
216                       N
219                       N
220                       N
228                       N
230                       N
231                       N
233                       N
234                       N
239                       N
240                       N
243                       N

Total/Weighted Average:

Loan Pool No.             Partial Prepayment Description   Day Prepayment Allowed (plus accrued interest?)   Seasoning   LO
-----------------------   ------------------------------   -----------------------------------------------   ---------   --
61                        NAP                              Due Date                                                  0    0
80                        NAP                              Due Date                                                  1    0
89                        NAP                              Due Date                                                  5    0
90                        NAP                              Due Date                                                  5    0
103                       NAP                              Due Date                                                  0    0
104                       NAP                              Due Date                                                  5    0
109                       NAP                              Due Date                                                  5    0
110                       NAP                              Due Date                                                  6    0
111                       NAP                              Due Date                                                  4    0
119                       NAP                              Due Date                                                  5    0
122                       NAP                              Due Date                                                  6    0
123                       NAP                              Due Date                                                  6    0
124                       NAP                              Due Date                                                  6    0
125                       NAP                              Due Date                                                  3    0
126                       NAP                              Due Date                                                  4    0
130                       NAP                              Due Date                                                  5    0
134                       NAP                              Due Date                                                  1    0
136                       NAP                              Due Date                                                  2    0
138                       NAP                              Due Date                                                  2    0
139                       NAP                              Due Date                                                  4    0
144                       NAP                              Due Date                                                  4    0
147                       NAP                              Due Date                                                  1    0
149                       NAP                              Due Date                                                  3    0
153                       NAP                              Due Date                                                  1    0
157                       NAP                              Due Date                                                 16    0
159                       NAP                              Due Date                                                  5    0
160                       NAP                              Due Date                                                  3    0
163                       NAP                              Due Date                                                  4    0
164                       NAP                              Due Date                                                  8    0
170                       NAP                              Due Date                                                 14    0
172                       NAP                              Due Date                                                  2    0
175                       NAP                              Due Date                                                  5    0
179                       NAP                              Due Date                                                  6    0
180                       NAP                              Due Date                                                  6    0
181                       NAP                              Due Date                                                  2    0
185                       NAP                              Due Date                                                  4    0
189                       NAP                              Due Date                                                  1    0
191                       NAP                              Due Date                                                  4    0
198                       NAP                              Due Date                                                  2    0
200                       NAP                              Due Date                                                  5    0
203                       NAP                              Due Date                                                  1    0
204                       NAP                              Due Date                                                  5    0
205                       NAP                              Due Date                                                  5    0
209                       NAP                              Due Date                                                  3    0
210                       NAP                              Due Date                                                  0    0
214                       NAP                              Due Date                                                  2    0
215                       NAP                              Due Date                                                  4    0
216                       NAP                              Due Date                                                  1    0
219                       NAP                              Due Date                                                  2    0
220                       NAP                              Due Date                                                 11    0
228                       NAP                              Due Date                                                  4    0
230                       NAP                              Due Date                                                  6    0
231                       NAP                              Due Date                                                  5    0
233                       NAP                              Due Date                                                  6    0
234                       NAP                              Due Date                                                  6    0
239                       NAP                              Due Date                                                  3    0
240                       NAP                              Due Date                                                  4    0
243                       NAP                              Due Date                                                  7    0

Total/Weighted Average:

Loan Pool No.             LO End Date   DEF   DEF+1   DEF/YM1   YM   YM1   YM2   6.0%   5.0%   4.8%   4.0%   3.6%   3.0%   2.4%
-----------------------   -----------   ---   -----   -------   --   ---   ---   ---    ---    ---    ---    ---    ---    ---
61                        NAP                                        179
80                        NAP                                        119
89                        NAP                                        179
90                        NAP                                        179
103                       NAP                                        114
104                       NAP                                        239
109                       NAP                                        113
110                       NAP                                        238
111                       NAP                                        119
119                       NAP                                        239
122                       NAP                                        178
123                       NAP                                        178
124                       NAP                                        178
125                       NAP                                        239
126                       NAP                                        119
130                       NAP                                         60          12            12            12            12
134                       NAP                                        119
136                       NAP                                        119
138                       NAP                                        119
139                       NAP                                        119
144                       NAP                                        297
147                       NAP                                        179
149                       NAP                                        239
153                       NAP                                        239
157                       NAP                                        187
159                       NAP                                        176
160                       NAP                                        119
163                       NAP                                        239
164                       NAP                                        230
170                       NAP                                        179
172                       NAP                                        119
175                       NAP                                        119
179                       NAP                                        239
180                       NAP                                        143
181                       NAP                                        119
185                       NAP                                        239
189                       NAP                                        119
191                       NAP                                        179
198                       NAP                                        239
200                       NAP                                        179
203                       NAP                                        239
204                       NAP                                        179
205                       NAP                                        179
209                       NAP                                        119
210                       NAP                                        179
214                       NAP                                        179
215                       NAP                                        238
216                       NAP                                        179
219                       NAP                                        119
220                       NAP                                        119
228                       NAP                                        177
230                       NAP                                        119
231                       NAP                                        179
233                       NAP                                        179
234                       NAP                                        239
239                       NAP                                        119
240                       NAP                                        119
243                       NAP                                        179

Total/Weighted Average:

Loan Pool No.             2.0%   1.2%   1.0%   Open   YM Formulas   Primary Servicer Fee   Correspondent/ Subservicer Fee
-----------------------   ---    ---    ---    ----   -----------   --------------------   ------------------------------
61                                                1
80                                                1
89                                                1
90                                                1
103                                               1
104                                               1
109                                               7
110                                               2
111                                               1
119                                               1
122                                               2
123                                               2
124                                               2
125                                               1
126                                               1
130                                9              3
134                                               1
136                                               1
138                                               1
139                                               1
144                                               3
147                                               1
149                                               1
153                                               1
157                                               3
159                                               4
160                                               1
163                                               1
164                                               2
170                                               1
172                                               1
175                                               1
179                                               1
180                                               1
181                                               1
185                                               1
189                                               1
191                                               1
198                                               1
200                                               1
203                                               1
204                                               1
205                                               1
209                                               1
210                                               1
214                                               1
215                                               2
216                                               1
219                                               1
220                                               1
228                                               3
230                                               1
231                                               1
233                                               1
234                                               1
239                                               1
240                                               1
243                                               1

Total/Weighted Average:

Loan Pool No.             Master Servicer Fee   Trustee Annual Fee   Administrative Cost Rate
-----------------------   -------------------   ------------------   ------------------------
61
80
89
90
103
104
109
110
111
119
122
123
124
125
126
130
134
136
138
139
144
147
149
153
157
159
160
163
164
170
172
175
179
180
181
185
189
191
198
200
203
204
205
209
210
214
215
216
219
220
228
230
231
233
234
239
240
243

Total/Weighted Average:

Loan Pool No.             Cooperative Value as a Rental Property   Unsold Percent   Sponsor Units   Investor Units   Coop Units
-----------------------   --------------------------------------   --------------   -------------   --------------   ----------
61                        NAP                                      NAP              NAP             NAP              NAP
80                        NAP                                      NAP              NAP             NAP              NAP
89                        NAP                                      NAP              NAP             NAP              NAP
90                        NAP                                      NAP              NAP             NAP              NAP
103                       NAP                                      NAP              NAP             NAP              NAP
104                       NAP                                      NAP              NAP             NAP              NAP
109                       NAP                                      NAP              NAP             NAP              NAP
110                       NAP                                      NAP              NAP             NAP              NAP
111                       NAP                                      NAP              NAP             NAP              NAP
119                       NAP                                      NAP              NAP             NAP              NAP
122                       NAP                                      NAP              NAP             NAP              NAP
123                       NAP                                      NAP              NAP             NAP              NAP
124                       NAP                                      NAP              NAP             NAP              NAP
125                       NAP                                      NAP              NAP             NAP              NAP
126                       NAP                                      NAP              NAP             NAP              NAP
130                       NAP                                      NAP              NAP             NAP              NAP
134                       NAP                                      NAP              NAP             NAP              NAP
136                       NAP                                      NAP              NAP             NAP              NAP
138                       NAP                                      NAP              NAP             NAP              NAP
139                       NAP                                      NAP              NAP             NAP              NAP
144                       NAP                                      NAP              NAP             NAP              NAP
147                       NAP                                      NAP              NAP             NAP              NAP
149                       NAP                                      NAP              NAP             NAP              NAP
153                       NAP                                      NAP              NAP             NAP              NAP
157                       NAP                                      NAP              NAP             NAP              NAP
159                       NAP                                      NAP              NAP             NAP              NAP
160                       NAP                                      NAP              NAP             NAP              NAP
163                       NAP                                      NAP              NAP             NAP              NAP
164                       NAP                                      NAP              NAP             NAP              NAP
170                       NAP                                      NAP              NAP             NAP              NAP
172                       NAP                                      NAP              NAP             NAP              NAP
175                       NAP                                      NAP              NAP             NAP              NAP
179                       NAP                                      NAP              NAP             NAP              NAP
180                       NAP                                      NAP              NAP             NAP              NAP
181                       NAP                                      NAP              NAP             NAP              NAP
185                       NAP                                      NAP              NAP             NAP              NAP
189                       NAP                                      NAP              NAP             NAP              NAP
191                       NAP                                      NAP              NAP             NAP              NAP
198                       NAP                                      NAP              NAP             NAP              NAP
200                       NAP                                      NAP              NAP             NAP              NAP
203                       NAP                                      NAP              NAP             NAP              NAP
204                       NAP                                      NAP              NAP             NAP              NAP
205                       NAP                                      NAP              NAP             NAP              NAP
209                       NAP                                      NAP              NAP             NAP              NAP
210                       NAP                                      NAP              NAP             NAP              NAP
214                       NAP                                      NAP              NAP             NAP              NAP
215                       NAP                                      NAP              NAP             NAP              NAP
216                       NAP                                      NAP              NAP             NAP              NAP
219                       NAP                                      NAP              NAP             NAP              NAP
220                       NAP                                      NAP              NAP             NAP              NAP
228                       NAP                                      NAP              NAP             NAP              NAP
230                       NAP                                      NAP              NAP             NAP              NAP
231                       NAP                                      NAP              NAP             NAP              NAP
233                       NAP                                      NAP              NAP             NAP              NAP
234                       NAP                                      NAP              NAP             NAP              NAP
239                       NAP                                      NAP              NAP             NAP              NAP
240                       NAP                                      NAP              NAP             NAP              NAP
243                       NAP                                      NAP              NAP             NAP              NAP

Total/Weighted Average:

Loan Pool No.             Sponsor Carry   Cutoff LTV as Rental   Coop Sponsor/Investor
-----------------------   -------------   --------------------   ---------------------
61                        NAP             NAP                    NAP
80                        NAP             NAP                    NAP
89                        NAP             NAP                    NAP
90                        NAP             NAP                    NAP
103                       NAP             NAP                    NAP
104                       NAP             NAP                    NAP
109                       NAP             NAP                    NAP
110                       NAP             NAP                    NAP
111                       NAP             NAP                    NAP
119                       NAP             NAP                    NAP
122                       NAP             NAP                    NAP
123                       NAP             NAP                    NAP
124                       NAP             NAP                    NAP
125                       NAP             NAP                    NAP
126                       NAP             NAP                    NAP
130                       NAP             NAP                    NAP
134                       NAP             NAP                    NAP
136                       NAP             NAP                    NAP
138                       NAP             NAP                    NAP
139                       NAP             NAP                    NAP
144                       NAP             NAP                    NAP
147                       NAP             NAP                    NAP
149                       NAP             NAP                    NAP
153                       NAP             NAP                    NAP
157                       NAP             NAP                    NAP
159                       NAP             NAP                    NAP
160                       NAP             NAP                    NAP
163                       NAP             NAP                    NAP
164                       NAP             NAP                    NAP
170                       NAP             NAP                    NAP
172                       NAP             NAP                    NAP
175                       NAP             NAP                    NAP
179                       NAP             NAP                    NAP
180                       NAP             NAP                    NAP
181                       NAP             NAP                    NAP
185                       NAP             NAP                    NAP
189                       NAP             NAP                    NAP
191                       NAP             NAP                    NAP
198                       NAP             NAP                    NAP
200                       NAP             NAP                    NAP
203                       NAP             NAP                    NAP
204                       NAP             NAP                    NAP
205                       NAP             NAP                    NAP
209                       NAP             NAP                    NAP
210                       NAP             NAP                    NAP
214                       NAP             NAP                    NAP
215                       NAP             NAP                    NAP
216                       NAP             NAP                    NAP
219                       NAP             NAP                    NAP
220                       NAP             NAP                    NAP
228                       NAP             NAP                    NAP
230                       NAP             NAP                    NAP
231                       NAP             NAP                    NAP
233                       NAP             NAP                    NAP
234                       NAP             NAP                    NAP
239                       NAP             NAP                    NAP
240                       NAP             NAP                    NAP
243                       NAP             NAP                    NAP

Total/Weighted Average:

                                  SCHEDULE VIII

                               TIAA LOAN SCHEDULE

MSCI 2005-IQ9
TIAA Accounting Tape
February 15, 2005

      Single Note/ Multiple Properties
      Cross Collateralized/Cross defaulted

Loan Pool No.             Mortgage Loan Seller   Loan Number   Property Name
-----------------------   --------------------   -----------   -------------------------------------
9                         TIAA                        575100   Festival at Hyannis
12                        TIAA                        562700   Phoenix Apartments
13                        TIAA                        573500   Holiday Centre
14                        TIAA                        554000   Burbank Medical Plaza Office Building




15                        TIAA                        571500   The Cloisters Apartments I
44                        TIAA                        586700   Monarch Business Center

Total/Weighted Average:

Loan Pool No.             Portfolio Name (if applicable)   Street Address                     County                 City
-----------------------   ------------------------------   --------------------------------   --------------------   -----------
9                         NAP                              1070 Iyannough Road                Barnstable             Hyannis
12                        NAP                              5303 North Valentine Avenue        Fresno                 Fresno
13                        NAP                              3755 William Penn Highway          Allegheny              Monroeville
14                        NAP                              201 South Buena Vista Street       Los Angeles            Burbank




15                        NAP                              100 Michigan Avenue N.E.           District of Columbia   Washington
44                        NAP                              4375 South Valley View Boulevard   Clark                  Las Vegas

Total/Weighted Average:

Loan Pool No.             State   North or South CA (NCA/SCA)   Zip Code   MSA                      Property Type
-----------------------   -----   ---------------------------   --------   ----------------------   -------------
9                         MA      NAP                              02601   Boston                   Retail
12                        CA      NCA                              93711   Fresno                   Multifamily
13                        PA      NAP                              15146   Pittsburg                Retail
14                        CA      SCA                              91505   Los Angeles-Long Beach   Office




15                        DC      NAP                              20017   Washington               Multifamily
44                        NV      NAP                              89103   Las Vegas                Industrial

Total/Weighted Average:

Loan Pool No.             Property Sub-Type   Number of Properties   Original Balance
-----------------------   -----------------   --------------------   ----------------
9                         Anchored                               1        $24,050,000
12                        Garden                                 1        $16,500,000
13                        Anchored                               1        $15,800,000
14                        Medical                                1        $15,520,000




15                        Garden                                 1        $15,000,000
44                        Flex                                   1         $6,300,000

Total/Weighted Average:                                                $1,544,375,825

Loan Pool No.             Cut-Off Date Balance (as of 02/01/2005)   Sort         % by Cut-off Date Balance    Cut-Off Date
-----------------------   ---------------------------------------   ----------   -------------------------    ------------
9                                                     $24,050,000   24,050,000                         1.6%   02/01/2005
12                                                    $16,434,304   16,434,304                         1.1%   02/01/2005
13                                                    $15,800,000   15,800,000                         1.0%   02/01/2005
14                                                    $15,392,817   15,392,817                         1.0%   02/01/2005




15                                                    $14,831,705   14,831,705                         1.0%   02/01/2005
44                                                     $6,273,995    6,273,995                         0.4%   02/01/2005

Total/Weighted Average:                            $1,531,754,421                                    100.0%

Loan Pool No.             Units/SF   Year Built       Year Renovated   Single-Tenant (Y/N)   Owner-Occupied >20% (Y/N - %)
-----------------------   --------   --------------   --------------   -------------------   -----------------------------
9                          225,629   1989-1990/2000   NAP              N                     N
12                             248             2004   NAP              N                     N
13                         142,900   1989/2002        NAP              N                     N
14                          69,254             2004   NAP              N                     N




15                             192             1986   NAP              N                     N
44                         123,372             1988   NAP              N                     N

Total/Weighted Average:

Loan Pool No.             Percent Leased   Percent Leased as of Date   Percent Leased Source   Borrower Name
-----------------------   --------------   -------------------------   ---------------------   ---------------------------
9                                   95.2%  11/09/2004                  Rent Roll               Festival of Hyannis, LLC
12                                  98.8%  09/01/2004                  Rent Roll               Phoenix 248, LLC
13                                  96.8%  09/09/2004                  Rent Roll               Monroeville S.C., LP
14                                 100.0%  10/22/2004                  Rent Roll               PMB Burbank #1 LLC




15                                  95.3%  05/01/2004                  Rent Roll               Trinity Limited Partnership
44                                 100.0%  08/23/2004                  Rent Roll               J & J Monarch Property LLC

Total/Weighted Average:

Loan Pool No.             Sponsor                                                                       Lien Status
-----------------------   ---------------------------------------------------------------------------   -----------
9                         Kimco Income Fund I, L.P.                                                     First
12                        David L. Berry, David & Patricia Rea Berry Living Trust and Firoz M. Husein   First
13                        Kimco Realty Corporation                                                      First
14                        Jeffrey L. Rush, M.D.                                                         First




15                        Joseph Horning                                                                First
44                        Jerry Monkarsh                                                                First

Total/Weighted Average:

Loan Pool No.             Ownership Interest   Ground Lease Extinguished Upon Foreclosure (Y/N)   Ground Lease Expiration Date
-----------------------   ------------------   ------------------------------------------------   ----------------------------
9                         Fee                  N                                                  NAP
12                        Fee                  N                                                  NAP
13                        Fee                  N                                                  NAP
14                        Leasehold            N                                                  11/14/2057




15                        Fee                  N                                                  NAP
44                        Fee                  N                                                  NAP

Total/Weighted Average:

Loan Pool No.             Extension Options (Y/N)   Extension Options Description
-----------------------   -----------------------   -----------------------------
9                         N                         NAP
12                        N                         NAP
13                        N                         NAP
14                        Y                         2 10-year renewal options




15                        N                         NAP
44                        N                         NAP

Total/Weighted Average:

Loan Pool No.             Ground Lease Outside Expiration Date (Including Extensions)   Note Date    Modified Loan (Y/N)
-----------------------   -----------------------------------------------------------   ----------   -------------------
9                         NAP                                                           09/15/2004   N
12                        NAP                                                           09/28/2004   N
13                        NAP                                                           09/30/2004   N
14                        11/14/2077                                                    06/29/2004   N




15                        NAP                                                           06/30/2004   N
44                        NAP                                                           09/08/2004   N

Total/Weighted Average:

Loan Pool No.             Modification Description   First P&I Payment Date   First Payment Date (IO)
-----------------------   ------------------------   ----------------------   -----------------------
9                         NAP                        11/10/2006               11/10/2004
12                        NAP                        11/10/2004               NAP
13                        NAP                        11/10/2006               11/10/2004
14                        NAP                        08/10/2004               NAP




15                        NAP                        08/10/2004               NAP
44                        NAP                        11/10/2004               NAP

Total/Weighted Average:

Loan Pool No.             First Interest Only Period (mos)   Maturity Date or ARD   ARD Loan (Y/N)   Maturity Date of ARD Loan
-----------------------   --------------------------------   --------------------   --------------   -------------------------
9                                                       24   10/10/2014             N                NAP
12                                                     NAP   10/10/2014             N                NAP
13                                                      24   10/10/2014             N                NAP
14                                                     NAP   07/10/2014             N                NAP




15                                                     NAP   07/10/2014             N                NAP
44                                                     NAP   10/10/2014             N                NAP

Total/Weighted Average:

Loan Pool No.             ARD Rate Step   Lockbox Status   Lockbox Type
-----------------------   -------------   --------------   ------------
9                         NAP             Springing        Hard
12                        NAP             Springing        Hard
13                        NAP             Springing        Hard
14                        NAP             Springing        Hard




15                        NAP             Springing        Hard
44                        NAP             Springing        Hard

Total/Weighted Average:

Loan Pool No.             Terms/Description of Springing Lockbox                         Orig. Term to Maturity or ARD   Rem. Term
-----------------------   ------------------------------------------------------------   -----------------------------   ---------
9                         Springing/Hard upon default, non-payment in full at maturity                             120         116
12                        Springing/Hard upon default                                                              120         116
13                        Springing/Hard upon default, non-payment in full at maturity                             120         116
14                        Springing/Hard upon default                                                              120         113




15                        Springing/Hard upon default                                                              120         113
44                        Springing/Hard upon default                                                              120         116

Total/Weighted Average:                                                                                            125         115

Loan Pool No.             Orig. Amort.   Rem. Amort   Rate     Loan Constant    Monthly Debt Service (P&I)
-----------------------   ------------   ----------   -----    -------------    --------------------------
9                                  360          360   5.400%           5.400%                     $135,048
12                                 360          356   6.040%           7.225%                      $99,351
13                                 360          360   5.390%           5.390%                      $88,623
14                                 336          329   5.990%           7.374%                      $95,369




15                                 300          293   5.400%           7.298%                      $91,219
44                                 360          356   5.850%           7.079%                      $37,166

Total/Weighted Average:            341          329   5.848%

Loan Pool No.             Monthly Debt Service (IO)   NOI DSCR   NOI DSCR (after IO period)   Current DSCR
-----------------------   -------------------------   --------   --------------------------   ------------
9                                          $108,225       2.21                         1.77           2.13
12                                              NAP       1.37                          NAP           1.31
13                                          $70,968       1.96                         1.57           1.89
14                                              NAP       1.33                          NAP           1.20




15                                              NAP       1.83                          NAP           1.79
44                                              NAP       1.42                          NAP           1.22

Total/Weighted Average:                                                                              2.05x

Loan Pool No.             Implied DSCR @ 8.00% Constant   DSCR (after IO period)   Annual Debt Service
-----------------------   -----------------------------   ----------------------   -------------------
9                                                  1.43                     1.70            $1,298,700
12                                                 1.19                      NAP            $1,192,207
13                                                 1.27                     1.51              $851,620
14                                                 1.11                      NAP            $1,144,433




15                                                 1.65                      NAP            $1,094,634
44                                                 1.08                      NAP              $445,995

Total/Weighted Average:

Loan Pool No.             Cut-Off Date Balance per Unit or SF   Interest Accrual Method   Balloon Loan (Y/N)   Balloon Balance
-----------------------   -----------------------------------   -----------------------   ------------------   ---------------
9                                                        $107   30/360                    Y                        $20,879,208
12                                                    $66,267   30/360                    Y                        $13,852,494
13                                                       $111   30/360                    Y                        $13,713,866
14                                                       $222   30/360                    Y                        $12,620,730




15                                                    $77,248   30/360                    Y                        $11,277,351
44                                                        $51   30/360                    Y                         $5,262,436

Total/Weighted Average:

Loan Pool No.             Balloon LTV    Cut-Off Date LTV    Appraised Value   Source of Current Value   Valuation Date
-----------------------   -----------    ----------------    ---------------   -----------------------   --------------
9                                56.4%               65.0%       $37,000,000   Appraisal                 07/16/2004
12                               57.7%               68.5%       $24,000,000   Appraisal                 08/16/2004
13                               58.9%               67.8%       $23,300,000   Appraisal                 08/11/2004
14                               57.4%               70.0%       $22,000,000   Appraisal                 06/01/2004




15                               34.4%               45.2%       $32,800,000   Appraisal                 05/28/2004
44                               62.6%               74.7%        $8,400,000   Appraisal                 07/30/2004

Total/Weighted Average:          50.3%               59.4%

Loan Pool No.             Rem. Tax Credits   Original Appraised Value   Original Appraisal Report Date   Capitalization Rate
-----------------------   ----------------   ------------------------   ------------------------------   -------------------
9                         NAP                             $37,000,000   07/31/2004                       NAP
12                        NAP                             $24,000,000   08/24/2004                       NAP
13                        NAP                             $23,300,000   08/18/2004                       NAP
14                        NAP                             $22,000,000   03/29/2004                       NAP




15                        NAP                             $32,800,000   06/07/2004                       NAP
44                        NAP                              $8,400,000   08/10/2004                       NAP

Total/Weighted Average:

Loan Pool No.             FIRREA Appraisal (Y/N)   Phase I Date   Phase II Date   Engineering Report Date   UCF
-----------------------   ----------------------   ------------   -------------   -----------------------   ----------
9                         Y                        08/25/2004     NAP             07/12/2004                $2,760,755
12                        Y                        08/25/2004     NAP             08/31/2004                $1,566,679
13                        Y                        01/22/2004     NAP             08/10/2004                $1,609,464
14                        Y                        05/03/2004     NAP             03/19/2004                $1,368,020




15                        Y                        05/27/2004     NAP             05/27/2004                $1,957,165
44                        Y                        08/03/2004     NAP             08/10/2004                  $542,075

Total/Weighted Average:

Loan Pool No.             Underwritten NOI   Date of Operating Statement   Years of Financial Information   Largest Tenant
-----------------------   ----------------   ---------------------------   ------------------------------   ------------------
9                               $2,868,915   Appraisal                                          Appraisal   Shaw's Supermarket
12                              $1,628,679   Appraisal                                          Appraisal   NAP
13                              $1,672,619   06/30/2004                                                 3   Petsmart
14                              $1,524,199   Appraisal                                          Appraisal   Valley Health Care




15                              $2,005,165   04/30/2004                                                 2   NAP
44                                $635,441   Appraisal                                          Appraisal   Nth Degree, Inc.

Total/Weighted Average:

Loan Pool No.             Lease Expiration Date of Largest Tenant   NSF of Largest Tenant (SF)   % NSF of the Largest Tenant (%)
-----------------------   ---------------------------------------   --------------------------   -------------------------------
9                         09/30/2018                                                    54,712                              24.2%
12                        NAP                                                              NAP                               NAP
13                        06/30/2019                                                    29,650                              20.7%
14                        05/31/2014                                                    18,636                              26.9%




15                        NAP                                                              NAP                               NAP
44                        08/31/2006                                                    35,904                              29.1%

Total/Weighted Average:

Loan Pool No.             2nd Largest Tenant             Lease Expiration Date of 2nd Largest Tenant
-----------------------   ----------------------------   -------------------------------------------
9                         Toys 'R' Us                    01/31/2019
12                        NAP                            NAP
13                        Bed, Bath & Beyond             01/31/2020
14                        Providence St. Joseph          04/21/2014




15                        NAP                            NAP
44                        TLD Acquisition Company, LLC   05/31/2007

Total/Weighted Average:

Loan Pool No.          NSF of 2nd Largest Tenant (SF)   % NSF of 2nd Largest Tenant (%)    3rd Largest Tenant
-----------------------------------------------------   -------------------------------    ------------------
9                                              36,416                              16.1%   Home Goods
12                                                NAP                               NAP    NAP
13                                             25,312                              17.7%   Michaels
14                                             12,362                              17.9%   Foothill Cardiolgy




15                                                NAP                               NAP    NAP
44                                             34,500                              28.0%   Sierra Tile, Inc.

Total/Weighted Average:

Loan Pool No.             Lease Expiration of 3rd Largest Tenant   NSF of 3rd Largest Tenant (SF)   % NSF of 3rd Largest Tenant (%)
-----------------------   --------------------------------------   ------------------------------   -------------------------------
9                         11/30/2010                                                       24,904                              11.0%
12                        NAP                                                                 NAP                               NAP
13                        02/28/2009                                                       23,629                              16.5%
14                        05/16/2014                                                       11,401                              16.5%




15                        NAP                                                                 NAP                               NAP
44                        12/31/2005                                                       26,040                              21.1%

Total/Weighted Average:

Loan Pool No.             Related Borrowers (Y/N)   Related Borrower List   Cross Collateralized / Cross Defaulted (Y/N)
-----------------------   -----------------------   ---------------------   --------------------------------------------
9                         Y                         573500;575100           N
12                        N                         NAP                     N
13                        Y                         573500;575100           N
14                        N                         NAP                     N




15                        N                         NAP                     N
44                        N                         NAP                     N

Total/Weighted Average:

Loan Pool No.             Single Note / Multiple Property Loan (Y/N)   Crossed Loan/Multi-property Pool (Y/N)
-----------------------   ------------------------------------------   --------------------------------------
9                         N                                            N
12                        N                                            N
13                        N                                            N
14                        N                                            N




15                        N                                            N
44                        N                                            N

Total/Weighted Average:

Loan Pool No.             Additional Collateral (Y/N)   Description of Additional Collateral   Tax Escrow in Place (Y/N)
-----------------------   ---------------------------   ------------------------------------   -------------------------
9                         N                             NAP                                    Y
12                        N                             NAP                                    Y
13                        N                             NAP                                    Y
14                        N                             NAP                                    Y




15                        N                             NAP                                    Y
44                        N                             NAP                                    Y

Total/Weighted Average:

Loan Pool No.             Tax Service Contract in Place (Y/N)   Initial Tax Escrow Amount ($)
-----------------------   -----------------------------------   -----------------------------
9                         N                                                          $179,068
12                        N                                                          $174,941
13                        N                                                          $131,126
14                        N                                                           $40,139




15                        N                                                           $67,770
44                        N                                                            $4,682

Total/Weighted Average:

Loan Pool No.             Current Tax Escrow Balance as of 02/01/2005 ($)   Ongoing Tax Escrow - Monthly ($)
-----------------------   -----------------------------------------------   --------------------------------
9                                                                $179,068                            $20,696
12                                                               $174,941                            $24,992
13                                                               $131,126                            $30,564
14                                                                $40,139                            $20,070




15                                                                $67,770                            $13,554
44                                                                 $4,682                             $4,682

Total/Weighted Average:

Loan Pool No.             Tax Reserve Cap ($ and Description)   Springing Reserve Requirement for Tax (Y/N)
-----------------------   -----------------------------------   -------------------------------------------
9                         NAP                                   N
12                        NAP                                   N
13                        NAP                                   N
14                        NAP                                   N




15                        NAP                                   N
44                        NAP                                   N

Total/Weighted Average:

Loan Pool No.             Terms or Conditions for Springing Tax Reserve Requirement   Interest on Tax Escrow Paid to:
-----------------------   ---------------------------------------------------------   -------------------------------
9                         NAP                                                         Lender
12                        NAP                                                         Lender
13                        NAP                                                         Lender
14                        NAP                                                         Lender




15                        NAP                                                         Lender
44                        NAP                                                         Lender

Total/Weighted Average:

Loan Pool No.             Insurance Escrow in Place (Y/N)   Initial Insurance Escrow Amount ($)
-----------------------   -------------------------------   -----------------------------------
9                         N                                                                  $0
12                        N                                                                  $0
13                        N                                                                  $0
14                        N                                                                  $0




15                        Y                                                             $11,751
44                        N                                                                  $0

Total/Weighted Average:

Loan Pool No.             Current Insurance Escrow Balance as of 02/01/2005($)
-----------------------   ----------------------------------------------------
9                                                                           $0
12                                                                          $0
13                                                                          $0
14                                                                          $0




15                                                                     $11,751
44                                                                          $0

Total/Weighted Average:

Loan Pool No.             Ongoing Insurance Escrow - Monthly ($)   Insurance Reserve Cap ($ and Description)
-----------------------   --------------------------------------   -----------------------------------------
9                                                             $0   NAP
12                                                            $0   NAP
13                                                            $0   NAP
14                                                            $0   NAP




15                                                        $1,959   NAP
44                                                            $0   NAP

Total/Weighted Average:

Loan Pool No.             Springing Reserve Requirement for Insurance (Y/N)
-----------------------   -------------------------------------------------
9                         Y
12                        Y
13                        Y
14                        Y




15                        N
44                        Y

Total/Weighted Average:

Loan Pool No.             Terms or Conditions for Springing Insurance Reserve Requirement
-----------------------   ---------------------------------------------------------------
9                         Upon default, DSCR < 1.15x, transfer
12                        Upon default, lapse in coverage, DSCR < 1.15x, transfer
13                        Upon default, DSCR < 1.15x, transfer
14                        Upon default, lapse in coverage, DSCR < 1.15x, transfer




15                        NAP
44                        Upon default, transfer

Total/Weighted Average:

Loan Pool No.             Interest on Insurance Escrow Paid to:   Deferred Maintenance Escrow in Place (Y/N)
-----------------------   -------------------------------------   ------------------------------------------
9                         NAP                                     N
12                        NAP                                     N
13                        NAP                                     N
14                        NAP                                     N




15                        Lender                                  N
44                        NAP                                     N

Total/Weighted Average:

Loan Pool No.             Deferred Maintenance Recommended per Report ($)   Deferred Maintenance Escrow Amount ($)
-----------------------   -----------------------------------------------   --------------------------------------
9                                                                      $0                                       $0
12                                                                     $0                                       $0
13                                                                     $0                                       $0
14                                                                     $0                                       $0




15                                                                     $0                                       $0
44                                                                 $1,400                                       $0

Total/Weighted Average:

Loan Pool No.             % of Total Recommended Deferred Maintenance Amount Escrowed (%)   Deferred Maintenance Comments
-----------------------   ---------------------------------------------------------------   -----------------------------
9                         0.0%                                                              NAP
12                        0.0%                                                              NAP
13                        0.0%                                                              NAP
14                        0.0%                                                              NAP




15                        0.0%                                                              NAP
44                        0.0%                                                              NAP

Total/Weighted Average:

Loan Pool No.             Cap Ex Escrow in Place (Y/N)   Initial Cap Ex Escrow Amount ($)   Ongoing Cap Ex Escrow - Monthly ($)
-----------------------   ----------------------------   --------------------------------   -----------------------------------
9                         N                                                            $0                                    $0
12                        Y                                                        $5,167                                $5,167
13                        N                                                            $0                                    $0
14                        N                                                            $0                                    $0




15                        Y                                                        $4,000                                $3,958
44                        N                                                            $0                                    $0

Total/Weighted Average:

Loan Pool No.             Ongoing Cap Ex Escrow - Annual ($)   Annual Cap Ex Reserve Requirement per SF/Unit ($)
-----------------------   ----------------------------------   -------------------------------------------------
9                                                         $0                                                 NAP
12                                                   $62,000                                                $250
13                                                        $0                                                 NAP
14                                                        $0                                                 NAP




15                                                   $47,496                                                $247
44                                                        $0                                                 NAP

Total/Weighted Average:

Loan Pool No.             Cap Ex Reserve Cap ($ and Description)   Springing Reserve Requirement for Cap Ex (Y/N)
-----------------------   --------------------------------------   ----------------------------------------------
9                         NAP                                      N
12                        NAP                                      N
13                        NAP                                      Y
14                        NAP                                      Y




15                        NAP                                      N
44                        NAP                                      Y

Total/Weighted Average:

Loan Pool No.             Terms or Conditions for Springing Cap Ex Reserve Requirement
-----------------------   ------------------------------------------------------------
9                         NAP
12                        NAP
13                        Lender's option with good faith
14                        Upon default, DSCR < 1.15x, transfer




15                        NAP
44                        Upon default, transfer

Total/Weighted Average:

Loan Pool No.             Current Cap Ex Escrow Balance as of 02/01/2005 ($)   Interest on Cap Ex Escrow Paid to:
-----------------------   --------------------------------------------------   ----------------------------------
9                                                                         $0   NAP
12                                                                    $5,167   Lender
13                                                                        $0   NAP
14                                                                        $0   NAP




15                                                                    $4,000   Lender
44                                                                        $0   NAP

Total/Weighted Average:

Loan Pool No.             TI/LC Escrow in Place (Y/N)   Initial TI/LC Escrow Amount ($)
-----------------------   ---------------------------   -------------------------------
9                         N                                                          $0
12                        N                                                          $0
13                        N                                                          $0
14                        Y                                                      $5,800




15                        N                                                          $0
44                        N                                                          $0

Total/Weighted Average:

Loan Pool No.             Ongoing TI/LC Escrow - Monthly ($)   Annual TI/LC Escrow per SF/Unit ($)
-----------------------   ----------------------------------   -----------------------------------
9                                                         $0   NAP
12                                                        $0   NAP
13                                                        $0   NAP
14                                                        $0   NAP




15                                                        $0   NAP
44                                                        $0   NAP

Total/Weighted Average:

Loan Pool No.             TI/LC Reserve Cap ($ and Description)   Springing Reserve Requirement for TI/LC (Y/N)
-----------------------   -------------------------------------   ---------------------------------------------
9                                                    $1,620,578   Y
12                                                          NAP   N
13                                                          NAP   N
14                                                          NAP   N




15                                                          NAP   N
44                                                          NAP   N

Total/Weighted Average:

Loan Pool No.             Terms or Conditions for Springing TI/LC Reserve Requirement
-----------------------   -----------------------------------------------------------
9                         Shaw's vacates, or major tenants totaling >25% vacate
12                        NAP
13                        NAP
14                        NAP




15                        NAP
44                        NAP

Total/Weighted Average:

Loan Pool No.             Current TI/LC Balance as of 02/01/2005 ($)   Interest on TI/LC Escrow Paid to:
-----------------------   ------------------------------------------   ---------------------------------
9                                                                 $0   NAP
12                                                                $0   NAP
13                                                                $0   NAP
14                                                            $5,800   Lender




15                                                                $0   NAP
44                                                                $0   NAP

Total/Weighted Average:

Loan Pool No.             Environmental Escrow in Place (Y/N)   Current Environmental Escrow Balance as of 02/01/2005 ($)
-----------------------   -----------------------------------   ---------------------------------------------------------
9                         N                                                                                            $0
12                        N                                                                                            $0
13                        N                                                                                            $0
14                        N                                                                                            $0




15                        N                                                                                            $0
44                        N                                                                                            $0

Total/Weighted Average:

Loan Pool No.             Initial Environmental Escrow Amount ($)   Ongoing Environmental Escrow - Monthly ($)
-----------------------   ---------------------------------------   ------------------------------------------
9                                                              $0                                           $0
12                                                             $0                                           $0
13                                                             $0                                           $0
14                                                             $0                                           $0




15                                                             $0                                           $0
44                                                             $0                                           $0

Total/Weighted Average:

Loan Pool No.             Environmental Reserve Cap ($ and Description)   Springing Reserve Requirement for Environmental (Y/N)
-----------------------   ---------------------------------------------   -----------------------------------------------------
9                         NAP                                             N
12                        NAP                                             N
13                        NAP                                             N
14                        NAP                                             N




15                        NAP                                             N
44                        NAP                                             N

Total/Weighted Average:

Loan Pool No.             Terms or Conditions for Springing Environmental Reserve Requirement
-----------------------   -------------------------------------------------------------------
9                         NAP
12                        NAP
13                        NAP
14                        NAP




15                        NAP
44                        NAP

Total/Weighted Average:

Loan Pool No.             Interest on Environmental Escrow Paid to:   Other Escrows in Place (Y/N)   Description of "Other" Escrows
-----------------------   -----------------------------------------   ----------------------------   ------------------------------
9                         NAP                                         N                              NAP
12                        NAP                                         N                              NAP
13                        NAP                                         N                              NAP
14                        NAP                                         Y                              Free rent, TCO, Unfinished TI




15                        NAP                                         N                              NAP
44                        NAP                                         N                              NAP

Total/Weighted Average:

Loan Pool No.             Initial Other Escrow Amount ($)   Current Other Escrow Balance as of 02/01/2005 ($)
-----------------------   -------------------------------   -------------------------------------------------
9                                                      $0                                                  $0
12                                                     $0                                                  $0
13                                                     $0                                                  $0
14                                               $948,096                                            $948,096




15                                                     $0                                                  $0
44                                                     $0                                                  $0

Total/Weighted Average:

Loan Pool No.             Ongoing Other Escrow - Monthly ($)   Other Reserve Cap ($ and Description)
-----------------------   ----------------------------------   -------------------------------------
9                                                         $0   NAP
12                                                        $0   NAP
13                                                        $0   NAP
14                                                        $0   NAP




15                                                        $0   NAP
44                                                        $0   NAP

Total/Weighted Average:

Loan Pool No.             Other Springing Reserve Requirement (Y/N)   Terms or Conditions for Other Reserve Requirement
-----------------------   -----------------------------------------   ----------------------------------------------------
9                         N                                           NAP
12                        N                                           NAP
13                        Y                                           Major tenant(s) vacate/terminate lease(s) > 30% NRSF
14                        N                                           NAP




15                        N                                           NAP
44                        N                                           NAP

Total/Weighted Average:

Loan Pool No.             Interest on Other Escrow Paid to:   Springing Escrow (Y/N)   Springing Escrow
-----------------------   ---------------------------------   ----------------------   -----------------------------
9                         NAP                                 Y                        Insurance, TI/LC
12                        NAP                                 Y                        Insurance
13                        NAP                                 Y                        Insurance, Replacement, Other
14                        Lender                              Y                        Insurance, Replacement




15                        NAP                                 N                        NAP
44                        NAP                                 Y                        Insurance, Replacement

Total/Weighted Average:

Loan Pool No.             Future Payment Changes (Y/N)   Payment Frequency   Due Date
-----------------------   ----------------------------   -----------------   --------
9                         N                              Monthly                   10
12                        N                              Monthly                   10
13                        N                              Monthly                   10
14                        N                              Monthly                   10




15                        N                              Monthly                   10
44                        N                              Monthly                   10

Total/Weighted Average:

Loan Pool No.             Debt Service Payment Grace Period to Impose Late Charge   Debt Service Grace Period to Call a Default
-----------------------   -------------------------------------------------------   -------------------------------------------
9                                                                               0                                             0
12                                                                              0                                             0
13                                                                              0                                             0
14                                                                              0                                             0




15                                                                              0                                             0
44                                                                              0                                             0

Total/Weighted Average:

Loan Pool No.             Default Interest %    Balloon Payment Grace Period to Impose Late Charge
-----------------------   ------------------    --------------------------------------------------
9                                       10.4%                                                    0
12                                      11.0%                                                    0
13                                      10.4%                                                    0
14                                      11.0%                                                    0




15                                      10.4%                                                    0
44                                      10.9%                                                    0

Total/Weighted Average:

Loan Pool No.             Balloon Payment Grace Period to Call a Default   Assumption Provision (Y/N)   Assumption/Fee
-----------------------   ----------------------------------------------   --------------------------   ---------------
9                                                                      0   Y-Lender's option with fee   1 time at 0.5%
12                                                                     0   Y-Lender's option with fee   1 time at 1.0%
13                                                                     0   Y-Lender's option with fee   1 time at 0.5%
14                                                                     0   Y-Lender's option with fee   1 time at 1.0%




15                                                                     0   Y-Lender's option with fee   2 times at 1.0%
44                                                                     0   Y-Lender's option with fee   1 time at 1.0%

Total/Weighted Average:

Loan Pool No.             Earthquake Zone 3 or 4 (Y/N)   PML %    Earthquake Insurance (Y/N)   Hurricane Zone (Y/N)
-----------------------   ----------------------------   -----    --------------------------   --------------------
9                         N                                NAP    Y                            N
12                        Y-3                              NAP    N                            N
13                        N                                NAP    Y                            N
14                        Y-4                             16.0%   Y                            N




15                        N                                NAP    N                            N
44                        N                                NAP    Y                            N

Total/Weighted Average:

Loan Pool No.             Hurricane Insurance (Y/N)   Flood Zone (Y/N)   Flood Insurance (Y/N)   Environmental Insurance (Y/N)
-----------------------   -------------------------   ----------------   ---------------------   -----------------------------
9                         Y                           N                  Y                       N
12                        N                           N                  N                       N
13                        Y                           N                  Y                       N
14                        N                           N                  N                       N




15                        N                           N                  N                       N
44                        N                           N                  Y                       N

Total/Weighted Average:

Loan Pool No.             SAE (Y/N)   SPE (Y/N)   Non-Consolidation Opinion (Y/N)   Independent Director (Y/N)
-----------------------   ---------   ---------   -------------------------------   --------------------------
9                         Y           Y           Y                                 Y
12                        Y           Y           N                                 N
13                        Y           Y           Y                                 Y
14                        Y           Y           N                                 N




15                        Y           Y           N                                 N
44                        Y           Y           N                                 N

Total/Weighted Average:

Loan Pool No.             Revocable Trust (Y/N)   Current Additional Financing in Place (Y/N/Silent)
-----------------------   ---------------------   --------------------------------------------------
9                         N                       N
12                        N                       N
13                        N                       N
14                        N                       N




15                        N                       N
44                        N                       N

Total/Weighted Average:

Loan Pool No.             Current Additional Financing Secured by Property (Y/N)
-----------------------   ------------------------------------------------------
9                         N
12                        N
13                        N
14                        N




15                        N
44                        N

Total/Weighted Average:

Loan Pool No.             Description of Current Additional Financing   Standstill Agreement in Place (Y/N)
-----------------------   -------------------------------------------   -----------------------------------
9                         NAP                                           N
12                        NAP                                           N
13                        NAP                                           N
14                        NAP                                           N




15                        NAP                                           N
44                        NAP                                           N

Total/Weighted Average:

Loan Pool No.             Additional Financing Permitted In Future (Y/N/Silent)
-----------------------   -----------------------------------------------------
9                         N
12                        N
13                        N
14                        N




15                        N
44                        N

Total/Weighted Average:

Loan Pool No.             Future Additional Financing Secured by Property (Y/N)
-----------------------   -----------------------------------------------------
9                         N
12                        N
13                        N
14                        N




15                        N
44                        N

Total/Weighted Average:

Loan Pool No.             Description of Future Additional Financing   Number Times Delinquent   Sec. 8 (Multifamily) (Y/N)
-----------------------   ------------------------------------------   -----------------------   --------------------------
9                         NAP                                                                0   N
12                        NAP                                                                0   N
13                        NAP                                                                0   N
14                        NAP                                                                0   N




15                        NAP                                                                0   N
44                        NAP                                                                0   N

Total/Weighted Average:

Loan Pool No.             No. of Sec. 8 Units   Sec. 42 (Multifamily) (Y/N)   No. of Sec. 42 Units
-----------------------   -------------------   ---------------------------   --------------------
9                         NAP                   N                             NAP
12                        NAP                   N                             NAP
13                        NAP                   N                             NAP
14                        NAP                   N                             NAP




15                        NAP                   N                             NAP
44                        NAP                   N                             NAP

Total/Weighted Average:

Loan Pool No.             Partial Collateral Release (Y/N)   Partial Collateral Release Description
-----------------------   --------------------------------   --------------------------------------
9                         N                                  NAP
12                        N                                  NAP
13                        N                                  NAP
14                        N                                  NAP




15                        N                                  NAP
44                        N                                  NAP

Total/Weighted Average:

Loan Pool No.             Partial Collateral Release Prepayment Penalty Description   Outparcel or Other Release (Y/N)
-----------------------   ---------------------------------------------------------   --------------------------------
9                         NAP                                                         N
12                        NAP                                                         N
13                        NAP                                                         N
14                        NAP                                                         Y




15                        NAP                                                         N
44                        NAP                                                         N

Total/Weighted Average:

Loan Pool No.             Outparcel or Other Release Description
-----------------------   ---------------------------------------------------------------------------------
9                         NAP
12                        NAP
13                        NAP
14                        A portion of the leased land may be developed by the borrower (through a newly created entity) with another medical office building and parking structure.
                          Upon the satisfaction of certain conditions as set forth in the mortgage, this portion of the leased land may be released from the lien of the mortgage solely for the construction of this Phase II Development.
15                        NAP
44                        NAP

Total/Weighted Average:

Loan Pool No.             Substitution Allowed (Y/N)   Substitution Provision Description
-----------------------   --------------------------   ----------------------------------
9                         N                            NAP
12                        N                            NAP
13                        N                            NAP
14                        N                            NAP




15                        N                            NAP
44                        N                            NAP

Total/Weighted Average:

Loan Pool No.             Voluntary Partial Prepayment Permitted (Y/N) (escrows, LOCs, other, etc.)
-----------------------   -------------------------------------------------------------------------
9                         N
12                        N
13                        N
14                        N




15                        N
44                        N

Total/Weighted Average:

Loan Pool No.             Partial Prepayment Description   Day Prepayment Allowed (plus accrued interest?)
-----------------------   ------------------------------   -----------------------------------------------
9                         NAP                              Due Date
12                        NAP                              Due Date
13                        NAP                              Due Date
14                        NAP                              Due Date




15                        NAP                              Due Date
44                        NAP                              Due Date

Total/Weighted Average:

Loan Pool No.             Seasoning   LO   LO End Date   DEF   DEF+1   DEF/YM1   YM   YM1    YM2    6.0%   5.0%   4.8%   4.0%   3.6%
-----------------------   ---------   --   -----------   ---   -----   -------   --   ---    ---    ---    ---    ---    ---    ---
9                                 4   35   07/09/2014     81
12                                4   60   11/09/2009                                  56
13                                4   35   07/09/2014     81
14                                7   61   04/09/2014     55




15                                7   59   07/09/2009                                  57
44                                4   60   11/09/2009                                  56

Total/Weighted Average:

Loan Pool No.             3.0%   2.4%   2.0%   1.2%   1.0%   Open   YM Formulas   Primary Servicer Fee
-----------------------   ---    ---    ---    ---    ---    ----   -----------   --------------------
9                                                               4
12                                                              4
13                                                              4
14                                                              4




15                                                              4
44                                                              4

Total/Weighted Average:

Loan Pool No.             Correspondent/Subservicer Fee   Master Servicer Fee   Trustee Annual Fee   Administrative Cost Rate
-----------------------   -----------------------------   -------------------   ------------------   ------------------------
9
12
13
14




15
44

Total/Weighted Average:

Loan Pool No.             Cooperative Value as a Rental Property   Unsold Percent   Sponsor Units   Investor Units   Coop Units
-----------------------   --------------------------------------   --------------   -------------   --------------   ----------
9                         NAP                                      NAP              NAP             NAP              NAP
12                        NAP                                      NAP              NAP             NAP              NAP
13                        NAP                                      NAP              NAP             NAP              NAP
14                        NAP                                      NAP              NAP             NAP              NAP




15                        NAP                                      NAP              NAP             NAP              NAP
44                        NAP                                      NAP              NAP             NAP              NAP

Total/Weighted Average:

Loan Pool No.             Sponsor Carry   Cutoff LTV as Rental   Coop Sponsor/Investor
-----------------------   -------------   --------------------   ---------------------
9                         NAP             NAP                    NAP
12                        NAP             NAP                    NAP
13                        NAP             NAP                    NAP
14                        NAP             NAP                    NAP




15                        NAP             NAP                    NAP
44                        NAP             NAP                    NAP

Total/Weighted Average:

                                   SCHEDULE IX

             LIST OF ESCROW ACCOUNTS NOT CURRENTLY ELIGIBLE ACCOUNTS
                                (Section 8.3(e))



Morgan Stanley Mortgage Capital Inc.: [none]
------------------------------------

IXIS REAL ESTATE CAPITAL INC. : [none]
-----------------------------

Union Central Mortgage Funding, Inc.: [none]
------------------------------------

Principal Commercial Funding, LLC:  [none]
----------------------------------

Washington Mutual Bank, FA: [none]
---------------------------

Massachusetts Mutual Life Insurance Company: [none]
-------------------------------------------

NSB, FSB: [none]
--------

Teachers Insurance and Annuity Association of America: [none]
-----------------------------------------------------

                                   SCHEDULE X

                   CERTAIN ESCROW ACCOUNTS FOR WHICH A REPORT
                        UNDER SECTION 5.1(g) IS REQUIRED

Morgan Stanley Mortgage Capital Inc.: [none]
------------------------------------

IXIS REAL ESTATE CAPITAL INC.:  [none]
-----------------------------

Union Central Mortgage Funding, Inc.:
------------------------------------
Ridge Crossing (Loan # 204169); and
Branchville Warehouse (Loan # 204214);

Principal Commercial Funding, LLC:
---------------------------------
University Plaza Office Building (Loan # 754119)

Washington Mutual Bank, FA:  [none]
---------------------------

Massachusetts Mutual Life Insurance Company: [none]
-------------------------------------------

NSB, FSB:  [none]
--------

Teachers Insurance and Annuity Association of America:
-----------------------------------------------------
Burbank Medical Plaza

                                   SCHEDULE XI

   LIST OF MORTGAGORS THAT ARE THIRD-PARTY BENEFICIARIES UNDER SECTION 2.3(a)

Morgan Stanley Mortgage Capital Inc.:  [none]
------------------------------------

IXIS REAL ESTATE CAPITAL INC.:  [none]
-----------------------------

Union Central Mortgage Funding, Inc.:  [none]
------------------------------------

Principal Commercial Funding, LLC:  [none]
---------------------------------

Washington Mutual Bank, FA:  [none]
--------------------------

Massachusetts Mutual Life Insurance Company:
-------------------------------------------
Martin Landing Apartments Phase II;
Martin Landing Apartments Phase I

NSB, FSB:  [none]
--------

Teachers Insurance and Annuity Association of America:  [none]
-----------------------------------------------------

                                  SCHEDULE XII

                                    Reserved

                                  SCHEDULE XIII

                                EARN-OUT RESERVES



Morgan Stanley Mortgage Capital Inc.:  [none]
------------------------------------

IXIS REAL ESTATE CAPITAL INC. :  [none]
-----------------------------

Union Central Mortgage Funding, Inc.:  [none]
------------------------------------

Principal Commercial Funding, LLC:  [none]
----------------------------------

Washington Mutual Bank, FA:  [none]
---------------------------

Massachusetts Mutual Life Insurance Company:  [none]
--------------------------------------------

NSB, FSB:  [none]
---------

Teachers Insurance and Annuity Association of America:  [none]
-----------------------------------------------------

                                  SCHEDULE XIV

  LIST OF MORTGAGE LOANS FOR WHICH A SCHEDULED PAYMENT IS DUE AFTER THE END OF
                               A COLLECTION PERIOD

Morgan Stanley Mortgage Capital Inc.:  [none]
------------------------------------

IXIS REAL ESTATE CAPITAL INC. :  [none]
-----------------------------

Union Central Mortgage Funding, Inc.:  [none]
------------------------------------

Principal Commercial Funding, LLC:  [none]
---------------------------------

Washington Mutual Bank, FA:  [none]
--------------------------

Massachusetts Mutual Life Insurance Company:
-------------------------------------------
Windermere II Apartments;
Windermere Apartments;
Willow Creek Apartments;
Westcreek Townhomes;
Westchester Apartments;
The Club at Woodchase;
Silver Pines Senior Apartments;
Plum Creek Apartments;
Pine Valley Apartments;
Parkview Apartments;
Parker Place Apartments;
Park Grand;
Park at Clear Creek;
Martin Landing Apartments Phase II;
Martin Landing Apartments Phase I;
Las Villas Apartments;
Las Lomas Apartments;
Kimberly Park Apartments;
Hillview Apartments;
Foxridge Apartments;
Forest Ridge Apartments;
El Patrimonio Apartments;
Culpepper Landing II;
Culpepper Landing;
Crestview Apartments;
Crescent Pointe Ltp;
College Glen Apartments;
Briar Ridge;
Autumn Ridge Apartments;
Aspenwood Glen Apartments;
Prospect Hills Apartments

NSB, FSB:  [none]
--------

Teachers Insurance and Annuity Association of America:  [none]
-----------------------------------------------------

                                   SCHEDULE XV

             LIST OF MORTGAGE LOANS THAT PERMIT VOLUNTARY PRINCIPAL
              PREPAYMENT WITHOUT PAYMENT OF A FULL MONTH'S INTEREST

Morgan Stanley Mortgage Capital Inc.: [none]
------------------------------------

IXIS REAL ESTATE CAPITAL INC.:  [none]
-----------------------------

Union Central Mortgage Funding, Inc.:  [none]
------------------------------------

Principal Commercial Funding, LLC:  [none]
---------------------------------

Washington Mutual Bank, FA:  [none]
--------------------------

Massachusetts Mutual Life Insurance Company:  [none]
-------------------------------------------

NSB, FSB:  [none]
--------

Teachers Insurance and Annuity Association of America:  [none]
-----------------------------------------------------

                                  SCHEDULE XVI

             RATES USED IN DETERMINATION OF CLASS X-1 AND CLASS X-2
                               PASS-THROUGH RATES


 2/15/2005      0.0000000      10/15/2006      5.8144700
 3/15/2005      5.5707800      11/15/2006      5.9383800
 4/15/2005      5.9412000      12/15/2006      5.8140900
 5/15/2005      5.8175000       1/15/2007      5.8139100
 6/15/2005      5.9409200       2/15/2007      5.8137300
 7/15/2005      5.8171700       3/15/2007      5.8137800
 8/15/2005      5.9406500       4/15/2007      5.9377000
 9/15/2005      5.9405000       5/15/2007      5.8132600
10/15/2005      5.8166500       6/15/2007      5.9374300
11/15/2005      5.9402200       7/15/2007      5.8129100
12/15/2005      5.8163000       8/15/2007      5.9371600
 1/15/2006      5.8161300       9/15/2007      5.9370100
 2/15/2006      5.8159500      10/15/2007      5.8123800
 3/15/2006      5.8159500      11/15/2007      5.9367200
 4/15/2006      5.9394900      12/15/2007      5.8120100
 5/15/2006      5.8154200       1/15/2008      5.9364300
 6/15/2006      5.9391800       2/15/2008      5.8116400
 7/15/2006      5.8150500       3/15/2008      5.8115300
 8/15/2006      5.9388700       4/15/2008      5.9359900
 9/15/2006      5.9387000       5/15/2008      5.8110800

 6/15/2008      5.9356700       5/15/2010      5.8735000
 7/15/2008      5.8106800       6/15/2010      5.9982100
 8/15/2008      5.9353500       7/15/2010      5.8731000
 9/15/2008      5.9351900       8/15/2010      5.9978900
10/15/2008      5.8100700       9/15/2010      5.9977200
11/15/2008      5.9348500      10/15/2010      5.8724700
12/15/2008      5.8096500      11/15/2010      5.9973900
 1/15/2009      5.8094500      12/15/2010      5.8727200
 2/15/2009      5.8092400       1/15/2011      5.8725100
 3/15/2009      5.8093600       2/15/2011      5.8722800
 4/15/2009      5.9340200       3/15/2011      5.8724400
 5/15/2009      5.8086400       4/15/2011      5.9970100
 6/15/2009      5.9336700       5/15/2011      5.8716300
 7/15/2009      5.8082200       6/15/2011      5.9966400
 8/15/2009      5.9333000       7/15/2011      5.8711600
 9/15/2009      5.9331100       8/15/2011      5.9962600
10/15/2009      5.8075400       9/15/2011      5.9960600
11/15/2009      5.9327300      10/15/2011      5.8704300
12/15/2009      5.8070900      11/15/2011      6.0006600
 1/15/2010      5.8107800      12/15/2011      5.8771400
 2/15/2010      5.8152500       1/15/2012      6.0777700
 3/15/2010      5.8824800       2/15/2012      5.9693000
 4/15/2010      5.9985200

                                  SCHEDULE XVII


                      CLASS A-AB PLANNED PRINCIPAL BALANCE

 2/15/2005      $43,800,000.00                  8/15/2009      $43,800,000.00
 3/15/2005      $43,800,000.00                  9/15/2009      $43,800,000.00
 4/15/2005      $43,800,000.00                 10/15/2009      $43,800,000.00
 5/15/2005      $43,800,000.00                 11/15/2009      $43,800,000.00
 6/15/2005      $43,800,000.00                 12/15/2009      $43,800,000.00
 7/15/2005      $43,800,000.00                  1/15/2010      $43,800,000.00
 8/15/2005      $43,800,000.00                  2/15/2010      $43,772,351.95
 9/15/2005      $43,800,000.00                  3/15/2010      $42,165,000.00
10/15/2005      $43,800,000.00                  4/15/2010      $40,808,000.00
11/15/2005      $43,800,000.00                  5/15/2010      $39,359,000.00
12/15/2005      $43,800,000.00                  6/15/2010      $37,988,000.00
 1/15/2006      $43,800,000.00                  7/15/2010      $36,526,000.00
 2/15/2006      $43,800,000.00                  8/15/2010      $35,141,000.00
 3/15/2006      $43,800,000.00                  9/15/2010      $33,750,000.00
 4/15/2006      $43,800,000.00                 10/15/2010      $32,268,000.00
 5/15/2006      $43,800,000.00                 11/15/2010      $30,863,000.00
 6/15/2006      $43,800,000.00                 12/15/2010      $29,367,000.00
 7/15/2006      $43,800,000.00                  1/15/2011      $27,948,000.00
 8/15/2006      $43,800,000.00                  2/15/2011      $26,522,000.00
 9/15/2006      $43,800,000.00                  3/15/2011      $24,838,000.00
10/15/2006      $43,800,000.00                  4/15/2011      $23,397,000.00
11/15/2006      $43,800,000.00                  5/15/2011      $21,866,000.00
12/15/2006      $43,800,000.00                  6/15/2011      $20,411,000.00
 1/15/2007      $43,800,000.00                  7/15/2011      $18,865,000.00
 2/15/2007      $43,800,000.00                  8/15/2011      $17,396,000.00
 3/15/2007      $43,800,000.00                  9/15/2011      $15,919,000.00
 4/15/2007      $43,800,000.00                 10/15/2011      $15,719,094.00
 5/15/2007      $43,800,000.00                 11/15/2011      $15,519,094.00
 6/15/2007      $43,800,000.00                 12/15/2011      $15,319,094.00
 7/15/2007      $43,800,000.00                  1/15/2012      $15,119,094.00
 8/15/2007      $43,800,000.00                  2/15/2012      $14,919,094.00
 9/15/2007      $43,800,000.00                  3/15/2012      $14,719,094.00
10/15/2007      $43,800,000.00                  4/15/2012      $14,519,094.00
11/15/2007      $43,800,000.00                  5/15/2012      $14,319,094.00
12/15/2007      $43,800,000.00                  6/15/2012      $14,119,094.00
 1/15/2008      $43,800,000.00                  7/15/2012      $13,873,598.93
 2/15/2008      $43,800,000.00                  8/15/2012      $12,626,383.00
 3/15/2008      $43,800,000.00                  9/15/2012      $11,373,000.00
 4/15/2008      $43,800,000.00                 10/15/2012      $11,173,000.00
 5/15/2008      $43,800,000.00                 11/15/2012      $10,973,000.00
 6/15/2008      $43,800,000.00                 12/15/2012      $10,773,000.00
 7/15/2008      $43,800,000.00                  1/15/2013      $10,573,000.00
 8/15/2008      $43,800,000.00                  2/15/2013      $10,373,000.00
 9/15/2008      $43,800,000.00                  3/15/2013      $10,173,000.00
10/15/2008      $43,800,000.00                  4/15/2013       $9,973,000.00
11/15/2008      $43,800,000.00                  5/15/2013       $9,773,000.00
12/15/2008      $43,800,000.00                  6/15/2013       $9,573,000.00
 1/15/2009      $43,800,000.00                  7/15/2013       $9,373,000.00
 2/15/2009      $43,800,000.00                  8/15/2013       $9,056,150.00
 3/15/2009      $43,800,000.00                  9/15/2013       $7,739,000.00
 4/15/2009      $43,800,000.00                 10/15/2013       $6,361,000.00
 5/15/2009      $43,800,000.00                 11/15/2013       $5,031,000.00
 6/15/2009      $43,800,000.00                 12/15/2013       $3,639,000.00
 7/15/2009      $43,800,000.00                  1/15/2014       $2,296,000.00
                                                2/15/2014         $997,000.00
                                                3/15/2014               $0.00